                                                               Filed Pursuant to
                                                                  Rule 424(b)(s)
                                                     Registration No. 333-137192

      PROSPECTUS SUPPLEMENT TO ACCOMPANY PROSPECTUS DATED OCTOBER 30, 2006

                                 $3,031,062,000
                                  (Approximate)

          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C5
             CREDIT SUISSE COMMERCIAL MORTGAGE TRUST SERIES 2006-C5
                                 issuing entity

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                                    depositor

                             Column Financial, INC.
                          KeyBank National Association
                         sponsors/mortgage loan sellers

                                   ----------

     We, Credit Suisse First Boston Mortgage Securities Corp., intend to establish a trust fund to act as an issuing entity, which we refer to herein as the "issuing entity." The primary assets of that issuing entity will consist of 304 commercial and multifamily mortgage loans, with the characteristics described in this prospectus supplement. The issuing entity will issue 28 classes of certificates, nine (9) of which are being offered by this prospectus supplement, as listed below. The issuing entity will pay interest and/or principal monthly, commencing in January 2007. The offered certificates represent obligations of the issuing entity only and do not represent obligations of or interests in us or any of our affiliates. We do not intend to list the offered certificates on any national securities exchange or any automated quotation system of any registered securities association.

     The underwriters have agreed to purchase the offered certificates from us at a price of 104.4% of the total initial principal balance of the offered certificates plus (except with respect to the class A-MFL certificates) accrued interest from December 1, 2006. The underwriters propose to offer the offered certificates from time to time for sale in negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

     INVESTING IN THE OFFERED CERTIFICATES INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE S-41 OF THIS PROSPECTUS SUPPLEMENT.

                   APPROXIMATE TOTAL
                   INITIAL PRINCIPAL
                  BALANCE OR NOTIONAL    INITIAL PASS-      ASSUMED FINAL        RATED FINAL      EXPECTED RATINGS
OFFERED CLASSES          AMOUNT           THROUGH RATE    DISTRIBUTION DATE   DISTRIBUTION DATE     (MOODY'S/S&P)
---------------   -------------------   ---------------   -----------------   -----------------   ----------------
Class A-1            $   51,000,000         5.2560%         September 2011      December 2039          Aaa/AAA
Class A-2            $  220,000,000         5.2460%          January 2012       December 2039          Aaa/AAA
Class A-AB           $  149,203,000         5.3080%            May 2016         December 2039          Aaa/AAA
Class A-3            $1,200,000,000         5.3110%          October 2016       December 2039          Aaa/AAA
Class A-1-A          $  780,638,000         5.2970%         November 2016       December 2039          Aaa/AAA
Class A-MFL          $  100,000,000     LIBOR + 0.1900%     November 2016       December 2039          Aaa/AAA
Class A-M            $  242,977,000         5.3430%         November 2016       December 2039          Aaa/AAA
Class A-J            $  287,244,000         5.3730%         December 2016       December 2039          Aaa/AAA
Class A-SP           $3,252,979,000         0.6729%         December 2013       December 2039          Aaa/AAA

     Delivery of the offered certificates, in book-entry form only, will be made on or about December 22, 2006. Credit enhancement will be provided by the subordination of certain classes of certificates to certain other classes of certificates as described in this prospectus supplement under "Summary of Prospectus Supplement--Distributions--B. Subordination," "--Distributions--C. Priority of Distributions," "Risk Factors--Risks Related to the Offered Certificates--The Class A-MFL, A-M and A-J Certificates Are Subordinate to, and Are Therefore Riskier than, the Class A-1, A-2, A-AB, A-3, A-1-A, A-SP and A-X Certificates" and "Description of the Offered Certificates--Distributions--Subordination," and "Description of Credit Support--Subordinate Certificates" in the prospectus.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc., KeyBanc Capital Markets, a Division of McDonald Investments Inc., Banc of America Securities LLC and Greenwich Capital Markets, Inc. will act as underwriters with respect to this offering. Credit Suisse Securities (USA) LLC will be the lead manager and the bookrunning manager. Citigroup Global Markets Inc. will be co-lead manager and co-bookrunning manager as to $500,000,000 of the class A-1-A certificates. KeyBanc Capital Markets, Banc of America Securities LLC and Greenwich Capital Markets, Inc. will be the co-managers, except that Banc of America Securities LLC will not act as co-manager with respect to the class A-M certificates. Not every underwriter will have an obligation to purchase offered certificates from us.

CREDIT SUISSE                                                          CITIGROUP

KEYBANC CAPITAL MARKETS   BANC OF AMERICA SECURITIES LLC   RBS GREENWICH CAPITAL

          THE DATE OF THIS PROSPECTUS SUPPLEMENT IS DECEMBER 13, 2006.

[CREDIT SUISSE FIRST BOSTON LOGO]

CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C5

[MAP OMITTED]

WASHINGTON                      TENNESSEE
8 PROPERTIES                    7 PROPERTIES
2.1% OF TOTAL                   0.7% OF TOTAL

OREGON                          KENTUCKY
1 PROPERTY                      2 PROPERTIES
0.1% OF TOTAL                   0.1% OF TOTAL

COLORADO                        SOUTH CAROLINA
5 PROPERTIES                    6 PROPERTIES
1.3% OF TOTAL                   3.0% OF TOTAL

ALASKA                          NORTH CAROLINA
1 PROPERTY                      18 PROPERTIES
0.6% OF TOTAL                   3.6% OF TOTAL

CALIFORNIA                      VIRGINIA
32 PROPERTIES                   9 PROPERTIES
13.0% OF TOTAL                  1.2% OF TOTAL

NORTHERN CALIFORNIA             MARYLAND
6 PROPERTIES                    4 PROPERTIES
3.7% OF TOTAL                   5.0% OF TOTAL

SOUTHERN CALIFORNIA             PENNSYLVANIA
26 PROPERTIES                   7 PROPERTIES
9.3% OF TOTAL                   0.7% OF TOTAL

NEVADA                          NEW JERSEY
3 PROPERTIES                    1 PROPERTY
0.4% OF TOTAL                   0.03% OF TOTAL

UTAH                            CONNECTICUT
4 PROPERTIES                    1 PROPERTY
1.3% OF TOTAL                   1.0% OF TOTAL

ARIZONA                         MAINE
11 PROPERTIES                   2 PROPERTIES
3.3% OF TOTAL                   0.1% OF TOTAL

HAWAII                          NEW YORK
1 PROPERTY                      63 PROPERTIES
2.9% OF TOTAL                   28.5% OF TOTAL

NEW MEXICO                      OHIO
1 PROPERTY                      17 PROPERTIES
0.1% OF TOTAL                   2.0% OF TOTAL

TEXAS                           MICHIGAN
54 PROPERTIES                   10 PROPERTIES
10.4% OF TOTAL                  2.1% OF TOTAL

OKLAHOMA                        INDIANA
4 PROPERTIES                    6 PROPERTIES
0.8% OF TOTAL                   0.4% OF TOTAL

ARKANSAS                        ILLINOIS
2 PROPERTIES                    12 PROPERTIES
0.2% OF TOTAL                   1.9% OF TOTAL

LOUISIANA                       WISCONSIN
1 PROPERTY                      2 PROPERTIES
0.5% OF TOTAL                   0.5% OF TOTAL

MISSISSIPPI                     MISSOURI
1 PROPERTY                      4 PROPERTIES
0.3% OF TOTAL                   1.1% OF TOTAL

ALABAMA                         MINNESOTA
9 PROPERTIES                    3 PROPERTIES
1.2% OF TOTAL                   0.2% OF TOTAL

FLORIDA                         KANSAS
27 PROPERTIES                   2 PROPERTIES
5.6% OF TOTAL                   0.05% OF TOTAL

GEORGIA                         MONTANA
21 PROPERTIES                   1 PROPERTY
3.6% OF TOTAL                   0.1% OF TOTAL

[CHART]

Self Storage      0.5%
Industrial        4.2%
Office           23.7%
Retail           21.8%
Multifamily      23.9%
Hotel            13.8%
Mixed Use        12.0%

[GRAPHIC OMITTED]

5.   280 PARK AVENUE
     NEW YORK, NY

[GRAPHIC OMITTED]

21.  NORTH RANCH MALL
     WESTLAKE VILLAGE, CA

[GRAPHIC OMITTED]

52.  AVALON PARK TOWN CENTER PHASE II
     ORLANDO, FL

[GRAPHIC OMITTED]

7.   WATERFRONT PLAZA
     HONOLULU, HI

[GRAPHIC OMITTED]

26.  FAIRWAY VISTA
     WEST PALM BEACH, FL

[GRAPHIC OMITTED]

9.   WELLS FARGO BANK TOWER
     WEST COVINA, CA

[GRAPHIC OMITTED]

6.   W NEW YORK. UNION SQUARE
     NEW YORK, NY

[GRAPHIC OMITTED]

12.  MIRA MESA MARKETPLACE EAST
     SAN DIEGO, CA

[GRAPHIC OMITTED]

59.  GATEWAY PLAZA
     MACON, GA

[GRAPHIC OMITTED]

16.  PARKER CORPORATE CENTER
     WHITE PLAINS, NY

[GRAPHIC OMITTED]

30.  CARIBBEAN ISLE APARTMENTS
     MELBOURNE, FL

[GRAPHIC OMITTED]

3.   720 5TH AVENUE
     NEW YORK, NY

                                   ----------

                               TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
   SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS                                S-4
NOTICE TO RESIDENTS OF THE UNITED KINGDOM                                    S-4
SUMMARY OF PROSPECTUS SUPPLEMENT                                             S-6
RISK FACTORS                                                                S-41
CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT                        S-70
FORWARD-LOOKING STATEMENTS                                                  S-70
AFFILIATIONS                                                                S-70
DESCRIPTION OF THE ISSUING ENTITY                                           S-70
DESCRIPTION OF THE DEPOSITOR                                                S-72
DESCRIPTION OF THE SPONSORS AND MORTGAGE LOAN SELLERS                       S-72
DESCRIPTION OF THE UNDERLYING MORTGAGE LOANS                                S-76
DESCRIPTION OF THE OFFERED CERTIFICATES                                    S-139
YIELD AND MATURITY CONSIDERATIONS                                          S-170
DESCRIPTION OF THE SWAP AGREEMENT                                          S-177
THE SERIES 2006-C5 POOLING AND SERVICING AGREEMENT                         S-180
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS FOR MORTGAGED PROPERTIES LOCATED
   IN NEW YORK                                                             S-216
U.S. FEDERAL INCOME TAX CONSEQUENCES                                       S-216
ERISA CONSIDERATIONS                                                       S-220
LEGAL INVESTMENT                                                           S-223
USE OF PROCEEDS                                                            S-224
UNDERWRITING                                                               S-224
LEGAL MATTERS                                                              S-225
RATING                                                                     S-225
GLOSSARY                                                                   S-227

                        EXHIBITS TO PROSPECTUS SUPPLEMENT

EXHIBIT A-1 -- CHARACTERISTICS OF THE UNDERLYING MORTGAGE LOANS AND THE
               MORTGAGED REAL PROPERTIES
EXHIBIT A-2 -- MORTGAGE POOL INFORMATION
EXHIBIT B   -- FORM OF TRUSTEE REPORT
EXHIBIT C   -- DECREMENT TABLES FOR THE OFFERED CERTIFICATES
EXHIBIT D   -- SCHEDULE OF REFERENCE RATES
EXHIBIT E   -- CLASS A-AB TARGETED PRINCIPAL BALANCE TABLE
EXHIBIT F   -- GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

                                   PROSPECTUS

IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS            3
AVAILABLE INFORMATION; INCORPORATION BY REFERENCE                              3
SUMMARY OF PROSPECTUS                                                          4
RISK FACTORS                                                                  12
CAPITALIZED TERMS USED IN THIS PROSPECTUS                                     31
CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP                           31
THE SPONSOR                                                                   32
USE OF PROCEEDS                                                               32
DESCRIPTION OF THE TRUST FUND                                                 33
YIELD AND MATURITY CONSIDERATIONS                                             54
DESCRIPTION OF THE CERTIFICATES                                               59
DESCRIPTION OF THE GOVERNING DOCUMENTS                                        70
DESCRIPTION OF CREDIT SUPPORT                                                 79
LEGAL ASPECTS OF MORTGAGE LOANS                                               81
FEDERAL INCOME TAX CONSEQUENCES                                               91
STATE AND OTHER TAX CONSEQUENCES                                             124
ERISA CONSIDERATIONS                                                         124
LEGAL INVESTMENT                                                             127
PLAN OF DISTRIBUTION                                                         129
LEGAL MATTERS                                                                130
FINANCIAL INFORMATION                                                        130
RATING                                                                       130
GLOSSARY                                                                     132

                                   ----------

   IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT
                         AND THE ACCOMPANYING PROSPECTUS

          We provide information to you about the offered certificates in two separate documents that progressively provide more detail--

          - the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates, and

          - this prospectus supplement, which describes the specific terms of the offered certificates.

          You should read both this prospectus supplement and the accompanying prospectus in full to obtain material information concerning the offered certificates.

          In addition, we have filed with the Securities and Exchange Commission a registration statement (file no. 333-137192) under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus supplement and the accompanying prospectus form a part of that registration statement. However, this prospectus supplement and the accompanying prospectus do not contain all of the information contained in our registration statement. For further information regarding the documents referred to in this prospectus supplement and the accompanying prospectus, you should refer to our registration statement and the exhibits to it. Our registration statement and the exhibits to it can be inspected and copied at prescribed rates at the public reference facility maintained by the SEC at its public reference room, 450 Fifth Street, N.W., Washington, D.C. 20549. Information on the operation of the public reference room can be obtained by calling the SEC at 1-800-SEC-0330. Copies of these materials can also be obtained electronically through the SEC's internet website (http://www.sec.gov).

          The photographs of mortgaged real properties included in this prospectus supplement are not representative of all the mortgaged real properties that secure the mortgage loans expected to back the offered certificates or of any particular type of mortgaged real property.

          This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The Table of Contents in each of this prospectus supplement and the accompanying prospectus identify the pages where these sections are located.

                    NOTICE TO RESIDENTS OF THE UNITED KINGDOM

          The issuing entity described in this prospectus supplement is a collective investment scheme as defined in the Financial Services and Markets Act 2000 ("FSMA") of the United Kingdom. It has not been authorized, or otherwise recognized or approved, by the United Kingdom's Financial Services Authority and, as an unregulated collective investment scheme, accordingly cannot be marketed in the United Kingdom to the general public.

          The distribution of this prospectus supplement (A) if made by a person who is not an authorized person under the FSMA, is being made only to, or directed only at, persons who (i) are outside the United Kingdom, or (ii) have professional experience in matters relating to investments, or (iii) are persons falling within Article 49(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2001 (all such persons together being referred to as "FPO Persons"); and (B) if made by a person who is an authorized person under the FSMA, is being made only to, or directed only at, persons who (i) are outside the United Kingdom, or (ii) have professional experience in participating in unregulated collective investment schemes, or (iii) are persons falling within Article 22(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Markets Act 2000 (Promotion of Collective Investment Schemes) (Exemptions) Order 2001 (all such persons together being referred to as "PCIS Persons" and, together with the FPO Persons, the "Relevant Persons"). This prospectus supplement must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus supplement relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons.

          Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the issuing entity and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

EUROPEAN ECONOMIC AREA

          In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), each underwriter has represented and agreed, and each further underwriter appointed under the Programme will be required to represent and agree, that with effect from and including the date on which the Prospectus Directive is implemented in that Member State (the "Relevant Implementation Date") it has not made and will not make an offer of the offered certificates to the public in that Relevant Member State, except that it may, with effect from and including the Relevant Implementation Date, make an offer of offered certificates to the public in that Relevant Member State:

          (i) in (or in Germany, where the offer starts within) the period beginning on the date of publication of a prospectus in relation to those offered certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive and ending on the date which is 12 months after the date of such publication;

          (ii) at any time to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

          (iii) at any time to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year, (2) a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than (euro)50,000,000, as shown in its last annual or consolidated accounts; or

          (iv) at any time in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

          For the purposes of this provision, the expression an "offer of offered certificates to the public" in relation to any offered certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the offered certificates to be offered so as to enable an investor to decide to purchase or subscribe the offered certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

UNITED KINGDOM

          Each underwriter has represented and agreed, and each further underwriter appointed under the programme will be required to represent and agree, that:

          - it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any offered certificates in circumstances in which Section 21(1) of the FSMA does not apply to the issuer; and

          - it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any offered certificates in, from or otherwise involving the United Kingdom.

                        SUMMARY OF PROSPECTUS SUPPLEMENT

          This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision.

          To understand all of the terms of the offered certificates, carefully read this prospectus supplement and the accompanying prospectus.

          This summary provides an overview of certain information to aid your understanding and is qualified by the full description presented in this prospectus supplement and the accompanying prospectus.

                              TRANSACTION OVERVIEW

          The offered certificates will be part of a series of commercial mortgage pass-through certificates designated as the Series 2006-C5 Commercial Mortgage Pass-Through Certificates. The series 2006-C5 certificates will consist of 28 classes. The table below identifies and specifies various characteristics for 25 of those classes.

                                      APPROXIMATE
                       INITIAL TOTAL   % OF TOTAL                                            ASSUMED
                        PRINCIPAL       INITIAL                                             WEIGHTED
          EXPECTED       BALANCE      CERTIFICATE  APPROXIMATE  PASS-THROUGH     INITIAL     AVERAGE    ASSUMED     ASSUMED FINAL
          RATINGS      OR NOTIONAL     PRINCIPAL      CREDIT        RATE      PASS-THROUGH    LIFE     PRINCIPAL    DISTRIBUTION
CLASS  (MOODY'S/S&P)      AMOUNT        BALANCE      SUPPORT     DESCRIPTION      RATE       (YEARS)     WINDOW         DATE
-----  -------------  --------------  -----------  -----------  ------------  ------------  --------  -----------  --------------
 A-1      Aaa/AAA     $   51,000,000      1.49%       30.00%        Fixed        5.2560%       2.8    01/07-09/11  September 2011
 A-2      Aaa/AAA     $  220,000,000      6.41%       30.00%        Fixed        5.2460%       4.9    09/11-01/12   January 2012
 A-AB     Aaa/AAA     $  149,203,000      4.35%       30.00%        Fixed        5.3080%       7.4    01/12-05/16     May 2016
 A-3      Aaa/AAA     $1,200,000,000     34.99%       30.00%        Fixed        5.3110%       9.7    05/16-10/16   October 2016
A-1-A     Aaa/AAA     $  780,638,000     22.76%       30.00%        Fixed        5.2970%       8.5    01/07-11/16   November 2016
A-MFL     Aaa/AAA     $  100,000,000      2.92%       20.00%      Floating     LIBOR plus      9.9    11/16-11/16   November 2016
                                                                (LIBOR plus)     0.1900%
 A-M      Aaa/AAA     $  242,977,000      7.08%       20.00%        Fixed        5.3430%       9.9    11/16-11/16   November 2016
 A-J      Aaa/AAA     $  287,244,000      8.38%       11.63%        Fixed        5.3730%       9.9    11/16-12/16   December 2016
 A-SP     Aaa/AAA     $3,252,979,000       N/A          N/A      Variable IO     0.6729%       5.7        N/A       December 2013
  B       Aa1/AA+     $   12,861,000      0.37%       11.25%        Fixed        5.4480%       N/A        N/A            N/A
  C        Aa2/AA     $   60,021,000      1.75%        9.50%        Fixed        5.4720%       N/A        N/A            N/A
  D       Aa3/AA-     $   38,585,000      1.13%        8.38%        Fixed        5.4920%       N/A        N/A            N/A
  E         A2/A      $   38,585,000      1.13%        7.25%       WAC Cap       5.5410%       N/A        N/A            N/A
  F        A3/A-      $   34,298,000      1.00%        6.25%       WAC Cap       5.5710%       N/A        N/A            N/A
  G      Baa1/BBB+    $   42,872,000      1.25%        5.00%       WAC Cap       5.7490%       N/A        N/A            N/A
  H       Baa2/BBB    $   34,298,000      1.00%        4.00%       WAC Cap       5.8180%       N/A        N/A            N/A
  J      Baa3/BBB-    $   42,872,000      1.25%        2.75%       WAC Cap       5.9660%       N/A        N/A            N/A
  K       Ba1/BB+     $    4,287,000      0.12%        2.63%        Fixed        5.0710%       N/A        N/A            N/A
  L        Ba2/BB     $   12,862,000      0.38%        2.25%        Fixed        5.0710%       N/A        N/A            N/A
  M       Ba3/BB-     $   12,862,000      0.38%        1.88%        Fixed        5.0710%       N/A        N/A            N/A
  N        B1/B+      $    8,574,000      0.25%        1.63%        Fixed        5.0710%       N/A        N/A            N/A
  O         B2/B      $    4,287,000      0.12%        1.50%        Fixed        5.0710%       N/A        N/A            N/A
  P        B3/B-      $   12,862,000      0.38%        1.13%        Fixed        5.0710%       N/A        N/A            N/A
  Q        NR/NR      $   38,585,366      1.13%        0.00%        Fixed        5.0710%       N/A        N/A            N/A
 A-X      Aaa/AAA     $3,429,773,366       N/A          N/A      Variable IO     0.0645%       N/A        N/A            N/A

          In reviewing the foregoing table, please note that:

          - Only the class A-1, A-2, A-AB, A-3, A-1-A, A-MFL, A-M, A-J and A-SP certificates are offered by this prospectus supplement.

          - The class A-MFL certificates will represent interests in a grantor trust, the assets of which will include, among other things, an uncertificated REMIC regular interest, designated as the class A-MFL REMIC II regular interest, and the rights and obligations under a swap agreement. For so long as it is in effect, and there exists no continuing payment default by the swap counterparty under the swap agreement, the swap agreement will provide, among other things, that amounts payable with respect to the class A-MFL REMIC II regular interest will be exchanged for amounts payable as interest under the swap agreement, with payments to be made between the swap counterparty and the trustee on behalf of the trust on a net basis. The swap agreement will provide for the calculation of the accrual of interest on a notional amount equal to the total principal balance of the class A-MFL certificates outstanding from time to time. The total principal balance of the class A-MFL certificates at any time will equal the total principal balance of the class A-MFL REMIC II regular interest. See "Description of the Swap Agreement" in this prospectus supplement.

          - The ratings shown in the foregoing table are those of Moody's Investors Service, Inc. and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., respectively. "NR" means not rated.

          - Subject to the discussion under "Rating" in this prospectus supplement, the ratings on the offered certificates address the likelihood of the timely receipt by holders of all payments of interest to which they are entitled on each distribution date and the ultimate receipt by holders of all payments of principal to which they are entitled on or before the applicable rated final distribution date, provided that the ratings on the class A-MFL certificates will not address the payment of interest thereon at a rate in excess of the pass-through rate for the class A-MFL REMIC II regular interest. The rated final distribution date for each class of offered certificates is the distribution date in December 2039.

          - All of the classes in the table on this page S-6, except the A-SP and A-X classes, will have principal balances. All of the classes shown in that table will bear interest. The series 2006-C5 certificates with principal balances constitute the series 2006-C5 principal balance certificates.

          - For purposes of calculating the accrual of interest, the class A-X certificates will have a total notional amount that is, as of any date of determination, equal to the then total principal balance of the class A-1, A-2, A-AB, A-3, A-1-A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, O, P and Q certificates and the class A-MFL REMIC II regular interest.

          - For purposes of calculating the accrual of interest, the class A-SP certificates will have a total notional amount that is calculated as set forth under "Description of the Offered Certificates--General" in this prospectus supplement.

          - The total initial principal balance or notional amount of any class shown in the table on page S-6 may be larger or smaller depending on, among other things, the actual initial mortgage pool balance. The initial mortgage pool balance may be 5% more or less than the amount shown in this prospectus supplement.

          - Each class identified in the table on page S-6 as having a "Fixed" pass-through rate has a fixed pass-through rate that will remain constant at the initial pass-through rate shown for that class in that table.

          - Each class identified in the table on page S-6 as having a "WAC Cap" pass-through rate has a variable pass-through rate equal to the lesser of--

               (a) the initial pass-through rate shown for that class in that table, and

               (b) a weighted average coupon derived from net interest rates on the underlying mortgage loans.

          - The class A-MFL certificates identified in the table on page S-6 as having a "Floating (LIBOR plus)" pass-through rate, for so long as the swap agreement is in effect and there exists no continuing payment default by the swap counterparty under the swap agreement, have a pass-through rate for any interest accrual period equal to LIBOR plus 0.1900%; except that if (a) the total amount of interest distributions with respect to the class A-MFL REMIC II regular interest for any distribution date is less than
               (b) 1/12th of the product of (i) 5.3430%, multiplied by (ii) the total principal balance of the class A-MFL certificates on the last day of the calendar month immediately preceding that distribution date, then there will be a proportionate reduction to the amount of interest distributable on the class A-MFL certificates. If on any subsequent distribution date more interest is allocated to the class A-MFL REMIC II regular interest than is required to pay the full amount of the current payment to which the swap counterparty is then entitled, such excess will be reimbursed to the swap counterparty, up to an amount equal to the total amount of prior reductions remaining unpaid, and the swap counterparty will be required to make a proportionate reimbursement payment to the trust. Under certain circumstances described in this prospectus supplement, the swap agreement may terminate or there may be a continuing payment default by the swap counterparty and the pass-through rate applicable to the class A-MFL certificates may convert to the pass-through rate applicable to the class A-MFL REMIC II regular interest. The initial value of LIBOR will be determined by the swap counterparty on December 20, 2006, and subsequent values of LIBOR will be determined by the swap counterparty two LIBOR business days before the start of the related interest accrual period. See "Description of the Swap Agreement--The Swap Agreement" and "Description of the Offered Certificates--Distributions" in this prospectus supplement.

          - The pass-through rate for the class A-SP certificates, for each interest accrual period through and including the November 2013 interest accrual period, will equal the weighted average of the respective strip rates, which we refer to as class A-SP strip rates, at which interest accrues from time to time on the respective components of the total notional amount of the class A-SP certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the total principal balance of a specified class of series 2006-C5 principal balance certificates (exclusive of the class A-MFL certificates) or of the class A-MFL REMIC II regular interest.

          - The pass-through rate for the class A-X certificates for any interest accrual period will equal the weighted average of the respective strip rates, which we refer to as class A-X strip rates, at which interest accrues from time to time on the respective components of the total notional amount of the class A-X certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the total principal balance of one of the classes of series 2006-C5 principal balance certificates (exclusive of the class A-MFL certificates) or all or a designated portion of the total principal balance of the class A-MFL REMIC II regular interest. See "Description of the Offered Certificates--Distributions--Calculation of Pass-Through Rates" in this prospectus supplement.

          - The references to "net interest rates on the underlying mortgage loans" in any of the preceding bullets mean, as to any particular mortgage loan in the issuing entity, an annual interest rate that is generally equal to the related mortgage interest rate in effect as of the date of initial issuance of the offered certificates, minus the sum of the annual rates at which the related master servicing fee (which includes for this purpose the primary servicing fee) and the trustee fee are calculated; provided that, if the subject mortgage loan accrues interest on the basis of the actual number of days elapsed during any one month interest accrual period in a year assumed to consist of 360 days, then, in some months, the foregoing rate for that mortgage loan will be converted to an annual rate that would produce an equivalent amount of interest accrued on the basis of an assumed 360 day year consisting of twelve 30 day months.

          - The initial pass-through rates shown in the table on page S-6 for the class A-SP and A-X certificates are approximate.

          - As to any given class of offered certificates shown in the table on page S-6, the assumed weighted average life, the assumed principal window and the assumed final distribution date have been calculated assuming, among other things, that--

               1. any of the underlying mortgage loans with an anticipated repayment date will be repaid in full on that date,

               2. there are otherwise no voluntary or involuntary prepayments with respect to the underlying mortgage loans, and

               3. there are no defaults with respect to the underlying mortgage loans.

          - As to any given class of offered certificates shown in the table on page S-6, the assumed weighted average life is the average amount of time in years between the assumed settlement date for the offered certificates and the payment of each dollar of principal on that class, or, in the case of the class A-SP certificates, the average amount of time in years between the assumed settlement date for the offered certificates and the application of each dollar to the notional amount on that class.

          - As to any given class of offered certificates shown in the table on page S-6, the assumed principal window is the period during which holders of that class would receive distributions of principal. The class A-SP certificates receive no distributions of principal.

          - As to any given class of offered certificates shown in the table on page S-6, the assumed final distribution date is the distribution date on which the last distribution of principal and interest is assumed to be made on that class, or, in the case of the class A-SP certificates, the distribution date on which the last reduction to the notional amount occurs and the last distribution of interest is assumed to be made with respect to that class.

          - The class R, LR and V certificates are not represented in the table on page S-6. They do not have principal balances, notional amounts or pass-through rates.

          The document that will govern the issuance of the series 2006-C5 certificates, the creation of the related issuing entity and the servicing and administration of the underlying mortgage loans will be a pooling and servicing agreement to be dated as of December 1, 2006, between us, as depositor, and a trustee, a master servicer and a special servicer.

          The series 2006-C5 certificates will evidence the entire beneficial ownership of an issuing entity that we intend to establish. The primary assets of that issuing entity will be a segregated pool of commercial and multifamily mortgage loans. Those mortgage loans will provide for monthly debt service payments and, except as described under "--The Underlying Mortgage Loans" below, will have fixed mortgage interest rates in the absence of default. We will acquire those mortgage loans, for deposit in the issuing entity, from two separate mortgage loan sellers. The assets of the trust fund will also include a swap agreement.

          As of their respective due dates in December 2006, which we refer to herein as the "cut-off date," the mortgage loans that we intend to include in the issuing entity will have the general characteristics discussed under the heading "--The Underlying Mortgage Loans" below.

          For purposes of calculating distributions on the respective classes of the series 2006-C5 certificates, the underlying mortgage loans will be divided into the following two loan groups:

          - Loan group no. 1, which will consist of all of the underlying mortgage loans that are secured in whole or in part by property types other than multifamily and manufactured housing property types, together with five (5) underlying mortgage loans that are secured by multifamily and manufactured housing property types. Loan group no. 1 will consist of 242 mortgage loans, with an initial loan group no. 1 balance of $2,649,133,292 representing approximately 77.2% of the initial mortgage pool balance.

          - Loan group no. 2, which will consist of all but five (5) of the underlying mortgage loans that are secured in whole or in part by the multifamily and manufactured housing property types. Loan group no. 2 will consist of 62 mortgage loans, with an initial loan group no. 2 balance of $780,640,075, representing approximately 22.8% of the initial mortgage pool balance.

          Exhibit A-1 to this prospectus supplement identifies which underlying mortgage loans are included in each of loan group no. 1 and loan group no. 2.

                            RELEVANT PARTIES/ENTITIES

ISSUING ENTITY                   Credit Suisse Commercial Mortgage Trust
                                 2006-C5, a New York common law trust, will issue the series 2006-C5 certificates. The primary assets of the issuing entity will be the mortgage loans that we are acquiring from the two mortgage loan sellers.

DEPOSITOR                        Credit Suisse First Boston Mortgage Securities
                                 Corp., a Delaware corporation and an affiliate of one of the mortgage loan sellers and one of the underwriters and the swap counterparty, will create the issuing entity and transfer the subject mortgage loans to it. Our principal executive office is located at Eleven Madison
                                 Avenue, New York, New York 10010. All
                                 references to "we," "us" and "our" in this prospectus supplement and the accompanying prospectus are intended to mean Credit Suisse
                                 First Boston Mortgage Securities Corp. See
                                 "Credit Suisse First Boston Mortgage Securities
                                 Corp." in the accompanying prospectus.

SPONSORS AND MORTGAGE LOAN
SELLERS We will acquire the mortgage loans that are to back the offered certificates from two separate mortgage loan sellers:

                                 -    Column Financial, Inc., a Delaware
                                      corporation and an affiliate of the
                                      depositor, will act as a sponsor and
                                      mortgage loan seller with respect to the issuing entity. It is also an affiliate of Credit Suisse Securities (USA) LLC, one of the underwriters. Column Financial, Inc. maintains an office at 3414 Peachtree Road, N.E., Suite 1140, Atlanta, Georgia 30326. See "The Sponsor" in the accompanying prospectus; and

                                 - KeyBank National Association, a national banking association, will act as a sponsor and mortgage loan seller with respect to the issuing entity. It is the parent of KeyCorp Real Estate Capital Markets, Inc., the master servicer, and is an affiliate of McDonald Investments Inc., one of the underwriters. KeyBank National Association maintains an office at Key Tower, 127 Public Square, Cleveland, Ohio 44114.

                                 See "Description of the Sponsors and Mortgage Loan Sellers" in this prospectus supplement.

ORIGINATORS                      Each mortgage loan seller or an affiliate
                                 thereof originated the underlying mortgage loans that it is contributing to the issuing entity. See "Description of the Sponsors and Mortgage Loan Sellers" in this prospectus supplement.

MASTER SERVICER                  KeyCorp Real Estate Capital Markets, Inc., an
                                 Ohio corporation and an affiliate of one of the mortgage loan sellers and of one of the underwriters, will act as master servicer with respect to the underlying mortgage loans. Its main servicing offices are located at 911 Main
                                 Street, Suite 1500, Kansas City, Missouri
                                 64105.

                                 As consideration for servicing the underlying mortgage loans, the master servicer will receive a master servicing fee (which includes a primary servicing fee). The master servicing fee (which for this purpose includes the primary servicing fees) ranges from 0.0200% to 0.1350% per annum on the stated principal balance of each underlying mortgage loan that it services. Such fee is calculated on the same basis as interest on the underlying mortgage loan and will be paid out of interest payments received by the related borrower prior to any distributions made on the offered certificates. The master servicer will also be entitled to additional servicing compensation as more particularly described in "The Series 2006-C5 Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses--Additional Servicing Compensation."

                                 See "The Series 2006-C5 Pooling and Servicing Agreement--The Master Servicer" in this prospectus supplement.

SPECIAL SERVICER                 If and when necessary, LNR Partners, Inc., a
                                 Florida corporation, will act as special servicer with respect to the underlying mortgage loans, as well as any related foreclosure properties. Its principal executive offices are located at 1601 Washington Avenue, Suite 700, Miami Beach, Florida 33139.

                                 The special servicer will, in general, be responsible for servicing and administering:

                                 -    underlying mortgage loans that, in
                                      general, are in default or as to which
                                      default is reasonably foreseeable; and

                                 -    any real estate acquired by the issuing
                                      entity upon foreclosure of a defaulted
                                      underlying mortgage loan.

                                 As consideration for servicing each underlying mortgage loan that is being specially serviced and each underlying mortgage loan as to which the corresponding mortgaged real property has become foreclosed upon, the special servicer will receive a special servicing fee that will accrue at a rate of 0.35% per annum on the stated principal balance of the underlying mortgage loan, with a minimum monthly fee of $4,000 per specially serviced mortgage loan and REO property. Such fee is calculated on the same basis as interest on the underlying mortgage loan and will generally be payable to the special servicer on a monthly basis from collections on the mortgage loans. Additionally, the special servicer will, in general, be entitled to receive a workout fee with respect to each specially serviced mortgage loan in the issuing entity that has been returned to performing status. The workout fee will be payable out of, and will generally be calculated by application of a workout fee rate of 1.0% to, each payment of interest (other than default interest) and principal received on the mortgage loan for so long as it remains a worked-out mortgage loan. The special servicer will also be entitled to receive a liquidation fee with respect to each specially serviced mortgage loan in the issuing entity for which it obtains a full, partial or discounted payoff from the related borrower or which is repurchased by a mortgage loan seller upon the breach of a representation or warranty of such seller after the applicable cure period (and any applicable extension thereof). As to each specially serviced mortgage loan and REO property in the issuing entity, the liquidation fee will generally be payable from, and will be calculated by application of a liquidation fee rate of 1.0% to, the related payment or proceeds, exclusive of liquidation expenses.

                                 See "The Series 2006-C5 Pooling and Servicing Agreement--The Special Servicer" in this prospectus supplement.

TRUSTEE Wells Fargo Bank, N.A., a national banking association, will act as trustee on behalf of the series 2006-C5 certificateholders. It maintains a corporate trust office at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis Minnesota 55479-0113. As consideration for acting as trustee, Wells Fargo Bank, N.A. will receive a trustee fee of 0.00065% per annum on the stated principal balance of each underlying mortgage loan. Such fee is calculated on the same basis as interest on the underlying mortgage loan and will generally be payable to the trustee from collections on the mortgage loans. See "The Series 2006-C5 Pooling and Servicing Agreement--The Trustee" in this prospectus supplement.

280 PARK AVENUE MORTGAGE
LOAN, MASTER SERVICER AND
SPECIAL SERVICER                 Notwithstanding the foregoing, the underlying
                                 mortgage loan identified on Exhibit A-1 to this prospectus supplement as 280 Park Avenue will be serviced and administered pursuant to the series 2006-C4 pooling and servicing agreement
                                 (the governing document for the Credit Suisse
                                 Commercial Mortgage Trust series 2006-C4 commercial mortgage securitization), which provides for servicing arrangements that are similar but not identical to those under the series 2006-C5 pooling and servicing agreement.
                                 In that regard--

                                 -    Wells Fargo Bank, N.A., which is the
                                      trustee under the series 2006-C4 pooling and servicing agreement, will, in that capacity, be the mortgagee of record for the 280 Park Avenue underlying mortgage loan;

                                 - KeyCorp Real Estate Capital Markets, Inc., which is one of the master servicers under the series 2006-C4 pooling and servicing agreement, will, in that capacity, be the master servicer for the 280 Park Avenue underlying mortgage loan; and

                                 -    LNR Partners, Inc., which is one of the
                                      special servicers under the series 2006-C4 pooling and servicing agreement, will, in that capacity, be the special servicer of the 280 Park Avenue underlying mortgage loan.

                                 References in this prospectus supplement, however, to the trustee, the master servicer and the special servicer will mean the trustee, the master servicer and the special servicer under the series 2006-C5 pooling and servicing agreement unless the context clearly indicates otherwise.

                                 See "Description of the Underlying Mortgage
                                 Loans--Certain Matters Regarding the 280 Park Avenue Mortgage Loan" and "--Significant Mortgage Loans--280 Park Avenue" in this prospectus supplement.

PARTIES The following diagram illustrates the various parties involved in the transaction and their functions:

                                 ----------------------------------
                                       Column Financial, Inc.,
                                    KeyBank National Association
                                 Originators, Mortgage Loan Sellers
                                            and Sponsors)
                                 ----------------------------------
                                                  |
                                                  |Mortgage Loans
                                                 \|/
                                 -----------------------------------      ---------------------
                                 Credit Suisse First Boston Mortgage       KeyCorp Real Estate
                                          Securities Corp.               /Capital Markets, Inc.
                                             (Depositor)                /   (Master Servicer)
                                 -----------------------------------   /  ---------------------
                                                  |                   /
                                                 \|/Mortgage Loans   /
                                  --------------------------------- /     ------------------
                                  Credit Suisse Commercial Mortgage/      LNR Partners, Inc.
                                        Trust Series 2006-C5       -------(Special Servicer)
                                          (Issuing Entity)         \      ------------------
                                  --------------------------------- \
                                                                     \
                                                                      \   ----------------------
                                                                       \  Wells Fargo Bank, N.A.
                                                                        \        (Trustee)
                                                                         \
                                                                          Wells Fargo Bank, N.A.
                                                                              (Registrar and
                                                                               Paying Agent)
                                                                          ----------------------

CONTROLLING CLASS OF SERIES
2006-C5 CERTIFICATEHOLDERS       At any time of determination, the controlling
                                 class of series 2006-C5 certificateholders will be the holders of the most subordinate class of series 2006-C5 certificates, exclusive of the A-SP, A-X, R, LR and V classes, that has a total principal balance at least equal to 25% of the total initial principal balance of that class. However, if no class of series 2006-C5 certificates, exclusive of the A-SP, A-X, R, LR and V classes, has a total principal balance at least equal to 25% of the total initial principal balance of that class, then the controlling class of series 2006-C5 certificateholders will be the holders of the most subordinate class of series 2006-C5 certificates, exclusive of the A-SP, A-X, R, LR and V classes, that has a total principal balance greater than zero. For purposes of determining and exercising the rights of the controlling class of series 2006-C5 certificateholders, (i) the class A-1, A-2, A-AB, A-3 and A-1-A certificateholders will be considered a single class and (ii) the class
                                 A-MFL and class A-M certificateholders will be considered a single class. See "The Series
                                 2006-C5 Pooling and Servicing Agreement--The
                                 Series 2006-C5 Directing Certificateholder and the Series 2006-C5 Controlling Class" in this prospectus supplement.

SERIES 2006-C5 DIRECTING
CERTIFICATEHOLDER                The series 2006-C5 directing certificateholder
                                 will, in general, be a certificateholder (or, in the case of a class of book-entry certificates, a beneficial owner) of the series
                                 2006-C5 controlling class (or its designee) selected by holders (or beneficial owners) of series 2006-C5 certificates representing a majority interest in the series 2006-C5 controlling class. It is anticipated that LNR
                                 Securities Holdings, LLC will serve as the initial series 2006-C5 directing certificateholder.

                                 As and to the extent described under "The
                                 Series 2006-C5 Pooling and Servicing
                                 Agreement--Realization Upon Mortgage
                                 Loans--Certain Rights and Powers of the Series 2006-C5 Directing Certificateholder" in this prospectus supplement, the series 2006-C5 directing certificateholder may--

                                 - direct the special servicer with respect to various servicing matters involving each of the underlying mortgage loans, and

                                 -    terminate and replace the special
                                      servicer.

                                 Subject to the conditions described under "The Pooling and Servicing Agreement--Realization Upon Mortgage Loans" and "--Removal, Resignation and Replacement of Servicers; Transfer of Servicing Duties" in this prospectus supplement, the series 2006-C5 directing certificateholder may direct the special servicer with respect to various special servicing matters involving the mortgage loans, except that the series 2006-C5 directing certificateholder will be entitled to provide such direction with respect to the 280 Park Avenue whole loan, consisting of the 280 Park Avenue underlying mortgage loan and the 280 Park Avenue outside-the-issuing entity mortgage loan, only in conjunction with the holder or holders of such 280 Park Avenue outside-the-issuing entity mortgage loan, that when combined with the 280 Park Avenue underlying mortgage loan, represent more than 50% of the total outstanding principal balance of the 280 Park Avenue whole loan.

                                 Following the occurrence of the particular change-of-control event in respect of the 280 Park Avenue mortgage loan referred to under "Description of the Underlying Mortgage Loans--The 280 Park Avenue Mortgage Loan," the series 2006-C5 directing certificateholder will be entitled to--

                                 - consult with the applicable series 2006-C4 special servicer under the series 2006-C4 pooling and servicing agreement with respect to various servicing matters involving the 280 Park Avenue whole loan, including the 280 Park Avenue outside-the-issuing entity mortgage loan, and

                                 -    purchase the 280 Park Avenue
                                      outside-the-issuing entity mortgage loan under various default scenarios.

                                 With respect to any mortgage loan where CBA
                                 Mezzanine Capital Finance, LLC holds an
                                 outside-the-issuing entity mortgage loan, the holder of the junior outside-the-issuing entity mortgage loan will have certain rights as described under "Description of the Underlying Mortgage Loans--The CBA A/B Loan Pairs."

UNDERWRITERS                     Credit Suisse Securities (USA) LLC, Citigroup
                                 Global Markets Inc., KeyBanc Capital Markets, a
                                 Division of McDonald Investments Inc., Banc of
                                 America Securities LLC and Greenwich Capital
                                 Markets, Inc. are the underwriters with respect to this offering. Credit Suisse Securities
                                 (USA) LLC will be the lead manager and the bookrunning manager. Citigroup Global Markets
                                 Inc. will be co-lead manager and co-bookrunning manager as to $500,000,000 of the class A-1-A certificates. KeyBanc Capital Markets, a
                                 Division of McDonald Investments Inc., Banc of
                                 America Securities LLC and Greenwich Capital
                                 Markets, Inc. will be the co-managers, except that Banc of America Securities

                                 LLC will not act as co-manager with respect to the class A-M certificates. Credit Suisse Securities (USA) LLC is an affiliate of us and Column Financial, Inc., one of the sponsors and mortgage loan sellers. McDonald Investments Inc. is an affiliate of KeyBank National Association, one of the sponsors and mortgage loan sellers, and KeyCorp Real Estate Capital Markets, Inc., the master servicer.

SWAP COUNTERPARTY                Credit Suisse International, an affiliate of
                                 the depositor, one of the mortgage loan sellers and one of the underwriters, will be the counterparty under the swap agreement relating to the class A-MFL certificates. As of the date of this prospectus supplement, the swap counterparty has been assigned a senior unsecured debt rating of "AA-" (stable outlook) by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., a senior debt rating of "Aa3" (stable outlook) by Moody's Investors Service, Inc. and a long-term rating of "AA-" (stable outlook) by Fitch, Inc.
                                 See "Description of the Swap Agreement--The
                                 Swap Counterparty" in this prospectus
                                 supplement.

                          SIGNIFICANT DATES AND PERIODS

CUT-OFF DATE                     The underlying mortgage loans will be
                                 considered part of the issuing entity as of their respective due dates in December 2006, except that in the case of certain of the underlying mortgage loans that have their first due date in January 2007, those underlying mortgage loans will be considered part of the issuing entity on the equivalent day of the month in December 2006 had their first due date been in December 2006. All payments and collections received on each of the underlying mortgage loans after its due date in December
                                 2006 or its date of origination, as the case may be, excluding any payments or collections that represent amounts due on or before that date, will belong to the issuing entity. The respective due dates for the underlying mortgage loans in December 2006 are individually and collectively considered the cut-off date for the issuing entity.

ISSUE DATE                       The date of initial issuance for the series
                                 2006-C5 certificates will be on or about
                                 December 22, 2006.

DUE DATES                        Subject, in some cases, to a next business day
                                 convention, the dates on which monthly
                                 installments of principal and/or interest will be due on the underlying mortgage loans are as follows:

                                            NUMBER OF   % OF INITIAL
                                            MORTGAGE      MORTGAGE
                                 DUE DATE     LOANS     POOL BALANCE
                                 --------   ---------   ------------
                                   11th         282         89.4%
                                   1st          22          10.6%

DETERMINATION DATE               The monthly cut-off for collections on the
                                 underlying mortgage loans that are to be distributed, and information regarding the underlying mortgage loans that is to be reported, to the holders of the series 2006-C5 certificates on any distribution date will be the close of business on the determination date in the same month as that distribution date.
                                 The determination date will be the 11th
                                 calendar day of each month, commencing with January 2007, or, if the 11th calendar day of any such month is not a business day, then the next succeeding business day.

DISTRIBUTION DATE                Distributions of principal and/or interest on
                                 the series 2006-C5 certificates are scheduled to occur monthly, commencing in January 2007.
                                 During any given month, the distribution date will be the fourth business day following the determination date in that month.

RECORD DATE                      The record date for each monthly distribution
                                 on a series 2006-C5 certificate will be the last business day of the prior calendar month.
                                 The registered holders of the series 2006-C5 certificates at the close of business on each record date will be entitled to receive any distribution on those certificates on the following distribution date, except that the final distribution of principal and/or interest on any offered certificate will be made only upon presentation and surrender of that certificate at a designated location.

COLLECTION PERIOD                Amounts available for distribution on the
                                 series 2006-C5 certificates on any distribution date will depend on the payments and other collections received, and any advances of payments due, on or with respect to the underlying mortgage loans during the related collection period. Each collection period--

                                 - will relate to a particular distribution date,

                                 -    will begin when the prior collection
                                      period ends or, in the case of the first collection period, will begin as of the issue date, and

                                 - will end at the close of business on the determination date that occurs in the same month as the related distribution date.

INTEREST ACCRUAL PERIOD          The amount of interest payable with respect to
                                 the interest-bearing classes of the series
                                 2006-C5 certificates and the class A-MFL REMIC
                                 II regular interest on any distribution date will be a function of the interest accrued during the related interest accrual period. The interest accrual period for the interest-bearing classes of the series 2006-C5 certificates (other than the class A-MFL certificates) and the class A-MFL REMIC II regular interest for any distribution date will be the calendar month immediately preceding the month in which that distribution date occurs.
                                 Interest will be calculated with respect to each interest-bearing class of series 2006-C5 certificates and the class A-MFL REMIC II regular interest assuming that each year consists of twelve 30-day months (or, in the case of the class A-MFL certificates, for so long as the swap agreement is in effect and no payment default by the swap counterparty exists under the swap agreement, based on the actual number of days in that interest accrual period and the assumption that each year consists of 360 days). The interest accrual period for the class A-MFL certificates for any distribution date will be the period from and including the distribution date in the month preceding the month in which the related distribution date occurs (or, in the case of the first distribution date, from and including December
                                 22, 2006) to, but excluding, the related distribution date; except that, if the swap agreement is terminated and not replaced or if there exists a continuing payment default by the swap counterparty under the swap agreement, then the interest accrual period with respect to the class A-MFL certificates for any distribution date will be the same as the interest accrual period for the class A-MFL
                                 REMIC II regular interest.

LIBOR DETERMINATION DATE         The applicable value of LIBOR, for purposes of
                                 calculating the pass-through rate for the class
                                 A-MFL certificates as well as the payment obligations under the swap agreement, will initially be determined on December 20, 2006 and will thereafter be determined monthly on the second LIBOR business day preceding the first day of the applicable interest accrual period.

ASSUMED FINAL DISTRIBUTION
DATE For each class of certificates, the date set forth on the cover page of this prospectus supplement.

RATED FINAL DISTRIBUTION DATE    The distribution date occurring in December
                                 2039.

                            THE OFFERED CERTIFICATES

GENERAL The series 2006-C5 certificates offered by this prospectus supplement are the class A-1, A-2, A-AB, A-3, A-1-A, A-MFL, A-M, A-J and A-SP certificates. Each class of offered certificates will have the total initial principal balance or notional amount and pass-through rate set forth in the table on page S-6 or otherwise described under "--Transaction Overview" above. There are no other securities offered by this prospectus supplement.

                                   COLLECTIONS

GENERAL The master servicer, the primary servicers or the special servicer, as applicable, will make reasonable efforts in accordance with the applicable servicing standards to collect all payments due under the terms and provisions of the underlying mortgage loans. Such payments will be deposited in the master servicer's collection account within two (2) business days of receipt.

                                  DISTRIBUTIONS

A. GENERAL                       Funds collected or advanced on the underlying
                                 mortgage loans during the related collection period will be distributed on each corresponding distribution date, net of specified issuing entity expenses including servicing fees, trustee fees and related compensation.

B. SUBORDINATION                 The chart below under "--C. Priority of
                                 Distributions" describes the manner in which the rights of various classes will be senior to the rights of other classes. Entitlement to receive principal and interest (other than excess liquidation proceeds and certain excess interest in connection with any underlying mortgage loan having an anticipated repayment date) on any distribution date is depicted in descending order. The manner in which mortgage loan losses (including interest losses other than losses with respect to certain excess interest (over the amount of interest that would have accrued if the interest rate did not increase) in connection with any mortgage loan having an anticipated repayment date) are allocated is depicted in ascending order.

C. PRIORITY OF DISTRIBUTIONS     The following chart illustrates generally the
                                 distribution priorities and the subordination features applicable to the following classes of series 2006-C5 certificateholders:

                                       |                       -----------------------------------    /|\
                                       |                                                               |
                                       |                        class A-1, class A-2, class A-AB,      |
                                       |                        class A-3, class A-1-A, class A-SP     |
                                       |                                 and class A-X                 |
                                       |                                                               |
                                       |                       -----------------------------------     |
                                       | Accrued certificate                                           | Losses
                                       | interest, then            class A-MFL and class A-M           |
                                       | principal                                                     |
                                       |                       -----------------------------------     |
                                       |                                                               |
                                       |                                    class A-J                  |
                                       |                                                               |
                                       |                       -----------------------------------     |
                                       |                                                               |
                                       |                       non-offered certificates (exclusive     |
                                       |                       of class R, class LR and class V)       |
                                       |                                                               |
                                      \|/                      -----------------------------------     |

                                 No other form of credit enhancement will be available to you as a holder of offered certificates.

                                 Allocation of interest distributions among the class A-1, A-2, A-AB, A-3, A-1-A, A-SP and A-X certificates are to be made concurrently:

                                 - in the case of the A-1, A-2, A-AB and A-3 classes, on a PRO RATA basis in accordance with the respective interest entitlements evidenced by those classes of certificates from available funds attributable to loan group no. 1;

                                 -    in the case of the A-1-A class, from
                                      available funds attributable to loan group no. 2; and

                                 - in the case of the A-SP and A-X classes, on a PRO RATA basis in accordance with the respective interest entitlements evidenced by those classes, from available funds attributable to loan group no. 1 and/or loan group no. 2;

                                 provided that, if the foregoing would result in a shortfall in the interest distributions on any of the A-1, A-2, A-AB, A-3, A-1-A, A-SP and/or A-X classes, then distributions of interest will be made on those classes on a PRO RATA basis in accordance with the respective interest entitlements evidenced by those classes, from available funds attributable to the entire mortgage pool.

                                 Allocation of interest distributions between the class A-MFL REMIC II regular interest and the class A-M certificates are to be made concurrently on a PRO RATA basis.

                                 Allocation of principal distributions among the class A-1, A-2, A-AB, A-3 and A-1-A certificates and between the class A-MFL REMIC II regular interest and the class A-M certificates is described under "--E. Principal Distributions" below. The class A-SP, A-X, R, LR and V certificates do not have principal balances and do not entitle holders to distributions of principal.

                                 See "Description of the Offered
                                 Certificates--Distributions--Priority of
                                 Distributions" in this prospectus supplement.

D. INTEREST DISTRIBUTIONS        Each class of series 2006-C5 certificates,
                                 other than the class R, LR and V certificates, and the class A-MFL REMIC II regular interest will bear interest. With respect to each interest-bearing class of series 2006-C5 certificates and the class A-MFL REMIC II regular interest, that interest will accrue during each interest accrual period based upon:

                                 - the pass-through rate with respect to that class or the class A-MFL REMIC II regular interest, as the case may be, for that interest accrual period;

                                 -    the total principal balance or notional
                                      amount, as the case may be, of that class or the class A-MFL REMIC II regular interest, as the case may be, outstanding immediately prior to the related distribution date; and

                                 - the assumption that each year consists of twelve 30-day months (or, in the case of the class A-MFL certificates, for so long as the swap agreement is in effect and no payment default by the swap counterparty exists under the swap agreement, based on the actual number of days in that interest accrual period and the assumption that each year consists of 360 days);

                                 except that if (a) the total amount of interest distributions with respect to the class A-MFL REMIC II regular interest for any distribution date is less than (b) 1/12th of the product of
                                 (i) 5.3430%, multiplied by (ii) the principal balance of the class A-MFL REMIC II regular interest on the last day of the calendar month immediately preceding that distribution date, then there will be a proportionate reduction to the amount of interest distributable on the class A-MFL certificates. In this regard, the class A-MFL REMIC II regular interest will accrue interest at a fixed rate and the class A-MFL certificates will accrue interest at the pass-through rate for such class set forth on the cover page hereof

                                 The class A-SP certificates will not accrue interest beyond the November 2013 interest accrual period.

                                 A whole or partial prepayment on an underlying mortgage loan may not be accompanied by the amount of one full month's interest on the prepayment. These shortfalls will be allocated, as described under "Description of the Offered Certificates--Distributions--Interest
                                 Distributions," to reduce the amount of accrued interest otherwise payable on the class A-MFL REMIC II regular interest and to the holders of one or more of the interest-bearing classes of series 2006-C5 certificates (other than, subject to the discussion in the next sentence, the class A-MFL certificates), including the offered certificates, on a PRO RATA basis in accordance with the respective amounts of interest actually accrued on those classes during the corresponding interest accrual period. Any shortfalls allocated to the class A-MFL REMIC II regular interest will, in turn, result in a proportionate reduction (for so long as the swap agreement is in effect and no continuing payment default by the swap counterparty exists) or a dollar-for-dollar reduction (if there is no longer an effective swap agreement or there exists a continuing payment default by the swap counterparty) to the interest distributable on the class A-MFL certificates.

                                 On each distribution date, subject to available funds and the distribution priorities described under "--C. Priority of Distributions" above and, in the case of the class A-MFL certificates only, the amount payable to or received from the swap counterparty for that distribution date, you will be entitled to receive your proportionate share of all unpaid distributable interest accrued with respect to your class of offered certificates through the end of the related interest accrual period.

                                 See "Description of the Offered
                                 Certificates--Distributions--Interest
                                 Distributions," "--Distributions--Priority of
                                 Distributions" and "Description of the Swap
                                 Agreement" in this prospectus supplement.

E. SWAP AGREEMENT                The assets of the trust fund will include an
                                 interest rate swap agreement between the trust and Credit Suisse International as swap counterparty. The initial notional amount of the swap agreement will be equal to the total initial principal balance of the class A-MFL
                                 REMIC II regular interest (and,
                                 correspondingly, of the class A-MFL
                                 certificates). The notional amount of the swap agreement will decrease to the extent of any decrease in the total principal balance of the class A-MFL REMIC II regular interest (and, correspondingly, of the class A-MFL certificates). The termination date of the swap agreement will be the earliest of (i) the rated final distribution date for the class A-MFL certificates, (ii) the date on which the notional amount of the swap agreement is reduced to zero, (iii) the date on which the option to purchase all of the underlying mortgage loans and all other property remaining in the trust fund is exercised and (iv) the date on which the termination of the trust fund occurs. Under the swap agreement, the trust will generally be obligated to pay to the swap counterparty with respect to each distribution date, out of interest amounts and any yield maintenance charges and static prepayment premiums paid or payable, as the case may be, with respect to the class A-MFL REMIC II regular interest, an amount equal to the sum of
                                 (i) any yield maintenance charges and static prepayment premiums allocable to the class
                                 A-MFL REMIC II regular interest and (ii) 1/12th of the product of (A) the notional amount of the swap agreement for that distribution date and (B) 5.3430% per annum, subject to adjustment as discussed in the following two paragraphs. The swap counterparty will generally be obligated to pay to the trust with respect to each distribution date an amount equal to the product of (i) the notional amount of the swap agreement for that distribution date, (ii) LIBOR plus 0.1900% per annum and (iii) a fraction, the numerator of which is the actual number of days elapsed during the related accrual period, and the denominator of which is 360, subject to adjustment as discussed in the following two paragraphs.

                                 If there is for any reason an interest
                                 shortfall with respect to the class A-MFL REMIC II regular interest, then the amount payable by the trust to the swap counterparty with respect to any distribution date will be reduced by an amount equal to the amount, if any, by which
                                 (a) 1/12th of the product of (i) 5.3430%, multiplied by (ii) the notional amount of the swap agreement for that distribution date exceeds (b) the amount of interest distributions with respect to the class A-MFL REMIC II regular interest on deposit in the floating rate account on that distribution date. As a result, the amount payable by the swap counterparty to the trust with respect to the subject distribution date will also be reduced by an amount equal to the product of
                                 (a) the amount of the reduction determined as described in the immediately preceding sentence multiplied by (b) the quotient of (i) the product of (x) LIBOR plus 0.1900%, multiplied by (y) the quotient of the actual number of days in the related accrual period divided by 360, multiplied by (z) the notional amount of the swap agreement for that distribution date, divided by (ii) 1/12th of the product of (y) 5.3430%, multiplied by (z) the notional amount of the swap agreement for that distribution date.

                                 If the amount paid by the trust to the swap counterparty is reduced on any distribution date as described in the preceding paragraph, and if on any subsequent distribution date the amount of interest distributions with respect to the class A-MFL REMIC II regular interest pursuant to the priority of distributions on that distribution date exceeds 1/12th of the product of (i) 5.3430%, multiplied by (ii) the notional amount of the swap agreement for that distribution date, then the trust will be obligated under the swap agreement to reimburse such excess to the swap counterparty, up to the total amount of such reductions remaining unreimbursed to the swap counterparty from prior distribution dates, and the swap counterparty will be obligated under the swap agreement to pay to the trust an amount equal to the product of (i) each amount reimbursed to the swap counterparty on the current distribution date and (ii) the quotient specified in clause (b) of the last sentence of the preceding paragraph for the distribution date on which the reduction that is currently being reimbursed originally occurred. Such reimbursements will be made on a first-in/first-out basis.

                                 Payments by the trustee on behalf of the trust fund to the swap counterparty, and by the swap counterparty to the trust fund, as described above in this "--Swap Agreement" section will be made on a net basis, and any such amounts paid to or retained by the trust fund will be available to make payments of interest to the class A-MFL certificateholders. See "Risk Factors--Risks Relating to the Swap Agreement" and "Description of the Swap Agreement" in this prospectus supplement.

F. PRINCIPAL DISTRIBUTIONS       Subject to--

                                 -    available funds,

                                 -    the distribution priorities described
                                      under "--C. Priority of Distributions"
                                      above, and

                                 -    the reductions to principal balances
                                      described under "--Reductions of
                                      Certificate Principal Balances in
                                      Connection with Losses and Expenses"
                                      below,
                                 the holders of each class of offered
                                 certificates will be entitled to receive a total amount of principal over time equal to the total principal balance of their particular class.

                                 The total distributions of principal to be made on the series 2006-C5 certificates on any distribution date will, in general, be a function of--

                                 -    the amount of scheduled payments of
                                      principal due or, in some cases, deemed
                                      due, on the underlying mortgage loans
                                      during the related collection period,
                                      which payments are either received as of the end of that collection period or advanced by the master servicer or the trustee, as applicable, and

                                 - the amount of any prepayments, including in the form of accelerated amortization on any underlying mortgage loan that remains outstanding past any applicable anticipated repayment date, and other unscheduled collections of previously unadvanced principal with respect to the underlying mortgage loans that are received during the related collection period.

                                 However, if the master servicer or the trustee is reimbursed out of general collections on the mortgage pool for any advance that it or the special servicer has determined is not recoverable out of collections on the related underlying mortgage loan, then that advance (together with accrued interest thereon) will be deemed to be reimbursed first out of payments and other collections of principal on all the underlying mortgage loans (thereby reducing the amount of principal otherwise distributable on the series 2006-C5 certificates on the related distribution date), prior to being deemed reimbursed out of payments and other collections of interest on all the underlying mortgage loans.

                                 Additionally, in the event that any advance
                                 (including any interest accrued thereon) with respect to a defaulted underlying mortgage loan remains unreimbursed following the time that such underlying mortgage loan is modified and returned to performing status, the master servicer, the special servicer or the trustee, as the case may be, will be entitled to reimbursement for that advance (even though that advance is not deemed nonrecoverable out of collections on the related underlying mortgage loan), on a monthly basis, out of - but solely out of - payments and other collections of principal on all the underlying mortgage loans after the application of those principal payments and collections to reimburse any party for nonrecoverable advances as described in the prior paragraph (thereby reducing the amount of principal otherwise distributable on the series 2006-C5 certificates on the related distribution date). If any such advance is not reimbursed in whole on any distribution date due to insufficient principal collections during the related collection period, then the portion of that advance that remains unreimbursed will be carried over (with interest thereon continuing to accrue) for reimbursement on the following distribution date (to the extent of principal collections available for that purpose). Notwithstanding the foregoing, if any such advance, or any portion of any such advance, is determined, at any time during this reimbursement process, to be ultimately nonrecoverable out of collections on the related underlying mortgage loan, then the master servicer or the trustee, as applicable, will be entitled to immediate reimbursement as a nonrecoverable advance in an amount equal to the portion of that advance that remains outstanding, plus accrued interest. See "Description of the Offered
                                 Certificates--Advances of Delinquent Monthly
                                 Debt Service Payments" in this prospectus supplement.

                                 The trustee must make principal distributions in a specified sequential order, taking account of whether the payments (or advances in lieu thereof) and other collections of principal that are to be distributed were received and/or made with respect to the mortgage loans in loan group no. 1 or the mortgage loans in loan group no. 2, such that:

                                 - no distributions of principal will be made to the holders of any of the class B, C, D, E, F, G, H, J, K, L, M, N, O, P or Q certificates until the total principal balance of the offered certificates and the class A-MFL REMIC II regular interest is reduced to zero;

                                 - no distributions of principal will be made to the holders of the class A-J certificates until the total principal balance of all more senior classes of offered certificates and the class A-MFL REMIC II regular interest is reduced to zero;

                                 - no distributions of principal will be made to the holders of the class A-M certificates until the total principal balance of the class A-1, A-2, A-AB, A-3, A-1-A certificates and the class A-MFL REMIC II regular interest is reduced to zero;

                                 - no distributions of principal will be made to the holders of the class A-MFL REMIC II regular interest until the total principal balance of the class A-1, A-2, A-AB, A-3 and A-1-A certificates is reduced to zero;

                                 -    except as described in the paragraph
                                      following these bullets, no distributions of principal with respect to loan group no. 1 will be made to the holders of the class A-1-A certificates until the total principal balance of the class A-1, A-2, A-AB and A-3 certificates is reduced to zero;

                                 -    except as described in the paragraph
                                      following these bullets, no distributions of principal with respect to loan group no. 2 will be made to the holders of the class A-1, A-2, A-AB and/or A-3 certificates until the total principal balance of the class A-1-A certificates is reduced to zero;

                                 -    except as described in the paragraph
                                      following these bullets, no distributions of principal will be made to the holders of the class A-3 certificates until the total principal balance of the class A-1, A-2 and A-AB certificates is reduced to zero;

                                 -    except as described in the paragraph
                                      following these bullets, no distributions of principal will be made to the holders of the class A-AB certificates until the distribution date in January 2012 (the first distribution date on which the schedule on Exhibit E targets a principal balance for such class that is less than its initial balance), unless the total principal balances of the class A-1 and A-2 certificates are reduced to zero prior to such date;

                                 -    except as described in the paragraph
                                      following these bullets, no distributions of principal will be made to the holders of the class A-2 certificates until the total principal balance of the class A-1 certificates is reduced to zero and the total principal balance of the class A-AB certificates is reduced to the balance set forth for such distribution date on Exhibit E;

                                 -    except as described in the paragraph
                                      following these bullets, no distributions of principal will be made to the holders of the class A-1 certificates until the total principal balance of the class A-AB certificates is reduced to the balance set forth for such distribution date on Exhibit E; and

                                 -    except as described in the following
                                      paragraph, no distributions of principal will be made to the holders of the class A-AB certificates in excess of the amount necessary to reduce the principal balance to the balance set forth for such distribution date on Exhibit E until the total principal balance of the class A-1 and A-2 certificates is reduced to zero.

                                 Because of the losses on the underlying
                                 mortgage loans and/or default-related or other unanticipated issuing entity expenses, the total principal balance of the class A-MFL, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, O, P and Q certificates could be reduced to zero at a time when any two or more of the A-1, A-2, A-AB, A-3 and A-1-A classes remain outstanding. Under those circumstances, any principal distributions on the A-1, A-2, A-AB, A-3 and A-1-A classes will be made on a PRO RATA basis in accordance with the relative sizes of the respective then outstanding total principal balances of those classes.

                                 Similarly, the total principal balance of the class A-J, B, C, D, E, F, G, H, J, K, L, M, N, O, P and Q certificates could be reduced to zero at a time when the A-M and A-MFL classes remain outstanding. Under those circumstances, any principal distributions on the A-M and A-MFL classes will be made on a PRO RATA basis in accordance with the relative sizes of the respective then outstanding total principal balances of those classes.

                                 All distributions of principal with respect to the class A-MFL REMIC II regular interest will be made to a segregated account or sub-account maintained by the trustee, on behalf of the trust, from which they will, in turn, if not applied for other purposes, be distributed to the holders of the class A-MFL certificates. Additionally, any distributions of principal will first be made with respect to the class A-MFL REMIC II regular interest, after which any corresponding distributions will be made to the class A-MFL certificateholders.

                                 The class A-SP, A-X, R, LR and V certificates do not have principal balances. They do not entitle holders to any distributions of principal.

                                 See "Description of the Offered
                                 Certificates--Distributions--Principal
                                 Distributions" and "--Distributions--Priority of Distributions" in this prospectus supplement.

G. DISTRIBUTIONS OF STATIC
   PREPAYMENT PREMIUMS AND
   YIELD MAINTENANCE CHARGES     Any prepayment premiums or yield maintenance
                                 charges collected in respect of any of the underlying mortgage loans will be distributed, in the proportions described under "Description of the Offered
                                 Certificates--Distributions--Distributions of
                                 Static Prepayment Premiums and Yield
                                 Maintenance Charges" in this prospectus
                                 supplement, as additional interest to the holders of the class A-X certificates and, in some cases, the class A-SP certificates and/or as additional interest to any holders of class
                                 A-1, A-2, A-AB, A-3, A-1-A, A-M, A-J, B, C, D,
                                 E, F, G, H or J certificates or the class A-MFL
                                 REMIC II regular interest that are then
                                 entitled to receive principal distributions

REDUCTIONS OF CERTIFICATE
PRINCIPAL BALANCES IN
CONNECTION WITH LOSSES AND
EXPENSES Because of losses on the underlying mortgage loans and/or default-related or other unanticipated issuing entity expenses, the total principal balance of the underlying mortgage loans, net of outstanding advances of principal may fall below the total principal balance of the series 2006-C5 principal balance certificates. If and to the extent that those losses and expenses cause such a deficit to exist following the distributions made on the series 2006-C5 certificates on any distribution date, then the principal balances of the following classes of series 2006-C5 principal balance certificates (or, in the case of the reference to the "A-MFL" below, the class A-MFL REMIC II regular interest) will be reduced, sequentially, in the following order, until that deficit is eliminated:

                                 REDUCTION ORDER               CLASS
                                 ---------------   -----------------------------
                                        1st                      Q
                                        2nd                      P
                                        3rd                      O
                                        4th                      N
                                        5th                      M
                                        6th                      L
                                        7th                      K
                                        8th                      J
                                        9th                      H
                                       10th                      G
                                       11th                      F
                                       12th                      E
                                       13th                      D
                                       14th                      C
                                       15th                      B
                                       16th                     A-J
                                       17th                A-MFL and A-M
                                       18th        A-1, A-2, A-AB, A-3 and A-1-A

                                 Any reduction of the principal balances of the A-1, A-2, A-AB, A-3 and A-1-A classes will be made on a PRO RATA basis in accordance with the relative sizes of those principal balances at the time of the reduction.

                                 Any reduction of the principal balances of the A-MFL and A-M classes will be made on a PRO RATA basis in accordance with the relative sizes of those principal balances at the time of the reduction.

                                 Although losses on the underlying mortgage loans, extraordinary expenses and available funds shortfalls will not be directly allocated to the class A-MFL certificates, such losses and shortfalls may be allocated to the class A-MFL REMIC II regular interest in reduction of the total principal balance of the class A-MFL REMIC II regular interest and the amount of its interest entitlement, respectively. Any decrease in the total principal balance of the class A-MFL REMIC II regular interest will result in a corresponding decrease in the total principal balance of the class A-MFL certificates, and any interest shortfalls suffered by the class A-MFL REMIC II regular interest (for whatever reason) will reduce the amount of interest distributed on the class A-MFL certificates to the extent described in this prospectus supplement.

                                 See "Description of the Offered
                                 Certificates--Reductions of Certificate
                                 Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

ADVANCES OF DELINQUENT MONTHLY
DEBT SERVICE PAYMENTS            Except as described below in this "--Advances
                                 of Delinquent Monthly Debt Service Payments" section, the master servicer will be required to make advances with respect to any delinquent scheduled monthly payments (other than balloon payments, additional interest on loans with anticipated repayment dates, default interest and late payment charges) of principal and/or interest due on those underlying mortgage loans. The master servicer will be required to make advances of assumed monthly payments for those balloon loans that become defaulted upon their maturity dates on the same amortization schedule as if the maturity date had not occurred. In addition, the trustee must make any of those advances that the master servicer is required, but fails, to make. As described under "Description of the Offered
                                 Certificates--Advances of Delinquent Monthly
                                 Debt Service Payments" in this prospectus supplement, any party (including the applicable series 2006-C4 master servicer with respect to the 280 Park Avenue underlying mortgage loan) that makes an advance will be entitled to be reimbursed for the advance, together with interest at the prime rate described in that section of this prospectus supplement.

                                 Notwithstanding the foregoing, neither the master servicer nor the trustee will advance master servicing fees, primary servicing fees or work-out fees. Moreover, neither the master servicer nor the trustee will be required to make any advance that it determines will not be recoverable from proceeds of the related underlying mortgage loan. The trustee may conclusively rely on any determination of nonrecoverability made by the master servicer, and the master servicer and the trustee will conclusively rely on any determination of nonrecoverability made by the special servicer. In addition, the trustee and the master servicer may conclusively rely on any determination of nonrecoverability with respect to the 280 Park Avenue underlying mortgage loan made by the applicable series 2006-C4 master servicer, the applicable series 2006-C4 special servicer or the series 2006-C4 trustee, as the case may be, under the series 2006-C4 pooling and servicing agreement.

                                 In addition, if any of the adverse events or circumstances that we refer to under "The Series 2006-C5 Pooling and Servicing Agreement--Required Appraisals" in this prospectus supplement, occur or exist with respect to any underlying mortgage loan or the related mortgaged real property, the special servicer will generally be obligated to obtain a new appraisal or, in some cases involving mortgage loans with principal balances of $2,000,000 or less, conduct an internal valuation of that property. If, based on that appraisal or other valuation, it is determined that--

                                 -    the principal balance of, and other
                                      delinquent amounts (which may include
                                      unpaid servicing fees, unreimbursed
                                      servicing advances and interest on
                                      advances) due under or with respect to,
                                      the subject mortgage loan, exceed

                                 -    an amount equal to--

                                      1.   90% of the new estimated value of
                                           that real property, minus

                                      2.   any liens on that real property that
                                           are prior to the lien of the subject
                                           mortgage loan, plus

                                      3.   the amount of related escrow
                                           payments, reserve funds and letters
                                           of credit which may be applied to
                                           payments on the subject mortgage
                                           loan,

                                 then the amount otherwise required to be advanced with respect to interest on the subject mortgage loan will be reduced. That reduction will generally be in the same proportion that the excess bears to the principal balance of the subject mortgage loan, net of related unreimbursed advances of principal. Due to the distribution priorities, any reduction will first reduce the funds available to pay interest on the most subordinate interest-bearing class of series 2006-C5 certificates outstanding that evidences an interest in the subject mortgage loan.

                                 Furthermore, with respect to the mortgage loan identified on Exhibit A-1 to this prospectus supplement as 280 Park Avenue, the amount required to be advanced may be reduced based on an appraisal performed by the applicable special servicer under, and in accordance with, the series 2006-C4 pooling and servicing agreement, which reduction will be calculated with respect to the 280 Park Avenue underlying mortgage loan in a manner similar to the calculation described in the preceding paragraph.

                                 Additionally, any reductions in advances with respect to any CBA A Note underlying mortgage loan in accordance with the second preceding paragraph will be based on the portion of any appraisal reduction amount calculated with respect to the related CBA A/B loan pair that is allocable to the CBA A Note underlying mortgage loan. The master servicer or the special servicer will calculate any appraisal reduction amount with respect to the CBA A/B loan pair in the manner described above with respect to appraisal reduction amounts relating to individual underlying mortgage loans and will then allocate that appraisal reduction amount, first, to the junior CBA B Note outside-the-issuing entity mortgage loan up to the unpaid principal balance of such junior mortgage loan, and then, to the CBA A Note underlying mortgage loan.

                                 See "Description of the Offered
                                 Certificates--Advances of Delinquent Monthly
                                 Debt Service Payments" and "The Series 2006-C5 Pooling and Servicing Agreement--Required Appraisals" in this prospectus supplement. See also "Description of the
                                 Certificates--Advances" in the accompanying prospectus.

REPORTS TO CERTIFICATEHOLDERS    On each distribution date, the trustee will
                                 provide or make available to the registered holders of the offered certificates a monthly report substantially in the form of Exhibit B to this prospectus supplement The trustee's report will detail, among other things, the distributions made to the series 2006-C5 certificateholders on that distribution date and the performance of the underlying mortgage loans and the mortgaged real properties The trustee will also make available to the registered holders of the offered certificates, via its website, certain reports at our request, as more fully described in the series
                                 2006-C5 pooling and servicing agreement

                                 You may also review via the trustee's website or, upon reasonable prior notice, at the trustee's offices during normal business hours, a variety of information and documents that pertain to the underlying mortgage loans and the mortgaged real properties securing those loans We expect that the available information and documents will include loan documents (only at the trustee's office), borrower operating statements, rent rolls and property inspection reports, in each case, to the extent received by the trustee

                                 See "Description of the Offered
                                 Certificates--Reports to Certificateholders;
                                 Available Information" in this prospectus supplement

SALE OF DEFAULTED LOANS          If any mortgage loan in the issuing entity
                                 becomes delinquent as to any balloon payment or becomes 60 days delinquent as to any other monthly debt service payment (in each case without giving effect to any applicable grace period) or becomes a specially serviced mortgage loan as a result of any non-monetary event of default, then the special servicer or the series 2006-C5 directing certificateholder may, at its option, purchase that underlying mortgage loan from the issuing entity at the price and on the terms described under "The
                                 Series 2006-C5 Pooling and Servicing
                                 Agreement--Realization Upon Mortgage Loans" in this prospectus supplement, subject to any prior purchase rights of any mezzanine lender or the holder of any related companion or junior outside-the-issuing entity mortgage loan

REPURCHASE OBLIGATION            If a mortgage loan seller has been notified of
                                 a defect in any mortgage file or a breach of any of its representations and warranties, or, itself, has discovered any such defect or breach, which, in either case, materially and adversely affects the value of any mortgage loan (including any foreclosure property acquired in respect of any foreclosed mortgage loan) or any interests of the holders of any class of series 2006-C5 certificates, then that mortgage loan seller will be required to either cure such breach or defect, repurchase the affected underlying mortgage loan from the issuing entity or substitute the affected underlying mortgage loan with another mortgage loan. If the related mortgage loan seller chooses to repurchase the affected underlying mortgage loan, such repurchase would have the same effect on the offered certificates as a prepayment in full of such underlying mortgage loan, except that such purchase will not be accompanied by any prepayment premium or yield maintenance charge.
                                 See "Description of the Underlying Mortgage
                                 Loans--Representations and Warranties" in this prospectus supplement.

OPTIONAL TERMINATION             Various parties will each in turn, according to
                                 the order listed in this prospectus supplement under "The Series 2006-C5 Pooling and Servicing
                                 Agreement--Termination," have the option to purchase all of the underlying mortgage loans and all other property remaining in the issuing entity on any distribution date on which the total principal balance of the underlying mortgage loans from the perspective of the series 2006-C5 certificateholders, based on collections and advances of principal on those underlying mortgage loans previously distributed, and losses on those underlying mortgage loans previously allocated, to the series 2006-C5 certificateholders, is less than 1 0% of the initial mortgage pool balance

                                 In the event that any party so entitled
                                 exercises this option, the issuing entity will terminate and all outstanding offered certificates will be retired, as described in more detail under "The Series 2006-C5 Pooling and Servicing Agreement--Termination" in this prospectus supplement

                                 Following the date on which the total principal balance of the offered certificates and the class B, C, D, E, F, G, H or J certificates is reduced to zero, the issuing entity may also be terminated in connection with an exchange of all the remaining series 2006-C5 certificates (other than the class R, LR and V certificates) for all the mortgage loans and foreclosure properties in the issuing entity at the time of the exchange

DENOMINATIONS                    The offered certificates will be issuable in
                                 registered form, in the denominations set forth under "Description of the Offered
                                 Certificates--Registration and Denominations" in this prospectus supplement

CLEARANCE AND SETTLEMENT         You will initially hold your offered
                                 certificates through The Depository Trust
                                 Company, in the United States, or Clearstream
                                 Banking, Luxembourg or The Euroclear System, in
                                 Europe As a result, you will not receive a fully registered physical certificate representing your interest in any offered certificate, except under the limited circumstances described under "Description of the Offered Certificates--Registration and
                                 Denominations" in this prospectus supplement and "Description of the
                                 Certificates--Book-Entry Registration" in the accompanying prospectus We may elect to terminate the book-entry system through DTC, Clearstream, Luxembourg or Euroclear with respect to all or any portion of any class of offered certificates

                       LEGAL AND INVESTMENT CONSIDERATIONS

FEDERAL INCOME TAX
CONSEQUENCES                     The trustee or its agent will make elections to
                                 treat designated portions of the assets of the issuing entity as two separate real estate mortgage investment conduits ("REMICs") in a tiered structure under Sections 860A through 860G of the Internal Revenue Code of 1986, as amended (the "Code"). Those two REMICs are as follows:

                                 -    REMIC I, which will consist of, among
                                      other things--

                                      1.   the mortgage loans that back the
                                           offered certificates, and

                                      2.   any mortgaged real properties that
                                           may be acquired by the issuing entity
                                           following a borrower default,
                                      but will exclude collections of additional interest accrued and deferred as to payment with respect to each underlying mortgage loan with an anticipated repayment date that remains outstanding past that date; and

                                 -    REMIC II, which will hold the regular
                                      interests in REMIC I.

                                 Any assets not included in a REMIC will
                                 constitute one or more grantor trusts for U.S. federal income tax purposes. In connection therewith, the class A-MFL REMIC II regular interest, the floating rate account and the swap agreement will constitute assets of a grantor trust for U.S. federal income tax purposes.

                                 The offered certificates (exclusive of the class A-MFL certificates) and the class A-MFL REMIC II regular interest will be treated as regular interests in REMIC II. This means that they will be treated as newly issued debt instruments for federal income tax purposes. The class A-MFL certificates will represent undivided beneficial ownership interests in the class A-MFL REMIC II regular interest, the floating rate account and the swap agreement. You will have to report income on your offered certificates in accordance with the accrual method of accounting even if you are otherwise a cash method taxpayer. The offered certificates (other than the class A-MFL certificates) will not represent any interest in the grantor trusts referred to above.

                                 For a description of the tax opinions that our counsel will be issuing on the closing date and a more detailed discussion of the U.S. federal income tax aspects of investing in the offered certificates, see "U.S. Federal Income Tax Consequences" in this prospectus supplement and "Federal Income Tax Consequences" in the accompanying prospectus.

ERISA CONSIDERATIONS             The acquisition of an offered certificate by an
                                 employee benefit plan or other plan or
                                 arrangement subject to the Employee Retirement
                                 Income Security Act of 1974, as amended, or to
                                 Section 4975 of the Code, could, in some instances, result in a prohibited transaction or other violation of the fiduciary responsibility provisions of these laws.

                                 We anticipate, however, that, subject to satisfaction of the conditions referred to under "ERISA Considerations" in this prospectus supplement, retirement plans and other employee benefit plans and arrangements subject to--

                                 -    Title I of ERISA, or

                                 -    Section 4975 of the Code.

                                 will be able to invest in the offered
                                 certificates without giving rise to a
                                 prohibited transaction. This is based upon an individual prohibited transaction exemption granted to Credit Suisse Securities (USA) LLC by the U.S. Department of Labor.

                                 If you are a fiduciary of any retirement plan or other employee benefit plan or arrangement subject to Title I of ERISA or Section 4975 of the Code or any materially similar provisions of applicable federal, state or local law, you should consult your own legal advisors to determine whether the purchase or holding of the offered certificates could give rise to a transaction that is prohibited under ERISA or
                                 Section 4975 of the Code or applicable similar law. In addition, if you are a fiduciary of any such retirement plan or other employee benefit plan and are considering an investment in the class A-MFL certificates, you should review the specific requirements for purchases of class A-MFL certificates by plans. See "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus.

RATINGS It is a condition to the issuance of the offered certificates that they receive the following credit ratings from any and all of the following rating agencies:

                                               MOODY'S   S&P
                                               -------   ---
                                 Class A-1       Aaa     AAA
                                 Class A-2       Aaa     AAA
                                 Class A-AB      Aaa     AAA
                                 Class A-3       Aaa     AAA
                                 Class A-1-A     Aaa     AAA
                                 Class A-MFL     Aaa     AAA
                                 Class A-M       Aaa     AAA
                                 Class A-J       Aaa     AAA
                                 Class A-SP      Aaa     AAA

                                 The rated final distribution date for each class of offered certificates is the distribution date occurring in December 2039. For a description of the limitations of the ratings of the offered certificates, see "Rating" in this prospectus supplement.

LEGAL INVESTMENT                 The offered certificates will constitute
                                 "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"), so long as they are rated in one of the two highest ratings categories by one of the rating agencies.

                                 If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates.

                                 You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the offered certificates. See "Legal Investment" in this prospectus supplement and in the accompanying prospectus.

INVESTMENT CONSIDERATIONS        The rate and timing of payments and other
                                 collections of principal on or with respect to the underlying mortgage loans will affect the yield to maturity on each offered certificate.
                                 In the case of offered certificates purchased at a discount, a slower than anticipated rate of payments and other collections of principal on the underlying mortgage loans could result in a lower than anticipated yield. In the case of offered certificates purchased at a premium, a faster than anticipated rate of payments and other collections of principal on the underlying mortgage loans could result in a lower than anticipated yield. Additionally, certain classes of offered certificates will be affected by the rate and timing of payments and collections of principal of the underlying mortgage loans.

                                 Holders of the class A-1, A-2, A-AB and A-3 certificates will be greatly affected by the rate and timing of payments and other collections of principal of the mortgage loans in loan group no. 1 and, in the absence of significant events, should be largely unaffected by the rate and timing of payments and other collections of principal on the mortgage loans in loan group no. 2.

                                 Holders of the class A-1-A certificates will be greatly affected by the rate and timing of payments and other collections of principal of the mortgage loans in loan group no. 2 and, in the absence of significant events, should be largely unaffected by the rate and timing of payments and other collections of principal on the mortgage loans in loan group no. 1.

                                 If you are contemplating the purchase of class A-SP certificates, you should be aware that--

                                 -    the yield to maturity on those
                                      certificates will be highly sensitive to the rate and timing of principal prepayments and other liquidations on or with respect to the mortgage loans,

                                 - a faster than anticipated rate of payments and other collections of principal on the mortgage loans could result in a lower than anticipated yield with respect to those certificates, and

                                 -    an extremely rapid rate of prepayments
                                      and/or other liquidations on or with
                                      respect to the mortgage loans could result in a substantial loss of your initial investment with respect to those certificates.

                                 When trying to determine the extent to which payments and other collections of principal on the mortgage loans will adversely affect the respective yields to maturity of the class A-SP certificates, you should consider what the respective total notional amounts of those classes of principal balance certificates are and how payments and other collections of principal on the mortgage loans are to be applied to the principal balances of the principal balance certificates that make up those notional amounts.

                                 The yield on the class A-MFL certificates will be highly sensitive to changes in the level of LIBOR.

                                 The yield on the offered certificates with variable or capped pass-through rates could also be adversely affected if the underlying mortgage loans with relatively higher net mortgage interest rates pay principal faster than the mortgage loans with relatively lower net mortgage interest rates.

                                 See "Yield and Maturity Considerations" in this prospectus supplement and in the accompanying prospectus. Consult your legal advisor as to the appropriate characterization of the offered certificates under any legal investment restrictions applicable to you.

                          THE UNDERLYING MORTGAGE LOANS

GENERAL We intend to include the 304 mortgage loans identified on Exhibit A-1 to this prospectus supplement in the issuing entity. With respect to the mortgage loan identified on Exhibit A-1 to this prospectus supplement as 280 Park Avenue, references to "underlying mortgage loans" in this prospectus supplement include only the 280 Park Avenue underlying mortgage loan (and not the PARI PASSU 280 Park Avenue outside-the-issuing entity mortgage loan). For more detailed information regarding those mortgage loans, you should review the following sections in this prospectus supplement:

                                 -    "Description of the Underlying Mortgage
                                      Loans";

                                 -    "Risk Factors--Risks Related to the
                                      Underlying Mortgage Loans";

                                 -    Exhibit A-1--Characteristics of the
                                      Underlying Mortgage Loans and the Related
                                      Mortgaged Real Properties; and

                                 -    Exhibit A-2--Mortgage Pool Information.

                                 For purposes of calculating distributions on the respective classes of series 2006-C5 certificates, the pool of mortgage loans backing the offered certificates will be divided into the following two loan groups:

                                 -    Loan group no. 1, which will consist of
                                      all of the underlying mortgage loans that are secured in whole or in part by property types other than multifamily and manufactured housing property types, together with five (5) underlying mortgage loans that are secured by multifamily and manufactured housing property types. Loan group no. 1 will consist of 242 mortgage loans, with an initial loan group no. 1 balance of $2,649,133,292, representing approximately 77.2% of the initial mortgage pool balance.

                                 -    Loan group no. 2, which will consist of
                                      all but five (5) of the underlying
                                      mortgage loans that are secured in whole or in part by the multifamily and manufactured housing property types. Loan group no. 2 will consist of 62 mortgage loans, with an initial loan group no. 2 balance of $780,640,075, representing approximately 22.8% of the initial mortgage pool balance.

                                 Exhibit A-1 to this prospectus supplement identifies which underlying mortgage loans are included in each of loan group no. 1 and loan group no. 2.

                                 When reviewing the information that we have included in this prospectus supplement with respect to the mortgage loans that we intend to include in the issuing entity, please note that--

                                 -    All numerical information provided with
                                      respect to the mortgage loans is provided on an approximate basis.

                                 - All weighted average information provided with respect to the underlying mortgage loans or any sub-group of those mortgage loans reflects a weighting based on their respective cut-off date principal balances. We will transfer the cut-off date principal balance for each of the underlying mortgage loans to the issuing entity. We show the cut-off date principal balance for each of the underlying mortgage loans on Exhibit A-1 to this prospectus supplement.

                                 - In calculating the respective cut-off date principal balances of the underlying mortgage loans, we have assumed that--

                                      1.   all scheduled payments of principal
                                           and/or interest due on those mortgage
                                           loans on or before their respective
                                           due dates in December 2006 are timely
                                           made, and

                                      2.   there are no prepayments or other
                                           unscheduled collections of principal
                                           with respect to any of those mortgage
                                           loans during the period from its due
                                           date in November 2006 up to and
                                           including its due date in December
                                           2006.

                                 - Whenever we refer to the following terms in this prospectus supplement, we intend for them to have the respective meanings specified below:

                                      1.   initial mortgage pool balance -- the
                                           total cut-off date principal balance
                                           of the entire mortgage pool;

                                      2.   initial loan group no. 1 balance --
                                           the total cut-off date principal
                                           balance of all of loan group no. 1;
                                           and

                                      3.   initial loan group no. 2 balance --
                                           the total cut-off date principal
                                           balance of all of loan group no. 2.

                                 - When information with respect to mortgaged real properties is expressed as a percentage of the initial mortgage pool balance, the initial loan group no. 1 balance or the initial loan group no. 2 balance, as the case may be, the percentages are based upon the cut-off date principal balances of the related underlying mortgage loans.

                                 - Some of the underlying mortgage loans are cross-collateralized and cross-defaulted with one or more other underlying mortgage loans. Except as otherwise indicated, when an underlying mortgage loan is cross-collateralized and cross-defaulted with another underlying mortgage loan, we present the information regarding those mortgage loans as if each of them was secured only by a mortgage lien on the corresponding mortgaged real property identified on Exhibit A-1 to this prospectus supplement. One exception is that each and every underlying mortgage loan in any particular group of cross-collateralized and cross-defaulted mortgage loans is treated as having the same loan-to-value ratio and the same debt service coverage ratio. Other than as described under "Description of the Underlying Mortgage Loans--The CBA A/B Loan Pairs" and "Description of the Underlying Mortgage Loans--Certain Matters Regarding the 280 Park Avenue Mortgage Loan" in this prospectus supplement, none of the underlying mortgage loans will be cross-collateralized with any mortgage loan that is not in the issuing entity.

                                 -    In some cases, an individual underlying
                                      mortgage loan is secured by multiple
                                      mortgaged real properties. For purposes of providing property-specific information, we have allocated each of those mortgage loans among the related mortgaged real properties based upon--

                                      1.   relative appraised values,

                                      2.   relative underwritten net cash flow,
                                           or

                                      3.   prior allocations reflected in the
                                           related mortgage loan documents.

                                 - In some cases, an individual mortgage loan is secured by additional collateral that will be released upon satisfaction of certain performance related criteria or, if not so satisfied, may be applied to prepayment of principal. In such cases, the annual debt service coverage and loan-to-value ratio may be calculated after netting out the letters of credit and/or holdback amounts.

                                 - If an underlying mortgage loan is secured by multiple parcels of real property and the operation or management of those parcels so warranted, we treat those parcels as a single parcel of real property.

                                 -    Whenever we refer to a particular
                                      mortgaged real property by name, we mean the property identified by that name on Exhibit A-1 to this prospectus supplement. Whenever we refer to a particular underlying mortgage loan by name, we mean the underlying mortgage loan secured by the mortgaged real property identified by that name on Exhibit A-1 to this prospectus supplement.

                                 -    Statistical information regarding the
                                      underlying mortgage loans may change prior to the date of initial issuance of the offered certificates due to changes in the composition of the mortgage pool prior to that date.

                                 - The general characteristics of the entire mortgage pool backing the offered certificates are not necessarily representative of the general characteristics of either loan group no. 1 or loan group no. 2. The yield and risk of loss on any class of offered certificates will depend on, among other things, the composition of each of loan group no. 1 and loan group no. 2. The general characteristics of each of those loan groups should also be analyzed when making an investment decision. See "--Additional Statistical Information" below.

SOURCE OF THE UNDERLYING
MORTGAGE LOANS                   We are not the originator of the mortgage loans
                                 that we intend to include in the issuing entity
                                 We will acquire those mortgage loans from two separate mortgage loan sellers Each of the underlying mortgage loans was originated by--

                                 - the related mortgage loan seller from whom we are acquiring the mortgage loan,

                                 - an affiliate of the related mortgage loan seller,

                                 -    a correspondent in the related mortgage
                                      loan seller's or its affiliate's conduit lending program, or

                                 - another third-party originator that sold such mortgage loan to a mortgage loan seller.

                                 The following table sets forth the number of underlying mortgage loans, and the percentage of initial mortgage pool balance, that we will acquire from each of the mortgage loan sellers:

                                                                      NUMBER OF     % OF INITIAL MORTGAGE
                                       MORTGAGE LOAN SELLER        MORTGAGE LOANS        POOL BALANCE
                                 -------------------------------   --------------   ---------------------
                                 1. Column Financial, Inc.               282                 89 4%
                                 2. KeyBank National Association          22                 10 6%
                                                                         ---                -----
                                 TOTAL                                   304                100.0%

                                 For a description of the underwriting criteria for Column, see "The Sponsor" in the accompanying prospectus. For a description of the underwriting criteria for each additional sponsor, see "Description of the Sponsors and Mortgage Loan Sellers" in this prospectus supplement.

PAYMENT AND OTHER TERMS          Each of the mortgage loans that we intend to
                                 include in the issuing entity is the obligation of a borrower to repay a specified sum with interest.

                                 Repayment of each of the underlying mortgage loans is secured by a mortgage lien on the fee and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily real properties. That mortgage lien will be a first priority lien, except for certain limited permitted encumbrances that are described in this prospectus supplement. See also "Description of the Underlying Mortgage Loans--General" in this prospectus supplement.

                                 With limited exceptions, the mortgage loans that we intend to include in the issuing entity are nonrecourse. Even where a mortgage loan that we intend to include in the issuing entity is fully or partially recourse, however, we have generally not evaluated the creditworthiness of the subject obligor. Accordingly, even fully or partially recourse mortgage loans that we will include in the issuing entity should be considered nonrecourse.

                                 None of the underlying mortgage loans are insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer.

                                 Each of the underlying mortgage loans currently accrues interest at the annual rate specified with respect to that mortgage loan on Exhibit A-1 to this prospectus supplement. Except as otherwise described below with respect to underlying mortgage loans that have anticipated repayment dates and described under "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Mortgage Rates; Calculations of Interest," the mortgage interest rate for each underlying mortgage loan is, in the absence of default, fixed for the entire term of the loan.

BALLOON LOANS                    Two hundred ninety-three (293) of the mortgage
                                 loans that we intend to include in the issuing entity, which represent 96.9% of the initial mortgage pool balance, of which 232 mortgage loans are in loan group no. 1, representing
                                 96.0% of the initial loan group no. 1 balance, and 61 mortgage loans are in loan group no. 2, representing 99.8% of the initial loan group no. 2 balance, respectively, are balloon loans that provide for:

                                 -    an amortization schedule that is
                                      significantly longer than its remaining
                                      term to stated maturity or no amortization prior to stated maturity; and

                                 - in either case, a substantial payment of principal on its maturity date.

LOANS WITH ANTICIPATED
REPAYMENT DATES                  Eleven (11) of the mortgage loans that we
                                 intend to include in the issuing entity, which represent 3.1% of the initial mortgage pool balance, of which ten (10) mortgage loans are in loan group no. 1, representing 4.0% of the initial loan group no. 1 balance, and one (1) mortgage loan is in loan group no. 2, representing 0.2% of the initial loan group no.
                                 2 balance, respectively, provide material incentives to, but do not require, the related borrower to pay its mortgage loan in full by a specified date prior to stated maturity. We consider that date to be the anticipated repayment date for the mortgage loan. See
                                 "Description of the Underlying Mortgage
                                 Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--ARD Loans" in this prospectus supplement.

MORTGAGE LOANS WITH INITIAL
INTEREST ONLY PERIODS            Twenty (20) of the mortgage loans that we
                                 intend to include in the issuing entity, which represent 29.0% of the initial mortgage pool balance, of which 19 mortgage loans are in loan group no. 1, representing 30.3% of the initial loan group no. 1 balance, and one (1) mortgage loan is in loan group no. 2, representing 24.6% of the initial loan group no. 2 balance, respectively, do not provide for any amortization prior to the maturity date (or in certain cases, anticipated repayment date, as applicable). One hundred fifty-four (154) other mortgage loans that we intend to include in the issuing entity, which represent 53.1% of the initial mortgage pool balance, of which 112 mortgage loans are in loan group no. 1, representing 48.6% of the initial loan group no. 1 balance, and 42 mortgage loans are in loan group no. 2, representing 68.3% of the initial loan group no. 2 balance, respectively, provide for an interest only period of between 1 and 84 months following origination.

CROSSED MORTGAGE LOANS AND
MULTI-PROPERTY MORTGAGE LOANS    The issuing entity will include six (6) groups
                                 of mortgage loans that are cross-collateralized and cross-defaulted with each other, and 65 mortgage loans made to borrowers that are affiliated. The table below identifies those crossed loans. See "Risk Factors--Mortgage
                                 Loans to Related Borrowers May Result in More
                                 Severe Losses on Your Offered Certificates" for a list of those mortgage loans with affiliated borrowers.

                                                                                     NUMBER OF    % OF INITIAL
                                                                                      MORTGAGE   MORTGAGE POOL
                                             PROPERTY/PORTFOLIO NAME(S)                LOANS        BALANCE
                                 -------------------------------------------------   ---------   -------------
                                 1. Wells Fargo Bank Tower and West Covina Village
                                    Community Shopping Center                            2            2.4%
                                 2. Mira Mesa Marketplace West and Mira Mesa
                                    Marketplace East                                     2            2.2%
                                 3. NP North Park Crossing, NP Sherwood Landing &
                                    Outback Steakhouse and NP Regal Cinema               3            1.3%
                                 4. Concourse 100 and Concourse 800                      2            0.5%
                                 5. Safeland Storage I and Safeland Storage II           2            0.3%
                                 6. Mason Office Showroom and Beckett Showroom II        2            0.1%

                                 The issuing entity will also include nine (9) mortgage loans that are, in each such case, secured by multiple real properties. The table below identifies those multi-property mortgage loans.

                                                                                      NUMBER OF    % OF INITIAL
                                                                                     UNDERLYING   MORTGAGE POOL
                                             PROPERTY/PORTFOLIO NAME(S)                 LOANS        BALANCE
                                 -------------------------------------------------   ----------   -------------
                                 1. Babcock & Brown FX4                                  20            5.7%
                                 2. Queens Multifamily Portfolio                         31            5.6%
                                 3. Towne Oaks Apartments (Parent)                        2            0.2%
                                 4. Grocery Outlet Portfolio                              3            0.2%
                                 5. 360 White Plains - Parent                             4            0.2%
                                 6. Johnson's Mobile Home Park & Marshwood Estates        2            0.1%
                                 7. Elsea Mobile Home Park                                2            0.1%
                                 8. NP Sherwood Landing & Outback Steakhouse              2            0.1%
                                 9. Vance Jackson Self Storages (2)                       2           0.04%

                                 In reviewing each of the foregoing two tables, you should note that some of the underlying mortgage loans referred to in each of the foregoing two tables (and certain other mortgage loans) allow for the termination of the applicable cross-collateralization provisions and/or for the release of individual mortgaged real properties, whether through partial prepayment of a release price, through partial substitution, through partial defeasance and/or upon the satisfaction of various underwriting and loan-to-value criteria. See "Risk Factors--Risks Related to the Underlying Mortgage Loans--Enforceability of Cross-Collateralization Provisions May Be Challenged and the Benefits of these Provisions May Otherwise Be Limited" and "Description of the Underlying Mortgage
                                 Loans--Cross-Collateralized Mortgage Loans,
                                 Multi-Property Mortgage Loans and Mortgage
                                 Loans with Affiliated Borrowers" in this prospectus supplement.

DEFEASANCE MORTGAGE LOANS        Two hundred eighty-two (282) of the mortgage
                                 loans that we intend to include in the issuing entity, which represent 91.7% of the initial mortgage pool balance, of which 221 mortgage loans are in loan group no. 1, representing
                                 89.7% of the initial loan group no. 1 balance, and 61 mortgage loans are in loan group no. 2, representing 98.3% of the initial loan group no. 2 balance, respectively, permit the borrower to obtain the release of the related mortgaged real property - or, in the case of a crossed mortgage loan or multi-property mortgage loan, the release of one or more of the related mortgaged real properties - from the lien of the related mortgage instrument(s) upon the pledge to the trustee of certain non-callable U.S. government obligations or, if permitted by the mortgage loan documents, other "government securities" within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended. The
                                 U.S. government obligations (or government securities, as applicable) must provide for payments that equal or exceed scheduled interest and principal payments due under the related mortgage note(s).

                                 See "Description of the Underlying Mortgage
                                 Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Defeasance Loans" in this prospectus supplement.

ADDITIONAL COLLATERAL MORTGAGE
LOANS Twenty-nine (29) of the mortgage loans that we intend to include in the issuing entity, which represent 16.8% of the initial mortgage pool balance, of which 25 mortgage loans are in loan group no. 1, representing 21.2% of the initial loan group no. 1 balance, and four (4) mortgage loans are in loan group no. 2, representing 1.7% of the initial loan group no. 2 balance, respectively, are secured by letters of credit or cash reserves or a combination thereof in material amounts that in each such case:

                                 - will be released to the related borrower, in whole or in part, upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

                                 - if not so released, will or, under certain mortgage loans, at the discretion of the lender, may prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay or defease a portion of the subject mortgage loan if such performance related conditions are not satisfied within specified time periods (any such prepayment may or may not require that additional prepayment consideration, such as a yield maintenance premium, also be due, and any such prepayment consideration may in some cases be paid out of the related additional collateral).

                                 In some instances such additional collateral is comprised of cash reserves specifically established for other uses benefiting the related property (i.e., including tenant improvements or capital needs), with the related borrower having the obligation to replenish such cash reserves or increase the amount of the related letter of credit as a condition to using the cash reserve for any such purpose. If such cash is used to prepay or defease the mortgage loan as described in the immediately preceding bullet point, there is no obligation on the part of the related borrower to replenish such cash.

                                 Based on the amount of such collateral at the time of closing of each such loan, the aggregate additional collateral is $40,358,849.

                                 See "Description of the Underlying Mortgage
                                 Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Mortgage Loans Which May Require Principal Paydowns" in this prospectus supplement.

LOCKBOX TERMS                    Ninety-one (91) of the mortgage loans that we
                                 intend to include in the issuing entity, which represent 64.3% of the initial mortgage pool balance, of which 78 mortgage loans are in loan group no. 1, representing 64.5% of the initial loan group no. 1 balance, and 13 mortgage loans are in loan group no. 2, representing 63.6% of the initial loan group no. 2 balance, respectively, generally provide that all rents, credit card receipts, accounts receivable payments and other income derived from the related mortgaged real properties will be paid into one of the types of lockboxes described under "Description of the Underlying Mortgage
                                 Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Lockboxes" in this prospectus supplement.

PREPAYMENT CHARACTERISTICS OF
THE MORTGAGE LOANS               Each underlying mortgage loan restricts
                                 voluntary prepayments in one or more of the following ways:

                                 - by prohibiting any voluntary prepayments for a specified period of time after the underlying mortgage loan is originated; and/or

                                 - by prohibiting any voluntary prepayments for a specified period of time after the underlying mortgage loan is originated, although, for a portion of that period, beginning no sooner than the second anniversary of the date of initial issuance of the offered certificates, the underlying mortgage loan may be defeased; and/or

                                 - by prohibiting any voluntary prepayments for a specified period of time after the underlying mortgage loan is originated, and thereafter requiring that any voluntary principal prepayment made be accompanied by a prepayment premium or yield maintenance charge; and/or

                                 - by requiring that any voluntary principal prepayment made during a specified period of time be accompanied by a prepayment premium or yield maintenance charge.

                                 However, as described under "--Additional
                                 Collateral Mortgage Loans" above, some
                                 underlying mortgage loans may require partial principal prepayments during the related lock-out period due to failure of the related property to meet certain performance criteria.

                                 Further, the holder of the PARI PASSU 280 Park Avenue outside-the-issuing entity mortgage loan will have the right to purchase the 280 Park Avenue underlying mortgage loan under certain circumstances following a default under such mortgage, which would have the same effect on the offered certificates as a prepayment in full of such loan, except that such purchase will not be accompanied by any prepayment premium or yield maintenance charge. See "Description of the Underlying Mortgage Loans--Certain Matters Regarding the 280 Park Avenue Mortgage Loan" in this prospectus supplement.

                                 The holder of each CBA outside-the-issuing entity mortgage loan will have the right to purchase the related CBA underlying mortgage loan under certain circumstances following a default under such mortgage loan, which would have the same effect on the offered certificates as a prepayment in full of such mortgage loan, except that, in certain circumstances, such purchase will not be accompanied by any prepayment premium or yield maintenance charge. See "Description of the Underlying Mortgage Loans--The CBA A/B Loan Pairs" in this prospectus supplement.

                                 The purchase of any underlying mortgage loan by any party that has an option or is otherwise entitled to purchase that loan from the issuing entity following default generally would have the same effect on the offered certificates as a prepayment, except that the required purchase price will not include or be accompanied by any prepayment premium or yield maintenance charge.

                                 Set forth below is information regarding the remaining terms of the prepayment lock-out or prepayment lock-out/defeasance periods, as applicable, for the underlying mortgage loans that currently prohibit voluntary prepayments:

                                                                        MORTGAGE    LOAN GROUP   LOAN GROUP
                                                                          POOL         NO. 1        NO. 2
                                                                       ----------   ----------   ----------
                                 Maximum remaining lock-out or
                                    lock-out/defeasance period         119 months   118 months   119 months
                                 Minimum remaining lock-out or
                                    lock-out/defeasance period          12 months    12 months    51 months
                                 Weighted average remaining lock-out
                                    or lock-out/defeasance period       99 months   100 months    97 months

                                 In general, the underlying mortgage loans that provide for a yield maintenance charge also provide that such yield maintenance charge will not be less than a fixed percentage of the amount prepaid. See "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Prepayment Provisions" in this prospectus supplement.

DELINQUENCY STATUS               None of the mortgage loans that we intend to
                                 include in the issuing entity was 30 days or more delinquent in respect of any monthly debt service payment as of the related due date in December 2006.

ADDITIONAL STATISTICAL INFORMATION

A. GENERAL CHARACTERISTICS       The mortgage loans that we intend to include in
                                 the mortgage pool, loan group no. 1 and loan group no. 2, respectively, will have the following general characteristics as of their respective due dates in December 2006:

                                                                                       LOAN GROUP       LOAN GROUP
                                                                    MORTGAGE POOL         NO. 1            NO. 2
                                                                   ---------------   ---------------   ------------
                                 Initial mortgage pool balance     $3,429,773,367    $2,649,133,292    $780,640,075
                                 Number of underlying mortgage
                                    loans                                     304               242              62
                                 Number of mortgaged real
                                    properties                                363               250             113
                                 Greatest cut-off date principal
                                    balance                          $193,864,853      $165,000,000    $193,864,853
                                 Smallest cut-off date principal
                                    balance                              $499,130          $499,130      $1,400,000
                                 Average cut-off date principal
                                    balance                           $11,282,149       $10,946,832     $12,590,969
                                 Highest annual mortgage
                                    interest rate                          6.9800%           6.9800%         6.5300%
                                 Lowest annual mortgage interest
                                    rate                                   5.4900%           5.4900%         5.5546%
                                 Weighted average annual
                                    mortgage interest rate                 6.0631%           6.0882%         5.9780%
                                 Longest original term to
                                    maturity or anticipated
                                    repayment date                     122 months        122 months      122 months
                                 Shortest original term to
                                    maturity or anticipated
                                    repayment date                      60 months         60 months       60 months
                                 Weighted average original
                                    term to maturity or
                                    anticipated repayment date         113 months        115 months      108 months
                                 Longest remaining term to
                                    maturity or anticipated
                                    repayment date                     122 months        121 months      122 months
                                 Shortest remaining term to
                                    maturity or anticipated
                                    repayment date                      55 months         57 months       55 months

                                                                                       LOAN GROUP       LOAN GROUP
                                                                    MORTGAGE POOL         NO. 1            NO. 2
                                                                   ---------------   ---------------   ------------
                                 Weighted average remaining
                                    term to maturity or
                                    anticipatedz repayment date        111 months        113 months      104 months
                                 Highest debt service coverage
                                    ratio, based on
                                    underwritten net cash flow               3.11x             3.11x           1.80x
                                 Lowest debt service coverage
                                    ratio, based on
                                    underwritten net cash flow               1.15x             1.15x           1.17x
                                 Weighted average debt service
                                    coverage ratio, based on
                                    underwritten net cash flow               1.36x             1.40x           1.24x
                                 Highest cut-off date loan-to-
                                    value ratio                              81.6%             81.6%           80.0%
                                 Lowest cut-off date loan-to-
                                    value ratio                              29.4%             29.4%           45.2%
                                 Weighted average cut-off date
                                    loan-to-value ratio                      67.3%             65.5%           73.2%

                                 In reviewing the foregoing table, please note that:

                                 - The mortgaged real property identified on Exhibit A-1 to this prospectus supplement as 280 Park Avenue secures, on a PARI PASSU basis, two (2) senior mortgage loans. We intend to include one of those senior mortgage loans, with a $140,000,000 cut off date principal balance, in the issuing entity. The other senior mortgage loan, with a total $300,000,000 cut off date principal balance, will not be included in the issuing entity. Loan-to-value and debt service coverage information shown in this prospectus supplement, including in the table above, with respect to the 280 Park Avenue underlying mortgage loan will be calculated based on the relevant total principal balance of, and debt service payments on, the 280 Park Avenue underlying mortgage loan and the 280 Park Avenue outside-the-issuing entity mortgage loan.

                                 - In the case of eight (8) of the underlying mortgage loans, which represent 1.0% of the initial mortgage pool balance, each borrower has encumbered the related mortgaged real property with junior debt that is evidenced by a separate promissory note, but which junior debt is secured by the same mortgage or deed of trust that secures the related underlying mortgage loan. None of the statistical information regarding those eight (8) mortgage loans provided in this prospectus supplement includes any numerical information with respect to those junior loans. For more information regarding these loans, see "Description of the Underlying Mortgage Loans--The CBA A/B Loan Pairs" in this prospectus supplement.

                                 -    The underwritten net cash flow for any
                                      mortgaged real property is an estimated
                                      number based on numerous assumptions that may not necessarily reflect recent historical performance and may not ultimately prove true.

B. GEOGRAPHIC CONCENTRATION      Mortgaged real properties representing more
                                 than 5.0% of the initial mortgage pool balance are located in each of New York, California, Texas, Florida and Maryland. The tables below shows the number of, and percentage of the initial mortgage pool balance secured by, mortgaged real properties located in these states:

                                                           % OF INITIAL
                                               NUMBER OF     MORTGAGE
                                   STATE      PROPERTIES   POOL BALANCE
                                 ----------   ----------   ------------
                                 New York         63          28.5%
                                 California       32          13.0%
                                 Texas            54          10.4%
                                 Florida          27           5.6%
                                 Maryland          4           5 0%

                                 The remaining mortgaged real properties with respect to the mortgage pool are located throughout 33 other states. No more than 3.6% of the initial mortgage pool balance is secured by mortgaged real properties located in any of these other states. In circumstances where a particular underlying mortgage loan is secured by multiple mortgaged real properties located in two or more states, the foregoing information reflects the allocated loan amounts for those properties.

                                 Forty-nine (49) of the New York properties, securing 26.1% of the initial mortgage pool balance, are located in New York City. The table below shows the number of, and the percentage of the initial mortgage pool balance secured by, mortgaged real properties located in the respective New York City boroughs:

                                                           % OF INITIAL
                                               NUMBER OF     MORTGAGE
                                  BOROUGH     PROPERTIES   POOL BALANCE
                                 ----------   ----------   ------------
                                 Manhattan        11           18.7%
                                 Queens           35            6.4%
                                 Bronx             1            0.9%
                                 Brooklyn          2            0.2%

                                 See "Certain Legal Aspects of Mortgage Loans for Mortgaged Properties Located in New York."

                                 Twenty-six (26) of the California properties, securing mortgage loans that represent 9.3% of the initial mortgage pool balance, are located in southern California - areas with zip codes of 93600 or below. Six (6) of the California properties, securing mortgage loans that represent 3.7% of the initial mortgage pool balance, are located in northern California - areas with zip codes above 93600.

C. PROPERTY TYPES                The table below shows the number of, and
                                 percentage of the initial mortgage pool balance secured by, mortgaged real properties operated for each indicated purpose:

                                                               % OF INITIAL
                                                   NUMBER OF     MORTGAGE
                                 PROPERTY TYPE    PROPERTIES   POOL BALANCE
                                 --------------   ----------   ------------
                                 Multifamily(1)       119          23.9%
                                 Office                48          23.7%
                                 Retail               124          21.8%
                                 Hotel                 32          13.8%
                                 Mixed Use             21          12.0%
                                 Industrial            13           4.2%
                                 Self Storage           6           0.5%
                                                      ---         -----
                                 TOTAL                363         100.0%

                                 ----------
                                 (1)  Multifamily properties include
                                      conventional rental properties and
                                      manufactured housing properties.

                                 See "Risk Factors" in this prospectus
                                 supplement.

D. ENCUMBERED INTERESTS          The table below shows the number of, and
                                 percentage of the initial mortgage pool balance secured by, mortgaged real properties for which the encumbered interest is as indicated:

                                   ENCUMBERED
                                    INTEREST
                                     IN THE                    % OF INITIAL
                                 MORTGAGED REAL    NUMBER OF     MORTGAGE
                                    PROPERTY      PROPERTIES   POOL BALANCE
                                 --------------   ----------   ------------
                                 Fee                 354           89.9%
                                 Leasehold             7            8.8%
                                 Fee/Leasehold         2            1.2%
                                                     ---          -----
                                 TOTAL               363          100.0%

                                 In circumstances where both the fee and
                                 leasehold interest in the entire mortgaged real property are encumbered, we have treated that as simply an encumbered fee interest.

E. SIGNIFICANT MORTGAGE LOANS    The ten (10) largest mortgage loans (or groups
                                 of cross-collateralized mortgage loans) that we intend to include in the issuing entity represent 37.6% of the initial mortgage pool balance. See "Description of the Underlying
                                 Mortgage Loans--Significant Mortgage Loans" in this prospectus supplement.

                                  RISK FACTORS

          The risks and uncertainties described below, in addition to those risks described in the prospectus under "Risk Factors," summarize the material risks in connection with the purchase of the offered certificates. All numerical information concerning the mortgage loans that we intend to include in the issuing entity is provided on an approximate basis.

RISKS RELATED TO THE UNDERLYING MORTGAGE LOANS

          COMMERCIAL AND MULTIFAMILY LENDING SUBJECTS YOUR INVESTMENT TO SPECIAL RISKS THAT ARE NOT ASSOCIATED WITH SINGLE-FAMILY RESIDENTIAL LENDING. The mortgage loans that we intend to include in the issuing entity are secured by the following income-producing property types:

          - multifamily properties, including conventional rental properties and manufactured housing properties;

          -    office properties;

          - anchored, including shadow anchored, and unanchored retail properties;

          -    limited service and full service hotel properties;

          -    mixed use properties;

          -    industrial properties; and

          -    self storage properties.

          A concentration of mortgage loans secured by the same type of mortgaged property can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans.

          Commercial and multifamily lending is generally thought to be riskier than single-family residential lending because, among other things, larger loans are made to single borrowers or groups of related borrowers.

          Furthermore, the risks associated with lending on commercial and multifamily properties are inherently different from those associated with lending on the security of single-family residential properties. For example, repayment of each of the underlying mortgage loans will be dependent on the performance and/or value of the related mortgaged real property.

          There are additional factors in connection with commercial and multifamily lending, not present in connection with single-family residential lending, which could adversely affect the economic performance of the respective mortgaged real properties that secure the underlying mortgage loans. Any one of these additional factors, discussed in more detail in this prospectus supplement, could result in a reduction in the level of cash flow from those mortgaged real properties that is required to ensure timely distributions on your offered certificates.

          THE SOURCE OF REPAYMENT ON YOUR OFFERED CERTIFICATES WILL BE LIMITED TO PAYMENTS AND OTHER COLLECTIONS ON THE UNDERLYING MORTGAGE LOANS. The offered certificates will represent interests solely in the issuing entity. The primary assets of the issuing entity will be a segregated pool of commercial and multifamily mortgage loans and a swap agreement relating to the class A-MFL certificates. Accordingly, repayment of the offered certificates will be limited to payments and other collections on the underlying mortgage loans and, solely in the case of the class A-MFL certificates, with respect to payments of interest only, and not of principal on such class, payments under the swap agreement.

          The underlying mortgage loans will not be an obligation of, or be insured or guaranteed by:

          -    any governmental entity;

          -    any private mortgage insurer;

          -    us;

          -    any sponsor;

          -    any mortgage loan seller;

          -    the master servicer;

          -    the special servicer;

          -    any primary servicer;

          -    any sub-servicer of the master servicer or a special servicer

          -    the trustee;

          -    the certificate registrar or paying agent; or

          -    any of their respective affiliates.

          With respect to certain of the underlying mortgage loans, the issuing entity will have the benefit of certain environmental insurance policies. See "Description of the Underlying Mortgage Loans--Underwriting
Matters--Environmental Insurance" in this prospectus supplement.

          REPAYMENT OF EACH OF THE UNDERLYING MORTGAGE LOANS WILL BE DEPENDENT ON THE CASH FLOW PRODUCED BY THE RELATED MORTGAGED REAL PROPERTY, WHICH CAN BE VOLATILE AND INSUFFICIENT TO ALLOW TIMELY DISTRIBUTIONS ON YOUR OFFERED CERTIFICATES, AND ON THE VALUE OF THE RELATED MORTGAGED REAL PROPERTY, WHICH MAY FLUCTUATE OVER TIME. All but four (4) of the mortgage loans that we intend to include in the issuing entity are, with limited exceptions, or should be considered to be, nonrecourse. If there is a default with respect to any of the underlying mortgage loans (other than, in many (but not all) cases, a default resulting from voluntary bankruptcy, fraud or willful misconduct), there will generally only be recourse against the specific real property or properties that secure the defaulted mortgage loan and other assets that have been pledged to secure that mortgage loan. Even if an underlying mortgage loan provides for recourse to a borrower or any of its affiliates, it is unlikely the issuing entity will ultimately recover any amounts in addition to the liquidation proceeds from the related mortgaged real property or properties.

          Repayment of loans secured by commercial and multifamily rental properties typically depends on the cash flow produced by those properties. The ratio of net cash flow to debt service of a mortgage loan secured by an income-producing property is an important measure of the risk of default on the loan.

          Payment on each underlying mortgage loan may also depend on:

          - with respect to balloon loans and loans with anticipated repayment dates, the ability of the related borrower to sell the related mortgaged real property or refinance the subject mortgage loan, whether at scheduled maturity or on the anticipated repayment date, in an amount sufficient to repay the subject mortgage loan; and/or

          - in the event of a default under the underlying mortgage loan and a subsequent sale of the related mortgaged real property upon the acceleration of such mortgage loan's maturity, the amount of the sale proceeds, taking into account any adverse effect of a foreclosure proceeding on those sale proceeds.

          In general, if an underlying mortgage loan has a relatively high loan-to-value ratio or a relatively low debt service coverage ratio, a foreclosure sale is more likely to result in proceeds insufficient to satisfy the outstanding debt.

          Two hundred ninety-three (293) of the mortgage loans that we intend to include in the issuing entity, which represent 96.9% of the initial mortgage pool balance, of which 232 mortgage loans are in loan group no. 1, representing 96.0% of the initial loan group no. 1 balance, and 61 mortgage loans are in loan group no. 2, representing 99.8% of the initial loan group no. 2 balance, respectively, are balloon loans, and 11 of the mortgage loans that we intend to include in the issuing entity, which represent 3.1% of the initial mortgage pool balance, of which ten (10) mortgage loans are in loan group no. 1, representing 4.0% of the initial loan group no. 1 balance, and one (1) mortgage loan is in loan group no. 2, representing 0.2% of the initial loan group no. 2 balance, respectively, provide material incentives for the related borrower to repay the loan by an anticipated repayment date prior to maturity. Two hundred eighty-one
(281) of these mortgage loans, which represent 83.9% of the initial mortgage pool balance of which 228 mortgage loans are in loan group no. 1, representing 88.8% of the initial loan group no. 1 balance, and 53 of the mortgage loans in loan group no. 2, representing 67.2% of the initial loan group no. 2 balance, respectively, have balloon payments that are scheduled to be due or anticipated repayment dates that are to occur, in each case, during the 12-month period from January 2016 through December 2016, inclusive. Although an underlying mortgage loan may provide the related borrower with incentives to repay the loan by an anticipated repayment date prior to maturity, the failure of that borrower to do so will not be a default under that loan.

          The cash flows from the operation of commercial and multifamily real properties are volatile and may be insufficient to cover debt service on the related mortgage loan and pay operating expenses at any given time. This may cause the value of a property to decline. Cash flows and property values generally affect:

          -    the ability to cover debt service;

          - the ability to pay an underlying mortgage loan in full with sales or refinance proceeds; and

          -    the amount of proceeds recovered upon foreclosure.

          Cash flows and property values depend upon a number of factors, including:

          - national, regional and local economic conditions, including plant closings, military base closings, industry slowdowns and unemployment rates;

          - local real estate conditions, such as an oversupply of space similar to the space at the related mortgaged real property;

          -    increases in vacancy rates;

          - changes or continued weakness in a specific industry segment that is important to the success of the related mortgaged real property;

          - the nature of expenses of the related mortgaged real property, such as whether expenses are fixed or vary with revenue;

          - increases in insurance rates, real estate taxes and other operating expenses at the mortgaged real property and in relation to competing properties;

          - the nature of income from the related mortgaged real property, such as whether rents are fixed or vary with tenant revenues;

          - a decline in rental rates as leases are renewed or entered into with new tenants;

          - the level of required capital expenditures for proper maintenance and improvements demanded by tenants at the related mortgaged real property;

          -    creditworthiness of tenants;

          - the number and type of tenants at the related mortgaged real property and the duration of their respective leases;

          - dependence upon a single tenant, or a concentration of tenants in a particular business or industry;

          -    a decline in the financial condition of a major tenant;

          -    tenant defaults;

          -    demographic factors;

          -    consumer confidence;

          -    consumer tastes and preferences;

          - retroactive changes in building or similar codes that require modifications to the related mortgaged real property;

          - capable management and adequate maintenance for the related mortgaged real property;

          - location and neighborhood characteristics of the related mortgaged real property;

          -    proximity and attractiveness of competing properties;

          - if the mortgaged real property has uses subject to significant regulation, changes in applicable laws;

          - in the case of rental properties, the rate at which new rentals occur;

          - perceptions by prospective tenants and, if applicable, their customers, of the safety, convenience, services and attractiveness of the related mortgaged real property;

          - the age, construction, quality and design of the related mortgaged real property; and

          - whether the related mortgaged real property is readily convertible to alternative uses.

          ONE OF THE MORTGAGE LOANS THAT WE INTEND TO INCLUDE IN THE TRUST FUND IS BEING SERVICED AND ADMINISTERED PURSUANT TO THE SERVICING ARRANGEMENTS FOR A DIFFERENT SECURITIZATION; THEREFORE, THE SERIES 2006-C5 CERTIFICATEHOLDERS WILL HAVE LIMITED ABILITY TO CONTROL THE SERVICING OF THAT UNDERLYING MORTGAGE LOAN. The mortgage loan identified on Exhibit A-1 to this prospectus supplement as 280 Park Avenue is secured on a pari passu basis with another mortgage loan, the 280 Park Avenue outside-the-issuing entity mortgage loan, by a single mortgage instrument encumbering the 280 Park Avenue mortgaged real property. The 280 Park Avenue outside-the-issuing entity mortgage loan will not be included in the 2006-C5 issuing entity and has been separately securitized and directly backs the Credit Suisse Commercial Mortgage Trust, series 2006-C4 commercial mortgage pass-through certificates. An intercreditor agreement governs the relationship between the holders of the 280 Park Avenue underlying mortgage loan and the 280 Park Avenue outside-the-issuing entity mortgage loan and generally provides that both of those mortgage loans will be serviced and administered pursuant to the series 2006-C4 pooling and servicing agreement (the governing document for the Credit Suisse Commercial Mortgage Trust series 2006-C4 commercial mortgage securitization). Neither the series 2006-C5 certificateholders nor the trustee on their behalf will have any right, title or interest in or to, or any other claim to any asset of the series 2006-C4 issuing entity, including as security for or in satisfaction of any claim arising from the performance or failure of performance by any party under the series 2006-C4 pooling and servicing agreement, except as related to the 2006-C5 issuing entity's rights to receive payments of principal and interest on the 280 Park Avenue underlying mortgage loan and certain rights to payments of servicing fees and to reimbursement for advances. However, the 2006-C5 issuing entity, as the holder of the 280 Park Avenue underlying mortgage loan, is a third-party beneficiary of the series 2006-C4 pooling and servicing agreement. Furthermore, the master servicer, the special servicer and trustee under the series 2006-C5 pooling and servicing agreement may not independently exercise remedies following a default with respect to the 280 Park Avenue underlying mortgage loan. The holders of the 280 Park Avenue whole loan representing more than 50% of the total unpaid principal balance of the 280 Park Avenue whole loan will be entitled to direct the servicing parties under the series 2006-C4 pooling and servicing agreement with respect to various servicing matters involving the 280 Park Avenue whole loan. The applicable master servicer and the applicable special servicer under the series 2006-C4 pooling and servicing agreement are required to service the 280 Park Avenue whole loan in accordance with the servicing standard set forth in the series 2006-C4 pooling and servicing agreement on behalf of the series 2006-C4 certificateholders and the series 2006-C5 certificateholders, as a collective whole.

          See "Description of the Underlying Mortgage Loans--Certain Matters Regarding the 280 Park Avenue Mortgage Loan" in this prospectus supplement.

          TEN PERCENT OR MORE OF THE INITIAL MORTGAGE POOL BALANCE WILL BE REPRESENTED BY MORTGAGE LOANS SECURED BY MULTIFAMILY RENTAL AND MANUFACTURED HOUSING PROPERTIES, THEREBY MATERIALLY EXPOSING OFFERED CERTIFICATEHOLDERS TO RISKS ASSOCIATED WITH THE PERFORMANCE OF MULTIFAMILY RENTAL PROPERTIES AND MANUFACTURED HOUSING PROPERTIES. One hundred nineteen (119) of the mortgaged real properties, securing mortgage loans that represent 23.9% of the initial mortgage pool balance, are primarily used for multifamily rental purposes or are manufactured housing properties. A number of factors may adversely affect the value and successful operation of a multifamily rental property or a manufactured housing property. Some of these factors include:

          - the number of competing residential developments in the local market, including apartment buildings, manufactured housing communities and site-built single family homes;

          - the physical condition and amenities, including age, appearance, construction quality and access to transportation, of the subject property in relation to competing properties;

          -    the subject property's reputation;

          - in the case of student housing facilities, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on-campus housing units, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;

          - applicable state and local regulations designed to protect tenants in connection with evictions and rent increases;

          - the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or personnel from a local military base;

          -    local factory or other large employer closings;

          - the location of the property, for example, a change in the neighborhood over time;

          - the level of mortgage interest rates to the extent it encourages tenants to purchase single-family housing;

          - the ability of the management team to effectively manage the subject property;

          - the ability of the management to provide adequate maintenance and insurance;

          - compliance and continuance of any government housing rental subsidiary programs from which the subject property receives benefits and whether such subsidies or vouchers may be used at other properties;

          -    distance from employment centers and shopping areas;

          - adverse local or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payment or a reduction in occupancy level;

          -    the financial condition of the owner of the subject property; and

          - government agency rights to approve the conveyance of such mortgaged real properties could potentially interfere with the foreclosure or execution of a deed in lieu of foreclosure of such properties.

In addition, multifamily rental properties and manufactured housing properties are part of a market that, in general, is characterized by low barriers to entry. Thus, a particular multifamily rental/manufactured housing property market with historically low vacancies could experience substantial new construction and a resultant oversupply of rental units within a relatively short period of time. Because leases with respect to a multifamily rental/manufactured housing property are typically leased on a short-term basis, the tenants residing at a particular property may easily move to alternative multifamily rental/manufactured housing properties with more desirable amenities or locations or to single family housing.

          Some of the multifamily rental properties that will secure mortgage loans that we intend to include in the issuing entity are subject to land use restrictive covenants, affordable housing covenants or contractual covenants in favor of federal or state housing agencies. These covenants normally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the applicable area or region. These covenants may limit the potential rental rates that may govern rentals at any of those properties, the potential tenant base for any of those properties or both.

          Some of the mortgaged real properties have tenants that rely on rent subsidies under various government funded programs, including the Section 8 Tenant-Based Assistance Rental Certificate Program of the United States Department of Housing and Urban Development. With respect to certain of the mortgage loans, the borrower may receive subsidies or other assistance from government programs. The related mortgage loan seller may have underwritten the related mortgage loan on the assumption that such assistance will continue. Loss of any applicable assistance could have an adverse effect on the ability of the related borrower to make timely payments of debt service. In addition, the restrictions described above relating to the use of the related mortgaged real property could reduce the market value of the related mortgaged real property.

          Some of the mortgaged real properties that will secure mortgage loans that we intend to include in the issuing entity entitle their owners to receive low-income housing tax credits pursuant to Section 42 of the Code. Section 42 of the Code provides a tax credit for owners of multifamily rental properties meeting the definition of low-income housing who have received a tax credit allocation from the state or local allocating agency. The total amount of tax credits to which the property owner is entitled, is based upon the percentage of total units made available to qualified tenants.

          The tax credit provisions limit the gross rent for each low-income unit. Under the tax credit provisions, a property owner must comply with the tenant income restrictions and rental restrictions over a minimum of a 15-year compliance period. In addition, agreements governing the multifamily rental property may require an "extended use period," which has the effect of extending the income and rental restrictions for an additional period.

          In the event a multifamily rental property does not maintain compliance with the tax credit restrictions on tenant income or rental rates or otherwise satisfy the tax credit provisions of the Code, the property owner may suffer a reduction in the amount of available tax credits and/or face the recapture of all or part of the tax credits related to the period of the noncompliance and face the partial recapture of previously taken tax credits. The loss of tax credits, and the possibility of recapture of tax credits already taken, may provide significant incentive for the property owner to keep the related multifamily rental property in compliance with such tax credit restrictions and limit the income derived from the related property.

          Generally, the mortgaged real property must satisfy certain requirements, the borrower must observe certain leasing practices and/or the tenant(s) must regularly meet certain income requirements or the mortgaged property must have certain other characteristics consistent with government policy related to the applicable program. There is no assurance that such programs will be continued in their present form or that the borrower will continue to comply with the requirements of the programs to enable the borrower to receive the subsidies in the future, that the investors in such borrower will continue to receive the related tax benefit or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related mortgage loans.

          See "Description of the Trust Fund--Mortgage Loans--Various Types of Multifamily and Commercial Properties May Secure Mortgage Loans Underlying a Series of Offered Certificates--Multifamily Rental Properties" in the accompanying prospectus.

          TEN PERCENT OR MORE OF THE INITIAL MORTGAGE POOL BALANCE WILL BE REPRESENTED BY MORTGAGE LOANS SECURED BY OFFICE PROPERTIES, THEREBY MATERIALLY EXPOSING OFFERED CERTIFICATEHOLDERS TO RISKS ASSOCIATED WITH THE PERFORMANCE OF OFFICE PROPERTIES. Forty-eight (48) of the mortgaged real properties, securing mortgage loans that represent 23.7% of the initial mortgage pool balance, are primarily used for office purposes. A number of factors may adversely affect the value and successful operation of an office property. Some of these factors include:

          -    the strength, stability, number and quality of the tenants;

          -    the possibility of declining business operations of the tenants;

          -    location and accessibility from surrounding highways/streets;

          - the ability of the management team to effectively manage the subject property;

          - the physical condition and amenities of the subject building in relation to competing buildings, including the condition of the HVAC system, parking and the subject building's compatibility and adaptability with regard to current business wiring requirements and the technological needs of the tenants;

          - whether the area is a desirable business location, including local labor cost and quality, access to transportation, tax environment, including tax benefits, and quality of life issues, such as schools and cultural amenities;

          - adverse changes in population, employment growth and patterns of telecommuting and sharing office space;

          - diversity of an office building's tenants or the existence of a single or dominant tenant; and

          -    the financial condition of the owner of the subject property.

          Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants. See "Description of the Trust Fund--Mortgage Loans--Various Types of Multifamily and Commercial Properties May Secure Mortgage Loans Underlying a Series of Offered Certificates--Office Properties" in the accompanying prospectus.

          TEN PERCENT OR MORE OF THE INITIAL MORTGAGE POOL BALANCE WILL BE REPRESENTED BY MORTGAGE LOANS SECURED BY RETAIL PROPERTIES, THEREBY MATERIALLY EXPOSING OFFERED CERTIFICATEHOLDERS TO RISKS ASSOCIATED WITH THE PERFORMANCE OF RETAIL PROPERTIES. One hundred twenty-four (124) of the mortgaged real properties, securing mortgage loans that represent 21.8% of the initial mortgage pool balance, are primarily used for retail purposes. A number of factors may adversely affect the value and successful operation of a retail property. Some of these factors include:

          -    the strength, stability, number and quality of the tenants;

          -    tenants' sales;

          -    the rights of certain tenants to terminate their leases;

          -    tenant mix;

          - the ability of the management team to effectively manage the subject property;

          -    whether the subject property is in a desirable location;

          - the physical condition and amenities of the subject building in relation to competing buildings;

          - competition from nontraditional sources such as catalog retailers, home shopping networks, electronic media shopping, telemarketing and outlet centers;

          - whether a retail property is anchored, shadow anchored or unanchored and, if anchored or shadow anchored, the strength, stability, quality and continuous occupancy of the anchor tenant or the shadow anchor, as the case may be, are particularly important factors; and

          -    the financial condition of the owner of the subject property.

          We consider 33 of the subject retail properties, securing mortgage loans that represent 11.9% of the initial mortgage pool balance, to be anchored and 91 of the subject retail properties, securing mortgage loans that represent 9.9% of the initial mortgage pool balance, to be unanchored. Retail properties that are anchored have traditionally been perceived as less risky than unanchored properties. As to any given retail property, an anchor tenant is generally understood to be a nationally or regionally recognized tenant whose space is proportionately larger in size than the space occupied by other tenants at the subject property and is important in attracting customers to the subject property. A shadow anchor is a store or business that satisfies the criteria for an anchor tenant, but which may be located at an adjoining property or on a portion of the subject retail property that is not collateral for the related mortgage loan. A shadow anchor may own the space it occupies and, therefore, that space is not part of the collateral.

          In those cases where the property owner does not control the space occupied by the anchor tenant, and in cases involving a shadow anchored tenant, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as removing or replacing an ineffective anchor tenant. In some cases, an anchor tenant or shadow anchored tenant may cease to operate at a retail property, thereby leaving its space unoccupied even though it continues to own or pay rent on the vacant space. If an anchor tenant or a shadow anchored tenant ceases operations at a retail property (or occupancy otherwise drops), other tenants at the property may be entitled to terminate their leases prior to the scheduled termination date or to pay rent at a reduced rate for the remaining term of the lease.

          See "Description of the Trust Fund--Mortgage Loans--Various Types of Multifamily and Commercial Properties May Secure Mortgage Loans Underlying a Series of Offered Certificates--Retail Properties" in the accompanying prospectus.

          CERTAIN OF THE INITIAL MORTGAGE POOL BALANCE WILL BE REPRESENTED BY MORTGAGE LOANS SECURED BY HOTEL PROPERTIES, THEREBY EXPOSING OFFERED CERTIFICATEHOLDERS TO RISKS ASSOCIATED WITH THE PERFORMANCE OF THE HOTEL PROPERTIES. Thirty-two (32) of the mortgaged real properties, securing mortgage loans that represent 13.8% of the initial mortgage pool balance, are primarily used for hotels. Decreases in room rates or occupancy at a hotel property could adversely affect the value and successful operation of the hotel. Room rates and occupancy levels may depend upon the following factors:

          - the proximity of a hotel property to major population centers or attractions;

          - changes in travel patterns caused by changes in energy prices, strikes, access, relocation and construction of highways, concern about travel safety and other factors;

          - adverse local, regional or national economic conditions or the existence or construction of competing hotel properties. Because hotel rooms typically are rented for short periods of time, the performance of hotel properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties;

          - a hotel property's ability to attract customers and a portion of its revenues may depend on its having a liquor license. A liquor license may not be transferable if a foreclosure on the mortgaged real property occurs;

          - in many parts of the country the hotel and lodging industry is seasonal in nature. Seasonality will cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses; and

          - limited service hospitality properties have lower barriers to entry than other types of hospitality properties, and over-building could occur.

          Hotel properties also face risks related to their specialized function, including:

          - conversions to alternate uses may not be able to be achieved in a timely or cost-effective manner;

          - borrower may be required to expend continuing amounts on modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

          - deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel; and

          - the relative illiquidity of hotel investments limits the ability of borrowers and property managers to respond to changes in economic or other conditions in a timely or successful manner.

          The viability of hotel properties that are franchisees of national, international or regional hotel chains or managed by hotel management companies depends in large part on the continued existence and financial strength of the franchisor or management company, as applicable. The public perception of the franchise or chain service mark, and the duration of the franchise license agreement or hotel management agreement are also important. If the borrower defaults on its debt, the trust may be unable to use the franchise license without the consent of the franchisor or hotel management company due to restrictions on transfers imposed by the franchise license agreement or hotel management agreement, as applicable.

          PROPERTY MANAGEMENT IS IMPORTANT TO THE SUCCESSFUL OPERATION OF THE MORTGAGED REAL PROPERTY. The successful operation of a real estate project depends in part on the performance and viability of the property manager. The property manager is generally responsible for:

          -    operating the property and providing building services;

          -    establishing and implementing the rental structure;

          -    managing operating expenses;

          -    responding to changes in the local market; and

          - advising the borrower with respect to maintenance and capital improvements.

          Properties deriving revenues primarily from short-term sources, such as hotels and self storage facilities, and short-term or month-to-month leases, generally are more management intensive than properties leased to creditworthy tenants under long-term leases.

          A good property manager, by controlling costs, providing necessary services to tenants and overseeing and performing maintenance or improvements on the property, can improve cash flow, reduce vacancies, reduce leasing and repair costs and preserve building value. On the other hand, management errors can, in some cases, impair short-term cash flow and the long-term viability of an income-producing property.

          We, the underwriters, the sponsors and the mortgage loan sellers do not make any representation or warranty as to the skills of any present or future property managers with respect to the mortgaged real properties that will secure the underlying mortgage loans. Furthermore, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements. In addition, certain of the mortgaged real properties are managed by affiliates of the applicable borrower. If an underlying mortgage loan is in default or undergoing special servicing, this could disrupt the management of the mortgaged real property and may adversely affect cash flow.

          CERTAIN RISKS RELATING TO TENANTS. The income from, and market value of, the mortgaged real properties leased to various tenants would be adversely affected if:

          - space in the mortgaged real properties could not be leased or re-leased;

          - leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged real properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

          - substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

          -    tenants were unwilling or unable to meet their lease obligations;

          - a significant tenant were to become a debtor in a bankruptcy case;

          -    rental payments could not be collected for any other reason; or

          - a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

          The mortgaged real properties related to many of the mortgage loans may experience substantial (50% of gross leasable area or more) lease rollover prior to the maturity date, and in many cases relatively near, or soon after, the maturity dates of the mortgage loans. In addition, many of the related loan documents may require tenant improvement and leasing commission reserves (including trapping excess cash flow after notice of lease termination), and in many cases, the leases contain lessee extension options extending the term of such leases for a specified term. However, there can be no assurance that any such extension options will be exercised or that the amount of any such reserves will be adequate to mitigate the lack of rental income associated with these rollovers. Also, certain of the mortgaged real properties may be subject to tenant termination rights prior to the maturity date of the related mortgage loan.

          The costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged real properties. Moreover, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the related mortgaged real property.

          Further, certain of the mortgaged real properties are and/or may be leased in whole or in part by government-sponsored tenants who have the right to rent reductions or to cancel their leases at any time or for lack of appropriations or for damage to the leased premises caused by casualty or condemnation.

          See "Description of the Underlying Mortgage Loans--Additional Loan and Property Information--Tenant Matters" in this prospectus supplement.

          RELIANCE ON A SINGLE OR MAJOR TENANT MAY INCREASE THE RISK THAT CASH FLOW WILL BE INTERRUPTED. Twenty-two (22) of the mortgaged real properties, securing mortgage loans that represent 8.4% of the initial mortgage pool balance, are each leased by a single tenant. In addition, 31 other mortgaged real properties, securing mortgage loans that represent 5.7% of the initial mortgage pool balance, have, in each case, a single tenant that occupies 50% or more, but less than 100%, of the space at the particular property. In certain cases, the single tenant lease is a master lease or similar arrangement with a tenant who is an affiliate of the borrower under the subject mortgage loan. Reliance on a single or major tenant may increase the risk that cash flow will be interrupted, which will adversely affect the ability of a borrower to repay its mortgage loan. In such circumstances, the deterioration of the financial condition of the tenant can be particularly significant, the impact to the financial condition of the borrower due to the absence or reduction in operating income or rental income may be severe, and an increased period of time may be required to re-lease the space or substantial costs may be incurred to modify the space to satisfy the needs of replacement tenants

          OPTIONS AND OTHER PURCHASE RIGHTS MAY AFFECT VALUE OR HINDER RECOVERY WITH RESPECT TO MORTGAGED REAL PROPERTIES. With respect to certain of the underlying mortgage loans, the related borrower has given to one or more tenants a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the related mortgaged real property or right of first offer to purchase all or a portion of the mortgaged real property or such rights may be conferred by statute. These tenant rights may impede the mortgagee's ability to sell the related mortgaged real property at foreclosure or after acquiring such property pursuant to foreclosure, or adversely affect the marketability or future proceeds from any sale of that mortgaged real property.

          CONDOMINIUM OWNERSHIP MAY LIMIT USE AND IMPROVEMENTS. Certain of the mortgage loans that we intend to include in the issuing entity are secured by a mortgaged real property that consists of the related borrower's interest in condominium interests in buildings and/or other improvements, the related percentage interests in the common areas and the related voting rights in the condominium association. Such interests may in some cases constitute less than a majority of such voting rights. In the case of condominiums, a board of managers generally has discretion to make decisions affecting the condominium building and there may be no assurance that the borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers. Thus, decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium building and many other decisions affecting the maintenance, repair and, in the event of a casualty or condemnation, restoration of that building, may have a significant impact on the mortgage loans in the issuing entity that are secured by mortgaged real properties consisting of such condominium interests. There can be no assurance that the related board of managers will always act in the best interests of the borrower under those mortgage loans. Further, due to the nature of condominiums, a default under the related mortgage loan will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to properties that are not condominiums. For example, a mortgaged real property may not be readily convertible due to restrictive covenants applicable to a mortgaged real property subject to a condominium regime. The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. Certain transfers of condominium units may require filings with state agencies or other governmental authorities. In addition, in the event of a casualty with respect to such a mortgaged real property, due to the possible existence of multiple loss payees on any insurance policy covering that mortgaged real property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the series 2006-C5 certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a property that is not a condominium.

          LOSSES ON LARGER LOANS MAY ADVERSELY AFFECT DISTRIBUTIONS ON YOUR CERTIFICATES. Certain of the mortgage loans (or groups of cross-collateralized mortgage loans) that we intend to include in the issuing entity have cut-off date principal balances that are substantially higher than the average cut-off date principal balance. In general, these concentrations can result in losses that are more severe than would be the case if the total principal balance of the mortgage loans backing the offered certificates were more evenly distributed. The following chart lists the ten (10) largest mortgage loans (or groups of cross-collateralized mortgage loans) that are to be included in the issuing entity.

  TEN LARGEST MORTGAGE LOANS (OR GROUPS OF CROSS-COLLATERALIZED MORTGAGE LOANS)

                                                         CUT-OFF DATE     % OF INITIAL MORTGAGE
                     PROPERTY/PORTFOLIO NAME          PRINCIPAL BALANCE        POOL BALANCE
----------------------------------------------------  -----------------   ---------------------
1.  Babcock and Brown FX4(1)                             $193,864,853              5.7%
2.  Queens Multifamily Portfolio(2)                      $192,000,000              5.6%
3.  720 Fifth Avenue                                     $165,000,000              4.8%
4.  HGSI Headquarters                                    $147,000,000              4.3%
5.  280 Park Avenue                                      $140,000,000              4.1%
6.  W New York - Union Square                            $115,000,000              3.4%
7.  Waterfront Plaza                                     $100,000,000              2.9%
8.  West Covina Portfolio                                $ 82,000,000              2.4%
       Wells Fargo Bank Tower                            $ 41,000,000              1.2%
       West Covina Village Community Shopping Center     $ 41,000,000              1.2%
9.  Best Western President                               $ 80,000,000              2.3%
10. Mira Mesa Marketplace Portfolio                      $ 75,000,000              2.2%
       Mira Mesa Marketplace West                        $ 38,500,000              1.1%
       Mira Mesa Marketplace East                        $ 36,500,000              1.1%

----------
(1) Consists of Driscoll Place, The Crossroads, Crystal Bay, Westwood Village, Wolf Creek, Southpoint, Copper Cove, Shadow Creek, St. Andrews, Peachtree Place, Pinnacle West, Lake of the Woods, Savoy Manor, Park on Rosemeade, Cedarbrook, The Pinnacle, Estrada Place (Surrey Oaks II), Wellston Ridge, Oakdale Villas and Northcrest.

(2) Consists of 34-25 Parsons Blvd, 99-60 64th Avenue & 99-65 64th Road, 98-30 67th Avenue, 41-25 Case Street, 43-09 47th Avenue, 188-30/34 87th Drive, 44-08 & 44-14 47th Avenue / 47-05 44th Street / 47-06 45th Street, 43-23
     40th Street, 43-08 40th Street, 35-16 34th Street, 83-40 Britton Avenue, 32-06 47th Street, 47-05 45th Street, 47-06 46th Street, 119-21
     Metropolitan Avenue, 32-52 33rd Street, 32-42 33rd Street, 37-37 88th Street, 88-36 Elmhurst Avenue, 41-26 73rd Street, 37-25 81st Street, 39-11, 39-15 & 39-19 62nd Street, 33-51 73rd Street, 35-65 86th Street, 86-02
     Forest Parkway, 37-06 81st Street, 34-10 84th Street, 34-09 83rd Street, 43-35 & 43-39 42nd Street, 37-30 81st Street and 37-40 81st Street.

          MORTGAGE LOANS TO RELATED BORROWERS MAY RESULT IN MORE SEVERE LOSSES ON YOUR OFFERED CERTIFICATES. Certain groups of the mortgage loans that we intend to include in the issuing entity were made to the same borrower or to borrowers under common ownership. In some cases, the mortgage loans in any of those groups are not cross-collateralized. Mortgage loans with the same borrower or related borrowers pose additional risks. Among other things:

          - financial difficulty at one mortgaged real property could cause the owner to defer maintenance at another mortgaged real property in order to satisfy current expenses with respect to the troubled mortgaged real property;

          - related borrowers who have common general partners or common managing members could increase the risk that a financial setback or bankruptcy proceeding involving such parties could have an impact on the pool of mortgage loans;

          - related borrowers who have common affiliated property managers could increase the risk that a financial setback or bankruptcy proceeding involving such property manager could have an impact on the pool of mortgage loans; and

          - the owner could attempt to avert foreclosure on one mortgaged real property by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all of the related mortgage loans.

See "Description of the Underlying Mortgage Loans--Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers" in this prospectus supplement.

          The following table identifies each of those groups of two or more mortgage loans that represent 1.0% or more of the initial mortgage pool balance and that have the same borrower or related borrowers, but are not cross-collateralized.


                             RELATED BORROWER LOANS

                                                            NUMBER OF UNDERLYING     AGGREGATE CUT-OFF      % OF INITIAL MORTGAGE
                  PROPERTY/PORTFOLIO NAME                      MORTGAGE LOANS      DATE PRINCIPAL BALANCE        POOL BALANCE
---------------------------------------------------------   --------------------   ----------------------   ---------------------
280 Park Avenue and W New York - Union Square                         2                 $255,000,000                 7.4%
Space Park and Verio Building                                         2                 $ 95,000,000                 2.8%
Brandon Walk Apartments, Brookstone Apartments,
   MacArthur Park Apartments and Shady Oaks Apartments                4                 $ 35,200,000                 1.0%

          ENFORCEABILITY OF CROSS-COLLATERALIZATION PROVISIONS MAY BE CHALLENGED AND THE BENEFITS OF THESE PROVISIONS MAY OTHERWISE BE LIMITED. Six (6) groups of mortgage loans that we intend to include in the issuing entity, which represent 6.6% of the initial mortgage pool balance, are secured by multiple real properties or to co-borrowers, through cross-collateralization with other mortgage loans that are to be included in the issuing entity or otherwise. These arrangements attempt to reduce the risk that one mortgaged real property may not generate enough net operating income to pay debt service. However, cross-collateralization arrangements involving more than one borrower could be challenged as a fraudulent conveyance and avoided if a court were to determine that:

          - one of the borrowers was a debtor in a bankruptcy case, was subject to an action brought by one or more of its creditors outside of a bankruptcy context, was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with unreasonably small capital, or was not able to pay its debts as they matured, and

          - the borrower did not, when it allowed its mortgaged real property to be encumbered by a lien securing the entire indebtedness represented by the other mortgage loan, receive fair consideration or reasonably equivalent value for encumbering such mortgaged real property for the equal benefit of the other borrower.

          If the lien is voided, the lender would lose the benefits afforded by such lien.

          In addition, some of the underlying mortgage loans referred to in the foregoing paragraph allow for the termination of the applicable cross-collateralization provisions and/or for the release of individual mortgaged real properties, whether through partial prepayment of a release price, through property substitution, through partial defeasance and/or upon the satisfaction of various underwriting and loan-to-value criteria. See "Description of the Underlying Mortgage Loans--Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers" in this prospectus supplement.

          Furthermore, when multiple real properties secure a mortgage loan or group of cross-collateralized mortgage loans, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, generally, to minimize recording tax. This mortgage amount may equal the appraised value or allocated loan amount for the mortgaged real property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

          Moreover, one (1) group of cross-collateralized mortgage loans and two
(2) individual multi-property mortgage loans that we intend to include in the issuing entity, collectively representing 7.1% of the initial mortgage pool balance, are each secured by mortgaged real properties located in multiple states. Foreclosure actions are brought in state court and the courts of one state cannot exercise jurisdiction over property in another state. Upon a default under any of these mortgage loans, it may not be possible to foreclose on the related mortgaged real properties simultaneously.

          SUBSTITUTION OF MORTGAGED PROPERTIES MAY LEAD TO INCREASED RISKS. With respect to at least two (2) of the underlying mortgage loans, the related borrower is permitted to substitute properties of like kind and quality or substantially similar use for the mortgaged real properties securing the related mortgage loan. As a result, it is possible that the mortgaged real properties that secure a mortgage loan as of a cut-off date may not secure the mortgage loan for its entire term. Any substitution may require the borrower to meet certain conditions, including satisfying debt service coverage tests, obtaining written confirmation from the rating agencies that any ratings of the certificates will not, as a result of the proposed substitution, be downgraded, qualified or withdrawn and providing an opinion of counsel that the REMIC status of the issuing entity will not be adversely impacted by the proposed substitution. Nevertheless, the replacement property may differ from the substituted property with respect to certain characteristics. See "Description of the Underlying Mortgage Loans--Substitution" and "--Significant Mortgage Loans--Babcock & Brown FX4" in this prospectus supplement.

          A BORROWER'S OTHER LOANS MAY REDUCE THE CASH FLOW AVAILABLE TO OPERATE AND MAINTAIN THE RELATED MORTGAGED REAL PROPERTY OR MAY INTERFERE WITH THE ISSUING ENTITY'S RIGHTS UNDER THE RELATED UNDERLYING MORTGAGE LOAN, THEREBY ADVERSELY AFFECTING DISTRIBUTIONS ON YOUR OFFERED CERTIFICATES. As described under "Description of the Underlying Mortgage Loans--Additional Loan and Property Information--Additional Secured Financing" in this prospectus supplement, some mortgaged real properties securing the underlying mortgage loans have been or may be encumbered by other subordinate or PARI PASSU debt. In addition, subject, in some cases, to certain limitations relating to maximum amounts, the borrowers generally may incur trade and operational debt or other unsecured debt, and enter into equipment and other personal property and fixture secured financing and leasing arrangements, in connection with the ordinary operation and maintenance of the related mortgaged real property. Furthermore, in the case of those mortgage loans which require or allow letters of credit to be posted by the related borrower as additional security for its mortgage loan, in lieu of reserves or otherwise, the related borrower may be obligated to pay fees and expenses associated with the letter of credit and/or to reimburse the letter of credit issuer or others in the event of a draw upon the letter of credit by the lender.

          The existence of other debt could:

          - adversely affect the financial viability of a borrower by reducing the cash flow available to the borrower to operate and maintain the related mortgaged real property;

          -    adversely affect their ability to service the mortgage loan;

          - adversely affect the security interest of the lender in the equipment or other assets acquired through its financings;

          -    complicate bankruptcy proceedings;

          -    delay foreclosure on the related mortgaged real property; and

          - make it more difficult for the borrower to obtain refinancing of the mortgage loan and jeopardize repayment of the mortgage loan.

          In this regard, the mortgage loans generally prohibit borrowers from incurring any additional debt secured by their mortgaged property without the consent of the lender. No investigations, searches or inquiries to determine the existence or status of any subordinate secured financing with respect to any of the mortgaged properties have been made since the origination of the related mortgage loan. There can be no assurance that the borrowers have complied with the restriction on indebtedness in the related mortgage loan documents.

          In addition, in the case of one (1) mortgage loan that we intend to include in the issuing entity, representing 4.1% of the initial mortgage pool balance, and secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as 280 Park Avenue, the holder of the 280 Park Avenue outside-the-issuing entity mortgage loan (with an original principal balance of $300,000,000) has one or more of the following rights which may be exercised by the holder through a designee:

          - the right to consult with the applicable servicing parties with respect to various servicing actions affecting the subject underlying mortgage loan;

          - the right to consent to or to direct various servicing actions affecting the subject underlying mortgage loans; and

          - the right to purchase the subject underlying mortgage loan under various default scenarios.

          The party or parties entitled to exercise or participate in the exercise of the rights described in the preceding paragraph may have interests that conflict with the interests of the holders of the series 2006-C5 certificates.

          See "Description of the Underlying Mortgage Loans--Certain Matters Regarding the 280 Park Avenue Mortgage Loan" in this prospectus supplement.

          MEZZANINE DEBT CAN ACT AS A DISINCENTIVE TO THE PRINCIPALS OF A BORROWER. The principals of the borrowers under Twelve (12) of the mortgage loans, which collectively represent 31.4% of the initial mortgage pool balance, have mezzanine debt. If any of the principals in a borrower under one of the mortgage loans that we intend to include in the issuing entity pledges its equity interest in that borrower to secure a debt, frequently called mezzanine debt, then:

          - depending on the use of the proceeds from that loan, the equity interest of that principal in that borrower will be reduced and, further, depending on its remaining equity interest, that principal could be less inclined to infuse that borrower with additional funds if the performance and/or value of the related mortgaged real property declines; and

          - if that equity interest is foreclosed upon following a default under the mezzanine debt, there could be a change in control of that borrower.

          As described under "Description of the Underlying Mortgage Loans--Additional Loan and Property Information--Additional Secured Financing" in this prospectus supplement, we are aware of certain mortgage loans that we intend to include in the issuing entity as to which mezzanine financing exists or is permitted to be incurred.

          THE BORROWER'S FORM OF ENTITY MAY CAUSE SPECIAL RISKS. Most of the borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals. A legal entity may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most (but not all) of the entities do not have personal assets or creditworthiness at stake.

          SOME BORROWERS UNDER THE UNDERLYING MORTGAGE LOANS WILL NOT BE LIMITED TO OWNING THEIR RESPECTIVE MORTGAGED REAL PROPERTIES, THEREBY INCREASING THE RISK OF BORROWER BANKRUPTCY. The business activities of some of the borrowers under mortgage loans that we intend to include in the issuing entity are not limited to owning their respective mortgaged real properties. Accordingly, the financial success of these borrowers may be affected by the performance of their other business activities, including other real estate interests. In addition, some borrowers have incurred or are permitted in the future to incur debt unrelated to operating the related mortgaged real property. Moreover, the organizational documents for the borrowers under certain mortgage loans in the issuing entity do not require the borrowers to be special purpose entities. Also, although a borrower may currently be a special purpose entity, in certain cases, that borrower was not originally a special purpose entity, but at origination of the related mortgage loan its organizational documents were amended. That borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that are typically required to consider a borrower a "special purpose entity." Those other business activities and/or that additional debt increase the possibility that the borrower may become bankrupt or insolvent. See "Description of the Underlying Mortgage Loans--Additional Loan and Property Information--Non-Special Purpose Entity Borrowers" in this prospectus supplement.

          TENANCIES IN COMMON MAY HINDER RECOVERY. Fifteen (15) of the mortgage loans that we intend to include in the issuing entity, which represent 7.2% of the initial mortgage pool balance, have borrowers that own the related mortgaged real properties as tenants-in-common. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided interest in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant-in-common proportionally. Therefore, the related mortgage loan may be subject to prepayment. We cannot assure you that all borrowers have waived their right of partition.

          The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant-in-common borrowers, a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. In some cases, the related mortgage loan documents provide for full recourse to the related tenant-in-common borrower or the guarantor if a tenant-in-common files for partition or bankruptcy. In most cases, the related tenant-in-common borrower is a special purpose entity (in some cases bankruptcy-remote), reducing the risk of bankruptcy. However, not all tenants-in-common for these mortgage loans are special purpose entities and, in some cases, the borrower is actually an individual. The tenant-in-common structure may cause delays in the enforcement of remedies because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated. This risk can be mitigated if, after the commencement of the first such bankruptcy, a mortgagee commences an involuntary proceeding against the other tenant-in-common borrowers and moves to consolidate all such cases. However, there can be no assurance that a court will consolidate all such cases. Also, there can be no assurance that a bankruptcy proceeding by a single tenant-in-common borrower will not delay enforcement of these mortgage loans.

          CHANGES IN MORTGAGE POOL COMPOSITION CAN CHANGE THE NATURE OF YOUR INVESTMENT. If you purchase any class A-2, A-AB, A-3, A-MFL, A-M and/or A-J certificates, you will be more exposed to risks associated with changes in concentrations of borrower, loan or property characteristics in loan group no. 1 than are persons who own class A-1 certificates.

          GEOGRAPHIC CONCENTRATION OF THE MORTGAGED REAL PROPERTIES MAY ADVERSELY AFFECT DISTRIBUTIONS ON YOUR OFFERED CERTIFICATES. The concentration of mortgaged real properties in a specific state or region will make the performance of the mortgage loans that we intend to include in the issuing entity, as a whole, more sensitive to the following factors in the state or region where the borrowers and the mortgaged real properties are concentrated:

          -    economic conditions, including real estate market conditions;

          -    changes in governmental rules and fiscal policies;

          - regional factors such as earthquakes, floods, forest fires or hurricanes;

          -    acts of God, which may result in uninsured losses; and

          -    other factors that are beyond the control of the borrowers.

          The mortgaged real properties are located in 38 states. The table below sets forth the states in which mortgaged real properties representing more than 5.0% of the initial mortgage pool balance are located.

       SIGNIFICANT GEOGRAPHIC CONCENTRATIONS OF MORTGAGED REAL PROPERTIES

                                     NUMBER OF MORTGAGED   % OF INITIAL MORTGAGE
               STATE                   REAL PROPERTIES          POOL BALANCE
----------------------------------   -------------------   ---------------------
New York                                       63                  28.5%
California                                     32                  13.0%
Texas                                          54                  10.4%
Florida                                        27                   5.6%
Maryland                                        4                   5.0%

          See "Certain Legal Aspects of Mortgage Loans for Mortgaged Properties Located in New York" in this prospectus supplement and "Legal Aspects of Mortgage Loans" in the accompanying prospectus.

          SOME REMEDIES MAY NOT BE AVAILABLE FOLLOWING A MORTGAGE LOAN DEFAULT. The mortgage loans that we intend to include in the issuing entity contain, subject to certain exceptions, "due-on-sale" and "due-on-encumbrance" clauses. These clauses permit the holder of an underlying mortgage loan to accelerate the maturity of the mortgage loan if the related borrower sells or otherwise transfers or encumbers the related mortgaged real property or its interest in the related mortgaged real property in violation of the terms of the mortgage. All of the mortgage loans that we intend to include in the issuing entity also include a debt-acceleration clause that permits the related lender to accelerate the debt upon specified monetary or non-monetary defaults of the related borrower.

          The courts of all states will generally enforce clauses providing for acceleration in the event of a material payment default. The equity courts of a state, however, may refuse the foreclosure or other sale of a mortgaged real property or refuse to permit the acceleration of the indebtedness as a result of a default deemed to be immaterial or if the exercise of these remedies would be inequitable or unjust.

          Each of the mortgage loans that we intend to include in the issuing entity is secured by an assignment of leases and rents from the related borrower, which assignment may be contained within the mortgage instrument. However, in many cases, the related borrower generally may collect rents for so long as there is no default. As a result, the issuing entity's rights to these rents will be limited because:

          - the issuing entity may not have a perfected security interest in the rent payments until the master servicer, special servicer, primary servicer or sub-servicer collects them;

          - the master servicer, special servicer, primary servicer or sub-servicer may not be entitled to collect the rent payments without court action; and

          - the bankruptcy of the related borrower could limit the ability of the master servicer, special servicer, primary servicer or sub-servicer to collect the rents.

          LENDING ON INCOME-PRODUCING REAL PROPERTIES ENTAILS ENVIRONMENTAL RISKS. Under various federal and state laws, a current or previous owner or operator of real property may be liable for the costs of cleanup of environmental contamination on, under, at or emanating from, the property. These laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the contamination. The costs of any required cleanup and the owner's liability for these costs are generally not limited under these laws and could exceed the value of the property and/or the total assets of the owner. Contamination of a property may give rise to a lien on the property to assure the costs of cleanup. An environmental lien may have priority over the lien of an existing mortgage. In addition, the presence of hazardous or toxic substances, or the failure to properly clean up contamination on the property, may adversely affect the owner's or operator's future ability to refinance the property.

          Certain environmental laws impose liability for releases of asbestos into the air, and govern the responsibility for the removal, encapsulation or disturbance of asbestos-containing materials when the asbestos-containing materials are in poor condition or when a property with asbestos-containing materials undergoes renovation or demolition. Certain laws impose liability for lead-based paint, lead in drinking water, elevated radon gas inside buildings and releases of polychlorinated biphenyl compounds. Third parties may also seek recovery from owners or operators of real property for personal injury or property damage associated with exposure to asbestos, lead, radon, polychlorinated biphenyl compounds and any other contaminants.

          As described in this prospectus supplement under "Description of the Underlying Mortgage Loans--Underwriting Matters--Environmental Assessments," a third-party environmental consultant conducted some form of environmental investigation with respect to all of the mortgaged real properties securing the mortgage loans that we intend to include in the issuing entity, except in the case of 48 mortgaged real properties which secure mortgage loans originated by Column under its "small balance loan" program (for which a limited environmental assessment was prepared and/or an environmental insurance policy was obtained in lieu of a Phase I environmental site assessment). In the case of 315 of the mortgaged real properties, securing mortgage loans that represent 97.1% of the initial mortgage pool balance, that environmental investigation included a Phase I environmental site assessment or an update of a previously conducted assessment that was prepared during the 14-month period ending in December 2006 (which may, in some instances in lieu of a Phase I environmental assessment, have been performed pursuant to a database or transaction screen meeting ASTM standards). In some cases, a third-party consultant also conducted a Phase II environmental site assessment of the mortgaged real property.

          In several cases, the environmental testing for a mortgaged real property identified potential and, in some cases, significant environmental issues at nearby properties.

          If the environmental investigations described above identified material adverse or potentially material adverse environmental conditions at or with respect to any of the respective mortgaged real properties securing a mortgage loan that we intend to include in the issuing entity or at a nearby property with potential to affect a mortgaged real property, then one of the following events may have occurred:

          - an environmental consultant investigated those conditions and recommended no further investigations or remediation;

          - an operation and maintenance plan or other remediation was required and/or an escrow reserve was established to cover the estimated costs of obtaining that plan and/or effecting that remediation;

          - those conditions were remediated or abated in all material respects prior to the closing date;

          - a letter was obtained from the applicable regulatory authority stating that no further action was required;

          - either the expenditure of funds reasonably estimated to be necessary to remediate the conditions is not more than the greater of (a) $50,000 and (b) 2% of the outstanding principal balance of the related mortgage loan or an environmental insurance policy was obtained, a letter of credit was provided, an escrow reserve account was established, another party has acknowledged responsibility, or an indemnity from a responsible party other than the related borrower was obtained to cover the estimated costs of any required investigation, testing, monitoring or remediation, which in some cases has been estimated to be in excess of $50,000;

          - another responsible party has agreed to indemnify the holder of the mortgage loan from any losses that such party suffers as a result of such environmental condition;

          - in those cases in which it was known that an offsite property is the location of a leaking underground storage tank or groundwater contamination, a responsible party other than the related borrower has been identified under applicable law, and generally one or more of the following are true--

               1. that condition is not known to have affected the mortgaged real property,

               2. the responsible party has either received a letter from the applicable regulatory agency stating no further action is required, established a remediation fund, engaged in responsive remediation, or provided an indemnity or guaranty to the borrower or the mortgagee/lender, or

               3.   an environmental insurance policy was obtained; or

          - in those cases involving mortgage loans with an original principal balance of less than $1,000,000, the borrower expressly agreed to comply with all federal, state and local statutes or regulations respecting the identified adverse environmental conditions.

          In many cases, the environmental investigation described above identified the presence of asbestos-containing materials, lead-based paint, mold and/or radon. Where these substances were present, the environmental consultant often recommended, and the related mortgage loan documents generally required, the establishment of an operation and maintenance plan to address the issue or, in some cases involving asbestos-containing materials, lead-based paint, mold and/or radon, an abatement, mitigation, removal or long-term testing program. In a few cases, the particular asbestos-containing materials, lead-based paint, mold and/or radon was in need of repair, mitigation or other remediation. This could result in a claim for damages by any party injured by that condition. In certain cases, the related lender did not require the establishment of an operation and maintenance plan despite the identification of issues involving asbestos-containing materials and/or lead-based paint.

          In some cases, the environmental consultant did not recommend that any action be taken with respect to a potentially material adverse environmental condition at a mortgaged real property securing a mortgage loan that we intend to include in the issuing entity, because a responsible party with respect to that condition had already been identified. There can be no assurance, however, that such a responsible party will be financially able to address the subject condition.

          In some cases where the environmental consultant recommended specific remediation of an adverse environmental condition, the related originator of a mortgage loan that we intend to include in the issuing entity required the related borrower generally:

          -    to carry out the specific remedial measures prior to closing,

          - to carry out the specific remedial measures post-closing and, if deemed necessary by the related originator of the subject mortgage loan, deposit with the lender a cash reserve in an amount generally equal to 100% to 125% of the estimated cost to complete the remedial measures, or

          - to monitor the environmental condition and/or to carry out additional testing, in the manner and within the time frame specified in the related loan documents.

          Some borrowers under the mortgage loans that we intend to include in the issuing entity have not satisfied all post-closing obligations required by the related loan documents with respect to environmental matters. There can be no assurance that those obligations will be satisfied or that recommended operations and maintenance plans have been or will continue to be implemented.

          Furthermore, any particular environmental testing may not have covered all potential adverse conditions. For example, testing for lead-based paint, asbestos-containing materials, lead in water and radon was done only if the use, age and condition of the subject property warranted that testing. In general, testing was done for lead based paint only in the case of a multifamily property built prior to 1978, for asbestos containing materials only in the case of a property built prior to 1981 and for radon gas only in the case of a multifamily property located in an area determined by the Environmental Protection Agency to have a high concentration of radon gas or within a state or local jurisdiction requiring radon gas testing.

          There can be no assurance that--

          - the environmental testing referred to above identified all material adverse environmental conditions and circumstances at the subject properties,

          - the recommendation of the environmental consultant was, in the case of all identified problems, the appropriate action to take,


          - any of the environmental escrows established or letters of credit obtained with respect to any of the mortgage loans that we intend to include in the issuing entity will be sufficient to cover the recommended remediation or other action

          - actions by tenants at mortgaged properties will not adversely affect the environmental condition of the mortgaged properties, or

          - an environmental insurance policy will cover all or part of a claim asserted against it because such policies are subject to various deductibles, terms, exclusions, conditions and limitations, and have not been extensively interpreted by the courts.

          In the case of 48 of the mortgaged real properties, securing mortgage loans that represent 2.9% of the initial mortgage pool balance which are covered by environmental insurance, the environmental investigation which was conducted in connection with the origination of the related underlying mortgage loan was limited to testing for asbestos-containing materials, lead-based paint and/or radon. In general, the related originator's election to limit the environmental testing with respect to those mortgaged real properties was based upon the delivery of a lender's environmental insurance policy covering specific environmental matters with respect to the particular property. Those mortgaged real properties are covered by a blanket lender's environmental insurance policy. The policy, however, does not provide coverage for adverse environmental conditions at levels below legal limits and typically does not provide coverage for conditions involving asbestos and lead-based paint or, in some cases, microbial matter.

          In some cases, the originator of the related mortgage loan--

          - agreed to release a principal of the related borrower from its obligations under an environmental or hazardous substances indemnity with respect to the particular mortgaged real property in connection with the delivery of a lender's environmental insurance policy covering that property, or

          - required an environmental insurance policy because of a specific environmental issue with respect to the particular mortgaged real property.

          See "Description of the Underlying Mortgage Loans--Underwriting Matters--Environmental Insurance" in this prospectus supplement.

          APPRAISALS AND MARKET STUDIES MAY INACCURATELY REFLECT THE VALUE OF THE MORTGAGED REAL PROPERTIES. In connection with the origination of each of the mortgage loans that we intend to include in the issuing entity, the related mortgaged real property was appraised by an independent appraiser.

          Appraisals are not guarantees, and may not be fully indicative, of present or future value because:

          - they represent the analysis and opinion of the appraiser at the time the appraisal is conducted and the value of the mortgaged real property may have fluctuated since the appraisal was performed;

          - there can be no assurance that another appraiser would not have arrived at a different valuation, even if the appraiser used the same general approach to, and the same method of, appraising the mortgaged real property; and

          - appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and therefore, could be significantly higher than the amount obtained from the sale of a mortgaged real property under a distress or liquidation sale.

          In some cases, the related appraisal may value the property on a portfolio basis, which may result in a higher value than the aggregate value that would result from a separate individual appraisal on each mortgaged property.

          PROPERTY MANAGERS AND BORROWERS MAY EACH EXPERIENCE CONFLICTS OF INTEREST IN MANAGING MULTIPLE PROPERTIES. In the case of many of the mortgage loans that we intend to include in the issuing entity, the related property managers and borrowers may experience conflicts of interest in the management and/or ownership of the related mortgaged real properties because:

          - a substantial number of those mortgaged real properties are managed by property managers affiliated with the respective borrowers;

          - the property managers also may manage additional properties, including properties that may compete with those mortgaged real properties; and

          - affiliates of the property managers and/or the borrowers, or the property managers and/or the borrowers themselves, also may own other properties, including properties that may compete with those mortgaged real properties.

          THE MASTER SERVICER, THE SPECIAL SERVICER, THE PRIMARY SERVICERS, THE SUB-SERVICERS AND THE TRUSTEE MAY EXPERIENCE CONFLICTS OF INTEREST. The master servicer, the special servicer, the primary servicers and the sub-servicers will service loans other than those included in the issuing entity in the ordinary course of their businesses. These other loans may be similar to the mortgage loans in the issuing entity. The mortgaged real properties securing these other loans may--

          - be in the same markets as mortgaged real properties securing mortgage loans in the issuing entity,

          - have owners and/or property managers in common with mortgaged real properties securing mortgage loans in the issuing entity, and/or

          - be sponsored by parties that also sponsor mortgaged real properties securing mortgage loans in the issuing entity.

          In these cases, the interests of the master servicer, the special servicer, a primary servicer or a sub-servicer, as applicable, and its other clients may differ from and compete with the interests of the issuing entity and these activities may adversely affect the amount and timing of collections on the mortgage loans in the issuing entity. Under the series 2006-C5 pooling and servicing agreement, the master servicer, the special servicer, the primary servicers and the sub-servicers are each required to service the mortgage loans in the issuing entity for which it is responsible in the same manner, and with the same care, as similar mortgage loans serviced by it and held as part of its own portfolio or the portfolios of third parties.

          Additionally, certain of the mortgage loans included in the issuing entity may have been refinancings of debt previously held by a mortgage loan seller or an affiliate of a mortgage loan seller and the mortgage loan sellers or their affiliates may have or have had equity investments in the borrowers (or in the owners of the borrowers) or properties under certain of the mortgage loans included in the issuing entity. Each of the mortgage loan sellers and their affiliates have made and/or may make or have preferential rights to make loans (including, in certain instances, subordinate loans secured by the related mortgaged property) to, or equity investments in, the borrower or affiliates of the borrowers under the mortgage loans.

          In addition, in the case of the Wells Fargo Bank Tower underlying mortgage loan, one of the tenants of the related mortgaged real property is an affiliate of the trustee. Upon a default under such mortgage loan by the related borrower, the exercise of available remedies by or on behalf of the trustee on behalf of the issuing entity may be counter to the interests of such tenant and thus perceived as a conflict of interest between the trustee and such tenant. However, the exercise of any such remedies by or on behalf of the trustee must be in a reasonable manner that is consistent with applicable standards of conduct and otherwise in accordance with the provisions of the series 2006-C5 pooling and servicing agreement.

          ENCUMBERED LEASEHOLD INTERESTS ARE SUBJECT TO TERMS OF THE GROUND LEASE AND ARE THEREFORE RISKIER THAN ENCUMBERED FEE ESTATES AS COLLATERAL. Nine
(9) of the mortgage loans that we intend to include in the issuing entity, which represent 10.1% of the initial mortgage pool balance, are secured in whole or in material part by leasehold interests with respect to which the related owner of the fee estate has not mortgaged the corresponding fee estate as security for the related mortgage loan. For the purposes of this prospectus supplement, when the ground lessee and ground lessor are both parties to the related mortgage instrument, or have each entered into a mortgage instrument encumbering their respective estates, the interest in the related mortgaged real property has been categorized as a fee simple estate.

          Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to continue or terminate the ground lease. Pursuant to Section 365(h) of the U.S. Bankruptcy Code, subject to the discussion in the next paragraph, a ground lessee whose ground lease is terminated by a debtor ground lessor has the right to remain in possession of its leased premises under the rent set forth in the lease for the term thereof, including any renewals, but is not entitled to enforce the obligation of the ground lessor to provide any services required under the ground lease. In the event of concurrent bankruptcy proceedings involving the ground lessor and the ground lessee/borrower, the ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or the related mortgage.

          Further, in a decision by the United States Court of Appeals for the Seventh Circuit (PRECISION INDUS. V. QUALITECH STEEL SBQ, LLC, 327 F.3d 537
(2003)), the court ruled that where a statutory sale of the leased property occurs under Section 363(f) of the U.S. Bankruptcy Code upon the bankruptcy of a landlord, that sale terminates a lessee's possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section 363(e) of the U.S. Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, there can be no assurance that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the U.S. Bankruptcy Code, the lessee will be able to maintain possession of the property under the ground lease. In addition, there can be no assurance that the lessee and/or the lender (to the extent it can obtain standing to intervene) will be able to recoup the full value of the leasehold interest in bankruptcy court.

          Because of the possible termination of the related ground lease, lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

          In those cases where the ground lessor has subjected its fee interest to the related mortgage instrument, we have identified the subject underlying mortgage loans as being secured by fee mortgages. However, a ground lessor's execution of a mortgage over its fee interest to secure the ground lessee's debt may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of any such lien may focus on the benefits realized by the ground lessor from the related mortgage loan. If a court concluded that the ground lessor's granting of the mortgage was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates, including, under certain circumstances, invalidating the mortgage over the ground lessor's fee interest.

          See "Description of the Underlying Mortgage Loans--Additional Loan and Property Information--Ground Leases" in this prospectus supplement.

          SOME OF THE MORTGAGED REAL PROPERTIES ARE LEGAL NONCONFORMING USES OR LEGAL NONCONFORMING STRUCTURES. Many of the underlying mortgage loans are secured by a mortgage lien on a real property that is a legal nonconforming use or a legal nonconforming structure. This may impair the ability of the related borrower to restore the improvements on a mortgaged real property to its current form or use following a major casualty. See "Description of the Underlying Mortgage Loans--Underwriting Matters--Zoning and Building Code Compliance" in this prospectus supplement and "Risk Factors--Changes in Zoning Laws May Adversely Affect the Use or Value of a Real Property" in the accompanying prospectus.

          CHANGES IN ZONING LAWS MAY AFFECT ABILITY TO REPAIR OR RESTORE A MORTGAGED REAL PROPERTY. Due to changes in applicable building and zoning ordinances and codes affecting several of the mortgaged real properties that are to secure the underlying mortgage loans, which changes occurred after the construction of the improvements on these properties, these mortgaged real properties may not comply fully with current zoning laws because of:

          -    density;

          -    use;

          -    parking;

          -    height and set-back requirements; or

          -    other building related conditions.

          These changes will not interfere with the current use of the mortgaged real property. However, these changes may limit the ability of the related borrower to rebuild the premises "as is" in the event of a substantial casualty loss which may adversely affect the ability of the related borrower to meet its mortgage loan obligations from cash flow. With some exceptions, the underlying mortgage loans secured by mortgaged real properties which no longer conform to current zoning ordinances and codes will require, or contain provisions under which the lender in its reasonable discretion may require, the borrower to maintain "law and ordinance" coverage which, subject to the terms and conditions of such coverage, will insure the increased cost of construction to comply with current zoning ordinances and codes. Insurance proceeds may not be sufficient to pay off the related mortgage loan in full. In addition, if the mortgaged real property were to be repaired or restored in conformity with then current law, its value could be less than the remaining balance on the related mortgage loan and it may produce less revenue than before repair or restoration.

          LENDING ON INCOME-PRODUCING PROPERTIES ENTAILS RISKS RELATED TO PROPERTY CONDITION. All of the mortgaged real properties were inspected by engineers during the 14-month period preceding December 2006. All of the mortgaged real properties were inspected by engineers. The scope of those inspections generally included an assessment of--

          - the structure, exterior walls, roofing, interior construction, mechanical and electrical systems, and

          - the general condition of the site, buildings and other improvements located at each property.

          At 12 of those properties, the inspections identified conditions requiring escrows to be established for repairs or replacements estimated to cost in excess of $100,000. In many of these cases, the originator required the related borrower to fund reserves, or deliver letters of credit or other instruments, to cover all or a portion of these costs. While the aforementioned escrows were based on recommendations in an engineering report, there can be no assurance that the reserves or letters of credit or other instruments will be sufficient to cover the repairs or replacements. Additionally, there can be no assurance that all conditions requiring repair or replacement have been identified in these inspections, or that all building code and other legal compliance issues have been identified through inspection or otherwise, or, if identified, adequately addressed by escrows or otherwise.

          THE ABSENCE OR INADEQUACY OF TERRORISM INSURANCE COVERAGE ON THE MORTGAGED PROPERTIES MAY ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES. After the September 11, 2001 terrorist attacks in New York City, the Washington, D.C. area and Pennsylvania, the cost of insurance coverage for acts of terrorism increased and the availability of such insurance decreased. In an attempt to redress this situation, on November 26, 2002, the President signed into law the Terrorism Risk Insurance Act of 2002, which established a three (3) year federal back-stop program under which the federal government and the insurance industry will share in the risk of loss associated with certain future terrorist attacks. On December 22, 2005, this act was extended for an additional two (2) years. Pursuant to the provisions of the act as renewed, (a) qualifying insurers must offer terrorism insurance coverage in all property and casualty insurance policies on terms not materially different than terms applicable to other losses, (b) the federal government will reimburse insurers 90% (in 2006) and 85% (in 2007) of amounts paid on claims, in excess of a specified deductible, provided that aggregate property and casualty insurance losses resulting from an act of terrorism exceed the following amounts during the respective time periods
(i) $5,000,000 from January 1, 2006 to March 31, 2006, (ii) $50,000,000 from
April 1, 2006 to December 31, 2006 and (iii) $100,000,000 from January 1, 2007 to December 31, 2007 (the new termination date for this act), (c) the government's aggregate insured losses are limited to $100 billion per program year, (d) reimbursement to insurers will require a claim based on a loss from a terrorist act, (e) to qualify for reimbursement, an insurer must have previously disclosed to the policyholder the premium charged for terrorism coverage and its share of anticipated recovery for insured losses under the federal program, and
(f) the federal program by its terms will terminate December 31, 2007. With regard to existing policies, the act provides that any terrorism exclusion in a property and casualty insurance contract currently in force is void if such exclusion exempts losses that would otherwise be subject to the act; provided, that an insurer may reinstate such a terrorism exclusion if the insured either
(a) authorized such reinstatement in writing or (b) fails to pay the premium increase related to the terrorism coverage within 30 days of receiving notice of such premium increase and of its rights in connection with such coverage.

          The Terrorism Risk Insurance Act of 2002 only applies to losses resulting from attacks that have been committed by individuals on behalf of a foreign person or foreign interest, and does not cover acts of purely domestic terrorism. Further, any such attack must be certified as an "act of terrorism" by the federal government, which decision is not subject to judicial review. As a result, insurers may continue to try to exclude losses resulting from terrorist acts not covered by the act from coverage under their policies. Moreover, the act still leaves insurers with high potential exposure for terrorism-related claims due to the deductible and co-payment provisions thereof. Because nothing in the act prevents an insurer from raising premium rates on policyholders to cover potential losses, or from obtaining reinsurance coverage to offset its increased liability, the cost of premiums for such terrorism insurance coverage may still become high. Additionally, there can be no assurance that such program will be renewed or subsequent terrorism insurance legislation will be passed upon its expiration.

          It is possible, particularly since the federal program trigger limits increased to $50,000,000 on April 1, 2006 and are increasing to $100,000,000 on January 1, 2007, that premiums for terrorism insurance coverage will increase and may not be available at commercially reasonable rates (and may not be available at the premium limits applicable to the related borrowers of the underlying mortgage loans) and/or the terms of such insurance may be materially amended to enlarge stated exclusions or to otherwise effectively decrease the scope of coverage available (possibly to the point where it is effectively not available). Further, since the federal program trigger has increased or will increase to $50,000,000 or $100,000,000, on April 1, 2006 and January 1, 2007,
respectively, insurance companies may increase their deductibles for terrorism insurance coverage to counter the federal trigger amount. In such events, a borrower may be permitted under the terms of the applicable mortgage loan documents not to purchase terrorism insurance or to purchase a lower amount.

          The master servicer will use reasonable efforts to cause the borrower under each underlying mortgage loan to maintain - or, if the borrower does not so maintain, then the master servicer will maintain - all-risk casualty insurance (the cost of which will be payable as a servicing advance), which does not contain any carve-out for terrorist or similar acts, to the extent not prohibited by the terms of the related mortgage loan documents, provided, however, that the master servicer will not be obligated to require any borrower to obtain or maintain insurance in excess of the amounts of coverage and deductibles required by the related mortgage loan documents or by the related mortgage loan seller immediately prior to the date of initial issuance of the offered certificates, unless the master servicer determines, in accordance with the servicing standard, that the insurance required immediately prior to the date of initial issuance of the offered certificates (if less than what is required by the related mortgage loan documents) would not then be commercially reasonable for property of the same type, size and/or location as the related mortgaged real property and the special servicer, with the consent of the series 2006-C5 directing certificateholder, approves such determination; provided, that the special servicer will not follow any such direction, or refrain from acting based upon the lack of any such direction, of the series 2006-C5 directing certificateholder, if following any such direction of the series 2006-C5 directing certificateholder or refraining from taking such action based upon the lack of any such direction of the series 2006-C5 directing certificateholder would violate the servicing standard. The cost of any such insurance so maintained by the master servicer will be reimbursable to it as a servicing advance. Notwithstanding the foregoing, the master servicer will not be required to call a default under a mortgage loan in the issuing entity if the related borrower fails to maintain such insurance with respect to acts of terrorism, and the master servicer need not maintain such insurance, if the master servicer has determined after due inquiry (with the consent of the special servicer and the series 2006-C5 directing certificateholder; provided, that the special servicer will not follow any such direction, or refrain from acting based upon the lack of any such direction, of the series 2006-C5 directing certificateholder, if following any such direction of the series 2006-C5 directing certificateholder or refraining from taking such action based upon the lack of any such direction of the series 2006-C5 directing certificateholder would violate the servicing standard), in accordance with the servicing standard, that either--

          - such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the subject mortgaged real property and located in or around the region in which the subject mortgaged real property is located, or

          -    such insurance is not available at any rate,

provided that, for any underlying mortgage loan in respect of which the related mortgage loan documents contain express provisions requiring terrorism insurance, the master servicer will use reasonable efforts consistent with the servicing standard described in this prospectus supplement to enforce such express provisions.

          If the related mortgage loan documents do not expressly require insurance against acts of terrorism, but permit the mortgagee to require such other insurance as is reasonable, the related borrower may challenge whether maintaining insurance against acts of terrorism is reasonable in light of all the circumstances, including the cost. The master servicer's efforts to require such insurance may be further impeded if the originating lender did not require the subject borrower to maintain such insurance, regardless of the terms of the related mortgage loan documents.

          If any mortgaged real property securing an underlying mortgage loan sustains damage as a result of an uninsured terrorist or similar act, a default on the subject mortgage loan may result, and such damaged mortgaged real property may not provide adequate collateral to satisfy all amounts owing under such mortgage loan, which could result in losses on some classes of the series 2006-C5 certificates.

          If a borrower is required, under the circumstances described above, to maintain insurance coverage with respect to terrorist or similar acts, the borrower may incur higher costs for insurance premiums in obtaining that coverage which would have an adverse effect on the net cash flow of the related mortgaged real property.

          Some of the mortgage loans that we intend to include in the issuing entity specifically require terrorism insurance, but such insurance may be required only to the extent it can be obtained for premiums less than or equal to a "cap" amount specified in the related mortgage loan documents, only if it can be purchased at commercially reasonable rates, only with a deductible at a certain threshold and/or only with respect to foreign acts of terrorism covered by the Terrorism Risk Insurance Act of 2002. See "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Hazard, Liability and Other Insurance" in this prospectus supplement.

          We are aware that in the case of at least three (3) mortgage loans that we intend to include in the issuing entity, representing 0.9% of the initial mortgage pool balance, property damage at the related mortgaged real properties resulting from acts of terrorism is not covered by the related property insurance or a separate terrorism insurance policy. There can be no assurance that mortgaged real properties currently covered by terrorism insurance will continue to be so covered or that the coverage is, or will remain, adequate.

          THE ABSENCE OR INADEQUACY OF EARTHQUAKE, FLOOD AND OTHER INSURANCE MAY ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES. The mortgaged real properties may suffer casualty losses due to risks that were not covered by insurance or for which insurance coverage is inadequate. In addition, certain of the mortgaged real properties are located in Texas, California, Florida and Louisiana, states that have historically been at greater risk regarding acts of nature (such as hurricanes, floods and earthquakes) than other states. There is no assurance borrowers will be able to maintain adequate insurance. Moreover, if reconstruction or any major repairs are required, changes in laws may materially affect the borrower's ability to effect such reconstruction or major repairs or may materially increase the costs of reconstruction and repair. As a result of any of these factors, the amount available to make distributions on the series 2006-C5 certificates could be reduced.

          BLANKET INSURANCE POLICIES. Certain of the mortgaged real properties permit required insurance coverage to be provided by blanket insurance policies which may also cover other properties of the related borrower, the related property manager or its affiliates. If any such policies are drawn on to cover losses on other properties, the amount of available insurance coverage would be reduced and could be insufficient to cover each mortgaged property's insurable risks.

          COMPLIANCE WITH AMERICANS WITH DISABILITIES ACT MAY RESULT IN ADDITIONAL COSTS TO BORROWERS. Under the Americans with Disabilities Act of 1990, all existing facilities considered to be "public accommodations" are required to meet certain federal requirements related to access and use by disabled persons such that the related borrower is required to take steps to remove architectural and communication barriers that are deemed "readily achievable" under the Americans with Disabilities Act of 1990. Factors to be considered in determining whether or not an action is "readily achievable" include the nature and cost of the action, the number of persons employed at the related mortgaged real property and the financial resources of the related borrower. To the extent a mortgaged real property securing an underlying mortgage loan does not comply with the Americans with Disabilities Act of 1990, the related borrower may be required to incur costs to comply with this law. There can be no assurance that the related borrower will have the resources to comply with the requirements imposed by the Americans with Disabilities Act of 1990, which could result in the imposition of fines by the federal government or an award of damages to private litigants.

          CERTAIN LOANS MAY REQUIRE PRINCIPAL PAYDOWNS WHICH MAY REDUCE THE YIELD ON YOUR OFFERED CERTIFICATES. Some of the mortgage loans that we intend to include in the issuing entity may require the related borrower to make, or permit the lender to apply reserve funds or letter of credit proceeds to make, partial prepayments if certain conditions, such as meeting certain debt service coverage ratios and/or satisfying certain leasing conditions, have not been satisfied. The required prepayment, which may not include a yield maintenance or other prepayment premium, may need to be made even though the subject mortgage loan is in its lock-out period. See "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Mortgage Loans Which May Require Principal Paydowns" in this prospectus supplement.

          LITIGATION MAY ADVERSELY AFFECT PROPERTY PERFORMANCE. There may be pending or, from time to time, threatened legal or regulatory proceedings against the borrowers under the underlying mortgage loans, the managers of the related mortgaged real properties and their respective affiliates, arising out of the ordinary business of those borrowers, managers and affiliates. We cannot assure you that legal or regulatory proceedings will not have a material adverse effect on your investment.

          THE BANKRUPTCY OF THE DEPOSITOR OR A MORTGAGE LOAN SELLER MAY DELAY OR REDUCE COLLECTIONS ON THE UNDERLYING MORTGAGE LOANS. Although the depositor has been structured as a bankruptcy remote entity, and the transfer of the underlying mortgage loans from each mortgage loan seller to the depositor and from the depositor to the issuing entity has been structured as a sale, there can be no assurance that the depositor will not be subject to a bankruptcy proceeding or that the sale of the underlying mortgage loans will not be recharacterized as a pledge, with the result that the depositor or issuing entity could be deemed to be a creditor of the related mortgage loan seller rather than an owner of the underlying mortgage loans. See "Description of the Issuing Entity" in this prospectus SUPPLEMENT.

          POTENTIAL ABSENCE OF ATTORNMENT PROVISIONS ENTAILS RISKS. In some jurisdictions, if tenant leases are subordinate to the liens created by the mortgage loans and do not contain attornment provisions (i.e., provisions requiring the tenant to recognize a successor owner or landlord following foreclosure under the lease), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such leases were terminated. This is particularly likely if such tenants were paying above market rent or could not be replaced.

          If a lease is not subordinate to the mortgage, the trust will not have the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to by the tenant). If the lease contains provisions which are inconsistent with the mortgage or which could affect the enforcement of the lender's rights, the provisions of the lease may take precedence over the terms of the mortgage.

          ONE ACTION RULES MAY LIMIT REMEDIES. Several states, including California, have laws that prohibit more than one "judicial action" to enforce a mortgage obligation, and some courts have construed the term "judicial action" broadly. Accordingly, the special servicer is required to obtain advice of counsel prior to enforcing any of the issuing entity's rights under any of the underlying mortgage loans that are secured by mortgaged real properties located where the rule could be applicable. In the case of either a cross-collateralized mortgage loan or a multi-property mortgage loan that is secured by mortgaged real properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where the "one action" rules apply, and where non-judicial foreclosure is permitted, before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure.

          TAX CONSIDERATIONS RELATED TO FORECLOSURE. Under the series 2006-C5 pooling and servicing agreement, the special servicer, on behalf of the issuing entity, among others, may acquire one or more mortgaged real properties pursuant to a foreclosure or deed in lieu of foreclosure. The special servicer must then retain an independent contractor to operate the property. The independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant buildouts unless the construction is at least 10% completed when the mortgage loan defaulted or the default of the mortgage loan became imminent. Any net income from the operation and management of any such property that is not qualifying "rents from real property," within the meaning of Section 856(d) of the Code, and any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved, will subject the issuing entity to U.S. federal (and possibly state or local) tax on such income at the highest marginal corporate tax rate (currently 35%), thereby reducing net proceeds available for distribution to the series 2006-C5 certificateholders. The risk of taxation being imposed on income derived from the operation of foreclosed property is particularly present in the case of hotels. The series 2006-C5 pooling and servicing agreement permits the special servicer to cause the issuing entity to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to the series 2006-C5 certificateholders is greater than another method of operating or net-leasing the subject mortgaged real properties. See "U.S. Federal Income Tax Consequences" in this prospectus supplement and "Federal Income Tax Consequences" in the accompanying prospectus.

          In addition, if the special servicer, on behalf of the issuing entity, among others, were to acquire one or more mortgaged real properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged real properties, it may be required in certain jurisdictions, particularly in California and New York, to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the series 2006-C5 certificateholders.

          LIMITATIONS ON OR LACK OF LOCKBOXES. If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert those funds. In general with respect to those underlying mortgage loans secured by hotel properties, cash or "over the counter" receipts are deposited into the lockbox account by the manager, while credit card receivables are deposited directly into the lockbox account.

RISKS RELATED TO THE SWAP AGREEMENT

          DISTRIBUTIONS ON THE CLASS A-MFL CERTIFICATES WILL DEPEND, IN PART, ON PAYMENTS RECEIVED FROM THE SWAP COUNTERPARTY. The trust will have the benefit of a swap agreement relating to the class A-MFL certificates with Credit Suisse International. Because the class A-MFL REMIC II regular interest accrues interest at a fixed rate of interest, the ability of the holders of the class A-MFL certificates to obtain the payment of interest at the designated LIBOR-based pass-through rate (which payment of interest may be reduced in certain circumstances as described in this prospectus supplement) will depend on payment by the swap counterparty pursuant to the swap agreement. See "Description of the Swap Agreement" in this prospectus supplement.

          A DECLINE IN THE RATINGS OF THE SWAP COUNTERPARTY MAY RESULT IN THE TERMINATION OF THE SWAP AGREEMENT AND, AS A RESULT, THE PASS-THROUGH RATE ON THE CLASS A-MFL CERTIFICATES MAY CONVERT TO THE PASS-THROUGH RATE ON THE CLASS A-MFL REMIC II REGULAR INTEREST. If the swap counterparty's long-term or short-term ratings fall below the ratings specified under "Description of the Swap Agreement--The Swap Agreement" in this prospectus supplement, the swap counterparty will be required, in the case of a collateralization event, to post collateral, find a guarantor acceptable to the rating agencies that will guarantee the swap counterparty's obligations under the swap agreement or find a replacement swap counterparty acceptable to the rating agencies, or in the case of a rating agency trigger event, to find a replacement swap counterparty acceptable to the rating agencies or, in certain circumstances, find a guarantor acceptable to the rating agencies that will guarantee the obligations of the swap counterparty under the swap agreement, in each case, as described in the swap agreement. In the event that the swap counterparty fails to either post acceptable collateral, find an acceptable guarantor or find an acceptable replacement swap counterparty after a collateralization event or to post acceptable collateral as required and to find a replacement swap counterparty or to find an acceptable guarantor after a rating agency trigger event as described in the swap agreement, as the case may be, the trustee will be required to take such actions (following the expiration of any applicable grace period), unless otherwise directed in writing by the holders of 25% (by balance) of the class A-MFL certificates, to enforce the rights of the trust under the swap agreement as may be permitted by the terms of the swap agreement and the pooling and servicing agreement, including terminating the swap agreement, and using any termination fees received from the swap counterparty to enter into a replacement swap agreement on substantially similar terms. If the costs attributable to entering into a replacement swap agreement would exceed the net proceeds of the liquidation of the swap agreement, a replacement swap agreement will not be entered into and any such proceeds will instead be distributed in one full payment to the holders of the class A-MFL certificates. There can be no assurance that the swap counterparty will maintain the required ratings or have sufficient assets or otherwise be able to fulfill its obligations under the swap agreement.

          During the occurrence of a swap default or in the event that the swap agreement is terminated and a replacement swap counterparty is not found, the class A-MFL certificate pass-through rate will convert to the pass-through rate on the class A-MFL REMIC II regular interest, which is a fixed rate equal to 5.3430% per annum. Any such conversion to the pass-through rate on the class A-MFL REMIC II regular interest might result in a temporary delay of payment of the distributions to the holders of the class A-MFL certificates if notice of the resulting change in payment terms of the class A-MFL certificates is not given to DTC within the time frame in advance of the distribution date that DTC requires to modify the payment.

          IF THERE IS A SHORTFALL OF INTEREST DISTRIBUTIONS WITH RESPECT TO THE CLASS A-MFL REMIC II REGULAR INTEREST, INTEREST DISTRIBUTIONS ON THE CLASS A-MFL CERTIFICATES WILL BE REDUCED. If for any reason the funds allocated to the payment of interest distributions on the class A-MFL REMIC II regular interest are insufficient to make all required interest payments on the class A-MFL REMIC II regular interest (for example, as a result of prepayment interest shortfalls) while the swap agreement is in effect and no payment default by the swap counterparty exists, then the amount payable by the swap counterparty, and, consequently, interest distributions on the class A-MFL certificates will also be reduced proportionately. If on any subsequent distribution date more interest is allocated to the class A-MFL REMIC II regular interest than is required to pay the full amount of the current payment to which the swap counterparty is then entitled, such excess will be reimbursed to the swap counterparty, up to an amount equal to the total amount of prior reductions remaining unpaid, and the swap counterparty will be required to make a proportionate reimbursement payment to the trust. See "Description of the Swap Agreement" in this prospectus supplement.

RISKS RELATED TO THE OFFERED CERTIFICATES

          THE ISSUING ENTITY'S ASSETS MAY BE INSUFFICIENT TO ALLOW FOR REPAYMENT IN FULL ON YOUR OFFERED CERTIFICATES. If the assets of the issuing entity are insufficient to make distributions on the offered certificates, no other assets will be available for distribution of the deficiency. The offered certificates will represent interests in the issuing entity only and will not be obligations of or represent interests in us, any of our affiliates or any other person or entity. The offered certificates have not been guaranteed or insured by any governmental agency or instrumentality or by any other person or entity.

          THE CLASS A-MFL, A-M AND A-J CERTIFICATES ARE SUBORDINATE TO, AND ARE THEREFORE RISKIER THAN, THE CLASS A-1, A-2, A-AB, A-3, A-1-A, A-SP AND A-X CERTIFICATES. If you purchase class A-MFL, A-M or A-J certificates, then your offered certificates will provide credit support to the other more senior classes of offered certificates, as well as the class A-X certificates. As a result, you will receive distributions after, and must bear the effects of losses on the underlying mortgage loans before, the holders of those other more senior classes of series 2006-C5 certificates.

          In addition, if losses and/or shortfalls relating to the issuing entity exceed amounts payable out of collections on the issuing entity, then the holders of the offered certificates may suffer shortfalls and losses, to the extent the subordination of the class B, C, D, E, F, G, H, J, K, L, M, N, O, P and Q certificates is not sufficient to bear such shortfalls or losses.

          When making an investment decision, you should consider, among other things--

          - the distribution priorities of the respective classes of the series 2006-C5 certificates,

          - the order in which the principal balances of the respective classes of the series 2006-C5 certificates with principal balances will be reduced in connection with losses and default-related shortfalls, and

          -    the characteristics and quality of the underlying mortgage loans.

          THE OFFERED CERTIFICATES HAVE UNCERTAIN YIELDS TO MATURITY. The yield on your offered certificates will depend on, among other things--

          -    the price you paid for your offered certificates, and

          - the rate, timing and amount of distributions on your offered certificates.

          The rate, timing and amount of distributions on your offered certificates will depend on--

          - the pass-through rate for, and the other payment terms of, your offered certificates,

          - the rate and timing of payments and other collections of principal on the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans,

          - the rate and timing of defaults, and the severity of losses, if any, on the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans,

          - the rate, timing, severity and allocation of other shortfalls and expenses that reduce amounts available for distribution on the series 2006-C5 certificates,

          - the collection and payment of yield maintenance charges and/or other prepayment consideration with respect to the underlying mortgage loans, or, in some cases, a particular group of underlying mortgage loans, and

          - servicing decisions with respect to the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans.

          These factors cannot be predicted with any certainty. Accordingly, you may find it difficult to analyze the effect that these factors might have on the yield to maturity of your offered certificates.

          In the absence of significant events, holders of the class A-1, A-2, A-AB and A-3 certificates should be concerned with the factors described in the second, third, fourth, fifth and sixth bullets of the second preceding paragraph primarily insofar as they relate to the mortgage loans in loan group no. 1 and holders of the class A-1-A certificates should be concerned with those factors primarily insofar as they relate to the mortgage loans in loan group no. 2. In certain scenarios that result in the payment in full of the class A-1, A-2, A-AB and A-3 certificates, the holders of the class A-1-A certificates should also be concerned with those factors insofar as they relate to the mortgage loans in loan group no. 1. In certain scenarios that result in the payment in full of the class A-1-A certificates, the holders of the class A-1, A-2, A-AB and A-3 certificates should also be concerned with those factors insofar as they relate to the mortgage loans in loan group no. 2.

          If you purchase your offered certificates at a premium, or if you purchase the class A-SP certificates and if payments and other collections of principal on the underlying mortgage loans occur at a rate faster than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Conversely, if you purchase your offered certificates at a discount, and if payments and other collections of principal on the underlying mortgage loans occur at a rate slower than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Holders of the class A-1, A-2, A-AB and A-3 certificates will be greatly affected by the rate of payments and other collections of principal on the mortgage loans in loan group no. 1 and, in the absence of significant events, should be largely unaffected by the rate of payments and other collections of principal on the mortgage loans in loan group no. 2. Holders of the class A-1-A certificates will be greatly affected by the rate of payments and other collections of principal on the mortgage loans in loan group no. 2 and, in the absence of significant events, should be largely unaffected by the rate of payments and other collections of principal on the mortgage loans in loan group no. 1.

          The yield to investors in the class A-MFL certificates will be highly sensitive to changes in the level of LIBOR. Investors in the class A-MFL certificates should consider the risk that lower than anticipated levels of LIBOR could result in actual yields that are lower than anticipated yields on the class A-MFL certificates.

          In addition, because interest payments on the class A-MFL certificates may be reduced or the pass-through rate on the class A-MFL certificates may convert to the pass-through rate on the class A-MFL REMIC II regular interest, in connection with certain events discussed in this prospectus supplement, the yield to investors in the class A-MFL certificates under such circumstances may not be as high as that offered by other LIBOR-based investments that are not subject to such interest rate restrictions.

          In general, the earlier a change in the level of LIBOR, the greater the effect on the yield to maturity to an investor in the class A-MFL certificates. As a result, the effect on such investor's yield to maturity of a level of LIBOR that is lower than the rate anticipated by such investor during the period immediately following the issuance of the class A-MFL certificates is not likely to be offset by a subsequent like increase in the level of LIBOR. The failure by the swap counterparty in its obligation to make payments under the swap agreement, the conversion to a pass-through rate that is below the rate that would otherwise be payable under the swap agreement at the applicable floating rate and/or the reduction of interest payments resulting from an insufficiency of funds allocated to the payment of interest distributions on the class A-MFL REMIC II regular interest would have such a negative impact. There can be no assurance that a default by the swap counterparty and/or the conversion of the pass-through rate from a rate based on LIBOR to the pass-through rate on the class A-MFL REMIC II regular interest would not adversely affect the amount and timing of distributions to the holders of the class A-MFL certificates. See "Yield and Maturity Considerations" in this prospectus supplement.

          The yields on the offered certificates with variable or capped pass-through rates could also be adversely affected if the underlying mortgage loans with relatively higher net mortgage interest rates pay principal faster than the mortgage loans with relatively lower net mortgage interest rates.

          The pass-through rate for the class A-SP certificates will, under certain circumstances, be calculated based upon the Weighted Average Net Mortgage Pass-Through Rate. As a result, the pass-through rate (and, accordingly, the yield to maturity) on the class A-SP certificates could be adversely affected if mortgage loans with relatively high mortgage interest rates experienced a faster rate of principal payments than mortgage loans with relatively low mortgage interest rates. This means that the yields to maturity on the class A-SP certificates could be sensitive to changes in the relative composition of the mortgage pool as a result of scheduled amortization, voluntary prepayments and liquidations of mortgage loans following default.

          If you purchase class A-SP certificates, your yield to maturity will be particularly sensitive to the rate and timing of principal payments on the mortgage loans and the extent to which those amounts are applied to reduce the notional amounts of those certificates. Each distribution of principal in reduction of the total principal balance of certain classes of principal balance certificates will result in a reduction in the total notional amount of the class A-SP certificates. Accordingly, if principal payments on the mortgage loans occur at a rate faster than that assumed at the time of purchase, then your actual yield to maturity with respect to the class A-SP certificates may be lower than that assumed at the time of purchase. Your yield to maturity may also be adversely affected by--

          - the repurchase of any mortgage loan by the related mortgage loan seller or another party in connection with a material breach of representation and warranty or a material document defect, in each case as described under "Description of the Underlying Mortgage Loans--Cures, Repurchases and Substitutions", and

          - the termination of the issuing entity, as described under "The Series 2006-C5 Pooling and Servicing Agreement--Termination".

          Prior to investing in the class A-SP certificates, you should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in your failure to recover fully your initial investment. The ratings on the class A-SP certificates do not address whether a purchaser of those certificates would be able to recover their investment in them.

          Generally speaking, a borrower is less likely to prepay if prevailing interest rates are at or above the interest rate borne by its mortgage loan. On the other hand, a borrower is more likely to prepay if prevailing rates fall significantly below the interest rate borne by its mortgage loan. Borrowers are less likely to prepay mortgage loans with lock-out periods or yield maintenance charge provisions or prepayment premium provisions, to the extent enforceable, than otherwise identical mortgage loans without these provisions, with shorter lock-out periods or with lower or no yield maintenance charges or prepayment premiums. None of the master servicer, the special servicer, the primary servicers or the sub-servicers will be required to advance any yield maintenance charges or prepayment premiums.

          Delinquencies on the underlying mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month.

Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Even if losses on the underlying mortgage loans are not allocated to a particular class of offered certificates, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. Losses on the underlying mortgage loans, even if not allocated to a class of offered certificates, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining underlying mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of the remaining underlying mortgage loans. Even if defaults are non-monetary, the special servicer may still accelerate the maturity of the related mortgage loan which could result in an acceleration of payments to the series 2006-C5 certificateholders.

          Shortfalls in the available distribution amount resulting from uncovered prepayment interest shortfalls will generally be allocated to all classes of the regular certificates, on a PRO RATA basis, based on interest accrued. See "Description of the Offered Certificates--Distributions--Interest Distributions" in this prospectus supplement.

          Provisions requiring yield maintenance charges or prepayment premiums may not be enforceable in some states and under federal bankruptcy law, and may constitute interest for usury purposes. Accordingly, no assurance can be given that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable or, if enforceable, that the foreclosure proceeds will be sufficient to pay the yield maintenance charge or prepayment premium in connection with an involuntary prepayment. In general, yield maintenance charges and prepayment premiums will be among the last items payable out of foreclosure proceeds. Additionally, although the collateral substitution provisions related to defeasance are not intended to be, and do not have the same effect on the series 2006-C5 certificateholders as, a prepayment, there can be no assurance that a court would not interpret these provisions as requiring a yield maintenance charge or prepayment premium which may be unenforceable or usurious under applicable law.

          THE RIGHT OF THE MASTER SERVICER, THE SPECIAL SERVICER AND THE TRUSTEE TO RECEIVE INTEREST ON ADVANCES MAY RESULT IN ADDITIONAL LOSSES TO THE ISSUING ENTITY. The master servicer, the special servicer and the trustee (and, with respect to the 280 Park Avenue underlying mortgage loan, the applicable series 2006-C4 master servicer, the applicable series 2006-C4 special servicer and the series 2006-C4 trustee) will each be entitled to receive interest on unreimbursed advances made by it. This interest will generally accrue from the date on which the related advance is made through the date of reimbursement. The right to receive these distributions of interest is senior to the rights of holders to receive distributions on the offered certificates and, consequently, may result in losses being allocated to the offered certificates that would not have resulted absent the accrual of this interest.

          IF THE MASTER SERVICER OR THE SPECIAL SERVICER PURCHASES SERIES 2006-C5 CERTIFICATES, A CONFLICT OF INTEREST COULD ARISE BETWEEN THEIR DUTIES AND THEIR INTERESTS IN THE SERIES 2006-C5 CERTIFICATES. The master servicer, the special servicer or an affiliate of the master servicer or the special servicer may purchase any of the series 2006-C5 certificates. In fact, it is anticipated that an affiliate of LNR Partners, Inc. will purchase some or all of several non-offered classes, including the initial controlling class, of series 2006-C5 certificates. The purchase of series 2006-C5 certificates by the master servicer or the special servicer could cause a conflict between its duties under the series 2006-C5 pooling and servicing agreement and its interest as a holder of a series 2006-C5 certificate, especially to the extent that certain actions or events have a disproportionate effect on one or more classes of series 2006-C5 certificates. However, under the series 2006-C5 pooling and servicing agreement, each of the master servicer and the special servicer is required to service the underlying mortgage loans for which it is responsible in the same manner, and with the same care, as similar mortgage loans serviced by it for its own portfolio or for the portfolios of third parties.

          THE INTERESTS OF THE SERIES 2006-C5 CONTROLLING CLASS CERTIFICATEHOLDERS MAY BE IN CONFLICT WITH THE INTERESTS OF THE OFFERED CERTIFICATEHOLDERS. The holders (or, in the case of a class of book-entry certificates, the beneficial owners) of series 2006-C5 certificates representing a majority interest in the controlling class of series 2006-C5 certificates will be entitled to designate a particular series 2006-C5 controlling class certificateholder (or beneficial owner of series 2006-C5 controlling class certificates), referred to in this prospectus supplement as the series 2006-C5 directing certificateholder, to exercise the various rights and powers in respect of the mortgage pool described under "The Series 2006-C5 Pooling and Servicing Agreement--The Series 2006-C5 Directing Certificateholder and the Series 2006-C5 Controlling Class" in this prospectus supplement. You should expect that the series 2006-C5 directing certificateholder will exercise those rights and powers on behalf of the series 2006-C5 controlling class certificateholders, and it will not be liable to any class of series 2006-C5 certificateholders for doing so. In addition, subject to the conditions described under "The Series 2006-C5 Pooling and Servicing Agreement-- Removal, Resignation and Replacement of Servicers; Transfer of Servicing Duties" in this prospectus supplement, the holders of certificates representing a majority interest in the controlling class of series 2006-C5 certificates may remove the special servicer, with or without cause, and appoint a successor special servicer chosen by them without the consent of the holders of any other series 2006-C5 certificates, the trustee or the master servicer. In the absence of significant losses on the underlying mortgage loans, the series 2006-C5 controlling class will be a non-offered class of series 2006-C5 certificates. The series 2006-C5 controlling class certificateholders are therefore likely to have interests that conflict with those of the holders of the offered certificates.

          THE INTERESTS OF THE HOLDERS OF THE CBA B-NOTE COMPANION LOANS MAY BE IN CONFLICT WITH THE INTERESTS OF THE OFFERED CERTIFICATEHOLDERS. The holders of the CBA B-Note Companion Loans will be entitled, through a designee, to exercise the rights and powers with respect to the related CBA A/B Loan Pair described under "Description of the Underlying Mortgage Loans--The CBA A/B Loan Pairs" in this prospectus supplement. You should expect that the holders of the CBA B-Note Companion Loans will exercise those rights and powers exclusively for their own benefit, and will not be liable to any class of series 2006-C5 certificateholders for doing so.

          BOOK-ENTRY REGISTRATION OF THE OFFERED CERTIFICATES MAY REQUIRE YOU TO EXERCISE YOUR RIGHTS THROUGH THE DEPOSITORY TRUST COMPANY. Each class of offered certificates initially will be represented by one or more certificates registered in the name of Cede & Co., as the nominee for The Depository Trust Company, and will not be registered in the names of the related beneficial owners of those certificates or their nominees. As a result, unless and until definitive certificates are issued, beneficial owners of offered certificates will not be recognized as "certificateholders" for certain purposes. Therefore, until you are recognized as a "certificateholder," you will be able to exercise the rights of holders of certificates only indirectly through The Depository Trust Company and its participating organizations. See "Description of the Offered Certificates--Registration and Denominations" in this prospectus supplement.

          As a beneficial owner holding an offered certificate through the book-entry system, you will be entitled to receive the reports described under "Description of the Offered Certificates--Reports to Certificateholders; Available Information" in this prospectus supplement and notices only through the facilities of The Depository Trust Company and its respective participants or from the trustee, if you have certified to the trustee that you are a beneficial owner of offered certificates using the form annexed to the series 2006-C5 pooling and servicing agreement. Upon presentation of evidence satisfactory to the trustee of your beneficial ownership interest in the offered certificates, you will be entitled to receive, upon request in writing, copies of monthly reports to certificateholders from the trustee.

          YOU MAY BE BOUND BY THE ACTIONS OF OTHER SERIES 2006-C5
CERTIFICATEHOLDERS. In some circumstances, the consent or approval of the holders of a specified percentage of the series 2006-C5 certificates will be required to direct, consent to or approve certain actions, including amending the series 2006-C5 pooling and servicing agreement. In these cases, this consent or approval will be sufficient to bind all holders of series 2006-C5 certificates.

          LACK OF A SECONDARY MARKET FOR THE OFFERED CERTIFICATES MAY MAKE IT DIFFICULT FOR YOU TO RESELL YOUR OFFERED CERTIFICATES. There currently is no secondary market for the offered certificates. Although the underwriters have advised us that they currently intend to make a secondary market in the offered certificates, they are under no obligation to do so. Accordingly, there can be no assurance that a secondary market for the offered certificates will develop. Moreover, if a secondary market does develop, there can be no assurance that it will provide you with liquidity of investment or that it will continue for the life of the offered certificates. The offered certificates will not be listed on any securities exchange. Lack of liquidity could adversely affect the market value of the offered certificates. The market value of the offered certificates at any time may be affected by many other factors, including then prevailing interest rates, and no representation is made by any person or entity as to what the market value of any offered certificate will be at any time.

          POTENTIAL DEFAULTS UNDER CERTAIN MORTGAGE LOANS MAY AFFECT THE TIMING AND/OR PAYMENT ON YOUR OFFERED CERTIFICATES. Any defaults that may occur under the mortgage loans may result in shortfalls in the payments on these mortgage loans. Even if these defaults are non-monetary, the master servicer or the special servicer may still accelerate the maturity of the related mortgage loan which could result in an acceleration of payments to the series 2006-C5 certificateholders.

FUTURE TERRORIST ATTACKS AND MILITARY ACTIONS MAY ADVERSELY AFFECT THE VALUE OF
   THE OFFERED CERTIFICATES AND PAYMENTS ON THE UNDERLYING MORTGAGE LOANS

          On September 11, 2001, the United States was subjected to multiple terrorist attacks, resulting in the loss of many lives and massive property damage and destruction in New York City, the Washington D.C. area and Pennsylvania. It is impossible to predict the extent to which future terrorist activities may occur in the United States.

          The United States military currently occupies Iraq and maintains a presence in Afghanistan, which may prompt further terrorist attacks against the United States.

          It is uncertain what effects the U.S. military occupation of Iraq, any future terrorist activities in the United States or abroad and/or any consequent actions on the part of the United States Government and others, including military action, could have on general economic conditions, real estate markets, particular business segments (including those that are important to the performance of commercial and multifamily mortgage loans) and/or insurance costs and the availability of insurance coverage for terrorist acts. Among other things, reduced investor confidence could result in substantial volatility in securities markets and a decline in real estate-related investments. In addition, reduced consumer confidence, as well as a heightened concern for personal safety, could result in a material decline in personal spending and travel.

          As a result of the foregoing, defaults on commercial real estate loans could increase; and, regardless of the performance of the underlying mortgage loans, the liquidity and market value of the offered certificates may be impaired. See "Risk Factors--Limited Liquidity of Your Certificates May Have an Adverse Impact on Your Ability to Sell Your Offered Certificates," "--The Market Value of Your Certificates Will Be Sensitive to Factors Unrelated to the Performance of Your Certificates and the Underlying Mortgage Assets" and "--Risks Associated with Commercial or Multifamily Mortgage Loans" in the accompanying prospectus.

              CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT

          From time to time we use capitalized terms in this prospectus supplement. A capitalized term used throughout this prospectus supplement will have the meaning assigned to it in the "Glossary" to this prospectus supplement.

                           FORWARD-LOOKING STATEMENTS

          This prospectus supplement and the accompanying prospectus include the words "expects," "intends," "anticipates," "likely," "estimates," and similar words and expressions. These words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties that could cause actual results to differ materially from those stated. These risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences and the risks and uncertainties described under the heading "Risk Factors" in this prospectus supplement and the accompanying prospectus, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this prospectus supplement are accurate as of the date stated on the cover of this prospectus supplement. We have no obligation to update or revise any forward-looking statement.

                                  AFFILIATIONS

          Column Financial, Inc., which is a sponsor, a mortgage loan seller and an originator of certain of the underlying mortgage loans, is an affiliate of Credit Suisse Securities (USA) LLC, an underwriter, of Credit Suisse International, the swap counterparty, and of the depositor. KeyBank National Association, which is a sponsor, a mortgage loan seller and an originator of certain of the underlying mortgage loans, is an affiliate of McDonald Investments Inc., an underwriter, and KeyCorp Real Estate Capital Markets, Inc., the master servicer for the underlying mortgage loans. There are no additional relationships, agreements or arrangements outside of this transaction among the affiliated parties that are material to an understanding of the offered certificates that are not otherwise described herein.

                        DESCRIPTION OF THE ISSUING ENTITY

          The entity issuing the offered certificates will be Credit Suisse Commercial Mortgage Trust Series 2006-C5, which we refer to herein as the "issuing entity." The issuing entity is a New York common law trust that will be formed on the closing date pursuant to the series 2006-C5 pooling and servicing agreement. The series 2006-C5 pooling and servicing agreement will be filed on a current report form 8-K with the Securities and Exchange Commission after the closing date. The only activities that the issuing entity may perform are those set forth in the series 2006-C5 pooling and servicing agreement, which are generally limited to owning and administering the underlying mortgage loans and any REO Property, disposing of defaulted mortgage loans and REO Property, issuing the offered certificates and making distributions and providing reports to certificateholders. Accordingly, the issuing entity may not issue securities other than the certificates, or invest in securities, other than investment of funds in the collection accounts and other accounts maintained under the series 2006-C5 pooling and servicing agreement in certain short-term, high-quality investments. The issuing entity may not lend or borrow money, except that the master servicer or trustee may make advances to the issuing entity generally to the extent it deems such advances to be recoverable from the related underlying mortgage loan. Such advances are intended to be in the nature of a liquidity, rather than a credit facility. The series 2006-C5 pooling and servicing agreement may be amended as set forth under "The Series 2006-C5 Pooling and Servicing Agreement--Amendment" in this prospectus supplement. The issuing entity administers the underlying mortgage loans through the master servicer, the special servicer and the trustee. A discussion of the duties of the master servicer, the special servicer and the trustee, including any discretionary activities performed by each of them, is set forth herein under "The Series 2006-C5 Pooling and Servicing Agreement" in this prospectus supplement.

          The only assets of the issuing entity other than the underlying mortgage loans and any REO Properties are the collection accounts and other accounts maintained pursuant to the series 2006-C5 pooling and servicing agreement and the short-term investments in which funds in the collection accounts and other accounts are invested. The issuing entity has no present liabilities, but has potential liability relating to ownership of the underlying mortgage loans and any REO Properties, and indemnity obligations to the trustee, the master servicer and the special servicer. The fiscal year of the issuing entity is the calendar year. The issuing entity has no executive officers or board of directors. It acts through the trustee, the master servicer and the special servicer.

          The depositor is contributing the underlying mortgage loans to the issuing entity. The depositor is purchasing the underlying mortgage loans from the mortgage loan sellers pursuant to mortgage loan purchase agreements, as described herein under "Summary of Prospectus Supplement--The Underlying Mortgage Loans--Source of the Underlying Mortgage Loans" and "Description of the Underlying Mortgage Loans--Representations and Warranties." The mortgage loan purchase agreements will be filed with the Securities and Exchange Commission after the closing date on a current report form 8-K.

          Expenses related to the selection and acquisition of the underlying mortgage loans in the amount of $6,500,000 will be paid by the depositor from the proceeds of the offering of the certificates.

          As a common-law trust, it is anticipated that the issuing entity would not be subject to the U.S. Bankruptcy Code. The depositor has been formed as a special purpose bankruptcy remote entity. In connection with the formation of the depositor, a legal opinion was rendered that if the parent company of the depositor were to become a debtor in a case under the U.S. Bankruptcy Code, a federal bankruptcy court, which acted reasonably and correctly applied the law to the facts as set forth in such opinion after full consideration of the relevant factors, would not disregard the separate corporate existence of the depositor so as to order substantive consolidation of the assets and liabilities of the depositor with those of such parent company. In addition, in connection with the sale of the underlying mortgage loans from each mortgage loan seller to the depositor and from the depositor to the issuing entity, legal opinions are required to be rendered to the effect that:

          - If such mortgage loan seller were to become a debtor in a case under the U.S. Bankruptcy Code, a federal bankruptcy court, which acted reasonably and correctly applied the law to the facts as set forth in such legal opinion after full consideration of all relevant factors, would hold that (i) underlying mortgage loans and payments thereunder and proceeds thereof are not property of the estate of such mortgage loan seller under Section 541 of the U.S. Bankruptcy Code and (ii) the automatic stay arising pursuant to Section 362 of the U.S. Bankruptcy Code upon the commencement of a bankruptcy case involving such mortgage loan seller are not applicable to payments on the certificates.

          - With respect to KeyBank National Association, if the Federal Deposit Insurance Corporation (the "FDIC") were appointed as conservator or receiver for KeyBank National Association pursuant to Section 11(c) of the Federal Deposit Insurance Act (the "FDIA"), a court, which acted reasonably and correctly applied the law to the facts as set forth in such legal opinion after full consideration of all relevant factors, would hold that the FDIC could not (i) in the exercise of its authority under 12 U.S.C. Section 1821(e), reclaim, recover, or recharacterize as property of such mortgage loan seller or the receivership the underlying mortgage loans that have been transferred by such mortgage loan seller to the depositor and (ii) seek to avoid the sale of the underlying mortgage loans under 12 U.S.C. Section 1823(e).

          - If the depositor were to become a debtor in a case under the U.S. Bankruptcy Code, a federal bankruptcy court, which acted reasonably and correctly applied the law to the facts as set forth in such legal opinion after full consideration of all relevant factors, would hold (i) the underlying mortgage loans, and payments thereunder and proceeds thereof are not property of the estate of the depositor under Section 541 of the U.S. Bankruptcy Code and (ii) the automatic stay arising pursuant to
               Section 362 of the U.S. Bankruptcy Code upon the commencement of a bankruptcy case of the depositor is not applicable to payments on the certificates.

          Such legal opinions are based on numerous assumptions, and there can be no assurance that all of such assumed facts are true, or will continue to be true. Moreover, there can be no assurance that a court would rule as anticipated in the foregoing legal opinions. Accordingly, although the depositor has been structured as a bankruptcy remote entity, and the transfer of the underlying mortgage loans from each mortgage loan seller to the depositor and from the depositor to the issuing entity has been structured as a sale, there can be no assurance that the depositor will not be subject to a bankruptcy proceeding or that the sale of the underlying mortgage loans will not be recharacterized as a pledge, with the result that the depositor or issuing entity is deemed to be a creditor of the related mortgage loan seller rather than an owner of the underlying mortgage loans. See "Risk Factors--Risks Related to the Underlying Mortgage Loans--The Bankruptcy of the Depositor or a Mortgage Loan Seller May Delay or Reduce Collections on the Underlying Mortgage Loans" in this prospectus supplement.

                          DESCRIPTION OF THE DEPOSITOR

          Credit Suisse First Boston Mortgage Securities Corp., the depositor, is a wholly-owned subsidiary of Credit Suisse Management LLC, which is a wholly-owned subsidiary of Credit Suisse (USA), Inc. which in turn is a wholly-owned subsidiary of Credit Suisse Holdings (USA), Inc., and the ultimate parent. The depositor was incorporated in the State of Delaware on December 31, 1985. The depositor will create the issuing entity and transfer the underlying mortgage loans to it. The principal executive offices of the depositor are located at Eleven Madison Avenue, New York, New York, 10010. Its telephone number is (212) 325-2000. See "Credit Suisse First Boston Mortgage Securities Corp." in the accompanying prospectus.

              DESCRIPTION OF THE SPONSORS AND MORTGAGE LOAN SELLERS

THE SPONSORS

          All of the underlying mortgage loans, representing 100.0% of the initial mortgage pool balance, were sold to us by the sponsors. Each of the mortgage loans sold by the related sponsor to us was purchased or originated by such sponsor or one of its affiliates and underwritten by the related sponsor's or affiliate's underwriters.

     OVERVIEW

          Column Financial, Inc. ("Column") is a sponsor and a mortgage loan seller of this securitization transaction and is one of the mortgage loan sellers. Column or an affiliate of Column originated all of the Column mortgage loans and underwrote all of the Column mortgage loans in this transaction. See "The Sponsor" in the accompanying prospectus.

     KEYBANK NATIONAL ASSOCIATION

          KeyBank National Association ("KeyBank") is a sponsor of this securitization and is one of the mortgage loan sellers. KeyBank is the seller of 22 of the underlying mortgage loans or 10.6% of the initial mortgage pool balance, all of which loans were underwritten and originated by KeyBank.

          KeyBank is a national banking association that is a wholly-owned subsidiary of KeyCorp (NYSE: KEY). KeyBank is the parent of KeyCorp Real Estate Capital Markets, Inc., the master servicer and a primary servicer, and is an affiliate of McDonald Investments Inc., one of the underwriters. KeyBank maintains it primary offices at Key Tower, 127 Public Square, Cleveland, Ohio 44114, and its telephone number is (216) 689-6300. KeyBank has approximately 950 banking centers located in 13 states. As of September 30, 2006, KeyBank had total assets of approximately $91.772 billion, total liabilities (including minority interest in consolidated subsidiaries) of approximately $84.771 billion and approximately $7.001 billion in stockholder's equity.

          KeyBank provides financial services, including commercial real estate financing, throughout the United States. In 2005, KeyBank's Real Estate Capital Group originated a total of $16.6 billion in construction, development, permanent and private equity loans from 32 offices nationwide. Of this total, $2.7 billion was originated for sale through commercial mortgage-backed securities (CMBS) transactions, acquisition by Fannie Mae or Freddie Mac, or sale to life insurance companies and pension funds.

          KeyBank began selling commercial mortgage loans into CMBS transactions in 2000. KeyBank's commercial mortgage loans that are originated for sale into a CMBS transaction (or through a sale of whole loan interests to third party investors) are generally fixed rate and are secured primarily by retail, office, multifamily, industrial, self-storage, and hospitality properties. As of December 31, 2005, KeyBank had originated approximately $6.3 billion of commercial mortgage loans that have been securitized in 28 securitization transactions. The following table sets forth information for the past three years regarding the amount of commercial mortgage loans that KeyBank (i) originated for the purposes of securitization in CMBS transactions and (ii) actually securitized in CMBS transactions (which amounts include mortgage loans that were originated or purchased by KeyBank).

       YEAR          LOANS ORIGINATED   LOANS SECURITIZED
------------------   ----------------   -----------------
2005 (in billions)        $1.385              $1.323
2004 (in billions)        $1.213              $1.099
2003 (in billions)        $1.057              $1.062

          Generally, KeyBank originates the commercial mortgage loans that it contributes to CMBS transactions. However, if KeyBank purchases mortgage loans from third-party originators (which mortgage loans may have been originated using underwriting guidelines not established by KeyBank), KeyBank re-underwrites those mortgage loans and performs other procedures to ascertain the quality of those mortgage loans, which procedures are subject to approval by a credit officer of KeyBank.

          KeyBank originates commercial mortgage loans and, together with other sponsors or loan sellers, participates in a securitization by transferring the mortgage loans to an unaffiliated securitization depositor, which then transfers the mortgage loans to the issuing entity for the related securitization. KeyBank initially selects the mortgage loans that it will contribute to the securitization, but it has no input on the mortgage loans contributed by other sponsors or loan sellers. KeyBank generally participates in securitizations with multiple mortgage loan sellers and an unaffiliated depositor. KeyBank's wholly-owned subsidiary, KeyCorp Real Estate Capital Markets, Inc., acts as the primary servicer of KeyBank's commercial mortgage loans that are securitized and in most cases, including this transaction, acts as a master servicer for securitizations in which KeyBank participates. Other than the securitization of commercial mortgage loans, KeyBank securitizes federal and private student loans that it originates or purchases from third parties.

LITIGATION INVOLVING TRANSACTION PARTIES

          There are no legal proceedings pending against the sponsors, the mortgage loan sellers, the depositor, the trustee, the issuing entity, the master servicer, the special servicer, the primary servicer or the originators that are material to the certificateholders.

UNDERWRITING STANDARDS

     COLUMN'S UNDERWRITING STANDARDS

          GENERAL. All of the Column mortgage loans were originated by Column, in each case, generally in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding a particular underlying mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to that specific loan. This underwriting criteria is general, and there is no assurance that every loan will comply in all respects with the guidelines. Column originates mortgage loans principally for securitization.

          LOAN ANALYSIS. Column and its affiliates' credit underwriting team for each mortgage loan is required to conduct an extensive review of the related mortgaged real property, including an analysis of the appraisal, engineering report, environmental report, historical property operating statements, rent rolls, current and historical real estate taxes, and a review of tenant leases. The credit of the borrower and certain key principals of the borrower is examined for financial strength and character prior to approval of the loan. This analysis generally includes a review of historical financial statements (which are generally unaudited), historical income tax returns of the borrower and its principals, third-party credit reports, judgment, lien, bankruptcy and pending litigation searches. Borrowers generally are required to be special purpose entities. The credit of key tenants is also examined as part of the underwriting process. Generally, a member of the underwriting team visits the property for a site inspection to confirm the occupancy rates of the property, analyze the property's market and the utility of the property within the market.

          LOAN APPROVAL. Prior to commitment, all mortgage loans must be approved by a loan committee comprised of senior real estate professionals from Column and its affiliates. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms or reject a mortgage loan. The underwriting criteria set forth in this section may be overridden as to any particular underlying mortgage loan to the extent that, in the professional judgment of senior real estate professionals of Column and its affiliates, there exist mitigating factors relating to the related mortgaged real property and/or borrower of such underlying mortgage loan. Certain characteristics of the mortgage loans in the issuing entity are set forth in Exhibit A-1 to this prospectus supplement, and such information indicates where certain underwriting criteria have been overridden.

          DEBT SERVICE COVERAGE RATIO AND LTV RATIO. Column's underwriting standards generally require that the underwritten debt service coverage ratio for each underlying mortgage loan is equal to or greater than 1.20x and the loan-to-value ratio for each underlying mortgage loan is less than or equal to 80%. Because the underwritten debt service coverage ratios are calculated based on anticipated Underwritten Net Cash Flow at the time of origination, the debt service coverage ratio for each mortgage loan as reported elsewhere in this prospectus supplement may differ from the amount calculated at the time of origination.

          ESCROW REQUIREMENTS. In many cases, Column requires a borrower to fund various escrows for taxes and insurance, replacement reserves and capital expenses. Often, the required escrows for mortgage loans originated by Column are as follows:

          - Taxes and Insurance-Typically, a pro-rated initial deposit and monthly deposits equal to one-twelfth of the annual property taxes (based on the most recent property assessment and the current millage rate) and annual property insurance premium.

          - Replacement Reserves-Monthly deposits generally based on recommended amounts pursuant to a property condition report prepared for Column.

          - Deferred Maintenance/Environmental Remediation-An initial deposit, upon funding of the mortgage loan, generally in an amount equal to at least 100% of the estimated costs of the recommended repairs or replacements pursuant to the building condition report completed by a licensed engineer and the estimated costs of environmental remediation expenses as recommended by an independent environmental assessment.

          - Re-tenanting-In some cases major leases expire within the mortgage loan term. To mitigate this risk, special reserves may be established to be funded either at closing and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which may be associated with re-leasing the space occupied by these tenants.

     KEYBANK'S UNDERWRITING STANDARDS

          GENERAL. Set forth below is a general discussion of certain of KeyBank's underwriting guidelines for originating commercial mortgage loans. KeyBank also generally applies these underwriting guidelines when it re-underwrites commercial mortgage loans acquired from third-party originators. KeyBank generally does not outsource to third parties any credit underwriting decisions or originating duties other than those services performed by providers of environmental, engineering and appraisal reports and other related consulting services.

          The underwriting and origination procedures and credit analysis described below may vary from one commercial mortgage loan to another based on the unique circumstances of the related commercial property (including its type, current use, size, location, market conditions, tenants and leases, performance history and/or other factors), and KeyBank may, on a case-by-case basis, permit exceptions to its underwriting guidelines based upon other compensating factors. Consequently, there can be no assurance that the underwriting of any particular underlying mortgage loan sold into this transaction by KeyBank strictly conformed to the general guidelines described in this "--KeyBank's Underwriting Standards" section.

          LOAN ANALYSIS. KeyBank generally performs both a credit analysis and a collateral analysis for each commercial mortgage loan as well as a site inspection of the related real property collateral. The credit analysis of the borrower generally includes a review of third-party credit reports and/or judgment, lien, bankruptcy and pending litigation searches as well as searches to determine OFAC and PATRIOT Act compliance. Generally, borrowers of loans greater than $4.0 million are required to be special-purpose entities, although exceptions are made on a case-by-case basis. The collateral analysis generally includes an analysis, in each case to the extent available and applicable, of the historical property operating statements, rent rolls and a review of certain significant tenant leases. KeyBank's credit underwriting also generally includes a review of third-party appraisals, as well as environmental reports, property condition reports and seismic reports, if applicable.

          LOAN APPROVAL. Prior to commitment, all commercial mortgage loans to be originated or purchased by KeyBank must be approved by a dedicated credit officer of KeyBank. The credit officer may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

          DEBT SERVICE COVERAGE RATIO AND LOAN-TO-VALUE RATIO. KeyBank's underwriting includes a calculation of the debt service coverage ratio (DSCR) in connection with the origination of a commercial mortgage loan. The DSCR will generally be calculated based on the underwritten net cash flow from the subject property as determined by KeyBank and payments on the mortgage loan based on actual principal and/or interest due on the mortgage loan. However, underwritten net cash flow is a subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral, and there is no assurance that those assumptions or adjustments will, in fact, be consistent with actual property performance. KeyBank's underwriting also generally includes a calculation of the loan-to-value ratio of a prospective commercial mortgage loan in connection with its origination. In general, the loan-to-value ratio of a commercial mortgage loan at any given time is the ratio, expressed as a percentage, of (i) the then outstanding principal balance of the mortgage loan, to (ii) the estimated value of the related real property collateral based on an appraisal. See also the definition of "Underwritten Net Cash Flow" in the "Glossary" to this prospectus supplement and "Exhibit A-1-Characteristics of the Underlying Mortgage Loans and the Mortgaged Real Properties" in this prospectus supplement.

          PROPERTY ASSESSMENTS. As part of its underwriting process, KeyBank will obtain the following property assessments.

                    APPRAISALS. KeyBank will require independent appraisals in connection with the origination of each commercial mortgage loan that meet the requirements of the "Uniform Standards of Professional Appraisal Practice" as adopted by the Appraisal Standards Board of the Appraisal Foundation and the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989.

                    ENVIRONMENTAL ASSESSMENT. KeyBank will require a Phase I environmental assessment with respect to the real property collateral for a prospective commercial mortgage loan. However, when circumstances warrant, KeyBank may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Depending on the findings of the initial environmental assessment, KeyBank may require additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral, an environmental insurance policy, an escrow of funds or a guaranty or indemnity with respect to environmental matters.

                    PROPERTY CONDITION ASSESSMENT. KeyBank will require that an engineering firm inspect the real property collateral for any prospective commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, KeyBank will determine the appropriate response to any recommended repairs, corrections or replacements and any identified deferred maintenance.

                    SEISMIC REPORT. If the subject real property collateral includes any material improvements and is located in California or in seismic zones 3 or 4, KeyBank may require a report to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake. If that loss is in excess of 20% of the estimated replacement cost for the improvements at the property, KeyBank may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price.

          ZONING AND BUILDING CODE COMPLIANCE. KeyBank will generally examine whether the use and occupancy of the subject real property collateral securing a commercial mortgage loan is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering, appraisal or consulting reports; and/or representations by the related borrower.

          ESCROW REQUIREMENTS. Based on its analysis of the real property collateral, the borrower and the principals of the borrower, KeyBank may require a borrower under a commercial mortgage loan to fund various escrows for taxes and/or insurance, capital expenses, replacement reserves, potential re-tenanting expenses and/or environmental remediation. KeyBank conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by KeyBank. Furthermore, KeyBank may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.

          Notwithstanding the foregoing discussion under this "--KeyBank's Underwriting Standards" section, the depositor may purchase underlying mortgage loans for inclusion in the issuing entity that vary from, or do not comply with, KeyBank's underwriting guidelines.

SELECTION OF MORTGAGE LOANS

          The selection of mortgage loans for the series 2006-C5 securitization was made based on various considerations concerning the mortgage pool in an effort to maximize the execution of the series 2006-C5 certificates. Such considerations include, but are not limited to, the property types that serve as collateral for the mortgage loans, the geographic location of such properties and certain financial characteristics of the mortgage loans, such as debt service coverage ratios and loan-to-value ratios. Additionally, concentrations of each of the foregoing characteristics are evaluated to create a diverse mortgage pool. For a description of the types of underlying mortgage loans included in the issuing entity and a description of the material terms of such underlying mortgage loans, see "Description of the Underlying Mortgage Loans" and "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans," respectively, below.

                  DESCRIPTION OF THE UNDERLYING MORTGAGE LOANS

GENERAL

          The issuing entity will consist primarily of 304 fixed rate loans, secured by 363 multifamily and commercial properties, which we refer to collectively herein as the underlying mortgage loans. The underlying mortgage loans will have an initial total principal balance of approximately $3,429,773,367 as of their due dates in December 2006 (which we refer to herein as the "cut-off date"), subject to a variance of plus or minus 5%.

          For purposes of calculating distributions on the respective classes of the series 2006-C5 certificates, the underlying mortgage loans will be divided into the following two loan groups:

          - Loan group no. 1, which will consist of all of the underlying mortgage loans that are secured in whole or in part by property types other than multifamily and manufactured housing property types, together with five (5) underlying mortgage loans that are secured by multifamily and manufactured housing property types. Loan group no. 1 will consist of 242 mortgage loans, with an initial loan group no. 1 balance of $2,649,133,292, representing approximately 77.2% of the initial mortgage pool balance.

          - Loan group no. 2, which will consist of all but five (5) of the underlying mortgage loans that are secured in whole or in part by multifamily and manufactured housing property types. Loan group no. 2 will consist of 62 mortgage loans, with an initial loan group no. 2 balance of $780,640,075, representing approximately 22.8% of the initial mortgage pool balance.

          Exhibit A-1 to this prospectus supplement identifies which underlying mortgage loans are included in each of loan group no. 1 and loan group no. 2.

          The initial mortgage pool balance will equal the total cut-off date principal balance of all the underlying mortgage loans, the initial loan group no. 1 balance will equal the total cut-off date principal balance of the underlying mortgage loans in loan group no. 1, and the initial loan group no. 2 balance will equal the total cut-off date principal balance of the underlying mortgage loans in loan group no. 2. The cut-off date principal balance of any underlying mortgage loan is equal to its unpaid principal balance as of its due date in December 2006 (and, with respect to any underlying mortgage loan originated in December 2006, the date of the origination of such mortgage loan), after application of all monthly debt service payments due with respect to the mortgage loan on or before that date, whether or not those payments were received. The cut-off date principal balance of each mortgage loan that we intend to include in the issuing entity is shown on Exhibit A-1 to this prospectus supplement.

          Each of the mortgage loans that we intend to include in the issuing entity is an obligation of the related borrower to repay a specified sum with interest. Each of those mortgage loans is evidenced by one or more promissory notes and secured by a mortgage, deed of trust or other similar security instrument that creates a mortgage lien on the ownership and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily real properties. That mortgage lien will, in all cases, be a first priority lien, subject only to Permitted Encumbrances.

          You should consider each of the mortgage loans that we intend to include in the issuing entity to be a nonrecourse obligation of the related borrower. You should assume that, in the event of a payment default by the related borrower, recourse will be limited to the corresponding mortgaged real property or properties for satisfaction of that borrower's obligations. Even in those cases where recourse to a borrower or guarantor is permitted under the related mortgage loan documents, we have not undertaken an evaluation of the financial condition of any of these persons. None of the mortgage loans that we intend to include in the issuing entity will be insured or guaranteed by any governmental entity or by any other person.

          The 280 Park Avenue Property secures the 280 Park Avenue Mortgage Loan and the 280 Park Avenue Pari Passu Companion Loan on a PARI PASSU basis. The 280 Park Avenue Mortgage Loan and the 280 Park Avenue Pari Passu Companion Loan collectively constitute the 280 Park Avenue Whole Loan. However, the 280 Park Avenue Pari Passu Companion Loan is not included in the issuing entity. The 280 Park Avenue Mortgage Loan has a cut off date principal balance of $140,000,000 and the 280 Park Avenue Pari Passu Companion Loan has a cut off date principal balance of $300,000,000.

          Each property securing a CBA A-Note Mortgage Loan also secures, on a subordinated basis, a CBA B-Note Companion Loan that is not included in the issuing entity.

          We provide in this prospectus supplement a variety of information regarding the mortgage loans that we intend to include in the issuing entity. When reviewing this information, please note that--

          - All numerical information provided with respect to those mortgage loans is provided on an approximate basis.

          - All weighted average information provided with respect to those mortgage loans or any sub-group of those mortgage loans reflects a weighting by their respective cut-off date principal balances.

          - In calculating the cut-off date principal balances of the mortgage loans that we intend to include in the issuing entity, we have assumed that--

               1. all scheduled payments of principal and/or interest due on those mortgage loans on or before their respective due dates in December 2006, are timely made, and

               2. there are no prepayments or other unscheduled collections of principal with respect to any of those mortgage loans during the period from its due date in November 2006 up to and including its due date in December 2006.

          - When information with respect to mortgaged real properties is expressed as a percentage of the initial mortgage pool balance, the initial loan group no. 1 balance or the initial loan group no. 2 balance, as the case may be, the percentages are based upon the cut-off date principal balances of the related underlying mortgage loans.

          - The general characteristics of the entire mortgage pool are not necessarily representative of the general characteristics of either loan group no. 1 or loan group no. 2. The yield and risk of loss on any class of offered certificates will depend on, among other things, the composition of each of loan group no. 1 and loan group no. 2. The general characteristics of each such loan group should also be analyzed when making an investment decision.

          - Some of the underlying mortgage loans are cross-collateralized and cross-defaulted with one or more other underlying mortgage loans in the issuing entity. Except as otherwise indicated, when an underlying mortgage loan is cross-collateralized and cross-defaulted with another underlying mortgage loan, we present the information regarding those mortgage loans as if each of them was secured only by a mortgage lien on the corresponding mortgaged real property identified on Exhibit A-1 to this prospectus supplement. One exception is that each and every underlying mortgage loan in any particular group of cross-collateralized and cross-defaulted mortgage loans is treated as having the same loan-to-value ratio and the same debt service coverage ratio. Other than as described under "--The CBA A/B Loan Pairs" and "--Significant Mortgage Loans--280 Park Avenue" below, none of the mortgage loans that we intend to include in the issuing entity is cross-collateralized with any loan outside of the issuing entity.

          - In some cases, multiple mortgaged real properties secure a single underlying mortgage loan. For purposes of providing property-specific information, we have allocated that mortgage loan among those properties based upon--

               1.   relative appraised values,

               2.   relative underwritten net cashflow, or

               3. prior allocations reflected in the related mortgage loan documents.

          - In some cases, an individual mortgage loan is secured by additional collateral that will be released upon satisfaction of certain performance related criteria or, if not so satisfied, may be applied to prepayment of principal. In such cases, the annual debt service coverage and loan-to-value ratio may be calculated after netting out the letters of credit and/or holdback amounts.

          - If multiple parcels of real property secure a single underlying mortgage loan and the operation or management of those parcels so warrant, we treat those parcels as a single real property.

          - Whenever we refer to a particular mortgaged real property by name, we mean the property identified by that name on Exhibit A-1 to this prospectus supplement. Whenever we refer to a particular underlying mortgage loan by name, we mean the underlying mortgage loan secured by the mortgaged real property identified by that name on Exhibit A-1 to this prospectus supplement.

          - Statistical information regarding the mortgage loans that we intend to include in the issuing entity may change prior to the date of initial issuance of the offered certificates due to changes in the composition of the mortgage pool prior to that date.

CROSS-COLLATERALIZED MORTGAGE LOANS, MULTI-PROPERTY MORTGAGE LOANS AND MORTGAGE
   LOANS WITH AFFILIATED BORROWERS

          The mortgage pool will include 21 groups of mortgage loans, representing approximately 18.7% of the initial mortgage pool balance, that are, in each case, individually or through cross-collateralization with other underlying mortgage loans, secured by two or more real properties. However, the amount of the mortgage lien encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, generally to minimize recording tax. The mortgage amount may equal the appraised value or allocated loan amount for the particular real property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other mortgaged real properties securing the same mortgage loan or group of cross-collateralized mortgage loans in the issuing entity.

          The table below identifies the groups of cross-collateralized mortgage loans that we intend to include in the issuing entity.

                                                                                              NUMBER OF     % OF INITIAL MORTGAGE
                            PROPERTY/PORTFOLIO NAMES                                       MORTGAGE LOANS        POOL BALANCE
----------------------------------------------------------------------------------------   --------------   ---------------------
1. Wells Fargo Bank Tower and West Covina Village Community Shopping Center                       2                  2.4%
2. Mira Mesa Marketplace West and Mira Mesa Marketplace East                                      2                  2.2%
3. NP North Park Crossing, NP Sherwood Landing & Outback Steakhouse and NP Regal Cinema           3                  1.3%
4. Concourse 100 and Concourse 800                                                                2                  0.5%
5. Safeland Storage I and Safeland Storage II                                                     2                  0.3%
6. Mason Office Showroom and Beckett Showroom II                                                  2                  0.1%

          Certain of the cross-collateralized mortgage loans may allow the related borrower(s) to release one or more of the corresponding mortgaged real properties based upon certain debt service coverage ratio tests, loan-to-value tests and/or release prices generally ranging from 100% to 130% of the amount of the loan allocated to the released mortgaged real property.

          In the case of the underlying cross-collateralized mortgage loans secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as Concourse 100 and Concourse 800, which mortgage loans collectively represent 0.5% of the initial mortgage pool balance, the related borrowers may obtain the termination of the cross-collateralization at any time after the date that is the third anniversary of the closing of such mortgage loans, upon satisfaction of certain conditions set forth in the related mortgage loan documents, including without limitation: (i) such uncrossing does not occur during the last 12 months of the term of either the (a) the lease of tenant BellSouth Mobility, LLC, d/b/a Cingular Wireless or (b) the lease of tenant Employers Mutual Casualty Company, (ii) with respect to each underlying mortgage loan, the loan-to-value ratio of the remaining principal balance of such mortgage loan to the appraised value of the related mortgaged real property (based on an appraisal obtained at the related borrower's expense) does not exceed 75%, (iii) with respect to each underlying mortgage loan, the debt service coverage ratio for the related mortgaged real property and such mortgage loan is not less than 1.25x (as commercially reasonably determined by the lender) and (iv) no event of default has occurred and is continuing under either mortgage loan.

          In the case of the underlying mortgage loans secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as Safeland Storage I and Safeland Storage II, which collectively represent 0.3% of the initial mortgage pool balance, each borrower has the right to obtain the release of the related mortgaged real property in connection with a defeasance of the related underlying mortgage loan (in accordance with the related mortgage loan documents), upon satisfaction of certain conditions, including without limitation: (i) the loan-to-value ratio of the remaining mortgage loan to the appraised value of the remaining mortgaged real property (based on the most recent appraisal performed for the lender) does not exceed 80%, (ii) the debt service coverage ratio for the remaining mortgaged real property is equal to or greater than 1.20x (based on the trailing 12-month period) and (iii) no event of default has occurred and is continuing under the related mortgage loan documents. As a result of a defeasance of an individual mortgage loan, the released mortgage loan will no longer be cross-collateralized and cross-defaulted with the remaining underlying mortgage loan.

          In the case of the underlying mortgage loans secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as NP North Park Crossing, NP Regal Cinema and NP Sherwood Landing & Outback Steakhouse, which collectively represent 1.3% of the initial mortgage pool balance, each borrower has the right to obtain the release of the related mortgaged real property in connection with a defeasance of the related underlying mortgage loan (in accordance with the related mortgage loan documents), upon satisfaction of certain conditions, including without limitation: (i) no event of default exists and is continuing under the related mortgage loan documents, (ii) the defeasance collateral is at least equal to an amount ranging from 120% to 130% of the outstanding balance of the allocated loan amount for the related release property, (iii) the undefeased mortgage loans are subject to a specified minimum debt service coverage ratio (ranging from 1.25x to 1.30x) (based on operating statements and rent rolls for the remaining mortgaged real properties for the immediately preceding six months annualized), (iv) the remaining mortgaged real properties are subject to a maximum loan-to-value ratio (ranging from 70% to 75%) (based on a then-current appraisal), (v) no default exists with respect to any of the leases at the remaining mortgaged real properties and (vi) the borrower has reimbursed the lender for any costs associated with such defeasance or release. As a result of a defeasance of an individual mortgage loan, the released mortgage loan will no longer be cross-collateralized and cross-defaulted with the remaining underlying mortgage loans.

          In the case of the underlying mortgage loans secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as Wells Fargo Bank Tower and West Covina Village Community Shopping Center, which collectively represent 2.4% of the initial mortgage pool balance, each borrower has the right to obtain the release of the related mortgaged real property in connection with a defeasance of the related underlying mortgage loan (in accordance with the related mortgage loan documents), upon satisfaction of certain conditions, including without limitation: (i) the defeasance collateral is in an amount sufficient to pay all principal and interest payments on an assumed loan amount equal to 120% of the outstanding balance of the subject mortgage loan, (ii) the debt service coverage ratio for the remaining mortgage loan is not less than 1.25x (based on operating statements and rent rolls for the immediately preceding six months annualized), (iii) the loan-to-value ratio for the remaining mortgaged real property (based on a then-current appraisal) is no greater than 70% and (iv) the borrower has reimbursed the lender for any costs associated with such defeasance or release. As a result of a defeasance of an individual mortgage loan, the released mortgage loan will no longer be cross-collateralized and cross-defaulted with the remaining underlying mortgage loan.

          The table below identifies each group of mortgaged real properties that secures an individual multi-property mortgage loan that we intend to include in the issuing entity.

                                                    NUMBER OF STATES WHERE THE   % OF INITIAL MORTGAGE
             PROPERTY/PORTFOLIO NAMES                 PROPERTIES ARE LOCATED          POOL BALANCE
-------------------------------------------------   --------------------------   ---------------------
1. Babcock & Brown FX4                                           3                        5.7%
2. Queens Multifamily Portfoli-                                  1                        5.6%
3. Towne Oaks Apartments (Parent)                                1                        0.2%
4. Grocery Outlet Portfoli-                                      2                        0.2%
5. 360 White Plains - Parent                                     1                        0.2%
6. Johnson's Mobile Home Park & Marshwood Estates                1                        0.1%
7. Elsea Mobile Home Park                                        1                        0.1%
8. NP Sherwood Landing & Outback Steakhouse                      1                        0.1%
9. Vance Jackson Self Storages (2)                               1                       0.04%

          Certain of the multi-property mortgage loans may allow the related borrower(s) to release one or more of the corresponding mortgaged real properties based upon certain debt service coverage ratio tests, loan-to-value tests and/or release prices generally ranging from 100% to 130% of the amount of the loan allocated to the released mortgaged real property.

          In the case of the underlying mortgage loan secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as Babcock & Brown FX4, which represents 5.7% of the initial mortgage pool balance, the borrowers may obtain the partial release of one or more of the mortgaged real properties in connection with a partial defeasance of the underlying mortgage loan upon satisfaction of certain conditions set forth in the related mortgage loan documents. See "Description of Underlying Mortgage Loans--Significant Mortgage Loans--Babcock & Brown FX4" in this prospectus supplement.

          In the case of the underlying mortgage loan secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as Queens Multifamily Portfolio, which represents 5.6% of the initial mortgage pool balance, the borrowers may obtain the release of one or more of the mortgaged real properties upon satisfaction of certain conditions set forth in the related mortgage loan documents. See "Description of Underlying Mortgage Loans--Significant Mortgage Loans-- Queens Multifamily Portfolio" in this prospectus supplement.

          In the case of the underlying mortgage loan secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as Grocery Outlet Portfolio, which represents 0.2% of the initial mortgage pool balance, the related borrower has the right to obtain a partial release of one or more of the mortgaged real properties in connection with a partial defeasance of the underlying mortgage loan, upon the satisfaction of certain conditions set forth in the related mortgage loan documents, including without limitation: (i) the borrower has delivered to the lender defeasance collateral in an amount equal to 120% of the allocated loan amount for such release property; (ii) the debt service coverage ratio with respect to the remaining portion of the mortgage loan (based on operating statements and rent rolls for the previous six months annualized), after giving effect to the partial release, is at least equal to debt service coverage ratio with respect to the mortgage loan at the time of funding; and (iii) the loan-to-value ratio with respect to the remaining portion of the mortgage loan (based on an updated appraisal of the remaining mortgaged real properties), after giving effect to the partial release, is not greater than 60%.

          The table below shows each group of mortgaged real properties that--

          -    have the same or affiliated borrowers, and

          - secure two or more non-cross-collateralized mortgage loans or groups of mortgage loans that we intend to include in the issuing entity, which mortgage loans have a total cut-off date principal balance equal to at least 1.0% of the initial mortgage pool balance.

                             RELATED BORROWER LOANS

                                                            NUMBER OF     % OF INITIAL MORTGAGE
              PROPERTY/PORTFOLIO NAMES                   MORTGAGE LOANS        POOL BALANCE
------------------------------------------------------   --------------   ---------------------
1. 280 Park Avenue and W New York - Union Square                2                  7.4%
2. Space Park and Verio Building                                2                  2.8%
3. Brandon Walk Apartments, Brookstone Apartments,
   MacArthur Park Apartments and Shady Oaks Apartments          4                  1.0%

PARTIAL RELEASES OF PROPERTY

          In the case of certain of the underlying mortgage loans, including among others, those described below, certain of the borrowers have the right to obtain a release of an unimproved parcel or a parcel not otherwise included in underwritten income, without payment of any consideration or repayment of any principal, subject to satisfaction of stipulated conditions, which generally include, among other things, (i) no existence of default, (ii) delivery to the lender of satisfactory evidence that the parcel to be released is not necessary for the remaining mortgaged real property to comply with any zoning, building, land use, parking or other legal requirements applicable to the remaining mortgaged real property, and (iii) providing evidence that the future uses of the parcel to be released will not violate any covenant, restriction conditions or other title matter then encumbering the mortgaged real property.

          More specifically, in the case of the underlying mortgage loan secured by mortgaged real property identified on Exhibit A-1 to this prospectus supplement as HGSI Headquarters, which represents 4.3% of the initial mortgage pool balance, the related property owner/indemnity guarantor has the right to obtain a partial release of unimproved designated release parcels known as the "Future Development Parcel" and the "University Parcel" from the lien of the deed of trust upon the satisfaction of certain conditions set forth in the mortgage loan documents. See "Description of Underlying Mortgage Loans--Significant Mortgage Loans--HGSI Headquarters" in this prospectus supplement.

          In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Sprouts Center Glendale, which represents 0.2% of the initial mortgage pool balance, the related borrower has the right to obtain a release of a specified portion of the mortgaged real property, without payment of any release price, upon the satisfaction of certain conditions, including without limitation (i) no event of default exists under the related mortgage loan documents, (ii) each of the release parcel and the portion of the mortgaged real property being retained by the borrower are legally subdivided into separate tax lots, independent as to access, parking, drainage, lighting, use and utilities and in compliance with all parking, zoning and other legal requirements, (iii) the release parcel is conveyed to an entity separate from the borrower and (iv) such borrower pays all reasonable out-of-pocket costs of the lender in connection with the release.

          In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as CVS Fort Worth, which represents 0.1% of the initial mortgage pool balance, the related borrower has the right to obtain a partial release of an unimproved parcel located on the mortgaged real property upon the satisfaction of certain conditions, including without limitation (i) no uncured default exists under the related mortgage loan documents, (ii) each of the release parcel and the portion of the mortgaged real property being retained by the borrower are legally subdivided into separate tax lots, identified by separate metes and bounds and in compliance with all parking, zoning and other legal requirements, (iii) immediately after giving effect to such release, the loan-to-value ratio for the remaining portion of the mortgaged real property is not more than 80% (based on an appraisal of such portion), (iv) immediately after giving effect to such release, the ratio of net operating income to debt service (in each case, calculated in accordance with the related mortgage loan documents) for the remaining portion of the mortgaged real property is equal to or greater than 120% and (v) the borrower pays for all costs and expenses (including costs and expenses of the lender) incurred in connection with such partial release.

SUBSTITUTION

          In the case of the underlying mortgage loan secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as Babcock & Brown FX4, which represents 5.7% of the initial mortgage pool balance, the related borrower may substitute one or more of the mortgaged real properties upon satisfaction of certain conditions set forth in the related mortgage loan documents. See "Description of Underlying Mortgage Loans--Significant Mortgage Loans--Babcock & Brown FX4" in this prospectus supplement.

          In the case of the underlying mortgage loan secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as Grocery Outlets Portfolio, which represents 0.2% of the initial mortgage pool balance, the borrower has a one-time right to substitute one of the mortgaged real properties upon satisfaction of certain conditions set forth in the related mortgage loan documents, including: (i) no event of default has occurred with respect to the underlying mortgage loan; (ii) the substitute property (a) is of equal or greater fair market value (as determined by the lender pursuant to an appraisal approved by the lender) and (b) generates equal or greater net operating income (as determined by the lender in its sole judgment) than the release property; (iii) the current appraisals show the loan-to-value ratio for the property for the mortgaged real property, as determined by the lender, excluding the release property and the substitute property is not greater than the then-current outstanding principal balance of the underlying mortgage loan;
(iv) after giving effect to the substitution, the debt service coverage ratio for the underlying mortgage loan is not less than the debt service coverage ratio for such mortgage loan (a) as of the closing date for the underlying mortgage loan and (b) as of the date immediately preceding the substitution; (v) the lender has received satisfactory evidence that there has been no downward trend in net operating income for the substituted property during the three years immediately preceding the substitution; (vi) the lender has received evidence in writing from the applicable rating agencies to the effect that the proposed substitution will not result in a re-qualification, reduction, downgrade or withdrawal of any rating initially assigned to the series 2006-C5 certificates (including an opinion of counsel to the borrower in form and substance satisfactory to the lender), (vii) the lender has received certain environmental, insurance and other reports with respect to the substitute property (in each case, in form and substance satisfactory to the lender) and
(viii) the borrower pays to the lender, at the time of request, an application fee in the amount of $5,000 and, at the time of release, a substitution fee in an amount equal to 1% of the allocated loan amount for the release property (as determined by the lender), together with any reasonable out-of-pocket costs and property in excess of the application fee (including attorneys' fees and rating agency fees) incurred or anticipated to be incurred in connection with the substitution of collateral.

CERTAIN TERMS AND CONDITIONS OF THE UNDERLYING MORTGAGE LOANS

          DUE DATES. Subject, in some cases, to a next business day convention, the dates on which monthly installments of principal and interest will be due on the underlying mortgage loans are as follows:

                                             NUMBER OF     % OF INITIAL MORTGAGE
               DUE DATE                   MORTGAGE LOANS        POOL BALANCE
---------------------------------------   --------------   ---------------------
11th                                            282                89.4%
1st                                              22                10.6%
                                                ---               -----
TOTAL                                           304               100.0%

          MORTGAGE RATES; CALCULATIONS OF INTEREST. In general, each of the mortgage loans that we intend to include in the issuing entity bears interest at a mortgage interest rate that, in the absence of default, is fixed until maturity. However, as described below under "--ARD Loans" below, each of the ARD Loans will accrue interest after its anticipated repayment date at a rate that is in excess of its mortgage interest rate prior to that date.

          The current mortgage interest rate for each of the mortgage loans that we intend to include in the issuing entity is shown on Exhibit A-1 to this prospectus supplement.

          Except for ARD Loans that remain outstanding past their respective anticipated repayment dates, none of the mortgage loans that we intend to include in the issuing entity provides for negative amortization or for the deferral of interest.

          All of the mortgage loans that we intend to include in the issuing entity accrue interest on an Actual/360 Basis.

          BALLOON LOANS. Two hundred ninety-three (293) of the mortgage loans that we intend to include in the issuing entity, which represent 96.9% of the initial mortgage pool balance, are each characterized by--

          - either (a) an amortization schedule that is significantly longer than the actual term of the subject mortgage loan or (b) no amortization prior to the stated maturity of the subject mortgage loan, and

          - in either case, a substantial payment of principal on its stated maturity date.

          ARD LOANS. Eleven (11) of the mortgage loans that we intend to include in the issuing entity, which represents 3.1% of the initial mortgage pool balance, of which ten (10) mortgage loans are in loan group no. 1, representing 4.0% of the initial loan group no. 1 balance, and one (1) mortgage loan is in loan group no. 2, representing 0.2% of the initial loan group no. 2 balance, respectively, are characterized by the following features:

          -    A maturity date that is generally 30 years following origination.

          - The designation of an anticipated repayment date that is generally 10 years following origination. The anticipated repayment date for each of the ARD Loans is listed on Exhibit A-1 to this prospectus supplement.

          - The ability of the related borrower to prepay the subject mortgage loan, without restriction, including without any obligation to pay a Static Prepayment Premium or Yield Maintenance Charge, at any time on or after a date that is generally not later than the related anticipated repayment date.

          - Until its anticipated repayment date, the calculation of interest at its initial mortgage interest rate.

          - From and after its anticipated repayment date, the accrual of interest at a revised annual rate that is equal to, not less than two percentage points over the initial mortgage interest rate.

          - The deferral of any additional interest accrued with respect to the subject mortgage loan from and after the related anticipated repayment date at the difference between its revised mortgage interest rate and its initial mortgage interest rate. This Post-ARD Additional Interest may, in some cases, compound at the new revised mortgage interest rate. Any Post-ARD Additional Interest accrued with respect to the ARD Loan following its anticipated repayment date will not be payable until the entire principal balance of that mortgage loan has been paid in full.

          - From and after its anticipated repayment date, the accelerated amortization of the subject mortgage loan out of any and all monthly cash flow from the corresponding mortgaged real property which remains after payment of the applicable monthly debt service payments and permitted operating expenses and capital expenditures and the funding of any required reserves. These accelerated amortization payments and the Post-ARD Additional Interest are considered separate from the monthly debt service payments due with respect to the ARD Loan.

          In the case of each of the ARD Loans that we intend to include in the issuing entity, the related borrower has agreed to enter into a cash management agreement no later than the related anticipated repayment date if it has not already done so. The related borrower or the manager of the corresponding mortgaged real property will be required under the terms of that cash management agreement to deposit or cause the deposit of all revenue from that property received after the related anticipated repayment date into a designated account controlled by the lender under the ARD Loan.

          ADDITIONAL AMORTIZATION CONSIDERATIONS. One-hundred fifty-four (154) of the mortgage loans that we intend to include in the issuing entity, which represent 53.1% of the initial mortgage pool balance, of which 112 mortgage loans are in loan group no. 1, representing 48.6% of the initial loan group no. 1 balance, and 42 mortgage loans are in loan group no. 2, representing 68.3% of the initial loan group no. 2 balance, respectively, provide for an initial interest only period of between 1 and 84 months.

          Twenty (20) of the mortgage loans that we intend to include in the issuing entity, which represent 29.0% of the initial mortgage pool balance, of which 19 mortgage loans are in loan group no. 1, representing 30.3% of the initial loan group no. 1 balance, and one (1) mortgage loan is in loan group no. 2, representing 24.6% of the initial loan group no. 2 balance, respectively, provide for an initial interest only period that extends to maturity or, in the case of the ARD Loans, until the anticipated repayment date.

          Some of the underlying mortgage loans will provide, in each case, for a recast of the amortization schedule and an adjustment of the monthly debt service payments on the mortgage loan upon application of specified amounts of condemnation proceeds or insurance proceeds to pay a portion of the related unpaid principal balance.

          PREPAYMENT PROVISIONS. As of origination:

          - Ten (10) of the mortgage loans that we intend to include in the issuing entity, which represent 3.4% of the initial mortgage pool balance, of which nine (9) mortgage loans are in loan group no. 1, representing 3.9% of the initial loan group no. 1 balance, and one (1) mortgage loan is in loan group no. 2, representing 1.7% of the initial loan group no. 2 balance, respectively, provide for--

               1. a prepayment consideration period during which voluntary principal prepayments must be accompanied by a Yield Maintenance Charge, as applicable, followed by

               2. an open prepayment period during which voluntary principal prepayments may be made without any restriction, Yield Maintenance Charge, Static Prepayment Premium or other prepayment consideration;

          - Two hundred eighty (280) of the mortgage loans that we intend to include in the issuing entity, which represent 91.3% of the initial mortgage pool balance, of which 219 mortgage loans are in loan group no. 1, representing 89.2% of the initial loan group no. 1 balance, and 61 mortgage loans are in loan group no. 2, representing 98.3% of the initial loan group no. 2 balance, respectively, provide for--

               1. a prepayment lock-out period and/or a defeasance period, during which voluntary principal prepayments are prohibited although, for a portion of that period, beginning no sooner than the second anniversary of the date of initial issuance of the offered certificates, the mortgage loan may be defeased, followed by

               2. an open prepayment period during which voluntary principal prepayments may be made without any restriction, Yield Maintenance Charge, Static Prepayment Premium or other prepayment consideration;

          - One (1) of the mortgage loans that we intend to include in the issuing entity, which represents 0.1% of the initial mortgage pool balance and which is in loan group no. 1, representing 0.2% of the initial loan group no. 1 balance, provides for--

               1. a prepayment lock-out period and/or a defeasance period, during which voluntary principal prepayments are prohibited although, for a portion of that period, beginning no sooner than the second anniversary of the date of initial issuance of the offered certificates, the mortgage loan may be defeased, followed by

               2. a prepayment consideration period during which voluntary principal prepayments must be accompanied by a Yield Maintenance Charge, followed by

               3. an open period during which voluntary principal prepayments may be made without restriction, Yield Maintenance Charge, Static Prepayment Premium or other prepayment consideration;

          - Ten (10) of the mortgage loans that we intend to include in the issuing entity, which represent 4.5% of the initial mortgage pool balance, all of which are in loan group no. 1, representing 5.8% of the initial loan group no. 1 balance provide for--

               1. a prepayment lock-out period during which voluntary principal prepayments are prohibited, followed by

               2. a prepayment consideration period during which voluntary principal prepayments must be accompanied by a Yield Maintenance Charge, followed by

               3. an open prepayment period during which voluntary principal prepayments may be made without any restriction, Yield Maintenance Charge, Static Prepayment Premium or other prepayment consideration.

          - One (1) of the mortgage loans that we intend to include in the issuing entity, which represents 0.3% of the initial mortgage pool balance and which is in loan group no. 1, representing 0.4% of the initial loan group no. 1 balance, provides for -

               1. a prepayment lock-out period and/or a defeasance period during which voluntary principal prepayments are prohibited, followed by

               2. a prepayment consideration period during which voluntary principal prepayments must be accompanied by a Static Prepayment Premium, followed by

               3. an open prepayment period during which voluntary principal prepayments may be made without any restriction, Yield Maintenance Charge, Static Prepayment Premium or other prepayment consideration.

          - Two (2) of the mortgage loans that we intend to include in the issuing entity, which represent 0.4% of the initial mortgage pool balance and which are in loan group no. 1, representing 0.5% of the initial loan group no. 1 balance, provides for -

               1. a prepayment lock out period during which voluntary principal prepayments are prohibited, followed by

               2. a prepayment consideration period during which voluntary principal prepayments must be accompanied by a Yield Maintenance Charge, followed by

               3. a prepayment consideration period during which voluntary principal prepayments must be accompanied by a Static Prepayment Premium, followed by

               4. an open prepayment period during which voluntary principal prepayments may be made without any restriction, Yield Maintenance Charge, Static Prepayment Premium or other prepayment consideration.

          The open prepayment period for any underlying mortgage loan will generally begin two to six months prior to stated maturity or, in the case of an ARD Loan, prior to the related anticipated repayment date.

          Notwithstanding otherwise applicable prepayment lock-out periods, partial prepayments of the Additional Collateral Loans will be required under the circumstances described under "--Mortgage Loans Which May Require Principal

Paydowns" below and partial prepayments of multi-property mortgage loans and groups of cross-collateralized mortgage loans will be required under the circumstances described under "--Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers" above.

          The prepayment terms of the mortgage loans that we intend to include in the issuing entity are more particularly described in Exhibit A-2 to this prospectus supplement.

          For the purposes of this prospectus supplement and the statistical information presented in this prospectus supplement--

          - the entire principal balance of each Additional Collateral Loan is deemed to be subject to a prepayment lock-out period for the related remaining prepayment lock-out period set forth on Exhibit A-1 hereto, notwithstanding that required prepayments could occur under that Additional Collateral Loan during that prepayment lock-out period, and

          - it is assumed that each ARD Loan prepays on the related anticipated repayment date, notwithstanding the fact that prepayments could occur under such ARD Loans prior to that anticipated repayment date and that, in either case, such prepayments would not be accompanied by payment of a Yield Maintenance Charge or a Static Prepayment Premium.

          PREPAYMENT LOCK-OUT PERIODS. Two hundred eighty-two (282) of the mortgage loans that we intend to include in the issuing entity, which represent 91.7% of the initial mortgage pool balance, of which 221 mortgage loans are in loan group no. 1, representing 89.7% of the initial loan group no. 1 balance, and 61 mortgage loans are in loan group no. 2, representing 98.3% of the initial loan group no. 2 balance, respectively, provide for prepayment lock-out/defeasance periods as of their respective due dates in January 2007. With respect to those mortgage loans, and taking into account periods during which defeasance can occur so long as the subject mortgage loan cannot be voluntarily prepaid:

          - the maximum remaining prepayment lock-out/defeasance period as of the related due date in December 2006 is 119 months with respect to the entire mortgage pool, 118 months with respect to loan group no. 1 and 119 months with respect to loan group no. 2;

          - the minimum remaining prepayment lock-out/defeasance period as of the related due date in December 2006 is 12 months with respect to the entire mortgage pool, 12 months with respect to loan group no. 1 and 51 months with respect to loan group no. 2; and

          - the weighted average remaining prepayment lock-out/defeasance period as of the related due dates in December 2006 is 99 months with respect to the entire mortgage pool, 100 months with respect to loan group no. 1 and 97 months with respect to loan group no. 2.

          Notwithstanding otherwise applicable prepayment lock-out periods, partial prepayments of the Additional Collateral Loans will be required under the circumstances described under "--Mortgage Loans Which May Require Principal Paydowns" below, and partial prepayments of multi-property mortgage loans and groups of cross-collateralized mortgage loans will be required under the circumstances described under "--Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers" above.

          PREPAYMENT CONSIDERATION PERIODS. Twenty-four (24) of the mortgage loans that we intend to include in the issuing entity, which represent 8.7% of the initial mortgage pool balance, which 23 mortgage loans are in loan group no. 1, representing 10.8% of the initial loan group no. 1 balance, and one (1) mortgage loan is in loan group no. 2, representing 1.7% of the initial loan group no. 2 balance provide for a prepayment consideration period during some portion of their respective loan terms and, in some cases, following an initial prepayment lock-out and/or defeasance period.

          The relevant prepayment consideration will generally consist of the following:

          - In the case of one (1) of those mortgage loans, representing 0.3% of the initial mortgage pool balance, which mortgage loan is in loan group no. 1, representing 0.4% of the initial loan group no. 1 balance, a Static Prepayment Premium in an amount equal to a specified percentage of the amount prepaid, following an initial prepayment lock-out and/or defeasance period.

          - In the case of 23 of those mortgage loans, representing 8.5% of the initial mortgage pool balance, of which 22 mortgage loans are in loan group no. 1, representing 10.5% of the initial loan group no. 1 balance, and one (1) mortgage loan is in loan group no. 2, representing 1.7% of the initial loan group no. 2 balance a Yield Maintenance Charge in an amount generally equal to the greater of the following: (1) a specified percentage of the principal balance of the subject mortgage loan being prepaid; and (2) the present value, as of the prepayment date, of the remaining scheduled payments of principal and interest from the prepayment date through the maturity date (including any balloon payment) or, in the case of an ARD Loan, the anticipated repayment date (including the principal balance scheduled to be due on the related anticipated repayment date), determined by discounting such payments at the Discount Rate as defined in the related mortgage loan documents, less the amount of principal being prepaid.

          - In certain cases, alternative methods of the calculation of Static Prepayment Premiums or Yield Maintenance Charges are set forth in the mortgage loan documents.

          Unless a mortgage loan is relatively near its stated maturity date or anticipated repayment date, as applicable, or unless the sale price or the amount of the refinancing of the related mortgaged real property is considerably higher than the current outstanding principal balance of that mortgage loan, due to an increase in the value of the mortgaged real property or otherwise, the prepayment consideration may, even in a relatively low interest rate environment, offset entirely or render insignificant any economic benefit to be received by the borrower upon a refinancing or sale of the mortgaged real property. The prepayment consideration provision of a mortgage loan creates an economic disincentive for the borrower to prepay that mortgage loan voluntarily and, accordingly, the related borrower may elect not to prepay that mortgage loan.

          However, there can be no assurance that the imposition of a Static Prepayment Premium or Yield Maintenance Charge will provide a sufficient disincentive to prevent a voluntary principal prepayment. Furthermore, certain state laws limit the amounts that a lender may collect from a borrower as an additional charge in connection with the prepayment of a mortgage loan.

          The underlying mortgage loans generally provide that, in the event of an involuntary prepayment made after an event of default has occurred, a Static Prepayment Premium or Yield Maintenance Charge will be due. The enforceability of provisions providing for payments comparable to the prepayment consideration upon an involuntary prepayment is unclear under the laws of a number of states. No assurance can be given that, at the time a Static Prepayment Premium or Yield Maintenance Charge is required to be made on any of the underlying mortgage loans in connection with an involuntary prepayment, the obligation to pay that Static Prepayment Premium or Yield Maintenance Charge will be enforceable under applicable state law. Furthermore, the series 2006-C5 pooling and servicing agreement will provide that amounts received from borrowers will be applied to payments of principal and interest on the underlying mortgage loans being prepaid prior to being distributed as prepayment consideration. See "Legal Aspects of Mortgage Loans" in the accompanying prospectus.

          Neither we nor any of the sponsors or any of the mortgage loan sellers makes any representation as to the enforceability of the provision of any underlying mortgage loan requiring the payment of a Static Prepayment Premium or Yield Maintenance Charge, or of the collectability of any Static Prepayment Premium or Yield Maintenance Charge.

          CASUALTY AND CONDEMNATION. In the event of a condemnation or casualty at the mortgaged real property securing any of the underlying mortgage loans, the borrower will generally be required to restore that mortgaged real property. However, the lender may under certain circumstances apply the condemnation award or insurance proceeds to the repayment of debt, which, in the case of substantially all of the underlying mortgage loans, will not require payment of any prepayment consideration.

          Several of the mortgage loans that we intend to include in the issuing entity provide that, if casualty or condemnation proceeds are applied to the loan (usually above a specified amount or above a specified percentage of the value of the related mortgaged real property), then the borrower will be permitted to supplement those proceeds with an amount sufficient to prepay all or a portion of the remaining principal balance of the subject mortgage loan without any prepayment consideration. Some mortgage loans that we intend to include in the issuing entity provide that, in the event of a partial prepayment resulting from the occurrence of a casualty or condemnation, the constant monthly debt service payment may be reduced based on the remaining amortization period, the mortgage interest rate and the outstanding principal balance.

          MORTGAGE LOANS WHICH MAY REQUIRE PRINCIPAL PAYDOWNS. Twenty-nine (29) of the mortgage loans that we intend to include in the issuing entity, which represent 16.8% of the initial mortgage pool balance, of which 25 mortgage loans are in loan group no. 1, representing 21.2% of the initial loan group no. 1 balance, and four (4) mortgage loans are in loan group no. 2, representing 1.7% of the initial loan group no. 2 balance, respectively, are secured by letters of credit or cash reserves or a combination of both that in each such case:

          - will be released to the related borrower, in whole or in part, upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions (the borrowers under certain of the mortgage loans may have satisfied one or more of the conditions for such release); and

          - if not so released, will or, under certain mortgage loans, at the discretion of the lender, may prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay or defease a portion of the subject mortgage loan if such performance related conditions are not satisfied within specified time periods (any such prepayment may or may not require that additional prepayment consideration, such as a Yield Maintenance Premium, also be due and any such prepayment consideration may in some cases be paid out of the related additional collateral).

          In some instances such additional collateral is comprised of cash reserves specifically established for other uses benefiting the related property (i.e., including tenant improvements or capital needs), with the related borrower having the obligation to replenish such cash reserves or increase the amount of the related letter of credit as a condition to using the cash reserve for any such purpose. If such cash is used to prepay or defease the mortgage loan as described in the immediately preceding bullet point, there is no obligation on the part of the related borrower to replenish such cash.

          Based on the amount of such collateral at the time of closing of each such loan, the aggregate additional collateral is $40,358,849.

          DEFEASANCE LOANS. Two hundred eighty-two (282) of the mortgage loans that we intend to include in the issuing entity, which represent 91.7% of the initial mortgage pool balance, of which 221 mortgage loans are in loan group no. 1, representing 89.7% of the initial loan group no. 1 balance, and 61 mortgage loans are in loan group no. 2, representing 98.3% of the initial loan group no. 2 balance, respectively, permit the borrower to deliver non-callable U.S. government obligations or, if permitted by the mortgage loan documents, other "government securities" within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, as substitute collateral.

          Each of these mortgage loans permits the related borrower, during specified periods and subject to specified conditions, to pledge to the holder of the subject underlying mortgage loan the requisite amount of non-callable U.S. government obligations (or government securities, as applicable) and obtain a full or partial release of the mortgaged real property. In general, the U.S. government obligations (or government securities, as applicable) that are to be delivered in connection with the defeasance of any underlying mortgage loan must provide for a series of payments that--

          - will be made prior, but as closely as possible, to all successive due dates through and including the maturity date (or, in some cases, the end of the lockout period), and

          - will, in the case of each due date, be in a total amount equal to or greater than the monthly debt service payment, including any applicable balloon payment, scheduled to be due on that date.

For purposes of determining the defeasance collateral for an ARD Loan, however, the subject underlying mortgage loan will be treated as if it was a balloon loan that matures on its anticipated repayment date.

          If fewer than all of the real properties securing any particular multi-property mortgage loan or group of cross-collateralized mortgage loans are to be released in connection with any defeasance, the requisite defeasance collateral will be calculated based on the allocated loan amount for the properties to be released and the portion of the monthly debt service payments attributable to the defeased loan amount.

          In connection with any delivery of defeasance collateral, the related borrower will be required to deliver a security agreement granting the issuing entity a first priority security interest in the collateral, together with an opinion of counsel confirming the first priority status of the security interest.

          None of the mortgage loans that we intend to include in the issuing entity may be defeased prior to the second anniversary of the date of initial issuance of the offered certificates.

          Neither we nor any of sponsors or any of the mortgage loan sellers makes any representation as to the enforceability of the defeasance provisions of any of the underlying mortgage loans.

          LOCKBOXES. Ninety-one (91) of the mortgage loans that we intend to include in the issuing entity, which represent 64.3% of the initial mortgage pool balance, of which 78 mortgage loans are in loan group no. 1, representing 64.5% of the initial loan group no. 1 balance, and 13 mortgage loans are in loan group no. 2, representing 63.6% of the initial loan group no. 2 balance, respectively, generally provide that all rents, credit card receipts, accounts receivables payments and other income derived from the related mortgaged real properties will be paid into one of the following types of lockboxes, each of which is described below.

          - HARD LOCKBOX. Income (or some portion of income sufficient to pay monthly debt service) is paid directly to a lockbox account controlled by the lender, except that with respect to multifamily rental properties, income (or some portion of income sufficient to pay monthly debt service) is collected and deposited in the lockbox account by the manager of the mortgaged real property and, with respect to hospitality properties, cash or "over-the-counter" receipts are deposited into the lockbox account by the manager, while credit card receivables will be deposited directly into a lockbox account.

          - SPRINGING LOCKBOX. Income is collected and retained by or is otherwise accessible by the borrower until the occurrence of a triggering event, following which a hard lockbox or modified lockbox is put in place. Examples of triggering events include:

               1. a failure to pay the related mortgage loan in full on or before any related anticipated repayment date; or

               2. a decline, by more than a specified amount, in the net operating income of the related mortgaged real property; or

               3.   a failure to meet a specified debt service coverage ratio;
                    or

               4. an event of default under the mortgage (in certain cases, only a monetary event of default); or

               5. certain specified events relating to the tenancy at the related mortgaged real property (i.e., termination of a major lease).

               For purposes of this prospectus supplement, a springing lockbox can be either an account that is currently under the control of both the lender and the borrower, but which comes under the sole control of the lender upon the occurrence of the triggering event, or an account that is required to be established by the borrower (but to be under the sole control of the lender) upon the occurrence of the triggering event.

          The above-referenced 91 mortgage loans provide for lockbox accounts as follows:

                                                                    % OF INITIAL
                                                      NUMBER OF       MORTGAGE
                TYPE OF LOCKBOX                    MORTGAGE LOANS   POOL BALANCE
------------------------------------------------   --------------   ------------
Springing                                                70             37.2%
Hard                                                     21             27.1%
                                                        ---             ----
TOTAL                                                    91             64.3%

          For any hard lockbox, income (or some portion of income sufficient to pay monthly debt service) deposited directly into the related lockbox account may not include amounts paid in cash which are paid directly to the related property manager or borrower, notwithstanding requirements to the contrary. Mortgage loans whose terms call for the establishment of a lockbox account require that amounts paid to the property manager of the related mortgaged real property, to the related borrower or "over-the-counter" will be deposited into a lockbox account on a regular basis. Lockbox accounts will not be assets of the issuing entity.

          ESCROW AND RESERVE ACCOUNTS. Many of the mortgage loans that we intend to include in the issuing entity provide for the establishment of escrow and/or reserve accounts for the purpose of holding amounts required to be on deposit as reserves for--

          -    taxes and insurance,

          -    capital improvements,

          -    furniture, fixtures and equipment, and/or

          -    various other purposes.

          As of the date of initial issuance of the offered certificates, these accounts will be under the control of the master servicer or a primary servicer pursuant to a subservicing agreement with the master servicer. In the case of most of the underlying mortgage loans as to which there is this type of account, the account will be funded out of monthly escrow and/or reserve payments by the related borrower or from funds transferred from another account.

          TAX ESCROWS. In the case of 267 of the mortgage loans that we intend to include in the issuing entity, which represent 84.1% of the initial mortgage pool balance, of which 206 mortgage loans are in loan group no. 1, representing 79.6% of the initial loan group no. 1 balance, and 61 mortgage loans are in loan group no. 2, representing 99.5% of the initial loan group no. 2 balance, respectively, escrows were established for taxes. The related borrower is generally required to deposit on a monthly basis an amount equal to one-twelfth of the annual real estate taxes and assessments.

          If an escrow was established, the funds will be applied by the master servicer to pay for taxes and assessments at the related mortgaged real property.

          In some cases, no tax escrow was required because the originator did not deem it necessary for various reasons, which may include because a tenant at the mortgaged real property is responsible for paying all or a portion of the real estate taxes and assessments.

          INSURANCE ESCROWS. In the case of 261 of the mortgage loans that we intend to include in the issuing entity, which represent 81.8% of the initial mortgage pool balance, of which 200 mortgage loans are in loan group no. 1, representing 76.5% of the initial loan group no. 1 balance, and 61 mortgage loans are in loan group no. 2, representing 99.5% of the initial loan group no. 2 balance, respectively, escrows were established for insurance premiums. The related borrower is generally required to deposit on a monthly basis an amount equal to one-twelfth of the annual premiums payable on insurance policies that the borrower is required to maintain.

          If an escrow was established, the funds will be applied by the master servicer to pay for insurance premiums at the related mortgaged real property.

          Under some of the other mortgage loans that we intend to include in the issuing entity, the insurance carried by the related borrower is in the form of a blanket policy. In these cases, the amount of the escrow is an estimate of the proportional share of the premium allocable to the mortgaged real property, or the related borrower pays the premium directly.

          In still other cases, no insurance escrow was required because the originator did not deem it necessary for various reasons, which may include because a tenant at the mortgaged real property is responsible for paying all or a portion of the insurance premiums directly or because the tenant has the right to self-insure.

          RECURRING REPLACEMENT RESERVES. The table titled "Engineering Reserves and Recurring Replacement Reserves" on Exhibit A-1 to this prospectus supplement shows for each applicable mortgage loan that we intend to include in the issuing entity the reserve deposits that the related borrower has been or is required to make into a separate account or, if applicable, a sub-account of another account for--

          - capital replacements, repairs and furniture, fixtures and equipment, or

          -    leasing commissions and tenant improvements.

          In the case of most of the mortgaged real properties that secure a mortgage loan that we intend to include in the issuing entity, those reserve deposits are initial amounts and may vary over time. In these cases, the related mortgage instrument and/or other related mortgage loan documents may provide for applicable reserve deposits to cease upon achieving predetermined maximum amounts in the related reserve account. In addition, in some cases, reserves for leasing commissions and tenant improvements were determined for specific tenant spaces, in which cases the execution of a lease covering the space could result in the termination and/or release of the corresponding reserve. Under some of the mortgage loans that we intend to include in the issuing entity, the related borrowers are permitted to deliver letters of credit from third parties in lieu of establishing and funding the reserve accounts or may substitute letters of credit and obtain release of established reserve accounts.

          ENGINEERING RESERVES. The table titled "Engineering Reserves and Recurring Replacement Reserves" on Exhibit A-1 to this prospectus supplement shows the engineering reserves established at the origination of the corresponding underlying mortgage loans for deferred maintenance items that are generally required to be corrected within 12 months from origination. In most cases, the engineering reserve is 100% to 125% of the estimated cost to make the required repairs. However, in some of those cases, the engineering reserve for a mortgaged real property is less than the cost estimate in the related inspection report because--

          - the related originator may not have considered various items identified in the related inspection report significant enough to require a reserve,

          - the borrower agreed to perform the required repairs within a certain time period, and/or

          - various items identified in the related inspection report may have been corrected.

          In the case of several mortgaged real properties securing mortgage loans that we intend to include in the issuing entity, the engineering reserve was a significant amount and substantially in excess of the cost estimate set forth in the related inspection report because the related originator required the borrower to establish reserves for the completion of major work that had been commenced. In the case of some mortgaged real properties acquired with the proceeds of the related mortgage loan to be included in the issuing entity, the related borrower escrowed an amount substantially in excess of the cost estimate set forth in the related inspection report because it contemplated completing repairs in addition to those shown in the related inspection report. No engineering reserve is required to be replenished. We cannot provide any assurance that the work for which reserves were required will be completed in a timely manner or that the reserved amounts will be sufficient to cover the entire cost of the required work.

          DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS. Most of the mortgage loans that we intend to include in the issuing entity contain both a due-on-sale clause and a due-on-encumbrance clause. In general, except for the permitted transfers discussed in the next paragraph and subject to the discussion under "--Additional Loan and Property Information--Additional Secured Financing" below, these clauses either--

          - permit the holder of the related mortgage instrument to accelerate the maturity of the subject mortgage loan if the borrower sells or otherwise transfers or encumbers the corresponding mortgaged real property without the consent of the holder of the mortgage, or

          - prohibit the borrower from selling, transferring or encumbering the corresponding mortgaged real property without the consent of the holder of the mortgage.

          Some of the mortgage loans that we intend to include in the issuing entity permit one or more of the following types of transfers:

          - transfers of the corresponding mortgaged real property if specified conditions are satisfied, which conditions may include--

               1. confirmation in writing by each applicable rating agency that the transfer will not result in a qualification, downgrade or withdrawal of any of its then current ratings of the series 2006-C5 certificates, or

               2. the reasonable acceptability of the transferee to the lender;

          - a transfer of the corresponding mortgaged real property to a person that is affiliated with or otherwise related to the related borrower;

          - involuntary transfers caused by the death of any owner, general partner or manager of the borrower;

          - transfers of the corresponding mortgaged real property or ownership interests in the related borrower to specified entities or types of entities or entities satisfying the minimum criteria relating to creditworthiness and/or other standards specified in the related mortgage loan documents;

          - issuance by the related borrower of new partnership or membership interests, so long as there is no change in control of the related borrower;

          -    a transfer of ownership interests for estate planning purposes;

          - changes in ownership between existing partners and members of the related borrower;

          - transfers permitting additional tenants-in-common to take title to the mortgaged real property subject to the terms of the related mortgage loan documents;

          - a transfer of non-controlling ownership interests in the related borrower;

          - a required or permitted restructuring of a tenant-in-common group of borrowers into a single purpose successor borrower; or

          -    other transfers similar in nature to the foregoing.

          The depositor, the sponsors and the mortgage loan sellers make no representation as to the enforceability of any due-on-sale or due-on-encumbrance provision in any underlying mortgage loan.

          MORTGAGE PROVISIONS RELATING TO THE MORTGAGEE'S RIGHT TO TERMINATE MANAGEMENT AGREEMENTS. Most of the underlying mortgage loans permit the master servicer or the special servicer, as applicable, to cause the related borrowers to terminate the related management agreements upon the occurrence of certain events. Certain of the underlying mortgage loans may provide that if the DSCR for the applicable mortgage loan falls below a certain level, the master servicer or the special servicer, as applicable, will have the right to cause the termination of the related management agreement and replace the manager with a manager acceptable to such special servicers. In addition, certain of the underlying mortgage loans allow the master servicer or the special servicer to cause the termination of the related management agreements upon the failure to meet certain performance triggers and/or the occurrence of certain events of default under the related loan agreements or mortgage documents or if the manager breaches certain provisions of the management agreement which would permit the termination of such agreement thereunder.

          CROSS-COLLATERALIZATION AND CROSS-DEFAULT OF CERTAIN UNDERLYING MORTGAGE LOANS. Nine (9) of the underlying mortgage loans, representing 12.2% of the initial mortgage pool balance, are "multi-property loans" that are evidenced by one mortgage note and secured by more than one mortgaged real property. Thirteen (13) of the underlying mortgage loans, representing 6.6% of the initial mortgage pool balance, are "crossed loans" that are evidenced by more than one mortgage note and are cross-collateralized with multiple mortgaged real properties. Because certain states exact a mortgage recording or documentary stamp tax based on the principal amount of debt secured by a mortgage, the individual mortgages recorded with respect to certain crossed loans collateralized by properties in such states may secure an amount less than the total initial principal balance of those crossed loans. For the same reason, the mortgages recorded with respect to certain multi-property loans may secure only a multiple (generally 100% to 150%) of the property release amount of the related mortgaged real property rather than the entire initial principal balance of the related mortgage note. See "Risk Factors--Risks Related to the Underlying Mortgage Loans--Enforceability of Cross-Collateralized Provisions May Be Challenged and the Benefits of these Provisions May Otherwise Be Limited" in this prospectus supplement.

          HAZARD, LIABILITY AND OTHER INSURANCE. The mortgage loan documents for each of the mortgage loans that we intend to include in the issuing entity generally require the related borrower to maintain with respect to the corresponding mortgaged real property the following insurance coverage, subject to exceptions in some cases for tenant insurance or for permitted self-insurance:

          - hazard insurance in an amount that is, subject to a customary deductible, at least equal to the lesser of--

               1. the outstanding principal balance of the related mortgage loan, and

               2. the full insurable replacement cost of the improvements located on the insured property;

          - if any portion of the property was in an area identified in the federal register by the Flood Emergency Management Agency as having special flood hazards, flood insurance meeting the requirements of the Federal Insurance Administration guidelines, in an amount that is equal to the least of--

               1. the outstanding principal balance of the related mortgage loan,

               2. the replacement cost or the full insurable value of the insured property, and

               3. the maximum amount of insurance available under the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973, as amended, or the Flood Disaster Protection Act of 1978, as amended;

          - comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the insured property, in an amount at least equal to $1,000,000 per occurrence; and

          - business interruption or rent loss insurance either in an amount not less than 100% of the projected rental income or revenue or maintenance income from the insured property for at least 12 months or, alternatively, in a specified dollar amount, subject to certain exceptions in the case of some underlying mortgage loans with respect to which such insurance may not be required or may be required for a shorter period.

          In general, the mortgaged real properties for the mortgage loans that we intend to include in the issuing entity are not insured against earthquake risks. In the case of those properties located in California and in seismic zones 3 and 4, other than those that are manufactured housing communities, a third-party consultant conducted seismic studies to assess the probable maximum loss for the property. In general, when the resulting reports concluded that a mortgaged real property was likely to experience a probable maximum loss in excess of 20% of the estimated replacement cost of the improvements, the related originator required the borrower to--

          -    obtain earthquake insurance, or

          - establish reserves to cover the estimated costs of completing seismic retrofitting recommended by the consultant.

          With respect to each of the mortgaged real properties for the underlying mortgage loans, subject to the discussion below regarding insurance for acts of terrorism, the master servicer will use reasonable efforts, consistent with the Servicing Standard, to cause the related borrower to maintain all insurance coverage as is required under the related mortgage loan documents. If the related borrower fails to do so, subject to the discussion below regarding insurance for acts of terrorism, the master servicer must maintain that insurance coverage, to the extent--

          -    the trustee has an insurable interest,

          - the insurance coverage is available at commercially reasonable rates, and

          - any related servicing advance is deemed by the master servicer to be recoverable from collections on the related mortgage loan.

          Where insurance coverage at the mortgaged real property for any mortgage loan in the issuing entity is left to the lender's discretion, the master servicer will be required to exercise that discretion in a manner consistent with the Servicing Standard.

          Notwithstanding the foregoing, the master servicer must, to the extent it is not prohibited by the terms of the related mortgage loan documents, use reasonable efforts to cause the related borrower to maintain, and if the related borrower does not so maintain, the master servicer must maintain, all-risk casualty insurance which does not contain any carve-out for (or, alternatively, a separate insurance policy that expressly provides coverage for) property damage resulting from a terrorist or similar act; provided that the master servicer will not be required to call a default under a mortgage loan in the issuing entity if the related borrower fails to maintain such insurance, and the master servicer need not maintain such insurance, if the master servicer has determined, in accordance with the Servicing Standard (and the special servicer, with the consent of the series 2006-C5 directing certificateholder, approves such determination) that either:

          - such insurance is not then available at commercially reasonable rates and such hazards are not at the time commonly insured against for properties similar to the subject mortgaged real property and located in and around the region in which the subject mortgaged real property is located; or

          -    such insurance is not available at any rate.

          However, in the case of any underlying mortgage loan for which the mortgage loan documents contain express provisions requiring terrorism insurance, the master servicer will use reasonable efforts consistent with the Servicing Standard to enforce such express provisions.

          If the related mortgage loan documents do not expressly require a particular type of insurance but permit the mortgagee to require such other insurance as is reasonable, the related borrower may challenge whether maintaining that type of insurance is reasonable in light of all the circumstances, including the cost. The master servicer's efforts to require a particular type or amount of insurance may be further impeded if the originating lender did not require the subject borrower to maintain such insurance, regardless of the terms of the related mortgage loan documents.

          Various forms of insurance maintained with respect to one or more of the mortgaged real properties securing the underlying mortgage loans, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure loans in the issuing entity. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in the issuing entity.

          The mortgage loans that we intend to include in the issuing entity generally provide that insurance and condemnation proceeds in excess of minimum thresholds specified in the related mortgage loan documents are to be applied either--

          - to restore the related mortgaged real property (with any balance to be paid to the borrower), or

          -    towards payment of the subject mortgage loan.

          If any mortgaged real property is acquired by the issuing entity through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the related underlying mortgage loan, the special servicer will be required to maintain for that property generally the same insurance coverage as was previously required under the mortgage instrument that had covered the property or, at the special servicer's election with the Series 2006-C5 Directing Certificateholder's consent, coverage satisfying insurance requirements consistent with the Servicing Standard, provided that such coverage is available at commercially reasonable rates.

          Each of the master servicer and the special servicer may satisfy its obligations regarding maintenance of the hazard insurance policies referred to in this prospectus supplement by maintaining a blanket insurance policy or master single interest insurance policy insuring against hazard losses on all of the mortgage loans and/or REO Properties in the issuing entity for which it is responsible. If any blanket insurance policy or master single interest insurance policy maintained by the master servicer or the special servicer contains a deductible clause, however, the master servicer or the special servicer, as the case may be, will be required, in the event of a casualty that would have been covered by an individual policy, to pay out of its own funds all sums that--

          -    are not paid because of the deductible clause, and

          - exceed the deductible limitation that pertains to the related mortgage loan or, in the absence of any such deductible limitation, an assumed deductible limitation for an individual policy which is consistent with the Servicing Standard.

          There can be no assurance regarding the extent to which the mortgaged real properties securing the underlying mortgage loans will be insured against acts of terrorism.

          Some of the mortgage loans that we intend to include in the issuing entity specifically require terrorism insurance, but such insurance may be required only to the extent it can be obtained for premiums less than or equal to a "cap" amount specified in the related mortgage loan documents, only if it can be purchased at commercially reasonable rates, only with a deductible at a certain threshold and/or only with respect to foreign acts of terrorism covered by the Terrorism Risk Insurance Act of 2002.

          We are aware that in the case of at least three (3) mortgage loans that we intend to include in the issuing entity, which represent 0.9% of the initial mortgage pool balance, property damage at the related mortgaged real property resulting from acts of terrorism is not covered by the related property insurance or a separate terrorism insurance policy.

MORTGAGE POOL CHARACTERISTICS

          A detailed presentation of various characteristics of the mortgage loans that we intend to include in the issuing entity, and of the corresponding mortgaged real properties, on an individual basis and in tabular format, is shown on Exhibit A-1 and Exhibit A-2 to this prospectus supplement. The statistics in the tables and schedules on Exhibit A-1 and Exhibit A-2 to this prospectus supplement were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. The information and the operating statements were generally unaudited and have not been independently verified by us or any of the underwriters.

ADDITIONAL LOAN AND PROPERTY INFORMATION

          DELINQUENCIES. None of the mortgage loans that we intend to include in the issuing entity was as of its due date in November 2006, 30 days or more delinquent with respect to any monthly debt service payment.

          TENANT MATTERS. Described and listed below are special considerations regarding tenants at the mortgaged real properties that will secure the underlying mortgage loans--

          - Thirty-one (31) of the mortgaged real properties, securing mortgage loans that represent 5.7% of the initial mortgage pool balance, all of which are in loan group no. 1, representing 7.4% of the initial loan group no. 1 balance are, in each case, a retail property, an office property, an industrial property or a mixed-use property that is leased to one or more significant tenants that each occupies at least 50%, but less than 100%, of the net rentable area of the particular property.

          - Twenty-two (22) of the mortgaged real properties, securing mortgage loans that represent 8.4% of the initial mortgage pool balance, all of which are in loan group no. 1, representing 10.9% of the initial loan group no. 1 balance are either wholly owner-occupied or leased to a single tenant.

          - Some of the mortgaged real properties that are retail or office properties may have Dark Tenants.

          - A number of the anchor tenants at the mortgaged real properties that are retail properties are not subject to operating covenants, and shadow anchors are not generally subject to operating covenants.

          - A number of companies are Major Tenants at more than one of the mortgaged real properties.

          - Reserves were established with respect to certain of the underlying mortgage loans for tenants that have yet to take occupancy, tenants that have not yet begun to pay rent or to be held as additional security for the related underlying mortgage loan until a certain tenant has re-signed its lease at the related mortgaged real property.

          - There are several cases in which a particular entity is a tenant at more than one of the mortgaged real properties, and although it may not be a Major Tenant at any of those properties, may be significant to the success of the properties in the aggregate.

          - Tenant leases at some of the mortgaged retail properties may provide for tenant "exclusive use" provisions which may be linked to the limitation on use of an adjoining property over which the related mortgagor may not have control.

          GROUND LEASES. Nine (9) of the mortgage loans that we intend to include in the issuing entity, which represent 10.1% of the initial mortgage pool balance, all of which are in loan group no. 1, representing 13.0% of the initial loan group no. 1 balance, are secured by a mortgage lien on the borrower's leasehold interest in all or a material portion of the related mortgaged real property but not by any mortgage lien on the corresponding fee interest. The following is true in each of those cases--

          - the related ground lease after giving effect to all extension options, expires approximately 18 years or more after the amortization term of the related mortgage loan,

          - the related ground lessor has agreed in the related ground lease or under a separate estoppel or other agreement, to give the holder of the related mortgage loan notice of, and the right to cure, any default or breach by the ground lessee, and

          - in general, the ground lease or a separate estoppel or other agreement otherwise contains provisions that are intended to protect the interests of the holder of the related mortgage loan.

          ADDITIONAL SECURED FINANCING. Other than as described in the succeeding paragraphs, the mortgage loans that we intend to include in the issuing entity generally prohibit borrowers from incurring, without lender consent, any additional debt that is secured by the related mortgaged real property, other than financing for fixtures, equipment and other personal property.

          The 280 Park Avenue Mortgage Loan, which represents 4.1% of the initial mortgage pool balance, is secured by the 280 Park Avenue Property, on a PARI PASSU basis, with the 280 Park Avenue Pari Passu Companion Loan, which is not included in the issuing entity. See "Description of the Underlying Mortgage Loans--Certain Matters Regarding the 280 Park Avenue Mortgage Loan" in this prospectus supplement.

          In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Brookside Apartments, which represents 0.1% of the initial mortgage pool balance, the borrower was permitted to maintain $200,000 in secured subordinate debt that is secured by the related mortgaged real property. The lender of the subordinate debt, Kenneth MacDonald, has entered into a standstill and subordination agreement with the lender of the underlying mortgage loan.

          In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Hillside Center, which represents 0.2% of the initial mortgage pool balance, the borrower may incur unsecured or secured subordinate debt to an affiliate of Noble Properties in an amount up to $2,000,000, upon satisfaction of certain conditions set forth in the related mortgage loan documents, including without limitation: (i) the aggregate loan-to-value ratio (based on an appraisal) of such subordinate debt and the underlying mortgage loan at the time of such affiliate subordinate financing does not exceed 90%, (ii) the aggregate minimum debt service coverage ratio (based on a trailing 12-month period) of such subordinate debt and the underlying mortgage loan at the time of such affiliate subordinate financing is no less than 1.10x and (iii) the holder of such subordinate debt has executed and delivered a subordination and standstill agreement acceptable to the mortgage lender.

          In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as First Hill Medical Building, which represents 0.5% of the initial mortgage pool balance, the related mortgage loan documents permit future subordinate debt secured by the related mortgaged real property upon the prior written approval of the holder of the related mortgage and satisfaction of specified conditions including, among other conditions, maintenance of specified debt service coverage and loan-to-value ratios and the subordinate lender's execution and delivery of an acceptable intercreditor and subordination agreement.

          Each CBA A-Note Mortgage Loan is secured by a mortgaged real property that also secures, on a subordinated basis, one other loan, a CBA B-Note Companion Loan, that is not included in the trust. The CBA A-Note Mortgage Loans collectively represent 1.0% of the initial mortgage pool balance. See "--The CBA A/B Loan Pairs."

          MEZZANINE DEBT. In the case of 29 of the mortgage loans that we intend to include in the issuing entity, which represent 39.8% of the initial mortgage pool balance, one or more of the principals of the related borrower have incurred or are permitted to incur mezzanine debt. Further, many of the mortgage loans included in the issuing entity do not prohibit limited partners or other owners of non-controlling interests in the related borrower from pledging their interests in the borrower as security for mezzanine debt. Mezzanine lenders generally have the right to cure certain defaults occurring on the related mortgage loan and upon a default under the mezzanine debt, the mezzanine lender may foreclose upon the ownership interests in the related borrower. Mezzanine debt is debt that is secured by the principal's ownership interest in the borrower. This type of financing effectively reduces the indirect equity interest of any principal or any other owner in the borrower in the corresponding mortgaged real property. Although the mezzanine lender has no security interest in or rights to the related mortgaged real property, a default under the mezzanine loan could cause a change in control of the related borrower.

          In the case of the underlying mortgage loan secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as Babcock & Brown FX4, which represents 5.7% of the initial mortgage pool balance, the equity owners of the related borrower have incurred mezzanine indebtedness in the amount of $15,873,498, secured by their ownership interests in such borrower at an interest rate of 10.2500% per annum. See "Description of Underlying Mortgage Loans--Significant Mortgage Loans--Babcock & Brown FX4" in this prospectus supplement.

          In the case of the underlying mortgage loan secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as Queens Multifamily Portfolio, which represents 5.6% of the initial mortgage pool balance, the equity owners of the related borrower have incurred mezzanine indebtedness in the aggregate amount of $58,000,000, secured by their ownership interests in such borrower at a weighted average interest rate of 6.7903% per annum. See "Description of Underlying Mortgage Loans--Significant Mortgage Loans--Queens Multifamily Portfolio" in this prospectus supplement.

          In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as 720 Fifth Avenue, which represents 4.8% of the initial mortgage pool balance, the equity owners of the related borrower have incurred mezzanine indebtedness in the amount of $35,000,000, secured by their ownership interests in such borrower at an interest rate of 9.395% per annum. See "Description of Underlying Mortgage Loans--Significant Mortgage Loans--720 Fifth Avenue" in this prospectus supplement.

          In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as 280 Park Avenue, which represents 4.1% of the initial mortgage pool balance, the equity owners of the related borrower have incurred mezzanine indebtedness in the aggregate amount of $670,000,000, secured by their ownership interests in such borrower at a weighted average interest rate of 7.1821% per annum. See "Description of Underlying Mortgage Loans--Significant Mortgage Loans--280 Park Avenue" in this prospectus supplement.

          In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as W New York - Union Square which represents 3.4% of the initial mortgage pool balance, the equity owners of the related borrower have incurred mezzanine indebtedness in the aggregate amount of $117,000,000, secured by their ownership interests in such borrower at a weighted average interest rate of 6.5974% per annum. See "Description of Underlying Mortgage Loans--Significant Mortgage Loans--W New York - Union Square" in this prospectus supplement.

          In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Waterfront Plaza which represents 2.9% of the initial mortgage pool balance, the equity owners of the related borrowers have incurred mezzanine indebtedness in the amount of $11,000,000, secured by their ownership interests in such borrowers at an interest rate of 7.8916% per annum. See "Description of Underlying Mortgage Loans--Significant Mortgage Loans--Waterfront Plaza" in this prospectus supplement.

          In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Best Western President, which represents 2.3% of the initial mortgage pool balance, the equity owners of the related borrower have incurred mezzanine indebtedness in the amount of $15,000,000, secured by their ownership interests in such borrower at an interest rate of 9.9416% per annum. See "Description of Underlying Mortgage Loans--Significant Mortgage Loans--Best Western President" in this prospectus supplement.

          In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as 148-154 Columbus Avenue, which represents 0.8% of the initial mortgage pool balance, the equity owners of the related borrower have incurred mezzanine indebtedness in the amount of $7,500,000, secured by their ownership interests in such borrower at an interest rate of 9.0070% per annum.

          In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Seven Oaks Apartments, which represents 0.6% of the initial mortgage pool balance, the equity owners of the related borrower have incurred mezzanine indebtedness in the amount of $1,600,000, secured by their ownership interests in such borrower at an interest rate of 11.5000% per annum.

          In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as The Waters Building, which represents 0.6% of the initial mortgage pool balance, the equity owners of the related borrower have incurred mezzanine indebtedness in the amount of $2,200,000, secured by their ownership interests in such borrower at an interest rate of 11.5000% per annum.

          In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as MacArthur Parks Apartments, which represents 0.4% of the initial mortgage pool balance, the equity owners of the related borrower have incurred mezzanine indebtedness in the amount of $1,333,000, secured by their ownership interests in such borrower at an interest rate of 12.0000% per annum.

          In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Brandon Walks Apartments, which represents 0.3% of the initial mortgage pool balance, the equity owners of the related borrower have incurred mezzanine indebtedness in the amount of $947,000, secured by their ownership interests in such borrower at an interest rate of 12.0000% per annum.

          In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as 400 West 14th Street, Burwick Farms Apartment Homes, Comfort Inn & Suites Chicago, Courtyard by Marriott Layton, Gateway Plaza, Garrett Corporate Center, Hilton Garden Inn Columbus/Polaris, Holiday Inn Express Centerville, Holiday Inn Select Dallas, Lake Point Business Center, NorthPark Villa, Sandhill Phase I, Space Park, StarKey Self Storage, Towne Oaks Apartments (Parent), Verio Building and Woodcrest Apartments, which collectively represent 8.4% of the initial mortgage pool balance, the equity owners of the related borrowers may obtain future mezzanine financing secured by their direct or indirect ownership interests in such borrowers, upon prior approval of the related mortgage lender and satisfaction of certain conditions set forth in the related mortgage loan documents, including without limitation, specified debt service coverage and loan-to-value ratios, execution of an intercreditor agreement by the respective mezzanine lenders and receipt of rating agency confirmation.

          UNSECURED INDEBTEDNESS. The borrowers under some of the mortgage loans that we intend to include in the issuing entity have incurred or may incur unsecured indebtedness other than in the ordinary course of business which is or may be substantial in relation to the amount of the subject mortgage loan. Each unsecured debt creditor could cause the related borrower to seek protection under applicable bankruptcy laws. Additionally, in some instances, the borrower under a mortgage loan intended to be included in the issuing entity is required or allowed to post letters of credit as additional security for that mortgage loan, in lieu of reserves or otherwise, and the related borrower may be obligated to pay fees and expenses associated with the letter of credit and/or to reimburse the letter of credit issuer or others in the event of a draw upon the letter of credit by the lender.

          In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Hillside Center, which represents 0.2% of the initial mortgage pool balance, the borrower may incur unsecured or secured subordinate debt to an affiliate of Noble Properties in an amount up to $2,000,000, upon satisfaction of certain conditions set forth in the related mortgage loan documents, including without limitation: (i) the aggregate loan-to-value ratio (based on an appraisal) of such subordinate debt and the underlying mortgage loan at the time of such affiliate subordinate financing does not exceed 90%, (ii) the aggregate minimum debt service coverage ratio (based on a trailing 12-month period) of such subordinate debt and the underlying mortgage loan at the time of such affiliate subordinate financing is no less than 1.10x and (iii) the holder of such subordinate debt has executed and delivered a subordination and standstill agreement acceptable to the mortgage lender.

          NON-SPECIAL PURPOSE ENTITY BORROWERS. The business activities of the borrowers under many mortgage loans that we intend to include in the issuing entity with cut-off date principal balances below $5,000,000 are generally not limited to owning their respective mortgaged real properties or limited in their business activities, including incurring debt and other liabilities. In addition, even in the case of mortgage loans with cut-off date principal balances of $5,000,000 or more, there are several borrowers that are similarly not limited to owning their respective mortgaged real properties nor limited in their business activities. In addition, the borrowers under some mortgage loans that we intend to include in the issuing entity have incurred or are permitted in the future to incur debt unrelated to operating the related mortgaged real property. The financial success of the borrowers under these mortgage loans may be affected by the performance of their respective business activities (other than owning their respective properties). These other business activities increase the possibility that these borrowers may become bankrupt or insolvent.

          TITLE, SURVEY AND SIMILAR ISSUES. In the case of a few of the mortgaged real properties securing mortgage loans that we intend to include in the issuing entity, the permanent improvements on the subject property encroach over an easement or a setback line or onto another property. In other instances, certain oil, gas or water estates affect a property. Generally in those cases, either (i) the related lender's title policy insures against loss if a court orders the removal of the improvements causing the encroachment or (ii) the respective title and/or survey issue was analyzed by the originating lender and determined not to materially affect the respective mortgaged real property for its intended use. There is no assurance, however, that any such analysis in this regard is correct, or that such determination was made in each and every case.

CERTAIN MATTERS REGARDING THE 280 PARK AVENUE MORTGAGE LOAN

          GENERAL. The mortgage loan identified on Exhibit A-1 to this prospectus supplement as 280 Park Avenue (referred to herein as the "280 Park Avenue Mortgage Loan") is secured, on a PARI PASSU basis with another note (the "280 Park Avenue Pari Passu Companion Loan"), by the related mortgaged real property (the "280 Park Avenue Property"). The 280 Park Avenue Mortgage Loan together with the 280 Park Avenue Pari Passu Companion Loan is referred to herein as the "280 Park Avenue Whole Loan" and the holder of the 280 Park Avenue Pari Passu Companion Loan is referred to herein as the "280 Park Avenue Pari Passu Companion Lender." The 280 Park Avenue Pari Passu Companion Loan has the same interest rate, maturity date and amortization term as the 280 Park Avenue Mortgage Loan. The 280 Park Avenue Pari Passu Companion Loan has, as of the cut-off date, an aggregate outstanding principal balance of $300,000,000.

          The 280 Park Avenue Pari Passu Companion Loan is not included in the issuing entity. The 280 Park Avenue Pari Passu Companion Loan has been separately securitized and directly backs the Credit Suisse Commercial Mortgage Trust, series 2006-C4 commercial mortgage pass-through certificates. Column Financial, Inc., as the initial holder of the 280 Park Avenue Mortgage Loan and as the initial holder of the 280 Park Avenue Pari Passu Companion Loan, and the issuing entity for the Credit Suisse Commercial Mortgage Trust, series 2006-C4 commercial mortgage securitization, as the 280 Park Avenue Pari Passu Companion Lender, are parties to an intercreditor agreement (the "280 Park Avenue Pari Passu Intercreditor Agreement").

          The 280 Park Avenue Whole Loan will be serviced pursuant to the series 2006-C4 pooling and servicing agreement.

          280 PARK AVENUE PARI PASSU INTERCREDITOR AGREEMENT. The 280 Park Avenue Pari Passu Intercreditor Agreement, provides, among other things, that all amounts received in respect of the 280 Park Avenue Whole Loan will be paid PRO RATA to the holder of the 280 Park Avenue Mortgage Loan and the holder of the 280 Park Avenue Pari Passu Companion Loan.

          Pursuant to the 280 Park Avenue Pari Passu Intercreditor Agreement, the 280 Park Avenue Pari Passu Companion Lender and the Series 2006-C5 Directing Certificateholder (as designee of the issuing entity, as holder of the 280 Park Avenue Mortgage Loan) will be entitled (acting individually), directly or through a representative or designee, to--

          - consult with--but not direct--the 280 Park Avenue Special Servicer with respect to various servicing matters involving the 280 Park Avenue Whole Loan; and

          - purchase the 280 Park Avenue Mortgage Loan under various default scenarios.

provided that the purchase option of the holder of the 280 Park Avenue Pari Passu Companion Loan will generally be subject to the right of the Series 2006-C5 Directing Certificateholder (as designee of the trust as holder of the 280 Park Avenue Mortgage Loan) to purchase the 280 Park Avenue Pari Passu Companion Loan.

          CERTAIN RIGHTS AND POWERS OF THE 280 PARK AVENUE PARI PASSU COMPANION LENDER. The 280 Park Avenue Special Servicer under the series 2006-C4 pooling and servicing agreement will be required to notify the Series 2006-C5 Directing Certificateholder and the 280 Park Avenue Pari Passu Companion Lender, among others, of its intention to take, or consent to the taking by the 280 Park Avenue Master Servicer of any 280 Park Avenue Specially Designated Servicing Action in respect of the 280 Park Avenue Whole Loan or any related REO Property. The Series 2006-C5 Directing Certificateholder and the 280 Park Avenue Pari Passu Companion Lender will have 10 business days after having been notified in writing of, and having been provided with all reasonably requested information with respect to, the particular action to contact and consult with the 280 Park Avenue Special Servicer regarding any 280 Park Avenue Specially Designated Servicing Action; provided that, the 280 Park Avenue Special Servicer will not be required to follow any advice of any such holder with respect to any 280 Park Avenue Specially Designated Servicing Actions or otherwise. In general, the 280 Park Avenue Special Servicer will not be permitted to take any of the 280 Park Avenue Specially Designated Servicing Actions with respect to the 280 Park Avenue Whole Loan or any REO Property as to which a 280 Park Avenue Control Group has objected, in writing, within 10 business days of having been notified in writing of, and having been provided with all reasonably requested information with respect to, the particular action; provided that, in the event that the 280 Park Avenue Special Servicer determines that immediate action is necessary to protect the interests of the series 2006-C4 certificateholders, the series 2006-C5 certificateholders and the 280 Park Avenue Pari Passu Companion Lender (as a collective whole), the 280 Park Avenue Special Servicer may take, or consent to the 280 Park Avenue Master Servicer's taking, a 280 Park Avenue Specially Designated Servicing Action with respect to the 280 Park Avenue Whole Loan or any related REO Property without waiting for the response of any holder of a portion of the 280 Park Avenue Whole Loan or any other person or entity.

          In addition, a 280 Park Avenue Control Group may direct the 280 Park Avenue Special Servicer to take, or to refrain from taking, any actions with respect to the servicing and/or administration of the 280 Park Avenue Whole Loan (if it is being specially serviced) or any related REO Property that such 280 Park Avenue Control Group may consider advisable or as to which provision is otherwise made in the series 2006-C4 pooling and servicing agreement.

          Notwithstanding the foregoing, no such advice, direction or objection of any 280 Park Avenue Control Group contemplated by the foregoing paragraphs may--

          - require or cause the 280 Park Avenue Master Servicer or the 280 Park Avenue Special Servicer to violate any applicable law;

          - require or cause the 280 Park Avenue Master Servicer or the 280 Park Avenue Special Servicer to violate the provisions of the series 2006-C4 pooling and servicing agreement, including those requiring the

               280 Park Avenue Master Servicer or the 280 Park Avenue Special Servicer to act in accordance with the servicing standard under the series 2006-C4 and not to impair the status of any REMIC created pursuant to the series 2006-C4 pooling and servicing agreement;

          - require or cause the 280 Park Avenue Master Servicer or the 280 Park Avenue Special Servicer to violate the terms of a mortgage loan or any applicable intercreditor, co-lender or similar agreement; and

          - expose the 280 Park Avenue Master Servicer or the 280 Park Avenue Special Servicer or the depositor, mortgage loan sellers, issuing entity, trustee for the series 2006-C4 commercial mortgage securitization (or their respective affiliates, officers, directors, employees or agents) to any claim, suit or liability or materially expand the scope of the 280 Park Avenue Master Servicer's or the 280 Park Avenue Special Servicer's responsibilities under the series 2006-C4 pooling and servicing agreement.

          Neither the 280 Park Avenue Master Servicer or the 280 Park Avenue Special Servicer will follow any such direction if given by a 280 Park Avenue Control Group or initiate any such actions. The "280 Park Avenue Control Group" means the holders of more than 50% of the outstanding principal balance of the 280 Park Avenue Whole Loan (acting together).

          PURCHASE OPTION. Prior to entering into any modification of the 280 Park Avenue Whole Loan that would materially affect the monetary terms of the 280 Park Avenue Whole Loan, the 280 Park Avenue Special Servicer or the 280 Park Avenue Master Servicer, as applicable, must provide the Series 2006-C5 Directing Certificateholder and the 280 Park Avenue Pari Passu Companion Lender with notice thereof and with all information that the 280 Park Avenue Special Servicer or the 280 Park Avenue Master Servicer, as applicable, considers material, but in any case including a draft of the agreement, if any, that sets forth such proposed modification. The 280 Park Avenue Pari Passu Companion Lender will have the right to purchase the 280 Park Avenue Mortgage Loan and the Series 2006-C5 Directing Certificateholder (as designee of the issuing entity, as holder of the 280 Park Avenue Mortgage Loan) will have the right to purchase the 280 Park Avenue Pari Passu Companion Loan, in each case, at the same purchase price as if it were being repurchased by the related mortgage loan seller for a material breach of representation or warranty made by such mortgage loan seller with respect to the 280 Park Avenue Whole Loan (exclusive of any applicable liquidation fee), if such party notifies the 280 Park Avenue Special Servicer or the 280 Park Avenue Master Servicer, as applicable, within five business days of receipt of the materials described in the preceding sentence, that it intends to exercise such purchase option. The 280 Park Avenue Pari Passu Companion Lender's purchase option will terminate at the end of that five business day period or upon receipt of notice by the 280 Park Avenue Special Servicer that the 280 Park Avenue Companion Loan will otherwise be sold pursuant to the series 2006-C4 pooling and servicing agreement; provided that, in connection with any such purchase of the 280 Park Avenue Companion Loan, the purchaser would be required to reimburse parties to the series 2006-C4 pooling and servicing agreement for amounts owing to them with respect to the 280 Park Avenue Mortgage Loan that are not otherwise covered by the purchase price. In the event that any party entitled to do so elects to exercise such purchase option, that party must deliver the applicable purchase price to the 280 Park Avenue Master Servicer within three business days after the end of the five business day period referred to in the prior sentence.

          Under the series 2006-C4 pooling and servicing agreement and the 280 Park Avenue Pari Passu Intercreditor Agreement, the Series 2006-C5 Directing Certificateholder will have the right, by written notice to the 280 Park Avenue Special Servicer or the 280 Park Avenue Master Servicer delivered at any time that the 280 Park Avenue Pari Passu Companion Loan is being specially serviced and provided that the 280 Park Avenue Pari Passu Companion Loan is then in default or a default with respect thereto is reasonably foreseeable, to purchase the 280 Park Avenue Pari Passu Companion Loan in whole but not in part and the 280 Park Avenue Pari Passu Companion Lender will have the right to purchase the 280 Park Avenue Mortgage Loan, in each case, at the same purchase price as if it were being repurchased by the related mortgage loan seller for a material breach of representation or warranty made by such mortgage loan seller with respect to the 280 Park Avenue Whole Loan (exclusive of any applicable liquidation fee); provided that, in connection with any such purchase of the 280 Park Avenue Pari Passu Companion Loan, the purchaser would be required to reimburse parties to the series 2006-C4 pooling and servicing agreement for amounts owing to them with respect to the 280 Park Avenue Mortgage Loan that are not otherwise covered by the purchase price. Upon the delivery of such notice to the 280 Park Avenue Special Servicer or the 280 Park Avenue Master Servicer, the 280 Park Avenue Pari Passu Companion Lender is required to purchase the 280 Park Avenue Mortgage Loan or the Series 2006-C5 Directing Certificateholder (as designee of the issuing entity, as holder of the 280 Park Avenue Mortgage Loan) is required to purchase the 280 Park Avenue Pari Passu Companion Loan at the relevant purchase price, on a date not less than five business days nor more than ten business days after the date of the required notice, which will be established by the 280 Park Avenue Special Servicer. The right of the Series 2006-C5 Directing Certificateholder to purchase the 280 Park Avenue Pari Passu Companion Loan under the first sentence of this paragraph will terminate at such time as such loan is liquidated, is converted to REO Property or ceases to be specially serviced.

          The right of the Series 2006-C5 Directing Certificateholder to purchase the 280 Park Avenue Pari Passu Companion Loan under either of the prior paragraphs will, in all cases, be subject to the right of series 2006-C4 directing certificateholder (as designee of the 2006-C4 issuing entity, as the 280 Park Avenue Pari Passu Companion Lender) to purchase the 280 Park Avenue Mortgage Loan.

          Any rights described in the foregoing four paragraphs that requires approval to be given or action to be taken by the issuing entity, as holder of the 280 Park Avenue Mortgage Loan, will be exercisable by Series 2006-C5 Directing Certificateholder.

THE CBA A/B LOAN PAIRS

          GENERAL. The CBA A-Note Mortgage Loans, which collectively represent 1.0% of the initial mortgage pool balance, are secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as Dowlen St. Retail Center, Ford City Office Plaza, Four Gateway Plaza, Heartland Ridge Apartments, Lodge Apartments, Mallard Park Apartments, Observation Point Apartments and Railway Plaza, respectively. In the case of each CBA A-Note Mortgage Loan, the related borrower has encumbered the related mortgaged real property with junior debt, which constitutes the related CBA B-Note Companion Loan. In each case, the aggregate debt consisting of the CBA A-Note Mortgage Loan and the related CBA B-Note Companion Loan, which two mortgage loans constitute a CBA A/B Loan Pair, is secured by a single mortgage or deed of trust on the subject mortgaged real property. We intend to include the CBA A-Note Mortgage Loans in the issuing entity. The holder of each CBA B-Note Companion Loan is CBA Mezzanine Capital Finance, LLC ("CBA"), and such CBA B-Note Companion Loans will not be included in the issuing entity.

          Each CBA A-Note Mortgage Loan and CBA B-Note Companion Loan comprising a CBA A/B Loan Pair are cross-defaulted. The outstanding principal balance of each CBA B-Note Companion Loan does not exceed 5% of the underwritten appraised value of the related mortgaged real property that secures the related CBA A/B Loan Pair. Each CBA B-Note Companion Loan has an interest rate of 12.95% per annum (except for the Observation Point Apartments, Heartland Ridge Apartments and Ford City Office Plaza CBA B-Note Companion Loans, which each have an interest rate of 12.75% per annum) and has the same maturity date, amortization schedule and prepayment structure as the related CBA A-Note Mortgage Loan. For purposes of the information presented in this prospectus supplement with respect to each CBA A-Note Mortgage Loan, the loan-to-value ratio and debt service coverage ratio information reflects only the CBA A-Note Mortgage Loan and does not take into account the related CBA B-Note Companion Loan.

          The trust, as the holder of each CBA A-Note Mortgage Loan, and the holder of the related CBA B-Note Companion Loan will be successor parties to a separate intercreditor agreement, which we refer to as a CBA A/B Intercreditor Agreement, with respect to each CBA A/B Loan Pair. Servicing and administration of each CBA A-Note Mortgage Loan (and, to the extent described below, each CBA B-Note Companion Loan) will be performed by the master servicer on behalf of the trust (or, in the case of a CBA B-Note Companion Loan, on behalf of the holder of that loan). The master servicer will provide certain information and reports related to each CBA A/B Loan Pair to the holder of the related CBA B-Note Companion Loan. The master servicer will collect payments with respect to each CBA A-Note Mortgage Loan and, upon the occurrence of certain events of default with respect to the subject CBA A/B Loan Pair described in the related CBA A/B Intercreditor Agreement, with respect to the related CBA B-Note Companion Loan. The following describes certain provisions of the CBA A/B Intercreditor Agreements. The following does not purport to be complete and is subject, and qualified in its entirety by reference to the actual provisions of each CBA A/B Intercreditor Agreement.

          ALLOCATION OF PAYMENTS BETWEEN A CBA A-NOTE MORTGAGE LOAN AND THE RELATED CBA B-NOTE COMPANION LOAN. The right of the holder of each CBA B-Note Companion Loan to receive payments of interest, principal and other amounts are subordinated to the rights of the holder of the related CBA A-Note Mortgage Loan to receive such amounts. For each CBA A/B Loan Pair, a "CBA A/B Material Default" consists of the following events: (a) the acceleration of the CBA A-Note Mortgage Loan or the related CBA B-Note Companion Loan; (b) the existence of a continuing monetary default; and/or (c) the filing of a bankruptcy or insolvency action by, or against, the related borrower or the related borrower otherwise being the subject of a bankruptcy or insolvency proceeding. So long as a CBA A/B Material Default has not occurred or, if a CBA A/B Material Default has occurred, that CBA A/B Material Default is no longer continuing with respect to a CBA A/B Loan Pair, the related borrower under the CBA A/B Loan Pair will make separate payments of principal and interest to the respective holders of the related CBA A-Note Mortgage Loan and CBA B-Note Companion Loan. Escrow and reserve payments will be made to the master servicer on behalf of the trust (as the holder of the subject CBA A-Note Mortgage Loan). Any proceeds under title, hazard or other insurance policies, or awards or settlements in respect of condemnation proceedings or similar exercises of the power of eminent domain, or any other principal prepayment of a CBA A/B Loan Pair (together with any applicable Static Prepayment Premium or Yield Maintenance Charge), will generally be applied FIRST to the principal balance of the subject CBA A-Note Mortgage Loan and THEN to the principal balance of the subject CBA B-Note Companion Loan. If a CBA A/B Material Default occurs and is continuing with respect to a CBA A/B Loan Pair, then all amounts tendered by the related borrower or otherwise available for payment of such CBA A/B Loan Pair will be applied by the master servicer (with any payments received by the holder of the subject CBA B-Note Companion Loan after and during such a CBA A/B Material Default to be forwarded to the master servicer), net of certain amounts, in the order of priority set forth in a sequential payment waterfall in the related CBA A/B Intercreditor Agreement, which generally provides that all interest (other than default interest), principal, Static Prepayment Premiums or Yield Maintenance Charges and outstanding expenses with respect to the subject CBA A-Note Mortgage Loan will be paid in full prior to any application of payments to the subject CBA B-Note Companion Loan.

          If a CBA A-Note Mortgage Loan or the related CBA B-Note Companion Loan is modified in connection with a workout so that, with respect to either the subject CBA A-Note Mortgage Loan or the subject CBA B-Note Companion Loan, (a) the outstanding principal balance is decreased, (b) payments of interest or principal are waived, reduced or deferred or (c) any other adjustment is made to any of the terms of such mortgage loan, then all payments to the trust (as the holder of the subject CBA A-Note Mortgage Loan) will be made as though such workout did not occur and the payment terms of the subject CBA A-Note Mortgage Loan will remain the same. In that case, unless the lender was required to get the CBA B-Note Companion Loan holder's consent at a time when such holder had the right to so consent and failed to do so, the holder of the subject CBA B-Note Companion Loan will bear the full economic effect of all waivers, reductions or deferrals of amounts due on either the subject CBA A-Note Mortgage Loan or the subject CBA B-Note Companion Loan attributable to such workout (up to the outstanding principal balance, together with accrued interest thereon, of the subject CBA B-Note Companion Loan).

          SERVICING OF THE CBA A/B LOAN PAIRS. Each CBA A-Note Mortgage Loan and the related mortgaged real property will be serviced and administered by the master servicer pursuant to the series 2006-C5 pooling and servicing agreement. The master servicer and/or the special servicer will service and administer each CBA B-Note Companion Loan to the extent described below. The servicing standard set forth in the series 2006-C5 pooling and servicing agreement will require the master servicer and the special servicer to take into account the interests of both the issuing entity and the holder of the related CBA B-Note Companion Loan when servicing a CBA A/B Loan Pair, with a view to maximizing the realization for both the issuing entity and such holder as a collective whole. Any holder of a CBA B-Note Companion Loan will be deemed a third-party beneficiary of the series 2006-C5 pooling and servicing agreement.

          The master servicer and the special servicer have (subject to the discussion in the fourth preceding paragraph) the sole and exclusive authority to service and administer, and to exercise the rights and remedies with respect to, each CBA A/B Loan Pair, and (subject to certain limitations with respect to modifications and certain rights of the holder of the related CBA B-Note Companion Loan to purchase the corresponding CBA A-Note Mortgage Loan) the holder of the related CBA B-Note Companion Loan has no voting, consent or other rights whatsoever with respect to the master servicer's or the special servicer's administration of, or the exercise of its rights and remedies with respect to, the subject CBA A/B Loan Pair.

          So long as a CBA A/B Material Default has not occurred with respect to a CBA A/B Loan Pair, the master servicer will have no obligation to collect payments with respect to the related CBA B-Note Companion Loan. A separate servicer of each CBA B-Note Companion Loan will be responsible for collecting amounts payable in respect of such CBA B-Note Companion Loan. That servicer will have no servicing duties or obligations with respect to the related CBA A-Note Mortgage Loan or the related mortgaged real property. If a CBA A/B Material Default occurs with respect to a CBA A/B Loan Pair, the master servicer or the special servicer, as the case may be, will (during the continuance of that CBA A/B Material Default) collect and distribute payments for both of the subject CBA A-Note Mortgage Loan and the related CBA B-Note Companion Loan pursuant to the sequential payment waterfall set forth in the related CBA A/B Intercreditor Agreement.

          ADVANCES. Neither the master servicer nor the trustee is required to make any monthly debt service advances with respect to a CBA B-Note Companion Loan. Neither the holder of a CBA B-Note Companion Loan nor any related separate servicer is required to make any monthly debt service advance with respect to the related CBA A-Note Mortgage Loan or any servicing advance with respect to the related mortgaged real property. The master servicer, the special servicer and, if applicable, the trustee will make servicing advances with respect to the mortgaged real properties securing each CBA A/B Loan Pair.

          MODIFICATIONS. The ability of the master servicer and the special servicer, as applicable, to enter into any amendment, deferral, extension, modification, increase, renewal, replacement, consolidation, supplement or waiver of any term or provision of a CBA B-Note Companion Loan, the related CBA A-Note Mortgage Loan or the related mortgage loan documents, is limited by the rights of the holder of the CBA B-Note Companion Loan to approve such modifications and other actions as set forth in the related CBA A/B Intercreditor Agreement; provided that the consent of the holder of a CBA B-Note Companion Loan will not be required in connection with any such modification or other action with respect to a CBA A/B Loan Pair after the expiration of such holder's right to purchase the related CBA A-Note Mortgage Loan. The holder of a CBA B-Note Companion Loan may not enter into any assumption, amendment, deferral, extension, modification, increase, renewal, replacement, consolidation, supplement or waiver of such CBA B-Note Companion Loan or the related mortgage loan documents without the prior written consent of the trustee, as holder of the related CBA A-Note Mortgage Loan.

          PURCHASE OF A CBA A-NOTE MORTGAGE LOAN BY THE HOLDER OF THE RELATED CBA B-NOTE COMPANION LOAN. Upon the occurrence of any one of certain defaults that are set forth in each CBA A/B Intercreditor Agreement, the holder of the subject CBA B-Note Companion Loan will have the right to purchase the related CBA A-Note Mortgage Loan at a purchase price determined under that CBA A/B Intercreditor Agreement and generally equal the sum of (a) the outstanding principal balance of such CBA A-Note Mortgage Loan, (b) accrued and unpaid interest on the outstanding principal balance of the CBA A-Note Mortgage Loan (excluding any default interest or other late payment charges), (c) any unreimbursed servicing advances made by the master servicer, the special servicer or the trustee with respect to such CBA A-Note Mortgage Loan, together with any advance interest thereon, (d) reasonable out-of-pocket legal fees and costs incurred in connection with enforcement of the subject CBA A/B Loan Pair by the master servicer or the special servicer, (e) any interest on any unreimbursed debt service advances made by the master servicer or the trustee with respect to such CBA A-Note Mortgage Loan, (f) master servicing fees, special servicing fees and trustee's fees payable under the series 2006-C5 pooling and servicing agreement, and (g) out-of-pocket expenses incurred by the trustee or the master servicer with respect to the subject CBA A/B Loan Pair together with advance interest thereon. The holder of the CBA B-Note Companion Loan does not have any rights to cure any defaults with respect to the subject CBA A/B Loan Pair.

UNDERWRITING MATTERS

          GENERAL. In connection with the origination or acquisition of each of the mortgage loans that we intend to include in the issuing entity, the related originator or acquiror of the subject mortgage loan evaluated the corresponding mortgaged real property or properties in a manner generally consistent with the standards described in this "--Underwriting Matters" section.

          ENVIRONMENTAL ASSESSMENTS. A third-party environmental consultant conducted some form of environmental investigation with respect to all of the mortgaged real properties securing the mortgage loans that we intend to include in the issuing entity, except in the case of 48 underlying mortgage loans originated by Column under its "small balance loan" program (for which a limited environmental assessment was prepared and/or an environmental insurance policy was obtained in lieu of a Phase I environmental site assessment). In the case of 315 of the mortgaged real properties, securing mortgage loans that represent 97.1% of the initial mortgage pool balance, that environmental investigation included a Phase I environmental site assessment or an update (which may, in some instances in lieu of a Phase I environmental assessment, have been performed pursuant to a database or transaction screen update meeting ASTM standards) of a previously conducted assessment that was prepared during the 14-month period ending in December 2006. All of the Phase I environmental site assessments materially complied with ASTM standards. The environmental testing at any particular mortgaged real property did not necessarily cover all potential environmental issues. For example, tests for radon, lead-based paint and lead in water were generally performed only at multifamily rental properties and only when the originator of the related mortgage loan believed this testing was warranted under the circumstances. In the case of certain mortgaged real properties which are covered by environmental insurance, that environmental investigation was limited to an assessment concerning asbestos-containing materials, lead-based paint and/or radon. In some cases, a third-party consultant also conducted a Phase II environmental site assessment of the mortgaged real property.

          The information provided by us in this prospectus supplement regarding environmental conditions at the respective mortgaged real properties is based on the environmental site assessments referred to in this "--Environmental Assessments" subsection and has not been independently verified by--

          -    us,

          - any of the other parties to the series 2006-C5 pooling and servicing agreement,

          -    any of the sponsors or the mortgage loan sellers,

          -    any of the underwriters, or

          -    the affiliates of any of these parties.

          There can be no assurance that the environmental assessments or studies, as applicable, identified all environmental conditions and risks at, or that any environmental conditions will not have a material adverse effect on the value of or cash flow from, one or more of the mortgaged real properties.

          In the case of 48 mortgaged real properties, securing mortgage loan that represent 2.9% of the initial mortgage pool balance, the environmental investigation which was conducted in connection with the origination of the related mortgage loan was limited to testing for asbestos-containing materials, lead-based paint and/or radon. In general, the related originator's election to limit the environmental testing with respect to any of those properties was based upon the delivery of a lender's environmental insurance policy covering environmental matters with respect to that property. Such mortgaged real properties are covered by a blanket lender's environmental insurance policy. However, those policies have coverage limits. For example, those policies do not provide coverage for adverse environmental conditions at levels below legal limits or for conditions involving asbestos, lead-based paint or, in some cases, microbial matter.

          In some cases, the originator of the related mortgage loan--

          - agreed to release a principal of the related borrower from its obligations under an environmental or hazardous substances indemnity with respect to the particular mortgaged real property in connection with the delivery of a lender's environmental insurance policy covering that property or, alternatively, the liability of such principal is triggered only if such lender's environmental insurance policy is not in full force and effect, or

          - required an environmental insurance policy because of a specific environmental issue with respect to the particular mortgaged real property.

          See "--Environmental Insurance" below.

          The series 2006-C5 pooling and servicing agreement requires that the special servicer obtain an environmental site assessment of a mortgaged real property within 12 months prior to acquiring title to the property or assuming its operation. This requirement precludes enforcement of the security for the related mortgage loan until a satisfactory environmental site assessment is obtained or until any required remedial action is taken. There can be no assurance that the requirements of the series 2006-C5 pooling and servicing agreement will effectively insulate the issuing entity from potential liability for a materially adverse environmental condition at any mortgaged real property.

          ENVIRONMENTAL INSURANCE. As discussed above, some of the mortgaged real properties securing underlying mortgage loans will, in each case, be covered by an individual or a blanket environmental insurance policy. In general, those policies are lender's environmental insurance policies that provide coverage for the following losses, subject to the applicable deductibles, policy terms and exclusions, any maximum loss amount and, further, subject to the various conditions and limitations discussed below:

          1. if during the term of the policy, a borrower defaults under one of the subject mortgage loans and adverse environmental conditions exist at the related mortgaged real property in concentrations or amounts exceeding maximum levels allowed by applicable environmental laws or standards or, in some cases, if remediation has been ordered by a governmental authority, the insurer will indemnify the issuing entity for the lesser of clean-up costs or the outstanding principal balance of the subject mortgage loan on the date of the default, which is defined by the policy as principal and accrued interest, from the day after a payment was missed under a loan until the date that the outstanding principal balance is paid;

          2. if the issuing entity becomes legally obligated to pay as a result of a claim first made against the issuing entity and reported to the insurer during the term of the policy, for bodily injury, property damage or clean-up costs resulting from adverse environmental conditions on, under or emanating from a mortgaged real property, the insurer will defend against and pay that claim; and

          3. if the issuing entity enforces the related mortgage or, in some cases, if remediation has been ordered by a governmental authority, the insurer will thereafter pay legally required clean-up costs for adverse environmental conditions at levels above legal limits which exist on or under the acquired mortgaged real property, if those costs were incurred because the insured first became aware of the conditions during the policy period, provided that those conditions were reported to the government in accordance with applicable law.

          Each of the lender's environmental insurance policies described above requires that the appropriate party associated with the issuing entity report a loss as soon as possible and covers only losses reported during the term of the policy. Not all of those policies pays for unreimbursed servicing advances. In addition to other excluded matters, the policies typically do not cover claims arising out of conditions involving lead-based paint or asbestos or, in some cases, microbial matter.

          The premium for each of the lender's environmental insurance policies described above, has been or, as of the date of initial issuance of the offered certificates, will have been paid in full. The insurers under those policies are Steadfast Insurance Co. and Zurich Financial Services Group or one of its member companies. Each of Steadfast Insurance Co. and Zurich Financial Services Group currently has an "A+" rating by S&P.

          PROPERTY CONDITION ASSESSMENTS. All of the mortgaged real properties securing the mortgage loans that we intend to include in the issuing entity were inspected during the 14-month period ending in December 2006, by third-party engineering firms or, a previously conducted inspection was updated, to assess exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at each of the mortgaged real properties. Three hundred forty-two (342) of those mortgaged real properties, securing mortgage loans that represent 94.2% of the initial mortgage pool balance, of which 249 mortgaged real properties secure mortgage loans that are in loan group no. 1, representing 99.9% of the initial loan group no. 1 balance, and 93 mortgaged real properties secure mortgage loans that are in loan group no. 2, representing 75.2% of the initial loan group no. 2 balance, respectively, were inspected during the 12-month period ending in December 2006.

          The inspections identified various deferred maintenance items and necessary capital improvements at some of the mortgaged real properties. The resulting inspection reports generally included an estimate of cost for any recommended repairs or replacements at a mortgaged real property. When repairs or replacements were recommended and deemed material by the related originator, the related borrower was required to carry out necessary repairs or replacements and, in some instances, to establish reserves, generally in the amount of 100% to 125% of the cost estimated in the inspection report, to fund deferred maintenance or replacement items that the reports characterized as in need of prompt attention. See the table titled "Engineering Reserves and Recurring Replacement Reserves" on Exhibit A-1 to this prospectus supplement. There can be no assurance that another inspector would not have discovered additional maintenance problems or risks, or arrived at different, and perhaps significantly different, judgments regarding the problems and risks disclosed by the respective inspection reports and the cost of corrective action.

          APPRAISALS AND MARKET STUDIES. With respect to all of the mortgaged real properties, an independent appraiser that is state-certified and/or a member of the Appraisal Institute conducted an appraisal during the 15-month period ending in December 2006, in order to establish the approximate value of the mortgaged real property. Those appraisals are the basis for the Most Recent Appraised Values for the respective mortgaged real properties set forth on Exhibit A-1 to this prospectus supplement.

          Each of the appraisals referred to above represents the analysis and opinions of the appraiser at or before the origination of the related underlying mortgage loan. The appraisals are not guarantees of, and may not be indicative of, the present or future value of the subject mortgaged real property. There can be no assurance that another appraiser would not have arrived at a different valuation of any particular mortgaged real property, even if the appraiser used the same general approach to, and the same method of, appraising that property. Neither we nor any of the underwriters has confirmed the values of the respective mortgaged real properties in the appraisals referred to above.

          In general, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. However, this amount could be significantly higher than the amount obtained from the sale of a particular mortgaged real property under a distress or liquidation sale. Implied in the Most Recent Appraised Values shown on Exhibit A-1 to this prospectus supplement, is the contemplation of a sale at a specific date and the passing of ownership from seller to buyer under the following conditions:

          -    buyer and seller are motivated;

          - both parties are well informed or well advised, and each is acting in what he considers his own best interests;

          - a reasonable time is allowed to show the property in the open market;

          - payment is made in terms of cash in U.S. dollars or in comparable financial arrangements; and

          - the price paid for the property is not adjusted by special or creative financing or sales concessions granted by anyone associated with the sale.

          Each appraisal of a mortgaged real property referred to above involved a physical inspection of the property and reflects a correlation of the values established through the Sales Comparison Approach, the Income Approach and/or the Cost Approach.

          Either the appraisal upon which is based the Most Recent Appraised Value for each mortgaged real property shown on Exhibit A-1 to this prospectus supplement, or a separate letter, contains a statement to the effect that the appraisal guidelines set forth in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing that appraisal. However, neither we, any of the sponsors, any of the underwriters nor any of the mortgage loan sellers has independently verified the accuracy of this statement.

          IN THE CASE OF ANY UNDERLYING MORTGAGE LOAN, THE RELATED BORROWER MAY HAVE ACQUIRED THE MORTGAGED REAL PROPERTY AT A PRICE LESS THAN THE APPRAISED VALUE ON WHICH THE SUBJECT MORTGAGE LOAN WAS UNDERWRITTEN.

          ZONING AND BUILDING CODE COMPLIANCE. In connection with the origination of each mortgage loan that we intend to include in the issuing entity, the related originator examined whether the use and operation of the related mortgaged real property were in material compliance with zoning, land-use, building, fire and health ordinances, rules, regulations and orders then-applicable to the mortgaged real property. Evidence of this compliance may have been in the form of legal opinions, certifications and other correspondence from government officials, title insurance endorsements, engineering or consulting reports, appraisals and/or representations by the related borrower. Where a material noncompliance was found or the property as currently operated is a permitted non-conforming use and/or structure, an analysis was generally conducted as to--

          - whether, in the case of material noncompliance, such noncompliance constitutes a permitted non-conforming use and/or structure, and if not, whether an escrow or other requirement was appropriate to secure the taking of necessary steps to remediate any material noncompliance or constitute the condition as a permitted non-conforming use or structure,

          - the likelihood that a material casualty would occur that would prevent the property from being rebuilt in its current form, and

          - whether existing replacement cost hazard insurance or, if necessary, supplemental law and ordinance coverage would, in the event of a material casualty, be sufficient--

               1.   to satisfy the entire subject mortgage loan, or

               2. taking into account the cost of repair, to pay down the subject mortgage loan to a level that the remaining collateral would be adequate security for the remaining loan amount.

There is no assurance, however, that any such analysis in this regard is correct, or that the above determinations were made in each and every case.

          SMALL BALANCE LOANS. When originating mortgage loans under its "small balance loan" program, Column generally follows its standard underwriting procedures, subject to one or both of the following exceptions:

          - all third-party reports made on the related mortgaged real property are abbreviated; and

          - review and analysis of environmental conditions of the related mortgaged real property are based on transaction screen assessments or other reduced environmental testing, rather than Phase I environmental site assessments, performed on the mortgaged real property.

          In addition, the related mortgage loan documents, in some cases, provide for full recourse against the related borrower and, in certain cases, against a principal of such borrower. In some cases the borrower is actually an individual.

          Seventy-seven (77) of the underlying mortgage loans, which represent 6.1% of the initial mortgage pool balance, of which 60 mortgage loans are in loan group no. 1, representing 6.2% of the initial loan group no. 1 balance, and 17 mortgage loans are in loan group no. 2, representing 5.4% of the initial loan group no. 2 balance, respectively, were originated under Column's "small balance loan" program.

SIGNIFICANT MORTGAGE LOANS

          Set forth below are summary discussions of the ten (10) largest mortgage loans, or groups of cross-collateralized mortgage loans, that we intend to include in the issuing entity.

                               BABCOCK & BROWN FX4

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:          $193,864,853
CUT-OFF DATE PRINCIPAL BALANCE(1):   $193,864,853
FIRST PAYMENT DATE:                  February 11, 2006
MORTGAGE INTEREST RATE:              5.554644295% per annum
AMORTIZATION TERM:                   364 months(2)
HYPERAMORTIZATION:                   N/A
ARD DATE:                            N/A
MATURITY DATE:                       January 11, 2016
MATURITY BALANCE:                    $186,297,741
INTEREST CALCULATION:                Actual/360
CALL PROTECTION:                     Lockout/defeasance until the date that is
                                     six months prior to the Maturity Date.
LOAN PER UNIT:                       $39,101(1)
UP-FRONT RESERVES:                   Engineering Reserve:           $164,410(3)
                                     Renovation Reserve:          $2,374,440(4)
ONGOING RESERVES:                    Tax and Insurance Reserve:          Yes
                                     Replacement Reserve:                Yes(5)
LOCKBOX:                             Hard
SUBORDINATE FINANCING:               Yes(6)

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:      Portfolio
PROPERTY TYPE:               Multifamily
PROPERTY SUB-TYPE:           Conventional
LOCATION:                    Various(7)
YEAR BUILT/RENOVATED:        Various(8)
UNITS:                       4,958
OCCUPANCY AT U/W(9):         92%
OWNERSHIP INTEREST:          Fee
PROPERTY MANAGEMENT:         Alliance Residential Management, L.L.C.

                              12/31/2003   12/31/2004   7/31/2006       U/W
                             -----------  -----------  -----------  -----------
NET OPERATING INCOME:        $15,349,803  $14,684,389  $16,024,007  $17,064,222
NET CASH FLOW:                                                      $16,568,422
DSCR:                                                               1.25x
APPRAISED VALUE:             $245,100,000
APPRAISAL DATE:              October 3, 2005
CUT-OFF DATE LTV RATIO(1):   79.1%
MATURITY/ARD LTV RATIO:      76.0%

(1)  Based on the December 2006 cut-off date principal balance.

(2) The Babcock & Brown FX4 Loan has an interest-only period of 84 months, with amortization commencing on the due date in February 2013.

(3) The engineering reserve was established at the closing of the Babcock & Brown FX4 Loan to fund immediate repairs.

(4) The renovation reserve was established at the closing of the Babcock & Brown FX4 Loan to fund certain scheduled renovations.

(5) From and after July 11, 2007, the borrower is required to make monthly deposits of 1/12th of an amount equal to $250 per unit into a replacement reserve to fund ongoing repairs and replacements.

(6) The sponsor of the Babcock & Brown FX4 Loan is an indirect owner of the mezzanine borrower under a $15,873,498 mezzanine loan secured by all of the partnership interests in the borrower. An affiliate of the sponsor is the lender under the mezzanine loan and has entered into a typical subordination and intercreditor agreement.

(7) The Babcock & Brown FX4 Loan is secured by twenty multifamily residential properties located in Texas, South Carolina and Georgia.

(8)  The Babcock & Brown FX4 Properties were constructed between 1971 and 1990.

(9)  Based on the July 2006 rent roll.

          THE LOAN. The largest loan in the issuing entity (the "Babcock & Brown FX4 Loan") was originated on January 9, 2006. The Babcock & Brown FX4 Loan is secured by first priority mortgages encumbering the fee interests in twenty multifamily properties (collectively, the "Babcock & Brown FX4 Properties") located in Albany, Georgia, College Park, Georgia, Warner Robins, Georgia, Columbia, South Carolina, Dallas, Texas, Houston, Texas, Irving, Texas, Lewisville, Texas, North Richland Hills, Texas and Webster, Texas.

          THE BORROWER. The borrower under the Babcock & Brown FX4 Loan is Alliance PP2 FX4 Limited Partnership, a Delaware limited partnership, whose purpose is limited to owning and operating the Babcock & Brown FX4 Properties. The borrower owns no material assets other than the Babcock & Brown FX4 Properties and related interests.

          THE PROPERTIES. The Babcock & Brown FX4 Properties consist of the twenty multifamily residential properties set forth in the table below. The Babcock & Brown FX4 Properties were constructed between 1971 and 1990. As of July 2006, the Babcock & Brown FX4 Properties had an overall occupancy rate of 92%.

                                                                                                                 ALLOCATED
                                                               YEAR BUILT/            ALLOCATED    % OF TOTAL   LOAN AMOUNT
         PROPERTY NAME                     LOCATION             RENOVATED    UNITS   LOAN AMOUNT      LOAN        PER UNIT
------------------------------   ---------------------------   -----------   -----   -----------   ----------   -----------
Driscoll Place                   Houston, Texas                 1982/2005     488    $21,387,323      11.0%       $43,826
The Crossroads                   Columbia, South Carolina       1971/2005     622    $21,196,203      10.9%       $34,077
Crystal Bay                      Webster, Texas                 1982/2005     320    $15,026,588       7.8%       $46,958
Westwood Village                 Irving, Texas                  1983/2005     320    $12,299,787       6.3%       $38,437
Wolf Creek                       Houston, Texas                 1980/2005     232    $10,854,334       5.6%       $46,786
Southpoint                       Houston, Texas                 1983/2005     244    $ 9,837,013       5.1%       $40,316
Copper Cove                      Houston, Texas                 1982/2005     270    $ 9,825,284       5.1%       $36,390
Shadow Creek                     North Richland Hills, Texas    1985/2005     240    $ 9,727,255       5.0%       $40,530
St. Andrews                      Columbia, South Carolina       1973/2001     224    $ 9,184,767       4.7%       $41,003
Peachtree Place                  Columbia, South Carolina       1972/2001     240    $ 9,178,496       4.7%       $38,244
Pinnacle West                    Albany, Georgia                1987/2005     252    $ 9,076,850       4.7%       $36,019
Lake of the Woods                College Park, Georgia          1989/2005     216    $ 8,459,142       4.4%       $39,163
Savoy Manor                      Houston, Texas                 1983/2005     192    $ 8,019,459       4.1%       $41,768
Park on Rosemeade                Dallas, Texas                  1990/2005     252    $ 7,846,114       4.0%       $31,135
Cedarbrook                       Dallas, Texas                  1986/N/A      200    $ 6,780,830       3.5%       $33,904
The Pinnacle                     Lewisville, Texas              1985/2005     150    $ 6,448,600       3.3%       $42,991
Estrada Place (Surrey Oaks II)   Irving, Texas                  1983/2005     160    $ 5,828,561       3.0%       $36,429
Wellston Ridge                   Warner Robins, Georgia         1986/2005     120    $ 4,907,667       2.5%       $40,897
Oakdale Villas                   Warner Robins, Georgia         1983/N/A      104    $ 4,462,654       2.3%       $42,910
Northcrest                       Warner Robins, Georgia         1983/2005     112    $ 3,517,926       1.8%       $31,410

          PROPERTY MANAGEMENT. The Babcock & Brown FX4 Properties are managed by Alliance Residential Management, L.L.C. pursuant to a management agreement. Under the terms of the management agreement, Alliance Residential Management, L.L.C. receives an annual management fee equal to 2.75% of total revenue (calculated in accordance with the terms of the management agreement) and incentive management fees. Such incentive management fees are expressly subordinated to the Babcock & Brown FX4 Loan.

          The management of the Babcock & Brown FX4 Properties is required to be performed by either Alliance Residential Management, L.L.C. or a substitute manager which, in the reasonable judgment of the lender, is a reputable and experienced management organization (which may be an affiliate of the borrower) possessing experience in managing properties similar in size, scope, use and value as the Babcock & Brown FX4 Properties, provided that the borrower has obtained prior written confirmation from the applicable rating agencies that such substitute management organization does not cause a downgrade, withdrawal or qualification of the then current ratings of the series 2006-C5 certificates.

          PAYMENT TERMS; INTEREST RATE. The Babcock & Brown FX4 Loan has an interest-only period of 84 months, with amortization commencing on the due date in February 2013. The Interest Rate with respect to the Babcock & Brown FX4 Loan is calculated on an Actual/360 Basis and is equal to 5.554644295% per annum. The due date under the Babcock & Brown FX4 Loan is the 11th day of each month (or, if such day is not a business day, the immediately preceding business day).

          ESCROWS AND RESERVES. For reserves established for the Babcock & Brown FX4 Loan, see Exhibit A-1 to this prospectus supplement.

          CASH MANAGEMENT/LOCKBOX. The borrower and the manager under the Babcock & Brown FX4 Loan are required to deposit all rents in excess of $2,500 into local lockbox accounts held for the benefit of the lender. The rents will be transferred once every business day (subject to $1,000 minimum deposit amount) into a centralized cash management account under the control of the lender (and its servicer) from which all required payments and deposits to reserves under the Babcock & Brown FX4 Loan will be made. The payment of any excess amounts remaining after all required payments are made will be applied, provided that no event of default has occurred and is continuing, to the mezzanine cash management account with respect to the mezzanine loan described below.

          OTHER FINANCING. Alliance PP2 FX4, L.L.C. (which is the 99.9% limited partner of the borrower and the sole member of Alliance PP2 FX4 GP, L.L.C, the borrower's general partner) has pledged its equity interests in the borrower and the borrower's general partner, as security for a $15,873,498 mezzanine loan. The mezzanine loan has an interest rate of 10.2500% per annum and has the same maturity date as the Babcock & Brown FX4 Loan. The mezzanine loan is currently held by Babcock & Brown GPT - Alliance II LLC, an affiliate of borrower under the Babcock & Brown FX4 Loan.

          PARTIAL RELEASE. The borrower has the right to obtain a partial release of one or more of the mortgaged real properties in connection with a partial defeasance of the Babcock & Brown FX4 Loan upon the satisfaction of certain conditions set forth in the related mortgage loan documents, including:
(i) the borrower has delivered to the lender defeasance collateral in an amount equal to 120% of the allocated loan amount for such release property; (ii) the debt service coverage ratio for the remaining mortgaged real properties immediately following such partial release is equal to or greater than the greater of (a) the debt service coverage ratio with respect to the mortgaged real properties for the twelve full calendar months prior to closing of the Babcock & Brown FX4 Loan and (b) the debt service coverage ratio with respect to the mortgaged real properties for the twelve full calendar months immediately preceding such partial release (provided that clause (a) will not apply if the borrower seeks to release any of the three individual properties then having the lowest debt service coverage ratios (calculated on an individual basis) and the number of remaining mortgaged real properties is at least three); (iii) the loan-to-value ratio for the remaining mortgaged real properties immediately following such partial release is equal to or less than the lesser of (a) the loan-to-value ratio with respect to the mortgaged real properties for the twelve full calendar months prior to closing of the Babcock & Brown FX4 Loan and (b) the loan-to-value ratio with respect to the mortgaged real properties for the twelve full calendar months immediately preceding such partial release (provided that clause (a) will not apply if the borrower seeks to release of any of the three individual properties then having the highest loan-to-value ratios (calculated on an individual basis) and the number of remaining mortgaged real properties is at least three); and (iv) the lender has prior written confirmation from the applicable rating agencies that the defeasance event will not cause a downgrade, withdrawal or qualification of the then current ratings of the series 2006-C5 certificates. See also "Description of the Underlying Mortgage Loans--Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers."

          SUBSTITUTION. The borrower has the right to obtain the release of one or more of the mortgaged real properties by substituting for such property another multifamily property of like kind and quality upon satisfaction of certain conditions set forth in the related mortgage loan documents, including:
(i) no event of default exists under the related mortgage loan documents, (ii) the debt service coverage ratio for the remaining mortgaged real properties immediately following such substitution is not less than (a) the debt service coverage ratio with respect to the mortgaged real properties as of the closing date for the Babcock & Brown FX4 Loan and (b) the debt service coverage ratio with respect to the mortgaged real properties immediately preceding such substitution (provided that clause (a) will not apply if the borrower seeks to substitute of any of the three individual properties then having the lowest debt service coverage ratios (calculated on an individual basis) and the number of remaining mortgaged real properties is at least four); (iii) the net operating income and the debt service coverage ratio (for the twelve-month period immediately preceding such substitution) for the substitute property is equal to or greater than 105% of the net operating income and debt service coverage ratio, respectively, for the substituted property; (iv) the fair market value of the substitute property is not less than 105% of the greater of (a) the fair market value of the substituted property as of the closing date for the Babcock & Brown FX4 Loan and (b) the fair market value of the substituted property immediately prior to such substitution (provided that clause (a) will not apply if the borrower seeks to substitute of any of the three individual properties then having the lowest fair market value (calculated on an individual basis) and the number of remaining mortgaged real properties is at least four); and (v) the lender has received prior written confirmation from the applicable rating agencies that such substitution will not cause a downgrade, withdrawal or qualification of the then current ratings of the series 2006-C5 certificates. The borrower's right to make such substitutions without the prior written consent of the lender will terminate after the substitution, in the aggregate, of 35% of the Babcock & Brown FX4 Loan (based on allocated loan amount). See also "Description of the Underlying Mortgage Loans--Substitutions."

                          QUEENS MULTIFAMILY PORTFOLIO

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:   $192,000,000
CUT-OFF DATE PRINCIPAL
BALANCE(1):                   $192,000,000
FIRST PAYMENT DATE:           December 11, 2006
MORTGAGE INTEREST RATE:       6.2619145833% per annum
AMORTIZATION TERM:            Interest only(2)
HYPERAMORTIZATION:            N/A
ARD DATE:                     N/A
MATURITY DATE:                December 11, 2013
MATURITY/ARD BALANCE:         $192,000,000
INTEREST CALCULATION:         Actual/360
CALL PROTECTION:              Lockout/defeasance until the date that is six
                              months prior to the Maturity Date.
LOAN PER UNIT:                $90,395(1)
UP-FRONT RESERVES:            Debt Service Payment Reserve:        $7,000,000(3)
                              Capital Expenditures and
                              Renovation Reserve:                 $12,000,000(4)
ONGOING RESERVES:             Tax and Insurance Reserve:                     Yes
                              Replacement Reserve:                        Yes(5)
                              Required Debt Service Payment
                              Reserve:                                    Yes(3)
LOCKBOX:                      Springing
SUBORDINATE FINANCING:        Yes(6)

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:      Portfolio
PROPERTY TYPE:               Multifamily
PROPERTY SUB-TYPE:           Conventional
LOCATION:                    Various locations in Queens County, New York
YEAR BUILT/RENOVATED:        Various
UNITS:                       2,124
OCCUPANCY AT U/W(7):         99%
OWNERSHIP INTEREST:          Fee
PROPERTY MANAGEMENT:         Vantage Management Services, LLC

                                                        12/31/2005       U/W
                                                       -----------   -----------
NET OPERATING INCOME:                                  $12,700,866   $14,584,451
NET CASH FLOW:                                                       $14,584,451
DSCR:                                                                1.20x
APPRAISED VALUE:             $303,300,000
APPRAISAL DATE:              Various(8)
CUT-OFF DATE LTV RATIO(1):   63.3%
MATURITY/ARD LTV RATIO:      63.3%

(1)  Based on the December 2006 cut-off date principal balance.

(2) The Queens Multifamily Portfolio Loan is an interest-only loan for its entire term.

(3) At the closing of the Queens Multifamily Portfolio Loan, the borrowers were required to deposit $7,000,000 into a debt service payment reserve for the benefit of the mortgage lender and the holders of the related mezzanine loans. In addition, in the event that a Required Debt Service Trigger Event (as defined below) is in effect and remains uncured, the borrowers will be required to deposit, on the first due date during the continuance of such Required Debt Service Trigger Event, an amount equal to the excess of $4,000,000 over the amount in the debt service payment reserve as of the date on which such Required Debt Service Trigger Event occurred. "Required Debt Service Trigger Event" means any time that (x) the balance in the debt service payment reserve is less than $1,250,000 and (y) the debt service coverage ratio with respect to the Queens Multifamily Portfolio Loan (based on rent roll and gross revenues for the month in which the calculation is performed and based on operating expenses (other than expenses for real estate taxes and insurance) for the trailing 6-month period annualized) is less than 1.00x.

(4) At the closing of the Queens Multifamily Portfolio Loan, the borrowers were required to deposit $10,000,000 into a capital expenditures reserve and $2,000,000 into a renovation reserve to fund, respectively, the completion of certain capital expenditures work and certain renovation work with respect to the related mortgaged real properties, as set forth under the related mortgage loan documents. Upon the completion of such capital expenditures work or renovation work, as the case may be, and provided that no event of default has occurred and is continuing under the related mortgage loan agreement, the lender will be required to return any excess fund in the capital expenditures reserve or the renovation reserve, as applicable, to the borrower.

(5) Commencing on October 11, 2008, the borrower is required to deposit an amount equal to 1/12 of $250 per unit per month into a replacement reserve to fund ongoing repairs and replacements.

(6) The borrowers' direct and indirect shareholders have incurred mezzanine debt in an aggregate principal amount of $58,000,000 in a total of two mezzanine loans secured by the ownership interests in the entity owned by each respective mezzanine borrower, at a weighted average interest rate of 6.7903% per annum. The related mortgage loan documents also allow for the borrowers' direct and indirect shareholders to incur additional future mezzanine debt upon satisfaction of certain conditions set forth therein.

(7)  Based on the July 1, 2006 rent roll.

(8) All appraisals were completed between September 8, 2006 and September 13, 2006.

          THE LOAN. The second largest loan in the issuing entity (the "Queens Multifamily Portfolio Loan"), was originated on October 18, 2006. The Queens Multifamily Portfolio Loan is secured by a first priority mortgage encumbering 31 multifamily properties (collectively, the "Queens Multifamily Portfolio Property") located in Queens County, New York.

          THE BORROWERS. The borrowers under the Queens Multifamily Portfolio Loan are 31 separate limited liability companies, each organized under the laws of the State of New York. Each borrower is a special purpose entity, whose business is limited to owning and operating the Queens Multifamily Portfolio Property. The sponsors are Vantage Properties and Apollo Real Estate Advisors.

          THE PROPERTY. The Queens Multifamily Portfolio Property consists of the 31 multifamily buildings located in Queens County, New York. The Queens Multifamily Portfolio Property consists of approximately 2,124 units. As of July 1, 2006, the overall occupancy of the Queens Multifamily Portfolio Property was 99%.

                                                                                                          ALLOCATED
                                                        YEAR BUILT/            ALLOCATED    % OF TOTAL   LOAN AMOUNT
           PROPERTY NAME                  LOCATION       RENOVATED    UNITS   LOAN AMOUNT      LOAN        PER UNIT
-----------------------------------   ---------------   -----------   -----   -----------   ----------   -----------
34-15 Parsons Boulevard                  Flushing        1956/1996     175    $19,244,313      10.0%       $109,968
99-60 64th Avenue & 99-65 64th Road      Rego Park       1952/2004     132    $11,964,392       6.2%       $ 90,639
98-30 67th Avenue                      Forest Hills      1954/1996     121    $11,078,140       5.8%       $ 91,555
43-09 47th Avenue                        Sunnyside       1928/2004     106    $ 9,875,371       5.1%       $ 93,164
41-25 Case Street                        Elmhurst        1961/1996     109    $ 8,862,512       4.6%       $ 81,307
188-30/34 87th Avenue                     Hollis         1950/N/A       96    $ 8,862,512       4.6%       $ 92,318
47th, 44th and 45th                      Woodside        1928/2004      89    $ 8,609,298       4.5%       $ 96,734
43-23 40th Street                        Sunnyside       1930/1991      73    $ 6,520,277       3.4%       $ 89,319
43-08 40th Street                        Sunnyside       1931/2004      71    $ 6,077,151       3.2%       $ 85,594
32-06 47th Street                         Astoria        1932/2006      63    $ 5,887,240       3.1%       $ 93,448
37-25 81st Street                     Jackson Heights    1928/2004      58    $ 5,823,937       3.0%       $100,413
83-40 Britton Avenue                     Elmhurst        1963/1996      69    $ 5,697,329       3.0%       $ 82,570
119-21 Metropolitan Avenue              Kew Gardens      1931/1999      61    $ 5,570,722       2.9%       $ 91,323
47-06 46th Street                        Woodside        1928/2004      61    $ 5,507,418       2.9%       $ 90,286
37-06 81st Street                     Jackson Heights    1929/2002      39    $ 5,507,418       2.9%       $141,216
47-05 45th Street                        Woodside        1930/2005      61    $ 5,317,507       2.8%       $ 87,172
41-26 73rd Street                        Woodside        1927/2004      59    $ 5,064,293       2.6%       $ 85,835
32-52 33rd Street                         Astoria        1929/2006      60    $ 5,064,293       2.6%       $ 84,405
33-51 73rd Street                     Jackson Heights    1936/2004      48    $ 5,000,989       2.6%       $104,187
35-16 34th Street                         Astoria        1929/1996      70    $ 4,937,685       2.6%       $ 70,538
88-36 Elmhurst Avenue                    Elmhurst        1939/2004      60    $ 4,937,685       2.6%       $ 82,295
32-42 33rd Street                         Astoria        1928/2006      60    $ 4,747,774       2.5%       $ 79,130
35-65 86th Street                     Jackson Heights    1953/2006      47    $ 4,178,042       2.2%       $ 88,895
86-02 Forest Pkwy                        Woodhaven       1929/1998      48    $ 4,178,042       2.2%       $ 87,043
37-37 88th Street                     Jackson Heights    1928/2006      60    $ 4,178,042       2.2%       $ 69,634
39-11, 39-15 & 39-19 62nd Street         Woodside        1927/2006      48    $ 3,861,523       2.0%       $ 80,448
34-09 83rd Street                     Jackson Heights    1928/2003      40    $ 3,545,005       1.8%       $ 88,625
37-40 81st Street                     Jackson Heights    1927/2006      32    $ 3,418,398       1.8%       $106,825
34-10 84th Street                     Jackson Heights    1927/2004      41    $ 3,418,398       1.8%       $ 83,376
37-30 81st Street                     Jackson Heights    1927/2006      32    $ 2,975,272       1.5%       $ 92,977
43-35 & 43-39 42nd Street                Sunnyside       1931/2005      35    $ 2,089,021       1.1%       $ 59,686

          PROPERTY MANAGEMENT. The Queens Multifamily Portfolio Property is managed by Vantage Management Services, LLC, an affiliate of the sponsor. The management agreement generally provides for a management fee of 4% of revenues per annum, which is subordinated to the Queens Multifamily Portfolio Loan. The management of the Queens Multifamily Portfolio Property will be performed by either Vantage Management Services, LLC, or an affiliate of Vantage Management Services, LLC, or by a substitute manager approved by lender. The lender under the Queens Multifamily Portfolio Loan has the right to require termination of the management agreement following the occurrence of, among other circumstances, an event of default under the Queens Multifamily Portfolio Loan. Vantage Management Services, LLC manages 40 residential buildings. Vantage Management Services, LLC is headquartered in New York, New York.

          PAYMENT TERMS; INTEREST RATE. The Queens Multifamily Portfolio Loan is an interest-only loan for its entire term. The interest rate with respect to the Queens Multifamily Portfolio Loan is calculated on an Actual/360 Basis and is equal to 6.2619145833% per annum. The due date under the Queens Multifamily Portfolio Loan is the 11th day of each month (or, if such day is not a business day, the immediately preceding business day).

          ESCROWS AND RESERVES. For reserves established for the Queens Multifamily Portfolio Loan, see Exhibit A-1 to this prospectus supplement.

          CASH MANAGEMENT/LOCKBOX. The borrowers, the managing members of the borrowers or the property manager must cause all income to be deposited within three business days of receipt directly into a lockbox account under the control of the lender. The rents will be transferred once every business day to an account maintained by the borrowers or its managing member. Unless and until an event of default under the Queens Multifamily Portfolio Loan or other trigger event occurs under the cash management agreement, the borrower will have access to those funds.

          OTHER FINANCING. The borrowers' direct and indirect shareholders have incurred mezzanine debt in an aggregate principal amount of $58,000,000 in a total of two mezzanine loans secured by the ownership interests in the entity owned by each respective mezzanine borrower, at a weighted average interest rate of 6.7903% per annum. The related mortgage loan documents also allow for the borrowers' direct and indirect shareholders to incur additional future mezzanine debt upon satisfaction of certain conditions set forth therein.

          PARTIAL RELEASES. In connection with a partial prepayment or partial defeasance of the Queens Multifamily Portfolio Loan, the borrowers will have the right to obtain a partial release of one or more of the mortgaged real properties subject to (x) the payment of the allocated release price for such individual mortgaged real property and (y) the satisfaction of certain conditions set forth in the related mortgage loan documents, including: (a) with respect to the release of the first $60,000,000 (based on allocated loan amount) of individual mortgaged real properties, the aggregate net operating income for the remaining mortgaged real properties immediately following such partial release is equal to or greater than the aggregate net operating income of the mortgaged real properties as of the closing date for the Queens Multifamily Portfolio Loan, (b) with respect to the release of the next $20,000,000 (based on allocated loan amount) of individual mortgaged real properties, (i) the loan-to-value ratio for the remaining mortgaged real properties immediately following such partial release is equal to or less than 80%, and (ii) the aggregate net operating income for the remaining mortgaged real properties immediately following such partial release is equal to or greater than the aggregate net operating income of the mortgaged real properties as of the closing date for the Queens Multifamily Portfolio Loan, and (c) with respect to each release subsequent to the release of the first $80,000,000 (based on allocated loan amount) of individual mortgaged real properties, (i) the loan-to-value ratio for the remaining mortgaged real properties immediately following such partial release is equal to or less than 80% and (ii) the debt service coverage ratio for the remaining mortgaged real properties immediately following such partial release is no less than 1.10x. See also "--Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers" in this prospectus supplement.

                                720 FIFTH AVENUE

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:          $165,000,000
CUT-OFF DATE PRINCIPAL BALANCE(1):   $165,000,000
FIRST PAYMENT DATE:                  December 11, 2006
MORTGAGE INTEREST RATE:              5.777% per annum
AMORTIZATION TERM:                   Interest only(2)
HYPERAMORTIZATION:                   N/A
ARD DATE:                            N/A
MATURITY DATE:                       November 11, 2016
MATURITY/ARD BALANCE:                $165,000,000
INTEREST CALCULATION:                Actual/360
CALL PROTECTION:                     Lockout/defeasance until the date that is
                                     six months prior to the Maturity Date.
LOAN PER SF:                         $1,362(1)
UP-FRONT RESERVES:                   Tax Reimbursement Reserve:     $300,000(3)
                                     Vacancy Reserve:             $1,470,000(4)
                                     Wells Occupancy Reserve:       $145,800(5)
                                     Wells Free Rent Reserve:        $42,000(6)
ONGOING RESERVES:                    Tax and Insurance Reserve:          Yes
                                     Replacement Reserve:                Yes(7)
                                     Rollover Reserve:                   Yes(8)
LOCKBOX:                             Springing
SUBORDINATE FINANCING:               Yes(9)

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:              Single Asset
PROPERTY TYPE:                       Mixed Use
PROPERTY SUB-TYPE:                   Office/Retail
LOCATION:                            New York, New York
YEAR BUILT/RENOVATED:                1954/2004
SQUARE FEET:                         121,108
OCCUPANCY AT U/W (10):               70%
OWNERSHIP INTEREST:                  Fee

MAJOR TENANT(S)               NRSF    % OF TOTAL NRSF   LEASE EXPIRATION
--------------------------   ------   ---------------   ----------------
Abercrombie & Fitch(11)      55,764        46.0%           Various(11)
Wells Hills Partners          6,365         5.3%             6/30/2017
Spiral d/b/a Rita Hazan       6,162         5.1%            11/30/2016

PROPERTY MANAGEMENT:                  Trigon Equities Corporation

                                      12/31/2005    8/31/2006       U/W
                                      ----------   ----------   -----------
NET OPERATING INCOME:                 $4,430,393   $7,565,696   $12,321,731
NET CASH FLOW:                                                  $12,201,048
DSCR:                                                           1.26x
APPRAISED VALUE:                      $246,000,000
APPRAISAL DATE:                       September 9, 2006
CUT-OFF DATE LTV RATIO(1):            67.1%
MATURITY/ARD LTV RATIO:               67.1%

(1)  Based on the December 2006 cut-off date principal balance.

(2)  The 720 Fifth Avenue Loan is interest-only for its entire term.

(3) At the closing of the 720 Fifth Avenue Loan, a tax reimbursement reserve was established to fund real estate taxes subject to a real estate tax reimbursement abatement under the lease of tenant, Abercrombie & Fitch (which abatement is operative during calendar years 2006 to 2008).

(4) At the closing of the 720 Fifth Avenue Loan, a vacancy reserve was established to fund tenant improvement costs, allowances and leasing commission obligations with respect to 36,023 square feet of office premises at the 720 Fifth Avenue Property that was vacant at closing.

(5) At the closing of the 720 Fifth Avenue Loan, a Wells occupancy reserve was established to fund the difference between the rent due from the tenant on their lease commencing August 1, 2007 (entered into on October 13, 2006) and their current rent payment due under their current lease.

(6) At the closing of the 720 Fifth Avenue Loan, a Wells Free Rent reserve was established to fund rent shortfalls during a period of rent abatement available to tenant Wells Hills Partners Ltd. at the commencement of their new lease in August 2007.

(7) The borrowers are required to deposit monthly payments of $2,246.53 into a replacement reserve to fund ongoing repairs and replacements.

(8) The borrowers are required to deposit monthly payments of $10,416.67 into a rollover reserve to fund tenant improvement costs and allowances and leasing commission obligations incurred following the closing date for the 720 Fifth Avenue Loan. The rollover reserve is capped at $375,000.

(9) The equity owners of the borrower have incurred mezzanine indebtedness in the amount of $35,000,000, secured by their ownership interests in such borrower at an interest rate of 9.3950% per annum. The related mezzanine loan documents also allow for the borrowers' direct and indirect shareholders to incur additional future mezzanine debt in an aggregate amount up to $5,000,000 upon satisfaction of certain conditions set forth therein.

(10) Based on the September 19, 2006 rent roll.

(11) Abercrombie & Fitch (55,764 SF; 46.0% of GLA) occupies both retail space (38,250 SF; 31.58% GLA) as well as office space (17,514 SF; 14.46% of GLA). Abercrombie & Fitch has a lease for retail space with an expiration date of December 31, 2019 (22,100 SF; 18.24% GLA) and an additional lease for retail space with an expiration date of January 31, 2020 (16,150 SF; 13.33%
     GLA). They have two leases for office space with expiration dates of January 31, 2020 (8,325 SF; 6.87% GLA) and March 1, 2007 (9,189 SF; 7.59%
     GLA).

          THE LOAN. The third largest loan in the issuing entity (the "720 Fifth Avenue Loan") was originated on October 20, 2006. The 720 Fifth Avenue Loan is secured by a first-priority mortgage encumbering an office building (the "720 Fifth Avenue Property") in New York, New York.

          THE BORROWERS. The borrowers are 720 Fifth Sub A LLC and 720 Fifth ML LLC. Each borrower is a limited liability company organized under the laws of the State of Delaware. Each borrower is a special purpose entity whose business is limited to owning and operating the 720 Fifth Avenue Property. The sponsor, Jeff Sutton, is an individual who owns and manages 90 properties in prime locations throughout New York City.

          THE PROPERTY. The 720 Fifth Avenue Property consists of 720 Fifth Avenue located in New York, New York. The 720 Fifth Avenue Property consists of approximately 121,108 square feet. As of September 19, 2006, the overall occupancy of the 720 Fifth Avenue Property was 70%. The 720 Fifth Avenue Property is primarily used for office and retail purposes. The anchor tenant, Abercrombie & Fitch, operates a retail store and leases storage and office space on the ground floor, basement, sub-basement, 2nd, 3rd, 4th and 8th floors.

          PROPERTY MANAGEMENT. The 720 Fifth Avenue Property is managed by Trigon Equities Corporation. The management agreement generally provides for a management fee of $6,500 per month, which is subordinated to the 720 Fifth Avenue Loan. The management of the 720 Fifth Avenue Property will be performed by either (a) Trigon Equities Corporation, (b) Jeff Sutton, SL Green Realty Corp. or any entity controlled thereby, Trigon Equities Corporation, Cushman & Wakefield, CB Richard Ellis, and/or Newmark, or (c) such other person with respect to which the borrowers have obtained (A) prior written confirmation from the applicable rating agencies that management of the 720 Fifth Avenue Property by such person will not cause a downgrade, withdrawal or qualification of the then current ratings of the series 2006-C5 certificates, and (B) if such Person is an affiliate of the borrowers, an additional insolvency opinion. The lender under the 720 Fifth Avenue Loan has the right to require termination of the management agreement following the occurrence of, among other circumstances, an event of default under the 720 Fifth Avenue Loan. Trigon Equities Corporation manages commercial properties for its clients in New York City (principally) and select other major U.S. markets. Trigon Equities Corporation is an affiliate of Gafisa Participacoes S.A., which was founded in 1954 and today is one of the largest and most prominent real estate developers in Brazil. Trigon Equities Corporation is headquartered in New York, New York.

          PAYMENT TERMS; INTEREST RATE. The 720 Fifth Avenue Loan is an interest-only loan for its entire term. The interest rate with respect to the 720 Fifth Avenue Loan is calculated on an Actual/360 Basis and is equal to 5.777% per annum. The due date under the 720 Fifth Avenue Loan is the 11th day of each month (or, if such day is not a business day, the immediately preceding business day).

          ESCROWS AND RESERVES. For reserves established for the 720 Fifth Avenue Loan, see Exhibit A-1 to this prospectus supplement.

          CASH MANAGEMENT/LOCKBOX. The borrowers must cause the tenants of the 720 Fifth Avenue Property to deposit all rents directly into a lockbox account under the control of the lender. Unless and until an event of default under the 720 Fifth Avenue Loan or a 720 Fifth Avenue Trigger Event (as defined below) occurs, the borrowers will have access to those funds. Upon the occurrence and during the continuance of a 720 Fifth Avenue Trigger Event, the lockbox account will be under the sole dominion and control of the lender. "720 Fifth Avenue Trigger Event" means either (a) the failure of 720 Fifth Avenue Holding LLC, within seven days after the date that is 40 calendar months after the closing date of the 720 Fifth Avenue Loan, to exercise its right to cause its joint venture interest in 720 Fifth Sub A LLC to be redeemed under the related limited liability company agreement or (b) the occurrence of an event of default under the 720 Fifth Avenue Loan. Provided that no event of default under the 720 Fifth Avenue Loan has occurred and is continuing, amounts on deposit in the lockbox account will be swept on a daily basis into the collection account under the 720 Fifth Avenue Loan.

          OTHER FINANCING. The equity owners of the borrower have incurred mezzanine indebtedness in the amount of $35,000,000, secured by their ownership interests in such borrower at an interest rate of 9.395% per annum. SLG 720 Fifth Funding LLC currently holds the mezzanine loan. The related mezzanine loan documents also allow for the borrowers' direct and indirect shareholders to incur additional future mezzanine debt in an aggregate amount up to $5,000,000 upon satisfaction of certain conditions set forth therein.

                                HGSI HEADQUARTERS

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:         $147,000,000
CUT-OFF DATE PRINCIPAL BALANCE(1):  $147,000,000
FIRST PAYMENT DATE:                 October 1, 2006
MORTGAGE INTEREST RATE:             5.970% per annum
AMORTIZATION TERM:                  360 months(2)
HYPERAMORTIZATION:                  N/A
ARD DATE:                           N/A
MATURITY DATE:                      September 1, 2016
MATURITY/ARD BALANCE:               $137,477,708
INTEREST CALCULATION:               Actual/360
CALL PROTECTION:                    Lockout/defeasance until the date that is
                                    three months prior to the Maturity Date
LOAN PER SF:                        $231(1)
ONGOING RESERVES:                   Tax and Insurance Reserve:      Springing(3)
                                    Replacement Reserve:            Springing(4)
                                    Tenant Improvement and
                                    Leasing Commissions Reserve:    Springing(5)
                                    Debt Service Coverage Reserve:  Springing(6)
LETTER OF CREDIT:                   Yes(7)
LOCKBOX:                            See footnote(8)
SUBORDINATE FINANCING:              None

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:             Single Asset
PROPERTY TYPE:                      Office
PROPERTY SUB-TYPE:                  Suburban
LOCATION:                           Rockville, Maryland
YEAR BUILT/RENOVATED:               2003 / N/A
SQUARE FEET:                        635,058
OCCUPANCY AT U/W(9):                100%
OWNERSHIP INTEREST:                 Fee

MAJOR TENANT(S)                 NRSF    % OF TOTAL NRSF   LEASE EXPIRATION
----------------              -------   ---------------   ----------------
Human Genome Sciences, Inc.   635,058         100%          May 31, 2026

PROPERTY MANAGEMENT:                    BMR-Shady Grove Road HQ LLC

                                                              U/W
                                                          -----------
NET OPERATING INCOME:                                     $15,099,364
NET CASH FLOW:                                            $13,531,933
DSCR:                                                     1.28x
APPRAISED VALUE:                    $248,700,000
APPRAISAL DATE:                     July 19, 2006
CUT-OFF DATE LTV RATIO:             59.1%
MATURITY/ARD LTV RATIO:             55.3%

(1)  Based on the December 2006 cut-off date principal balance.

(2) The HGSI Headquarters Loan is interest-only for the first 60 months, after which the borrower will be required to pay interest and principal on each monthly date.

(3) Provided that no event of default has occurred under the related mortgage loan documents and the property owner/indemnity guarantor provides paid tax receipts and evidence of insurance prior to the due date of such taxes and insurance to the lender, the property owner/indemnity guarantor is not required to fund the tax and insurance reserve.

(4) Upon the occurrence and during the continuation of an event of default under the related mortgage loan documents, the property owner/indemnity guarantor will be required to fund the replacement reserve in monthly payments of $10,584.34 until the maximum balance of $381,036 is achieved.

(5) Upon the occurrence and during the continuation of both (i) a monetary event of default under the Human Genome Sciences, Inc. ("HGSI") lease and
     (ii) an event of default under the related mortgage loan documents, the property owner/indemnity guarantor will be required to fund the tenant improvement and leasing commissions reserve from the Tenant LOC (as defined below), in the maximum amount of $8,889,000.

(6) Upon the occurrence and during the continuation of both (i) a monetary event of default under the HGSI lease and (ii) an event of default under the related mortgage loan documents, the property owner/indemnity guarantor will be required to fund the debt service coverage reserve from the Tenant LOC (as defined below), in the maximum amount of $10,861,000.

(7) The lender received an assignment of the letter of credit (the "Tenant LOC") provided on behalf of tenant HGSI for the benefit of the property owner/indemnity guarantor in the amount of $19,750,000. The lender will release the Tenant LOC upon HGSI's achievement of a rating of BBB- or better from S&P or Baa3 from Moody's. If HGSI's rating subsequently drops below such required rating(s), the property owner/indemnity guarantor will be required to deliver to the lender a replacement letter of credit in the full amount of $19,750,000. If HGSI monetarily defaults under its lease and an event of default has occurred and is continuing under the related mortgage loan documents, the property owner/indemnity guarantor will be required to fund from the Tenant LOC (i) the tenant improvement and leasing commissions reserve, in the maximum amount of $8,889,000 and (ii) the debt service coverage reserve, in the maximum amount of $10,861,000. In addition, upon the occurrence and during the continuation of a material monetary event of default under the HGSI lease which continues for more than 30 days, the borrower will be required to post a letter of credit in the amount of $8,575,000 and, if the Tenant LOC has been released by the lender, an additional letter of credit in the amount of $8,889,000 (collectively, as applicable, the "Borrower LOC"). The Borrower LOC will be released (i) upon the cure of the material monetary event of default under the HGSI lease (provided no event of default exists under the related mortgage loan documents) or (ii) if the HGSI lease has been terminated, the occupancy of such space by a replacement tenant generates sufficient income to meet a minimum debt service coverage ratio requirement of 1.25x.

(8) Upon the occurrence and during the continuation of an event of default under the related mortgage loan documents due to the borrower's failure to deliver the Borrower LOC within 30 days of the date required, the property owner/indemnity guarantor will be required to establish a lender-controlled lockbox and to cause the tenants of the HGSI Headquarters Property to deposit all rents directly into such lockbox.

(9)  Based on the June 30, 2006 rent roll.

          THE LOAN. The fourth largest loan in the issuing entity (the "HGSI Headquarters Loan") was originated on August 23, 2006. The HGSI Headquarters Loan is secured by a first priority indemnity deed of trust encumbering an office complex in Rockville, Maryland (the "HGSI Headquarters Property").

          THE BORROWER. The borrower under the HGSI Headquarters Loan is BMR-Shady Grove B LLC. The borrower is a limited liability company organized under the laws of the State of Delaware. The borrower is a special purpose entity, whose purpose is limited to obtaining the HGSI Headquarters Loan. The borrower is wholly owned by BMR-Shady Grove Road Holdings LLC, a newly formed Delaware limited liability company and special purpose entity.

          THE PROPERTY OWNER. The property owner/indemnity guarantor, BMR-Shady Grove Road HQ LLC, is a Maryland limited liability company. The property owner/indemnity guarantor is a special purpose entity whose business is limited to owning and operating a 48.61-acre parcel in Rockville, Maryland that includes the HGSI Headquarters Property. The property owner/indemnity guarantor is wholly owned by BMR-Shady Grove Holdings LLC, a newly formed Delaware limited liability company and special purpose entity. The exceptions to non-recourse obligations under the HGSI Headquarters Loan are guaranteed by BioMed Realty, L.P.

          THE PROPERTY. The HGSI Headquarters Property consists of approximately
48.61 acres. The HGSI Headquarters Property includes a six-story office building with approximately 635,058 square feet of rentable space, 92 striped parking spaces, and a six-level parking garage. The HGSI Headquarters Property is located in Rockville, Maryland. As of May 24, 2006, 14.074 acres of the HGSI Headquarters Property, including the six-story office building and the six-level parking garage, were leased to a single tenant, Human Genome Sciences, Inc., under a long term lease expiring on May 31, 2026.

          The HGSI Headquarters Property is primarily used for bio-pharmaceutical research and manufacturing, as well as related health care, administrative, and sales uses.

          PROPERTY MANAGEMENT. The HGSI Headquarters Property is managed by the property owner/indemnity guarantor. The management of the HGSI Headquarters Property will be performed either by the property owner/indemnity guarantor, or a substitute manager that, in the reasonable judgment of the lender, is a reputable management organization possessing experience in managing properties similar in size, scope, use and value as the HGSI Headquarters Property, which substitution is subject to the property owner/indemnity guarantor obtaining prior written confirmation from the applicable rating agencies that such substitute management organization does not cause a downgrade, withdrawal or qualification of the then current ratings of the series 2006-C5 certificates. The lender under the HGSI Headquarters Loan has the right to require termination of any existing management agreement following the occurrence of, among other circumstances, an event of default under the HGSI Headquarters Loan.

          PAYMENT TERMS; INTEREST RATE. The HGSI Headquarters Loan is an interest-only loan for the first 60 months, after which the borrower will be required to pay interest and principal on each monthly payment date. The interest rate with respect to the HGSI Headquarters Loan is calculated on an Actual/360 Basis and is equal to 5.97% per annum. The due date under the HGSI Headquarters Loan is the 1st day of each month (or, if such day is not a business day, the immediately preceding business day).

          ESCROWS AND RESERVES. For reserves established for the HGSI Headquarters Loan, see Exhibit A-1 to this prospectus supplement.

          CASH MANAGEMENT/LOCKBOX. Upon the occurrence and during the continuation of an event of default under the HGSI Headquarters Loan documents due to the borrower's failure to deliver the Borrower LOC within 30 days of the date required, the property owner/indemnity guarantor must establish a lockbox account and must cause the tenants of the HGSI Headquarters Property to deposit all rents directly into the lockbox account that is under the sole control of the lender.

          TENANT LEASE. Human Genome Sciences, Inc., a Delaware corporation, has entered into a twenty year lease of 14.074 acres of the HGSI Headquarters Property, including the six-story office building and the six-level parking garage, with a termination date of May 31, 2026 and two consecutive ten-year options to extend the lease term. The base monthly rent under the lease is $19,750,000 per year ($1,645,833.33 per month), with an annual 2% increase during the term of the lease. The lease is an absolute net lease, and tenant is responsible for, among other items, utility payments, landscaping, and parking lot repairs and necessary alterations. Tenant's use of the HGSI Headquarters Property is limited to laboratory, research, bio-pharmaceutical manufacturing, and related health care and administrative/sales uses.

          PARTIAL RELEASE. The property owner/indemnity guarantor under the HGSI Headquarters Loan has the right to obtain a partial release of unimproved designated release parcels known as the "Future Development Parcel" and the "University Parcel" from the lien of the deed of trust upon the satisfaction of certain conditions set forth in the mortgage loan documents, including (i) the remaining mortgaged real property must constitute one or more separate legally subdivided parcels of land and one or more separate tax lots; (ii) the lender must receive an endorsement to the title policy confirming the remaining mortgaged real property has been legally subdivided into one or more separate parcels and there is no change in the lien priority of the deed of trust on the remaining mortgaged real property or the amount of insurance or coverage of the title policy for the remaining mortgaged real property; (iii) the property owner/indemnity guarantor must pay all reasonable out-of-pocket expenses of the lender; (iv) the property owner/indemnity guarantor must execute such documents as the lender may reasonably request (applying the standard of a prudent institutional mortgage loan lender) confirming the continued validity of the mortgage loan documents and the mortgage liens on the remaining mortgaged real property; (v) with respect to the Future Development Parcel, (a) the lender has not accelerated the HGSI Headquarters Loan and after the transfer, the property owner/indemnity guarantor and the borrower each remain a special purpose entity,
(b) the lender must receive an opinion of counsel in form reasonably satisfactory to the lender (applying the standard of a prudent institutional mortgage loan lender) stating that the release of the Future Development Parcel will not adversely affect the status of any REMIC trust and (c) the lender must receive an officer's certificate certifying that (x) the property owner/indemnity guarantor has not entered into any easement which, to the property owner's/indemnity guarantor's knowledge, constitutes a material impairment to which the lender has not consented, or that has not been cured to the lender's reasonable satisfaction and (y) the property owner/indemnity guarantor has no knowledge of any violation of any zoning, building, land use, parking or other legal requirements applicable to the remaining mortgaged real property or for the then current use of the remaining mortgaged real property, including for access, driveways, parking, utilities, or drainage; and (vi) with respect to the University Parcel, such release parcel may only be transferred to the University of Maryland or its affiliate or assignee. The appraised value of the HGSI Headquarters Property does not include the value of the Future Development Parcel and/or the University Parcel. See also "--Partial Releases of Property" above in this prospectus supplement.

                                 280 PARK AVENUE

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

PRINCIPAL BALANCE(1):                          ORIGINAL       CUT-OFF DATE
                                             ------------   ---------------
280 PARK AVENUE LOAN:                        $140,000,000   $140,000,000(2)
280 PARK AVENUE PARI PASSU COMPANION LOAN:   $300,000,000   $300,000,000(3)
280 PARK AVENUE WHOLE LOAN:                  $440,000,000   $440,000,000

FIRST PAYMENT DATE:                          July 11, 2006
MORTGAGE INTEREST RATE:                      6.754194602% per annum
AMORTIZATION TERM:                           360 months(4)
HYPERAMORTIZATION:                           N/A
ARD DATE:                                    N/A
MATURITY DATE:                               June 11, 2016
MATURITY/ARD BALANCE:                        $135,905,508
INTEREST CALCULATION:                        Actual/360
CALL PROTECTION:                             Lockout/defeasance until the date
                                             that is three months prior to the
                                             Maturity Date.
LOAN PER SF:                                 $365(3)
UP-FRONT RESERVES:                           Engineering Reserve:                        $66,750
                                             Tenant Improvement and Leasing
                                             Commission Reserve:                     $30,100,502
                                             Debt Service Payment Reserve:       $115,000,000(5)
ONGOING RESERVES:                            Tax and Insurance Reserve:                      Yes
                                             Replacement Reserve:                         Yes(6)
                                             Tenant Improvement and Leasing
                                             Commission Reserve:                          Yes(7)
LOCKBOX:                                     Hard
SUBORDINATE FINANCING:                       Yes(8)

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                Single Asset
PROPERTY TYPE:                         Office
PROPERTY SUB-TYPE:                     Central Business District
LOCATION:                              New York, New York
YEAR BUILT/RENOVATED:                  1961/2006
SQUARE FEET:                           1,206,807
OCCUPANCY AT U/W(9):                   98%
OWNERSHIP INTEREST:                    Fee

MAJOR TENANTS                  NRSF    % OF TOTAL NRSF   LEASE EXPIRATION
------------------------     -------   ---------------   ----------------
Deutsche Bank                337,868        28.0%            2/28/2011
National Football League     205,145        17.0%            2/29/2012
Credit Suisse                 91,948         7.6%            1/30/2014

PROPERTY MANAGEMENT:                   Boston Properties Limited Partnership

                                        12/31/2004    12/31/2005       U/W
                                       -----------   -----------   -----------
NET OPERATING INCOME:                  $41,653,117   $40,295,096   $55,169,921
NET CASH FLOW:                                                     $53,724,247
DSCR:                                                              1.58x

APPRAISED VALUE:                       $1,266,000,000
APPRAISAL DATE:                        May 1, 2006
CUT-OFF DATE LTV RATIO(3):             34.8%
MATURITY/ARD LTV RATIO:                33.7%

(1) The 280 Park Avenue Whole Loan has an original balance of $440,000,000. The 280 Park Avenue Loan is pari passu with the 280 Park Avenue Pari Passu Companion Loan, which has an original principal balance of $300,000,000. The 280 Park Avenue Loan and the 280 Park Avenue Pari Passu Companion Loan each have a mortgage interest rate of 6.754194602% per annum. Unless otherwise stated, calculations presented herein are based on the 280 Park Avenue Whole Loan.

(2) Based on the December 2006 cut-off date principal balance of the 280 Park Avenue Loan.

(3) Based on the December 2006 cut-off date principal balance of the 280 Park Avenue Whole Loan.

(4) The 280 Park Avenue Loan has an interest-only period of 84 months, after which the borrower will be required to pay interest and principal on each monthly payment date. Amortization is based on the interest rate on the 280 Park Avenue Whole Loan.

(5) The debt service payment reserve was established at the closing of the 280 Park Avenue Whole Loan in the amount of $115,000,000 in the form of a letter of credit to fund debt service due under the 280 Park Avenue Whole Loan and the related mezzanine loans.

(6) The borrower is required to deposit monthly payments of $20,113.42 into a replacement reserve to fund ongoing repairs and replacements.

(7) The borrower is required to deposit monthly payments of $100,567.25 into a TI/LC reserve to fund tenant improvements and leasing commissions.

(8) The borrower's direct and indirect shareholders have incurred mezzanine debt in an aggregate amount of $670,000,000 in a total of six mezzanine loans secured by the ownership interests in the entity owned by each respective mezzanine borrower, at a weighted average interest rate of 7.1820% per annum.

(9)  Based on the November 17, 2006 rent roll.

          THE LOAN. The fifth largest loan in the issuing entity (the "280 Park Avenue Loan") was originated on June 6, 2006. The 280 Park Avenue Loan is secured by a first priority mortgage encumbering an office building (the "280 Park Avenue Property") in New York, New York.

          THE BORROWER. The borrower under the 280 Park Avenue Loan is Istithmar Building 280 Park LLC. The borrower is a limited liability company organized under the laws of the State of Delaware. The borrower is a special purpose entity, whose business is limited to owning and operating the 280 Park Avenue Property.

          THE PROPERTY. The 280 Park Avenue Property is an office building, located in New York, New York. The office building was originally built in 1961 and contains approximately 1,206,807 net rentable square feet. As of March 31, 2006, the overall occupancy of the 280 Park Avenue Property was 98%.

          PROPERTY MANAGEMENT. The 280 Park Avenue Property is managed by Boston Properties Limited Partnership ("BPLP"). The management agreement generally provides for a management fee of $500,000 per annum (which increases 3% annually), which is subordinated to the 280 Park Avenue Loan. The management of the 280 Park Avenue Property will be performed by either BPLP, or a substitute manager which, in the reasonable judgment of the lender, is a reputable management organization possessing experience in managing properties similar in size, scope, use and value as the 280 Park Avenue Property, PROVIDED that the borrower has obtained prior written confirmation from the applicable rating agencies that such substitute management organization does not cause a downgrade, withdrawal or qualification of the then-current ratings of the certificates. Vornado Realty Trust, CB Richard Ellis, Jones, Lang, LaSalle America and Cushman & Wakefield are permitted substitute managers. The lender under the 280 Park Avenue Loan has the right to require termination of the management agreement following the occurrence of, among other circumstances, an event of default under the 280 Park Avenue Loan. Boston Properties Limited Partnership manages properties through full-service regional offices in Boston, New York, Washington, D.C., San Francisco and Princeton, New Jersey.

          MASTER LEASE. The borrower has leased 74,340 square feet of the 280 Park Avenue Property to BP 280 Park Avenue LLC ("Seller"), the prior owner of the 280 Park Avenue Property (and an affiliate of BPLP) pursuant to a master lease. The annual base rental payments under the master lease are currently scheduled as follows: 2006--$834,375; 2007--$3,600,479; 2008--$6,499,693;
2009--$6,499,692; 2010--$6,499,692; 2011--$6,555,317; 2012--$6,695,370;
2013--$6,888,992; 2014--$6,888,992; 2015--$6,888,992; 2016--$5,998,992; and
2017--$3,495,417, and are payable in equal monthly installments. The master lease requires the borrower to enter into direct leases with tenants on certain agreed upon terms ("Qualifying Leases") and the base rental payments are reduced by the amount of the rents received by the borrower pursuant to the Qualifying Leases. The rental payments and the lease have been collaterally assigned to lender. If the property management agreement is canceled by borrower, the master lease can be terminated by the Seller. BPLP has guaranteed the amounts payable by seller under the master lease. The borrower's rights under the guaranty have been assigned to the lender pursuant to the related mortgage loan documents.

          REVENUE SUPPORT PAYMENTS. The borrower is entitled to receive certain payments pursuant to, and in accordance with the terms of the purchase agreement entered into between the seller and borrower's affiliated predecessor-in-interest ("Revenue Support Payments"). The Revenue Support Payments are scheduled as follows: 6/1/06-12/31/06--$956,020 per month; 2007--$803,236 per month; and 2008--$524,177 per month. The Revenue Support Payments have been collaterally assigned to lender. The Revenue Support Payments are guaranteed by BPLP. The borrower's rights under the guaranty have been assigned to the holder of the 280 Park Avenue Pari Passu Companion Loan pursuant to the related mortgage loan documents.

          PAYMENT TERMS; INTEREST RATE. The 280 Park Avenue Loan is an interest-only loan for the first 84 months, after which the borrower will be required to pay interest and principal on each monthly payment date. The interest rate with respect to the 280 Park Avenue Loan is calculated on an Actual/360 Basis and is equal to 6.754194602% per annum. The due date under the 280 Park Avenue Loan is the 11th day of each month (or, if such day is not a business day, the immediately preceding business day).

          ESCROWS AND RESERVES. For reserves established for the 280 Park Avenue Loan, see Exhibit A-1 to this prospectus supplement.

          CASH MANAGEMENT/LOCKBOX. The borrower or the 280 Park Avenue Property manager must cause the tenants of the 280 Park Avenue Property to deposit all rents directly into a lockbox account under the control of the lender and the borrower and the 280 Park Avenue Property manager must cause all rents not otherwise deposited by tenants to be deposited within one (1) business day of receipt directly into such lockbox account. The rents will be transferred on each due date to an account maintained by the lender from which all required payments and deposits to reserves under the 280 Park Avenue Loan and each mezzanine loan will be made. Unless and until an event of default occurs under the 280 Park Avenue Loan, the borrower will have access to the remaining funds after all such required payments are made.

          OTHER FINANCING. Contemporaneously with entering into the 280 Park Avenue Loan, the borrower's direct and indirect shareholders incurred mezzanine debt in an aggregate amount of $670,000,000 in a total of six mezzanine loans secured by the ownership interests in the entity owned by each respective mezzanine borrower, at a weighted average interest rate of 7.1820% per annum. Collectively, ING Real Estate Finance (USA) LLC, Westdeutsche Immobilienbank, Landesbank Hessen-Thuringen Girozentrale, Deutsche Genossenschafts - Hypothekenbank AG and Column Financial, Inc. currently hold the mezzanine A loan. Munchener Hypothekenbank EG currently holds the mezzanine B loan. Together, LNR Landesbank

Rheinland-Pfalz and Landesbank Baden-Wuttemberg currently hold the mezzanine C loan. Column Financial, Inc. currently holds the mezzanine D loan and is planning on splitting the loan into two tranches, a mezzanine D loan and a mezzanine D-1 loan either prior to or after the issue date of the certificates. RCC Real Estate SPE 2, LLC currently holds the mezzanine E loan. VNO 280 Park Mezz Loan LLC currently holds the mezzanine F loan. Additionally, the 280 Park Avenue Property secures, on a PARI PASSU basis to the 280 Park Avenue Loan, the 280 Park Avenue Pari Passu Companion Loan, which is currently held by Wells Fargo Bank, N.A., as the trustee under the series 2006-C4 pooling and servicing agreement for the Credit Suisse Commercial Mortgage Trust series 2006-C4 commercial mortgage securitization.

                            W NEW YORK - UNION SQUARE

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:          $115,000,000
CUT-OFF DATE PRINCIPAL BALANCE(1):   $115,000,000
FIRST PAYMENT DATE:                  November 11, 2006
MORTGAGE INTEREST RATE:              6.384730435% per annum
AMORTIZATION TERM:                   Interest only(2)
HYPERAMORTIZATION:                   N/A
ARD DATE:                            N/A
MATURITY DATE:                       October 11, 2011
MATURITY/ARD BALANCE:                $115,000,000
INTEREST CALCULATION:                Actual/360
CALL PROTECTION:                     Lockout/defeasance until the date that is
                                     three months prior to the Maturity Date.
LOAN PER ROOM:                       $425,926(1)
UP-FRONT RESERVES:                   FF&E Reserve:                $3,337,114(3)
                                     Seasonality Reserve:           $850,557(4)
ONGOING RESERVES:                    Tax and Insurance Reserve:          Yes
                                     FF&E Reserve:                       Yes(3)
                                     Seasonality Reserve:                Yes(4)
LOCKBOX:                             Hard
SUBORDINATE FINANCING:               Yes(5)

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:      Single Asset
PROPERTY TYPE:               Hotel
PROPERTY SUB-TYPE:           Full Service
LOCATION:                    New York, New York
YEAR BUILT/RENOVATED:        1911/2000
ROOMS:                       270
U/W OCCUPANCY(6):            86%(4)
OWNERSHIP INTEREST:          Fee
PROPERTY MANAGEMENT:         Starwood Hotels & Resorts Worldwide, Inc.

                              12/31/2004   12/31/2005   7/31/2006        U/W
                             -----------  -----------  -----------  ------------
NET OPERATING INCOME:        $14,615,988  $17,401,112  $18,011,859  $18,355,959
NET CASH FLOW:                                                      $16,482,361
DSCR:                                                               2.21x
APPRAISED VALUE:             $291,000,000
APPRAISAL DATE:              September 1, 2006
CUT-OFF DATE LTV RATIO(1):   39.5%
MATURITY/ARD LTV RATIO:      39.5%

(1)  Based on the December 2006 cut-off date principal balance.

(2) The W New York - Union Square Loan has an interest-only loan for its entire term.

(3) The borrower was required to deposit into an FF&E reserve to fund on-going repairs and replacements of FF&E $3,337,133.71 on the closing date for the W New York - Union Square Loan, and thereafter, on each due date beginning with the second due date, borrower is required to fund 4.0% of gross income from operations.

(4) On the closing date for the W New York - Union Square Loan, the borrower was required to deposit $850,557 into a seasonality reserve to cover any shortfalls in funds available to pay debt service. In addition, on each due date, the borrower is required to deposit into such seasonality reserve an amount necessary (taking into account amounts on deposit in such seasonality reserve) to maintain a debt service coverage ratio of 1.05x on a trailing 12-month basis, in order to provide an additional source of funds for the payment of debt service and amounts then payable to the tax and insurance reserve and the FF&E reserve. From and after the date on which a debt service coverage ratio (giving no consideration to amounts on deposit in the seasonality reserve) of 1.25x is achieved with respect to the related mortgaged property (on a trailing 12-month basis based on an interest rate and a 25-year amortization schedule), the borrower will no longer be required to make such monthly deposits into the seasonality reserve, and, if no event of default exists under the W New York - Union Square Loan, any amounts remaining in the seasonality reserve will be released to the borrower.

(5) The borrower's direct and indirect shareholders have incurred mezzanine debt in an aggregate amount of $117,000,000 in a total of three mezzanine loans secured by the ownership interests in the entity owned by each respective mezzanine borrower, at a weighted average interest rate of 6.5974% per annum.

(6)  Based on the August 31, 2006 rent roll.

          THE LOAN. The sixth largest loan in the issuing entity (the "W New York - Union Square Loan") was originated on October 4, 2006. The W New York - Union Square Loan is secured by a first priority mortgage encumbering the fee interest in the W Hotel - Union Square (the "W New York - Union Square Property") located in New York, New York.

          THE BORROWER. The borrower under the W New York - Union Square Loan is Istithmar Hotels Union Square LLC. The borrower is a limited liability company organized under the laws of the State of Delaware. The borrower is a special purpose entity, whose business is limited to owning and operating the W New York
- Union Square Property.

          THE PROPERTY. The W New York - Union Square Property consists of a full service hotel with 270 rooms located in New York, New York. The W New York
- Union Square Property is situated across the northeast corner of Union Square Park. The W New York - Union Square is an upscale boutique hotel with a full service restaurant (Todd English's Olives); a lounge; a night club (Underbar); +/-6,000 square feet of meeting facilities; a business center; 24-hour concierge and room service; and a fitness center. The structure, formerly known as the Guardian Life Building, was originally built in 1911 and is considered a New York City landmark. Following extensive renovations in 1999 and 2000, the Guardian Life Building was converted to the W New York - Union Square hotel.

          PROPERTY MANAGEMENT. The W New York - Union Square Property is managed by Starwood Hotels & Resorts Worldwide, Inc. The management agreement generally provides for a base management fee of 2.5% of monthly gross operating revenue, plus an incentive fee based on certain management manager performance which management fees are subordinated to the W New York - Union Square Loan. The lender under the W New York - Union Square Loan has the right to require termination of the management agreement upon certain events, including (a) the occurrence and continuance of a default beyond all applicable cure periods, (b) the bankruptcy or insolvency of the manager or borrower or (c) the failure of manager to meet prescribed performance thresholds and standards.

          PAYMENT TERMS; INTEREST RATE. The W New York - Union Square Loan is an interest-only loan for its entire term. The interest rate with respect to the W New York - Union Square Loan is calculated on an Actual/360 Basis and is equal to 6.384730435% per annum. The due date under the W New York - Union Square Loan is the 11th day of each month (or, if such day is not a business day, the immediately preceding business day).

          ESCROWS AND RESERVES. For reserves established for the W New York - Union Square Loan, see Exhibit A-1 to this prospectus supplement.

          CASH MANAGEMENT/LOCKBOX. The borrower or the property manager must cause all the tenants and credit card companies to deposit all revenues directly into a lockbox account under the control of the lender, and further, the borrower and the property manager must cause all other income and/or rents not otherwise deposited by tenants to be deposited within one (1) business day of receipt directly into such lockbox account. The rents will be transferred on each due date to an account maintained by the lender from which all required payments and deposits to reserves under the W New York - Union Square Loan and each mezzanine loan will be made. Unless and until an event of default occurs under the W New York - Union Square Loan, the borrower will have access to the remaining funds after all such required payments are made.

          OTHER FINANCING. Contemporaneously with entering into the W New York - Union Square Loan, the borrower's direct and indirect shareholders have incurred mezzanine debt in an aggregate amount of $117,000,000 in three mezzanine loans secured by the ownership interests in the entity owned by each respective mezzanine borrower, at a weighted average interest rate of 6.5974% per annum. Column Financial, Inc. currently holds each mezzanine loan.

                                WATERFRONT PLAZA

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:          $100,000,000
CUT-OFF DATE PRINCIPAL BALANCE(1):   $100,000,000
FIRST PAYMENT DATE:                  October 11, 2006
MORTGAGE INTEREST RATE:              6.206509000% per annum
AMORTIZATION TERM:                   Interest only(2)
HYPERAMORTIZATION:                   N/A
ARD DATE:                            N/A
MATURITY DATE:                       October 11, 2016
MATURITY/ARD BALANCE:                $100,000,000
INTEREST CALCULATION:                Actual/360
CALL PROTECTION:                     Lockout/defeasance until the date that is
                                     four months prior to the Maturity Date.
LOAN PER SF:                         $192(1)
UP-FRONT RESERVES:                   Tenant Improvement and Leasing
                                     Commissions Reserve:          $1,000,000(3)
ONGOING RESERVES:                    Tax and Insurance Escrow:            Yes
                                     Replacement Reserve:                 Yes(4)
                                     Tenant Improvement and
                                     Leasing Commissions Reserve:         Yes(3)
                                     Ground Lease Reserve                 Yes
LOCKBOX:                             Hard
SUBORDINATE FINANCING:               Yes(5)

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:         Single Asset
PROPERTY TYPE:                  Office
PROPERTY SUB-TYPE:              Central Business District
LOCATION:                       Honolulu, Hawaii
YEAR BUILT/RENOVATED:           1988/2006
SQUARE FEET:                    521,683
OCCUPANCY AT U/W(6):            96%
OWNERSHIP INTEREST:             Leasehold

MAJOR TENANT(S)                  NRSF    % OF TOTAL NRSF   LEASE EXPIRATION
                                ------   ---------------   ----------------
Hawaii Insurance Consultants,
Ltd./AIG                        74,249        14.2%           12/31/2007
Aloha Airlines, Inc.            37,550         7.2%           9/30/2010
McCorriston Miho Miller Mukai   34,543         6.6%           12/31/2011
PROPERTY MANAGEMENT:            Shidler Hawaii Investment Partners, LLC

                                10/31/2005    4/1/2006       U/W
                                ----------   ----------   ----------
NET OPERATING INCOME:           $5,963,035   $6,061,935   $9,419,144
NET CASH FLOW:                                            $8,793,052
DSCR:                                                     1.40x
APPRAISED VALUE:                $160,000,000
APPRAISAL DATE:                 June 8, 2006
CUT-OFF DATE LTV RATIO(1):      62.5%
MATURITY/ARD LTV RATIO:         62.5%

(1)  Based on the December 2006 cut-off date principal balance.

(2)  The Waterfront Plaza Loan is an interest-only loan for its entire term.

(3) On the closing date for the Waterfront Plaza Loan, $1,000,000 was deposited by the borrowers for tenant improvements and leasing commissions in connection with the leases at the property. If amounts in the tenant improvements and leasing commissions reserve are reduced to $250,000 or less, the borrowers will be required to make monthly payments of $32,182.17 until the balance of the tenant improvements and leasing commissions reserve equals $1,500,000. Thereafter, if amounts in the tenant improvements and leasing commissions reserve are reduced to less than $1,500,000, the borrowers will be required to make monthly payments of $32,182.17 until the balance is again equal to $1,500,000.

(4) The borrowers are required to make monthly payments of $6,436.42 into a replacement reserve to fund repairs and replacements.

(5) The sole members of the borrowers have pledged their respective ownership interests in the borrowers as security for an $11,000,000 mezzanine loan at a per annum rate of 7.8916%. In addition, the owner of equity interests in the mezzanine borrowers is permitted to obtain an additional mezzanine loan secured by a pledge of the direct ownership interests of the mezzanine borrowers, upon satisfaction certain conditions described in the mortgage loan documents.

(6)  Based on the June 1, 2006 rent roll.

          THE LOAN. The seventh largest loan in the issuing entity (the "Waterfront Plaza Loan") was originated on August 24, 2006. The Waterfront Plaza Loan is secured by a first priority mortgage encumbering an office and retail property (the "Waterfront Plaza Property") in Honolulu, Hawaii.

          THE BORROWERS. The borrowers under the Waterfront Plaza Loan are Waterfront A, LLC, Waterfront B, LLC, Waterfront C, LLC, Waterfront D, LLC and Waterfront E, LLC. Each borrower is a limited liability company organized under the laws of the State of Delaware. Each borrower is a special purpose entity, whose business is limited to owning and operating the Waterfront Plaza Property. The sponsor, the Shidler Group, is a private commercial real estate investment firm and owns and manages approximately 2,000 properties in 40 states throughout the United State and Canada. Each borrower is a tenant in common with a 20% interest in the leasehold estate under the Waterfront Plaza Ground Lease.

          THE PROPERTY. The Waterfront Plaza Property consists of an office and retail center located in Honolulu, Hawaii. The Waterfront Plaza Property consists of approximately 521,683 rentable square feet is situated on approximately 8.679 acres and includes 1255 parking spaces. As of June 1, 2006, the overall occupancy of the Waterfront Plaza Property was 96%.

          The Waterfront Plaza Property is primarily used for office and limited retail purposes. The office space is occupied by large tenants including Hawaii Insurance Consultants, Ltd./AIG, McCorriston Miho Miller Mukai, Aloha Airlines, Inc. and AT&T Corp. The retail space consists of a multi-plex theater, a bank and four large restaurant spaces.

          PROPERTY MANAGEMENT. The Waterfront Plaza Property is managed by Shidler Hawaii Investment Partners, LLC, a Hawaii limited liability company. The management agreement generally provides for a management fee of 3.0% of revenues per annum, which is subordinated to the Waterfront Plaza Loan. The management of the Waterfront Plaza Property will be performed by either Shidler Hawaii Investment Partners, LLC, Pacific Office Management, Inc., a Delaware corporation, or a substitute manager which, in the reasonable judgment of the lender, is a reputable management organization possessing experience in managing properties similar in size, scope, use and value as the Waterfront Plaza Property, provided that the borrowers must obtain prior written confirmation from the applicable rating agencies that such substitute management organization does not cause a downgrade, withdrawal or qualification of the then current ratings of the series 2006-C5 certificates and, if such substitute manager is an affiliate of any borrower, the borrowers must deliver an additional insolvency opinion to lender acceptable to lender and rating agencies. The lender under the Waterfront Plaza Loan has the right to require termination of the management agreement following the occurrence of, among other circumstances, an event of default under the Waterfront Plaza Loan.

          PAYMENT TERMS; INTEREST RATE. The Waterfront Plaza Loan is an interest-only loan for its entire term. The interest rate with respect to the Waterfront Plaza Loan is calculated on an Actual/360 Basis and is equal to 6.206509% per annum. The due date under the Waterfront Plaza Loan is the 11th day of each month (or, if such day is not a business day, the immediately preceding business day).

          ESCROWS AND RESERVES. For reserves established for the Waterfront Plaza Loan, see Exhibit A-1 to this prospectus supplement.

          CASH MANAGEMENT/LOCKBOX. The borrowers will, and will cause the manager to, deposit all revenues received by the borrowers or manager into a lockbox account within one (1) Business Day after receipt. All amounts in the lockbox account are required to be transferred on a daily basis to a cash management account under the control of the lender. Unless an event of default has occurred and is continuing under the Waterfront Plaza Loan, the funds in the cash management account are required to be applied in the following order of priority: (i) first, to fund payments to the tax and insurance reserve; (ii) second, to fund interest payments under the Waterfront Plaza Loan; (iii) third, to fund payments to the lender for any miscellaneous fees and expenses; (iv) fourth, to fund payments to the ground lease reserve, the replacement reserve and the tenant improvement and leasing commissions reserve; (v) fifth, to fund operating expenses and capital expenditures; (vi) sixth, to fund payment extraordinary expenses approved by the lender; (vii) seventh, to fund payments under the mezzanine loan; and (viii) eighth, in weekly disbursements, to the borrowers.

          OTHER FINANCING. The sole members of the borrowers, WFP Mezzanine A, LLC; WFP Mezzanine B, LLC; WFP Mezzanine C, LLC; WFP Mezzanine D, LLC; and WFP Mezzanine E, LLC, each a Delaware limited liability company have pledged their respective ownership interests in the borrowers as security for a mezzanine loan in the original principal amount of $11,000,000. The mezzanine loan has the same maturity date as the Waterfront Plaza Loan and requires mezzanine borrowers to make monthly interest payments at an interest rate of 7.8916% per annum.

          In addition, the owner of equity interests in the mezzanine borrowers is permitted to obtain an additional mezzanine loan secured by a pledge of the direct ownership interests of the mezzanine borrowers, provided that certain conditions described in the related mortgage loan documents are met, including, without limitation, the following: (a) no event of default has occurred and remains uncured under the Waterfront Plaza Loan or the mezzanine loan; (b) a processing fee of $5,000 is paid to the lender; (c) as of the date of the permitted additional mezzanine loan, the aggregate loan-to-value ratio of the Waterfront Plaza Loan, the mezzanine loan and the permitted additional mezzanine loan is equal to or less than 85%; and (d) as of the date the permitted additional mezzanine loan is advanced, the pro-forma debt service coverage ratio is equal to or greater than 1.10x.

          GROUND LEASE. All of the land constituting the Waterfront Plaza Property is subject to a ground lease (the "Waterfront Plaza Ground Lease") from Trustees of the Estate of Bernice Pauahi Bishop, an entity not affiliated with the borrowers. The Waterfront Plaza Ground Lease expires on December 31, 2060 and is an absolute triple net lease with the borrowers responsible for paying all expenses for the land and the Waterfront Plaza Property. Annual ground lease rent is payable in quarterly installments in accordance with the payment schedule set forth below:

  PERIOD          QUARTERLY INSTALLMENT DATE         INSTALLMENT AMOUNT   ANNUAL AMOUNT
---------   --------------------------------------   ------------------   -------------
  2006                    January 1                     $  561,837.00     $3,253,735.00
                      April 1 and July 1                $  399,036.00
                         September 1                    $1,500,000.00
                          October 1                     $  393,826.00
2007-2008                 January 1                     $  556,627.00     $1,738,105.00
                  April 1, July 1, October 1            $  393,826.00
  2009                    January 1                     $  556,627.00     $2,014,453.00
                           April 1                      $  393,826.00
                     July 1 and October 1               $  532,000.00
2010-2015   January 1, April 1, July and October 1      $  532,000.00     $2,128,000.00
2016-2020   January 1, April 1, July and October 1      $  732,000.00     $2,928,000.00
2021-2025   January 1, April 1, July and October 1      $  932,000.00     $3,728,000.00
2026-2030   January 1, April 1, July and October 1      $1,107,000.00     $4,428,000.00
2031-2035   January 1, April 1, July and October 1      $1,257,000.00     $5,028,000.00
2036-2040   Rent is payable in advance in equal quarterly  installments on or before January 1, April 1, July 1 and October 1.
2041-2045   Annual rent for each of the five-year  periods will be determined by mutual agreement between lessee and lessor,
2046-2050   however, if mutual agreement cannot be reached, rent will be determined by the fair market value of the land
2056-2060   multiplied by an 8% rate of return (assuming the Waterfront Plaza Property has a floor area of 534,131 square feet).

                              WEST COVINA PORTFOLIO

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE(1):   $82,000,000
CUT-OFF DATE PRINCIPAL BALANCE
OF PORTFOLIO(2):                 $82,000,000
FIRST PAYMENT DATE:              January 11, 2007
MORTGAGE INTEREST RATE:          6.040% per annum
AMORTIZATION TERM:               360 months
HYPERAMORTIZATION:               N/A
ARD DATE:                        N/A
MATURITY DATE:                   December 11, 2016
MATURITY/ARD BALANCE:            $69,630,300
INTEREST CALCULATION:            Actual/360
CALL PROTECTION:                 Lockout/defeasance until the date that is two
                                 months prior to the Maturity Date

LOAN PER SF:                     $184
UP-FRONT RESERVES:               Tenant Improvement and Leasing Commissions
                                 Reserve for Wells
                                 Fargo Bank Tower Loan:                  $30,040
                                 Tenant Improvement and Leasing
                                 Commissions Reserve for West
                                 Covina Village Community
                                 Shopping Center Loan                   $195,860
                                 Replacement Reserve for Wells
                                 Fargo Bank Tower Loan                   $44,451
                                 Replacement Reserve for West
                                 Covina Village Community
                                 Shopping Center Loan                   $125,288
                                 Earnout Reserve                   $3,500,000(3)
                                 Rent Reserve                        $750,000(4)
ONGOING RESERVES:                Tax and Insurance Reserve:                  Yes
                                 Replacement Reserve for Wells
                                 Fargo Bank Tower Loan:                   Yes(6)
                                 Replacement Reserve for West
                                 Covina Village Community
                                 Shopping Center Loan:                    Yes(7)
                                 Tenant Improvement and Leasing
                                 Commissions Reserve for Wells
                                 Fargo Bank Tower Loan:                   Yes(8)
                                 Tenant Improvement and Leasing
                                 Commissions Reserve for West
                                 Covina Village Community
                                 Shopping Center Loan:                    Yes(9)
LOCKBOX:                         Springing
SUBORDINATE FINANCING:           None

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:        Portfolio
PROPERTY TYPE:                 Various(10)
PROPERTY SUB-TYPE:             Various
LOCATION:                      West Covina, California
YEAR BUILT/RENOVATED:          1983 - 1987
SQUARE FEET:                   444,513
OCCUPANCY AT U/W(11):          Wells Fargo Bank Tower Loan:                  98%
                               West Covina Village Community
                               Shopping Center Loan:                        100%

OWNERSHIP INTEREST:            Fee
WEST COVINA VILLAGE COMMUNITY
SHOPPING CENTER:

MAJOR TENANT(S)              NRSF    % OF TOTAL NRSF   LEASE EXPIRATION
---------------              ----    ---------------   ----------------
AJ Wright                   35,497         8.0%            9/30/2014
Stater Brothers             35,232         7.9%           12/31/2011
Bally Total Fitness         28,300         6.4%            9/30/2008

WELLS FARGO BANK TOWER:

MAJOR TENANT(S)              NRSF    % OF TOTAL NRSF   LEASE EXPIRATION
---------------              ----    ---------------   ----------------
Wells Fargo Bank            36,726         8.3%          7/12/2015(12)
Franchise Tax Board         32,159         7.2%            8/31/2009
Eastland Executive Suites   30,228         6.8%            5/31/2007

PROPERTY MANAGEMENT:           Hassen Development Corporation

                            12/31/2004   12/31/2005    9/30/2006       U/W
                            ----------   ----------   ----------   ----------
NET OPERATING INCOME:       $5,954,192   $6,790,783   $7,119,178   $7,491,407
NET CASH FLOW:                                                     $7,178,848
DSCR:                                                              1.21x

APPRAISED VALUE:               $107,900,000
APPRAISAL DATE:                October 26, 2006 for Wells Fargo Bank Tower Loan
                               October 19, 2006 for West Covina Village
                               Community Shopping Center Loan
CUT-OFF DATE LTV RATIO(2):     76.0%
MATURITY/ARD LTV RATIO:        64.5%

(1) The West Covina Portfolio is comprised of two mortgage loans (the "Wells Fargo Bank Tower Loan" and the "West Covina Community Shopping Center Loan," and each, a "West Covina Portfolio Loan"), each of which is cross-collateralized and cross-defaulted with the other.

(2)  Based on the December 2006 cut-off date principal balance.

(3) The earnout reserve is for the Wells Fargo Bank Tower Loan only and was established at the closing of such mortgage loan to address two leases entered into in November 2006, under which the respective tenants have not opened for business or commenced the payment of rent. The subject leases provide, respectively, for (a) the lease of 5,500 square feet at minimum gross rental rate of $25.12 per square foot and (b) the lease of 6,846 square feet at a minimum gross rental rate of $31.32 per square foot.

(4) The rent reserve is for the Wells Fargo Bank Tower Loan only and was established at the closing of such mortgage loan to address 12,480 square feet being vacated by Foothill Zone Transit in December 2006. Funds in the rent reserve will be released if a replacement tenant satisfactory to the lender has executed a lease for the space being vacated by Foothill Zone Transit at a minimum base rent of $30.00 per square foot for a minimum lease term of five years.

(5) The borrower under the Wells Fargo Bank Tower Loan is required to deposit monthly payments of $3,576 into a replacement reserve to fund ongoing repairs at the related mortgaged property.

(7) The borrower under the West Covina Community Shopping Center Loan is required to deposit monthly payments of $2,867 into a replacement reserve to fund ongoing repairs at the related mortgaged property.

(8) The borrower under the Wells Fargo Bank Tower Loan is required to deposit monthly payments of $17,932 into a reserve to fund tenant improvement costs and allowances and leasing commission obligations, which is capped at $200,000.

(9) The borrower under the West Covina Community Shopping Center Loan is required to deposit monthly payments of $19,110 into a reserve to fund tenant improvement costs and allowances and leasing commission obligations, which is capped at $685,000.

(10) West Covina Shopping Center in an Anchored Retail property and Wells Fargo Tower is a Suburban Office property.

(11) Based on the November 1, 2006 rent roll.

(12) The Wells Fargo Bank lease expiration date represents the weighted average expiration of the four Wells Fargo Bank leases.

          THE LOAN. The eighth largest loan (the "West Covina Portfolio") was originated on November 21, 2006. The West Covina Portfolio is comprised of two mortgage loans (the "Wells Fargo Bank Tower Loan" and the "West Covina Village Community Shopping Center Loan," and each, a "West Covina Portfolio Loan"), each of which is cross-collateralized and cross-defaulted with the other. The Wells Fargo Bank Tower Loan is secured by a first priority mortgage encumbering an office building (the "Wells Fargo Bank Tower Property") in West Covina, California. The West Covina Village Community Shopping Center Loan is secured by a first priority mortgage encumbering a retail center (the "West Covina Village Community Shopping Center Property" and together with the Wells Fargo Bank Tower Property, the "West Covina Portfolio Properties") in West Covina, California.

          THE BORROWERS. Each borrower with respect to the West Covina Portfolio is a limited partnership organized under the laws of the State of California. The borrower under the Wells Fargo Bank Tower Loan is Eastland Tower Partnership, a special purpose entity, whose business is limited to owning and operating the Wells Fargo Bank Tower Property. The borrower under the West Covina Village Community Shopping Center Loan is Hassen Real Estate Partnership, a special purpose entity, whose business is limited to owning and operating the West Covina Village Community Shopping Center Property.

          THE PROPERTIES. The Wells Fargo Bank Tower Property is an office building located in West Covina, California. The West Covina Village Community Shopping Center Property is a retail center located in West Covina, California. The properties are further described as follows:

                                                               OCCUPANCY AS OF   ORIGINAL LOAN
        PROPERTY NAME           YEAR BUILT   SQUARE FOOTAGE   NOVEMBER 1, 2006      BALANCE      APPRAISED VALUE
-----------------------------   ----------   --------------   ----------------   -------------   ---------------
West Covina Village Community
   Shopping Center                 1982          229,324            100%          $41,000,000      $54,300,000
Wells Fargo Bank Tower             1987          215,189             98%          $41,000,000      $53,600,000

          PROPERTY MANAGEMENT. The West Covina Portfolio Properties are managed by Hassen Development Corporation. With respect to each West Covina Portfolio Property, the related management agreement generally provides for a management fee equal to 3.5% of revenues per annum, which is subordinated to the related West Covina Portfolio Loan. The management of the West Covina Portfolio Properties will be performed by either (i) Hassen Development Corporation or
(ii) a substitute manager that, in the reasonable judgment of the lender, is a reputable management organization possessing experience in managing properties similar in size, scope, use and value as the applicable West Covina Portfolio Property, provided that the applicable borrower has obtained prior written confirmation from the applicable rating agencies that such substitute management organization does not cause a downgrade, withdrawal or qualification of the then current ratings of the series 2006-C5 certificates. With respect to each West Covina Portfolio Property, the lender has the right to require termination of the management agreement following the occurrence of, among other circumstances, an event of default under the West Covina Portfolio Loan.

          PAYMENT TERMS; INTEREST RATE. The interest rate with respect to each West Covina Portfolio Loan is calculated on a Actual/360 Basis and is equal to 6.0400% per annum. The due date under each West Covina Portfolio Loan is the 11th day of each month (or, if such day is not a business day, the immediately preceding business day).

          ESCROWS AND RESERVES. For reserves established for the West Covina Portfolio Loans, see Exhibit A-1 to this prospectus supplement.

          CASH MANAGEMENT/LOCKBOX. With respect to each West Covina Portfolio Loan, (x) upon the occurrence of an event of default under the related mortgage loan documents or (y) at any time the debt service coverage ratio has fallen below 1.10x until the debt service coverage ratio has increased to at least 1.15x (on a trailing 12-month basis), the related borrower or the related property manager must deposit all income within one business day of receipt directly into a lender-controlled lockbox account. In addition, rent payments with respect to the related West Covina Portfolio Property will be transferred once every business day to a lockbox account maintained by the lender, and all payments and deposits required to be made to reserves established under the applicable West Covina Portfolio Loan will be made from such account. Unless and until an event of default occurs under the applicable West Covina Portfolio Loan, the related borrower will have access to the remaining funds after all such required payments are made.

          PARTIAL RELEASE. Each borrower will have the right to obtain the release of the related West Covina Portfolio Property in connection with the defeasance of the related West Covina Portfolio Loan, upon satisfaction of certain conditions, including: (a) payment of an allocated loan amount equal to 120% of the outstanding balance of the West Covina Portfolio Loan being defeased, (b) the debt service coverage ratio for the remaining West Covina Portfolio Loan is not less than 1.25x (based on operating statements and rent rolls for six months immediately preceding such defeasance/release), (c) the loan-to-value ratio for the remaining West Covina Portfolio Property is no greater than 70% (based on a then-current appraisal) and (d) payment by the applicable borrower of all costs incurred by the lender in connection with such defeasance/release.

                             BEST WESTERN PRESIDENT

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:          $80,000,000
CUT-OFF DATE PRINCIPAL BALANCE(1):   $80,000,000
FIRST PAYMENT DATE:                  September 11, 2006
MORTGAGE INTEREST RATE:              6.430637500% per annum
AMORTIZATION TERM:                   360 months(2)
HYPERAMORTIZATION:                   N/A
ARD DATE:                            N/A
MATURITY DATE:                       August 11, 2016
MATURITY/ARD BALANCE:                $75,782,629.06
INTEREST CALCULATION:                Actual/360
CALL PROTECTION:                     Lockout/yield maintenance until the date
                                     that is three months prior to the Maturity
                                     Date.
LOAN PER ROOM:                       $239,521(1)
UP-FRONT RESERVES:                   Required Repairs Reserve:    $52,688(3)
ONGOING RESERVES:                    Tax and Insurance Reserve:       Yes
                                     FF&E Reserve:                    Yes(4)
                                     Ground Rent Reserve:             Yes
                                     Excess Cash Flow Reserve:        Yes(5)
LOCKBOX:                             Hard
SUBORDINATE FINANCING:               Yes(6)

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:      Single Asset
PROPERTY TYPE:               Hotel
PROPERTY SUB-TYPE:           Full Service
LOCATION:                    New York, New York
YEAR BUILT/RENOVATED:        1927/2000
ROOMS:                       334
U/W OCCUPANCY:               85%
OWNERSHIP INTEREST:          Leasehold
PROPERTY MANAGEMENT:         Hampshire Hotels & Resorts, LLC

                             12/31/2004   12/31/2005    8/31/2006        U/W
                             ----------   ----------   ----------   ------------
NET OPERATING INCOME:        $4,115,273   $8,156,075   $8,562,611   $9,871,097
NET CASH FLOW:                                                      $8,987,761
DSCR:                                                               1.52x
APPRAISED VALUE:             $126,000,000
APPRAISAL DATE:              June 1, 2006
CUT-OFF DATE LTV RATIO(1):   63.5%
MATURITY/ARD LTV RATIO:      60.1%

(1)  Based on the December 2006 cut-off date principal balance.

(2) The Best Western President Loan has an interest-only period of 60 months, with amortization commencing on the due date in September 2011.

(3) An engineering reserve in the amount of $52,687.50 was established at closing to fund to immediate repairs at the Best Western President Property.

(4) The borrower is required to make monthly payments into an FF&E reserve in an amount equal to 4.0% of gross revenues.

(5) The borrower is required, during a Best Western President Cash Trap Period, to deposit into a cash trap reserve all remaining cash flow from the Best Western President Property after application of gross revenues to amounts required to be paid to debt service and all other reserves on the Best Western President Loan and operating expenses pursuant to an operating budget approved by the lender. "Best Western President Cash Trap Period" means (i) each period commencing on the date that the debt service coverage ratio calculated as of the end of each calendar month is less than 1.15x, and continuing until the due date next occurring following expiration of a consecutive three-month period during which the debt service coverage ratio calculated as of the end of such consecutive three-month period, is greater than 1.15x and (ii) any period commencing on the date that the net worth and liquidity of Best Western President guarantor, as calculated as of the end of each fiscal year, is less than $15 million and $5 million, respectively, and continuing until due date after the net worth and liquidity requirements of the Best Western President guarantor has been satisfied.

(6) The sole members of the borrowers have pledged their respective ownership interests in the borrowers as security for a $15,000,000 mezzanine loan which accrues interest at a per annum rate of 9.9416%.

          THE LOAN. The ninth largest loan in the issuing entity (the "Best Western President Loan") was originated on July 14, 2006. The Best Western President Loan is secured by a first priority mortgage encumbering the Best Western President borrower's leasehold interest in the property known as The Best Western President Hotel (the "Best Western President Property"), located in New York, New York.

          THE BORROWER. The borrower under the Best Western President Loan, WB President Hotel NY Lessee, LLC, is a special purpose entity organized under the laws of the State of New York and controlled by Channel Properties, LLC, a New York limited liability company, and Ascot Properties LLC, a New York limited liability company.

          THE PROPERTY. The Best Western President Property consists of The Best Western President Hotel located in New York City, New York, which is a 334-room full-service hotel. Each guestroom features a work desk, direct dial telephone with voice mail and data port connections, hair dryer, iron, ironing board, make up mirror and complimentary newspaper. Prior ownership invested over $17.1 million ($51,300 per key) between 1994 and June, 2005, with approximately $7.6 million ($22,900 per key) having been invested since 2000. Prior ownership periodically renovated each floor on a rolling basis using an eight to ten year schedule, with the oldest floor last renovated in 2000. As of August 31, 2006, based on the trailing twelve month period, the Best Western President Property had an overall occupancy of approximately 92%, ADR of $181 and RevPAR of $166.

          PROPERTY MANAGEMENT. The Best Western President Property is managed by Hampshire Hotels & Resorts, LLC, which is an affiliate of the borrower, pursuant to a property management agreement. Under the terms of the related mortgage loan documents, all fees payable under property management agreement to Hampshire Hotels & Resorts, LLC are subordinate to the Best Western President Loan. The lender will have the right to require the borrower to terminate Hampshire Hotels & Resorts, LLC (a) upon the occurrence and continuation of an event of default under the Best Western President Loan, (b) upon bankruptcy or insolvency of Hampshire Hotels & Resorts, LLC or (c) upon the occurrence of a material event of default under the property management agreement beyond any applicable grace and cure periods.

          FRANCHISE AGREEMENT. The Best Western President Property is operated pursuant to the terms of various franchise agreements with Best Western International, Inc., which is a non-profit association of member hotels, provider of services and licensor of certain names and other intellectual property. The franchise agreements require that each member hotel renew its membership in the association annually.

          CASH MANAGEMENT. Pursuant to the related mortgage loan documents, all revenues from the Best Western President Property are deposited directly by the credit card processing company and any tenants into a lockbox under the control of the lender. Amounts deposited into this lockbox account are released to the borrower, unless an event of default has occurred or at any time that a Best Western President Cash Trap Period is in effect.

          PAYMENT TERMS; INTEREST RATE. The Best Western President Loan has an interest-only period of 60 months, with amortization commencing on the due date in September 2011. The interest rate on the Best Western President Loan is calculated on an Actual/360 Basis and is equal to 6.430637500% per annum. The due date under the Best Western President Loan is the 11th day of each month or, if such day is not a business day, the immediately preceding business day.

          ESCROWS AND RESERVES. For reserves established for the Best Western President Loan, see Exhibit A-1 to this prospectus supplement.

          GROUND LEASE. All of the improvements and all of the land constituting the Best Western President Property are subject to a ground lease from 234 West 48 LLC, a Delaware limited liability company, controlled by an entity unaffiliated with the borrower, which acquired fee title on March 9, 2006. The ground lease has a term of 105 years and expires on March 8, 2111 and an annual ground lease rent of (i) $1,750,000, payable monthly in equal installments of $145,833.33, for the first five years, (ii) $1,968,750, payable monthly in equal installments of $164,062.50, for years six through ten, and (iii) 2,214,843.75, payable monthly in equal installments of $184,570.31, for years eleven through fifteen, with additional increases of 12.5% every five-year period and additional inflation adjustments every 25 years, commencing in year 26. The ground lease is superior to all mortgages encumbering the fee interest of the ground lessor.

          MEZZANINE DEBT. The sole member of the borrower has pledged its ownership interest in the borrower as security for a mezzanine loan in the principal amount of $15,000,000. Column Financial Inc. is the current holder of the mezzanine loan.

          The mezzanine loan matures on the same maturity date as the Best Western President Loan and bears an interest rate of 9.9416% per annum. The mezzanine loan has an interest-only period of the first 60 months, with amortization commencing on the due date in September 2011.

                         MIRA MESA MARKETPLACE PORTFOLIO

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE(1):       $75,000,000
CUT-OFF DATE PRINCIPAL BALANCE(2):   $75,000,000
FIRST PAYMENT DATE:                  November 11, 2006
MORTGAGE INTEREST RATE:              5.980% per annum
AMORTIZATION TERM:                   Interest only(3)
HYPERAMORTIZATION:                   N/A
ARD DATE:                            N/A
MATURITY DATE:                       October 11, 2016
MATURITY/ARD BALANCE:                $75,000,000
INTEREST CALCULATION:                Actual/360
CALL PROTECTION:                     Lockout/defeasance until the date that is
                                     two months prior to the Maturity Date.
LOAN PER SF:                         $161.73(2)
ONGOING RESERVES:                    Tax and Insurance Reserve:   Springing(4)
                                     Replacement Reserve:         Springing(5)
LOCKBOX:                             Springing
SUBORDINATE FINANCING:               None

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:      Portfolio
PROPERTY TYPE:               Retail
PROPERTY SUB-TYPE:           Anchored
LOCATION:                    San Diego, California
YEAR BUILT/RENOVATED:        2000/NA
SQUARE FEET:                 463,738
OCCUPANCY AT U/W(6):         100%
OWNERSHIP INTEREST:          Fee

MAJOR TENANT(S)                NRSF    % OF TOTAL NRSF   LEASE EXPIRATION
---------------              -------   ---------------   ----------------
Home Depot                   105,764         22.8%           1/31/2021
Edwards Cinema                94,041         20.3            6/30/2020
Albertsons                    55,489         12.0%           9/30/2020
PROPERTY MANAGEMENT:         DSB Properties, Inc.

                             12/31/2004   12/31/2005    8/31/2006       U/W
                             ----------   ----------   ----------   ----------
NET OPERATING INCOME:        $6,116,683   $6,461,066   $6,599,595   $6,754,106
NET CASH FLOW:                                                      $6,445,221
DSCR:                                                               1.42x
APPRAISED VALUE:             $124,000,000
APPRAISAL DATE:              August 4, 2006
CUT-OFF DATE LTV RATIO(2):   60.5%
MATURITY/ARD LTV RATIO:      60.5%

(1) The Mira Mesa Marketplace Portfolio is comprised of two mortgage loans (the "Mira Mesa Marketplace East Loan" and the "Mira Mesa Marketplace West Loan," respectively, and each, a "Mira Mesa Marketplace Portfolio Loan"), each of which is cross-collateralized and cross-defaulted with the other.

(2)  Based on the December 2006 cut-off date principal balance.

(3) Each Mira Mesa Marketplace Portfolio Loan is an interest-only loan for its entire term.

(4) With respect to each Mira Mesa Marketplace Portfolio Loan, the tax and insurance reserve is not required unless (i) DSB Properties, Inc. is no longer the related property manager, (ii) the related borrower at any time fails to comply with any of the terms and provisions of the related deed of trust relating to taxes or insurance or (iii) an event of default occurs under the related mortgage loan documents.

(5) With respect to each Mira Mesa Marketplace Portfolio Loan, deposits are not required to made to the replacement reserve so long as DSB Properties, Inc. is the related property manager. After the removal of DSB Properties, Inc. as property manager, if a licensed architect and/or engineer determines that repairs are required, the related borrower will be required either (i) within ten (10) business days of receipt of notice from the lender to provide (and cause any guarantor or indemnitor under any indemnity or guaranty executed in connection with the applicable Mira Mesa Marketplace Portfolio Loan to provide) a personal guarantee for a portion of the applicable Mira Mesa Marketplace Portfolio Loan equal to the Replacement Reserve Cap (as defined below); or (ii) commencing on the next occurring due date after the receipt of notice from the lender as described above and continuing thereafter on each monthly due date, to deposit into the replacement reserve in a monthly amount equal to $0.15 per square foot of rentable square footage per year divided by twelve (12). If the balance of the replacement reserve equals or exceeds the Replacement Reserve Cap, then the related borrower's obligation for monthly deposits will be suspended until such time as the balance of the replacement reserve is less than the Replacement Reserve Cap. "Replacement Reserve Cap" means (i) with respect to the Mira Mesa Marketplace East Loan, $112,077 and (ii) with respect to the Mira Mesa Marketplace West Loan, $107,476.

(6)  Based on the September 1, 2006 rent roll.

          THE LOAN. The tenth largest loan in the issuing entity (the "Mira Mesa Marketplace Portfolio") was originated on September 26, 2006. The Mira Mesa Marketplace Portfolio is comprised of two mortgage loans (the "Mira Mesa Marketplace East Loan" and the "Mira Mesa Marketplace West Loan," respectively, and each, a "Mira Mesa Marketplace Portfolio Loan"), each of which is cross-collateralized and cross-defaulted with the other. Each of the Mira Mesa Marketplace Portfolio Loans is secured by a first priority mortgage encumbering a anchored neighborhood retail center (the "Mira Mesa Marketplace East Property" and the "Mira Mesa Marketplace West Property," respectively, and each, a "Mira Mesa Marketplace Portfolio Property") in San Diego, California.

          THE BORROWERS. Each borrower with respect to the Mira Mesa Marketplace Portfolio is a limited liability company organized under the laws of the State of Delaware. The borrower under the Mira Mesa Marketplace East Loan is Mira Mesa Marketplace East, LLC, a special purpose entity, whose business is limited to owning and operating the Mira Mesa Marketplace East Property. The borrower under the Mira Mesa Marketplace West Loan is Mira Mesa Marketplace West, LLC, a special purpose entity, whose business is limited to owning and operating the Mira Mesa Marketplace West Property. The sponsor for the Mira Mesa Marketplace Portfolio is Meyer Nugit.

          THE PROPERTIES. The Mira Mesa Marketplace Portfolio Properties consist of approximately 463,738 square feet (in the aggregate). The Mira Mesa Portfolio Properties are situated on approximately 39.79 acres (in the aggregate) and include 2,422 parking spaces (in the aggregate). As of September 1, 2006, the overall occupancy of the Mira Mesa Marketplace Portfolio was 100%. The Mira Mesa Marketplace Portfolio Properties are as follows:

                                                                                   ALLOCATED
                                                          SQUARE                ORIGINAL LOAN   APPRAISED
       PROPERTY NAME         YEAR BUILT      LOCATION     FOOTAGE   OCCUPANCY      BALANCE        VALUE
--------------------------   ----------   -------------   -------   ---------   -------------   -----------
Mira Mesa Marketplace East      2000      San Diego, CA   249,060     100%      $36,500,000     $64,700,000
Mira Mesa Marketplace West      2000      San Diego, CA   214,678     100%      $38,500,000     $59,300,000


          The Mira Mesa Marketplace Portfolio Properties are primarily used for retail purposes and are anchored by Albertsons, Home Depot, Ross Dress for Less, Barnes & Noble and Old Navy.

          PROPERTY MANAGEMENT. The Mira Mesa Marketplace Portfolio Properties are managed by DSB Properties, Inc. With respect to each Mira Mesa Marketplace Portfolio Property, the related management agreement generally provides for a management fee of 4% of revenues per annum, which is subordinated to the applicable Mira Mesa Marketplace Portfolio Loan. The management of the Mira Mesa Marketplace Portfolio Properties will be performed by either (i) DSB Properties, Inc. or (ii) a substitute manager that, in the reasonable judgment of the lender, is a reputable management organization possessing experience in managing properties similar in size, scope, use and value as the applicable Mira Mesa Marketplace Portfolio Property, provided that the applicable borrower has obtained prior written confirmation from the applicable rating agencies that such substitute management organization does not cause a downgrade, withdrawal or qualification of the then current ratings of the series 2006-C5 certificates. With respect to each Mira Mesa Marketplace Portfolio Property, the lender has the right to require termination of the related management agreement following the occurrence of, among other circumstances, an event of default under the applicable Mira Mesa Marketplace Portfolio Loan. DSB Properties, Inc. is headquartered in Westlake Village, California and, as of June 10, 2006, owns and manages 2.8 million square feet of retail space.

          PAYMENT TERMS; INTEREST RATE. Each Mira Mesa Marketplace Portfolio Loan is an interest-only loan for its entire term. The interest rate with respect to each Mira Mesa Marketplace Portfolio Loan is calculated on an Actual/360 Basis and is equal to 5.9800% per annum. The due date under each Mira Mesa Marketplace Portfolio Loan is the 11th day of each month (or, if such day is not a business day, the immediately preceding business day).

          ESCROWS AND RESERVES. For reserves established for the Mira Mesa Marketplace Portfolio Loans, see Exhibit A-1 to this prospectus supplement.

          CASH MANAGEMENT/LOCKBOX. Each borrower with respect to the Mira Mesa Marketplace Portfolio must cause the tenants of the applicable Mira Mesa Marketplace Portfolio Property to deposit all rents directly into lockbox accounts under the control of the lender. Unless and until an event of default under the applicable Mira Mesa Marketplace Portfolio Loan, the related borrower will have access to those funds.

ASSIGNMENT OF THE UNDERLYING MORTGAGE LOANS

          On or before the date of initial issuance of the offered certificates, each of the mortgage loan sellers will transfer to us those mortgage loans that it is including in the securitization, and we will transfer to the trustee all of those mortgage loans. In each case, the transferor will assign the subject mortgage loans, without recourse, to the transferee.

          In connection with the foregoing transfers, at the closing or at such later date as is permitted under the series 2006-C5 pooling and servicing agreement, each mortgage loan seller will generally be required to deliver or cause the delivery of the following documents, among others, to the trustee with respect to each of the mortgage loans (other than the 280 Park Avenue Mortgage
Loan) as to which it is identified as the mortgage loan seller on Exhibit A-1 to this prospectus supplement:

          -    either--

               1. the original promissory note, endorsed without recourse to the order of the trustee or in blank, or

               2. if the original promissory note has been lost, a copy of that note, together with a lost note affidavit and indemnity;

          - the original or a copy of the mortgage instrument, together with originals or copies of any intervening assignments of that document, in each case, unless the particular document has not been returned from the applicable recording office (in which case, the mortgage loan seller or the applicable title insurer will be required to provide a written certification to that effect), with evidence of recording on the document or certified by the applicable recording office;

          - the original or a copy of any separate assignment of leases and rents, together with originals or copies of any intervening assignments of that document, in each case, unless the particular document has not been returned from the applicable recording office (in which case, the mortgage loan seller or the applicable title insurer shall provide a written certification to that effect), with evidence of recording on the document or certified by the applicable recording office;

          - an executed original assignment of the related mortgage instrument in favor of the trustee (or, in the case of the 280 Park Avenue Mortgage Loan, in favor of the series 2006-C4 trustee under the series 2006-C4 pooling and servicing agreement) or in blank, in recordable form except for missing recording information relating to that mortgage instrument and, if delivered in blank, except for completing the name of the assignee;

          - an executed original assignment of any separate related assignment of leases and rents in favor of the trustee (or, in the case of the 280 Park Avenue Mortgage Loan, in favor of the series 2006-C4 trustee under the series 2006-C4 pooling and servicing agreement) or in blank, in recordable form except for missing recording information relating to that assignment of leases and rents (unless otherwise satisfied by an executed original assignment of the related mortgage) and, if delivered in blank, except for completing the name of the assignee;

          - originals or copies of all written assumption, modification and substitution agreements, if any, in those instances where the terms or provisions of the related mortgage instrument or promissory note have been modified or the mortgage loan has been assumed;

          - copies of letters of credit, if any (and amendments thereto which entitle the issuing entity to draw thereon; provided, however, that originals of letters of credit will be delivered to and held by the master servicer);

          - copies of franchise agreements and franchisor comfort letters, if any, for hospitality properties;

          - an original or copy of the lender's title insurance policy (or, if a title insurance policy has not yet been issued or located, a PRO FORMA title policy, a "marked up" commitment for title insurance or escrow instructions, which in either case is binding on the title insurance company); and

          - in those cases where applicable, the original or a copy of the related ground lease.

          The trustee, either directly or through a custodian, is required to hold all of the documents delivered to it with respect to the underlying mortgage loans in trust for the benefit of the series 2006-C5 certificateholders under the terms of the series 2006-C5 pooling and servicing agreement. Within a specified period of time following that delivery, the trustee directly or through a custodian, will be further required to conduct a review of those documents. The scope of the trustee's review of those documents will, in general, be limited solely to confirming that they have been received, that they appear regular on their face (handwritten additions, changes or corrections will not be considered irregularities if initialed by the borrower), that (if applicable) they appear to have been executed and that they purport to relate to a mortgage loan in the issuing entity. None of the trustee, the master servicer, the special servicer or any custodian is under any duty or obligation to inspect, review or examine any of the documents relating to the underlying mortgage loans to determine whether the document is valid, effective, enforceable, in recordable form or otherwise appropriate for the represented purpose.

          With respect to the 280 Park Avenue Mortgage Loan, the above-listed mortgage loan documents (except for the original mortgage note evidencing the 280 Park Avenue Mortgage Loan, which will be delivered to the trustee under the 2006-C5 pooling and servicing agreement), among others, have been delivered to the series 2006-C4 trustee under the series 2006-C4 pooling and servicing agreement.

          If--

          - any of the above-described documents required to be delivered by a mortgage loan seller to the trustee is not delivered or is otherwise defective, and

          - that omission or defect materially and adversely affects the value of, or the interests of the series 2006-C5 certificateholders in, the subject mortgage loan,

then the omission or defect will constitute a "Material Document Defect" as to which the series 2006-C5 certificateholders will have the rights against the applicable mortgage loan seller described under "--Cures, Repurchases and Substitutions" below.

          Within a specified period of time following the later of--

          - the date on which the offered certificates are initially issued, and

          - the date on which all recording information necessary to complete the subject document is received by the trustee,

the trustee or a third-party independent contractor will be required to submit for recording in the real property records of the applicable jurisdiction each of the assignments of recorded loan documents in the trustee's favor described above. Because most of the mortgage loans that we intend to include in the issuing entity are newly originated, many of those assignments cannot be completed and recorded until the related mortgage instrument and/or the assignment of leases and rents, reflecting the necessary recording information, is returned from the applicable recording office.

REPRESENTATIONS AND WARRANTIES

          As of the date of initial issuance of the offered certificates, each mortgage loan seller will make with respect to each mortgage loan that it is selling to us for inclusion in the issuing entity, specific representations and warranties generally to the effect listed below, together with any other representations and warranties as may be required by the rating agencies. The respective representations and warranties to be made by each mortgage loan seller may not be identical and may be qualified by exceptions disclosed in the mortgage loan purchase agreement between the applicable mortgage loan seller and us. However, the representations and warranties to be made by each mortgage loan seller will, subject to certain exceptions, generally include, among others:

          - The information relating to the subject mortgage loan set forth in the loan schedule attached to the related mortgage loan purchase agreement, will be accurate in all material respects as of the related due date in December 2006 or such other specific date as of which it is provided. That information will include various items of information regarding each of the underlying mortgage loans, including:

               (a) the street address, including city, state and zip code, of the related mortgaged real property,

               (b) the original principal balance and cut-off date principal balance of the subject mortgage loan,

               (c) the amount of the monthly debt service payment for the subject mortgage loan due on the related due date in January 2007,

               (d) the mortgage interest rate for the subject mortgage loan as of the related due date in December 2006, and

               (e) the original and remaining term to stated maturity for the subject mortgage loan.

          - Such mortgage loan seller is transferring the mortgage loan free and clear of any and all pledges, liens and/or other security interests.

          - No scheduled payment of principal and interest under the mortgage loan was 30 days or more delinquent as of the cut-off date, and the mortgage loan has not been more than 30 days delinquent in the twelve-month period immediately preceding the cut-off date (or, if the mortgage loan was originated in that twelve-month period, since origination).

          - The related mortgage constitutes a valid and, subject to certain creditors' rights exceptions and general principles of equity, enforceable first priority mortgage lien (subject to the Permitted Encumbrances) upon the related mortgaged real property.

          - The assignment of the related mortgage in favor of the trustee constitutes a legal, valid and binding assignment, except as enforcement thereof may be limited by laws affecting the enforcement of creditors' rights and by general principles of equity.

          - The related assignment of leases and rents establishes and creates a valid and, subject to certain creditors' rights exceptions and general principles of equity, enforceable first priority lien (subject to certain Permitted Encumbrances) in the related borrower's interest in all leases of the mortgaged real property.

          - The mortgage has not been satisfied, canceled, rescinded or subordinated in whole or in material part, except as set forth in the related mortgage file, and the related mortgaged real property has not been released from the lien of such mortgage in any manner which materially interferes with the security intended to be provided by such mortgage.

          - Except as set forth in a property inspection report or engineering report prepared in connection with the origination of the mortgage loan, the related mortgaged real property is, to the mortgage loan seller's knowledge, free of any material damage that would materially and adversely affect its value as security for the mortgage loan (normal wear and tear excepted) or reserves have been established to remediate such damage.

          - To such mortgage loan seller's knowledge, there is no proceeding pending for the condemnation of all or any material portion of any mortgaged real property that would have a material adverse effect on the use or value of that property.

          - The related mortgaged real property is covered by an American Land Title Association (or an equivalent form of) lender's title insurance policy (for which the required premium has been paid) or, if that policy has not yet been issued, a marked-up title insurance commitment, a PRO FORMA or specimen title policy or signed escrow instructions, in each case, irrevocably obligating the title insurer to issue such title insurance policy, which insures that the related mortgage is a valid, first priority lien on such mortgaged real property, subject only to the Permitted Encumbrances.

          - The proceeds of the mortgage loan have been fully disbursed and there is no obligation for future advances with respect thereto.

          - An environmental site assessment report was prepared with respect to the related mortgaged real property in connection with the mortgage loan, and such mortgage loan seller has no knowledge of any material noncompliance with environmental laws affecting such mortgaged real property that was not disclosed in such report; provided, however, as previously described in this prospectus supplement, for certain mortgage loans an environmental insurance policy was obtained in lieu of an environmental site assessment.

          - Each mortgage note, mortgage and other agreement executed by or for the benefit of the borrower, any guarantor or their successors and assigns in connection with the mortgage loan is, subject to certain creditors' rights exceptions and other exceptions of general application, the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, and, there is no valid defense, counterclaim or right of rescission available to the related borrower with respect to such mortgage note, mortgage or other agreement, except as such enforcement may be limited by laws affecting the enforcement of creditors' rights and by general principles of equity.

          - The related mortgaged real property is, and is required pursuant to the related mortgage to be, insured by casualty and liability insurance policies of a type specified in the related mortgage.

          - There are no delinquent and unpaid taxes or assessments affecting the related mortgaged real property that are or may become a lien of priority equal to or higher than the lien of the related mortgage or an escrow of funds has been created for the payment of such taxes and assessments.

          - The related borrower is not, to such mortgage loan seller's knowledge, a debtor in any state or federal bankruptcy or insolvency proceeding.

          - For any mortgage loan where all or a material portion of the interest of the borrower is a leasehold estate, and the related mortgage does not also encumber the related lessor's fee interest in the mortgaged real property--

               (a) such ground lease or a memorandum thereof has been or will be duly recorded and the lessor permits the interest of the lessee thereunder to be encumbered by the related mortgage;

               (b) the borrower's interest in such ground lease is assignable to the mortgage loan seller and its assigns upon notice to, but without the consent of, the lessor thereunder;

               (c) to the knowledge of the mortgage loan seller, such ground lease is in full force and effect and, to the knowledge of the mortgage loan seller, no material default has occurred thereunder;

               (d) such ground lease, or an estoppel letter or other agreement related thereto, requires the lessor under such ground lease to give notice of any default by the lessee to the holder of the mortgage (provided any required notice of the lien is given to lessor);

               (e) the holder of the mortgage is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such ground lease so long as the holder is proceeding diligently) to cure any default under such ground lease which is curable after the receipt of notice of any such default, before the lessor thereunder may terminate such ground lease; and

               (f) such ground lease has an original term (including any extension options set forth therein) which extends not less than 20 years beyond the scheduled maturity date of the mortgage loan.

          - Except as otherwise described in this prospectus supplement, the mortgage loan is not cross-collateralized or cross-defaulted with any loan other than one or more other mortgage loans in the issuing entity.

          - Except as disclosed in this prospectus supplement with respect to crossed loans and multi-property loans, no mortgage requires the holder thereof to release any material portion of the related mortgaged real property from the lien thereof except upon payment in full of the mortgage loan or defeasance, or in certain cases,
               (a) upon the satisfaction of certain legal and underwriting requirements, or (b) releases of unimproved out-parcels or (c) releases of portions which will not have a material adverse effect on the value of the collateral for the mortgage loan.

          - To such mortgage loan seller's knowledge, there exists no material default, breach, violation or event of acceleration (and no event -- other than payments due but not 30 or more days past due-- which, with the passage of time or the giving of notice, or both, would constitute any of the foregoing) under the related mortgage note or mortgage in any such case to the extent the same materially and adversely affects the value of the mortgage loan or the related mortgaged real property; provided that this representation and warranty will not cover a default, breach, violation or event of acceleration arising out of any other representation and warranty made by such mortgage loan seller.

          The representations and warranties made by each mortgage loan seller as listed and described above will be assigned by us to the trustee under the series 2006-C5 pooling and servicing agreement. If--

          - there exists a breach of any of the above-described representations and warranties made by a mortgage loan seller, and

          - that breach materially and adversely affects the value of, or the interests of the series 2006-C5 certificateholders in, the subject mortgage loan,

then that breach will be a "Material Breach" of the representation and warranty. The rights of the series 2006-C5 certificateholders against the applicable warranting party with respect to any Material Breach are described under "--Cures, Repurchases and Substitutions" below.

CURES, REPURCHASES AND SUBSTITUTIONS

          If there exists a Material Breach of any of the representations and warranties made by a mortgage loan seller with respect to any of the mortgage loans that it sold to us for inclusion in the trust fund, as discussed under "--Representations and Warranties" above, or a Material Document Defect with respect to any of the mortgage loans that it sold to us for inclusion in the trust fund, as discussed under "--Assignment of the Underlying Mortgage Loans" above, then that mortgage loan seller will be required to take one of the following courses of action:

          - cure such Material Breach or Material Document Defect, as the case may be, in all material respects; or

          - repurchase the affected mortgage loan at a price generally equal to the sum of--

               1. the outstanding principal balance of such mortgage loan as of the date of purchase, plus

               2. all accrued and unpaid interest on such mortgage loan at the related mortgage interest rate in effect from time to time in absence of a default, to but not including the due date in the collection period of purchase (which includes unpaid master servicing fees and primary servicing fees), but exclusive of Post-ARD Additional Interest, plus

               3. all related unreimbursed servicing advances plus, in general, accrued and unpaid interest on related advances at the reimbursement rate (as set forth in the series 2006-C5 pooling and servicing agreement), plus

               4. all expenses incurred (whether paid or then owing) by the master servicer, the special servicer, us and the trustee in respect of the defect or breach giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation, plus

               5. the amount of any unpaid special servicing fees accrued on such mortgage loan and, if such mortgage loan is repurchased following the expiration of the applicable cure period (as it may be extended as described below), the amount of the liquidation fee payable to the special servicer, or

          - prior to the second anniversary of the date of initial issuance of the offered certificates, replace the affected mortgage loan with a Qualified Substitute Mortgage Loan.

          If any mortgage loan seller replaces one mortgage loan with another, as described in the third bullet of the preceding paragraph, then it will be required to pay to the issuing entity the amount, if any, by which--

          - the price at which it would have had to purchase the removed mortgage loan, as described in the second bullet of the preceding paragraph, exceeds

          - the Stated Principal Balance of the substitute mortgage loan as of the due date during the month that it is added to the issuing entity.

          The time period within which a mortgage loan seller must complete any cure, repurchase or substitution described in the second preceding paragraph will generally be limited to 90 days or less following its receipt of notice of the subject

Material Breach or Material Document Defect, as the case may be. However, if the subject Material Breach or Material Document Default is capable of being cured and the applicable mortgage loan seller is diligently attempting to correct such Material Breach or Material Document Defect, as the case may be, then the applicable mortgage loan seller may be entitled to as much as an additional 90 days to complete that cure, repurchase or substitution (unless such Material Breach or Material Document Defect causes any mortgage loan to not be a "qualified mortgage" within the meaning of the REMIC provisions of the Code).

          In addition to the foregoing, if--

          - any underlying mortgage loan is required to be repurchased or substituted as contemplated above, and

          -    such underlying mortgage loan is a crossed loan,

then the applicable defect or breach (as the case may be) will be deemed to constitute a defect or breach (as the case may be) as to any related crossed loan for purposes of the above provisions, and the related mortgage loan seller will be required to repurchase or substitute for any related crossed loan in accordance with the provisions above unless all of the following conditions would be satisfied if the related mortgage loan seller were to repurchase or substitute for only the affected crossed loans as to which the applicable defect or breach had initially occurred:

          - the debt service coverage ratio for any related crossed loans that remain in the issuing entity for the four calendar quarters immediately preceding the repurchase or substitution is not less than the greater of (a) the debt service coverage ratio for all such crossed loans, including the affected crossed loan, for the four calendar quarters immediately preceding the repurchase or substitution and (b) 1.25x;

          - the loan-to-value ratio for any related crossed loans that remain in the issuing entity (determined at the time of repurchase or substitution based upon an appraisal obtained by the special servicer at the expense of the applicable mortgage loan seller) is not greater than the lesser of (a) the loan-to-value ratio for such crossed loans including the affected crossed loan (determined at the time of repurchase or substitution based upon an appraisal obtained by the special servicer at the expense of the related mortgage loan seller), (b) the loan-to-value ratio for such crossed loans including the affected crossed loan set forth in the tables in Exhibit A-1 to this prospectus supplement, and (c) 75.0%; and

          - the trustee receives an opinion of independent counsel to the effect that such repurchase or substitution will not result in the imposition of a tax on the issuing entity or its assets, income or gain, cause the crossed loans not purchased or replaced to have been significantly modified under the REMIC provisions of the Code or cause any REMIC created under the series 2006-C5 pooling and servicing agreement to fail to qualify as a REMIC for U.S. federal or applicable state tax purposes at any time that any series 2006-C5 certificate is outstanding.

          In the event that each of the conditions set forth in the preceding sentence would be so satisfied, the related mortgage loan seller may elect either to repurchase or substitute for only the affected crossed loan as to which the applicable defect or breach exists or to repurchase or substitute for all of the crossed loans in the same group of related crossed loans. The determination of the special servicer as to whether the conditions set forth above have been satisfied shall be conclusive and binding in the absence of manifest error. To the extent that the related mortgage loan seller repurchases or substitutes for an affected crossed loan in the manner prescribed above while the trustee continues to hold any related crossed loans, the related mortgage loan seller and we have agreed in the mortgage loan purchase agreement to modify, upon such repurchase or substitution, the related mortgage loan documents in a manner such that (a) the repurchased or substituted crossed loan and (b) any related crossed loans that remain in the issuing entity would no longer be cross-defaulted or cross-collateralized with one another.

          Any of the following document defects will be conclusively presumed to be a "Material Document Defect":

          - the absence from the mortgage file of the original signed mortgage note, unless the mortgage file contains a signed lost note affidavit and indemnity;

          - the absence from the mortgage file of the original signed mortgage, unless there is included in the mortgage file (a) a certified copy of the recorded mortgage, (b) a certified copy of the mortgage in the form sent for recording, with a certificate stating that the original mortgage was sent for recordation or
               (c) a copy of the mortgage and the related recording information;

          - the absence from the mortgage file of the original lender's title insurance policy or a copy thereof (together with all endorsements or riders that were issued with or subsequent to the issuance of such policy), or if the policy has not yet been issued, escrow instructions, or a binding written commitment (including a pro forma or specimen title insurance policy) or interim binder that is marked as binding and countersigned by the title company, insuring the priority of the mortgage as a first lien on the related mortgaged real property relating to such mortgage loan;

          - the absence from the mortgage file of any intervening assignments required to create an effective assignment to the trustee on behalf of the issuing entity, unless there is included in the mortgage file (a) a certified copy of the recorded intervening assignment, (b) a certified copy of the intervening assignment, together with a certificate stating that the original intervening assignment was sent for recordation or (c) a copy of the intervening assignment and the related recording information;

          - the absence from the mortgage file of any original letter of credit (unless such original has been delivered to the master servicer and a copy thereof is part of the mortgage file); provided that such defect may be cured by providing a substitute letter of credit or a cash reserve on behalf of the related borrower; or

          - the absence from the mortgage file of a copy of any required ground lease.

          The obligations of each mortgage loan seller described above in this "--Cures, Repurchases and Substitutions" section will, in the absence of a default under those obligations, constitute the sole remedy available to the series 2006-C5 certificateholders and the trustee on their behalf in connection with a Material Breach of any of the representations or warranties made by the related mortgage loan seller, or a Material Document Defect, with respect to any mortgage loan in the issuing entity. No other person will be obligated to repurchase or replace any affected mortgage loan in connection with a Material Breach of any of the representations and warranties made by the related mortgage loan seller or in connection with a Material Document Defect, if the related mortgage loan seller defaults on its obligation to do so.

          Any defect or any breach that, in either case, causes any mortgage loan not to be a "qualified mortgage" within the meaning of the REMIC provisions of the Code will be deemed to materially and adversely affect the interests of certificateholders therein, requiring the related mortgage loan seller to purchase or substitute for the affected mortgage loan from the issuing entity within 90 days following the earlier of its receipt of notice or its discovery of the defect or breach at the applicable purchase price or in conformity with the mortgage loan purchase agreement.

          Each mortgage loan seller has only limited assets with which to fulfill any repurchase/substitution obligations on its part that may arise as a result of a Material Document Defect or a Material Breach of any of its representations or warranties. There can be no assurance that the a mortgage loan seller has or will have sufficient assets with which to fulfill any repurchase/substitution obligations on its part that may arise.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

          The description in this prospectus supplement of the mortgage pool is based upon the mortgage pool as it is expected to be constituted at the time the offered certificates are issued, with adjustments for the monthly debt service payments due on the underlying mortgage loans on or before their respective due dates in December 2006. Prior to the issuance of the offered certificates, one or more mortgage loans may be removed from the mortgage pool if we consider the removal necessary or appropriate. A limited number of other mortgage loans may be included in the mortgage pool prior to the issuance of the offered certificates, unless including those mortgage loans would materially alter the characteristics of the mortgage pool as described in this prospectus supplement. We believe that the information in this prospectus supplement will be generally representative of the characteristics of the mortgage pool as it will be constituted at the time the offered certificates are issued. However, the range of mortgage interest rates and maturities, as well as the other characteristics of the underlying mortgage loans described in this prospectus supplement, may vary, and the actual initial mortgage pool balance may be as much as 5% larger or smaller than the initial mortgage pool balance specified in this prospectus supplement.

          A current report on Form 8-K will be available to purchasers of the offered certificates on or shortly after the date of initial issuance of the offered certificates. That current report on Form 8-K will be filed, together with the series 2006-C5 pooling and servicing agreement, with the SEC after the initial issuance of the offered certificates. If mortgage loans are removed from or added to the mortgage pool, that removal or addition will be noted in that current report on Form 8-K.

                     DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL

          The series 2006-C5 certificates will be issued, on or about December 22, 2006, under a pooling and servicing agreement to be dated as of December 1, 2006, between us, as depositor, and the trustee, the master servicer and the special servicer. They will represent the entire beneficial ownership interest of the issuing entity. The assets of the issuing entity will include:

          -    the underlying mortgage loans;

          - any and all payments under and proceeds of the underlying mortgage loans received after their respective due dates in December 2006 (or, with respect to underlying mortgage loans that have their first due date in January 2007, any and all payments under and proceeds of those underlying mortgage loans had their first due date been in December 2006), in each case exclusive of payments of principal, interest and other amounts due on or before that date;

          -    the mortgage loan documents for the underlying mortgage loans;

          -    our rights under each of the mortgage loan purchase agreements;

          - any REO Properties acquired by the issuing entity with respect to defaulted underlying mortgage loans; and

          - those funds or assets as from time to time are deposited in the master servicer's collection account described under "The Series 2006-C5 Pooling and Servicing Agreement--Collection Account" in this prospectus supplement, the special servicer's REO account described under "The Series 2006-C5 Pooling and Servicing Agreement--Realization Upon Mortgage Loans--REO Properties," the trustee's distribution account described under "--Distribution Account" below or the trustee's interest reserve account described under "--Interest Reserve Account" below.

          The series 2006-C5 certificates will include the following classes:

          - the A-1, A-2, A-AB, A-3, A-1-A, A-MFL, A-M, A-J and A-SP classes, which are the classes of series 2006-C5 certificates that are offered by this prospectus supplement; and

          - the A-X, B, C, D, E, F, G, H, J, K, L, M, N, O, P, Q, R, LR and V classes, which are the classes of series 2006-C5 certificates that--

               1.   will be retained or privately placed by us, and

               2.   are not offered by this prospectus supplement.

          The class A-MFL certificates will represent interests in a grantor trust, the assets of which will include, among other things, an uncertificated REMIC II regular interest, designated as the "class A-MFL REMIC II regular interest", and the rights and obligations under a swap agreement. For so long as it is in effect, the swap agreement will provide, among other things, that amounts payable as interest with respect to the class A-MFL REMIC II regular interest will be exchanged for amounts payable under the swap agreement, with payments to be made between the trust and the swap counterparty on a net basis. The swap agreement will provide for the calculation of the accrual of interest on a notional amount equal to the total principal balance of the class A-MFL certificates outstanding from time to time. The total principal balance of the class A-MFL certificates at any time will also equal the total principal balance of the class A-MFL REMIC II regular interest. See "Description of the Swap Agreement" in this prospectus supplement.

          The class A-1, A-2, A-AB, A-3, A-1-A, A-MFL A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, O, P and Q certificates are the series 2006-C5 certificates that will have principal balances. The series 2006-C5 certificates with principal balances constitute the series 2006-C5 principal balance certificates. The principal balance of any of these certificates will represent the total distributions of principal to which the holder of the certificate is entitled over time out of payments, or advances in lieu of payments, and other collections on the assets of the issuing entity. Accordingly, on each distribution date, the principal balance of each of these certificates will be permanently reduced by any principal distributions actually made with respect to the certificate on that distribution date. See "--Distributions" below. On any particular distribution date, the principal balance of each of these certificates may also be permanently reduced, without any corresponding distribution, in connection with losses on the underlying mortgage loans and default-related and otherwise unanticipated issuing entity expenses. See "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" below.

          Notwithstanding the foregoing, in the case of the class A-MFL certificates, any applicable distributions of principal on any given distribution date will first be allocated in reduction of the total principal balance of the class A-MFL REMIC II regular interest before actually being distributed to the class A-MFL certificateholders. In addition, any reduction in the total principal balance of the class A-MFL certificates on any given distribution date, without a corresponding distribution, in connection with losses on the underlying loans or default-related and otherwise unanticipated trust fund expenses will be made in response to a corresponding reduction made in the total principal balance of the class A-MFL REMIC II regular interest in connection with those losses and expenses.

          The class A-SP, A-X, R, LR and V certificates will not have principal balances, and the holders of those certificates will not be entitled to receive distributions of principal. However, each of the class A-SP and A-X certificates will have a notional amount for purposes of calculating the accrual of interest with respect to that certificate. The class A-SP and A-X certificates are sometimes referred to in this prospectus supplement as the series 2006-C5 interest only certificates.

          For purposes of calculating the accrual of interest, the class A-X certificates will have a total notional amount that is, as of any date of determination, equal to the then total principal balance of the class A-1, A-2, A-AB, A-3, A-1-A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, O, P and Q certificates and the class A-MFL REMIC II regular interest.

          For purposes of calculating the accrual of interest, the class A-SP certificates will have a total notional amount that is--

               (1) during the period from the date of initial issuance of the series 2006-C5 certificates through and including the distribution date in December 2007, the sum of (a) the lesser of $44,656,000 and the total principal balance of the class A-1 certificates outstanding from time to time, (b) the lesser of $747,379,000 and the total principal balance of the class A-1-A certificates outstanding from time to time, and (c) the total principal balance of the class A-2, A-AB, A-3, A-M, A-J, B, C, D, E, F, G and H certificates and the class A-MFL REMIC II regular interest outstanding from time to time;

               (2) during the period following the distribution date in December 2007 through and including the distribution date in December 2008, the sum of (a) the lesser of $162,681,000 and the total principal balance of the class A-2 certificates outstanding from time to time, (b) the lesser of $719,968,000 and the total principal balance of the class A-1-A certificates outstanding from time to time, and (c) the total principal balance of the class A-AB, A-3, A-M, A-J, B, C, D, E, F, G and H certificates and the class A-MFL REMIC II regular interest outstanding from time to time;

               (3) during the period following the distribution date in December 2008 through and including the distribution date in December 2009, the sum of (a) the lesser of $56,828,000 and the total principal balance of the class A-2 certificates outstanding from time to time, (b) the lesser of $690,458,000 and the total principal balance of the class A-1-A certificates outstanding from time to time and (c) the total principal balance of the class A-AB, A-3, A-M, A-J, B, C, D, E, F, G and H certificates and the class A-MFL REMIC II regular interest outstanding from time to time;

               (4) during the period following the distribution date in December 2009 through and including the distribution date in December 2010, the sum of (a) the lesser of $79,919,000 and the total principal balance of the class A-AB certificates outstanding from time to time, (b) the lesser of $662,201,000 and the total principal balance of the class A-1-A certificates outstanding from time to time, (c) the total principal balance of the class A-3, A-M, A-J, B, C, D, E and F certificates and the class A-MFL REMIC II regular interest outstanding from time to time and (d) the lesser of $16,813,000 and the total principal balance of the class G certificates outstanding from time to time;

               (5) during the period following the distribution date in December 2010 through and including the distribution date in December 2011, the sum of (a) the lesser of $1,032,806,000 and the total principal balance of the class A-3 certificates outstanding from time to time, (b) the lesser of $616,365,000 and the total principal balance of the class A-1-A certificates outstanding from time to time, (c) the total principal balance of the class A-M, A-J, B, C and D certificates and the class

                    A-MFL REMIC II regular interest outstanding from time to time and (d) the lesser of 30,189,000 and the total principal balance of the class E certificates outstanding from time to time;

               (6) during the period following the distribution date in December 2011 through and including the distribution date in December 2012, the sum of (a) the lesser of $939,579,000 and the total principal balance of the class A-3 certificates outstanding from time to time, (b) the lesser of $586,078,000 and the total principal balance of the class A-1-A certificates outstanding from time to time, (c) the total principal balance of the class A-M, A-J, B and C certificates and the class A-MFL REMIC II regular interest outstanding from time to time and (d) the lesser of $13,366,000 and the total principal balance of the class D certificates outstanding from time to time;

               (7) during the period following the distribution date in December 2012 through and including the distribution date in December 2013, the sum of (a) the lesser of $838,535,000 and the total principal balance of the class A-3 certificates outstanding from time to time, (b) the lesser of $442,798,000 and the total principal balance of the class A-1-A certificates outstanding from time to time, (c) the total principal balance of the class A-M, A-J and B certificates and the class A-MFL REMIC II regular interest outstanding from time to time and (d) the lesser of $25,028,000 and the total principal balance of the class C certificates outstanding from time to time; and

               (8)  following the distribution date in December 2013, $0.

          In general, principal balances and notional amounts will be reported on a class-by-class basis. In order to determine the principal balance of any of your offered certificates from time to time, you may multiply the original principal balance of that certificate as of the date of initial issuance of the series 2006-C5 certificates, as specified on the face of that certificate, by the then-applicable certificate factor for the relevant class. The certificate factor for any class of offered certificates, as of any date of determination, will equal a fraction, expressed as a percentage, the numerator of which will be the then outstanding total principal balance of that class, and the denominator of which will be the original total principal balance of that class. Certificate factors will be reported monthly in the trustee's report.

REGISTRATION AND DENOMINATIONS

          GENERAL. The offered certificates will be issued in book-entry form in original denominations of $10,000 initial principal balance or notional amount, as applicable, and any whole dollar denomination in excess of $10,000.

          Each class of offered certificates will initially be represented by one or more certificates initially registered in the name of Cede & Co., as nominee of The Depository Trust Company. You will not be entitled to receive an offered certificate issued in fully registered, certificated form, except under the limited circumstances described under "Description of the Certificates--Book-Entry Registration" in the accompanying prospectus. For so long as any class of offered certificates is held in book-entry form--

          - all references in this prospectus supplement to actions by holders of those certificates will refer to actions taken by DTC upon instructions received from beneficial owners of those certificates through its participating organizations, and

          - all references in this prospectus supplement to payments, distributions, remittances, notices, reports and statements made or sent to holders of those certificates will refer to payments, distributions, remittances, notices, reports and statements made or sent to DTC or Cede & Co., as the registered holder of those certificates, for payment or transmittal, as applicable, to the beneficial owners of those certificates through its participating organizations in accordance with DTC's procedures.

          The trustee will initially serve as certificate registrar for purposes of providing for the registration of the offered certificates and, if and to the extent physical certificates are issued to the actual beneficial owners of any of the offered certificates, the registration of transfers and exchanges of those certificates.

          DTC, EUROCLEAR AND CLEARSTREAM, LUXEMBOURG. You will hold your certificates through DTC, in the United States, or Clearstream Banking Luxembourg or The Euroclear System, in Europe, if you are a participating organization of the applicable system, or indirectly through organizations that are participants in the applicable system. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of organizations that are participants in either of these systems, through customers' securities accounts in Clearstream, Luxembourg's or Euroclear's names on the books of their respective depositaries. Those depositaries will, in turn, hold those positions in customers' securities accounts in the depositaries' names on the books of DTC. For a discussion of DTC, Euroclear and Clearstream, Luxembourg, see "Description of the Certificates--Book-Entry Registration--DTC, Euroclear and Clearstream, Luxembourg" in the accompanying prospectus.

          Transfers between participants in DTC will occur in accordance with DTC's rules. Transfers between participants in Clearstream, Luxembourg and Euroclear will occur in accordance with their applicable rules and operating procedures. See "Description of the Certificates--Book-Entry
Registration--Holding and Transferring Book-Entry Certificates" in the accompanying prospectus.

          Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through participants in Clearstream, Luxembourg or Euroclear, on the other, will be accomplished through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. However, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities through DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Participants in Clearstream, Luxembourg and Euroclear may not deliver instructions directly to the depositaries.

          Because of time-zone differences--

          - credits of securities in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and

          - those credits or any transactions in those securities settled during that processing will be reported to the relevant Clearstream, Luxembourg or Euroclear participant on that business day.

          Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC. For additional information regarding clearance and settlement procedures for the offered certificates and for information with respect to tax documentation procedures relating to the offered certificates, see Exhibit F hereto.

          Beneficial owners of offered certificates that are not participating organizations in DTC, Clearstream, Luxembourg or Euroclear, but desire to purchase, sell or otherwise transfer ownership or other interests in those certificates, may do so only through participating organizations in DTC, Clearstream, Luxembourg or Euroclear. In addition, those beneficial owners will receive all distributions of principal and interest from the trustee through DTC and its participating organizations. Similarly, reports distributed to holders of the offered certificates pursuant to the series 2006-C5 pooling and servicing agreement and requests for the consent of those holders will be delivered to the beneficial owners of those certificates only through DTC, Clearstream, Luxembourg, Euroclear and their participating organizations. Under a book-entry format, beneficial owners of offered certificates may experience some delay in their receipt of payments, reports and notices, since these payments, reports and notices will be forwarded by the trustee to Cede & Co., as nominee for DTC. DTC will forward the payments, reports and notices to its participating organizations, which thereafter will forward them to indirect DTC participants, Clearstream, Luxembourg, Euroclear or beneficial owners of the offered certificates, as applicable.

          Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of offered certificates among participating organizations on whose behalf it acts with respect to the offered certificates and to receive and transmit distributions of principal of, and interest on, the offered certificates. Direct and indirect DTC participants with which beneficial owners of the offered certificates have accounts with respect to those certificates similarly are required to make book-entry transfers and receive and transmit the payments on behalf of those beneficial owners. Accordingly, although the beneficial owners of offered certificates will not possess the offered certificates, the DTC rules provide a mechanism that will allow them to receive payments on their certificates and will be able to transfer their interests.

          DTC has no knowledge of the actual certificate owners of the book-entry certificates. DTC's records reflect only the identity of the direct participants to whose accounts those certificates are credited, which may or may not be the beneficial owners of those certificates. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

          DTC's practice is to credit direct participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on that date. Disbursement of those distributions by participants to beneficial owners of offered certificates will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of each such participant (and not of DTC, us or any trustee, master servicer or special servicer), subject to any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, the beneficial owners of offered certificates may receive payments after the related distribution date.

          The only holder of the offered certificates will be the nominee of DTC, and the beneficial owners of the offered certificates will not be recognized as certificateholders under the series 2006-C5 pooling and servicing agreement. Beneficial owners of the offered certificates will be permitted to exercise the rights of certificateholders under the series 2006-C5 pooling and servicing agreement only indirectly through the participants, which in turn will exercise their rights through DTC.

          Because DTC can only act on behalf of direct DTC participants, who in turn act on behalf of indirect DTC participants and certain banks, the ability of a beneficial owner of offered certificates to pledge those certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to those certificates, may be limited due to the lack of a physical certificate for those certificates.

          DTC has advised us that it will take any action permitted to be taken by holders of the offered certificates under the series 2006-C5 pooling and servicing agreement only at the direction of one or more participating organizations to whose accounts with DTC those certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that those actions are taken on behalf of participating organizations in DTC whose holdings include those undivided interests.

          Neither we nor any of the master servicer, the certificate registrar, the sponsors, the mortgage loan sellers, the underwriters, the special servicer or the trustee will have any liability for any actions taken by DTC or its nominee, including actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the offered certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

          Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the offered certificates among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

          See "Description of the Certificates--Book-Entry Registration--Holding and Transferring Book-Entry Certificates" in the accompanying prospectus.

DISTRIBUTION ACCOUNT

          GENERAL. The trustee, on behalf of the issuing entity, must establish and maintain an account in which it will hold funds pending their distribution on the series 2006-C5 certificates and from which it will make those distributions. That distribution account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. Funds held in the trustee's distribution account may be held in cash or, at the trustee's risk, invested in Permitted Investments. Subject to the limitations in the series 2006-C5 pooling and servicing agreement, any interest or other income earned on funds in the trustee's distribution account will be paid to the trustee as additional compensation.

          DEPOSITS. On the business day prior to each distribution date, the master servicer will be required to remit to the trustee for deposit in the distribution account the following funds:

          - All payments and other collections on the mortgage loans and any REO Properties in the issuing entity on deposit in the master servicer's collection account as of close of business on the related determination date, exclusive of any portion of those payments and other collections that represents one or more of the following:

               1. monthly debt service payments due on a due date subsequent to the end of the related collection period;

               2. payments and other collections received after the end of the related collection period;

               3. amounts that are payable or reimbursable from the master servicer's collection account to any person other than the series 2006-C5 certificateholders, including--

                    (a) amounts payable to the master servicer or the special servicer as compensation, including master servicing fees, primary servicing fees, special servicing fees, workout fees, liquidation fees, assumption fees, assumption application fees, modification fees, extension fees, consent fees, waiver fees, earnout fees and similar charges and, to the extent not otherwise applied to cover interest on advances and/or other Additional Trust Fund Expenses with respect to the related underlying mortgage loan, Default Interest and late payment charges, or as indemnification,

                    (b) amounts payable in reimbursement of outstanding advances, together with interest on those advances,

                    (c) amounts payable to any holder of a CBA B-Note Companion Loan, and

                    (d) amounts payable with respect to other issuing entity expenses;

               4. net investment income on the funds in the master servicer's collection account; and

               5. amounts deposited in the master servicer's collection account in error.

          - Any advances of delinquent monthly debt service payments made by the master servicer with respect to the mortgage pool for that distribution date.

          - Any payments made by the master servicer to cover Prepayment Interest Shortfalls incurred with respect to the mortgage pool during the related collection period.

          See "--Advances of Delinquent Monthly Debt Service Payments" below and "The Series 2006-C5 Pooling and Servicing Agreement--Collection Account" and "--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

          With respect to each distribution date that occurs during March, commencing in March 2007, the trustee will be required to transfer from its interest reserve account, which we describe under "--Interest Reserve Account" below, to its distribution account the interest reserve amounts that are then being held in that interest reserve account with respect to the mortgage loans in the issuing entity that accrue interest on an Actual/360 Basis.

          WITHDRAWALS. The trustee may from time to time make withdrawals from its distribution account for any of the following purposes:

          - to pay itself a monthly fee which is described under "The Series 2006-C5 Pooling and Servicing Agreement--Matters Regarding the Trustee" in this prospectus supplement;

          - to reimburse itself or the master servicer, as applicable, with interest thereon, for any unreimbursed advance made by that party as described under "--Advances of Delinquent Monthly Debt Service Payments" below and/or "The Series 2006-C5 Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement, which advance has been determined not to be ultimately recoverable out of collections on the related underlying mortgage loans (any such advance, a "Nonrecoverable Advance"); provided that the trustee or the master servicer may choose in its sole discretion to be reimbursed in installments; and provided, further, that any such reimbursement would first be made out of payments and other collections of principal on the mortgage pool and second be made out of payments of interest on the mortgage pool;

          - to reimburse itself or the master servicer, as applicable, with interest thereon, for any unreimbursed advance made by that party as described under "--Advances of Delinquent Monthly Debt Service Payments" below and/or "The Series 2006-C5 Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement, which advance remains unreimbursed following the time that the related underlying mortgage is modified in connection with a default and returned to performing status (and without regard to whether that advance would ultimately be recoverable out of collections on the related underlying mortgage loan), on a monthly basis, out of - but solely out of - payments and other collections of principal on all the underlying mortgage loans after the application of those principal payments and collections to reimburse any party for Nonrecoverable Advances (or interest thereon);

          - to indemnify itself and various related persons as described under "Description of the Governing Documents--Matters Regarding the Trustee" in the accompanying prospectus and under "The Series 2006-C5 Pooling and Servicing Agreement--Certain Indemnities" in this prospectus supplement;

          - to pay for the cost of recording the series 2006-C5 pooling and servicing agreement;

          - to pay for any opinions of counsel required to be obtained in connection with any amendments to the series 2006-C5 pooling and servicing agreement;

          - to pay any federal, state and local taxes imposed on the issuing entity, its assets and/or transactions, together with all incidental costs and expenses, that are required to be borne by the issuing entity as described under "Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the accompanying prospectus and "The Series 2006-C5 Pooling and Servicing Agreement--Realization Upon Mortgage Loans--REO Properties" in this prospectus supplement;

          - with respect to each distribution date during February of any year commencing in 2007 and each distribution date during January of any year commencing in 2007 that is not a leap year (unless, in either case, such distribution date is the final distribution date), to transfer to the trustee's interest reserve account the interest reserve amounts required to be so transferred in that month with respect to the underlying mortgage loans that accrue interest on an Actual/360 Basis (except for any mortgage loan then in an interest-only period that provides for the payment of a fixed interest amount during the interest-only period);

          - to pay itself interest and other investment income earned on funds held in the distribution account; and

          - to pay to the person entitled thereto any amounts deposited in the distribution account in error.

          On each distribution date, all amounts on deposit in the trustee's distribution account, exclusive of any portion of those amounts that are to be withdrawn for the purposes contemplated in the foregoing paragraph, will represent the Total Available Funds for that date. On each distribution date, the trustee will apply the Total Available Funds to make distributions on the series 2006-C5 certificates (exclusive of the class A-MFL certificates) and the class A-MFL REMIC II regular interest. However, notwithstanding the foregoing, distributions with respect to the class A-MFL REMIC II regular interest will be made to the floating rate account on the business day preceding each distribution date, and distributions with respect to the class A-MFL certificates will be made on each distribution date.

          For any distribution date, the Total Available Funds will consist of three separate components:

          - the portion of those funds that represent Static Prepayment Premiums and Yield Maintenance Charges collected on the underlying mortgage loans during the related collection period, which will be paid as additional interest to the holders of the class A-SP, A-X, A-1, A-2, A-AB, A-3, A-1-A, A-M, A-J, B, C, D,
               E, F, G, H and/or J certificates and/or the class A-MFL REMIC II regular interest, as described under "--Distributions--Distributions of Static Prepayment Premiums and Yield Maintenance Charges" below;

          - the portion of those funds that represent Post-ARD Additional Interest collected on the ARD Loans in the issuing entity during the related collection period, which will be paid to the holders of the class V certificates as described under "--Distributions--Distributions of Post-ARD Additional Interest" below; and

          - the remaining portion of those funds, referred to in this prospectus supplement as the Available P&I Funds, which will be paid to the holders of all the series 2006-C5 certificates (other than the class A-MFL certificates), the class V certificates and the class A-MFL REMIC II regular interest, as described under "--Distributions--Priority of Distributions" below.

          In no event will any amounts allocable to any CBA B-Note Companion Loan be available to cover any payments or reimbursements associated with any pooled mortgage loan other than the related CBA A-Note Mortgage Loan. In addition, any amounts allocable to any CBA B-Note Companion Loan will be available to cover payments and/or reimbursements associated with the related CBA A-Note Mortgage Loan only to the extent described under "Description of the Underlying Mortgage Loans--The CBA A/B Loan Pairs" in this prospectus supplement.

FLOATING RATE ACCOUNT

          The trustee, on behalf of the trust, will be required to establish and maintain an account (which may be a sub-account of the distribution account, but for purposes of this prospectus supplement is described as a separate account) in which it will hold funds pending their distribution on the class A-MFL certificates or to the swap counterparty and from which it will make those distributions. That floating rate account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. Funds held in the floating rate account may be held in cash or, at the trustee's risk, invested in Permitted Investments. Subject to the limitations in the pooling and servicing agreement, any interest or other income earned on funds in the floating rate account will be paid to the trustee as additional compensation.

          DEPOSITS. The trustee will deposit into the floating rate account:

          - all payments received from the swap counterparty in respect of the swap agreement as described under "Description of the Swap Agreement" in this prospectus supplement; and

          - all amounts allocable to the class A-MFL REMIC II regular interest.

          The trustee will be required to deposit in the floating rate account the amount of any losses of principal or interest arising from investments of funds held in the floating rate account. However, it will not be obligated to cover any losses resulting from the bankruptcy or insolvency of any depository institution holding the floating rate account that meets the eligibility requirements of the series 2006-C5 pooling and servicing agreement.

          WITHDRAWALS. The trustee may from time to time make withdrawals from the floating rate account for any of the following purposes and in the following priority:

          1. so long as the swap agreement is in effect and there exists no continuing event of default, potential event of default or termination event by the swap counterparty under the swap agreement, to make regularly scheduled payments to the swap counterparty in respect of the swap agreement as described under "Description of the Swap Agreement" in this prospectus supplement;

          2. to make distributions to the class A-MFL certificateholders in respect of each distribution date as described under "--Distributions--Distributions on the Class A-MFL Certificates" below;

          3. to pay itself interest and other investment income earned on funds held in the floating rate account; and

          4. to pay to the person entitled thereto any amounts deposited in the floating rate account in error.

          In the event that the trustee undertakes any action to enforce the rights of the trust under the swap agreement, any amounts owing to the trustee in respect of any losses, liabilities or expenses will not be payable from the trust fund.

          For any distribution date, the "Class A-MFL Available Funds" will equal the sum of:

          - the total amount of all principal and/or interest distributions, as well as all distributions of Yield Maintenance Charges and Static Prepayment Premiums, on or in respect of the class A-MFL REMIC II regular interest with respect to that distribution date; plus

          - the amounts, if any, received from the swap counterparty pursuant to the swap agreement for such distribution date; minus

          - the regularly scheduled amounts, if any, required to be paid to the swap counterparty pursuant to the swap agreement for such distribution date.

          The Class A-MFL Available Funds will be distributable on the class A-MFL certificates as described under "--Distributions--Distributions on the Class A-MFL Certificates" below.

INTEREST RESERVE ACCOUNT

          The trustee, on behalf of the issuing entity, must maintain an account or sub-account in which it will hold the interest reserve amounts described in the next paragraph with respect to the underlying mortgage loans that accrue interest on an Actual/360 Basis. That interest reserve account must be maintained in a manner and with a depository that satisfies rating agency standards for securitizations similar to the one involving the offered certificates.

          During January, except in a leap year, and February of each calendar year (unless, in either case, the related distribution date is the final distribution date) commencing in 2007, the trustee will, on or before the distribution date in that month, withdraw from its distribution account and deposit in its interest reserve account the interest reserve amount with respect to each of the underlying mortgage loans that accrue interest on an Actual/360 Basis and for which the monthly debt service payment due in that month was either received or advanced. In general, that interest reserve amount for each of those mortgage loans will equal one day's interest accrued at the related Net Mortgage Interest Rate on the Stated Principal Balance of that loan as of the end of the related collection period. In the case of an ARD Loan, however, the interest reserve amount will not include Post-ARD Additional Interest.

          During March of each calendar year (or February, if the related distribution date is the final distribution date) commencing in 2007, the trustee will, on or before the distribution date in that month, withdraw from its interest reserve account and deposit in its distribution account any and all interest reserve amounts then on deposit in the interest reserve account with respect to the underlying mortgage loans that accrue interest on an Actual/360 Basis. All interest reserve amounts that are so transferred from the interest reserve account to the distribution account will be included in the Available P&I Funds for the distribution date during the month of transfer.

          The funds held in the trustee's interest reserve account may be held in cash or, at the risk of the trustee, invested in Permitted Investments. Subject to the limitations in the series 2006-C5 pooling and servicing agreement, any interest or other income earned on funds in the trustee's interest reserve account may be withdrawn from the interest reserve account and paid to the trustee as additional compensation.

          The trustee will be required to deposit in its interest reserve account the amount of any losses of principal arising from investments of funds held in the interest reserve account. However, it will not be obligated to cover any losses resulting from the bankruptcy or insolvency of any unaffiliated depository institution holding the interest reserve account.

FEES AND EXPENSES

          The amounts available for distribution on the series 2006-C5 certificates on any distribution date will generally be net of the following amounts:

               TYPE/RECIPIENT                                 AMOUNT                      FREQUENCY       SOURCE OF FUNDS
-----------------------------------------   -----------------------------------------   ------------   --------------------
FEES

servicing fee / master servicer             the Stated Principal Balance of each           monthly     interest payments on
                                            mortgage loan multiplied by the servicing                  related loan
                                            fee rate (such fee is calculated using
                                            the same interest accrual basis of such
                                            mortgage loan)

additional servicing compensation /         -    all late payment fees and net          time to time      the related fee
   master servicer                               default interest (other than on
                                                 specially serviced mortgage loans)
                                                 not used to pay interest on advances

                                            -     loan modification, extension,         time to time      the related fee
                                                  defeasance and similar fees as set
                                                  forth in the series 2006-C5 pooling
                                                  and servicing agreement, 50% of
                                                  assumption fees on non-specially
                                                  serviced mortgage loans

                                            -     all investment income earned on          monthly      investment income
                                                  amounts on deposit in the master
                                                  servicer's collection account and
                                                  certain reserve accounts

               TYPE/RECIPIENT                                 AMOUNT                      FREQUENCY       SOURCE OF FUNDS
-----------------------------------------   -----------------------------------------   ------------   --------------------
                                            -     all prepayment interest excesses                     interest payments
                                                                                                       made by the related
                                                                                                       borrower intended to
                                                                                                       cover interest on
                                                                                                       the prepayment with
                                                                                                       respect to the
                                                                                                       related loan during
                                                                                                       the period from and
                                                                                                       after the related
                                                                                                       due date

special servicing fee / special servicer    the Stated Principal Balance of each           monthly      general collections
                                            specially serviced mortgage loan
                                            multiplied by the special servicing fee
                                            rate (such fee is calculated using the
                                            same interest accrual basis of such
                                            mortgage loan)

workout fee / special servicer              1.0% of each collection of principal and       monthly     the related
                                            interest on each Corrected Mortgage Loan                   collections of
                                                                                                       principal and
                                                                                                       interest

liquidation fee / special servicer          1.0% of each recovery of liquidation        upon receipt   the related
                                            proceeds, except as specified under "The        of         liquidation proceeds
                                            Series 2006-C5 Pooling and Servicing        liquidation
                                            Agreement--Servicing and Other                proceeds
                                            Compensation and Payment of Expenses"

additional special servicing compensation   -    all late payment fees and net          from time to   the related fee/
   / special servicer                            default interest (on specially            time        investment income
                                                 serviced mortgage loans) not used to
                                                 pay interest on advances

                                            -    loan modification and extension fees   from time to
                                                 as set forth in the series 2006-C5         time
                                                 pooling and servicing agreement, 50%
                                                 of assumption fees on non-specially
                                                 serviced mortgage loans and 100% of
                                                 such fees on specially serviced
                                                 mortgage loans

                                            -    all investment income received on      from time to
                                                 funds in any REO account                   time

trustee fee / trustee                       the trustee fee rate multiplied by the         monthly     general collections
                                            Stated Principal Balance of the mortgage
                                            loans (such fee is calculated using the
                                            same interest accrual basis of each
                                            mortgage loan)

EXPENSES

servicing advances /                        to the extent of funds available,           time to time   collections on the
   master servicer, special servicer        the amount of any servicing advances                       related loan, or
   and trustee                                                                                         if not recoverable,
                                                                                                       from all collections
                                                                                                       on all loans

interest on servicing advances / master     at Prime Rate                               when advance   first from default
   servicer, special servicer and trustee                                                    is        interest/late payment
                                                                                         reimbursed    fees, then from
                                                                                                       general collections

P&I Advances / master servicer and          to the extent of funds available, the       time to time   collections on the
   trustee                                  amount of any P&I Advances                                 related loan, or if
                                                                                                       not recoverable,
                                                                                                       from all collections
                                                                                                       on all loans

interest on P&I Advances /                  at Prime Rate                               when advance   first from default
   master servicer and trustee                                                               is        interest/late payment
                                                                                         reimbursed    fees, then from
                                                                                                       general collections

indemnification expenses /                  amounts for which the trustee, the master                  general collections
   trustee, master servicer and special     servicer and the special servicer are
   servicer                                 entitled to indemnification

DISTRIBUTIONS

          GENERAL. For purposes of allocating payments on the respective classes of the series 2006-C5 certificates, the underlying mortgage loans will be divided into:

          1. Loan group no. 1, which will consist of all of the underlying mortgage loans that are secured in whole or in part by property types other than multifamily and manufactured housing property types, together with five (5) underlying mortgage loans that are secured by multifamily and manufactured housing property types. Loan group no. 1 will consist of 242 mortgage loans, with an initial loan group no. 1 balance of $2,649,133,292 representing approximately 77.2% of the initial mortgage pool balance.

          2. Loan group no. 2, which will consist of all but five (5) of the underlying mortgage loans that are secured in whole or in part by multifamily and manufactured housing property types. Loan group no. 2 will consist of 62 mortgage loans, with an initial loan group no. 2 balance of $780,640,075, representing approximately 22.8% of the initial mortgage pool balance.

          Exhibit A-1 to this prospectus supplement identifies which underlying mortgage loans are included in each of loan group no. 1 and loan group no. 2.

          GENERAL. On each distribution date, the trustee will, subject to the Total Available Funds and the exception described in the next sentence, make all distributions required to be made on the series 2006-C5 certificates on that date to the holders of record as of the close of business on the last business day of the calendar month preceding the month in which those distributions are to occur. The final distribution of principal and/or interest on any offered certificate, however, will be made only upon presentation and surrender of that certificate at the location to be specified in a notice of the pendency of that final distribution.

          In order for a series 2006-C5 certificateholder to receive distributions by wire transfer on and after any particular distribution date, that certificateholder must provide the trustee with written wiring instructions no later than the last day of the calendar month preceding the month in which that distribution date occurs. Otherwise, that certificateholder will receive its distributions by check mailed to it.

          Cede & Co. will be the registered holder of your offered certificates, and you will receive distributions on your offered certificates through DTC and its participating organizations, until physical certificates are issued, if ever. See "--Registration and Denominations" above.

          Distributions made to a class of series 2006-C5 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

          DISTRIBUTIONS ON THE CLASS A-MFL REMIC II REGULAR INTEREST. Notwithstanding anything in this prospectus supplement to the contrary, all distributions allocable to the class A-MFL REMIC II regular interest will be deposited into the floating rate account pending distribution thereof to the class A-MFL certificateholders and/or the swap counterparty. In addition, for so long as the swap agreement relating to the class A-MFL certificates remains in effect and there is no continuing Swap Default, amounts described in this prospectus supplement as being distributable on or allocable to the class A-MFL REMIC II regular interest with respect to any distribution date will be determined (taking into account all of the applicable payment priorities and the then known available funds) as of, and will be withdrawn from the distribution account and transferred to the floating rate account on, the business day preceding the subject distribution date.

          INTEREST DISTRIBUTIONS. All of the classes of the series 2006-C5 certificates (except for the R, LR and V classes) and the class A-MFL REMIC II regular interest will bear interest.

          With respect to each interest-bearing class of the series 2006-C5 certificates and with respect to the class A-MFL REMIC II regular interest, that interest will accrue during each interest accrual period based upon:

          - the pass-through rate with respect to that class for that interest accrual period;

          - the total principal balance or notional amount, as the case may be, of that class outstanding immediately prior to the related distribution date; and

          - the assumption that each year consists of twelve 30-day months (or, in the case of the class A-MFL certificates, for so long as the swap agreement is in effect and no continuing Swap Default exists, based on the actual number of days in that interest accrual period and the assumption that each year consists of 360 days); provided that, no interest will accrue with respect to the class A-SP certificates following the November 2013 interest accrual period,

except that if (a) the total amount of interest distributions with respect to the class A-MFL REMIC II regular interest for any distribution date is less than
(b) 1/12th of the product of (i) 5.3430% per annum multiplied by (ii) the total principal balance of the class A-MFL REMIC II regular interest as of the last day of the calendar month immediately preceding that distribution date, then such reduction in interest to the class A-MFL REMIC II regular interest will result in a proportionate reduction to the amount of interest distributable on the class A-MFL certificates. In this regard, the class A-MFL REMIC II regular interest will accrue interest at a fixed rate and the class A-MFL certificates will accrue interest at the pass-through rate for such class set forth on the cover page hereof.

          On each distribution date, subject to the Available P&I Funds for that date and the distribution priorities described below, the holders of each interest-bearing class of the series 2006-C5 certificates (exclusive of the class A-MFL certificates) and with respect to the class A-MFL REMIC II regular interest will be entitled to receive--

          - the total amount of interest accrued during the related interest accrual period with respect to that class of certificates, reduced (to not less than zero) by

          - the total portion of any Net Aggregate Prepayment Interest Shortfall for that distribution date that is allocable to that class of series 2006-C5 certificates.

          If the holders of any interest-bearing class of the series 2006-C5 certificates (exclusive of the class A-MFL certificates) or the class A-MFL REMIC II regular interest do not receive all of the interest to which they are entitled on any distribution date, as described in the prior paragraph, then they will continue to be entitled to receive the unpaid portion of that interest on future distribution dates, subject to the Available P&I Funds for those future distribution dates and the distribution priorities described below.

          The portion of any Net Aggregate Prepayment Interest Shortfall for any distribution date that is allocable to reduce the current accrued interest then payable with respect to any particular interest-bearing class of the series 2006-C5 certificates (other than the class A-MFL certificates) or the class A-MFL REMIC II regular interest will equal the product of:

               (1) the total amount of that Net Aggregate Prepayment Interest Shortfall, multiplied by

               (2) a fraction, the numerator of which is the total amount of interest accrued during the related interest accrual period with respect to the subject interest-bearing class of series 2006-C5 certificates or the class A-MFL REMIC II regular interest, as applicable (calculated without regard to any allocation of that Net Aggregate Prepayment Interest Shortfall), and the denominator of which is the total amount of interest accrued during the related interest accrual period with respect to the class A-MFL REMIC II regular interest and all of the interest-bearing classes of the series 2006-C5 certificates (other than the class A-MFL certificates).

          Although Net Aggregate Prepayment Interest Shortfalls will not be allocated directly to the class A-MFL certificates if the swap agreement is in effect and there is no continuing Swap Default, any such shortfalls allocated to the class A-MFL REMIC II regular interest will result in the interest distributable on the class A-MFL certificates being reduced on a proportionate basis under the terms of the swap agreement, or, if there is no swap agreement in effect or if there is a continuing Swap Default, any such shortfall will be allocated directly to the class A-MFL certificates and will result in the interest distributable on the class A-MFL certificates being reduced on a dollar-for-dollar basis.

          CALCULATION OF PASS-THROUGH RATES. The pass-through rate applicable to each interest-bearing class of series 2006-C5 certificates for the initial interest accrual period is shown on page S-6.

          The pass-through rates applicable to the class A-1, A-2, A-AB, A-3, A-1-A, A-M, A-J, B, C, D, K, L, M, N, O, P and Q certificates and the class A-MFL REMIC II regular interest for each interest accrual period will remain fixed at the initial pass-through rate for that class shown on page S-6.

          The pass-through rates applicable to the class E, F, G, H and J certificates for each interest accrual period will, in the case of each of those classes, equal the lesser of--

          - the pass-through rate applicable to the particular class of series 2006-C5 certificates for the initial interest accrual period shown on page S-6, and

          - the Weighted Average Net Mortgage Pass-Through Rate for the related distribution date.

          The class A-MFL REMIC II regular interest will accrue interest at a pass-through rate equal to 5.3430% per annum.

          For so long as the swap agreement is in effect and there is no continuing Swap Default, the pass-through rate applicable to the class A-MFL certificates for each interest accrual period will equal LIBOR + 0.1900% per annum. However, the pass-through rate with respect to the class A-MFL certificates may be effectively reduced in proportion to any shortfalls allocated to the class A-MFL REMIC II regular interest. In addition, during the occurrence of a Swap Default or if the swap agreement is terminated and a replacement swap agreement is not obtained, the pass-through rate applicable to the class A-MFL certificates will convert to a per annum rate equal to the pass-through rate on the class A-MFL REMIC II regular interest, and accordingly the interest accrual period and interest accrual basis for the class A-MFL certificates will convert to those of the class A-MFL REMIC II regular interest. See "--Distributions on the Class A-MFL Certificates" and "Description of the Swap Agreement--The Swap Agreement" in this prospectus supplement.

          The term "LIBOR" means, with respect to the class A-MFL certificates and each interest accrual period for those certificates, the rate for deposits in U.S. Dollars, for a period equal to one month, which appears on the Dow Jones Market Service (formerly Telerate) Page 3750 as of 11:00 a.m., London time, on the related LIBOR Determination Date. If such rate does not appear on Dow Jones Market Service Page 3750, LIBOR for that interest accrual period will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by any four major reference banks in the London interbank market selected by the swap counterparty to provide such bank's offered quotation of such rates at approximately 11:00 a.m., London time, on the related LIBOR Determination Date to prime banks in the London interbank market for a period of one month, commencing on the first day of such interest accrual period and in an amount that is representative for a single such transaction in the relevant market at the relevant time. The swap counterparty will request the principal London office of any four major reference banks in the London interbank market selected by the swap counterparty to provide a quotation of such rates, as offered by each such bank. If at least two such quotations are provided, LIBOR for that interest accrual period will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, LIBOR for that interest accrual period will be the arithmetic mean of the rates quoted by major banks in New York City selected by the swap counterparty, at approximately 11:00 a.m., New York City time, on the related LIBOR Determination Date with respect to such interest accrual period for loans in U.S. Dollars to leading European banks for a period equal to one month, commencing on the LIBOR Determination Date with respect to such interest accrual period and in an amount that is representative for a single such transaction in the relevant market at the relevant time.

          The "LIBOR Determination Date" for the class A-MFL certificates is (i) with respect to the initial interest accrual period, December 20, 2006, and (ii) with respect to each interest accrual period thereafter, the date that is two LIBOR Business Days prior to the commencement of the subject interest accrual period. A "LIBOR Business Day" is any day on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits) in London, England.

          The pass-through rate for the class A-SP certificates, for each interest accrual period through and including the November 2013 interest accrual period, will equal the weighted average of the respective strip rates, which we refer to as class A-SP strip rates, at which interest accrues from time to time on the respective components of the total notional amount of the class A-SP certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the total principal balance of a specified class of series of 2006-C5 principal balance certificates (exclusive of the class A-MFL certificates) or of the class A-MFL REMIC II regular interest. If the entire total principal balance of any class of series 2006-C5 principal balance certificates (exclusive of the class A-MFL certificates) or of the class A-MFL REMIC II regular interest is identified under "--General" above as being part of the total notional amount of the class A-SP certificates immediately prior to any distribution date, then that total principal balance will, in its entirety, represent a separate component of the total notional amount of the class A-SP certificates for purposes of calculating the accrual of interest during the related interest accrual period. If only part of the total principal balance of any class of series 2006-C5 principal balance certificates (exclusive of the class A-MFL certificates) or of the class A-MFL REMIC II regular interest is identified as being part of the total notional balance of the class A-SP certificates immediately prior to any distribution date, then that particular portion of the total principal balance of that class of series 2006-C5 principal balance certificates or of the class A-MFL REMIC II regular interest will represent a separate component of the total notional amount of the class A-SP certificates for purposes of calculating the accrual of interest during the related interest accrual period. For purposes of accruing interest during any interest accrual period, through and including the November 2013 interest accrual period, on any particular component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, the applicable class A-SP strip rate will equal the excess, if any, of:

          - the lesser of (a) the reference rate specified on Exhibit D to this prospectus supplement with respect to the related distribution date and (b) the Weighted Average Net Mortgage Pass-Through Rate for the related distribution date, over

          - the pass-through rate in effect during the subject interest accrual period for the class of series 2006-C5 principal balance certificates (or, alternatively, if applicable, for the class A-MFL REMIC II regular interest) whose total principal balance, or a designated portion thereof, comprises such component.

          Following the November 2013 interest accrual period, the class A-SP certificates will cease to accrue interest. In connection therewith, the class A-SP certificates will have a 0% pass-through rate for the December 2013 interest accrual period and for each interest accrual period thereafter.

          The pass-through rate for the class A-X certificates for any interest accrual period will equal the weighted average of the respective strip rates, which we refer to as class A-X strip rates, at which interest accrues from time to time on the respective components of the total notional amount of the class A-X certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the total principal balance of one of the classes of series 2006-C5 principal balance certificates (exclusive of the class A-MFL certificates) or all or a designated portion of the total principal balance of the class A-MFL REMIC II regular interest. In general, the total principal balance of each class of series 2006-C5 principal balance certificates (exclusive of the class A-MFL certificates) or of the class A-MFL REMIC II regular interest will constitute a separate component of the total notional amount of the class A-X certificates; provided that, if a portion, but not all, of the total principal balance of any particular class of series 2006-C5 principal balance certificates (exclusive of the class A-MFL certificates) or of the class A-MFL REMIC II regular interest is identified under "--General" above as being part of the total notional amount of the class A-SP certificates immediately prior to any distribution date, then that identified portion of such total principal balance will represent one separate component of the total notional amount of the class A-X certificates for purposes of calculating the accrual of interest during the related interest accrual period and the remaining portion of such total principal balance will represent a separate component of the total notional amount of the class A-X certificates for purposes of calculating the accrual of interest during the related interest accrual period. For purposes of accruing interest during any interest accrual period, through and including the November 2013 interest accrual period, on any particular component of the total notional amount of class A-X certificates immediately prior to the related distribution date, the applicable class A-X strip rate will be calculated as follows:

          - if such particular component consists of the entire total principal balance of any class of series 2006-C5 principal balance certificates (exclusive of the class A-MFL certificates) or of the class A-MFL REMIC II regular interest, and if such total principal balance also constitutes, in its entirety, a component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, then the applicable class A-X strip rate will equal the excess, if any, of (1) the Weighted Average Net Mortgage Pass-Through Rate for the related distribution date, over (2) the reference rate specified on Exhibit D to this prospectus supplement with respect to the related distribution date;

          - if such particular component consists of a designated portion (but not all) of the total principal balance of any class of series 2006-C5 principal balance certificates (exclusive of the class A-MFL certificates) or of the class A-MFL REMIC II regular interest, and if such designated portion of such total principal balance also constitutes a component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, then the applicable class A-X strip rate will equal the excess, if any, of (1) the Weighted Average Net Mortgage Pass-Through Rate for the related distribution date, over (2) the reference rate specified on Exhibit D to this prospectus supplement with respect to the related distribution date;

          - if such particular component consists of the entire total principal balance of any class of series 2006-C5 principal balance certificates (exclusive of the class A-MFL certificates) or of the class A-MFL REMIC II regular interest, and if such total principal balance does not, in whole or in part, also constitute a component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, then the applicable class A-X strip rate will equal the excess, if any, of (1) the Weighted Average Net Mortgage Pass-Through Rate for the related distribution date, over (2) the pass-through rate in effect during the subject interest accrual period for the subject class of series 2006-C5 principal balance certificates (exclusive of the class A-MFL certificates) or of the class A-MFL REMIC II regular interest; and

          - if such particular component consists of a designated portion (but not all) of the total principal balance of any class of series 2006-C5 principal balance certificates (exclusive of the class A-MFL certificates) or of the class A-MFL REMIC II regular interest, and if such designated portion of such total principal balance does not also constitute a component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, then the applicable class A-X strip rate will equal the excess, if any, of (1) the Weighted Average Net Mortgage Pass-Through Rate for the related distribution date, over (2) the pass-through rate in effect during the subject interest accrual period for the subject class of series 2006-C5 principal balance certificates (exclusive of the class A-MFL certificates) or of the class A-MFL REMIC II regular interest.

          Notwithstanding the foregoing, for purposes of accruing interest on the class A-X certificates during each interest accrual period subsequent to the November 2013 interest accrual period, the total principal balance of each class of series 2006-C5 principal balance certificates (exclusive of the class A-MFL certificates), as well as the total principal balance of the class A-MFL REMIC II regular interest, will constitute a single separate component of the total notional amount of the class A-X certificates, and the applicable class A-X strip rate with respect to each such component for each such interest accrual period will equal the excess, if any, of (a) the Weighted Average Net Mortgage Pass-Through Rate for the related distribution date, over (b) the pass-through rate in effect during the subject interest accrual period for the class of series 2006-C5 principal balance certificates whose principal balance makes up such component.

          The calculation of the Weighted Average Net Mortgage Pass-Through Rate and the Net Mortgage Pass-Through Rate will be unaffected by any change in the mortgage interest rate for any underlying mortgage loan, including in connection with any bankruptcy or insolvency of the related borrower or any modification of that mortgage loan agreed to by the master servicer or the special servicer.

          The class R, class LR and class V certificates will not be interest-bearing and, therefore, will not have pass-through rates.

          PRINCIPAL DISTRIBUTIONS. Subject to the Available P&I Funds and the priority of distributions described below, the total amount of principal payable with respect to the series 2006-C5 principal balance certificates (exclusive of the class A-MFL certificates) and the class A-MFL REMIC II regular interest on each distribution date will equal the Total Principal Distribution Amount for that date.

          In general, subject to the Available P&I Funds and the priority of distributions described below, the total amount of principal to which the holders of the class A-1, A-2, A-AB, A-3 and A-1-A certificates will be entitled on each distribution date will, in the case of each of those classes, generally equal:

          - in the case of the class A-1-A certificates, an amount (not to exceed the total principal balance of the class A-1-A certificates outstanding immediately prior to the subject distribution date) equal to the portion of the Total Principal Distribution Amount for the subject distribution date that is attributable to loan group no. 2;

          - in the case of the class A-AB certificates, an amount up to the Total Principal Distribution Amount for the subject distribution date (exclusive of any distributions of principal to which the holders of the class A-1-A certificates are entitled on the subject distribution date as described in the immediately preceding bullet) until the principal balance of the class A-AB certificate has been reduced to the targeted principal balance set forth for the class A-AB certificates for the subject distribution date on Exhibit E hereto;

          - in the case of the class A-1 certificates, an amount (not to exceed the total principal balance of the class A-1 certificates outstanding immediately prior to the subject distribution date) equal to the Total Principal Distribution Amount for the subject distribution date (exclusive of any distributions of principal to which the holders of the class A-1-A and class A-AB certificates are entitled on the subject distribution date as described in the immediately preceding two bullets);

          - in the case of the class A-2 certificates, an amount (not to exceed the total principal balance of the class A-2 certificates outstanding immediately prior to the subject distribution date) equal to the Total Principal Distribution Amount for the subject distribution date (exclusive of any distributions of principal to which the holders of the class A-1-A, A-AB and/or A-1 certificates are entitled on the subject distribution date as described in the immediately preceding three bullets);

          - in the case of the class A-AB certificates, an amount (not to exceed the total principal balance of the class A-AB certificates outstanding after application of principal as described in the third preceding bullet) equal to the Total Principal Distribution Amount for the subject distribution date (exclusive of any distributions of principal to which the holders of the class A-1-A, A-AB, A-1 and/or A-2 certificates are entitled on the subject distribution date as described in the immediately preceding four bullets; and

          - in the case of the class A-3 certificates, an amount (not to exceed the total principal balance of the class A-3 certificates outstanding immediately prior to the subject distribution date) equal to the Total Principal Distribution Amount for the subject distribution date (exclusive of any distributions of principal to which the holders of the class A-1-A, A-AB, A-1 and/or A-2 certificates are entitled on the subject distribution date as described in the immediately preceding five bullets).

          In addition, if the total principal balance of the class A-1, A-2, A-AB and A-3 certificates is reduced to zero before the total principal balance of the class A-1-A certificates is reduced to zero, then (subject to the Available P&I Funds and the priority of distributions described below) the holders of the class A-1-A certificates, to the extent necessary to reduce the total principal balance of the class A-1-A certificates to zero, will be entitled to an additional distribution of principal up to the portion of the Total Principal Distribution Amount for each distribution date attributable to loan group no. 1 (to the extent such portion of the Total Principal Distribution Amount was not otherwise applied, on such distribution date, to reduce the total principal balance of the class A-1, A-2, A-AB and/or A-3 certificates to zero).

          Notwithstanding the foregoing, on each distribution date coinciding with or following the Senior Principal Distribution Cross-Over Date, and in any event on the final distribution date, assuming that any two or more of the A-1, A-2, A-AB, A-3 and A-1-A classes are outstanding at that time, distributions of principal on the A-1, A-2, A-AB, A-3 and/or A-1-A classes, as applicable, will be made on a PRO RATA basis in accordance with the respective total principal balances of those classes then outstanding, up to the Total Principal Distribution Amount for the subject distribution date.

          Additionally, on each distribution date coinciding with or following the Class A-M Principal Distribution Cross-Over Date, and in any event on the final distribution date, assuming that the A-MFL and A-M classes are outstanding at that time, distributions of principal on the A-MFL and A-M classes, as applicable, will be made on a PRO RATA basis in accordance with the respective total principal balances of those classes then outstanding, up to the Total Principal Distribution Amount for the subject distribution date.

          In general, subject to the Available P&I Funds and the priority of distributions described below, the total amount of principal to which the holders of the class A-MFL REMIC II regular interest and the class A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, O, P and Q certificates will be entitled on each distribution date will, in the case of each of those classes, equal the minimum of:

          - the total principal balance of the subject class of series 2006-C5 principal balance certificates outstanding immediately prior to the subject distribution date; and

          - the excess, if any, of (a) the Total Principal Distribution Amount for the subject distribution date, over (b) the total principal balance of all other classes of series 2006-C5 principal balance certificates that, as described under "--Priority of Distributions" below, are senior in right of distribution to the subject class of series 2006-C5 principal balance certificates.

          IN NO EVENT WILL THE HOLDERS OF THE CLASS A-MFL REMIC II REGULAR INTEREST AND THE CLASS A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, O, P AND Q CERTIFICATES BE ENTITLED TO RECEIVE ANY DISTRIBUTIONS OF PRINCIPAL UNTIL THE TOTAL PRINCIPAL BALANCE OF THE CLASS A-1, A-2, A-AB, A-3 AND A-1-A CERTIFICATES IS REDUCED TO ZERO. FURTHERMORE, IN NO EVENT WILL THE HOLDERS OF ANY CLASS OF SERIES 2006-C5 PRINCIPAL BALANCE CERTIFICATES (EXCLUSIVE OF THE CLASS A-1, A-2, A-AB, A-3 AND A-1-A CERTIFICATES) BE ENTITLED TO RECEIVE ANY DISTRIBUTIONS OF PRINCIPAL UNTIL THE TOTAL PRINCIPAL BALANCE OF ALL OTHER MORE SENIOR CLASSES OF SERIES 2006-C5 PRINCIPAL BALANCE CERTIFICATES IS REDUCED TO ZERO.

          If the master servicer or the trustee reimburses itself out of general collections on the mortgage pool for any Nonrecoverable Advance, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed first out of payments and other collections of principal on the mortgage pool otherwise distributable on the series 2006-C5 certificates (exclusive of the class A-MFL certificates) and the class A-MFL REMIC II regular interest, prior to being deemed reimbursed out of payments and other collections of interest on the mortgage pool otherwise distributable on the series 2006-C5 certificates (exclusive of the class A-MFL certificates) and the class A-MFL REMIC II regular interest.

          Additionally, in the event that any advance (including any interest accrued thereon) with respect to a defaulted underlying mortgage loan remains unreimbursed following the time that such underlying mortgage loan is modified and returned to performing status, the master servicer or the trustee will be entitled to reimbursement for that advance (even though that advance is not deemed to be a Nonrecoverable Advance), on a monthly basis, out of - but solely out of - payments and other collections of principal on all the underlying mortgage loans after the application of those principal payments and collections to reimburse any party for any Nonrecoverable Advance, as described in the preceding paragraph, prior to any distributions of principal on the series 2006-C5 certificates (exclusive of the class A-MFL certificates) and the class A-MFL REMIC II regular interest. If any such advance is not reimbursed in whole on any distribution date due to insufficient principal collections during the related collection period, then the portion of that advance which remains unreimbursed will be carried over (with interest thereon continuing to accrue) for reimbursement on the following distribution date (to the extent of principal collections available for that purpose). If any such advance, or any portion of any such advance, is determined, at any time during this reimbursement process, to be a Nonrecoverable Advance, then the master servicer or the trustee, as applicable, will be entitled to immediate reimbursement out of general collections as a Nonrecoverable Advance in an amount equal to the portion of that advance that remains outstanding, plus accrued interest.

          Reimbursements of the type described in the two preceding paragraphs would result in a reduction of the Total Principal Distribution Amount for the related distribution date.

          In addition, to the extent that reimbursements of any nonrecoverable and/or other advances relating to one or more underlying mortgage loans are deemed to be reimbursed out of payments and other collections of principal on all the underlying mortgage loans as described in the second and third preceding paragraphs, the reimbursements will further be deemed to have been reimbursed, first, out of the payments and other collections of principal on the loan group that includes the respective mortgage loans for which the nonrecoverable or other advances were incurred, until there are no remaining principal payments or other collections for that loan group for the related collection period, and then out of the payments and other collections of principal on the other loan group, until there are no remaining principal payments or other collections for that loan group for the related collection period.

          CLASS A-AB TARGETED PRINCIPAL BALANCE. The "Class A-AB Targeted Principal Balance" for any distribution date is the balance shown for such distribution date in the table set forth in Exhibit E to this prospectus supplement. Such balances were calculated using, among other things, the Modeling Assumptions. Based on such assumptions, the total principal balance of the class A-AB certificates on each distribution date would be reduced to approximately the balance indicated for such distribution date on the table. There is no assurance, however, that the underlying mortgage loans will perform in conformity with the Modeling Assumptions. Therefore, there can be no assurance that the balance of the class A-AB certificates on any distribution date will be equal to the approximate balance that is specified for such distribution date in the table. In particular, once the total principal balances of the class A-1-A, class A-1 and class A-2 certificates have been reduced to zero, any remaining portion on any distribution date of the Total Principal Distribution Amount attributable to loan group no. 2 will be distributed on the class A-AB certificates until the total principal balance of the class A-AB certificates is reduced to zero, and once the total principal balances of the class A-1 and class A-2 certificates have been reduced to zero, any remaining portion on any distribution date of the Total Principal Distribution Amount attributable to loan group no. 1 will be distributed on the class A-AB certificates until the total principal balance of the class A-AB certificates is reduced to zero. If the underlying mortgage loans perform in accordance with the Modeling Assumptions, it is anticipated that on or prior to the distribution date in January 2012 (the first distribution date on which the schedule on Exhibit E targets a principal balance for such class that is less than its initial balance), the principal balance of the class A-1 and class A-2 certificates will have been reduced to zero.

          LOSS REIMBURSEMENT AMOUNTS. As discussed under "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" below, the total principal balance of any class of series 2006-C5 principal balance certificates (exclusive of the class A-MFL certificates) or the class A-MFL REMIC II regular interest may be reduced without a corresponding distribution of principal. If that occurs with respect to any class of series 2006-C5 principal balance certificates (exclusive of the class A-MFL certificates) or the class A-MFL REMIC II regular interest, then, subject to the Available P&I Funds for each subsequent distribution date and the priority of distributions described below, the holders of that class will be entitled to be reimbursed for the amount of that reduction, without interest. References to "loss reimbursement amount" in this prospectus supplement mean, in the case of any class of series 2006-C5 principal balance certificates (exclusive of the class A-MFL certificates) or the class A-MFL REMIC II regular interest, for any distribution date, the total amount to which the holders of that class are entitled as reimbursement for all previously unreimbursed reductions, if any, made in the total principal balance of that class on all prior distribution dates as discussed under "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" below.

          PRIORITY OF DISTRIBUTIONS. On each distribution date, the trustee will apply the Available P&I Funds for that date to make the following distributions in the following order of priority, in each case to the extent of the remaining portion of the Available P&I Funds:

  ORDER OF                RECIPIENT
DISTRIBUTION          CLASS OR CLASSES                                    TYPE AND AMOUNT OF DISTRIBUTION
------------   ------------------------------   ------------------------------------------------------------------------------------
    1st        A-1, A-2, A-AB and A-3**         From the portion of the Available P&I Funds attributable to the underlying mortgage loans in loan group no. 1, interest up to the total interest distributable on those classes, PRO RATA based on the respective interest entitlements of those classes

                           A-1-A*               From the portion of the Available P&I Funds attributable to the underlying mortgage loans in loan group no. 2, interest up to the total interest distributable on that class

                        A-SP and A-X*           From the entire Available P&I Funds, interest up to the total interest distributable on those classes, PRO RATA based on the respective interest entitlements of those classes, without regard to loan groups

    2nd           A-1, A-2, A-AB and A-3**      Principal up to the portion of the Total Principal Distribution Amount that is attributable to loan group no. 1 (and, if the class A-1-A certificates are retired, any portion of the Total Principal Distribution Amount that is attributable to loan group no. 2), to class A-AB until the principal balance of the class A-AB certificates has been reduced to the targeted principal balance set forth for the class A-AB certificates for the subject distribution date on Exhibit E hereto, then class A-1, A-2, A-AB and A-3 certificates in that order, in each case until the total principal balance of that class has been reduced to zero

                           A-1-A**              Principal up to the portion of the Total Principal Distribution Amount that is attributable to loan group no. 2 (and, if the class A-3 certificates are retired, any portion of the Total Principal Distribution Amount that is attributable to loan group no. 1), until the total principal balance of that class has been reduced to zero

    3rd         A-1, A-2, A-AB, A-3 and A-1-A   Reimbursement up to the loss reimbursement amounts for those classes, PRO RATA based on the respective loss reimbursement amounts for those classes

    4th               A-MFL and A-M***          Interest up to the total interest distributable on those classes, PRO RATA based on the respective interest entitlements of those classes

    5th               A-MFL and A-M***          Principal up to the total principal distributable on those classes, in that order, in each case until the total principal balance of that class has been reduced to zero

    6th               A-MFL and A-M***          Reimbursement up to the loss reimbursement amount for those classes, PRO RATA based on the respective loss reimbursement amounts for those classes

    7th                      A-J                Interest up to the total interest distributable on that class

    8th                      A-J                Principal up to the total principal distributable on that class

    9th                      A-J                Reimbursement up to the loss reimbursement amount for that class

    10th                      B                 Interest up to the total interest distributable on that class

    11th                      B                 Principal up to the total principal distributable on that class

    12th                      B                 Reimbursement up to the loss reimbursement amount for that class

    13th                      C                 Interest up to the total interest distributable on that class

    14th                      C                 Principal up to the total principal distributable on that class

    15th                      C                 Reimbursement up to the loss reimbursement amount for that class

    16th                      D                 Interest up to the total interest distributable on that class

    17th                      D                 Principal up to the total principal distributable on that class

----------
* If the portion of the Available P&I Funds allocable to pay interest on any one or more of the A-1, A-2, A-AB, A-3, A-1-A, A-X and A-SP classes, as set forth in the table above, is insufficient for that purpose, then the Available P&I Funds will be applied to pay interest on all those classes, PRO RATA based on entitlement.

** Priority of principal distributions among the class A-1, A-2, A-AB, A-3 and A-1-A certificates are described above under "--Distributions--Principal Distributions."

***  Reference is to the class A-MFL REMIC II regular interest.

  ORDER OF                RECIPIENT
DISTRIBUTION          CLASS OR CLASSES                                    TYPE AND AMOUNT OF DISTRIBUTION
------------   ------------------------------   ------------------------------------------------------------------------------------
    18th                      D                 Reimbursement up to the loss reimbursement amount for that class

    19th                      E                 Interest up to the total interest distributable on that class

    20th                      E                 Principal up to the total principal distributable on that class

    21st                      E                 Reimbursement up to the loss reimbursement amount for that class

    22nd                      F                 Interest up to the total interest distributable on that class

    23rd                      F                 Principal up to the total principal distributable on that class

    24th                      F                 Reimbursement up to the loss reimbursement amount for that class

    25th                      G                 Interest up to the total interest distributable on that class

    26th                      G                 Principal up to the total principal distributable on that class

    27th                      G                 Reimbursement up to the loss reimbursement amount for that class

    28th                      H                 Interest up to the total interest distributable on that class

    29th                      H                 Principal up to the total principal distributable on that class

    30th                      H                 Reimbursement up to the loss reimbursement amount for that class

    31st                      J                 Interest up to the total interest distributable on that class

    32nd                      J                 Principal up to the total principal distributable on that class

    33rd                      J                 Reimbursement up to the loss reimbursement amount for that class

    34th                      K                 Interest up to the total interest distributable on that class

    35th                      K                 Principal up to the total principal distributable on that class

    36th                      K                 Reimbursement up to the loss reimbursement amount for that class

    37th                      L                 Interest up to the total interest distributable on that class

    38th                      L                 Principal up to the total principal distributable on that class

    39th                      L                 Reimbursement up to the loss reimbursement amount for that class

    40th                      M                 Interest up to the total interest distributable on that class

    41st                      M                 Principal up to the total principal distributable on that class

    42nd                      M                 Reimbursement up to the loss reimbursement amount for that class

    43rd                      N                 Interest up to the total interest distributable on that class

    44th                      N                 Principal up to the total principal distributable on that class

    45th                      N                 Reimbursement up to the loss reimbursement amount for that class

    46th                      O                 Interest up to the total interest distributable on that class

    47th                      O                 Principal up to the total principal distributable on that class

    48th                      O                 Reimbursement up to the loss reimbursement amount for that class

    49th                      P                 Interest up to the total interest distributable on that class

    50th                      P                 Principal up to the total principal distributable on that class

    51st                      P                 Reimbursement up to the loss reimbursement amount for that class

    52nd                      Q                 Interest up to the total interest distributable on that class

    53rd                      Q                 Principal up to the total principal distributable on that class

    54th                      Q                 Reimbursement up to the loss reimbursement amount for that class

    55th                  R and LR              Any remaining portion of the Available P&I Funds

          SUBORDINATION. As and to the extent described in this prospectus supplement, the rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the underlying mortgage loans will be subordinated, to the extent described in this prospectus supplement, to the rights of holders of the Senior Certificates, and to the rights of the holders of each other class of Subordinate Certificates (which for purposes of the following discussion excludes the class A-MFL certificates and includes the class A-MFL REMIC II regular interest) with an earlier alphabetical class designation (except that the class A-J certificates are subordinate to the class A-MFL REMIC II regular interest and the class A-M certificates). This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of all interest payable in respect of the Senior Certificates on each distribution date, and the ultimate receipt by the holders of each class of the Senior Certificates of principal in an amount equal to the entire outstanding principal balance of the Senior Certificates.

          Similarly, but to decreasing degrees and in alphabetical order of class designation (except that the class A-J certificates are subordinate to the class A-MFL REMIC II regular interest and the class A-M certificates), this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Subordinate Certificates, other than the Class Q Certificates, which do not have the benefit of any subordination, of the full amount of interest payable in respect of such classes of certificates on each distribution date, and the ultimate receipt by such holders of principal equal to, in each case, the entire outstanding principal balance of such class of certificates. This subordination will be accomplished by the application of the Available P&I Funds on each distribution date in accordance with the order of priority described above under "--Priority of Distributions" and by the allocation of Realized Losses and additional trust fund expenses as described below under "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses." No other form of credit support will be available for the benefit of the holders of the certificates.

          Allocation to the Senior Certificates, for so long as they are outstanding, of the entire Total Principal Distribution Amount for each distribution date will generally have the effect of reducing the outstanding principal balance of those classes at a faster rate than would be the case if principal payments were allocated PRO RATA to all classes of certificates with outstanding principal balances. Thus, as principal is distributed to the holders of the Senior Certificates, the percentage interest in the trust evidenced by the Senior Certificates will be decreased, with a corresponding increase in the percentage interest in the trust evidenced by the Subordinate Certificates, thereby increasing, relative to their respective outstanding principal balances, the subordination afforded the Senior Certificates by the Subordinate Certificates.

          Following retirement of the Senior Certificates, the successive allocation to the Subordinate Certificates, in alphabetical order of class designation (except that the class A-MFL REMIC II regular interest and the class A-M certificates are senior to the class A-J certificates), in each case until such class is paid in full, of the entire Total Principal Distribution Amount for each distribution date will provide a similar benefit to each such class of certificates as regards the relative amount of subordination afforded by the other classes of certificates with later alphabetical class designations.

          DISTRIBUTIONS OF STATIC PREPAYMENT PREMIUMS AND YIELD MAINTENANCE CHARGES. If any Yield Maintenance Charge is collected during any particular collection period in connection with the prepayment of any of the underlying mortgage loans, then the trustee will distribute that Yield Maintenance Charge as additional interest, on the distribution date corresponding to that collection period, as follows:

          - the holders of any class A-1, A-2, A-AB, A-3, A-1-A, A-M, A-J, B, C, D, E, F, G, H and J certificates and the class A-MFL REMIC II regular interest that are then entitled to distributions of principal on that distribution date out of that portion of the Total Principal Distribution Amount for that date that is attributable to the loan group (i.e., loan group no. 1 or loan group no. 2) that includes the prepaid mortgage loan, will be entitled to an amount equal to, in the case of each such class, the product of--

               1. the amount of the subject Yield Maintenance Charge multiplied by

               2. a fraction, not greater than one or less than zero, the numerator of which is equal to the excess, if any, of the pass-through rate applicable to that class of series 2006-C5 principal balance certificates (other than the class A-MFL certificates) or the class A-MFL REMIC II regular interest, as applicable, for the related interest accrual period, over the relevant discount rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate for the prepaid mortgage loan, over the relevant discount rate, multiplied by

               3. a fraction, not greater than one or less than zero, the numerator of which is equal to the total distributions of principal to be made with respect to that class of series 2006-C5 principal balance certificates (other than the class A-MFL certificates) or the class A-MFL REMIC II regular interest, as applicable, on the subject distribution date from that portion of the Total Principal

                    Distribution Amount for that date that is attributable to the loan group that includes the prepaid mortgage loan, and the denominator of which is equal to that portion of the Total Principal Distribution Amount for the subject distribution date that is attributable to the loan group that includes the prepaid mortgage loan; and

          - any portion of the subject Yield Maintenance Charge that may remain after any distribution(s) contemplated by the prior bullet will be distributed as follows:

               1. for each of the first 12 distribution dates, if the class A-SP certificates are then outstanding, 22.5% of such amount to the holders of the class A-SP certificates and 77.5% of such amount to the holders of the class A-X certificates;

               2. for the next 12 distribution dates, if the class A-SP certificates are then outstanding, 10.0% to the holders of the class A-SP certificates and 90.0% to the holders of the class A-X certificates;

               3. for the next 12 distribution dates, if the class A-SP certificates are then outstanding, 2.5% to the holders of the class A-SP certificates and 97.5% to the holders of the class A-X certificates; and

               4. otherwise, entirely to the holders of the class A-X certificates.

          For purposes of the foregoing, the relevant discount rate will, in general, be the same discount rate that was used to calculate the subject Yield Maintenance Charge, exclusive of any applicable spread. However, in the case of any underlying mortgage loan that provides for a discount rate that is equal to or based on a U.S. Treasury rate that has not been converted to a monthly equivalent rate, the relevant discount rate for purposes of the foregoing, exclusive of any applicable spread, will be so converted.

          For so long as the swap agreement relating to the class A-MFL certificates remains in effect and no Swap Default exists, all Yield Maintenance Charges allocated to the class A-MFL REMIC II regular interest will be payable to the swap counterparty.

          If any Static Prepayment Premium is collected during any particular collection period in connection with the prepayment of any of the underlying mortgage loans, then the trustee will distribute that Static Prepayment Premium as additional interest, on the distribution date corresponding to that collection period, as follows:

          - the holders of any class A-1, A-2, A-AB, A-3, A-1-A, A-M, A-J, B, C, D, E, F, G, H and J certificates and the class A-MFL REMIC II regular interest that are then entitled to distributions of principal on that distribution date out of that portion of the Total Principal Distribution Amount for that date that is attributable to the loan group (i.e., loan group no. 1 or loan group no. 2) that includes the prepaid mortgage loan, will be entitled to an amount equal to, in the case of each such class, the product of--

               1. the amount of the subject Static Prepayment Premium, multiplied by

               2. a fraction, not greater than one or less than zero, the numerator of which is equal to the excess, if any, of the pass-through rate applicable to that class of series 2006-C5 principal balance certificates (other than the class A-MFL certificates) or the class A-MFL REMIC II regular interest, as applicable, for the related interest accrual period, over the relevant discount rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate for the prepaid mortgage loan, over the relevant discount rate, multiplied by

               3. a fraction, not greater than one or less than zero, the numerator of which is equal to the total distributions of principal to be made with respect to that class of series 2006-C5 principal balance certificates (other than the class A-MFL certificates) or the class A-MFL REMIC II regular interest, as applicable, on the subject distribution date from that portion of the Total Principal Distribution Amount for that date that is attributable to the loan group that includes the prepaid mortgage loan, and the denominator of which is equal to the Total Principal Distribution Amount for the subject distribution date that is attributable to the loan group that includes the prepaid mortgage loan; and

          - any portion of the subject Static Prepayment Premium that may remain after any distribution(s) contemplated by the prior bullets will be distributable to the holders of the class A-X certificates.

          For purposes of the foregoing, the relevant discount rate will, in general, be the same discount rate that would have been used to calculate a Yield Maintenance Charge if a Yield Maintenance Charge had been payable. The relevant discount rate for purposes of the foregoing will be converted to a monthly equivalent rate, exclusive of any applicable spread.

          For so long as the swap agreement relating to the class A-MFL certificates remains in effect and no Swap Default exists, all Static Prepayment Premiums allocated to the class A-MFL REMIC II regular interest will be payable to the swap counterparty.

          After the distribution date on which the last of the offered certificates is retired, 100% of all prepayment consideration collected on the underlying mortgage loans will be distributed to the holders of non-offered classes of the series 2006-C5 certificates.

          As described under "The Series 2006-C5 Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement, liquidation fees may be paid from Yield Maintenance Charges and Static Prepayment Premiums. In such cases, the formulas described above for allocating any Yield Maintenance Charges and Static Prepayment Premiums to any particular class of series 2006-C5 certificates will be applied to the prepayment consideration in question, net of any liquidation fee payable therefrom.

          Neither we, any of the sponsors, the mortgage loan sellers, the master servicer, the special servicer nor any of the underwriters makes any representation as to--

          - the enforceability of any provision of the underlying mortgage loans requiring the payment of any prepayment consideration, or

          -    the collectability of that prepayment consideration.

          See "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Prepayment Provisions" in this prospectus supplement.

          In no event will the holders of the offered certificates receive any Yield Maintenance Charge, Static Prepayment Premium or other prepayment consideration in connection with any repurchase of an underlying mortgage loan as described under "Description of the Underlying Mortgage Loans--Cures, Repurchases and Substitutions" in this prospectus supplement.

          DISTRIBUTIONS ON THE CLASS A-MFL CERTIFICATES. On each distribution date, for so long as the total principal balance of the class A-MFL certificates has not been reduced to zero, the trustee, on behalf of the trust, is required to apply amounts on deposit in the floating rate account to the extent of the Class A-MFL Available Funds (exclusive of any portion thereof that constitutes Yield Maintenance Charges or Static Prepayment Premiums), in the following order of priority:

          - FIRST, to make distributions of interest to the holders of the class A-MFL certificates, up to an amount equal to the Class A-MFL Interest Distribution Amount for the subject distribution date;

          - SECOND, to make distributions of principal to the holders of the class A-MFL certificates, up to the Class A-MFL Principal Distribution Amount for the subject distribution date, until the total principal balance of that class is reduced to zero; and

          - THIRD, to reimburse the holders of the class A-MFL certificates for all previously unreimbursed reductions, if any, made in the total principal balance of that class on all prior distribution dates as discussed under "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" below.

          For so long as the swap agreement is in effect and no Swap Default exists, the "Class A-MFL Interest Distribution Amount" with respect to any distribution date will generally be equal to (1) all interest accrued on an actual/360 basis during the related interest accrual period at LIBOR + 0.1900% on the total principal balance of such class (or regular interest) on the last day of the calendar month immediately preceding the subject distribution date, reduced by (2) the product of (x) the excess, if any, of (i) 1/12th of the product of (A) 5.3430% and (B) the total principal balance of the class A-MFL certificates on the last day of the calendar month immediately preceding the subject distribution date, over (ii) the amount of interest distributions with respect to the class A-MFL REMIC II regular interest on deposit in the floating rate account for that distribution date, and (y) a fraction, the numerator of which is equal to the product of (i) LIBOR plus 0.1900%, multiplied by (ii) a fraction, the numerator of which is the actual number of days in the related calculation period and the denominator of which is 360, multiplied by (iii) the notional amount of the swap agreement for that distribution date, and the denominator of which is 1/12th of the product of
(i) 5.3430%, multiplied by (ii) the notional amount of the swap agreement for that distribution date. In addition, for so long as the swap agreement is in effect and no Swap Default exists, the Class A-MFL Interest Distribution Amount for any distribution date will be adjusted upward to include: (a) to the extent not otherwise required to be paid to the swap counterparty to cover prior payment shortfalls from the trust to the swap counterparty, the excess, if any, of (i) the amount of interest distributions allocable to the class A-MFL REMIC II regular interest on the subject distribution date, over (ii) 1/12th of the product of (A) 5.3430%, multiplied by (B) the notional amount of the swap agreement for the subject distribution date; and (b) any payments by the swap counterparty to cover prior payment shortfalls from the swap counterparty to the trust that are in excess of the Class A-MFL Interest Distribution Amount described in the prior sentence. See "Description of the Swap Agreement" in this prospectus supplement. Notwithstanding the foregoing, during the occurrence of a Swap Default or if the swap agreement is terminated and a replacement swap agreement is not obtained, the "Class A-MFL Interest Distribution Amount" with respect to any distribution date will be the sum of (i) the amount of interest distributions with respect to the class A-MFL REMIC II regular interest on such distribution date pursuant to the priority of distributions and (ii) any termination payment received from a swap counterparty (which will be paid in one payment).

          With respect to any distribution date, the "Class A-MFL Principal Distribution Amount" will be an amount equal to the amount of principal allocated to the class A-MFL REMIC II regular interest pursuant to the priority of distributions on such distribution date.

          For so long as the swap agreement is in effect and no Swap Default exists, all Yield Maintenance Charges and Static Prepayment Premiums allocable to the class A-MFL REMIC II regular interest will be payable to the swap counterparty. However, during the occurrence of a Swap Default or if the swap agreement is terminated and a replacement swap agreement is not obtained, then all Yield Maintenance Charges and Static Prepayment Premiums allocable to the class A-MFL REMIC II regular interest will be payable to the class A-MFL certificateholders.

          DISTRIBUTIONS OF POST-ARD ADDITIONAL INTEREST. The holders of the class V certificates will be entitled to all amounts, if any, collected on the ARD Loans in the issuing entity that are applied as Post-ARD Additional Interest.

TREATMENT OF REO PROPERTIES

          Notwithstanding that any mortgaged real property may be acquired as part of the issuing entity through foreclosure, deed-in-lieu of foreclosure or otherwise, the related underlying mortgage loan will be treated as having remained outstanding, until the REO Property is liquidated, for purposes of determining--

          -    distributions on the series 2006-C5 certificates,

          - allocations of Realized Losses and Additional Trust Fund Expenses to the series 2006-C5 certificates and/or the class A-MFL REMIC II regular interest, and

          - the amount of all fees payable to the master servicer, the special servicer and the trustee under the series 2006-C5 pooling and servicing agreement.

          In connection with the foregoing, the related underlying mortgage loan will be taken into account when determining the Weighted Average Net Mortgage Pass-Through Rate and the Total Principal Distribution Amount for each distribution date.

          Operating revenues and other proceeds from an REO Property will be applied--

          - FIRST, to pay, or to reimburse the master servicer, the special servicer and/or the trustee for the payment of, any costs and expenses incurred in connection with the operation and disposition of the REO Property, and

          - THEREAFTER, as collections of principal, interest and other amounts due on the related underlying mortgage loan.

          To the extent described under "--Advances of Delinquent Monthly Debt Service Payments" below, the master servicer and the trustee will be required to advance delinquent monthly debt service payments with respect to each underlying mortgage loan as to which the corresponding mortgaged real property has become an REO Property, in all cases as if that underlying mortgage loan had remained outstanding.

REDUCTIONS OF CERTIFICATE PRINCIPAL BALANCES IN CONNECTION WITH REALIZED LOSSES AND ADDITIONAL TRUST FUND EXPENSES

          As a result of Realized Losses and Additional Trust Fund Expenses, the total Stated Principal Balance of the mortgage pool may decline below the total principal balance of the series 2006-C5 principal balance certificates (exclusive of the class A-MFL certificates) and the class A-MFL REMIC II regular interest. If this occurs following the distributions made to the series 2006-C5 certificateholders on any distribution date, then: the respective total principal balances of the following classes of the series 2006-C5 certificates (or, as regards the reference to "A-MFL," the total principal balance of the class A-MFL REMIC II regular interest) are to be sequentially reduced in the following order, until the total principal balance of those classes of series 2006-C5 certificates equals the total Stated Principal Balance of the mortgage pool that will be outstanding immediately following the subject distribution date; provided that total Stated Principal Balance of the mortgage pool will be increased, for this purpose only, by amounts of principal attributable to the mortgage pool previously used to reimburse Nonrecoverable Advances and certain advances related to rehabilitated mortgage loans, as described herein under "--Advances of Delinquent Monthly Debt Service Payments" and "The Series 2006-C5 Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses--Payment of Expenses; Servicing Advances" (other than any such amounts previously used to reimburse advances with respect to mortgage loans that have since become liquidated loans), that will be outstanding immediately following that distribution date.

          ORDER OF ALLOCATION               CLASS
          -------------------   ------------------------------
                 1st                          Q
                 2nd                          P
                 3rd                          O
                 4th                          N
                 5th                          M
                 6th                          L
                 7th                          K
                 8th                          J
                 9th                          H
                 10th                         G
                 11th                         F
                 12th                         E
                 13th                         D
                 14th                         C
                 15th                         B
                 16th                        A-J
                 17th                   A-MFL and A-M*
                 18th           A-1, A-2, A-AB, A-3 and A-1-A*

----------
* PRO RATA based on the respective total outstanding principal balances of the subject classes.

          The reference in the foregoing table to "A-MFL" means the class A-MFL REMIC II regular interest. However, any reduction in the total principal balance of the class A-MFL REMIC II regular interest, as described above, will result in a dollar-for-dollar reduction in the total principal balance of the class A-MFL certificates.

          The above-described reductions in the total principal balances of the respective classes of the series 2006-C5 certificates (exclusive of the class A-MFL certificates) and the class A-MFL REMIC II regular interest identified in the foregoing table, will represent an allocation of the Realized Losses and/or Additional Trust Fund Expenses that caused the particular mismatch in balances between the underlying mortgage loans and those classes of series 2006-C5 certificates (exclusive of the class A-MFL certificates) and the class A-MFL REMIC II regular interest.

          The Realized Loss, if any, in connection with the liquidation of a defaulted underlying mortgage loan, or related REO Property, held by the issuing entity, will be an amount generally equal to the excess, if any, of:

          - the outstanding principal balance of the subject mortgage loan as of the date of liquidation, together with--

               1. all accrued and unpaid interest on the subject mortgage loan to but not including the due date in the collection period in which the liquidation occurred, exclusive, however, of any portion of that interest that represents Default Interest or Post-ARD Additional Interest, and

               2. all related unreimbursed servicing advances and unpaid liquidation expenses, over

          - the total amount of liquidation proceeds, if any, recovered in connection with the liquidation that are available to pay interest (other than Default Interest and/or Post-ARD Additional Interest, if applicable) on and principal of the subject mortgage loan.

          If any portion of the debt due under any of the underlying mortgage loans is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the master servicer or the special servicer or in connection with the bankruptcy, insolvency or similar proceeding involving the related borrower, the amount forgiven, other than Default Interest and Post ARD Additional Interest, also will be treated as a Realized Loss.

          The following items, to the extent that they are paid out of collections on the mortgage pool (other than late payment charges and/or Default Interest collected on the underlying mortgage loans), are some examples of Additional Trust Fund Expenses:

          - any special servicing fees, workout fees and liquidation fees paid to the special servicer;

          - any interest paid to the master servicer, the special servicer and/or the trustee with respect to advances;

          - the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the underlying mortgage loans and the administration of the other assets of the issuing entity;

          - any unanticipated, non-mortgage loan specific expenses of the issuing entity, including--

               1. any reimbursements and indemnifications to the trustee, as described under "Description of the Governing
                    Documents--Matters Regarding the Trustee" in the accompanying prospectus and "The Series 2006-C5 Pooling and Servicing Agreement--Certain Indemnities" in this prospectus supplement,

               2. any reimbursements and indemnification to the master servicer, the special servicers, us and various related persons and entities, as described under "Description of the Governing Documents--Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us" in the accompanying prospectus and "The Series 2006-C5 Pooling and Servicing Agreement--Certain Indemnities" in this prospectus supplement, and

               3. any U.S. federal, state and local taxes, and tax-related expenses, payable out of assets of the issuing entity, as described under "Federal Income Tax
                    Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the accompanying prospectus;

          - rating agency fees, other than on-going surveillance fees, that cannot be recovered from the borrower and that are not paid by any party to the series 2006-C5 pooling and servicing agreement or the related mortgage loan seller; and

          - any amounts expended on behalf of the issuing entity to remediate an adverse environmental condition at any mortgaged real property securing a defaulted underlying mortgage loan, as described under "The Series 2006-C5 Pooling and Servicing Agreement--Realization Upon Mortgage Loans--Foreclosures and Similar Proceedings" in this prospectus supplement.

          Late payment charges and Default Interest collected with respect to any underlying mortgage loan are to be applied to pay interest on any advances that have been or are being reimbursed with respect to that mortgage loan. In addition, late payment charges and Default Interest collected with respect to any underlying mortgage loan are also to be applied to reimburse the trust for any Additional Trust Fund Expenses (other than special servicing fees, workout fees and liquidation fees) previously incurred by the trust with respect to that mortgage loan. Late payment charges and Default Interest collected with respect to any underlying mortgage loan that are not so applied to pay interest on advances or to reimburse the trust for previously incurred Additional Trust Fund Expenses with respect to such mortgage loan will be paid to the master servicer and/or the special servicer as additional servicing compensation.

ADVANCES OF DELINQUENT MONTHLY DEBT SERVICE PAYMENTS

          The master servicer will be required to make, for each distribution date, a total amount of advances of principal and/or interest generally equal to all scheduled monthly debt service payments, other than balloon payments, Post-ARD

Additional Interest, Default Interest and late payment charges, and assumed monthly debt service payments, in each case net of related master servicing fees, primary servicing fees and workout fees, that--

          - were due or deemed due, as the case may be, during the related collection period with respect to the underlying mortgage loans, and

          - were not paid by or on behalf of the respective borrowers thereunder or otherwise collected as of the close of business on the last day of the related collection period.

          None of the master servicer, the special servicer or the trustee will be required to make a debt service advance with respect to the 280 Park Avenue Pari Passu Companion Loan under the series 2006-C5 pooling and servicing agreement.

          Notwithstanding the foregoing, if it is determined that an Appraisal Reduction Amount exists with respect to any mortgage loan in the issuing entity, then the master servicer will reduce the interest portion, but not the principal portion, of each monthly debt service advance that it must make with respect to that mortgage loan during the period that the Appraisal Reduction Amount exists. The interest portion of any monthly debt service advance required to be made with respect to any underlying mortgage loan as to which there exists an Appraisal Reduction Amount, will equal the product of--

          - the amount of the interest portion of that monthly debt service advance that would otherwise be required to be made for the subject distribution date without regard to this sentence and the prior sentence, multiplied by

          -    a fraction--

               1. the numerator of which is equal to the Stated Principal Balance of the subject mortgage loan, net of the Appraisal Reduction Amount, and

               2. the denominator of which is equal to the Stated Principal Balance of the subject mortgage loan.

          With respect to any distribution date, the master servicer will be required to make monthly debt service advances either out of its own funds or, subject to replacement as and to the extent provided in the series 2006-C5 pooling and servicing agreement, out of funds held in the master servicer's collection account that are not required to be paid on the series 2006-C5 certificates on that distribution date.

          Neither the master servicer nor the trustee is required to make any monthly debt service advances with respect to a Companion Loan. Neither the holder of a Companion Loan nor any related servicer or any party associated with a securitization of a Companion Loan is required to make any monthly debt service advance with respect to the related underlying mortgage loan or any servicing advance with respect to the related mortgaged real property.

          If the master servicer fails to make a required monthly debt service advance and the trustee is aware of that failure, the trustee will be obligated to make that advance.

          The master servicer and the trustee will each be entitled to recover any monthly debt service advance made by it out of its own funds (together with interest accrued thereon), from collections on the underlying mortgage loan as to which the advance was made. Neither the master servicer nor the trustee will be obligated to make any monthly debt service advance that, in its judgment, would not ultimately be recoverable out of collections on the related underlying mortgage loan. If the master servicer or the trustee makes any monthly debt service advance with respect to any of the underlying mortgage loans that it or the special servicer subsequently determines will not be recoverable out of collections on that underlying mortgage loan (such advance, a "Nonrecoverable P&I Advance"), it may obtain reimbursement for that advance, together with interest accrued on the advance as described in the third succeeding paragraph, out of general collections on the mortgage loans and any REO Properties in the issuing entity on deposit in the master servicer's collection account from time to time. See "Description of the Certificates--Advances" in the accompanying prospectus and "The Series 2006-C5 Pooling and Servicing Agreement--Collection Account" in this prospectus supplement. Any reimbursement of a Nonrecoverable P&I Advance (including interest accrued thereon) as described in the second preceding sentence will be deemed to be reimbursed first from payments and other collections of principal on the mortgage pool (thereby reducing the amount of principal otherwise distributable on the series 2006-C5 certificates on the related distribution date) prior to application of any other general collections on the mortgage pool against such reimbursement. The trustee may conclusively rely on the determination of the master servicer regarding the nonrecoverability of any monthly debt service advance, and the master servicer and the trustee will conclusively rely on and be bound by the determination of the special servicer regarding the nonrecoverability of any monthly debt service advance. In addition, the trustee and the master servicer may conclusively rely on and be bound by any determination of nonrecoverability with respect to the 280 Park Avenue underlying mortgage loan made by the applicable series 2006-C4 master servicer, the applicable series 2006-C4 special servicer or the series 2006-C4 trustee, as the case may be, under the series 2006-C4 pooling and servicing agreement.

          Notwithstanding the foregoing, however, upon a determination that a previously made monthly debt service advance is not recoverable out of collections on the related underlying mortgage loan, instead of obtaining reimbursement out of general collections on the mortgage pool immediately for a Nonrecoverable P&I Advance, the master servicer or the trustee, as applicable, may, in its sole discretion, elect to obtain reimbursement for such Nonrecoverable P&I Advance over a period of time (not to exceed six months without the consent of the Series 2006-C5 Directing Certificateholder), with interest continuing to accrue at the prime rate as described below. At any time after such a determination to obtain reimbursement over time in accordance with the preceding sentence, the master servicer or the trustee, as applicable, may, in its sole discretion, decide to obtain reimbursement for such Nonrecoverable P&I Advance from general collections on the mortgage pool (including, without limitation, interest collections) immediately. In general, such a reimbursement deferral will only be permitted under the series 2006-C5 pooling and servicing agreement if and to the extent that the subject Nonrecoverable P&I Advance, after taking into account other outstanding Nonrecoverable Advances, could not be reimbursed with interest out of payments and other collections of principal on the mortgage pool. The fact that a decision to recover a Nonrecoverable P&I Advance over time, or not to do so, benefits some classes of series 2006-C5 certificateholders to the detriment of other classes of 2006-C5 certificateholders will not constitute a violation of the Servicing Standard or a breach of the terms of the series 2006-C5 pooling and servicing agreement by any party thereto or a violation of any duty owed by any party thereto to the series 2006-C5 certificateholders.

          In addition, in the event that any monthly debt service advance (including interest accrued thereon) with respect to a defaulted underlying mortgage loan remains unreimbursed following the time that such underlying mortgage loan is modified and returned to performing status, the master servicer or the trustee will be entitled to reimbursement for that advance (even though that advance is not deemed a Nonrecoverable P&I Advance), on a monthly basis, out of - but solely out of - payments and other collections of principal on all the underlying mortgage loans after the application of those principal payments and collections to reimburse any party for any Nonrecoverable Advance (or interest thereon), prior to any distributions of principal on the series 2006-C5 certificates. If any such advance is not reimbursed in whole on any distribution date due to insufficient principal collections during the related collection period, then the portion of that advance which remains unreimbursed will be carried over (with interest thereon continuing to accrue) for reimbursement on the following distribution date (to the extent of principal collections available for that purpose). If any such advance, or any portion of any such advance, is determined, at any time during this reimbursement process, to be a Nonrecoverable Advance, then the master servicer or the trustee, as applicable, will be entitled to immediate reimbursement out of general collections in the master servicer's collection account as a Nonrecoverable Advance in an amount equal to the portion of that advance that remains outstanding, plus accrued interest.

          In addition, to the extent that reimbursements of any Nonrecoverable P&I Advances and/or other above-described monthly debt service advances relating to one or more underlying mortgage loans are reimbursed out of payments and other collections of principal on all the underlying mortgage loans as described in the preceding paragraphs, the reimbursements will further be deemed to have been reimbursed, first, out of the payments and other collections of principal on the loan group that includes the respective mortgage loans for which the Nonrecoverable P&I Advances and/or other monthly debt service advances were incurred, until there are no remaining principal payments or other collections for that loan group for the related collection period, and then out of the payments and other collections of principal on the other loan group, until there are no remaining principal payments or other collections for that loan group for the related collection period. This would affect the relative portions of the Total Principal Distribution Amount that are attributable to the respective loan groups.

          The master servicer and the trustee will each be entitled to receive interest on monthly debt service advances made by that party out of its own funds. That interest will accrue on the amount of each monthly debt service advance for so long as that advance is outstanding from the date made (or, if made prior to the end of the applicable grace period, from the end of that grace period), at an annual rate equal to the prime rate as published in the "Money Rates" section of THE WALL STREET JOURNAL, as that prime rate may change from time to time. Interest accrued with respect to any monthly debt service advance made with respect to any mortgage loan in the issuing entity will be payable in connection with the reimbursement of that monthly debt service advance--

          - FIRST, out of any Default Interest and late payment charges collected on that mortgage loan subsequent to the accrual of that advance interest, and

          - THEN, at the time or after the advance has been reimbursed, if and to the extent that the Default Interest and late payment charges referred to in the prior bullet are insufficient to cover the advance interest, out of any amounts then on deposit in the master servicer's collection account.

          To the extent not offset by Default Interest and/or late payment charges accrued and actually collected on the related underlying mortgage loan, interest accrued on outstanding monthly debt service advances will result in a reduction in amounts payable on the series 2006-C5 certificates. Amounts paid to the master servicer or the trustee out of general collections on the mortgage pool to cover interest on advances made by it with respect to any underlying mortgage loan will be offset by Default Interest and late payment charges, if any, subsequently collected on that mortgage loan.

          Any determination made by the 280 Park Avenue Master Servicer regarding the nonrecoverability of any monthly debt service advance with respect to the 280 Park Avenue Pari Passu Companion Loan will be binding on the series 2006-C5 issuing entity and the master servicer.

          A monthly debt service payment will be assumed to be due with respect to:

          - each underlying mortgage loan that is delinquent with respect to its balloon payment beyond the end of the collection period in which its maturity date occurs and as to which no arrangements have been agreed to for the collection of the delinquent amounts, including an extension of maturity; and

          - each underlying mortgage loan as to which the corresponding mortgaged real property has become an REO Property.

          The assumed monthly debt service payment deemed due on any underlying mortgage loan described in the prior sentence will equal, for its maturity date (if applicable) and for each successive due date following the relevant event that it or any related REO Property remains part of the issuing entity, the sum of (a) the principal portion, if any, of the monthly debt service payment that would have been due on the subject mortgage loan on the relevant date if the related balloon payment had not come due or the related mortgaged real property had not become an REO Property, as the case may be, and the subject mortgage loan had, instead, continued to amortize and accrue interest according to its terms in effect prior to that event, plus (b) one month's interest on the Stated Principal Balance of the subject mortgage loan at the related mortgage interest rate (but not including Post-ARD Additional Interest or Default Interest).

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

          TRUSTEE REPORTS. Based solely on information in monthly reports prepared by the master servicer and the special servicer, and in any event delivered to the trustee, the trustee will be required to prepare and make available electronically or, upon request, provide by first class mail, on each distribution date to each registered holder of a series 2006-C5 certificate and the swap counterparty, a reporting statement substantially in the form of, and containing substantially the information set forth in, Exhibit B to this prospectus supplement. The trustee's reporting statement will detail the distributions on the series 2006-C5 certificates on that distribution date and the performance, both in total and individually to the extent available, of the underlying mortgage loans and the related mortgaged real properties. Recipients will be deemed to have agreed to keep the subject information confidential.

          (a) Such statement (in the form of Exhibit B) will set forth, to the extent applicable:

               (i) the amount, if any, of such distributions to the holders of each class of principal balance certificates applied to reduce the aggregate certificate balance of such class;

               (ii) the amount of such distribution to holders of each class of certificates or the class A-MFL REMIC II regular interest allocable to (A) interest and (B) Static Prepayment Premiums or Yield Maintenance Charges;

               (iii) the number of outstanding underlying mortgage loans and the aggregate principal balance and scheduled principal balance of the underlying mortgage loans at the close of business on the related determination date, and any material modifications, extensions or waivers to mortgage loan terms, fees, penalties or payments;

               (iv) the number and aggregate scheduled principal balance of underlying mortgage loans:

                       (A)  delinquent 30 to 59 days,

                       (B)  delinquent 60 to 89 days,

                       (C)  delinquent 90 days or more,

                       (D) as to which foreclosure proceedings have been commenced, or

                       (E) as to which bankruptcy proceedings have been commenced;

               (v) with respect to any REO Property included in the issuing entity, the principal balance of the related underlying mortgage loan as of the date of acquisition of the REO Property and the scheduled principal balance of the related underlying mortgage loan;

               (vi)    as of the related determination date:

                       (A) as to any REO Property sold during the related collection period, the date of the related determination by the special servicer that it has recovered all payments which it expects to be finally recoverable and the amount of the proceeds of such sale deposited into the collection account, and

                       (B) the aggregate amount of other revenues collected by the special servicer with respect to each REO Property during the related collection period and credited to the collection account, in each case identifying such REO Property by the loan number of the related underlying mortgage loan;

               (vii) the aggregate certificate balance or notional amount of each class of certificates before and after giving effect to the distribution made on such distribution date;

               (viii) the aggregate amount of principal prepayments made during the related collection period;

               (ix) the pass-through rate applicable to each class of certificates for such distribution date;

               (x) the aggregate amount of servicing fees paid to the master servicer and the special servicer and the holders of the rights to excess servicing fees;

               (xi) the amount of unpaid interest, realized losses or expense losses, if any, incurred with respect to the underlying mortgage loans, including a break out by type of such expense losses on an aggregate basis;

               (xii) the aggregate amount of advances outstanding, separately stated, that have been made by the master servicer, the special servicer and the trustee and the aggregate amount of advances made by the master servicer in respect of the non-specially serviced mortgage loans;

               (xiii) any Appraisal Reduction Amounts effected during the related collection period on a loan-by-loan basis and the total Appraisal Reduction Amounts in effect as of such distribution date;

               (xiv) the amount on deposit in certain accounts established pursuant to the series 2006-C5 pooling and servicing agreement before and after giving effect to the distribution made on such distribution date;

               (xv)    the record date for such distribution date;

               (xvi) updated mortgage loan information, such as weighted average interest rate, and weighted average remaining term;

               (xvii) material breaches of mortgage loan representations and warranties of which the trustee, the master servicer or the special servicer has received written notice;

               (xviii) material breaches of any covenants under the series
                       2006-C5 pooling and servicing agreement of which the trustee, the master servicer or the special servicer has received written notice;

               (xix) the LIBOR rate in effect for the related distribution date, and if available, the LIBOR rate for the next succeeding distribution date; and

               (xx) such other information and in such form as will be specified in the series 2006-C5 pooling and servicing agreement.

          (b) A report containing information regarding the underlying mortgage loans as of the end of the related collection period, which report will contain substantially the categories of information regarding the underlying mortgage loans presented in Exhibit B and will be presented in a tabular format substantially similar to the format utilized in Exhibit B.

          The reports described in clauses (a) and (b) above may be combined into one report for purposes of dissemination.

          In the case of information furnished pursuant to subclauses (a)(i),
(a)(ii) and (a)(xi) above, the amounts shall be expressed as a dollar amount per $1,000 of original actual principal amount of the certificates for all certificates of each applicable class.

          The master servicer will be required to provide the standard CMSA investor reporting package to the trustee on a monthly basis. However, due to the time required to collect all the necessary data and enter it onto the master servicer's computer system, the master servicer is not required to provide monthly CMSA reports, other than the CMSA loan periodic update file, before the distribution date in March 2007; provided that, the trustee shall not be obligated to deliver any such report until provided by the master servicer.

          BOOK-ENTRY CERTIFICATES. If you hold your offered certificates in book-entry form through DTC, you may obtain direct access to the monthly reports of the trustee as if you were a registered certificateholder, provided that you deliver a written certification to the trustee in the form attached to the series 2006-C5 pooling and servicing agreement confirming your beneficial ownership in the offered certificates and agree to keep the subject information confidential. Otherwise, until definitive certificates are issued with respect to your offered certificates, the information contained in the trustee's monthly reports will be available to you only to the extent that it is made available through DTC and the DTC participants or is available on the trustee's internet website. Conveyance of notices and other communications by DTC to the DTC participants, and by the DTC participants to beneficial owners of the offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. We, the master servicer, the special servicer, the trustee and the certificate registrar are required to recognize as series 2006-C5 certificateholders only those persons in whose names the series 2006-C5 certificates are registered on the books and records of the certificate registrar.

          INFORMATION AVAILABLE ELECTRONICALLY. The trustee will make the trustee's reports available each month via the trustee's internet website. In addition, the trustee will also make this prospectus supplement, the accompanying prospectus, the series 2006-C5 pooling and servicing agreement and certain underlying mortgage loan information as presented in the standard CMSA investor reporting package formats available to any registered holder or beneficial owner of an offered certificate and to certain other persons via the trustee's internet website in accordance with the terms and provisions of the series 2006-C5 pooling and servicing agreement. In addition, the trustee will make available on its website any reports on Forms 10-D, 10-K and 8-K that have been filed with respect to the trust with the SEC by means of the EDGAR system. The trustee's internet website will initially be located at "www.ctslink.com." For assistance with the trustee's internet website certificateholders may call
(301) 815-6600.

          The trustee will make no representations or warranties as to the accuracy or completeness of, and may disclaim responsibility for, any information made available by it for which it is not the original source.

          The trustee may require registration and the acceptance of a disclaimer, as well as an agreement to keep the subject information confidential and to indemnify the trustee, in connection with providing access to its internet website. The trustee will not be liable for the dissemination of information made by it in accordance with the series 2006-C5 pooling and servicing agreement.

          OTHER INFORMATION. To the extent received, the series 2006-C5 pooling and servicing agreement will obligate the trustee (or, in the case of items 5., 6. and 7. below, the master servicer or the special servicer, as applicable) to make available at its offices, during normal business hours, upon reasonable advance written notice, or electronically via its website (it being understood that the special servicer will have no obligation to make such information available on its website), for review by any registered holder or beneficial owner of an offered certificate or any person identified to the trustee (or the master servicer or the special servicer) as a prospective transferee (or a licensed or registered investment adviser acting on behalf of any such person) of an offered certificate or any interest in that offered certificates, originals or copies, in paper or electronic form, of, among other things, the following items:

          1. the series 2006-C5 pooling and servicing agreement, including exhibits, and any amendments to the series 2006-C5 pooling and servicing agreement;

          2. all monthly reports of the trustee delivered, or otherwise electronically made available, to series 2006-C5 certificateholders since the date of initial issuance of the offered certificates;

          3. all officer's certificates delivered to the trustee by the master servicer and/or the special servicer since the date of initial issuance of the offered certificates, as described under "The Series 2006-C5 Pooling and Servicing Agreement--Evidence as to Compliance" in this prospectus supplement;

          4. all accountant's reports delivered to the trustee with respect to the master servicer and/or the special servicer since the date of initial issuance of the offered certificates, as described under "The Series 2006-C5 Pooling and Servicing Agreement--Evidence as to Compliance" in this prospectus supplement;

          5. the most recent inspection report with respect to each mortgaged real property securing an underlying mortgage loan prepared by the master servicer or the special servicer, as described under "The Series 2006-C5 Pooling and Servicing Agreement--Inspections; Collection of Operating Information" in this prospectus supplement;

          6. the most recent appraisal, if any, with respect to each mortgaged real property securing an underlying mortgage loan obtained by the master servicer or the special servicer;

          7. the most recent quarterly and annual operating statement and rent roll for each mortgaged real property securing an underlying mortgage loan and financial statements of the related borrower collected by the master servicer or the special servicer, as described under "The Series 2006-C5 Pooling and Servicing Agreement--Inspections; Collection of Operating Information" in this prospectus supplement; and

          8. the mortgage files for the underlying mortgage loans (other than the 280 Park Avenue Mortgage Loan), including all documents, such as modifications, waivers and amendments, that are to be added to those mortgage files from time to time and any updated list of exceptions to the trustee's review of the mortgage files for the underlying mortgage loans.

          Copies of any and all of the foregoing items will be available from the trustee, the master servicer, the special servicer, as applicable, upon request. However, except with respect to the Series 2006-C5 Directing Certificateholder (to the extent such request is not excessive or duplicative), the trustee, the master servicer or the special servicer, as applicable, will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies.

          In connection with providing access to or copies of the items described above to registered holders, beneficial owners and prospective purchasers (or a licensed or registered investment adviser acting on behalf of any such person) of series 2006-C5 certificates, the trustee, the master servicer or the special servicer, as applicable, may require:

          - in the case of a registered holder or beneficial owner of an offered certificate, a written confirmation executed by the requesting person or entity, in the form attached to the series 2006-C5 pooling and servicing agreement or otherwise acceptable to the trustee, the master servicer or the special servicer, as applicable, generally to the effect that, among other things, the person or entity is a registered holder or beneficial owner of offered certificates, will keep the information confidential and will indemnify the trustee, the master servicer and the special servicer; and

          - in the case of a prospective purchaser (or a licensed or registered investment adviser acting on behalf of any such person) of an offered certificate or any interest in that offered certificate, confirmation executed by the requesting person or entity, in the form attached to the series 2006-C5 pooling and servicing agreement or otherwise acceptable to the trustee, the master servicer or the special servicer, as applicable, generally to the effect that the person or entity is a prospective purchaser (or a licensed or registered investment adviser acting on behalf of any such person) of offered certificates or an interest in offered certificates, is requesting the information for use in evaluating a possible investment in the offered certificates, will otherwise keep the information confidential and will indemnify the trustee, the master servicer and the special servicer.

VOTING RIGHTS

          The voting rights for the series 2006-C5 certificates will be allocated as follows:

          - 99% of the voting rights will be allocated to the class A-1, A-2, A-AB, A-3, A-1-A, A-MFL, A-M, A-J, B, C, D, E, F, G, H, J, K, L,
               M, N, O, P and Q certificates, in proportion to the respective total principal balances of those classes;

          - 1% of the voting rights will be allocated to the class A-SP and A-X certificates, in proportion to the respective notional amounts of those classes; and

          - 0% of the voting rights will be allocated to the holders of the class R, LR and V certificates.

          Voting rights allocated to a class of series 2006-C5 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

                        YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

          GENERAL. The yield on any offered certificate will depend on--

          - the price at which the certificate is purchased by an investor, and

          -    the rate, timing and amount of distributions on the certificate.

          The rate, timing and amount of distributions on any offered certificate will in turn depend on, among other things--

          -    the pass-through rate for the certificate,

          - the rate and timing of principal payments, including principal prepayments, and other principal collections on the underlying mortgage loans and the extent to which those amounts are to be applied or otherwise result in reduction of the principal balance of the certificate,

          - the rate, timing and severity of Realized Losses and Additional Trust Fund Expenses and the extent to which those losses and expenses result in the reduction of the principal balance of the certificate, and

          - the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which those shortfalls result in the reduction of the interest distributions on the certificate.

          PASS-THROUGH RATES. The pass-through rate on the class A-SP certificates will be variable and, in certain circumstances, will be limited by the Weighted Average Net Mortgage Pass-Through Rate from time to time. The Weighted Average Net Mortgage Pass-Through Rate would decline if the rate of principal payments on the underlying mortgage loans with higher Net Mortgage Interest Rates was faster than the rate of principal payments on the underlying mortgage loans with lower Net Mortgage Interest Rates. Accordingly, the yields on that class of offered certificates may be sensitive to changes in the relative composition of the mortgage pool as a result of scheduled amortization, voluntary prepayments and liquidations of underlying mortgage loans following default. The Weighted Average Net Mortgage Pass-Through Rate will not be affected by modifications, waivers or amendments with respect to the underlying mortgage loans. In addition, through and including the November 2013 interest accrual period, the pass-through rate for the class A-SP certificates, depending on timing, may vary with changes in the relative sizes of the total principal balances of the class A-1, A-2, A-AB, A-3, A-1-A, A-M, A-J, B, C, D, E, F, G and H certificates and of the class A-MFL REMIC II regular interest.

          For so long as the swap agreement is in effect and no Swap Default exists, the pass-through rate on the class A-MFL certificates will be based on LIBOR, and therefore the yield on the class A-MFL certificates will be highly sensitive to changes in the level of LIBOR. If you purchase a class A-MFL certificate, you should consider the risk that lower than anticipated levels of LIBOR could result in actual yields that are lower than you anticipate.

          In addition, because interest payments on the class A-MFL certificates may be reduced or the pass-through rate may convert to a fixed rate in connection with certain events discussed in this prospectus supplement, the yield to investors in the class A-MFL certificates under such circumstances may not be as high as that offered by other LIBOR-based investments that are not subject to such interest rate restrictions.

          RATE AND TIMING OF PRINCIPAL PAYMENTS. The yield to maturity on any offered certificates purchased at a discount or a premium will be affected by, the rate and timing of principal distributions made in reduction of the total principal balances of those certificates. In turn, the rate and timing of principal distributions that are paid or otherwise result in reduction of the total principal balance of any offered certificate will be directly related to the rate and timing of principal payments on or with respect to the underlying mortgage loans. Finally, the rate and timing of principal payments on or with respect to the underlying mortgage loans will be affected by their amortization schedules, the dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections on them, including for this purpose, collections made in connection with liquidations of underlying mortgage loans due to defaults, casualties or condemnations affecting the mortgaged real properties, pay-downs of mortgage loans due to failure of the related property to meet certain performance criteria or purchases or other removals of underlying mortgage loans from the issuing entity.

          As described in this prospectus supplement, the principal up to the portion of the Total Principal Distribution Amount that is attributable to loan group no. 1 (and, after the class A-1-A certificates have been reduced to zero, any portion of the Total Principal Distribution Amount that is attributable to loan group no. 2) for each distribution date will be distributable entirely in respect of the class A-1, A-2, A-AB and A-3 certificates in that order (except that the class A-AB certificates will receive distributions of principal prior to such other classes until the balance thereof has been reduced to the targeted principal balance set forth for the class A-AB certificates for the subject distribution date on Exhibit E hereto), in each case until the total principal balance of that class is reduced to zero, and the principal up to the portion of the Total Principal Distribution Amount that is attributable to loan group no. 2 (and after the class A-3 certificates have been reduced to zero, any portion of the Total Principal Distribution Amount that is attributable to loan group no.
1) for each distribution date will be generally distributable to the class A-1-A certificates. Following retirement of the class A-1, A-2, A-AB, A-3 and A-1-A certificates, the Total Principal Distribution Amount for each distribution date will be distributable entirely in respect of the remaining classes, sequentially in alphabetical order of class designation (except that the class A-MFL REMIC II regular interest and the class A-M certificates are senior to the class A-J certificates), in each such case until the related certificate balance is reduced to zero. With respect to the class A-AB certificates, the extent to which the principal balance of the class A-AB certificates has been reduced to the targeted principal balance set forth for the class A-AB certificates for the subject distribution date on Exhibit E hereto, the sensitivity of the class A-AB certificates to principal prepayments on the mortgage loans will depend in part on the period of time during which (i) the class A-1 and A-2 certificates remain outstanding with respect to principal attributable to loan group no. 1 and (ii) the class A-1-A, A-1 and A-2 certificates remain outstanding with respect to principal attributable to loan group no. 2. In particular, once such classes are no longer outstanding, any remaining portion on any distribution date of the portion of the Total Principal Distribution Amount that is attributable to loan group no. 2 and/or the portion of the Total Principal Distribution Amount that is attributable to loan group no. 1, as applicable, will be distributed on the class A-AB certificates until the total principal balance of the class A-AB certificates is reduced to zero. As such, the class A-AB certificates will become more sensitive to the rate of prepayments on the mortgage loans than they were when the class A-1, A-2 and A-1-A certificates were outstanding.

          Prepayments and other early liquidations of the underlying mortgage loans will result in distributions on the offered certificates of amounts that would otherwise be paid over the remaining terms of the subject mortgage loans. This will tend to shorten the weighted average lives of the offered certificates. Defaults on the underlying mortgage loans, particularly at or near their maturity dates, may result in significant delays in distributions of principal on the subject mortgage loans and, accordingly, on the offered certificates, while workouts are negotiated or foreclosures are completed. These delays will tend to lengthen the weighted average lives of the offered certificates. See "The Series 2006-C5 Pooling and Servicing Agreement--Modifications, Waivers, Amendments and Consents" in this prospectus supplement. In addition, the ability of a borrower under an ARD Loan to repay that loan on the related anticipated repayment date will generally depend on its ability to either refinance that mortgage loan or sell the corresponding mortgaged real property. Also, a borrower may have little incentive to repay its mortgage loan on the related anticipated repayment date if then prevailing interest rates are relatively high. Accordingly, there can be no assurance that any ARD Loan in the issuing entity will be paid in full on its anticipated repayment date.

          The extent to which the yield to maturity on any offered certificate may vary from the anticipated yield will depend upon the degree to which the certificate is purchased at a discount or premium and when, and to what degree payments of principal on the underlying mortgage loans are in turn paid in a reduction of the principal balance of the certificate. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, or if you purchase class A-SP certificates, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

          Because the rate of principal payments on or with respect to the underlying mortgage loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments in particular.

          DELINQUENCIES AND DEFAULTS ON THE MORTGAGE LOANS. The rate and timing of delinquencies and defaults on the underlying mortgage loans will affect--

          -    the amount of distributions on your offered certificates,

          -    the yield to maturity of your offered certificates,

          - the rate of principal distributions on your offered certificates, and

          -    the weighted average life of your offered certificates.

          Delinquencies on the underlying mortgage loans, unless covered by advances, may result in shortfalls in distributions of interest and/or principal on your offered certificates for the current month. Although any shortfalls in distributions of interest may be made up on future distribution dates, no interest would accrue on those shortfalls. Thus, any shortfalls in distributions of interest would adversely affect the yield to maturity of your offered certificates.

          If--

          - you calculate the anticipated yield to maturity for your offered certificates based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, and

          - the additional losses result in a reduction of the total distributions on or the total principal balance of your offered certificates,

then your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative.

          The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the total principal balance of your offered certificates will also affect your actual yield to maturity, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier your loss occurs, the greater the effect on your yield to maturity.

          Even if losses on the underlying mortgage loans do not result in a reduction of the total distributions on or the total principal balance of your offered certificates, the losses may still affect the timing of distributions on, and the weighted average life and yield to maturity of, your offered certificates.

          In addition, if the master servicer or the trustee reimburses itself out of general collections on the mortgage pool for any Nonrecoverable Advance, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed first out of payments and other collections of principal otherwise distributable on the series 2006-C5 certificates (exclusive of the class A-MFL certificates) and the class A-MFL REMIC II regular interest prior to being deemed reimbursed out of payments and other collections of interest on the mortgage pool otherwise distributable on the series 2006-C5 certificates (exclusive of the class A-MFL certificates) and the class A-MFL REMIC II regular interest.

          In the event that any advance (including any interest accrued thereon) with respect to a defaulted underlying mortgage loan remains unreimbursed following the time that such underlying mortgage loan is modified and returned to performing status, the master servicer or the trustee, as the case may be, will be entitled to reimbursement for that advance (even though that advance is not deemed a Nonrecoverable Advance), on a monthly basis, out of - but solely out of - payments and other collections of principal on all the underlying mortgage loans after the application of those principal payments and collections to reimburse any party for Nonrecoverable Advance as described in the preceding paragraph, prior to any distributions of principal on the series 2006-C5 certificates (exclusive of the class A-MFL certificates) and the class A-MFL REMIC II regular interest. If any such advance is not reimbursed in whole on any distribution date due to insufficient principal collections during the related collection period, then the portion of that advance which remains unreimbursed will be carried over (with interest thereon continuing to accrue) for reimbursement on the following distribution date (to the extent of principal collections available for that purpose). If any such advance, or any portion of any such advance, is determined, at any time during this reimbursement process, to be a Nonrecoverable Advance, then the master servicer or the trustee, as applicable, will be entitled to immediate reimbursement as a Nonrecoverable Advance in an amount equal to the portion of that advance that remains outstanding, plus accrued interest.

          THE EFFECT OF LOAN GROUPS. Because the mortgage pool has been divided into two loan groups for purposes of calculating distributions on the series 2006-C5 certificates, the holders of the class A-1, A-2, A-AB and A-3 certificates will be affected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in loan group no. 1 and, in the absence of significant losses, should be largely unaffected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in loan group no. 2. Similarly, the holders of the class A-1-A certificates will be affected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in loan group no. 2 and, in the absence of significant losses, should be largely unaffected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in loan group no. 1. Investors should take this into account when reviewing this "Yield and Maturity Considerations" section.

          RELEVANT FACTORS. The following factors, among others, will affect the rate and timing of principal payments and defaults and the severity of losses on or with respect to the underlying mortgage loans:

          -    prevailing interest rates;

          -    the terms of those mortgage loans, including--

               1. provisions that impose prepayment lock-out periods or require Yield Maintenance Charges and/or Static Prepayment Premiums, and

               2.   amortization terms that require balloon payments;

          - the demographics and relative economic vitality of the areas in which the mortgaged real properties are located;

          - the general supply and demand for commercial and multifamily rental space of the type available at the mortgaged real properties in the areas in which those properties are located;

          -    the quality of management of the mortgaged real properties;

          -    the servicing of those mortgage loans;

          -    possible changes in tax laws; and

          -    other opportunities for investment.

          See "Risk Factors--Risks Related to the Underlying Mortgage Loans," "Description of the Underlying Mortgage Loans" and "The Series 2006-C5 Pooling and Servicing Agreement" in this prospectus supplement and "Description of the Governing Documents" and "Yield and Maturity Considerations--Yield and Prepayment Considerations" in the accompanying prospectus.

          The rate of prepayment on the mortgage loans in the issuing entity is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below the annual rate at which a mortgage loan accrues interest, the related borrower may have an increased incentive to refinance that mortgage loan. Conversely, to the extent prevailing market interest rates exceed the annual rate at which a mortgage loan accrues interest, the related borrower may be less likely to voluntarily prepay that mortgage loan. Assuming prevailing market interest rates exceed the revised mortgage interest rate at which an ARD Loan accrues interest following its anticipated repayment date, the primary incentive for the related borrower to prepay the subject mortgage loan on or before its anticipated repayment date is to give the borrower access to excess cash flow, all of which, net of the minimum required debt service, approved property expenses and any required reserves, must be applied to pay down principal of the subject mortgage loan. Accordingly, there can be no assurance that any ARD Loan in the issuing entity will be prepaid on or before its anticipated repayment date or on any other date prior to maturity.

          Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some underlying borrowers may sell their mortgaged real properties in order to realize their equity in those properties, to meet cash flow needs or to make other investments. In addition, some underlying borrowers may be motivated by U.S. federal and state tax laws, which are subject to change, to sell their mortgaged real properties.

          In addition, certain of the mortgage loans have performance escrows or letters of credit pursuant to which the funds held in escrow or the proceeds of such letters of credit may be applied to reduce the principal balance of such mortgage loans if certain performance triggers are not satisfied. This circumstance would have the same effect on the offered certificates as a partial prepayment on such mortgage loans without payment of a Yield Maintenance Charge. For more information regarding these escrows and letters of credit, see the footnotes to Exhibit A-1 to this prospectus supplement.

          A number of the underlying borrowers are partnerships. The bankruptcy of the general partner in a partnership may result in the dissolution of the partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related mortgage loan.

          We make no representation or warranty regarding:

          - the particular factors that will affect the rate and timing of prepayments and defaults on the underlying mortgage loans;

          -    the relative importance of those factors;

          - the percentage of the total principal balance of the underlying mortgage loans that will be prepaid or as to which a default will have occurred as of any particular date; or

          - the overall rate of prepayment or default on the underlying mortgage loans.

          DELAY IN DISTRIBUTIONS. Because monthly distributions will not be made on the offered certificates until several days after the due dates for the underlying mortgage loans during the related collection period, your effective yield will be lower than the yield that would otherwise be produced by your pass-through rate and purchase price, assuming that purchase price did not account for a delay.

WEIGHTED AVERAGE LIVES OF THE OFFERED CERTIFICATES

          For purposes of this prospectus supplement, the weighted average life of any offered certificate refers to the average amount of time that will elapse from the assumed settlement date of December 22, 2006 until each dollar to be applied in reduction of the total principal balance of those certificates is paid to the investor. For purposes of this "Yield and Maturity Considerations" section, the weighted average life of any offered certificate is determined by:

          - multiplying the amount of each principal distribution (or, in the case of the class A-SP certificates, application of principal to a reduction in the notional amount) on the certificate by the number of years from the assumed settlement date to the related distribution date;

          -    summing the results; and

          - dividing the sum by the total amount of the reductions in the principal balance (or, in the case of the class A-SP certificates, reduction in the notional amount) of the certificate.

          Accordingly, the weighted average life of any offered certificate will be influenced by, among other things, the rate at which principal of the underlying mortgage loans is paid or otherwise collected or advanced and the extent to which those payments, collections and/or advances of principal are in turn applied in reduction of the principal balance of that certificate.

          As described in this prospectus supplement, the Total Principal Distribution Amount with regard to principal for each distribution date will be payable, FIRST to make distributions of principal to the holders of the class A-AB certificates (until the principal balance of the class A-AB certificates is reduced to the scheduled principal balance set forth on Exhibit E to this prospectus supplement), then to the class A-1, A-2, A-AB, A-3 and/or A-1-A certificates (allocated among those classes as described under "Description of the Offered Certificates--Distributions--Principal Distributions" in this prospectus supplement) until the total principal balances of those classes are reduced to zero, and will thereafter be distributable entirely with respect to the other classes of offered certificates, sequentially based upon their relative seniority, in each case until the related total principal balance is reduced to zero. As a consequence of the foregoing, the weighted average lives of the class A-1, A-2, A-AB, A-3 and/or A-1-A certificates may be shorter, and the weighted average lives of the other classes of offered certificates may be longer, than would otherwise be the case if the Total Principal Distribution Amount for each distribution date was being paid on a PRO RATA basis among the respective classes of series 2006-C5 principal balance certificates.

          The tables set forth in Exhibit C show with respect to each class of offered certificates--

          -    the weighted average life of that class, and

          - the percentage of the initial total principal balance of that class that would be outstanding after each of the specified dates,

          - based upon each of the indicated levels of CPR and the Modeling Assumptions.

          The actual characteristics and performance of the underlying mortgage loans will differ from the Modeling Assumptions used in calculating the tables on Exhibit C to this prospectus supplement. Those tables are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under the assumed prepayment scenarios. Any difference between the assumptions used in calculating the tables on Exhibit C to this prospectus supplement and the actual characteristics and performance of the underlying mortgage loans, or actual prepayment or loss experience, will affect the percentages of initial total principal balances outstanding over time and the weighted average lives of the respective classes of offered certificates. You must make your own decisions as to the appropriate prepayment, liquidation and loss assumptions to be used in deciding whether to purchase any offered certificate.

          We make no representation that--

          - the underlying mortgage loans will prepay in accordance with the assumptions set forth in this prospectus supplement at any of the indicated levels of CPR or at any other particular prepayment rate,

          - all the underlying mortgage loans will prepay in accordance with the assumptions set forth in this prospectus supplement at the same rate, or

          - underlying mortgage loans that are in a prepayment lock-out period, including any part of that period when defeasance is allowed, or prepayable with a Yield Maintenance Charge will not prepay as a result of involuntary liquidations upon default or otherwise during that period.

YIELD SENSITIVITY OF THE CLASS A-SP CERTIFICATES

          The yield to investors on the class A-SP certificates will be highly sensitive to the rate and timing of principal payments, including prepayments, on the mortgage loans. If you are contemplating an investment in the class A-SP certificates, you should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment and/or liquidation of the mortgage loans could result in your failure to recoup fully your initial investment.

          The table set forth below shows pre-tax corporate bond equivalent yields for the class A-SP certificates based on the Modeling Assumptions as set forth herein, and further assuming the specified purchase prices and the indicated levels of CPR. Those assumed purchase prices are--

          - expressed in 32nds as a percentage of the initial total notional amount of the class of A-SP certificates (i.e., 3-22 means 3.6875%), and

          -    exclusive of accrued interest.

          The yields set forth in the table below were calculated by:

          - determining the monthly discount rate that, when applied to the assumed stream of cash flows to be paid on the class A-SP certificates, would cause the discounted present value of that assumed stream of cash flows to equal--

               1. each of the assumed purchase prices for that class of certificates, plus

               2. accrued interest at the initial pass-through rate for that class of certificates from and including December 1, 2006 to but excluding the assumed settlement date of December 22, 2006, which is part of the Modeling Assumptions; and

          - converting those monthly discount rates to corporate bond equivalent rates.

          Those calculations do not take into account variations that may occur in the interest rates at which investors in the class A-SP certificates may be able to reinvest funds received by them as payments on their certificates. Consequently, they do not purport to reflect the return on any investment on the class A-SP certificates when reinvestment rates are considered.

          There can be no assurance that--

          - the mortgage loans or any particular group of mortgage loans will prepay in accordance with the assumptions used in preparing the tables below,

          - the mortgage loans or any particular group of mortgage loans will prepay as assumed at any of the rates shown in the tables below,

          - the mortgage loans or any particular group of mortgage loans will not experience losses,

          - any required prepayment consideration will be collectable or collected in connection with any voluntary of involuntary prepayment,

          - the mortgage loans or any particular group of mortgage loans will not be liquidated during any applicable prepayment lockout period or prepaid or liquidated during any other period that prepayments are assumed not to occur,

          - the ARD Loans will be paid in full on their respective anticipated repayment dates,

          - the cash flows on the class A-SP certificates, as the case may be, will correspond to the cash flows shown in this confidential offering circular, or

          - the purchase price of the class A-SP certificates, as the case may be, will be as assumed.

          It is unlikely that the mortgage loans or any particular group of mortgage loans will prepay as assumed at any of the specified percentages of CPR until maturity or that all of the mortgage loans will so prepay at the same rate. Actual yields to maturity for investors in the class A-SP certificates may be materially different than those indicated in the table below. Timing of changes in rate of prepayments and other liquidations may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments and other liquidations is consistent with the expectations of investors. You must make your own decisions as to the appropriate prepayment, liquidation and loss assumptions to be used in deciding whether to purchase any class A-SP certificates.

                  PRICE/YIELD TABLE FOR CLASS A-SP CERTIFICATES

CORPORATE BOND EQUIVALENT (CBE) YIELD OF THE CLASS A-SP CERTIFICATES AT VARIOUS
                                      CPRS
                   0.6729% PER ANNUM INITIAL PASS-THROUGH RATE
                  $3,252,979,000 TOTAL INITIAL NOTIONAL AMOUNT

                  0% CPR       25% CPR      50% CPR      75% CPR     100% CPR
PRICE (32NDS)*  CBE YIELD %  CBE YIELD %  CBE YIELD %  CBE YIELD %  CBE YIELD %
--------------  -----------  -----------  -----------  -----------  ------------
     3-06          10.28%       10.28%       10.28%       10.28%       10.28%
     3-10           8.88%        8.88%        8.88%        8.88%        8.88%
     3-14           7.55%        7.55%        7.55%        7.55%        7.55%
     3-18           6.31%        6.31%        6.31%        6.31%        6.31%
     3-22           5.13%        5.13%        5.13%        5.13%        5.13%
     3-26           4.01%        4.01%        4.01%        4.01%        4.01%
     3-30           2.95%        2.95%        2.95%        2.95%        2.95%
     4-02           1.94%        1.94%        1.94%        1.94%        1.94%
     4-06           0.97%        0.97%        0.97%        0.97%        0.97%

----------
*    Exclusive of accrued interest.

                        DESCRIPTION OF THE SWAP AGREEMENT

GENERAL

          On or before the date of initial issuance of the offered certificates, the trustee, on behalf of the trust, will enter into an interest rate swap agreement related to the class A-MFL certificates with the swap counterparty. The initial notional amount of the swap agreement will be equal to the total initial principal balance of the class A-MFL certificates (which corresponds to the initial principal balance of the class A-MFL REMIC II regular interest). The notional amount of the swap agreement will decrease to the extent of any decrease in the total principal balance of the class A-MFL REMIC II regular interest (and, correspondingly, the class A-MFL certificates). The termination date of the swap agreement will be the earliest of (i) the rated final distribution date for the class A-MFL certificates, (ii) the date on which the notional amount of the swap agreement is reduced to zero, (iii) the date on which the option to purchase all of the underlying mortgage loans and all other property remaining in the trust fund is exercised and (iv) the date on which the termination of the trust fund occurs. The swap counterparty may make an upfront payment to the depositor in connection with the execution of the swap agreement.

          The Significance Percentage with respect to the interest rate swap payments under the swap agreement is less than 10%. As used in the preceding sentence, "Significance Percentage" refers to the percentage that the amount of the Significance Estimate represents of the aggregate initial principal balance of the class A-MFL certificates. "Significance Estimate" refers to the reasonable good-faith estimate of maximum probable exposure, made in substantially the same manner as that used in the depositor's internal risk management process in respect of similar instruments.

          It may also be an "additional termination event" under the swap agreement if it is determined at any time that the depositor, acting on behalf of the issuing entity, is required, for purposes of compliance with Item 1115(b)(1) or (b)(2) of Regulation AB (17 C.F.R. 229) ("Regulation AB"), to disclose any financial data relating to the swap counterparty. If such determination is made, the swap counterparty will be required, at its own expense, to (a) provide to the Depositor the required financial data, (b) select a successor swap counterparty who will provide the required financial data or
(c) obtain a guarantee from an affiliate, who will provide the required financial data, if provision of such data would satisfy the requirements of Regulation AB. If the swap counterparty does not comply with the immediately preceding sentence, then it will be an "additional termination event" and the swap counterparty or the trust may be required to make a termination payment under the swap agreement.

THE SWAP AGREEMENT

          The swap agreement will provide that, one business day prior to each distribution date, commencing in January 2007, (a) the trust will (subject to the discussion in the following two paragraphs) be obligated to pay to the swap counterparty (i) if there exists no continuing Swap Default, any Yield Maintenance Charges and Static Prepayment Premiums distributable in respect of the class A-MFL REMIC II regular interest for that distribution date and (ii) an amount equal to 1/12th of the product of (x) the notional amount of the swap agreement for that distribution date and (y) 5.3430% per annum (subject to adjustment as discussed in the following two paragraphs), and (b) the swap counterparty will be obligated to pay to the trustee, for the benefit of the class A-MFL certificateholders, an amount equal to the product of (i) the notional amount of the swap agreement for that distribution date, (ii) LIBOR plus 0.1900% per annum and (iii) a fraction, the numerator of which is the actual number of days elapsed during the related accrual period, and the denominator of which is 360 (subject to adjustment as discussed in the following two paragraphs).

          If there is for any reason an interest shortfall with respect to the class A-MFL REMIC II regular interest, then the amount payable by the trust to the swap counterparty will be reduced by an amount equal to the amount, if any, by which (a) 1/12th of the product of (i) 5.3430%, multiplied by (ii) the notional amount of the swap agreement for that distribution date exceeds (b) the amount of interest distributions with respect to the class A-MFL REMIC II regular interest on deposit in the floating rate account on that distribution date. As a result, the amount payable by the swap counterparty to the trust will also be reduced by an amount equal to the product of (a) the amount of the reduction determined as described in the immediately preceding sentence multiplied by (b) the quotient (the "Interest Rate Proportion") of (i) the product of (x) LIBOR plus 0.1900%, multiplied by (y) the quotient of the actual number of days in the related accrual period divided by 360, multiplied by (z) the notional amount of the swap agreement for that distribution date, and divided by (ii) 1/12th of the product of (i) 5.3430%, multiplied by (ii) the notional amount of the swap agreement for that distribution date.

          If the amount paid by the trust to the swap counterparty is reduced in respect of any distribution date as described in the preceding paragraph, and if in respect of any subsequent distribution date the amount of interest distributions with respect to the class A-MFL REMIC II regular interest on deposit in the floating rate account on that distribution date exceeds 1/12th of the product of (i) 5.3430%, multiplied by (ii) the notional amount of the swap agreement for that distribution date, then the trust will be obligated under the swap agreement to pay such excess to the swap counterparty, up to the total amount of such reductions remaining unreimbursed to the swap counterparty from prior distribution dates, and the swap counterparty will be obligated under the swap agreement to pay to the trust an amount equal to the product of (i) each amount reimbursed to the swap counterparty for the current distribution date and (ii) the Interest Rate Proportion for the distribution date on which the reduction that is currently being reimbursed originally occurred. Such reimbursements will be made on a first-in/first-out basis.

          Payments by the trustee to the swap counterparty and by the swap counterparty to the trust fund will be made on a net basis, and any such amounts paid to or retained by the trust will be available to make payments of interest to the class A-MFL certificateholders. The swap counterparty will serve as calculation agent under the swap agreement and will be responsible for determining LIBOR and for calculating payments due by the trust to the swap counterparty and by the swap counterparty to the trust.

          If at any time a Collateralization Event is in effect, the swap counterparty will be required to post collateral securing its obligations under the swap agreement, find a guarantor acceptable to the rating agencies that will guarantee the swap counterparty's obligations under the swap agreement or find a replacement swap counterparty acceptable to the rating agencies in each case as described in the swap agreement. If at any time a Rating Agency Trigger Event is in effect, the swap counterparty will be required to find a replacement swap counterparty acceptable to the rating agencies or, in certain circumstances, find a guarantor acceptable to the rating agencies that will guarantee the swap counterparty's obligations under the swap agreement and post collateral under the swap agreement securing its obligations. If the swap counterparty fails to
(x) post acceptable collateral and find an acceptable replacement swap counterparty or find an acceptable guarantor while a Rating Agency Trigger Event is in effect as required by the swap agreement, (y) find an acceptable guarantor, find an acceptable replacement swap counterparty or post acceptable collateral while a Collateralization Event is in effect, or (z) make a payment to the trustee required under the swap agreement, or if an early termination date is designated under the swap agreement in accordance with its terms, then the trustee will be required to take such actions (following the expiration of any applicable grace period), unless otherwise directed in writing by the holders or beneficial owners, as the case may be, of 25% of the total principal balance of the class A-MFL certificates, to enforce the rights of the trust under the swap agreement as may be permitted by the terms of the swap agreement and the pooling and servicing agreement, including terminating the swap agreement and using any termination payments received from the swap counterparty (as described under "--Termination Payments" below) to enter into a replacement interest rate swap agreement on substantially identical terms. If the costs attributable to entering into a replacement interest rate swap agreement would exceed the net proceeds of the liquidation of the swap agreement, a replacement interest rate swap agreement will not be entered into and any such proceeds will instead be distributed to the holders of the class A-MFL certificates.

          A "Collateralization Event" will be in effect if (A) either (i) the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of the swap counterparty or its guarantor are rated "A3" or below by Moody's or (ii) the unsecured, unguaranteed and otherwise unsupported short-term debt obligations of the swap counterparty or its guarantor are rated "P-2" or below by Moody's, (B) no short-term rating is available from Moody's and the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of the swap counterparty or its guarantor are rated "A2" or below by Moody's, (C) the swap counterparty or its guarantor has no rating by Moody's of its unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations or (D) either (i) the unsecured, unguaranteed and otherwise unsupported short-term debt obligations of the swap counterparty or its guarantor are rated "A-2" or below by S&P or (ii) if the swap counterparty or its guarantor does not have a short-term rating from S&P, the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of the swap counterparty or its guarantor are rated "A" or below by S&P.

          A "Rating Agency Trigger Event" will be in effect if (A) the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of the swap counterparty or its guarantor are rated "BB+" or below by S&P, or (B) either (i) the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of the swap counterparty or its guarantor are unrated or rated "Baa1" or below or such rating is withdrawn by Moody's or (ii) the unsecured, unguaranteed and otherwise unsupported short-term debt obligations of the swap counterparty or its guarantor are unrated or rated "P-3" or below (or such rating is withdrawn) by Moody's.

          If the swap counterparty fails to make a payment to the trust required under the swap agreement (any such failure, a "Swap Default"), or if the swap agreement is terminated as a result of any other "event of default" or "termination event" described therein and a replacement swap counterparty is not found prior to the next distribution date, the class A-MFL certificate pass-through rate will convert to the pass-through rate on the class A-MFL REMIC II regular interest, which is a fixed rate equal to 5.3430% per annum. Any conversion of the pass-through rate, interest accrual period and interest accrual basis of the class A-MFL certificates to the pass-through rate, interest accrual period and interest accrual basis of the class A-MFL REMIC II regular interest following a Swap Default (or if the swap agreement is terminated and a replacement swap counterparty is not found) will become permanent following the determination by either the trustee or the holders or beneficial owners, as the case may be, of 25% of the total principal balance of the class A-MFL certificates not to enter into a replacement interest rate swap agreement and distribution of any termination payments to the holders of the class A-MFL certificates. Any such Swap Default (or termination of the swap agreement without a replacement swap counterparty being found) and the consequent conversion of the pass-through rate, interest accrual period and interest accrual basis of the class A-MFL certificates to the pass-through rate, interest accrual period and interest accrual basis of the class A-MFL REMIC II regular interest will not constitute a default under the pooling and servicing agreement. Any such conversion might result in a temporary delay of payment of the distributions to the holders of the class A-MFL certificates if notice of the resulting change in payment terms of the class A-MFL certificates is not given to DTC within the time frame in advance of the distribution date that DTC requires to modify the payment.

          The trustee will have no obligation on behalf of the trust to pay or cause to be paid to the swap counterparty any portion of the amounts due to the swap counterparty under the swap agreement for any distribution date unless and until the related interest payment on the class A-MFL REMIC II regular interest for such distribution date is actually received by the trustee.

TERMINATION PAYMENTS

          To the extent that any payments are received from a replacement swap counterparty as a result of entering into a replacement transaction(s), such amounts will be used to pay any swap termination payments owing to the swap counterparty that is being replaced.

          If the costs attributable to entering into a replacement interest rate swap agreement would exceed the net proceeds of the liquidation of the swap agreement, a replacement interest rate swap agreement will not be entered into and any such proceeds will instead be distributed as one full payment to the holders of the class A-MFL certificates in one lump payment. Notwithstanding the foregoing, the trustee will not be obligated to take any enforcement action with respect to the swap agreement unless it has received from the class A-MFL certificateholders an indemnity satisfactory to it with respect to the costs, expenses and liabilities associated with enforcing the rights of the trust under the swap agreement. No such costs, expenses and/or liabilities will be payable out of the trust fund.

THE SWAP COUNTERPARTY

          Credit Suisse International ("CSi") will be the swap counterparty under the swap agreement. CSi was incorporated in England and Wales under the Companies Act 1985 on May 9, 1990, with registered no. 2500199 and was re-registered as unlimited under the name "Credit Suisse Financial Products" on July 6, 1990. Its registered office and principal place of business is at One Cabot Square, London E14 4QJ. CSi is an English bank and is regulated as a European Union credit institution by The Financial Services Authority ("FSA") under the Financial Services and Markets Act of 2000. The FSA has issued a scope of permission notice authorizing CSi to carry out specified regulated investment activities. Effective as of March 27, 2000, Credit Suisse Financial Products was renamed "Credit Suisse First Boston International, and effective as of January 16, 2006, Credit Suisse First Boston International was renamed "Credit Suisse International." These changes were a renaming only.

          CSi is an unlimited company and, as such, its shareholders have a joint, several and unlimited obligation to meet any insufficiency in the assets of CSi in the event of its liquidation. CSi's ordinary voting shares are owned, as to 56%, by Credit Suisse, as to 24%, by Credit Suisse First Boston (International) Holding AG and, as to 20%, by Credit Suisse Group. CSi commenced business on July 16, 1990. Its principal business is banking, including the trading of derivative products linked to interest rates, equities, foreign exchange, commodities and credit.

          CSi has been assigned a senior unsecured debt rating of "AA-" (stable outlook) by S&P and a senior debt rating of "Aa3" (stable outlook) by Moody's.

          CSi is an affiliate of the depositor, Column Financial, Inc., which is one of the mortgage loan sellers, and Credit Suisse Securities (USA) LLC, which is one of the underwriters.

               THE SERIES 2006-C5 POOLING AND SERVICING AGREEMENT

GENERAL

          The series 2006-C5 certificates will be issued, the issuing entity will be created and the underlying mortgage loans (other than the 280 Park Avenue Mortgage Loan) will be serviced and administered under a pooling and servicing agreement to be dated as of December 1, 2006, by and among us, as depositor, and the master servicer, the special servicer and the trustee. The swap counterparty will be a third-party beneficiary of the pooling and servicing agreement.

          Reference is made to the accompanying prospectus for important information in addition to that set forth in this prospectus supplement regarding the terms of the series 2006-C5 pooling and servicing agreement, in particular the section entitled "Description of the Governing Documents." The trustee will provide a copy of the series 2006-C5 pooling and servicing agreement to a prospective or actual holder or beneficial owner of an offered certificate, upon written request and, at the trustee's discretion, payment of a reasonable fee for any expenses. The series 2006-C5 pooling and servicing agreement will also be made available by the trustee on its website, at the address set forth under "Description of the Offered Certificates--Reports to Certificateholders; Available Information" in this prospectus supplement. In addition, we will arrange for the series 2006-C5 pooling and servicing agreement to be filed with the SEC by means of the EDGAR system, and it should be available on the SEC's website, the address of which is "http://www.sec.gov."

          In the event the terms of an intercreditor agreement or co-lender agreement for an underlying mortgage loan are in conflict with the terms of the series 2006-C5 pooling and servicing agreement, notwithstanding anything contained in this prospectus supplement to the contrary, the terms of such intercreditor agreement or co-lender agreement will govern.

THE MASTER SERVICER

     KeyCorp REAL ESTATE CAPITAL MARKETS, INC.

          KeyCorp Real Estate Capital Markets, Inc. ("KRECM") will be the master servicer under the series 2006-C5 pooling and servicing agreement. KRECM is an Ohio corporation that is a wholly-owned subsidiary of KeyBank National Association, one of the mortgage loan sellers and a sponsor, and an affiliate of McDonald Investments Inc., one of the underwriters. KeyBank National Association and McDonald Investments Inc. are both wholly-owned subsidiaries of KeyCorp. KRECM maintains servicing offices at 911 Main Street, Suite 1500, Kansas City, Missouri 64105 and 1717 Main Street, Suite 1000, Dallas, Texas 75201.

          KRECM has been engaged in the servicing of commercial mortgage loans since 1995 and commercial mortgage loans originated for securitization since 1998. The following table sets forth information about KRECM's portfolio of master or primary serviced commercial mortgage loans as of the dates indicated.

         LOANS             12/31/2003   12/31/2004   12/31/2005   9/30/2006
------------------------   ----------   ----------   ----------   ---------
By Approximate Number:         4,468        5,345       11,218      11,206
By Approximate Aggregate
   Principal Balance
   (in billions):            $25.408      $34.094      $73.692     $83.282

          Within this servicing portfolio are, as of December 31, 2005, approximately 9,147 loans with a total principal balance of approximately $55.9 billion that are included in approximately 108 commercial mortgage-backed securitization transactions. KRECM's servicing portfolio includes mortgage loans secured by multifamily, office, retail, hospitality and other types of income-producing properties that are located throughout the United States. KRECM also services newly-originated commercial mortgage loans and mortgage loans acquired in the secondary market for issuers of commercial and multifamily mortgage-backed securities, financial institutions and a variety of investors and other third-parties. Based on the aggregate outstanding principal balance of loans being serviced as of December 31, 2005, the Mortgage Bankers Association of America ranked KRECM the fifth largest commercial mortgage loan servicer in terms of total master and primary servicing volume.

          KRECM is approved as a master servicer, primary servicer and special servicer for commercial mortgage-backed securities rated by Moody's, S&P and Fitch. Moody's does not assign specific ratings to servicers. KRECM is on S&P's Select Servicer list as a U.S. Commercial Mortgage Master Servicer, and S&P has assigned to KRECM the rating of STRONG as a master servicer, primary servicer and special servicer. Fitch has assigned to KRECM the ratings of CMS1- as a master servicer, CPS1- as a primary servicer and CSS2+ as a special servicer. S&P's and Fitch's ratings of a servicer are based on an examination of many factors, including the servicer's financial condition, management team, organizational structure and operating history.

          No securitization transaction involving commercial mortgage loans in which KRECM was acting as master servicer has experienced a master servicer event of default as a result of any action or inaction of KRECM as master servicer, including as a result of KRECM's failure to comply with the applicable servicing criteria in connection with any securitization transaction.

          KRECM's servicing system utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows KRECM to process mortgage servicing activities including: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports. KRECM generally uses the CMSA format to report to trustees of commercial mortgage-backed securities (CMBS) transactions and maintains a website (www.Key.com\Key2CRE) that provides access to reports and other information to investors in CMBS transactions for which KRECM is a master servicer.

          Certain duties and obligations of the master servicer and the provisions of the series 2006-C5 pooling and servicing agreement are described in this prospectus supplement under "The Series 2006-C5 Pooling and Servicing Agreement--Servicing Under the Series 2006-C5 Pooling and Servicing Agreement." KRECM's ability to waive or modify any terms, fees, penalties or payments on the underlying mortgage loans and the effect of that ability on the potential cash flows from the underlying mortgage loans are described in the prospectus supplement under "The Series 2006-C5 Pooling and Servicing Agreement--Enforcement of Due-on-Sale and Due-on-Encumbrance Provisions" and "--Modifications, Waivers, Amendments and Consents."

          The master servicer's obligations to make debt service advances and/or servicing advances, and the interest or other fees charged for those advances and the terms of the master servicer's recovery of those advances, are described in this prospectus supplement under "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" and "The Series 2006-C5 Pooling and Servicing Agreement--Required Appraisals" and "--Servicing and Other Compensation and Payment of Expenses--Payment of Expenses; Servicing Advances." KRECM will not have primary responsibility for the custody of original documents evidencing the underlying mortgage loans. Rather, the trustee acts as custodian of the original documents evidencing the underlying mortgage loans. But on occasion, KRECM may have custody of certain original documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent KRECM performs custodial functions as the master servicer, original documents will be maintained in a manner consistent with the Servicing Standard.

          Certain terms of the series 2006-C5 pooling and servicing agreement regarding the master servicer's removal, replacement, resignation or transfer are described in this prospectus supplement under "The Series 2006-C5 Pooling and Servicing Agreement--Removal, Resignation and Replacement of Servicers; Transfer of Servicing Duties," "--Events of Default" and "--Rights Upon Event of Default." Certain limitations on the master servicer's liability under the series 2006-C5 pooling and servicing agreement are described in this prospectus supplement under "--Liability of the Servicers" and "--Certain Indemnities."

          The manner in which collections on the underlying mortgage loans are to be maintained is described under "The Series 2006-C5 Pooling and Servicing Agreement--Servicing Under the Series 2006-C5 Pooling and Servicing Agreement" and "-Collection Account" in this prospectus supplement. Generally, all amounts received by KRECM on the underlying mortgage loans are initially deposited into a common clearing account with collections on other commercial mortgage loans serviced by KRECM and are then allocated and transferred to the appropriate account described under "The Series 2006-C5 Pooling and Servicing Agreement--Collection Account" in this prospectus supplement within the time required by the series 2006-C5 pooling and servicing agreement. Similarly, KRECM generally transfers any amount that is to be disbursed to a common disbursement account on the day of the disbursement.

          KRECM maintains the accounts it uses in connection with servicing commercial mortgage loans with its parent company, KeyBank National Association. The following table sets forth the ratings assigned to KeyBank National Association's long-term deposits and short-term deposits.

                                                           S&P   FITCH   MOODY'S
                                                           ---   -----   -------
Long-Term Deposits:                                         A       A       A1
Short-Term Deposits:                                       A-1     F1      P-1

          KRECM believes that its financial condition will not have any material adverse effect on the performance of its duties under the series 2006-C5 pooling and servicing agreement and, accordingly, will not have any material adverse impact on the mortgage pool performance or the performance of the series 2006-C5 certificates. There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against KRECM or of which any of its property is the subject, that is material to the series 2006-C5 certificateholders.

          KRECM has developed policies, procedures and controls for the performance of its master servicing obligations in compliance with applicable servicing agreements, servicing standards and the servicing criteria set forth in Item 1122 of Regulation AB. These policies, procedures and controls include, among other things, procedures to (i) notify borrowers of payment delinquencies and other loan defaults, (ii) work with borrowers to facilitate collections and performance prior to the occurrence of a servicing transfer event, and (iii) if a servicing transfer event occurs as a result of a delinquency, loss, bankruptcy or other loan default, transfer the subject loan to the special servicer. KRECM's servicing policies and procedures for the servicing functions it will perform under the series 2006-C5 pooling and servicing agreement for assets of the same type included in the series 2006-C5 securitization transaction are updated periodically to keep pace with the changes in the CMBS industry. For example, KRECM has, in response to changes in federal or state law or investor requirements, (i) made changes in its insurance monitoring and risk-management functions as a result of the Terrorism Risk Insurance Act of 2002 and (ii) established a website where investors and mortgage loan borrowers can access information regarding their investments and mortgage loans. Otherwise, KRECM's servicing policies and procedures have been generally consistent for the last three years in all material respects.

          KRECM is, as the master servicer, generally responsible for both master servicing functions and primary servicing functions with respect to the underlying mortgage loans it is obligated to service under the series 2006-C5 pooling and servicing agreement. However, KRECM will be permitted to appoint one or more subservicers to perform all or any portion of its primary servicing functions under the series 2006-C5 pooling and servicing agreement, as further described in this prospectus supplement under "The Series 2006-C5 Pooling and Servicing Agreement--Servicing Under the Series 2006-C5 Pooling and Servicing Agreement." At the request of Column Financial, Inc., one of the mortgage loan sellers, KRECM intends to appoint seven (7) subservicers to perform primary servicing functions for certain underlying mortgage loans or groups of underlying mortgage loans (in each case aggregating less than 10% of the initial mortgage pool balance) pursuant to subservicing agreements that will require and entitle the respective subservicers to handle collections, hold escrow and reserve accounts and respond to and make recommendations regarding assignments and assumptions and other borrower requests. KRECM also intends to enter into agreements with four (4) firms to provide limited, non-cashiering servicing functions (such as annual inspections) on certain underlying mortgage loans.

          In addition, KRECM may from time to time perform some of its servicing obligations under the series 2006-C5 pooling and servicing agreement through one or more third-party vendors that provide servicing functions such as tracking and reporting of flood zone changes, performing UCC searches or filing UCC financing statements and amendments.

          KRECM will, in accordance with its internal procedures and applicable law, monitor and review the performance of the subservicers that it appoints and any third-party vendors retained by it to perform servicing functions.

          KRECM is not an affiliate of the depositor, the sponsors (other than KeyBank National Association), the issuing entity, the special servicer, the trustee, or any originator of any of the underlying mortgage loans identified in this prospectus supplement (other than KeyBank National Association).

          The information set forth in this prospectus supplement concerning KRECM has been provided by it. KRECM will make no representations as to the validity or sufficiency of the series 2006-C5 pooling and servicing agreement, the series 2006-C5 certificates, the underlying mortgage loans or this prospectus supplement.

          See also "The Series 2006-C5 Pooling and Servicing
Agreement--Servicing and Other Compensation and Payment of Expenses," "--Enforcement of Due-on-Sale and Due-on-Encumbrance Provisions,"
"--Modifications, Waivers, Amendments and Consents," "--Required Appraisals," "--Collection Account," "--Inspections; Collection of Operating Information," "--Certain Indemnities" and "--Amendment" below in this prospectus supplement.

THE SPECIAL SERVICER

     LNR PARTNERS, INC.

          LNR Partners, Inc. ("LNR Partners"), a Florida corporation and a subsidiary of LNR Property Holdings, Ltd. ("LNR"), will initially be appointed as special servicer for the mortgage pool. The principal executive offices of LNR Partners are located at 1601 Washington Avenue, Suite 700, Miami Beach, Florida 33139 and its telephone number is (305)-695-5600. LNR through its subsidiaries, affiliates and joint ventures, is involved in the real estate investment, finance and management business and engages principally in:

          - acquiring, developing, repositioning, managing and selling commercial and multifamily residential real estate properties,

          -    investing in high-yielding real estate loans, and

          - investing in, and managing as special servicer, unrated and non-investment grade rated commercial mortgaged backed securities ("CMBS").

          LNR Partners and its affiliates have substantial experience in working out loans and in performing the other obligations of the special servicer as more particularly described in the series 2006-C5 pooling and servicing agreement, including, but not limited to, processing borrower requests for lender consent to assumptions, leases, easements, partial releases and expansion and/or redevelopment of the mortgaged properties. LNR Partners and its affiliates have been engaged in the special servicing of commercial real estate assets for over 13 years. The number of CMBS pools specially serviced by LNR Partners and its affiliates has increased from 46 in December 1998 to 195 as of June 30, 2006. More specifically, LNR Partners (and its predecessors in interest) acted as special servicer with respect to: (a) 84 domestic CMBS pools as of December 31, 2001, with a then current face value in excess of $53 billion; (b) 101 domestic CMBS pools as of December 31, 2002, with a then current face value in excess of $67 billion; (c) 113 domestic CMBS pools as of December 31, 2003, with a then current face value in excess of $79 billion; (d) 134 domestic CMBS pools as of December 31, 2004, with a then current face value in excess of $111 billion; (e) 142 domestic CMBS pools as of December 31, 2005, with a then current face value in excess of $148 billion and (f) 153 domestic CMBS pools as of June 30, 2006, with a then current face value in excess of $173 billion. Additionally, LNR Partners has resolved over $16.8 billion of U.S. commercial and multifamily loans over the past 13 years, including approximately $1.1 billion of U.S. commercial and multifamily mortgage loans during 2001, $1.9 billion of U.S. commercial and multifamily mortgage loans during 2002, $1.5 billion of U.S. commercial and multifamily mortgage loans during 2003, $2.1 billion of U.S. commercial and multifamily mortgage loans during 2004, $2.4 billion of U.S. commercial and multifamily mortgage loans during 2005 and $0.3 billion for the six months ended June 30, 2006.

          LNR or one of its affiliates generally seeks investments where it has the right to appoint LNR Partners as the special servicer. LNR Partners and its affiliates have regional offices located across the country in Florida, Georgia, Texas, Massachusetts, North Carolina and California, and in Europe in London, England, Paris, France and Munich, Germany. As of June 30, 2006, LNR Partners had approximately 180 employees responsible for the special servicing of commercial real estate assets. As of June 30, 2006, LNR Partners and its affiliates specially service a portfolio, which included approximately 23,000 assets in the 50 states and in Europe with a then current face value in excess of $207 billion, all of which are commercial real estate assets. Those commercial real estate assets include mortgage loans secured by the same types of income producing properties as secure the mortgage loans backing the series 2006-C5 certificates. Accordingly, the assets of LNR Partners and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for tenants, purchasers, financing and so forth. LNR Partners does not service any assets other than commercial real estate assets.

          LNR Partners maintains internal and external watch lists, performs monthly calls with master servicers and conducts overall deal surveillance and shadow servicing. LNR Partners has developed distinct strategies and procedures for working with borrowers on problem loans (caused by delinquencies, bankruptcies or other breaches of the loan documents) designed to maximize value from the assets for the benefit of the certificateholders. These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the Servicing Standard. Generally, four basic factors are considered by LNR Partners as part of its analysis and determination of what strategies and procedures to utilize in connection with problem loans. They are (i) the condition and type of mortgaged property, (ii) the borrower, (iii) the jurisdiction in which the mortgaged property is located, and (iv) the actual terms, conditions and provisions of the underlying loan documents. After each of these items is evaluated and considered, LNR Partners' strategy is guided by the Servicing Standard and all relevant provisions of the applicable pooling and servicing agreement pertaining to specially serviced and REO mortgage loans.

          LNR Partners has the highest ratings afforded to special servicers by S&P and Moody's, respectively.

          There have not been, during the past three years, any material changes to the policies or procedures of LNR Partners in the servicing function it will perform under the series 2006-C5 pooling and servicing agreement for assets of the same type included in this securitization transaction. LNR Partners has not engaged, and currently does not have any plans to engage, any sub-servicers to perform on its behalf any of its duties with respect to this securitization transaction. LNR Partners does not believe that its financial condition will have any adverse effect on the performance of its duties under the series 2006-C5 pooling and servicing agreement and, accordingly, will not have any material impact on the mortgage pool performance or the performance of the series 2006-C5 certificates. Generally, LNR Partners' servicing functions under pooling and servicing agreements do not include collection on the pool assets, however LNR Partners does maintain certain operating accounts with respect to REO mortgage loans in accordance with the terms of the applicable pooling and servicing agreements and consistent with the Servicing Standard set forth in each of such pooling and servicing agreements. LNR Partners does not have any material primary advancing obligations with respect to the CMBS pools as to which it acts as special servicer, except with respect to the obligation to make servicing advances only on specially serviced mortgage loans in four commercial mortgage securitization transactions, and the obligation to make advances of delinquent debt service payments on specially serviced mortgage loans in one commercial mortgage securitization transaction. Under certain circumstances, LNR Partners also has the obligation to make servicing advances and advances of delinquent debt service payments with respect to one collateralized debt obligation transaction.

          LNR Partners will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. On occasion, LNR Partners may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent that LNR Partners has custody of any such documents, such documents will be maintained in a manner consistent with the Servicing Standard.

          No securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer has experienced an event of default as a result of any action or inaction by LNR Partners as special servicer. LNR Partners has not been terminated as servicer in a commercial mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger. In addition, there has been no previous disclosure of material noncompliance with servicing criteria by LNR Partners with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer.

          There are, to the actual current knowledge of LNR Partners, no special or unique factors of a material nature involved in special servicing the particular types of assets included in the subject securitization, as compared to the types of assets specially serviced by LNR Partners in other commercial mortgage backed securitization pools generally, for which LNR Partners has developed processes and procedures which materially differ from the processes and procedures employed by LNR Partners in connection with its specially servicing of commercial mortgaged backed securitization pools generally.

          There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against LNR Partners or of which any of its property is the subject, that is material to the series 2006-C5 certificateholders.

          LNR Partners is not an affiliate of the depositor, any sponsor, the issuing entity, the master servicer, the trustee or any originator of any of the underlying mortgage loans identified in this prospectus supplement.

          LNR Securities Holdings, LLC, an affiliate of LNR Partners, will acquire an interest in one or more classes of the certificates and will be the initial series 2006-C5 directing certificateholder. Otherwise, except for LNR Partners acting as special servicer for this securitization transaction, there are no specific relationships that are material involving or relating to this securitization transaction or the securitized mortgage loans between LNR Partners or any of its affiliates, on the one hand, and the depositor, any sponsor or the issuing entity, on the other hand, that currently exist or that existed during the past two years. In addition, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm's length transaction with an unrelated third party - apart from the subject securitization transaction - between LNR Partners or any of its affiliates, on the one hand, and the depositor, any sponsor or the issuing entity, on the other hand, that currently exist or that existed during the past two years and that are material to an investor's understanding of the offered certificates.

          The information provided in this prospectus supplement concerning LNR Partners has been provided by it.

          See "--Servicing and Other Compensation and Payment of Expenses," "--Enforcement of "Due-on-Sale" and "Due-on-Encumbrance" Clauses," "--Modifications, Waivers, Amendments and Consents," "--Required Appraisals," "--Collection Accounts," "--Realization Upon Mortgage Loans," "--Inspections; Collection of Operation Information," "--Certain Indemnities" and "--Amendments" in this prospectus supplement.

LIABILITY OF THE SERVICERS

          The underlying mortgage loans will not be an obligation of, or be insured or guaranteed by the master servicer or the special servicer. In addition, the master servicer and the special servicer will be under no liability to the issuing entity, the other parties thereto or the certificateholders for any action taken, or not taken, in good faith pursuant to the series 2006-C5 pooling and servicing agreement or for errors in judgment; provided, however, that the master servicer and the special servicer will not be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties thereunder or by reason of negligent disregard of such obligations and duties. Moreover, the master servicer and the special servicer will be entitled to indemnification by the issuing entity against any loss, liability or expense incurred in connection with any legal action that relates to, among other things, the series 2006-C5 pooling and servicing agreement, the underlying mortgage loans or the certificates; provided, however, that such indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under the series 2006-C5 pooling and servicing agreement, by reason of negligent disregard of such obligations or duties. The master servicer and special servicer also will be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the series 2006-C5 pooling and servicing agreement.

REMOVAL, RESIGNATION AND REPLACEMENT OF SERVICERS; TRANSFER OF SERVICING DUTIES

          If an event of default occurs and remains unremedied with respect to the master servicer or the special servicer under the series 2006-C5 pooling and servicing agreement, then, in each and every such case, so long as the event of default remains unremedied, the trustee, may, and at the written direction of certificateholders entitled to not less than 25% of the voting rights, will terminate all of the obligations and rights of the master servicer or the special servicer, as applicable, under the series 2006-C5 pooling and servicing agreement and in and to the assets of the issuing entity, other than any rights the defaulting party may have (a) as a series 2006-C5 certificateholder or as a B Loan Holder, or (b) that accrued prior to such termination in respect of any unpaid servicing fees and other compensation, unreimbursed advances and interest thereon or rights to indemnification. Upon any such termination, the trustee must either:

          - succeed to all of the responsibilities, duties and liabilities of the master servicer or the special servicer, as applicable, under the series 2006-C5 pooling and servicing agreement; or

          - appoint an established mortgage loan servicing institution to act as successor to the master servicer or the special servicer, as applicable, under the series 2006-C5 pooling and servicing agreement.

          If the trustee is unwilling or unable so to act in accordance with the foregoing procedures or is not approved by each rating agency, it may (or, at the written request of certificateholders entitled to not less than 51% of the voting rights, it will be required to), appoint, or petition a court of competent jurisdiction to appoint as successor to such master servicer or such special servicer, as applicable, any established mortgage loan servicing institution or other entity as to which the trustee has received written notice from each rating agency that such appointment would not, in and of itself, result in the downgrade, qualification or withdrawal of the then current ratings assigned to any class of certificates by such rating agency.

          In connection with such appointment and assumption of a successor to the master servicer or the special servicer as described herein, subject to the right of the predecessor master servicer or special servicer to retain certain fees earned by it prior to the subject event of default, the trustee may make such arrangements for the compensation of such successor out of payments on the underlying mortgage loans as it and such successor agree. However, no such compensation with respect to a successor master servicer or successor special servicer, as the case may be, will be in excess of that paid to the terminated master servicer or special servicer, as the case may be, under the series 2006-C5 pooling and servicing agreement. If no successor can be obtained for such compensation, then, subject to approval by the rating agencies, additional amounts will be paid to such successor and such amounts in excess of that paid to the terminated master servicer or special servicer, as the case may be, will be treated as Additional Trust Fund Expenses. The trustee, the master servicer, the special servicer and such successor are required to take such action, consistent with the series 2006-C5 pooling and servicing agreement, as will be necessary to effectuate any such succession. Any reasonable costs and expenses associated with the transfer of the servicing function (other than with respect to a termination without cause as described in the immediately succeeding paragraph) under the series 2006-C5 pooling and servicing agreement will be required to be borne by the predecessor master servicer or special servicer.

          Subject to the discussion in the next paragraph, the holder or holders of series 2006-C5 certificates representing a majority interest in the series 2006-C5 controlling class may, upon not less than 10 business days' prior written notice to the respective parties to the series 2006-C5 pooling and servicing agreement, remove any existing special servicer (other than with respect to the 280 Park Avenue Mortgage Loan), with or without cause, and appoint a successor special servicer, except that, if the removal is without cause, all costs of the issuing entity incurred in connection with transferring the subject special servicing responsibilities to a successor special servicer will be the responsibility of the certificateholders of the series 2006-C5 controlling class. However, any such appointment of a successor special servicer will be subject to, among other things, receipt by the trustee of--

          1. written confirmation from each of Moody's and S&P, as applicable, that such removal and appointment, in and of itself, would not result in a qualification, downgrade or withdrawal of the then current ratings then assigned thereby to any class of series 2006-C5 certificates, and

          2. the written agreement of the proposed special servicer to be bound by the terms and conditions of the series 2006-C5 pooling and servicing agreement.

          Moreover, the terminated special servicer may be entitled to, among other things:

          - payment out of the master servicer's collection account for all accrued and unpaid special servicing fees and additional special servicing compensation;

          - reimbursement by its successor for any outstanding servicing advances made by the terminated special servicer, together with interest;

          - continued rights to indemnification as described under "Description of the Governing Documents--Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us" in the accompanying prospectus; and

          - continued rights to some or all workout fees earned by it as described under "--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

          Upon reimbursement as described in the second bullet of the prior sentence, any advance will be treated as if it were made by the successor special servicer.

          If the master servicer or the special servicer, as the case may be, is terminated pursuant to the terms of the series 2006-C5 pooling and servicing agreement, it is required to promptly provide the trustee with all documents and records requested by it to enable the trustee to assume the master servicer's or the special servicer's, as the case may be, functions thereunder, and is required to reasonably cooperate with the trustee in effecting the termination of the master servicer's or the special servicer's, as the case may be, responsibilities and rights under the series 2006-C5 pooling and servicing agreement, including, without limitation, the prompt transfer to the trustee for administration by it of all cash amounts which are at the time, or should have been, credited by the master servicer to the collection account or any other account held by it on account of the underlying mortgage loans or credited by the special servicer to an REO account, as the case may be, or which thereafter are received with respect to any underlying mortgage loan or any REO Property (in each case, net of amounts then due to the master servicer or the special servicer).

THE TRUSTEE

          Wells Fargo Bank, N.A. ("Wells Fargo") will act as the trustee and custodian to the Credit Suisse Commercial Mortgage Trust Series 2006-C5 pursuant to the series 2006-C5 pooling and servicing agreement. Wells Fargo is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $482 billion in assets, 23 million customers and 153,000 employees as of December 31, 2005, Wells Fargo & Company is among the leading U.S. bank holding companies, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States. Wells Fargo provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The depositor, the sponsors, the master servicer and the special servicer may maintain banking and other commercial relationships with Wells Fargo and its affiliates. Wells Fargo's principal corporate trust offices are located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0113.

          Wells Fargo has provided corporate trust services since 1934. Wells Fargo acts as trustee with respect to a variety of transactions and asset types including corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations. As of September 30, 2006, Wells Fargo was acting as trustee on more than 280 series of commercial mortgage-backed securities with an aggregate principal balance of over $270 billion.

          In its capacity as trustee on commercial mortgage securitizations, Wells Fargo is generally required to make an advance if the master servicer or the special servicer fails to make a required advance. In the past three years, Wells Fargo has not been required to make an advance on a commercial mortgage-backed securities transaction.

          The trustee under the series 2006-C5 pooling and servicing agreement is required at all times be, and will be required to resign if it fails to be,
(i) a corporation, national bank, trust company or national banking association, organized and doing business under the laws of any state or the United States of America or the District of Columbia, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the series 2006-C5 pooling and servicing agreement, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority and shall not be an affiliate of the depositor, the master servicer or the special servicer (except during any period when the trustee is acting as, or has become successor to, the master servicer or the special servicer, as the case may be), (ii) an institution insured by the Federal Deposit Insurance Corporation and (iii) an institution whose long-term senior unsecured debt is rated "AA-" or higher by S&P and Fitch (or such entity as would not, as evidenced in writing by such rating agency, result in the qualification (as applicable), downgrading or withdrawal of any of the then current ratings then assigned thereby to any class of series 2006-C5 certificates.

          Under the terms of the series 2006-C5 pooling and servicing agreement, the trustee is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. In addition, the trustee will be responsible for the preparation of all REMIC and grantor trust tax returns on behalf of the issuing entity and the preparation of monthly reports on Form 10-D (in regards to distribution and pool performance information), current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing entity. Wells Fargo has been engaged in the business of securities administration in connection with mortgage-backed securities in excess of 20 years and in connection with commercial mortgage-backed securities since 1997. It has acted as securities administrator with respect to more than 350 series of commercial mortgage-backed securities, and, as of September 30, 2006, was acting as securities administrator with respect to more than $310 billion of outstanding commercial mortgage-backed securities.

          There have been no material changes to Wells Fargo's policies or procedures with respect to its securities administration function other than changes required by applicable laws.

          In the past three years, Wells Fargo has not materially defaulted in its securities administration obligations under any pooling and servicing agreement or caused an early amortization or other performance triggering event because of servicing by Wells Fargo with respect to commercial mortgage-backed securities.

          The trustee is, in general, responsible for managing the assets of the issuing entity on behalf of the series 2006-C5 certificateholders and pursuant the series 2006-C5 pooling and servicing agreement. Additionally, pursuant to the series 2006-C5 pooling and servicing agreement, Wells Fargo will act as custodian of the mortgage loan documents evidencing the underlying mortgage loans and will be responsible for holding and safeguarding the mortgage notes and other contents of the mortgage files on behalf of the series 2006-C5 certificateholders. In that capacity, Wells Fargo is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the trustee and the series 2006-C5 certificateholders. Wells Fargo maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan level file integrity and to assist in inventory management. Files are segregated by transaction and/or issuer. Wells Fargo has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo maintains its commercial document custody facilities in Minneapolis, Minnesota. As of September 30, 2006, Wells Fargo was acting as custodian of more than 40,000 commercial mortgage loan files.

          Wells Fargo has served as loan file custodian for various mortgage loans owned by Column Financial, Inc., including for mortgage loans included in the issuing entity. The terms of the custodial agreement provided by Wells Fargo are customary for the commercial mortgage-backed securities industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files. The terms of the series 2006-C5 pooling and servicing agreement with respect to the custody of the mortgage loans supersede any such custodial agreement.

          As consideration for performing these duties, Wells Fargo will receive a trustee fee of 0.00065% per annum on the stated principal balance of each underlying mortgage loan. The trustee fee is payable out of general collections on the mortgage pool in the issuing entity.

          The trustee will not be obligated to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding the distribution account or the interest reserve account meeting the requirements set forth in the series 2006-C5 pooling and servicing agreement. In addition, the trustee and each of its respective directors, officers, employees, agents and controlling persons will be entitled to indemnification from the trust against any loss, liability or expense incurred in connection with any legal action incurred without negligence or willful misconduct on its respective parts, arising out of, or in connection with the series 2006-C5 pooling and servicing agreement and the certificates.

          See "--Rights Upon Event of Default," "--Matters Regarding the Trustee" and "--Certain Indemnities" in this prospectus supplement.

RESIGNATION AND REMOVAL OF THE TRUSTEE

          The trustee will be permitted at any time to resign from its obligations and duties under the series 2006-C5 pooling and servicing agreement by giving written notice to the depositor. Upon receiving a notice of resignation, the depositor will be required to use its best efforts to promptly appoint a successor trustee. If no successor trustee has accepted an appointment within a specified period after the giving of the notice of resignation, the resigning trustee may petition any court of competent jurisdiction to appoint a successor trustee.

          If at any time the trustee ceases to be eligible to continue as the trustee under the series 2006-C5 pooling and servicing agreement, or if at anytime the trustee becomes incapable of acting, or if some events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee, the depositor will be authorized to remove the trustee and appoint a successor trustee. In addition, holders of the certificates entitled to at least 51% of the voting rights may at any time, without cause, remove the trustee under the series 2006-C5 pooling and servicing agreement and appoint a successor trustee.

          Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

          See "--Rights Upon Event of Default," "--Matters Regarding the Trustee," and "--Certain Indemnities" in this prospectus supplement.

ASSIGNMENT OF THE MORTGAGE LOANS

          On the date of initial issuance of the offered certificates, we will sell, assign, transfer or otherwise convey all of our right, title and interest in and to the mortgage loans acquired from the mortgage loan sellers, without recourse, to the trustee for the benefit of the holders of the series 2006-C5 certificates. We will also assign to the trustee our rights under the agreements whereby we acquired the mortgage loans from the respective mortgage loan sellers.

SERVICING UNDER THE SERIES 2006-C5 POOLING AND SERVICING AGREEMENT

          UNDERLYING MORTGAGE LOANS. The master servicer and the special servicer must service and administer the respective mortgage loans and any REO Properties owned by the issuing entity, directly or through sub-servicers, in accordance with the Servicing Standard.

          In general, the master servicer will be responsible for the servicing and administration of--

          - all mortgage loans in the issuing entity (other than the 280 Park Avenue Mortgage Loan) as to which no Servicing Transfer Event has occurred, and

          - all worked-out mortgage loans in the issuing entity (other than the 280 Park Avenue Mortgage Loan) as to which no new Servicing Transfer Event has occurred;

          In the case of a number of underlying mortgage loans, it is expected that the master servicer will perform some or all of its servicing duties through sub-servicers that cannot be terminated, including by a successor master servicer, except for cause.

          The master servicer will be responsible for performing such limited duties with respect to the 280 Park Avenue Mortgage Loan as are specifically set forth in the series 2006-C5 pooling and servicing agreement.

          SPECIALLY SERVICED MORTGAGE LOANS. With respect to any mortgage loan in the issuing entity (other than the 280 Park Avenue Mortgage Loan) as to which a Servicing Transfer Event has occurred, the master servicer will transfer its servicing responsibilities to the special servicer.

          Despite the foregoing, the series 2006-C5 pooling and servicing agreement will require the master servicer:

          - to continue to receive payments and, subject to the master servicer's timely receipt of information from the special servicer (and the 280 Park Avenue Master Servicer and the 280 Park Avenue Special Servicer), prepare all reports to the trustee required with respect to any specially serviced mortgage loans and REO Properties in the issuing entity (including, if applicable, the 280 Park Avenue Mortgage Loan and any related REO Property); and

          - otherwise, to render other incidental services with respect to any specially serviced mortgage loans and REO Properties in the issuing entity.

          The special servicer will return the servicing of any such mortgage loan to the master servicer, and such mortgage loan will be considered to have been worked-out, if and when all Servicing Transfer Events with respect to such mortgage loan cease to exist and that mortgage loan has become a Corrected Mortgage Loan. The special servicer will be responsible for the operation and management of any REO Property.

          Neither the master servicer nor the special servicer will have responsibility for the performance by the other servicer of its respective obligations and duties under the series 2006-C5 pooling and servicing agreement.

          As long as servicing of the 280 Park Avenue Whole Loan is governed by the series 2006-C4 pooling and servicing agreement, the 280 Park Avenue Mortgage Loan will be considered a specially serviced mortgage loan in accordance with the series 2006-C4 pooling and servicing agreement in generally the same circumstances as is set forth under the definition of "Servicing Transfer Event" in this prospectus supplement.

          CBA B-NOTE COMPANION LOANS. No CBA B-Note Companion Loan will be included in the issuing entity, and references in this prospectus supplement to "underlying mortgage loans" do not include the CBA B-Note Companion Loans. Each CBA B-Note Companion Loan will, however, be serviced under the series 2006-C5 pooling and servicing agreement by the master servicer or the special servicer, as applicable, if a CBA A/B Material Default with respect to that loan has occurred and is continuing under the related CBA A/B Intercreditor Agreement.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

          THE MASTER SERVICING FEE. The principal compensation to be paid to the master servicer with respect to its master servicing activities in respect of the underlying mortgage loans will be the master servicing fee.

          The master servicing fee:

          - will be earned with respect to each and every underlying mortgage loan, including (without duplication)--

               1.   each specially serviced mortgage loan, if any,

               2. each mortgage loan, if any, as to which the corresponding mortgaged real property has become an REO Property, and

               3. each mortgage loan, if any, as to which defeasance has occurred; and

          -    in the case of each and every underlying mortgage loan, will--

               1. be calculated on the same interest accrual basis as that mortgage loan,

               2. accrue at a master servicing fee rate (inclusive of any primary servicing fee) that, on a loan-by-loan basis, ranges from 0.0200% per annum to 0.1350% per annum,

               3. accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan, and

               4. be payable to the master servicer monthly from amounts received with respect to interest on that mortgage loan (or if so not paid, will remain outstanding).

          As of the date of initial issuance of the offered certificates, the weighted average master servicing fee for the mortgage pool will be 0.0111% per annum.

          For purposes of this prospectus supplement, master servicing fees include primary servicing fees and, in some cases, correspondent fees. The master servicer will be the primary servicer for certain of the underlying mortgage loans. The underlying mortgage loans not primary serviced by the master servicer will be serviced by various other parties, who will be entitled to the related primary servicing fees.

          If KeyCorp Real Estate Markets, Inc. resigns or is terminated as the master servicer, then it will be entitled to retain the related Excess Servicing Strip, except to the extent that any portion of such Excess Servicing Strip is needed to compensate any replacement master servicer for assuming the duties of KeyCorp Real Estate Markets, Inc., as the master servicer under the series 2006-C5 pooling and servicing agreement. In the event that KeyCorp Real Estate Markets, Inc. resigns or is terminated as a primary servicer, it will be entitled to retain its primary servicing fee with respect to those underlying mortgage loans for which it is primary servicer, except to the extent that any such portion of such primary servicing fee is needed to compensate any replacement primary servicer for assuming the duties of KeyCorp Real Estate Markets, Inc. as a primary servicer under the series 2006-C5 pooling and servicing agreement. The initial master servicer will be entitled to transfer any such Excess Servicing Strip and/or primary servicing fees that may be retained by it in connection with its resignation or termination.

          PREPAYMENT INTEREST SHORTFALLS. The series 2006-C5 pooling and servicing agreement provides that, if any Prepayment Interest Shortfall is incurred with respect to the mortgage pool by reason of the master servicer's acceptance of any principal prepayment by the related borrower of any underlying mortgage loan during any collection period (other than a Prepayment Interest Shortfalls resulting from a principal prepayment accepted by the master servicer
(i) with respect to any specially serviced mortgage loan, (ii) as a result of the payment of insurance proceeds or condemnation proceeds, (iii) subsequent to a default under the related mortgage loan documents (provided that the master servicer reasonably believes that acceptance of such prepayment is consistent with the Servicing Standard and it has obtained the consent of the special servicer), (iv) pursuant to applicable law or a court order, (v) at the request of or with the consent of the Series 2006-C5 Directing Certificateholder or (vi) as permitted by the related mortgage loan documents), then the master servicer must make a non-reimbursable payment with respect to the related distribution date in an amount equal to the lesser of (a) such Prepayment Interest Shortfall or (b) the aggregate of (1) that portion of the servicing fees for the master servicer for the related distribution date that is calculated at 0.005% per annum and (2) all Prepayment Interest Excesses received by the master servicer during that collection period.

          In addition, if a Prepayment Interest Shortfall is incurred during any collection period with respect to any underlying mortgage loan and the master servicer does not make a payment in respect of such Prepayment Interest Shortfall as contemplated by the prior paragraph, then the master servicer (a) must apply any Prepayment Interest Excesses received during that collection period with respect to other underlying mortgage loans to offset such Prepayment Interest Shortfall and (b) may retain, as additional compensation, any such Prepayment Interest Excesses that are not needed to accomplish such offset.

          No other master servicing compensation will be available to cover Prepayment Interest Shortfalls, and the master servicer's obligation to make payments to cover Prepayment Interest Shortfalls in respect of a particular collection period will not carry over to any subsequent collection period.

          Any payments made by the master servicer with respect to any distribution date to cover Prepayment Interest Shortfalls, and any Prepayment Interest Excesses applied to offset Prepayment Interest Shortfalls, with respect to the mortgage pool will be included in the Available P&I Funds for that distribution date, as described under "Description of the Offered Certificates--Distributions" in this prospectus supplement. If the amount of Prepayment Interest Shortfalls incurred with respect to the mortgage pool during any collection period exceeds the sum of--

          - any Prepayment Interest Excesses collected with respect to the mortgage pool during that collection period and which are required to be applied to offset Prepayment Interest Shortfalls, and

          - any payments made by the master servicer with respect to the related distribution date to cover those Prepayment Interest Shortfalls,

then the resulting Net Aggregate Prepayment Interest Shortfall will be allocated among the respective interest-bearing classes of the series 2006-C5 certificates (exclusive of the class A-MFL certificates) and the class A-MFL REMIC II regular interest, in reduction of the interest distributable on those certificates, as and to the extent described under "Description of the Offered Certificates--Distributions--Interest Distributions" in this prospectus supplement.

          No master servicer will make payments to cover, or apply Prepayment Interest Excesses received on underlying mortgage loans for which it is the master servicer to offset, Prepayment Interest Shortfalls incurred with respect to underlying mortgage loans for which it is not the master servicer.

          PRINCIPAL SPECIAL SERVICING COMPENSATION. The principal compensation to be paid to the special servicer with respect to its special servicing activities in respect of the mortgage pool will be--

          -    the special servicing fee,

          -    the workout fee, and

          -    the liquidation fee.

          SPECIAL SERVICING FEE. With respect to the special servicer, the special servicing fee:

          -    will be earned with respect to--

               1. each underlying mortgage loan (other than the 280 Park Avenue Mortgage Loan), if any, that is being specially serviced by the special servicer, and

               2. each underlying mortgage loan (other than the 280 Park Avenue Mortgage Loan), if any, as to which the corresponding mortgaged real property has become an REO Property and is being administered by the special servicer; and

          - in the case of each underlying mortgage loan described in the foregoing bullet, will--

               1. be calculated on the same interest accrual basis as that mortgage loan, which will be a 30/360 Basis or an Actual/360 Basis, as applicable (or, in the case of those mortgage loans that provide for the payment of fixed amounts during an interest-only period, on a 30/360 Basis during the interest-only period and an Actual/360 Basis thereafter),

               2. accrue at a special servicing fee rate of 0.35% per annum (subject to a minimum of $4,000 per loan per month and, provided that such minimum amount may be reduced by the Series 2006-C5 Directing Certificateholder),

               3. accrue on the Stated Principal Balance of that mortgage loan outstanding from time to time; and

          - will generally be payable to the special servicer monthly from general collections on the mortgage pool.

          No special servicing fees in respect of the 280 Park Avenue Mortgage Loan will be payable out of collections on the mortgage pool.

          WORKOUT FEE. The special servicer will, in general, be entitled to receive a workout fee with respect to each specially serviced mortgage loan in the issuing entity that has been worked-out by it. The workout fee will be payable out of, and will generally be calculated by application of a workout fee rate of 1.0% to, each payment of interest, other than Default Interest and Post-ARD Additional Interest, and principal (including scheduled payments, prepayments, balloon payments, payments at maturity and payments resulting from a partial condemnation) received on the subject underlying mortgage loan for so long as it remains a worked-out mortgage loan. The workout fee with respect to any worked-out mortgage loan in the issuing entity will cease to be payable if a new Servicing Transfer Event occurs with respect to that mortgage loan. However, a new workout fee would become payable if the subject underlying mortgage loan again became a worked-out mortgage loan with respect to that new Servicing Transfer Event.

          If the special servicer is terminated (other than for cause) or resigns, it will retain the right to receive any and all workout fees payable with respect to underlying mortgage loans that were worked-out by it during the period that it acted as special servicer and as to which no new Servicing Transfer Event had occurred as of the time of its termination or resignation. The successor special servicer will not be entitled to any portion of those workout fees.

          Although workout fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any workout fee will reduce amounts payable to the series 2006-C5 certificateholders.

          No workout fees in respect of the 280 Park Avenue Mortgage Loan will be payable out of collections on the mortgage pool.

          LIQUIDATION FEE. The special servicer will be entitled to receive a liquidation fee with respect to each specially serviced mortgage loan in the issuing entity for which it obtains a full, partial or discounted payoff from the related borrower. The special servicer will also be entitled to receive a liquidation fee with respect to any specially serviced mortgage loan or REO Property in the issuing entity as to which it receives any liquidation proceeds, insurance proceeds or condemnation proceeds, except as described in the next paragraph. A liquidation fee will also be payable in connection with the repurchase of any mortgage loan in the issuing entity (other than the 280 Park Avenue Mortgage Loan) for a Material Breach of representation or warranty or a Material Document Defect, as described under "Description of the Underlying Mortgage Loans--Cures, Repurchases and Substitutions" in this prospectus supplement, if the repurchase occurs after the end of the applicable cure period (as that cure period may be extended). As to each underlying mortgage loan repurchased as contemplated by the immediately preceding sentence, and any specially serviced mortgage loan and REO Property in the issuing entity (other than the 280 Park Avenue Mortgage Loan), the liquidation fee will generally be payable from, and will be calculated by application of a liquidation fee rate of 1.0% to, the related payment or proceeds, exclusive of any liquidation expenses, and further exclusive of any portion of that payment or proceeds that represents a recovery of Default Interest, late payment charges and/or Post-ARD Additional Interest.

          Despite anything to the contrary described in the prior paragraph, no liquidation fee will be payable based on, or out of, proceeds received in connection with:

          - the repurchase of any underlying mortgage loan for a Material Breach of a representation or warranty or a Material Document Defect, as described under "Description of the Underlying Mortgage Loans--Cures, Repurchases and Substitutions" in this prospectus supplement, within the applicable cure period (as that cure period may be extended);

          - the purchase of any Defaulted Loan by the special servicer or any of its affiliates pursuant to a fair value purchase option, as described under "--Realization Upon Mortgage Loans--Purchase Option" below;

          - the purchase of the 280 Park Avenue Mortgage Loan by any 280 Park Avenue Pari Passu Companion Lender, as described under "Description of the Underlying Mortgage Loans--Certain Matters Regarding the 280 Park Avenue Mortgage Loan" in this prospectus supplement;

          - the purchase of any CBA A-Note Mortgage Loan by the holder of the related CBA B-Note Companion Loan pursuant to the related CBA A/B Intercreditor Agreement, as described under "Description of the Underlying Mortgage Loans--The CBA A/B Loan Pairs" in this prospectus supplement within 90 days of that CBA A-Note Mortgage Loan becoming specially serviced;

          - the purchase of an underlying mortgage loan by a mezzanine lender, pursuant to the related mezzanine loan intercreditor agreement within 60 days of such underlying mortgage loan becoming specially serviced to the extent not collected from the related mezzanine lender pursuant to the related intercreditor agreement and the series 2006-C5 pooling and servicing agreement; or

          - the purchase of all of the mortgage loans and REO Properties in the issuing entity by the master servicer, the special servicer or any single certificateholder or group of certificateholders of the series 2006-C5 controlling class in connection with the termination of the issuing entity, as described under "--Termination" below.

          Although liquidation fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any liquidation fee will reduce amounts payable to the series 2006-C5 certificateholders.

          If the special servicer is terminated (other than for cause) or resigns, it will retain the right to receive any liquidation fee payable with respect to any specially serviced mortgage loan that has been or is liquidated (whether prior to or subsequent to such termination or resignation, as applicable) pursuant to an action plan submitted by the special servicer and approved (or deemed approved) by the series 2006-C5 directing certificateholder. The successor special servicer will not be entitled to any portion of those liquidation fees.

          No liquidation fees in respect of the 280 Park Avenue Mortgage Loan will be payable out of collections on the mortgage pool.

          SPECIAL SERVICING COMPENSATION WITH RESPECT TO THE CBA B-NOTE COMPANION LOANS. The special servicer will be entitled to such compensation with respect to the CBA B-Note Companion Loans as is provided under the series 2006-C5 pooling and servicing agreement to the extent not prohibited under the respective CBA A/B Intercreditor Agreements; provided that in no such case will the payment of any such compensation reduce amounts otherwise payable to the series 2006-C5 certificateholders with respect to the related CBA A-Note Mortgage Loan.

          ADDITIONAL SERVICING COMPENSATION. As additional master servicing compensation, the master servicer will be entitled to receive the excess, if any, of:

          - the amount of all Prepayment Interest Excesses collected with respect to the underlying mortgage loans during any collection period, over the amount of certain Prepayment Interest Shortfalls incurred with respect to the underlying mortgage loans during the related collection period, as described under "--Prepayment Interest Shortfalls" above.

          In addition, the following items collected on the underlying mortgage loans (other than the 280 Park Avenue Mortgage Loan) will be allocated between the master servicer and the special servicer as additional compensation in accordance with the series 2006-C5 pooling and servicing agreement:

          - any late payment charges and Default Interest actually collected on any particular underlying mortgage loan, to the extent that such late payment charges and Default Interest are not otherwise applied--

               1. to pay the master servicer, the special servicer or the trustee, as applicable, any unpaid interest on advances made by, and reimbursed to, that party with respect to that mortgage loan or the related mortgaged real property,

               2. to reimburse the issuing entity for any unreimbursed interest on advances that were made with respect to that mortgage loan or the related mortgaged real property, which interest was paid to the master servicer, the special servicer or the trustee, as the case may be, from collections on the mortgage pool other than late payment charges and Default Interest collected on that mortgage loan,

               3. to reimburse the issuing entity for any other Additional Trust Fund Expenses (other than special servicing fees, workout fees and liquidation fees) related to that mortgage loan, and

          - any extension fees, modification fees, assumption fees, assumption application fees, defeasance fees, earnout fees, consent/waiver fees and other comparable transaction fees and charges.

          The master servicer will be authorized to invest or direct the investment of funds held in its collection account, or in any escrow and/or reserve account maintained by it, in Permitted Investments. See "--Collection Account" below. The master servicer--

          - will generally be entitled to retain any interest or other income earned on those funds, and

          - will be required to cover any losses of principal of those investments from its own funds, to the extent those losses are incurred with respect to investments made for that master servicer's benefit.

          Generally, the master servicer will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding any of those accounts, provided that it may be obligated if certain requirements in the series 2006-C5 pooling and servicing agreement are not complied with.

          The special servicer will be authorized to invest or direct the investment of funds held in its REO account in Permitted Investments. See "--Realization Upon Mortgage Loans--REO Account" below. The special servicer--

          - will generally be entitled to retain any interest or other income earned on those funds, and

          - will be required to cover any losses of principal from its own funds, to the extent those losses are incurred with respect to investments made for the special servicer's benefit.

          Generally, the special servicer will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding its REO account, provided that it may be obligated if certain requirements in the series 2006-C5 pooling and servicing agreement are not complied with.

          PAYMENT OF EXPENSES; SERVICING ADVANCES. The master servicer and the special servicer will each be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the series 2006-C5 pooling and servicing agreement. Neither the master servicer nor the special servicer will be entitled to reimbursement for these expenses except as expressly provided in the series 2006-C5 pooling and servicing agreement.

          With respect to each underlying mortgage loan, in accordance with the Servicing Standard, the master servicer will be obligated, if and to the extent necessary, to advance all such amounts as are necessary to pay, among other things, (a) ground rents, if applicable, with respect to the related mortgaged real property, (b) premiums on insurance policies with respect to the related mortgaged real property, (c) operating, leasing, managing and liquidation expenses for the related mortgaged real property after it has become an REO property, (d) the cost of environmental inspections with respect to the related mortgaged real property, (e) real estate taxes, assessments and other items that are or may become a lien on the related mortgaged real property, (f) the costs of any enforcement or judicial proceedings with respect to that mortgage loan, including foreclosure and similar proceedings, and (g) the cost of appraisals required under the series 2006-C5 pooling and servicing agreement with respect to the related mortgaged real property.

          In general, any and all customary, reasonable and necessary out-of-pocket costs and expenses (including for the remediation of any adverse environmental circumstance or condition at any of the mortgaged real properties) incurred by the master servicer or the special servicer in connection with the servicing of an underlying mortgage loan as to which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or in connection with the administration of any REO Property in the issuing entity, will be servicing advances. Servicing advances will be reimbursable from future payments and other collections, including insurance proceeds, condemnation proceeds and liquidation proceeds, received in connection with the related mortgage loan or REO Property. In addition, subject to recoverability, the special servicer may periodically require the master servicer to reimburse the special servicer for any servicing advances made by it with respect to a particular underlying mortgage loan or REO Property. Upon so reimbursing the special servicer for any servicing advance, the master servicer will be deemed to have made the advance.

          The special servicer will have no obligation to make servicing advances, but will have the option (in its sole discretion) to make servicing advances on an emergency basis. The special servicer will be required to request the master servicer to make required servicing advances with respect to a specially serviced mortgage loan or REO Property (other than the 280 Park Avenue Mortgage Loan and any related REO Property) on a monthly basis (except for servicing advances required on an emergency basis, for which requests may be made on a more frequent basis). The special servicer must make the request, in writing, at least five business days prior to when the subject servicing advance is required to be made (or, with respect to emergency servicing advances, within two business days of the special servicer's receipt of notice that the emergency servicing advances are required). The master servicer must make the requested servicing advance within a specified number of days following the master servicer's receipt of the request. The special servicer will be required to provide the master servicer any information in its possession as the master servicer may reasonably request to enable that master servicer to determine whether a requested servicing advance would be recoverable from expected collections on the related mortgage loan or REO Property. If the special servicer does not fulfill its obligation to provide the master servicer with notice and information regarding any servicing advance, the master servicer will have no obligation to make the subject servicing advance.

          If the master servicer fails to make a required servicing advance within the time required under the series 2006-C5 pooling and servicing agreement, then the trustee will be required:

          - if it has actual knowledge of the failure, to give the defaulting party notice of its failure; and

          - if the failure continues for three more business days after that notice, to make the servicing advance.

          Despite the foregoing discussion or anything else to the contrary in this prospectus supplement, none of the master servicer, the special servicer or the trustee will be obligated to make servicing advances that, in its judgment, would not be ultimately recoverable from expected collections on the related mortgage loan or REO Property. If the master servicer, the special servicer or the trustee makes any servicing advance with respect to any mortgage loan (or any related Companion Loan) or related REO Property that it or the special servicer subsequently determines is not recoverable from expected collections on that mortgage loan or REO Property (any such servicing advance, a "Nonrecoverable Servicing Advance"), it may obtain reimbursement for that advance, together with interest on that advance, out of general collections on the mortgage loans and any REO Properties on deposit in the master servicer's collection account from time to time. The trustee will conclusively rely on the determination of the master servicer or the special servicer regarding the nonrecoverability of any servicing advance. The master servicer will conclusively rely on the determination of the special servicer regarding the nonrecoverability of any servicing advance. Any reimbursement of a Nonrecoverable Servicing Advance (including interest accrued thereon) as described in the preceding sentence will be deemed to be reimbursed first from payments and other collections of principal on the mortgage pool that are on deposit in the collection account (thereby reducing the amount of principal otherwise distributable on the series 2006-C5 certificates (exclusive of the class A-MFL certificates) and the class A-MFL REMIC II regular interest on the related distribution date) prior to application of any other general collections on the mortgage pool against such reimbursement.

          Notwithstanding the foregoing, upon a determination that a previously made servicing advance is not recoverable from expected collections on the related mortgage loan or REO Property in the issuing entity, instead of obtaining reimbursement out of general collections on the mortgage pool immediately, any of the master servicer, the special servicer or the trustee, as the case may be, may, in its sole discretion, elect to obtain reimbursement for a Nonrecoverable Servicing Advance over a period of time (not to exceed six months without the consent of the Series 2006-C5 Directing Certificateholder), with interest thereon at the prime rate described below. At any time after such a determination to obtain reimbursement over time in accordance with the preceding sentence, the master servicer, the special servicer or the trustee, as applicable, may, in its sole discretion, decide to obtain reimbursement from general collections on the mortgage pool immediately. In general, such a reimbursement deferral will only be permitted under the series 2006-C5 pooling and servicing agreement if and to the extent that the subject Nonrecoverable Servicing Advance, after taking into account other outstanding Nonrecoverable Advances, could not be reimbursed with interest out of payments and other collections of principal on the mortgage pool during the current collection period. The fact that a decision to recover a Nonrecoverable Servicing Advance over time, or not to do so, benefits some classes of series 2006-C5 certificateholders to the detriment of other classes of series 2006-C5 certificateholders will not constitute a violation of the Servicing Standard by the master servicer or the special servicer or a breach of the terms of the series 2006-C5 pooling and servicing agreement by any party thereto or a violation of any fiduciary duty owed by any party to the series 2006-C5 certificateholders.

          In addition, in the event that any servicing advance (including any interest accrued thereon) with respect to a defaulted underlying mortgage loan remains unreimbursed following the time that such underlying mortgage loan is modified and returned to performing status, the master servicer, the special servicer or the trustee, as applicable, will be entitled to reimbursement for that advance (even though that advance is not deemed Nonrecoverable Servicing Advance), on a monthly basis, out of - but solely out of - payments and other collections of principal on all the underlying mortgage loans after the application of those principal payments and collections to reimburse any party for any Nonrecoverable Advance (or interest thereon), prior to any distributions of principal on the series 2006-C5 certificates (including, in the case of the class A-MFL certificates, through the class A-MFL REMIC II regular interest). If any such advance is not reimbursed in whole on any distribution date due to insufficient principal collections during the related collection period, then the portion of that advance which remains unreimbursed will be carried over (with interest thereon continuing to accrue) for reimbursement on the following distribution date (to the extent of principal collections available for that purpose). If any such advance, or any portion of any such advance, is determined, at any time during this reimbursement process, to be a Nonrecoverable Advance, then the master servicer, the special servicer or the trustee, as the case may be, will be entitled to immediate reimbursement as a Nonrecoverable Advance (together with interest thereon) out of general collections in the master servicer's collection account in an amount equal to the portion of that advance that remains outstanding, plus accrued interest, subject to the master servicer's or trustee's election to obtain reimbursement over time as described in the previous paragraph.

          In addition, to the extent that reimbursements of any servicing advances relating to one or more underlying mortgage loans are reimbursed out of payments and other collections of principal on all the underlying mortgage loans as described in the preceding paragraphs, the reimbursements will further be deemed to have been reimbursed, first, out of the payments and other collections of principal on the loan group that includes the respective mortgage loans for which the servicing advances were incurred, until there are no remaining principal payments or other collections for that loan group for the related collection period, and then out of the payments and other collections of principal on the other loan group, until there are no remaining principal payments or other collections for that loan group for the related collection period. This would affect the relative portions of the Total Principal Distribution Amount that are attributable to the respective loan groups.

          The master servicer will be permitted to pay, and the special servicer may direct the payment of, some servicing expenses directly out of general collections on deposit in the master servicer's collection account, including for the remediation of any adverse environmental circumstance or condition at any of the mortgaged real properties securing an underlying mortgage loan serviced by the master servicer. In addition, the series 2006-C5 pooling and servicing agreement will permit the master servicer, at the direction of the special servicer if a specially serviced mortgage loan or REO Property is involved, to pay directly out of the master servicer's collection account any servicing expense that, if advanced by the master servicer or the special servicer, would not be recoverable from expected collections on the related mortgage loan or REO Property. This is only to be done, however, when the master servicer or, if a specially serviced mortgage loan or REO Property is involved, the special servicer, has determined in accordance with the Servicing Standard that making the payment is in the best interests of the series 2006-C5 certificateholders (as a collective whole) or, if a CBA A/B Loan Pair or an REO

Property related to a CBA A/B Loan Pair is involved, the series 2006-C5 certificateholders and the holder of the related Companion Loan (as a collective whole).

          The master servicer, the special servicer and the trustee will be entitled to receive interest on servicing advances made by them. The interest will accrue on the amount of each servicing advance for so long as the servicing advance is outstanding, at a rate per annum equal to the prime rate as published in the "Money Rates" section of THE WALL STREET JOURNAL, as that prime rate may change from time to time. Interest accrued with respect to any servicing advance made with respect to any underlying mortgage loan or the related mortgaged real property will be payable in connection with the reimbursement of that servicing advance--

          - FIRST, out of any Default Interest and late payment charges collected on that underlying mortgage loan subsequent to the accrual of that advance interest, and

          - THEN, at the time or after the advance has been reimbursed, if and to the extent that the Default Interest and late payment charges referred to in the prior bullet are insufficient to cover the advance interest, out of any amounts on deposit in the master servicer's collection account.

          Servicing advances with respect to the 280 Park Avenue Mortgage Loan will generally be made by the 280 Park Avenue Master Servicer pursuant to the series 2006-C4 pooling and servicing agreement.

ENFORCEMENT OF DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

          The underlying mortgage loans contain provisions in the nature of "due-on-sale" or assumption clauses, which by their terms (a) provide that the underlying mortgage loans will (or, at the lender's option, may) become due and payable upon the sale or other transfer of certain interests in the related mortgaged real property or the related borrower or (b) provide that the underlying mortgage loans may be assumed with, among other conditions, the consent of the lender, in connection with any such sale or other transfer. In general, the master servicer may not, without the consent of the special servicer, waive any due-on-sale or due-on-encumbrance clause in, or consent to the assumption of, any mortgage loan in the issuing entity, or make any determination with respect to any mortgage loan, which by its terms permits transfer, assumption and/or further encumbrance without lender's consent provided certain conditions are satisfied, that such conditions have been satisfied. The master servicer and/or the special servicer, pursuant to the Series 2006-C5 pooling and servicing agreement, will handle waivers of due-on-sale and due-on-encumbrance clauses in, assumptions of, and determinations of the satisfaction of conditions described above for, performing mortgage loans (other than the 280 Park Avenue Mortgage Loan). The special servicer will handle waivers of due-on-sale and due-on-encumbrance clauses in, assumptions of, and determinations of the satisfaction of conditions described above for, all specially serviced mortgage loans in the issuing entity (other than the 280 Park Avenue Mortgage Loan).

          The master servicer or the special servicer, as applicable, will be required to enforce any such due-on-sale clause in, or refuse to consent to the assumption of, any mortgage loan in the issuing entity, unless the special servicer determines in accordance with the Servicing Standard, that--

          -    not declaring an event of default under the related mortgage; or

          -    granting such consent,

would likely result in a greater recovery (or an equal recovery, provided the other conditions for an assumption or waiver of a due-on-sale clause, if any, are met) on a present value basis (discounting at the related mortgage interest rate), than would enforcement of such clause or the failure to grant such consent.

          If the special servicer determines that--

          -    not declaring an event of default under the related mortgage; or

          -    granting such consent,

would likely result in a greater recovery (or an equal recovery, provided the other conditions for an assumption or waiver of a due-on-sale clause, if any, are met), then, subject to the discussion under "--Modifications, Waivers, Amendments and Consents" below in this prospectus supplement, the master servicer or the special servicer, as the case may be, is authorized to (or may authorize the master servicer or a primary servicer to) take or enter into an assumption agreement from or with the proposed transferee as obligor thereon, provided that--

          (1) the credit status of the proposed transferee complies with the Servicing Standard and the related mortgage loan documents; and

          (2) with respect to any underlying mortgage loan (i) the principal balance of which is $20,000,000 or more or (ii) that by itself, or as part of a cross-collateralized group or a group of mortgage loans with affiliated borrowers, (a) represents a specified percentage (5% or more in the case of S&P) of the aggregate outstanding principal balance of all of the mortgage pool at such time or (b) is one of the ten largest mortgage loans by outstanding principal balance of all of the mortgage loans in the issuing entity at such time (treating any group of cross-collateralized mortgage loans or any group of mortgage loans with affiliated borrowers as a single mortgage loan), the master servicer or the special servicer, as applicable, has received written confirmation from Moody's and S&P that such assumption would not, in and of itself, cause a downgrade, qualification or withdrawal of the then current ratings assigned to the series 2006-C5 certificates; provided that the master servicer or the special servicer representing the trust in the transaction must use reasonable efforts to require the borrower to pay the cost of any such confirmation and any such costs not paid by the borrower shall be an expense of the issuing entity.

          Mortgage loans described in clause (2) of the preceding sentence are referred to as "Significant Mortgage Loans."

          No assumption agreement may contain any terms that are different from any term of any mortgage or related underlying mortgage note, except pursuant to the provisions described under "--Modifications, Waivers, Amendments and Consents" below. The special servicer will provide notice to the rating agencies of any waiver of any due-on-sale clause in the event that rating agency confirmation is not required for such waiver.

          As long as the applicable mezzanine lender is a mortgage loan seller or satisfies various institutional lender criteria, the consent of the special servicer and the receipt of a rating confirmation will generally not be required in the event that the holder of mezzanine debt related to a mortgage loan forecloses upon the equity in a borrower under an underlying mortgage loan, except to the extent provided in the related mezzanine loan intercreditor agreement.

          The underlying mortgage loans contain provisions in the nature of a "due-on-encumbrance" clause which provide--

          - that the underlying mortgage loans shall (or, at the lender's option, may) become due and payable upon the creation of any additional lien or other encumbrance on the related mortgaged real property or on certain interests in the related borrower; or

          - require the consent of the related lender to the creation of any such additional lien or other encumbrance on the related mortgaged real property or on certain interests in the related borrower.

          The master servicer or the special servicer, as set forth in the Series 2006-C5 pooling and servicing agreement, with respect to performing mortgage loans in the issuing entity(other than the 280 Park Avenue Mortgage
Loan), or the special servicer, with respect to all specially serviced mortgage loans in the issuing entity (other than the 280 Park Avenue Mortgage Loan), will be required to enforce any due-on-encumbrance clause in any mortgage loan in the issuing entity, and in connection therewith will be required to (i) accelerate payments thereon or (ii) withhold its consent to such lien or encumbrance unless (except with respect to limited circumstances set forth in the Series 2006-C5 pooling and servicing agreement involving easements, rights-of-way and similar agreements and subject to the discussion under "--Modifications, Waivers, Amendments and Consents" --

          (1) the special servicer determines, in accordance with the Servicing Standard, that not accelerating such payments or granting such consent would produce a greater recovery, on a present value basis, than taking those actions; and

          (2) with respect to any mortgage loan that (1) is a Significant Mortgage Loan, or (2) together with the proposed subordinate debt, would have either a combined debt service coverage ratio that is equal to or less than 1.20x or a combined loan-to-value ratio equal to or greater than 85%, the master servicer or the special servicer, as applicable, receives prior written confirmation from, as applicable, Moody's and S&P that either not accelerating payments on the related mortgage loan or granting such consent, whichever is applicable, would not, in and of itself, cause a downgrade, qualification or withdrawal of any of the then current ratings assigned to the series 2006-C5 certificates; provided that the master servicer or the special servicer, as applicable, must use reasonable efforts to require the borrower to pay the cost of any such confirmation and any such costs not paid by the borrower shall be an expense of the issuing entity.

          If the special servicer, in accordance with the Servicing Standard, objects to the determination by the master servicer with respect to a performing mortgage loan in the issuing entity, which by its terms permits transfer, assumption or further encumbrance without lender consent provided certain conditions are satisfied, that such conditions have been satisfied, then the master servicer will not permit the transfer, assumption or further encumbrance with respect to such mortgage loan. If the special servicer, in accordance with the Servicing Standard, determines with respect to any other mortgage loan, which by its terms permits transfer, assumption or further encumbrance without lender consent provided certain conditions are satisfied, that such conditions have not been satisfied, then the master servicer will not permit the transfer, assumption or further encumbrance with respect to such mortgage loan.

          If the master servicer rejects a related borrower's request in connection with a due-on-sale or due-on-encumbrance clause with respect to a performing mortgage loan in the issuing entity, the special servicer may review and, subject to the conditions and other provisions set forth in the series 2006-C5 pooling and servicing agreement with respect to approving such requests, determine to approve such borrower's request.

MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

          The series 2006-C5 pooling and servicing agreement will permit the master servicer (or a primary servicer, in certain circumstances), or the special servicer, as applicable, to modify, waive or amend any term of any non-specially serviced mortgage loan (other than the 280 Park Avenue Mortgage
Loan) if it determines, in accordance with the Servicing Standard, that it is appropriate to do so. However, except as described in the following paragraph and except as contemplated under "--Enforcement of Due-on-Sale Provisions and Due-on-Encumbrance" above and under "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Hazard, Liability and Other Insurance" in this prospectus supplement, no such modification, waiver or amendment of a non-specially serviced mortgage loan may--

          - with limited exception generally involving the waiver of late payment charges and Default Interest, affect the amount or timing of any scheduled payments of principal, interest or other amounts (including Yield Maintenance Charges) payable under the mortgage loan;

          - affect the obligation of the related borrower to pay a Yield Maintenance Charge or Static Prepayment Premium or permit a principal prepayment during the applicable lockout period;

          - except as expressly provided by the related mortgage or in connection with a defeasance, a pending or threatened condemnation or a material adverse environmental condition at the related mortgaged real property, result in a release of the lien of the related mortgage on any material portion of the related mortgaged real property without a corresponding principal prepayment; or

          - in the judgment of the master servicer or the special servicer, as applicable, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due thereon;

unless either (x) the subject mortgage loan is in default or default is reasonably foreseeable or (y) the special servicer has determined (and may rely on an opinion of counsel in making the determination) that the modification, waiver or amendment will not be a "significant modification" of the subject mortgage loan within the meaning of Section 1.860G-2(b) of the U.S. Treasury Regulations.

          Notwithstanding the second sentence of the preceding paragraph, the special servicer may (other than with respect to the 280 Park Avenue Mortgage
Loan) (or, in some cases, may permit the master servicer to)--

          - reduce the amounts owing under any specially serviced mortgage loan by forgiving principal, accrued interest and/or any Yield Maintenance Charge or Static Prepayment Premium;

          - reduce the amount of the monthly payment on any specially serviced mortgage loan, including by way of a reduction in the related mortgage interest rate;

          - forbear in the enforcement of any right granted under any mortgage note or mortgage relating to a specially serviced mortgage loan;

          -    extend the maturity of any specially serviced mortgage loan;

          - waive Post-ARD Additional Interest if such waiver conforms to the Servicing Standard;

          - permit the release or substitution of collateral for a specially serviced mortgage loan; and/or

          -    accept a principal prepayment during any lockout period;

provided that the related borrower is in default with respect to the specially serviced mortgage loan or, in the judgment of the special servicer, such default is reasonably foreseeable and, in the judgment of the special servicer and in accordance with the Servicing Standard, the modification would increase the recovery on the subject mortgage loan to series 2006-C5 certificateholders and any affected holder of a Companion Loan, as a collective whole.

          However, in no event will the special servicer be permitted (or permit the master servicer) to--

          (1) extend the maturity date of any underlying mortgage loan (other than an interest only ARD Loan) beyond a date that is three years prior to the rated final distribution date, or in the case of an interest only ARD Loan, extend the maturity date of such interest only ARD Loan beyond a date that is five years prior to the rated final distribution date;

          (2) extend the maturity date of any underlying mortgage loan at an interest rate less than the lower of (a) the interest rate in effect prior to such extension or (b) the then prevailing interest rate for comparable mortgage loans;

          (3) extend the maturity date of any underlying mortgage loan beyond a date which is 10 years prior to the expiration of the term of such ground lease (after giving effect to all extension options) if the mortgage loan is secured by a ground lease; or

          (4) defer interest due on any underlying mortgage loan in excess of 5% of the Stated Principal Balance of such mortgage loan.

          With respect to clause (3) above, the special servicer is required to give due consideration to the term of the ground lease before extending the maturity date beyond a date which is 20 years prior to the expiration of the term of such ground lease (after giving effect to all extension options). Neither the master servicer nor the special servicer may permit or modify a mortgage loan to permit a voluntary prepayment of a mortgage loan, other than a specially serviced mortgage loan, on any day other than its due date, unless, among other things, (a) the master servicer or the special servicer, as applicable, also collects interest thereon through the due date following the date of such prepayment, (b) such prepayment is otherwise permitted under the related mortgage loan documents, (c) such principal prepayment is accepted by the master servicer or the special servicer at the request of or with the consent of the Series 2006-C5 Directing Certificateholder (or if accepted by the master servicer, with the consent of the special servicer), (d) such principal prepayment does not result in a Prepayment Interest Shortfall or (e) is consistent with the Servicing Standard. Prepayments of specially serviced mortgage loans will be permitted to be made on any day without the payment of interest through the following due date.

          The master servicer and the special servicer will notify each other, the trustee and, in some cases, the rating agencies, of any modification, waiver or amendment of any term of an underlying mortgage loan (other than the 280 Park Avenue Mortgage Loan) agreed to by the master servicer or the special servicer, as the case may be, and must deliver to the trustee (in the case of the special servicer, with a copy to the master servicer) for deposit in the related mortgage file an original counterpart of the agreement related to such modification, waiver or amendment, promptly following the execution thereof (and in any event within 10 business days). Copies of each agreement whereby any such modification, waiver or amendment of any term of any mortgage loan is effected are to be available for review during normal business hours, upon prior request, at the offices of the special servicer. Notwithstanding the foregoing, no such notice shall be required with respect to any waiver of Default Interest or late payment charges and any such waiver need not be in writing.

          The ability of the master servicer or the special servicer to agree to modify, waive or amend any of the terms of any underlying mortgage loan will be subject to the discussions under one or more of the following headings in this prospectus supplement: "--The Series 2006-C5 Directing Certificateholder and the Series 2006-C5 Controlling Class" below, and "Description of the Underlying Mortgage Loans--Certain Matters Regarding the 280 Park Avenue Mortgage Loan" and "Description of the Underlying Mortgage Loans--The CBA A/B Loan Pairs" above.

          Any modification, amendment or waiver of the 280 Park Avenue Whole Loan will be handled by the 280 Park Avenue Master Servicer or the 280 Park Avenue Special Servicer, as applicable, in accordance with the series 2006-C4 pooling and servicing agreement and must be structured so as to affect the 280 Park Avenue Mortgage Loan and the 280 Park Avenue Pari Passu Companion Loan, proportionately in accordance with the respective amounts due under such mortgage loans.

REQUIRED APPRAISALS

          Within 60 days following the occurrence of any Appraisal Reduction Event with respect to any of the mortgage loans in the issuing entity (other than the 280 Park Avenue Mortgage Loan), the special servicer must obtain, and deliver to the trustee and the master servicer a copy of, an MAI appraisal of the related mortgaged real property from an independent appraiser meeting the qualifications imposed in the series 2006-C5 pooling and servicing agreement (provided that in no event shall the period to receive such appraisal exceed 120 days from the occurrence of the event that, with the passage of time, would become such Appraisal Reduction Event), unless--

          - an appraisal had previously been obtained within the prior twelve months, and

          - there has been no material change in the circumstances surrounding the related mortgaged real property subsequent to that appraisal that would, in the judgment of the special servicer, materially affect the value set forth in that earlier appraisal.

          Notwithstanding the foregoing, if the Stated Principal Balance of the subject underlying mortgage loan is less than $2,000,000, then the special servicer will perform an internal valuation of the related mortgaged real property in lieu of an appraisal.

          As a result of any appraisal or internal valuation, the special servicer may determine that an Appraisal Reduction Amount exists with respect to the subject underlying mortgage loan (or, if applicable, any CBA A/B Loan Pair). If, with respect to underlying mortgage loans with a Stated Principal Balance of more than $2,000,000, such appraisal is not received or an internal valuation is not completed, as applicable, by such date, within the requisite time period or if, for any underlying mortgage loan with a Stated Principal Balance of $2,000,000 or less, the special servicer does not obtain an appraisal or perform an internal valuation within the requisite time period, the Appraisal Reduction Amount for the related underlying mortgage loan (or, if applicable, any CBA A/B Loan Pair) will be 25% of its Stated Principal Balance as of the date of the related Appraisal Reduction Event. An Appraisal Reduction Amount is relevant to the determination of the amount of any advances of delinquent interest required to be made with respect to the affected underlying mortgage loan. See "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement.

          Any Appraisal Reduction Amount with respect to the 280 Park Avenue Whole Loan will be determined, and allocated to the 280 Park Avenue Mortgage Loan, by the 280 Park Avenue Master Servicer under the series 2006-C4 pooling and servicing agreement.

          If an Appraisal Reduction Event occurs with respect to any mortgage loan in the issuing entity (other than the 280 Park Avenue Mortgage Loan), then the special servicer will have an ongoing obligation to obtain or perform, as the case may be, within 30 days of each anniversary of the occurrence of that Appraisal Reduction Event, an update of the prior required appraisal or other valuation. Based upon that update, the special servicer is to redetermine, and report to the trustee and the master servicer, the new Appraisal Reduction Amount, if any, with respect to the subject underlying mortgage loan. This ongoing obligation will cease if and when--

          - the subject mortgage loan has become a worked-out mortgage loan as contemplated under "--Servicing Under the Series 2006-C5 Pooling and Servicing Agreement" above and has remained current for twelve consecutive monthly payments under the terms of the workout, and

          - no other Servicing Transfer Event or Appraisal Reduction Event has occurred with respect to the subject mortgage loan during the preceding three months.

          The cost of each required appraisal, and any update of that appraisal, will be advanced by the master servicer, at the direction of the special servicer, and will be reimbursable to the master servicer as a servicing advance.

COLLECTION ACCOUNT

          GENERAL. The master servicer will be required to establish and maintain a collection account for purposes of holding payments and other collections that it receives with respect to the underlying mortgage loans. The collection account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. The collection account will contain sub-accounts that provide for the segregation of the amounts received with respect to the CBA B-Note Companion Loans.

          The funds held in the master servicer's collection account may be held as cash or invested in Permitted Investments. Subject to the limitations in the series 2006-C5 pooling and servicing agreement, any interest or other income earned on funds in the master servicer's collection account will be paid to the master servicer as additional compensation.

          DEPOSITS. The master servicer must deposit or cause to be deposited in its collection account, within two (2) business days following receipt by it, in the case of payments from borrowers and other collections on the underlying mortgage loans, or as otherwise required under the series 2006-C5 pooling and servicing agreement, the following payments and collections received or made by or on behalf of the master servicer subsequent to the date of initial issuance of the offered certificates with respect to the underlying mortgage loans (exclusive of scheduled payments of principal and interest due on or before the respective due dates for those mortgage loans in December 2006 or, in the case of any of those mortgage loans that are replacement mortgage loans, on or before the related due date in the month of substitution):

          - all principal payments, including principal prepayments, collected on the underlying mortgage loans;

          - all interest payments, including Default Interest and Post-ARD Additional Interest, collected on the underlying mortgage loans (net of master servicing fees and primary servicing fees);

          - any Static Prepayment Premiums and Yield Maintenance Charges collected on the underlying mortgage loans;

          - any proceeds received under any hazard, flood, title or other insurance policy that provides coverage with respect to any of the underlying mortgage loans or the related mortgaged real property, and all proceeds received in connection with the condemnation or the taking by right of eminent domain of a mortgaged real property securing any of the underlying mortgage loans, in each case to the extent not required to be applied to the restoration of the subject mortgaged real property or released to the related borrower;

          - any amounts received and retained in connection with the liquidation of any of the underlying mortgage loans that are in default, whether through foreclosure, deed-in-lieu of foreclosure or as otherwise contemplated under "--The Series 2006-C5 Directing Certificateholder and the Series 2006-C5 Controlling Class" and "--Realization Upon Mortgage Loans--Foreclosures and Similar Proceedings" below, in each case to the extent not required to be returned to the related borrower;

          - any amounts paid by a mortgage loan seller in connection with the repurchase or replacement of, or the curing of any breach of representation and warranty with respect to, any of the underlying mortgage loans by that party as described under "Description of the Underlying Mortgage Loans--Cures, Repurchases and Substitutions" in this prospectus supplement;

          - any amounts paid by a holder of a CBA B-Note Companion Loan or the 280 Park Avenue Pari Passu Companion Lender in connection with any purchase option exercised or cure payment remitted pursuant to the terms of the related intercreditor agreement;

          - any amounts paid to purchase or otherwise acquire all of the underlying mortgage loans and any related REO Properties in connection with the termination of the issuing entity as contemplated under "--Termination" below;

          - any amounts paid by a mezzanine lender in connection with any purchase option exercised or cure payment remitted pursuant to the terms of the related intercreditor agreement;

          - any amounts required to be deposited by the master servicer in connection with losses incurred with respect to Permitted Investments of funds held in its collection account;

          - all payments with respect to the underlying mortgage loans or any related REO Properties required to be paid by the master servicer or received from the special servicer with respect to any deductible clause in any blanket hazard insurance policy or master force placed hazard insurance policy, as described under "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Hazard, Liability and Other Insurance" in this prospectus supplement;

          - any amounts with respect to REO Properties relating to the underlying mortgage loans, which amounts are transferred by the special servicer from its REO account; and

          - any amounts with respect to the underlying mortgage loans that are transferred from any debt service reserve accounts.

          Upon receipt of any of the amounts described in the first eight bullets of the prior paragraph with respect to any specially serviced mortgage loan in the issuing entity, the special servicer is required to remit those amounts within one business day to the master servicer for deposit in the master servicer's collection account. Any of the amounts described in the first five bullets in the prior paragraph with respect to the 280 Park Avenue Mortgage Loan will, in most cases, be received from the servicing parties under the series 2006-C4 pooling and servicing agreement.

          Notwithstanding the foregoing, after the occurrence of a CBA A/B Material Default with respect to any CBA A/B Loan Pair, for so long as such CBA A/B Material Default is continuing, amounts received with respect to that CBA A/B Loan Pair or the related mortgaged real property will be deposited into an account maintained by the master servicer, which may be a subaccount of its collection account, solely with respect to that CBA A/B Loan Pair and thereafter amounts allocable to the related CBA A-Note Mortgage Loan will be transferred to such collection account.

          WITHDRAWALS. The master servicer may make withdrawals from its collection account for any of the following purposes, which are not listed in any order of priority:

          1. to remit to the trustee for deposit in the trustee's distribution account described under "Description of the Offered Certificates--Distribution Account" in this prospectus supplement, on the business day preceding each distribution date, all payments and other collections on the mortgage loans and any REO Properties in the issuing entity that are then on deposit in its collection account, exclusive of any portion of those payments and other collections that represents one or more of the following--

               (a) monthly debt service payments due on a due date subsequent to the end of the related collection period,

               (b) payments and other collections received by or on behalf of the issuing entity after the end of the related collection period,

               (c)  amounts allocable to the Companion Loans, and

               (d) amounts that are payable or reimbursable from such collection account to any person other than the series 2006-C5 certificateholders in accordance with any of clauses
                    2. through 21. below;

          2. to reimburse itself, the special servicer or the trustee, as applicable, for any unreimbursed advances made by that party with respect to the mortgage pool, as described under "--Servicing and Other Compensation and Payment of Expenses" above and "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement, with that reimbursement to be made out of collections on the underlying mortgage loan or REO Property as to which the advance was made;

          3. to pay itself, any primary servicer or the trustee earned and unpaid master servicing fees, primary servicing fees or trustee fees, as applicable, with respect to each mortgage loan in the issuing entity, with that payment to be made out of collections on such mortgage loan that are allocable as interest;

          4. to pay the special servicer, out of related collections of interest, earned and unpaid special servicing fees with respect to each mortgage loan in the issuing entity (other than with respect to the 280 Park Avenue Mortgage Loan) that is either--

               (a)  a specially serviced mortgage loan, or

               (b) a mortgage loan as to which the related mortgaged real property has become an REO Property;

          5. to pay the special servicer or, if applicable, any predecessor special servicer, earned and unpaid workout fees and liquidation fees to which it is entitled with respect to the mortgage pool, with that payment to be made from the sources described under "--Servicing and Other Compensation and Payment of Expenses" above;

          6. to reimburse itself, the special servicer or the trustee, as the case may be, out of general collections in the master servicer's collection account on the mortgage loans and any REO Properties in the issuing entity, for any unreimbursed advance made by that party with respect to the mortgage pool as described under "--Servicing and Other Compensation and Payment of Expenses" above and "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement, which advance has been determined not to be ultimately recoverable under clause 2. above (or, if the subject underlying mortgage loan has been worked out and returned to performing status, is not recoverable under clause 2. above by the time it is returned to performing status) out of collections on the related underlying mortgage loan or REO Property; provided that any such reimbursement is to be made as and to the extent described under "--Servicing and Other Compensation and Payment of Expenses" above, in the case of a servicing advance, or "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement, in the case of a P&I Advance;

          7. to pay itself, the special servicer or the trustee, as applicable, out of general collections on the mortgage loans and any REO Property in the issuing entity, unpaid interest accrued on any advance made by that party with respect to the mortgage loans and any REO Property in the issuing entity (generally at or about the time of reimbursement of that advance); provided that, in the case of any advance reimbursed as described in clause 6. above, the payment of any interest thereon is to be made as and to the extent described under "--Servicing and Other Compensation and Payment of Expenses" above, in the case of interest on any such advance that is a servicing advance, or "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement, in the case of interest on any such advance that is a P&I Advance;

          8. to pay itself or the special servicer, as the case may be, any items of additional servicing compensation on deposit in the collection account as discussed under "--Servicing and Other Compensation and Payment of Expenses--Additional Servicing Compensation" above;

          9. to pay any unpaid liquidation expenses incurred with respect to any liquidated mortgage loan or REO Property in the issuing entity (other than with respect to the 280 Park Avenue Mortgage Loan and any related REO Property);

          10. to pay, out of general collections on the mortgage loans and any REO Properties in the issuing entity, any servicing expenses that would, if advanced, be nonrecoverable under clause 2. above;

          11. to pay, out of general collections on the mortgage loans and any REO Properties in the issuing entity, for the unadvanced costs and expenses incurred by the issuing entity due to actions taken based upon an environmental assessment of any mortgaged real property, as well as for the unadvanced costs and expenses incurred by the issuing entity for certain additional environmental testing at any mortgaged real property;

          12. to pay itself, the special servicer, the trustee, us or any of their or our respective affiliates, directors, members, managers, shareholders, officers, employees, controlling persons and agents (including any primary servicer), as the case may be, out of general collections on the mortgage loans and any REO Properties in the issuing entity, any of the reimbursements or indemnities to which we or any of those other persons or entities are entitled as described under "Description of the Governing Documents--Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us" and "--Matters Regarding the Trustee" in the accompanying prospectus and "--Certain Indemnities" below;

          13. to pay, out of general collections on the mortgage loans and any REO Properties in the issuing entity, for (a) the costs of various opinions of counsel related to the servicing and administration of the mortgage loans in the issuing entity, (b) expenses properly incurred by the trustee in connection with providing tax-related advice to the special servicer or the master servicer and (c) the fees of the master servicer and/or the trustee for confirming a fair value determination by the special servicer of a Defaulted Loan;

          14. to reimburse itself, the special servicer, us or the trustee, as the case may be, for any unreimbursed expenses reasonably incurred in respect of any breach or defect in respect of an underlying mortgage loan giving rise to a repurchase obligation of a mortgage loan seller or other party, or the enforcement of such obligation, under the related mortgage loan purchase agreement;

          15.  to pay for--

               (a) the cost of the opinions of counsel for purposes of REMIC administration or amending the series 2006-C5 pooling and servicing agreement to the extent payable out of the issuing entity; and

               (b) the cost of obtaining an extension from the IRS for the sale of any REO Property;

          16. to pay, out of general collections for any and all U.S. federal, state and local taxes imposed on any of the REMICs or their assets or transactions together with incidental expenses;

          17. to transfer any amounts collected on and allocable to any CBA B-Note Companion Loan to the related loan-specific custodial account or sub-account;

          18. to pay to the related mortgage loan seller any amounts that represent monthly debt service payments due on the mortgage loans on or before their respective due dates in December 2006 or, in the case of a replacement mortgage loan, during or before the month in which that mortgage loan was added to the issuing entity;

          19. to pay any other items described in this prospectus supplement as being payable from the collection account;

          20. to withdraw amounts deposited in the collection account in error, including amounts received on any mortgage loan or REO Property that has been purchased or otherwise removed from the issuing entity;

          21. to pay any amounts, in addition to normal remittances, due and payable by the issuing entity, to the holder of a Companion Loan pursuant to the related intercreditor, co-lender or similar agreement; and

          22. to clear and terminate the collection account upon the termination of the series 2006-C5 pooling and servicing agreement.

          In no event will any amounts allocable to a CBA B-Note Companion Loan be available to cover any payments or reimbursements associated with any underlying mortgage loan other than the related CBA A-Note Mortgage Loan. In addition, any amounts allocable to a CBA B-Note Companion Loan will be available to cover payments and/or reimbursements associated with the related CBA A-Note Mortgage Loan only to the extent described under "Description of the Underlying Mortgage Loans--The CBA A/B Loan Pairs" in this prospectus supplement.

REALIZATION UPON MORTGAGE LOANS

          PURCHASE OPTION. The series 2006-C5 pooling and servicing agreement grants the special servicer and the Series 2006-C5 Directing Certificateholder an assignable option (a "Purchase Option") to purchase Defaulted Loans from the issuing entity in the manner and at the price described below. The Purchase Option held or assigned by a Series 2006-C5 Directing Certificateholder (if not earlier exercised or declined) will expire at such time as the related class of series 2006-C5 certificates is no longer the series 2006-C5 controlling class. The ability of the master servicer or the special servicer to sell any underlying mortgage loan will be subject to the discussions under the heading "Description of the Underlying Mortgage Loans--The CBA A/B Loan Pairs" in this prospectus supplement.

          Promptly after the determination that a mortgage loan in the issuing entity has become a Defaulted Loan, the special servicer will be required to notify the trustee, the master servicer and the Series 2006-C5 Directing Certificateholder of such determination.

          Within 60 days after a mortgage loan becomes a Defaulted Loan, the special servicer will be required to determine the fair value of such mortgage loan in accordance with the Servicing Standard and consistent with the guidelines contained in the series 2006-C5 pooling and servicing agreement. The special servicer will be permitted to change from time to time thereafter, its determination of the fair value of a Defaulted Loan based upon changed circumstances, new information or otherwise, in accordance with the Servicing Standard. In the event that the special servicer or any affiliate of the special servicer exercises the purchase option described above with respect to any Defaulted Loan in the issuing entity, including as the Series 2006-C5 Directing Certificateholder or as the assignee of another option holder, then the master servicer (or, if the master servicer is also the special servicer or an affiliate of the special servicer, the trustee) will be required pursuant to the series 2006-C5 pooling and servicing agreement to determine whether that the special servicer's determination of fair value for a Defaulted Loan constitutes a fair price in its reasonable judgment. In such event, the special servicer shall promptly deliver to the master servicer or the trustee, as the case may be in accordance with the foregoing sentence, the most recent related appraisal then in the special servicer's possession, together with such other third-party reports and other information then in the special servicer's possession that is relevant to the confirmation of the special servicer's determination of fair value, including information regarding any change in circumstance regarding the related mortgaged real property known to the special servicer that has occurred subsequent to, and that would materially affect the value of the related mortgaged real property reflected in, the most recent related appraisal. Notwithstanding the foregoing, and if the special servicer has not already done so, the master servicer or the trustee, as the case may be, may (at its option) designate a qualified independent expert in real estate or commercial mortgage loan matters with at least five years' experience in valuing or investing in loans similar to the subject specially serviced mortgage loan, selected with reasonable care by the master servicer or the trustee, as the case may be, to confirm that the special servicer's fair value determination is consistent with or greater than what the independent expert considers to be the fair value of such mortgage loan. In that event, the master servicer or trustee, as applicable, will be entitled to rely upon such independent expert's determination. The reasonable costs of all third-party opinions of value and any appraisals and inspection reports incurred by the master servicer or trustee, as the case may be, as contemplated by this paragraph will be advanced by the master servicer or trustee, as the case may be, and will constitute, and be reimbursable as, a servicing advance. In addition, the master servicer or the trustee, as the case may be, will be entitled to receive out of the master servicer's collection account a fee, as specified in the series 2006-C5 pooling and servicing agreement, for each such fair value determination with respect to any particular specially serviced mortgage loan that is made by the master servicer or the trustee, as the case may be.

          Each holder of a Purchase Option may, at its option, purchase the subject Defaulted Loan from the issuing entity at a price (the "Option Price") equal to--

          - if the special servicer has not yet determined the fair value of that Defaulted Loan, the unpaid principal balance of that Defaulted Loan, plus accrued and unpaid interest on such balance, all related unreimbursed servicing advances together with any unpaid interest on any advance owing to the party or parties that made them, and all accrued special servicing fees and additional trust expenses allocable to that Defaulted Loan whether paid or unpaid and all costs and expenses in connection with the sale, or

          - if the special servicer has made such fair value determination, the fair value of that Defaulted Loan as determined by the special servicer.

          If the most recent fair value calculation was made more than 90 days prior to the exercise date of the Purchase Option, then the special servicer must confirm or revise the fair value determination, and the Option Price at which the Defaulted Loan may be purchased will be modified accordingly.

          Unless and until the Purchase Option with respect to a Defaulted Loan is exercised, the special servicer will be required to pursue such other resolution strategies available under the series 2006-C5 pooling and servicing agreement, including workout and foreclosure, consistent with the Servicing Standard, but the special servicer will not be permitted to sell the Defaulted Loan other than pursuant to the exercise of the Purchase Option or in accordance with any applicable intercreditor or co-lender agreement.

          If not exercised sooner, the Purchase Option with respect to any Defaulted Loan will automatically terminate upon--

          - the cure by the related borrower or a party with cure rights of all defaults that caused such mortgage loan to be a Defaulted Loan,

          - the acquisition on behalf of the trust of title to the related mortgaged real property by foreclosure or deed in lieu of foreclosure, or

          - the modification, waiver or pay-off (full or discounted) of the Defaulted Loan in connection with a workout.

          There can be no assurance that the fair value of any Defaulted Loan (determined as described above) will equal the amount that could have actually been realized in an open bid or that the Option Price for that mortgage loan will equal or be greater than the amount that could have been realized through foreclosure or a workout of that mortgage loan.

          FORECLOSURES AND SIMILAR PROCEEDINGS. If a default on any underlying mortgage loan in the issuing entity has occurred, the special servicer, on behalf of the trustee, is permitted, in addition to the actions described under "--Modifications, Waivers, Amendments and Consents" above, to take any of the following actions:

          -    institute foreclosure proceedings;

          -    exercise any power of sale contained in the related mortgage;

          -    obtain a deed in lieu of foreclosure; or

          - otherwise acquire title to the related mortgaged real property, by operation of law or otherwise;

provided that, the series 2006-C5 pooling and servicing agreement imposes limitations on enforcement actions solely to recover Post-ARD Additional Interest on an ARD Loan.

          The special servicer may not, however, acquire title to any mortgaged real property, have a receiver of rents appointed with respect to any mortgaged real property or take any other action with respect to any mortgaged real property that would cause the trustee, for the benefit of the holders of the series 2006-C5 certificates (or, in the case of a CBA A/B Loan Pair, the holders of the series 2006-C5 certificates and the holder of the related Companion
Loan), or any other specified person, to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of the particular mortgaged real property within the meaning of certain federal environmental laws, unless--

          - the special servicer has, within the prior 12 months, received an environmental assessment report with respect to the particular real property prepared by a person who regularly conducts environmental audits, which report will be an expense of the issuing entity, and

          -    either:

               1.   the report indicates that--

                    (a) the particular real property is in compliance with applicable environmental laws and regulations, and

                    (b) there are no circumstances or conditions present at the particular real property relating to the use, management or disposal of hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

               2. the special servicer determines in accordance with the Servicing Standard, taking account of any applicable environmental insurance policy, that taking the actions necessary to bring the particular real property into compliance with applicable environmental laws and regulations and/or taking any of the other actions contemplated by clause 1(b) above, is reasonably likely to produce a greater recovery for the holders of the series 2006-C5 certificates, as a collective whole (or, in the case of a CBA A/B Loan Pair, for the holders of the series 2006-C5 certificates and the holder of the related Companion Loan, respectively, as a collective whole), on a present value basis, than not taking those actions.

          If neither of the conditions in clauses 1. and 2. of the second bullet of the prior paragraph are satisfied, the special servicer may take those actions as are in accordance with the Servicing Standard, other than proceeding against the contaminated mortgaged real property. In addition, when the special servicer determines it to be appropriate, it may, on behalf of the issuing entity, release all or a portion of the related mortgaged real property from the lien of the related mortgage instrument.

          A borrower's failure to make required mortgage loan payments may mean that operating income from the related mortgaged real property is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payments of taxes or otherwise to maintain and insure the related mortgaged real property. In general, the special servicer will be required to monitor any specially serviced mortgage loan serviced by it, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged real property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related mortgaged real property and take such other actions as it deems necessary and appropriate. A significant period of time may elapse before the special servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which the special servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose, or accept a deed to a mortgaged real property in lieu of foreclosure, on behalf of the holders of the series 2006-C5 certificates (and, in the case of a CBA A/B Loan Pair, the holder of the related Companion Loan), may vary considerably depending on the particular underlying mortgage loan, the related mortgaged real property, the borrower, the rights of the holder of the Companion Loan, the presence of an acceptable party to assume the subject mortgage loan and the laws of the jurisdiction in which the related mortgaged real property is located. If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the defaulted loan or to foreclose on the related real property for a considerable period of time.

          If liquidation proceeds collected with respect to any defaulted mortgage loan in the issuing entity are less than the outstanding principal balance of the subject defaulted mortgage loan, together with accrued interest on and reimbursable expenses incurred by the special servicer, the master servicer and/or any other party in connection with the subject defaulted mortgage loan, then the issuing entity will realize a loss in the amount of the shortfall. The special servicer and/or master servicer will be entitled to reimbursement out of the liquidation proceeds recovered on any defaulted mortgage loan, prior to the payment of any portion of those liquidation proceeds to the holders of the series 2006-C5 certificates, for any and all amounts that represent unpaid servicing compensation in respect of the subject mortgage loan, unreimbursed servicing expenses incurred with respect to the subject mortgage loan and any unreimbursed advances of delinquent payments made with respect to the subject mortgage loan. In addition, amounts otherwise payable on the series 2006-C5 certificates may be further reduced by interest payable to the master servicer and/or special servicer on the servicing expenses and advances with respect to the subject mortgage loan.

          As long as servicing of the 280 Park Avenue Whole Loan is governed by the series 2006-C4 pooling and servicing agreement, neither the master servicer nor the special servicer will be able to take any enforcement action with respect to the 280 Park Avenue Mortgage Loan or the 280 Park Avenue Property.

          REO PROPERTIES. If title to any mortgaged real property is acquired by the special servicer on behalf of the issuing entity (or, in the case of a CBA A/B Loan Pair, on behalf of the issuing entity and the holder of the related Companion Loan, respectively), the special servicer will be required to sell that property not later than the end of the third calendar year following the year of acquisition, unless--

          -    the IRS grants an extension of time to sell the property, or

          - the special servicer obtains an opinion of independent counsel generally to the effect that the holding of the property subsequent to the end of the third calendar year following the year in which the acquisition occurred will not result in the imposition of a tax on the assets of the issuing entity or cause any REMIC created under the series 2006-C5 pooling and servicing agreement to fail to qualify as a REMIC under the Code.

          The special servicer will be required to use reasonable efforts to solicit cash offers for any REO Property held in the issuing entity in a manner that will be reasonably likely to realize a fair price for the property as soon as reasonably practical as soon as reasonably practical and in any event within the time periods contemplated by the prior paragraph. The special servicer may, at the expense of the issuing entity, retain an independent contractor to operate and manage any REO Property. The retention of an independent contractor will not relieve the special servicer of its obligations with respect to any REO Property. Regardless of whether the special servicer applies for or is granted an extension of time to sell any REO Property, the special servicer will be required to act in accordance with the Servicing Standard to liquidate that REO Property on a timely basis. If an extension is granted or opinion given, the special servicer must sell the subject REO Property within the period specified in the extension or opinion.

          In general, the special servicer or an independent contractor employed by the special servicer at the expense of the issuing entity will be obligated to operate and manage any REO Property held by the issuing entity solely for the purpose of its prompt disposition and sale, in a manner that:

          - maintains its status as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code; and

          - to the extent consistent with the foregoing, is in accordance with the Servicing Standard.

          The special servicer must review the operation of each REO Property held in the issuing entity and, in connection with that review, may consult with the trustee to determine the issuing entity's federal income tax reporting position with respect to the income it is anticipated that the issuing entity would derive from the property. Subject to the Servicing Standard and any other limitations imposed by the series 2006-C5 pooling and servicing agreement, the special servicer will be permitted, with respect to any REO Property to incur a tax on net income from foreclosure property, within the meaning of Section 857(b)(4)(B) of the Code.

          To the extent that income the issuing entity receives from an REO Property is subject to a tax on net income from foreclosure property, that income would be subject to U.S. federal tax at the highest marginal corporate tax rate, which is currently 35%.

          The determination as to whether income from an REO Property held by the issuing entity would be subject to a tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. The risk of taxation being imposed on income derived from the operation of a trade or business of the foreclosed property is particularly present in the case of hotels or hospitality properties. Any tax imposed on the issuing entity's income from an REO Property would reduce the amount available for payment to the series 2006-C5 certificateholders (including, in the case of the class A-MFL certificates, through the class A-MFL REMIC II regular interest). See "U.S. Federal Income Tax

Consequences" in this prospectus supplement and "Federal Income Tax Consequences" in the accompanying prospectus. The reasonable out-of-pocket costs and expenses of obtaining professional tax advice in connection with the foregoing will be payable out of the master servicer's collection account.

          REO ACCOUNT. The special servicer will be required to segregate and hold all funds collected and received in connection with any REO Property held by the issuing entity separate and apart from its own funds and general assets. If an REO Property is acquired by the issuing entity, the special servicer will be required to establish and maintain an account for the retention of revenues and other proceeds derived from that REO Property. That REO account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. The special servicer will be required to deposit, or cause to be deposited, in its REO account, within one business day following receipt, all net income, insurance proceeds, condemnation proceeds and liquidation proceeds received with respect to each REO Property held by the issuing entity. The funds held in this REO account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the special servicer's REO account will be payable to the special servicer, subject to the limitations described in the series 2006-C5 pooling and servicing agreement.

          The special servicer will be required to withdraw from its REO account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property administered by it, but only to the extent of amounts on deposit in the account relating to that particular REO Property. Promptly following the end of each collection period, the special servicer will be required to withdraw from its REO account and deposit, or deliver to the master servicer for deposit, into that master servicer's collection account the total of all amounts received in respect of each REO Property administered by it during that collection period, net of:

          - any withdrawals made out of those amounts, as described in the preceding sentence; and

          - any portion of those amounts that may be retained as reserves, as described in the next sentence;

provided that, if the subject REO Property relates to a CBA A/B Loan Pair, the foregoing transfer of funds may be to a specific account relating thereto, with amounts allocable to the related underlying mortgage loan thereafter being transferred to the master servicer's collection account. The special servicer may, subject to the limitations described in the series 2006-C5 pooling and servicing agreement, retain in its REO account such portion of the proceeds and collections on any REO Property administered by it, as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of that property, including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses.

          The special servicer shall keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, its REO account.

          LIQUIDATION PROCEEDS. To the extent that liquidation proceeds collected with respect to any underlying mortgage loan are less than the sum of--

          -    the outstanding principal balance of that mortgage loan,

          - interest (other than Default Interest) accrued on that mortgage loan,

          - interest accrued on any monthly debt service advance made with respect to that mortgage loan,

          - the aggregate amount of outstanding reimbursable expenses (including any unreimbursed servicing advances and unpaid and accrued interest on such advances) incurred with respect to that mortgage loan, and

          - any and all special servicing compensation payable with respect to that mortgage loan,

then the issuing entity will realize a loss in the amount of such shortfall.

          The trustee, the master servicer and/or the special servicer will be entitled to reimbursement out of the liquidation proceeds recovered on an underlying mortgage loan, prior to the distribution of such liquidation proceeds to series 2006-C5 certificateholders, of any and all amounts that represent unpaid servicing compensation or trustee fees in respect of that mortgage loan, certain unreimbursed expenses incurred with respect to that mortgage loan and any unreimbursed advances made with respect to that mortgage loan. In addition, amounts otherwise distributable on the series 2006-C5 certificates will be further reduced by interest payable to the master servicer or the trustee, as the case may be, on any such advances.

          If any mortgaged real property suffers damage such that the proceeds, if any, of the related hazard insurance policies or flood insurance are insufficient to restore fully the damaged property, the master servicer will not be required to make servicing advances to effect such restoration unless--

          - the special servicer determines that such restoration will increase the proceeds to the series 2006-C5 certificateholders (or, in the case of a CBA A/B Loan Pair, for the holders of the series 2006-C5 certificates and the holder of the related Companion Loan, as a collective whole) on liquidation of the mortgage loan after reimbursement of the special servicer, the master servicer or the trustee, as the case may be, for its expenses; and

          - the master servicer determines that such expenses will be recoverable by it from related liquidation proceeds.

THE SERIES 2006-C5 DIRECTING CERTIFICATEHOLDER AND THE SERIES 2006-C5 CONTROLLING CLASS

          GENERAL. As of any date of determination, the controlling class of series 2006-C5 certificateholders will be the holders of the most subordinate class of series 2006-C5 certificates then outstanding, other than the class A-SP, A-X, R, LR and V certificates, that has a total principal balance at least equal to 25% of the total initial principal balance of that class. However, if no class of series 2006-C5 certificates, exclusive of the class A-SP, A-X, R, LR and V certificates, has a total principal balance at least equal to 25% of the total initial principal balance of that class, then the controlling class of series 2006-C5 certificateholders will be the holders of the most subordinate class of series 2006-C5 certificates then outstanding, other than the class A-SP, A-X, R, LR and V certificates, that has a total principal balance greater than zero. For purposes of determining the series 2006-C5 controlling class, the class A-1, A-2, A-AB, A-3 and A-1-A certificates will represent a single class. As of the closing date, the initial series 2006-C5 controlling class will be the class Q certificates.

          The "Series 2006-C5 Directing Certificateholder" is a certificateholder (or, in the case of a class of book-entry certificates, a beneficial owner) of the series 2006-C5 controlling class (or its designee) selected by the holders (or beneficial owners) of more than 50% of the total principal balance of the series 2006-C5 controlling class, as certified by the certificate registrar from time to time; provided, however, that until a Series 2006-C5 Directing Certificateholder is so selected or after receipt of a notice from the holders of more than 50% of the total principal balance of the series 2006-C5 controlling class that a Series 2006-C5 Directing Certificateholder is no longer designated, the person or entity that beneficially owns the largest aggregate principal balance of the series 2006-C5 controlling class certificates will be the Series 2006-C5 Directing Certificateholder. It is anticipated that LNR Securities Holdings, LLC will serve as the initial Series 2006-C5 Directing Certificateholder.

          With respect to the 280 Park Avenue Mortgage Loan, if the Series 2006-C5 Directing Certificateholder is part of the 280 Park Avenue Control Group, it will be able to direct various servicing actions of the 280 Park Avenue Special Servicer and the 280 Park Avenue Master Servicer, and if not part of the 280 Park Avenue Control Group, will be able to consult with the 280 Park Avenue Master Servicer and the 280 Park Avenue Special Servicer under the series 2006-C4 pooling and servicing agreement regarding various servicing actions.

          CERTAIN RIGHTS AND POWERS OF THE SERIES 2006-C5 DIRECTING CERTIFICATEHOLDER. The special servicer is required, subject to the Servicing Standard and the terms of the series 2006-C5 pooling and servicing agreement (including certain requirements regarding time periods within which a response is required), to notify the Series 2006-C5 Directing Certificateholder of its intention to take, or to consent to the master servicer's taking, any Specially Designated Servicing Action in respect of the mortgage pool or any REO Property held by the issuing entity. The special servicer will, in general, not be permitted to take any Specially Designated Servicing Action with respect to the mortgage pool or any REO Property held by the issuing entity as to which the Series 2006-C5 Directing Certificateholder has objected in writing within 10 business days of having been notified in writing of, and having been provided with all reasonably requested information with respect to, the particular action; provided that, in the event that the special servicer determines that immediate action is necessary to protect the interests of the series 2006-C5 certificateholders and the holders of any related Companion Loan or any related B Loan (as a collective whole), the special servicer may take, or consent to the master servicer's taking, a Specially Designated Servicing Action with respect to a mortgage loan or REO Property held by the Trust Fund without waiting for the Series 2006-C5 Directing Certificateholder's response.

          In addition, the Series 2006-C5 Directing Certificateholder may direct the special servicer to take, or to refrain from taking, any actions with respect to the servicing and/or administration of the specially serviced mortgage loans and REO properties in the trust fund that the Series 2006-C5 Directing Certificateholder may consider advisable or as to which provision is otherwise made in the pooling and servicing agreement.

          Notwithstanding the foregoing, no direction of the Series 2006-C5 Directing Certificateholder, and no failure to consent to any action requiring the consent thereof under the series 2006-C5 pooling and servicing agreement, may (a) require or cause the master servicer or the special servicer to violate the terms of the subject mortgage loan, applicable law or any provision of the series 2006-C5 pooling and servicing agreement, including those requiring the master servicer or the special servicer to act in accordance with the Servicing Standard, (b) result in the imposition of a "prohibited transaction" or "prohibited contribution" tax under the REMIC provisions of the Code, (c) expose the master servicer, the special servicer, the trustee, us, the issuing entity or any of various other parties to any material claim, suit or liability or (d) materially expand the scope of the special servicer's or the master servicer's responsibilities under the series 2006-C5 pooling and servicing agreement. Neither the master servicer nor the special servicer will (x) follow any such direction of the Series 2006-C5 Directing Certificateholder or (y) refrain from taking any action, based on its failure to obtain the consent of the Series 2006-C5 Directing Certificateholder, if the failure to take such action would violate the Servicing Standard.

          By its acceptance of a series 2006-C5 certificate, each series 2006-C5 certificateholder confirms its understanding that the Series 2006-C5 Directing Certificateholder may take actions that favor the interests of one or more classes of the series 2006-C5 certificates over other classes of the series 2006-C5 certificates and that the Series 2006-C5 Directing Certificateholder may have special relationships and interests that conflict with those of holders of some classes of the series 2006-C5 certificates and, absent willful misfeasance, bad faith, negligence or negligent disregard of obligations or duties on the part of the Series 2006-C5 Directing Certificateholder, each series 2006-C5 certificateholder agrees to take no action against the Series 2006-C5 Directing Certificateholder as a result of such a special relationship or conflict.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

          The special servicer will be required, at the expense of the issuing entity (which expense will be advanced by the master servicer as a servicing advance, or in some cases, paid from the Collection Account as an Additional Trust Fund Expense), to physically inspect or cause a physical inspection of the related corresponding mortgaged real property as soon as practicable after any mortgage loan in the issuing entity (other than the 280 Park Avenue Mortgage
Loan) becomes a specially serviced mortgage loan and annually thereafter for so long as that mortgage loan remains a specially serviced mortgage loan. Beginning in 2007, the master servicer will be required, at its own expense, to physically inspect or cause a physical inspection of each mortgaged real property securing an underlying mortgage loan (other than the mortgaged real property securing the 280 Park Avenue Mortgage Loan) at least once per calendar year or, in the case of each underlying mortgage loan with an Stated Principal Balance of under $2,000,000, at least once every two years (or at lesser frequency as each rating agency shall have confirmed in writing to such master servicer will not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any class of series 2006-C5 certificates), if the special servicer has not already done so in that period as contemplated by the preceding sentence. The master servicer and the special servicer will be required to prepare or cause the preparation of a written report of each inspection performed by it that generally describes the condition of the particular real property and, upon request, deliver such written report in electronic format to the trustee.

          Most of the mortgages obligate the related borrower to deliver quarterly, and substantially all mortgages require annual, property operating statements. However, there can be no assurance that any operating statements required to be delivered will in fact be delivered, nor is the special servicer or the master servicer likely to have any practical means of compelling such delivery in the case of an otherwise performing mortgage loan.

SERVICER REPORTS

          As set forth in the series 2006-C5 pooling and servicing agreement, on a date preceding the applicable distribution date, the master servicer is required to deliver to the trustee the CMSA loan periodic update file setting forth the information necessary for the trustee to make the distributions set forth under "Description of the Offered Certificates--Distributions" in this prospectus supplement and containing the information to be included in the distribution report for that distribution date delivered by the trustee as described above under "Description of the Offered Certificates--Reports to Certificateholders; Available Information."

EVIDENCE AS TO COMPLIANCE

          On or prior to March 15th of each year for which the issuing entity is required to file reports with the SEC, commencing with March 15, 2007, each of the master servicer, the special servicer and the trustee will be required to deliver to the depositor a Servicer Compliance Statement, an Assessment of Compliance report and the related accountant's

Attestation Report, in each case, as described in the prospectus under "Description of the Governing Documents--Evidence as to Compliance." In other years, such reports will be delivered within the time frame set forth in the series 2006-C5 pooling and servicing agreement. You may obtain copies of these statements and reports without charge upon written request to the depositor at the address provided in this prospectus supplement.

EVENTS OF DEFAULT

          Each of the following events, circumstances and conditions, among others, will be considered events of default with respect to the master servicer or the special servicer under the series 2006-C5 pooling and servicing agreement:

          - the master servicer or the special servicer fails to deposit, or to remit to the appropriate party for deposit, into the master servicer's collection account or the special servicer's REO account, as appropriate, any amount required to be so deposited, and that failure continues unremedied for three business days following the date on which the deposit or remittance was required to be made;

          - the master servicer fails to remit to the trustee for deposit in the trustee's distribution account or to any holder of a Companion Loan any amount required to be so remitted, and that failure continues unremedied beyond a specified time on the business day following the date on which the remittance was required to be made;

          - the master servicer fails to timely make any servicing advance required to be made by it under the series 2006-C5 pooling and servicing agreement, and that failure continues unremedied for fifteen business days (or such shorter period as is necessary to avoid the lapse of any required insurance policy or foreclosure of any tax lien on the related mortgaged real property) following the date on which written notice has been given to the master servicer by the trustee or any other party to the series 2006-C5 pooling and servicing agreement;

          - the master servicer or the special servicer fails to duly observe or perform in any material respect any of its other covenants or agreements under the series 2006-C5 pooling and servicing agreement, and that failure continues unremedied for 30 days after written notice of such breach has been given to that master servicer or the special servicer, as the case may be, by any other party to the series 2006-C5 pooling and servicing agreement, by certificateholders entitled to not less than 25% of the series 2006-C5 voting rights; provided, however, that, with respect to any such failure that is not curable within such 30-day period, the master servicer or the special servicer, as appropriate, will have an additional cure period of 30 days to effect such cure so long as the master servicer or the special servicer, as appropriate, has commenced to cure such failure within the initial 30-day period and has diligently pursued, and is continuing to pursue, a full cure;

          - it is determined that there is a breach by the master servicer or the special servicer of any of its representations or warranties contained in the series 2006-C5 pooling and servicing agreement that materially and adversely affects the interests of any class of series 2006-C5 certificateholders, and that breach continues unremedied for 30 days after written notice of such breach has been given to the master servicer or the special servicer, as the case may be, by any other party to the series 2006-C5 pooling and servicing agreement or by certificateholders entitled to not less than 25% of the series 2006-C5 voting rights; provided, however, that, with respect to any such breach that is not curable within such 30-day period the master servicer or the special servicer, as appropriate, will have an additional cure period of 30 days to effect such cure so long as the master servicer or the special servicer, as appropriate, has commenced to cure such breach within the initial 30-day period and has diligently pursued, and is continuing to pursue, a full cure;

          - a decree or order of a court having jurisdiction in an involuntary case for the appointment of a receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings is entered against the master servicer or the special servicer and the decree or order remains in force for a period of 60 days; provided, however, that, with respect to any such decree or order that cannot be discharged, dismissed or stayed within such 60-day period the master servicer or the special servicer, as appropriate, will have an additional period of 30 days to effect such discharge, dismissal or stay so long as the master servicer or the special servicer, as appropriate, has commenced proceedings to have such decree or order dismissed, discharged or stayed within the initial 60-day period and has diligently pursued, and is continuing to pursue, such discharge, dismissal or stay;

          - consent by the master servicer or the special servicer to the appointment of a receiver, liquidator, trustee or similar official relating to it or of or relating to all or substantially all of its property;

          - the master servicer or the special servicer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any bankruptcy, insolvency or reorganization statute, makes an assignment for the benefit of creditors or takes any corporate action in furtherance of the foregoing;

          - the master servicer is no longer listed on S&P's Select Servicer List as a U.S. Commercial Mortgage Master Servicer, or the special servicer is no longer listed on S&P's Select Servicer List as a U.S. Commercial Mortgage Special Servicer, and the master servicer or the special servicer, as the case may be, is not reinstated to such status within 60 days; provided that the master servicer will have 60 days after removal for such default within which it may sell the servicing rights to a party acceptable under the series 2006-C5 pooling and servicing agreement;

          - a servicing officer of the master servicer or the special servicer obtains actual knowledge that Moody's has (a) qualified, downgraded or withdrawn any rating then assigned by it to any class of series 2006-C5 certificates, or (b) placed any class of series 2006-C5 certificates on "watch status" in contemplation of possible rating downgrade or withdrawal (and that "watch status" placement has not have been withdrawn by it within 60 days of such servicing officer obtaining such knowledge), and, in either case, cited servicing concerns with the master servicer or the special servicer as the sole or a material factor in such rating action; or

          - the master servicer (or the special servicer), subject to certain cure periods as set forth in the series 2006-C5 pooling and servicing agreement, fails to deliver any reporting items under the Securities Exchange Act of 1934, as amended, required to be delivered by the master servicer or the special servicer pursuant to the series 2006-C5 pooling and servicing agreement (other than the items required to be delivered by any sub-servicer) by the time required under the series 2006-C5 pooling and servicing agreement (taking into account any applicable notice or cure period).

RIGHTS UPON EVENT OF DEFAULT

          If an event of default described above under "--Events of Default" above occurs with respect to the master servicer or the special servicer and remains unremedied, the trustee will be authorized, and at the direction of series 2006-C5 certificateholders entitled to not less than 25% of the series 2006-C5 voting rights, the trustee will be required, to terminate all of the obligations and, with limited exception, all of the rights of the defaulting party under the series 2006-C5 pooling and servicing agreement and in and to the assets of the issuing entity, other than any rights the defaulting party may have (a) as a series 2006-C5 certificateholder or (b) with respect to any unpaid servicing compensation, including the Excess Servicing Strip, if applicable, unreimbursed advances and interest thereon or rights to indemnification. Upon any such termination, subject to the discussion in the next two paragraphs and under "--Removal, Resignation and Replacement of Servicers; Transfer of Servicing Duties" above, the trustee must either:

          - succeed to all of the responsibilities, duties and liabilities of the defaulting party under the series 2006-C5 pooling and servicing agreement; or

          - appoint an established mortgage loan servicing institution to act as successor to the defaulting party under the series 2006-C5 pooling and servicing agreement.

          Certificateholders entitled to a majority of the series 2006-C5 voting rights may require the trustee to appoint an established mortgage loan servicing institution, or other entity as to which the trustee has received written notice from each rating agency that such appointment would not, in and of itself, result in the downgrade, qualification or withdrawal of the then current ratings assigned to any class of series 2006-C5 certificates, to act as successor to the defaulting party rather than have the trustee act as that successor. It is expected that the master servicer will perform some or all of its servicing duties through primary servicers that cannot be terminated, including by the master servicer, except for cause.

          In general, certificateholders entitled to at least 66(2)/3% of the voting rights allocated to each class of series 2006-C5 certificates affected by any event of default may waive the event of default. However, the events of default described in the first and second bullets under "--Events of Default" above may only be waived by all of the holders of the affected classes of series 2006-C5 certificates. Furthermore, if the trustee is required to spend any monies in connection with any event of default, then that event of default may not be waived unless and until the trustee has been reimbursed, with interest, by the party requesting the waiver. Upon any waiver of an event of default, the event of default will cease to exist and will be deemed to have been remedied for every purpose under the series 2006-C5 pooling and servicing agreement.

          No series 2006-C5 certificateholder will have the right under the series 2006-C5 pooling and servicing agreement to institute any proceeding with respect thereto unless:

          - that holder previously has given to the trustee written notice of default;

          - except in the case of a default by the trustee, series 2006-C5 certificateholders entitled to not less than 25% of the series 2006-C5 voting rights have made written request upon the trustee to institute that proceeding in its own name as trustee under the series 2006-C5 pooling and servicing agreement and have offered to the trustee reasonable indemnity; and

          - the trustee for 60 days has neglected or refused to institute any such proceeding.

The trustee, however, will be under no obligation to exercise any of the trusts or powers vested in it by the series 2006-C5 pooling and servicing agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the series 2006-C5 certificateholders or holder of a CBA B-Note Companion Loan, unless in the trustee's opinion, those series 2006-C5 certificateholders or holder of a CBA B-Note Companion Loan have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by the trustee as a result.

MATTERS REGARDING THE TRUSTEE

          The trustee is at all times required to be a corporation, national bank, trust company or national banking association organized and doing business under the laws of the U.S. or any State of the U.S. or the District of Columbia. Furthermore, the trustee must at all times, among other things--

          -    be authorized under those laws to exercise trust powers,

          -    have a combined capital and surplus of at least $50,000,000, and

          - be subject to supervision or examination by federal or state authority.

          If the corporation, national bank, trust company or national banking association publishes reports of condition at least annually, in accordance with law or the requirements of the supervising or examining authority, then the combined capital and surplus of that corporation, national bank, trust company or national banking association will be deemed to be its combined capital and surplus as described in its most recent published report of condition.

          We, the master servicer, the special servicer and our and their respective affiliates, may from time to time enter into normal banking and trustee relationships with the trustee and its affiliates. The trustee and any of its affiliates may hold series 2006-C5 certificates in their own names. In addition, for purposes of meeting the legal requirements of some local jurisdictions, the trustee will have the power to appoint a co-trustee or separate trustee of all or any part of the assets of the issuing entity. All rights, powers, duties and obligations conferred or imposed upon the trustee will be conferred or imposed upon the trustee and the separate trustee or co-trustee jointly or, in any jurisdiction in which the trustee shall be incompetent or unqualified to perform some acts, singly upon the separate trustee or co-trustee, who shall exercise and perform its rights, powers, duties and obligations solely at the direction of the trustee.

          The trustee will be entitled to a monthly fee for its services. That fee will accrue with respect to each and every mortgage loan in the mortgage pool. In each case, that fee will accrue at 0.00065% per annum on the Stated Principal Balance of the subject mortgage loan outstanding from time to time and will be calculated on the same basis as on the subject mortgage loan. The trustee fee is payable out of general collections on the mortgage pool in the issuing entity.

          The trustee will be authorized to invest or direct the investment of funds held in its distribution account and interest reserve account in Permitted Investments. It will be--

          - entitled to retain any interest or other income earned on those funds, and

          - required to cover any losses of principal of those investments from its own funds.

          The trustee will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding the distribution account or the interest reserve account meeting the requirements set forth in the series 2006-C5 pooling and servicing agreement.

          See also "Description of the Governing Documents--The Trustee," "--Duties of the Trustee," "--Matters Regarding the Trustee" and "--Resignation and Removal of the Trustee" in the accompanying prospectus.

CERTAIN INDEMNITIES

          We, the trustee, the master servicer, the special servicer and each of our and their respective members, managers, shareholders, partners, affiliates, directors, officers, employees, agents and controlling persons will be entitled to indemnification from the issuing entity against any loss, liability or expense that is incurred without negligence or willful misconduct on our or their respective parts, arising out of or in connection with, among other things, the series 2006-C5 pooling and servicing agreement and the series 2006-C5 certificates. In addition, the trustee, the master servicer, the special servicer and each of their respective members, managers, shareholders, partners, affiliates, directors, officers, employees, agents and controlling persons will be entitled to indemnification from the issuing entity against any loss, liability or expense incurred in connection with any legal action relating to any misstatement or omission or any alleged misstatement or omission in various reports to be filed with respect to the issuing entity under the Securities Exchange Act of 1934, as amended.

TERMINATION

          The obligations created by the series 2006-C5 pooling and servicing agreement will terminate following the earlier of--

          1. the final payment or advance on, or other liquidation of, the last mortgage loan or related REO Property remaining in the issuing entity, and

          2. the purchase of all of the mortgage loans and REO Properties remaining in the issuing entity by any single certificateholder or group of certificateholders of a majority of the total outstanding principal balance of the series 2006-C5 controlling class, the special servicer or the master servicer, in the order of preference discussed below.

          Written notice of termination of the series 2006-C5 pooling and servicing agreement will be given to each series 2006-C5 certificateholder and, if the swap agreement is still in effect, the swap counterparty. The final distribution with respect to each series 2006-C5 certificate will be made only upon surrender and cancellation of that certificate at the office of the series 2006-C5 certificate registrar or at any other location specified in the notice of termination.

          The following parties will each in turn, according to the order listed below, have the option to purchase all of the mortgage loans and all other property remaining in the issuing entity on any distribution date on which the total Stated Principal Balance of the mortgage pool is less than 1.0% of the initial mortgage pool balance:

          -    the special servicer;

          - any single holder or group of holders of the controlling class of series 2006-C5 certificates; and

          -    the master servicer.

          Any purchase by any single holder or group of holders of the series 2006-C5 controlling class, the master servicer or the special servicer of all the mortgage loans and REO Properties remaining in the issuing entity is required to be made at a price equal to:

          -    the sum of--

               1. the total Stated Principal Balance of all the mortgage loans then included in the issuing entity, other than any mortgage loans as to which the mortgaged real properties have become REO Properties, together with--

                    - all unpaid and unadvanced interest, other than Default Interest and Post-ARD Additional Interest, on those mortgage loans through their respective due dates in the related collection period, and

                    - all unreimbursed advances for those mortgage loans, together with any interest on those advances owing to the parties that made them, and

               2. the appraised value of all REO properties then included in the issuing entity, in each case as determined by an appraiser mutually agreed upon by the master servicer, the special servicer and the trustee; minus

          - solely in the case of a purchase by the master servicer or the special servicer, the total of all amounts payable or reimbursable to the purchaser(s) under the series 2006-C5 pooling and servicing agreement.

          The purchase will result in early retirement of the then outstanding series 2006-C5 certificates. However, the right of any single holder or group of holders of the series 2006-C5 controlling class, the master servicer or the special servicer to make the purchase is subject to the requirement that the total Stated Principal Balance of the mortgage pool be less than 1.0% of the initial mortgage pool balance. The termination price, exclusive of any portion of the termination price payable or reimbursable to any person other than the series 2006-C5 certificateholders (the holder of the class A-MFL certificates in the case of the class A-MFL REMIC II regular interest), will constitute part of the Available P&I Funds, as applicable, for the final distribution date. Any person or entity making the purchase will be responsible for reimbursing the parties to the series 2006-C5 pooling and servicing agreement for all reasonable out-of-pocket costs and expenses incurred by those parties in connection with the purchase.

AMENDMENT

          In general, the series 2006-C5 pooling and servicing agreement is subject to amendment as described under "Description of the Governing Documents--Amendment" in the accompanying prospectus. However, no amendment of the series 2006-C5 pooling and servicing agreement may significantly change the activities of the issuing entity without the consent of--

          - the holders of the series 2006-C5 certificates entitled to not less than 66(2)/3% of the series 2006-C5 voting rights, not taking into account series 2006-C5 certificates held by us or any of our affiliates or agents, and

          - all of the series 2006-C5 certificateholders that will be adversely affected by the amendment in any material respect.

          Additionally, absent a material adverse effect on any certificateholder, the series 2006-C5 pooling and servicing agreement may be amended by the parties thereto without the consent of any of the certificateholders to the extent necessary for any mortgage loan seller and their affiliates to obtain accounting "sale" treatment for the mortgage loans under FAS 140.

          Furthermore, subject to certain exceptions, no amendment of the series 2006-C5 pooling and servicing agreement may adversely affect any holder of a portion of the 280 Park Avenue Whole Loan or any holder of a Companion Loan without the consent of that person. The series 2006-C5 pooling and servicing agreement will also contain certain limitations on amendments to the series 2006-C5 pooling and servicing agreement which relate to any obligations of the mortgage loan seller or any defined terms contained therein relating to or affecting such obligations without the consent of the mortgage loan seller.

THE MASTER SERVICER AND THE SPECIAL SERVICER PERMITTED TO BUY CERTIFICATES

          The master servicer and the special servicer will be permitted to purchase any class of series 2006-C5 certificates. Such a purchase by the master servicer or the special servicer could cause a conflict relating to the master servicer's or the special servicer's duties pursuant to the series 2006-C5 pooling and servicing agreement and such master servicer's or the special servicer's interest as a holder of the series 2006-C5 certificates, especially to the extent that certain actions or events have a disproportionate effect on one or more classes of certificates. Pursuant to the series 2006-C5 pooling and servicing agreement, each of the master servicer and the special servicer is required to administer the related mortgage loans in accordance with the Servicing Standard set forth therein without regard to ownership of any series 2006-C5 certificate by the master servicer or the special servicer or any affiliate thereof.

                   CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS FOR
                    MORTGAGED PROPERTIES LOCATED IN NEW YORK

          The following discussion contains a summary of certain legal aspects of the underlying mortgage loans secured by mortgaged real properties located in New York, which mortgage loans represent 28.5% of the initial mortgage pool balance. The summary does not purport to be complete and is qualified in its entirety by reference to the applicable federal and state laws governing the subject mortgage loans.

          NEW YORK LAW. Mortgage loans in New York are generally secured by mortgages on the related real estate. Foreclosure of a mortgage is usually accomplished in judicial proceedings. After an action for foreclosure is commenced, and if the lender secures a ruling that is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of the action. The lender then moves to confirm the referee's report and enter a final judgment of foreclosure and sale. Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction. There is no right of redemption after the foreclosure sale. In certain circumstances, deficiency judgments may be obtained. Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owed.

                      U.S. FEDERAL INCOME TAX CONSEQUENCES

GENERAL

          Upon the initial issuance of the offered certificates, Cadwalader, Wickersham & Taft LLP, our counsel, will deliver its opinion generally to the effect that, assuming (i) compliance with the series 2006-C5 pooling and servicing agreement and any amendments thereto and (ii) compliance with the series 2006-C4 pooling and servicing agreement and continued qualification of the REMICs formed thereunder, and subject to any other assumptions set forth in the opinion, each REMIC created under the series 2006-C5 pooling and servicing agreement (REMIC I and REMIC II) will qualify as a REMIC under the Code. The arrangement under which the class A-MFL REMIC II regular interest, the floating rate account and the swap agreement relating to the class A-MFL certificates is held will be classified as a grantor trust for U.S. federal income tax purposes. In addition, the arrangement under which the right to Post-ARD Additional Interest is held will be classified as a grantor trust for U.S. federal income tax purposes.

          The assets of REMIC I will generally include--

          -    the underlying mortgage loans,

          - the issuing entity's interest in any REO Properties acquired on behalf of the series 2006-C5 certificateholders with respect to the underlying mortgage loans,

          -    the master servicer's collection account,

          -    the special servicer's REO account, and

          -    the trustee's distribution account and interest reserve account,

          but will exclude any collections of Post-ARD Additional Interest on the ARD Loans.

          For U.S. federal income tax purposes,

          - the separate non-certificated regular interests in REMIC I will be the regular interests in REMIC I and will be the assets of REMIC II;

          - the REMICs will be "tiered," meaning that REMIC II will hold as assets the regular interests issued by REMIC I. REMIC II will issue the class A-SP, A-X, A-1, A-2, A-AB, A-3, A-1-A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, O, P and Q certificates and the class A-MFL REMIC II regular interest, which will evidence the regular interests in, and will be treated as debt obligations of, REMIC II;

          - the class A-MFL certificates will evidence interests in a grantor trust consisting of the class A-MFL REMIC II regular interest, the swap agreement and the floating rate account;

          - the class R certificates will evidence the sole class of residual interest in REMIC II, and the class LR certificates will evidence the sole class of residual interest in REMIC I for federal income tax purposes; and

          - the class V certificates will evidence interests in a grantor trust and will generally be treated as representing beneficial ownership of Post-ARD Additional Interest, if any, accrued and received with respect to the ARD Loans.

          Additional federal income tax consequences for United States Persons are described below. See also "Federal Income Tax Consequences--REMICs" in the accompanying prospectus.

DISCOUNT AND PREMIUM; PREPAYMENT CONSIDERATION

          For federal income tax reporting purposes, it is anticipated that the offered certificates (other than the class A-MFL and class A-SP certificates) and the class A-MFL REMIC II regular interest will be issued at a premium, and that the class A-SP certificates will be issued with original issue discount.

          It is anticipated that the class A-SP certificates will be treated as having no qualified stated interest. Accordingly, the class A-SP certificates will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received thereon over its issue price. If the method for computing original issue discount described in the accompanying prospectus results in a negative amount for any period with respect to any holder of class A-SP certificates, the amount of original issue discount allocable to that period would be zero. The holder would be permitted to offset the negative amount only against future original issue discount, if any, attributable to the class A-SP certificates. Although the matter is not free from doubt, a holder of a class A-SP certificate may be permitted to deduct a loss to the extent that his or her respective remaining basis in the certificate exceeds the maximum amount of future payments to which the holder is entitled, assuming no further prepayments of the mortgage loans. Any loss might be treated as a capital loss. In the alternative, it is possible that rules similar to the "noncontingent bond method" of the contingent interest rules of the Treasury regulations referred to above may be promulgated with respect to the class A-SP certificates. Unless and until required otherwise by applicable authority, it is not anticipated that the contingent interest rules will apply.

          The IRS has issued regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Code provides for special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The Treasury Department has not issued regulations under that section. You should be aware, however, that the regulations issued under Sections 1271 to 1275 of the Code and Section 1272(a)(6) of the Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. You should consult with your own tax advisor concerning the tax treatment of your offered certificates.

          Whether any holder of the classes of offered certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the payments remaining to be made on the certificate at the time of its acquisition by the certificateholder. If you acquire an interest in any class of offered certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium" in the accompanying prospectus.

          When determining the rate of accrual of original issue discount and market discount or the amortization of premium, if any, for U.S. federal income tax purposes, the prepayment assumption will be that, subsequent to the date of any determination--

          - the ARD Loans in the issuing entity will be paid in full on their respective anticipated repayment dates,

          - no mortgage loan in the issuing entity will otherwise be prepaid prior to maturity, and

          - there will be no extension of maturity for any mortgage loan in the issuing entity.

          However, no representation is made as to the actual rate at which the mortgage loans will prepay, if at all. See "Federal Income Tax
Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" in the accompanying prospectus.

CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

          Except to the extent noted below, the offered certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code in the same proportion that the assets of the issuing entity would be so treated. In addition, interest, including original issue discount, if any, on the offered certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that those certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code. Moreover, so long as 95% or more of the assets of the REMICs are "real estate assets," the offered certificates will be treated in their entirety as real estate assets.

          Most of the mortgage loans to be included in the issuing entity are not secured by real estate used for residential or other purposes prescribed in
Section 7701(a)(19)(C) of the Code. Consequently, the offered certificates will be treated as assets qualifying under that section to only a limited extent. Accordingly, investment in the offered certificates may not be suitable for a thrift institution seeking to be treated as a "domestic building and loan association" under Section 7701(a)(19)(C) of the Code. The offered certificates will be treated as "qualified mortgages" for another REMIC under Section 860G(a)(3)(C) of the Code. The foregoing sentences shall not apply to the extent, if any, of a class A-MFL certificateholder's basis allocable to the swap agreement.

          To the extent an offered certificate represents ownership of an interest in a mortgage loan that is secured in part by cash reserves, that mortgage loan is not secured solely by real estate. Therefore:

          - a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in Section 7701(a)(19)(C) of the Code;

          - a portion of that certificate may not represent ownership of "real estate assets" under Section 856(c)(5)(B) of the Code; and

          - the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code.

          In addition, most of the mortgage loans that we intend to include in the issuing entity contain defeasance provisions under which the lender may release its lien on the collateral securing the mortgage loan in return for the borrower's pledge of substitute collateral in the form of government securities. Generally, under the U.S. Treasury Regulations, if a REMIC releases its lien on real property that secures a qualified mortgage, that mortgage ceases to be a qualified mortgage on the date the lien is released unless certain conditions are satisfied. In order for the defeased mortgage loan to remain a qualified mortgage, the U.S. Treasury Regulations require that--

               1. the borrower pledges substitute collateral that consist solely of certain government securities,

               2.   the mortgage loan documents allow that substitution,

               3. the lien is released to facilitate the disposition of the property or any other customary commercial transaction, and not as part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages, and

               4. the release is not within two (2) years of the startup day of the REMIC.

Following the defeasance of a mortgage loan, regardless of whether the foregoing conditions were satisfied, that mortgage loan would not be treated as a "loan secured by an interest in real property" or a "real estate asset" and interest on that loan would not constitute "interest on obligations secured by real property" for purposes of Sections 7701(a)(19)(C), 856(c)(5)(B) and 856(e)(3)(B) of the Code, respectively.

          See "Description of the Underlying Mortgage Loans" in this prospectus supplement and "Federal Income Tax Consequences--REMICs--Characterization of Investments in REMIC Certificates" in the accompanying prospectus.

STATIC PREPAYMENT PREMIUMS AND YIELD MAINTENANCE CHARGES

          It is not entirely clear under the Code when the amount of a Static Prepayment Premium or Yield Maintenance Charge should be taxed to the holder of offered certificates entitled to that amount. For U.S. federal income tax reporting purposes, the trustee will report Static Prepayment Premiums and Yield Maintenance Charges as income to the holders of offered certificates entitled to those amounts only after the master servicer's actual receipt thereof. The IRS may nevertheless seek to require that an assumed amount of Static Prepayment Premiums and Yield Maintenance Charges be included in payments projected to be made on those offered certificates and that taxable income be reported based on the projected constant yield to maturity of those offered certificates, taking into account such projected Static Prepayment Premiums and Yield Maintenance Charges. If so, the projected Static Prepayment Premiums and Yield Maintenance Charges would be included in income prior to their actual receipt by holders of the applicable offered certificates. If any projected Static Prepayment Premium or Yield Maintenance Charge was not actually received, presumably the holder of an offered certificate would be allowed to claim a deduction or reduction in gross income at the time the unpaid Static Prepayment Premiums or Yield Maintenance Charges had been projected to be received. It appears that Static Prepayment Premiums and Yield Maintenance Charges are to be treated as ordinary income rather than capital gain. However, the correct characterization of the income is not entirely clear. We recommend you consult your own tax advisors concerning the treatment of Static Prepayment Premiums and Yield Maintenance Charges.

THE CLASS A-MFL CERTIFICATES

          Each holder of a class A-MFL certificate will be treated for federal income tax purposes as having purchased its proportionate share of the class A-MFL REMIC II regular interest and having entered into its proportionate share of the swap agreement. Holders of the class A-MFL certificates must allocate the price they pay for their certificates between their interests in the class A-MFL REMIC II regular interest and the swap agreement based on their relative market values. Such allocation will be used for, among other things, purposes of computing any market discount or premium on the class A-MFL REMIC II regular interest. Any amount allocated to the swap agreement will be treated as a swap premium (the "Swap Premium") either paid or received by the holders of the class A-MFL certificates, as the case may be. If a Swap Premium is deemed paid by a holder, it will reduce the purchase price allocable to the class A-MFL REMIC II regular interest. If the Swap Premium is deemed received by a holder, it will be deemed to have increased the purchase price for the class A-MFL REMIC II regular interest.

          Based on the anticipated purchase prices of the class A-MFL certificates and issue price of the class A-MFL REMIC II regular interest, it is anticipated that the class A-MFL REMIC II regular interest will be issued at a premium and that a Swap Premium will be deemed to be paid to the initial holders of the class A-MFL certificates. The initial holders of a class A-MFL certificate will be required to amortize the amount of the Swap Premium into income over the term of the swap agreement. Such holders may do so under a method based on the Swap Premium representing the present value of a series of equal payments made over the term of the swap agreement that would fully amortize a loan with an interest rate equal to the discount rate used to determine the Swap Premium (or at some other reasonable rate). The amount amortized into income in each period would be the principal amount of the hypothetical level payment in such period. Moreover, while regulations promulgated by the U.S. Treasury Department ("Treasury") treat a non-periodic payment made under a swap contract as a loan for all federal income tax purposes if the payment is "significant", it is anticipated that the Swap Premium would not be treated "significant" under those Treasury regulations. Prospective purchasers of class A-MFL certificates should consult their own tax advisors regarding the appropriate method of amortizing any Swap Premium.

          Treasury regulations have been promulgated under Section 1275 of the Internal Revenue Code generally providing for the integration of a "qualifying debt instrument" with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a variable rate debt instrument. However, such regulations specifically disallow integration of debt instruments subject to Section 1272(a)(6) of the Internal Revenue Code, such as REMIC regular interests. Therefore, holders of the class A-MFL certificates will be unable to use the integration method provided for under such regulations with respect to such certificates. Consequently, the rate at which holders of the class A-MFL certificates amortize the Swap Premium they are deemed to receive in income each period may differ from the rate at which such holders amortize (and offset against interest income on the class A-MFL REMIC II regular interest) in each such period the initially corresponding amount of bond premium at which they are deemed to have purchased the class A-MFL REMIC II regular interest.

          Under Treasury regulations (i) all taxpayers must recognize periodic payments with respect to a notional principal contract under the accrual method of accounting, and (ii) any periodic payments received under the swap agreement must be netted against payments made under the swap agreement and deemed made or received as a result of the Swap Premium over the recipient's taxable year and accounted for as a net payment, rather than accounted for on a gross basis. The resulting net income or deduction with respect to net payments under a notional principal contract for a taxable year should constitute ordinary income or ordinary deduction. Such deduction (including the amortization of the upfront payment) is treated as a miscellaneous itemized deduction, which, for individuals, is subject to limitations on deductibility, including that the deduction may not be used at all if the individual is subject to the alternative minimum tax. Prospective investors who are individuals should consult their tax advisors prior to investing in the class A-MFL certificates, which may not be an appropriate investment for investors who are subject to limitations on the deductibility of miscellaneous itemized deductions.

          Any amount of proceeds from the sale, redemption or retirement of a class A-MFL certificate that is considered to be allocated to the holder's rights under the swap agreement or that the holder is deemed to have paid to the purchaser would be considered a "termination payment" allocable to that class A-MFL certificate under Treasury regulations. A holder of a class A-MFL certificate will have gain or loss from such a termination equal to (A)(i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any Swap Premium paid (or deemed paid) by the holder upon entering into or acquiring its interest in the swap agreement or (B)(i) any termination payment it paid or is deemed to have paid minus (ii) the unamortized portion of any Swap Premium received upon entering into or acquiring its interest in the swap agreement. Gain or loss realized upon the termination of the swap agreement will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Section 582(c) of the Code would likely not apply to treat such gain or loss as ordinary.

          The class A-MFL certificates, representing a beneficial ownership in the class A-MFL REMIC II regular interest and in the swap agreement, may constitute positions in a straddle, in which case the straddle rules of Section 1092 of the Code would apply. A selling holder's capital gain or loss with respect to such regular interest would be short term because the holding period would be tolled under the straddle rules. Similarly, capital gain or loss realized in connection with the termination of the swap agreement would be short term. If the holder of a class A-MFL certificate incurred or continued to incur indebtedness to acquire or hold such class A-MFL certificate, the holder would generally be required to capitalize a portion of the interest paid on such indebtedness until termination of the swap agreement.

WITHHOLDING AND BACKUP WITHHOLDING

          Pursuant to the series 2006-C5 pooling and servicing agreement (i) the trustee shall deliver or cause to be delivered the federal taxpayer identification number of the grantor trust that holds the swap agreement on an IRS Form W-9 to the swap counterparty as soon as possible after the swap agreement is entered into and, if requested by the swap counterparty (unless not permitted under federal income tax law) an IRS Form W-8IMY, (ii) each non-exempt holder of a Class A-MFL certificate shall be obligated pursuant to the series 2006-C5 pooling and servicing agreement to provide applicable certification to the trustee (with copies directly from such holder to the swap counterparty) to enable the trustee to make payments to such holder without federal withholding or backup withholding, and (iii) as authorized by the holders of the Class A-MFL certificates under the series 2006-C5 pooling and servicing agreement, the trustee may forward any such certification received to the swap counterparty if requested. If the above obligations are satisfied, under current law, no U.S. federal withholding or backup withholding taxes will be required to be deducted or withheld from payments by the swap counterparty to the trust. For an additional discussion of withholding and backup withholding, see "Federal Income Tax Consequences--REMICs--Backup Withholding with Respect to REMIC Certificates" and "--Foreign Investors in REMIC Certificates" in the accompanying prospectus.

                              ERISA CONSIDERATIONS

          If you are--

          -    a fiduciary of a Plan, or

          -    any other person investing "plan assets" of any Plan,

          - you should carefully review with your legal advisors whether the purchase or holding of an offered certificate would be a "prohibited transaction" or would otherwise be impermissible under ERISA or Section 4975 of the Code. See "ERISA Considerations" in the accompanying prospectus.

          If a Plan acquires an offered certificate, the assets in the issuing entity will be deemed for purposes of ERISA to be assets of the investing Plan, unless certain exceptions apply. See "ERISA Considerations--Plan Asset Regulations" in the accompanying prospectus. However, we cannot predict in advance, nor can there be any continuing assurance, whether those exceptions may be applicable because of the factual nature of the rules set forth in the Plan Asset Regulations. For example, one of the exceptions in the Plan Asset Regulations states that the underlying assets of an entity will not be considered "plan assets" if less than 25% of the value of each class of equity interests is held by "benefit plan investors," which include both Plans and any entity which is deemed to include plan assets because of investment in the entity by one or more Plans. This exception is tested, however, immediately after each acquisition of a series 2006-C5 certificate, whether upon initial issuance or in the secondary market. Because there are no relevant restrictions on the purchase and transfer of the series 2006-C5 certificates by Plans, it cannot be assured that benefit plan investors will own less than 25% of each class of the series 2006-C5 certificates.

          If one of the exceptions in the Plan Asset Regulations applies, the prohibited transaction provisions of ERISA and the Code will not apply to transactions involving assets in the issuing entity. If the issuing entity or any of the Exemption-Favored Parties is a Party in Interest with respect to the Plan, however, the acquisition or holding of offered certificates by that Plan could result in a prohibited transaction, unless the Underwriter Exemption, as discussed below, or some other exemption is available.

THE UNDERWRITER EXEMPTION

          The U.S. Department of Labor has issued an individual prohibited transaction exemption to Credit Suisse Securities (USA) LLC identified as PTE 89-90, as amended by PTE 97-34, PTE 2000-58 and PTE 2002-41. Subject to the satisfaction of conditions set forth in it, the Underwriter Exemption generally exempts from the application of the prohibited transaction provisions of ERISA and the Code, specified transactions relating to, among other things--

          - the servicing and operation of pools of real estate loans, such as the mortgage pool, and

          - the purchase, sale and holding of mortgage pass-through certificates, such as the offered certificates, that are underwritten by an Exemption-Favored Party.

          The Underwriter Exemption sets forth five general conditions that must be satisfied for a transaction involving the purchase, sale and holding of an offered certificate to be eligible for exemptive relief under that exemption. The conditions are as follows:

          - FIRST, the acquisition of that certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

          - SECOND, at the time of its acquisition by the Plan, that certificate must be rated in one of the four highest generic rating categories by Moody's, S&P or Fitch;

          - THIRD, the trustee cannot be an affiliate of any other member of the Restricted Group (other than an underwriter);

          -    FOURTH, the following must be true--

               1. the sum of all payments made to and retained by Exemption-Favored Parties must represent not more than reasonable compensation for underwriting the relevant class of certificates,

               2. the sum of all payments made to and retained by us in connection with the assignment of the underlying mortgage loans to the issuing entity must represent not more than the fair market value of the obligations, and

               3. the sum of all payments made to and retained by the master servicer, the special servicer, any primary servicers and any sub-servicers must represent not more than reasonable compensation for that person's services under the series 2006-C5 pooling and servicing agreement and reimbursement of that person's reasonable expenses in connection therewith; and

          - FIFTH, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended.

          It is a condition of their issuance that the offered certificates be rated not lower than investment grade by each of Moody's and Fitch. In addition, the trustee is not an affiliate of any other member of the Restricted Group. Accordingly, as of the date of initial issuance of the offered certificates, the second and third general conditions set forth above will be satisfied with respect to the offered certificates. A fiduciary of a Plan contemplating the purchase of an offered certificate in the secondary market must make its own determination that, at the time of the purchase, the certificate continues to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating a purchase of an offered certificate, whether in the initial issuance of that certificate or in the secondary market, must make its own determination that the first and fourth general conditions set forth above will be satisfied with respect to that certificate as of the date of the purchase. A Plan's authorizing fiduciary will be deemed to make a representation regarding satisfaction of the fifth general condition set forth above in connection with the purchase of an offered certificate.

          The Underwriter Exemption also requires that the issuing entity meet the following requirements:

          - the assets of the issuing entity must consist solely of assets of the type that have been included in other investment pools;

          - certificates evidencing interests in those other investment pools must have been rated in one of the four highest generic categories of Moody's, S&P or Fitch for at least one year prior to the Plan's acquisition of an offered certificate; and

          - certificates evidencing interests in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of an offered certificate.

          We believe that these requirements have been satisfied as of the date of this prospectus supplement.

          If the general conditions of the Underwriter Exemption are satisfied, they may each provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with--

          - the direct or indirect sale, exchange or transfer of offered certificates acquired by a Plan upon initial issuance from us or an Exemption-Favored Party when we are, or when a mortgage loan seller, the trustee, the master servicer, the special servicer, any sub-servicer, any provider of credit support, any Exemption-Favored Party or any borrower is, a Party in Interest with respect to the investing Plan,

          - the direct or indirect acquisition or disposition in the secondary market of offered certificates by a Plan, and

          -    the continued holding of offered certificates by a Plan.

          However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA if the acquisition or holding of an offered certificate is--

          - on behalf of a Plan sponsored by any member of the Restricted Group, and

          - by any person who has discretionary authority or renders investment advice with respect to the assets of that Plan.

          Moreover, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in that exemption, are satisfied, the Underwriter Exemption may also provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by
Section 4975(c)(1)(E) of the Code in connection with--

          - the direct or indirect sale, exchange or transfer of offered certificates in the initial issuance of those certificates between us or an Exemption-Favored Party, on the one hand, and a Plan, on the other hand, when the person who has discretionary authority or renders investment advice with respect to the investment of the assets of the Plan in those certificates is--

               1. a borrower with respect to 5% or less of the fair market value of the underlying mortgage loans, or

               2.   an affiliate of that borrower,

          - the direct or indirect acquisition or disposition in the secondary market of offered certificates by a Plan, and

          -    the continued holding of offered certificates by a Plan.

          Further, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in that exemption, are satisfied, the Underwriter Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code, for transactions in connection with the servicing, management and operation of the assets of the issuing entity.

          Lastly, if the general conditions of the Underwriter Exemption are satisfied, it may also provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Section 4975(a) and (b) of the

Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, if the restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing plan by virtue of--

          -    providing services to the Plan, or

          -    having a specified relationship to this person,

          - solely as a result of the Plan's ownership of offered certificates.

          The Underwriter Exemption contains specific requirements applicable to the swap agreement and the swap counterparty. Among other requirements, the swap agreement must relate to an interest rate swap that is denominated in U.S. dollars and that is not leveraged. If the swap counterparty fails to maintain certain rating levels described in the swap agreement, the swap counterparty will be required to post collateral, arrange for a guarantee or assign its rights and obligations under the swap agreement to a replacement swap counterparty, and, if the swap counterparty does not, within the time period specified therein, take such action, the trustee will be permitted to terminate the swap agreement. In addition, the class A-MFL certificates may be sold to a person investing assets of a Plan only if such person is a "Qualified Plan Investor". A "Qualified Plan Investor" is a plan investor or group of plan investors on whose behalf the decision to purchase such class A-MFL certificates is made by an independent fiduciary that is (i) qualified to analyze and understand the terms and conditions of the swap agreement and the effect of the swap agreement on the credit ratings of the class A-MFL certificates, and (ii) a "qualified professional asset manager", as defined in Part V(a) of PTCE 84-14, an "in-house asset manager" as defined in Part IV(a) of PTCE 96-23, or a plan fiduciary with total Plan and non-Plan assets under management of at least $100 million at the time of the acquisition of such class A-MFL certificates.

          Before purchasing an offered certificate, a fiduciary of a Plan should itself confirm that the general and other conditions set forth in the Underwriter Exemption, and the other requirements set forth in that exemption, would be satisfied at the time of the purchase.

EXEMPT PLAN

          A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA or Section 4975 of the Code. However, a governmental plan may be subject to a federal, state or local law that is, to a material extent, similar to the foregoing provisions of ERISA or the Code. A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any similar law.

FURTHER WARNINGS

          Any fiduciary of a Plan considering whether to purchase an offered certificate on behalf of that Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to the investment.

          The sale of offered certificates to a Plan is in no way a representation or warranty by us or any of the underwriters that--

          - the investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or

          - the investment is appropriate for Plans generally or for any particular Plan.

                                LEGAL INVESTMENT

          The offered certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"), so long as they are rated in one of the two highest rating categories by one of the rating agencies.

          Except as to the status of certain classes of the offered certificates as "mortgage related securities," no representations are made as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the offered certificates under applicable legal investment restrictions.

          Investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates will constitute legal investments for them or are subject to investment, capital, or other restrictions.

          See "Legal Investment" in the accompanying prospectus.

                                 USE OF PROCEEDS

          We will use the net proceeds from the sale of the offered certificates to pay part of the purchase price of the mortgage loans that we intend to include in the issuing entity.

                                  UNDERWRITING

          Under the terms and subject to the conditions set forth in an underwriting agreement dated December 13, 2006, we have agreed to sell to the underwriters named below the following respective principal or notional amounts of the offered certificates:

              UNDERWRITER                  CLASS A-1      CLASS A-2     CLASS A-AB       CLASS A-3      CLASS A-1-A
--------------------------------------   ------------   ------------   ------------   --------------   ------------
Credit Suisse Securities (USA) LLC        $51,000,000   $220,000,000   $149,203,000   $1,200,000,000   $ 780,638,00
Citigroup Global Markets Inc.             $         0   $          0   $          0   $            0   $          0
KeyBanc Capital Markets, a Division of
   McDonald Investments Inc.              $         0   $          0   $          0   $            0   $          0
Banc of America Securities LLC            $         0   $          0   $          0   $            0   $          0
Greenwich Capital Markets, Inc            $         0   $          0   $          0   $            0   $          0
TOTAL                                     $51,000,000   $220,000,000   $149,203,000   $1,200,000,000   $780,638,000
                                         ============   ============   ============   ==============   ============

              UNDERWRITER                 CLASS A-MFL     CLASS A-M      CLASS A-J      CLASS A-SP
--------------------------------------   ------------   ------------   ------------   --------------   ------------
Credit Suisse Securities (USA) LLC       $100,000,000   $242,977,000   $287,244,000   $3,252,979,000
Citigroup Global Markets Inc.            $              $          0   $          0   $            0
KeyBanc Capital Markets, a Division of
   McDonald Investments Inc.             $              $          0   $          0   $            0
Banc of America Securities LLC           $              $          0   $          0   $            0
Greenwich Capital Markets, Inc.          $              $          0   $          0   $            0
TOTAL                                    $100,000,000   $242,977,000   $287,244,000   $3,252,979,000
                                         ============   ============   ============   ==============   ============

          The underwriting agreement provides that the underwriters are obligated to purchase all of the offered certificates if any are purchased. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of the non-defaulting underwriters may be increased or the offering of the offered certificates may be terminated. Not every underwriter will have an obligation to purchase offered certificates from us.

          Our proceeds from the sale of the offered certificates will be approximately 104.4% of the total initial principal balance of the offered certificates, plus accrued interest from December 1, 2006, before deducting expenses payable by us. We estimate that our out-of-pocket expenses for this offering will be approximately $5,500,000.

          The underwriters will offer the offered certificates for sale from time to time in one or more transactions, which may include block transactions, in negotiated transactions or otherwise, or a combination of those methods of sale, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The underwriters may do so by selling the offered certificates to or through broker/dealers, who may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters and/or the purchasers of the offered certificates for whom they may act as agents. In connection with the sale of the offered certificates, the underwriters may be deemed to have received compensation from us in the form of underwriting discounts, and the underwriters may also receive commissions from the purchasers of the offered certificates for whom they may act as agent. The underwriters and any broker/dealers that participate with the underwriters in the distribution of the offered certificates may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of the offered certificates by them may be deemed to be underwriting discounts or commissions.

          The offered certificates are a new issue of securities with no established trading market. The underwriters have advised us that they currently intend to make a market in the offered certificates. Nevertheless, the underwriters do not have any obligation to make a market, any market making may be discontinued at any time and there can be no assurance that an active public market for the offered certificates will develop.

          We have agreed to indemnify the underwriters against liabilities under the Securities Act of 1933, as amended, or contribute to payments that the underwriters may be required to make in respect thereof. The mortgage loan sellers have agreed to indemnify us and the underwriters with respect to liabilities under the Securities Act of 1933, as amended, or contribute to payments that we or the underwriters may be required to make in respect thereof, relating to the underlying mortgage loans.

          The issuing entity described in this prospectus supplement is a collective investment scheme as defined in the Financial Services and Markets Act 2000 ("FSMA") of the United Kingdom. It has not been authorized, or otherwise recognized or approved by the United Kingdom's Financial Services Authority and, as an unregulated collective investment scheme, accordingly cannot be marketed in the United Kingdom to the general public. This prospectus supplement must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus supplement relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons. Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the issuing entity and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

          We expect that delivery of the offered certificates will be made against payment therefor on or about the closing date specified on the cover page of this prospectus supplement, which is the 7th business day following the date hereof (this settlement cycle being referred to as "T+7"). Under Rule 15c6-1 of the SEC under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to that trade expressly agree otherwise. Accordingly, purchasers who wish to trade the offered certificates on the date hereof or the next four (4) succeeding business days will be required, by virtue of the fact that the offered certificates initially will settle in T+7, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisor.

                                  LEGAL MATTERS

          Certain legal matters will be passed upon for us and certain of the underwriters by Cadwalader, Wickersham & Taft LLP, New York, New York.

                                     RATING

          It is a condition to their issuance that the respective classes of offered certificates be rated as follows:

                             CLASS   MOODY'S   S&P
                             -----   -------   ---
                             A-1       Aaa     AAA
                             A-2       Aaa     AAA
                             A-AB      Aaa     AAA
                             A-3       Aaa     AAA
                             A-1-A     Aaa     AAA
                             A-MFL     Aaa     AAA
                             A-M       Aaa     AAA
                             A-J       Aaa     AAA
                             A-SP      Aaa     AAA

          The ratings on the offered certificates address the likelihood of--

          - the timely receipt by their holders of all distributions of interest to which they are entitled (or, in the case of the class A-MFL certificates, to which the class A-MFL REMIC II regular interest is entitled) on each distribution date, and

          - the ultimate receipt by their holders of all distributions of principal to which they are entitled on or before the rated final distribution date.

          -    The ratings on the offered certificates take into consideration--

          -    the credit quality of the mortgage pool,

          - structural and legal aspects associated with the offered certificates, and

          - the extent to which the payment stream from the mortgage pool is adequate to make distributions of interest and/or principal required under the offered certificates.

          The ratings on the respective classes of offered certificates do not represent any assessment of--

          - the tax attributes of the offered certificates or of the issuing entity,

          - whether or to what extent prepayments of principal may be received on the underlying mortgage loans,

          - the likelihood or frequency of prepayments of principal on the underlying mortgage loans,

          - the degree to which the amount or frequency of prepayments of principal on the underlying mortgage loans might differ from those originally anticipated,

          - whether or to what extent the interest payable on any class of offered certificates may be reduced in connection with Net Aggregate Prepayment Interest Shortfalls,

          - the distribution of the broker strip fees to the broker strip payees; and

          - whether and to what extent Default Interest, Post-ARD Additional Interest or Yield Maintenance Charges will be received.

          Also, a security rating does not represent any assessment of the yield to maturity that investors may experience in the event of rapid prepayments and/or other liquidations of the underlying mortgage loans. In general, the ratings on the offered certificates address credit risk and not prepayment risk.

          Also, a security rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the class A-SP certificateholders might not fully recover their investment in the event of rapid prepayments and/or other liquidations of the mortgage loans.

          In general, ratings address credit risk and not prepayment risk. As described in this prospectus supplement, the amounts payable with respect to the class A-SP certificates consist primarily of interest. Even if the entire mortgage pool were to prepay in the initial month, with the result that the class A-SP certificateholders receive only a single month's interest payment and, accordingly, suffer a nearly complete loss of their investments, all amounts due to those certificateholders will nevertheless have been paid. This result would be consistent with the respective ratings received on the class A-SP certificates. The rating of the class A-SP certificates does not address the timing or magnitude of reduction of the total notional amount of that class of certificates, but only the obligation to pay interest timely on that notional amount as so reduced from time to time.

          A rating on the class A-MFL certificates does not represent any assessment of whether the floating interest rate on such certificates will convert to a fixed rate. The ratings on the class A-MFL certificates do not constitute a rating with respect to the likelihood of the receipt of payments to be made by the swap counterparty or any interest rate reductions or increases contemplated herein. With respect to the class A-MFL certificates, the rating agencies are only rating the receipt of interest up to the pass-through rate applicable to the class A-MFL REMIC II regular interest, and are not rating the receipt of interest accrued at LIBOR plus 0.1900%. In addition, the ratings do not address any shortfalls or delays in payment that investors in the class A-MFL certificates may experience as a result of the conversion of the pass-through rate on the class A-MFL certificates from a rate based on LIBOR to a fixed rate (subject to a maximum rate equal to the Weighted Average Net Mortgage Pass-Through Rate) or as a result of the conversion of a fixed rate to a rate based on LIBOR.

          There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class of offered certificates and, if so, what the rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by us to do so may be lower than the rating assigned thereto by S&P and/or Moody's.

          The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. See "Rating" in the accompanying prospectus.

                                    GLOSSARY

          THE FOLLOWING CAPITALIZED TERMS WILL HAVE THE RESPECTIVE MEANINGS ASSIGNED TO THEM IN THIS "GLOSSARY" SECTION WHENEVER THEY ARE USED IN THIS PROSPECTUS SUPPLEMENT, INCLUDING IN ANY OF THE EXHIBITS TO THIS PROSPECTUS SUPPLEMENT OR ON THE ACCOMPANYING DISKETTE.

          "0%/y" means, with respect to any of the underlying mortgage loans, a duration of y payments for the open period during which the loan is freely payable.

          "280 Park Avenue Control Group" means the holders of more than 50% of the outstanding principal balance of the 280 Park Avenue Whole Loan (acting together).

          "280 Park Avenue Intercreditor Agreement" has the meaning assigned to that term under "Description of the Underlying Mortgage Loans--Certain Matters Regarding the 280 Park Avenue Mortgage Loan" in this prospectus supplement.

          "280 Park Avenue Pari Passu Companion Lender" means the holder of the 280 Park Avenue Pari Passu Companion Loan. The 280 Park Avenue Pari Passu Companion Lender is the issuing entity for the Credit Suisse Commercial Mortgage Trust, series 2006-C4 commercial mortgage securitization.

          "280 Park Avenue Pari Passu Companion Loan" means the 280 Park Avenue outside-the-issuing entity mortgage loan, with a cut-off date principal balance of $300,000,000 that is secured by the 280 Park Avenue Property, which mortgage loan will not be included in the issuing entity. The 280 Park Avenue Pari Passu Companion Loan is PARI PASSU in right of payment to the 280 Park Avenue Mortgage Loan.

          "280 Park Avenue Master Servicer" means the applicable master servicer for the 280 Park Avenue Whole Loan under the series 2006-C4 pooling and servicing agreement.

          "280 Park Avenue Mortgage Loan" means the underlying mortgage loan secured by the 280 Park Avenue Property and included in the issuing entity.

          "280 Park Avenue Property" means the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as "280 Park Avenue."

          "280 Park Avenue Special Servicer" means the applicable special servicer for the 280 Park Avenue Whole Loan under the series 2006-C4 pooling and servicing agreement.

          "280 Park Avenue Specially Designated Servicing Action" means any of the following actions with respect to the 280 Park Avenue Mortgage Loan that is being specially serviced and/or administered under the series 2006-C4 pooling and servicing agreement:

          - any foreclosure upon or comparable conversion, which may include the acquisition of any related REO Property, of the ownership of the 280 Park Avenue Property;

          - any modification, waiver or amendment of a monetary term (other than an extension of the original maturity date for six months or less beyond the original maturity date or a waiver of default Interest and/or late payment charges) or a material non-monetary term (excluding a waiver of a "due-on-sale" or "due-on-encumbrance" clause, which is covered below) of the related mortgage loan;

          - any proposed sale of the 280 Park Avenue Property if it is an REO Property (other than in connection with a termination of the trust fund for the series 2006-C4 securitization);

          - if the related mortgage loan has become a specially serviced mortgage loan or the 280 Park Avenue Property is an REO Property, any acceptance of a discounted payoff;

          - any determination to bring the 280 Park Avenue Property into compliance with applicable environmental laws;

          - if the related mortgage loan has become a specially serviced mortgage loan, any release of real property collateral securing the related mortgage loan, other than in accordance with the terms of, or upon satisfaction of, such mortgage loan;

          - if the related mortgage loan has become a specially serviced mortgage loan, any acceptance of substitute or additional real property collateral (other than in accordance with the terms of the related mortgage loan documents);

          - any waiver of a "due-on-sale" or due-on-encumbrance" clause with respect to the related mortgage loan;

          - any acceptance of an assumption agreement releasing the related borrower from liability under the related mortgage loan;

          - and such other events as may be expressly provided for in the series 2006-C4 pooling and servicing agreement with respect to the 280 Park Avenue Mortgage Loan.

          "280 Park Avenue Whole Loan" means, collectively, the 280 Park Avenue Mortgage Loan and the 280 Park Avenue Pari Passu Companion Loan.

          "30/360 Basis" means the accrual of interest based on a 360-day year consisting of twelve 30-day months.

          "Actual/360 Basis" means the accrual of interest based on the actual number of days elapsed during each one-month accrual period in a year assumed to consist of 360 days.

          "Acceptable Insurance Default" means, with respect to any underlying mortgage loan, a default under the related mortgage loan documents arising by reason of any failure on the part of the related borrower to maintain with respect to the related mortgaged real property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, as to which default neither the master servicer nor the special servicer is required to take enforcement action so long as that special servicer has determined in accordance with the Servicing Standard that either:

          - such insurance is not available at commercially reasonable rates and such hazards are not at the time commonly insured against for properties similar to the subject mortgaged real property and located in and around the region in which the subject mortgaged real property is located, or

          -    such insurance is not available at any rate.

          "Additional Collateral Loan" means any underlying mortgage loan that has the characteristics described in the first paragraph under "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Mortgage Loans Which May Require Principal Paydowns" in this prospectus supplement.

          "Additional Trust Fund Expense" means an expense (other than master servicing fees and trustee fees) of the issuing entity that--

          - arises out of a default on an underlying mortgage loan or an otherwise unanticipated event,

          -    is not included in the calculation of a Realized Loss,

          - is not covered by a servicing advance or a corresponding collection from the related borrower, and

          - to the extent that it is allocable to a particular underlying mortgage loan, is not covered by late payment charges or Default Interest collected on that mortgage loan.

          We provide some examples of Additional Trust Fund Expenses under "Description of the Offered Certificates--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

          "Administrative Fee" means, with respect to any underlying mortgage loan, the sum of the annual rates at which the master servicing fee, any primary servicing fee and the trustee fee are calculated.

          "Allocated Loan Amount" means, for each mortgaged real property relating to a multi-property mortgage loan in the issuing entity, the portion of the principal amount of that loan actually allocated to that mortgaged real property in the related mortgage loan documents, or allocated solely for the purpose of presenting statistical information in this prospectus supplement. The Allocated Loan Amount for each mortgaged real property securing a multi-property mortgage loan in the issuing entity was determined in the mortgage or based on the ratio of the appraised value of such mortgaged real property to the aggregate appraised value of all the mortgaged real properties securing that loan.

          "Appraisal Reduction Amount" means, for any distribution date and for any mortgage loan as to which any Appraisal Reduction Event has occurred, subject to the discussion under "The Series 2006-C5 Pooling and Servicing Agreement--Required Appraisals" in this prospectus supplement, an amount equal to the excess, if any, of (1) the Stated Principal Balance of the subject mortgage loan over (2) the excess, if any, of (a) the sum of (i) 90% of the appraised value of the related mortgaged real property as determined (A) by one or more independent MAI appraisals with respect to any mortgage loan with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which shall be paid by the master servicer as a servicing advance) or (B) by an independent MAI appraisal (or an update of a prior appraisal) or an internal valuation performed by the special servicer with respect to any mortgage loan with an outstanding principal balance less than $2,000,000, in the case of either (A) or (B), as such appraisal or internal valuation may be adjusted downward by the applicable special servicer in accordance with the Servicing Standard, without implying any duty to do so, based upon the special servicer's review of such appraisal, internal valuation or such other information as the special servicer deems relevant, plus (ii) any letter of credit, reserve, escrow or similar amount held by the master servicer which may be applied to payments on the subject mortgage loan over (b) the sum of (i) to the extent not previously advanced by the master servicer or the trustee, all unpaid interest on the subject mortgage loan at a per annum rate equal to its mortgage rate,
(ii) all unreimbursed advances in respect of the subject mortgage loan and interest thereon at the Prime Rate and (iii) all currently due and unpaid real estate taxes and assessments, insurance policy premiums, ground rents and all other amounts due and unpaid with respect to the subject mortgage loan (which taxes, assessments, premiums, ground rents and other amounts have not been subject to an advance by the master servicer or the trustee and/or for which funds have not been escrowed).

          Notwithstanding the foregoing:

          - In the case of any CBA A-Note Mortgage Loan, any Appraisal Reduction Amount will be calculated in respect of the subject CBA A/B Loan Pair, as if it were a single underlying mortgage loan, and will then be allocated, first, to the related CBA B-Note Companion Loan, up to the amount of its unpaid principal balance, and second, to the subject CBA A-Note Mortgage Loan.

          An "Appraisal Reduction Amount" (or the equivalent) with respect to the 280 Park Avenue Mortgage Loan is defined under the series 2006-C4 pooling and servicing agreement and the amount required to be advanced may be reduced based on an appraisal performed by the 280 Park Avenue Special Servicer under and in accordance with the series 2006-C4 pooling and servicing agreement. Such reduction will be calculated with respect to the 280 Park Avenue Mortgage Loan in a manner similar to the calculation described in the preceding paragraph.

          "Appraisal Reduction Event" means, with respect to any mortgage loan in the issuing entity (other than the 280 Park Avenue Mortgage Loan), the earliest of any of the following events--

          - 120 days after an uncured delinquency (without regard to the application of any grace period) occurs in respect of a mortgage loan or related Companion Loan;

          - the date on which a reduction in the amount of monthly payments on a mortgage loan; or a change in any other material economic term of the mortgage loan (other than an extension of its maturity for a period of six months or less), becomes effective as a result of a modification of such mortgage loan by the special servicer;

          - 60 days after a receiver has been appointed for the related borrower or immediately after a receiver has been appointed for the related mortgaged real property;

          -    30 days after a borrower declares bankruptcy;

          - 60 days after the borrower becomes the subject of an undischarged and unstayed decree or order for a bankruptcy proceeding; and

          -    immediately after a mortgaged real property becomes an REO
               Property;

provided, however, that an Appraisal Reduction Event will not be deemed to occur at any time after the aggregate certificate balances of all classes of series 2006-C5 principal balance certificates (other than the class A-1, A-2, A-AB, A-3 and A-1-A certificates) have been reduced to zero.

          An "Appraisal Reduction Event" (or the equivalent) with respect to the 280 Park Avenue Mortgage Loan is defined under the series 2006-C4 pooling and servicing agreement and the relevant event may differ from those specified above.

          "ARD" means, with respect to any ARD Loan, the related anticipated repayment date.

          "ARD Loan" means any underlying mortgage loan that has the characteristics described in the first paragraph under "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--ARD Loans" in this prospectus supplement.

          "ASTM" means the American Society for Testing and Materials.

          "Available P&I Funds" means, with respect to any distribution date, the Total Available Funds for that distribution date, exclusive of any portion of those funds that represents--

          -    Yield Maintenance Charges; or

          -    Post-ARD Additional Interest.

          The trustee will apply the Available P&I Funds as described under "Description of the Offered Certificates--Distributions" in this prospectus supplement to pay principal and accrued interest on the series 2006-C5 certificates (other than the class V, R and LR certificates) on that date.

          "CBA" means CBA Mezzanine Capital Finance, LLC.

          "CBA A/B Intercreditor Agreement" means, with respect to each CBA A/B Loan Pair, the related Intercreditor Agreement Among Note Holders (as amended, modified, supplemented and/or restated from time to time) by the applicable mortgage loan seller, as the initial holder of the related CBA A-Note Mortgage Loan, and CBA, as the initial holder of the related CBA B-Note Companion Loan.

          "CBA A/B Loan Pair" shall mean any CBA A-Note Mortgage Loan, together with the related CBA B-Note Companion Loan.

          "CBA A/B Material Default" means, with respect to any CBA A/B Loan Pair, one of the following events: (a) either the related CBA A-Note Mortgage Loan or the related CBA B-Note Companion Loan has been accelerated; (b) a continuing monetary default; or (c) a bankruptcy action has been filed by or against the related borrower.

          "CBA A-Note Mortgage Loan" means any of the underlying mortgage loans that are secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as Dowlen St. Retail Center, Ford City Office Plaza, Four Gateway Plaza, Heartland Ridge Apartments, Lodge Apartments, Mallard Park Apartments, Observation Point Apartments and Railway Plaza, respectively. Each CBA A-Note Mortgage Loan will, together with the corresponding CBA B-Note Companion Loan, be secured by a single mortgage or deed of trust on a single mortgaged real property.

          "CBA B-Note Companion Loan" shall mean, with respect to each CBA A-Note Mortgage Loan, the other mortgage loan that (i) is not included in the issuing entity, (ii) is subordinate in right of payment to such CBA A-Note Mortgage Loan to the extent set forth in the related CBA A/B Intercreditor Agreement and (iii) is secured by the same mortgage or deed of trust on the same mortgaged real property as such CBA A-Note Mortgage Loan.

          "Class A-M Principal Distribution Cross-Over Date" means the first distribution date, if any, as of which the total principal balance of the class A-1, A-2, A-AB, A-3, A-1-A and A-M certificates and class A-MFL REMIC II regular interest outstanding immediately prior to that distribution date, equals or exceeds the sum of:

          - the total Stated Principal Balance of the mortgage pool that will be outstanding immediately following that distribution date; plus

          -    the lesser of--

               1. the Total Principal Distribution Amount for that distribution date, and

               2. the portion of the Available P&I Funds for that distribution date that will remain after all required distributions of interest on the class A-SP, A-X, A-1, A-2, A-AB, A-3, A-1-A and A-M certificates and class A-MFL REMIC II regular interest have been made on that distribution date.

          "Clearstream, Luxembourg" means Clearstream Banking, societe anonyme.

          "CMSA" means the Commercial Mortgage Securities Association, an international trade organization for the commercial real estate capital markets.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Column" means Column Financial, Inc.

          "Companion Loans" means the CBA B-Note Companion Loans.

          "Corrected Mortgage Loan" means any specially serviced mortgage loan that has become a performing mortgage loan, in accordance with its original term or as modified in accordance with the series 2006-C5 pooling and servicing agreement, for three consecutive monthly payments and the servicing of which has been returned to the master servicer; provided that no additional Servicing Transfer Event is foreseeable in the reasonable judgment of the special servicer.

          "Cost Approach" means the determination of the value of a mortgaged real property arrived at by adding the estimated value of the land to an estimate of the current replacement cost of the improvements, and then subtracting depreciation from all sources.

          "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then-outstanding principal balance of a pool of mortgage loans for the life of those loans. The CPR model is the prepayment model that we use in this prospectus supplement.

          "Cut-off Date Loan-to-Value Ratio" or "Cut-off Date LTV Ratio" means:

          - with respect to any underlying mortgage loan, other than an underlying mortgage loan secured, including through cross-collateralization with other mortgage loans, by multiple real properties, the ratio of--

               1. the cut-off-date principal balance of the subject mortgage loan (provided that with respect to certain of the mortgage loans that are additionally secured by letters of credit or earnout cash reserves (as identified on Exhibit A-1 hereto), the cut-off date principal balance is reduced by the amount (or a portion of the amount) of such letter of credit and/or earnout cash reserve; such letters of credit or earnout cash reserves may be required to be released to the borrower instead of being applied to reduce the principal balance of the mortgage loan (and may result in a higher loan-to-value ratio), if certain conditions set forth in the applicable mortgage loan documents are met, including applicable loan-to-value ratio and debt service coverage ratio requirements described in Exhibit A-1 attached hereto), to

               2. the Most Recent Appraised Value of the related mortgaged real property; and

          - with respect to any underlying mortgage loan that is secured, including through cross-collateralization, by multiple real properties, the ratio of--

               1. the total cut-off date principal balance of the subject mortgage loan, and all other mortgage loans with which it is cross-collateralized (provided that with respect to certain of the mortgage loans that are additionally secured by letters of credit or earnout cash reserves (as identified on Exhibit A-1 hereto), the cut-off date principal balance is reduced by the amount (or a portion of the amount) of such letter of credit and/or earnout cash reserve; such letters of credit or earnout cash reserves may be required to be released to the borrower instead of being applied to reduce the principal balance of the mortgage loan (and may result in a higher loan-to-value ratio) if certain conditions set forth in the applicable loan documents are met, including applicable loan-to-value ratio and debt service coverage ratio requirements described in Exhibit A-1 attached hereto), to

               2. the total Most Recent Appraised Value for all of the related mortgaged real properties.

          "Dark Tenant" means a tenant that has ceased to occupy its space at a mortgaged real property, but that is obligated to continue, and is, paying rent on that space.

          "Default Interest" means any interest that--

          - accrues on a defaulted underlying mortgage loan solely by reason of the subject default, and

          - is in excess of all interest at the regular mortgage interest rate for the subject mortgage loan, including any Post-ARD Additional Interest accrued on the subject mortgage loan.

          "Defaulted Loan" means any underlying mortgage loan that is at least 60 days delinquent in respect of its monthly payments or delinquent in respect of its balloon payment, if any, in each case without giving effect to any grace period permitted by the related mortgage or mortgage note or if any non-monetary event of default occurs that results in the mortgage loan becoming a specially serviced mortgage loan.

          "DTC" means The Depository Trust Company.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "ERISA Plan" means any employee benefit plan that is subject to the fiduciary responsibility provisions of ERISA.

          "Estimated Annual Operating Expenses" generally means, for each of the mortgaged real properties securing an underlying mortgage loan, the historical annual operating expenses for the property, adjusted upward or downward, as appropriate, to reflect, among others, any expense modifications made as discussed below.

          For purposes of calculating the Estimated Annual Operating Expenses for any mortgaged real property securing an underlying mortgage loan:

          - the "historical annual operating expenses" for that property normally consist of historical expenses that were generally obtained/estimated--

               1. from operating statements relating to a complete fiscal year of the borrower ended in 2003, 2004, 2005 or a trailing 12-month period ended in 2005 or 2006,

               2. by annualizing the amount of expenses for partial 2005 or 2006 periods for which operating statements were available, with adjustments for some items deemed inappropriate for annualization,

               3. by calculating a stabilized estimate of operating expenses which takes into consideration historical financial statements and material changes in the operating position of the property, such as newly signed leases and market data, or

               4. if the property was recently constructed, by calculating an estimate of operating expenses based upon the appraisal of the property or market data; and

          - the "expense modifications" made to the historical annual operating expenses for that property generally include--

               1. assuming, in most cases, that a management fee, equal to approximately 2.5% to 5% of total revenues, was payable to the property manager,

               2. adjusting historical expense items upwards or downwards to reflect inflation and/or industry norms for the particular type of property,

               3.   the underwritten recurring replacement reserve amounts,

               4. adjusting historical expenses downwards by eliminating various items which are considered non-recurring in nature or which are considered capital improvements, including recurring capital improvements,

               5. in the case of hospitality properties, adjusting historical expenses to reflect reserves for furniture, fixtures and equipment of between 4% and 5% of total revenues,

               6. in the case of hospitality properties and some multifamily rental properties, retail properties and industrial properties, adjusting historical expenses upward or downward to result in an expense-to-room or expense-to-total revenues ratio that approximates historical or industry norms, and

               7. in the case of mortgaged real properties used primarily for office, retail and industrial purposes, adjusting historical expenses to account for stabilized tenant improvements and leasing commissions at costs consistent with historical trends or prevailing market conditions.

          The amount of any underwritten recurring replacement reserve amounts and/or underwritten leasing commissions and tenant improvements for each of the mortgaged real properties securing an underlying mortgage loan is shown in the table titled "Engineering Reserves and Recurring Replacement Reserves" on Exhibit A-1 to this prospectus supplement. The underwritten recurring replacement reserve amounts shown on Exhibit A-1 to this prospectus supplement are expressed as dollars per unit in the case of multifamily rental properties and manufactured housing communities, a percentage of total departmental revenues in the case of hospitality properties and dollars per leasable square foot in the case of other commercial properties.

          By way of example, Estimated Annual Operating Expenses generally include--

          -    salaries and wages,

          -    the costs or fees of--

               1.   utilities,

               2.   repairs and maintenance,

               3.   replacement reserves,

               4.   marketing,

               5.   insurance,

               6.   management,

               7.   landscaping,

               8.   security, if provided at the property, and

          - the amount of taxes, general and administrative expenses, ground lease payments and other costs.

          Estimated Annual Operating Expenses generally do not reflect, however, any deductions for debt service, depreciation and amortization or capital expenditures or reserves for any of those items, except as described above. In the case of those mortgaged real properties used in whole or in part for retail, office and industrial purposes, Estimated Annual Operating Expenses generally include both expenses that may be recovered from tenants and those that are not. In the case of some mortgaged real properties used in whole or in part for retail, office and industrial purposes, Estimated Annual Operating Expenses may have included leasing commissions and tenant improvement costs. However, for some tenants with longer than average lease terms or which were considered not to require these improvements, adjustments were not made to reflect tenant improvements and leasing commissions. In the case of hospitality properties Estimated Annual Operating Expenses generally include departmental expenses, reserves for furniture, fixtures and equipment, management fees and, where applicable, franchise fees.

          Estimated Annual Operating Expenses for each mortgaged real property are calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual operating expenses for such mortgaged real property to differ materially from the Estimated Annual Operating Expenses set forth herein. Some assumptions and subjective judgments relate to future events, conditions and circumstances, including future expense levels, which will be affected by a variety of complex factors over which none of the depositor, the mortgage loan sellers, the sponsors, the master servicer, the special servicer or the trustee have control. In some cases, the Estimated Annual Operating Expenses for any mortgaged real property are lower, and may be materially lower, than the annual operating expenses for that mortgaged real property based on historical operating statements. In determining the Estimated Annual Operating Expenses for a mortgaged real property, the mortgage loan seller in most cases relied on generally unaudited financial information provided by the respective borrowers. No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of any procedures used by any mortgage loan seller in determining the Estimated Annual Operating Expenses.

          "Estimated Annual Revenues" generally means, for each of the mortgaged real properties securing an underlying mortgage loan, the base estimated annual revenues for the property, adjusted upward or downward, as appropriate, to reflect any revenue modifications made as discussed below.

          For purposes of calculating the Estimated Annual Revenues for any mortgaged real property securing an underlying mortgage loan:

          - the "base estimated annual revenues" for that property were generally assumed to equal--

               1. in the case of a multifamily rental property or a manufactured housing community, the annualized amounts of gross potential rents,

               2. in the case of a hospitality property, the estimated average room sales, and

               3. in the case of any other commercial property, the monthly contractual base rents as reflected in the rent roll or leases, plus tenant reimbursements; and

          - the "revenue modifications" made to the base estimated annual revenues for that property generally include--

               1. adjusting the revenues downwards by applying a combined vacancy and rent loss, including concessions, adjustment that reflected then current occupancy or, in some cases, a stabilized occupancy or, in some cases, an occupancy that was itself adjusted for historical trends or market rates of occupancy with consideration to competitive properties,

               2. adjusting the revenues upwards to reflect, in the case of some tenants, increases in base rents scheduled to occur during the following 12 months,

               3. adjusting the revenues upwards for percentage rents based on contractual requirements, sales history and historical trends and, additionally, for other estimated income consisting of, among other items, late fees, laundry income, application fees, cable television fees, storage charges, electrical pass-throughs, pet charges, janitorial services, furniture rental and parking fees,

               4. adjusting the revenues downwards in some instances where rental rates were determined to be significantly above market rates and the subject space was then currently leased to tenants that did not have long-term leases or were believed to be unlikely to renew their leases, and

               5. in the case of hospitality properties, adjusting the revenues upwards to include estimated revenues from food and beverage, telephones and other hotel related income.

          By way of example, Estimated Annual Revenues generally include:

          - for multifamily rental properties and manufactured housing communities, rental and other revenues,

          - for hospitality properties, room, food and beverage, telephone and other revenues, and

          - for other commercial properties, base rent, percentage rent, expense reimbursements and other revenues.

          - In the case of an owner-occupied property for which no leases exist, the Estimated Annual Revenues were--

          - determined on the assumption that the property was net leased to a single tenant at market rents, and

          - derived from rental rate and vacancy information for the surrounding real estate market.

          Estimated Annual Revenues for each mortgaged real property are calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual revenues for such mortgaged real property to differ materially from the Estimated Annual Revenues set forth herein. Some assumptions and subjective judgments relate to future events, conditions and circumstances, including the re-leasing of vacant space and the continued leasing of occupied spaces, which will be affected by a variety of complex factors over which none of the depositor, the mortgage loan sellers, the sponsors, the master servicer, the special servicer or the trustee have control. In some cases, the Estimated Annual Revenues for any mortgaged real property are higher, and may be materially higher, than the annual revenues for that mortgaged real property based on historical operating statements. In determining the Estimated Annual Revenues for a mortgaged real property, the mortgage loan seller in most cases relied on rent rolls and/or generally unaudited financial information provided by the respective borrowers. No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of any procedures used by any mortgage loan seller in determining the Estimated Annual Revenues.

          "Euroclear" means The Euroclear System.

          "Excess Servicing Strip" means, as to any underlying mortgage loan, a portion of the master servicing fees (but not including primary servicing fees) calculated at a per annum rate equal to the related master servicing fee rate in excess of 0.005% per annum.

          "Exemption-Favored Party" means any of the following--

          -    Credit Suisse Securities (USA) LLC,

          - any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Credit Suisse Securities (USA) LLC, and

          - any member of the underwriting syndicate or selling group of which a person described in the prior two bullets is a manager or co-manager with respect to any particular class of the offered certificates.

          "Fair Value" means the fair value of the Defaulted Loan, determined in accordance with the Servicing Standard, taking into account the factors set forth in the series 2006-C5 pooling and servicing agreement.

          "FF&E" means furniture, fixtures and equipment.

          "Fitch" means Fitch, Inc.

          "FSMA" means the Financial Services and Markets Act 2000 of the United Kingdom.

          "GAAP" means generally accepted accounting principles.

          "Income Approach" means the determination of the value of a mortgaged real property by using the discounted cash flow method of valuation or by the direct capitalization method. The discounted cash flow analysis is used in order to measure the return on a real estate investment and to determine the present value of the future income stream expected to be generated by the mortgaged real property. The future income of the mortgaged real property, as projected over an anticipated holding period, and the resulting net operating incomes or cash flows are then discounted to present value using an appropriate discount rate. The direct capitalization method generally converts an estimate of a single year's income expectancy, or, in some cases, a hypothetical stabilized single year's income expectancy, into an indication of value by dividing the income estimate by an appropriate capitalization rate. An applicable capitalization method and appropriate capitalization rates are developed for use in computations that lead to an indication of value. In utilizing the Income Approach, the appraiser's method of determination of gross income, gross expense and net operating income for the subject property may vary from the method of determining Underwritten Net Operating Income for that property, resulting in variances in the related net operating income values.

          "IRS" means the Internal Revenue Service.

          "Leasable Square Footage," "S.F." or "Sq. Ft." means, in the case of any mortgaged real property that is a commercial property, other than a hospitality property, the estimated square footage of the gross leasable area at the property, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based.

          "Lock/x" means, with respect to any of the underlying mortgage loans, a duration of x payments for the lock-out period during which prepayment is prohibited, including any defeasance period.

          "Major Tenant" means the top three tenants of a commercial property, including ground leased space, based on the NRSF.

          "Material Breach" will have the meaning described under "Description of the Underlying Mortgage Loans--Representations and Warranties" in this prospectus supplement.

          "Material Document Defect" will have the meaning described under "Description of the Underlying Mortgage Loans--Assignment of the Underlying Mortgage Loans" in this prospectus supplement.

          "Maturity/ARD Balance" or "Maturity Balance" means, with respect to any underlying mortgage loan, the unpaid principal balance of the subject mortgage loan immediately prior to its maturity or, in the case of an ARD Loan, the related anticipated repayment date, according to the payment schedule for the subject mortgage loan and otherwise assuming no prepayments, defaults or extensions.

          "Maturity/ARD Loan-to-Value Ratio" or "Maturity/ARD LTV Ratio" means:

          - with respect to any underlying balloon mortgage loan or ARD Loan, other than an underlying mortgage loan secured, including through cross-collateralization with other mortgage loans, by multiple real properties, the ratio of--

               1.   the Maturity/ARD Balance of the subject mortgage loan, to

               2. the Most Recent Appraised Value of the related mortgaged real property; and

          - with respect to any underlying balloon mortgage loan or ARD Loan that is secured, including through cross-collateralization with other mortgage loans, by multiple real properties, the ratio of--

               1. the total Maturity/ARD Balance of the subject mortgage loan, and all other mortgage loans with which it is cross-collateralized, to

               2. the total Most Recent Appraised Value of all of the related mortgaged real properties.

          "Modeling Assumptions" means, collectively, the following assumptions regarding the series 2006-C5 certificates and the underlying mortgage loans:

          - the underlying mortgage loans have the characteristics set forth on Exhibit A-1 to this prospectus supplement and the initial mortgage pool balance is approximately $3,429,773,367;

          - the mortgage loans accrue interest as described under "Description of the Underlying Mortgage Loans--Mortgage Rates; Calculations of Interest";

          - the total initial principal balance or notional amount, as the case may be, of each class of series 2006-C5 certificates is as described in this prospectus supplement;

          - the pass-through rate for each interest-bearing class of series 2006-C5 certificates is as described in this prospectus supplement;

          - there are no delinquencies or losses with respect to the underlying mortgage loans;

          - there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the underlying mortgage loans;

          - there are no Appraisal Reduction Amounts with respect to the underlying mortgage loans;

          - there are no casualties or condemnations affecting the corresponding mortgaged real properties;

          - each of the underlying mortgage loans provides monthly debt service payments to be due on the first or eleventh day of each month, regardless of whether the subject date is a business day or not;

          - monthly debt service payments on the underlying mortgage loans are timely received on their respective due dates in each month, regardless of whether the subject date is a business day or not;

          - no voluntary or involuntary prepayments are received as to any underlying mortgage loan during that mortgage loan's prepayment lock-out period, including any contemporaneous defeasance period, or yield maintenance period;

          - each ARD Loan in the issuing entity is paid in full on its anticipated repayment date;

          - except as otherwise assumed in the immediately preceding two bullets, prepayments are made on each of the underlying mortgage loans at the indicated CPRs set forth in the subject tables or other relevant part of this prospectus supplement, without regard to any limitations in those mortgage loans on partial voluntary principal prepayments;

          - all prepayments on the underlying mortgage loans are assumed to be--

               1.   accompanied by a full month's interest,

               2. if received during a prepayment premium period, accompanied by the appropriate Static Prepayment Premium or Yield Maintenance Charge, and

               3.   received on the applicable due date of the relevant month;

          - no person or entity entitled thereto exercises its right of optional termination as described in this prospectus supplement under "The Series 2006-C5 Pooling and Servicing
               Agreement--Termination";

          - none of the underlying mortgage loans is required to be repurchased or replaced by the related mortgage loan seller or any other person, as described under "Description of the Underlying Mortgage Loans--Cures, Repurchases and Substitutions" in this prospectus supplement;

          - the only issuing entity expenses are the trustee fee and the master servicing fee and the primary servicing fee;

          -    there are no Additional Trust Fund Expenses;

          - funds released from the interest reserve account for any underlying mortgage loan that has paid in full will be included in the calculation of net weighted average coupon of the remaining underlying mortgage loans;

          - payments on the offered certificates are made on the 15th day of each month, commencing in January 2007; and

          - the offered certificates are settled on an assumed settlement date of December 22, 2006

          "Moody's" means Moody's Investors Service, Inc.

          "Most Recent Appraised Value" or "Appraised Value" means, for any mortgaged real property securing an underlying mortgage loan, the "as is" or, if provided, the "as cured" value estimate reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller. The appraiser's "as cured" value, as stated in the appraisal, is generally calculated as the sum of--

          -    (x) the "as is" value set forth in the related appraisal, plus

          - (y) the estimated costs, as of the date of the appraisal, of implementing any deferred maintenance required to be undertaken immediately or in the short term under the terms of the related mortgage loan, plus

          - (z) the estimated costs, as of the date of the appraisal, of implementing any deferred maintenance required to be undertaken immediately or in the short term under the terms of the related mortgage loan.

          In general, the amount of costs assumed by the appraiser for these purposes is based on--

          -    an estimate by the individual appraiser,

          -    an estimate by the related borrower,

          - the estimate set forth in the property condition assessment conducted in connection with the origination of the related mortgage loan, or

          - a combination of these estimates.

          "Most Recent Debt Service Coverage Ratio" or "Most Recent DSCR" means:

          - with respect to any underlying mortgage loan, other than an underlying mortgage loan secured, including through cross-collateralization with other mortgage loans, by multiple mortgaged real properties, the ratio of--

               1. the Most Recent Net Cash Flow for the related mortgaged real property, to

               2. twelve times the monthly debt service payment for the subject mortgage loan due on its due date in December 2006, or if such mortgage loan was originated in December 2006, the first mortgage loan due date after origination; and

          - with respect to any underlying mortgage loan that is secured, including through cross-collateralization with other mortgage loans, by multiple mortgaged real properties, the ratio of--

               1.   the total Most Recent Net Cash Flow for those properties, to

               2. twelve times the monthly debt service payment(s) for that underlying mortgage loan, and any and all other mortgage loans with which it is cross-collateralized, due on the related due date in December 2006 or if such mortgage loan was originated in December 2006, the first mortgage loan due date after origination;

          - with respect to certain mortgage loans with holdback amounts or letters of credit, the ratio of--

               1. the Most Recent Net Cash Flow for the related mortgaged real property, to

               2. twelve times the monthly debt service payment for the subject mortgage loan due on its due date in December 2006, based upon a principal balance that is net of applicable letters of credit and/or holdback amounts;

provided that, if the subject underlying mortgage loan or the subject group of cross-collateralized underlying mortgage loans is currently in an interest-only period, then the amount in clause 2. of any of the foregoing bullets of this definition will be either (a) if that interest-only period extends to maturity or, in the case of an ARD Loan, to the related anticipated repayment date, the aggregate of the monthly debt service payments to be due thereon from and including the due date in December 2006 through and including the due date in November 2007 (or if such mortgage loan was originated in December 2006, from and including the first mortgage loan due date after origination through and including the due date in January 2008 or (b) if that interest-only period ends prior to maturity or, in the case of an ARD Loan, prior to the related anticipated repayment date, twelve times the monthly debt service payment to be due thereon on the first due date after amortization begins, and provided, further, that with respect to certain of the mortgage loans that are additionally secured by letters of credit or earnout cash reserves (as identified on Exhibit A-1), the amount in clause 2 of any of the foregoing bullets of this definition is calculated assuming that the principal balance of such mortgage loan is reduced by the amount (or a portion of the amount) of such letter of credit and/or earnout cash reserve; such letters of credit or earnout cash reserves may be required to be released to the borrower instead of being applied to reduce the principal balance of the mortgage loan (and may result in a lower debt service coverage ratio) if certain conditions set forth in the applicable mortgage loan documents are met, including applicable loan-to-value ratio and debt service coverage ratio requirements described in Exhibit A-1 attached hereto.

          The Most Recent DSCR is presented in this prospectus supplement for illustrative purposes only and is limited in its usefulness in assessing the current, or predicting the future, ability of a mortgaged real property to generate sufficient cash flow to repay the related mortgage loan. As a result, no assurance can be given, and no representation is made, that the Most Recent DSCR accurately reflects that ability. The Most Recent DSCR for the mortgage loans that have a partial interest-only period is based on the payment due after the initial interest-only period.

          "Most Recent Expenses" generally means, for any mortgaged real property that secures an underlying mortgage loan, the expenses incurred, or annualized or estimated in some cases, for the property for the 12-month period ended as of the Most Recent Operating Statement Date, based upon the latest available annual or, in some cases, partial-year operating statement and other information furnished by the related borrower.

          Expenses generally consist of all expenses incurred for the property, including--

          -    salaries and wages,

          -    the costs or fees of--

               1.   utilities,

               2.   repairs and maintenance,

               3.   marketing,

               4.   insurance,

               5.   management,

               6.   landscaping,

               7.   security, if provided at the property, and

          -    the amount of--

               1.   real estate taxes,

               2.   general and administrative expenses,

               3.   ground lease payments, and

               4.   other costs.

          For purposes of the foregoing, expenses generally do not reflect, however, any deductions for debt service, depreciation, amortization, capital expenditures, leasing commissions and tenant improvements or furniture, fixtures and equipment. In the case of a hospitality property, such expenses also include expenses relating to guest rooms, food and beverage costs, telephone bills and rental and other expenses, as well as operating expenses as general administrative expenses, marketing expenses and franchise fees.

          In determining the Most Recent Expenses for any property, the related mortgage loan seller may have made adjustments to the financial information provided by the related borrower similar to those used in calculating the Estimated Annual Operating Expenses for that property. Most Recent Expenses for each mortgaged real property are calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual operating expenses for such mortgaged real property to differ materially from the Most Recent Expenses set forth herein. Some assumptions and subjective judgments relate to future events, conditions and circumstances, including future expense levels, which will be affected by a variety of complex factors over which none of the depositor, the mortgage loan sellers, the sponsors, the master servicer, the special servicer or the trustee have control. In some cases, the Most Recent Expenses for any mortgaged real property are lower, and may be materially lower, than the annual operating expenses for that mortgaged real property based on historical operating statements. In determining the Most Recent Expenses for a mortgaged real property, the mortgage loan seller in most cases relied on generally unaudited financial information provided by the respective borrowers. No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of any procedures used by any mortgage loan seller in determining the Most Recent Expenses.

          "Most Recent Net Cash Flow" or "Most Recent NCF" means: with respect to each mortgaged real property that secures an underlying mortgage loan in the issuing entity, the Most Recent Net Operating Income, less:

          -    underwritten replacement reserve amounts; and

          - in the case of hospitality properties, expenses for furniture, fixtures and equipment; and

          - in the case of mortgaged real properties used primarily for office, retail and industrial purposes, underwritten leasing commissions and tenant improvements.

          "Most Recent Net Operating Income" or "Most Recent NOI" generally mean with respect to each of the mortgaged real properties that secures an underlying mortgage loan, the total cash flow derived from the property that was available for annual debt service on the related mortgage loan, calculated as the Most Recent Revenues less Most Recent Expenses for that property.

          "Most Recent Operating Statement Date" means, with respect to each of the underlying mortgage loans, the date indicated on Exhibit A-1 as the Most Recent Operating Statement Date with respect to that mortgage loan. In general, this date is the end date of the period covered by the latest available annual or, in some cases, partial-year operating statement for the related mortgaged real property.

          "Most Recent Revenues" generally means, for any mortgaged real property that secures an underlying mortgage loan, the revenues received, or annualized or estimated in some cases, in respect of the property for the 12-month period ended as of the Most Recent Operating Statement Date, based upon the latest available annual or, in some cases, partial-year operating statement and other information furnished by the related borrower. For purposes of the foregoing, revenues generally consist of all revenues received in respect of the property, including:

          - for a multifamily rental property or a manufactured housing community, rental and other revenues;

          - for a hospitality property, guest room rates, food and beverage charges, telephone charges and other revenues; and

          - for any other commercial property, base rent, percentage rent, expense reimbursements and other revenues.

          In determining the Most Recent Revenues for any property, the related mortgage loan seller may have made adjustments to the financial information provided by the related borrower similar to those used in calculating the Estimated Annual Revenues for that property. Most Recent Revenues for each mortgaged real property are calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual revenues for such mortgaged real property to differ materially from the Most Recent Revenues set forth herein. Some assumptions and subjective judgments relate to future events, conditions and circumstances, including the re-leasing of vacant space and the continued leasing of occupied spaces, which will be affected by a variety of complex factors over which none of the depositor, the mortgage loan sellers, the sponsors, the master servicer, the special servicer or the trustee have control. In some cases, the Most Recent Revenues for any mortgaged real property are higher, and may be materially higher, than the annual revenues for that mortgaged real property based on historical operating statements. In determining the Most Recent Revenues for a mortgaged real property, the mortgage loan seller in most cases relied on rent rolls and/or generally unaudited financial information provided by the respective borrowers. No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of any procedures used by any mortgage loan seller in determining the Most Recent Revenues.

          "Net Aggregate Prepayment Interest Shortfall" means, with respect to any distribution date, the excess, if any, of:

          - the total Prepayment Interest Shortfalls incurred with respect to the mortgage pool during the related collection period; over

          -    the sum of--

               1. the total payments made by the master servicer to cover those Prepayment Interest Shortfalls incurred during the related collection period, and

               2. the total Prepayment Interest Excesses collected during the related collection period that are applied to offset Prepayment Interest Shortfalls incurred during the related collection period.

          "Net Mortgage Interest Rate" means with respect to any mortgage loan in the issuing entity, an interest rate that is generally equal to the related mortgage interest rate in effect as of the date of initial issuance of the offered certificates reduced by the sum of the annual rates at which the related master servicing fee, any primary servicing fee, the trustee fee and, in the case of an ARD Loan following its anticipated repayment date, Post-ARD Additional Interest, are calculated.

          "Net Mortgage Pass-Through Rate" means:

          - with respect to any underlying mortgage loan that accrues interest on a 30/360 Basis, for any distribution date, a rate per annum equal to the Net Mortgage Interest Rate in effect for that mortgage loan as of the date of initial issuance of the offered certificates; and

          - with respect to any underlying mortgage loan that accrues interest on an Actual/360 Basis, for any distribution date, a rate per annum equal to twelve times a fraction, expressed as a percentage--

               1. the numerator of which fraction is, subject to adjustment as described below in this definition, an amount of interest equal to the product of (a) the number of days in the related interest accrual period, multiplied by (b) the Stated Principal Balance of that mortgage loan immediately preceding that distribution date, multiplied by (c) 1/360, multiplied by (d) the Net Mortgage Interest Rate in effect for that mortgage loan as of the date of initial issuance of the offered certificates, and

               2. the denominator of which is the Stated Principal Balance of that mortgage loan immediately preceding that distribution date

          Notwithstanding the foregoing, if the subject distribution date occurs during January, except during a leap year, or February (unless, in either case, such distribution date is the final distribution date), then the amount of interest referred to in the fractional numerator described in clause 1. of the second bullet of the prior sentence will be decreased to reflect any interest reserve amount with respect to the subject mortgage loan that is transferred from the trustee's distribution account to the trustee's interest reserve account during that month. Furthermore, if the subject distribution date occurs during March (or February, if the related distribution date is the final distribution date), then the amount of interest referred to in the fractional numerator described in clause 1. of the second bullet of the second preceding sentence will be increased to reflect any interest reserve amount(s) with respect to the subject mortgage loan that are transferred from the trustee's interest reserve account to the trustee's distribution account during that month.

          "Nonrecoverable Advance" has the meaning assigned to that term under "Description of the Offered Certificates--Distribution Account--Withdrawals" in this prospectus supplement.

          "Nonrecoverable P&I Advance" has the meaning assigned to that term under "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement.

          "Nonrecoverable Servicing Advance" has the meaning assigned to that term under "The Series 2006-C5 Pooling and Servicing Agreement--Servicing and other Compensation and Payment of Expenses--Servicing Advances" in this prospectus supplement.

          "NRSF" means net rentable square footage.

          "Occupancy Rate at Underwriting" or "Occupancy Rate at U/W" means the percentage of leasable square footage, in the case of mortgaged real properties that are commercial properties, other than hospitality properties, or units, in the case of mortgaged real properties that are multifamily rental properties and/or manufactured housing communities, of the subject property that were occupied or leased as of the approximate date of the original underwriting of the related mortgage loan in the issuing entity or any later date as we considered appropriate, in any event as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based. The Occupancy Rate at Underwriting reflects Dark Tenants.

          "Option Period" means the period during which the Purchase Option for any Defaulted Loan may be exercised, as described under "The Series 2006-C5 Pooling and Servicing Agreement--Realization Upon Mortgage Loans--Purchase Option" in this prospectus supplement.

          "Option Price" means the cash price at which any Defaulted Loan may be purchased under the related Purchase Option, as described under "The Series 2006-C5 Pooling and Servicing Agreement--Realization Upon Mortgage Loans--Purchase Option" in this prospectus supplement.

          "P&I Advance" means, as to any mortgage loan in the issuing entity, any debt service advance made by the master servicer or the trustee, as applicable, pursuant to the series 2006-C5 pooling and servicing agreement.

          "Party in Interest" means any person that is a "party in interest" as defined in Section 3(14) of ERISA or a "disqualified person" as defined in
Section 4975 of the Code.

          "Permitted Encumbrances" means, with respect to any mortgaged real property securing a mortgage loan in the issuing entity, any and all of the following--

          - the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet delinquent or accruing interest or penalties,

          - covenants, conditions and restrictions, rights of way, easements and other matters that are of public record,

          - exceptions and exclusions specifically referred to in the related lender's title insurance policy or, if that policy has not yet been issued, referred to in a PRO FORMA or specimen title policy, a marked-up commitment for title insurance or signed escrow instructions, which in any case is binding on the subject title insurance company,

          -    other matters to which like properties are commonly subject,

          - the rights of tenants, as tenants only, under leases, including subleases, pertaining to the related mortgaged real property,

          - if the related mortgage loan is cross-collateralized with any other mortgage loan in the issuing entity, the lien of the mortgage instrument for that other mortgage loan,

          - if the related mortgage loan is a CBA A-Note Mortgage Loan, the portion of the lien of the related mortgage instrument that secures the related Companion Loan, and

          - if the subject mortgaged real property is a unit in a condominium, the related condominium declaration.

          "Permitted Investments" means the U.S. government securities and other investment grade obligations specified in the series 2006-C5 pooling and servicing agreement.

          "Plan" means any ERISA Plan or any other employee benefit or retirement plan, arrangement or account, including any individual retirement account or Keogh plan, that is subject to Section 4975 of the Code.

          "Plan Asset Regulations" means the regulations of the U.S. Department of Labor promulgated under ERISA concerning what constitutes the assets of a Plan.

          "Post-ARD Additional Interest" means, with respect to any ARD Loan in the issuing entity, the additional interest accrued with respect to that mortgage loan as a result of the marginal increase in the related mortgage interest rate upon passage of the related anticipated repayment date, as that additional interest may compound in accordance with the terms of that mortgage loan.

          "Prepayment Interest Excess" means, with respect to any full or partial prepayment of an underlying mortgage loan made by the related borrower or otherwise in connection with a casualty or condemnation during any collection period after the due date for that loan, the amount of any interest collected on that prepayment for the period from and after that due date, less the amount of master servicing fees and primary servicing fees payable from that interest collection, and exclusive of any Default Interest and Post-ARD Additional Interest included in that interest collection.

          "Prepayment Interest Shortfall" means, with respect to any full or partial prepayment of an underlying mortgage loan made by the related borrower or otherwise in connection with a casualty or condemnation during any collection period prior to the due date for that loan, the amount of any uncollected interest that would have accrued on that prepayment to, but not including, such due date, less the amount of master servicing fees and primary servicing fees that would have been payable from that uncollected interest, and exclusive of any portion of that uncollected interest that would have been Default Interest or Post-ARD Additional Interest.

          "Prime Rate" means an annual rate equal to the prime rate as published in the "Money Rates" section of THE WALL STREET JOURNAL, as that prime rate may change from time to time.

          "Principal Distribution Adjustment Amount" means with respect to any Distribution Date, the sum of (i) the amount of any Nonrecoverable Advance (and interest thereon) that was reimbursed to the master servicer or the trustee that was deemed to have been reimbursed out of payments and other collections of principal (as described herein under "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" and "The Series 2006-C5 Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses--Payment of Expenses; Servicing Advances) and (ii) any advance that remained unreimbursed following the time that a defaulted mortgage loan is modified and returned to performing status that (although not considered a Nonrecoverable Advance) was reimbursed to the master servicer or the trustee, with interest on such advance, that was deemed to have been reimbursed out of payments and other collections of principal (as described herein under "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" and "The Series 2006-C5 Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses--Payment of Expenses; Servicing Advances), in each case, during the period since the preceding Distribution Date.

          "PTE" means prohibited transaction exemption.

          "Purchase Option" means, with respect to any Defaulted Loan, the purchase option described under "The Series 2006-C5 Pooling and Servicing Agreement--Realization Upon Mortgage Loans--Purchase Option" in this prospectus supplement.

          "Qualified Substitute Mortgage Loan" means a mortgage loan which must, on the date of substitution (a) have an outstanding principal balance, after application of all scheduled payments of principal and/or interest due during or prior to the month of substitution, not in excess of the outstanding principal balance of the deleted mortgage loan as of the date of substitution; (b) have a mortgage rate not less than the mortgage rate of the deleted mortgage loan; (c) have the same due date as the deleted mortgage loan; (d) accrue interest on the same basis as the deleted mortgage loan (for example, on the basis of a 360-day year and the actual number of days elapsed); (e) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted mortgage loan; (f) have an original loan-to-value ratio not higher than that of the deleted mortgage loan and a current loan-to-value ratio not higher than the then-current loan-to-value ratio of the deleted mortgage loan; (g) materially comply as of the date of substitution with all of the representations and warranties set forth in the applicable purchase agreement; (h) have an environmental report with respect to the related mortgaged real property that indicates no material adverse environmental conditions with respect to the related mortgaged real property and which will be delivered as a part of the related servicing file to the master servicer; (i) have an original debt service coverage ratio not less than the original debt service coverage ratio of the deleted mortgage loan and a current debt service coverage ratio not less than the current debt service coverage ratio of the deleted mortgage loan; (j) be determined by an opinion of counsel to be a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Code; (k) not have a maturity date after the date three years prior to the rated final distribution date; (l) not be substituted for a deleted mortgage loan unless the trustee has received prior confirmation in writing by each of Moody's and S&P that the substitution will not result in the withdrawal, downgrade, or qualification of the then-current rating assigned by any of Moody's or S&P to any class of series 2006-C5 certificates then rated by Moody's or S&P, respectively (the cost, if any, of obtaining the confirmation to be paid by the applicable mortgage loan seller); (m) have been approved by the Series 2006-C5 Directing Certificateholder in its sole discretion; (n) prohibit defeasance within two years of the date of initial issuance of the series 2006-C5 certificates; and (o) not be substituted for a deleted mortgage loan if it would result in the termination of the REMIC status of any REMIC created under the series 2006-C5 pooling and servicing agreement or the imposition of tax on any REMIC created under the series 2006-C5 pooling and servicing agreement other than a tax on income expressly permitted or contemplated to be received by the terms of the series 2006-C5 pooling and servicing agreement. In the event that one or more mortgage loans are substituted for one or more deleted mortgage loans simultaneously, then the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis. When a Qualified Substitute Mortgage Loan is substituted for a deleted mortgage loan, the applicable mortgage loan seller will be required to certify that the mortgage loan meets all of the requirements of the above definition and send the certification to the trustee.

          "Realized Losses" means losses on or with respect to the underlying mortgage loans arising from the inability of the master servicer and/or the special servicer to collect all amounts due and owing under the mortgage loans, including by reason of the fraud or bankruptcy of a borrower or, to the extent not covered by insurance, a casualty of any nature at a mortgaged real property. We discuss the calculation of Realized Losses under "Description of the Offered Certificates--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

          "Regulation AB" means Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. Sections 229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Red.

Reg. 1,506-1,631 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

          "Relevant Persons" will have the meaning given to that term under "Notice to Residents of the United Kingdom" in this prospectus supplement.

          "REMIC" means a "real estate mortgage investment conduit" as defined in Section 860D of the Code.

          "REMIC I" means the REMIC identified as such, and described under, "Summary of Prospectus Supplement--Legal and Investment Considerations--Federal Income Tax Consequences" in this prospectus supplement.

          "REMIC II" means the REMIC identified as such, and described under, "Summary of Prospectus Supplement--Legal and Investment Considerations--Federal Income Tax Consequences" in this prospectus supplement.

          "REO Property" means any mortgaged real property that is acquired by the special servicer for the benefit of the series 2006-C5 certificateholders (or, if such property relates to a CBA A/B Loan Pair, for the benefit of the series 2006-C5 certificateholders and the holder(s) of the related Companion Loan(s)), through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the corresponding mortgage loan in the issuing entity.

          "Restricted Group" means, collectively, the following persons and entities--

          -    the trustee,

          -    the Exemption-Favored Parties,

          -    us,

          -    the master servicer,

          -    the special servicer,

          -    the primary servicers,

          -    any sub-servicers,

          -    the swap counterparty,

          -    the sponsors,

          -    the mortgage loan sellers,

          - each borrower, if any, with respect to underlying mortgage loans constituting more than 5.0% of the total unamortized principal balance of the mortgage pool as of the date of initial issuance of the offered certificates, and

          -    any and all affiliates of any of the aforementioned persons.

          "Rooms" means, in the case of any mortgaged real property that is a hospitality property, the estimated number of rooms and/or suites, without regard to the size of the rooms or the number or size of the rooms in the suites, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based.

          "S&P" means Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc.

          "Sales Comparison Approach" means a determination of the value of a mortgaged real property based upon a comparison of that property to similar properties that have been sold recently or for which listing prices or offering figures are known. In connection with that determination, data for generally comparable properties are used and comparisons are made to demonstrate a probable price at which the subject mortgaged real property would sell if offered on the market.

          "SEC" means the Securities and Exchange Commission.

          "Senior Certificates" means the class A-1, A-2, A-AB, A-3, A-1-A, A-SP and A-X certificates.

          "Senior Principal Distribution Cross-Over Date" means the first distribution date, if any, as of which the total principal balance of the class A-1, A-2, A-AB, A-3 and A-1-A certificates outstanding immediately prior to that distribution date, equals or exceeds the sum of:

          - the total Stated Principal Balance of the mortgage pool that will be outstanding immediately following that distribution date; plus

          -    the lesser of--

               1. the Total Principal Distribution Amount for that distribution date, and

               2. the portion of the Available P&I Funds for that distribution date that will remain after all required distributions of interest on the class A-SP, A-X, A-1, A-2, A-AB, A-3 and A-1-A certificates have been made on that distribution date.

          "Series 2006-C5 Directing Certificateholder" means the certificateholder (or, in the case of a class of book-entry certificates, a beneficial owner) of the series 2006-C5 controlling class selected by the holders (or beneficial owners) of more than 50% of the total principal balance of the series 2006-C5 controlling class; provided, however, that until a Series 2006-C5 Directing Certificateholder is so selected or after receipt of a notice from the holders (or beneficial owners) of more than 50% of the total principal balance of the series 2006-C5 controlling class that a Series 2006-C5 Directing Certificateholder is no longer designated, the person or entity that beneficially owns the largest aggregate principal balance of the series 2006-C5 controlling class certificates will be the Series 2006-C5 Directing Certificateholder.

          "Servicing Standard" means (subject to the discussion under "Description of the Underlying Mortgage Loans--The CBA A/B Loan Pairs" in this prospectus supplement) the standard by which the master servicer and the special servicer will service and administer the mortgage loans and/or REO Properties (including, when applicable, a CBA A/B Loan Pair) that it is obligated to service and administer pursuant to the series 2006-C5 pooling and servicing agreement on behalf of the trustee and in the best interests and for the benefit of the series 2006-C5 certificateholders (as a collective whole) (or, in the case of any CBA A/B Loan Pair, for the benefit of the series 2006-C5 certificateholders and the holder(s) of the related B-Note Companion Loan (as a collective whole), taking into account that the related B-Note Companion Loan is subordinate to the A-Note Mortgage Loan), in each case as determined by the master servicer or the special servicer in the exercise of its reasonable judgment, which standard will be to perform such servicing and administration in accordance with applicable law, the terms of the series 2006-C5 pooling and servicing agreement and the terms of the respective subject mortgage loans and any applicable intercreditor or co-lender agreements and, to the extent not inconsistent with the foregoing, further as follows--

          - (a) the same manner in which, and with the same care, skill, prudence and diligence with which the master servicer or the special servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial and multifamily mortgage loan servicers servicing mortgage loans for third parties, and (b) the same care, skill, prudence and diligence with which the master servicer or the special servicer, as the case may be, services and administers commercial and multifamily mortgage loans owned by it, whichever is higher;

          - with a view to the timely collection of all scheduled payments of principal and interest under the serviced mortgage loans and, in the case of the special servicer, if a serviced mortgage loan comes into and continues in default and if, in the judgment of the special servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery on that mortgage loan to the series 2006-C5 certificateholders (as a collective whole) (or, in the case of a CBA A/B Loan Pair, for the benefit of the series 2006-C5 certificateholders and the holder(s) of the related Companion Loan(s) (as a collective whole)), on a net present value basis; but

          -    without regard to--

               (a) any relationship that the master servicer or the special servicer, as the case may be, or any affiliate thereof may have with the related borrower, any mortgage loan seller or any other party to the series 2006-C5 pooling and servicing agreement,

               (b) the ownership of any series 2006-C5 certificate, mezzanine loan or any B-Note Companion Loan by the master servicer or the special servicer, as the case may be, or by any affiliate thereof,

               (c)  the master servicer's obligation to make advances,

               (d) the special servicer's obligation to request that the master servicer make servicing advances,

               (e) the right of the master servicer (or any affiliate thereof) or the special servicer (or any affiliate thereof), as the case may be, to receive reimbursement of costs, or the sufficiency of any compensation payable to it, or with respect to any particular transaction,

               (f) the ownership, servicing or management for others of any other mortgage loans or mortgaged real properties by the master servicer or the special servicer, as the case may be, or any affiliate thereof, as applicable,

               (g) any obligation of the master servicer or any of its affiliates (in their capacity as a mortgage loan seller) to cure a breach of a representation or warranty or repurchase the mortgage loan, or

               (h) any debt that the master servicer or the special servicer, as the case may be, or any affiliate thereof has extended to any borrower.

          "Servicing Transfer Event" means, with respect to any mortgage loan in the issuing entity or any related Companion Loan (other than the 280 Park Avenue Mortgage Loan), any of the following events, among others:

          - in the case of a balloon loan, a payment default has occurred at its maturity date;

          - any monthly payment in respect of any mortgage loan in the issuing entity or any related Companion Loan (other than the 280 Park Avenue Mortgage Loan) is more than 60 or more days delinquent;

          -    the related borrower has--

               (1) filed for, or consented to, bankruptcy, appointment of a receiver or conservator or a similar insolvency proceeding;

               (2) become the subject of a decree or order for such a proceeding which is not stayed or discharged within 60 days; or

               (3) has admitted in writing its inability to pay its debts generally as they become due;

          - the master servicer or the special servicer has received notice of the foreclosure or proposed foreclosure of any other lien on the mortgaged real property;

          - in the judgment of the master servicer or the special servicer, a payment default or a material non-monetary default has occurred or, in each case, is imminent and is not likely to be cured by the borrower within 60 days (or in the case of a payment default or imminent payment default, for the time period described in the first and second bullets, as applicable) and, in respect of a determination by the special servicer that a payment default or material non-monetary default is imminent, the Series 2006-C5 Directing Certificateholder has concurred with such determination; or

          - any other default (exclusive of an Acceptable Insurance Default) has occurred under the related mortgage loan documents that, in the judgment of the master servicer or the special servicer, has materially and adversely affected the value of the related mortgage loan and has continued unremedied for 60 days (irrespective of any grace period specified in the related mortgage note).

          A Servicing Transfer Event will cease to exist, if and when:

          - with respect to the circumstances described in the first and second bullets of this definition, the related borrower makes three consecutive full and timely monthly debt service payments under the terms of the mortgage loan, as those terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the master servicer or the special servicer;

          - with respect to the circumstances described in the third and fifth bullets of this definition, those circumstances cease to exist in the judgment of the special servicer;

          - with respect to the circumstances described in the fourth bullet of this definition, the proceedings are terminated; and

          - with respect to the circumstances described in the sixth bullet of this definition, the default is cured in the judgment of the special servicer.

          An "Servicing Transfer Event" (or the equivalent) with respect to the 280 Park Avenue Mortgage Loan is defined under the series 2006-C4 pooling and servicing agreement and the relevant event may differ from those specified above.

          "Shadow Anchor" means a store or business that materially affects the draw of customers to a retail property, but which may be located at an adjoining property or on a portion of the subject retail property that is not collateral for the related mortgage loan.

          "Significant Mortgage Loans" has the meaning given to that term under "The Series 2006-C5 Pooling and Servicing Agreement--Enforcement of Due-on-Sale Provisions and Due-on-Encumbrance" in this prospectus supplement.

          "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

          "Specially Designated Servicing Actions" means any of the following actions with respect to any mortgage loan, mortgaged real property or REO Property that is being serviced and/or administered under the series 2006-C5 pooling and servicing agreement:

          - any modification, waiver or amendment of a monetary term of a mortgage loan (other than the 280 Park Avenue Mortgage Loan) (other than a waiver of Default Interest and/or late payment charges) or a material non-monetary term (excluding any waiver of a "due-on-sale" or "due-on-encumbrance" clause, which is covered below);

          - any proposed or actual foreclosure or comparable conversion of the ownership of a mortgaged real property securing a specially serviced mortgage loan (other than the 280 Park Avenue Mortgage
               Loan);

          - any proposed or actual sale of an REO Property, other than in connection with the termination of the issuing entity as described in this prospectus supplement under "The Series 2006-C5 Pooling and Servicing Agreement--Termination";

          - any determination to bring a mortgaged real property (other than the mortgaged real property securing the 280 Park Avenue Mortgage
               Loan) or an REO Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at an REO Property;

          - any acceptance of substitute or additional collateral for a specially serviced mortgage loan (other than the 280 Park Avenue Mortgage Loan) (other than in accordance with the terms of that mortgage loan);

          - any acceptance of a discounted payoff with respect to a specially serviced mortgage loan (other than the 280 Park Avenue Mortgage
               Loan);

          - any waiver of a "due-on-sale" or "due-on-encumbrance" clause under any underlying mortgage loan (other than the 280 Park Avenue Mortgage Loan);

          - any acceptance of an assumption agreement releasing a borrower from liability under an underlying mortgage loan (other than the 280 Park Avenue Mortgage Loan) (other than in accordance with the terms of the mortgage loan); and

          - any release of collateral for a specially serviced mortgage loan (other than the 280 Park Avenue Mortgage Loan) or releases of earn-out reserves or related letters of credit with respect to an underlying mortgage loan (other than the 280 Park Avenue Mortgage
               Loan) (other than, in each case, in accordance with the terms of, or upon satisfaction of, that mortgage loan).

          "Stated Principal Balance" means, for each mortgage loan in the issuing entity, an amount that:

          - will initially equal its unpaid principal balance as of its due date in December 2006 or, in the case of a replacement mortgage loan, as of the due date during the month that it is added to the issuing entity, after application of all payments of principal due on or before that due date, whether or not those payments have been received; and

          - will be permanently reduced on each subsequent distribution date, to not less than zero, by--

               1. that portion, if any, of the Total Principal Distribution Amount for that distribution date that is attributable to that mortgage loan (without regard to any adjustments to that Total Principal Distribution Amount in accordance with the last paragraph of the definition of "Total Principal Distribution Amount" below), and

               2. the principal portion of any Realized Loss incurred with respect to that mortgage loan during the related collection period.

          However, the "Stated Principal Balance" of any mortgage loan in the issuing entity will, in all cases, be zero as of the distribution date following the collection period in which it is determined that all amounts ultimately collectible with respect to that mortgage loan or any related REO Property have been received.

          "Static Prepayment Premium" means a form of prepayment consideration payable in connection with any voluntary or involuntary principal prepayment that is calculated solely as a specified percentage of the amount prepaid, which percentage may change over time.

          "Swap Default" has the meaning given to that term under "Description of the Swap Agreement--The Swap Agreement" in this prospectus supplement.

          "Swap Premium" has the meaning given to that term under "U.S. Federal Income Tax Consequences--The Class A-MFL Certificates" in this prospectus supplement.

          "Subordinate Certificates" means the class A-MFL, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, O, P and Q certificates.

          "TI/LC" means tenant improvements and leasing commissions.

          "Total Available Funds" means, with respect to any distribution date, the total amount of funds available to make distributions on the series 2006-C5 certificates on that date as described under "Description of the Offered Certificates--Distribution Account--Withdrawals" in this prospectus supplement.

          "Total Principal Distribution Amount" means:

          - for any distribution date prior to the final distribution date, an amount equal to the total, without duplication, of the following--

               1. all payments of principal, including voluntary principal prepayments, received by or on behalf of the issuing entity with respect to the underlying mortgage loans (but not in respect of amounts payable to any Companion Loan pursuant to the related intercreditor agreement) during the related collection period, exclusive of any of those payments that represents a late collection of principal for which an advance was previously made for a prior distribution date or that represents a monthly payment of principal due on or before the due date for the related underlying mortgage loan in December 2006 or on a due date for the related underlying mortgage loan subsequent to the end of the related collection period,

               2. all monthly payments of principal received by or on behalf of the issuing entity with respect to the underlying mortgage loans prior to, but that are due during, the related collection period,

               3. all other collections, including liquidation proceeds, condemnation proceeds, insurance proceeds and repurchase proceeds, that were received by or on behalf of the issuing entity with respect to any of the underlying mortgage loans (but not in respect of amounts payable to any Companion Loan pursuant to the related intercreditor agreement) or any related REO Properties during the related collection period and that were identified and applied by the master servicer as recoveries of principal of the subject mortgage loan or, in the case of an REO Property, of the related underlying mortgage loan, in each case net of any portion of the particular collection that represents a late collection of principal for which an advance of principal was previously made for a prior distribution date or that represents a monthly payment of principal due on or before the due date for the related mortgage loan in December 2006, and

               4. all advances of principal made with respect to the underlying mortgage loans for that distribution date; and

          - for the final distribution date, an amount equal to the total Stated Principal Balance of the mortgage pool outstanding immediately prior to that final distribution date.

          Notwithstanding the foregoing, the Total Principal Distribution Amount will be reduced on any distribution date by an amount equal to the Principal Distribution Adjustment Amount calculated with respect to such distribution date. The Total Principal Distribution Amount will be increased on any Distribution Date by the amount of any recovery occurring during the related collection period of an amount that was previously advanced with respect to any underlying mortgage loan, but only if and to the extent such advance was previously reimbursed from principal collections that would otherwise have constituted part of the Total Principal Distribution Amount prior distribution date in a manner that resulted in a Principal Distribution Adjustment Amount for such prior distribution date. In addition, if any insurance proceeds, condemnation proceeds or liquidation proceeds were received and/or a final recovery determination were made with respect to any underlying mortgage loan during any particular collection period, then the portion of the Total Principal Distribution Amount for the related distribution date that is otherwise allocable to that underlying mortgage loan will be reduced (to not less than zero) by any special servicing fees or liquidation fees payable in connection therewith.

          In no event will any payments or other collections of principal allocable to the Companion Loans be included in the calculation of the Total Principal Distribution Amount.

          "Underwriter Exemption" means PTE 89-90, as amended by PTE 97-34, PTE 2000-58 and PTE 2002-41.

          "Underwritten Debt Service Coverage Ratio" or "U/W DSCR" means:

          - with respect to any underlying mortgage loan, other than an underlying mortgage loan secured, including through cross-collateralization with other mortgage loans, by multiple mortgaged real properties, the ratio of--

               1. the Underwritten Net Cash Flow for the related mortgaged real property, to

               2. twelve times the monthly debt service payment for that mortgage loan due on the related due date in December 2006 or, if such mortgage loan was originated in December 2006, the first mortgage loan due date after origination; and

          - with respect to any underlying mortgage loan that is secured, including through cross-collateralization, by multiple mortgaged real properties, the ratio of--

               1. the total Underwritten Net Cash Flow for those properties, to

               2. twelve times the monthly debt service payment(s) for that mortgage loan, and all other mortgage loans with which it is cross-collateralized, due on the related due date in December 2006 or, if such mortgage loan was originated in December 2006, the first mortgage loan due date after origination;

provided that, if the subject underlying mortgage loan or the subject group of cross-collateralized underlying mortgage loans is currently in an interest-only period, then the amount in clause 2. of any of the foregoing bullets of this definition will be either (a) if that interest-only period extends to maturity or, in the case of an ARD Loan, to the related anticipated repayment date, the aggregate of the monthly debt service payments to be due thereon from and including the due date in December 2006 through and including the due date in November 2007 (or, if such mortgage loan was originated in December 2006, the aggregate of the monthly debt service payments to be due thereon from and including the first mortgage loan due date after origination through and including the due date in January 2008) or (b) if that interest-only period ends prior to maturity or, in the case of an ARD Loan, prior to the related anticipated repayment date, twelve times the monthly debt service payment to be due thereon on the first due date after amortization begins; provided, further, that with respect to certain of the mortgage loans (in addition to those listed in the first bullet above) that are additionally secured by letters of credit or earnout cash reserves (as identified on Exhibit A-1), the amount in clause 2 of any of the foregoing bullets of this definition is calculated assuming that the principal balance of such mortgage loan is reduced by the amount (or a portion of the amount) of such letter of credit and/or earnout cash reserve; such letters of credit or earnout cash reserves may be required to be released to the borrower instead of being applied to reduce the principal balance of the mortgage loan (and may result in a lower debt service coverage ratio) if certain conditions set forth in the applicable mortgage loan documents are met, including applicable loan-to-value ratio and debt service coverage ratio requirements described in Exhibit A-1 attached hereto.

          The Underwritten Debt Service Coverage Ratios are presented in this prospectus supplement for illustrative purposes only and are limited in their usefulness in assessing the current, or predicting the future, ability of a mortgaged real property to generate sufficient cash flow to repay the related mortgage loan. As a result, no assurance can be given, and no representation is made, that the Underwritten Debt Service Coverage Ratios accurately reflect that ability.

          "Underwritten Effective Gross Income" or "U/W EGI" means, with respect to any mortgaged real property securing an underlying mortgage loan, the Estimated Annual Revenues for that property.

          "Underwritten Net Cash Flow" or "U/W NCF" means, with respect to each of the mortgaged real properties securing an underlying mortgage loan, the estimated total cash flow from that property expected to be available for annual debt service on the related underlying mortgage loan. In general, that estimate:

          - was made at the time of origination of the related underlying mortgage loan or in connection with the transactions described in this prospectus supplement; and

          -    is equal to the excess of--

               1.   the Estimated Annual Revenues for the property, over

               2.   the Estimated Annual Operating Expenses for the property.

          The management fees and reserves assumed in calculating Underwritten Net Cash Flow differ in many cases from actual management fees and reserves actually required under the mortgage loan documents for the related underlying mortgage loans. In addition, actual conditions at the mortgaged real properties will differ, and may differ substantially, from the conditions assumed in calculating Underwritten Net Cash Flow. In particular, in the case of those mortgaged real properties used for retail, office and industrial purposes, the assumptions regarding tenant vacancies, tenant improvements and leasing commissions, future rental rates, future expenses and other conditions used in calculating Underwritten Net Cash Flow may differ substantially from actual conditions. Furthermore, the Underwritten Net Cash Flow for each of the mortgaged real properties does not reflect the effects of future competition or economic cycles. Accordingly, there can be no assurance that the Underwritten Net Cash Flow for any of the mortgaged real properties shown on Exhibit A-1 to this prospectus supplement will be representative of the actual future net cash flow for the particular property.

          Underwritten Net Cash Flow and the revenues and expenditures used to determine Underwritten Net Cash Flow for each of the mortgaged real properties are derived from generally unaudited information furnished by the related borrower. However, in some cases, an accounting firm performed agreed upon procedures, or employees of the related originator performed cash flow verification procedures, that were intended to identify any errors in the information provided by the related borrower. Audits of information furnished by borrowers could result in changes to the information. These changes could, in turn, result in the Underwritten Net Cash Flow shown on Exhibit A-1 to this prospectus supplement being overstated. Net income for any of the underlying real properties as determined under GAAP would not be the same as the Underwritten Net Cash Flow for the property shown on Exhibit A-1 to this prospectus supplement. In addition, Underwritten Net Cash Flow is not a substitute for or comparable to operating income as determined in accordance with GAAP as a measure of the results of the property's operations nor a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity.

          "Underwritten Net Operating Income" or "U/W NOI" means, with respect to each of the mortgaged real properties securing an underlying mortgage loan in the issuing entity, the Underwritten Net Cash Flow for the property, increased by any and all of the following items that were included in the Estimated Annual Operating Expenses for the property for purposes of calculating that Underwritten Net Cash Flow:

          -    underwritten recurring replacement reserve amounts;

          -    capital improvements, including recurring capital improvements;

          - in the case of hospitality properties, expenses for furniture, fixtures and equipment; and

          - in the case of mortgaged real properties used primarily for office, retail and industrial purposes, underwritten leasing commissions and tenant improvements.

          "United States Person" means

          -    a citizen or resident of the United States;

          -    a domestic partnership;

          -    a domestic corporation;

          -    any estate, other than a foreign estate within the meaning of
               Section 7701(a)(31) of the Code, and

          -    any trust if -

               1. a court within the United States is able to exercise primary supervision over the administration of the issuing entity, and

               2. one or more United States Persons have the authority to control all substantial decisions of the issuing entity.

          "Units" means--

          - in the case of any mortgaged real property that is a multifamily rental property, the estimated number of apartments at the particular property, regardless of the number or size of rooms in the apartments, and

          - in the case of any mortgaged real property that is a manufactured housing community, the estimated number of pads at the particular property to which a mobile home can be hooked up,

          in each case, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value is based.

          "U/W" means underwritten.

          "U/W Occupancy" means, with respect to each of the mortgaged real properties securing an underlying mortgage loan in the issuing entity, the occupancy rate underwritten by the related originator, based on such originator's underwriting guidelines.

          "Weighted Average Net Mortgage Pass-Through Rate" means, for each distribution date, the weighted average of the respective Net Mortgage Pass-Through Rates with respect to the mortgage loans in the issuing entity for that distribution date, weighted on the basis of their respective Stated Principal Balances immediately prior to that distribution date.

          "Wells Fargo" means Wells Fargo Bank, N.A.

          "Year Built" means, with respect to any mortgaged real property securing an underlying mortgage loan, the year when construction of the property was principally completed, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based.

          "Year Renovated" means, with respect to any mortgaged real property securing an underlying mortgage loan, the year when the most recent substantial renovation of the property, if any, was principally completed, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based.

          "Yield Maintenance Charge" means a form of prepayment consideration payable in connection with any voluntary or involuntary principal prepayment that is calculated pursuant to a yield maintenance formula, including any minimum amount equal to a specified percentage, which in some cases may vary, of the amount prepaid.

          "YMx/y" means, with respect to any of the underlying mortgage loans, a duration of y payments for the yield maintenance period during which the loan may be prepaid with a Yield Maintenance Charge that will be no less than x% of the amount prepaid.

          "YM/y" means, with respect to any of the underlying mortgage loans, a duration of y payments for the yield maintenance period during which the loan may be prepaid with a Yield Maintenance Charge that does not have any minimum amount.

                                  EXHIBIT A-1

                       CHARACTERISTICS OF THE UNDERLYING
                MORTGAGE LOANS AND THE MORTGAGED REAL PROPERTIES

                       SEE THIS EXHIBIT FOR TABLES TITLED:

                   Locations of the Mortgaged Real Properties

                 Descriptions of the Mortgaged Real Properties

                Characteristics of the Underlying Mortgage Loans

                      Additional Mortgage Loan Information

             Historical Performance of the Mortgaged Real Properties

                 Engineering, TI/LC, Tax and Insurance Reserves

                   Major Tenants of the Commercial Properties

                              Multifamily Schedule

                       Recurring Reserve Cap Information

                                      A-1-1

                   LOCATIONS OF THE MORTGAGED REAL PROPERTIES

                                                                        CUT-OFF DATE
                LOAN                                                      PRINCIPAL
  #    CROSSED  GROUP  PROPERTY NAME                                     BALANCE (1)
-----  -------  -----  -------------                                    ------------
  1a              2    Driscoll Place                                   $ 21,387,323 (2)
  1b              2    The Crossroads                                   $ 21,196,203
  1c              2    Crystal Bay                                      $ 15,026,588
  1d              2    Westwood Village                                 $ 12,299,787
  1e              2    Wolf Creek                                       $ 10,854,334
  1f              2    Southpoint                                       $  9,837,013
  1g              2    Copper Cove                                      $  9,825,284
  1h              2    Shadow Creek                                     $  9,727,255
  1i              2    St. Andrews                                      $  9,184,767
  1j              2    Peachtree Place                                  $  9,178,496
  1k              2    Pinnacle West                                    $  9,076,850
  1l              2    Lake of the Woods                                $  8,459,142
  1m              2    Savoy Manor                                      $  8,019,459
  1n              2    Park on Rosemeade                                $  7,846,114
  1o              2    Cedarbrook                                       $  6,780,830
  1p              2    The Pinnacle                                     $  6,448,600
  1q              2    Estrada Place (Surrey Oaks II)                   $  5,828,561
  1r              2    Wellston Ridge                                   $  4,907,667
  1s              2    Oakdale Villas                                   $  4,462,654
  1t              2    Northcrest                                       $  3,517,926
  2a              2    34-15 Parsons Blvd - Flushing                    $ 19,244,313 (3)
  2b              2    99-60 & 99-65 64th - Rego Park                   $ 11,964,392
  2c              2    98-30 67th Ave Forest Hills                      $ 11,078,140
  2d              2    43-09 47th Street - Sunnyside                    $  9,875,371
  2e              2    41-25 Case Street - Elmhurst                     $  8,862,512
  2f              2    188-30/34 87th Ave - Hollis                      $  8,862,512
  2g              2    47th, 44th and 45th - Woodside                   $  8,609,298
  2h              2    43-23 40th Street - Sunnyside                    $  6,520,277
  2i              2    43-08 40th Street - Sunnyside                    $  6,077,151
  2j              2    32-06 47th Street - Astoria                      $  5,887,240
  2k              2    37-25 81st Street - Jackson Heights              $  5,823,937
  2l              2    83-40 Britton Aveneue - Elmhurst                 $  5,697,329
  2m              2    119-21 Metropolitan Avenue - Kew Gardens         $  5,570,722
  2n              2    37-06 81st Street - Jackson Heights              $  5,507,418
  2o              2    47-06 46th Street - Woodside                     $  5,507,418
  2p              2    47-05 45th Street - Woodside                     $  5,317,507
  2q              2    32-52 33rd Street - Astoria                      $  5,064,293
  2r              2    41-26 73rd Street - Woodside                     $  5,064,293
  2s              2    33-51 73rd Street - Jackson Heights              $  5,000,989
  2t              2    35-16 34th Street - Astoria                      $  4,937,685
  2u              2    88-36 Elmhurst Avenue - Elmhurst                 $  4,937,685
  2v              2    32-42 33rd Street - Astoria                      $  4,747,774
  2w              2    35-65 86th Street - Jackson Heights              $  4,178,042
  2x              2    37-37 88th Street - Jackson Heights              $  4,178,042
  2y              2    86-02 Forest Pkwy - Woodhaven                    $  4,178,042
  2z              2    39-11, 39-15 & 39-19 62nd Street - Woodside      $  3,861,523
  2aa             2    34-09 83rd Street - Jackson Heights              $  3,545,005
  2ab             2    34-10 84th Street - Jackson Heights              $  3,418,398
  2ac             2    37-40 81st Street - Jackson Heights              $  3,418,398
  2ad             2    37-30 81st Street - Jackson Heights              $  2,975,272
  2ae             2    43-35 & 43-39 42nd Street - Sunnyside            $  2,089,021
  3               1    720 Fifth Avenue                                 $165,000,000
  4               1    HGSI Headquarters                                $147,000,000
  5               1    280 Park Avenue                                  $140,000,000 (4)
  6               1    W New York - Union Square                        $115,000,000 (5)
  7               1    Waterfront Plaza                                 $100,000,000 (6)
  8       A       1    West Covina Village Community Shopping Center    $ 41,000,000
  9       A       1    Wells Fargo Bank Tower                           $ 41,000,000

  #    ADDRESS                                                                CITY                           COUNTY
-----  -------                                                                ----                           ------
  1a   1303 Gears Road                                                        Houston                        Harris
  1b   716 Zimalcrest Drive                                                   Columbia                       Richland
  1c   2323 West Bay Area Boulevard                                           Webster                        Harris
  1d   4310 West Northgate Drive                                              Irving                         Dallas
  1e   16100 Space Center Boulevard                                           Houston                        Harris
  1f   12801 Roydon Drive                                                     Houston                        Harris
  1g   12903 Brant Rock Drive                                                 Houston                        Harris
  1h   6715 Buenos Aires Drive                                                North Richland Hills           Tarrant
  1i   601 St. Andrews Road                                                   Columbia                       Lexington
  1j   200 Berryhill Road                                                     Columbia                       Lexington
  1k   509 North Westover Boulevard                                           Albany                         Dougherty
  1l   746 Garden Walk Boulevard                                              College Park                   Clayton
  1m   5915 Flintlock Road                                                    Houston                        Harris
  1n   4141 Rosemeade Parkway                                                 Dallas                         Collin
  1o   3750 Rosemeade Parkway                                                 Dallas                         Denton
  1p   146 Valley View Drive                                                  Lewisville                     Denton
  1q   1814 Estrada Parkway                                                   Irving                         Dallas
  1r   200 Olympia Drive                                                      Warner Robins                  Houston
  1s   1103 Corder Road                                                       Warner Robins                  Houston
  1t   835 Johnson Road                                                       Warner Robins                  Houston
  2a   34-15 Parsons Boulevard                                                Flushing                       Queens
  2b   99-60 64th Avenue and 99-65 64th Road                                  Rego Park                      Queens
  2c   98-30 67th Avenue                                                      Forest Hills                   Queens
  2d   43-09 47th Avenue                                                      Sunnyside                      Queens
  2e   41-25 Case Street                                                      Elmhurst                       Queens
  2f   188-30/34 87th Drive                                                   Hollis                         Queens
  2g   44-08 & 44-14 47th Avenue, 47-05 44th Street and 47-06 45th Street     Woodside                       Queens
  2h   43-23 40th Street                                                      Sunnyside                      Queens
  2i   43-08 40th Street                                                      Sunnyside                      Queens
  2j   32-06 47th Street                                                      Astoria                        Queens
  2k   37-25 81st Street                                                      Jackson Heights                Queens
  2l   83-40 Britton Avenue                                                   Elmhurst                       Queens
  2m   119-21 Metropolitan Avenue                                             Kew Gardens                    Queens
  2n   37-06 81st Street                                                      Jackson Heights                Queens
  2o   47-06 46th Street                                                      Woodside                       Queens
  2p   47-05 45th Street                                                      Woodside                       Queens
  2q   32-52 33rd Street                                                      Astoria                        Queens
  2r   41-26 73rd Street                                                      Woodside                       Queens
  2s   33-51 73rd Street                                                      Jackson Heights                Queens
  2t   35-16 34th Street                                                      Astoria                        Queens
  2u   88-36 Elmhurst Avenue                                                  Elmhurst                       Queens
  2v   32-42 33rd Street                                                      Astoria                        Queens
  2w   35-65 86th Street                                                      Jackson Heights                Queens
  2x   37-37 88th Street                                                      Jackson Heights                Queens
  2y   86-02 Forest Parkway                                                   Woodhaven                      Queens
  2z   39-11, 39-15 & 39-19 62nd Street                                       Woodside                       Queens
  2aa  34-09 83rd Street                                                      Jackson Heights                Queens
  2ab  34-10 84th Street                                                      Jackson Heights                Queens
  2ac  37-40 81st Street                                                      Jackson Heights                Queens
  2ad  37-30 81st Street                                                      Jackson Heights                Queens
  2ae  43-35 & 43-39 42nd Street                                              Sunnyside                      Queens
  3    720 Fifth Avenue                                                       New York                       New York
  4    14200 Shady Grove Road                                                 Rockville                      Montgomery
  5    280 Park Avenue                                                        New York                       New York
  6    201 Park Avenue South                                                  New York                       New York
  7    500 Ala Moana Boulevard                                                Honolulu                       Honolulu
  8    301-477 North Azusa Avenue                                             West Covina                    Los Angeles
  9    100 North Barranca Street                                              West Covina                    Los Angeles

  #      STATE  ZIP CODE
-----    -----  --------
  1a      TX     77067
  1b      SC     29210
  1c      TX     77598
  1d      TX     75062
  1e      TX     77062
  1f      TX     77034
  1g      TX     77082
  1h      TX     76180
  1i      SC     29210
  1j      SC     29210
  1k      GA     31707
  1l      GA     30349
  1m      TX     77040
  1n      TX     75287
  1o      TX     75287
  1p      TX     75067
  1q      TX     75061
  1r      GA     31093
  1s      GA     31088
  1t      GA     31093
  2a      NY     11354
  2b      NY     11374
  2c      NY     11374
  2d      NY     11104
  2e      NY     11373
  2f      NY     11423
  2g      NY     11377
  2h      NY     11104
  2i      NY     11104
  2j      NY     11103
  2k      NY     11372
  2l      NY     11373
  2m      NY     11415
  2n      NY     11372
  2o      NY     11377
  2p      NY     11377
  2q      NY     11106
  2r      NY     11377
  2s      NY     11372
  2t      NY     11106
  2u      NY     11373
  2v      NY     11106
  2w      NY     11372
  2x      NY     11372
  2y      NY     11421
  2z      NY     11377
  2aa     NY     11372
  2ab     NY     11372
  2ac     NY     11372
  2ad     NY     11372
  2ae     NY     11104
  3       NY     10019
  4       MD     20850
  5       NY     10017
  6       NY     10003
  7       HI     96813
  8       CA     91791
  9       CA     91791

                   LOCATIONS OF THE MORTGAGED REAL PROPERTIES

                                                                        CUT-OFF DATE
                LOAN                                                      PRINCIPAL
  #    CROSSED  GROUP  PROPERTY NAME                                     BALANCE (1)
-----  -------  -----  -------------                                    ------------
 10               1    Best Western President                           $ 80,000,000 (7)
 11       B       1    Mira Mesa Marketplace West                       $ 38,500,000
 12       B       1    Mira Mesa Marketplace East                       $ 36,500,000
 13               1    Roger Williams                                   $ 64,000,000
 14               1    Sandhill Phase I                                 $ 57,000,000
 15               1    Space Park                                       $ 55,000,000
 16               1    Parker Corporate Center                          $ 52,000,000
 17       C       1    NP North Park Crossing                           $ 31,481,698
 18       C       1    NP Regal Cinema                                  $  9,667,656
 19a      C       1    NP Sherwood Landing                              $  1,047,469
 19b      C       1    NP Outback Steakhouse                            $    762,101
 20               1    Verio Building                                   $ 40,000,000
 21               1    North Ranch Mall                                 $ 37,500,000
 22               1    Commons at Sugarhouse                            $ 35,000,000
 23               1    Somerset Square                                  $ 33,000,000
 24               1    360 - 386 Fordham Rd                             $ 30,000,000
 25               1    Torrey Highlands Village Center                  $ 30,000,000
 26               1    Fairway Vista                                    $ 28,200,000
 27               1    Hotel Andra                                      $ 28,000,000
 28               1    148-154 Columbus Avenue                          $ 26,000,000 (8)
 29               1    7025 Scottsdale                                  $ 24,500,000
 30               2    Caribbean Isle Apartments                        $ 24,000,000
 31               2    Seven Oaks Apartments                            $ 22,020,000
 32               1    The Waters Building                              $ 21,800,000
 33               2    Legacy at Friendly Manor                         $ 21,550,000
 34               1    The Mansfield Hotel                              $ 20,000,000
 35               1    Mat-Su Regional Medical Plaza                    $ 19,980,000
 36               2    Canyon Oaks Apartments                           $ 18,825,000
 37               1    Haggar Corporate Headquarters                    $ 18,363,000
 38               1    First Hill Medical Building                      $ 18,300,000
 39               1    Jeronimo Center                                  $ 16,930,000
 40               2    Canebrake Apartments                             $ 16,800,000
 41               1    Union Hills Square                               $ 16,250,000
 42       D       1    Concourse 100                                    $ 11,400,000
 43       D       1    Concourse 800                                    $  4,100,000
 44               1    Akers Center                                     $ 15,400,000
 45               1    Parkway Plaza                                    $ 15,300,000
 46               1    400 West 14th Street                             $ 15,000,000
 47               1    Chidlaw Industrial WH (Refi)                     $ 14,285,764
 48               1    McClintock Fountains                             $ 15,455,000
 49               1    Summit Center Marketplace                        $ 13,800,000
 50               2    Burwick Farms Apartment Homes                    $ 13,680,000
 51               1    Lake Point Business Center                       $ 13,600,000
 52               1    Avalon Park Town Center Phase II                 $ 13,500,000
 53               1    Harvest Plaza                                    $ 13,475,000
 54               2    Woodbridge Villas Apartments                     $ 13,400,000
 55               2    Legacy Apartments                                $ 13,250,000
 56               2    Smoketree Apartments                             $ 13,050,000
 57               2    MacArthur Park Apartments                        $ 12,865,000
 58               1    Jefferson Park Properties Office                 $ 12,750,000
 59               1    Gateway Plaza                                    $ 12,600,000
 60               1    Shoppes of Olney                                 $ 12,150,000
 61               1    209 West Jackson                                 $ 12,000,000
 62               1    Sprouts Center Mesa                              $ 12,000,000
 63               1    Comfort Inn & Suites Chicago                     $ 11,969,342
 64               1    163-18 Jamaica Avenue                            $ 11,750,000
 65               1    Country Inn & Suites Denver                      $ 11,676,102
 66               1    2500 West Bradley                                $ 11,481,239

  #    ADDRESS                                                                CITY                           COUNTY
-----  -------                                                                ----                           ------
 10    234 West 48th Street                                                   New York                       New York
 11    10604-10788 Westview Parkway                                           San Diego                      San Diego
 12    10643-10789 Westview Parkway                                           San Diego                      San Diego
 13    131 Madison Avenue                                                     New York                       New York
 14    418 Town Center Place                                                  Columbia                       Richland
 15    1100 Space Park Drive                                                  Santa Clara                    Santa Clara
 16    1311 Mamaroneck Avenue                                                 White Plains                   Westchester
 17    4th and Range Line Road                                                Joplin                         Jasper
 18    648 Market Street                                                      Grand Junction                 Mesa
 19a   6831 Southwest 29th Street                                             Topeka                         Shawnee
 19b   5826 Southwest 21st Street                                             Topeka                         Shawnee
 20    2334 Lundy Place                                                       San Jose                       Santa Clara
 21    3815-3967 East Thousand Oaks Boulevard                                 Westlake Village               Ventura
 22    2100 South Highland Drive                                              Salt Lake City                 Salt Lake
 23    120-170 Glastonbury Boulevard                                          Glastonbury                    Hartford
 24    360-386 East Fordham Road                                              Bronx                          Bronx
 25    7805-7875 Highlands Village Place                                      San Diego                      San Diego
 26    1951 Brandywine Road                                                   West Palm Beach                Palm Beach
 27    2000 Fourth Avenue                                                     Seattle                        King
 28    148-156 Columbus Avenue                                                New York                       New York
 29    7025 North Scottsdale Road                                             Scottsdale                     Maricopa
 30    2848 Caribbean Isle Boulevard                                          Melbourne                      Brevard
 31    2001 West Campbell Road                                                Garland                        Dallas
 32    161 Ottawa Avenue Northwest                                            Grand Rapids                   Kent
 33    5402 Friendly Manor Drive                                              Greensboro                     Guilford
 34    12 West 44th Street                                                    New York                       New York
 35    2490 South Woodworth Loop                                              Palmer                         Matanuska Susitna
 36    1601 Royal Crest                                                       Austin                         Travis
 37    11511 Luna Road                                                        Farmers Branch                 Dallas
 38    515 Minor Avenue                                                       Seattle                        King
 39    25800 Jeronimo Road and 24001 Via Fabricante                           Mission Viejo                  Orange
 40    8891 Sugarland Drive                                                   Shreveport                     Caddo Parish
 41    8110-8190 West Union Hills Drive                                       Glendale                       Maricopa
 42    100 Concourse Parkway                                                  Hoover                         Shelby
 43    800 Concourse Parkway                                                  Hoover                         Shelby
 44    1401-1497 East Franklin Boulevard                                      Gastonia                       Gaston
 45    701 Sonoma Mountain Parkway                                            Petaluma                       Sonoma
 46    400 West 14th Street and 2936 Third Avenue                             New York                       New York
 47    2221 East Bijou Street                                                 Colorado Springs               El Paso
 48    1830-1860 East Warner Road                                             Tempe                          Maricopa
 49    1284-1300 Summit Avenue                                                Oconomowoc                     Waukesha
 50    525 West Highland Road                                                 Howell                         Livingston
 51    6200-6360 Hazeltine National Drive                                     Orlando                        Orange
 52    12000 Avalon Lakes Drive                                               Orlando                        Orange
 53    9650 Strickland Road                                                   Raleigh                        Wake
 54    7920 Country Club Drive                                                Sachse                         Collin
 55    6909 Custer Road                                                       Plano                          Collin
 56    3161 West Cheryl Drive                                                 Phoenix                        Maricopa
 57    812 Kinwest Parkway                                                    Irving                         Dallas
 58    (9)                                                                    Cleveland                      Cuyahoga
 59    300 Mulberry Street                                                    Macon                          Bibb
 60    3110-3140 Olney Sandy Spring Road                                      Olney                          Montgomery
 61    209 West Jackson Boulevard                                             Chicago                        Cook
 62    5225 East Southern Avenue                                              Mesa                           Maricopa
 63    15 East Ohio Street                                                    Chicago                        Cook
 64    163-18 Jamaica Avenue                                                  Jamaica                        Queens
 65    4343 Airport Way                                                       Denver                         Denver
 66    2500 West Bradley Place                                                Chicago                        Cook

  #    STATE  ZIP CODE
-----  -----  --------
 10     NY     10036
 11     CA     92126
 12     CA     92126
 13     NY     10016
 14     SC     29229
 15     CA     95054
 16     NY     10605
 17     MO     64801
 18     CO     81505
 19a    KS     66614
 19b    KS     66604
 20     CA     95131
 21     CA     91362
 22     UT     84106
 23     CT     06033
 24     NY     10458
 25     CA     92129
 26     FL     33409
 27     WA     98121
 28     NY     10023
 29     AZ     85253
 30     FL     32935
 31     TX     75044
 32     MI     49503
 33     NC     27410
 34     NY     10036
 35     AK     99645
 36     TX     78741
 37     TX     75234
 38     WA     98104
 39     CA     92691
 40     LA     71115
 41     AZ     85308
 42     AL     35244
 43     AL     35244
 44     NC     28054
 45     CA     94954
 46     NY     10014
 47     CO     80909
 48     AZ     85284
 49     WI     53066
 50     MI     48843
 51     FL     32822
 52     FL     32828
 53     NC     27615
 54     TX     75048
 55     TX     75023
 56     AZ     85051
 57     TX     75063
 58     OH     44130
 59     GA     31201
 60     MD     20832
 61     IL     60606
 62     AZ     85206
 63     IL     60611
 64     NY     11432
 65     CO     80239
 66     IL     60618

                   LOCATIONS OF THE MORTGAGED REAL PROPERTIES

                                                                        CUT-OFF DATE
                LOAN                                                      PRINCIPAL
  #    CROSSED  GROUP  PROPERTY NAME                                     BALANCE (1)
-----  -------  -----  -------------                                    ------------
 67               1    Kennestone Physicians Center Phase II            $ 11,300,000
 68               1    Garrett Corporate Center                         $ 11,250,000
 69               2    Catalina Mission Apartments                      $ 11,050,000
 70               1    Publix Market Square Haile Village               $ 11,000,000
 71               2    Sunbreeze Apartments                             $ 10,955,883
 72               1    Royal Bank Complex                               $ 10,900,000
 73               1    Roswell Summit                                   $ 10,875,000
 74               1    Hilton Garden Inn Plymouth                       $ 10,535,353
 75               1    Duke University Health Systems, Inc.--OPS        $ 10,500,000
 76               1    Hilton Garden Inn Columbus/Polaris               $ 10,300,000
 77               1    Brentwood Retail Center                          $ 10,000,000
 78               1    Holiday Inn Express - Long Island City           $  9,960,876
 79               1    Beacon Ridge Tower                               $  9,750,000
 80               1    Holiday Inn Select Dallas                        $  9,733,532
 81               2    Gardens of Canal Park Apartments                 $  9,524,000
 82               2    Observation Point Apartments                     $  9,400,000
 83               1    Heald Business College                           $  9,390,462
 84               1    Southgate Business Center I                      $  9,237,864
 85               1    Palladium at Deep River                          $  9,200,000
 86               1    Duke University Health Systems, Inc.             $  9,175,000
 87               2    Brandon Walk Apartments                          $  9,135,000
 88               1    Best Western Mill River Manor                    $  8,955,214
 89               2    Heartland Ridge Apartments                       $  8,840,000
 90       E       1    Safeland Storage I                               $  4,500,000
 91       E       1    Safeland Storage II                              $  4,100,000
 92               2    Woodcrest Apartments                             $  8,600,000
 93               1    The Promenade at Jones Bridge                    $  8,568,178
 94               1    Staybridge Suites Chattanooga                    $  8,516,775
 95               1    Market Place & Pointe South                      $  8,443,800
 96a              2    Towne Oaks North Apartments                      $  4,802,264
 96b              2    Towne Oaks Apartments                            $  3,277,736
 97               1    Commerce Plaza I                                 $  8,000,000
 98               1    Satyr Hill Shopping Center                       $  7,940,000
 99               1    Sprouts Center Glendale                          $  7,850,000
100               2    Las Brisas Apartments                            $  7,825,000
101               1    6400 Powers Ferry Landing                        $  7,600,000
102               2    The Cottages on Elm                              $  7,600,000
103               1    Destination Ramon                                $  7,500,000
104a              1    Grocery Outlet Merced                            $  3,000,000
104b              1    Grocery Outlet Yakima                            $  3,000,000
104c              1    Grocery Outlet Bonney Lake                       $  1,500,000
105               2    Arbors of Perrysburg                             $  7,400,000
106a              1    360 WP - 360 White Plains                        $  2,613,287
106b              1    360 WP - 40 Washington Ave.                      $  1,895,132
106c              1    360 WP - 223 Marbledale Road                     $  1,855,235
106d              1    360 WP - 3775 Crompond Road                      $    917,643
107               1    Lincoln Plaza                                    $  7,000,000
108               1    North 41 Plaza                                   $  7,000,000
109               1    Holiday Inn Express Brandon                      $  6,987,028
110               1    Dublin Village                                   $  6,800,000
111               2    Shady Oaks Apartments                            $  6,800,000
112               1    Hillside Center                                  $  6,660,000
113               1    Holiday Inn Express Austin                       $  6,630,609
114               1    Holiday Inn Express Easton                       $  6,582,778
115               2    507, 515, 517 West 171st Street                  $  6,500,000
116               1    Park Avenue Plaza                                $  6,500,000
117               1    Country Inn & Suites Mankato                     $  6,486,723
118               2    Brookstone Apartments                            $  6,400,000

  #    ADDRESS                                                                CITY                           COUNTY
-----  -------                                                                ----                           ------
 67    61 Witcher Street                                                      Marietta                       Cobb
 68    One, Two and Three Better World Circle                                 Temecula                       Riverside
 69    4880 East 29th Steet                                                   Tucson                         Pima
 70    2755 Southwest 91st Street                                             Gainesville                    Alachua
 71    2395 Woodwind Trail                                                    Melbourne                      Brevard
 72    1549 Ringling Boulevard                                                Sarasota                       Sarasota
 73    1080 Holcomb Bridge Road                                               Roswell                        Fulton
 74    14600 North Sheldon Road                                               Plymouth                       Wayne
 75    4425 Ben Franklin Boulevard                                            Durham                         Durham
 76    8535 Lyra Drive                                                        Columbus                       Delaware
 77    11703 and 11717 San Vicente Boulevard and 11713 Gorham Avenue          Los Angeles                    Los Angeles
 78    3805 Hunters Point Avenue                                              Long Island City               Queens
 79    600 Beacon Parkway West                                                Birmingham                     Jefferson
 80    2645 Lyndon B Johnson Freeway                                          Farmers Branch                 Dallas
 81    2634 East Lake Boulevard                                               Robinsonville                  Tunica
 82    4104 South 130th East Avenue                                           Tulsa                          Tulsa
 83    25500 Industrial Boulevard                                             Hayward                        Alameda
 84    4500 Southgate Place                                                   Chantilly                      Fairfax
 85    Eastern Margin of Samet Drive, North of West Wendover Avenue           High Point                     Guilford
 86    3116 North Duke Street                                                 Durham                         Durham
 87    901 West Brand Road                                                    Garland                        Dallas
 88    173 Sunrise Highway                                                    Rockville Centre               Nassau
 89    1340-1652 Trumbull Avenue                                              Normal                         McLean
 90    13015 Canyon Road East                                                 Puyallup                       Pierce
 91    8625 Pacific Avenue                                                    Tacoma                         Pierce
 92    5402 66th Street                                                       Lubbock                        Lubbock
 93    9945 Jones Bridge Road                                                 Alpharetta                     Fulton
 94    1300 Carter Street                                                     Chattanooga                    Hamilton
 95    (10)                                                                   Bixby                          Tulsa
 96a   2501 North Eastman                                                     Longview                       Gregg
 96b   2108 Tryon Road                                                        Longview                       Gregg
 97    2809 Emerywood Parkway                                                 Richmond                       Henrico
 98    2023-2053 East Joppa Road                                              Parkville                      Baltimore
 99    5665 West Bell Road                                                    Glendale                       Maricopa
100    2749 Northaven Road                                                    Dallas                         Dallas
101    6400 Powers Ferry Landing                                              Atlanta                        Fulton
102    1000A-2066B Elm Street                                                 Fayetteville                   Cumberland
103    5601 East Ramon Road                                                   Palm Springs                   Riverside
104a   1125 West Main Street                                                  Merced                         Merced
104b   2107-2109 South 1st Street                                             Yakima                         Yakima
104c   18318 State Route 410                                                  Bonney Lake                    Pierce
105    28863 Oregon Road                                                      Perrysburg                     Wood
106a   360 White Plains Road                                                  Eastchester                    Westchester
106b   40 Washington Avenue                                                   White Plains                   Westchester
106c   223 Marbledale Road                                                    Tuckahoe                       Westchester
106d   3775 Crompond Road                                                     Yorktown                       Westchester
107    4545 North Lincoln Boulevard                                           Oklahoma City                  Oklahoma
108    119 Cobb Parkway North                                                 Marietta                       Cobb
109    510 Grand Regency Boulevard                                            Brandon                        Hillsborough
110    1100 Hillcrest Parkway                                                 Dublin                         Laurens
111    4320 South Congress Avenue                                             Austin                         Travis
112    2459 East Silver Springs Boulevard                                     Ocala                          Marion
113    8500 IH 35 North                                                       Austin                         Travis
114    90 Kunkle Drive                                                        Easton                         Northampton
115    507, 515 and 517 West 171st Street                                     New York                       New York
116    4022 and 4058 Tampa Road                                               Oldsmar                        Pinellas
117    1900 Premier Drive                                                     Mankato                        Blue Earth
118    12600 Brookglade Circle                                                Houston                        Harris

  #      STATE  ZIP CODE
-----    -----  --------
 67       GA     30060
 68       CA     92590
 69       AZ     85711
 70       FL     32608
 71       FL     32935
 72       FL     34236
 73       GA     30076
 74       MI     48170
 75       NC     27704
 76       OH     43240
 77       CA     90049
 78       NY     11101
 79       AL     35209
 80       TX     75234
 81       MS     38664
 82       OK     74134
 83       CA     94545
 84       VA     20151
 85       NC     27265
 86       NC     27704
 87       TX     75040
 88       NY     11570
 89       IL     61761
 90       WA     98373
 91       WA     98444
 92       TX     79424
 93       GA     30022
 94       TN     37402
 95       OK     74008
 96a      TX     75605
 96b      TX     75601
 97       VA     23294
 98       MD     21234
 99       AZ     85308
100       TX     75229
101       GA     30339
102       NC     28303
103       CA     92264
104a      CA     95340
104b      WA     98903
104c      WA     98391
105       OH     43551
106a      NY     10709
106b      NY     10603
106c      NY     10707
106d      NY     10598
107       OK     73105
108       GA     30062
109       FL     33510
110       GA     31021
111       TX     78745
112       FL     34470
113       TX     78753
114       PA     18045
115       NY     10032
116       FL     34677
117       MN     56001
118       TX     77099

                   LOCATIONS OF THE MORTGAGED REAL PROPERTIES

                                                                        CUT-OFF DATE
                LOAN                                                      PRINCIPAL
  #    CROSSED  GROUP  PROPERTY NAME                                     BALANCE (1)
-----  -------  -----  -------------                                    ------------
119               1    Weeks-Lerman Building                            $  6,250,000
120               2    Lakeside Apartments                              $  6,150,000
121               1    NorthPark Villa                                  $  6,150,000
122               1    Solana Beach Baking Company                      $  5,994,118
123               1    Courtyard by Marriott Layton                     $  5,989,273
124               1    Holiday Inn Express Frackville                   $  5,984,343
125               2    Westwood Fountains Apartments                    $  5,900,000
126               1    Irwin Union Bank                                 $  5,700,000
127               1    Americana Park Mobile Home Park                  $  5,650,000
128               1    Poole's Corner                                   $  5,600,000
129               1    Sportsman's Warehouse & Shops                    $  5,500,000
130               1    Shelby Park                                      $  5,450,000
131               1    Academy Sports                                   $  5,400,000
132               1    Cortez West Shopping Center                      $  5,300,000
133               1    Marketplace North II                             $  5,300,000
134               1    Tower Station                                    $  5,200,000
135               1    Discount Drug Mart Plaza                         $  5,194,643
136               1    Fairfield Inn & Suites Muskegon Norton Shores    $  5,092,919
137               1    Summerfield Shopping Center                      $  5,022,000
138               2    150 West 140th Street                            $  5,000,000
139               2    Ashton Park                                      $  5,000,000
140               1    Plaza on Main Shopping Center                    $  4,995,310
141               1    Dorsey Business Center III                       $  4,853,232
142               1    Preston Walk II                                  $  4,815,000
143               1    Holiday Inn Express Centerville                  $  4,793,351
144               1    Holiday Inn Express St. Joseph, MI               $  4,750,000
145               2    Brookside Apartments                             $  4,740,000
146               1    The Concourse                                    $  4,680,000
147               1    Hampton Inn Muskegon                             $  4,593,614
148               2    Melrose Manor                                    $  4,400,000
149               1    Bazaar 280 Retail Center                         $  4,367,036
150               1    Trinity Commons                                  $  4,300,000
151               1    Orlando North Service Center                     $  4,225,000
152               2    Hidden Acres Apts Phase II                       $  4,200,000
153               1    Southport Plaza                                  $  4,200,000
154               1    Hobby Lobby                                      $  4,200,000
155a              1    Marshwood Estates                                $  3,422,150
155b              1    Johnson's Mobile Home Park                       $    769,022
156               1    Poplar Hill Medical Center                       $  4,135,970
157               1    Shoppes at 521                                   $  4,083,000
158               1    15477 Ventura                                    $  4,050,000
159               1    96th & Madison                                   $  4,000,000
160               1    Ford City Office Plaza                           $  4,000,000
161               1    Bradford Crossing                                $  3,992,455
162               1    Country Club Marketplace                         $  3,920,000
163               1    115 Park Street                                  $  3,900,000
164               1    Towne Crest Village                              $  3,898,267
165               1    TownePlace Suites East Lansing                   $  3,844,737
166               1    Ridgeview Marketplace                            $  3,840,000
167               2    Chambers Ridge Apartments                        $  3,800,000
168               1    Shops at West Pointe                             $  3,775,000
169               1    Sheldon Plaza Shopping Center                    $  3,750,000
170               2    Kennedy's Landing                                $  3,746,267
171               1    Walgreens Festus                                 $  3,720,845
172               1    Four Gateway Plaza                               $  3,720,000
173               1    Shannon Square                                   $  3,654,000
174               1    Claim Jumper at Deer Valley Towne Center         $  3,650,000
175               1    Hampton Inn Hinesville                           $  3,595,193

  #    ADDRESS                                                                CITY                           COUNTY
-----  -------                                                                ----                           ------
119    58-38 Page Place                                                       Maspeth                        Queens
120    2250 Marsh Lane                                                        Carrollton                     Dallas
121    1100 North 115th Street                                                Seattle                        King
122    5927 Farnsworth Court                                                  Carlsbad                       San Diego
123    1803 Woodland Park Drive                                               Layton                         Davis
124    958 Schuykill Mall Road                                                Frackville                     Schuylkill
125    9430 Concourse Drive                                                   Houston                        Harris
126    1818 East College Parkway                                              Carson City                    Carson City
127    45 Crestway Drive                                                      Chester                        Chesterfield
128    3518 6th Avenue                                                        Tacoma                         Pierce
129    13277 West McDowell Road                                               Goodyear                       Maricopa
130    48705 Hayes Road                                                       Shelby Township                Macomb
131    4210 Washington Road                                                   Evans                          Columbia
132    6310 Cortez Road                                                       Bradenton                      Manatee
133    14759 North Dale Mabry Highway                                         Tampa                          Hillsborough
134    956 North Neltnor Avenue                                               West Chicago                   DuPage
135    5999 North Hamilton Road                                               Columbus                       Franklin
136    1520 Mount Garfield Road                                               Norton Shores                  Muskegon
137    11317-11375 Big Bend Road                                              Riverview                      Hillsborough
138    150 West 140th Street                                                  New York                       New York
139    2602 21st Street                                                       Texas City                     Galveston
140    1708 North Main Street                                                 Kissimmee                      Osceola
141    6797 Deerpath Road                                                     Elkridge                       Howard
142    1040 and 1080 Darrington Drive                                         Cary                           Wake
143    5655 Wilmington Pike                                                   Centerville                    Montgomery
144    3019 Lakeshore Drive                                                   St. Joseph                     Berrien
145    2019-2123 West College Avenue                                          Bozeman                        Gallatin
146    18501, 18611-18623 East Gale Avenue                                    City of Industry               Los Angeles
147    1401 East Ellis Road                                                   Muskegon                       Muskegon
148    6001 Ranchester Drive                                                  Houston                        Harris
149    5361 Highway 280 South                                                 Birmingham                     Shelby
150    7831 Mitchell Boulevard                                                New Port Richey                Pasco
151    6750, 6764, 6782 & 6800 North Orange Blossom Trail (U.S. Highway 441)  Orlando                        Orange
152    245 Brittany Lane                                                      Elyria                         Lorain
153    3350 West Southport Road                                               Kissimmee                      Osceola
154    2987 Watson Boulevard                                                  Warner Robins                  Houston
155a   11 Harold L. Dow Highway (Route 236)                                   Eliot                          York
155b   4 Dana Avenue                                                          Kittery                        York
156    4037-4057 Taylor Road                                                  Chesapeake                     Chesapeake City
157    9789 Charlotte Highway                                                 Fort Mill                      Lancaster
158    15477 Ventura Boulevard                                                Sherman Oaks                   Los Angeles
159    21 East 96th Street                                                    New York                       New York
160    7601 South Kostner Avenue                                              Chicago                        Cook
161    2181-2189 Old Mountain Road                                            Statesville                    Iredell
162    2005 East 2700 South                                                   Salt Lake City                 Salt Lake
163    115 Park Street Southeast                                              Vienna                         Fairfax
164    2081 Jonesboro Road                                                    McDonough                      Henry
165    2855 Hannah Boulevard                                                  East Lansing                   Ingham
166    5980 Stetson Hills Boulevard                                           Colorado Springs               El Paso
167    201 Westbrook Drive                                                    Carrboro                       Orange
168    8403 State Highway 151                                                 San Antonio                    Bexar
169    1502-1590 Coburg Road                                                  Eugene                         Lane
170    997, 1000-1006 Kennedy's Landing                                       Cincinnati                     Clermont
171    519 South Truman Boulevard                                             Festus                         Jefferson
172    444 East Pikes Peak Avenue                                             Colorado Springs               El Paso
173    9433, 9435, 9515 and 9525 East 51st Street                             Tulsa                          Tulsa
174    3063 West Agua Fria Freeway                                            Phoenix                        Maricopa
175    1148 East Oglethorpe Highway                                           Hinesville                     Liberty

  #    STATE  ZIP CODE
-----  -----  --------
119     NY     11378
120     TX     75006
121     WA     98133
122     CA     92008
123     UT     84041
124     PA     17931
125     TX     77036
126     NV     89706
127     VA     23831
128     WA     98406
129     AZ     85338
130     MI     48315
131     GA     30809
132     FL     34210
133     FL     33618
134     IL     60185
135     OH     43230
136     MI     49444
137     FL     33569
138     NY     10030
139     TX     77590
140     FL     34744
141     MD     21075
142     NC     27513
143     OH     45459
144     MI     49085
145     MT     59718
146     CA     91748
147     MI     49444
148     TX     77036
149     AL     35242
150     FL     34655
151     FL     32810
152     OH     44035
153     FL     34746
154     GA     31093
155a    ME     03903
155b    ME     03904
156     VA     23321
157     SC     29715
158     CA     91403
159     NY     10128
160     IL     60652
161     NC     28625
162     UT     84109
163     VA     22180
164     GA     30253
165     MI     48823
166     CO     80922
167     NC     27510
168     TX     78245
169     OR     97401
170     OH     45245
171     MO     63028
172     CO     80903
173     OK     74145
174     AZ     85027
175     GA     31313

                   LOCATIONS OF THE MORTGAGED REAL PROPERTIES

                                                                        CUT-OFF DATE
                LOAN                                                      PRINCIPAL
  #    CROSSED  GROUP  PROPERTY NAME                                     BALANCE (1)     ADDRESS
-----  -------  -----  -------------                                    ------------     -------
176               1    Hampton Inn Sumter                               $  3,594,963     1370 Broad Street
177               1    StarKey Self Storage                             $  3,587,520     8141 Highway 59 South
178               1    Hampton Inn Johnson City                         $  3,585,163     508 North State of Franklin Rd
179               2    Mobile Home Terrace                              $  3,584,884     1205 North Santa Fe Avenue
180               1    Holiday Inn Express Hotel & Suites Morehead      $  3,526,173     5063 Executive Drive
181               1    Stonecrest Promenade                             $  3,517,901     8075 Mall Parkway
182               2    St. Germain Apartments                           $  3,499,999     516 South Rawlings Street
183               1    Corpus Christi Self Storage                      $  3,493,910     9705 and 9642 South Padre Island Drive
184               1    Carlsbad Airport Center                          $  3,493,798     5817 Dryden Place
185               1    SY Venture II                                    $  3,490,934     3808-3820 Grand Avenue
186               1    BV Properties Temecula                           $  3,490,143     27250 Madison Avenue
187               1    Pinegate Shopping Center                         $  3,475,000     4075 Pine Ridge Road
188               2    Royalgate and Timberwood Apartments              $  3,450,000     1702 and 1711 Gessner Road
189               1    208 W. 4th Street                                $  3,440,000     208 West 4th Street
190               1    Ward Circle Retail                               $  3,400,000     204 Ward Circle
191               1    Shoppes at Pittsburgh Mills (2)                  $  3,368,458     2015 Pittsburgh Mills Boulevard
192               1    Valle Verde Pad #1                               $  3,294,388     50 North Valle Verde Drive
193               1    Remax office                                     $  3,294,297     4285 North Shiloh Drive
194               1    Bartlett Square Retail Center                    $  3,250,000     1075-1095 West Army Trail Road
195               1    Federal Express Building                         $  3,250,000     1145 Barnett Drive
196               1    Old Town Plaza                                   $  3,200,000     2470-2474 San Diego Avenue
197               1    Shoppes at Armenia                               $  3,194,369     2507 West Hillsborough Avenue
198               1    Metro Plaza                                      $  3,150,000     2589-2619 South Hiawassee Road
199               2    Lodge Apartments                                 $  3,110,000     1771 Red Robin Road
200               1    Mill Ohm Building                                $  3,082,000     4900 Mill Street and 30 Ohm Place
201               1    Cornerstone Plaza                                $  3,000,000     23420 Lorain Road
202               1    Elmsley Square                                   $  3,000,000     3711 Elmsley Court
203               1    Madison Commons                                  $  3,000,000     1591 and 1593 Hughes Road
204               1    485 Kings Highway                                $  3,000,000     485 Kings Highway
205               1    Comfort Suites Goldsboro                         $  2,983,302     2613 North Park Drive
206               1    Town Place Square Pad C                          $  2,944,533     11334 4th Street
207               1    Tomball Plaza                                    $  2,925,000     28527 Highway 249
208               1    Terrace Eateries                                 $  2,900,000     395 North Palm Canyon Drive
209               1    Oaklandon Plaza                                  $  2,850,000     11703-11743 Pendleton Pike
210               2    Spencer Square Apartments                        $  2,792,460     3200 Federal Road
211               1    Intech Commons Retail Center                     $  2,790,000     6335 Intech Commons Drive
212               1    Holiday Inn Express Hotel & Suites Laurinburg    $  2,749,220     400 Plaza Drive
213               1    Pinnacle Park Shops                              $  2,747,500     4396 Interstate Highway 30
214               1    Watkins Plaza                                    $  2,747,455     1675 Route 9
215               1    Camp Creek Shopping Center                       $  2,725,000     3530 Camp Creek Parkway
216               1    Albemarle Shops                                  $  2,714,846     723 Leonard Avenue
217               1    Adams and Tabor Shopping Center 2                $  2,714,640     700-742 Adams Avenue
218               1    MeadowPointe Office Park                         $  2,700,000     100-200 North Meadows Drive
219               2    Gramercy Park Townhomes                          $  2,700,000     6405 Gillespie Road
220               1    Fairway Center                                   $  2,692,348     1628 West Hebron Parkway
221               1    11969 Jefferson Avenue                           $  2,691,162     11969 Jefferson Avenue
222               1    Pleasant Valley Plaza                            $  2,690,788     11220 North Rodney Parham Road
223               2    Mallard Park Apartments                          $  2,680,000     319 Oak Run Drive
224               2    Greenbriar Apartments                            $  2,625,000     523-547 Main Street
225               1    1st & Maple Office Building                      $  2,600,000     2602, 2630 and 2660 First Avenue
226               1    3032 Nostrand Avenue                             $  2,600,000     3032 Nostrand Avenue
227               1    Arlington Shops                                  $  2,600,000     11615 Highway 70
228               2    Wesleigh Run Apartments                          $  2,600,000     5495 Wesleigh Run Drive
229               2    Summerwinds                                      $  2,597,650     4801 South Main Street
230               1    CVS Fort Worth                                   $  2,557,373     1201 North Beach Street
231               2    College Oaks Apartments                          $  2,550,000     4831 Myrtle Avenue
232               1    Preston Walk I                                   $  2,525,000     1065 Darrington Drive

  #    CITY                           COUNTY             STATE  ZIP CODE
-----  ----                           ------             -----  --------
176    Sumter                         Sumter              SC     29150
177    Foley                          Baldwin             AL     36535
178    Johnson City                   Washington          TN     37604
179    Vista                          San Diego           CA     92084
180    Morehead City                  Carteret            NC     28557
181    Lithonia                       Dekalb              GA     30038
182    Carbondale                     Jackson             IL     62901
183    Corpus Christi                 Nueces              TX     78418
184    Carlsbad                       San Diego           CA     92008
185    Chino                          San Bernardino      CA     91710
186    Temecula                       Riverside           CA     92590
187    Naples                         Collier             FL     34119
188    Houston                        Harris              TX     77080
189    Austin                         Travis              TX     78701
190    Brentwood                      Williamson          TN     37027
191    Tarentum                       Allegheny           PA     15084
192    Henderson                      Clark               NV     89074
193    Fayetteville                   Washington County   AR     72703
194    Bartlett                       Dupage              IL     60103
195    Lake Worth                     Palm Beach          FL     33461
196    San Diego                      San Diego           CA     92110
197    Tampa                          Hillsborough        FL     33614
198    Orlando                        Orange              FL     32835
199    Columbus                       Franklin            OH     43229
200    Reno                           Washoe              NV     89502
201    North Olmsted                  Cuyahoga            OH     44070
202    Greensboro                     Guilford            NC     27406
203    Madison                        Madison             AL     35758
204    Brooklyn                       Kings               NY     11223
205    Goldsboro                      Wayne               NC     27534
206    Rancho Cucamonga               San Bernardino      CA     91730
207    Tomball                        Harris              TX     77375
208    Palm Springs                   Riverside           CA     92262
209    Indianapolis                   Marion              IN     46236
210    Pasadena                       Harris              TX     77504
211    Indianapolis                   Marion              IN     46278
212    Laurinburg                     Scotland            NC     28352
213    Dallas                         Dallas              TX     75211
214    Clifton park                   Saratoga            NY     12065
215    East Point                     Fulton              GA     30344
216    Albemarle                      Stanly              NC     28001
217    Philadelphia                   Philadelphia        PA     19124
218    Wexford                        Allegheny           PA     15090
219    Memphis                        Shelby              TN     38134
220    Carrollton                     Denton              TX     75010
221    Newport News                   Newport News City   VA     23606
222    Little Rock                    Pulaski             AR     72212
223    Raleigh                        Wake                NC     27606
224    Grafton                        Lorain              OH     44044
225    San Diego                      San Diego           CA     92103
226    Brooklyn                       Kings               NY     11229
227    Arlington                      Shelby              TN     38002
228    Columbus                       Franklin            OH     43228
229    Mesilla Park                   Dona Ana            NM     88047
230    Fort Worth                     Tarrant             TX     76111
231    Sacramento                     Sacramento          CA     95841
232    Cary                           Wake                NC     27513

                   LOCATIONS OF THE MORTGAGED REAL PROPERTIES

                                                                        CUT-OFF DATE
                LOAN                                                      PRINCIPAL
  #    CROSSED  GROUP  PROPERTY NAME                                     BALANCE (1)
-----  -------  -----  -------------                                    ------------
233               2    Sunshine Village Mobile Home Park                $  2,497,651
234               1    Lakeridge Shopping Center                        $  2,491,529
235               1    Shoppes of Ocala                                 $  2,475,000
236               1    Eden Gate Shops                                  $  2,428,830
237               1    JJ's Plaza                                       $  2,397,801
238               1    State Street Plaza                               $  2,350,000
239               1    Del Amo Metro                                    $  2,338,000
240               1    Dowlen St. Retail Center                         $  2,305,252
241               1    1310 Liberty Plaza                               $  2,297,933
242               1    Fairfield Inn Okemos                             $  2,296,807
243               2    Lafayette Gardens                                $  2,293,686
244               2    Fawndale Apartments                              $  2,260,940
245               1    Paseo Medical Center                             $  2,256,157
246               2    Country Village Apartments                       $  2,252,022
247               1    Camelback Retail 2                               $  2,250,000
248               1    Brandon Square                                   $  2,200,000
249               1    Lantern Square                                   $  2,196,022
250       F       1    Mason Office Showroom                            $  1,146,982
251       F       1    Beckett Showroom II                              $  1,047,245
252               2    Northside Garden Apartments                      $  2,192,146
253               2    Winding Creek Apartments                         $  2,168,914
254               1    Wards Corner Shops                               $  2,160,000
255               1    Woodsedge Plaza                                  $  2,150,000
256               1    3104 Edloe Office Building                       $  2,150,000
257               1    Brookhollow Atrium                               $  2,150,000
258               2    Gresham Court Apartments                         $  2,150,000
259               1    Holiday Inn Express Plymouth                     $  2,131,642
260               2    Plymouth Mobile Manor                            $  2,056,529
261               2    Brighton Apartments                              $  2,046,478
262               1    Jones Valley Station                             $  2,021,314
263               1    Willow Glen Shopping Center                      $  2,010,779
264               1    Lexington Retail Center                          $  1,996,668
265               1    Madisonville Plaza                               $  1,975,000
266               1    Ambulatory Care Center                           $  1,919,783
267               2    Ruby Mobile Home Park Portfolio                  $  1,900,000
268               2    Akron Student Housing Portfolio                  $  1,900,000
269               1    Village Commons IV                               $  1,900,000
270               1    Burdett Crossing                                 $  1,898,176
271a              2    Rustic Ridge Mobile Home Park                    $  1,048,961
271b              2    Carousel Court Mobile Home Park                  $    799,208
272               2    Hillcrest Apartments                             $  1,840,000
273               1    Greenwood Pointe Shoppes                         $  1,800,000
274               1    Morgan Road Station                              $  1,796,723
275               2    Plaza Alondra Apartments                         $  1,746,721
276               1    Northglen Village Shops                          $  1,740,261
277               1    Warrenton Office                                 $  1,708,298
278               1    Leeds Station                                    $  1,646,996
279               1    San Fernando Road Industrial                     $  1,625,000
280               1    McKinney Square Retail Strip                     $  1,624,000
281               1    Railway Plaza                                    $  1,600,000
282               2    Strawberry Hill Apartments                       $  1,545,826
283a              1    San Pedro Self Storage                           $    784,687
283b              1    Vance Jackson Self Storage                       $    747,321
284               1    Little Five Points Retail                        $  1,450,000
285               1    Fountain Center                                  $  1,410,000
286               2    Town Manor Apartments                            $  1,400,000
287               1    Greenhill Estates Mobile Home Park               $  1,398,633
288               1    Applebee's Ground Lease - Joliet, IL             $  1,300,000

  #    ADDRESS                                                                CITY                           COUNTY
-----  -------                                                                ----                           ------
233    1234 Reynolds Road                                                     Lakeland                       Polk
234    6700 Main Street                                                       The Colony                     Denton
235    4701 Southwest College Road                                            Ocala                          Marion
236    9158-9166 East US Highway 36                                           Avon                           Hendricks
237    9350 United States Highway 192                                         Clermont                       Polk
238    1500 State Street                                                      Racine                         Racine
239    5910 Del Amo Boulevard                                                 Lakewood                       Los Angeles
240    4105 North Dowlen Road                                                 Beaumont                       Jefferson
241    1310 Middle Country Road                                               Selden                         Suffolk
242    2335 Woodlake Drive                                                    Okemos                         Ingham
243    113 Edison Street                                                      Wilkes-Barre                   Luzerne
244    8103 Grow Lane                                                         Houston                        Harris
245    6120 West Bell Road                                                    Glendale                       Maricopa
246    110 Lakeland Road                                                      Morton                         Tazewell
247    4860 North Litchfield Road                                             Litchfield                     Maricopa
248    108-120 East Brandon Boulevard                                         Brandon                        Hillsborough
249    9780 Lantern Road                                                      Fishers                        Hamilton
250    7550 Central Parke Boulevard                                           Mason                          Warren
251    8100 Beckett Center Drive                                              West Chester                   Butler
252    600 Arizona Avenue                                                     Warner Robbins                 Houston
253    5071 Ooltewah Ringgold Road                                            Collegedale                    Hamilton
254    3920 Wards Road                                                        Lynchburg                      Lynchburg City
255    28701 Trails Edge Boulevard                                            Bonita Springs                 Lee
256    3104 Edloe Street                                                      Houston                        Harris
257    1000 Central Parkway North                                             San Antonio                    Bexar
258    1030 West Franklin Street                                              Richmond                       Richmond City
259    840 US Highway 64 West                                                 Plymouth                       Washington
260    201 West McCord Avenue                                                 Bakersfield                    Kern
261    2703 Hollywood Court                                                   Reading                        Berks
262    2030 Cecil Ashburn Drive                                               Huntsville                     Madison
263    1111 North Town East Boulevard                                         Mesquite                       Dallas
264    115-131 Towne Center Drive                                             Lexington                      Fayette
265    111 Kefauver Lane                                                      Madisonville                   Monroe
266    5875 South Transit Road                                                Lockport                       Niagara
267    35 Cotter Road, 242 Ruby Road and 2037 Route 32                        Highland, Kingston and Modena  Ulster
268    475 Spicer Street and 375 Cross Street                                 Akron                          Summit
269    704 South State Road 135                                               Greenwood                      Johnson
270    1741-1771 NW Burdett Crossing                                          Blue Springs                   Jackson
271a   1121 Tarkiln Road                                                      Lancaster                      Fairfield
271b   20544 US Route 23                                                      Chillicothe                    Ross
272    1516 South 27th Street                                                 Nederland                      Jefferson
273    795 US 31 North                                                        Greenwood                      Johnson
274    3979 Parkwood Road, Southeast                                          Bessemer                       Jefferson
275    10144-10152 Alondra Boulevard                                          Bellflower                     Los Angeles
276    4910-4924 Northeast 81st Street                                        Kansas City                    Clay
277    70 Main Street                                                         Warrenton                      Fauquier
278    1725 Ashville Road                                                     Leeds                          St. Clair
279    3452-3462 North San Fernando Road and 3630 Tyburn Street               Los Angeles                    Los Angeles
280    116 North Tennessee Street                                             McKinney                       Collin
281    559 Fairway Drive and 572 Weston Ridge Drive                           Naperville                     DuPage
282    1500 Strawberry Road                                                   Pasadena                       Harris
283a   1571 West Contour Drive                                                San Antonio                    Bexar
283b   1030 Vance Jackson Road                                                San Antonio                    Bexar
284    506 Moreland Avenue Northeast                                          Atlanta                        Fulton
285    501 West Redlands Boulevard                                            Redlands                       San Bernardino
286    3022-3040 West 14th Street and 3118 West 14th Street                   Cleveland                      Cuyahoga
287    800 North Walnut Street                                                Roanoke                        Denton
288    2400 West Jefferson Street                                             Joliet                         Will

  #    STATE  ZIP CODE
-----  -----  --------
233     FL     33801
234     TX     75056
235     FL     34474
236     IN     46123
237     FL     34714
238     WI     53404
239     CA     90713
240     TX     77706
241     NY     11784
242     MI     48864
243     PA     18702
244     TX     77040
245     AZ     85308
246     IL     61550
247     AZ     85340
248     FL     33511
249     IN     46037
250     OH     45040
251     OH     45069
252     GA     31093
253     TN     37363
254     VA     24502
255     FL     34134
256     TX     77027
257     TX     78232
258     VA     23220
259     NC     27962
260     CA     93308
261     PA     19606
262     AL     35802
263     TX     75150
264     KY     40511
265     TN     37354
266     NY     14094
267     NY      (11)
268     OH     44311
269     IN     46143
270     MO     64015
271a    OH     43130
271b    OH     45601
272     TX     77627
273     IN     46142
274     AL     35022
275     CA     90706
276     MO     64119
277     VA     20186
278     AL     35094
279     CA     90065
280     TX     75069
281     IL     60563
282     TX     77502
283a    TX     78212
283b    TX     78201
284     GA     30307
285     CA     92373
286     OH     44109
287     TX     76262
288     IL     60435

                   LOCATIONS OF THE MORTGAGED REAL PROPERTIES

                                                                        CUT-OFF DATE
                LOAN                                                      PRINCIPAL
  #    CROSSED  GROUP  PROPERTY NAME                                     BALANCE (1)     ADDRESS
-----  -------  -----  -------------                                    ------------     -------
289               1    Village Retail                                   $  1,294,647     555 West Broadway
290               1    Plaza at Flowery Branch                          $  1,198,861     5866 Spout Springs Road
291               1    197 Main Street                                  $  1,160,000     197 West Main Street
292               1    Crossview Plaza                                  $  1,148,860     13680 Southcove Drive
293               1    Applebee's Ground Lease - Arlington Heights, IL  $  1,020,000     111 East Algonquin Road
294               1    Mazzei Blair                                     $    995,164     9B-9G Montauk Highway
295               1    1435 Upper Front Street                          $    990,000     1435-1439 Upper Front Street
296               1    Family Dollar Center                             $    974,144     103 Boston Road
297               1    34 East Main Street                              $    933,157     34 East Main Street
298               1    Lombardy Plaza                                   $    929,126     2650 Lombardy Lane
299               1    PNC Bank Cold Spring                             $    864,170     300 Crossroads Boulevard
300               1    Robbinsdale Retail Shop                          $    783,656     4180 and 4168 West Broadway
301               1    Springville Mobile Home Park                     $    747,993     9200 North Street
302               1    Layton Market                                    $    639,023     1916 North 700 West
303               1    1849 Kingwood Office Building                    $    500,000     1849 Kingwood Drive
304               1    98-20 Metropolitan Ave                           $    499,130     98-20 Metropolitan Avenue

  #    CITY                           COUNTY             STATE  ZIP CODE
-----  ----                           ------             -----  --------
289    Forest Lake                    Washington          MN     55025
290    Flowery Branch                 Hall                GA     30542
291    Sayville                       Suffolk             NY     11782
292    Sterling Heights               Macomb              MI     48313
293    Arlington Heights              Cook                IL     60005
294    Blue Point                     Suffolk             NY     11715
295    Binghamton                     Broome              NY     13901
296    Edgewater                      Volusia             FL     32141
297    Freehold                       Monmouth            NJ     07728
298    Dallas                         Dallas              TX     75220
299    Cold Spring                    Campbell            KY     41076
300    Robbinsdale                    Hennepin            MN     55422
301    Concord                        Erie                NY     14141
302    Layton                         Davis               UT     84041
303    Houston                        Harris              TX     77339
304    Forest Hills                   Queens              NY     11375

(A) THE UNDERLYING MORTGAGE LOANS SECURED BY WEST COVINA VILLAGE COMMUNITY SHOPPING CENTER AND WELLS FARGO BANK TOWER ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.

(B) THE UNDERLYING MORTGAGE LOANS SECURED BY MIRA MESA MARKETPLACE WEST AND MIRA MESA MARKETPLACE EAST ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.

(C) THE UNDERLYING MORTGAGE LOANS SECURED BY NP NORTH PARK CROSSING, NP REGAL CINEMA AND NP SHERWOOD LANDING & OUTBACK STEAKHOUSE ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.

(D) THE UNDERLYING MORTGAGE LOANS SECURED BY CONCOURSE 100 AND CONCOURSE 800 ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED. ANY TIME AFTER SEPTEMBER 25, 2009, BORROWER SHALL BE ENTITLED TO CAUSE THE LOANS TO BE UNCROSSED. UNCROSSING SHALL NOT OCCUR I) DURING THE LAST 12 MONTHS OF THE TERM, II) LTV *= 75% AND III) DSCR **=1.25X.

(E) THE UNDERLYING MORTGAGE LOANS SECURED BY SAFELAND STORAGE I AND SAFELAND STORAGE II ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.

(F) THE UNDERLYING MORTGAGE LOANS SECURED BY BECKETT SHOWROOM II AND MASON OFFICE SHOWROOM ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.

(1)  BASED ON A CUT-OFF DATE IN DECEMBER 2006.

(2) THE BABCOCK & BROWN FX4 TOTAL LOAN IS EVIDENCED BY A $193,864,853 MILLION MORTGAGE LOAN, WHICH WILL BE AN ASSET OF THE ISSUING ENTITY AND A $15,873,498 MILLION SUBORDINATE MEZZANINE LOAN. THE MEZZANINE LOANS ARE SECURED BY A PLEDGE OF OWNERSHIP INTEREST IN THE BORROWER, HAVE STANDARD LENDER PROTECTION AND ARE SUBJECT TO STANDARD INTERCREDITOR AGREEMENTS. ALL CALCULATIONS ARE BASED ON THE $193,864,853 MILLION MORTGAGE LOAN.

(3) THE QUEENS MF PORTFOLIO TOTAL LOAN IS EVIDENCED BY A $192 MILLION MORTGAGE LOAN, WHICH WILL BE AN ASSET OF THE ISSUING ENTITY AND A $58 MILLION SUBORDINATE MEZZANINE LOAN. THE MEZZANINE LOANS ARE SECURED BY A PLEDGE OF OWNERSHIP INTEREST IN THE BORROWER, HAVE STANDARD LENDER PROTECTION AND ARE SUBJECT TO STANDARD INTERCREDITOR AGREEMENTS. ALL CALCULATIONS ARE BASED ON THE $192 MILLION MORTGAGE LOAN.

(4) THE 280 PARK AVENUE TOTAL LOAN IS EVIDENCED BY A $440 MILLION MORTGAGE LOAN AND A $670 MILLION SUBORDINATE MEZZANINE LOAN. $140 MILLION OF THE MORTGAGE LOAN WILL BE AN ASSET OF THE ISSUING ENTITY. THE REMAINING $300 MILLION PARI-PASSU PORTION OF THE MORTGAGE LOAN HAS BEEN SECURITIZED IN THE CSMC 2006-C4 TRANSACTION AND HAS DIRECTING CERTIFICATEHOLDER RIGHTS. THE MEZZANINE LOAN IS SECURED BY A PLEDGE OF OWNERSHIP INTEREST IN THE BORROWER, HAS STANDARD LENDER PROTECTION AND IS SUBJECT TO STANDARD INTERCREDITOR AGREEMENTS. ALL CALCULATIONS ARE BASED ON THE $440 MILLION MORTGAGE LOAN.

(5) THE W - UNION SQUARE TOTAL LOAN IS EVIDENCED BY A $115 MILLION MORTGAGE LOAN, WHICH WILL BE AN ASSET OF THE ISSUING ENTITY, AND A SUBORDINATE MEZZANINE LOAN IN THE AMOUNT OF $117 MILLION. THE MEZZANINE LOAN IS SECURED BY A PLEDGE OF OWNERSHIP INTEREST IN THE BORROWER, HAS STANDARD LENDER PROTECTION AND IS SUBJECT TO STANDARD INTERCREDITOR AGREEMENTS. ALL CALCULATIONS ARE BASED ON THE $115 MILLION MORTGAGE LOAN.

(6) THE WATERFRONT PLAZA TOTAL LOAN IS EVIDENCED BY A $100 MILLION MORTGAGE LOAN, WHICH WILL BE AN ASSET OF THE ISSUING ENTITY, AND AN $11 MILLION SUBORDINATE MEZZANINE LOAN. THE MEZZANINE LOAN IS SECURED BY A PLEDGE OF OWNERSHIP INTEREST IN THE BORROWER, HAS STANDARD LENDER PROTECTION AND IS SUBJECT TO STANDARD INTERCREDITOR AGREEMENTS. ALL CALCULATIONS ARE BASED ON THE $100 MILLION MORTGAGE LOAN.

(7) THE BEST WESTERN PRESIDENT TOTAL LOAN IS EVIDENCED BY AN $80 MILLION MORTGAGE LOAN, WHICH WILL BE AN ASSET OF THE ISSUING ENTITY AND A $15 MILLION SUBORDINATE MEZZANINE LOAN. THE MEZZANINE LOAN IS SECURED BY A PLEDGE OF OWNERSHIP INTEREST IN THE BORROWER, HAS STANDARD LENDER PROTECTION AND IS SUBJECT TO STANDARD INTERCREDITOR AGREEMENTS. ALL CALCULATIONS ARE BASED ON THE $80 MILLION MORTGAGE LOAN.

(8) THE 148-154 COLUMBUS AVENUE TOTAL LOAN IS EVIDENCED BY AN A-NOTE IN THE AMOUNT OF $26 MILLION AND A SUBORDINATE MEZZANINE LOAN IN THE AMOUNT OF $7.5 MILLION. THE A-NOTE WILL BE AN ASSET OF THE ISSUING ENTITY. THE SUBORDINATE MEZZANINE LOAN IS SECURED BY A PLEDGE OF OWNERSHIP INTEREST IN THE BORROWER SUBJECT TO STANDARD LENDER PROTECTION AND STANDARD INTERCREDITOR AGREEMENTS.

(9)  7010 AND 7050 ENGLE ROAD, 17800, 17851, 17900, 17951, 18000, 18051, 18100,
     AND 18151 JEFFERSON PARK ROAD, 3610, 3618, 3624, 3632, 3634 WEST MARKET STREET, AND 6551, 6555, 6559, 6563 WILSON MILLS ROAD

(10) 8303, 8307, 8311 AND 8315 EAST 11TH STREET SOUTH, 11110 AND 11145 SOUTH
     82ND EAST PLACE AND 8230 EAST 111TH PLACE

(11) 12528, 12401 AND 12548

                  DESCRIPTIONS OF THE MORTGAGED REAL PROPERTIES

                                                                        CUT-OFF DATE
                LOAN                                                      PRINCIPAL                              PROPERTY
  #   CROSSED  GROUP  PROPERTY NAME                                      BALANCE (1)       PROPERTY TYPE         SUB-TYPE
----  -------  -----  -----------------------------------------------  --------------      -------------  -------------------------
 1a              2    Driscoll Place                                   $   21,387,323 (3)   Multifamily         Conventional
 1b              2    The Crossroads                                   $   21,196,203       Multifamily         Conventional
 1c              2    Crystal Bay                                      $   15,026,588       Multifamily         Conventional
 1d              2    Westwood Village                                 $   12,299,787       Multifamily         Conventional
 1e              2    Wolf Creek                                       $   10,854,334       Multifamily         Conventional
 1f              2    Southpoint                                       $    9,837,013       Multifamily         Conventional
 1g              2    Copper Cove                                      $    9,825,284       Multifamily         Conventional
 1h              2    Shadow Creek                                     $    9,727,255       Multifamily         Conventional
 1i              2    St. Andrews                                      $    9,184,767       Multifamily         Conventional
 1j              2    Peachtree Place                                  $    9,178,496       Multifamily         Conventional
 1k              2    Pinnacle West                                    $    9,076,850       Multifamily         Conventional
 1l              2    Lake of the Woods                                $    8,459,142       Multifamily         Conventional
 1m              2    Savoy Manor                                      $    8,019,459       Multifamily         Conventional
 1n              2    Park on Rosemeade                                $    7,846,114       Multifamily         Conventional
 1o              2    Cedarbrook                                       $    6,780,830       Multifamily         Conventional
 1p              2    The Pinnacle                                     $    6,448,600       Multifamily         Conventional
 1q              2    Estrada Place (Surrey Oaks II)                   $    5,828,561       Multifamily         Conventional
 1r              2    Wellston Ridge                                   $    4,907,667       Multifamily         Conventional
 1s              2    Oakdale Villas                                   $    4,462,654       Multifamily         Conventional
 1t              2    Northcrest                                       $    3,517,926       Multifamily         Conventional
 2a              2    34-15 Parsons Blvd - Flushing                    $   19,244,313 (4)   Multifamily         Conventional
 2b              2    99-60 & 99-65 64th - Rego Park                   $   11,964,392       Multifamily         Conventional
 2c              2    98-30 67th Ave Forest Hills                      $   11,078,140       Multifamily         Conventional
 2d              2    43-09 47th Street - Sunnyside                    $    9,875,371       Multifamily         Conventional
 2e              2    41-25 Case Street - Elmhurst                     $    8,862,512       Multifamily         Conventional
 2f              2    188-30/34 87th Ave - Hollis                      $    8,862,512       Multifamily         Conventional
 2g              2    47th, 44th and 45th - Woodside                   $    8,609,298       Multifamily         Conventional
 2h              2    43-23 40th Street - Sunnyside                    $    6,520,277       Multifamily         Conventional
 2i              2    43-08 40th Street - Sunnyside                    $    6,077,151       Multifamily         Conventional
 2j              2    32-06 47th Street - Astoria                      $    5,887,240       Multifamily         Conventional
 2k              2    37-25 81st Street - Jackson Heights              $    5,823,937       Multifamily         Conventional
 2l              2    83-40 Britton Aveneue - Elmhurst                 $    5,697,329       Multifamily         Conventional
 2m              2    119-21 Metropolitan Avenue - Kew Gardens         $    5,570,722       Multifamily         Conventional
 2n              2    37-06 81st Street - Jackson Heights              $    5,507,418       Multifamily         Conventional
 2o              2    47-06 46th Street - Woodside                     $    5,507,418       Multifamily         Conventional
 2p              2    47-05 45th Street - Woodside                     $    5,317,507       Multifamily         Conventional
 2q              2    32-52 33rd Street - Astoria                      $    5,064,293       Multifamily         Conventional
 2r              2    41-26 73rd Street - Woodside                     $    5,064,293       Multifamily         Conventional
 2s              2    33-51 73rd Street - Jackson Heights              $    5,000,989       Multifamily         Conventional
 2t              2    35-16 34th Street - Astoria                      $    4,937,685       Multifamily         Conventional
 2u              2    88-36 Elmhurst Avenue - Elmhurst                 $    4,937,685       Multifamily         Conventional
 2v              2    32-42 33rd Street - Astoria                      $    4,747,774       Multifamily         Conventional
 2w              2    35-65 86th Street - Jackson Heights              $    4,178,042       Multifamily         Conventional
 2x              2    37-37 88th Street - Jackson Heights              $    4,178,042       Multifamily         Conventional
 2y              2    86-02 Forest Pkwy - Woodhaven                    $    4,178,042       Multifamily         Conventional
 2z              2    39-11, 39-15 & 39-19 62nd Street - Woodside      $    3,861,523       Multifamily         Conventional
 2aa             2    34-09 83rd Street - Jackson Heights              $    3,545,005       Multifamily         Conventional
 2ab             2    34-10 84th Street - Jackson Heights              $    3,418,398       Multifamily         Conventional
 2ac             2    37-40 81st Street - Jackson Heights              $    3,418,398       Multifamily         Conventional
 2ad             2    37-30 81st Street - Jackson Heights              $    2,975,272       Multifamily         Conventional
 2ae             2    43-35 & 43-39 42nd Street - Sunnyside            $    2,089,021       Multifamily         Conventional
  3              1    720 Fifth Avenue                                 $  165,000,000       Mixed Use           Office/Retail
  4              1    HGSI Headquarters                                $  147,000,000       Office                Suburban
  5              1    280 Park Avenue                                  $  140,000,000 (5)   Office        Central Business District
  6              1    W New York - Union Square                        $  115,000,000 (6)   Hotel               Full Service
  7              1    Waterfront Plaza                                 $  100,000,000 (7)   Office        Central Business District
  8      A       1    West Covina Village Community Shopping Center    $   41,000,000       Retail                Anchored
  9      A       1    Wells Fargo Bank Tower                           $   41,000,000       Office                Suburban
 10              1    Best Western President                           $   80,000,000 (8)   Hotel               Full Service
 11      B       1    Mira Mesa Marketplace West                       $   38,500,000       Retail                Anchored

        UNITS/
         SQ.FT        FEE/                     YEAR       OCCUPANCY           DATE OF
  #      ROOMS     LEASEHOLD    YEAR BUILT  RENOVATED  RATE AT U/W (2)  OCCUPANCY RATE (2)  APPRAISED VALUE
----  ---------  -------------  ----------  ---------  ---------------  ------------------  ---------------
 1a         488       Fee          1982        2005          92%             7/20/2006       $   25,400,000
 1b         622       Fee          1971        2005          96%             7/20/2006       $   27,600,000
 1c         320       Fee          1982        2005          92%             7/20/2006       $   18,300,000
 1d         320       Fee          1983        2005          95%             7/21/2006       $   16,400,000
 1e         232       Fee          1980        2005          86%             7/20/2006       $   13,600,000
 1f         244       Fee          1983        2005          93%             7/21/2006       $   11,700,000
 1g         270       Fee          1982        2005          93%             7/20/2006       $   11,200,000
 1h         240       Fee          1985        2005          95%             7/20/2006       $   12,600,000
 1i         224       Fee          1973        2001          93%             7/20/2006       $   12,100,000
 1j         240       Fee          1972        2001          93%             7/20/2006       $   11,800,000
 1k         252       Fee          1987        2005          88%             7/20/2006       $   10,700,000
 1l         216       Fee          1989        2005          77%             7/20/2006       $   10,400,000
 1m         192       Fee          1983        2005          95%             7/20/2006       $   10,000,000
 1n         252       Fee          1990        2005          91%             7/20/2006       $   12,200,000
 1o         200       Fee          1986        N/A           86%             7/31/2006       $    9,000,000
 1p         150       Fee          1985        2005          93%             7/20/2006       $    8,500,000
 1q         160       Fee          1983        2005          89%             7/20/2006       $    7,200,000
 1r         120       Fee          1986        2005          90%             7/20/2006       $    6,300,000
 1s         104       Fee          1983        N/A           96%             7/20/2006       $    5,600,000
 1t         112       Fee          1983        2005          95%             7/20/2006       $    4,500,000
 2a         175       Fee          1956        1996         100%             7/1/2006        $   30,400,000
 2b         132       Fee          1952        2004         100%             7/1/2006        $   18,900,000
 2c         121       Fee          1954        1996         100%             7/1/2006        $   17,500,000
 2d         106       Fee          1928        2004          98%             7/1/2006        $   15,600,000
 2e         109       Fee          1961        1996         100%             7/1/2006        $   14,000,000
 2f          96       Fee          1950        N/A           98%             7/1/2006        $   14,000,000
 2g          89       Fee          1928        2004         100%             7/1/2006        $   13,600,000
 2h          73       Fee          1930        1991          97%             7/1/2006        $   10,300,000
 2i          71       Fee          1931        2004          99%             7/1/2006        $    9,600,000
 2j          63       Fee          1932        2006         100%             7/1/2006        $    9,300,000
 2k          58       Fee          1928        2004         100%             7/1/2006        $    9,200,000
 2l          69       Fee          1963        1996         100%             7/1/2006        $    9,000,000
 2m          61       Fee          1931        1999         100%             7/1/2006        $    8,800,000
 2n          39       Fee          1929        2002         100%             7/1/2006        $    8,700,000
 2o          61       Fee          1928        2004         100%             7/1/2006        $    8,700,000
 2p          61       Fee          1930        2005         100%             7/1/2006        $    8,400,000
 2q          60       Fee          1929        2006         100%             7/1/2006        $    8,000,000
 2r          59       Fee          1927        2004         100%             7/1/2006        $    8,000,000
 2s          48       Fee          1936        2004         100%             7/1/2006        $    7,900,000
 2t          70       Fee          1929        1996          99%             7/1/2006        $    7,800,000
 2u          60       Fee          1939        2004          98%             7/1/2006        $    7,800,000
 2v          60       Fee          1928        2006         100%             7/1/2006        $    7,500,000
 2w          47       Fee          1953        2006          98%             7/1/2006        $    6,600,000
 2x          60       Fee          1928        2006         100%             7/1/2006        $    6,600,000
 2y          48       Fee          1929        1998          96%             7/1/2006        $    6,600,000
 2z          48       Fee          1927        2006         100%             7/1/2006        $    6,100,000
 2aa         40       Fee          1928        2003         100%             7/1/2006        $    5,600,000
 2ab         41       Fee          1927        2004         100%             7/1/2006        $    5,400,000
 2ac         32       Fee          1927        2006         100%             7/1/2006        $    5,400,000
 2ad         32       Fee          1927        2006          97%             7/1/2006        $    4,700,000
 2ae         35       Fee          1931        2005         100%             7/1/2006        $    3,300,000
  3     121,108       Fee          1954        2004          70%             9/19/2006       $  246,000,000
  4     635,058       Fee          2003        N/A          100%             6/30/2006       $  248,700,000
  5   1,206,807       Fee          1961        2006          98%             3/31/2006       $1,266,000,000
  6         270       Fee          1911        2000          86%                N/A          $  291,000,000
  7     521,683    Leasehold       1988        2006          96%             6/1/2006        $  160,000,000
  8     229,324       Fee          1983        2004         100%             11/1/2006       $   54,300,000
  9     215,189       Fee          1987        N/A           98%             11/1/2006       $   53,600,000
 10         334    Leasehold       1927        2006          85%                N/A          $  126,000,000
 11     214,678       Fee          2000        N/A          100%             9/1/2006        $   59,300,000

                  DESCRIPTIONS OF THE MORTGAGED REAL PROPERTIES

                                                                        CUT-OFF DATE
                LOAN                                                      PRINCIPAL                              PROPERTY
  #   CROSSED  GROUP  PROPERTY NAME                                      BALANCE (1)       PROPERTY TYPE         SUB-TYPE
----  -------  -----  -----------------------------------------------  --------------      -------------  -------------------------
 12      B       1    Mira Mesa Marketplace East                       $   36,500,000       Retail                Anchored
 13              1    Roger Williams                                   $   64,000,000       Hotel               Full Service
 14              1    Sandhill Phase I                                 $   57,000,000       Retail                Anchored
 15              1    Space Park                                       $   55,000,000       Industrial               N/A
 16              1    Parker Corporate Center                          $   52,000,000       Office                Suburban
 17      C       1    NP North Park Crossing                           $   31,481,698       Retail                Anchored
 18      C       1    NP Regal Cinema                                  $    9,667,656       Retail                Anchored
 19a     C       1    NP Sherwood Landing                              $    1,047,469       Retail               Unanchored
 19b     C       1    NP Outback Steakhouse                            $      762,101       Retail               Unanchored
 20              1    Verio Building                                   $   40,000,000       Industrial               N/A
 21              1    North Ranch Mall                                 $   37,500,000       Mixed Use           Office/Retail
 22              1    Commons at Sugarhouse                            $   35,000,000       Mixed Use           Retail/Office
 23              1    Somerset Square                                  $   33,000,000       Mixed Use           Retail/Office
 24              1    360 - 386 Fordham Rd                             $   30,000,000       Retail               Unanchored
 25              1    Torrey Highlands Village Center                  $   30,000,000       Retail                Anchored
 26              1    Fairway Vista                                    $   28,200,000       Multifamily         Conventional
 27              1    Hotel Andra                                      $   28,000,000       Hotel               Full Service
 28              1    148-154 Columbus Avenue                          $   26,000,000 (9)   Mixed Use        Multifamily/Retail
 29              1    7025 Scottsdale                                  $   24,500,000       Office                Suburban
 30              2    Caribbean Isle Apartments                        $   24,000,000       Multifamily         Conventional
 31              2    Seven Oaks Apartments                            $   22,020,000       Multifamily         Conventional
 32              1    The Waters Building                              $   21,800,000       Office        Central Business District
 33              2    Legacy at Friendly Manor                         $   21,550,000       Multifamily         Conventional
 34              1    The Mansfield Hotel                              $   20,000,000       Hotel               Full Service
 35              1    Mat-Su Regional Medical Plaza                    $   19,980,000       Office                Suburban
 36              2    Canyon Oaks Apartments                           $   18,825,000       Multifamily         Conventional
 37              1    Haggar Corporate Headquarters                    $   18,363,000       Office                Suburban
 38              1    First Hill Medical Building                      $   18,300,000       Office                Suburban
 39              1    Jeronimo Center                                  $   16,930,000       Retail               Unanchored
 40              2    Canebrake Apartments                             $   16,800,000       Multifamily         Conventional
 41              1    Union Hills Square                               $   16,250,000       Retail               Unanchored
 42      D       1    Concourse 100                                    $   11,400,000       Office                Suburban
 43      D       1    Concourse 800                                    $    4,100,000       Office                Suburban
 44              1    Akers Center                                     $   15,400,000       Retail                Anchored
 45              1    Parkway Plaza                                    $   15,300,000       Retail                Anchored
 46              1    400 West 14th Street                             $   15,000,000       Mixed Use     Retail/Multifamily/Office
 47              1    Chidlaw Industrial WH (Refi)                     $   14,285,764       Industrial               N/A
 48              1    McClintock Fountains                             $   15,455,000       Retail               Unanchored
 49              1    Summit Center Marketplace                        $   13,800,000       Mixed Use           Office/Retail
 50              2    Burwick Farms Apartment Homes                    $   13,680,000       Multifamily         Conventional
 51              1    Lake Point Business Center                       $   13,600,000       Office                Suburban
 52              1    Avalon Park Town Center Phase II                 $   13,500,000       Mixed Use        Retail/Multifamily
 53              1    Harvest Plaza                                    $   13,475,000       Retail                Anchored
 54              2    Woodbridge Villas Apartments                     $   13,400,000       Multifamily         Conventional
 55              2    Legacy Apartments                                $   13,250,000       Multifamily         Conventional
 56              2    Smoketree Apartments                             $   13,050,000       Multifamily         Conventional
 57              2    MacArthur Park Apartments                        $   12,865,000       Multifamily         Conventional
 58              1    Jefferson Park Properties Office                 $   12,750,000       Office                Suburban
 59              1    Gateway Plaza                                    $   12,600,000       Office                Suburban
 60              1    Shoppes of Olney                                 $   12,150,000       Retail               Unanchored
 61              1    209 West Jackson                                 $   12,000,000       Office        Central Business District
 62              1    Sprouts Center Mesa                              $   12,000,000       Retail                Anchored
 63              1    Comfort Inn & Suites Chicago                     $   11,969,342       Hotel              Limited Service
 64              1    163-18 Jamaica Avenue                            $   11,750,000       Mixed Use           Retail/Office
 65              1    Country Inn & Suites Denver                      $   11,676,102       Hotel              Limited Service
 66              1    2500 West Bradley                                $   11,481,239       Industrial               N/A
 67              1    Kennestone Physicians Center Phase II            $   11,300,000       Office                Suburban
 68              1    Garrett Corporate Center                         $   11,250,000       Office                Suburban
 69              2    Catalina Mission Apartments                      $   11,050,000       Multifamily         Conventional
 70              1    Publix Market Square Haile Village               $   11,000,000       Retail                Anchored
 71              2    Sunbreeze Apartments                             $   10,955,883       Multifamily         Conventional

        UNITS/
         SQ.FT        FEE/                     YEAR       OCCUPANCY           DATE OF
  #      ROOMS     LEASEHOLD    YEAR BUILT  RENOVATED  RATE AT U/W (2)  OCCUPANCY RATE (2)  APPRAISED VALUE
----  ---------  -------------  ----------  ---------  ---------------  ------------------  ---------------
 12     249,060       Fee          2000        N/A          100%             9/1/2006        $   64,700,000
 13         192    Leasehold       1930        2005          80%                N/A          $   92,000,000
 14     294,952       Fee          2005        N/A           95%             10/1/2006       $   72,000,000
 15     163,358       Fee          2001        2006          98%             9/30/2006       $   81,000,000
 16     317,016       Fee          1982        2006          97%             8/24/2006       $   69,000,000
 17     200,910  Fee/Leasehold     2005        N/A           97%             11/3/2006       $   47,320,000
 18      50,136       Fee          2006        N/A          100%             11/3/2006       $   12,400,000
 19a      7,893       Fee          2000        N/A          100%             11/3/2006       $    1,560,000
 19b      6,069       Fee          1995        N/A          100%             11/3/2006       $    1,135,000
 20     130,752       Fee          1983        2001         100%             8/1/2006        $   57,000,000
 21     185,083       Fee          1980        2002         100%             9/1/2006        $   80,100,000
 22     194,787       Fee          1941        1999          93%             11/3/2006       $   47,500,000
 23     113,412       Fee          1987        2006          96%             8/31/2006       $   42,400,000
 24      46,480       Fee          1914        2005         100%             10/1/2006       $   41,000,000
 25      89,990       Fee          2004        N/A          100%             11/1/2006       $   48,000,000
 26         250       Fee          1999        N/A          100%             10/4/2006       $   39,000,000
 27         119       Fee          1926        2006          72%                N/A          $   38,900,000
 28          44       Fee          1910        2006          59%            10/13/2006       $   40,000,000
 29      91,148       Fee          2002        N/A          100%             7/31/2006       $   32,750,000
 30         376       Fee          1990        2005          91%             7/7/2006        $   35,500,000
 31         308       Fee          1997        2002          97%             10/9/2006       $   28,300,000
 32     286,170       Fee          1898        2006          85%             10/4/2006       $   27,300,000
 33         308       Fee          1966        2005          90%             7/3/2006        $   29,250,000
 34         124    Leasehold       1903        2005          81%                N/A          $   41,200,000
 35      61,647    Leasehold       2006        N/A          100%             8/31/2006       $   24,500,000
 36         562       Fee          1973        2001          90%             8/21/2006       $   23,600,000
 37     180,507       Fee          2000        N/A          100%             3/1/2006        $   28,500,000
 38      70,623       Fee          1988        N/A          100%            10/11/2006       $   26,600,000
 39      85,224       Fee          1976        1998          90%             11/1/2006       $   26,200,000
 40         200       Fee          2004        N/A           94%             7/25/2006       $   21,000,000
 41      52,240       Fee          2005        N/A          100%             10/2/2006       $   21,880,000
 42     125,597       Fee          1989        2004          88%             8/1/2006        $   14,500,000
 43      45,857       Fee          1990        1996         100%             8/1/2006        $    5,650,000
 44     240,737       Fee          1953        1990          87%             8/25/2006       $   19,400,000
 45      79,512       Fee          2000        2002         100%             9/5/2006        $   20,640,000
 46      44,000       Fee          1910        2006         100%            10/16/2006       $   25,400,000
 47     278,173       Fee          1962        1995          77%             9/21/2006       $   22,700,000
 48     136,003       Fee          1987        N/A           94%            11/20/2006       $   20,575,000
 49      72,803       Fee          2005        N/A           89%             11/2/2006       $   18,450,000
 50         264       Fee          1989        2004          89%            10/10/2006       $   17,900,000
 51     134,389       Fee          1985        2001         100%             5/31/2006       $   17,000,000
 52      31,513       Fee          2005        N/A           88%             8/3/2006        $   20,200,000
 53      91,457       Fee          1996        1999         100%             12/1/2006       $   16,750,000
 54         222       Fee          2002        N/A           95%             7/19/2006       $   19,000,000
 55         244       Fee          1985        2002          94%             8/8/2006        $   16,800,000
 56         280       Fee          1974        2006          96%             8/22/2006       $   16,550,000
 57         276       Fee          1984        2005          96%             8/25/2006       $   16,150,000
 58     220,243       Fee          1985        1999          88%            10/31/2006       $   17,650,000
 59     106,447       Fee          2005        N/A           75%            10/19/2006       $   17,300,000
 60      34,350       Fee          1997        2004         100%             8/8/2006        $   17,500,000
 61     144,465       Fee          1896        2005          96%             9/25/2006       $   16,400,000
 62      55,579       Fee          2005        N/A           95%             8/7/2006        $   17,000,000
 63         130       Fee          1925        2001          73%                N/A          $   22,000,000
 64      68,900       Fee          1930        2001          85%             9/28/2006       $   17,200,000
 65         193       Fee          2004        N/A           66%                N/A          $   18,400,000
 66     348,000       Fee          1956        1999          88%            10/11/2006       $   21,850,000
 67      67,062  Fee/Leasehold     2005        N/A           94%             6/16/2006       $   16,500,000
 68      55,128       Fee          2005        N/A          100%             11/1/2006       $   16,100,000
 69         336       Fee          1988        2001          96%             9/30/2006       $   14,000,000
 70      71,007       Fee          2005        N/A           96%             9/1/2006        $   16,800,000
 71         208       Fee          1988        N/A           97%             5/20/2006       $   14,550,000

                  DESCRIPTIONS OF THE MORTGAGED REAL PROPERTIES

                                                                        CUT-OFF DATE
                LOAN                                                      PRINCIPAL                              PROPERTY
  #   CROSSED  GROUP  PROPERTY NAME                                      BALANCE (1)       PROPERTY TYPE         SUB-TYPE
----  -------  -----  -----------------------------------------------  --------------      -------------  -------------------------
 72              1    Royal Bank Complex                               $   10,900,000       Office                Suburban
 73              1    Roswell Summit                                   $   10,875,000       Office                Suburban
 74              1    Hilton Garden Inn Plymouth                       $   10,535,353       Hotel              Limited Service
 75              1    Duke University Health Systems, Inc.--OPS        $   10,500,000       Office                Suburban
 76              1    Hilton Garden Inn Columbus/Polaris               $   10,300,000       Hotel              Limited Service
 77              1    Brentwood Retail Center                          $   10,000,000       Retail               Unanchored
 78              1    Holiday Inn Express - Long Island City           $    9,960,876       Hotel              Limited Service
 79              1    Beacon Ridge Tower                               $    9,750,000       Office                Suburban
 80              1    Holiday Inn Select Dallas                        $    9,733,532       Hotel               Full Service
 81              2    Gardens of Canal Park Apartments                 $    9,524,000       Multifamily         Conventional
 82              2    Observation Point Apartments                     $    9,400,000       Multifamily         Conventional
 83              1    Heald Business College                           $    9,390,462       Office                Suburban
 84              1    Southgate Business Center I                      $    9,237,864       Mixed Use         Office/Industrial
 85              1    Palladium at Deep River                          $    9,200,000       Mixed Use           Retail/Office
 86              1    Duke University Health Systems, Inc.             $    9,175,000       Office                Suburban
 87              2    Brandon Walk Apartments                          $    9,135,000       Multifamily         Conventional
 88              1    Best Western Mill River Manor                    $    8,955,214       Hotel               Full Service
 89              2    Heartland Ridge Apartments                       $    8,840,000       Multifamily         Conventional
 90      E       1    Safeland Storage I                               $    4,500,000       Self Storage             N/A
 91      E       1    Safeland Storage II                              $    4,100,000       Self Storage             N/A
 92              2    Woodcrest Apartments                             $    8,600,000       Multifamily         Conventional
 93              1    The Promenade at Jones Bridge                    $    8,568,178       Retail               Unanchored
 94              1    Staybridge Suites Chattanooga                    $    8,516,775       Hotel              Limited Service
 95              1    Market Place & Pointe South                      $    8,443,800       Mixed Use         Industrial/Retail
 96a             2    Towne Oaks North Apartments                      $    4,802,264       Multifamily         Conventional
 96b             2    Towne Oaks Apartments                            $    3,277,736       Multifamily         Conventional
 97              1    Commerce Plaza I                                 $    8,000,000       Office                Suburban
 98              1    Satyr Hill Shopping Center                       $    7,940,000       Retail               Unanchored
 99              1    Sprouts Center Glendale                          $    7,850,000       Retail                Anchored
 100             2    Las Brisas Apartments                            $    7,825,000       Multifamily         Conventional
 101             1    6400 Powers Ferry Landing                        $    7,600,000       Office                Suburban
 102             2    The Cottages on Elm                              $    7,600,000       Multifamily         Conventional
 103             1    Destination Ramon                                $    7,500,000       Retail                Anchored
104a             1    Grocery Outlet Merced                            $    3,000,000       Retail                Anchored
104b             1    Grocery Outlet Yakima                            $    3,000,000       Retail                Anchored
104c             1    Grocery Outlet Bonney Lake                       $    1,500,000       Retail                Anchored
 105             2    Arbors of Perrysburg                             $    7,400,000       Multifamily         Conventional
106a             1    360 WP - 360 White Plains                        $    2,613,287       Retail               Unanchored
106b             1    360 WP - 40 Washington Ave.                      $    1,895,132       Industrial               N/A
106c             1    360 WP - 223 Marbledale Road                     $    1,855,235       Industrial               N/A
106d             1    360 WP - 3775 Crompond Road                      $      917,643       Industrial               N/A
 107             1    Lincoln Plaza                                    $    7,000,000       Office        Central Business District
 108             1    North 41 Plaza                                   $    7,000,000       Retail                Anchored
 109             1    Holiday Inn Express Brandon                      $    6,987,028       Hotel              Limited Service
 110             1    Dublin Village                                   $    6,800,000       Retail                Anchored
 111             2    Shady Oaks Apartments                            $    6,800,000       Multifamily         Conventional
 112             1    Hillside Center                                  $    6,660,000       Retail                Anchored
 113             1    Holiday Inn Express Austin                       $    6,630,609       Hotel              Limited Service
 114             1    Holiday Inn Express Easton                       $    6,582,778       Hotel              Limited Service
 115             2    507, 515, 517 West 171st Street                  $    6,500,000       Multifamily         Conventional
 116             1    Park Avenue Plaza                                $    6,500,000       Retail               Unanchored
 117             1    Country Inn & Suites Mankato                     $    6,486,723       Hotel              Limited Service
 118             2    Brookstone Apartments                            $    6,400,000       Multifamily         Conventional
 119             1    Weeks-Lerman Building                            $    6,250,000       Mixed Use         Industrial/Office
 120             2    Lakeside Apartments                              $    6,150,000       Multifamily         Conventional
 121             1    NorthPark Villa                                  $    6,150,000       Mixed Use     Office/Retail/Multifamily
 122             1    Solana Beach Baking Company                      $    5,994,118       Industrial        Industrial/Office
 123             1    Courtyard by Marriott Layton                     $    5,989,273       Hotel              Limited Service
 124             1    Holiday Inn Express Frackville                   $    5,984,343       Hotel              Limited Service
 125             2    Westwood Fountains Apartments                    $    5,900,000       Multifamily         Conventional
 126             1    Irwin Union Bank                                 $    5,700,000       Retail               Unanchored

        UNITS/
         SQ.FT        FEE/                     YEAR       OCCUPANCY           DATE OF
  #      ROOMS     LEASEHOLD    YEAR BUILT  RENOVATED  RATE AT U/W (2)  OCCUPANCY RATE (2)  APPRAISED VALUE
----  ---------  -------------  ----------  ---------  ---------------  ------------------  ---------------
 72      54,928       Fee          1983        2005         100%            10/17/2006       $   15,500,000
 73     125,495       Fee          1983        2006          90%             5/31/2006       $   15,100,000
 74         157    Leasehold       1998        N/A           70%                N/A          $   15,800,000
 75      40,540       Fee          1999        N/A          100%            10/27/2006       $   13,200,000
 76         118       Fee          2005        N/A           71%                N/A          $   15,900,000
 77      10,567       Fee          1928        1992         100%             10/1/2006       $   14,500,000
 78          79       Fee          2001        2006          80%                N/A          $   13,500,000
 79     153,017       Fee          1984        2005          82%             11/1/2006       $   12,200,000
 80         375       Fee          1980        2005          58%                N/A          $   13,280,000
 81         232       Fee          2000        2004          88%             9/5/2006        $   12,150,000
 82         400       Fee          1982        2000          92%             5/31/2006       $   12,650,000
 83      58,012       Fee          2001        N/A          100%             10/9/2006       $   15,000,000
 84      78,669       Fee          1989        2005         100%             5/11/2006       $   12,400,000
 85      54,999       Fee          2005        N/A           79%            10/31/2006       $   11,880,000
 86      41,000       Fee          1999        2003         100%            10/27/2006       $   12,000,000
 87         194       Fee          1982        2003          90%             8/25/2006       $   11,650,000
 88         100       Fee          1963        2005          72%                N/A          $   13,700,000
 89         144       Fee          2001        2003         100%             7/14/2006       $   11,600,000
 90      87,735       Fee          1995        1998          93%             7/31/2006       $    5,800,000
 91      61,840       Fee          2005        N/A           87%             7/31/2006       $    5,550,000
 92         224       Fee          1984        2005          96%             9/19/2006       $   11,000,000
 93      38,312       Fee          2006        N/A           75%             7/11/2006       $   10,900,000
 94         124       Fee          2003        N/A           68%                N/A          $   12,900,000
 95     130,000       Fee          2000        N/A           94%             8/1/2006        $   11,100,000
 96a        136       Fee          1979        2000          94%             8/21/2006       $    6,300,000
 96b        104       Fee          1968        2006          98%             8/21/2006       $    4,300,000
 97      84,916       Fee          1981        2006          98%             9/7/2006        $   10,200,000
 98      53,539       Fee          1953        2005         100%             7/28/2006       $   10,900,000
 99      61,254       Fee          1994        2005         100%            11/13/2006       $   10,200,000
 100        253       Fee          1972        1994          94%            10/24/2006       $    9,950,000
 101     80,762       Fee          1974        2005          96%             5/31/2006       $   10,100,000
 102        276       Fee          1954        2006          92%             10/1/2006       $   11,300,000
 103    269,547    Leasehold       2005        N/A          100%             11/7/2006       $   16,500,000
104a     47,840       Fee          1966        2001         100%             8/1/2006        $    5,600,000
104b     25,235       Fee          2003        N/A          100%             8/1/2006        $    4,450,000
104c     25,863       Fee          1955        2005          82%             8/1/2006        $    3,150,000
 105        114       Fee          2006        N/A           98%             11/1/2006       $    9,250,000
106a     14,214       Fee          1954        2000         100%            10/31/2006       $    3,200,000
106b     33,250       Fee          1959        1988         100%            10/31/2006       $    2,750,000
106c     31,985       Fee          1955        2004         100%            10/31/2006       $    2,700,000
106d     24,500       Fee          1956        1988         100%            10/31/2006       $    1,300,000
 107    242,686       Fee          1966        2006          93%            10/25/2006       $    9,200,000
 108    137,901       Fee          1968        2005         100%             7/1/2006        $   13,400,000
 109        119       Fee          1998        2006          80%                N/A          $   11,700,000
 110     98,540       Fee          2005        N/A           90%             10/1/2006       $    8,700,000
 111        238       Fee          1983        2003          92%             7/1/2006        $    9,150,000
 112     91,796       Fee          1966        1997          98%             11/1/2006       $    8,800,000
 113        101       Fee          1999        2005          62%                N/A          $    9,300,000
 114         68       Fee          2001        2004          82%                N/A          $    9,600,000
 115         80       Fee          1907        2006          94%            10/15/2006       $   10,000,000
 116     35,943       Fee          2006        N/A           96%             7/1/2006        $   10,000,000
 117        101       Fee          1998        2004          68%                N/A          $    8,700,000
 118        224       Fee          1982        2006          91%             9/15/2006       $    8,075,000
 119     92,000       Fee          1970        1996         100%             10/1/2006       $    9,900,000
 120        150       Fee          1984        2005          92%             7/30/2006       $    8,800,000
 121         70       Fee          2006        N/A          100%             10/1/2006       $   10,900,000
 122     50,866       Fee          1991        2006         100%            10/10/2006       $    7,600,000
 123        110       Fee          2000        2001          68%                N/A          $   10,000,000
 124         65       Fee          1999        2004          78%                N/A          $    8,600,000
 125        293       Fee          1979        2003          92%             8/1/2006        $    8,000,000
 126     32,669       Fee          2006        N/A           93%             5/1/2006        $    9,180,000

                  DESCRIPTIONS OF THE MORTGAGED REAL PROPERTIES

                                                                        CUT-OFF DATE
                LOAN                                                      PRINCIPAL                              PROPERTY
  #   CROSSED  GROUP  PROPERTY NAME                                      BALANCE (1)       PROPERTY TYPE         SUB-TYPE
----  -------  -----  -----------------------------------------------  --------------      -------------  -------------------------
 127             1    Americana Park Mobile Home Park                  $    5,650,000       Multifamily     Manufactured Housing
 128             1    Poole's Corner                                   $    5,600,000       Mixed Use           Retail/Office
 129             1    Sportsman's Warehouse & Shops                    $    5,500,000       Retail                Anchored
 130             1    Shelby Park                                      $    5,450,000       Office                Suburban
 131             1    Academy Sports                                   $    5,400,000       Retail                Anchored
 132             1    Cortez West Shopping Center                      $    5,300,000       Retail               Unanchored
 133             1    Marketplace North II                             $    5,300,000       Retail                Anchored
 134             1    Tower Station                                    $    5,200,000       Retail               Unanchored
 135             1    Discount Drug Mart Plaza                         $    5,194,643       Retail                Anchored
 136             1    Fairfield Inn & Suites Muskegon Norton Shores    $    5,092,919       Hotel              Limited Service
 137             1    Summerfield Shopping Center                      $    5,022,000       Retail               Unanchored
 138             2    150 West 140th Street                            $    5,000,000       Multifamily         Conventional
 139             2    Ashton Park                                      $    5,000,000       Multifamily         Conventional
 140             1    Plaza on Main Shopping Center                    $    4,995,310       Retail                Anchored
 141             1    Dorsey Business Center III                       $    4,853,232       Office                Suburban
 142             1    Preston Walk II                                  $    4,815,000       Retail               Unanchored
 143             1    Holiday Inn Express Centerville                  $    4,793,351       Hotel              Limited Service
 144             1    Holiday Inn Express St. Joseph, MI               $    4,750,000       Hotel              Limited Service
 145             2    Brookside Apartments                             $    4,740,000       Multifamily         Conventional
 146             1    The Concourse                                    $    4,680,000       Office                Suburban
 147             1    Hampton Inn Muskegon                             $    4,593,614       Hotel              Limited Service
 148             2    Melrose Manor                                    $    4,400,000       Multifamily         Conventional
 149             1    Bazaar 280 Retail Center                         $    4,367,036       Retail               Unanchored
 150             1    Trinity Commons                                  $    4,300,000       Retail               Unanchored
 151             1    Orlando North Service Center                     $    4,225,000       Retail               Unanchored
 152             2    Hidden Acres Apts Phase II                       $    4,200,000       Multifamily         Conventional
 153             1    Southport Plaza                                  $    4,200,000       Retail               Unanchored
 154             1    Hobby Lobby                                      $    4,200,000       Retail                Anchored
155a             1    Marshwood Estates                                $    3,422,150       Multifamily     Manufactured Housing
155b             1    Johnson's Mobile Home Park                       $      769,022       Multifamily     Manufactured Housing
 156             1    Poplar Hill Medical Center                       $    4,135,970       Office                Suburban
 157             1    Shoppes at 521                                   $    4,083,000       Retail               Unanchored
 158             1    15477 Ventura                                    $    4,050,000       Office        Central Business District
 159             1    96th & Madison                                   $    4,000,000       Retail               Unanchored
 160             1    Ford City Office Plaza                           $    4,000,000       Office                Suburban
 161             1    Bradford Crossing                                $    3,992,455       Retail                Anchored
 162             1    Country Club Marketplace                         $    3,920,000       Mixed Use           Office/Retail
 163             1    115 Park Street                                  $    3,900,000       Office                Suburban
 164             1    Towne Crest Village                              $    3,898,267       Retail               Unanchored
 165             1    TownePlace Suites East Lansing                   $    3,844,737       Hotel              Limited Service
 166             1    Ridgeview Marketplace                            $    3,840,000       Retail               Unanchored
 167             2    Chambers Ridge Apartments                        $    3,800,000       Multifamily         Conventional
 168             1    Shops at West Pointe                             $    3,775,000       Retail               Unanchored
 169             1    Sheldon Plaza Shopping Center                    $    3,750,000       Retail                Anchored
 170             2    Kennedy's Landing                                $    3,746,267       Multifamily         Conventional
 171             1    Walgreens Festus                                 $    3,720,845       Retail                Anchored
 172             1    Four Gateway Plaza                               $    3,720,000       Office                Suburban
 173             1    Shannon Square                                   $    3,654,000       Retail               Unanchored
 174             1    Claim Jumper at Deer Valley Towne Center         $    3,650,000       Retail               Unanchored
 175             1    Hampton Inn Hinesville                           $    3,595,193       Hotel              Limited Service
 176             1    Hampton Inn Sumter                               $    3,594,963       Hotel              Limited Service
 177             1    StarKey Self Storage                             $    3,587,520       Self Storage             N/A
 178             1    Hampton Inn Johnson City                         $    3,585,163       Hotel              Limited Service
 179             2    Mobile Home Terrace                              $    3,584,884       Multifamily     Manufactured Housing
 180             1    Holiday Inn Express Hotel & Suites Morehead      $    3,526,173       Hotel              Limited Service
 181             1    Stonecrest Promenade                             $    3,517,901       Retail               Unanchored
 182             2    St. Germain Apartments                           $    3,499,999       Multifamily         Conventional
 183             1    Corpus Christi Self Storage                      $    3,493,910       Self Storage             N/A
 184             1    Carlsbad Airport Center                          $    3,493,798       Industrial               N/A
 185             1    SY Venture II                                    $    3,490,934       Retail                Anchored
 186             1    BV Properties Temecula                           $    3,490,143       Retail               Unanchored

        UNITS/
         SQ.FT        FEE/                     YEAR       OCCUPANCY           DATE OF
  #      ROOMS     LEASEHOLD    YEAR BUILT  RENOVATED  RATE AT U/W (2)  OCCUPANCY RATE (2)  APPRAISED VALUE
----  ---------  -------------  ----------  ---------  ---------------  ------------------  ---------------
 127        299       Fee          1975        2004          89%             9/1/2006        $    7,075,000
 128     20,804       Fee          2005        N/A           90%             11/1/2006       $    7,565,000
 129     52,237       Fee          2004        N/A          100%             9/20/2006       $    9,900,000
 130     55,315       Fee          2003        N/A           87%             9/15/2006       $    6,850,000
 131     79,360       Fee          2006        N/A          100%            11/17/2006       $    6,850,000
 132     16,278       Fee          2005        N/A          100%             7/7/2006        $    7,150,000
 133     51,640       Fee          1982        2006          97%             4/3/2006        $    6,650,000
 134     23,183       Fee          2006        N/A           90%             10/5/2006       $    6,900,000
 135     48,992       Fee          2003        N/A          100%             9/26/2006       $    8,000,000
 136         83       Fee          2003        N/A           71%                N/A          $    7,900,000
 137     40,000       Fee          2001        N/A          100%             9/1/2006        $    6,300,000
 138         59       Fee          1924        1999          86%             10/1/2006       $    6,400,000
 139        240       Fee          1975        2005          93%             10/9/2006       $    6,600,000
 140     93,988       Fee          1959        2006         100%             10/1/2006       $    8,175,000
 141     54,381       Fee          1986        N/A          100%             5/11/2006       $    6,500,000
 142     18,382       Fee          2001        N/A          100%             7/1/2006        $    6,350,000
 143         74       Fee          2003        N/A           77%                N/A          $    6,500,000
 144         82       Fee          2000        2003          71%                N/A          $    8,900,000
 145         72       Fee          2001        2003          99%             8/29/2006       $    6,500,000
 146     37,990       Fee          1990        N/A          100%             7/31/2006       $    6,800,000
 147         81       Fee          1999        N/A           73%                N/A          $    6,900,000
 148        260       Fee          1977        2002          94%             8/1/2006        $    6,000,000
 149     30,400       Fee          2002        N/A           95%             9/1/2006        $    5,800,000
 150     25,200       Fee          2005        N/A          100%             9/1/2006        $    6,200,000
 151     51,450       Fee          2003        2006          93%             7/31/2006       $    6,200,000
 152         68       Fee          2006        N/A           96%             9/1/2006        $    5,500,000
 153     22,061       Fee          2006        N/A           92%             8/16/2006       $    5,600,000
 154     55,000       Fee          2006        N/A          100%             10/9/2006       $    5,700,000
155a        108       Fee          1973        1992          98%             9/11/2006       $    4,450,000
155b         35       Fee          1973        N/A          100%             9/11/2006       $    1,000,000
 156     40,192       Fee          1983        2005         100%            10/31/2006       $    5,400,000
 157     23,425       Fee          2005        N/A          100%             9/18/2006       $    5,250,000
 158     25,354       Fee          1977        1996         100%             5/1/2006        $    7,040,000
 159      1,942       Fee          2006        N/A          100%             9/30/2006       $    5,700,000
 160     50,791       Fee          1973        2005          82%             9/1/2006        $    5,100,000
 161     38,259       Fee          2006        N/A          100%             9/20/2006       $    5,000,000
 162     29,366       Fee          1946        2000         100%             8/31/2006       $    4,900,000
 163     18,032       Fee          1986        N/A          100%             8/31/2006       $    4,900,000
 164     19,774       Fee          2005        N/A          100%            10/11/2006       $    5,100,000
 165         84       Fee          2000        2006          68%                N/A          $    6,300,000
 166     21,382       Fee          2005        N/A          100%             8/1/2006        $    5,200,000
 167        102       Fee          1985        N/A           97%             9/7/2006        $    5,000,000
 168     18,355       Fee          2006        N/A           92%             7/1/2006        $    5,110,000
 169     64,152       Fee          1976        2004         100%             6/30/2006       $    6,700,000
 170         48       Fee          2003        N/A           94%             9/1/2006        $    4,700,000
 171     14,550       Fee          2005        N/A          100%             9/1/2006        $    5,350,000
 172     21,002       Fee          2003        N/A          100%             9/20/2006       $    4,650,000
 173     99,192       Fee          1984        2004          96%             7/1/2006        $    6,150,000
 174     12,926       Fee          1999        N/A          100%             8/1/2006        $    5,800,000
 175         60       Fee          2004        N/A           73%                N/A          $    5,000,000
 176         72       Fee          1995        2006          67%                N/A          $    4,800,000
 177    158,156       Fee          1994        2006          65%             9/22/2006       $    6,800,000
 178         77       Fee          1995        2006          74%                N/A          $    6,000,000
 179         84       Fee          1955        2006         100%             9/18/2006       $    7,930,000
 180         75       Fee          2001        N/A           77%                N/A          $    7,300,000
 181     16,500       Fee          2005        N/A           85%             7/10/2006       $    4,450,000
 182        122       Fee          1968        2005         100%            10/26/2006       $    4,775,000
 183    134,090       Fee          1984        2005          83%             9/20/2006       $    4,700,000
 184     29,898       Fee          2005        N/A          100%             6/21/2006       $    5,400,000
 185     23,467       Fee          2003        N/A          100%             5/31/2006       $    7,000,000
 186     31,368       Fee          1989        N/A           83%             8/1/2006        $    6,700,000

                  DESCRIPTIONS OF THE MORTGAGED REAL PROPERTIES

                                                                        CUT-OFF DATE
                LOAN                                                      PRINCIPAL                              PROPERTY
  #   CROSSED  GROUP  PROPERTY NAME                                      BALANCE (1)       PROPERTY TYPE         SUB-TYPE
----  -------  -----  -----------------------------------------------  --------------      -------------  -------------------------
 187             1    Pinegate Shopping Center                         $    3,475,000       Retail               Unanchored
 188             2    Royalgate and Timberwood Apartments              $    3,450,000       Multifamily         Conventional
 189             1    208 W. 4th Street                                $    3,440,000       Mixed Use           Office/Retail
 190             1    Ward Circle Retail                               $    3,400,000       Retail               Unanchored
 191             1    Shoppes at Pittsburgh Mills (2)                  $    3,368,458       Retail               Unanchored
 192             1    Valle Verde Pad #1                               $    3,294,388       Retail               Unanchored
 193             1    Remax office                                     $    3,294,297       Office                Suburban
 194             1    Bartlett Square Retail Center                    $    3,250,000       Retail                Anchored
 195             1    Federal Express Building                         $    3,250,000       Industrial               N/A
 196             1    Old Town Plaza                                   $    3,200,000       Retail               Unanchored
 197             1    Shoppes at Armenia                               $    3,194,369       Retail               Unanchored
 198             1    Metro Plaza                                      $    3,150,000       Retail               Unanchored
 199             2    Lodge Apartments                                 $    3,110,000       Multifamily         Conventional
 200             1    Mill Ohm Building                                $    3,082,000       Industrial               N/A
 201             1    Cornerstone Plaza                                $    3,000,000       Retail               Unanchored
 202             1    Elmsley Square                                   $    3,000,000       Retail               Unanchored
 203             1    Madison Commons                                  $    3,000,000       Retail               Unanchored
 204             1    485 Kings Highway                                $    3,000,000       Mixed Use           Office/Retail
 205             1    Comfort Suites Goldsboro                         $    2,983,302       Hotel              Limited Service
 206             1    Town Place Square Pad C                          $    2,944,533       Retail               Unanchored
 207             1    Tomball Plaza                                    $    2,925,000       Retail               Unanchored
 208             1    Terrace Eateries                                 $    2,900,000       Retail               Unanchored
 209             1    Oaklandon Plaza                                  $    2,850,000       Retail               Unanchored
 210             2    Spencer Square Apartments                        $    2,792,460       Multifamily         Conventional
 211             1    Intech Commons Retail Center                     $    2,790,000       Retail               Unanchored
 212             1    Holiday Inn Express Hotel & Suites Laurinburg    $    2,749,220       Hotel              Limited Service
 213             1    Pinnacle Park Shops                              $    2,747,500       Retail               Unanchored
 214             1    Watkins Plaza                                    $    2,747,455       Retail               Unanchored
 215             1    Camp Creek Shopping Center                       $    2,725,000       Retail               Unanchored
 216             1    Albemarle Shops                                  $    2,714,846       Retail               Unanchored
 217             1    Adams and Tabor Shopping Center 2                $    2,714,640       Retail               Unanchored
 218             1    MeadowPointe Office Park                         $    2,700,000       Office                Suburban
 219             2    Gramercy Park Townhomes                          $    2,700,000       Multifamily         Conventional
 220             1    Fairway Center                                   $    2,692,348       Retail               Unanchored
 221             1    11969 Jefferson Avenue                           $    2,691,162       Retail               Unanchored
 222             1    Pleasant Valley Plaza                            $    2,690,788       Retail               Unanchored
 223             2    Mallard Park Apartments                          $    2,680,000       Multifamily         Conventional
 224             2    Greenbriar Apartments                            $    2,625,000       Multifamily         Conventional
 225             1    1st & Maple Office Building                      $    2,600,000       Office                Suburban
 226             1    3032 Nostrand Avenue                             $    2,600,000       Mixed Use           Office/Retail
 227             1    Arlington Shops                                  $    2,600,000       Retail               Unanchored
 228             2    Wesleigh Run Apartments                          $    2,600,000       Multifamily         Conventional
 229             2    Summerwinds                                      $    2,597,650       Multifamily     Manufactured Housing
 230             1    CVS Fort Worth                                   $    2,557,373       Retail                Anchored
 231             2    College Oaks Apartments                          $    2,550,000       Multifamily         Conventional
 232             1    Preston Walk I                                   $    2,525,000       Retail               Unanchored
 233             2    Sunshine Village Mobile Home Park                $    2,497,651       Multifamily     Manufactured Housing
 234             1    Lakeridge Shopping Center                        $    2,491,529       Retail               Unanchored
 235             1    Shoppes of Ocala                                 $    2,475,000       Retail               Unanchored
 236             1    Eden Gate Shops                                  $    2,428,830       Retail               Unanchored
 237             1    JJ's Plaza                                       $    2,397,801       Retail               Unanchored
 238             1    State Street Plaza                               $    2,350,000       Retail               Unanchored
 239             1    Del Amo Metro                                    $    2,338,000       Retail               Unanchored
 240             1    Dowlen St. Retail Center                         $    2,305,252       Retail               Unanchored
 241             1    1310 Liberty Plaza                               $    2,297,933       Retail               Unanchored
 242             1    Fairfield Inn Okemos                             $    2,296,807       Hotel              Limited Service
 243             2    Lafayette Gardens                                $    2,293,686       Multifamily         Conventional
 244             2    Fawndale Apartments                              $    2,260,940       Multifamily         Conventional
 245             1    Paseo Medical Center                             $    2,256,157       Office                Suburban
 246             2    Country Village Apartments                       $    2,252,022       Multifamily         Conventional
 247             1    Camelback Retail 2                               $    2,250,000       Retail               Unanchored

        UNITS/
         SQ.FT        FEE/                     YEAR       OCCUPANCY           DATE OF
  #      ROOMS     LEASEHOLD    YEAR BUILT  RENOVATED  RATE AT U/W (2)  OCCUPANCY RATE (2)  APPRAISED VALUE
----  ---------  -------------  ----------  ---------  ---------------  ------------------  ---------------
 187     25,036       Fee          1999        N/A          100%            10/31/2006       $    5,200,000
 188        122       Fee          1960        2004          93%             8/1/2006        $    4,650,000
 189     13,200       Fee          1965        2003         100%             8/1/2006        $    4,750,000
 190     20,225       Fee          1998        N/A          100%             5/22/2006       $    4,250,000
 191      9,907       Fee          2005        N/A           83%            10/11/2006       $    4,440,000
 192      8,573       Fee          2006        N/A          100%             8/22/2006       $    4,550,000
 193     22,401       Fee          2004        N/A           88%             5/1/2006        $    4,200,000
 194     28,879       Fee          2004        N/A           95%             8/1/2006        $    6,300,000
 195     36,790       Fee          1991        N/A          100%             6/1/2006        $    5,500,000
 196     11,166       Fee          1960        1985          93%             8/3/2006        $    5,900,000
 197     15,413       Fee          2005        N/A          100%            10/27/2006       $    4,230,000
 198     12,774       Fee          2001        N/A          100%             8/29/2006       $    4,700,000
 199        140       Fee          1974        2005          89%            10/16/2006       $    4,200,000
 200     46,003       Fee          1995        N/A           94%             9/30/2006       $    4,550,000
 201     11,458       Fee          1968        2005          86%             7/1/2006        $    3,850,000
 202     16,330       Fee          2006        N/A           68%             9/18/2006       $    4,800,000
 203     22,650       Fee          2005        N/A           92%             9/30/2006       $    3,750,000
 204     20,600       Fee          1993        2006         100%            10/31/2006       $    5,300,000
 205         83       Fee          2000        N/A           57%                N/A          $    4,500,000
 206      7,200       Fee          2006        N/A          100%             7/13/2006       $    4,500,000
 207     10,934       Fee          1984        2006         100%             11/8/2006       $    3,800,000
 208      8,678       Fee          2006        N/A          100%             5/18/2006       $    4,900,000
 209     32,114       Fee          1974        2006          96%             7/1/2006        $    3,775,000
 210        116       Fee          1978        2002          91%             9/1/2006        $    3,550,000
 211     19,040       Fee          1999        N/A          100%             9/30/2006       $    4,000,000
 212         69       Fee          2001        N/A           70%                N/A          $    4,450,000
 213     13,400       Fee          2006        N/A          100%            10/30/2006       $    3,950,000
 214     20,704       Fee          2001        2004         100%             7/31/2006       $    4,000,000
 215      9,628       Fee          2005        N/A          100%             6/15/2006       $    3,425,000
 216     21,400       Fee          2006        N/A          100%             7/6/2006        $    3,600,000
 217     25,043       Fee          1970        N/A           86%             8/31/2006       $    3,685,000
 218     28,762       Fee          1988        2005          93%             8/28/2006       $    3,400,000
 219         78       Fee          1995        N/A           96%            10/25/2006       $    3,400,000
 220     14,745       Fee          2006        N/A           93%             8/11/2006       $    3,420,000
 221     32,000       Fee          2004        N/A          100%             5/1/2006        $    3,600,000
 222     32,000       Fee          1986        2005         100%             9/8/2006        $    3,650,000
 223         67       Fee          1972        2005          93%            10/31/2006       $    3,350,000
 224         52       Fee          1991        2005         100%             10/1/2006       $    3,375,000
 225     21,324       Fee          1920        2004         100%             8/1/2006        $    5,000,000
 226     15,000       Fee          1989        2006          93%             11/3/2006       $    3,700,000
 227     16,075       Fee          2005        N/A           93%             8/16/2006       $    3,250,000
 228         64       Fee          1994        N/A           98%             11/1/2006       $    3,400,000
 229        160       Fee          1985        2001          91%             9/1/2006        $    3,500,000
 230     13,050       Fee          1997        N/A          100%             10/1/2006       $    3,325,000
 231         64       Fee          1963        2005          89%             9/21/2006       $    4,925,000
 232     14,416       Fee          2001        N/A           90%             7/1/2006        $    3,700,000
 233        303       Fee          1974        2005          72%             9/1/2006        $    3,500,000
 234     36,270       Fee          1986        2004          97%            10/26/2006       $    3,150,000
 235     13,962       Fee          2005        N/A           80%             9/1/2006        $    3,520,000
 236     12,745       Fee          2005        N/A          100%             6/1/2006        $    3,300,000
 237     14,400       Fee          2003        N/A          100%             8/1/2006        $    3,250,000
 238     23,891       Fee          2003        N/A          100%             7/1/2006        $    2,970,000
 239      4,814       Fee          2005        N/A          100%             8/17/2006       $    3,400,000
 240     17,500       Fee          1998        2006          83%             7/1/2006        $    3,140,000
 241     20,000       Fee          1987        2001         100%             5/1/2006        $    3,400,000
 242         78       Fee          1995        2006          57%                N/A          $    4,500,000
 243         92       Fee          1949        2001          97%             10/1/2006       $    2,900,000
 244        108       Fee          1973        N/A           88%             6/15/2006       $    2,850,000
 245     20,493       Fee          1989        2004          95%             7/24/2006       $    3,700,000
 246         75       Fee          1976        2002         100%             5/31/2006       $    3,000,000
 247      7,148       Fee          2005        N/A          100%             9/11/2006       $    3,140,000

                  DESCRIPTIONS OF THE MORTGAGED REAL PROPERTIES

                                                                        CUT-OFF DATE
                LOAN                                                      PRINCIPAL                              PROPERTY
  #   CROSSED  GROUP  PROPERTY NAME                                      BALANCE (1)       PROPERTY TYPE         SUB-TYPE
----  -------  -----  -----------------------------------------------  --------------      -------------  -------------------------
 248             1    Brandon Square                                   $    2,200,000       Retail               Unanchored
 249             1    Lantern Square                                   $    2,196,022       Office                Suburban
 250     F       1    Mason Office Showroom                            $    1,146,982       Office                Suburban
 251     F       1    Beckett Showroom II                              $    1,047,245       Office                Suburban
 252             2    Northside Garden Apartments                      $    2,192,146       Multifamily         Conventional
 253             2    Winding Creek Apartments                         $    2,168,914       Multifamily         Conventional
 254             1    Wards Corner Shops                               $    2,160,000       Retail               Unanchored
 255             1    Woodsedge Plaza                                  $    2,150,000       Retail               Unanchored
 256             1    3104 Edloe Office Building                       $    2,150,000       Office        Central Business District
 257             1    Brookhollow Atrium                               $    2,150,000       Office                Suburban
 258             2    Gresham Court Apartments                         $    2,150,000       Multifamily         Conventional
 259             1    Holiday Inn Express Plymouth                     $    2,131,642       Hotel              Limited Service
 260             2    Plymouth Mobile Manor                            $    2,056,529       Multifamily     Manufactured Housing
 261             2    Brighton Apartments                              $    2,046,478       Multifamily         Conventional
 262             1    Jones Valley Station                             $    2,021,314       Retail               Unanchored
 263             1    Willow Glen Shopping Center                      $    2,010,779       Retail               Unanchored
 264             1    Lexington Retail Center                          $    1,996,668       Retail               Unanchored
 265             1    Madisonville Plaza                               $    1,975,000       Retail               Unanchored
 266             1    Ambulatory Care Center                           $    1,919,783       Office                Suburban
 267             2    Ruby Mobile Home Park Portfolio                  $    1,900,000       Multifamily     Manufactured Housing
 268             2    Akron Student Housing Portfolio                  $    1,900,000       Multifamily         Conventional
 269             1    Village Commons IV                               $    1,900,000       Retail               Unanchored
 270             1    Burdett Crossing                                 $    1,898,176       Retail               Unanchored
271a             2    Rustic Ridge Mobile Home Park                    $    1,048,961       Multifamily     Manufactured Housing
271b             2    Carousel Court Mobile Home Park                  $      799,208       Multifamily     Manufactured Housing
 272             2    Hillcrest Apartments                             $    1,840,000       Multifamily         Conventional
 273             1    Greenwood Pointe Shoppes                         $    1,800,000       Retail               Unanchored
 274             1    Morgan Road Station                              $    1,796,723       Retail                Anchored
 275             2    Plaza Alondra Apartments                         $    1,746,721       Multifamily         Conventional
 276             1    Northglen Village Shops                          $    1,740,261       Retail               Unanchored
 277             1    Warrenton Office                                 $    1,708,298       Office        Central Business District
 278             1    Leeds Station                                    $    1,646,996       Retail               Unanchored
 279             1    San Fernando Road Industrial                     $    1,625,000       Industrial               N/A
 280             1    McKinney Square Retail Strip                     $    1,624,000       Retail               Unanchored
 281             1    Railway Plaza                                    $    1,600,000       Retail               Unanchored
 282             2    Strawberry Hill Apartments                       $    1,545,826       Multifamily         Conventional
283a             1    San Pedro Self Storage                           $      784,687       Self Storage             N/A
283b             1    Vance Jackson Self Storage                       $      747,321       Self Storage             N/A
 284             1    Little Five Points Retail                        $    1,450,000       Retail               Unanchored
 285             1    Fountain Center                                  $    1,410,000       Retail               Unanchored
 286             2    Town Manor Apartments                            $    1,400,000       Multifamily         Conventional
 287             1    Greenhill Estates Mobile Home Park               $    1,398,633       Multifamily     Manufactured Housing
 288             1    Applebee's Ground Lease - Joliet, IL             $    1,300,000       Retail               Unanchored
 289             1    Village Retail                                   $    1,294,647       Retail               Unanchored
 290             1    Plaza at Flowery Branch                          $    1,198,861       Retail               Unanchored
 291             1    197 Main Street                                  $    1,160,000       Retail               Unanchored
 292             1    Crossview Plaza                                  $    1,148,860       Retail               Unanchored
 293             1    Applebee's Ground Lease - Arlington Heights, IL  $    1,020,000       Retail               Unanchored
 294             1    Mazzei Blair                                     $      995,164       Retail               Unanchored
 295             1    1435 Upper Front Street                          $      990,000       Retail               Unanchored
 296             1    Family Dollar Center                             $      974,144       Retail               Unanchored
 297             1    34 East Main Street                              $      933,157       Mixed Use           Retail/Office
 298             1    Lombardy Plaza                                   $      929,126       Industrial               N/A
 299             1    PNC Bank Cold Spring                             $      864,170       Retail               Unanchored
 300             1    Robbinsdale Retail Shop                          $      783,656       Mixed Use           Retail/Office
 301             1    Springville Mobile Home Park                     $      747,993       Multifamily     Manufactured Housing

        UNITS/
         SQ.FT        FEE/                     YEAR       OCCUPANCY           DATE OF
  #      ROOMS     LEASEHOLD    YEAR BUILT  RENOVATED  RATE AT U/W (2)  OCCUPANCY RATE (2)  APPRAISED VALUE
----  ---------  -------------  ----------  ---------  ---------------  ------------------  ---------------
 248     19,394       Fee          1963        1993         100%             5/1/2006        $    2,950,000
 249     20,560       Fee          1998        N/A           92%             9/1/2006        $    2,810,000
 250     15,600       Fee          2003        N/A           90%             8/22/2006       $    1,475,000
 251     13,860       Fee          2003        N/A          100%             8/22/2006       $    1,325,000
 252        124       Fee          1969        2005          98%             5/1/2006        $    3,075,000
 253         50       Fee          1997        N/A           96%             7/1/2006        $    2,850,000
 254     10,465       Fee          2001        N/A          100%             11/1/2006       $    2,800,000
 255     15,618       Fee          2003        N/A          100%            10/25/2006       $    3,500,000
 256     25,134       Fee          1979        2005         100%             11/1/2006       $    2,700,000
 257     38,286       Fee          1984        2005          97%             7/31/2006       $    4,100,000
 258         52       Fee          1910        1998         100%             8/16/2006       $    2,700,000
 259         60       Fee          2001        N/A           60%                N/A          $    3,600,000
 260         88       Fee          1960        2003          93%             7/31/2006       $    2,850,000
 261         48       Fee          1930        N/A           96%             6/28/2006       $    2,600,000
 262     15,900       Fee          2004        N/A          100%             9/1/2006        $    2,600,000
 263     11,444       Fee          1981        2005          83%            10/11/2006       $    2,650,000
 264     13,938       Fee          2005        N/A           92%             9/1/2006        $    2,650,000
 265     19,125       Fee          2001        N/A          100%             8/1/2006        $    2,500,000
 266     22,382       Fee          1975        2005          92%             5/23/2006       $    2,600,000
 267         63       Fee          1955        1965         100%             7/1/2006        $    2,450,000
 268         45       Fee          1978        2005         100%             8/1/2006        $    2,500,000
 269      7,765       Fee          2005        N/A          100%             10/1/2006       $    2,540,000
 270     14,600       Fee          2003        N/A          100%             10/1/2006       $    2,450,000
271a        143       Fee          1972        2004          87%             6/1/2006        $    2,100,000
271b        107       Fee          1966        N/A           96%             6/1/2006        $    1,600,000
 272         74       Fee          1970        2006         100%             8/31/2006       $    2,350,000
 273      6,120       Fee          2003        N/A          100%             11/7/2006       $    2,400,000
 274     19,270       Fee          2000        N/A          100%             9/30/2006       $    2,300,000
 275         20       Fee          1974        2005         100%             9/13/2006       $    2,770,000
 276     11,080       Fee          2004        N/A          100%             8/11/2006       $    2,450,000
 277     20,445       Fee          1984        2006          95%            10/17/2006       $    3,350,000
 278     19,825       Fee          2000        N/A          100%             9/1/2006        $    2,120,000
 279     18,600       Fee          1940        2003         100%             9/1/2006        $    2,550,000
 280     15,533       Fee          1900        2005         100%             7/28/2006       $    2,150,000
 281      7,878       Fee          2001        N/A          100%             5/1/2006        $    2,300,000
 282         84       Fee          1963        1992          86%             9/1/2006        $    2,225,000
283a     31,341       Fee          1985        N/A           96%             9/26/2006       $    1,050,000
283b     24,825       Fee          1990        N/A           90%             9/26/2006       $    1,000,000
 284      5,287       Fee          2000        N/A          100%             8/31/2006       $    1,900,000
 285     14,296       Fee          1980        N/A           89%             9/7/2006        $    2,500,000
 286         73       Fee          1963        1996         100%             11/3/2006       $    1,900,000
 287         73       Fee          1970        N/A           95%             8/24/2006       $    1,750,000
 288      5,451       Fee          2006        N/A          100%            10/12/2006       $    1,700,000
 289     12,480       Fee          2005        N/A          100%             6/30/2006       $    3,000,000
 290      5,495       Fee          2005        N/A          100%             9/13/2006       $    1,500,000
 291      7,000       Fee          1925        2003         100%             8/1/2006        $    1,530,000
 292      9,506       Fee          2004        N/A          100%             10/2/2006       $    1,650,000
 293      5,451       Fee          2006        N/A          100%            10/12/2006       $    1,360,000
 294      6,578       Fee          1982        2005         100%             9/1/2006        $    1,400,000
 295      6,666       Fee          2004        N/A           91%             11/1/2006       $    1,320,000
 296     12,700       Fee          2006        N/A          100%             7/30/2006       $    1,500,000
 297      8,260       Fee          1950        2003         100%             10/1/2006       $    1,300,000
 298     40,640       Fee          1981        1996          92%             8/1/2006        $    1,375,000
 299      3,680       Fee          2006        N/A          100%             1/13/2006       $    2,100,000
 300     13,334       Fee          1921        1999         100%             8/1/2006        $    1,200,000
 301         53       Fee          1965        N/A           87%             9/30/2006       $    1,050,000

                  DESCRIPTIONS OF THE MORTGAGED REAL PROPERTIES

                                                                        CUT-OFF DATE
                LOAN                                                      PRINCIPAL                      PROPERTY
  #   CROSSED  GROUP  PROPERTY NAME                                      BALANCE (1)    PROPERTY TYPE    SUB-TYPE
----  -------  -----  -----------------------------------------------  --------------   -------------   ----------
 302             1    Layton Market                                    $      639,023      Retail       Unanchored
 303             1    1849 Kingwood Office Building                    $      500,000      Office        Suburban
 304             1    98-20 Metropolitan Ave                           $      499,130      Office        Suburban
                                                                       --------------
TOTAL/WEIGHTED AVERAGE:                                                $3,429,773,367
                                                                       ==============
MAXIMUM:                                                               $  165,000,000
MINIMUM:                                                               $      499,130

        UNITS/
         SQ.FT        FEE/                     YEAR       OCCUPANCY           DATE OF
  #      ROOMS     LEASEHOLD    YEAR BUILT  RENOVATED  RATE AT U/W (2)  OCCUPANCY RATE (2)  APPRAISED VALUE
----  ---------  -------------  ----------  ---------  ---------------  ------------------  ---------------
 302      4,250       Fee          2005        N/A          100%             8/18/2006       $      950,000
 303     13,300       Fee          1982        N/A          100%             6/30/2006       $    1,680,000
 304      6,640       Fee          1931        2005         100%              7/1/2006       $    1,700,000
                                   ----        ----         ---                              --------------
TOTAL/WEIGHTED AVERAGE:            1975        2003          92%                             $6,179,570,000
                                   ====        ====         ===                              ==============
MAXIMUM:                           2006        2006         100%                             $1,266,000,000
MINIMUM:                           1896        1965          57%                             $      950,000

(A) THE UNDERLYING MORTGAGE LOANS SECURED BY WEST COVINA VILLAGE COMMUNITY SHOPPING CENTER AND WELLS FARGO BANK TOWER ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.

(B) THE UNDERLYING MORTGAGE LOANS SECURED BY MIRA MESA MARKETPLACE WEST AND MIRA MESA MARKETPLACE EAST ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.

(C) THE UNDERLYING MORTGAGE LOANS SECURED BY NP NORTH PARK CROSSING, NP REGAL CINEMA AND NP SHERWOOD LANDING & OUTBACK STEAKHOUSE ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.

(D) THE UNDERLYING MORTGAGE LOANS SECURED BY CONCOURSE 100 AND CONCOURSE 800 ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.

     ANY TIME AFTER SEPTEMBER 25, 2009, BORROWER SHALL BE ENTITLED TO CAUSE THE LOANS TO BE UNCROSSED. UNCROSSING SHALL NOT OCCUR I) DURING THE LAST 12 MONTHS OF THE TERM, II) LTV *= 75% AND III) DSCR **=1.25X.

(E) THE UNDERLYING MORTGAGE LOANS SECURED BY SAFELAND STORAGE I AND SAFELAND STORAGE II ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.

(F) THE UNDERLYING MORTGAGE LOANS SECURED BY BECKETT SHOWROOM II AND MASON OFFICE SHOWROOM ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.

(1)  BASED ON A CUT-OFF DATE IN DECEMBER 2006.

(2) FOR HOSPITALITY PROPERTIES, THE OCCUPANCY PRESENTED ABOVE IS THE OCCUPANCY CONCLUDED BY THE RESPECTIVE LOAN SELLER AT UNDERWRITING BASED ON HISTORICAL PERFORMANCE AND FUTURE OUTLOOK. FOR FURTHER DESCRIPTION OF THE UNDERWRITING CRITERIA, PLEASE SEE "DESCRIPTION OF THE SPONSORS" IN THE ACCOMPANYING FREE WRITING PROSPECTUS.

(3) THE BABCOCK & BROWN FX4 TOTAL LOAN IS EVIDENCED BY A $193,864,853 MILLION MORTGAGE LOAN, WHICH WILL BE AN ASSET OF THE ISSUING ENTITY AND A $15,873,498 MILLION SUBORDINATE MEZZANINE LOAN.

     THE MEZZANINE LOANS ARE SECURED BY A PLEDGE OF OWNERSHIP INTEREST IN THE BORROWER, HAVE STANDARD LENDER PROTECTION AND ARE SUBJECT TO STANDARD INTERCREDITOR AGREEMENTS. ALL CALCULATIONS ARE BASED ON THE $193,864,853 MILLION MORTGAGE LOAN.

(4) THE QUEENS MF PORTFOLIO TOTAL LOAN IS EVIDENCED BY A $192 MILLION MORTGAGE LOAN, WHICH WILL BE AN ASSET OF THE ISSUING ENTITY AND A $58 MILLION SUBORDINATE MEZZANINE LOAN.

     THE MEZZANINE LOANS ARE SECURED BY A PLEDGE OF OWNERSHIP INTEREST IN THE BORROWER, HAVE STANDARD LENDER PROTECTION AND ARE SUBJECT TO STANDARD INTERCREDITOR AGREEMENTS. ALL CALCULATIONS ARE BASED ON THE $192 MILLION MORTGAGE LOAN.

(5) THE 280 PARK AVENUE TOTAL LOAN IS EVIDENCED BY A $440 MILLION MORTGAGE LOAN AND A $670 MILLION SUBORDINATE MEZZANINE LOAN. $140 MILLION OF THE MORTGAGE LOAN WILL BE AN ASSET OF THE ISSUING ENTITY.

     THE REMAINING $300 MILLION PARI-PASSU PORTION OF THE MORTGAGE LOAN HAS BEEN SECURITIZED IN THE CSMC 2006-C4 TRANSACTION AND HAS DIRECTING CERTIFICATE HOLDER RIGHTS.

     THE MEZZANINE LOAN IS SECURED BY A PLEDGE OF OWNERSHIP INTEREST IN THE BORROWER, HAS STANDARD LENDER PROTECTION AND IS SUBJECT TO STANDARD INTERCREDITOR AGREEMENTS. ALL CALCULATIONS ARE BASED ON THE $440 MILLION MORTGAGE LOAN.

(6) THE W - UNION SQUARE TOTAL LOAN IS EVIDENCED BY A $115 MILLION MORTGAGE LOAN, WHICH WILL BE AN ASSET OF THE ISSUING ENTITY, AND A SUBORDINATE MEZZANINE LOAN IN THE AMOUNT OF $117 MILLION.

     THE MEZZANINE LOAN IS SECURED BY A PLEDGE OF OWNERSHIP INTEREST IN THE BORROWER, HAS STANDARD LENDER PROTECTION AND IS SUBJECT TO STANDARD INTERCREDITOR AGREEMENTS. ALL CALCULATIONS ARE BASED ON THE $115 MILLION MORTGAGE LOAN.

(7) THE WATERFRONT PLAZA TOTAL LOAN IS EVIDENCED BY A $100 MILLION MORTGAGE LOAN, WHICH WILL BE AN ASSET OF THE ISSUING ENTITY, AND AN $11 MILLION SUBORDINATE MEZZANINE LOAN.

     THE MEZZANINE LOAN IS SECURED BY A PLEDGE OF OWNERSHIP INTEREST IN THE BORROWER, HAS STANDARD LENDER PROTECTION AND IS SUBJECT TO STANDARD INTERCREDITOR AGREEMENTS. ALL CALCULATIONS ARE BASED ON THE $100 MILLION MORTGAGE LOAN.

(8) THE BEST WESTERN PRESIDENT TOTAL LOAN IS EVIDENCED BY AN $80 MILLION MORTGAGE LOAN, WHICH WILL BE AN ASSET OF THE ISSUING ENTITY AND A $15 MILLION SUBORDINATE MEZZANINE LOAN.

     THE MEZZANINE LOAN IS SECURED BY A PLEDGE OF OWNERSHIP INTEREST IN THE BORROWER, HAS STANDARD LENDER PROTECTION AND IS SUBJECT TO STANDARD INTERCREDITOR AGREEMENTS. ALL CALCULATIONS ARE BASED ON THE $80 MILLION MORTGAGE LOAN.

(9) THE 148-154 COLUMBUS AVENUE TOTAL LOAN IS EVIDENCED BY AN A-NOTE IN THE AMOUNT OF $26 MILLION AND A SUBORDINATE MEZZANINE LOAN IN THE AMOUNT OF $7.5 MILLION.

     THE A-NOTE WILL BE AN ASSET OF THE ISSUING ENTITY. THE SUBORDINATE MEZZANINE LOAN IS SECURED BY A PLEDGE OF OWNERSHIP INTEREST IN THE BORROWER SUBJECT TO STANDARD LENDER PROTECTION AND STANDARD INTERCREDITOR AGREEMENTS.

                CHARACTERISTICS OF THE UNDERLYING MORTGAGE LOANS

                                                                                                     PERCENTAGE OF
                                                                       ORIGINAL   CUT-OFF DATE        INITIAL NET
               LOAN                                                   PRINCIPAL    PRINCIPAL           MORTGAGE         LOAN
 #   CROSSED  GROUP  LOAN NAME                                         BALANCE     BALANCE (1)        POOL BALANCE    PURPOSE
---  -------  -----  ---------------------------------------------  ------------  -----------------  -------------  -----------
  1            2     Babcock & Brown FX 4                           $193,864,853  $193,864,853 (6)        5.7%       Refinance
  2            2     Queens Multifamily Portfolio                   $192,000,000  $192,000,000 (7)        5.6%      Acquisition
  3            1     720 Fifth Avenue                               $165,000,000  $165,000,000            4.8%      Acquisition
  4            1     HGSI Headquarters                              $147,000,000  $147,000,000            4.3%      Acquisition
  5            1     280 Park Avenue                                $140,000,000  $140,000,000 (9)        4.1%      Acquisition
  6            1     W New York - Union Square                      $115,000,000  $115,000,000 (11)       3.4%      Acquisition
  7            1     Waterfront Plaza                               $100,000,000  $100,000,000 (12)       2.9%       Refinance
  8     A      1     West Covina Village Community Shopping Center  $ 41,000,000  $ 41,000,000            1.2%       Refinance
  9     A      1     Wells Fargo Bank Tower                         $ 41,000,000  $ 41,000,000            1.2%       Refinance
 10            1     Best Western President                         $ 80,000,000  $ 80,000,000 (13)       2.3%       Refinance
 11     B      1     Mira Mesa Marketplace West                     $ 38,500,000  $ 38,500,000            1.1%       Refinance
 12     B      1     Mira Mesa Marketplace East                     $ 36,500,000  $ 36,500,000            1.1%       Refinance
 13            1     Roger Williams                                 $ 64,000,000  $ 64,000,000            1.9%       Refinance
 14            1     Sandhill Phase I                               $ 57,000,000  $ 57,000,000            1.7%       Refinance
 15            1     Space Park                                     $ 55,000,000  $ 55,000,000            1.6%       Refinance
 16            1     Parker Corporate Center                        $ 52,000,000  $ 52,000,000            1.5%      Acquisition
 17     C      1     NP North Park Crossing                         $ 31,511,800  $ 31,481,698            0.9%       Refinance
 18     C      1     NP Regal Cinema                                $  9,676,900  $  9,667,656            0.3%       Refinance
 19     C      1     NP Sherwood Landing & Outback Steakhouse       $  1,811,300  $  1,809,570            0.1%       Refinance
 20            1     Verio Building                                 $ 40,000,000  $ 40,000,000            1.2%       Refinance
 21            1     North Ranch Mall                               $ 37,500,000  $ 37,500,000            1.1%       Refinance
 22            1     Commons at Sugarhouse                          $ 35,000,000  $ 35,000,000            1.0%       Refinance
 23            1     Somerset Square                                $ 33,000,000  $ 33,000,000            1.0%       Refinance
 24            1     360 - 386 Fordham Rd                           $ 30,000,000  $ 30,000,000            0.9%       Refinance
 25            1     Torrey Highlands Village Center                $ 30,000,000  $ 30,000,000            0.9%       Refinance
 26            1     Fairway Vista                                  $ 28,200,000  $ 28,200,000            0.8%       Refinance
 27            1     Hotel Andra                                    $ 28,000,000  $ 28,000,000            0.8%       Refinance
 28            1     148-154 Columbus Avenue                        $ 26,000,000  $ 26,000,000 (15)       0.8%       Refinance
 29            1     7025 Scottsdale                                $ 24,500,000  $ 24,500,000            0.7%      Acquisition
 30            2     Caribbean Isle Apartments                      $ 24,000,000  $ 24,000,000            0.7%       Refinance
 31            2     Seven Oaks Apartments                          $ 22,020,000  $ 22,020,000            0.6%       Refinance
 32            1     The Waters Building                            $ 21,800,000  $ 21,800,000            0.6%      Acquisition
 33            2     Legacy at Friendly Manor                       $ 21,550,000  $ 21,550,000            0.6%       Refinance
 34            1     The Mansfield Hotel                            $ 20,000,000  $ 20,000,000            0.6%       Refinance
 35            1     Mat-Su Regional Medical Plaza                  $ 19,980,000  $ 19,980,000            0.6%       Refinance
 36            2     Canyon Oaks Apartments                         $ 18,825,000  $ 18,825,000            0.5%       Refinance
 37            1     Haggar Corporate Headquarters                  $ 18,363,000  $ 18,363,000            0.5%      Acquisition
 38            1     First Hill Medical Building                    $ 18,300,000  $ 18,300,000            0.5%       Refinance
 39            1     Jeronimo Center                                $ 16,930,000  $ 16,930,000            0.5%      Acquisition
 40            2     Canebrake Apartments                           $ 16,800,000  $ 16,800,000            0.5%       Refinance
 41            1     Union Hills Square                             $ 16,250,000  $ 16,250,000            0.5%      Acquisition
 42     D      1     Concourse 100                                  $ 11,400,000  $ 11,400,000            0.3%      Acquisition
 43     D      1     Concourse 800                                  $  4,100,000  $  4,100,000            0.1%      Acquisition
 44            1     Akers Center                                   $ 15,400,000  $ 15,400,000            0.4%      Acquisition
 45            1     Parkway Plaza                                  $ 15,300,000  $ 15,300,000            0.4%       Refinance
 46            1     400 West 14th Street                           $ 15,000,000  $ 15,000,000            0.4%       Refinance
 47            1     Chidlaw Industrial WH (Refi)                   $ 14,300,000  $ 14,285,764            0.4%       Refinance
 48            1     McClintock Fountains                           $ 15,455,000  $ 15,455,000            0.5%      Acquisition
 49            1     Summit Center Marketplace                      $ 13,800,000  $ 13,800,000            0.4%       Refinance
 50            2     Burwick Farms Apartment Homes                  $ 13,680,000  $ 13,680,000            0.4%      Acquisition
 51            1     Lake Point Business Center                     $ 13,600,000  $ 13,600,000            0.4%       Refinance
 52            1     Avalon Park Town Center Phase II               $ 13,500,000  $ 13,500,000            0.4%       Refinance
 53            1     Harvest Plaza                                  $ 13,475,000  $ 13,475,000            0.4%       Refinance
 54            2     Woodbridge Villas Apartments                   $ 13,400,000  $ 13,400,000            0.4%      Acquisition
 55            2     Legacy Apartments                              $ 13,250,000  $ 13,250,000            0.4%      Acquisition
 56            2     Smoketree Apartments                           $ 13,050,000  $ 13,050,000            0.4%       Refinance
 57            2     MacArthur Park Apartments                      $ 12,865,000  $ 12,865,000            0.4%      Acquisition
 58            1     Jefferson Park Properties Office               $ 12,750,000  $ 12,750,000            0.4%       Refinance
 59            1     Gateway Plaza                                  $ 12,600,000  $ 12,600,000            0.4%       Refinance
 60            1     Shoppes of Olney                               $ 12,150,000  $ 12,150,000            0.4%       Refinance
 61            1     209 West Jackson                               $ 12,000,000  $ 12,000,000            0.3%       Refinance
 62            1     Sprouts Center Mesa                            $ 12,000,000  $ 12,000,000            0.3%      Acquisition
 63            1     Comfort Inn & Suites Chicago                   $ 12,000,000  $ 11,969,342            0.3%       Refinance
 64            1     163-18 Jamaica Avenue                          $ 11,750,000  $ 11,750,000            0.3%       Refinance
 65            1     Country Inn & Suites Denver                    $ 11,700,000  $ 11,676,102            0.3%       Refinance
 66            1     2500 West Bradley                              $ 11,500,000  $ 11,481,239            0.3%       Refinance
 67            1     Kennestone Physicians Center Phase II          $ 11,300,000  $ 11,300,000            0.3%       Refinance
 68            1     Garrett Corporate Center                       $ 11,250,000  $ 11,250,000            0.3%       Refinance
 69            2     Catalina Mission Apartments                    $ 11,050,000  $ 11,050,000            0.3%      Acquisition
 70            1     Publix Market Square Haile Village             $ 11,000,000  $ 11,000,000            0.3%      Acquisition
 71            2     Sunbreeze Apartments                           $ 11,000,000  $ 10,955,883            0.3%       Refinance
 72            1     Royal Bank Complex                             $ 10,900,000  $ 10,900,000            0.3%       Refinance
 73            1     Roswell Summit                                 $ 10,875,000  $ 10,875,000            0.3%      Acquisition
 74            1     Hilton Garden Inn Plymouth                     $ 10,550,000  $ 10,535,353            0.3%       Refinance
 75            1     Duke University Health Systems, Inc.--OPS      $ 10,500,000  $ 10,500,000            0.3%       Refinance
 76            1     Hilton Garden Inn Columbus/Polaris             $ 10,300,000  $ 10,300,000            0.3%       Refinance
 77            1     Brentwood Retail Center                        $ 10,000,000  $ 10,000,000            0.3%       Refinance
 78            1     Holiday Inn Express - Long Island City         $ 10,000,000  $  9,960,876            0.3%       Refinance
 79            1     Beacon Ridge Tower                             $  9,750,000  $  9,750,000            0.3%      Acquisition
 80            1     Holiday Inn Select Dallas                      $  9,750,000  $  9,733,532            0.3%      Acquisition
 81            2     Gardens of Canal Park Apartments               $  9,524,000  $  9,524,000            0.3%       Refinance
 82            2     Observation Point Apartments                   $  9,400,000  $  9,400,000            0.3%      Acquisition
 83            1     Heald Business College                         $  9,400,000  $  9,390,462            0.3%       Refinance
 84            1     Southgate Business Center I                    $  9,270,000  $  9,237,864            0.3%       Refinance
 85            1     Palladium at Deep River                        $  9,200,000  $  9,200,000            0.3%       Refinance
 86            1     Duke University Health Systems, Inc.           $  9,175,000  $  9,175,000            0.3%       Refinance
 87            2     Brandon Walk Apartments                        $  9,135,000  $  9,135,000            0.3%      Acquisition
 88            1     Best Western Mill River Manor                  $  9,000,000  $  8,955,214            0.3%      Acquisition
 89            2     Heartland Ridge Apartments                     $  8,840,000  $  8,840,000            0.3%      Acquisition
 90     E      1     Safeland Storage I                             $  4,500,000  $  4,500,000            0.1%       Refinance
 91     E      1     Safeland Storage II                            $  4,100,000  $  4,100,000            0.1%       Refinance
 92            2     Woodcrest Apartments                           $  8,600,000  $  8,600,000            0.3%      Acquisition
 93            1     The Promenade at Jones Bridge                  $  8,600,000  $  8,568,178            0.2%       Refinance
 94            1     Staybridge Suites Chattanooga                  $  8,550,000  $  8,516,775            0.2%       Refinance
 95            1     Market Place & Pointe South                    $  8,443,800  $  8,443,800            0.2%       Refinance
 96            2     Towne Oaks Apartments (PARENT)                 $  8,080,000  $  8,080,000            0.2%      Acquisition
 97            1     Commerce Plaza I                               $  8,000,000  $  8,000,000            0.2%       Refinance
 98            1     Satyr Hill Shopping Center                     $  7,940,000  $  7,940,000            0.2%       Refinance
 99            1     Sprouts Center Glendale                        $  7,850,000  $  7,850,000            0.2%       Refinance
100            2     Las Brisas Apartments                          $  7,825,000  $  7,825,000            0.2%      Acquisition

                                                                   INITIAL
      ORIGINATION     REMAINING     ORIGINAL        REMAINING     INTEREST
      AMORTIZATION   AMORTIZATION    TERM TO         TERM TO        ONLY    MORTGAGE                      FIRST
         TERM           TERM        MATURITY        MATURITY       PERIOD   INTEREST        MONTHLY      PAYMENT    MATURITY
 #      (MONTHS)     (MONTHS) (1)  (MONTHS) (2)  (MONTHS) (1, 2)  (MONTHS)    RATE          PAYMENT       DATE        DATE
---  -------------  -------------  ------------  ---------------  --------  ------------  -----------  ----------  ----------
  1       364            364            120            109            84    5.5546%        $1,103,135   2/11/2006   1/11/2016
  2  Interest Only  Interest Only        85             84            85    6.2619%        $1,015,822  12/11/2006  12/11/2013
  3  Interest Only  Interest Only       120            119           120    5.7770%        $  805,370  12/11/2006  11/11/2016
  4       360            360            120            117            60    5.9700%        $  878,506   10/1/2006    9/1/2016
  5       360            360            120            114            84    6.7542% (10)   $  902,169   7/11/2006   6/11/2016
  6  Interest Only  Interest Only        60             58            60    6.3847%        $  620,368  11/11/2006  10/11/2011
  7  Interest Only  Interest Only       121            118           121    6.2065%        $  524,393  10/11/2006  10/11/2016
  8       360            360            120            120                  6.0400%        $  246,871   1/11/2007  12/11/2016
  9       360            360            120            120                  6.0400%        $  246,871   1/11/2007  12/11/2016
 10       360            360            120            116            60    6.4306% (14)   $  494,015   9/11/2006   8/11/2016
 11  Interest Only  Interest Only       120            118           120    5.9800%        $  194,523  11/11/2006  10/11/2016
 12  Interest Only  Interest Only       120            118           120    5.9800%        $  184,418  11/11/2006  10/11/2016
 13       300            300            121            116            60    6.3075%        $  424,466   8/11/2006   8/11/2016
 14  Interest Only  Interest Only       120            119           120    5.8900%        $  283,661  12/11/2006  11/11/2016
 15       360            360            121            120            36    5.8860%        $  325,733  12/11/2006  12/11/2016
 16  Interest Only  Interest Only        61             61            61    5.6300%        $  247,355   1/11/2007   1/11/2012
 17       360            359            120            119                  6.2150%        $  193,307  12/11/2006  11/11/2036
 18       360            359            120            119                  6.2150%        $   59,362  12/11/2006  11/11/2036
 19       360            359            120            119                  6.2150%        $   11,111  12/11/2006  11/11/2036
 20       360            360            122            119            38    5.9550%        $  238,664  10/11/2006  11/11/2016
 21  Interest Only  Interest Only       120            116           120    5.9200%        $  187,569   9/11/2006   8/11/2016
 22       360            360            120            120            60    6.0500%        $  210,969    1/1/2007   12/1/2016
 23  Interest Only  Interest Only       120            119           120    5.6300%        $  156,975  12/11/2006  11/11/2016
 24       360            360            121            121            60    5.6500%        $  173,171   1/11/2007   1/11/2017
 25  Interest Only  Interest Only       120            120           120    5.9500%        $  150,816   1/11/2007  12/11/2016
 26  Interest Only  Interest Only        60             60            60    6.0300%        $  143,673    1/1/2007   12/1/2011
 27       360            360            120            117            48    6.1800%        $  171,128  10/11/2006   9/11/2016
 28  Interest Only  Interest Only       120            117           120    6.1247%        $  134,545  10/11/2006   9/11/2016
 29  Interest Only  Interest Only        84             82            84    5.7700%        $  119,440  11/11/2006  10/11/2013
 30       360            360            120            116            60    6.1200%        $  145,749   9/11/2006   8/11/2016
 31       360            360            120            119            60    5.8900%        $  130,468  12/11/2006  11/11/2016
 32       360            360            120            118            60    5.9400%        $  129,862  11/11/2006  10/11/2016
 33       360            360            120            116            48    6.1000%        $  130,592   9/11/2006   8/11/2016
 34       360            360            120            119            60    6.0500%        $  120,554  12/11/2006  11/11/2016
 35       360            360            120            120            36    5.8800%        $  118,253    1/1/2007   12/1/2016
 36       360            360             84             81            24    5.9100%        $  111,778  10/11/2006   9/11/2013
 37  Interest Only  Interest Only       120            115           120    6.1000%        $   94,642   8/11/2006   7/11/2016
 38       360            360            120            120                  6.0100%        $  109,835    1/1/2007   12/1/2036
 39       360            360            121            120            60    5.6450%        $   97,673  12/11/2006  12/11/2016
 40       360            360            120            117            60    5.9500%        $  100,185  10/11/2006   9/11/2016
 41       360            360            121            119            36    6.2700%        $  100,266  11/11/2006  11/11/2016
 42       360            360            121            119            72    5.9100%        $   67,691  11/11/2006  11/11/2016
 43       360            360            121            119            72    5.9100%        $   24,345  11/11/2006  11/11/2016
 44       360            360            121            121            60    5.8300%        $   90,654   1/11/2007   1/11/2017
 45       360            360            120            119            60    5.6200%        $   88,027  12/11/2006  11/11/2016
 46  Interest Only  Interest Only       120            119           120    5.7800%        $   73,253  12/11/2006  11/11/2016
 47       360            359            120            119                  6.0000%        $   85,736  12/11/2006  11/11/2016
 48       360            360            120            117            60    6.0300%        $   92,959  10/11/2006   9/11/2016
 49       360            360            120            120            12    6.2200%        $   84,700   1/11/2007  12/11/2016
 50       360            360            121            120            60    5.6700%        $   79,139  12/11/2006  12/11/2016
 51       360            360            120            117            36    5.8200%        $   79,972  10/11/2006   9/11/2016
 52       360            360            120            117            24    6.0900%        $   81,722  10/11/2006   9/11/2016
 53       360            360            120            117            36    6.1300%        $   81,919  10/11/2006   9/11/2016
 54       360            360            120            117            24    6.2300%        $   82,332  10/11/2006   9/11/2016
 55       360            360            120            119            36    5.9200%        $   78,760  12/11/2006  11/11/2016
 56       360            360            121            118            60    6.0600%        $   78,745  10/11/2006  10/11/2016
 57       360            360            120            118            30    6.2700%        $   79,379  11/11/2006  10/11/2016
 58       360            360            120            120            24    5.8400%        $   75,136    1/1/2007   12/1/2016
 59       360            360            120            118            12    6.0200%        $   75,705  11/11/2006  10/11/2016
 60  Interest Only  Interest Only       120            118           120    5.8800%        $   60,362  11/11/2006  10/11/2016
 61       360            360            120            117            60    6.0300%        $   72,178  10/11/2006   9/11/2016
 62       360            360            120            117            60    5.9800%        $   71,792  10/11/2006   9/11/2016
 63       300            298            120            118                  6.3700%        $   80,053  11/11/2006  10/11/2016
 64       360            360             60             60            24    6.1475%        $   71,565   1/11/2007  12/11/2011
 65       336            334            120            118                  6.2300%        $   73,676  11/11/2006  10/11/2016
 66       360            358            119            117                  6.5000%        $   72,688  11/11/2006   9/11/2016
 67       360            360            121            117            36    6.1500%        $   68,843   9/11/2006   9/11/2016
 68       360            360            120            120            60    5.8300%        $   66,225    1/1/2007   12/1/2016
 69       360            360            120            119            60    5.8200%        $   64,977  12/11/2006  11/11/2016
 70       360            360            121            116            36    6.0600%        $   66,375   8/11/2006   8/11/2016
 71       360            355             60             55                  6.5100%        $   69,600   8/11/2006   7/11/2011
 72       360            360            120            120            60    5.8300%        $   64,164    1/1/2007   12/1/2016
 73       360            360            121            118            24    6.3800%        $   67,881  10/11/2006  10/11/2016
 74       300            299            120            119                  6.2500%        $   69,595  12/11/2006  11/11/2016
 75       360            360            120            120            60    5.8300%        $   61,810    1/1/2007   12/1/2036
 76       300            300            120            120                  6.1500%        $   67,311   1/11/2007  12/11/2016
 77       360            360            120            119            36    5.8500%        $   58,994  12/11/2006  11/11/2016
 78       300            297            120            117                  6.4000%        $   66,897  10/11/2006   9/11/2016
 79       360            360            121            119            72    5.9100%        $   57,893  11/11/2006  11/11/2016
 80       360            358            120            118                  6.3500%        $   60,668  11/11/2006  10/11/2016
 81       360            360            121            120            24    5.7900%        $   55,822  12/11/2006  12/11/2016
 82       360            360            121            116            24    6.3200%        $   58,306   8/11/2006   8/11/2016
 83       360            359            120            119                  5.9000%        $   55,755  12/11/2006  11/11/2036
 84       360            356            121            117                  6.2600%        $   57,137   9/11/2006   9/11/2016
 85       360            360            120            116            60    6.2100%        $   56,407   9/11/2006   8/11/2016
 86       360            360            120            120            60    5.8300%        $   54,010    1/1/2007   12/1/2036
 87       360            360            120            118            30    6.2700%        $   56,365  11/11/2006  10/11/2016
 88       300            296            122            118                  6.5500%        $   61,050   9/11/2006  10/11/2016
 89       360            360            120            117            60    6.1800%        $   54,028  10/11/2006   9/11/2016
 90       360            360            120            118            48    6.1500%        $   27,415  11/11/2006  10/11/2016
 91       360            360            120            118            48    6.1500%        $   24,978  11/11/2006  10/11/2016
 92       360            360            121            118            60    6.0800%        $   52,005  10/11/2006  10/11/2016
 93       360            356            120            116                  5.9700%        $   51,396   9/11/2006   8/11/2016
 94       300            297            121            118                  6.4400%        $   57,410  10/11/2006  10/11/2016
 95       360            360            120            117            36    6.3400%        $   52,485  10/11/2006   9/11/2016
 96       360            360            121            118            60    6.1100%        $   49,017  10/11/2006  10/11/2016
 97       360            360            120            118            60    5.9650%        $   47,784  11/11/2006  10/11/2016
 98       360            360            121            120            36    5.7400%        $   46,285  12/11/2006  12/11/2016
 99       360            360            119            118            36    6.1000%        $   47,571  12/11/2006  10/11/2016
100       360            360             60             58            24    6.0500%        $   47,167  11/11/2006  10/11/2011

                               PREPAYMENT PROVISION                          DEFEASANCE
 #     ARD (3)                 AS OF ORIGINATION (4)                         OPTION (5)
---  ----------  ----------------------------------------------------------  ----------
  1              Lock/113_0.0%/7                                                 Yes
  2              Lock/78_0.0%/7                                         (8)      Yes
  3              Lock/113_0.0%/7                                                 Yes
  4              Lock/116_0.0%/4                                                 Yes
  5              Lock/116_0.0%/4                                                 Yes
  6              Lock/56_0.0%/4                                                  Yes
  7              Lock/116_0.0%/5                                                 Yes
  8              Lock/117_0.0%/3                                                 Yes
  9              Lock/117_0.0%/3                                                 Yes
 10              Lock/28_YM1/88_0.0%/4                                            No
 11              Lock/117_0.0%/3                                                 Yes
 12              Lock/117_0.0%/3                                                 Yes
 13              Lock/114_0.0%/7                                                 Yes
 14              Lock/113_0.0%/7                                                 Yes
 15              Lock/117_0.0%/4                                                 Yes
 16              Lock/12_YM0.25/42_0.0%/7                                         No
 17  11/11/2016  Lock/117_0.0%/3                                                 Yes
 18  11/11/2016  Lock/117_0.0%/3                                                 Yes
 19  11/11/2016  Lock/117_0.0%/3                                                 Yes
 20              Lock/118_0.0%/4                                                 Yes
 21              Lock/117_0.0%/3                                                 Yes
 22              Lock/117_0.0%/3                                                 Yes
 23              Lock/116_0.0%/4                                                 Yes
 24              Lock/115_0.0%/6                                                 Yes
 25              Lock/117_0.0%/3                                                 Yes
 26              YM1/35_0.0%/25                                                  No
 27              Lock/117_0.0%/3                                                 Yes
 28              Lock/116_0.0%/4                                                 Yes
 29              Lock/80_0.0%/4                                                  Yes
 30              Lock/117_0.0%/3                                                 Yes
 31              Lock/117_0.0%/3                                                 Yes
 32              Lock/117_0.0%/3                                                 Yes
 33              Lock/117_0.0%/3                                                 Yes
 34              Lock/116_0.0%/4                                                 Yes
 35              YM1/116_0.0%/4                                                   No
 36              Lock/81_0.0%/3                                                  Yes
 37              Lock/117_0.0%/3                                                 Yes
 38  12/1/2016   Lock/116_0.0%/4                                                 Yes
 39              Lock/118_0.0%/3                                                 Yes
 40              Lock/117_0.0%/3                                                 Yes
 41              Lock/118_0.0%/3                                                 Yes
 42              Lock/118_0.0%/3                                                 Yes
 43              Lock/118_0.0%/3                                                 Yes
 44              Lock/118_0.0%/3                                                 Yes
 45              Lock/117_0.0%/3                                                 Yes
 46              Lock/117_0.0%/3                                                 Yes
 47              Lock/117_0.0%/3                                                 Yes
 48              Lock/117_0.0%/3                                                 Yes
 49              Lock/117_0.0%/3                                                 Yes
 50              Lock/115_0.0%/6                                                 Yes
 51              Lock/117_0.0%/3                                                 Yes
 52              Lock/117_0.0%/3                                                 Yes
 53              Lock/117_0.0%/3                                                 Yes
 54              Lock/117_0.0%/3                                                 Yes
 55              Lock/117_0.0%/3                                                 Yes
 56              YM3/12_YM2/12_YM1/93_0.0%/4                                      No
 57              Lock/117_0.0%/3                                                 Yes
 58              Lock/117_0.0%/3                                                 Yes
 59              Lock/117_0.0%/3                                                 Yes
 60              Lock/116_0.0%/4                                                 Yes
 61              Lock/117_0.0%/3                                                 Yes
 62              Lock/117_0.0%/3                                                 Yes
 63              Lock/117_0.0%/3                                                 Yes
 64              Lock/56_0.0%/4                                                  Yes
 65              Lock/117_0.0%/3                                                 Yes
 66              Lock/116_0.0%/3                                                 Yes
 67              Lock/115_0.0%/6                                                 Yes
 68              YM1/116_0.0%/4                                                   No
 69              Lock/118_0.0%/2                                                 Yes
 70              Lock/115_0.0%/6                                                 Yes
 71              Lock/56_0.0%/4                                                  Yes
 72              YM/116_0.0%/4                                                    No
 73              Lock/118_0.0%/3                                                 Yes
 74              Lock/117_0.0%/3                                                 Yes
 75  12/1/2016   YM/116_0.0%/4                                                    No
 76              Lock/117_0.0%/3                                                 Yes
 77              Lock/114_0.0%/6                                                 Yes
 78              Lock/117_0.0%/3                                                 Yes
 79              Lock/118_0.0%/3                                                 Yes
 80              Lock/59_5.0%/12_4.0%/12_3.0%/12_2.0%/12_1.0%/11_0.0%/2          Yes
 81              Lock/118_0.0%/3                                                 Yes
 82              Lock/118_0.0%/3                                                 Yes
 83  11/11/2016  Lock/117_0.0%/3                                                 Yes
 84              Lock/40_YM1/69_1.0%/8_0.0%/4                                     No
 85              Lock/117_0.0%/3                                                 Yes
 86  12/1/2016   YM/116_0.0%/4                                                    No
 87              Lock/117_0.0%/3                                                 Yes
 88              Lock/119_0.0%/3                                                 Yes
 89              Lock/117_0.0%/3                                                 Yes
 90              Lock/114_0.0%/6                                                 Yes
 91              Lock/114_0.0%/6                                                 Yes
 92              Lock/115_0.0%/6                                                 Yes
 93              Lock/117_0.0%/3                                                 Yes
 94              Lock/118_0.0%/3                                                 Yes
 95              Lock/117_0.0%/3                                                 Yes
 96              Lock/115_0.0%/6                                                 Yes
 97              Lock/117_0.0%/3                                                 Yes
 98              Lock/118_0.0%/3                                                 Yes
 99              Lock/116_0.0%/3                                                 Yes
100              Lock/57_0.0%/3                                                  Yes

                CHARACTERISTICS OF THE UNDERLYING MORTGAGE LOANS

                                                                                               PERCENTAGE OF
                                                                      ORIGINAL   CUT-OFF DATE   INITIAL NET
               LOAN                                                   PRINCIPAL    PRINCIPAL     MORTGAGE        LOAN
 #   CROSSED  GROUP  LOAN NAME                                         BALANCE   BALANCE (1)    POOL BALANCE    PURPOSE
---  -------  -----  ----------------------------------------------  ----------  ------------  -------------  -----------
101             1    6400 Powers Ferry Landing                       $7,600,000   $7,600,000        0.2%       Refinance
102             2    The Cottages on Elm                             $7,600,000   $7,600,000        0.2%       Refinance
103             1    Destination Ramon                               $7,500,000   $7,500,000        0.2%       Refinance
104             1    Grocery Outlet Portfolio                        $7,500,000   $7,500,000        0.2%       Refinance
105             2    Arbors of Perrysburg                            $7,400,000   $7,400,000        0.2%       Refinance
106             1    360 White Plains - Parent                       $7,300,000   $7,281,297        0.2%       Refinance
107             1    Lincoln Plaza                                   $7,000,000   $7,000,000        0.2%      Acquisition
108             1    North 41 Plaza                                  $7,000,000   $7,000,000        0.2%       Refinance
109             1    Holiday Inn Express Brandon                     $7,000,000   $6,987,028        0.2%       Refinance
110             1    Dublin Village                                  $6,800,000   $6,800,000        0.2%      Acquisition
111             2    Shady Oaks Apartments                           $6,800,000   $6,800,000        0.2%       Refinance
112             1    Hillside Center                                 $6,660,000   $6,660,000        0.2%       Refinance
113             1    Holiday Inn Express Austin                      $6,640,000   $6,630,609        0.2%      Acquisition
114             1    Holiday Inn Express Easton                      $6,600,000   $6,582,778        0.2%       Refinance
115             2    507, 515, 517 West 171st Street                 $6,500,000   $6,500,000        0.2%      Acquisition
116             1    Park Avenue Plaza                               $6,500,000   $6,500,000        0.2%       Refinance
117             1    Country Inn & Suites Mankato                    $6,500,000   $6,486,723        0.2%       Refinance
118             2    Brookstone Apartments                           $6,400,000   $6,400,000        0.2%       Refinance
119             1    Weeks-Lerman Building                           $6,250,000   $6,250,000        0.2%       Refinance
120             2    Lakeside Apartments                             $6,150,000   $6,150,000        0.2%       Refinance
121             1    NorthPark Villa                                 $6,150,000   $6,150,000        0.2%       Refinance
122             1    Solana Beach Baking Company                     $6,000,000   $5,994,118        0.2%      Acquisition
123             1    Courtyard by Marriott Layton                    $6,000,000   $5,989,273        0.2%       Refinance
124             1    Holiday Inn Express Frackville                  $6,000,000   $5,984,343        0.2%       Refinance
125             2    Westwood Fountains Apartments                   $5,900,000   $5,900,000        0.2%       Refinance
126             1    Irwin Union Bank                                $5,700,000   $5,700,000        0.2%       Refinance
127             1    Americana Park Mobile Home Park                 $5,650,000   $5,650,000        0.2%       Refinance
128             1    Poole's Corner                                  $5,600,000   $5,600,000        0.2%       Refinance
129             1    Sportsman's Warehouse & Shops                   $5,500,000   $5,500,000        0.2%      Acquisition
130             1    Shelby Park                                     $5,450,000   $5,450,000        0.2%       Refinance
131             1    Academy Sports                                  $5,400,000   $5,400,000        0.2%       Refinance
132             1    Cortez West Shopping Center                     $5,300,000   $5,300,000        0.2%       Refinance
133             1    Marketplace North II                            $5,300,000   $5,300,000        0.2%      Acquisition
134             1    Tower Station                                   $5,200,000   $5,200,000        0.2%       Refinance
135             1    Discount Drug Mart Plaza                        $5,200,000   $5,194,643        0.2%      Acquisition
136             1    Fairfield Inn & Suites Muskegon Norton Shores   $5,100,000   $5,092,919        0.1%       Refinance
137             1    Summerfield Shopping Center                     $5,022,000   $5,022,000        0.1%       Refinance
138             2    150 West 140th Street                           $5,000,000   $5,000,000        0.1%      Acquisition
139             2    Ashton Park                                     $5,000,000   $5,000,000        0.1%       Refinance
140             1    Plaza on Main Shopping Center                   $5,000,000   $4,995,310        0.1%       Refinance
141             1    Dorsey Business Center III                      $4,870,000   $4,853,232        0.1%       Refinance
142             1    Preston Walk II                                 $4,815,000   $4,815,000        0.1%      Acquisition
143             1    Holiday Inn Express Centerville                 $4,800,000   $4,793,351        0.1%       Refinance
144             1    Holiday Inn Express St. Joseph, MI              $4,750,000   $4,750,000        0.1%       Refinance
145             2    Brookside Apartments                            $4,740,000   $4,740,000        0.1%       Refinance
146             1    The Concourse                                   $4,680,000   $4,680,000        0.1%      Acquisition
147             1    Hampton Inn Muskegon                            $4,600,000   $4,593,614        0.1%       Refinance
148             2    Melrose Manor                                   $4,400,000   $4,400,000        0.1%       Refinance
149             1    Bazaar 280 Retail Center                        $4,375,000   $4,367,036        0.1%       Refinance
150             1    Trinity Commons                                 $4,300,000   $4,300,000        0.1%       Refinance
151             1    Orlando North Service Center                    $4,225,000   $4,225,000        0.1%       Refinance
152             2    Hidden Acres Apts Phase II                      $4,200,000   $4,200,000        0.1%       Refinance
153             1    Southport Plaza                                 $4,200,000   $4,200,000        0.1%       Refinance
154             1    Hobby Lobby                                     $4,200,000   $4,200,000        0.1%      Acquisition
155             1    Johnson's Mobile Home Park & Marshwood Estates  $4,205,000   $4,191,172        0.1%      Acquisition
156             1    Poplar Hill Medical Center                      $4,150,000   $4,135,970        0.1%       Refinance
157             1    Shoppes at 521                                  $4,083,000   $4,083,000        0.1%       Refinance
158             1    15477 Ventura                                   $4,050,000   $4,050,000        0.1%       Refinance
159             1    96th & Madison                                  $4,000,000   $4,000,000        0.1%       Refinance
160             1    Ford City Office Plaza                          $4,000,000   $4,000,000        0.1%      Acquisition
161             1    Bradford Crossing                               $4,000,000   $3,992,455        0.1%       Refinance
162             1    Country Club Marketplace                        $3,920,000   $3,920,000        0.1%      Acquisition
163             1    115 Park Street                                 $3,900,000   $3,900,000        0.1%       Refinance
164             1    Towne Crest Village                             $3,905,000   $3,898,267        0.1%      Acquisition
165             1    TownePlace Suites East Lansing                  $3,850,000   $3,844,737        0.1%       Refinance
166             1    Ridgeview Marketplace                           $3,840,000   $3,840,000        0.1%       Refinance
167             2    Chambers Ridge Apartments                       $3,800,000   $3,800,000        0.1%      Acquisition
168             1    Shops at West Pointe                            $3,775,000   $3,775,000        0.1%      Acquisition
169             1    Sheldon Plaza Shopping Center                   $3,750,000   $3,750,000        0.1%       Refinance
170             2    Kennedy's Landing                               $3,750,000   $3,746,267        0.1%       Refinance
171             1    Walgreens Festus                                $3,731,000   $3,720,845        0.1%       Refinance
172             1    Four Gateway Plaza                              $3,720,000   $3,720,000        0.1%       Refinance
173             1    Shannon Square                                  $3,654,000   $3,654,000        0.1%      Acquisition
174             1    Claim Jumper at Deer Valley Towne Center        $3,650,000   $3,650,000        0.1%      Acquisition
175             1    Hampton Inn Hinesville                          $3,600,000   $3,595,193        0.1%      Acquisition
176             1    Hampton Inn Sumter                              $3,600,000   $3,594,963        0.1%      Acquisition
177             1    StarKey Self Storage                            $3,600,000   $3,587,520        0.1%       Refinance
178             1    Hampton Inn Johnson City                        $3,600,000   $3,585,163        0.1%       Refinance
179             2    Mobile Home Terrace                             $3,600,000   $3,584,884        0.1%       Refinance
180             1    Holiday Inn Express Hotel & Suites Morehead     $3,540,000   $3,526,173        0.1%       Refinance
181             1    Stonecrest Promenade                            $3,530,000   $3,517,901        0.1%      Acquisition
182             2    St. Germain Apartments                          $3,499,999   $3,499,999        0.1%       Refinance
183             1    Corpus Christi Self Storage                     $3,500,000   $3,493,910        0.1%       Refinance
184             1    Carlsbad Airport Center                         $3,499,999   $3,493,798        0.1%       Refinance
185             1    SY Venture II                                   $3,499,999   $3,490,934        0.1%       Refinance
186             1    BV Properties Temecula                          $3,500,000   $3,490,143        0.1%       Refinance
187             1    Pinegate Shopping Center                        $3,475,000   $3,475,000        0.1%       Refinance
188             2    Royalgate and Timberwood Apartments             $3,450,000   $3,450,000        0.1%      Acquisition
189             1    208 W. 4th Street                               $3,440,000   $3,440,000        0.1%      Acquisition
190             1    Ward Circle Retail                              $3,400,000   $3,400,000        0.1%       Refinance
191             1    Shoppes at Pittsburgh Mills (2)                 $3,400,000   $3,368,458        0.1%      Acquisition
192             1    Valle Verde Pad #1                              $3,300,000   $3,294,388        0.1%      Acquisition
193             1    Remax office                                    $3,300,000   $3,294,297        0.1%       Refinance
194             1    Bartlett Square Retail Center                   $3,250,000   $3,250,000        0.1%       Refinance
195             1    Federal Express Building                        $3,250,000   $3,250,000        0.1%      Acquisition
196             1    Old Town Plaza                                  $3,200,000   $3,200,000        0.1%       Refinance
197             1    Shoppes at Armenia                              $3,200,000   $3,194,369        0.1%      Acquisition
198             1    Metro Plaza                                     $3,150,000   $3,150,000        0.1%      Acquisition
199             2    Lodge Apartments                                $3,110,000   $3,110,000        0.1%      Acquisition
200             1    Mill Ohm Building                               $3,082,000   $3,082,000        0.1%      Acquisition
201             1    Cornerstone Plaza                               $3,000,000   $3,000,000        0.1%       Refinance
202             1    Elmsley Square                                  $3,000,000   $3,000,000        0.1%      Acquisition
203             1    Madison Commons                                 $3,000,000   $3,000,000        0.1%       Refinance
204             1    485 Kings Highway                               $3,000,000   $3,000,000        0.1%       Refinance
205             1    Comfort Suites Goldsboro                        $2,995,000   $2,983,302        0.1%       Refinance
206             1    Town Place Square Pad C                         $2,950,000   $2,944,533        0.1%       Refinance
207             1    Tomball Plaza                                   $2,925,000   $2,925,000        0.1%       Refinance
208             1    Terrace Eateries                                $2,900,000   $2,900,000        0.1%       Refinance
209             1    Oaklandon Plaza                                 $2,850,000   $2,850,000        0.1%      Acquisition
210             2    Spencer Square Apartments                       $2,800,000   $2,792,460        0.1%       Refinance
211             1    Intech Commons Retail Center                    $2,790,000   $2,790,000        0.1%       Refinance
212             1    Holiday Inn Express Hotel & Suites Laurinburg   $2,760,000   $2,749,220        0.1%       Refinance
213             1    Pinnacle Park Shops                             $2,747,500   $2,747,500        0.1%      Acquisition
214             1    Watkins Plaza                                   $2,750,000   $2,747,455        0.1%       Refinance
215             1    Camp Creek Shopping Center                      $2,725,000   $2,725,000        0.1%      Acquisition
216             1    Albemarle Shops                                 $2,720,000   $2,714,846        0.1%       Refinance
217             1    Adams and Tabor Shopping Center 2               $2,725,000   $2,714,640        0.1%      Acquisition
218             1    MeadowPointe Office Park                        $2,700,000   $2,700,000        0.1%      Acquisition

                                                                  INITIAL
      ORIGINATION     REMAINING      ORIGINAL       REMAINING    INTEREST
      AMORTIZATION   AMORTIZATION     TERM TO        TERM TO       ONLY    MORTGAGE              FIRST
          TERM           TERM        MATURITY       MATURITY      PERIOD   INTEREST  MONTHLY    PAYMENT    MATURITY
 #      (MONTHS)     (MONTHS) (1)  (MONTHS) (2)  MONTHS) (1, 2)  (MONTHS)   RATE     PAYMENT     DATE        DATE      ARD (3)
---  -------------  -------------  ------------  --------------  --------  --------  -------  ----------  ----------  ---------
101       360            360            120            117           48     6.2800%  $46,943  10/11/2006   9/11/2016
102       360            360            121            117           48     6.1600%  $46,351   9/11/2006   9/11/2016
103  Interest Only  Interest Only       120            120          120     5.5400%  $35,106   1/11/2007  12/11/2016
104       360            360            120            117           60     6.1300%  $45,595  10/11/2006   9/11/2016
105       360            360            122            122           12     6.2000%  $45,323   1/11/2007   2/11/2017
106       360            357            120            117                  6.4700%  $45,997  10/11/2006   9/11/2016
107       360            360            121            116           36     6.0700%  $42,284   8/11/2006   8/11/2016
108       360            360            120            116           24     6.0100%  $42,014   9/11/2006   8/11/2016
109       360            358            120            118                  5.9400%  $41,699  11/11/2006  10/11/2016
110       360            360            122            120           36     5.7800%  $39,813  11/11/2006  12/11/2016
111       360            360            120            116           36     6.1500%  $41,428   9/11/2006   8/11/2016
112       360            360            121            120           30     6.3000%  $41,224  12/11/2006  12/11/2016
113       300            299            119            118                  6.1300%  $43,311  12/11/2006  10/11/2016
114       300            298            120            118                  6.2500%  $43,538  11/11/2006  10/11/2016
115       360            360             62             62           24     5.7500%  $37,932   1/11/2007   2/11/2012
116       360            360            120            117           24     6.2700%  $40,106  10/11/2006   9/11/2016
117       336            334            120            118                  6.2300%  $40,931  11/11/2006  10/11/2016
118       360            360            120            116           36     6.1440%  $38,966   9/11/2006   8/11/2016
119       360            360            120            120           36     5.7800%  $36,593    1/1/2007   12/1/2016
120       360            360            120            115           24     6.1200%  $37,348   8/11/2006   7/11/2016
121       360            360            120            120           24     5.9200%  $36,557    1/1/2007   12/1/2016
122       360            359            120            119                  6.0800%  $36,282   12/1/2006   11/1/2036  11/1/2016
123       360            358            120            118                  6.1000%  $36,360  11/11/2006  10/11/2016
124       300            298            120            118                  6.2500%  $39,580  11/11/2006  10/11/2016
125       360            360            120            118           24     5.7500%  $34,431  11/11/2006  10/11/2016
126       360            360            118            115           36     6.3400%  $35,430  10/11/2006   7/11/2016
127       360            360            119            118           36     5.8450%  $33,314  12/11/2006  10/11/2016
128       360            360            120            120                  5.6600%  $32,361    1/1/2007   12/1/2016
129       360            360            120            120                  5.7800%  $32,201    1/1/2007   12/1/2016
130       360            360            120            119           36     6.0000%  $32,676   12/1/2006   11/1/2016
131       360            360            120            120           24     5.9600%  $32,237    1/1/2007   12/1/2036  12/1/2016
132       360            360            120            118           36     6.2400%  $32,599  11/11/2006  10/11/2016
133       360            360            120            116           36     6.1500%  $32,289   9/11/2006   8/11/2016
134       360            360            120            116           48     6.2600%  $32,051   9/11/2006   8/11/2016
135       360            359            120            119                  5.8200%  $30,577   12/1/2006   11/1/2016
136       300            299            120            119                  6.2500%  $33,643  12/11/2006  11/11/2016
137       360            360            120            118           36     6.2200%  $30,823  11/11/2006  10/11/2016
138       360            360             60             59           24     5.7900%  $29,306  12/11/2006  11/11/2011
139       360            360            122            122           24     5.7900%  $29,306   1/11/2007   2/11/2017
140       360            359            120            119                  6.3100%  $30,981   12/1/2006   11/1/2016
141       360            356            121            117                  6.2900%  $30,112   9/11/2006   9/11/2016
142       360            360            120            118           36     6.0500%  $29,023  11/11/2006  10/11/2016
143       300            299            120            119                  6.2650%  $31,709  12/11/2006  11/11/2016
144       300            300            120            120                  6.2500%  $31,334   1/11/2007  12/11/2016
145       360            360            120            115           60     6.3100%  $29,370   8/11/2006   7/11/2016
146       360            360            120            119           24     6.2400%  $28,785  12/11/2006  11/11/2016
147       300            299            120            119                  6.2500%  $30,345  12/11/2006  11/11/2016
148       360            360            120            120                  5.8300%  $25,901   1/11/2007  12/11/2016
149       360            358            120            118                  6.0200%  $26,287  11/11/2006  10/11/2016
150       360            360            122            120           24     6.0200%  $25,836  11/11/2006  12/11/2016
151       360            360            120            118           24     5.8500%  $24,925  11/11/2006  10/11/2016
152       360            360            120            118           12     6.1100%  $25,479  11/11/2006  10/11/2016
153       360            360            121            118           36     6.0900%  $25,425  10/11/2006  10/11/2016
154       360            360            120            119           24     6.2500%  $25,860   12/1/2006   11/1/2036  11/1/2016
155       360            356            120            116                  6.4900%  $26,551   9/11/2006   8/11/2016
156       360            356            120            116                  6.3700%  $25,877   9/11/2006   8/11/2016
157       360            360            118            116           24     6.5000%  $25,807  11/11/2006   8/11/2016
158       360            360            120            116           36     6.0500%  $24,412   9/11/2006   8/11/2016
159       360            360            120            119           36     6.1500%  $24,369  12/11/2006  11/11/2016
160       360            360            120            118           36     6.0950%  $24,227  11/11/2006  10/11/2016
161       360            358            120            118                  5.8600%  $23,623  11/11/2006  10/11/2016
162       360            360            120            118           42     6.2400%  $24,111  11/11/2006  10/11/2016
163       360            360            122            117           36     6.1900%  $23,861   8/11/2006   9/11/2016
164       360            358            120            118                  6.2600%  $24,069  11/11/2006  10/11/2016
165       300            299            120            119                  6.3500%  $25,636  12/11/2006  11/11/2016
166       360            360            120            118           24     6.0600%  $23,171  11/11/2006  10/11/2016
167       360            360            120            118           36     6.2500%  $23,397  11/11/2006  10/11/2016
168       360            360            120            118           60     5.9700%  $22,560  11/11/2006  10/11/2016
169       360            360            119            119                  5.8800%  $22,195   1/11/2007  11/11/2016
170       360            359            121            120                  6.0000%  $22,483  12/11/2006  12/11/2016
171       360            357            120            117                  6.1900%  $22,827  10/11/2006   9/11/2016
172       360            360            120            118           24     5.8900%  $22,041  11/11/2006  10/11/2016
173       360            360            120            117           36     6.2200%  $22,427  10/11/2006   9/11/2016
174       360            360            120            118           36     6.2500%  $22,474  11/11/2006  10/11/2016
175       300            299            120            119                  6.5000%  $24,307  12/11/2006  11/11/2016
176       300            299            120            119                  6.2000%  $23,637  12/11/2006  11/11/2016
177       360            356            120            116                  6.2600%  $22,189   9/11/2006   8/11/2016
178       300            297            119            116                  6.0900%  $23,393  10/11/2006   8/11/2016
179       240            238            120            118                  5.9500%  $25,688  11/11/2006  10/11/2016
180       300            297            120            117                  6.4100%  $23,704  10/11/2006   9/11/2016
181       360            356            120            116                  6.3100%  $21,873   9/11/2006   8/11/2016
182       360            360            120            118           24     5.9200%  $20,805  11/11/2006  10/11/2016
183       360            358            120            118                  6.2200%  $21,482  11/11/2006  10/11/2016
184       360            358            120            118                  6.1400%  $21,300  11/11/2006  10/11/2016
185       360            357             60             57                  6.4200%  $21,939  10/11/2006   9/11/2011
186       360            357            120            117                  6.0300%  $21,052  10/11/2006   9/11/2016
187       360            360            120            120           24     6.4000%  $21,736   1/11/2007  12/11/2016
188       360            360            120            119           36     5.7350%  $20,100  12/11/2006  11/11/2016
189       360            360            120            118           24     6.0800%  $20,802  11/11/2006  10/11/2016
190       360            360            120            118           12     6.2000%  $20,824  11/11/2006  10/11/2016
191       360            351            117            108                  5.4900%  $19,284   4/11/2006  12/11/2015
192       360            358            119            117                  6.3200%  $20,469  11/11/2006   9/11/2016
193       360            358            120            118                  6.2500%  $20,319  11/11/2006  10/11/2016
194       360            360            120            119           60     5.7500%  $18,966  12/11/2006  11/11/2016
195  Interest Only  Interest Only       121            118          121     5.7500%  $15,789  10/11/2006  10/11/2016
196  Interest Only  Interest Only        60             59           60     6.1000%  $16,493  12/11/2006  11/11/2011
197       360            358            120            118                  6.1700%  $19,537  11/11/2006  10/11/2016
198       360            360            120            119           36     6.0000%  $18,886  12/11/2006  11/11/2016
199       360            360            121            118           36     6.2400%  $19,129  10/11/2006  10/11/2016
200       360            360            120            116           24     6.2500%  $18,976   9/11/2006   8/11/2016
201       360            360            122            118           36     6.2300%  $18,433   9/11/2006  10/11/2016
202       360            360            120            118           48     5.7700%  $17,545  11/11/2006  10/11/2016
203       360            360            120            120                  5.8700%  $17,737   1/11/2007  12/11/2016
204       360            360            120            120                  5.7600%  $17,526   1/11/2007  12/11/2016
205       300            297            120            117                  6.4100%  $20,054  10/11/2006   9/11/2016
206       360            358            118            116                  5.9400%  $17,573  11/11/2006   8/11/2016
207       360            360            121            121                  5.9700%  $17,480   1/11/2007   1/11/2017
208       360            360            120            120                  5.8100%  $17,034   1/11/2007  12/11/2016
209       360            360            121            119           36     5.8800%  $16,868  11/11/2006  11/11/2016
210       360            357            120            117                  6.2400%  $17,222  10/11/2006   9/11/2016
211       360            360            120            119           36     6.2400%  $17,160   12/1/2006   11/1/2016
212       300            297            120            117                  6.4100%  $18,481  10/11/2006   9/11/2016
213       360            360            121            120           48     5.7000%  $15,947  12/11/2006  12/11/2016
214       360            359            120            119                  6.3800%  $17,165  12/11/2006  11/11/2016
215       360            360            121            116           60     6.1400%  $16,584   8/11/2006   8/11/2016
216       360            358            120            118                  5.8400%  $16,029  11/11/2006  10/11/2016
217       360            355            120            115                  6.7300%  $17,638   8/11/2006   7/11/2016
218       360            360            120            117           36     6.0000%  $16,188  10/11/2006   9/11/2016

        PREPAYMENT PROVISION       DEFEASANCE
 #      AS OF ORIGINATION (4)      OPTION (5)
---  ----------------------------  ----------
101  Lock/117_0.0%/3                   Yes
102  Lock/118_0.0%/3                   Yes
103  Lock/116_0.0%/4                   Yes
104  Lock/117_0.0%/3                   Yes
105  Lock/119_0.0%/3                   Yes
106  Lock/117_0.0%/3                   Yes
107  Lock/118_0.0%/3                   Yes
108  Lock/114_0.0%/6                   Yes
109  Lock/117_0.0%/3                   Yes
110  Lock/119_0.0%/3                   Yes
111  Lock/117_0.0%/3                   Yes
112  Lock/115_0.0%/6                   Yes
113  Lock/116_0.0%/3                   Yes
114  Lock/117_0.0%/3                   Yes
115  Lock/59_0.0%/3                    Yes
116  Lock/114_0.0%/6                   Yes
117  Lock/117_0.0%/3                   Yes
118  Lock/117_0.0%/3                   Yes
119  Lock/117_0.0%/3                   Yes
120  Lock/114_0.0%/6                   Yes
121  Lock/117_0.0%/3                   Yes
122  YM1/59_0.0%/61                     No
123  Lock/117_0.0%/3                   Yes
124  Lock/117_0.0%/3                   Yes
125  Lock/117_0.0%/3                   Yes
126  Lock/115_0.0%/3                   Yes
127  Lock/116_0.0%/3                   Yes
128  Lock/117_0.0%/3                   Yes
129  YM1/116_0.0%/4                    No
130  Lock/117_0.0%/3                   Yes
131  Lock/116_0.0%/4                   Yes
132  Lock/117_0.0%/3                   Yes
133  Lock/117_0.0%/3                   Yes
134  Lock/117_0.0%/3                   Yes
135  Lock/116_0.0%/4                   Yes
136  Lock/117_0.0%/3                   Yes
137  Lock/117_0.0%/3                   Yes
138  Lock/57_0.0%/3                    Yes
139  Lock/119_0.0%/3                   Yes
140  Lock/107_YM1/7_0.0%/6             Yes
141  Lock/40_YM1/69_1.0%/8_0.0%/4       No
142  Lock/117_0.0%/3                   Yes
143  Lock/117_0.0%/3                   Yes
144  Lock/117_0.0%/3                   Yes
145  Lock/117_0.0%/3                   Yes
146  Lock/117_0.0%/3                   Yes
147  Lock/117_0.0%/3                   Yes
148  Lock/114_0.0%/6                   Yes
149  Lock/117_0.0%/3                   Yes
150  Lock/116_0.0%/6                   Yes
151  Lock/117_0.0%/3                   Yes
152  Lock/117_0.0%/3                   Yes
153  Lock/118_0.0%/3                   Yes
154  Lock/116_0.0%/4                   Yes
155  Lock/40_YM1/76_0.0%/4              No
156  Lock/114_0.0%/6                   Yes
157  Lock/38_YM1/76_0.0%/4              No
158  Lock/114_0.0%/6                   Yes
159  Lock/117_0.0%/3                   Yes
160  Lock/117_0.0%/3                   Yes
161  Lock/117_0.0%/3                   Yes
162  Lock/117_0.0%/3                   Yes
163  Lock/119_0.0%/3                   Yes
164  Lock/117_0.0%/3                   Yes
165  Lock/117_0.0%/3                   Yes
166  Lock/117_0.0%/3                   Yes
167  Lock/117_0.0%/3                   Yes
168  Lock/117_0.0%/3                   Yes
169  Lock/116_0.0%/3                   Yes
170  Lock/118_0.0%/3                   Yes
171  Lock/117_0.0%/3                   Yes
172  Lock/117_0.0%/3                   Yes
173  Lock/117_0.0%/3                   Yes
174  Lock/117_0.0%/3                   Yes
175  Lock/117_0.0%/3                   Yes
176  Lock/117_0.0%/3                   Yes
177  Lock/40_YM1/76_0.0%/4              No
178  Lock/116_0.0%/3                   Yes
179  Lock/117_0.0%/3                   Yes
180  Lock/117_0.0%/3                   Yes
181  Lock/117_0.0%/3                   Yes
182  Lock/114_0.0%/6                   Yes
183  Lock/114_0.0%/6                   Yes
184  Lock/114_0.0%/6                   Yes
185  Lock/54_0.0%/6                    Yes
186  Lock/117_0.0%/3                   Yes
187  Lock/114_0.0%/6                   Yes
188  Lock/117_0.0%/3                   Yes
189  Lock/117_0.0%/3                   Yes
190  Lock/114_0.0%/6                   Yes
191  Lock/114_0.0%/3                   Yes
192  Lock/116_0.0%/3                   Yes
193  Lock/114_0.0%/6                   Yes
194  Lock/117_0.0%/3                   Yes
195  Lock/118_0.0%/3                   Yes
196  Lock/57_0.0%/3                    Yes
197  Lock/114_0.0%/6                   Yes
198  Lock/114_0.0%/6                   Yes
199  Lock/115_0.0%/6                   Yes
200  Lock/114_0.0%/6                   Yes
201  Lock/119_0.0%/3                   Yes
202  Lock/117_0.0%/3                   Yes
203  Lock/117_0.0%/3                   Yes
204  Lock/117_0.0%/3                   Yes
205  Lock/117_0.0%/3                   Yes
206  Lock/115_0.0%/3                   Yes
207  Lock/118_0.0%/3                   Yes
208  Lock/117_0.0%/3                   Yes
209  Lock/118_0.0%/3                   Yes
210  Lock/117_0.0%/3                   Yes
211  YM1/113_0.0%/7                     No
212  Lock/117_0.0%/3                   Yes
213  Lock/118_0.0%/3                   Yes
214  Lock/114_0.0%/6                   Yes
215  Lock/118_0.0%/3                   Yes
216  Lock/117_0.0%/3                   Yes
217  Lock/114_0.0%/6                   Yes
218  Lock/117_0.0%/3                   Yes

                CHARACTERISTICS OF THE UNDERLYING MORTGAGE LOANS

                                                                                                PERCENTAGE OF
                                                                       ORIGINAL   CUT-OFF DATE   INITIAL NET
               LOAN                                                   PRINCIPAL     PRINCIPAL     MORTGAGE         LOAN
 #   CROSSED  GROUP  LOAN NAME                                         BALANCE     BALANCE (1)  POOL BALANCE     PURPOSE
---  -------  -----  -----------------------------------------------  ----------  ------------  -------------  -----------
219             2    Gramercy Park Townhomes                          $2,700,000   $2,700,000        0.1%       Refinance
220             1    Fairway Center                                   $2,700,000   $2,692,348        0.1%       Refinance
221             1    11969 Jefferson Avenue                           $2,700,000   $2,691,162        0.1%       Refinance
222             1    Pleasant Valley Plaza                            $2,700,000   $2,690,788        0.1%       Refinance
223             2    Mallard Park Apartments                          $2,680,000   $2,680,000        0.1%      Acquisition
224             2    Greenbriar Apartments                            $2,625,000   $2,625,000        0.1%       Refinance
225             1    1st & Maple Office Building                      $2,600,000   $2,600,000        0.1%      Acquisition
226             1    3032 Nostrand Avenue                             $2,600,000   $2,600,000        0.1%      Acquisition
227             1    Arlington Shops                                  $2,600,000   $2,600,000        0.1%       Refinance
228             2    Wesleigh Run Apartments                          $2,600,000   $2,600,000        0.1%       Refinance
229             2    Summerwinds                                      $2,600,000   $2,597,650        0.1%       Refinance
230             1    CVS Fort Worth                                   $2,560,000   $2,557,373        0.1%      Acquisition
231             2    College Oaks Apartments                          $2,550,000   $2,550,000        0.1%      Acquisition
232             1    Preston Walk I                                   $2,525,000   $2,525,000        0.1%      Acquisition
233             2    Sunshine Village Mobile Home Park                $2,500,000   $2,497,651        0.1%      Acquisition
234             1    Lakeridge Shopping Center                        $2,500,000   $2,491,529        0.1%       Refinance
235             1    Shoppes of Ocala                                 $2,475,000   $2,475,000        0.1%       Refinance
236             1    Eden Gate Shops                                  $2,450,000   $2,428,830        0.1%       Refinance
237             1    JJ's Plaza                                       $2,400,000   $2,397,801        0.1%       Refinance
238             1    State Street Plaza                               $2,350,000   $2,350,000        0.1%      Acquisition
239             1    Del Amo Metro                                    $2,338,000   $2,338,000        0.1%       Refinance
240             1    Dowlen St. Retail Center                         $2,313,000   $2,305,252        0.1%      Acquisition
241             1    1310 Liberty Plaza                               $2,300,000   $2,297,933        0.1%       Refinance
242             1    Fairfield Inn Okemos                             $2,300,000   $2,296,807        0.1%       Refinance
243             2    Lafayette Gardens                                $2,300,000   $2,293,686        0.1%      Acquisition
244             2    Fawndale Apartments                              $2,270,000   $2,260,940        0.1%      Acquisition
245             1    Paseo Medical Center                             $2,260,000   $2,256,157        0.1%       Refinance
246             2    Country Village Apartments                       $2,260,000   $2,252,022        0.1%       Refinance
247             1    Camelback Retail 2                               $2,250,000   $2,250,000        0.1%      Acquisition
248             1    Brandon Square                                   $2,200,000   $2,200,000        0.1%       Refinance
249             1    Lantern Square                                   $2,200,000   $2,196,022        0.1%       Refinance
250     F       1    Mason Office Showroom                            $1,150,000   $1,146,982        0.0%       Refinance
251     F       1    Beckett Showroom II                              $1,050,000   $1,047,245        0.0%       Refinance
252             2    Northside Garden Apartments                      $2,200,000   $2,192,146        0.1%      Acquisition
253             2    Winding Creek Apartments                         $2,175,000   $2,168,914        0.1%       Refinance
254             1    Wards Corner Shops                               $2,160,000   $2,160,000        0.1%      Acquisition
255             1    Woodsedge Plaza                                  $2,150,000   $2,150,000        0.1%       Refinance
256             1    3104 Edloe Office Building                       $2,150,000   $2,150,000        0.1%       Refinance
257             1    Brookhollow Atrium                               $2,150,000   $2,150,000        0.1%      Acquisition
258             2    Gresham Court Apartments                         $2,150,000   $2,150,000        0.1%       Refinance
259             1    Holiday Inn Express Plymouth                     $2,140,000   $2,131,642        0.1%       Refinance
260             2    Plymouth Mobile Manor                            $2,075,000   $2,056,529        0.1%      Acquisition
261             2    Brighton Apartments                              $2,062,000   $2,046,478        0.1%      Acquisition
262             1    Jones Valley Station                             $2,025,000   $2,021,314        0.1%       Refinance
263             1    Willow Glen Shopping Center                      $2,023,000   $2,010,779        0.1%       Refinance
264             1    Lexington Retail Center                          $2,000,000   $1,996,668        0.1%       Refinance
265             1    Madisonville Plaza                               $1,975,000   $1,975,000        0.1%       Refinance
266             1    Ambulatory Care Center                           $1,925,000   $1,919,783        0.1%       Refinance
267             2    Ruby Mobile Home Park Portfolio                  $1,900,000   $1,900,000        0.1%      Acquisition
268             2    Akron Student Housing Portfolio                  $1,900,000   $1,900,000        0.1%       Refinance
269             1    Village Commons IV                               $1,900,000   $1,900,000        0.1%       Refinance
270             1    Burdett Crossing                                 $1,900,000   $1,898,176        0.1%       Refinance
271             2    Elsea Mobile Home Park                           $1,850,000   $1,848,169        0.1%       Refinance
272             2    Hillcrest Apartments                             $1,840,000   $1,840,000        0.1%      Acquisition
273             1    Greenwood Pointe Shoppes                         $1,800,000   $1,800,000        0.1%       Refinance
274             1    Morgan Road Station                              $1,800,000   $1,796,723        0.1%       Refinance
275             2    Plaza Alondra Apartments                         $1,750,000   $1,746,721        0.1%      Acquisition
276             1    Northglen Village Shops                          $1,745,000   $1,740,261        0.1%       Refinance
277             1    Warrenton Office                                 $1,710,000   $1,708,298        0.0%      Acquisition
278             1    Leeds Station                                    $1,650,000   $1,646,996        0.0%       Refinance
279             1    San Fernando Road Industrial                     $1,625,000   $1,625,000        0.0%       Refinance
280             1    McKinney Square Retail Strip                     $1,624,000   $1,624,000        0.0%      Acquisition
281             1    Railway Plaza                                    $1,600,000   $1,600,000        0.0%      Acquisition
282             2    Strawberry Hill Apartments                       $1,550,000   $1,545,826        0.0%       Refinance
283             1    Vance Jackson Self Storages (2)                  $1,537,500   $1,532,007        0.0%       Refinance
284             1    Little Five Points Retail                        $1,450,000   $1,450,000        0.0%       Refinance
285             1    Fountain Center                                  $1,410,000   $1,410,000        0.0%      Acquisition
286             2    Town Manor Apartments                            $1,400,000   $1,400,000        0.0%       Refinance
287             1    Greenhill Estates Mobile Home Park               $1,400,000   $1,398,633        0.0%       Refinance
288             1    Applebee's Ground Lease - Joliet, IL             $1,300,000   $1,300,000        0.0%      Acquisition
289             1    Village Retail                                   $1,300,000   $1,294,647        0.0%      Acquisition
290             1    Plaza at Flowery Branch                          $1,200,000   $1,198,861        0.0%      Acquisition
291             1    197 Main Street                                  $1,160,000   $1,160,000        0.0%      Acquisition
292             1    Crossview Plaza                                  $1,150,000   $1,148,860        0.0%      Acquisition
293             1    Applebee's Ground Lease - Arlington Heights, IL  $1,020,000   $1,020,000        0.0%      Acquisition
294             1    Mazzei Blair                                     $1,000,000   $  995,164        0.0%       Refinance
295             1    1435 Upper Front Street                          $  990,000   $  990,000        0.0%      Acquisition
296             1    Family Dollar Center                             $  975,000   $  974,144        0.0%      Acquisition
297             1    34 East Main Street                              $  934,000   $  933,157        0.0%       Refinance
298             1    Lombardy Plaza                                   $  930,000   $  929,126        0.0%       Refinance
299             1    PNC Bank Cold Spring                             $  865,000   $  864,170        0.0%       Refinance
300             1    Robbinsdale Retail Shop                          $  785,000   $  783,656        0.0%      Acquisition

                                                                 INITIAL
     ORIGINATION    REMAINING      ORIGINAL      REMAINING      INTEREST
     AMORTIZATION  AMORTIZATION     TERM TO        TERM TO        ONLY    MORTGAGE             FIRST
         TERM          TERM        MATURITY       MATURITY       PERIOD   INTEREST  MONTHLY    PAYMENT   MATURITY
 #     (MONTHS)    (MONTHS) (1)  (MONTHS) (2)  (MONTHS) (1, 2)  (MONTHS)    RATE    PAYMENT     DATE       DATE        ARD (3)
---  ------------  ------------  ------------  ---------------  --------  --------  -------  ----------  ----------  ----------
219       360           360           121            120           24      5.8600%  $15,946  12/11/2006  12/11/2016
220       360           357           120            117                   6.0000%  $16,188  10/11/2006   9/11/2016
221       360           356           121            117                   6.5100%  $17,084   9/11/2006   9/11/2016
222       360           356           120            116                   6.3300%  $16,765   9/11/2006   8/11/2016
223       360           360           120            120                   6.0000%  $16,068   1/11/2007  12/11/2016
224       360           360           120            119           24      5.9000%  $15,570  12/11/2006  11/11/2016
225       360           360           120            118           60      5.7200%  $15,123  11/11/2006  10/11/2016
226       360           360           120            120                   5.6700%  $15,041   1/11/2007  12/11/2016
227       360           360           119            119                   5.9000%  $15,422   1/11/2007  11/11/2016
228       360           360           121            120           24      6.0000%  $15,588  12/11/2006  12/11/2016
229       360           359           120            119                   6.5000%  $16,434  12/11/2006  11/11/2016
230       360           359           122            121                   5.8400%  $15,086  12/11/2006   1/11/2017
231       360           360           120            118           60      5.9600%  $15,223  11/11/2006  10/11/2016
232       360           360           121            119           36      6.0000%  $15,139  11/11/2006  11/11/2016
233       360           359            60             59                   6.3000%  $15,474  12/11/2006  11/11/2011
234       360           356           122            118                   6.3600%  $15,572   9/11/2006  10/11/2016
235       360           360           122            120           36      6.0200%  $14,871  11/11/2006  12/11/2016
236       288           282           120            114                   6.2300%  $16,414   7/11/2006   6/11/2016
237       360           359           120            119                   6.4300%  $15,059  12/11/2006  11/11/2016
238       360           360           120            116           24      6.3300%  $14,592   9/11/2006   8/11/2016
239       360           360           119            117           24      6.3500%  $14,548  11/11/2006   9/11/2016
240       360           356           120            116                   6.4100%  $14,483   9/11/2006   8/11/2016
241       360           359           120            119                   6.5300%  $14,583  12/11/2006  11/11/2016
242       300           299           120            119                   6.2500%  $15,172  12/11/2006  11/11/2016
243       360           357           120            117                   6.1500%  $14,012  10/11/2006   9/11/2016
244       360           355           120            115                   6.5300%  $14,393   8/11/2006   7/11/2016
245       360           358           120            118                   6.3200%  $14,018  11/11/2006  10/11/2016
246       360           356           120            116                   6.1800%  $13,812   9/11/2006   8/11/2016
247       360           360           114            112           36      5.7600%  $13,145  11/11/2006   4/11/2016
248       360           360           119            116           36      6.3600%  $13,704  10/11/2006   8/11/2016
249       360           358           120            118                   6.0500%  $13,261  11/11/2006  10/11/2016
250       360           357           120            117                   6.3600%  $ 7,163  10/11/2006   9/11/2016
251       360           357           120            117                   6.3600%  $ 6,540  10/11/2006   9/11/2016
252       360           356           120            116                   6.1300%  $13,375   9/11/2006   8/11/2016
253       360           357           120            117                   6.0600%  $13,124  10/11/2006   9/11/2016
254       360           360           121            119           12      6.0500%  $13,020  11/11/2006  11/11/2016
255       360           360           120            120           24      6.2500%  $13,238   1/11/2007  12/11/2016
256       360           360           120            116           24      6.2400%  $13,224   9/11/2006   8/11/2016
257       360           360           122            119           72      5.9200%  $12,780  10/11/2006  11/11/2016
258       360           360           120            119           12      6.0000%  $12,890  12/11/2006  11/11/2016
259       300           297           120            117                   6.4100%  $14,329  10/11/2006   9/11/2016
260       360           351           120            111                   5.6800%  $12,017   4/11/2006   3/11/2016
261       360           352           120            112                   5.9400%  $12,283   5/11/2006   4/11/2016
262       360           358           120            118                   6.0200%  $12,167  11/11/2006  10/11/2016
263       360           353           120            113                   6.2500%  $12,456   6/11/2006   5/11/2016
264       360           358           120            118                   6.4100%  $12,523  11/11/2006  10/11/2016
265       360           360           119            116           36      6.3600%  $12,302  10/11/2006   8/11/2016
266       360           357           120            117                   6.2100%  $11,803  10/11/2006   9/11/2016
267       360           360           120            118           36      6.2200%  $11,662  11/11/2006  10/11/2016
268       360           360           120            120                   6.0000%  $11,391   1/11/2007  12/11/2016
269       360           360           121            121                   6.3900%  $11,872   1/11/2007   1/11/2017
270       360           359           120            119                   6.1900%  $11,625   12/1/2006   11/1/2016
271       360           359           121            120                   6.0300%  $11,127  12/11/2006  12/11/2016
272       360           360           120            119           24      6.4000%  $11,509  12/11/2006  11/11/2016
273       360           360           121            121                   6.3900%  $11,247   1/11/2007   1/11/2017
274       360           358           120            118                   6.0200%  $10,815  11/11/2006  10/11/2016
275       360           358           121            119                   5.8900%  $10,369  11/11/2006  11/11/2016
276       360           357           121            118                   6.2000%  $10,688  10/11/2006  10/11/2016
277       360           359           121            120                   6.0000%  $10,252  12/11/2006  12/11/2016
278       360           358           120            118                   6.0200%  $ 9,914  11/11/2006  10/11/2016
279       360           360           120            119           24      6.1100%  $ 9,858  12/11/2006  11/11/2016
280       360           360           120            119           12      6.1500%  $ 9,894  12/11/2006  11/11/2016
281       360           360           120            117           36      6.1500%  $ 9,748  10/11/2006   9/11/2016
282       360           357           120            117                   6.2400%  $ 9,534  10/11/2006   9/11/2016
283       360           355           122            117                   6.9800%  $10,208   8/11/2006   9/11/2016
284       360           360           122            119           24      6.1700%  $ 8,853  10/11/2006  11/11/2016
285       360           360           120            116           60      6.5000%  $ 8,912   9/11/2006   8/11/2016
286       360           360           121            120           24      5.8500%  $ 8,259  12/11/2006  12/11/2036  12/11/2016
287       360           359           120            119                   6.1000%  $ 8,484  12/11/2006  11/11/2016
288       360           360           120            119           24      5.9800%  $ 7,777  12/11/2006  11/11/2016
289       360           355           121            116                   6.4000%  $ 8,132   8/11/2006   8/11/2016
290       360           359           120            119                   6.2500%  $ 7,389  12/11/2006  11/11/2016
291       360           360           120            120                   6.1600%  $ 7,075   1/11/2007  12/11/2016
292       360           359           121            120                   6.0200%  $ 6,910  12/11/2006  12/11/2016
293       360           360           120            119           24      5.9800%  $ 6,102  12/11/2006  11/11/2016
294       360           354           120            114                   6.6000%  $ 6,387   7/11/2006   6/11/2016
295       360           360           120            117           36      6.5400%  $ 6,284  10/11/2006   9/11/2016
296       360           359           120            119                   6.6500%  $ 6,259  12/11/2006  11/11/2016
297       360           359           120            119                   6.5100%  $ 5,910  12/11/2006  11/11/2016
298       360           359           120            119                   6.3000%  $ 5,756  12/11/2006  11/11/2016
299       360           359           120            119                   6.1900%  $ 5,292  12/11/2006  11/11/2016
300       360           358           120            118                   6.2900%  $ 4,854  11/11/2006  10/11/2016

     PREPAYMENT PROVISION    DEFEASANCE
 #    AS OF ORIGINATION (4)  OPTION (5)
---  ----------------------  ----------
219  Lock/118_0.0%/3             Yes
220  Lock/117_0.0%/3             Yes
221  Lock/115_0.0%/6             Yes
222  Lock/40_YM1/76_0.0%/4        No
223  Lock/114_0.0%/6             Yes
224  Lock/114_0.0%/6             Yes
225  Lock/117_0.0%/3             Yes
226  Lock/117_0.0%/3             Yes
227  Lock/116_0.0%/3             Yes
228  Lock/115_0.0%/6             Yes
229  Lock/114_0.0%/6             Yes
230  Lock/116_0.0%/6             Yes
231  Lock/117_0.0%/3             Yes
232  Lock/118_0.0%/3             Yes
233  Lock/54_0.0%/6              Yes
234  Lock/116_0.0%/6             Yes
235  Lock/116_0.0%/6             Yes
236  Lock/117_0.0%/3             Yes
237  Lock/114_0.0%/6             Yes
238  Lock/114_0.0%/6             Yes
239  Lock/116_0.0%/3             Yes
240  Lock/117_0.0%/3             Yes
241  Lock/114_0.0%/6             Yes
242  Lock/117_0.0%/3             Yes
243  Lock/114_0.0%/6             Yes
244  Lock/117_0.0%/3             Yes
245  Lock/38_YM1/78_0.0%/4        No
246  Lock/114_0.0%/6             Yes
247  Lock/111_0.0%/3             Yes
248  Lock/113_0.0%/6             Yes
249  Lock/114_0.0%/6             Yes
250  Lock/39_YM1/77_0.0%/4        No
251  Lock/117_0.0%/3             Yes
252  Lock/114_0.0%/6             Yes
253  Lock/114_0.0%/6             Yes
254  Lock/115_0.0%/6             Yes
255  Lock/114_0.0%/6             Yes
256  Lock/40_YM1/77_0.0%/3        No
257  Lock/119_0.0%/3             Yes
258  Lock/114_0.0%/6             Yes
259  Lock/117_0.0%/3             Yes
260  Lock/117_0.0%/3             Yes
261  Lock/114_0.0%/6             Yes
262  Lock/117_0.0%/3             Yes
263  Lock/117_0.0%/3             Yes
264  Lock/114_0.0%/6             Yes
265  Lock/113_0.0%/6             Yes
266  Lock/114_0.0%/6             Yes
267  Lock/114_0.0%/6             Yes
268  Lock/114_0.0%/6             Yes
269  Lock/115_0.0%/6             Yes
270  Lock/117_0.0%/3             Yes
271  Lock/115_0.0%/6             Yes
272  Lock/114_0.0%/6             Yes
273  Lock/115_0.0%/6             Yes
274  Lock/117_0.0%/3             Yes
275  Lock/118_0.0%/3             Yes
276  Lock/115_0.0%/6             Yes
277  Lock/115_0.0%/6             Yes
278  Lock/117_0.0%/3             Yes
279  Lock/37_YM1/79_0.0%/4        No
280  Lock/114_0.0%/6             Yes
281  Lock/114_0.0%/6             Yes
282  Lock/117_0.0%/3             Yes
283  Lock/116_0.0%/6             Yes
284  Lock/116_0.0%/6             Yes
285  Lock/117_0.0%/3             Yes
286  Lock/118_0.0%/3             Yes
287  Lock/114_0.0%/6             Yes
288  Lock/117_0.0%/3             Yes
289  Lock/115_0.0%/6             Yes
290  Lock/114_0.0%/6             Yes
291  Lock/114_0.0%/6             Yes
292  Lock/115_0.0%/6             Yes
293  Lock/117_0.0%/3             Yes
294  Lock/114_0.0%/6             Yes
295  Lock/114_0.0%/6             Yes
296  Lock/114_0.0%/6             Yes
297  Lock/114_0.0%/6             Yes
298  Lock/114_0.0%/6             Yes
299  Lock/117_0.0%/3             Yes
300  Lock/114_0.0%/6             Yes

                CHARACTERISTICS OF THE UNDERLYING MORTGAGE LOANS

                                                                                                        PERCENTAGE OF
                                                                            ORIGINAL     CUT-OFF DATE    INITIAL NET
                                   LOAN                                    PRINCIPAL      PRINCIPAL        MORTGAGE        LOAN
 #                       CROSSED  GROUP  LOAN NAME                          BALANCE       BALANCE (1)    POOL BALANCE    PURPOSE
-----------------------  -------  -----  -----------------------------  --------------  --------------  -------------  -----------
301                                 1    Springville Mobile Home Park   $      750,000  $      747,993        0.0%      Refinance
302                                 1    Layton Market                  $      640,000  $      639,023        0.0%     Acquisition
303                                 1    1849 Kingwood Office Building  $      500,000  $      500,000        0.0%     Acquisition
304                                 1    98-20 Metropolitan Ave         $      500,000  $      499,130        0.0%      Refinance
                                                                        ------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                                 $3,430,846,650  $3,429,773,367      100.0%
                                                                        ============================================================
MAXIMUM:                                                                $  193,864,853  $  193,864,853        5.7%
MINIMUM:                                                                $      500,000  $      499,130       0.01%

                                                                                     INITIAL
                          ORIGINATION    REMAINING     ORIGINAL       REMAINING     INTEREST
                         AMORTIZATION  AMORTIZATION     TERM TO        TERM TO        ONLY    MORTGAGE                  FIRST
                             TERM          TERM        MATURITY       MATURITY       PERIOD   INTEREST    MONTHLY      PAYMENT
 #                         (MONTHS)    (MONTHS) (1)  (MONTHS) (2)  (MONTHS) (1, 2)  (MONTHS)    RATE      PAYMENT       DATE
-----------------------  ------------  ------------  ------------  ---------------  --------  --------  -----------  ----------
301                           360           357           120            117                   6.2700%  $     4,628  10/11/2006
302                           360           358           120            118                   6.7800%  $     4,164  11/11/2006
303                           360           360           120            117           24      6.5500%  $     3,177  10/11/2006
304                           360           358           120            118                   6.2200%  $     3,069  11/11/2006
                         --------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       355           355           113            111                   6.0631%  $19,870,137  10/21/2006
                         ========================================================================================================
MAXIMUM:                      364           364           122            122                   6.9800%  $ 1,103,135   1/11/2007
MINIMUM:                      240           238            60             55                   5.4900%  $     3,069   2/11/2006

                          MATURITY            PREPAYMENT PROVISION   DEFEASANCE
 #                          DATE     ARD (3)  AS OF ORIGINATION (4)  OPTION (5)
-----------------------  ----------  -------  ---------------------  ----------
301                       9/11/2016           Lock/114_0.0%/6            Yes
302                      10/11/2016           Lock/114_0.0%/6            Yes
303                       9/11/2016           Lock/117_0.0%/3            Yes
304                      10/11/2016           Lock/114_0.0%/6            Yes
                         ----------
TOTAL/WEIGHTED AVERAGE:  10/20/2016
                         ==========
MAXIMUM:                 12/11/2036
MINIMUM:                  7/11/2011

(A) THE UNDERLYING MORTGAGE LOANS SECURED BY WEST COVINA VILLAGE COMMUNITY SHOPPING CENTER AND WELLS FARGO BANK TOWER ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.

(B) THE UNDERLYING MORTGAGE LOANS SECURED BY MIRA MESA MARKETPLACE WEST AND MIRA MESA MARKETPLACE EAST ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.

(C) THE UNDERLYING MORTGAGE LOANS SECURED BY NP NORTH PARK CROSSING, NP REGAL CINEMA AND NP SHERWOOD LANDING & OUTBACK STEAKHOUSE ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.

(D) THE UNDERLYING MORTGAGE LOANS SECURED BY CONCOURSE 100 AND CONCOURSE 800 ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED. ANY TIME AFTER SEPTEMBER 25, 2009, BORROWER SHALL BE ENTITLED TO CAUSE THE LOANS TO BE UNCROSSED. UNCROSSING SHALL NOT OCCUR i) DURING THE LAST 12 MONTHS OF THE TERM, ii) LTV *= 75% AND iii) DSCR **=1.25x.

(E) THE UNDERLYING MORTGAGE LOANS SECURED BY SAFELAND STORAGE I AND SAFELAND STORAGE II ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.

(F) THE UNDERLYING MORTGAGE LOANS SECURED BY BECKETT SHOWROOM II AND MASON OFFICE SHOWROOM ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.

(1)  BASED ON A CUT-OFF DATE IN DECEMBER 2006.

(2) AT MATURITY WITH RESPECT TO BALLOON LOANS OR AT THE ANTICIPATED REPAYMENT DATE IN THE CASE OF ARD LOANS, THERE CAN BE NO ASSURANCE THAT THE VALUE OF ANY PARTICULAR MORTGAGED PROPERTY WILL NOT HAVE DECLINED FROM THE ORIGINAL APPRAISAL VALUE.

(3)  ANTICIPATED REPAYMENT DATE.

(4)  PREPAYMENT PROVISION AS OF ORIGINATION:

     LOCK/(x) = LOCKOUT OR DEFEASANCE FOR (x) PAYMENTS
     YMA/(y) = GREATER OF YIELD MAINTENANCE PREMIUM AND A% PREPAYMENT FOR (y) PAYMENTS
     A%/(y) = A% PREPAYMENT FOR (y) PAYMENTS
     0.0%/(z) = PREPAYABLE AT PAR FOR (z) PAYMENTS

(5)  "YES" MEANS THAT DEFEASANCE IS PERMITTED NOTWITHSTANDING THE LOCKOUT
     PERIOD.

(6) THE BABCOCK & BROWN FX4 TOTAL LOAN IS EVIDENCED BY A $193,864,853 MILLION MORTGAGE LOAN, WHICH WILL BE AN ASSET OF THE ISSUING ENTITY AND A $15,873,498 MILLION SUBORDINATE MEZZANINE LOAN. THE MEZZANINE LOANS ARE SECURED BY A PLEDGE OF OWNERSHIP INTEREST IN THE BORROWER, HAVE STANDARD LENDER PROTECTION AND ARE SUBJECT TO STANDARD INTERCREDITOR AGREEMENTS. ALL CALCULATIONS ARE BASED ON THE $193,864,853 MILLION MORTGAGE LOAN.

(7) THE QUEENS MF PORTFOLIO TOTAL LOAN IS EVIDENCED BY A $192 MILLION MORTGAGE LOAN, WHICH WILL BE AN ASSET OF THE ISSUING ENTITY AND A $58 MILLION SUBORDINATE MEZZANINE LOAN. THE MEZZANINE LOANS ARE SECURED BY A PLEDGE OF OWNERSHIP INTEREST IN THE BORROWER, HAVE STANDARD LENDER PROTECTION AND ARE SUBJECT TO STANDARD INTERCREDITOR AGREEMENTS. ALL CALCULATIONS ARE BASED ON THE $192 MILLION MORTGAGE LOAN.

(8) UNDER THE QUEENS MULTIFAMILY TOTAL LOAN, THE BORROWER HAS THE RIGHT TO VOLUNTARILY DEFEASE OR PREPAY ALL OR PORTION OF THE LOAN UPON SATISFACTION OF CERTAIN CONDITIONS AS SETFORTH IN THE RELEVANT LOAN DOCUMENTS INCLUDING:
     I) ON OR AFTER MAY 11, 2007, THE BORROWER HAS THE RIGHT TO PREPAY UPTO $42.5 MILLION OF THE QUEENS MULTIFAMILY TOTAL LOAN WITHOUT THE PAYMENT OF YIELD MAINTENANCE PREMIUM OR ANY PREPAYMENT PENALTY. THE PREPAYMENT WOULD BE APPLIED PRO-RATA BETWEEN THE $192 MILLION MORTGAGE LOAN AND $58 MILLION SUBORDINATE MEZZANINE LOAN. AS SUCH, FOR A $42.5 MILLION PREPAYMENT, THE APPLICABLE PREPAYMENT AMOUNT FOR THE MORTGAGE LOAN WILL BE $32.64 MILLION.
     II) AFTER THE SECOND ANNIVERSARY OF THE REMIC "START-UP DATE" OF THE LOAN, THE BORROWER SHALL HAVE THE RIGHT TO VOLUNTARILY DEFEASE ALL OR PORTION OF THE LOAN UPON SATISFACTION OF CERTAIN CONDITIONS AS SETFORTH IN THE RELEVANT LOAN DOCUMENTS INCLUDING: I) IF (I) HAS NOT OCCURRED, THEN THE BORROWER IS PERMITTED TO RELEASE UP TO $42.5 MILLION OF ASSETS (BASED ON ALLOCATED LOAN AMOUNTS GIVEN AT THE TIME OF THE LOAN CLOSING) AT PAR, II) AFTER THE PREPAYMENT OR DEFEASANCE OF THE FIRST $42.5 MILLION OF ASSETS AT PAR, THE NEXT $60 MILLION OF ASSETS AT 110% DEFEASANCE, THE NEXT $60 MILLION AT 115% DEFEASANCE, AND THE REMAINDER OF THE ASSETS AT 120% DEFEASANCE. HOWEVER, IN ALL CASES, THE NET OPERATING INCOME OF ALL THE REMAINING NON-RELEASED ASSETS AT THE TIME OF THE RELEASE OF COLLATERAL SHALL BE EQUAL TO OR GREATER THAN THE NET OPERATING INCOME AT THE TIME OF THE CLOSING OF THE LOAN AND AFTER THE FIRST $60 MILLION OF ASSETS HAVE BEEN RELEASED, THE LTV OF THE OF THE NON-RELEASED ASSETS SHALL BE NO GREATER THAN 80%, AND FOR ALL SUBSEQUENT RELEASES THE SAME MUST BE TRUE. IN ADDITION, AFTER THE FIRST $80 MILLION OF ASSETS HAVE BEEN RELEASED, THE DSCR ON THE REMAINING ASSETS IN THE PROPERTY SHALL BE NO LESS THAN 1.10:1.
     III) ON OR AFTER JUNE 11, 2013, THE QUEENS MULTIFAMILY TOTAL LOAN IS FREELY PREPAYABLE.

(9) THE 280 PARK AVENUE TOTAL LOAN IS EVIDENCED BY A $440 MILLION MORTGAGE LOAN AND A $670 MILLION SUBORDINATE MEZZANINE LOAN. $140 MILLION OF THE MORTGAGE LOAN WILL BE AN ASSET OF THE ISSUING ENTITY. THE REMAINING $300 MILLION PARI-PASSU PORTION OF THE MORTGAGE LOAN HAS BEEN SECURITIZED IN THE CSMC 2006-C4 TRANSACTION AND HAS DIRECTING CERTIFICATE HOLDER RIGHTS. THE MEZZANINE LOAN IS SECURED BY A PLEDGE OF OWNERSHIP INTEREST IN THE BORROWER, HAS STANDARD LENDER PROTECTION AND IS SUBJECT TO STANDARD INTERCREDITOR AGREEMENTS. ALL CALCULATIONS ARE BASED ON THE $440 MILLION MORTGAGE LOAN.

(10) THE AMORTIZATION ON THE 280 PARK AVENUE POOLED PORTION IS BASED ON THE INTEREST RATE ON THE 280 PARK AVENUE TOTAL LOAN OR 7.0125%. THE INTEREST PORTION OF THE MONTHLY PAYMENT AMOUNT IS BASED ON THE INTEREST RATE PRESENTED ABOVE AS FURTHER DESCRIBED IN THE FREE WRITING PROSPECTUS UNDER "DESCRIPTION OF MORTGAGE ASSETS AND RELATED MORTGAGED PROPERTIES."

(11) THE W - UNION SQUARE TOTAL LOAN IS EVIDENCED BY A $115 MILLION MORTGAGE LOAN, WHICH WILL BE AN ASSET OF THE ISSUING ENTITY, AND A SUBORDINATE MEZZANINE LOAN IN THE AMOUNT OF $117 MILLION. THE MEZZANINE LOAN IS SECURED BY A PLEDGE OF OWNERSHIP INTEREST IN THE BORROWER, HAS STANDARD LENDER PROTECTION AND IS SUBJECT TO STANDARD INTERCREDITOR AGREEMENTS. ALL CALCULATIONS ARE BASED ON THE $115 MILLION MORTGAGE LOAN.

(12) THE WATERFRONT PLAZA TOTAL LOAN IS EVIDENCED BY A $100 MILLION MORTGAGE LOAN, WHICH WILL BE AN ASSET OF THE ISSUING ENTITY, AND AN $11 MILLION SUBORDINATE MEZZANINE LOAN. THE MEZZANINE LOAN IS SECURED BY A PLEDGE OF OWNERSHIP INTEREST IN THE BORROWER, HAS STANDARD LENDER PROTECTION AND IS SUBJECT TO STANDARD INTERCREDITOR AGREEMENTS. ALL CALCULATIONS ARE BASED ON THE $100 MILLION MORTGAGE LOAN.

(13) THE BEST WESTERN PRESIDENT TOTAL LOAN IS EVIDENCED BY AN $80 MILLION MORTGAGE LOAN, WHICH WILL BE AN ASSET OF THE ISSUING ENTITY AND A $15 MILLION SUBORDINATE MEZZANINE LOAN. THE MEZZANINE LOAN IS SECURED BY A PLEDGE OF OWNERSHIP INTEREST IN THE BORROWER, HAS STANDARD LENDER PROTECTION AND IS SUBJECT TO STANDARD INTERCREDITOR AGREEMENTS. ALL CALCULATIONS ARE BASED ON THE $80 MILLION MORTGAGE LOAN.

(14) THE AMORTIZATION ON THE BEST WESTERN PRESIDENT MORTGAGE LOAN IS BASED ON THE INTEREST RATE ON THE BEST WESTERN PRESIDENT TOTAL LOAN OR 6.985%. THE INTEREST PORTION OF THE MONTHLY PAYMENT AMOUNT IS BASED ON THE INTEREST RATE PRESENTED ABOVE AS FURTHER DESCRIBED IN THE FREE WRITING PROSPECTUS UNDER "DESCRIPTION OF MORTGAGE ASSETS AND RELATED MORTGAGED PROPERTIES."

(15) THE 148-154 COLUMBUS AVENUE TOTAL LOAN IS EVIDENCED BY AN A-NOTE IN THE AMOUNT OF $26 MILLION AND A SUBORDINATE MEZZANINE LOAN IN THE AMOUNT OF $7.5 MILLION. THE A-NOTE WILL BE AN ASSET OF THE ISSUING ENTITY. THE SUBORDINATE MEZZANINE LOAN IS SECURED BY A PLEDGE OF OWNERSHIP INTEREST IN THE BORROWER SUBJECT TO STANDARD LENDER PROTECTION AND STANDARD INTERCREDITOR AGREEMENTS.

                      ADDITIONAL MORTGAGE LOAN INFORMATION

                                                                        CUT-OFF DATE
               LOAN                                                       PRINCIPAL        APPRAISED       CUT-OFF DATE
 #   CROSSED  GROUP  LOAN NAME                                           BALANCE (1)         VALUE      LTV RATIO (1) (2)
---  -------  -----  -----------------------------------------------  ----------------  --------------  -----------------
  1             2    Babcock & Brown FX 4                             $193,864,853 (6)  $  245,100,000         79.1%
  2             2    Queens Multifamily Portfolio                     $192,000,000 (7)  $  303,300,000         63.3%
  3             1    720 Fifth Avenue                                 $165,000,000      $  246,000,000         67.1%
  4             1    HGSI Headquarters                                $147,000,000      $  248,700,000         59.1%
  5             1    280 Park Avenue                                  $140,000,000 (8)  $1,266,000,000         34.8%
  6             1    W New York - Union Square                        $115,000,000 (9)  $  291,000,000         39.5%
  7             1    Waterfront Plaza                                 $100,000,000 (10) $  160,000,000         62.5%
  8     A       1    West Covina Village Community Shopping Center    $ 41,000,000      $   54,300,000         76.0%
  9     A       1    Wells Fargo Bank Tower                           $ 41,000,000      $   53,600,000         76.0%
 10             1    Best Western President                           $ 80,000,000 (11) $  126,000,000         63.5%
 11     B       1    Mira Mesa Marketplace West                       $ 38,500,000      $   59,300,000         60.5%
 12     B       1    Mira Mesa Marketplace East                       $ 36,500,000      $   64,700,000         60.5%
 13             1    Roger Williams                                   $ 64,000,000      $   92,000,000         69.6%
 14             1    Sandhill Phase I                                 $ 57,000,000      $   72,000,000         79.2%
 15             1    Space Park                                       $ 55,000,000      $   81,000,000         67.9%
 16             1    Parker Corporate Center                          $ 52,000,000      $   69,000,000         75.4%
 17     C       1    NP North Park Crossing                           $ 31,481,698      $   47,320,000         68.8%
 18     C       1    NP Regal Cinema                                  $  9,667,656      $   12,400,000         68.8%
 19     C       1    NP Sherwood Landing & Outback Steakhouse         $  1,809,570      $    2,695,000         68.8%
 20             1    Verio Building                                   $ 40,000,000      $   57,000,000         70.2%
 21             1    North Ranch Mall                                 $ 37,500,000      $   80,100,000         46.8%
 22             1    Commons at Sugarhouse                            $ 35,000,000      $   47,500,000         73.7%
 23             1    Somerset Square                                  $ 33,000,000      $   42,400,000         77.8%
 24             1    360 - 386 Fordham Rd                             $ 30,000,000      $   41,000,000         73.2%
 25             1    Torrey Highlands Village Center                  $ 30,000,000      $   48,000,000         62.5%
 26             1    Fairway Vista                                    $ 28,200,000      $   39,000,000         72.3%
 27             1    Hotel Andra                                      $ 28,000,000      $   38,900,000         72.0%
 28             1    148-154 Columbus Avenue                          $ 26,000,000 (12) $   40,000,000         65.0%
 29             1    7025 Scottsdale                                  $ 24,500,000      $   32,750,000         74.8%
 30             2    Caribbean Isle Apartments                        $ 24,000,000      $   35,500,000         67.6%
 31             2    Seven Oaks Apartments                            $ 22,020,000      $   28,300,000         77.8%
 32             1    The Waters Building                              $ 21,800,000      $   27,300,000         79.9%
 33             2    Legacy at Friendly Manor                         $ 21,550,000      $   29,250,000         73.7%
 34             1    The Mansfield Hotel                              $ 20,000,000      $   41,200,000         48.5%
 35             1    Mat-Su Regional Medical Plaza                    $ 19,980,000      $   24,500,000         81.6%
 36             2    Canyon Oaks Apartments                           $ 18,825,000      $   23,600,000         79.8%
 37             1    Haggar Corporate Headquarters                    $ 18,363,000      $   28,500,000         64.4%
 38             1    First Hill Medical Building                      $ 18,300,000      $   26,600,000         68.8%
 39             1    Jeronimo Center                                  $ 16,930,000      $   26,200,000         64.6%
 40             2    Canebrake Apartments                             $ 16,800,000      $   21,000,000         80.0%
 41             1    Union Hills Square                               $ 16,250,000      $   21,880,000         74.3%
 42     D       1    Concourse 100                                    $ 11,400,000      $   14,500,000         76.9%
 43     D       1    Concourse 800                                    $  4,100,000      $    5,650,000         76.9%
 44             1    Akers Center                                     $ 15,400,000      $   19,400,000         79.4%
 45             1    Parkway Plaza                                    $ 15,300,000      $   20,640,000         74.1%
 46             1    400 West 14th Street                             $ 15,000,000      $   25,400,000         59.1%
 47             1    Chidlaw Industrial WH (Refi)                     $ 14,285,764      $   22,700,000         62.9%
 48             1    McClintock Fountains                             $ 15,455,000      $   20,575,000         75.1%
 49             1    Summit Center Marketplace                        $ 13,800,000      $   18,450,000         74.8%
 50             2    Burwick Farms Apartment Homes                    $ 13,680,000      $   17,900,000         76.4%
 51             1    Lake Point Business Center                       $ 13,600,000      $   17,000,000         80.0%
 52             1    Avalon Park Town Center Phase II                 $ 13,500,000      $   20,200,000         66.8%
 53             1    Harvest Plaza                                    $ 13,475,000      $   16,750,000         80.4%
 54             2    Woodbridge Villas Apartments                     $ 13,400,000      $   19,000,000         70.5%
 55             2    Legacy Apartments                                $ 13,250,000      $   16,800,000         78.9%
 56             2    Smoketree Apartments                             $ 13,050,000      $   16,550,000         78.9%
 57             2    MacArthur Park Apartments                        $ 12,865,000      $   16,150,000         79.7%
 58             1    Jefferson Park Properties Office                 $ 12,750,000      $   17,650,000         72.2%
 59             1    Gateway Plaza                                    $ 12,600,000      $   17,300,000         72.8%
 60             1    Shoppes of Olney                                 $ 12,150,000      $   17,500,000         69.4%
 61             1    209 West Jackson                                 $ 12,000,000      $   16,400,000         73.2%
 62             1    Sprouts Center Mesa                              $ 12,000,000      $   17,000,000         70.6%
 63             1    Comfort Inn & Suites Chicago                     $ 11,969,342      $   22,000,000         54.4%
 64             1    163-18 Jamaica Avenue                            $ 11,750,000      $   17,200,000         68.3%
 65             1    Country Inn & Suites Denver                      $ 11,676,102      $   18,400,000         63.5%
 66             1    2500 West Bradley                                $ 11,481,239      $   21,850,000         52.5%
 67             1    Kennestone Physicians Center Phase II            $ 11,300,000      $   16,500,000         68.5%
 68             1    Garrett Corporate Center                         $ 11,250,000      $   16,100,000         69.9%
 69             2    Catalina Mission Apartments                      $ 11,050,000      $   14,000,000         78.9%
 70             1    Publix Market Square Haile Village               $ 11,000,000      $   16,800,000         65.5%
 71             2    Sunbreeze Apartments                             $ 10,955,883      $   14,550,000         75.3%
 72             1    Royal Bank Complex                               $ 10,900,000      $   15,500,000         70.3%
 73             1    Roswell Summit                                   $ 10,875,000      $   15,100,000         72.0%

                     MATURITY/                                               TOTAL
     MATURITY/ARD     ARD LTV          U/W           U/W         U/W    ADMINISTRATIVE
 #    BALANCE (3)  RATIO (2) (3)       NOI         NCF (4)    DSCR (5)       FEES
---  ------------  -------------  ------------  ------------  --------  --------------
  1  $186,297,741       76.0%     $ 17,064,222  $ 16,568,422    1.25x       0.02065%
  2  $192,000,000       63.3%     $ 14,584,451  $ 14,584,451    1.20x       0.02065%
  3  $165,000,000       67.1%     $ 12,321,731  $ 12,201,048    1.26x       0.02065%
  4  $137,477,708       55.3%     $ 15,099,364  $ 13,531,933    1.28x       0.05065%
  5  $135,905,058       33.7%     $ 55,169,921  $ 53,724,247    1.58x       0.02065%
  6  $115,000,000       39.5%     $ 18,355,959  $ 16,482,361    2.21x       0.02065%
  7  $100,000,000       62.5%     $  9,419,149  $  8,793,052    1.40x       0.02065%
  8  $ 34,815,150       64.5%     $  3,786,732  $  3,670,181    1.21x       0.02065%
  9  $ 34,815,150       64.5%     $  3,704,675  $  3,508,667    1.21x       0.02065%
 10  $ 75,782,629       60.1%     $  9,871,097  $  8,987,761    1.52x       0.02065%
 11  $ 38,500,000       60.5%     $  3,431,556  $  3,345,378    1.42x       0.02065%
 12  $ 36,500,000       60.5%     $  3,322,550  $  3,099,843    1.42x       0.02065%
 13  $ 58,042,366       63.1%     $  7,943,272  $  7,261,503    1.43x       0.02065%
 14  $ 57,000,000       79.2%     $  4,453,745  $  4,208,037    1.24x       0.02065%
 15  $ 49,506,799       61.1%     $  6,147,054  $  5,439,021    1.39x       0.02065%
 16  $ 52,000,000       75.4%     $  4,788,099  $  4,306,135    1.45x       0.07065%
 17  $ 26,892,303       58.8%     $  2,939,379  $  2,830,079    1.25x       0.02065%
 18  $  8,258,308       58.8%     $    982,900  $    944,717    1.25x       0.02065%
 19  $  1,545,771       58.8%     $    182,149  $    166,931    1.25x       0.02065%
 20  $ 36,113,711       63.4%     $  3,923,807  $  3,728,008    1.30x       0.02065%
 21  $ 37,500,000       46.8%     $  4,590,255  $  4,418,222    1.96x       0.02065%
 22  $ 32,768,609       69.0%     $  3,325,075  $  3,127,042    1.24x       0.05065%
 23  $ 33,000,000       77.8%     $  2,825,873  $  2,688,625    1.43x       0.02065%
 24  $ 27,897,423       68.0%     $  2,643,229  $  2,545,995    1.23x       0.02065%
 25  $ 30,000,000       62.5%     $  2,649,490  $  2,578,960    1.43x       0.02065%
 26  $ 28,200,000       72.3%     $  2,295,168  $  2,245,168    1.30x       0.10065%
 27  $ 25,837,973       66.4%     $  2,916,569  $  2,652,990    1.29x       0.02065%
 28  $ 26,000,000       65.0%     $  2,117,809  $  2,063,608    1.28x       0.02065%
 29  $ 24,500,000       74.8%     $  1,905,309  $  1,798,908    1.26x       0.02065%
 30  $ 22,491,068       63.4%     $  2,172,037  $  2,096,837    1.20x       0.02065%
 31  $ 20,571,249       72.7%     $  1,980,913  $  1,919,313    1.23x       0.02065%
 32  $ 20,380,302       74.7%     $  2,221,409  $  1,925,009    1.24x       0.02065%
 33  $ 19,861,570       67.9%     $  1,962,864  $  1,885,864    1.20x       0.02065%
 34  $ 18,724,285       45.4%     $  2,584,821  $  2,179,679    1.51x       0.02065%
 35  $ 18,013,189       73.5%     $  1,913,121  $  1,769,609    1.25x       0.05065%
 36  $ 17,587,553       74.5%     $  1,743,732  $  1,603,232    1.20x       0.06065%
 37  $ 18,363,000       64.4%     $  1,804,554  $  1,678,777    1.48x       0.02065%
 38  $ 15,525,750       58.4%     $  1,681,119  $  1,568,599    1.19x       0.05065%
 39  $ 15,739,375       60.1%     $  1,452,602  $  1,367,933    1.17x       0.02065%
 40  $ 15,707,519       74.8%     $  1,476,711  $  1,436,711    1.20x       0.02065%
 41  $ 14,740,386       67.4%     $  1,544,213  $  1,467,801    1.22x       0.02065%
 42  $ 10,806,891       72.9%     $  1,212,649  $  1,032,171    1.27x       0.02065%
 43  $  3,886,689       72.9%     $    438,511  $    370,283    1.27x       0.02065%
 44  $ 14,357,032       74.0%     $  1,449,659  $  1,311,017    1.21x       0.02065%
 45  $ 14,240,279       69.0%     $  1,341,190  $  1,299,166    1.23x       0.02065%
 46  $ 15,000,000       59.1%     $  1,471,947  $  1,458,550    1.66x       0.02065%
 47  $ 12,127,539       53.4%     $  1,535,409  $  1,315,597    1.28x       0.02065%
 48  $ 14,465,457       70.3%     $  1,516,084  $  1,395,086    1.25x       0.02065%
 49  $ 12,044,883       65.3%     $  1,290,959  $  1,216,921    1.20x       0.06065%
 50  $ 12,722,450       71.1%     $  1,325,187  $  1,259,187    1.33x       0.02065%
 51  $ 12,246,280       72.0%     $  1,326,101  $  1,184,557    1.23x       0.02065%
 52  $ 11,987,339       59.3%     $  1,317,211  $  1,251,694    1.28x       0.02065%
 53  $ 12,207,151       72.9%     $  1,297,776  $  1,227,778    1.25x       0.02065%
 54  $ 11,935,562       62.8%     $  1,223,270  $  1,167,770    1.18x       0.02065%
 55  $ 11,954,486       71.2%     $  1,344,897  $  1,283,897    1.36x       0.02065%
 56  $ 12,202,273       73.7%     $  1,274,089  $  1,204,089    1.27x       0.02065%
 57  $ 11,581,465       71.7%     $  1,206,439  $  1,137,439    1.19x       0.04065%
 58  $ 11,257,784       63.8%     $  1,484,293  $  1,131,723    1.26x       0.05065%
 59  $ 10,941,391       63.2%     $  1,253,974  $  1,129,525    1.24x       0.02065%
 60  $ 12,150,000       69.4%     $  1,015,436  $    984,841    1.36x       0.02065%
 61  $ 11,231,671       68.5%     $  1,265,222  $  1,089,391    1.26x       0.03065%
 62  $ 11,224,174       66.0%     $  1,047,178  $  1,008,735    1.17x       0.02065%
 63  $  9,408,882       42.8%     $  1,727,617  $  1,528,825    1.59x       0.02065%
 64  $ 11,334,043       65.9%     $  1,159,345  $  1,068,299    1.24x       0.02065%
 65  $  9,691,983       52.7%     $  1,525,991  $  1,363,112    1.54x       0.02065%
 66  $  9,914,005       45.4%     $  1,590,061  $  1,359,708    1.56x       0.02065%
 67  $ 10,226,788       62.0%     $  1,168,969  $  1,095,953    1.33x       0.02065%
 68  $ 10,501,595       65.2%     $  1,024,431  $    949,904    1.20x       0.05065%
 69  $ 10,313,163       73.7%     $    988,418  $    917,522    1.18x       0.02065%
 70  $  9,938,517       59.2%     $  1,011,713  $    968,896    1.22x       0.02065%
 71  $ 10,358,543       71.2%     $  1,036,876  $    984,876    1.18x       0.02065%
 72  $ 10,174,879       65.6%     $    911,819  $    888,043    1.15x       0.05065%
 73  $  9,702,053       64.3%     $  1,183,116  $  1,063,862    1.31x       0.02065%

                      ADDITIONAL MORTGAGE LOAN INFORMATION

                                                                        CUT-OFF DATE
               LOAN                                                       PRINCIPAL        APPRAISED       CUT-OFF DATE
 #   CROSSED  GROUP  LOAN NAME                                           BALANCE (1)         VALUE      LTV RATIO (1) (2)
---  -------  -----  -----------------------------------------------  ----------------  --------------  -----------------
 74             1    Hilton Garden Inn Plymouth                       $ 10,535,353      $   15,800,000         66.7%
 75             1    Duke University Health Systems, Inc.--OPS        $ 10,500,000      $   13,200,000         79.5%
 76             1    Hilton Garden Inn Columbus/Polaris               $ 10,300,000      $   15,900,000         64.8%
 77             1    Brentwood Retail Center                          $ 10,000,000      $   14,500,000         69.0%
 78             1    Holiday Inn Express - Long Island City           $  9,960,876      $   13,500,000         73.8%
 79             1    Beacon Ridge Tower                               $  9,750,000      $   12,200,000         79.9%
 80             1    Holiday Inn Select Dallas                        $  9,733,532      $   13,280,000         73.3%
 81             2    Gardens of Canal Park Apartments                 $  9,524,000      $   12,150,000         78.4%
 82             2    Observation Point Apartments                     $  9,400,000      $   12,650,000         74.3%
 83             1    Heald Business College                           $  9,390,462      $   15,000,000         62.6%
 84             1    Southgate Business Center I                      $  9,237,864      $   12,400,000         74.5%
 85             1    Palladium at Deep River                          $  9,200,000      $   11,880,000         77.4%
 86             1    Duke University Health Systems, Inc.             $  9,175,000      $   12,000,000         76.5%
 87             2    Brandon Walk Apartments                          $  9,135,000      $   11,650,000         78.4%
 88             1    Best Western Mill River Manor                    $  8,955,214      $   13,700,000         65.4%
 89             2    Heartland Ridge Apartments                       $  8,840,000      $   11,600,000         76.2%
 90     E       1    Safeland Storage I                               $  4,500,000      $    5,800,000         75.8%
 91     E       1    Safeland Storage II                              $  4,100,000      $    5,550,000         75.8%
 92             2    Woodcrest Apartments                             $  8,600,000      $   11,000,000         78.2%
 93             1    The Promenade at Jones Bridge                    $  8,568,178      $   10,900,000         78.6%
 94             1    Staybridge Suites Chattanooga                    $  8,516,775      $   12,900,000         66.0%
 95             1    Market Place & Pointe South                      $  8,443,800      $   11,100,000         76.1%
 96             2    Towne Oaks Apartments (PARENT)                   $  8,080,000      $   10,600,000         76.2%
 97             1    Commerce Plaza I                                 $  8,000,000      $   10,200,000         78.4%
 98             1    Satyr Hill Shopping Center                       $  7,940,000      $   10,900,000         72.8%
 99             1    Sprouts Center Glendale                          $  7,850,000      $   10,200,000         77.0%
100             2    Las Brisas Apartments                            $  7,825,000      $    9,950,000         78.6%
101             1    6400 Powers Ferry Landing                        $  7,600,000      $   10,100,000         75.2%
102             2    The Cottages on Elm                              $  7,600,000      $   11,300,000         67.3%
103             1    Destination Ramon                                $  7,500,000      $   16,500,000         45.5%
104             1    Grocery Outlet Portfolio                         $  7,500,000      $   13,200,000         56.8%
105             2    Arbors of Perrysburg                             $  7,400,000      $    9,250,000         80.0%
106             1    360 White Plains - Parent                        $  7,281,297      $    9,950,000         73.2%
107             1    Lincoln Plaza                                    $  7,000,000      $    9,200,000         76.1%
108             1    North 41 Plaza                                   $  7,000,000      $   13,400,000         52.2%
109             1    Holiday Inn Express Brandon                      $  6,987,028      $   11,700,000         59.7%
110             1    Dublin Village                                   $  6,800,000      $    8,700,000         78.2%
111             2    Shady Oaks Apartments                            $  6,800,000      $    9,150,000         74.3%
112             1    Hillside Center                                  $  6,660,000      $    8,800,000         75.7%
113             1    Holiday Inn Express Austin                       $  6,630,609      $    9,300,000         71.3%
114             1    Holiday Inn Express Easton                       $  6,582,778      $    9,600,000         68.6%
115             2    507, 515, 517 West 171st Street                  $  6,500,000      $   10,000,000         65.0%
116             1    Park Avenue Plaza                                $  6,500,000      $   10,000,000         65.0%
117             1    Country Inn & Suites Mankato                     $  6,486,723      $    8,700,000         74.6%
118             2    Brookstone Apartments                            $  6,400,000      $    8,075,000         79.3%
119             1    Weeks-Lerman Building                            $  6,250,000      $    9,900,000         63.1%
120             2    Lakeside Apartments                              $  6,150,000      $    8,800,000         69.9%
121             1    NorthPark Villa                                  $  6,150,000      $   10,900,000         56.4%
122             1    Solana Beach Baking Company                      $  5,994,118      $    7,600,000         78.9%
123             1    Courtyard by Marriott Layton                     $  5,989,273      $   10,000,000         59.9%
124             1    Holiday Inn Express Frackville                   $  5,984,343      $    8,600,000         69.6%
125             2    Westwood Fountains Apartments                    $  5,900,000      $    8,000,000         73.8%
126             1    Irwin Union Bank                                 $  5,700,000      $    9,180,000         62.1%
127             1    Americana Park Mobile Home Park                  $  5,650,000      $    7,075,000         79.9%
128             1    Poole's Corner                                   $  5,600,000      $    7,565,000         74.0%
129             1    Sportsman's Warehouse & Shops                    $  5,500,000      $    9,900,000         55.6%
130             1    Shelby Park                                      $  5,450,000      $    6,850,000         79.6%
131             1    Academy Sports                                   $  5,400,000      $    6,850,000         78.8%
132             1    Cortez West Shopping Center                      $  5,300,000      $    7,150,000         74.1%
133             1    Marketplace North II                             $  5,300,000      $    6,650,000         79.7%
134             1    Tower Station                                    $  5,200,000      $    6,900,000         75.4%
135             1    Discount Drug Mart Plaza                         $  5,194,643      $    8,000,000         64.9%
136             1    Fairfield Inn & Suites Muskegon Norton Shores    $  5,092,919      $    7,900,000         64.5%
137             1    Summerfield Shopping Center                      $  5,022,000      $    6,300,000         79.7%
138             2    150 West 140th Street                            $  5,000,000      $    6,400,000         78.1%
139             2    Ashton Park                                      $  5,000,000      $    6,600,000         75.8%
140             1    Plaza on Main Shopping Center                    $  4,995,310      $    8,175,000         61.1%
141             1    Dorsey Business Center III                       $  4,853,232      $    6,500,000         74.7%
142             1    Preston Walk II                                  $  4,815,000      $    6,350,000         75.8%
143             1    Holiday Inn Express Centerville                  $  4,793,351      $    6,500,000         73.7%
144             1    Holiday Inn Express St. Joseph, MI               $  4,750,000      $    8,900,000         53.4%
145             2    Brookside Apartments                             $  4,740,000      $    6,500,000         72.9%
146             1    The Concourse                                    $  4,680,000      $    6,800,000         68.8%
147             1    Hampton Inn Muskegon                             $  4,593,614      $    6,900,000         66.6%
148             2    Melrose Manor                                    $  4,400,000      $    6,000,000         73.3%
149             1    Bazaar 280 Retail Center                         $  4,367,036      $    5,800,000         75.3%
150             1    Trinity Commons                                  $  4,300,000      $    6,200,000         69.4%
151             1    Orlando North Service Center                     $  4,225,000      $    6,200,000         68.1%

                     MATURITY/                                               TOTAL
     MATURITY/ARD     ARD LTV          U/W           U/W         U/W    ADMINISTRATIVE
 #    BALANCE (3)  RATIO (2) (3)       NOI         NCF (4)    DSCR (5)       FEES
---  ------------  -------------  ------------  ------------  --------  --------------
 74  $  8,238,209       52.1%     $  1,357,250  $  1,172,441    1.40x       0.02065%
 75  $  9,801,489       74.3%     $    938,723  $    899,931    1.21x       0.05065%
 76  $  8,017,172       50.4%     $  1,377,819  $  1,234,462    1.53x       0.02065%
 77  $  9,009,842       62.1%     $    872,378  $    855,028    1.21x       0.05065%
 78  $  7,847,564       58.1%     $  1,244,118  $  1,133,072    1.41x       0.02065%
 79  $  9,242,736       75.8%     $  1,018,632  $    870,134    1.25x       0.02065%
 80  $  8,353,859       62.9%     $  1,186,724  $    886,450    1.22x       0.02065%
 81  $  8,383,869       69.0%     $    975,292  $    917,292    1.37x       0.02065%
 82  $  8,378,019       66.2%     $    956,763  $    856,763    1.22x       0.02065%
 83  $  7,948,391       53.0%     $  1,173,675  $  1,102,167    1.65x       0.06065%
 84  $  7,907,981       63.8%     $    903,263  $    830,468    1.21x       0.02065%
 85  $  8,631,743       72.7%     $    867,431  $    813,102    1.20x       0.02065%
 86  $  8,564,634       71.4%     $    815,106  $    777,588    1.20x       0.05065%
 87  $  8,223,606       70.6%     $    886,469  $    847,669    1.25x       0.04065%
 88  $  7,054,933       51.5%     $  1,171,070  $  1,039,434    1.42x       0.02065%
 89  $  8,290,376       71.5%     $    869,500  $    826,300    1.27x       0.03065%
 90  $  4,150,719       69.9%     $    435,222  $    422,152    1.25x       0.02065%
 91  $  3,781,767       69.9%     $    370,665  $    361,389    1.25x       0.02065%
 92  $  8,043,512       73.1%     $    821,491  $    765,491    1.23x       0.02065%
 93  $  7,287,987       66.9%     $    773,441  $    731,783    1.19x       0.02065%
 94  $  6,697,076       51.9%     $  1,083,623  $    977,119    1.42x       0.02065%
 95  $  7,679,697       69.2%     $    803,533  $    743,945    1.18x       0.03065%
 96  $  7,560,206       71.3%     $    839,511  $    779,511    1.33x       0.02065%
 97  $  7,481,526       73.3%     $    865,839  $    770,335    1.34x       0.02065%
 98  $  7,126,047       65.4%     $    775,912  $    720,660    1.30x       0.02065%
 99  $  7,117,399       69.8%     $    693,290  $    660,563    1.16x       0.02065%
100  $  7,542,470       75.8%     $    740,700  $    677,450    1.20x       0.02065%
101  $  7,024,300       69.5%     $    760,982  $    704,357    1.25x       0.02065%
102  $  7,002,146       62.0%     $    793,309  $    724,309    1.30x       0.02065%
103  $  7,500,000       45.5%     $    965,028  $    907,947    2.16x       0.02065%
104  $  7,029,084       53.3%     $    771,864  $    735,716    1.34x       0.02065%
105  $  6,433,797       69.6%     $    722,045  $    693,545    1.28x       0.02065%
106  $  6,275,297       63.1%     $    766,056  $    708,226    1.28x       0.02065%
107  $  6,325,749       68.8%     $    897,120  $    763,258    1.50x       0.02065%
108  $  6,204,982       46.3%     $  1,064,872  $    985,078    1.95x       0.02065%
109  $  5,926,679       50.7%     $  1,282,577  $  1,149,586    2.30x       0.02065%
110  $  6,098,819       70.1%     $    588,453  $    561,387    1.18x       0.02065%
111  $  6,162,963       67.4%     $    744,606  $    685,106    1.38x       0.05065%
112  $  5,990,895       68.1%     $    637,713  $    594,857    1.20x       0.02065%
113  $  5,180,332       55.7%     $    921,900  $    844,074    1.62x       0.02065%
114  $  5,154,466       53.7%     $    819,334  $    735,882    1.41x       0.02065%
115  $  6,236,648       62.4%     $    602,060  $    582,060    1.28x       0.02065%
116  $  5,794,725       57.9%     $    750,428  $    710,891    1.48x       0.02065%
117  $  5,384,435       61.9%     $    820,147  $    698,009    1.42x       0.02065%
118  $  5,799,772       71.8%     $    607,053  $    551,053    1.18x       0.05065%
119  $  5,623,605       56.8%     $    680,324  $    647,768    1.48x       0.05065%
120  $  5,465,443       62.1%     $    562,007  $    524,507    1.17x       0.02065%
121  $  5,440,193       49.9%     $    535,611  $    525,074    1.20x       0.05065%
122  $  5,100,427       67.1%     $    559,247  $    524,137    1.20x       0.10065%
123  $  5,103,972       51.0%     $    734,085  $    644,743    1.48x       0.02065%
124  $  4,685,879       54.5%     $    730,275  $    664,177    1.40x       0.02065%
125  $  5,198,731       65.0%     $    648,313  $    575,063    1.39x       0.02065%
126  $  5,198,330       56.6%     $    585,186  $    559,651    1.32x       0.02065%
127  $  5,097,714       72.1%     $    547,524  $    532,574    1.33x       0.02065%
128  $  4,701,456       62.1%     $    493,464  $    473,806    1.22x       0.05065%
129  $  4,668,049       47.2%     $    605,115  $    563,685    1.46x       0.05065%
130  $  4,924,802       71.9%     $    568,439  $    501,813    1.28x       0.05065%
131  $  4,781,107       69.8%     $    499,427  $    463,795    1.20x       0.05065%
132  $  4,811,622       67.3%     $    495,605  $    482,212    1.23x       0.02065%
133  $  4,803,486       72.2%     $    493,920  $    463,721    1.20x       0.02065%
134  $  4,804,854       69.6%     $    533,176  $    514,510    1.34x       0.02065%
135  $  4,386,485       54.8%     $    629,612  $    581,894    1.59x       0.05065%
136  $  3,982,451       50.4%     $    655,331  $    588,324    1.46x       0.02065%
137  $  4,557,517       72.3%     $    486,868  $    446,068    1.21x       0.02065%
138  $  4,809,639       75.2%     $    491,753  $    477,003    1.36x       0.02065%
139  $  4,395,046       66.6%     $    623,349  $    563,349    1.60x       0.02065%
140  $  4,278,646       52.3%     $    566,849  $    490,991    1.32x       0.05065%
141  $  4,158,072       64.0%     $    497,025  $    457,852    1.27x       0.02065%
142  $  4,355,491       68.6%     $    444,818  $    424,499    1.22x       0.02065%
143  $  3,750,048       57.7%     $    625,097  $    556,487    1.46x       0.02065%
144  $  3,709,543       41.7%     $    845,707  $    758,706    2.02x       0.02065%
145  $  4,453,179       68.5%     $    439,100  $    421,100    1.19x       0.02065%
146  $  4,169,375       61.3%     $    429,905  $    412,906    1.20x       0.02065%
147  $  3,592,015       52.1%     $    604,560  $    537,832    1.48x       0.02065%
148  $  3,713,055       61.9%     $    482,384  $    417,384    1.34x       0.02065%
149  $  3,712,937       64.0%     $    450,759  $    415,778    1.32x       0.02065%
150  $  3,799,609       61.3%     $    422,574  $    397,372    1.28x       0.02065%
151  $  3,731,445       60.2%     $    464,841  $    423,083    1.41x       0.02065%

                      ADDITIONAL MORTGAGE LOAN INFORMATION

                                                                        CUT-OFF DATE
               LOAN                                                       PRINCIPAL        APPRAISED       CUT-OFF DATE
 #   CROSSED  GROUP  LOAN NAME                                           BALANCE (1)         VALUE      LTV RATIO (1) (2)
---  -------  -----  -----------------------------------------------  ----------------  --------------  -----------------
152             2    Hidden Acres Apts Phase II                       $  4,200,000      $    5,500,000         76.4%
153             1    Southport Plaza                                  $  4,200,000      $    5,600,000         75.0%
154             1    Hobby Lobby                                      $  4,200,000      $    5,700,000         73.7%
155             1    Johnson's Mobile Home Park & Marshwood Estates   $  4,191,172      $    5,450,000         76.9%
156             1    Poplar Hill Medical Center                       $  4,135,970      $    5,400,000         76.6%
157             1    Shoppes at 521                                   $  4,083,000      $    5,250,000         77.8%
158             1    15477 Ventura                                    $  4,050,000      $    7,040,000         57.5%
159             1    96th & Madison                                   $  4,000,000      $    5,700,000         70.2%
160             1    Ford City Office Plaza                           $  4,000,000      $    5,100,000         78.4%
161             1    Bradford Crossing                                $  3,992,455      $    5,000,000         79.8%
162             1    Country Club Marketplace                         $  3,920,000      $    4,900,000         80.0%
163             1    115 Park Street                                  $  3,900,000      $    4,900,000         79.6%
164             1    Towne Crest Village                              $  3,898,267      $    5,100,000         76.4%
165             1    TownePlace Suites East Lansing                   $  3,844,737      $    6,300,000         61.0%
166             1    Ridgeview Marketplace                            $  3,840,000      $    5,200,000         73.8%
167             2    Chambers Ridge Apartments                        $  3,800,000      $    5,000,000         76.0%
168             1    Shops at West Pointe                             $  3,775,000      $    5,110,000         73.9%
169             1    Sheldon Plaza Shopping Center                    $  3,750,000      $    6,700,000         56.0%
170             2    Kennedy's Landing                                $  3,746,267      $    4,700,000         79.7%
171             1    Walgreens Festus                                 $  3,720,845      $    5,350,000         69.5%
172             1    Four Gateway Plaza                               $  3,720,000      $    4,650,000         80.0%
173             1    Shannon Square                                   $  3,654,000      $    6,150,000         59.4%
174             1    Claim Jumper at Deer Valley Towne Center         $  3,650,000      $    5,800,000         62.9%
175             1    Hampton Inn Hinesville                           $  3,595,193      $    5,000,000         71.9%
176             1    Hampton Inn Sumter                               $  3,594,963      $    4,800,000         74.9%
177             1    StarKey Self Storage                             $  3,587,520      $    6,800,000         52.8%
178             1    Hampton Inn Johnson City                         $  3,585,163      $    6,000,000         59.8%
179             2    Mobile Home Terrace                              $  3,584,884      $    7,930,000         45.2%
180             1    Holiday Inn Express Hotel & Suites Morehead      $  3,526,173      $    7,300,000         48.3%
181             1    Stonecrest Promenade                             $  3,517,901      $    4,450,000         79.1%
182             2    St. Germain Apartments                           $  3,499,999      $    4,775,000         73.3%
183             1    Corpus Christi Self Storage                      $  3,493,910      $    4,700,000         74.3%
184             1    Carlsbad Airport Center                          $  3,493,798      $    5,400,000         64.7%
185             1    SY Venture II                                    $  3,490,934      $    7,000,000         49.9%
186             1    BV Properties Temecula                           $  3,490,143      $    6,700,000         52.1%
187             1    Pinegate Shopping Center                         $  3,475,000      $    5,200,000         66.8%
188             2    Royalgate and Timberwood Apartments              $  3,450,000      $    4,650,000         74.2%
189             1    208 W. 4th Street                                $  3,440,000      $    4,750,000         72.4%
190             1    Ward Circle Retail                               $  3,400,000      $    4,250,000         80.0%
191             1    Shoppes at Pittsburgh Mills (2)                  $  3,368,458      $    4,440,000         75.9%
192             1    Valle Verde Pad #1                               $  3,294,388      $    4,550,000         72.4%
193             1    Remax office                                     $  3,294,297      $    4,200,000         78.4%
194             1    Bartlett Square Retail Center                    $  3,250,000      $    6,300,000         51.6%
195             1    Federal Express Building                         $  3,250,000      $    5,500,000         59.1%
196             1    Old Town Plaza                                   $  3,200,000      $    5,900,000         54.2%
197             1    Shoppes at Armenia                               $  3,194,369      $    4,230,000         75.5%
198             1    Metro Plaza                                      $  3,150,000      $    4,700,000         67.0%
199             2    Lodge Apartments                                 $  3,110,000      $    4,200,000         74.0%
200             1    Mill Ohm Building                                $  3,082,000      $    4,550,000         67.7%
201             1    Cornerstone Plaza                                $  3,000,000      $    3,850,000         77.9%
202             1    Elmsley Square                                   $  3,000,000      $    4,800,000         62.5%
203             1    Madison Commons                                  $  3,000,000      $    3,750,000         80.0%
204             1    485 Kings Highway                                $  3,000,000      $    5,300,000         56.6%
205             1    Comfort Suites Goldsboro                         $  2,983,302      $    4,500,000         66.3%
206             1    Town Place Square Pad C                          $  2,944,533      $    4,500,000         65.4%
207             1    Tomball Plaza                                    $  2,925,000      $    3,800,000         77.0%
208             1    Terrace Eateries                                 $  2,900,000      $    4,900,000         59.2%
209             1    Oaklandon Plaza                                  $  2,850,000      $    3,775,000         75.5%
210             2    Spencer Square Apartments                        $  2,792,460      $    3,550,000         78.7%
211             1    Intech Commons Retail Center                     $  2,790,000      $    4,000,000         69.8%
212             1    Holiday Inn Express Hotel & Suites Laurinburg    $  2,749,220      $    4,450,000         61.8%
213             1    Pinnacle Park Shops                              $  2,747,500      $    3,950,000         69.6%
214             1    Watkins Plaza                                    $  2,747,455      $    4,000,000         68.7%
215             1    Camp Creek Shopping Center                       $  2,725,000      $    3,425,000         79.6%
216             1    Albemarle Shops                                  $  2,714,846      $    3,600,000         75.4%
217             1    Adams and Tabor Shopping Center 2                $  2,714,640      $    3,685,000         73.7%
218             1    MeadowPointe Office Park                         $  2,700,000      $    3,400,000         79.4%
219             2    Gramercy Park Townhomes                          $  2,700,000      $    3,400,000         79.4%
220             1    Fairway Center                                   $  2,692,348      $    3,420,000         78.7%
221             1    11969 Jefferson Avenue                           $  2,691,162      $    3,600,000         74.8%
222             1    Pleasant Valley Plaza                            $  2,690,788      $    3,650,000         73.7%
223             2    Mallard Park Apartments                          $  2,680,000      $    3,350,000         80.0%
224             2    Greenbriar Apartments                            $  2,625,000      $    3,375,000         77.8%
225             1    1st & Maple Office Building                      $  2,600,000      $    5,000,000         52.0%
226             1    3032 Nostrand Avenue                             $  2,600,000      $    3,700,000         70.3%
227             1    Arlington Shops                                  $  2,600,000      $    3,250,000         80.0%
228             2    Wesleigh Run Apartments                          $  2,600,000      $    3,400,000         76.5%

                     MATURITY/                                               TOTAL
     MATURITY/ARD     ARD LTV          U/W           U/W         U/W    ADMINISTRATIVE
 #    BALANCE (3)  RATIO (2) (3)       NOI         NCF (4)    DSCR (5)       FEES
---  ------------  -------------  ------------  ------------  --------  --------------
152  $  3,655,619       66.5%     $    425,021  $    408,021    1.33x       0.02065%
153  $  3,795,783       67.8%     $    394,634  $    369,360    1.21x       0.06065%
154  $  3,742,569       65.7%     $    389,029  $    373,839    1.20x       0.05065%
155  $  3,617,220       66.4%     $    426,764  $    419,614    1.32x       0.02065%
156  $  3,557,856       65.9%     $    431,681  $    383,450    1.23x       0.02065%
157  $  3,669,604       69.9%     $    391,157  $    372,063    1.20x       0.09065%
158  $  3,663,550       52.0%     $    447,128  $    417,351    1.42x       0.02065%
159  $  3,624,972       63.6%     $    342,758  $    336,862    1.15x       0.02065%
160  $  3,621,405       71.0%     $    452,607  $    396,132    1.36x       0.03065%
161  $  3,378,614       67.6%     $    391,145  $    382,928    1.35x       0.02065%
162  $  3,590,848       73.3%     $    378,167  $    357,736    1.24x       0.02065%
163  $  3,527,536       72.0%     $    385,560  $    363,924    1.27x       0.02065%
164  $  3,337,243       65.4%     $    364,033  $    346,195    1.20x       0.02065%
165  $  3,016,277       47.9%     $    527,086  $    469,539    1.53x       0.02065%
166  $  3,407,650       65.5%     $    387,072  $    363,781    1.31x       0.02065%
167  $  3,450,494       69.0%     $    414,309  $    383,709    1.37x       0.02065%
168  $  3,530,582       69.1%     $    367,266  $    343,329    1.27x       0.02065%
169  $  3,175,905       47.4%     $    511,302  $    474,628    1.78x       0.02065%
170  $  3,173,718       67.5%     $    353,978  $    341,978    1.27x       0.02065%
171  $  3,181,837       59.5%     $    340,006  $    338,551    1.24x       0.02065%
172  $  3,288,456       70.7%     $    376,446  $    336,673    1.27x       0.06065%
173  $  3,315,865       53.9%     $    526,715  $    462,891    1.72x       0.06065%
174  $  3,314,289       57.1%     $    333,700  $    325,944    1.21x       0.02065%
175  $  2,834,245       56.7%     $    459,216  $    416,061    1.43x       0.02065%
176  $  2,806,489       58.5%     $    460,228  $    406,674    1.43x       0.02065%
177  $  3,076,665       45.2%     $    326,195  $    310,341    1.17x       0.02065%
178  $  2,804,978       46.7%     $    527,549  $    457,284    1.63x       0.02065%
179  $  2,355,986       29.7%     $    419,427  $    415,227    1.35x       0.02065%
180  $  2,778,946       38.1%     $    734,846  $    664,136    2.33x       0.02065%
181  $  3,021,159       67.9%     $    333,853  $    320,378    1.22x       0.02065%
182  $  3,096,100       64.8%     $    379,395  $    336,695    1.35x       0.02065%
183  $  2,987,690       63.6%     $    412,354  $    392,240    1.52x       0.02065%
184  $  2,980,786       55.2%     $    364,441  $    343,175    1.34x       0.02065%
185  $  3,291,859       47.0%     $    393,287  $    368,122    1.40x       0.02065%
186  $  2,970,968       44.3%     $    417,687  $    391,528    1.55x       0.06065%
187  $  3,106,865       59.7%     $    365,390  $    340,096    1.30x       0.02065%
188  $  3,101,296       66.7%     $    360,212  $    329,712    1.37x       0.02065%
189  $  3,054,057       64.3%     $    373,788  $    358,332    1.44x       0.08065%
190  $  2,966,130       69.8%     $    334,209  $    311,357    1.25x       0.02065%
191  $  2,858,290       64.4%     $    303,117  $    292,650    1.26x       0.06065%
192  $  2,830,609       62.2%     $    308,498  $    299,491    1.22x       0.02065%
193  $  2,819,396       67.1%     $    335,216  $    310,575    1.27x       0.02065%
194  $  3,030,369       48.1%     $    442,556  $    424,600    1.87x       0.03065%
195  $  3,250,000       59.1%     $    342,612  $    337,093    1.78x       0.02065%
196  $  3,200,000       54.2%     $    346,641  $    331,694    1.68x       0.02065%
197  $  2,727,661       64.5%     $    313,753  $    296,799    1.27x       0.02065%
198  $  2,846,445       60.6%     $    347,441  $    332,751    1.47x       0.02065%
199  $  2,818,824       67.1%     $    350,049  $    315,049    1.37x       0.02065%
200  $  2,746,619       60.4%     $    305,906  $    276,805    1.22x       0.02065%
201  $  2,714,948       70.5%     $    282,856  $    265,596    1.20x       0.07065%
202  $  2,749,934       57.3%     $    291,626  $    278,530    1.32x       0.02065%
203  $  2,534,661       67.6%     $    282,301  $    262,121    1.23x       0.02065%
204  $  2,526,298       47.7%     $    327,873  $    305,654    1.45x       0.02065%
205  $  2,351,113       52.2%     $    444,110  $    397,033    1.65x       0.02065%
206  $  2,507,603       55.7%     $    265,352  $    254,960    1.21x       0.02065%
207  $  2,473,910       65.1%     $    261,668  $    251,864    1.20x       0.03065%
208  $  2,445,771       49.9%     $    270,024  $    257,754    1.26x       0.02065%
209  $  2,565,627       68.0%     $    280,462  $    255,721    1.26x       0.02065%
210  $  2,391,309       67.4%     $    282,894  $    253,894    1.23x       0.02065%
211  $  2,532,735       63.3%     $    275,628  $    258,280    1.25x       0.05065%
212  $  2,166,636       48.7%     $    469,509  $    420,082    1.89x       0.02065%
213  $  2,511,388       63.6%     $    274,733  $    257,447    1.35x       0.02065%
214  $  2,357,936       58.9%     $    272,719  $    251,143    1.22x       0.02065%
215  $  2,551,376       74.5%     $    249,724  $    240,878    1.21x       0.02065%
216  $  2,296,083       63.8%     $    267,689  $    250,397    1.30x       0.02065%
217  $  2,360,017       64.0%     $    292,898  $    269,778    1.27x       0.02065%
218  $  2,439,846       71.8%     $    309,162  $    260,850    1.34x       0.07065%
219  $  2,380,662       70.0%     $    260,553  $    241,053    1.26x       0.02065%
220  $  2,289,869       67.0%     $    251,062  $    234,159    1.21x       0.02065%
221  $  2,319,833       64.4%     $    270,905  $    247,705    1.21x       0.02065%
222  $  2,312,120       63.3%     $    281,485  $    252,256    1.25x       0.02065%
223  $  2,273,048       67.9%     $    254,086  $    237,586    1.23x       0.02065%
224  $  2,320,838       68.8%     $    242,545  $    229,545    1.23x       0.06065%
225  $  2,423,382       48.5%     $    266,014  $    238,583    1.31x       0.02065%
226  $  2,183,485       59.0%     $    240,420  $    221,733    1.23x       0.02065%
227  $  2,203,261       67.8%     $    253,080  $    239,737    1.30x       0.02065%
228  $  2,299,896       67.6%     $    243,370  $    227,370    1.22x       0.02065%

                      ADDITIONAL MORTGAGE LOAN INFORMATION

                                                                        CUT-OFF DATE
               LOAN                                                       PRINCIPAL        APPRAISED       CUT-OFF DATE
 #   CROSSED  GROUP  LOAN NAME                                           BALANCE (1)         VALUE      LTV RATIO (1) (2)
---  -------  -----  -----------------------------------------------  ----------------  --------------  -----------------
229             2    Summerwinds                                      $  2,597,650      $    3,500,000         74.2%
230             1    CVS Fort Worth                                   $  2,557,373      $    3,325,000         76.9%
231             2    College Oaks Apartments                          $  2,550,000      $    4,925,000         51.8%
232             1    Preston Walk I                                   $  2,525,000      $    3,700,000         68.2%
233             2    Sunshine Village Mobile Home Park                $  2,497,651      $    3,500,000         71.4%
234             1    Lakeridge Shopping Center                        $  2,491,529      $    3,150,000         79.1%
235             1    Shoppes of Ocala                                 $  2,475,000      $    3,520,000         70.3%
236             1    Eden Gate Shops                                  $  2,428,830      $    3,300,000         73.6%
237             1    JJ's Plaza                                       $  2,397,801      $    3,250,000         73.8%
238             1    State Street Plaza                               $  2,350,000      $    2,970,000         79.1%
239             1    Del Amo Metro                                    $  2,338,000      $    3,400,000         68.8%
240             1    Dowlen St. Retail Center                         $  2,305,252      $    3,140,000         73.4%
241             1    1310 Liberty Plaza                               $  2,297,933      $    3,400,000         67.6%
242             1    Fairfield Inn Okemos                             $  2,296,807      $    4,500,000         51.0%
243             2    Lafayette Gardens                                $  2,293,686      $    2,900,000         79.1%
244             2    Fawndale Apartments                              $  2,260,940      $    2,850,000         79.3%
245             1    Paseo Medical Center                             $  2,256,157      $    3,700,000         61.0%
246             2    Country Village Apartments                       $  2,252,022      $    3,000,000         75.1%
247             1    Camelback Retail 2                               $  2,250,000      $    3,140,000         71.7%
248             1    Brandon Square                                   $  2,200,000      $    2,950,000         74.6%
249             1    Lantern Square                                   $  2,196,022      $    2,810,000         78.2%
250     F       1    Mason Office Showroom                            $  1,146,982      $    1,475,000         78.4%
251     F       1    Beckett Showroom II                              $  1,047,245      $    1,325,000         78.4%
252             2    Northside Garden Apartments                      $  2,192,146      $    3,075,000         71.3%
253             2    Winding Creek Apartments                         $  2,168,914      $    2,850,000         76.1%
254             1    Wards Corner Shops                               $  2,160,000      $    2,800,000         77.1%
255             1    Woodsedge Plaza                                  $  2,150,000      $    3,500,000         61.4%
256             1    3104 Edloe Office Building                       $  2,150,000      $    2,700,000         79.6%
257             1    Brookhollow Atrium                               $  2,150,000      $    4,100,000         52.4%
258             2    Gresham Court Apartments                         $  2,150,000      $    2,700,000         79.6%
259             1    Holiday Inn Express Plymouth                     $  2,131,642      $    3,600,000         59.2%
260             2    Plymouth Mobile Manor                            $  2,056,529      $    2,850,000         72.2%
261             2    Brighton Apartments                              $  2,046,478      $    2,600,000         78.7%
262             1    Jones Valley Station                             $  2,021,314      $    2,600,000         77.7%
263             1    Willow Glen Shopping Center                      $  2,010,779      $    2,650,000         75.9%
264             1    Lexington Retail Center                          $  1,996,668      $    2,650,000         75.3%
265             1    Madisonville Plaza                               $  1,975,000      $    2,500,000         79.0%
266             1    Ambulatory Care Center                           $  1,919,783      $    2,600,000         73.8%
267             2    Ruby Mobile Home Park Portfolio                  $  1,900,000      $    2,450,000         77.6%
268             2    Akron Student Housing Portfolio                  $  1,900,000      $    2,500,000         76.0%
269             1    Village Commons IV                               $  1,900,000      $    2,540,000         74.8%
270             1    Burdett Crossing                                 $  1,898,176      $    2,450,000         77.5%
271             2    Elsea Mobile Home Park                           $  1,848,169      $    3,700,000         50.0%
272             2    Hillcrest Apartments                             $  1,840,000      $    2,350,000         78.3%
273             1    Greenwood Pointe Shoppes                         $  1,800,000      $    2,400,000         75.0%
274             1    Morgan Road Station                              $  1,796,723      $    2,300,000         78.1%
275             2    Plaza Alondra Apartments                         $  1,746,721      $    2,770,000         63.1%
276             1    Northglen Village Shops                          $  1,740,261      $    2,450,000         71.0%
277             1    Warrenton Office                                 $  1,708,298      $    3,350,000         51.0%
278             1    Leeds Station                                    $  1,646,996      $    2,120,000         77.7%
279             1    San Fernando Road Industrial                     $  1,625,000      $    2,550,000         63.7%
280             1    McKinney Square Retail Strip                     $  1,624,000      $    2,150,000         75.5%
281             1    Railway Plaza                                    $  1,600,000      $    2,300,000         69.6%
282             2    Strawberry Hill Apartments                       $  1,545,826      $    2,225,000         69.5%
283             1    Vance Jackson Self Storages (2)                  $  1,532,007      $    2,050,000         74.7%
284             1    Little Five Points Retail                        $  1,450,000      $    1,900,000         76.3%
285             1    Fountain Center                                  $  1,410,000      $    2,500,000         56.4%
286             2    Town Manor Apartments                            $  1,400,000      $    1,900,000         73.7%
287             1    Greenhill Estates Mobile Home Park               $  1,398,633      $    1,750,000         79.9%
288             1    Applebee's Ground Lease - Joliet, IL             $  1,300,000      $    1,700,000         76.5%
289             1    Village Retail                                   $  1,294,647      $    3,000,000         43.2%
290             1    Plaza at Flowery Branch                          $  1,198,861      $    1,500,000         79.9%
291             1    197 Main Street                                  $  1,160,000      $    1,530,000         75.8%
292             1    Crossview Plaza                                  $  1,148,860      $    1,650,000         69.6%
293             1    Applebee's Ground Lease - Arlington Heights, IL  $  1,020,000      $    1,360,000         75.0%
294             1    Mazzei Blair                                     $    995,164      $    1,400,000         71.1%
295             1    1435 Upper Front Street                          $    990,000      $    1,320,000         75.0%
296             1    Family Dollar Center                             $    974,144      $    1,500,000         64.9%
297             1    34 East Main Street                              $    933,157      $    1,300,000         71.8%
298             1    Lombardy Plaza                                   $    929,126      $    1,375,000         67.6%
299             1    PNC Bank Cold Spring                             $    864,170      $    2,100,000         41.2%
300             1    Robbinsdale Retail Shop                          $    783,656      $    1,200,000         65.3%
301             1    Springville Mobile Home Park                     $    747,993      $    1,050,000         71.2%

                     MATURITY/                                               TOTAL
     MATURITY/ARD     ARD LTV          U/W           U/W         U/W    ADMINISTRATIVE
 #    BALANCE (3)  RATIO (2) (3)       NOI         NCF (4)    DSCR (5)       FEES
---  ------------  -------------  ------------  ------------  --------  --------------
229  $  2,236,853       63.9%     $    257,272  $    249,272    1.26x       0.02065%
230  $  2,151,982       64.7%     $    235,425  $    232,162    1.28x       0.02065%
231  $  2,384,576       48.4%     $    232,011  $    216,011    1.18x       0.02065%
232  $  2,278,473       61.6%     $    253,499  $    239,329    1.32x       0.02065%
233  $  2,347,716       67.1%     $    251,757  $    236,607    1.27x       0.02065%
234  $  2,134,605       67.8%     $    266,722  $    233,417    1.25x       0.02065%
235  $  2,230,572       63.4%     $    236,650  $    223,386    1.25x       0.02065%
236  $  1,865,167       56.5%     $    259,267  $    243,695    1.24x       0.02065%
237  $  2,060,740       63.4%     $    242,987  $    226,463    1.25x       0.02065%
238  $  2,097,943       70.6%     $    231,806  $    216,038    1.23x       0.02065%
239  $  2,091,577       61.5%     $    218,122  $    205,472    1.18x       0.02065%
240  $  1,985,215       63.2%     $    227,058  $    212,089    1.22x       0.02065%
241  $  1,980,411       58.2%     $    234,935  $    212,326    1.21x       0.02065%
242  $  1,796,007       39.9%     $    346,691  $    300,468    1.65x       0.02065%
243  $  1,959,196       67.6%     $    241,520  $    218,520    1.30x       0.02065%
244  $  1,955,126       68.6%     $    245,991  $    218,991    1.27x       0.02065%
245  $  1,934,730       52.3%     $    290,157  $    258,584    1.54x       0.02065%
246  $  1,927,016       64.2%     $    219,542  $    200,792    1.21x       0.02065%
247  $  2,043,001       65.1%     $    211,384  $    201,013    1.27x       0.02065%
248  $  2,004,387       67.9%     $    223,323  $    201,952    1.23x       0.02065%
249  $  1,868,722       66.5%     $    233,110  $    210,494    1.32x       0.02065%
250  $    985,513       67.3%     $    119,342  $    102,812    1.20x       0.06065%
251  $    899,816       67.3%     $    109,180  $     94,337    1.20x       0.06065%
252  $  1,873,137       60.9%     $    253,318  $    213,142    1.33x       0.02065%
253  $  1,847,869       64.8%     $    208,722  $    196,072    1.24x       0.02065%
254  $  1,873,885       66.9%     $    197,346  $    192,609    1.23x       0.02065%
255  $  1,915,963       54.7%     $    210,511  $    192,550    1.21x       0.02065%
256  $  1,915,616       70.9%     $    227,743  $    196,550    1.24x       0.02065%
257  $  2,035,587       49.6%     $    262,442  $    225,932    1.47x       0.02065%
258  $  1,865,842       69.1%     $    203,644  $    190,644    1.23x       0.13565%
259  $  1,679,927       46.7%     $    391,257  $    350,939    2.04x       0.02065%
260  $  1,743,434       61.2%     $    226,621  $    222,221    1.54x       0.02065%
261  $  1,745,946       67.2%     $    188,925  $    176,925    1.20x       0.02065%
262  $  1,718,559       66.1%     $    205,104  $    191,162    1.31x       0.02065%
263  $  1,728,660       65.2%     $    188,193  $    176,669    1.18x       0.02065%
264  $  1,716,526       64.8%     $    205,994  $    196,290    1.31x       0.02065%
265  $  1,799,393       72.0%     $    195,042  $    177,968    1.21x       0.02065%
266  $  1,642,608       63.2%     $    202,340  $    182,196    1.29x       0.02065%
267  $  1,724,270       70.4%     $    172,783  $    169,633    1.21x       0.02065%
268  $  1,611,488       64.5%     $    189,289  $    175,789    1.29x       0.02065%
269  $  1,626,832       64.0%     $    178,727  $    171,005    1.20x       0.02065%
270  $  1,620,301       66.1%     $    190,757  $    177,373    1.27x       0.12565%
271  $  1,567,095       42.4%     $    252,758  $    240,358    1.80x       0.02065%
272  $  1,644,963       70.0%     $    211,812  $    193,562    1.40x       0.02065%
273  $  1,541,209       64.2%     $    168,804  $    162,469    1.20x       0.02065%
274  $  1,527,608       66.4%     $    183,957  $    170,708    1.32x       0.02065%
275  $  1,476,604       53.3%     $    166,163  $    161,163    1.30x       0.02065%
276  $  1,485,588       60.6%     $    173,830  $    161,722    1.26x       0.02065%
277  $  1,447,216       43.2%     $    267,354  $    248,359    2.02x       0.02065%
278  $  1,400,308       66.1%     $    170,975  $    154,698    1.30x       0.02065%
279  $  1,443,539       56.6%     $    159,033  $    146,869    1.24x       0.02065%
280  $  1,414,821       65.8%     $    159,403  $    144,025    1.21x       0.02065%
281  $  1,450,011       63.0%     $    149,835  $    142,176    1.22x       0.02065%
282  $  1,323,760       59.5%     $    158,928  $    137,928    1.21x       0.02065%
283  $  1,336,269       65.2%     $    192,156  $    182,986    1.49x       0.02065%
284  $  1,285,592       67.7%     $    140,354  $    135,596    1.28x       0.02065%
285  $  1,327,820       53.1%     $    147,210  $    135,059    1.26x       0.02065%
286  $  1,234,131       65.0%     $    160,717  $    141,967    1.43x       0.02065%
287  $  1,190,793       68.0%     $    149,862  $    146,212    1.44x       0.02065%
288  $  1,151,461       67.7%     $    118,137  $    118,137    1.27x       0.03065%
289  $  1,113,607       37.1%     $    202,274  $    188,696    1.93x       0.02065%
290  $  1,025,115       68.3%     $    115,675  $    109,530    1.24x       0.02065%
291  $    988,466       64.6%     $    109,415  $    104,865    1.24x       0.02065%
292  $    973,851       59.0%     $    114,497  $    103,439    1.25x       0.02065%
293  $    903,453       66.4%     $     93,100  $     92,192    1.26x       0.03065%
294  $    862,879       61.6%     $    105,297  $     99,105    1.29x       0.02065%
295  $    903,733       68.5%     $     95,136  $     91,022    1.21x       0.02065%
296  $    842,313       56.2%     $    103,973  $     95,620    1.27x       0.02065%
297  $    803,771       61.8%     $     92,538  $     85,124    1.20x       0.02065%
298  $    795,601       57.9%     $    108,477  $     91,815    1.33x       0.02065%
299  $    737,664       35.1%     $     82,250  $     81,698    1.29x       0.02065%
300  $    671,444       56.0%     $     88,325  $     76,191    1.31x       0.02065%
301  $    641,080       61.1%     $    120,456  $    117,756    2.12x       0.02065%

                      ADDITIONAL MORTGAGE LOAN INFORMATION

                                                                       CUT-OFF DATE
               LOAN                                                      PRINCIPAL       APPRAISED       CUT-OFF DATE
 #   CROSSED  GROUP  LOAN NAME                                          BALANCE (1)        VALUE      LTV RATIO (1) (2)
---  -------  -----  -----------------------------------------------  --------------  --------------  -----------------
302             1    Layton Market                                    $      639,023  $      950,000         67.3%
303             1    1849 Kingwood Office Building                    $      500,000  $    1,680,000         29.8%
304             1    98-20 Metropolitan Ave                           $      499,130  $    1,700,000         29.4%
                                                                      -------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                               $3,429,773,367  $6,179,570,000         67.3%
                                                                      =================================================
                     MAXIMUM:                                         $  193,864,853  $1,266,000,000         81.6%
                     MINIMUM:                                         $      499,130  $      950,000         29.4%

                                           MATURITY/                                               TOTAL
                          MATURITY/ARD      ARD LTV          U/W           U/W         U/W    ADMINISTRATIVE
 #                         BALANCE (3)   RATIO (2) (3)       NOI         NCF (4)    DSCR (5)       FEES
-----------------------  --------------  -------------  ------------  ------------  --------  --------------
302                      $      554,944       58.4%     $     65,421  $     61,357    1.23x       0.02065%
303                      $      448,447       26.7%     $    133,122  $    118,544    3.11x       0.02065%
304                      $      426,812       25.1%     $    110,137  $     95,475    2.59x       0.02065%
                         -------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:  $3,197,180,403       62.5%     $384,767,827  $360,864,372    1.36x
                         ===================================================================
                         $  192,000,000       79.2%     $ 55,169,921  $ 53,724,247    3.11x
                         $      426,812       25.1%     $     65,421  $     61,357    1.15x

(A) THE UNDERLYING MORTGAGE LOANS SECURED BY WEST COVINA VILLAGE COMMUNITY SHOPPING CENTER AND WELLS FARGO BANK TOWER ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.

(B) THE UNDERLYING MORTGAGE LOANS SECURED BY MIRA MESA MARKETPLACE WEST AND MIRA MESA MARKETPLACE EAST ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.

(C) THE UNDERLYING MORTGAGE LOANS SECURED BY NP NORTH PARK CROSSING, NP REGAL CINEMA AND NP SHERWOOD LANDING & OUTBACK STEAKHOUSE ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.

(D) THE UNDERLYING MORTGAGE LOANS SECURED BY CONCOURSE 100 AND CONCOURSE 800 ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED. ANY TIME AFTER SEPTEMBER 25, 2009, BORROWER SHALL BE ENTITLED TO CAUSE THE LOANS TO BE UNCROSSED. UNCROSSING SHALL NOT OCCUR I) DURING THE LAST 12 MONTHS OF THE TERM, II) LTV *= 75% AND III) DSCR **=1.25X.

(E) THE UNDERLYING MORTGAGE LOANS SECURED BY SAFELAND STORAGE I AND SAFELAND STORAGE II ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.

(F) THE UNDERLYING MORTGAGE LOANS SECURED BY BECKETT SHOWROOM II AND MASON OFFICE SHOWROOM ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.

(1)  BASED ON A CUT-OFF DATE IN DECEMBER 2006.

(2) IN THE CASE OF CROSS-COLLATERALIZED AND CROSS-DEFAULTED UNDERLYING MORTGAGE LOANS, THE COMBINED LTV IS PRESENTED FOR EACH AND EVERY RELATED UNDERLYING MORTGAGE LOAN.

(3) AT MATURITY WITH RESPECT TO BALLOON LOANS OR AT THE ANTICIPATED REPAYMENT DATE IN THE CASE OF ARD LOANS.

(4) U/W NCF REFLECTS THE NET CASH FLOW AFTER UNDERWRITTEN REPLACEMENT RESERVES, UNDERWRITTEN LC'S & TI'S AND UNDERWRITTEN FF&E.

(5) DSCR IS BASED ON THE AMOUNT OF THE MONTHLY PAYMENTS PRESENTED. IN THE CASE OF CROSS-COLLATERALIZED AND CROSS-DEFAULTED UNDERLYING MORTGAGE LOANS THE COMBINED DSCR IS PRESENTED FOR EACH AND EVERY RELATED UNDERLYING MORTGAGE LOAN.

(6) THE BABCOCK & BROWN FX4 TOTAL LOAN IS EVIDENCED BY A $193,864,853 MILLION MORTGAGE LOAN, WHICH WILL BE AN ASSET OF THE ISSUING ENTITY AND A $15,873,498 MILLION SUBORDINATE MEZZANINE LOAN. THE MEZZANINE LOANS ARE SECURED BY A PLEDGE OF OWNERSHIP INTEREST IN THE BORROWER, HAVE STANDARD LENDER PROTECTION AND ARE SUBJECT TO STANDARD INTERCREDITOR AGREEMENTS. ALL CALCULATIONS ARE BASED ON THE $193,864,853 MILLION MORTGAGE LOAN.

(7) THE QUEENS MF PORTFOLIO TOTAL LOAN IS EVIDENCED BY A $192 MILLION MORTGAGE LOAN, WHICH WILL BE AN ASSET OF THE ISSUING ENTITY AND A $58 MILLION SUBORDINATE MEZZANINE LOAN. THE MEZZANINE LOANS ARE SECURED BY A PLEDGE OF OWNERSHIP INTEREST IN THE BORROWER, HAVE STANDARD LENDER PROTECTION AND ARE SUBJECT TO STANDARD INTERCREDITOR AGREEMENTS. ALL CALCULATIONS ARE BASED ON THE $192 MILLION MORTGAGE LOAN.

(8) THE 280 PARK AVENUE TOTAL LOAN IS EVIDENCED BY A $440 MILLION MORTGAGE LOAN AND A $670 MILLION SUBORDINATE MEZZANINE LOAN. $140 MILLION OF THE MORTGAGE LOAN WILL BE AN ASSET OF THE ISSUING ENTITY. THE REMAINING $300 MILLION PARI-PASSU PORTION OF THE MORTGAGE LOAN HAS BEEN SECURITIZED IN THE CSMC 2006-C4 TRANSACTION AND HAS DIRECTING CERTIFICATE HOLDER RIGHTS. THE MEZZANINE LOAN IS SECURED BY A PLEDGE OF OWNERSHIP INTEREST IN THE BORROWER, HAS STANDARD LENDER PROTECTION AND IS SUBJECT TO STANDARD INTERCREDITOR AGREEMENTS. ALL CALCULATIONS ARE BASED ON THE $440 MILLION MORTGAGE LOAN.

(9) THE W - UNION SQUARE TOTAL LOAN IS EVIDENCED BY A $115 MILLION MORTGAGE LOAN, WHICH WILL BE AN ASSET OF THE ISSUING ENTITY, AND A SUBORDINATE MEZZANINE LOAN IN THE AMOUNT OF $117 MILLION. THE MEZZANINE LOAN IS SECURED BY A PLEDGE OF OWNERSHIP INTEREST IN THE BORROWER, HAS STANDARD LENDER PROTECTION AND IS SUBJECT TO STANDARD INTERCREDITOR AGREEMENTS. ALL CALCULATIONS ARE BASED ON THE $115 MILLION MORTGAGE LOAN.

(10) THE WATERFRONT PLAZA TOTAL LOAN IS EVIDENCED BY A $100 MILLION MORTGAGE LOAN, WHICH WILL BE AN ASSET OF THE ISSUING ENTITY, AND AN $11 MILLION SUBORDINATE MEZZANINE LOAN. THE MEZZANINE LOAN IS SECURED BY A PLEDGE OF OWNERSHIP INTEREST IN THE BORROWER, HAS STANDARD LENDER PROTECTION AND IS SUBJECT TO STANDARD INTERCREDITOR AGREEMENTS. ALL CALCULATIONS ARE BASED ON THE $100 MILLION MORTGAGE LOAN.

(11) THE BEST WESTERN PRESIDENT TOTAL LOAN IS EVIDENCED BY AN $80 MILLION MORTGAGE LOAN, WHICH WILL BE AN ASSET OF THE ISSUING ENTITY AND A $15 MILLION SUBORDINATE MEZZANINE LOAN. THE MEZZANINE LOAN IS SECURED BY A PLEDGE OF OWNERSHIP INTEREST IN THE BORROWER, HAS STANDARD LENDER PROTECTION AND IS SUBJECT TO STANDARD INTERCREDITOR AGREEMENTS. ALL CALCULATIONS ARE BASED ON THE $80 MILLION MORTGAGE LOAN.

(12) THE 148-154 COLUMBUS AVENUE TOTAL LOAN IS EVIDENCED BY AN A-NOTE IN THE AMOUNT OF $26 MILLION AND A SUBORDINATE MEZZANINE LOAN IN THE AMOUNT OF $7.5 MILLION. THE A-NOTE WILL BE AN ASSET OF THE ISSUING ENTITY. THE SUBORDINATE MEZZANINE LOAN IS SECURED BY A PLEDGE OF OWNERSHIP INTEREST IN THE BORROWER SUBJECT TO STANDARD LENDER PROTECTION AND STANDARD INTERCREDITOR AGREEMENTS.

             HISTORICAL PERFORMANCE OF THE MORTGAGED REAL PROPERTIES

                                                                        CUT-OFF DATE          MOST          MOST          MOST
                LOAN                                                      PRINCIPAL          RECENT        RECENT        RECENT
  #   CROSSED  GROUP  PROPERTY NAME                                      BALANCE (1)           EGI        EXPENSES         NOI
----  -------  -----  -----------------------------------------------  --------------     ------------  ------------  ------------
 1a              2    Driscoll Place                                   $   21,387,323(2)  $  3,053,273  $  1,466,974  $  1,586,299
 1b              2    The Crossroads                                   $   21,196,203     $  3,560,923  $  1,708,820  $  1,852,103
 1c              2    Crystal Bay                                      $   15,026,588     $  2,333,775  $  1,081,487  $  1,252,288
 1d              2    Westwood Village                                 $   12,299,787     $  1,943,563  $    885,156  $  1,058,407
 1e              2    Wolf Creek                                       $   10,854,334     $  1,669,958  $    782,083  $    887,875
 1f              2    Southpoint                                       $    9,837,013     $  1,646,837  $    808,051  $    838,786
 1g              2    Copper Cove                                      $    9,825,284     $  1,598,443  $    812,896  $    785,547
 1h              2    Shadow Creek                                     $    9,727,255     $  1,635,312  $    769,968  $    865,344
 1i              2    St. Andrews                                      $    9,184,767     $  1,586,446  $    755,225  $    831,221
 1j              2    Peachtree Place                                  $    9,178,496     $  1,460,099  $    673,852  $    786,247
 1k              2    Pinnacle West                                    $    9,076,850     $  1,439,090  $    623,520  $    815,570
 1l              2    Lake of the Woods                                $    8,459,142     $  1,220,383  $    706,967  $    513,416
 1m              2    Savoy Manor                                      $    8,019,459     $  1,322,023  $    619,784  $    702,239
 1n              2    Park on Rosemeade                                $    7,846,114     $  1,437,981  $    777,632  $    660,349
 1o              2    Cedarbrook                                       $    6,780,830     $  1,118,460  $    571,001  $    547,459
 1p              2    The Pinnacle                                     $    6,448,600     $    980,257  $    516,216  $    464,041
 1q              2    Estrada Place (Surrey Oaks II)                   $    5,828,561     $    917,454  $    499,682  $    417,772
 1r              2    Wellston Ridge                                   $    4,907,667     $    808,110  $    344,822  $    463,288
 1s              2    Oakdale Villas                                   $    4,462,654     $    697,877  $    292,240  $    405,637
 1t              2    Northcrest                                       $    3,517,926     $    583,768  $    293,649  $    290,119
 2a              2    34-15 Parsons Blvd - Flushing                    $   19,244,313(3)  $  2,165,030  $    943,634  $  1,221,396
 2b              2    99-60 & 99-65 64th - Rego Park                   $   11,964,392     $  1,469,835  $    639,448  $    830,387
 2c              2    98-30 67th Ave Forest Hills                      $   11,078,140     $  1,498,503  $    713,559  $    784,943
 2d              2    43-09 47th Street - Sunnyside                    $    9,875,371     $  1,201,146  $    473,137  $    728,009
 2e              2    41-25 Case Street - Elmhurst                     $    8,862,512     $  1,098,495  $    493,700  $    604,795
 2f              2    188-30/34 87th Ave - Hollis                      $    8,862,512     $  1,042,803  $    460,911  $    581,893
 2g              2    47th, 44th and 45th - Woodside                   $    8,609,298     $  1,032,633  $    432,827  $    599,806
 2h              2    43-23 40th Street - Sunnyside                    $    6,520,277     $    794,081  $    348,646  $    445,435
 2i              2    43-08 40th Street - Sunnyside                    $    6,077,151     $    752,465  $    353,190  $    399,275
 2j              2    32-06 47th Street - Astoria                      $    5,887,240     $    761,081  $    324,710  $    436,371
 2k              2    37-25 81st Street - Jackson Heights              $    5,823,937     $    664,912  $    321,545  $    343,367
 2l              2    83-40 Britton Aveneue - Elmhurst                 $    5,697,329     $    721,460  $    371,570  $    349,890
 2m              2    119-21 Metropolitan Avenue - Kew Gardens         $    5,570,722     $    637,817  $    322,987  $    314,830
 2n              2    37-06 81st Street - Jackson Heights              $    5,507,418     $    632,976  $    256,088  $    376,888
 2o              2    47-06 46th Street - Woodside                     $    5,507,418     $    648,312  $    283,613  $    364,699
 2p              2    47-05 45th Street - Woodside                     $    5,317,507     $    682,786  $    282,508  $    400,278
 2q              2    32-52 33rd Street - Astoria                      $    5,064,293     $    552,803  $    243,876  $    308,928
 2r              2    41-26 73rd Street - Woodside                     $    5,064,293     $    657,154  $    306,804  $    350,351
 2s              2    33-51 73rd Street - Jackson Heights              $    5,000,989     $    580,494  $    248,626  $    331,868
 2t              2    35-16 34th Street - Astoria                      $    4,937,685     $    641,697  $    316,553  $    325,145
 2u              2    88-36 Elmhurst Avenue - Elmhurst                 $    4,937,685     $    643,021  $    323,223  $    319,798
 2v              2    32-42 33rd Street - Astoria                      $    4,747,774     $    507,594  $    234,311  $    273,282
 2w              2    35-65 86th Street - Jackson Heights              $    4,178,042     $    539,456  $    258,624  $    280,833
 2x              2    37-37 88th Street - Jackson Heights              $    4,178,042     $    510,110  $    252,053  $    258,057
 2y              2    86-02 Forest Pkwy - Woodhaven                    $    4,178,042     $    504,933  $    221,972  $    282,962
 2z              2    39-11, 39-15 & 39-19 62nd Street - Woodside      $    3,861,523     $    485,091  $    232,985  $    252,106
2aa              2    34-09 83rd Street - Jackson Heights              $    3,545,005     $    404,812  $    181,567  $    223,245
2ab              2    34-10 84th Street - Jackson Heights              $    3,418,398     $    410,874  $    199,541  $    211,333
2ac              2    37-40 81st Street - Jackson Heights              $    3,418,398     $    339,640  $    149,507  $    190,133
2ad              2    37-30 81st Street - Jackson Heights              $    2,975,272     $    340,471  $    155,700  $    184,771
2ae              2    43-35 & 43-39 42nd Street - Sunnyside            $    2,089,021     $    291,329  $    165,537  $    125,792
 3               1    720 Fifth Avenue                                 $  165,000,000     $ 11,414,299  $  3,848,603  $  7,565,696
 4               1    HGSI Headquarters                                $  147,000,000              N/A           N/A           N/A
 5               1    280 Park Avenue                                  $  140,000,000(4)  $ 69,372,166  $ 29,077,070  $ 40,295,096
 6               1    W New York - Union Square                        $  115,000,000(5)  $ 45,608,130  $ 27,596,271  $ 18,011,859
 7               1    Waterfront Plaza                                 $  100,000,000(6)  $ 14,826,095  $  8,764,160  $  6,061,935
 8       A       1    West Covina Village Community Shopping Center    $   41,000,000     $  4,634,839  $    911,483  $  3,723,356
 9       A       1    Wells Fargo Bank Tower                           $   41,000,000     $  5,247,373  $  1,851,551  $  3,395,822
 10              1    Best Western President                           $   80,000,000(7)  $ 20,531,910  $ 11,969,299  $  8,562,611
 11      B       1    Mira Mesa Marketplace West                       $   38,500,000     $  4,157,314  $    776,583  $  3,380,731
 12      B       1    Mira Mesa Marketplace East                       $   36,500,000     $  4,720,468  $  1,501,604  $  3,218,864
 13              1    Roger Williams                                   $   64,000,000     $ 16,275,358  $  8,632,742  $  7,642,616
 14              1    Sandhill Phase I                                 $   57,000,000              N/A           N/A           N/A
 15              1    Space Park                                       $   55,000,000              N/A           N/A           N/A
 16              1    Parker Corporate Center                          $   52,000,000     $  9,587,081  $  4,987,372  $  4,599,709
 17      C       1    NP North Park Crossing                           $   31,481,698              N/A           N/A           N/A
 18      C       1    NP Regal Cinema                                  $    9,667,656              N/A           N/A           N/A
19a      C       1    NP Sherwood Landing                              $    1,047,469     $    158,508  $     49,462  $    109,046
19b      C       1    NP Outback Steakhouse                            $      762,101     $     88,334  $         --  $     88,334
 20              1    Verio Building                                   $   40,000,000     $  4,362,484  $    482,771  $  3,879,713
 21              1    North Ranch Mall                                 $   37,500,000     $  5,803,788  $  1,256,162  $  4,547,626
 22              1    Commons at Sugarhouse                            $   35,000,000     $  4,136,893  $  1,130,565  $  3,006,328
 23              1    Somerset Square                                  $   33,000,000     $  3,221,166  $  1,001,035  $  2,220,131
 24              1    360 - 386 Fordham Rd                             $   30,000,000     $  3,218,832  $     59,321  $  3,159,511
 25              1    Torrey Highlands Village Center                  $   30,000,000     $  3,526,796  $    751,597  $  2,775,199
 26              1    Fairway Vista                                    $   28,200,000     $  3,618,747  $  1,149,370  $  2,469,377
 27              1    Hotel Andra                                      $   28,000,000     $  6,506,361  $  3,298,419  $  3,207,942
 28              1    148-154 Columbus Avenue                          $   26,000,000(8)           N/A           N/A           N/A
 29              1    7025 Scottsdale                                  $   24,500,000     $  2,742,970  $    755,477  $  1,987,493
 30              2    Caribbean Isle Apartments                        $   24,000,000     $  3,349,396  $  1,376,996  $  1,972,400
 31              2    Seven Oaks Apartments                            $   22,020,000     $  3,144,567  $  1,397,271  $  1,747,296
 32              1    The Waters Building                              $   21,800,000     $  3,464,401  $  1,623,305  $  1,841,096
 33              2    Legacy at Friendly Manor                         $   21,550,000              N/A           N/A           N/A
 34              1    The Mansfield Hotel                              $   20,000,000     $  8,536,816  $  6,441,011  $  2,095,805
 35              1    Mat-Su Regional Medical Plaza                    $   19,980,000              N/A           N/A           N/A
 36              2    Canyon Oaks Apartments                           $   18,825,000     $  3,180,257  $  1,728,289  $  1,451,968
 37              1    Haggar Corporate Headquarters                    $   18,363,000              N/A           N/A           N/A
 38              1    First Hill Medical Building                      $   18,300,000     $  2,739,804  $  1,043,727  $  1,696,077
 39              1    Jeronimo Center                                  $   16,930,000     $  1,860,697  $    459,787  $  1,400,910

           MOST         2ND MOST     2ND MOST     2ND MOST     2ND MOST       3RD MOST     3RD MOST     3RD MOST      3RD MOST
          RECENT         RECENT       RECENT      RECENT        RECENT         RECENT       RECENT       RECENT        RECENT
  #   PERIOD ENDING       EGI        EXPENSES       NOI      PERIOD ENDING      EGI        EXPENSES       NOI      PERIOD ENDING
----  --------------  -----------  -----------  -----------  -------------  -----------  -----------  -----------  -------------
 1a        7/31/2006  $ 2,908,306  $ 1,308,792  $ 1,599,514     12/31/2004  $ 2,922,911  $ 1,371,546  $ 1,551,365    12/31/2003
 1b        7/31/2006  $ 3,544,934  $ 1,737,273  $ 1,807,661     12/31/2004  $ 3,401,230  $ 1,740,334  $ 1,660,896    12/31/2003
 1c        7/31/2006  $ 2,273,442  $ 1,140,387  $ 1,133,055     12/31/2004  $ 2,364,720  $ 1,123,948  $ 1,240,772    12/31/2003
 1d        7/31/2006  $ 1,945,912  $   972,318  $   973,594     12/31/2004  $ 1,844,372  $ 1,125,900  $   718,472    12/31/2003
 1e        7/31/2006  $ 1,661,333  $   802,356  $   858,977     12/31/2004  $ 1,739,213  $   844,857  $   894,356    12/31/2003
 1f        7/31/2006  $ 1,548,344  $   812,924  $   735,420     12/31/2004  $ 1,645,847  $   824,701  $   821,146    12/31/2003
 1g        7/31/2006  $ 1,426,570  $   909,397  $   517,173     12/31/2004  $ 1,736,921  $   846,268  $   890,653    12/31/2003
 1h        7/31/2006  $ 1,461,700  $   767,376  $   694,324     12/31/2004  $ 1,595,989  $   790,212  $   805,777    12/31/2003
 1i        7/31/2006  $ 1,541,898  $   766,418  $   775,480     12/31/2004  $ 1,513,102  $   731,467  $   781,635    12/31/2003
 1j        7/31/2006  $ 1,369,792  $   698,539  $   671,253     12/31/2004  $ 1,388,087  $   738,015  $   650,072    12/31/2003
 1k        7/31/2006  $ 1,395,794  $   665,249  $   730,545     12/31/2004  $ 1,360,142  $   643,229  $   716,913    12/31/2003
 1l        7/31/2006  $ 1,307,899  $   764,613  $   543,286     12/31/2004  $ 1,381,452  $   752,348  $   629,104    12/31/2003
 1m        7/31/2006  $ 1,252,438  $   616,615  $   635,823     12/31/2004  $ 1,314,802  $   599,341  $   715,461    12/31/2003
 1n        7/31/2006  $ 1,329,826  $   760,104  $   569,722     12/31/2004  $ 1,405,291  $   776,535  $   628,756    12/31/2003
 1o        7/31/2006  $ 1,117,716  $   591,852  $   525,864     12/31/2004  $ 1,202,704  $   566,166  $   636,538    12/31/2003
 1p        7/31/2006  $ 1,026,898  $   550,715  $   476,183     12/31/2004  $ 1,110,055  $   545,942  $   564,113    12/31/2003
 1q        7/31/2006  $   849,393  $   493,096  $   356,297     12/31/2004  $   902,069  $   494,536  $   407,533    12/31/2003
 1r        7/31/2006  $   752,942  $   378,921  $   374,021     12/31/2004  $   759,043  $   389,226  $   369,817    12/31/2003
 1s        7/31/2006  $   691,467  $   296,558  $   394,909     12/31/2004  $   685,943  $   294,850  $   391,093    12/31/2003
 1t        7/31/2006  $   588,792  $   277,504  $   311,288     12/31/2004  $   565,766  $   290,435  $   275,331    12/31/2003
 2a       12/31/2005          N/A          N/A          N/A            N/A          N/A          N/A          N/A           N/A
 2b       12/31/2005          N/A          N/A          N/A            N/A          N/A          N/A          N/A           N/A
 2c       12/31/2005          N/A          N/A          N/A            N/A          N/A          N/A          N/A           N/A
 2d       12/31/2005          N/A          N/A          N/A            N/A          N/A          N/A          N/A           N/A
 2e       12/31/2005          N/A          N/A          N/A            N/A          N/A          N/A          N/A           N/A
 2f       12/31/2005          N/A          N/A          N/A            N/A          N/A          N/A          N/A           N/A
 2g       12/31/2005          N/A          N/A          N/A            N/A          N/A          N/A          N/A           N/A
 2h       12/31/2005          N/A          N/A          N/A            N/A          N/A          N/A          N/A           N/A
 2i       12/31/2005          N/A          N/A          N/A            N/A          N/A          N/A          N/A           N/A
 2j       12/31/2005          N/A          N/A          N/A            N/A          N/A          N/A          N/A           N/A
 2k       12/31/2005          N/A          N/A          N/A            N/A          N/A          N/A          N/A           N/A
 2l       12/31/2005          N/A          N/A          N/A            N/A          N/A          N/A          N/A           N/A
 2m       12/31/2005          N/A          N/A          N/A            N/A          N/A          N/A          N/A           N/A
 2n       12/31/2005          N/A          N/A          N/A            N/A          N/A          N/A          N/A           N/A
 2o       12/31/2005          N/A          N/A          N/A            N/A          N/A          N/A          N/A           N/A
 2p       12/31/2005          N/A          N/A          N/A            N/A          N/A          N/A          N/A           N/A
 2q       12/31/2005          N/A          N/A          N/A            N/A          N/A          N/A          N/A           N/A
 2r       12/31/2005          N/A          N/A          N/A            N/A          N/A          N/A          N/A           N/A
 2s       12/31/2005          N/A          N/A          N/A            N/A          N/A          N/A          N/A           N/A
 2t       12/31/2005          N/A          N/A          N/A            N/A          N/A          N/A          N/A           N/A
 2u       12/31/2005          N/A          N/A          N/A            N/A          N/A          N/A          N/A           N/A
 2v       12/31/2005          N/A          N/A          N/A            N/A          N/A          N/A          N/A           N/A
 2w       12/31/2005          N/A          N/A          N/A            N/A          N/A          N/A          N/A           N/A
 2x       12/31/2005          N/A          N/A          N/A            N/A          N/A          N/A          N/A           N/A
 2y       12/31/2005          N/A          N/A          N/A            N/A          N/A          N/A          N/A           N/A
 2z       12/31/2005          N/A          N/A          N/A            N/A          N/A          N/A          N/A           N/A
2aa       12/31/2005          N/A          N/A          N/A            N/A          N/A          N/A          N/A           N/A
2ab       12/31/2005          N/A          N/A          N/A            N/A          N/A          N/A          N/A           N/A
2ac       12/31/2005          N/A          N/A          N/A            N/A          N/A          N/A          N/A           N/A
2ad       12/31/2005          N/A          N/A          N/A            N/A          N/A          N/A          N/A           N/A
2ae       12/31/2005          N/A          N/A          N/A            N/A          N/A          N/A          N/A           N/A
 3         8/31/2006  $ 7,234,782  $ 2,804,389  $ 4,430,393     12/31/2005          N/A          N/A          N/A           N/A
 4               N/A          N/A          N/A          N/A            N/A          N/A          N/A          N/A           N/A
 5        12/31/2005  $68,716,826  $27,063,709  $41,653,117     12/31/2004          N/A          N/A          N/A           N/A
 6         7/31/2006  $43,383,590  $25,982,478  $17,401,112     12/31/2005  $37,918,315  $23,302,327  $14,615,988    12/31/2004
 7          4/1/2006  $14,677,531  $ 8,714,496  $ 5,963,035     10/31/2005          N/A          N/A          N/A           N/A
 8         9/30/2006  $ 4,289,244  $   905,682  $ 3,383,562     12/31/2005  $ 3,680,445  $   870,895  $ 2,809,550    12/31/2004
 9         9/30/2006  $ 5,262,535  $ 1,855,314  $ 3,407,221     12/31/2005  $ 4,873,419  $ 1,728,777  $ 3,144,642    12/31/2004
 10        8/31/2006  $19,846,641  $11,690,566  $ 8,156,075     12/31/2005  $14,940,536  $10,825,263  $ 4,115,273    12/31/2004
 11        8/31/2006  $ 4,066,418  $   779,030  $ 3,287,388     12/31/2005  $ 3,939,498  $   741,463  $ 3,198,035    12/31/2004
 12        8/31/2006  $ 4,668,767  $ 1,495,089  $ 3,173,678     12/31/2005  $ 4,209,684  $ 1,290,856  $ 2,918,828    12/31/2004
 13        5/31/2006  $15,114,146  $ 8,423,902  $ 6,690,244     12/31/2005          N/A          N/A          N/A           N/A
 14              N/A          N/A          N/A          N/A            N/A          N/A          N/A          N/A           N/A
 15              N/A          N/A          N/A          N/A            N/A          N/A          N/A          N/A           N/A
 16        6/30/2006  $ 9,823,344  $ 4,903,661  $ 4,919,683     12/31/2005  $ 9,927,693  $ 4,625,422  $ 5,302,271    12/31/2004
 17              N/A          N/A          N/A          N/A            N/A          N/A          N/A          N/A           N/A
 18              N/A          N/A          N/A          N/A            N/A          N/A          N/A          N/A           N/A
19a        9/30/2006  $   158,499  $    50,491  $   108,008     12/31/2005  $   158,499  $    50,044  $   108,455    12/31/2004
19b        9/30/2006  $    84,265  $        --  $    84,265     12/31/2005  $    82,900  $       134  $    82,766    12/31/2004
 20        6/30/2006  $ 4,345,918  $   458,369  $ 3,887,549     12/31/2005  $ 4,438,904  $   514,069  $ 3,924,835    12/31/2004
 21        6/30/2006  $ 5,567,110  $ 1,291,222  $ 4,275,888     12/31/2005  $ 5,494,504  $ 1,013,156  $ 4,481,348    12/31/2004
 22        9/30/2006  $ 4,138,999  $ 1,122,760  $ 3,016,239     12/31/2005  $ 4,264,214  $ 1,111,266  $ 3,152,948    12/31/2004
 23        7/31/2006  $ 2,990,639  $   965,828  $ 2,024,811     12/31/2005  $ 3,578,202  $   994,977  $ 2,583,225    12/31/2004
 24        8/31/2006  $ 3,235,062  $   678,615  $ 2,556,447     12/31/2005  $ 2,628,281  $   675,775  $ 1,952,506    12/31/2004
 25       12/31/2005          N/A          N/A          N/A            N/A          N/A          N/A          N/A           N/A
 26        8/30/2006  $ 3,315,324  $ 1,056,225  $ 2,259,099     12/31/2005  $ 2,576,452  $ 1,194,211  $ 1,382,241    12/31/2004
 27        7/31/2006  $ 5,805,279  $ 3,052,666  $ 2,752,613     12/31/2005  $ 2,770,088  $ 2,141,341  $   628,747    12/31/2004
 28              N/A          N/A          N/A          N/A            N/A          N/A          N/A          N/A           N/A
 29        7/31/2006  $ 2,516,112  $   723,706  $ 1,792,406     12/31/2005  $ 2,089,868  $   623,241  $ 1,466,627    12/31/2004
 30        5/31/2006  $ 3,181,671  $ 1,392,661  $ 1,789,010     12/31/2005          N/A          N/A          N/A           N/A
 31        9/30/2006  $ 2,972,003  $ 1,384,839  $ 1,587,164     12/31/2005          N/A          N/A          N/A           N/A
 32        8/31/2006  $ 3,484,967  $ 1,493,294  $ 1,991,673      9/30/2005  $ 3,558,448  $ 1,386,333  $ 2,172,115     9/30/2004
 33              N/A          N/A          N/A          N/A            N/A          N/A          N/A          N/A           N/A
 34        8/31/2006  $ 8,585,003  $ 6,430,288  $ 2,154,715     12/31/2005  $ 7,472,212  $ 5,968,085  $ 1,504,127    12/31/2004
 35              N/A          N/A          N/A          N/A            N/A          N/A          N/A          N/A           N/A
 36        6/30/2006  $ 2,837,224  $ 1,753,227  $ 1,083,997     12/31/2005  $ 3,254,097  $ 1,746,761  $ 1,507,336    12/31/2004
 37              N/A          N/A          N/A          N/A            N/A          N/A          N/A          N/A           N/A
 38        8/31/2006  $ 2,732,310  $ 1,046,504  $ 1,685,806     12/31/2005  $ 2,693,184  $   961,270  $ 1,731,915    12/31/2004
 39       10/31/2006  $ 1,737,265  $   420,564  $ 1,316,701     12/31/2005  $ 1,695,210  $   404,756  $ 1,290,454    12/31/2004

  #     U/W EGI    U/W EXPENSES     U/W NOI
----  -----------  ------------  ------------
 1a   $ 3,137,795   $ 1,438,719  $  1,699,076
 1b   $ 3,685,339   $ 1,703,339  $  1,982,000
 1c   $ 2,405,912   $ 1,077,637  $  1,328,275
 1d   $ 1,953,461   $   880,569  $  1,072,892
 1e   $ 1,712,488   $   779,077  $    933,411
 1f   $ 1,716,121   $   805,839  $    910,282
 1g   $ 1,680,779   $   811,164  $    869,615
 1h   $ 1,659,845   $   766,555  $    893,290
 1i   $ 1,625,598   $   752,336  $    873,262
 1j   $ 1,513,274   $   671,664  $    841,610
 1k   $ 1,460,191   $   620,502  $    839,689
 1l   $ 1,253,311   $   704,822  $    548,489
 1m   $ 1,330,174   $   616,703  $    713,471
 1n   $ 1,482,988   $   775,275  $    707,713
 1o   $ 1,209,555   $   570,710  $    638,845
 1p   $ 1,061,327   $   515,994  $    545,333
 1q   $   945,942   $   498,171  $    447,771
 1r   $   833,233   $   343,493  $    489,740
 1s   $   711,582   $   290,873  $    420,709
 1t   $   601,424   $   292,675  $    308,749
 2a   $ 2,345,692   $   963,997  $  1,400,253
 2b   $ 1,600,691   $   654,317  $    954,107
 2c   $ 1,616,502   $   674,406  $    953,793
 2d   $ 1,327,651   $   535,283  $    807,529
 2e   $ 1,186,142   $   487,338  $    710,468
 2f   $ 1,135,338   $   473,406  $    675,811
 2g   $ 1,104,976   $   429,663  $    425,999
 2h   $   860,632   $   381,175  $    490,861
 2i   $   817,642   $   347,041  $    480,949
 2j   $   826,052   $   360,223  $    472,379
 2k   $   722,866   $   293,869  $    437,580
 2l   $   778,823   $   374,520  $    413,378
 2m   $   694,498   $   312,958  $    393,595
 2n   $   676,644   $   294,945  $    380,460
 2o   $   710,818   $   293,935  $    465,356
 2p   $   744,107   $   288,052  $    682,073
 2q   $   601,478   $   255,106  $    355,000
 2r   $   717,176   $   296,665  $    423,552
 2s   $   629,179   $   288,448  $    346,222
 2t   $   693,676   $   342,887  $    360,380
 2u   $   699,894   $   341,325  $    365,444
 2v   $   553,317   $   252,903  $    308,554
 2w   $   584,000   $   266,238  $    323,150
 2x   $   551,943   $   264,108  $    294,334
 2y   $   547,612   $   252,354  $    304,087
 2z   $   527,749   $   243,197  $    286,872
2aa   $   441,084   $   203,133  $    240,894
2ab   $   445,614   $   200,191  $    248,490
2ac   $   370,321   $   156,211  $    215,662
2ad   $   371,117   $   165,064  $    207,620
2ae   $   320,668   $   140,660  $    159,599
 3    $16,003,926   $ 3,682,194  $ 12,321,731
 4    $26,080,706   $10,981,342  $ 15,099,364
 5    $88,076,437   $32,906,516  $ 55,169,921
 6    $46,839,957   $28,483,998  $ 18,355,959
 7    $19,007,684   $ 9,588,535  $  9,419,149
 8    $ 4,693,080   $   906,348  $  3,786,732
 9    $ 5,622,441   $ 1,917,766  $  3,704,675
 10   $22,263,404   $12,392,307  $  9,871,097
 11   $ 4,166,709   $   735,153  $  3,431,556
 12   $ 4,523,826   $ 1,201,276  $  3,322,550
 13   $17,044,225   $ 9,100,953  $  7,943,272
 14   $ 6,588,307   $ 2,134,562  $  4,453,745
 15   $ 8,424,609   $ 2,277,555  $  6,147,054
 16   $ 9,577,591   $ 4,789,492  $  4,788,099
 17   $ 3,564,255   $   624,876  $  2,939,379
 18   $ 1,167,473   $   184,573  $    982,900
19a   $   158,024   $    50,914  $    107,110
19b   $   144,731   $    69,692  $     75,039
 20   $ 4,598,460   $   674,653  $  3,923,807
 21   $ 5,861,966   $ 1,271,711  $  4,590,255
 22   $ 4,554,149   $ 1,229,074  $  3,325,075
 23   $ 3,919,478   $ 1,093,605  $  2,825,873
 24   $ 3,429,444   $   786,215  $  2,643,229
 25   $ 3,584,659   $   935,169  $  2,649,490
 26   $ 3,628,250   $ 1,333,081  $  2,295,168
 27   $ 6,589,485   $ 3,672,916  $  2,916,569
 28   $ 2,614,288   $   496,479  $  2,117,809
 29   $ 2,751,582   $   846,273  $  1,905,309
 30   $ 3,550,810   $ 1,378,773  $  2,172,037
 31   $ 3,290,907   $ 1,309,994  $  1,980,913
 32   $ 3,823,707   $ 1,602,298  $  2,221,409
 33   $ 2,853,507   $   890,643  $  1,962,864
 34   $10,128,544   $ 7,543,723  $  2,584,821
 35   $ 2,722,194   $   808,015  $  1,913,121
 36   $ 3,520,603   $ 1,776,871  $  1,743,732
 37   $ 2,418,499   $   613,945  $  1,804,554
 38   $ 2,721,920   $ 1,040,802  $  1,681,119
 39   $ 1,988,375   $   535,773  $  1,452,602

             HISTORICAL PERFORMANCE OF THE MORTGAGED REAL PROPERTIES

                                                                        CUT-OFF DATE          MOST          MOST          MOST
                LOAN                                                      PRINCIPAL          RECENT        RECENT        RECENT
  #   CROSSED  GROUP  PROPERTY NAME                                      BALANCE (1)           EGI        EXPENSES         NOI
----  -------  -----  -----------------------------------------------  --------------     ------------  ------------  ------------
 40              2    Canebrake Apartments                             $   16,800,000              N/A           N/A           N/A
 41              1    Union Hills Square                               $   16,250,000              N/A           N/A           N/A
 42      D       1    Concourse 100                                    $   11,400,000     $  1,940,882  $    749,007  $  1,191,875
 43      D       1    Concourse 800                                    $    4,100,000     $    836,966  $    400,964  $    436,002
 44              1    Akers Center                                     $   15,400,000     $  1,589,580  $    333,934  $  1,255,646
 45              1    Parkway Plaza                                    $   15,300,000     $  1,891,881  $    468,343  $  1,423,538
 46              1    400 West 14th Street                             $   15,000,000     $  1,010,421  $    223,621  $    786,800
 47              1    Chidlaw Industrial WH (Refi)                     $   14,285,764     $  2,893,346  $  1,138,197  $  1,755,149
 48              1    McClintock Fountains                             $   15,455,000              N/A           N/A           N/A
 49              1    Summit Center Marketplace                        $   13,800,000              N/A           N/A           N/A
 50              2    Burwick Farms Apartment Homes                    $   13,680,000     $  2,560,337  $  1,141,567  $  1,418,770
 51              1    Lake Point Business Center                       $   13,600,000     $  1,771,658  $    564,843  $  1,206,815
 52              1    Avalon Park Town Center Phase II                 $   13,500,000              N/A           N/A           N/A
 53              1    Harvest Plaza                                    $   13,475,000     $  1,502,886  $    242,087  $  1,260,799
 54              2    Woodbridge Villas Apartments                     $   13,400,000     $  2,075,736  $    970,034  $  1,105,702
 55              2    Legacy Apartments                                $   13,250,000     $  2,159,328  $  1,182,330  $    976,998
 56              2    Smoketree Apartments                             $   13,050,000     $  2,175,150  $    962,927  $  1,212,223
 57              2    MacArthur Park Apartments                        $   12,865,000     $  2,211,546  $  1,216,150  $    995,396
 58              1    Jefferson Park Properties Office                 $   12,750,000     $  2,762,082  $  1,112,086  $  1,649,996
 59              1    Gateway Plaza                                    $   12,600,000              N/A           N/A           N/A
 60              1    Shoppes of Olney                                 $   12,150,000     $  1,425,383  $    293,298  $  1,132,085
 61              1    209 West Jackson                                 $   12,000,000     $  2,858,520  $  1,880,162  $    978,358
 62              1    Sprouts Center Mesa                              $   12,000,000              N/A           N/A           N/A
 63              1    Comfort Inn & Suites Chicago                     $   11,969,342     $  4,969,793  $  3,353,951  $  1,615,842
 64              1    163-18 Jamaica Avenue                            $   11,750,000     $  1,696,183  $    649,204  $  1,046,979
 65              1    Country Inn & Suites Denver                      $   11,676,102     $  3,542,265  $  2,270,811  $  1,271,454
 66              1    2500 West Bradley                                $   11,481,239     $  3,407,068  $  1,596,412  $  1,810,656
 67              1    Kennestone Physicians Center Phase II            $   11,300,000     $  1,562,722  $    422,540  $  1,140,182
 68              1    Garrett Corporate Center                         $   11,250,000     $  1,351,742  $    526,224  $    825,518
 69              2    Catalina Mission Apartments                      $   11,050,000              N/A           N/A           N/A
 70              1    Publix Market Square Haile Village               $   11,000,000     $    944,685  $    427,566  $    517,119
 71              2    Sunbreeze Apartments                             $   10,955,883     $  1,656,528  $    717,404  $    939,124
 72              1    Royal Bank Complex                               $   10,900,000     $  1,343,440  $    240,781  $  1,102,659
 73              1    Roswell Summit                                   $   10,875,000              N/A           N/A           N/A
 74              1    Hilton Garden Inn Plymouth                       $   10,535,353     $  4,620,224  $  3,262,699  $  1,357,525
 75              1    Duke University Health Systems, Inc.--OPS        $   10,500,000              N/A           N/A           N/A
 76              1    Hilton Garden Inn Columbus/Polaris               $   10,300,000     $  3,583,861  $  2,143,718  $  1,440,143
 77              1    Brentwood Retail Center                          $   10,000,000              N/A           N/A           N/A
 78              1    Holiday Inn Express - Long Island City           $    9,960,876     $  2,444,794  $  1,393,345  $  1,051,449
 79              1    Beacon Ridge Tower                               $    9,750,000     $  1,889,988  $    881,138  $  1,008,850
 80              1    Holiday Inn Select Dallas                        $    9,733,532     $  7,532,445  $  6,512,357  $  1,020,088
 81              2    Gardens of Canal Park Apartments                 $    9,524,000     $  1,285,305  $    463,435  $    821,870
 82              2    Observation Point Apartments                     $    9,400,000     $  1,849,801  $    802,224  $  1,047,577
 83              1    Heald Business College                           $    9,390,462              N/A           N/A           N/A
 84              1    Southgate Business Center I                      $    9,237,864     $  1,171,709  $    243,170  $    928,539
 85              1    Palladium at Deep River                          $    9,200,000              N/A           N/A           N/A
 86              1    Duke University Health Systems, Inc.             $    9,175,000              N/A           N/A           N/A
 87              2    Brandon Walk Apartments                          $    9,135,000     $  1,524,072  $    810,449  $    713,623
 88              1    Best Western Mill River Manor                    $    8,955,214     $  3,250,571  $  2,083,810  $  1,166,761
 89              2    Heartland Ridge Apartments                       $    8,840,000     $  1,369,793  $    671,056  $    698,737
 90      E       1    Safeland Storage I                               $    4,500,000     $    622,258  $    145,897  $    476,361
 91      E       1    Safeland Storage II                              $    4,100,000     $    435,844  $    140,119  $    295,725
 92              2    Woodcrest Apartments                             $    8,600,000     $  1,649,784  $    761,601  $    888,183
 93              1    The Promenade at Jones Bridge                    $    8,568,178              N/A           N/A           N/A
 94              1    Staybridge Suites Chattanooga                    $    8,516,775     $  2,648,847  $  1,580,105  $  1,068,742
 95              1    Market Place & Pointe South                      $    8,443,800     $  1,039,496  $    255,737  $    783,759
96a              2    Towne Oaks North Apartments                      $    4,802,264     $    982,593  $    484,757  $    497,836
96b              2    Towne Oaks Apartments                            $    3,277,736     $    765,057  $    402,420  $    362,637
 97              1    Commerce Plaza I                                 $    8,000,000     $  1,138,336  $    384,150  $    754,186
 98              1    Satyr Hill Shopping Center                       $    7,940,000     $  1,058,086  $    251,607  $    806,479
 99              1    Sprouts Center Glendale                          $    7,850,000     $    794,606  $    243,704  $    550,902
100              2    Las Brisas Apartments                            $    7,825,000     $  1,787,309  $  1,072,693  $    714,616
101              1    6400 Powers Ferry Landing                        $    7,600,000              N/A           N/A           N/A
102              2    The Cottages on Elm                              $    7,600,000     $    960,605  $    787,943  $    172,662
103              1    Destination Ramon                                $    7,500,000              N/A           N/A           N/A
104a             1    Grocery Outlet Merced                            $    3,000,000     $    450,502  $     82,934  $    367,568
104b             1    Grocery Outlet Yakima                            $    3,000,000     $    397,609  $     55,107  $    342,502
104c             1    Grocery Outlet Bonney Lake                       $    1,500,000     $    241,602  $     64,349  $    177,253
105              2    Arbors of Perrysburg                             $    7,400,000              N/A           N/A           N/A
106a             1    360 WP - 360 White Plains                        $    2,613,287     $    183,133  $    135,122  $     48,011
106b             1    360 WP - 40 Washington Ave.                      $    1,895,132     $    237,000  $    135,461  $    101,539
106c             1    360 WP - 223 Marbledale Road                     $    1,855,235     $    225,532  $    216,071  $      9,461
106d             1    360 WP - 3775 Crompond Road                      $      917,643     $    125,000  $    182,132  $    (57,132)
107              1    Lincoln Plaza                                    $    7,000,000     $  2,034,021  $  1,153,966  $    880,055
108              1    North 41 Plaza                                   $    7,000,000     $  1,173,428  $         --  $  1,173,428
109              1    Holiday Inn Express Brandon                      $    6,987,028     $  3,364,736  $  2,063,431  $  1,301,305
110              1    Dublin Village                                   $    6,800,000              N/A           N/A           N/A
111              2    Shady Oaks Apartments                            $    6,800,000     $  1,399,170  $    724,365  $    674,805
112              1    Hillside Center                                  $    6,660,000     $    824,597  $    229,650  $    594,947
113              1    Holiday Inn Express Austin                       $    6,630,609     $  1,945,952  $    978,399  $    967,553
114              1    Holiday Inn Express Easton                       $    6,582,778     $  2,094,081  $  1,233,502  $    860,579
115              2    507, 515, 517 West 171st Street                  $    6,500,000              N/A           N/A           N/A
116              1    Park Avenue Plaza                                $    6,500,000              N/A           N/A           N/A
117              1    Country Inn & Suites Mankato                     $    6,486,723     $  2,903,978  $  2,147,276  $    756,702
118              2    Brookstone Apartments                            $    6,400,000     $  1,359,777  $    777,802  $    581,975
119              1    Weeks-Lerman Building                            $    6,250,000              N/A           N/A           N/A
120              2    Lakeside Apartments                              $    6,150,000     $  1,070,695  $    515,927  $    554,768
121              1    NorthPark Villa                                  $    6,150,000              N/A           N/A           N/A
122              1    Solana Beach Baking Company                      $    5,994,118              N/A           N/A           N/A

           MOST         2ND MOST     2ND MOST     2ND MOST     2ND MOST        3RD MOST    3RD MOST     3RD MOST      3RD MOST
          RECENT         RECENT       RECENT       RECENT       RECENT         RECENT       RECENT      RECENT         RECENT
  #    PERIOD ENDING      EGI        EXPENSES       NOI      PERIOD ENDING       EGI       EXPENSES       NOI      PERIOD ENDING
----  --------------  -----------  -----------  -----------  -------------  -----------  -----------  -----------  -------------
 40              N/A          N/A          N/A          N/A            N/A          N/A          N/A          N/A           N/A
 41              N/A          N/A          N/A          N/A            N/A          N/A          N/A          N/A           N/A
 42        9/30/2006  $ 2,129,575  $   706,900  $ 1,422,675     12/31/2005  $ 2,305,383  $   654,335  $ 1,651,048    12/31/2004
 43        9/30/2006  $   850,808  $   339,689  $   511,119     12/31/2005  $   908,044  $   342,767  $   565,277    12/31/2004
 44        8/31/2006  $ 1,681,787  $   342,081  $ 1,339,706     12/31/2005  $ 1,594,688  $   373,054  $ 1,221,634    12/31/2004
 45        7/31/2006  $ 1,751,517  $   491,286  $ 1,260,231     12/31/2005          N/A          N/A          N/A           N/A
 46       12/31/2005  $   903,343  $   207,606  $   695,737     12/31/2004  $   881,917  $   201,390  $   680,527    12/31/2003
 47        8/31/2006  $ 2,971,299  $ 1,140,031  $ 1,831,268     12/31/2005  $ 2,972,355  $ 1,046,836  $ 1,925,519    12/31/2004
 48              N/A          N/A          N/A          N/A            N/A          N/A          N/A          N/A           N/A
 49              N/A          N/A          N/A          N/A            N/A          N/A          N/A          N/A           N/A
 50        8/31/2006  $ 2,559,634  $ 1,147,923  $ 1,411,711     12/31/2005          N/A          N/A          N/A           N/A
 51        6/30/2006  $ 1,795,742  $   507,968  $ 1,287,774     12/31/2005  $ 1,733,359  $   595,021  $ 1,138,338    12/31/2004
 52              N/A          N/A          N/A          N/A            N/A          N/A          N/A          N/A           N/A
 53        6/15/2006  $ 1,476,104  $   273,686  $ 1,202,418     12/31/2005          N/A          N/A          N/A           N/A
 54        6/30/2006  $ 1,981,680  $   989,628  $   992,052     12/30/2005          N/A          N/A          N/A           N/A
 55        8/31/2006  $ 2,112,268  $ 1,167,176  $   945,092     12/31/2005  $ 2,049,823  $ 1,136,638  $   913,185    12/31/2004
 56        6/30/2006  $ 1,863,709  $   966,163  $   897,546     12/31/2005  $ 1,892,981  $   948,104  $   944,877    12/31/2004
 57        7/31/2006  $ 2,167,792  $ 1,163,218  $ 1,004,574     12/31/2005  $ 2,061,444  $ 1,112,741  $   948,703    12/31/2004
 58        6/30/2006  $ 2,652,697  $ 1,102,952  $ 1,549,745     12/31/2005  $ 2,766,871  $ 1,196,716  $ 1,570,155    12/31/2004
 59              N/A          N/A          N/A          N/A            N/A          N/A          N/A          N/A           N/A
 60        8/31/2006  $ 1,360,244  $   307,711  $ 1,052,533     12/31/2005  $ 1,390,396  $   315,023  $ 1,075,373    12/31/2004
 61        5/31/2006  $ 3,112,412  $ 1,797,550  $ 1,314,862     12/31/2005          N/A          N/A          N/A           N/A
 62              N/A          N/A          N/A          N/A            N/A          N/A          N/A          N/A           N/A
 63        7/31/2006  $ 4,578,691  $ 3,314,235  $ 1,264,456     12/31/2005  $ 4,304,304  $ 3,283,693  $ 1,020,611    12/31/2004
 64        7/31/2006  $ 1,702,460  $   677,807  $ 1,024,653      7/31/2005  $ 1,562,822  $   581,077  $   981,745     7/31/2004
 65        8/31/2006  $ 2,253,233  $ 1,704,513  $   548,720     12/31/2005          N/A          N/A          N/A           N/A
 66        9/30/2006  $ 3,197,740  $ 1,374,685  $ 1,823,055     12/31/2005  $ 2,892,908  $ 1,228,311  $ 1,664,597    12/31/2004
 67        6/30/2006          N/A          N/A          N/A            N/A          N/A          N/A          N/A           N/A
 68        8/31/2006          N/A          N/A          N/A            N/A          N/A          N/A          N/A           N/A
 69              N/A          N/A          N/A          N/A            N/A          N/A          N/A          N/A           N/A
 70        4/30/2006          N/A          N/A          N/A            N/A          N/A          N/A          N/A           N/A
 71        5/31/2006  $ 1,572,291  $   712,719  $   859,572     12/31/2005  $ 1,484,107  $   697,509  $   786,598    12/31/2004
 72        9/30/2006  $ 1,211,631          N/A  $   585,006     12/31/2005          N/A          N/A          N/A           N/A
 73              N/A          N/A          N/A          N/A            N/A          N/A          N/A          N/A           N/A
 74        6/30/2006  $ 4,532,780  $ 3,283,468  $ 1,249,312     12/31/2005  $ 4,399,873  $ 3,275,018  $ 1,124,855    12/31/2004
 75              N/A          N/A          N/A          N/A            N/A          N/A          N/A          N/A           N/A
 76        9/30/2006  $ 1,953,903  $ 1,141,582  $   812,321     12/31/2005          N/A          N/A          N/A           N/A
 77              N/A          N/A          N/A          N/A            N/A          N/A          N/A          N/A           N/A
 78        7/31/2006          N/A          N/A          N/A            N/A          N/A          N/A          N/A           N/A
 79        9/30/2006  $ 1,291,637  $   759,496  $   532,141     12/31/2005  $   856,849  $   675,310  $   181,539    12/31/2004
 80        7/31/2006  $ 6,621,665  $ 6,067,654  $   554,011     12/31/2005          N/A          N/A          N/A           N/A
 81        8/30/2006  $   983,214  $   426,903  $   556,311     12/31/2005  $   714,404  $   417,521  $   296,883    12/31/2004
 82       12/31/2005  $ 1,868,295  $   862,009  $ 1,006,286     12/31/2004          N/A          N/A          N/A           N/A
 83              N/A          N/A          N/A          N/A            N/A          N/A          N/A          N/A           N/A
 84        4/30/2006  $ 1,088,183  $   247,037  $   841,146     12/31/2005  $ 1,026,052  $   217,489  $   808,563    12/31/2004
 85              N/A          N/A          N/A          N/A            N/A          N/A          N/A          N/A           N/A
 86              N/A          N/A          N/A          N/A            N/A          N/A          N/A          N/A           N/A
 87        7/31/2006  $ 1,394,684  $   702,066  $   692,618      6/30/2005  $ 1,366,922  $   781,020  $   585,902    12/31/2004
 88        4/30/2006  $ 3,213,878  $ 2,048,721  $ 1,165,157     12/31/2005          N/A          N/A          N/A           N/A
 89        6/30/2006          N/A          N/A          N/A            N/A          N/A          N/A          N/A           N/A
 90        7/31/2006  $   569,796  $   145,897  $   423,899     12/31/2005          N/A          N/A          N/A           N/A
 91        7/30/2006          N/A          N/A          N/A            N/A          N/A          N/A          N/A           N/A
 92        8/31/2006  $ 1,561,950  $   775,544  $   786,406     12/31/2005  $ 1,504,573  $   752,976  $   751,597    12/31/2004
 93              N/A          N/A          N/A          N/A            N/A          N/A          N/A          N/A           N/A
 94        7/31/2006  $ 2,556,575  $ 1,514,129  $ 1,042,446     12/31/2005  $ 2,388,014  $ 1,393,343  $   994,671    12/31/2004
 95        6/30/2006  $   998,131  $   181,270  $   816,861     12/31/2005          N/A          N/A          N/A           N/A
96a        7/31/2006          N/A          N/A          N/A            N/A          N/A          N/A          N/A           N/A
96b        7/31/2006          N/A          N/A          N/A            N/A          N/A          N/A          N/A           N/A
 97        7/31/2006  $ 1,183,253  $   414,656  $   768,597     12/31/2005  $ 1,022,428  $   399,133  $   623,295    12/31/2004
 98        6/30/2006  $ 1,044,782  $   247,371  $   797,411     12/31/2005          N/A          N/A          N/A           N/A
 99        6/30/2006  $   800,636  $   228,076  $   572,560     12/31/2005  $   797,154  $   228,520  $   568,634    12/31/2004
100        7/31/2006  $ 1,751,066  $ 1,038,058  $   713,008     12/31/2005  $ 1,809,499  $   971,465  $   838,034    12/31/2004
101              N/A          N/A          N/A          N/A            N/A          N/A          N/A          N/A           N/A
102        9/30/2006          N/A          N/A          N/A            N/A          N/A          N/A          N/A           N/A
103              N/A          N/A          N/A          N/A            N/A          N/A          N/A          N/A           N/A
104a       6/30/2006  $   446,734  $    84,766  $   361,968     12/31/2005  $   421,200  $    64,448  $   356,752    12/31/2004
104b       6/30/2006  $   400,497  $    58,689  $   341,808     12/31/2005  $   396,099  $    64,438  $   331,661    12/31/2004
104c       6/30/2006          N/A          N/A          N/A            N/A          N/A          N/A          N/A           N/A
105              N/A          N/A          N/A          N/A            N/A          N/A          N/A          N/A           N/A
106a       9/30/2006  $   251,837  $    83,887  $   167,950     12/31/2005  $   225,700  $    86,938  $   138,762    12/31/2004
106b       6/30/2006  $   237,000  $   136,461  $   100,539     12/31/2005          N/A          N/A          N/A           N/A
106c       6/30/2006  $   225,532  $   216,071  $     9,461     12/31/2005  $   225,532  $   216,071  $     9,461    12/31/2004
106d       6/30/2006  $   125,000  $   179,932  $   (54,932)    12/31/2005          N/A          N/A          N/A           N/A
107        3/31/2006  $ 1,934,676  $ 1,150,796  $   783,880     12/31/2005  $ 1,951,686  $ 1,042,142  $   909,544    12/31/2004
108        3/31/2006  $   972,855  $   118,650  $   854,205     12/31/2005  $ 1,010,983  $   109,336  $   901,647    12/31/2004
109        8/31/2006  $ 3,246,590  $ 1,987,877  $ 1,258,713     12/31/2005  $ 3,085,868  $ 1,912,811  $ 1,173,057    12/31/2004
110              N/A          N/A          N/A          N/A            N/A          N/A          N/A          N/A           N/A
111        6/30/2006  $ 1,344,066  $   708,682  $   635,384     12/31/2005  $ 1,393,255  $   672,293  $   720,962    12/31/2004
112        3/31/2006  $   819,546  $   217,488  $   602,058     12/31/2005          N/A          N/A          N/A           N/A
113        7/31/2006  $ 1,442,352  $   745,719  $   696,633     12/31/2005  $ 1,086,286  $   758,479  $   327,807    12/31/2004
114        6/30/2006  $ 2,000,546  $ 1,151,026  $   849,520     12/31/2005  $ 1,725,292  $ 1,065,154  $   660,138    12/31/2004
115              N/A          N/A          N/A          N/A            N/A          N/A          N/A          N/A           N/A
116              N/A          N/A          N/A          N/A            N/A          N/A          N/A          N/A           N/A
117        8/31/2006  $ 2,660,122  $ 2,036,566  $   623,556     12/31/2005  $ 2,194,661  $ 1,664,769  $   529,892    12/31/2004
118        8/31/2006          N/A          N/A          N/A            N/A          N/A          N/A          N/A           N/A
119              N/A  $   799,670  $   177,100  $   622,570     12/31/2005  $   798,450  $   169,542  $   628,908    12/31/2004
120        5/31/2006  $ 1,031,635  $   498,356  $   533,279     12/31/2005  $ 1,011,529  $   486,493  $   525,036    12/31/2004
121              N/A          N/A          N/A          N/A            N/A          N/A          N/A          N/A           N/A
122              N/A          N/A          N/A          N/A            N/A          N/A          N/A          N/A           N/A

  #     U/W EGI    U/W EXPENSES    U/W NOI
----  -----------  ------------  ------------
 40   $ 2,298,765   $   822,054  $  1,476,711
 41   $ 1,871,920   $   327,707  $  1,544,213
 42   $ 1,955,447   $   742,798  $  1,212,649
 43   $   800,486   $   361,975  $    438,511
 44   $ 1,804,457   $   354,798  $  1,449,659
 45   $ 1,836,648   $   495,458  $  1,341,190
 46   $ 1,759,555   $   287,608  $  1,471,947
 47   $ 2,710,933   $ 1,175,524  $  1,535,409
 48   $ 2,052,440   $   536,356  $  1,516,084
 49   $ 1,745,599   $   454,640  $  1,290,959
 50   $ 2,581,994   $ 1,256,807  $  1,325,187
 51   $ 1,891,401   $   565,300  $  1,326,101
 52   $ 2,015,190   $   697,979  $  1,317,211
 53   $ 1,573,601   $   275,825  $  1,297,776
 54   $ 2,133,783   $   910,513  $  1,223,270
 55   $ 2,374,756   $ 1,029,859  $  1,344,897
 56   $ 2,184,861   $   910,772  $  1,274,089
 57   $ 2,237,074   $ 1,030,635  $  1,206,439
 58   $ 2,623,431   $ 1,145,954  $  1,484,293
 59   $ 1,917,987   $   664,013  $  1,253,974
 60   $ 1,322,866   $   307,430  $  1,015,436
 61   $ 3,138,143   $ 1,872,921  $  1,265,222
 62   $ 1,341,081   $   293,903  $  1,047,178
 63   $ 4,969,806   $ 3,242,189  $  1,727,617
 64   $ 1,862,935   $   703,590  $  1,159,345
 65   $ 4,071,965   $ 2,545,974  $  1,525,991
 66   $ 3,160,334   $ 1,570,273  $  1,590,061
 67   $ 1,856,432   $   687,463  $  1,168,969
 68   $ 1,551,473   $   527,042  $  1,024,431
 69   $ 1,975,902   $   987,484  $    988,418
 70   $ 1,508,995   $   497,282  $  1,011,713
 71   $ 1,753,965   $   717,089  $  1,036,876
 72   $ 1,354,975   $   443,156  $    911,819
 73   $ 1,955,469   $   772,353  $  1,183,116
 74   $ 4,620,227   $ 3,262,977  $  1,357,250
 75   $ 1,025,631   $    86,908  $    938,723
 76   $ 3,583,936   $ 2,206,117  $  1,377,819
 77   $ 1,018,789   $   146,411  $    872,378
 78   $ 2,776,160   $ 1,532,042  $  1,244,118
 79   $ 1,866,403   $   847,771  $  1,018,632
 80   $ 7,506,847   $ 6,320,123  $  1,186,724
 81   $ 1,467,488   $   492,196  $    975,292
 82   $ 1,848,819   $   892,056  $    956,763
 83   $ 1,459,154   $   285,479  $  1,173,675
 84   $ 1,151,552   $   248,289  $    903,263
 85   $ 1,128,990   $   261,559  $    867,431
 86   $   929,143   $   114,036  $    815,106
 87   $ 1,553,729   $   667,260  $    886,469
 88   $ 3,290,898   $ 2,119,828  $  1,171,070
 89   $ 1,570,014   $   700,514  $    869,500
 90   $   674,421   $   239,199  $    435,222
 91   $   582,393   $   211,728  $    370,665
 92   $ 1,588,588   $   767,097  $    821,491
 93   $ 1,003,633   $   230,192  $    773,441
 94   $ 2,662,596   $ 1,578,973  $  1,083,623
 95   $ 1,068,335   $   264,802  $    803,533
96a   $   988,430   $   508,076  $    480,354
96b   $   762,241   $   403,084  $    359,157
 97   $ 1,313,006   $   447,167  $    865,839
 98   $ 1,043,138   $   267,226  $    775,912
 99   $   940,600   $   247,310  $    693,290
100   $ 1,850,512   $ 1,109,812  $    740,700
101   $ 1,270,836   $   509,854  $    760,982
102   $ 1,623,901   $   830,592  $    793,309
103   $ 1,472,834   $   507,806  $    965,028
104a  $   427,803   $    92,974  $    334,829
104b  $   370,530   $    67,924  $    302,606
104c  $   241,098   $   106,669  $    134,429
105   $ 1,031,576   $   309,531  $    722,045
106a  $   374,005   $   113,289  $    260,716
106b  $   349,297   $   143,830  $    205,467
106c  $   427,781   $   226,138  $    201,643
106d  $   287,023   $   188,793  $     98,230
107   $ 2,125,487   $ 1,228,367  $    897,120
108   $ 1,310,674   $   245,802  $  1,064,872
109   $ 3,324,779   $ 2,042,202  $  1,282,577
110   $   808,248   $   219,795  $    588,453
111   $ 1,493,594   $   748,988  $    744,606
112   $   875,752   $   238,039  $    637,713
113   $ 1,945,658   $ 1,023,758  $    921,900
114   $ 2,086,297   $ 1,266,963  $    819,334
115   $   872,003   $   269,943  $    602,060
116   $   912,980   $   162,552  $    750,428
117   $ 3,053,456   $ 2,233,309  $    820,147
118   $ 1,342,204   $   735,151  $    607,053
119   $   909,492   $   229,168  $    680,324
120   $ 1,066,065   $   504,058  $    562,007
121   $   789,501   $   253,890  $    535,611
122   $   707,552   $   148,305  $    559,247

             HISTORICAL PERFORMANCE OF THE MORTGAGED REAL PROPERTIES

                                                                        CUT-OFF DATE          MOST          MOST          MOST
                LOAN                                                      PRINCIPAL          RECENT        RECENT        RECENT
  #   CROSSED  GROUP  PROPERTY NAME                                      BALANCE (1)           EGI        EXPENSES         NOI
----  -------  -----  -----------------------------------------------  --------------     ------------  ------------  ------------
123              1    Courtyard by Marriott Layton                     $    5,989,273     $  2,187,624  $  1,407,050  $    780,574
124              1    Holiday Inn Express Frackville                   $    5,984,343     $  1,630,286  $    893,775  $    736,511
125              2    Westwood Fountains Apartments                    $    5,900,000     $  1,436,359  $    786,225  $    650,134
126              1    Irwin Union Bank                                 $    5,700,000     $    668,816  $     13,500  $    655,316
127              1    Americana Park Mobile Home Park                  $    5,650,000     $    927,731  $    392,539  $    535,192
128              1    Poole's Corner                                   $    5,600,000              N/A           N/A           N/A
129              1    Sportsman's Warehouse & Shops                    $    5,500,000              N/A           N/A           N/A
130              1    Shelby Park                                      $    5,450,000     $    598,733  $    152,414  $    446,319
131              1    Academy Sports                                   $    5,400,000     $    700,259  $    180,038  $    520,221
132              1    Cortez West Shopping Center                      $    5,300,000              N/A           N/A           N/A
133              1    Marketplace North II                             $    5,300,000     $    679,457  $    183,386  $    496,071
134              1    Tower Station                                    $    5,200,000              N/A           N/A           N/A
135              1    Discount Drug Mart Plaza                         $    5,194,643     $    524,094  $    148,437  $    375,657
136              1    Fairfield Inn & Suites Muskegon Norton Shores    $    5,092,919     $  1,675,203  $  1,007,129  $    668,074
137              1    Summerfield Shopping Center                      $    5,022,000     $    687,794  $    208,681  $    479,113
138              2    150 West 140th Street                            $    5,000,000              N/A           N/A           N/A
139              2    Ashton Park                                      $    5,000,000     $  1,156,142  $    612,361  $    543,781
140              1    Plaza on Main Shopping Center                    $    4,995,310     $    724,379  $    213,272  $    511,107
141              1    Dorsey Business Center III                       $    4,853,232     $    794,398  $    279,624  $    514,774
142              1    Preston Walk II                                  $    4,815,000              N/A           N/A           N/A
143              1    Holiday Inn Express Centerville                  $    4,793,351     $  1,689,591  $  1,063,987  $    625,604
144              1    Holiday Inn Express St. Joseph, MI               $    4,750,000     $  2,197,263  $  1,436,483  $    760,780
145              2    Brookside Apartments                             $    4,740,000     $    553,345  $    148,572  $    404,773
146              1    The Concourse                                    $    4,680,000     $    633,679  $    165,889  $    467,790
147              1    Hampton Inn Muskegon                             $    4,593,614     $  1,686,871  $  1,073,392  $    613,479
148              2    Melrose Manor                                    $    4,400,000     $  1,103,672  $    593,651  $    510,021
149              1    Bazaar 280 Retail Center                         $    4,367,036     $    542,226  $    122,290  $    419,936
150              1    Trinity Commons                                  $    4,300,000              N/A           N/A           N/A
151              1    Orlando North Service Center                     $    4,225,000              N/A           N/A           N/A
152              2    Hidden Acres Apts Phase II                       $    4,200,000              N/A           N/A           N/A
153              1    Southport Plaza                                  $    4,200,000              N/A           N/A           N/A
154              1    Hobby Lobby                                      $    4,200,000     $    497,750  $     90,228  $    407,522
155a             1    Marshwood Estates                                $    3,422,150     $    455,946  $    102,681  $    353,265
155b             1    Johnson's Mobile Home Park                       $      769,022     $    102,460  $     23,074  $     79,386
156              1    Poplar Hill Medical Center                       $    4,135,970     $    584,774  $    128,478  $    456,296
157              1    Shoppes at 521                                   $    4,083,000              N/A           N/A           N/A
158              1    15477 Ventura                                    $    4,050,000     $    558,191  $    135,641  $    422,550
159              1    96th & Madison                                   $    4,000,000              N/A           N/A           N/A
160              1    Ford City Office Plaza                           $    4,000,000     $    817,910  $    458,476  $    359,434
161              1    Bradford Crossing                                $    3,992,455              N/A           N/A           N/A
162              1    Country Club Marketplace                         $    3,920,000     $    568,017  $    160,288  $    407,729
163              1    115 Park Street                                  $    3,900,000     $    588,422  $    212,183  $    376,239
164              1    Towne Crest Village                              $    3,898,267              N/A           N/A           N/A
165              1    TownePlace Suites East Lansing                   $    3,844,737     $  1,439,144  $    892,293  $    546,851
166              1    Ridgeview Marketplace                            $    3,840,000              N/A           N/A           N/A
167              2    Chambers Ridge Apartments                        $    3,800,000              N/A           N/A           N/A
168              1    Shops at West Pointe                             $    3,775,000              N/A           N/A           N/A
169              1    Sheldon Plaza Shopping Center                    $    3,750,000     $    645,590  $    161,159  $    484,431
170              2    Kennedy's Landing                                $    3,746,267     $    563,963  $    216,413  $    347,550
171              1    Walgreens Festus                                 $    3,720,845              N/A           N/A           N/A
172              1    Four Gateway Plaza                               $    3,720,000     $    377,690  $    164,996  $    212,694
173              1    Shannon Square                                   $    3,654,000     $    679,490  $    191,357  $    488,133
174              1    Claim Jumper at Deer Valley Towne Center         $    3,650,000     $    384,254  $     50,537  $    333,717
175              1    Hampton Inn Hinesville                           $    3,595,193     $  1,067,367  $    602,039  $    465,328
176              1    Hampton Inn Sumter                               $    3,594,963     $  1,340,040  $    919,281  $    420,759
177              1    StarKey Self Storage                             $    3,587,520              N/A           N/A           N/A
178              1    Hampton Inn Johnson City                         $    3,585,163     $  1,768,218  $  1,196,522  $    571,696
179              2    Mobile Home Terrace                              $    3,584,884     $    554,922  $    130,640  $    424,282
180              1    Holiday Inn Express Hotel & Suites Morehead      $    3,526,173     $  1,811,287  $    942,207  $    869,080
181              1    Stonecrest Promenade                             $    3,517,901              N/A           N/A           N/A
182              2    St. Germain Apartments                           $    3,499,999     $    624,285  $    276,269  $    348,016
183              1    Corpus Christi Self Storage                      $    3,493,910     $    581,996  $    208,047  $    373,949
184              1    Carlsbad Airport Center                          $    3,493,798     $    144,288  $     27,970  $    116,318
185              1    SY Venture II                                    $    3,490,934     $    540,571  $    110,359  $    430,212
186              1    BV Properties Temecula                           $    3,490,143     $    429,693  $     90,134  $    339,559
187              1    Pinegate Shopping Center                         $    3,475,000     $    495,643  $    109,840  $    385,803
188              2    Royalgate and Timberwood Apartments              $    3,450,000     $    908,784  $    585,832  $    322,952
189              1    208 W. 4th Street                                $    3,440,000     $    491,026  $    114,010  $    377,016
190              1    Ward Circle Retail                               $    3,400,000     $    408,275  $     85,239  $    323,036
191              1    Shoppes at Pittsburgh Mills (2)                  $    3,368,458              N/A           N/A           N/A
192              1    Valle Verde Pad #1                               $    3,294,388              N/A           N/A           N/A
193              1    Remax office                                     $    3,294,297     $    313,902  $     58,496  $    255,406
194              1    Bartlett Square Retail Center                    $    3,250,000     $    520,743  $    111,883  $    408,860
195              1    Federal Express Building                         $    3,250,000              N/A           N/A           N/A
196              1    Old Town Plaza                                   $    3,200,000     $    496,777  $     84,670  $    412,107
197              1    Shoppes at Armenia                               $    3,194,369     $    377,316  $     49,149  $    328,167
198              1    Metro Plaza                                      $    3,150,000     $    431,309  $    100,794  $    330,515
199              2    Lodge Apartments                                 $    3,110,000     $    616,109  $    245,114  $    370,995
200              1    Mill Ohm Building                                $    3,082,000     $    405,631  $     97,388  $    308,243
201              1    Cornerstone Plaza                                $    3,000,000              N/A           N/A           N/A
202              1    Elmsley Square                                   $    3,000,000              N/A           N/A           N/A
203              1    Madison Commons                                  $    3,000,000              N/A           N/A           N/A
204              1    485 Kings Highway                                $    3,000,000     $    370,348  $     78,893  $    291,455
205              1    Comfort Suites Goldsboro                         $    2,983,302     $  1,232,324  $    726,241  $    506,083
206              1    Town Place Square Pad C                          $    2,944,533              N/A           N/A           N/A
207              1    Tomball Plaza                                    $    2,925,000     $    230,234  $     68,726  $    161,508
208              1    Terrace Eateries                                 $    2,900,000              N/A           N/A           N/A
209              1    Oaklandon Plaza                                  $    2,850,000     $    368,537  $    159,053  $    209,484

           MOST         2ND MOST     2ND MOST     2ND MOST     2ND MOST       3RD MOST     3RD MOST     3RD MOST      3RD MOST
          RECENT         RECENT       RECENT      RECENT        RECENT         RECENT       RECENT      RECENT         RECENT
  #   PERIOD ENDING       EGI        EXPENSES       NOI      PERIOD ENDING      EGI        EXPENSES       NOI      PERIOD ENDING
----  --------------  -----------  -----------  -----------  -------------  -----------  -----------  -----------  -------------
123        6/30/2006  $ 2,096,868  $ 1,355,298  $   741,570     12/31/2005  $ 2,130,128  $ 1,488,767  $   641,361    12/31/2004
124        6/30/2006  $ 1,610,339  $   856,095  $   754,244     12/31/2005  $ 1,618,457  $   837,122  $   781,335    12/31/2004
125        8/31/2006  $ 1,117,793  $   791,789  $   326,004     12/31/2005  $ 1,285,632  $   652,046  $   633,586    12/31/2004
126       12/31/2006          N/A          N/A          N/A            N/A          N/A          N/A          N/A           N/A
127        8/31/2006  $   922,519  $   365,158  $   557,361     12/31/2005  $   904,842  $   343,951  $   560,891    12/31/2004
128              N/A          N/A          N/A          N/A            N/A          N/A          N/A          N/A           N/A
129              N/A          N/A          N/A          N/A            N/A          N/A          N/A          N/A           N/A
130        9/30/2006  $   502,231  $   122,483  $   379,748     12/31/2005          N/A          N/A          N/A           N/A
131       10/12/2006          N/A          N/A          N/A            N/A          N/A          N/A          N/A           N/A
132              N/A          N/A          N/A          N/A            N/A          N/A          N/A          N/A           N/A
133        4/30/2006  $   623,518  $   175,061  $   448,457     12/31/2005  $   626,589  $   174,314  $   452,275    12/31/2004
134              N/A          N/A          N/A          N/A            N/A          N/A          N/A          N/A           N/A
135        8/31/2006          N/A          N/A          N/A            N/A          N/A          N/A          N/A           N/A
136        6/30/2006  $ 1,581,786  $   974,587  $   607,199     12/31/2005  $ 1,456,880  $   923,080  $   533,800    12/31/2004
137        9/30/2006          N/A          N/A          N/A            N/A          N/A          N/A          N/A           N/A
138              N/A          N/A          N/A          N/A            N/A          N/A          N/A          N/A           N/A
139        9/30/2006  $ 1,095,043  $   634,519  $   460,524     12/31/2005  $ 1,059,868  $   663,258  $   396,610    12/31/2004
140        9/30/2006  $   792,661  $   169,119  $   623,542     12/31/2005  $   768,339  $   177,928  $   590,411    12/31/2004
141        4/30/2006  $   642,357  $   276,165  $   366,192     12/31/2005  $   540,552  $   254,449  $   286,103    12/31/2004
142              N/A          N/A          N/A          N/A            N/A          N/A          N/A          N/A           N/A
143        5/31/2006  $ 1,687,166  $ 1,026,624  $   660,542     12/31/2005  $ 1,482,016  $   883,340  $   598,676    12/31/2004
144        7/31/2006  $ 2,032,502  $ 1,355,859  $   676,643     12/31/2005  $ 2,033,050  $ 1,337,355  $   695,695    12/31/2004
145        8/10/2006  $   606,678  $   159,461  $   447,217     12/31/2005  $   609,527  $   162,523  $   447,004    12/31/2004
146        6/30/2006  $   611,954  $   167,577  $   444,377     12/31/2005  $   455,861  $   152,412  $   303,449    12/31/2004
147        6/30/2006  $ 1,669,245  $ 1,069,711  $   599,534     12/31/2005  $ 1,552,327  $ 1,054,473  $   497,854    12/31/2004
148        8/30/2006  $   984,438  $   591,965  $   392,473     12/31/2005          N/A          N/A          N/A           N/A
149        8/31/2006  $   507,046  $   123,380  $   383,666     12/31/2005  $   551,845  $   129,354  $   422,491    12/31/2004
150              N/A          N/A          N/A          N/A            N/A          N/A          N/A          N/A           N/A
151              N/A          N/A          N/A          N/A            N/A          N/A          N/A          N/A           N/A
152              N/A          N/A          N/A          N/A            N/A          N/A          N/A          N/A           N/A
153              N/A          N/A          N/A          N/A            N/A          N/A          N/A          N/A           N/A
154        8/22/2006          N/A          N/A          N/A            N/A          N/A          N/A          N/A           N/A
155a       9/30/2006  $   440,400  $    92,990  $   347,409     12/31/2005  $   420,719  $    86,356  $   334,362    12/31/2004
155b       9/30/2006  $    98,966  $    20,897  $    78,070     12/31/2005  $    94,543  $    19,406  $    75,138    12/31/2004
156        3/31/2006  $   556,976  $   154,683  $   402,293     12/31/2005  $   559,002  $   174,680  $   384,322    12/31/2004
157              N/A          N/A          N/A          N/A            N/A          N/A          N/A          N/A           N/A
158        7/30/2006  $   552,769  $   145,584  $   407,185     12/31/2005  $   583,579  $   154,904  $   428,675    12/31/2004
159              N/A          N/A          N/A          N/A            N/A          N/A          N/A          N/A           N/A
160        6/30/2006  $   667,205  $   434,531  $   232,674     12/31/2005  $   933,872  $   437,378  $   496,494    12/31/2004
161              N/A          N/A          N/A          N/A            N/A          N/A          N/A          N/A           N/A
162        5/31/2006  $   553,668  $   153,032  $   400,636     12/31/2005  $   514,018  $   178,216  $   335,802    12/31/2004
163        8/31/2006  $   542,450  $   183,123  $   359,327     12/31/2005  $   524,277  $   211,300  $   312,977    12/31/2004
164              N/A          N/A          N/A          N/A            N/A          N/A          N/A          N/A           N/A
165        6/30/2006  $ 1,356,753  $   855,428  $   501,325     12/31/2005  $ 1,245,075  $   805,694  $   439,381    12/31/2004
166              N/A          N/A          N/A          N/A            N/A          N/A          N/A          N/A           N/A
167              N/A          N/A          N/A          N/A            N/A          N/A          N/A          N/A           N/A
168              N/A          N/A          N/A          N/A            N/A          N/A          N/A          N/A           N/A
169        6/30/2006  $   630,401  $   153,031  $   477,370     12/31/2005  $   608,477  $   130,251  $   478,226    12/31/2004
170        9/30/2006  $   517,244  $   198,610  $   318,634     12/31/2005  $   506,544  $   220,386  $   286,158    12/31/2004
171              N/A          N/A          N/A          N/A            N/A          N/A          N/A          N/A           N/A
172        9/30/2006  $   327,386  $   161,575  $   165,811     12/31/2005          N/A          N/A          N/A           N/A
173        7/31/2006  $   619,284  $   194,424  $   424,860     12/31/2005  $   603,620  $   184,366  $   419,254    12/31/2004
174        7/31/2006  $   389,503  $    56,513  $   332,990     10/31/2005  $   356,246  $    53,785  $   302,461    10/31/2004
175        6/30/2006  $ 1,120,298  $   595,118  $   525,180     12/31/2005  $   813,471  $   452,665  $   360,806    12/31/2004
176        6/30/2006  $ 1,285,881  $   889,546  $   396,335     12/31/2005  $ 1,413,549  $   881,927  $   531,622    12/31/2004
177              N/A          N/A          N/A          N/A            N/A          N/A          N/A          N/A           N/A
178        5/31/2006  $ 1,746,451  $ 1,209,237  $   537,214     12/31/2005  $ 1,673,229  $ 1,189,851  $   483,378    12/31/2004
179        8/31/2006  $   520,899  $   109,520  $   411,379     12/31/2005  $   509,334  $   127,244  $   382,090    12/31/2004
180        5/31/2006  $ 1,582,292  $   837,080  $   745,212     12/31/2005  $ 1,194,140  $   698,956  $   495,184    12/31/2004
181              N/A          N/A          N/A          N/A            N/A          N/A          N/A          N/A           N/A
182        6/21/2006  $   486,472  $   208,322  $   278,150     12/31/2005          N/A          N/A          N/A           N/A
183        8/31/2006  $   568,423  $   257,732  $   310,691     12/31/2005  $   549,424  $   252,664  $   296,760    12/31/2004
184        6/20/2006          N/A          N/A          N/A            N/A          N/A          N/A          N/A           N/A
185        8/30/2006  $   528,194  $   121,092  $   407,102     12/31/2005  $   437,653  $   117,388  $   320,265    12/31/2004
186        6/30/2006  $   477,948  $    73,569  $   404,379     12/31/2005  $   406,192  $   102,008  $   304,184    12/31/2004
187        7/31/2006  $   489,795  $    93,715  $   396,080     12/31/2005  $   452,058  $    69,351  $   382,707    12/31/2004
188        7/31/2006  $   846,332  $   522,650  $   323,682     12/31/2005  $   865,717  $   485,128  $   380,589    12/31/2004
189        7/31/2006  $   390,901  $    75,824  $   315,077     12/31/2005  $   371,820  $    85,648  $   286,172    12/31/2004
190        4/30/2006  $   246,036  $    73,479  $   172,557     12/31/2005          N/A          N/A          N/A           N/A
191              N/A          N/A          N/A          N/A            N/A          N/A          N/A          N/A           N/A
192              N/A          N/A          N/A          N/A            N/A          N/A          N/A          N/A           N/A
193        5/31/2006  $   295,356  $    52,615  $   242,741     12/31/2005          N/A          N/A          N/A           N/A
194        9/30/2006  $   482,477  $    69,899  $   412,578     12/31/2005          N/A          N/A          N/A           N/A
195              N/A          N/A          N/A          N/A            N/A          N/A          N/A          N/A           N/A
196        7/31/2006  $   488,624  $   105,467  $   383,157     12/31/2005  $   413,063  $   112,886  $   300,177    12/31/2004
197       12/31/2006          N/A          N/A          N/A            N/A          N/A          N/A          N/A           N/A
198        8/31/2006  $   406,706  $    95,116  $   311,590     12/31/2005  $   401,416  $    86,346  $   315,070    12/31/2004
199        5/31/2006  $   548,834  $   330,946  $   217,888     12/31/2005  $   597,642  $   331,317  $   266,325    12/31/2004
200        6/30/2006  $   415,289  $    93,868  $   321,421     12/31/2005  $   406,311  $    99,605  $   306,706    12/31/2004
201              N/A          N/A          N/A          N/A            N/A          N/A          N/A          N/A           N/A
202              N/A          N/A          N/A          N/A            N/A          N/A          N/A          N/A           N/A
203              N/A          N/A          N/A          N/A            N/A          N/A          N/A          N/A           N/A
204       12/31/2005  $   350,560  $    76,662  $   273,898     12/31/2004  $   286,858  $    47,530  $   239,328    12/31/2003
205        5/31/2006  $ 1,179,638  $   708,470  $   471,168     12/31/2005  $ 1,328,587  $   753,518  $   575,069    12/31/2004
206              N/A          N/A          N/A          N/A            N/A          N/A          N/A          N/A           N/A
207        9/30/2006          N/A          N/A          N/A            N/A          N/A          N/A          N/A           N/A
208              N/A          N/A          N/A          N/A            N/A          N/A          N/A          N/A           N/A
209        8/31/2006  $   370,905  $   171,067  $   199,838     12/31/2005          N/A          N/A          N/A           N/A

  #     U/W EGI    U/W EXPENSES    U/W NOI
----  -----------  ------------  ------------
123   $ 2,233,560   $ 1,499,475  $    734,085
124   $ 1,652,460   $   922,185  $    730,275
125   $ 1,526,527   $   878,214  $    648,313
126   $   804,121   $   218,935  $    585,186
127   $   933,343   $   385,819  $    547,524
128   $   622,343   $   128,879  $    493,464
129   $   935,871   $   330,756  $    605,115
130   $   825,865   $   257,427  $    568,439
131   $   678,822   $   179,395  $    499,427
132   $   611,120   $   115,515  $    495,605
133   $   725,657   $   231,737  $    493,920
134   $   674,205   $   141,029  $    533,176
135   $   952,998   $   323,386  $    629,612
136   $ 1,675,174   $ 1,019,843  $    655,331
137   $   700,782   $   213,914  $    486,868
138   $   700,442   $   208,689  $    491,753
139   $ 1,281,249   $   657,900  $    623,349
140   $   815,817   $   248,967  $    566,849
141   $   785,042   $   288,017  $    497,025
142   $   537,409   $    92,591  $    444,818
143   $ 1,715,252   $ 1,090,155  $    625,097
144   $ 2,175,034   $ 1,329,327  $    845,707
145   $   628,003   $   188,903  $    439,100
146   $   642,794   $   212,889  $    429,905
147   $ 1,668,208   $ 1,063,648  $    604,560
148   $ 1,200,907   $   718,523  $    482,384
149   $   584,537   $   133,778  $    450,759
150   $   571,148   $   148,574  $    422,574
151   $   592,882   $   128,041  $    464,841
152   $   637,237   $   212,216  $    425,021
153   $   528,681   $   134,047  $    394,634
154   $   512,465   $   123,436  $    389,029
155a  $   472,431   $   123,972  $    348,459
155b  $   106,164   $    27,859  $     78,305
156   $   598,255   $   166,574  $    431,681
157   $   502,179   $   111,022  $    391,157
158   $   650,107   $   202,979  $    447,128
159   $   373,430   $    30,672  $    342,758
160   $   892,770   $   440,163  $    452,607
161   $   463,477   $    72,332  $    391,145
162   $   537,050   $   158,883  $    378,167
163   $   594,053   $   208,493  $    385,560
164   $   440,096   $    76,063  $    364,033
165   $ 1,438,665   $   911,579  $    527,086
166   $   490,661   $   103,589  $    387,072
167   $   817,528   $   403,219  $    414,309
168   $   493,542   $   126,276  $    367,266
169   $   705,761   $   194,459  $    511,302
170   $   571,069   $   217,091  $    353,978
171   $   391,683   $    51,677  $    340,006
172   $   538,761   $   162,315  $    376,446
173   $   763,907   $   237,192  $    526,715
174   $   425,415   $    91,715  $    333,700
175   $ 1,078,868   $   619,652  $    459,216
176   $ 1,338,861   $   878,633  $    460,228
177   $   615,660   $   289,465  $    326,195
178   $ 1,756,631   $ 1,229,082  $    527,549
179   $   577,697   $   158,270  $    419,427
180   $ 1,767,743   $ 1,032,897  $    734,846
181   $   418,903   $    85,050  $    333,853
182   $   680,146   $   300,751  $    379,395
183   $   654,164   $   241,810  $    412,354
184   $   448,150   $    83,709  $    364,441
185   $   522,338   $   129,051  $    393,287
186   $   503,667   $    85,980  $    417,687
187   $   532,471   $   167,081  $    365,390
188   $   880,995   $   520,783  $    360,212
189   $   515,211   $   141,423  $    373,788
190   $   427,161   $    92,952  $    334,209
191   $   366,379   $    63,262  $    303,117
192   $   361,397   $    52,899  $    308,498
193   $   422,556   $    87,340  $    335,216
194   $   559,746   $   117,190  $    442,556
195   $   438,092   $    95,480  $    342,612
196   $   455,674   $   109,033  $    346,641
197   $   441,606   $   127,853  $    313,753
198   $   456,550   $   109,109  $    347,441
199   $   633,359   $   283,310  $    350,049
200   $   409,499   $   103,593  $    305,906
201   $   365,027   $    82,171  $    282,856
202   $   351,370   $    59,744  $    291,626
203   $   349,802   $    67,501  $    282,301
204   $   481,066   $   153,193  $    327,873
205   $ 1,176,916   $   732,806  $    444,110
206   $   345,867   $    80,515  $    265,352
207   $   325,370   $    63,702  $    261,668
208   $   510,581   $   240,557  $    270,024
209   $   431,719   $   151,257  $    280,462

             HISTORICAL PERFORMANCE OF THE MORTGAGED REAL PROPERTIES

                                                                        CUT-OFF DATE          MOST          MOST          MOST
                LOAN                                                      PRINCIPAL          RECENT        RECENT        RECENT
  #   CROSSED  GROUP  PROPERTY NAME                                      BALANCE (1)           EGI        EXPENSES         NOI
----  -------  -----  -----------------------------------------------  --------------     ------------  ------------  ------------
210              2    Spencer Square Apartments                        $    2,792,460     $    719,290  $    420,646  $    298,644
211              1    Intech Commons Retail Center                     $    2,790,000     $    416,883  $    138,435  $    278,448
212              1    Holiday Inn Express Hotel & Suites Laurinburg    $    2,749,220     $  1,282,593  $    757,317  $    525,276
213              1    Pinnacle Park Shops                              $    2,747,500              N/A           N/A           N/A
214              1    Watkins Plaza                                    $    2,747,455     $    395,553  $     87,008  $    308,545
215              1    Camp Creek Shopping Center                       $    2,725,000              N/A           N/A           N/A
216              1    Albemarle Shops                                  $    2,714,846              N/A           N/A           N/A
217              1    Adams and Tabor Shopping Center 2                $    2,714,640     $    408,790  $    132,886  $    275,904
218              1    MeadowPointe Office Park                         $    2,700,000     $    378,564  $    118,849  $    259,715
219              2    Gramercy Park Townhomes                          $    2,700,000     $    410,104  $    166,968  $    243,136
220              1    Fairway Center                                   $    2,692,348              N/A           N/A           N/A
221              1    11969 Jefferson Avenue                           $    2,691,162              N/A           N/A           N/A
222              1    Pleasant Valley Plaza                            $    2,690,788     $    405,452  $     74,856  $    330,596
223              2    Mallard Park Apartments                          $    2,680,000     $    374,756  $    127,169  $    247,587
224              2    Greenbriar Apartments                            $    2,625,000     $    384,486  $     69,137  $    315,349
225              1    1st & Maple Office Building                      $    2,600,000     $    423,645  $    102,006  $    321,639
226              1    3032 Nostrand Avenue                             $    2,600,000     $    394,893  $    125,125  $    269,768
227              1    Arlington Shops                                  $    2,600,000              N/A           N/A           N/A
228              2    Wesleigh Run Apartments                          $    2,600,000     $    365,787  $    157,270  $    208,517
229              2    Summerwinds                                      $    2,597,650     $    420,871  $    160,275  $    260,596
230              1    CVS Fort Worth                                   $    2,557,373              N/A           N/A           N/A
231              2    College Oaks Apartments                          $    2,550,000     $    477,728  $    261,012  $    216,716
232              1    Preston Walk I                                   $    2,525,000              N/A           N/A           N/A
233              2    Sunshine Village Mobile Home Park                $    2,497,651     $    685,933  $    397,581  $    288,352
234              1    Lakeridge Shopping Center                        $    2,491,529     $    414,542  $    110,882  $    303,660
235              1    Shoppes of Ocala                                 $    2,475,000              N/A           N/A           N/A
236              1    Eden Gate Shops                                  $    2,428,830              N/A           N/A           N/A
237              1    JJ's Plaza                                       $    2,397,801     $    309,835  $     33,280  $    276,555
238              1    State Street Plaza                               $    2,350,000     $    333,530  $     86,500  $    247,030
239              1    Del Amo Metro                                    $    2,338,000              N/A           N/A           N/A
240              1    Dowlen St. Retail Center                         $    2,305,252     $    305,261  $     79,166  $    226,095
241              1    1310 Liberty Plaza                               $    2,297,933     $    329,138  $    118,335  $    210,803
242              1    Fairfield Inn Okemos                             $    2,296,807     $  1,155,568  $    811,199  $    344,369
243              2    Lafayette Gardens                                $    2,293,686     $    472,841  $    231,475  $    241,366
244              2    Fawndale Apartments                              $    2,260,940              N/A           N/A           N/A
245              1    Paseo Medical Center                             $    2,256,157     $    405,819  $    158,633  $    247,186
246              2    Country Village Apartments                       $    2,252,022     $    412,009  $    187,683  $    224,326
247              1    Camelback Retail 2                               $    2,250,000              N/A           N/A           N/A
248              1    Brandon Square                                   $    2,200,000     $    323,161  $     84,838  $    238,323
249              1    Lantern Square                                   $    2,196,022     $    328,078  $     93,423  $    234,655
250      F       1    Mason Office Showroom                            $    1,146,982     $    172,419  $     47,938  $    124,481
251      F       1    Beckett Showroom II                              $    1,047,245     $    156,803  $     36,499  $    120,304
252              2    Northside Garden Apartments                      $    2,192,146     $    630,604  $    288,034  $    342,570
253              2    Winding Creek Apartments                         $    2,168,914     $    329,475  $    113,158  $    216,317
254              1    Wards Corner Shops                               $    2,160,000     $    237,681  $     24,118  $    213,563
255              1    Woodsedge Plaza                                  $    2,150,000     $    330,034  $     98,372  $    231,662
256              1    3104 Edloe Office Building                       $    2,150,000     $    317,804  $    150,592  $    167,212
257              1    Brookhollow Atrium                               $    2,150,000     $    589,343  $    223,146  $    366,197
258              2    Gresham Court Apartments                         $    2,150,000     $    432,102  $    226,425  $    205,677
259              1    Holiday Inn Express Plymouth                     $    2,131,642     $  1,037,820  $    586,335  $    451,485
260              2    Plymouth Mobile Manor                            $    2,056,529     $    241,281  $    116,597  $    124,684
261              2    Brighton Apartments                              $    2,046,478     $    313,388  $    142,425  $    170,963
262              1    Jones Valley Station                             $    2,021,314     $    269,841  $     52,109  $    217,732
263              1    Willow Glen Shopping Center                      $    2,010,779     $    229,646  $    138,356  $     91,290
264              1    Lexington Retail Center                          $    1,996,668     $    345,404  $    114,273  $    231,131
265              1    Madisonville Plaza                               $    1,975,000     $    251,599  $     38,146  $    213,453
266              1    Ambulatory Care Center                           $    1,919,783     $    275,034  $     54,334  $    220,700
267              2    Ruby Mobile Home Park Portfolio                  $    1,900,000     $    266,808  $     70,782  $    196,026
268              2    Akron Student Housing Portfolio                  $    1,900,000     $    249,708  $     84,301  $    165,407
269              1    Village Commons IV                               $    1,900,000     $    173,665  $     26,353  $    147,312
270              1    Burdett Crossing                                 $    1,898,176     $    235,467  $     63,033  $    172,434
271a             2    Rustic Ridge Mobile Home Park                    $    1,048,961     $    341,164  $    182,766  $    158,398
271b             2    Carousel Court Mobile Home Park                  $      799,208     $    259,935  $    139,250  $    120,685
272              2    Hillcrest Apartments                             $    1,840,000     $    465,095  $    155,739  $    309,356
273              1    Greenwood Pointe Shoppes                         $    1,800,000     $    190,780  $     28,736  $    162,044
274              1    Morgan Road Station                              $    1,796,723     $    229,283  $     83,921  $    145,362
275              2    Plaza Alondra Apartments                         $    1,746,721     $    219,257  $     79,319  $    139,938
276              1    Northglen Village Shops                          $    1,740,261     $    194,524  $     60,092  $    134,432
277              1    Warrenton Office                                 $    1,708,298     $    360,922  $     88,107  $    272,815
278              1    Leeds Station                                    $    1,646,996     $    231,304  $     48,570  $    182,734
279              1    San Fernando Road Industrial                     $    1,625,000     $    173,664  $     41,600  $    132,064
280              1    McKinney Square Retail Strip                     $    1,624,000     $    215,345  $     42,538  $    172,807
281              1    Railway Plaza                                    $    1,600,000     $    208,084  $     96,694  $    111,390
282              2    Strawberry Hill Apartments                       $    1,545,826     $    533,593  $    342,798  $    190,795
283a             1    San Pedro Self Storage                           $      784,687     $    179,549  $     82,473  $     97,076
283b             1    Vance Jackson Self Storage                       $      747,321     $    171,000  $     78,546  $     92,454
284              1    Little Five Points Retail                        $    1,450,000     $    196,655  $     71,081  $    125,574
285              1    Fountain Center                                  $    1,410,000              N/A           N/A           N/A
286              2    Town Manor Apartments                            $    1,400,000     $    317,558  $    184,307  $    133,251
287              1    Greenhill Estates Mobile Home Park               $    1,398,633     $    262,781  $     89,198  $    173,583
288              1    Applebee's Ground Lease - Joliet, IL             $    1,300,000              N/A           N/A           N/A
289              1    Village Retail                                   $    1,294,647     $    270,865  $     61,294  $    209,571
290              1    Plaza at Flowery Branch                          $    1,198,861              N/A           N/A           N/A
291              1    197 Main Street                                  $    1,160,000     $    160,818  $     39,844  $    120,974
292              1    Crossview Plaza                                  $    1,148,860              N/A           N/A           N/A
293              1    Applebee's Ground Lease - Arlington Heights, IL  $    1,020,000              N/A           N/A           N/A
294              1    Mazzei Blair                                     $      995,164     $    157,756  $     37,076  $    120,680
295              1    1435 Upper Front Street                          $      990,000     $    135,543  $     18,328  $    117,215
296              1    Family Dollar Center                             $      974,144     $    107,371  $     22,843  $     84,528
297              1    34 East Main Street                              $      933,157     $    117,020  $     30,448  $     86,572
298              1    Lombardy Plaza                                   $      929,126     $    174,921  $     60,631  $    114,290
299              1    PNC Bank Cold Spring                             $      864,170              N/A           N/A           N/A

           MOST         2ND MOST     2ND MOST     2ND MOST     2ND MOST        3RD MOST    3RD MOST     3RD MOST      3RD MOST
          RECENT         RECENT       RECENT      RECENT        RECENT         RECENT       RECENT      RECENT         RECENT
  #   PERIOD ENDING       EGI        EXPENSES       NOI      PERIOD ENDING       EGI       EXPENSES       NOI      PERIOD ENDING
----  --------------  -----------  -----------  -----------  -------------  -----------  -----------  -----------  -------------
210        8/20/2006  $   657,933  $   430,422  $   227,511     12/31/2005  $   683,946  $   403,368  $   280,578    12/31/2004
211        9/30/2006  $   400,393  $   130,457  $   269,936     12/31/2005  $   388,116  $   124,892  $   263,224    12/31/2004
212        5/31/2006  $ 1,207,610  $   731,193  $   476,417     12/31/2005  $ 1,107,986  $   643,597  $   464,389    12/31/2004
213              N/A          N/A          N/A          N/A            N/A          N/A          N/A          N/A           N/A
214        7/31/2006  $   299,625  $    71,177  $   228,448     12/31/2005  $   258,752  $    74,238  $   184,514    12/31/2004
215              N/A          N/A          N/A          N/A            N/A          N/A          N/A          N/A           N/A
216              N/A          N/A          N/A          N/A            N/A          N/A          N/A          N/A           N/A
217        8/31/2006  $   432,593  $   155,676  $   276,917     12/31/2005  $   436,651  $   152,466  $   284,185    12/31/2004
218        6/30/2006  $   355,821  $   116,379  $   239,442     12/31/2005          N/A          N/A          N/A           N/A
219       10/31/2006  $   406,888  $   120,869  $   286,019     12/31/2005  $   392,092  $   116,499  $   275,593    12/31/2004
220              N/A          N/A          N/A          N/A            N/A          N/A          N/A          N/A           N/A
221              N/A          N/A          N/A          N/A            N/A          N/A          N/A          N/A           N/A
222        7/31/2006  $   402,497  $    94,140  $   308,357     12/31/2005  $   384,225  $    88,619  $   295,606    12/31/2004
223        9/30/2006  $   304,125  $   127,183  $   176,942     12/31/2005          N/A          N/A          N/A           N/A
224        9/30/2006  $   291,198  $    59,453  $   231,745     12/31/2005  $   193,927  $    39,361  $   154,566    12/31/2004
225        6/30/2006  $   419,325  $   102,955  $   316,370     12/31/2005  $   334,310  $    90,240  $   244,070    12/31/2004
226       12/31/2005  $   361,765  $   120,391  $   241,374     12/31/2004  $   395,972  $   129,090  $   266,882    12/31/2003
227              N/A          N/A          N/A          N/A            N/A          N/A          N/A          N/A           N/A
228        9/30/2006  $   300,471  $   146,680  $   153,791     12/31/2005          N/A          N/A          N/A           N/A
229        9/30/2006  $   381,810  $   189,652  $   192,158     12/31/2005  $   348,586  $   175,750  $   172,836    12/31/2004
230              N/A          N/A          N/A          N/A            N/A          N/A          N/A          N/A           N/A
231        6/30/2006  $   485,373  $   247,398  $   237,975     12/31/2005  $   438,373  $   254,488  $   183,885    12/31/2004
232              N/A          N/A          N/A          N/A            N/A          N/A          N/A          N/A           N/A
233        8/30/2006  $   637,202  $   393,718  $   243,484      9/30/2005  $   604,884  $   425,107  $   179,777     9/30/2004
234        9/30/2006  $   402,420  $   141,360  $   261,060     12/31/2005  $   381,973  $   152,469  $   229,504    12/31/2004
235              N/A          N/A          N/A          N/A            N/A          N/A          N/A          N/A           N/A
236              N/A          N/A          N/A          N/A            N/A          N/A          N/A          N/A           N/A
237        5/31/2006  $   310,834  $    31,580  $   279,254     12/31/2005  $   290,211  $    46,429  $   243,782    12/31/2004
238       12/31/2005  $   297,352  $    83,216  $   214,136     12/31/2004          N/A          N/A          N/A           N/A
239              N/A          N/A          N/A          N/A            N/A          N/A          N/A          N/A           N/A
240        5/31/2006  $   291,274  $    69,574  $   221,700     12/31/2005  $   352,526  $    80,362  $   272,164    12/31/2004
241        7/31/2006  $   312,737  $   106,508  $   206,229     12/31/2005  $   299,823  $   101,122  $   198,701    12/31/2004
242        6/30/2006  $ 1,140,605  $   801,764  $   338,841     12/31/2005  $ 1,143,107  $   802,931  $   340,176    12/31/2004
243       12/31/2005  $   475,249  $   228,926  $   246,323     12/31/2004          N/A          N/A          N/A           N/A
244              N/A          N/A          N/A          N/A            N/A          N/A          N/A          N/A           N/A
245       12/31/2005  $   438,155  $   171,262  $   266,893     12/31/2004  $   438,966  $   143,484  $   295,482    12/31/2003
246        5/31/2006  $   391,841  $   179,733  $   212,108     12/31/2005          N/A          N/A          N/A           N/A
247              N/A          N/A          N/A          N/A            N/A          N/A          N/A          N/A           N/A
248        5/25/2006  $   317,022  $    91,529  $   225,493     12/31/2005  $   306,303  $    79,359  $   226,944    12/31/2004
249        6/30/2006  $   334,385  $    97,829  $   236,556     12/31/2005  $   337,519  $   109,296  $   228,223    12/31/2004
250        7/31/2006  $   168,896  $    30,729  $   138,167     12/31/2005  $   144,051  $    26,776  $   117,275    12/31/2004
251        7/31/2006  $   158,049  $    31,208  $   126,841     12/31/2005  $   129,774  $    22,357  $   107,417    12/31/2004
252        5/31/2006  $   626,053  $   314,044  $   312,009     12/31/2005  $   576,609  $   281,828  $   294,781    12/31/2004
253        7/31/2006  $   340,277  $   109,957  $   230,320     12/31/2005  $   324,931  $   106,365  $   218,566    12/31/2004
254        5/31/2006  $   199,710  $    22,790  $   176,920     12/31/2005  $   219,542  $    20,849  $   198,693    12/31/2004
255        7/31/2006  $   216,402  $    56,228  $   160,174     12/31/2005          N/A          N/A          N/A           N/A
256        9/30/2006  $   301,972  $   160,400  $   141,572     12/31/2005          N/A          N/A          N/A           N/A
257        7/31/2006  $   572,345  $   319,321  $   253,024     12/31/2005  $   542,266  $   302,404  $   239,862    12/31/2004
258        5/30/2006  $   423,972  $   227,030  $   196,942     12/31/2005  $   443,569  $   231,303  $   212,266    12/31/2004
259        5/31/2006  $   981,236  $   547,115  $   434,121     12/31/2005  $ 1,035,716  $   542,867  $   492,849    12/31/2004
260        7/31/2006  $   317,578  $   154,209  $   163,369     12/31/2005  $   300,492  $   140,215  $   160,277    12/31/2004
261        6/30/2006  $   328,257  $   174,787  $   153,470     12/31/2005  $   331,392  $   117,691  $   213,701    12/31/2004
262        8/31/2006  $   263,498  $    48,827  $   214,671     12/31/2005          N/A          N/A          N/A           N/A
263        9/30/2006  $   242,803  $    73,580  $   169,223     12/31/2005  $   255,507  $    90,921  $   164,586    12/31/2004
264       12/31/2006          N/A          N/A          N/A            N/A          N/A          N/A          N/A           N/A
265        3/31/2006  $   240,739  $    37,754  $   202,985     12/31/2005  $   237,585  $    34,777  $   202,808    12/31/2004
266        6/30/2006  $   264,597  $    69,599  $   194,998     12/31/2005  $   275,287  $    68,140  $   207,147    12/31/2004
267        6/30/2006  $   267,910  $    96,005  $   171,905     12/31/2005  $   261,198  $   139,210  $   121,988    12/31/2004
268        5/31/2006  $   201,212  $    57,645  $   143,567      5/31/2005  $   160,567  $    58,133  $   102,434     5/31/2004
269        6/30/2006          N/A          N/A          N/A            N/A          N/A          N/A          N/A           N/A
270        9/30/2006  $   226,445  $    65,423  $   161,022     12/31/2005          N/A          N/A          N/A           N/A
271a       5/31/2006  $   327,483  $   171,911  $   155,572     12/31/2005  $   329,573  $   174,849  $   154,723    12/31/2004
271b       5/31/2006  $   249,510  $   130,979  $   118,531     12/31/2005  $   251,103  $   133,219  $   117,885    12/31/2004
272        8/31/2006  $   439,450  $   154,919  $   284,531     12/31/2005  $   423,284  $   154,419  $   268,865    12/31/2004
273        6/30/2006  $   194,903  $    23,965  $   170,938     12/31/2005          N/A          N/A          N/A           N/A
274        8/31/2006  $   247,197  $    64,565  $   182,632     12/31/2005  $   245,442  $    73,234  $   172,208    12/31/2004
275        8/31/2006          N/A          N/A          N/A            N/A          N/A          N/A          N/A           N/A
276        7/30/2006  $   143,908  $    56,374  $    87,534     12/31/2005          N/A          N/A          N/A           N/A
277        8/31/2006  $   359,386  $    88,854  $   270,532     12/31/2005  $   334,378  $    85,044  $   249,334    12/31/2004
278        8/31/2006  $   226,180  $    54,388  $   171,792     12/31/2005  $   223,420  $    39,758  $   183,662    12/31/2004
279        9/30/2006          N/A          N/A          N/A            N/A          N/A          N/A          N/A           N/A
280        7/31/2006  $   201,784  $    51,221  $   150,563     12/31/2005  $   205,229  $    52,102  $   153,127    12/31/2004
281        5/31/2006  $   205,180  $    58,485  $   146,695     12/31/2005          N/A          N/A          N/A           N/A
282        8/20/2006  $   506,179  $   356,102  $   150,077     12/31/2005  $   496,432  $   358,425  $   138,007    12/31/2004
283a       9/30/2006  $   169,527  $    76,426  $    93,102     12/31/2005  $   170,285  $    78,208  $    92,077    12/31/2004
283b       9/30/2006  $   161,455  $    72,786  $    88,668     12/31/2005  $   162,177  $    74,484  $    87,693    12/31/2004
284        9/30/2006  $   185,917  $    53,308  $   132,609     12/31/2005  $   173,572  $    55,411  $   118,161    12/31/2004
285              N/A          N/A          N/A          N/A            N/A          N/A          N/A          N/A           N/A
286        9/30/2006          N/A          N/A          N/A            N/A          N/A          N/A          N/A           N/A
287        7/30/2006  $   230,590  $    89,424  $   141,166     12/31/2005  $   203,926  $    81,715  $   122,211    12/31/2004
288              N/A          N/A          N/A          N/A            N/A          N/A          N/A          N/A           N/A
289        5/31/2006          N/A          N/A          N/A            N/A          N/A          N/A          N/A           N/A
290              N/A          N/A          N/A          N/A            N/A          N/A          N/A          N/A           N/A
291        6/30/2006  $   157,706  $    37,841  $   119,865     12/31/2005  $   184,390  $    35,508  $   148,882    12/31/2004
292              N/A          N/A          N/A          N/A            N/A          N/A          N/A          N/A           N/A
293              N/A          N/A          N/A          N/A            N/A          N/A          N/A          N/A           N/A
294       12/31/2005  $   106,410  $     7,579  $    98,831     12/31/2004          N/A          N/A          N/A           N/A
295        5/31/2006  $   102,376  $    21,227  $    81,149     12/31/2005          N/A          N/A          N/A           N/A
296        8/30/2006          N/A          N/A          N/A            N/A          N/A          N/A          N/A           N/A
297        9/30/2006  $   127,418  $    28,150  $    99,268     12/31/2005          N/A          N/A          N/A           N/A
298        8/30/2006  $   164,150  $    80,963  $    83,187     12/31/2005  $   159,087  $    71,525  $    87,562    12/31/2004
299              N/A          N/A          N/A          N/A            N/A          N/A          N/A          N/A           N/A

  #     U/W EGI    U/W EXPENSES    U/W NOI
----  -----------  ------------  ------------
210   $   704,278   $   421,384  $    282,894
211   $   403,130   $   127,502  $    275,628
212   $ 1,235,683   $   766,174  $    469,509
213   $   365,292   $    90,559  $    274,733
214   $   360,395   $    87,676  $    272,719
215   $   303,557   $    53,833  $    249,724
216   $   327,566   $    59,877  $    267,689
217   $   467,428   $   174,530  $    292,898
218   $   435,420   $   126,258  $    309,162
219   $   423,469   $   162,916  $    260,553
220   $   379,738   $   128,676  $    251,062
221   $   331,648   $    60,743  $    270,905
222   $   376,871   $    95,386  $    281,485
223   $   391,580   $   137,494  $    254,086
224   $   373,692   $   131,147  $    242,545
225   $   410,310   $   144,296  $    266,014
226   $   371,365   $   130,945  $    240,420
227   $   298,176   $    45,096  $    253,080
228   $   407,306   $   163,936  $    243,370
229   $   432,644   $   175,372  $    257,272
230   $   348,081   $   112,656  $    235,425
231   $   509,669   $   277,658  $    232,011
232   $   312,836   $    59,337  $    253,499
233   $   701,159   $   449,402  $    251,757
234   $   422,869   $   156,147  $    266,722
235   $   317,973   $    81,323  $    236,650
236   $   320,258   $    60,991  $    259,267
237   $   297,976   $    54,989  $    242,987
238   $   316,432   $    84,626  $    231,806
239   $   273,191   $    55,069  $    218,122
240   $   304,234   $    77,176  $    227,058
241   $   365,340   $   130,405  $    234,935
242   $ 1,155,587   $   808,896  $    346,691
243   $   497,884   $   256,364  $    241,520
244   $   684,374   $   438,383  $    245,991
245   $   441,854   $   151,697  $    290,157
246   $   405,700   $   186,158  $    219,542
247   $   258,182   $    46,798  $    211,384
248   $   316,141   $    92,818  $    223,323
249   $   338,096   $   104,986  $    233,110
250   $   166,842   $    47,500  $    119,342
251   $   142,087   $    32,907  $    109,180
252   $   634,021   $   380,703  $    253,318
253   $   329,470   $   120,748  $    208,722
254   $   234,028   $    36,682  $    197,346
255   $   307,215   $    96,704  $    210,511
256   $   386,807   $   159,064  $    227,743
257   $   585,585   $   323,143  $    262,442
258   $   432,621   $   228,977  $    203,644
259   $ 1,007,962   $   616,705  $    391,257
260   $   384,336   $   157,715  $    226,621
261   $   368,847   $   179,922  $    188,925
262   $   262,057   $    56,953  $    205,104
263   $   269,576   $    81,383  $    188,193
264   $   323,833   $   117,839  $    205,994
265   $   237,591   $    42,549  $    195,042
266   $   282,017   $    79,677  $    202,340
267   $   272,004   $    99,221  $    172,783
268   $   328,656   $   139,367  $    189,289
269   $   210,322   $    31,595  $    178,727
270   $   267,395   $    76,637  $    190,757
271a  $   349,687   $   206,230  $    143,457
271b  $   266,429   $   157,128  $    109,301
272   $   430,470   $   218,658  $    211,812
273   $   191,985   $    23,181  $    168,804
274   $   246,414   $    62,457  $    183,957
275   $   257,296   $    91,133  $    166,163
276   $   236,119   $    62,289  $    173,830
277   $   370,448   $   103,094  $    267,354
278   $   227,747   $    56,772  $    170,975
279   $   209,399   $    50,366  $    159,033
280   $   214,567   $    55,164  $    159,403
281   $   206,976   $    57,141  $    149,835
282   $   495,585   $   336,657  $    158,928
283a  $   192,376   $    93,955  $     98,421
283b  $   183,215   $    89,480  $     93,735
284   $   196,490   $    56,136  $    140,354
285   $   228,135   $    80,925  $    147,210
286   $   345,934   $   185,217  $    160,717
287   $   258,347   $   108,485  $    149,862
288   $   121,000   $     2,863  $    118,137
289   $   258,204   $    55,930  $    202,274
290   $   141,660   $    25,985  $    115,675
291   $   160,332   $    50,917  $    109,415
292   $   165,856   $    51,359  $    114,497
293   $    95,000   $     1,900  $     93,100
294   $   154,662   $    49,365  $    105,297
295   $   155,509   $    60,373  $     95,136
296   $   146,730   $    42,757  $    103,973
297   $   124,119   $    31,581  $     92,538
298   $   176,187   $    67,710  $    108,477
299   $    83,929   $     1,679  $     82,250

             HISTORICAL PERFORMANCE OF THE MORTGAGED REAL PROPERTIES

                                                                        CUT-OFF DATE          MOST          MOST          MOST
                LOAN                                                      PRINCIPAL          RECENT        RECENT        RECENT
  #   CROSSED  GROUP  PROPERTY NAME                                      BALANCE (1)           EGI        EXPENSES         NOI
----  -------  -----  -----------------------------------------------  --------------     ------------  ------------  ------------
300              1    Robbinsdale Retail Shop                          $      783,656     $    170,293  $     70,987  $     99,306
301              1    Springville Mobile Home Park                     $      747,993     $    179,072  $     55,335  $    123,737
302              1    Layton Market                                    $      639,023     $     83,468  $     18,047  $     65,421
303              1    1849 Kingwood Office Building                    $      500,000     $    221,316  $     69,492  $    151,824
304              1    98-20 Metropolitan Ave                           $      499,130     $    213,276  $     76,374  $    136,902
                                                                       --------------     ------------  ------------  ------------
TOTAL/WEIGHTED AVERAGE:                                                $3,429,773,367     $514,994,417  $240,675,361  $274,319,061
                                                                       ==============     ============  ============  ============
MAXIMUM:                                                               $  165,000,000     $ 69,372,166  $ 29,077,070  $ 40,295,096
MINIMUM:                                                               $      499,130     $     83,468  $         --  $    (57,132)

                              MOST         2ND MOST     2ND MOST     2ND MOST     2ND MOST       3RD MOST     3RD MOST     3RD MOST
                             RECENT         RECENT       RECENT      RECENT        RECENT         RECENT       RECENT      RECENT
  #                      PERIOD ENDING       EGI        EXPENSES       NOI      PERIOD ENDING       EGI       EXPENSES       NOI
----                     --------------  -----------  -----------  -----------  -------------  -----------  -----------  -----------
300                           7/31/2006  $   169,505  $    65,204  $   104,301     12/31/2005  $   146,988  $    73,799  $    73,189
301                           9/30/2006  $   159,859  $    50,561  $   109,298     12/31/2005  $   155,847  $    49,124  $   106,723
302                           7/31/2006  $    45,011  $    11,619  $    33,392     12/31/2005          N/A          N/A          N/A
303                           7/31/2006  $   221,316  $    80,492  $   140,824     12/31/2005          N/A          N/A          N/A
304                           7/30/2006  $   190,440  $    84,970  $   105,470     12/31/2005  $   182,484  $    67,139  $   115,345

TOTAL/WEIGHTED AVERAGE:

MAXIMUM:
MINIMUM:

                            3RD MOST
                             RECENT
  #                      PERIOD ENDING    U/W EGI    U/W EXPENSES    U/W NOI
----                     -------------  -----------  ------------  ------------
300                        12/31/2004    $160,166       $71,841    $     88,325
301                        12/31/2004    $177,888       $57,432    $    120,456
302                               N/A    $ 83,490       $18,069    $     65,421
303                               N/A    $218,963       $85,841    $    133,122
304                        12/31/2004    $203,367       $93,230    $    110,137
                                                                   ------------
TOTAL/WEIGHTED AVERAGE:                                            $384,767,827
                                                                   ============
MAXIMUM:                                                           $ 55,169,921
MINIMUM:                                                           $     65,421

(A) THE UNDERLYING MORTGAGE LOANS SECURED BY WEST COVINA VILLAGE COMMUNITY SHOPPING CENTER AND WELLS FARGO BANK TOWER ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.

(B) THE UNDERLYING MORTGAGE LOANS SECURED BY MIRA MESA MARKETPLACE WEST AND MIRA MESA MARKETPLACE EAST ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.

(C) THE UNDERLYING MORTGAGE LOANS SECURED BY NP NORTH PARK CROSSING, NP REGAL CINEMA AND NP SHERWOOD LANDING & OUTBACK STEAKHOUSE ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.

(D) THE UNDERLYING MORTGAGE LOANS SECURED BY CONCOURSE 100 AND CONCOURSE 800 ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.

     ANY TIME AFTER SEPTEMBER 25, 2009, BORROWER SHALL BE ENTITLED TO CAUSE THE LOANS TO BE UNCROSSED. UNCROSSING SHALL NOT OCCUR I) DURING THE LAST 12 MONTHS OF THE TERM, II) LTV *= 75% AND III) DSCR **=1.25x.

(E) THE UNDERLYING MORTGAGE LOANS SECURED BY SAFELAND STORAGE I AND SAFELAND STORAGE II ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.

(F) THE UNDERLYING MORTGAGE LOANS SECURED BY BECKETT SHOWROOM II AND MASON OFFICE SHOWROOM ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.

(1)  BASED ON A CUT-OFF DATE IN DECEMBER 2006.

(2) THE BABCOCK & BROWN FX4 TOTAL LOAN IS EVIDENCED BY A $193,864,853 MILLION MORTGAGE LOAN, WHICH WILL BE AN ASSET OF THE ISSUING ENTITY AND A $15,873,498 MILLION SUBORDINATE MEZZANINE LOAN.

     THE MEZZANINE LOANS ARE SECURED BY A PLEDGE OF OWNERSHIP INTEREST IN THE BORROWER, HAVE STANDARD LENDER PROTECTION AND ARE SUBJECT TO STANDARD INTERCREDITOR AGREEMENTS. ALL CALCULATIONS ARE BASED ON THE $193,864,853 MILLION MORTGAGE LOAN.

(3) THE QUEENS MF PORTFOLIO TOTAL LOAN IS EVIDENCED BY A $192 MILLION MORTGAGE LOAN, WHICH WILL BE AN ASSET OF THE ISSUING ENTITY AND A $58 MILLION SUBORDINATE MEZZANINE LOAN.

     THE MEZZANINE LOANS ARE SECURED BY A PLEDGE OF OWNERSHIP INTEREST IN THE BORROWER, HAVE STANDARD LENDER PROTECTION AND ARE SUBJECT TO STANDARD INTERCREDITOR AGREEMENTS. ALL CALCULATIONS ARE BASED ON THE $192 MILLION MORTGAGE LOAN.

(4) THE 280 PARK AVENUE TOTAL LOAN IS EVIDENCED BY A $440 MILLION MORTGAGE LOAN AND A $670 MILLION SUBORDINATE MEZZANINE LOAN. $140 MILLION OF THE MORTGAGE LOAN WILL BE AN ASSET OF THE ISSUING ENTITY.

     THE REMAINING $300 MILLION PARI-PASSU PORTION OF THE MORTGAGE LOAN HAS BEEN SECURITIZED IN THE CSMC 2006-C4 TRANSACTION AND HAS DIRECTING CERTIFICATEHOLDER RIGHTS.

     THE MEZZANINE LOAN IS SECURED BY A PLEDGE OF OWNERSHIP INTEREST IN THE BORROWER, HAS STANDARD LENDER PROTECTION AND IS SUBJECT TO STANDARD INTERCREDITOR AGREEMENTS. ALL CALCULATIONS ARE BASED ON THE $440 MILLION MORTGAGE LOAN.

(5) THE W - UNION SQUARE TOTAL LOAN IS EVIDENCED BY A $115 MILLION MORTGAGE LOAN, WHICH WILL BE AN ASSET OF THE ISSUING ENTITY, AND A SUBORDINATE MEZZANINE LOAN IN THE AMOUNT OF $117 MILLION.

     THE MEZZANINE LOAN IS SECURED BY A PLEDGE OF OWNERSHIP INTEREST IN THE BORROWER, HAS STANDARD LENDER PROTECTION AND IS SUBJECT TO STANDARD INTERCREDITOR AGREEMENTS. ALL CALCULATIONS ARE BASED ON THE $115 MILLION MORTGAGE LOAN.

(6) THE WATERFRONT PLAZA TOTAL LOAN IS EVIDENCED BY A $100 MILLION MORTGAGE LOAN, WHICH WILL BE AN ASSET OF THE ISSUING ENTITY, AND AN $11 MILLION SUBORDINATE MEZZANINE LOAN.

     THE MEZZANINE LOAN IS SECURED BY A PLEDGE OF OWNERSHIP INTEREST IN THE BORROWER, HAS STANDARD LENDER PROTECTION AND IS SUBJECT TO STANDARD INTERCREDITOR AGREEMENTS. ALL CALCULATIONS ARE BASED ON THE $100 MILLION MORTGAGE LOAN.

(7) THE BEST WESTERN PRESIDENT TOTAL LOAN IS EVIDENCED BY AN $80 MILLION MORTGAGE LOAN, WHICH WILL BE AN ASSET OF THE ISSUING ENTITY AND A $15 MILLION SUBORDINATE MEZZANINE LOAN.

     THE MEZZANINE LOAN IS SECURED BY A PLEDGE OF OWNERSHIP INTEREST IN THE BORROWER, HAS STANDARD LENDER PROTECTION AND IS SUBJECT TO STANDARD INTERCREDITOR AGREEMENTS. ALL CALCULATIONS ARE BASED ON THE $80 MILLION MORTGAGE LOAN.

(8) THE 148-154 COLUMBUS AVENUE TOTAL LOAN IS EVIDENCED BY AN A-NOTE IN THE AMOUNT OF $26 MILLION AND A SUBORDINATE MEZZANINE LOAN IN THE AMOUNT OF $7.5 MILLION.

     THE A-NOTE WILL BE AN ASSET OF THE ISSUING ENTITY. THE SUBORDINATE MEZZANINE LOAN IS SECURED BY A PLEDGE OF OWNERSHIP INTEREST IN THE BORROWER SUBJECT TO STANDARD LENDER PROTECTION AND STANDARD INTERCREDITOR AGREEMENTS.

                 ENGINEERING, TI/LC, TAX AND INSURANCE RESERVES

                                                                                    CONTRACTUAL
                                                                      ENGINEERING    RECURRING
               LOAN                                                    RESERVE AT   REPLACEMENT
  #  CROSSED  GROUP  LOAN NAME                                        ORIGINATION  RESERVE/FF&E
---  -------  -----  -----------------------------------------------  -----------  ------------
  1             2    Babcock & Brown FX 4                             $   164,410         N/A
  2             2    Queens Multifamily Portfolio                     $12,000,000    $531,000
  3             1    720 Fifth Avenue                                         N/A    $ 26,958
  4             1    HGSI Headquarters                                        N/A         N/A
  5             1    280 Park Avenue                                  $    66,750    $241,361
  6             1    W New York - Union Square                        $ 3,337,134           4%
  7             1    Waterfront Plaza                                         N/A    $ 77,237
  8     A       1    West Covina Village Community Shopping Center    $   125,288    $ 34,399
  9     A       1    Wells Fargo Bank Tower                           $    44,451    $ 42,908
 10             1    Best Western President                           $    52,688           4%
 11     B       1    Mira Mesa Marketplace West                               N/A         N/A
 12     B       1    Mira Mesa Marketplace East                               N/A         N/A
 13             1    Roger Williams                                           N/A           4%
 14             1    Sandhill Phase I                                         N/A         N/A
 15             1    Space Park                                               N/A    $ 15,924
 16             1    Parker Corporate Center                          $    25,850    $ 69,744
 17     C       1    NP North Park Crossing                                   N/A    $ 30,185
 18     C       1    NP Regal Cinema                                          N/A    $  7,532
 19     C       1    NP Sherwood Landing & Outback Steakhouse                 N/A    $  2,098
 20             1    Verio Building                                   $     2,179    $ 26,150
 21             1    North Ranch Mall                                         N/A         N/A
 22             1    Commons at Sugarhouse                                    N/A         N/A
 23             1    Somerset Square                                  $    75,000    $  9,073
 24             1    360 - 386 Fordham Rd                                     N/A    $  6,479
 25             1    Torrey Highlands Village Center                          N/A         N/A
 26             1    Fairway Vista                                            N/A         N/A
 27             1    Hotel Andra                                              N/A           4%
 28             1    148-154 Columbus Avenue                          $ 2,400,000         N/A
 29             1    7025 Scottsdale                                          N/A    $ 13,668
 30             2    Caribbean Isle Apartments                                N/A    $ 75,204
 31             2    Seven Oaks Apartments                                    N/A    $ 61,600
 32             1    The Waters Building                              $    26,670    $ 50,580
 33             2    Legacy at Friendly Manor                                 N/A         N/A
 34             1    The Mansfield Hotel                              $    33,212           4%
 35             1    Mat-Su Regional Medical Plaza                            N/A    $ 12,324
 36             2    Canyon Oaks Apartments                           $ 1,381,463    $140,500
 37             1    Haggar Corporate Headquarters                            N/A         N/A
 38             1    First Hill Medical Building                              N/A         N/A
 39             1    Jeronimo Center                                  $     7,750    $ 17,897
 40             2    Canebrake Apartments                             $     4,437         N/A
 41             1    Union Hills Square                                       N/A         N/A
 42     D       1    Concourse 100                                            N/A         N/A
 43     D       1    Concourse 800                                    $    12,500         N/A
 44             1    Akers Center                                     $   130,490    $ 38,250
 45             1    Parkway Plaza                                            N/A    $ 11,927
 46             1    400 West 14th Street                             $     8,975         N/A
 47             1    Chidlaw Industrial WH (Refi)                     $   127,187    $ 41,726
 48             1    McClintock Fountains                                     N/A    $ 20,517
 49             1    Summit Center Marketplace                                N/A         N/A
 50             2    Burwick Farms Apartment Homes                            N/A    $ 59,400
 51             1    Lake Point Business Center                       $     2,812    $ 13,416
 52             1    Avalon Park Town Center Phase II                         N/A         N/A
 53             1    Harvest Plaza                                            N/A    $ 10,338
 54             2    Woodbridge Villas Apartments                             N/A    $ 44,400
 55             2    Legacy Apartments                                $    29,375    $ 48,800
 56             2    Smoketree Apartments                                     N/A    $ 65,580
 57             2    MacArthur Park Apartments                        $   190,000    $ 62,100

         U/W
      RECURRING      LC & TI    CONTRACTUAL                  TAX &
     REPLACEMENT    RESERVE AT   RECURRING       U/W       INSURANCE
 #   RESERVE/FF&E  ORIGINATION    LC & TI      LC & TI      ESCROWS
---  ------------  -----------  -----------  -----------  ----------
  1   $495,800             N/A          N/A          N/A      Both
  2        N/A             N/A          N/A          N/A      Both
  3   $ 26,988             N/A   $  125,000   $   93,696      Both
  4   $ 95,259             N/A          N/A   $1,472,172      None
  5   $241,361     $30,100,502   $1,206,807   $1,204,313      Both
  6          4%            N/A          N/A          N/A      Both
  7   $ 99,120     $ 1,000,000          N/A   $  526,977      Both
  8   $ 34,399     $   195,860   $  229,324   $   82,152      Both
  9   $ 43,038     $    30,040   $  215,189   $  152,970      Both
 10          4%            N/A          N/A          N/A      Both
 11   $ 35,812             N/A          N/A   $   50,366      None
 12   $ 37,359             N/A          N/A   $  185,348      None
 13          4%            N/A          N/A          N/A      Both
 14   $ 44,243             N/A          N/A   $  201,465      None
 15   $ 15,924             N/A          N/A   $  692,109      Both
 16   $ 69,744             N/A          N/A   $  412,220      Both
 17   $ 30,185             N/A   $   75,813   $   79,115      Both
 18   $  7,532             N/A   $   18,919   $   30,651      Both
 19   $  2,094             N/A   $    5,269   $   13,124      Both
 20   $ 26,150             N/A          N/A   $  169,649      Both
 21   $ 27,762             N/A          N/A   $  144,271      None
 22   $ 28,700     $   500,000          N/A   $  169,333      Both
 23   $ 17,012     $   206,100   $   28,353   $  120,236      Both
 24   $  5,517             N/A   $   11,620   $   91,717      Both
 25   $ 13,499             N/A          N/A   $   57,031      None
 26   $ 50,000             N/A          N/A          N/A       Tax
 27          4%            N/A          N/A          N/A      Both
 28   $ 12,050             N/A          N/A   $   42,151      Both
 29   $ 13,672     $    22,000   $   86,592   $   92,729      Both
 30   $ 75,200             N/A          N/A          N/A      Both
 31   $ 61,600             N/A          N/A          N/A      Both
 32   $ 42,925     $   300,000   $  249,996   $  253,475      Both
 33   $ 77,000             N/A          N/A          N/A      Both
 34          4%            N/A          N/A          N/A      Both
 35   $  9,247             N/A          N/A   $  134,265      Both
 36   $140,500             N/A          N/A          N/A      Both
 37   $ 36,101             N/A   $  182,119   $   89,676      None
 38   $ 17,656     $     5,000          N/A   $   94,864      Both
 39   $ 17,897             N/A   $   70,200   $   66,772      None
 40   $ 40,000             N/A          N/A          N/A      Both
 41   $  7,836             N/A          N/A   $   68,576      Both
 42   $ 25,119             N/A   $   50,000   $  155,359      Both
 43   $  9,171             N/A          N/A   $   59,057      Both
 44   $ 38,253             N/A          N/A   $  100,389       Tax
 45   $ 11,927             N/A   $   24,512   $   30,097      Both
 46   $  6,600             N/A          N/A   $    6,797      None
 47   $ 55,635     $   500,000   $  160,000   $  164,177      Both
 48   $ 20,400             N/A   $   80,000   $  100,598      Both
 49   $ 10,920             N/A          N/A   $   63,118      Both
 50   $ 66,000             N/A          N/A          N/A      Both
 51   $ 20,158             N/A   $   45,000   $  121,386      Both
 52   $ 25,764     $   906,425   $   12,000   $   39,753      Both
 53   $ 13,719             N/A   $   36,000   $   56,279      Both
 54   $ 55,500             N/A          N/A          N/A      Both
 55   $ 61,000             N/A          N/A          N/A      Both
 56   $ 70,000             N/A          N/A          N/A      Both
 57   $ 69,000             N/A          N/A          N/A      Both

                 ENGINEERING, TI/LC, TAX AND INSURANCE RESERVES

                                                                                    CONTRACTUAL
                                                                      ENGINEERING    RECURRING
               LOAN                                                    RESERVE AT   REPLACEMENT
  #  CROSSED  GROUP  LOAN NAME                                        ORIGINATION  RESERVE/FF&E
---  -------  -----  -----------------------------------------------  -----------  ------------
 58             1    Jefferson Park Properties Office                         N/A         N/A
 59             1    Gateway Plaza                                            N/A         N/A
 60             1    Shoppes of Olney                                         N/A    $  3,435
 61             1    209 West Jackson                                         N/A         N/A
 62             1    Sprouts Center Mesa                                      N/A    $  5,556
 63             1    Comfort Inn & Suites Chicago                     $     3,750           4%
 64             1    163-18 Jamaica Avenue                                    N/A    $ 13,780
 65             1    Country Inn & Suites Denver                              N/A           4%
 66             1    2500 West Bradley                                        N/A    $ 30,000
 67             1    Kennestone Physicians Center Phase II                    N/A         N/A
 68             1    Garrett Corporate Center                                 N/A         N/A
 69             2    Catalina Mission Apartments                      $    12,375    $ 84,000
 70             1    Publix Market Square Haile Village                       N/A         N/A
 71             2    Sunbreeze Apartments                             $   125,000    $ 52,000
 72             1    Royal Bank Complex                                       N/A         N/A
 73             1    Roswell Summit                                           N/A    $ 12,720
 74             1    Hilton Garden Inn Plymouth                       $    15,399           4%
 75             1    Duke University Health Systems, Inc.--OPS                N/A         N/A
 76             1    Hilton Garden Inn Columbus/Polaris                       N/A           4%
 77             1    Brentwood Retail Center                                  N/A         N/A
 78             1    Holiday Inn Express - Long Island City           $    46,625           4%
 79             1    Beacon Ridge Tower                                       N/A         N/A
 80             1    Holiday Inn Select Dallas                        $     9,375           4%
 81             2    Gardens of Canal Park Apartments                         N/A    $ 58,000
 82             2    Observation Point Apartments                     $   100,000    $100,008
 83             1    Heald Business College                                   N/A         N/A
 84             1    Southgate Business Center I                              N/A         N/A
 85             1    Palladium at Deep River                                  N/A         N/A
 86             1    Duke University Health Systems, Inc.                     N/A         N/A
 87             2    Brandon Walk Apartments                          $   210,000    $ 43,650
 88             1    Best Western Mill River Manor                    $    13,250           4%
 89             2    Heartland Ridge Apartments                       $     9,470    $ 43,200
 90     E       1    Safeland Storage I                               $     3,938    $ 13,070
 91     E       1    Safeland Storage II                                      N/A         N/A
 92             2    Woodcrest Apartments                             $    22,969    $ 56,000
 93             1    The Promenade at Jones Bridge                            N/A    $  3,840
 94             1    Staybridge Suites Chattanooga                            N/A           4%
 95             1    Market Place & Pointe South                              N/A    $ 13,008
 96             2    Towne Oaks Apartments (PARENT)                           N/A    $ 60,000
 97             1    Commerce Plaza I                                         N/A    $ 12,600
 98             1    Satyr Hill Shopping Center                               N/A    $  6,386
 99             1    Sprouts Center Glendale                                  N/A    $  6,125
100             2    Las Brisas Apartments                            $    11,875    $ 63,250
101             1    6400 Powers Ferry Landing                                N/A    $  8,100
102             2    The Cottages on Elm                                      N/A         N/A
103             1    Destination Ramon                                        N/A         N/A
104             1    Grocery Outlet Portfolio                                 N/A    $ 15,048
105             2    Arbors of Perrysburg                                     N/A    $ 22,800
106             1    360 White Plains - Parent                        $     1,375    $ 15,508
107             1    Lincoln Plaza                                    $   132,129    $ 47,718
108             1    North 41 Plaza                                   $    28,750         N/A
109             1    Holiday Inn Express Brandon                              N/A           0%
110             1    Dublin Village                                   $    11,250         N/A
111             2    Shady Oaks Apartments                            $    17,750    $ 59,500
112             1    Hillside Center                                          N/A         N/A
113             1    Holiday Inn Express Austin                               N/A           4%
114             1    Holiday Inn Express Easton                               N/A           4%
115             2    507, 515, 517 West 171st Street                  $    31,250    $ 20,000
116             1    Park Avenue Plaza                                        N/A         N/A
117             1    Country Inn & Suites Mankato                     $    11,250           4%
118             2    Brookstone Apartments                            $    19,688    $ 44,800

         U/W
      RECURRING      LC & TI    CONTRACTUAL                  TAX &
     REPLACEMENT    RESERVE AT   RECURRING       U/W       INSURANCE
 #   RESERVE/FF&E  ORIGINATION    LC & TI      LC & TI      ESCROWS
---  ------------  -----------  -----------  -----------  ----------
 58   $ 35,810             N/A          N/A   $  316,760       Tax
 59   $ 16,277             N/A   $   24,000   $  108,172      Both
 60   $  5,153             N/A          N/A   $   25,442      Both
 61   $ 28,599     $   447,315          N/A   $  147,232      Both
 62   $  8,337             N/A   $   25,563   $   30,106      None
 63          4%            N/A          N/A          N/A      Both
 64   $ 13,780     $   150,000   $   76,305   $   77,266      Both
 65          4%            N/A          N/A          N/A      Both
 66   $ 69,600             N/A   $  102,000   $  160,753      Both
 67   $ 10,059             N/A          N/A   $   62,957      Both
 68   $  8,269             N/A          N/A   $   66,258       Tax
 69   $ 70,896             N/A          N/A          N/A      Both
 70   $  7,101     $   401,509          N/A   $   35,716      Both
 71   $ 52,000             N/A          N/A          N/A      Both
 72   $  8,239             N/A          N/A   $   15,537      None
 73   $ 18,824             N/A   $   60,000   $  100,430      Both
 74          4%            N/A          N/A          N/A      Both
 75   $  6,081             N/A          N/A   $   32,711      None
 76          4%            N/A          N/A          N/A      Both
 77   $  1,585             N/A   $   10,477   $   15,765      None
 78          4%            N/A          N/A          N/A      Both
 79   $ 30,603             N/A   $   50,000   $  117,895      Both
 80          4%            N/A          N/A          N/A      Both
 81   $ 58,000             N/A          N/A          N/A      Both
 82   $100,000             N/A          N/A          N/A      Both
 83   $ 11,602             N/A   $   95,000   $   59,906      None
 84   $ 11,800     $    80,000   $   24,000   $   60,995      Both
 85   $  8,250             N/A          N/A   $   46,079      Both
 86   $  6,150             N/A          N/A   $   31,368      None
 87   $ 38,800             N/A          N/A          N/A      Both
 88          4%            N/A          N/A          N/A      Both
 89   $ 43,200             N/A          N/A          N/A      Both
 90   $ 13,070             N/A          N/A          N/A      Both
 91   $  9,276             N/A          N/A          N/A      Both
 92   $ 56,000             N/A          N/A          N/A      Both
 93   $  5,747             N/A   $   38,340   $   35,911      Both
 94          4%            N/A          N/A          N/A      Both
 95   $ 19,500             N/A          N/A   $   40,088      Both
 96   $ 60,000             N/A          N/A          N/A      Both
 97   $ 16,983             N/A          N/A   $   78,521      Both
 98   $  7,983             N/A   $   53,219   $   47,269      Both
 99   $  6,125             N/A   $   61,254   $   26,602      Both
100   $ 63,250             N/A          N/A          N/A      Both
101   $ 12,169             N/A   $   30,000   $   44,456      Both
102   $ 69,000             N/A          N/A          N/A      Both
103   $ 40,432             N/A          N/A   $   16,649      Both
104   $ 14,840             N/A          N/A   $   21,308      Both
105   $ 28,500             N/A          N/A          N/A      Both
106   $ 15,509             N/A   $    8,000   $   42,321      Both
107   $ 47,818             N/A          N/A   $   86,044      Both
108   $ 23,443             N/A          N/A   $   56,351      None
109          4%            N/A          N/A          N/A       Tax
110   $  9,854             N/A          N/A   $   17,212      None
111   $ 59,500             N/A          N/A          N/A      Both
112   $ 13,769             N/A          N/A   $   29,087      Both
113          4%            N/A          N/A          N/A      Both
114          4%            N/A          N/A          N/A      Both
115   $ 20,000             N/A          N/A          N/A      Both
116   $  3,594             N/A   $   20,000   $   35,943      Both
117          4%            N/A          N/A          N/A      Both
118   $ 56,000             N/A          N/A          N/A      Both

                 ENGINEERING, TI/LC, TAX AND INSURANCE RESERVES

                                                                                    CONTRACTUAL
                                                                      ENGINEERING    RECURRING
               LOAN                                                    RESERVE AT   REPLACEMENT
 #   CROSSED  GROUP  LOAN NAME                                        ORIGINATION  RESERVE/FF&E
---  -------  -----  -----------------------------------------------  -----------  ------------
119             1    Weeks-Lerman Building                                    N/A         N/A
120             2    Lakeside Apartments                              $    37,500         N/A
121             1    NorthPark Villa                                          N/A    $ 14,400
122             1    Solana Beach Baking Company                              N/A    $  6,104
123             1    Courtyard by Marriott Layton                     $   350,000           2% (1)
124             1    Holiday Inn Express Frackville                           N/A           4%
125             2    Westwood Fountains Apartments                    $   137,344    $ 73,250
126             1    Irwin Union Bank                                         N/A         N/A
127             1    Americana Park Mobile Home Park                          N/A         N/A
128             1    Poole's Corner                                           N/A         N/A
129             1    Sportsman's Warehouse & Shops                            N/A         N/A
130             1    Shelby Park                                      $   126,088    $ 13,830
131             1    Academy Sports                                           N/A    $ 11,064
132             1    Cortez West Shopping Center                              N/A         N/A
133             1    Marketplace North II                                     N/A         N/A
134             1    Tower Station                                            N/A         N/A
135             1    Discount Drug Mart Plaza                                 N/A         N/A
136             1    Fairfield Inn & Suites Muskegon Norton Shores            N/A           4%
137             1    Summerfield Shopping Center                      $     3,125         N/A
138             2    150 West 140th Street                                    N/A    $ 14,750
139             2    Ashton Park                                      $   103,750    $ 55,280
140             1    Plaza on Main Shopping Center                            N/A    $ 18,804
141             1    Dorsey Business Center III                               N/A         N/A
142             1    Preston Walk II                                          N/A    $  2,760
143             1    Holiday Inn Express Centerville                          N/A           4%
144             1    Holiday Inn Express St. Joseph, MI               $   300,000           0%
145             2    Brookside Apartments                                     N/A    $ 18,000
146             1    The Concourse                                            N/A    $  5,765
147             1    Hampton Inn Muskegon                             $     5,549           4%
148             2    Melrose Manor                                            N/A    $ 65,000
149             1    Bazaar 280 Retail Center                                 N/A    $  4,560
150             1    Trinity Commons                                  $       625         N/A
151             1    Orlando North Service Center                             N/A         N/A
152             2    Hidden Acres Apts Phase II                               N/A    $ 13,600
153             1    Southport Plaza                                          N/A    $  3,324
154             1    Hobby Lobby                                              N/A    $  5,496
155             1    Johnson's Mobile Home Park & Marshwood Estates   $    36,550         N/A
156             1    Poplar Hill Medical Center                       $    17,413         N/A
157             1    Shoppes at 521                                           N/A         N/A
158             1    15477 Ventura                                    $    27,578    $  3,845
159             1    96th & Madison                                           N/A         N/A
160             1    Ford City Office Plaza                           $     1,000    $  6,000
161             1    Bradford Crossing                                        N/A         N/A
162             1    Country Club Marketplace                                 N/A    $  4,405
163             1    115 Park Street                                  $    28,750    $  3,612
164             1    Towne Crest Village                                      N/A    $  1,980
165             1    TownePlace Suites East Lansing                           N/A           4%
166             1    Ridgeview Marketplace                                    N/A    $  3,203
167             2    Chambers Ridge Apartments                        $   222,738    $ 26,112
168             1    Shops at West Pointe                                     N/A    $  1,836
169             1    Sheldon Plaza Shopping Center                            N/A    $  8,175
170             2    Kennedy's Landing                                        N/A    $ 12,000
171             1    Walgreens Festus                                         N/A         N/A
172             1    Four Gateway Plaza                                       N/A    $  2,100
173             1    Shannon Square                                           N/A         N/A
174             1    Claim Jumper at Deer Valley Towne Center                 N/A    $  1,293
175             1    Hampton Inn Hinesville                           $    32,500           4%
176             1    Hampton Inn Sumter                                       N/A           4%
177             1    StarKey Self Storage                                     N/A    $ 25,699
178             1    Hampton Inn Johnson City                                 N/A           0%
179             2    Mobile Home Terrace                                      N/A         N/A

         U/W
      RECURRING      LC & TI    CONTRACTUAL                  TAX &
     REPLACEMENT    RESERVE AT   RECURRING       U/W       INSURANCE
 #   RESERVE/FF&E  ORIGINATION    LC & TI      LC & TI      ESCROWS
---  ------------  -----------  -----------  -----------  ----------
119   $ 10,032             N/A          N/A   $   22,524       Tax
120   $ 37,500             N/A          N/A          N/A      Both
121   $ 10,537     $    13,049          N/A          N/A      Both
122   $  6,104             N/A          N/A   $   29,006      Both
123          4%            N/A          N/A          N/A      Both
124          4%            N/A          N/A          N/A      Both
125   $ 73,250             N/A          N/A          N/A      Both
126   $  3,267     $   475,000          N/A   $   22,268      Both
127   $ 14,950             N/A          N/A          N/A      None
128   $  3,537             N/A          N/A   $   16,121      None
129   $  7,836             N/A          N/A   $   33,594      Both
130   $ 13,829     $     2,778   $    2,778   $   52,797      Both
131   $  7,936             N/A          N/A   $   27,696      None
132   $  1,628             N/A   $   11,765   $   11,765      Both
133   $  7,746     $    75,000   $   25,000   $   22,453      Both
134   $  3,477             N/A   $   14,400   $   15,189      Both
135   $  7,349             N/A          N/A   $   40,369      None
136          4%            N/A          N/A          N/A      Both
137   $  6,000             N/A   $   21,250   $   34,800      Both
138   $ 14,750             N/A          N/A          N/A      Both
139   $ 60,000             N/A          N/A          N/A      Both
140   $ 19,258     $   250,000          N/A   $   56,600      Both
141   $  8,157             N/A   $   24,000   $   31,016      Both
142   $  2,757             N/A   $   24,000   $   17,562      Both
143          4%            N/A          N/A          N/A      Both
144          4%            N/A          N/A          N/A      Both
145   $ 18,000             N/A          N/A          N/A      Both
146   $  5,699             N/A   $   28,493   $   11,300      Both
147          4%            N/A          N/A          N/A      Both
148   $ 65,000             N/A          N/A          N/A      Both
149   $  4,560     $    35,000   $   27,056   $   30,421      Both
150   $  2,520     $   100,000          N/A   $   22,682      Both
151   $  7,718             N/A   $   12,000   $   34,040      Both
152   $ 17,000             N/A          N/A          N/A      Both
153   $  3,325             N/A   $   12,000   $   21,949      Both
154   $  5,500             N/A          N/A   $    9,690      None
155   $  7,150             N/A          N/A          N/A      Both
156   $  6,029             N/A   $   42,000   $   42,202      Both
157   $  2,343             N/A   $   12,000   $   16,751      Both
158   $  3,845             N/A          N/A   $   25,932      Both
159   $    291             N/A          N/A   $    5,605      Both
160   $  7,619     $    25,000   $   23,000   $   48,856      Both
161   $  5,739             N/A          N/A   $    2,478      None
162   $  4,405             N/A   $   20,000   $   16,026      Both
163   $  3,606             N/A          N/A   $   18,030      Both
164   $  2,966             N/A   $   21,072   $   14,872      Both
165          4%            N/A          N/A          N/A      Both
166   $  3,207             N/A   $   12,000   $   20,084      Both
167   $ 30,600             N/A          N/A          N/A      Both
168   $  2,753     $    36,000   $   10,000   $   21,184      Both
169   $ 10,264             N/A   $   27,252   $   26,410      Both
170   $ 12,000             N/A          N/A          N/A      Both
171   $  1,455             N/A          N/A          N/A   Insurance
172   $  4,200             N/A   $   21,000   $   35,573      Both
173   $ 15,216             N/A   $   49,596   $   48,608      Both
174   $  1,293             N/A          N/A   $    6,463      None
175          4%            N/A          N/A          N/A      Both
176          4%            N/A          N/A          N/A      Both
177   $ 15,854             N/A          N/A          N/A      Both
178          4%            N/A          N/A          N/A      Both
179   $  4,200             N/A          N/A          N/A      None

                 ENGINEERING, TI/LC, TAX AND INSURANCE RESERVES

                                                                                    CONTRACTUAL
                                                                      ENGINEERING    RECURRING
               LOAN                                                    RESERVE AT   REPLACEMENT
 #   CROSSED  GROUP  LOAN NAME                                        ORIGINATION  RESERVE/FF&E
---  -------  -----  -----------------------------------------------  -----------  ------------
180             1    Holiday Inn Express Hotel & Suites Morehead              N/A           0%
181             1    Stonecrest Promenade                                     N/A    $  1,650
182             2    St. Germain Apartments                           $    23,019    $ 42,700
183             1    Corpus Christi Self Storage                              N/A         N/A
184             1    Carlsbad Airport Center                                  N/A         N/A
185             1    SY Venture II                                    $       625         N/A
186             1    BV Properties Temecula                           $     6,750         N/A
187             1    Pinegate Shopping Center                         $     3,125         N/A
188             2    Royalgate and Timberwood Apartments                      N/A    $ 30,500
189             1    208 W. 4th Street                                        N/A    $  1,980
190             1    Ward Circle Retail                               $     1,250         N/A
191             1    Shoppes at Pittsburgh Mills (2)                          N/A         N/A
192             1    Valle Verde Pad #1                                       N/A         N/A
193             1    Remax office                                             N/A         N/A
194             1    Bartlett Square Retail Center                            N/A         N/A
195             1    Federal Express Building                                 N/A         N/A
196             1    Old Town Plaza                                   $    20,000         N/A
197             1    Shoppes at Armenia                                       N/A         N/A
198             1    Metro Plaza                                              N/A         N/A
199             2    Lodge Apartments                                 $    15,750    $ 35,000
200             1    Mill Ohm Building                                $     9,375         N/A
201             1    Cornerstone Plaza                                        N/A         N/A
202             1    Elmsley Square                                           N/A         N/A
203             1    Madison Commons                                          N/A         N/A
204             1    485 Kings Highway                                        N/A    $  3,298
205             1    Comfort Suites Goldsboro                                 N/A           0%
206             1    Town Place Square Pad C                                  N/A    $    720
207             1    Tomball Plaza                                            N/A    $  1,200
208             1    Terrace Eateries                                         N/A    $  1,308
209             1    Oaklandon Plaza                                          N/A    $  5,138
210             2    Spencer Square Apartments                        $     6,438    $ 29,000
211             1    Intech Commons Retail Center                             N/A    $  2,856
212             1    Holiday Inn Express Hotel & Suites Laurinburg            N/A           0%
213             1    Pinnacle Park Shops                                      N/A         N/A
214             1    Watkins Plaza                                            N/A         N/A
215             1    Camp Creek Shopping Center                               N/A    $    963
216             1    Albemarle Shops                                          N/A    $  3,210
217             1    Adams and Tabor Shopping Center 2                $    28,375    $  6,089
218             1    MeadowPointe Office Park                         $    13,588    $  4,308
219             2    Gramercy Park Townhomes                          $    20,625    $ 17,550
220             1    Fairway Center                                           N/A    $  1,475
221             1    11969 Jefferson Avenue                                   N/A         N/A
222             1    Pleasant Valley Plaza                                    N/A    $  4,800
223             2    Mallard Park Apartments                          $     7,173    $ 16,500
224             2    Greenbriar Apartments                                    N/A    $ 10,400
225             1    1st & Maple Office Building                              N/A    $  3,199
226             1    3032 Nostrand Avenue                                     N/A    $  3,900
227             1    Arlington Shops                                          N/A    $  2,411
228             2    Wesleigh Run Apartments                                  N/A    $ 16,000
229             2    Summerwinds                                      $     3,125    $  8,000
230             1    CVS Fort Worth                                   $    11,250    $  3,263
231             2    College Oaks Apartments                                  N/A    $ 16,000
232             1    Preston Walk I                                           N/A    $  2,160
233             2    Sunshine Village Mobile Home Park                $     3,000         N/A
234             1    Lakeridge Shopping Center                        $     7,500         N/A
235             1    Shoppes of Ocala                                         N/A         N/A
236             1    Eden Gate Shops                                          N/A         N/A
237             1    JJ's Plaza                                       $     1,875         N/A
238             1    State Street Plaza                                       N/A         N/A
239             1    Del Amo Metro                                            N/A    $    722

         U/W
      RECURRING      LC & TI    CONTRACTUAL                  TAX &
     REPLACEMENT    RESERVE AT   RECURRING       U/W       INSURANCE
 #   RESERVE/FF&E  ORIGINATION    LC & TI      LC & TI      ESCROWS
---  ------------  -----------  -----------  -----------  ----------
180          4%            N/A          N/A          N/A      Both
181   $  2,475             N/A   $   16,500   $   11,000      Both
182   $ 42,700             N/A          N/A          N/A      Both
183   $ 20,114             N/A          N/A          N/A      Both
184   $  2,878             N/A          N/A   $   18,388      Both
185   $  2,347             N/A   $   12,000   $   22,818      Both
186   $  6,274     $    93,726          N/A   $   19,885      None
187   $  3,755     $    30,000   $   18,333   $   21,539      Both
188   $ 30,500             N/A          N/A          N/A      Both
189   $  1,980             N/A   $   13,200   $   13,476      Both
190   $  3,034             N/A   $   12,500   $   19,818      Both
191   $  1,486             N/A   $   10,008   $    8,981      Both
192   $  1,286             N/A   $    5,400   $    7,721      Both
193   $  2,240             N/A          N/A   $   22,401      Both
194   $  2,700             N/A          N/A   $   15,256      Both
195   $  5,519             N/A          N/A          N/A      None
196   $  1,675             N/A          N/A   $   13,272      None
197   $  1,541             N/A   $   18,750   $   15,413      Both
198   $  1,916             N/A   $   15,000   $   12,774      Both
199   $ 35,000             N/A          N/A          N/A      Both
200   $  6,900     $    60,000   $   22,500   $   22,201      Both
201   $  1,719             N/A   $   11,000   $   15,541      Both
202   $  1,633             N/A   $    6,000   $   11,463      Both
203   $  3,398             N/A   $   12,000   $   16,782      None
204   $  3,296             N/A   $   10,000   $   18,923      Both
205          4%            N/A          N/A          N/A      Both
206   $  1,080             N/A   $    7,200   $    9,312      Both
207   $  1,640             N/A   $    8,400   $    8,164      Both
208   $  1,302             N/A   $   12,999   $   10,968      Both
209   $  5,138     $    75,000   $   16,000   $   19,603      Both
210   $ 29,000             N/A          N/A          N/A      Both
211   $  2,856     $     1,500   $    1,500   $   14,492       Tax
212          4%            N/A          N/A          N/A      Both
213   $  2,010             N/A          N/A   $   15,276      Both
214   $  3,106     $    30,000          N/A   $   18,470      Both
215   $  1,444             N/A   $    6,504   $    7,402      Both
216   $  3,210             N/A   $   18,000   $   14,082      Both
217   $  6,089     $    78,000          N/A   $   17,031      Both
218   $  4,314     $    10,000   $   11,496   $   43,998      None
219   $ 19,500             N/A          N/A          N/A      Both
220   $  2,212             N/A   $   10,322   $   14,691      Both
221   $  3,200             N/A   $   20,000   $   20,000      Both
222   $  4,800     $   100,000   $   30,000   $   24,429      Both
223   $ 16,500             N/A          N/A          N/A      Both
224   $ 13,000             N/A          N/A          N/A      Both
225   $  3,199             N/A          N/A   $   24,232      Both
226   $  3,000             N/A   $   11,336   $   15,687      Both
227   $  2,411             N/A   $   10,008   $   10,932      Both
228   $ 16,000             N/A          N/A          N/A      Both
229   $  8,000             N/A          N/A          N/A      Both
230   $  3,263             N/A          N/A          N/A      Both
231   $ 16,000             N/A          N/A          N/A      Both
232   $  2,162             N/A   $   12,000   $   12,008      Both
233   $ 15,150             N/A          N/A          N/A      Both
234   $  5,441     $    75,000   $   20,000   $   27,864      Both
235   $  2,094             N/A   $   12,000   $   11,170      Both
236   $  1,912             N/A          N/A   $   13,660      None
237   $  2,160     $    45,000   $    7,200   $   14,364      Both
238   $  3,584     $    15,000   $   12,000   $   12,184      Both
239   $    738             N/A   $    7,222   $   11,912      Both

                 ENGINEERING, TI/LC, TAX AND INSURANCE RESERVES

                                                                                    CONTRACTUAL
                                                                      ENGINEERING    RECURRING
               LOAN                                                    RESERVE AT   REPLACEMENT
 #   CROSSED  GROUP  LOAN NAME                                        ORIGINATION  RESERVE/FF&E
---  -------  -----  -----------------------------------------------  -----------  ------------
240             1    Dowlen St. Retail Center                                 N/A    $  2,625
241             1    1310 Liberty Plaza                               $    42,656    $  4,378
242             1    Fairfield Inn Okemos                                     N/A           4%
243             2    Lafayette Gardens                                $       937    $ 23,000
244             2    Fawndale Apartments                              $   111,925    $ 27,000
245             1    Paseo Medical Center                                     N/A    $  3,074
246             2    Country Village Apartments                       $    14,125    $ 18,750
247             1    Camelback Retail 2                                       N/A    $    715
248             1    Brandon Square                                   $     3,750         N/A
249             1    Lantern Square                                           N/A         N/A
250     F       1    Mason Office Showroom                                    N/A    $  2,340
251     F       1    Beckett Showroom II                              $     2,079    $  2,079
252             2    Northside Garden Apartments                      $     7,500    $ 40,217
253             2    Winding Creek Apartments                         $     1,250    $ 12,655
254             1    Wards Corner Shops                                       N/A         N/A
255             1    Woodsedge Plaza                                  $     7,500         N/A
256             1    3104 Edloe Office Building                               N/A    $  3,752
257             1    Brookhollow Atrium                                       N/A    $  5,743
258             2    Gresham Court Apartments                                 N/A    $ 13,000
259             1    Holiday Inn Express Plymouth                             N/A           0%
260             2    Plymouth Mobile Manor                                    N/A    $  4,400
261             2    Brighton Apartments                              $    10,000    $ 12,000
262             1    Jones Valley Station                                     N/A    $  2,385
263             1    Willow Glen Shopping Center                      $     1,500    $  1,717
264             1    Lexington Retail Center                                  N/A    $  2,091
265             1    Madisonville Plaza                               $     3,750         N/A
266             1    Ambulatory Care Center                                   N/A    $  3,357
267             2    Ruby Mobile Home Park Portfolio                  $     2,500         N/A
268             2    Akron Student Housing Portfolio                          N/A    $ 13,500
269             1    Village Commons IV                                       N/A         N/A
270             1    Burdett Crossing                                         N/A    $  2,604
271             2    Elsea Mobile Home Park                           $     9,600    $ 12,450
272             2    Hillcrest Apartments                             $     6,563    $ 18,250
273             1    Greenwood Pointe Shoppes                                 N/A         N/A
274             1    Morgan Road Station                                      N/A    $  2,880
275             2    Plaza Alondra Apartments                                 N/A    $  5,000
276             1    Northglen Village Shops                          $     5,000         N/A
277             1    Warrenton Office                                         N/A         N/A
278             1    Leeds Station                                            N/A    $  2,974
279             1    San Fernando Road Industrial                     $     4,375         N/A
280             1    McKinney Square Retail Strip                     $     6,250    $  2,329
281             1    Railway Plaza                                            N/A         N/A
282             2    Strawberry Hill Apartments                       $     7,250    $ 21,000
283             1    Vance Jackson Self Storages (2)                  $    35,519         N/A
284             1    Little Five Points Retail                        $     3,750         N/A
285             1    Fountain Center                                  $    34,706    $  2,144
286             2    Town Manor Apartments                            $    10,000    $ 18,750
287             1    Greenhill Estates Mobile Home Park               $    38,813    $  3,650
288             1    Applebee's Ground Lease - Joliet, IL                     N/A         N/A
289             1    Village Retail                                           N/A         N/A
290             1    Plaza at Flowery Branch                          $     1,875         N/A
291             1    197 Main Street                                  $    11,125    $  1,050
292             1    Crossview Plaza                                          N/A         N/A
293             1    Applebee's Ground Lease - Arlington Heights, IL          N/A         N/A
294             1    Mazzei Blair                                     $     3,625    $  1,973
295             1    1435 Upper Front Street                                  N/A         N/A
296             1    Family Dollar Center                             $       625         N/A
297             1    34 East Main Street                              $    26,375         N/A
298             1    Lombardy Plaza                                   $     8,000         N/A
299             1    PNC Bank Cold Spring                                     N/A         N/A
300             1    Robbinsdale Retail Shop                          $    21,250         N/A

         U/W
      RECURRING      LC & TI    CONTRACTUAL                  TAX &
     REPLACEMENT    RESERVE AT   RECURRING       U/W       INSURANCE
 #   RESERVE/FF&E  ORIGINATION    LC & TI      LC & TI      ESCROWS
---  ------------  -----------  -----------  -----------  ----------
240   $  2,625             N/A   $   17,500   $   12,344      Both
241   $  4,378     $    50,000   $   18,237   $   18,231      Both
242          4%            N/A          N/A          N/A      Both
243   $ 23,000             N/A          N/A          N/A      Both
244   $ 27,000             N/A          N/A          N/A      Both
245   $  4,099             N/A   $   20,493   $   27,474      Both
246   $ 18,750             N/A          N/A          N/A      Both
247   $  1,072             N/A   $    7,200   $    9,299      Both
248   $  6,012             N/A          N/A   $   15,359      Both
249   $  2,056             N/A   $   20,560   $   20,560      Both
250   $  3,120             N/A   $    7,700   $   13,410      Both
251   $  2,772     $     7,030   $    7,030   $   12,071      Both
252   $ 40,176             N/A          N/A          N/A      Both
253   $ 12,650             N/A          N/A          N/A      Both
254   $  1,047     $    30,000          N/A   $    3,690      Both
255   $  2,343     $    50,000   $   11,667   $   15,618      Both
256   $  3,770     $    60,463   $   25,008   $   27,423      Both
257   $  5,743             N/A   $   28,716   $   30,767      Both
258   $ 13,000             N/A          N/A          N/A      Both
259          4%            N/A          N/A          N/A      Both
260   $  4,400             N/A          N/A          N/A      Both
261   $ 12,000             N/A          N/A          N/A      Both
262   $  2,385             N/A   $   12,243   $   11,557      Both
263   $  1,717             N/A   $    9,729   $    9,807      Both
264   $  2,091             N/A   $   12,500   $    7,613      Both
265   $  2,869             N/A          N/A   $   14,205      Both
266   $  3,357     $    50,000   $   10,000   $   16,787      Both
267   $  3,150             N/A          N/A          N/A      Both
268   $ 13,500             N/A          N/A          N/A      Both
269   $    777             N/A   $    7,765   $    6,945      Both
270   $  2,507     $       833   $      833   $   10,877      Both
271   $ 12,400             N/A          N/A          N/A      Both
272   $ 18,250             N/A          N/A          N/A      Both
273   $    612             N/A   $    6,120   $    5,723      Both
274   $  2,891             N/A   $   11,136   $   10,358      Both
275   $  5,000             N/A          N/A          N/A      Both
276   $  1,108             N/A   $   11,000   $   11,000      Both
277   $  3,070             N/A          N/A   $   15,925      None
278   $  2,974             N/A   $   11,300   $   13,303      Both
279   $  2,775     $    20,000          N/A   $    9,389      Both
280   $  2,330             N/A   $   13,000   $   13,048      Both
281   $  1,182     $    23,634          N/A   $    6,477      Both
282   $ 21,000             N/A          N/A          N/A      Both
283   $  9,170             N/A          N/A          N/A      Both
284   $    793     $    55,000          N/A   $    3,965      Both
285   $  2,144     $    25,000   $   14,400   $   10,007      Both
286   $ 18,750             N/A          N/A          N/A      Both
287   $  3,650             N/A          N/A          N/A      Both
288        N/A             N/A          N/A          N/A      Both
289   $  1,248             N/A          N/A   $   12,330      Both
290   $    550     $    15,000   $    5,496   $    5,595      Both
291   $  1,050             N/A   $   15,000   $    3,500      Both
292   $  1,442             N/A   $    9,500   $    9,616      Both
293   $    908             N/A          N/A          N/A      Both
294   $  1,973     $     7,500          N/A   $    4,219      Both
295   $    800             N/A   $    3,333   $    3,314      Both
296   $  1,270             N/A          N/A   $    7,083      Both
297   $  1,239             N/A   $    4,200   $    6,175      Both
298   $  6,096     $    30,000   $   10,500   $   10,566      Both
299   $    552             N/A          N/A          N/A      None
300   $  2,000             N/A   $   13,334   $   10,134      Both

                 ENGINEERING, TI/LC, TAX AND INSURANCE RESERVES

                                                                                    CONTRACTUAL
                                                                      ENGINEERING    RECURRING
               LOAN                                                    RESERVE AT   REPLACEMENT
 #   CROSSED  GROUP  LOAN NAME                                        ORIGINATION  RESERVE/FF&E
---  -------  -----  -----------------------------------------------  -----------  ------------
301             1    Springville Mobile Home Park                       $35,000       $2,700
302             1    Layton Market                                      $ 4,125          N/A
303             1    1849 Kingwood Office Building                          N/A       $1,995
304             1    98-20 Metropolitan Ave                             $   700          N/A

         U/W
      RECURRING      LC & TI    CONTRACTUAL                  TAX &
     REPLACEMENT    RESERVE AT   RECURRING       U/W       INSURANCE
 #   RESERVE/FF&E  ORIGINATION    LC & TI      LC & TI      ESCROWS
---  ------------  -----------  -----------  -----------  ----------
301   $  2,700             N/A          N/A          N/A      Both
302   $    425             N/A   $   12,000   $    3,639      Both
303   $  1,995             N/A   $   13,300   $   12,583      Both
304   $  2,258             N/A          N/A   $   12,404      None

(A) THE UNDERLYING MORTGAGE LOANS SECURED BY WEST COVINA VILLAGE COMMUNITY SHOPPING CENTER AND WELLS FARGO BANK TOWER ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.

(B) THE UNDERLYING MORTGAGE LOANS SECURED BY MIRA MESA MARKETPLACE WEST AND MIRA MESA MARKETPLACE EAST ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.

(C) THE UNDERLYING MORTGAGE LOANS SECURED BY NP NORTH PARK CROSSING, NP REGAL CINEMA AND NP SHERWOOD LANDING & OUTBACK STEAKHOUSE ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.

(D) THE UNDERLYING MORTGAGE LOANS SECURED BY CONCOURSE 100 AND CONCOURSE 800 ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.

     ANY TIME AFTER SEPTEMBER 25, 2009, BORROWER SHALL BE ENTITLED TO CAUSE THE LOANS TO BE UNCROSSED. UNCROSSING SHALL NOT OCCUR I) DURING THE LAST 12 MONTHS OF THE TERM, II) LTV *= 75% AND III) DSCR **=1.25x.

(E) THE UNDERLYING MORTGAGE LOANS SECURED BY SAFELAND STORAGE I AND SAFELAND STORAGE II ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.

(F) THE UNDERLYING MORTGAGE LOANS SECURED BY BECKETT SHOWROOM II AND MASON OFFICE SHOWROOM ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.

(1) MONTHLY DEPOSITS INTO THE FF&E RESERVE SHALL EQUAL (I) 1/12TH OF 2% OF ANNUAL GROSS REVENUES AFTER LOAN CLOSING TO THE SECOND ANNIVERSARY OF THE LOAN CLOSING, (II) 1/12TH OF 3% OF ANNUAL GROSS REVENUES AFTER THE SECOND ANNIVERSARY OF LOAN CLOSING TO THE FOURTH ANNIVERSARY OF LOAN CLOSING AND
     (III) 1/12TH OF 4% OF ANNUAL GROSS REVENUES AFTER THE FOURTH ANNIVERSARY OF LOAN CLOSING TO MATURITY.

                   MAJOR TENANTS OF THE COMMERCIAL PROPERTIES

                                                                     CUT-OFF
                                                                 DATE PRINCIPAL
  #    CROSSED  PROPERTY NAME                                      BALANCE (1)        PROPERTY TYPE   SQ. FT.
-----  -------  -----------------------------------------------  --------------       -------------  ---------
   3            720 Fifth Avenue                                  $165,000,000        Mixed Use        121,108
   4            HGSI Headquarters                                 $147,000,000        Office           635,058
   5            280 Park Avenue                                   $140,000,000   (3)  Office         1,206,807
   7            Waterfront Plaza                                  $100,000,000   (4)  Office           521,683
   8      A     West Covina Village Community Shopping Center     $ 41,000,000        Retail           229,324
   9      A     Wells Fargo Bank Tower                            $ 41,000,000        Office           215,189
  11      B     Mira Mesa Marketplace West                        $ 38,500,000        Retail           214,678
  12      B     Mira Mesa Marketplace East                        $ 36,500,000        Retail           249,060
  14            Sandhill Phase I                                  $ 57,000,000        Retail           294,952
  15            Space Park                                        $ 55,000,000        Industrial       163,358
  16            Parker Corporate Center                           $ 52,000,000        Office           317,016
  17      C     NP North Park Crossing                            $ 31,481,698        Retail           200,910
  18      C     NP Regal Cinema                                   $  9,667,656        Retail            50,136
  19a     C     NP Sherwood Landing                               $  1,047,469        Retail             7,893
  19b     C     NP Outback Steakhouse                             $    762,101        Retail             6,069
  20            Verio Building                                    $ 40,000,000        Industrial       130,752
  21            North Ranch Mall                                  $ 37,500,000        Mixed Use        185,083
  22            Commons at Sugarhouse                             $ 35,000,000        Mixed Use        194,787
  23            Somerset Square                                   $ 33,000,000        Mixed Use        113,412
  24            360 - 386 Fordham Rd                              $ 30,000,000        Retail            46,480
  25            Torrey Highlands Village Center                   $ 30,000,000        Retail            89,990
  29            7025 Scottsdale                                   $ 24,500,000        Office            91,148
  32            The Waters Building                               $ 21,800,000        Office           286,170
  35            Mat-Su Regional Medical Plaza                     $ 19,980,000        Office            61,647
  37            Haggar Corporate Headquarters                     $ 18,363,000        Office           180,507
  38            First Hill Medical Building                       $ 18,300,000        Office            70,623
  39            Jeronimo Center                                   $ 16,930,000        Retail            85,224
  41            Union Hills Square                                $ 16,250,000        Retail            52,240
  42      D     Concourse 100                                     $ 11,400,000        Office           125,597
  43      D     Concourse 800                                     $  4,100,000        Office            45,857
  44            Akers Center                                      $ 15,400,000        Retail           240,737
  45            Parkway Plaza                                     $ 15,300,000        Retail            79,512
  46            400 West 14th Street                              $ 15,000,000        Mixed Use         44,000
  47            Chidlaw Industrial WH (Refi)                      $ 14,285,764        Industrial       278,173
  48            McClintock Fountains                              $ 15,455,000        Retail           136,003
  49            Summit Center Marketplace                         $ 13,800,000        Mixed Use         72,803
  51            Lake Point Business Center                        $ 13,600,000        Office           134,389
  52            Avalon Park Town Center Phase II                  $ 13,500,000        Mixed Use         31,513
  53            Harvest Plaza                                     $ 13,475,000        Retail            91,457
  58            Jefferson Park Properties Office                  $ 12,750,000        Office           220,243
  59            Gateway Plaza                                     $ 12,600,000        Office           106,447
  60            Shoppes of Olney                                  $ 12,150,000        Retail            34,350
  61            209 West Jackson                                  $ 12,000,000        Office           144,465
  62            Sprouts Center Mesa                               $ 12,000,000        Retail            55,579
  64            163-18 Jamaica Avenue                             $ 11,750,000        Mixed Use         68,900
  66            2500 West Bradley                                 $ 11,481,239        Industrial       348,000
  67            Kennestone Physicians Center Phase II             $ 11,300,000        Office            67,062
  68            Garrett Corporate Center                          $ 11,250,000        Office            55,128
  70            Publix Market Square Haile Village                $ 11,000,000        Retail            71,007
  72            Royal Bank Complex                                $ 10,900,000        Office            54,928
  73            Roswell Summit                                    $ 10,875,000        Office           125,495
  75            Duke University Health Systems, Inc.--OPS         $ 10,500,000        Office            40,540
  77            Brentwood Retail Center                           $ 10,000,000        Retail            10,567
  79            Beacon Ridge Tower                                $  9,750,000        Office           153,017
  83            Heald Business College                            $  9,390,462        Office            58,012
  84            Southgate Business Center I                       $  9,237,864        Mixed Use         78,669
  85            Palladium at Deep River                           $  9,200,000        Mixed Use         54,999
  86            Duke University Health Systems, Inc.              $  9,175,000        Office            41,000
  93            The Promenade at Jones Bridge                     $  8,568,178        Retail            38,312
  95            Market Place & Pointe South                       $  8,443,800        Mixed Use        130,000
  97            Commerce Plaza I                                  $  8,000,000        Office            84,916
  98            Satyr Hill Shopping Center                        $  7,940,000        Retail            53,539
  99            Sprouts Center Glendale                           $  7,850,000        Retail            61,254
 101            6400 Powers Ferry Landing                         $  7,600,000        Office            80,762
 103            Destination Ramon                                 $  7,500,000        Retail           269,547
 104a           Grocery Outlet Merced                             $  3,000,000        Retail            47,840
 104b           Grocery Outlet Yakima                             $  3,000,000        Retail            25,235
 104c           Grocery Outlet Bonney Lake                        $  1,500,000        Retail            25,863
 106a           360 WP - 360 White Plains                         $  2,613,287        Retail            14,214
 106b           360 WP - 40 Washington Ave.                       $  1,895,132        Industrial        33,250
 106c           360 WP - 223 Marbledale Road                      $  1,855,235        Industrial        31,985
 106d           360 WP - 3775 Crompond Road                       $    917,643        Industrial        24,500
 107            Lincoln Plaza                                     $  7,000,000        Office           242,686
 108            North 41 Plaza                                    $  7,000,000        Retail           137,901
 110            Dublin Village                                    $  6,800,000        Retail            98,540
 112            Hillside Center                                   $  6,660,000        Retail            91,796
 116            Park Avenue Plaza                                 $  6,500,000        Retail            35,943
 119            Weeks-Lerman Building                             $  6,250,000        Mixed Use         92,000
 122            Solana Beach Baking Company                       $  5,994,118        Industrial        50,866
 126            Irwin Union Bank                                  $  5,700,000        Retail            32,669
 128            Poole's Corner                                    $  5,600,000        Mixed Use         20,804
 129            Sportsman's Warehouse & Shops                     $  5,500,000        Retail            52,237
 130            Shelby Park                                       $  5,450,000        Office            55,315
 131            Academy Sports                                    $  5,400,000        Retail            79,360
 132            Cortez West Shopping Center                       $  5,300,000        Retail            16,278
 133            Marketplace North II                              $  5,300,000        Retail            51,640
 134            Tower Station                                     $  5,200,000        Retail            23,183
 135            Discount Drug Mart Plaza                          $  5,194,643        Retail            48,992
 137            Summerfield Shopping Center                       $  5,022,000        Retail            40,000
 140            Plaza on Main Shopping Center                     $  4,995,310        Retail            93,988
 141            Dorsey Business Center III                        $  4,853,232        Office            54,381
 142            Preston Walk II                                   $  4,815,000        Retail            18,382
 146            The Concourse                                     $  4,680,000        Office            37,990
 149            Bazaar 280 Retail Center                          $  4,367,036        Retail            30,400
 150            Trinity Commons                                   $  4,300,000        Retail            25,200
 151            Orlando North Service Center                      $  4,225,000        Retail            51,450
 153            Southport Plaza                                   $  4,200,000        Retail            22,061
 154            Hobby Lobby                                       $  4,200,000        Retail            55,000
 156            Poplar Hill Medical Center                        $  4,135,970        Office            40,192
 157            Shoppes at 521                                    $  4,083,000        Retail            23,425
 158            15477 Ventura                                     $  4,050,000        Office            25,354
 159            96th & Madison                                    $  4,000,000        Retail             1,942
 160            Ford City Office Plaza                            $  4,000,000        Office            50,791
 161            Bradford Crossing                                 $  3,992,455        Retail            38,259
 162            Country Club Marketplace                          $  3,920,000        Mixed Use         29,366
 163            115 Park Street                                   $  3,900,000        Office            18,032
 164            Towne Crest Village                               $  3,898,267        Retail            19,774
 166            Ridgeview Marketplace                             $  3,840,000        Retail            21,382
 168            Shops at West Pointe                              $  3,775,000        Retail            18,355
 169            Sheldon Plaza Shopping Center                     $  3,750,000        Retail            64,152
 171            Walgreens Festus                                  $  3,720,845        Retail            14,550

                                 MAJOR                                   MAJOR          MAJOR
                              TENANT # 1                              TENANT # 1  TENANT # 1 LEASE
  #                              NAME                                   SQ. FT.    EXPIRATION DATE
-----  --------------------------------------------------------       ----------  -----------------
   3                  Abercrombie & Fitch Stores                 (2)     55,764          Various
   4                     Human Genome Sciences                          635,058        5/31/2026
   5                         Deutsche Bank                              337,868        2/28/2011
   7               Hawaii Insurance Consultants/AIG                      74,249       12/31/2007
   8                          A J Wright                                 35,497        9/30/2014
   9                       Wells Fargo Bank                              36,726        6/30/2008
  11                          Home Depot                                105,764        1/31/2021
  12                        Edwards Cinema                               94,041        6/30/2020
  14                     JC Penney Corporation                           98,542        9/30/2025
  15                VSNL Telecommunications (Tyco)                       59,289       11/14/2016
  16            The Leukemia and Lymphoma Society, Inc.                  50,846        1/31/2011
  17                    Kohl's Department Store                          88,248        1/31/2026
  18                         Regal Cinemas                               50,136       10/31/2020
  19a                   Countrywide Home Loans                            4,975        9/30/2008
  19b                     Outback Steakhouse                              6,069        8/31/2008
  20                          Verio Inc.                                130,752        5/31/2010
  21                            Ralphs                                   33,823        7/31/2010
  22                       Barnes and Noble                              26,702       11/30/2013
  23                            Talbots                                   8,405        1/31/2008
  24                     368 Sportswear Corp.                            10,100       12/31/2015
  25                          Albertson's                                50,511         7/1/2024
  29                 Waste Management of AZ, Inc.                        26,039       12/31/2012
  32                         Rhoades McKee                               33,294        6/30/2014
  35               Mat-Su Valley Medical Center, LLC                     12,625        9/30/2016
  37                  Haggar Clothing Corporation                       180,507        3/31/2016
  38                    Minor and James Medica                           44,522       12/31/2018
  39                    Frazee Industries, Inc.                           6,600        5/20/2009
  41                          Fitness 19                                  7,269        1/31/2016
  42                       Cingular Wireless                             67,256        3/31/2009
  43                          TV Alabama                                 26,357        9/30/2021
  44                          Hobby Lobby                                62,900        3/31/2013
  45                        G&G Supermarket                              55,000        12/1/2025
  46                  London Boy Sportswear, Ltd.                        14,000        5/31/2011
  47                     Premiere Technologies                           94,001        8/31/2010
  48                         Pure Fitness                                29,334        4/30/2017
  49                       Aurora Healthcare                             17,355       10/31/2021
  51                    Flying Food Group, LLC                           32,400       12/31/2008
  52                     Central Florida YMCA                             8,709        8/14/2011
  53                 Baileywick Furniture Gallery                        12,500        4/30/2010
  58                            Davita                                    6,026        2/28/2007
  59                         US Attorneys                                33,844        7/18/2020
  60                         CVS Pharmacy                                10,120        1/31/2018
  61                           ADP, Inc.                                 37,714        4/30/2008
  62                            Sprouts                                  30,000        4/24/2025
  64                    New Allen School, Inc.                           20,000        8/31/2009
  66                            Bodine                                  130,000       10/31/2008
  67                           Resurgens                                 14,573       11/30/2015
  68                    The Garrett Group, LLC                           11,072       11/30/2021
  70                            Publix                                   38,997        8/31/2025
  72                     Royal Bank of Canada                            33,580       12/20/2019
  73                      Northridge Systems                             12,968        2/28/2012
  75              Duke University Health System, Inc.                    40,540       11/30/2014
  77                          Porta Bella                                 4,000        9/30/2016
  79                       Veterans Affairs                              26,015       12/31/2010
  83                         Heald College                               58,012        3/31/2016
  84              Government Telecommunications, Inc.                    26,436       10/31/2011
  85                          Gold's Gym                                 14,952        6/30/2015
  86              Duke University Health System, Inc.                    41,000        9/30/2015
  93                    Workout Anytime and Tan                           5,080        5/30/2011
  95                       Extreme Fintness                               7,000         9/1/2006
  97                      MCI Nursing School                             18,500        1/31/2012
  98                      OCB Restaurant Co.                             10,000       12/31/2010
  99                         Office Depot                                31,254       12/31/2008
 101                   Hartman, Simons, Spielman                         32,809        9/30/2010
 103                    Wal-Mart (Ground Lease)                  (5)    224,072        6/30/2025
 104a                       Grocery Outlet                               25,300        5/26/2007
 104b                       Grocery Outlet                               21,035        6/30/2015
 104c                       Grocery Outlet                               21,234        8/30/2010
 106a                       JPMorgan Chase                                4,760        7/31/2013
 106b                           Verizon                                  33,250        9/30/2009
 106c                           Verizon                                  31,985        3/31/2016
 106d                           Verizon                                  24,500        9/30/2012
 107                    OK Healthcare Authority                          83,326        6/30/2006
 108                       Cobb Antique Mall                             36,382        7/31/2007
 110                            Kroger                                   70,225         8/3/2025
 112                           Big Lots                                  31,827        1/31/2015
 116                           City Fish                                  7,008        6/15/2016
 119                     Weeks & Lerman Group                            92,000       12/31/2021
 122   Crestone Group, LLC, dba Crestone Group Baking Companies          50,866       10/14/2021
 126                       Irwin Union Bank                              27,132        4/14/2011
 128                             ReMax                                    5,026        6/30/2011
 129                     Sportsman's Warehouse                           45,862       10/31/2019
 130                          Hantz Group                                10,646        4/30/2010
 131                        Academy Sports                               79,360        9/30/2026
 132                         Crispers LLC                                 5,468        2/29/2016
 133                         Office Depot                                24,480       11/30/2013
 134        Penquin, LLC d/b/a/ Jave Jungle & The Spinnaker               5,848        3/31/2011
 135                   Discount Drug Mart, Inc.                          24,592        3/31/2020
 137                        It's Kidz Time                               10,000        3/31/2017
 140                         Save 'N Pack                                33,936       10/19/2011
 141             University of Maryland, College Park                    27,073        1/31/2010
 142                        Stonewood Grill                               7,892       10/31/2011
 146                     La Puente Valley ROP                            18,432       10/31/2008
 149                         Movie Gallery                                3,500        5/31/2007
 150                         Trinity Grill                                4,400        8/31/2016
 151                  David Martin International                         17,750        5/31/2016
 153                        Studio 5-6-7-8                                3,293        5/31/2011
 154                          Hobby Lobby                                55,000        8/31/2021
 156                    Dr. Stewart (Internist)                           4,159        1/31/2010
 157                        Carolina Bistro                               4,350        10/1/2018
 158                            Carenex                                   9,417       12/31/2015
 159                            Papyrus                                   1,214        11/1/2017
 160                            Odyssey                                   8,582        2/28/2010
 161                           Food Lion                                 34,059        7/18/2026
 162                          Nu Way, LLC                                 7,863        4/30/2009
 163                     INOVA Health Systems                             9,051       10/31/2017
 164                       Prudential Realty                              6,513       10/31/2010
 166                          Fitness 19                                  8,000        5/31/2015
 168                         Mattress Firm                                5,000        7/31/2011
 169                      PayLess - Rite Aid                             27,900       10/31/2012
 171                           Walgreens                                 14,550        8/31/2029

                           MAJOR                       MAJOR           MAJOR
                         TENANT # 2                  TENANT # 2  TENANT # 2 LEASE
  #                         NAME                       SQ. FT.    EXPIRATION DATE
-----  --------------------------------------------  ----------  ----------------
   3                 Wells Hills Partners                 6,365      6/30/2017
   4                        N/A                             N/A         N/A
   5                        NFL                         205,145      2/29/2012
   7                   Aloha Airlines                    37,550      9/30/2010
   8                    Stater Bros.                     35,232     12/31/2011
   9                Franchise Tax Board                  32,159      8/31/2009
  11                    Albertson's                      55,489      9/30/2020
  12                        Ross                         30,026      1/31/2011
  14                  Books-A-Million                    18,000     10/31/2016
  15                    Yahoo! Inc.                      59,232      4/30/2016
  16             Wachovia Bank / Evergreen               42,124      8/31/2010
  17                Bed, Bath, & Beyond                  22,813      1/31/2015
  18                        N/A                             N/A         N/A
  19a              KAW Valley State Bank                  2,918      7/31/2008
  19b                       N/A                             N/A         N/A
  20                        N/A                             N/A         N/A
  21                  Rite Aid/Thrifty                   17,700      5/31/2013
  22                     Wild Oats                       23,570      4/30/2019
  23                      GAP Kids                        6,811      5/31/2007
  24                Easy Pickins Fordham                  9,400      2/28/2016
  25                  Wells Fargo Bank                    4,788      6/30/2014
  29              Bosley Medical Institute                8,633     12/31/2011
  32                Northern Trust Bank                  11,680      6/30/2007
  35               Denali Orthopedic, LLC                 8,331      7/20/2016
  37                        N/A                             N/A         N/A
  38               Seattle Head and Neck                  9,656     11/30/2007
  39               Technical Auto Repair                  6,000      5/31/2007
  41          Tempe Fitness 4 Home Superstore             4,204      7/31/2013
  42               Countrywide Home Loans                 5,367      3/31/2009
  43                 Employer's Mutual                   16,930     12/31/2007
  44                    Toys "R" Us                      45,000      1/31/2015
  45                   Exchange Bank                      3,275      6/30/2007
  46                Gaslight Restaurant                   8,500      2/28/2017
  47                    Time Warner                      86,068      5/31/2010
  48                   Harbor Freight                    14,995     11/30/2012
  49                 Shorewest Realtors                  12,250      7/31/2012
  51          Attorney's Title Insurance Fund            27,360      2/28/2007
  52           Avalon Debartolo Condominiums              4,552       2/8/2011
  53                Shops of Baileywick                  12,000      5/31/2009
  58        Restaurant Developers Corps of Ohio           5,853     12/31/2011
  59                    US Marshals                      11,494     12/26/2015
  60                  Blockbuster Inc.                    6,140      9/30/2007
  61    Chicago Organizing and Support Center, Inc.      23,851      4/30/2017
  62               Washington Mutual Bank                 3,500     10/30/2015
  64                LRHC Jamaica NY LLC                   8,500     10/15/2017
  66                      A&G, INC                      120,000      8/31/2011
  67            Vascular Surgical Associates             13,474      1/31/2016
  68                Hall & Foreman, Inc.                 11,000     11/30/2010
  70                 Blockbuster Video                    4,500      11/2/2010
  72     International Union of Police Associations      10,379     10/31/2015
  73             North American Properties                8,793      5/31/2008
  75                        N/A                             N/A         N/A
  77                      E-Trade                         4,000      9/30/2016
  79             Clear Channel Broadcasting              19,576      3/31/2015
  83                        N/A                             N/A         N/A
  84      Moving Comfort (t/a Russell Corporation        17,488      6/30/2008
  85                Blue Ridge Companies                  9,915      1/31/2018
  86                        N/A                             N/A         N/A
  93            Monterrey Mexican Restaurant              4,069      2/28/2011
  95            The Landing Community Church              6,600         MTM
  97                  Radio One, Inc.                    12,931      7/31/2010
  98               Carney Tire & Car Care                 8,025      3/31/2009
  99               Sprouts Farmers Market                30,000      2/28/2023
  101             Braver, Schimler, Pierce               12,629     12/31/2010
  103                     PetSmart                       20,087      9/30/2020
 104a                  Clothes Avenue                    17,500      2/28/2009
 104b                 Mattress Outlet                     4,200      9/30/2008
 104c                       N/A                             N/A         N/A
 106a                 Sherwin Williams                    4,445      9/30/2016
 106b                       N/A                             N/A         N/A
 106c                       N/A                             N/A         N/A
 106d                       N/A                             N/A         N/A
 107              Attorney General Office                23,072      3/31/2007
 108                   Value Village                     33,500      6/30/2012
 110                 The Bed Firm, Inc.                   3,703      8/31/2009
 112                  Dockside Imports                   16,235      3/31/2009
 116                 Buffalo Wild Wings                   6,000     12/22/2015
 119                        N/A                             N/A         N/A
 122                        N/A                             N/A         N/A
 126                 Country Financial                    3,360      4/14/2013
 128                  Farrellis Pizza                     4,500      4/30/2016
 129                       Shops                          6,375     11/17/2007
 130                 Sable Development                    6,536      1/31/2010
 131                        N/A                             N/A         N/A
 132             Washington Mutual Bank, FA               3,007     12/12/2015
 133                 ABC Liquors, Inc.                   12,000      4/30/2011
 134                  Tivolli Galleria                    2,705     11/30/2011
 135                  Chang & Yee, LLC                    4,300      7/31/2017
 137                Cherry's Bar & Grill                  4,000       9/6/2011
 140                   J's Furniture                     22,000      2/28/2009
 141               Intelesys Corporation                  9,580     12/31/2015
 142               York Simpson Underwood                 5,194      2/28/2009
 146                Air Technology Labor                  5,760      4/30/2008
 149                Rosegate Furnishings                  2,800      7/31/2008
 150                  Lady Of America                     4,200      3/31/2011
 151                    B & J Reald                       5,900      5/31/2009
 153                  Remax 200 Realty                    2,772      4/30/2011
 154                        N/A                             N/A         N/A
 156            Orthopaedic Surgery Centers               4,136      4/30/2010
 157            Palmetto Tri County Medicine              2,200      4/30/2011
 158             MD Solutions Medical Corp.               5,904      7/31/2016
 159                  Bank of America                       728      6/30/2016
 160                  Vitas Healthcare                    5,239     10/31/2010
 161                     Nail Salon                       1,400      9/30/2009
 162              Spring Creek Angus Ranch                6,119      9/30/2008
 163               Park Street Dev. Corp                  3,298     12/31/2009
 164                  Dr. Scott Brown                     3,600      9/30/2010
 166                    Massage Envy                      3,114       4/9/2011
 168                Tiago's Cabo Grille                   4,035     10/31/2016
 169                     Woodcraft                        7,800      6/30/2009
 171                        N/A                             N/A         N/A

                                MAJOR                              MAJOR          MAJOR
                              TENANT # 3                        TENANT # 3  TENANT # 3 LEASE
  #                              NAME                             SQ. FT.    EXPIRATION DATE
-----  -------------------------------------------------------  ----------  ----------------
   3                    Spiral dba Ritz Hazen                        6,162     11/30/2016
   4                             N/A                                   N/A         N/A
   5                        Credit Suisse                           91,948      1/30/2014
   7                   McCorriston Miho Miller                      34,543     12/31/2011
   8                     Bally Total Fitness                        28,300      9/30/2008
   9                  Eastland Executive Suites                     30,228      5/31/2007
  11                         Longs Drugs                            21,018      2/28/2021
  12                       Barnes & Noble                           26,566      7/31/2015
  14                       Wild Wing Cafe                            6,000     10/31/2015
  15                   Advanced Micro Devices                       16,000      5/31/2016
  16                      Federal Insurance                         37,976      6/30/2010
  17                          Michael's                             21,159      2/28/2016
  18                             N/A                                   N/A         N/A
  19a                            N/A                                   N/A         N/A
  19b                            N/A                                   N/A         N/A
  20                             N/A                                   N/A         N/A
  21                          IO Design                             11,900      9/30/2010
  22                     Bed Bath and Beyond                        21,127      1/31/2009
  23                         Ann Taylor                              6,800      8/31/2015
  24                    Porta Bella 350, LLC                         5,900      2/28/2016
  25                         Golf, Etc.                              3,680       7/6/2009
  29                M & I Marsssll & Ilsley Bank                     7,017      1/31/2013
  32                     Watkins Ross & Co.                         11,045      9/30/2010
  35                 Alaska Heart Institute, LLC                     6,910      6/30/2016
  37                             N/A                                   N/A         N/A
  38                    First Hill Radiology                         3,200     12/31/2018
  39                        FedEx Kinko's                            5,000      2/28/2010
  41              Trebbus, LLC (Party Supply Store)                  4,132      4/30/2013
  42                 Integon National Insurance                      3,881      7/31/2009
  43                   Venturi Partners, Inc.                        1,624      1/31/2010
  44            Steve & Barry's University Sportswear               28,385      1/31/2014
  45                       East Side Grill                           3,111     10/31/2016
  46                    Paramount Decorators                         2,700      8/31/2018
  47                     ICG Communications                         16,380     11/30/2007
  48                       Tuesday Morning                          13,086      7/14/2009
  49                       Sonoma Cellars                            4,300      7/31/2016
  51                  Southern Auto Finance Co.                     12,278      6/30/2012
  52                      Avalon Park Group                          2,530      7/31/2011
  53                         Kerr Drugs                             12,000     11/30/2015
  58                       Intera Systems                            5,761      2/28/2011
  59                       Boston Passante                          10,413      11/7/2010
  60                 Chicken Out Holdings, Inc.                      3,635      9/30/2007
  61                     FuturePath Trading                         12,156      5/15/2011
  62                       Leslie's Pools                            2,710      2/28/2012
  64             Community Mediation Services, Inc.                  5,000      5/31/2008
  66                            DCFS                                36,000      3/13/2013
  67                 NW Georgia Gastroenterology                    10,230     11/30/2010
  68               First American Title Insurance                    4,872      5/31/2011
  70                      Tapas Restaurant                           2,800      5/18/2011
  72                     CDG Management, LLC                         5,258      4/18/2011
  73                      Technipower, Inc.                          8,380      9/30/2010
  75                             N/A                                   N/A         N/A
  77                      Starbucks Coffee                           1,817      8/31/2009
  79              AmSher Collection Services, Inc.                  16,964      3/31/2011
  83                             N/A                                   N/A         N/A
  84                          TGS, Inc.                             10,314      1/31/2010
  85          Blazin Wings, Inc. c/o Buffalo Wild Wing               5,856     10/31/2015
  86                             N/A                                   N/A         N/A
  93                       Kaysons Grille                            3,350      7/31/2016
  95                  Heritage Company Realtors                      5,310     10/31/2007
  97              National Clinical Research. Inc.                   9,645      3/31/2008
  98                    Fisherman's Exchange                         5,400      1/31/2007
  99                             N/A                                   N/A         N/A
  101                  The Trilogy Group, LLC                        6,930      8/31/2015
  103                       Office Depot                            18,304      1/31/2021
 104a                      Hollywood Video                           5,040     11/14/2009
 104b                            N/A                                   N/A         N/A
 104c                            N/A                                   N/A         N/A
 106a                  Black Belt Tae Kwon Do                        3,800      3/31/2007
 106b                            N/A                                   N/A         N/A
 106c                            N/A                                   N/A         N/A
 106d                            N/A                                   N/A         N/A
 107                          Narcotics                             17,986      6/30/2007
 108                  Northern Tool & Equipment                     25,277      4/30/2020
 110                 Michael's Deli and Seafood                      3,138     10/31/2011
 112                        Family Dollar                            8,990      6/30/2009
 116                       Marquis Leather                           3,911       7/1/2011
 119                             N/A                                   N/A         N/A
 122                             N/A                                   N/A         N/A
 126                             N/A                                   N/A         N/A
 128                      Sound Options Inc                          3,525      6/30/2013
 129                             N/A                                   N/A         N/A
 130                    Premier Title Company                        2,954      9/30/2011
 131                             N/A                                   N/A         N/A
 132               Physiotherapy Associates, Inc.                    2,808      9/30/2011
 133                        AAA Auto Club                            5,600     10/31/2011
 134                      Mr. Hot Dog, LLC                           1,595      7/31/2011
 135                        Tres Hombres                             4,220      9/30/2009
 137                          CJ's Deli                              2,400      2/28/2016
 140                        Family Dollar                            9,100     12/31/2011
 141                  Parson's Technology Group                      6,510     11/30/2007
 142                           My Gym                                2,425      8/31/2008
 146                     Thomsen Engineering                         4,918      6/30/2006
 149                      Verizon Wireless                           2,800      5/31/2009
 150                       Aqua Tera Salon                           2,100      2/28/2011
 151                      God's Lil Rainbow                          3,900      5/31/2012
 153                   Happy Nails Salon & Spa                       2,392      5/31/2016
 154                             N/A                                   N/A         N/A
 156               Drs. Ostroff & Auman (Urology)                    3,820      8/31/2012
 157                        Stars Carpets                            1,800      4/30/2011
 158              Salimpour Pediatric Medical Grp.                   3,985     12/31/2015
 159                             N/A                                   N/A         N/A
 160                 Prof. Billing for a Purpose                     3,719      3/31/2008
 161                      Carolina Pharmacy                          1,400      9/30/2009
 162                        Freedom Zone                             3,276      2/28/2007
 163               Fairfax Family Practice Center                    2,647     10/31/2017
 164                      Dr. Dan Gerhardt                           2,051      9/30/2010
 166                   Universal Kampo Karate                        2,953      3/31/2012
 168               Leslie's Swimming Pool Supplies                   2,800     12/31/2013
 169                      Shamrock Flowers                           5,424      9/30/2009
 171                             N/A                                   N/A         N/A

                                                                     CUT-OFF
                                                                 DATE PRINCIPAL
  #    CROSSED  PROPERTY NAME                                      BALANCE (1)        PROPERTY TYPE   SQ. FT.
-----  -------  -----------------------------------------------  --------------       -------------  ---------
  172           Four Gateway Plaza                                $  3,720,000        Office            21,002
  173           Shannon Square                                    $  3,654,000        Retail            99,192
  174           Claim Jumper at Deer Valley Towne Center          $  3,650,000        Retail            12,926
  181           Stonecrest Promenade                              $  3,517,901        Retail            16,500
  184           Carlsbad Airport Center                           $  3,493,798        Industrial        29,898
  185           SY Venture II                                     $  3,490,934        Retail            23,467
  186           BV Properties Temecula                            $  3,490,143        Retail            31,368
  187           Pinegate Shopping Center                          $  3,475,000        Retail            25,036
  189           208 W. 4th Street                                 $  3,440,000        Mixed Use         13,200
  190           Ward Circle Retail                                $  3,400,000        Retail            20,225
  191           Shoppes at Pittsburgh Mills (2)                   $  3,368,458        Retail             9,907
  192           Valle Verde Pad #1                                $  3,294,388        Retail             8,573
  193           Remax office                                      $  3,294,297        Office            22,401
  194           Bartlett Square Retail Center                     $  3,250,000        Retail            28,879
  195           Federal Express Building                          $  3,250,000        Industrial        36,790
  196           Old Town Plaza                                    $  3,200,000        Retail            11,166
  197           Shoppes at Armenia                                $  3,194,369        Retail            15,413
  198           Metro Plaza                                       $  3,150,000        Retail            12,774
  200           Mill Ohm Building                                 $  3,082,000        Industrial        46,003
  201           Cornerstone Plaza                                 $  3,000,000        Retail            11,458
  202           Elmsley Square                                    $  3,000,000        Retail            16,330
  203           Madison Commons                                   $  3,000,000        Retail            22,650
  204           485 Kings Highway                                 $  3,000,000        Mixed Use         20,600
  206           Town Place Square Pad C                           $  2,944,533        Retail             7,200
  207           Tomball Plaza                                     $  2,925,000        Retail            10,934
  208           Terrace Eateries                                  $  2,900,000        Retail             8,678
  209           Oaklandon Plaza                                   $  2,850,000        Retail            32,114
  211           Intech Commons Retail Center                      $  2,790,000        Retail            19,040
  213           Pinnacle Park Shops                               $  2,747,500        Retail            13,400
  214           Watkins Plaza                                     $  2,747,455        Retail            20,704
  215           Camp Creek Shopping Center                        $  2,725,000        Retail             9,628
  216           Albemarle Shops                                   $  2,714,846        Retail            21,400
  217           Adams and Tabor Shopping Center 2                 $  2,714,640        Retail            25,043
  218           MeadowPointe Office Park                          $  2,700,000        Office            28,762
  220           Fairway Center                                    $  2,692,348        Retail            14,745
  221           11969 Jefferson Avenue                            $  2,691,162        Retail            32,000
  222           Pleasant Valley Plaza                             $  2,690,788        Retail            32,000
  225           1st & Maple Office Building                       $  2,600,000        Office            21,324
  226           3032 Nostrand Avenue                              $  2,600,000        Mixed Use         15,000
  227           Arlington Shops                                   $  2,600,000        Retail            16,075
  230           CVS Fort Worth                                    $  2,557,373        Retail            13,050
  232           Preston Walk I                                    $  2,525,000        Retail            14,416
  234           Lakeridge Shopping Center                         $  2,491,529        Retail            36,270
  235           Shoppes of Ocala                                  $  2,475,000        Retail            13,962
  236           Eden Gate Shops                                   $  2,428,830        Retail            12,745
  237           JJ's Plaza                                        $  2,397,801        Retail            14,400
  238           State Street Plaza                                $  2,350,000        Retail            23,891
  239           Del Amo Metro                                     $  2,338,000        Retail             4,814
  240           Dowlen St. Retail Center                          $  2,305,252        Retail            17,500
  241           1310 Liberty Plaza                                $  2,297,933        Retail            20,000
  245           Paseo Medical Center                              $  2,256,157        Office            20,493
  247           Camelback Retail 2                                $  2,250,000        Retail             7,148
  248           Brandon Square                                    $  2,200,000        Retail            19,394
  249           Lantern Square                                    $  2,196,022        Office            20,560
  250     F     Mason Office Showroom                             $  1,146,982        Office            15,600
  251     F     Beckett Showroom II                               $  1,047,245        Office            13,860
  254           Wards Corner Shops                                $  2,160,000        Retail            10,465
  255           Woodsedge Plaza                                   $  2,150,000        Retail            15,618
  256           3104 Edloe Office Building                        $  2,150,000        Office            25,134
  257           Brookhollow Atrium                                $  2,150,000        Office            38,286
  262           Jones Valley Station                              $  2,021,314        Retail            15,900
  263           Willow Glen Shopping Center                       $  2,010,779        Retail            11,444
  264           Lexington Retail Center                           $  1,996,668        Retail            13,938
  265           Madisonville Plaza                                $  1,975,000        Retail            19,125
  266           Ambulatory Care Center                            $  1,919,783        Office            22,382
  269           Village Commons IV                                $  1,900,000        Retail             7,765
  270           Burdett Crossing                                  $  1,898,176        Retail            14,600
  273           Greenwood Pointe Shoppes                          $  1,800,000        Retail             6,120
  274           Morgan Road Station                               $  1,796,723        Retail            19,270
  276           Northglen Village Shops                           $  1,740,261        Retail            11,080
  277           Warrenton Office                                  $  1,708,298        Office            20,445
  278           Leeds Station                                     $  1,646,996        Retail            19,825
  279           San Fernando Road Industrial                      $  1,625,000        Industrial        18,600
  280           McKinney Square Retail Strip                      $  1,624,000        Retail            15,533
  281           Railway Plaza                                     $  1,600,000        Retail             7,878
  284           Little Five Points Retail                         $  1,450,000        Retail             5,287
  285           Fountain Center                                   $  1,410,000        Retail            14,296
  288           Applebee's Ground Lease - Joliet, IL              $  1,300,000        Retail             5,451
  289           Village Retail                                    $  1,294,647        Retail            12,480
  290           Plaza at Flowery Branch                           $  1,198,861        Retail             5,495
  291           197 Main Street                                   $  1,160,000        Retail             7,000
  292           Crossview Plaza                                   $  1,148,860        Retail             9,506
  293           Applebee's Ground Lease - Arlington Heights, IL   $  1,020,000        Retail             5,451
  294           Mazzei Blair                                      $    995,164        Retail             6,578
  295           1435 Upper Front Street                           $    990,000        Retail             6,666
  296           Family Dollar Center                              $    974,144        Retail            12,700
  297           34 East Main Street                               $    933,157        Mixed Use          8,260
  298           Lombardy Plaza                                    $    929,126        Industrial        40,640
  299           PNC Bank Cold Spring                              $    864,170        Retail             3,680
  300           Robbinsdale Retail Shop                           $    783,656        Mixed Use         13,334
  302           Layton Market                                     $    639,023        Retail             4,250
  303           1849 Kingwood Office Building                     $    500,000        Office            13,300
  304           98-20 Metropolitan Ave                            $    499,130        Office             6,640

                                 MAJOR                                   MAJOR          MAJOR
                              TENANT # 1                              TENANT # 1  TENANT # 1 LEASE
  #                              NAME                                   SQ. FT.    EXPIRATION DATE
-----  --------------------------------------------------------       ----------  -----------------
  172                    Eastern Colorado Bank                            7,243       11/30/2012
  173                    TPI Billing Solution                            32,450        7/31/2007
  174                        Claim Jumper                                12,926        7/31/2019
  181                  America's Best Eyeglasses                          2,800       11/30/2010
  184                  Sound Technologies, Inc.                          18,760        6/30/2011
  185                            Petco                                   12,870        1/31/2013
  186                          Boot Barn                                 10,223        11/1/2018
  187                         Century 21                                  7,140       12/31/2010
  189                   Cedar Street Courtyard                            4,800       12/31/2013
  190                    Deaton Karate Studio                             7,269        3/31/2016
  191                   Best Mattress Co., Inc.                           3,067        1/30/2016
  192                     Paradise Nail & Spa                             2,081       11/30/2010
  193                    Remax and Associates                             8,835       12/31/2009
  194                        CVS Pharmacy                                10,880        6/30/2026
  195                       Federal Express                              36,790        5/31/2016
  196                  Fred's Mexican Restaurant                          7,804        5/31/2016
  197                         Questamente                                 3,635       11/14/2009
  198                         NYPD Pizza                                  2,856        11/4/2011
  200                       GRQ Consulting                               10,161       12/31/2007
  201                           Handels                                   1,829        7/31/2015
  202                       Hollywood Video                               5,600        8/11/2016
  203                       Coldwell Banker                               3,600        8/31/2010
  204                  Best Catering Corporation                          9,200         8/1/2010
  206                       Chu Restaurant                                3,000        6/20/2016
  207                Mattress Firm Operating Ltd.                         4,885       11/30/2010
  208                       Nathan's Famous                               1,618        8/31/2016
  209                       Dollar General                                7,500        2/29/2008
  211                   Eckseed Eckspectations                            3,500        1/31/2011
  213                      Jefferson Dental                               5,600       10/31/2013
  214                         J&S Watkins                                 6,120        8/30/2018
  215                      Verizon Wireless                               4,650        8/31/2015
  216                     Christian Bookstore                             7,600        6/30/2011
  217                      A. Bob's Grocery                               7,000        4/30/2014
  218                         Market Day                                  3,058        7/31/2007
  220                        Italian Villa                                4,010        6/30/2016
  221                   Leisure Bay Industries                           17,000       10/31/2014
  222                         The Toggery                                 7,234       11/30/2009
  225                       Greenhaus, Inc.                               7,273        9/30/2009
  226             Home Attendant Vendor Agency, Inc.                      8,000       10/31/2010
  227                Mezcal #2 Mexican Restaurant                         3,600        7/31/2011
  230                             CVS                                    13,050       10/29/2017
  232                    Panera Bread Company                             4,078        3/31/2011
  234                         USA Fitness                                 7,920        4/30/2011
  235                       Bonefish Grill                                5,200        3/31/2015
  236                Cardinal Fitness at Avon, LLC                        8,600        3/31/2011
  237                       Furniture Plaza                               3,600        7/31/2008
  238                         Save a Lot                                 13,886       12/31/2014
  239                          Starbucks                                  1,500        2/29/2016
  240                        Lovett Dental                                3,187        9/30/2008
  241                         Pietro Cafe                                 3,750        5/31/2009
  245                 Family Eye Care Associates                          3,833       12/31/2011
  247                     IS IS Optical, PLLC                             3,548        7/31/2012
  248                     Gambro Health Care                              6,200       11/30/2010
  249             Todd R. Moretton D.D.S., M.S.D., PC                     3,390        7/31/2009
  250                    Schmitt Mortgage, LLC                            3,120        9/30/2006
  251              Advanced Land Title Agengy, Ltd.                       3,080       10/31/2008
  254            Mattress Warehouse of Lynchburg, LLC                     4,545        7/31/2011
  255                        Nova Leather                                 4,424        5/31/2007
  256                   Jefferson Energy 1, LP                            6,732       12/31/2010
  257                      Brown Engineering                              9,290        3/31/2010
  262                      Alabama Outdoors                               4,800        8/31/2009
  263                          Kwik Wash                                  2,000        6/30/2008
  264                       Beef O' Bradys                                3,511        1/31/2011
  265                         Dollar Tree                                 5,525        7/31/2011
  266               WNY Occupational Medicine, P.C.                       5,893         6/1/2011
  269                 Aztec Partners, LLC (Qdoba)                         2,530        1/15/2011
  270                       Salon Bellezzio                               3,000       10/31/2016
  273                        Mattress Firm                                4,000       11/19/2014
  274                       Dollar General                                8,000        7/31/2010
  276                   KC Police Credit Union                            2,680        1/31/2011
  277               Fauqier County/ County Offices                        3,210        4/30/2011
  278                       Dollar General                                8,625        7/31/2010
  279                         Mr. Office                                  7,300        1/31/2009
  280                      Freese & Nichols                               3,058        2/28/2009
  281                      Starbucks Coffee                               2,355        4/30/2011
  284                       Oxford Cleaners                               1,805         9/7/2010
  285                       Coldwell Banker                               4,615        7/31/2007
  288                   Apple ILLINOIS II, LLC                            5,451        2/16/2026
  289                         Mansetti's                                  3,230        5/31/2010
  290                   Diva Style Consignment                            1,500        8/31/2010
  291                     Main Street Carpet                              3,500       11/30/2010
  292                   Engle's American Bistro                           4,566        1/31/2010
  293            AppleILLINOIS II, LLC (Ground Lease)                     5,451        2/13/2026
  294                        Cutting Club                                 2,119        9/30/2009
  295                          M&T Bank                                   2,600        8/31/2015
  296                        Family Dollar                                9,100        6/30/2016
  297                          Sun Bank                                   3,300        2/28/2013
  298          Partner's Restoration & Construction, LLC                  6,120        4/30/2008
  299                          PNC Bank                                   3,680        1/12/2021
  300                     Thistles Restaurant                             3,370       11/30/2009
  302                          Rod Works                                  2,001        8/30/2010
  303                        Vision Source                                6,470        5/31/2013
  304                  Freed, Kule-Korgood, Wax                           2,040       10/31/2008

                           MAJOR                        MAJOR           MAJOR
                         TENANT # 2                   TENANT # 2  TENANT # 2 LEASE
  #                         NAME                        SQ. FT.      EXPIRATION DATE
-----  ---------------------------------------------  ----------  ----------------
  172          Lawyer's Title Insurance Corp.             6,885       1/31/2010
  173                   Occucenters                       8,103       2/28/2014
  174                       N/A                             N/A          N/A
  181                       UPS                           2,100       2/28/2011
  184                 Secure Wireless                    11,138       7/31/2012
  185          Martin & Borders Chiropractor              2,736       7/31/2008
  186       National Piano Institute Corporation          5,588       11/1/2009
  187                 Internet Realty                     2,702      12/31/2009
  189                 Black & Vernooy                     2,800       8/31/2007
  190              Rodeo Drive Body Salon                 6,250       1/31/2011
  191         Hollywood Tanning Systems, Inc.             2,460        2/8/2016
  192               Sun Tan Enterprises                   2,081       3/31/2012
  193             Gary Brandon Enterprise                 3,515      12/31/2009
  194                 Hoss' Road House                    3,053       1/31/2009
  195                       N/A                             N/A          N/A
  196                  Diamond Source                     1,984       1/31/2012
  197                Washington Mutual                    3,500      11/10/2015
  198                  Leslie's Pool                      1,768      12/31/2008
  200             Complete Business System                6,422      11/30/2008
  201                    Quik Drop                        1,605       3/31/2011
  202                    Starbucks                        1,800       8/24/2016
  203                 Keller Willaims                     3,600       3/31/2011
  204             Blockbuster Videos Inc.                 5,500       6/30/2010
  206                     Chipotle                        2,500       6/26/2016
  207      Mark Harris d/b/a 4- Corners Cleaners          3,662      12/31/2010
  208                 Taco LaPlaza (2)                    1,394       8/31/2016
  209                Lord Ashley's Pub                    6,000       2/28/2014
  211                 Web Connections                     3,200       7/31/2011
  213                Purpose Financial                    1,400       2/28/2011
  214                 Classic Interior                    4,000       2/17/2007
  215             Camp Creek Family Dental                1,348       9/30/2010
  216                    Shoe Show                        5,000       6/30/2011
  217                Taste of Portugal                    4,770      12/31/2010
  218               Drs. Trecha & Nagel                   2,400       2/28/2011
  220                  Apple Eye Care                     1,543       7/31/2011
  221                  Harbor Freight                    15,000       8/29/2011
  222                    Companions                       4,000       1/31/2007
  225         San Diego American Indian Health            6,654       9/30/2007
  226             Optical Shops of America                2,000       2/28/2012
  227                  Movie Gallery                      3,575       6/30/2011
  230                       N/A                             N/A          N/A
  232             Alexia's Bridal Boutique                2,850       6/30/2011
  234            C.J.'s Restaurant and Club               6,476      11/30/2008
  235                   Ideal Image                       1,762       7/31/2010
  236           Citifinancial Services, Inc.              1,700       3/31/2011
  237                 Passage to India                    1,800      10/31/2007
  238                    McDonald's                       3,212       11/9/2013
  239                    Wing Stop                        1,200       2/28/2016
  240               Texas State Optical                   3,000       1/31/2009
  241            Kingdom Harvest Ministries               3,250       5/31/2006
  245            Family Practice Associates               2,690       6/30/2007
  247             High Profile Realty, LLC                2,000       1/31/2013
  248                  Sweeper World                      4,000       1/31/2009
  249             Pro-Scan Imaging of Indy                2,974       5/31/2009
  250              Hassee & Nesbitt, LLC                  1,560       9/30/2006
  251                   Jamie Powell                      1,540      11/30/2006
  254           Saundra Slagle t/a Olde Ways              1,560       8/31/2006
  255                 Home Sweet Home                     4,375      12/31/2008
  256            Molina Healthcare of Texas               6,139       10/9/2011
  257          Spectrum Association Mgmt, LP              6,601       4/30/2009
  262                  Movie Gallery                      3,900       8/31/2011
  263                     Ebay 4U                         1,715       2/28/2011
  264                     Fazoli's                        3,119      12/31/2010
  265                       Cato                          3,400       1/31/2011
  266              All Care Family Dental                 3,385      12/15/2020
  269                  Gamestop, Inc.                     1,955      10/19/2010
  270              Creative Color Imaging                 2,640      10/31/2016
  273                      Qdoba                          2,120       12/2/2009
  274                    China Wok                        2,800       6/30/2007
  276              American Laser Center                  1,400       9/30/2011
  277              Robin C. Gulick, P.C.                  3,186      12/31/2010
  278                Blockbuster Video                    4,200       1/31/2007
  279                  Gourmand Club                      4,000       8/31/2009
  280                Design Collections                   2,812       2/28/2009
  281               Sterba's DanceSport                   2,038      12/31/2007
  284                    Starbucks                        1,750       9/30/2010
  285              University of Redlands                 3,400       7/31/2007
  288                       N/A                             N/A          N/A
  289  Sister Kenny Sports & Physical Therapy Center      3,137       7/31/2010
  290                Designer Cleaners                    1,400       5/31/2010
  291            Handcraft Custom Cabinets                1,750      10/31/2010
  292             Mystical Rose Ice Cream                 2,160      10/31/2010
  293                       N/A                             N/A          N/A
  294                 Mazzei and Blair                    1,810      12/31/2018
  295                  Upstate Bagel                      1,600       8/31/2014
  296               Advanced Mower Depot                  2,400       3/30/2011
  297             Abilheira & Ferrara P.C.                2,400       8/31/2011
  298               DFW Coating Concepts                  6,080       1/15/2010
  299                       N/A                             N/A          N/A
  300                      WECsys                         2,666      12/31/2007
  302                     #1 Nails                        1,059       2/28/2010
  303               S&W Energy Solutions                  4,493       5/1/2011
  304              Mitchell & Incatalupo                  1,625      12/31/2018

                                MAJOR                              MAJOR          MAJOR
                              TENANT # 3                        TENANT # 3  TENANT # 3 LEASE
  #                              NAME                             SQ. FT.    EXPIRATION DATE
-----  -------------------------------------------------------  ----------  ----------------
  172                         CDS, LLC                               3,437      8/31/2018
  173                    Rawson and Company                          5,400     11/30/2008
  174                            N/A                                   N/A         N/A
  181                        Zo's Pizza                              1,911      1/31/2011
  184                            N/A                                   N/A         N/A
  185                   PHO Restaurants, Inc.                        2,200      6/30/2013
  186                  Vista Paint Corporation                       5,143      11/1/2018
  187                       World Bakery                             2,702     12/31/2010
  189                          Malaga                                2,800     12/31/2013
  190                      Parker Uniforms                           4,456     10/31/2008
  191                    Cold Stone Creamery                         1,470      5/31/2016
  192                 Marshall Galleries, Inc.                       1,833      4/30/2013
  193                      FCA Properties                            2,450      5/31/2011
  194                      Frozen Memories                           3,000     11/30/2008
  195                            N/A                                   N/A         N/A
  196                        Mark Miles                                550      2/28/2008
  197                   Unique Beauty School                         1,800      2/28/2011
  198                       Salon De Cruz                            1,740       9/6/2011
  200                  Performance Automotive                        4,909      9/30/2007
  201                          Caribou                               1,586      8/31/2015
  202                          Subway                                1,550      8/17/2011
  203                     Lil Caesars Pizza                          1,800       7/9/2013
  204                   Sephardic Bikur Holim                        2,200     10/31/2006
  206                       FedEx Kinko's                            1,700      7/31/2011
  207                    T-Mobile Texas, LP                          2,387      5/31/2016
  208                  Tutto Pasta Express (1)                       1,263      8/31/2016
  209                          Re/Max                                3,700       1/6/2010
  211                  Countrywide Home Loans                        3,200      4/30/2010
  213                         Quizno's                               1,400     11/30/2016
  214                       Miller Paint                             2,600     11/14/2006
  215                          D'Beaux                               1,213      8/31/2010
  216                            CTC                                 2,000      5/31/2011
  217                   PA State Liquor Store                        3,335      8/31/2008
  218                  Drs. Horodnic & Linden                        2,350     12/31/2008
  220                      Victoria Salon                            1,525      8/31/2011
  221                            N/A                                   N/A         N/A
  222                         Spherion                               2,000     11/14/2006
  225                        Mary Clarno                             1,612      6/30/2007
  226                       Chabad House                             1,000      8/14/2007
  227                       Dry Cleaners                             1,400      7/31/2011
  230                            N/A                                   N/A         N/A
  232                     J&F Gemelli Salon                          1,688      4/30/2008
  234                 Roma's Italian Restaurant                      3,903      5/31/2009
  235                  Jacob Realty & Mortgage                       1,400     11/30/2010
  236                   Casual Luxuries, LLC                         1,600      4/30/2011
  237                          Mekong                                1,800      4/30/2008
  238                        Dollar Plus                             2,300      3/31/2009
  239                          Quiznos                               1,140     11/30/2016
  240                 Community Bank and Trust                       2,250      9/30/2008
  241                        Lucky Group                             2,500     10/31/2016
  245                   Westwind Dental, PLLC                        2,225      6/30/2011
  247                        Sabatino's                              1,600      8/31/2010
  248                          Subway                                2,960      2/28/2007
  249                 Richard C. Weber DDS, PC                       2,211     12/31/2010
  250                 Top Dog Productions, Inc.                      1,560     10/31/2006
  251                   Siegel Design Center                         1,540      4/30/2007
  254                     Horizon PCS, Inc.                          1,560      11/1/2011
  255                         Reel Fun                               1,833      9/30/2008
  256                    Parkland Properties                         1,818      2/28/2010
  257                     Texas True Choice                          4,525      3/31/2008
  262                       Clementine's                             2,400      4/30/2011
  263                   Martinizing Cleaners                         1,600     10/31/2007
  264                  All Talk Communications                       1,638      3/31/2011
  265                         Shoe Show                              3,400     10/31/2011
  266           Western N.Y. Phys & Occ Therapy Group                2,920      5/31/2010
  269                    Wireless Work, Inc.                         1,820     12/25/2010
  270                   Blue Springs Bouquet                         2,440      6/30/2008
  273                            N/A                                   N/A         N/A
  274                       Dr. Schambeau                            1,750     11/30/2010
  276                      Rosati's Pizza                            1,400      4/30/2011
  277  Virginia Polytechnic Institute & State University (VPI)       2,895      4/30/2008
  278                      Advance America                           1,400     12/31/2006
  279                      Century Fabric                            4,000     11/30/2006
  280                     Milestone Events                           2,798      1/31/2009
  281                       Get the Edge                             1,770     10/31/2009
  284                   Dwellings Real Estate                        1,732     10/17/2010
  285                        Sushi Kimo                              1,800     12/31/2010
  288                            N/A                                   N/A          N/A
  289                  Memories and More, Inc.                       1,886     11/30/2010
  290                      Inman Perk Golf                           1,400      6/30/2010
  291                         VIP Nails                              1,750      9/30/2014
  292                    Elementz Hair Salon                         1,700      5/31/2010
  293                            N/A                                   N/A          N/A
  294                       Tanning Salon                            1,589      7/31/2016
  295                        Laura Brown                               948       1/31/2010
  296                      Advance America                           1,200      3/31/2009
  297                         Cafe 360                               1,900      4/30/2009
  298                       Martin Lucio                             4,300     10/20/2008
  299                            N/A                                   N/A          N/A
  300                      Broadway Awards                           2,463      1/31/2010
  302                   Element Studio Salon                         1,054      6/30/2008
  303                          Nowstun                               2,337      7/31/2011
  304                  Vishwanauth R. Balliram                         840      8/31/2009

(A) THE UNDERLYING MORTGAGE LOANS SECURED BY WEST COVINA VILLAGE COMMUNITY SHOPPING CENTER AND WELLS FARGO BANK TOWER ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.

(B) THE UNDERLYING MORTGAGE LOANS SECURED BY MIRA MESA MARKETPLACE WEST AND MIRA MESA MARKETPLACE EAST ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.

(C) THE UNDERLYING MORTGAGE LOANS SECURED BY NP NORTH PARK CROSSING, NP REGAL CINEMA AND NP SHERWOOD LANDING & OUTBACK STEAKHOUSE ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.

(D) THE UNDERLYING MORTGAGE LOANS SECURED BY CONCOURSE 100 AND CONCOURSE 800 ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED. ANY TIME AFTER SEPTEMBER 25, 2009, BORROWER SHALL BE ENTITLED TO CAUSE THE LOANS TO BE UNCROSSED. UNCROSSING SHALL NOT OCCUR i) DURING THE LAST 12 MONTHS OF THE TERM, ii) LTV *= 75% AND iii) DSCR **=1.25x.

(F) THE UNDERLYING MORTGAGE LOANS SECURED BY BECKETT SHOWROOM II AND MASON OFFICE SHOWROOM ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.

(1)  BASED ON A CUT-OFF DATE IN DECEMBER 2006.

(2) ABERCROMBIE AND FITCH (55,764 SF; 46.0% OF GLA) OCCUPIES BOTH RETAIL SPACE (38,250 SF; 31.58% GLA) OF RETAIL SPACE AS WELL AS OFFICE SPACE (17,514 SF;14.46% OF GLA). ABERCROMBIE AND FITCH HAS THREE LEASES FOR RETAIL SPACE WITH EXPIRATION DATES OF 12/31/2019 (22,100 SF; 18.24% GLA) AND 1/31/2020
     (16,150 SF; 13.33% GLA). THEY HAVE TWO LEASES FOR OFFICE SPACE WITH EXPIRATION DATES OF 1/31/2020 (8,325; 6.87% GLA) AND 3/1/2007 (9,189; 7.59%
     GLA).

(3) THE 280 PARK AVENUE TOTAL LOAN IS EVIDENCED BY A $440 MILLION MORTGAGE LOAN AND A $670 MILLION SUBORDINATE MEZZANINE LOAN. $140 MILLION OF THE MORTGAGE LOAN WILL BE AN ASSET OF THE ISSUING ENTITY. THE REMAINING $300 MILLION PARI-PASSU PORTION OF THE MORTGAGE LOAN HAS BEEN SECURITIZED IN THE CSMC 2006-C4 TRANSACTION AND HAS DIRECTING CERTIFICATE HOLDER RIGHTS. THE MEZZANINE LOAN IS SECURED BY A PLEDGE OF OWNERSHIP INTEREST IN THE BORROWER, HAS STANDARD LENDER PROTECTION AND IS SUBJECT TO STANDARD INTERCREDITOR AGREEMENTS. ALL CALCULATIONS ARE BASED ON THE $440 MILLION MORTGAGE LOAN.

(4) THE WATERFRONT PLAZA TOTAL LOAN IS EVIDENCED BY A $100 MILLION MORTGAGE LOAN, WHICH WILL BE AN ASSET OF THE ISSUING ENTITY, AND AN $11 MILLION SUBORDINATE MEZZANINE LOAN. THE MEZZANINE LOAN IS SECURED BY A PLEDGE OF OWNERSHIP INTEREST IN THE BORROWER, HAS STANDARD LENDER PROTECTION AND IS SUBJECT TO STANDARD INTERCREDITOR AGREEMENTS. ALL CALCULATIONS ARE BASED ON THE $100 MILLION MORTGAGE LOAN.

(5)  TENANT OCCUPIES ITS SPACE PURSUANT TO A GROUND LEASE.

                              MULTIFAMILY SCHEDULE

                                                                                                UTILITIES                    SUBJECT
                                                                                                 TENANT               #       STUDIO
  #    CROSSED  PROPERTY NAME                                     PROPERTY SUBTYPE                PAYS            ELEVATORS   UNITS
-----  -------  -------------                                     ----------------              ---------         ---------  -------
  1a            Driscoll Place                                      Conventional          Electric/Water/Sewer        0        N/A
  1b            The Crossroads                                      Conventional          Electric/Water/Sewer        0        N/A
  1c            Crystal Bay                                         Conventional          Electric/Water/Sewer        0        N/A
  1d            Westwood Village                                    Conventional             Electric/Water           0        N/A
  1e            Wolf Creek                                          Conventional          Electric/Water/Sewer        0        N/A
  1f            Southpoint                                          Conventional          Electric/Water/Sewer        0        N/A
  1g            Copper Cove                                         Conventional          Electric/Water/Sewer        0        N/A
  1h            Shadow Creek                                        Conventional          Electric/Water/Sewer        0        N/A
  1i            St. Andrews                                         Conventional          Electric/Water/Sewer        0        N/A
  1j            Peachtree Place                                     Conventional        Electric/Gas/Water/Sewer      0        N/A
  1k            Pinnacle West                                       Conventional          Electric/Water/Sewer        0        N/A
  1l            Lake of the Woods                                   Conventional              Electric/Gas            0        N/A
  1m            Savoy Manor                                         Conventional          Electric/Water/Sewer        0        N/A
  1n            Park on Rosemeade                                   Conventional             Electric/Water           0        29
  1o            Cedarbrook                                          Conventional             Electric/Water           0        N/A
  1p            The Pinnacle                                        Conventional          Electric/Water/Sewer        0        N/A
  1q            Estrada Place (Surrey Oaks II)                      Conventional          Electric/Water/Sewer        0        N/A
  1r            Wellston Ridge                                      Conventional          Electric/Water/Sewer        0        N/A
  1s            Oakdale Villas                                      Conventional          Electric/Water/Sewer        0        N/A
  1t            Northcrest                                          Conventional                Electric              0        N/A
  2a            34-15 Parsons Blvd - Flushing                       Conventional              Electric/Gas            3        18
  2b            99-60 & 99-65 64th - Rego Park                      Conventional              Electric/Gas            4        16
  2c            98-30 67th Ave Forest Hills                         Conventional              Electric/Gas            2        12
  2d            43-09 47th Street - Sunnyside                       Conventional              Electric/Gas            2        12
  2e            41-25 Case Street - Elmhurst                        Conventional              Electric/Gas            2        24
  2f            188-30/34 87th Ave - Hollis                         Conventional              Electric/Gas            2        25
  2g            47th, 44th and 45th - Woodside                      Conventional              Electric/Gas            0        12
  2h            43-23 40th Street - Sunnyside                       Conventional              Electric/Gas            1        24
  2i            43-08 40th Street - Sunnyside                       Conventional              Electric/Gas            1        18
  2j            32-06 47th Street - Astoria                         Conventional              Electric/Gas            1        12
  2k            37-25 81st Street - Jackson Heights                 Conventional              Electric/Gas            1        N/A
  2l            83-40 Britton Aveneue - Elmhurst                    Conventional              Electric/Gas            1        19
  2m            119-21 Metropolitan Avenue - Kew Gardens            Conventional              Electric/Gas            0        10
  2n            37-06 81st Street - Jackson Heights                 Conventional              Electric/Gas            1        N/A
  2o            47-06 46th Street - Woodside                        Conventional                Electric              1        42
  2p            47-05 45th Street - Woodside                        Conventional                Electric              1        42
  2q            32-52 33rd Street - Astoria                         Conventional              Electric/Gas            1        17
  2r            41-26 73rd Street - Woodside                        Conventional              Electric/Gas            0        12
  2s            33-51 73rd Street - Jackson Heights                 Conventional              Electric/Gas            1         1
  2t            35-16 34th Street - Astoria                         Conventional              Electric/Gas            1        32
  2u            88-36 Elmhurst Avenue - Elmhurst                    Conventional              Electric/Gas            1        14
  2v            32-42 33rd Street - Astoria                         Conventional              Electric/Gas            1        17
  2w            35-65 86th Street - Jackson Heights                 Conventional              Electric/Gas            1        18
  2x            37-37 88th Street - Jackson Heights                 Conventional              Electric/Gas            1         2
  2y            86-02 Forest Pkwy - Woodhaven                       Conventional              Electric/Gas            2        N/A
  2z            39-11, 39-15 & 39-19 62nd Street - Woodside         Conventional              Electric/Gas            0         6
  2aa           34-09 83rd Street - Jackson Heights                 Conventional              Electric/Gas            0         7
  2ab           34-10 84th Street - Jackson Heights                 Conventional              Electric/Gas            0         8
  2ac           37-40 81st Street - Jackson Heights                 Conventional              Electric/Gas            0        N/A
  2ad           37-30 81st Street - Jackson Heights                 Conventional              Electric/Gas            0        N/A
  2ae           43-35 & 43-39 42nd Street - Sunnyside               Conventional                Electric              0        N/A
 26             Fairway Vista                                       Conventional          Electric/Water/Sewer        0        N/A
 28             148-154 Columbus Avenue                          Multifamily/Retail           Electric/Gas           N/A       N/A
 30             Caribbean Isle Apartments                           Conventional        Electric/Gas/Water/Sewer      0        N/A
 31             Seven Oaks Apartments                               Conventional             Electric/Water           0        N/A
 33             Legacy at Friendly Manor                            Conventional          Electric/Water/Sewer        0        N/A
 36             Canyon Oaks Apartments                              Conventional        Electric/Gas/Water/Sewer      0        52
 40             Canebrake Apartments                                Conventional          Electric/Water/Sewer        0        N/A
 46             400 West 14th Street                         Retail/Multifamily/Office            N/A                N/A       N/A
 50             Burwick Farms Apartment Homes                       Conventional              Electric/Gas            0        N/A
 52             Avalon Park Town Center Phase II                 Retail/Multifamily               N/A                N/A       N/A
 54             Woodbridge Villas Apartments                        Conventional             Electric/Water           0        N/A
 55             Legacy Apartments                                   Conventional           Electric/Gas/Water         0        N/A
 56             Smoketree Apartments                                Conventional                Electric              0        86
 57             MacArthur Park Apartments                           Conventional             Electric/Water           0        N/A
 69             Catalina Mission Apartments                         Conventional                Electric              0        24
 71             Sunbreeze Apartments                                Conventional                Electric              0        N/A
 81             Gardens of Canal Park Apartments                    Conventional          Electric/Water/Sewer        0        N/A
 82             Observation Point Apartments                        Conventional                Electric              0        N/A
 87             Brandon Walk Apartments                             Conventional             Electric/Water           0        N/A
 89             Heartland Ridge Apartments                          Conventional                  None                0        N/A
 92             Woodcrest Apartments                                Conventional           Electric/Water/Gas         0        32
 96a            Towne Oaks North Apartments                         Conventional          Electric/Water/Sewer        0        N/A
 96b            Towne Oaks Apartments                               Conventional          Electric/Water/Sewer        0        N/A
100             Las Brisas Apartments                               Conventional                Electric              0        N/A
102             The Cottages on Elm                                 Conventional              Electric/Gas            0        N/A
105             Arbors of Perrysburg                                Conventional        Electric/Gas/Water/Sewer      0        N/A
111             Shady Oaks Apartments                               Conventional          Electric/Water/Sewer        0        N/A
115             507, 515, 517 West 171st Street                     Conventional              Electric/Gas            0        N/A
118             Brookstone Apartments                               Conventional          Electric/Water/Sewer        0        N/A

        SUBJECT    SUBJECT   SUBJECT   SUBJECT    SUBJECT   SUBJECT   SUBJECT    SUBJECT   SUBJECT   SUBJECT    SUBJECT   SUBJECT
         STUDIO     STUDIO     1 BR     1 BR        1 BR      2 BR      2 BR       2 BR      3 BR      3 BR       3 BR      4 BR
  #    AVG. RENT  MAX. RENT   UNITS   AVG. RENT  MAX. RENT   UNITS   AVG. RENT  MAX. RENT   UNITS   AVG. RENT  MAX. RENT   UNITS
-----  ---------  ---------  -------  ---------  ---------  -------  ---------  ---------  -------  ---------  ---------  -------
  1a      N/A        N/A       392     $  494      $  688      96      $  704    $  770      N/A       N/A        N/A       N/A
  1b      N/A        N/A       382     $  424      $  550     240      $  540    $  645      N/A       N/A        N/A       N/A
  1c      N/A        N/A       240     $  577      $  895      80      $  830    $  995      N/A       N/A        N/A       N/A
  1d      N/A        N/A       168     $  434      $  590     128      $  549    $  710       24     $   820    $   933     N/A
  1e      N/A        N/A       160     $  575      $  858      72      $  789    $  928      N/A       N/A        N/A       N/A
  1f      N/A        N/A       160     $  540      $  655      84      $  683    $  800      N/A       N/A        N/A       N/A
  1g      N/A        N/A       210     $  486      $  625      60      $  680    $  825      N/A       N/A        N/A       N/A
  1h      N/A        N/A       120     $  515      $  570     120      $  615    $  700      N/A       N/A        N/A       N/A
  1i      N/A        N/A        40     $  498      $  597     152      $  597    $  705       32     $   733    $   825     N/A
  1j      N/A        N/A       120     $  440      $  524     120      $  548    $  644      N/A       N/A        N/A       N/A
  1k      N/A        N/A       140     $  456      $  560     112      $  554    $  625      N/A       N/A        N/A       N/A
  1l      N/A        N/A        72     $  483      $  655     144      $  594    $  755      N/A       N/A        N/A       N/A
  1m      N/A        N/A       120     $  508      $  655      72      $  672    $  750      N/A       N/A        N/A       N/A
  1n     $418      $  455      223     $  508      $  755     N/A       N/A        N/A       N/A       N/A        N/A       N/A
  1o      N/A        N/A       197     $  479      $  570       3      $  775    $  795      N/A       N/A        N/A       N/A
  1p      N/A        N/A        86     $  539      $  645      64      $  650    $  755      N/A       N/A        N/A       N/A
  1q      N/A        N/A       104     $  443      $  520      56      $  589    $  620      N/A       N/A        N/A       N/A
  1r      N/A        N/A        48     $  532      $  575      60      $  614    $  660       12     $   759    $   800     N/A
  1s      N/A        N/A        48     $  507      $  550      56      $  599    $  635      N/A       N/A        N/A       N/A
  1t      N/A        N/A        80     $  425      $  515      32      $  538    $  555      N/A       N/A        N/A       N/A
  2a     $813      $  932       48     $  919      $1,065      86      $1,013    $1,389       23     $ 1,122    $ 1,446     N/A
  2b     $732      $  969       92     $  885      $1,200      24      $1,032    $1,397      N/A       N/A        N/A       N/A
  2c     $891      $1,050       48     $  931      $1,350      37      $  943    $1,459       24     $   899    $ 1,404     N/A
  2d     $737      $  949       63     $  914      $1,200      31      $1,065    $1,400      N/A       N/A        N/A       N/A
  2e     $759      $1,021       60     $  762      $1,117      25      $  846    $1,162      N/A       N/A        N/A       N/A
  2f     $775      $1,010       47     $  879      $1,050      24      $1,016    $1,247      N/A       N/A        N/A       N/A
  2g     $809      $  969       58     $  915      $1,064      19      $1,040    $1,375      N/A       N/A        N/A       N/A
  2h     $779      $1,028       36     $  928      $1,132      13      $1,033    $1,450      N/A       N/A        N/A       N/A
  2i     $781      $  917       47     $  887      $1,117       6      $1,048    $1,253      N/A       N/A        N/A       N/A
  2j     $802      $1,000       46     $  938      $1,094       5      $1,197    $1,490      N/A       N/A        N/A       N/A
  2k      N/A        N/A        39     $  861      $1,099      19      $1,070    $1,425      N/A       N/A        N/A       N/A
  2l     $694      $  980       36     $  846      $1,172      12      $  914    $1,335      N/A       N/A        N/A       N/A
  2m     $752      $  984       43     $  870      $1,061       6      $  848    $1,182        2     $ 1,364    $ 1,364     N/A
  2n      N/A        N/A        24     $  916      $1,191      15      $1,166    $1,345      N/A       N/A        N/A       N/A
  2o     $856      $1,077       12     $  887      $1,032       7      $1,037    $1,381      N/A       N/A        N/A       N/A
  2p     $854      $1,028       12     $  900      $1,100       7      $1,156    $1,301      N/A       N/A        N/A       N/A
  2q     $803      $1,029       30     $  738      $1,118      13      $  711    $1,289      N/A       N/A        N/A       N/A
  2r     $738      $  819       34     $  915      $1,080      13      $1,116    $1,438      N/A       N/A        N/A       N/A
  2s     $857      $  857       35     $  929      $1,200      12      $1,223    $1,383      N/A       N/A        N/A       N/A
  2t     $750      $1,039       36     $  746      $1,051       2      $  595    $  595      N/A       N/A        N/A       N/A
  2u     $719      $  899       39     $  935      $1,251       7      $  941    $1,150      N/A       N/A        N/A       N/A
  2v     $807      $1,006       30     $  635      $1,043      13      $  707    $1,069      N/A       N/A        N/A       N/A
  2w     $802      $  948       23     $  944      $1,200       6      $1,137    $1,359      N/A       N/A        N/A       N/A
  2x     $772      $  772       46     $  680      $1,098      12      $  768    $1,328      N/A       N/A        N/A       N/A
  2y      N/A        N/A        40     $  831      $  999       8      $  978    $1,222      N/A       N/A        N/A       N/A
  2z     $818      $1,029       42     $  840      $1,000     N/A       N/A        N/A       N/A       N/A        N/A       N/A
  2aa    $751      $  799       18     $  838      $1,002      15      $  883    $1,084      N/A       N/A        N/A       N/A
  2ab    $743      $  799       19     $  798      $  981      14      $  928    $1,310      N/A       N/A        N/A       N/A
  2ac     N/A        N/A        26     $  842      $1,039       6      $1,052    $1,335      N/A       N/A        N/A       N/A
  2ad     N/A        N/A        26     $  855      $1,026       6      $  976    $1,385      N/A       N/A        N/A       N/A
  2ae     N/A        N/A        25     $  653      $1,100      10      $  774    $1,200      N/A       N/A        N/A       N/A
 26       N/A        N/A       100     $1,095      $1,575     141      $1,303    $1,705       9      $ 1,632    $ 1,745     N/A
 28       N/A        N/A       N/A       N/A        N/A       N/A       N/A        N/A       N/A       N/A        N/A       N/A
 30       N/A        N/A       240     $  728      $  925     136      $  881    $  980      N/A       N/A        N/A       N/A
 31       N/A        N/A       183     $  731      $  978     113      $  963    $1,246       12     $ 1,197    $ 1,299     N/A
 33       N/A        N/A       116     $  655      $  725     132      $  835    $  885       60     $   990    $ 1,005     N/A
 36      $413      $  478      312     $  479      $  609     169      $  611    $  899       11     $   793    $   849      18
 40       N/A        N/A        48     $  807      $  830     112      $  950    $1,075       40     $   968    $ 1,100     N/A
 46       N/A        N/A       N/A       N/A        N/A         6      $2,502    $5,900        1     $33,333    $33,333     N/A
 50       N/A        N/A        84     $  729      $  937     180      $  845    $1,007      N/A       N/A        N/A       N/A
 52       N/A        N/A        42     $  962      $1,021      36      $1,112    $1,255        6     $ 1,382    $ 1,430     N/A
 54       N/A        N/A       110     $  649      $  775      88      $  864    $1,145       24     $ 1,063    $ 1,300     N/A
 55       N/A        N/A       164     $  679      $1,190      60      $  862    $1,335       20     $ 1,105    $ 1,930     N/A
 56      $478      $  519      148     $  574      $  669      46      $  705    $  810      N/A       N/A        N/A       N/A
 57       N/A        N/A       144     $  610      $  730     116      $  733    $  899       16     $ 1,042    $ 1,229     N/A
 69      $355      $  430      120     $  402      $  514     128      $  497    $  570       64     $   634    $   790     N/A
 71       N/A        N/A       104     $  645      $  710      80      $  750    $  820       24     $   910    $ 1,020     N/A
 81       N/A        N/A        72     $  495      $  585     136      $  590    $  730       24     $   713    $   755     N/A
 82       N/A        N/A       320     $  339      $  384      80      $  510    $  549      N/A       N/A        N/A       N/A
 87       N/A        N/A        32     $  579      $  605     122      $  666    $  760       40     $   823    $   899     N/A
 89       N/A        N/A        31     $  593      $  610      33      $  840    $  890       64     $ 1,046    $ 1,065      16
 92      $445      $  536       80     $  540      $  646      88      $  645    $  846       24     $   749    $   859     N/A
 96a      N/A        N/A        52     $  494      $  570      68      $  617    $  780       16     $   753    $   800     N/A
 96b      N/A        N/A        40     $  478      $  565      60      $  637    $  790        4     $   631    $   690     N/A
100       N/A        N/A        40     $  595      $  607     189      $  676    $  725       24     $   836    $   860     N/A
102       N/A        N/A        25     $  454      $  520     250      $  532    $  579        1     $   565    $   565     N/A
105       N/A        N/A       N/A       N/A        N/A       114      $  779    $  900      N/A       N/A        N/A       N/A
111       N/A        N/A       156     $  494      $  650      82      $  647    $  820      N/A       N/A        N/A       N/A
115       N/A        N/A        27     $  661      $  969      14      $  780    $1,233       31     $   610    $ 1,541       8
118       N/A        N/A       144     $  464      $  525      80      $  626    $  700      N/A       N/A        N/A       N/A

        SUBJECT    SUBJECT
          4 BR       4 BR
  #    AVG. RENT  MAX. RENT
-----  ---------  ---------
  1a      N/A        N/A
  1b      N/A        N/A
  1c      N/A        N/A
  1d      N/A        N/A
  1e      N/A        N/A
  1f      N/A        N/A
  1g      N/A        N/A
  1h      N/A        N/A
  1i      N/A        N/A
  1j      N/A        N/A
  1k      N/A        N/A
  1l      N/A        N/A
  1m      N/A        N/A
  1n      N/A        N/A
  1o      N/A        N/A
  1p      N/A        N/A
  1q      N/A        N/A
  1r      N/A        N/A
  1s      N/A        N/A
  1t      N/A        N/A
  2a      N/A        N/A
  2b      N/A        N/A
  2c      N/A        N/A
  2d      N/A        N/A
  2e      N/A        N/A
  2f      N/A        N/A
  2g      N/A        N/A
  2h      N/A        N/A
  2i      N/A        N/A
  2j      N/A        N/A
  2k      N/A        N/A
  2l      N/A        N/A
  2m      N/A        N/A
  2n      N/A        N/A
  2o      N/A        N/A
  2p      N/A        N/A
  2q      N/A        N/A
  2r      N/A        N/A
  2s      N/A        N/A
  2t      N/A        N/A
  2u      N/A        N/A
  2v      N/A        N/A
  2w      N/A        N/A
  2x      N/A        N/A
  2y      N/A        N/A
  2z      N/A        N/A
  2aa     N/A        N/A
  2ab     N/A        N/A
  2ac     N/A        N/A
  2ad     N/A        N/A
  2ae     N/A        N/A
 26       N/A        N/A
 28       N/A        N/A
 30       N/A        N/A
 31       N/A        N/A
 33       N/A        N/A
 36      $ 842      $  929
 40       N/A        N/A
 46       N/A        N/A
 50       N/A        N/A
 52       N/A        N/A
 54       N/A        N/A
 55       N/A        N/A
 56       N/A        N/A
 57       N/A        N/A
 69       N/A        N/A
 71       N/A        N/A
 81       N/A        N/A
 82       N/A        N/A
 87       N/A        N/A
 89      $1,320     $1,360
 92       N/A        N/A
 96a      N/A        N/A
 96b      N/A        N/A
100       N/A        N/A
102       N/A        N/A
105       N/A        N/A
111       N/A        N/A
115      $  613     $  950
118       N/A        N/A

                              MULTIFAMILY SCHEDULE

                                                                                                UTILITIES                    SUBJECT
                                                                                                 TENANT               #       STUDIO
  #    CROSSED  PROPERTY NAME                                     PROPERTY SUBTYPE                PAYS            ELEVATORS   UNITS
-----  -------  -------------                                     ----------------              ---------         ---------  -------
120             Lakeside Apartments                                 Conventional                Electric              0        N/A
121             NorthPark Villa                              Office/Retail/Multifamily            N/A                N/A        5
125             Westwood Fountains Apartments                       Conventional                Electric              0        N/A
127             Americana Park Mobile Home Park                 Manufactured Housing              N/A                N/A       N/A
138             150 West 140th Street                               Conventional              Electric/Gas            0        27
139             Ashton Park                                         Conventional          Electric/Water/Sewer        0        N/A
145             Brookside Apartments                                Conventional                  None                0        N/A
148             Melrose Manor                                       Conventional                Electric              0        N/A
152             Hidden Acres Apts Phase II                          Conventional                  None                0        N/A
155a            Marshwood Estates                               Manufactured Housing              N/A                N/A       N/A
155b            Johnson's Mobile Home Park                      Manufactured Housing              N/A                N/A       N/A
167             Chambers Ridge Apartments                           Conventional                Electric              0        N/A
170             Kennedy's Landing                                   Conventional              Electric/Gas            0        N/A
179             Mobile Home Terrace                             Manufactured Housing              N/A                N/A       N/A
182             St. Germain Apartments                              Conventional              Electric/Gas            0         3
188             Royalgate and Timberwood Apartments                 Conventional             Electric/Water           0         8
199             Lodge Apartments                                    Conventional                  None                0        N/A
210             Spencer Square Apartments                           Conventional                Electric              0        N/A
219             Gramercy Park Townhomes                             Conventional          Electric/Water/Sewer        0        N/A
223             Mallard Park Apartments                             Conventional          Electric/Water/Sewer        0        N/A
224             Greenbriar Apartments                               Conventional          Electric/Water/Sewer        0        N/A
228             Wesleigh Run Apartments                             Conventional        Electric/Gas/Water/Sewer      0        N/A
229             Summerwinds                                     Manufactured Housing              N/A                N/A       N/A
231             College Oaks Apartments                             Conventional              Electric/Gas            0         1
233             Sunshine Village Mobile Home Park               Manufactured Housing              N/A                N/A       N/A
243             Lafayette Gardens                                   Conventional              Electric/Gas            0        N/A
244             Fawndale Apartments                                 Conventional          Electric/Water/Sewer        0        N/A
246             Country Village Apartments                          Conventional              Electric/Gas            0        N/A
252             Northside Garden Apartments                         Conventional              Electric/Gas            0        N/A
253             Winding Creek Apartments                            Conventional          Electric/Water/Sewer        0        N/A
258             Gresham Court Apartments                            Conventional              Electric/Gas            1        N/A
260             Plymouth Mobile Manor                           Manufactured Housing              N/A                N/A       N/A
261             Brighton Apartments                                 Conventional                Electric              0        N/A
267             Ruby Mobile Home Park Portfolio                 Manufactured Housing              N/A                N/A       N/A
268             Akron Student Housing Portfolio                     Conventional        Electric/Gas/Water/Sewer      0        N/A
271a            Rustic Ridge Mobile Home Park                   Manufactured Housing              N/A                N/A       N/A
271b            Carousel Court Mobile Home Park                 Manufactured Housing              N/A                N/A       N/A
272             Hillcrest Apartments                                Conventional          Electric/Water/Sewer        0        N/A
275             Plaza Alondra Apartments                            Conventional        Electric/Gas/Water/Sewer      0        N/A
282             Strawberry Hill Apartments                          Conventional           Electric/Gas/Sewer         0        N/A
286             Town Manor Apartments                               Conventional                Electric              0        N/A
287             Greenhill Estates Mobile Home Park              Manufactured Housing              N/A                N/A       N/A
301             Springville Mobile Home Park                    Manufactured Housing              N/A                N/A       N/A

        SUBJECT    SUBJECT   SUBJECT   SUBJECT    SUBJECT   SUBJECT   SUBJECT    SUBJECT   SUBJECT   SUBJECT    SUBJECT   SUBJECT
         STUDIO     STUDIO     1 BR     1 BR        1 BR      2 BR      2 BR       2 BR      3 BR      3 BR       3 BR      4 BR
  #    AVG. RENT  MAX. RENT   UNITS   AVG. RENT  MAX. RENT   UNITS   AVG. RENT  MAX. RENT   UNITS   AVG. RENT  MAX. RENT   UNITS
-----  ---------  ---------  -------  ---------  ---------  -------  ---------  ---------  -------  ---------  ---------  -------
120       N/A        N/A        43     $  516      $  570     107      $  696    $  820      N/A       N/A        N/A       N/A
121      $674      $  680       45     $  768      $  900      20      $  893    $  921      N/A       N/A        N/A       N/A
125       N/A        N/A       265     $  439      $  600      28      $  652    $  705      N/A       N/A        N/A       N/A
127       N/A        N/A       N/A       N/A        N/A       N/A       N/A        N/A       N/A       N/A        N/A       N/A
138      $744      $  940       20     $  871      $  950      12      $1,139    $1,400      N/A       N/A        N/A       N/A
139       N/A        N/A       112     $  382      $  425     112      $  557    $  660       16     $   725    $   725     N/A
145       N/A        N/A        12     $  598      $  600      27      $  715    $  850       33     $   870    $   990     N/A
148       N/A        N/A       205     $  396      $  634      55      $  533    $  633      N/A       N/A        N/A       N/A
152       N/A        N/A       N/A       N/A        N/A        68      $  816    $1,100      N/A       N/A        N/A       N/A
155a      N/A        N/A       N/A       N/A        N/A       N/A       N/A        N/A       N/A       N/A        N/A       N/A
155b      N/A        N/A       N/A       N/A        N/A       N/A       N/A        N/A       N/A       N/A        N/A       N/A
167       N/A        N/A        54     $  708      $  709      48      $  859    $  860      N/A       N/A        N/A       N/A
170       N/A        N/A       N/A       N/A        N/A        43      $  990    $1,595        5     $ 1,295    $ 1,328     N/A
179       N/A        N/A       N/A       N/A        N/A       N/A       N/A        N/A       N/A       N/A        N/A       N/A
182      $365      $  365      118     $  495      $  610       1      $  700    $  700      N/A       N/A        N/A       N/A
188      $454      $  480       38     $  555      $  720      59      $  663    $  855       17     $   812    $   915     N/A
199       N/A        N/A       110     $  435      $  469      30      $  484    $  489      N/A       N/A        N/A       N/A
210       N/A        N/A        56     $  454      $  517      40      $  557    $  643       20     $   687    $   880     N/A
219       N/A        N/A        48     $  453      $  475      30      $  545    $  575      N/A       N/A        N/A       N/A
223       N/A        N/A        48     $  479      $  565      18      $  628    $  690        1       N/A        N/A       N/A
224       N/A        N/A         4     $  493      $  500      46      $  630    $  710        2     $   890    $   890     N/A
228       N/A        N/A       N/A       N/A        N/A        64      $  551    $  671      N/A       N/A        N/A       N/A
229       N/A        N/A       N/A       N/A        N/A       N/A       N/A        N/A       N/A       N/A        N/A       N/A
231      $550      $  550       25     $  651      $  675      37      $  768    $  800        1     $   850    $   850     N/A
233       N/A        N/A       N/A       N/A        N/A       N/A       N/A        N/A       N/A       N/A        N/A       N/A
243       N/A        N/A        33     $  451      $  480      59      $  502    $  560      N/A       N/A        N/A       N/A
244       N/A        N/A        36     $  476      $  490      72      $  585    $  633      N/A       N/A        N/A       N/A
246       N/A        N/A        51     $  411      $  475      24      $  526    $  560      N/A       N/A        N/A       N/A
252       N/A        N/A        40     $  409      $  450      52      $  484    $  495       32     $   584    $   595     N/A
253       N/A        N/A        16     $  521      $  535      34      $  685    $  730      N/A       N/A        N/A       N/A
258       N/A        N/A        39     $  568      $  675      7       $  879    $  925        6     $ 1,375    $ 1,450     N/A
260       N/A        N/A       N/A       N/A        N/A       N/A       N/A        N/A       N/A       N/A        N/A       N/A
261       N/A        N/A        27     $  552      $  675      21      $  548    $  770      N/A       N/A        N/A       N/A
267       N/A        N/A       N/A       N/A        N/A       N/A       N/A        N/A       N/A       N/A        N/A       N/A
268       N/A        N/A        16     $  537      $  540      27      $  651    $  670        1     $   885    $   885       1
271a      N/A        N/A       N/A       N/A        N/A       N/A       N/A        N/A       N/A       N/A        N/A       N/A
271b      N/A        N/A       N/A       N/A        N/A       N/A       N/A        N/A       N/A       N/A        N/A       N/A
272       N/A        N/A        33     $  463      $  525      40      $  594    $  715      N/A       N/A        N/A       N/A
275       N/A        N/A         8     $  909      $  925      12      $1,018    $1,200      N/A       N/A        N/A       N/A
282       N/A        N/A        48     $  468      $  525      29      $  625    $  700        7     $   659    $   730     N/A
286       N/A        N/A        59     $  393      $  410      14      $  421    $  460      N/A       N/A        N/A       N/A
287       N/A        N/A       N/A       N/A        N/A       N/A       N/A        N/A       N/A       N/A        N/A       N/A
301       N/A        N/A       N/A       N/A        N/A       N/A       N/A        N/A       N/A       N/A        N/A       N/A

        SUBJECT    SUBJECT
          4 BR       4 BR
  #    Avg. Rent  Max. Rent
-----  ---------  ---------
120       N/A        N/A
121       N/A        N/A
125       N/A        N/A
127       N/A        N/A
138       N/A        N/A
139       N/A        N/A
145       N/A        N/A
148       N/A        N/A
152       N/A        N/A
155a      N/A        N/A
155b      N/A        N/A
167       N/A        N/A
170       N/A        N/A
179       N/A        N/A
182       N/A        N/A
188       N/A        N/A
199       N/A        N/A
210       N/A        N/A
219       N/A        N/A
223       N/A        N/A
224       N/A        N/A
228       N/A        N/A
229       N/A        N/A
231       N/A        N/A
233       N/A        N/A
243       N/A        N/A
244       N/A        N/A
246       N/A        N/A
252       N/A        N/A
253       N/A        N/A
258       N/A        N/A
260       N/A        N/A
261       N/A        N/A
267       N/A        N/A
268      $  975     $  975
271a      N/A        N/A
271b      N/A        N/A
272       N/A        N/A
275       N/A        N/A
282       N/A        N/A
286       N/A        N/A
287       N/A        N/A
301       N/A        N/A

                        RECURRING RESERVE CAP INFORMATION

                                                                             CONTRACTUAL  CONTRACTUAL  CONTRACTUAL  CONTRACTUAL
                                                               CUT-OFF DATE   RECURRING    RECURRING    RECURRING    RECURRING
               LOAN                                              PRINCIPAL   REPLACEMENT  REPLACEMENT    LC & TI      LC & TI
 #   CROSSED  GROUP  LOAN NAME                                  BALANCE (1)    RESERVE    RESERVE CAP    RESERVE    RESERVE CAP
---  -------  -----  ---------------------------------------   ------------  -----------  -----------  -----------  -----------
  2             2    Queens Multifamily Portfolio              $192,000,000    $531,000          N/A    $        0         N/A
  3             1    720 Fifth Avenue                          $165,000,000    $ 26,958          N/A    $  125,000    $375,000
  5             1    280 Park Avenue                           $140,000,000    $241,361          N/A    $1,206,807         N/A
  7             1    Waterfront Plaza                          $100,000,000    $ 77,237          N/A    $        0         N/A
 10             1    Best Western President                    $ 80,000,000    $      0          N/A    $        0         N/A
 15             1    Space Park                                $ 55,000,000    $ 15,924          N/A    $        0         N/A
 16             1    Parker Corporate Center                   $ 52,000,000    $ 69,744          N/A    $        0         N/A
 17     C       1    NP North Park Crossing                    $ 31,481,698    $ 30,185     $ 90,553    $   75,813    $303,251
 18     C       1    NP Regal Cinema                           $  9,667,656    $  7,532     $ 22,597    $   18,919    $ 75,675
 19     C       1    NP Sherwood Landing & Outback Steakhouse  $  1,809,570    $  2,098     $  6,293    $    5,269    $ 21,074
 20             1    Verio Building                            $ 40,000,000    $ 26,150          N/A    $        0         N/A
 23             1    Somerset Square                           $ 33,000,000    $  9,073          N/A    $   28,353         N/A
 24             1    360 - 386 Fordham Rd                      $ 30,000,000    $  6,479     $ 12,958    $   11,620    $ 23,240
 29             1    7025 Scottsdale                           $ 24,500,000    $ 13,668          N/A    $   86,592    $260,000
 30             2    Caribbean Isle Apartments                 $ 24,000,000    $ 75,204          N/A    $        0         N/A
 31             2    Seven Oaks Apartments                     $ 22,020,000    $ 61,600     $ 61,600    $        0         N/A
 32             1    The Waters Building                       $ 21,800,000    $ 50,580     $152,000    $  249,996    $500,000
 34             1    The Mansfield Hotel                       $ 20,000,000    $      0          N/A    $        0         N/A

 35             1    Mat-Su Regional Medical Plaza             $ 19,980,000    $ 12,324          N/A    $        0         N/A
 36             2    Canyon Oaks Apartments                    $ 18,825,000    $140,500          N/A    $        0         N/A
 37             1    Haggar Corporate Headquarters             $ 18,363,000    $      0          N/A    $  182,119    $187,006
 39             1    Jeronimo Center                           $ 16,930,000    $ 17,897          N/A    $   70,200    $200,000
 42     D       1    Concourse 100                             $ 11,400,000    $      0          N/A    $   50,000    $100,000
 44             1    Akers Center                              $ 15,400,000    $ 38,250     $153,000    $        0         N/A
 45             1    Parkway Plaza                             $ 15,300,000    $ 11,927     $ 75,000    $   24,512    $100,000
 47             1    Chidlaw Industrial WH (Refi)              $ 14,285,764    $ 41,726          N/A    $  160,000         N/A
 48             1    McClintock Fountains                      $ 15,455,000    $ 20,517          N/A    $   80,000    $275,000
 50             2    Burwick Farms Apartment Homes             $ 13,680,000    $ 59,400     $118,800    $        0         N/A
 51             1    Lake Point Business Center                $ 13,600,000    $ 13,416     $ 40,240    $   45,000    $135,000
 52             1    Avalon Park Town Center Phase II          $ 13,500,000    $      0          N/A    $   12,000    $ 15,000
 53             1    Harvest Plaza                             $ 13,475,000    $ 10,338     $ 30,000    $   36,000    $ 72,000
 54             2    Woodbridge Villas Apartments              $ 13,400,000    $ 44,400          N/A    $        0         N/A
 55             2    Legacy Apartments                         $ 13,250,000    $ 48,800          N/A    $        0         N/A
 56             2    Smoketree Apartments                      $ 13,050,000    $ 65,580          N/A    $        0         N/A
 57             2    MacArthur Park Apartments                 $ 12,865,000    $ 62,100          N/A    $        0         N/A
 59             1    Gateway Plaza                             $ 12,600,000    $      0          N/A    $   24,000    $120,000
 60             1    Shoppes of Olney                          $ 12,150,000    $  3,435          N/A    $        0    $ 72,000
 61             1    209 West Jackson                          $ 12,000,000    $      0          N/A    $        0         N/A
 62             1    Sprouts Center Mesa                       $ 12,000,000    $  5,556     $ 15,000    $   25,563    $ 51,126
 64             1    163-18 Jamaica Avenue                     $ 11,750,000    $ 13,780          N/A    $   76,305    $300,000
 65             1    Country Inn & Suites Denver               $ 11,676,102    $      0     $461,979    $        0         N/A
 66             1    2500 West Bradley                         $ 11,481,239    $ 30,000     $ 90,000    $  102,000    $350,000
 69             2    Catalina Mission Apartments               $ 11,050,000    $ 84,000          N/A    $        0         N/A
 71             2    Sunbreeze Apartments                      $ 10,955,883    $ 52,000          N/A    $        0         N/A
 73             1    Roswell Summit                            $ 10,875,000    $ 12,720     $ 40,000    $   60,000    $120,000
 74             1    Hilton Garden Inn Plymouth                $ 10,535,353    $      0          N/A    $        0         N/A

 77             1    Brentwood Retail Center                   $ 10,000,000    $      0          N/A    $   10,477    $ 25,000
 78             1    Holiday Inn Express - Long Island City    $  9,960,876    $      0          N/A    $        0         N/A
 79             1    Beacon Ridge Tower                        $  9,750,000    $      0          N/A    $   50,000    $100,000
 81             2    Gardens of Canal Park Apartments          $  9,524,000    $ 58,000     $ 58,000    $        0         N/A
 82             2    Observation Point Apartments              $  9,400,000    $100,008     $100,000    $        0         N/A
 83             1    Heald Business College                    $  9,390,462    $      0          N/A    $   95,000         N/A
 84             1    Southgate Business Center I               $  9,237,864    $      0          N/A    $   24,000    $ 80,000
 85             1    Palladium at Deep River                   $  9,200,000    $      0          N/A    $        0    $ 75,000
 87             2    Brandon Walk Apartments                   $  9,135,000    $ 43,650          N/A    $        0         N/A
 89             2    Heartland Ridge Apartments                $  8,840,000    $ 43,200          N/A    $        0         N/A
 90     E       1    Safeland Storage I                        $  4,500,000    $ 13,070          N/A    $        0         N/A
 92             2    Woodcrest Apartments                      $  8,600,000    $ 56,000          N/A    $        0         N/A
 93             1    The Promenade at Jones Bridge             $  8,568,178    $  3,840     $ 11,500    $   38,340    $115,000
 94             1    Staybridge Suites Chattanooga             $  8,516,775    $      0          N/A    $        0         N/A
 95             1    Market Place & Pointe South               $  8,443,800    $ 13,008     $ 39,000    $        0         N/A
 96             2    Towne Oaks Apartments (PARENT)            $  8,080,000    $ 60,000     $120,000    $        0         N/A
 97             1    Commerce Plaza I                          $  8,000,000    $ 12,600          N/A    $        0    $ 96,000
 98             1    Satyr Hill Shopping Center                $  7,940,000    $  6,386          N/A    $   53,219    $212,876
 99             1    Sprouts Center Glendale                   $  7,850,000    $  6,125     $ 15,000    $   61,254    $183,762
100             2    Las Brisas Apartments                     $  7,825,000    $ 63,250          N/A    $        0         N/A
101             1    6400 Powers Ferry Landing                 $  7,600,000    $  8,100          N/A    $   30,000    $120,000
104             1    Grocery Outlet Portfolio                  $  7,500,000    $ 15,048          N/A    $        0         N/A
105             2    Arbors of Perrysburg                      $  7,400,000    $ 22,800     $ 45,600    $        0         N/A
106             1    360 White Plains - Parent                 $  7,281,297    $ 15,508          N/A    $    8,000    $ 32,000
107             1    Lincoln Plaza                             $  7,000,000    $ 47,718          N/A    $        0         N/A
111             2    Shady Oaks Apartments                     $  6,800,000    $ 59,500          N/A    $        0         N/A
116             1    Park Avenue Plaza                         $  6,500,000    $      0          N/A    $   20,000    $100,000
117             1    Country Inn & Suites Mankato              $  6,486,723    $      0     $358,905    $        0         N/A
118             2    Brookstone Apartments                     $  6,400,000    $ 44,800          N/A    $        0         N/A
120             2    Lakeside Apartments                       $  6,150,000    $      0     $ 37,500    $        0         N/A
121             1    NorthPark Villa                           $  6,150,000    $ 14,400     $ 43,200    $        0         N/A
122             1    Solana Beach Baking Company               $  5,994,118    $  6,104          N/A    $        0         N/A

                                                                          CONTRACTUAL                            CONTRACTUAL
                     CONTRACTUAL                                         OTHER RESERVE                          OTHER RESERVE
 #                  OTHER RESERVE                                         DESCRIPTION                                CAP
---  ------------------------------------------  -------------------------------------------------------------  -------------
  2                    $     0                                                N/A                                       N/A
  3                    $     0                                                N/A                                       N/A
  5                    $     0                                                N/A                                       N/A
  7                    $     0                                                N/A                                       N/A
 10                    $12,153                                        Ground Rent Reserve                               N/A
 15                    $     0                                                N/A                                       N/A
 16                    $     0                                                N/A                                       N/A
 17                    $     0                                                N/A                                       N/A
 18                    $     0                                                N/A                                       N/A
 19                    $     0                                                N/A                                       N/A
 20                    $     0                                                N/A                                       N/A
 23                    $     0                                                N/A                                       N/A
 24                    $     0                                                N/A                                       N/A
 29                    $     0                                                N/A                                       N/A
 30                    $     0                                                N/A                                       N/A
 31                    $     0                                                N/A                                       N/A
 32                    $     0                                                N/A                                       N/A
 34    Amounts sufficient to keep the reserve                        Ground Lease Reserve                               N/A
        balance greater than one month's rent
 35                    $     0                                                N/A                                       N/A
 36                    $     0                                                N/A                                       N/A
 37                    $     0                                                N/A                                       N/A
 39                    $     0                                                N/A                                       N/A
 42                    $     0                                                N/A                                       N/A
 44                    $     0                                                N/A                                       N/A
 45                    $     0                                                N/A                                       N/A
 47                    $     0                                                N/A                                       N/A
 48                    $     0                                                N/A                                       N/A
 50                    $     0                                                N/A                                       N/A
 51                    $     0                                                N/A                                       N/A
 52                    $     0                                                N/A                                       N/A
 53                    $     0                                                N/A                                       N/A
 54                    $     0                                                N/A                                       N/A
 55                    $     0                                                N/A                                       N/A
 56                    $     0                                                N/A                                       N/A
 57                    $     0                                                N/A                                       N/A
 59                    $     0                                                N/A                                       N/A
 60                    $     0                                                N/A                                       N/A
 61                    $ 4,165                   Sprinkler Renovation Reserve (reduced to $3,300 on 1/11/2010)     $100,000
 62                    $     0                                                N/A                                       N/A
 64                    $     0                                                N/A                                       N/A
 65                    $     0                                                N/A                                       N/A
 66                    $     0                                                N/A                                       N/A
 69                    $     0                                                N/A                                       N/A
 71                    $     0                                                N/A                                       N/A
 73                    $     0                                                N/A                                       N/A
 74  $10,172.60 monthly for Seasonality Reserve           Seasonality Reserve and Ground Rent Reserve                   N/A
        and (1/12) of the annual Ground Rent
 77                    $     0                                                N/A                                       N/A
 78                    $28,324                                        Seasonality Reserve                               N/A
 79                    $     0                                                N/A                                       N/A
 81                    $     0                                                N/A                                       N/A
 82                    $     0                                                N/A                                       N/A
 83                    $     0                                                N/A                                       N/A
 84                    $     0                                                N/A                                       N/A
 85                    $     0                                                N/A                                       N/A
 87                    $     0                                                N/A                                       N/A
 89                    $     0                                                N/A                                       N/A
 90                    $     0                                                N/A                                       N/A
 92                    $     0                                                N/A                                       N/A
 93                    $     0                                                N/A                                       N/A
 94                    $ 6,131                                        Seasonality Reserve                               N/A
 95                    $     0                                                N/A                                       N/A
 96                    $     0                                                N/A                                       N/A
 97                    $     0                                                N/A                                       N/A
 98                    $     0                                                N/A                                       N/A
 99                    $     0                                                N/A                                       N/A
100                    $     0                                                N/A                                       N/A
101                    $     0                                                N/A                                       N/A
104                    $     0                                                N/A                                       N/A
105                    $     0                                                N/A                                       N/A
106                    $     0                                                N/A                                       N/A
107                    $     0                                                N/A                                       N/A
111                    $     0                                                N/A                                       N/A
116                    $     0                                                N/A                                       N/A
117                    $     0                                                N/A                                       N/A
118                    $     0                                                N/A                                       N/A
120                    $     0                                                N/A                                       N/A
121                    $     0                                                N/A                                       N/A
122                    $     0                                                N/A                                       N/A

                                                                             CONTRACTUAL  CONTRACTUAL  CONTRACTUAL  CONTRACTUAL
                                                               CUT-OFF DATE   RECURRING    RECURRING    RECURRING    RECURRING
               LOAN                                              PRINCIPAL   REPLACEMENT  REPLACEMENT    LC & TI      LC & TI
 #   CROSSED  GROUP  LOAN NAME                                  BALANCE (1)    RESERVE    RESERVE CAP    RESERVE    RESERVE CAP
---  -------  -----  ---------------------------------------   ------------  -----------  -----------  -----------  -----------
125             2    Westwood Fountains Apartments             $  5,900,000    $ 73,250          N/A    $        0         N/A
130             1    Shelby Park                               $  5,450,000    $ 13,830     $ 27,660    $    2,778    $100,000
131             1    Academy Sports                            $  5,400,000    $ 11,064     $ 22,128    $        0         N/A
132             1    Cortez West Shopping Center               $  5,300,000    $      0          N/A    $   11,765    $ 70,000
133             1    Marketplace North II                      $  5,300,000    $      0          N/A    $   25,000         N/A
134             1    Tower Station                             $  5,200,000    $      0     $  7,000    $   14,400    $ 75,000
137             1    Summerfield Shopping Center               $  5,022,000    $      0          N/A    $   21,250    $ 85,000
138             2    150 West 140th Street                     $  5,000,000    $ 14,750          N/A    $        0         N/A
139             2    Ashton Park                               $  5,000,000    $ 55,280          N/A    $        0         N/A
140             1    Plaza on Main Shopping Center             $  4,995,310    $ 18,804     $ 56,394    $        0    $250,000
141             1    Dorsey Business Center III                $  4,853,232    $      0          N/A    $   24,000    $ 80,000
142             1    Preston Walk II                           $  4,815,000    $  2,760     $  5,520    $   24,000    $ 24,000
145             2    Brookside Apartments                      $  4,740,000    $ 18,000     $ 54,000    $        0         N/A
146             1    The Concourse                             $  4,680,000    $  5,765          N/A    $   28,493         N/A
147             1    Hampton Inn Muskegon                      $  4,593,614    $      0          N/A    $        0         N/A
148             2    Melrose Manor                             $  4,400,000    $ 65,000          N/A    $        0         N/A
149             1    Bazaar 280 Retail Center                  $  4,367,036    $  4,560     $ 13,680    $   27,056    $ 81,168
151             1    Orlando North Service Center              $  4,225,000    $      0          N/A    $   12,000    $ 40,000
152             2    Hidden Acres Apts Phase II                $  4,200,000    $ 13,600     $ 27,000    $        0         N/A
153             1    Southport Plaza                           $  4,200,000    $  3,324          N/A    $   12,000    $ 60,000
154             1    Hobby Lobby                               $  4,200,000    $  5,496     $ 27,480    $        0         N/A
156             1    Poplar Hill Medical Center                $  4,135,970    $      0          N/A    $   42,000    $126,000
157             1    Shoppes at 521                            $  4,083,000    $      0          N/A    $   12,000    $ 60,000
158             1    15477 Ventura                             $  4,050,000    $  3,845          N/A    $        0         N/A
160             1    Ford City Office Plaza                    $  4,000,000    $  6,000     $ 50,000    $   23,000    $115,000
162             1    Country Club Marketplace                  $  3,920,000    $  4,405     $ 13,000    $   20,000    $ 40,000
163             1    115 Park Street                           $  3,900,000    $  3,612          N/A    $        0         N/A
164             1    Towne Crest Village                       $  3,898,267    $  1,980          N/A    $   21,072         N/A
165             1    TownePlace Suites East Lansing            $  3,844,737    $      0          N/A    $        0         N/A
166             1    Ridgeview Marketplace                     $  3,840,000    $  3,203          N/A    $   12,000    $ 75,000
167             2    Chambers Ridge Apartments                 $  3,800,000    $ 26,112          N/A    $        0         N/A
168             1    Shops at West Pointe                      $  3,775,000    $  1,836     $  3,672    $   10,000    $ 45,000
169             1    Sheldon Plaza Shopping Center             $  3,750,000    $  8,175     $ 16,350    $   27,252    $ 54,504
170             2    Kennedy's Landing                         $  3,746,267    $ 12,000          N/A    $        0         N/A
172             1    Four Gateway Plaza                        $  3,720,000    $  2,100          N/A    $   21,000    $ 75,000
173             1    Shannon Square                            $  3,654,000    $      0     $ 15,000    $   49,596         N/A
174             1    Claim Jumper at Deer Valley Towne Center  $  3,650,000    $  1,293          N/A    $        0         N/A
175             1    Hampton Inn Hinesville                    $  3,595,193    $      0          N/A    $        0         N/A
176             1    Hampton Inn Sumter                        $  3,594,963    $      0     $150,000    $        0         N/A
177             1    StarKey Self Storage                      $  3,587,520    $ 25,699          N/A    $        0         N/A
181             1    Stonecrest Promenade                      $  3,517,901    $  1,650          N/A    $   16,500         N/A
182             2    St. Germain Apartments                    $  3,499,999    $ 42,700          N/A    $        0         N/A
185             1    SY Venture II                             $  3,490,934    $      0          N/A    $   12,000    $ 60,000
187             1    Pinegate Shopping Center                  $  3,475,000    $      0          N/A    $   18,333    $ 85,000
188             2    Royalgate and Timberwood Apartments       $  3,450,000    $ 30,500          N/A    $        0         N/A
189             1    208 W. 4th Street                         $  3,440,000    $  1,980          N/A    $   13,200         N/A
190             1    Ward Circle Retail                        $  3,400,000    $      0          N/A    $   12,500    $ 40,000
191             1    Shoppes at Pittsburgh Mills (2)           $  3,368,458    $      0          N/A    $   10,008    $ 75,000
192             1    Valle Verde Pad #1                        $  3,294,388    $      0          N/A    $    5,400    $ 24,000
197             1    Shoppes at Armenia                        $  3,194,369    $      0          N/A    $   18,750    $ 75,000
198             1    Metro Plaza                               $  3,150,000    $      0          N/A    $   15,000    $ 75,000
199             2    Lodge Apartments                          $  3,110,000    $ 35,000          N/A    $        0         N/A
200             1    Mill Ohm Building                         $  3,082,000    $      0          N/A    $   22,500    $ 60,000
201             1    Cornerstone Plaza                         $  3,000,000    $      0     $  3,440    $   11,000    $ 55,000
202             1    Elmsley Square                            $  3,000,000    $      0          N/A    $    6,000    $ 24,000
203             1    Madison Commons                           $  3,000,000    $      0          N/A    $   12,000    $ 36,000
204             1    485 Kings Highway                         $  3,000,000    $  3,298          N/A    $   10,000         N/A
206             1    Town Place Square Pad C                   $  2,944,533    $    720     $ 20,000    $    7,200    $ 72,000
207             1    Tomball Plaza                             $  2,925,000    $  1,200     $  3,300    $    8,400    $ 50,000
208             1    Terrace Eateries                          $  2,900,000    $  1,308          N/A    $   12,999         N/A
209             1    Oaklandon Plaza                           $  2,850,000    $  5,138          N/A    $   16,000         N/A
210             2    Spencer Square Apartments                 $  2,792,460    $ 29,000          N/A    $        0         N/A
211             1    Intech Commons Retail Center              $  2,790,000    $  2,856     $ 14,280    $    1,500    $ 54,000
215             1    Camp Creek Shopping Center                $  2,725,000    $    963          N/A    $    6,504         N/A
216             1    Albemarle Shops                           $  2,714,846    $  3,210     $  6,400    $   18,000    $ 90,000
217             1    Adams and Tabor Shopping Center 2         $  2,714,640    $  6,089          N/A    $        0         N/A
218             1    MeadowPointe Office Park                  $  2,700,000    $  4,308     $  8,616    $   11,496         N/A
219             2    Gramercy Park Townhomes                   $  2,700,000    $ 17,550     $ 52,650    $        0         N/A
220             1    Fairway Center                            $  2,692,348    $  1,475          N/A    $   10,322    $ 50,000
221             1    11969 Jefferson Avenue                    $  2,691,162    $      0          N/A    $   20,000    $150,000
222             1    Pleasant Valley Plaza                     $  2,690,788    $  4,800          N/A    $   30,000    $ 25,000
223             2    Mallard Park Apartments                   $  2,680,000    $ 16,500          N/A    $        0         N/A
224             2    Greenbriar Apartments                     $  2,625,000    $ 10,400     $ 26,000    $        0         N/A
225             1    1st & Maple Office Building               $  2,600,000    $  3,199          N/A    $        0         N/A
226             1    3032 Nostrand Avenue                      $  2,600,000    $  3,900          N/A    $   11,336    $ 80,000
227             1    Arlington Shops                           $  2,600,000    $  2,411          N/A    $   10,008    $ 40,000
228             2    Wesleigh Run Apartments                   $  2,600,000    $ 16,000          N/A    $        0         N/A
229             2    Summerwinds                               $  2,597,650    $  8,000          N/A    $        0         N/A

                                                                          CONTRACTUAL                            CONTRACTUAL
                     CONTRACTUAL                                         OTHER RESERVE                          OTHER RESERVE
 #                  OTHER RESERVE                                         DESCRIPTION                                CAP
---  ------------------------------------------  -------------------------------------------------------------  -------------
125                    $    0                                                 N/A                                       N/A
130                    $    0                                                 N/A                                       N/A
131                    $    0                                                 N/A                                       N/A
132                    $    0                                                 N/A                                       N/A
133                    $    0                                                 N/A                                       N/A
134                    $    0                                                 N/A                                       N/A
137                    $    0                                                 N/A                                       N/A
138                    $    0                                                 N/A                                       N/A
139                    $    0                                                 N/A                                       N/A
140                    $    0                                                 N/A                                       N/A
141                    $    0                                                 N/A                                       N/A
142                    $    0                                                 N/A                                       N/A
145                    $3,500                                         Seasonality Reserve                          $ 17,500
146                    $    0                                                 N/A                                       N/A
147                    $3,747                                         Seasonality Reserve                               N/A
148                    $    0                                                 N/A                                       N/A
149                    $    0                                                 N/A                                       N/A
151                    $    0                                                 N/A                                       N/A
152                    $    0                                                 N/A                                       N/A
153                    $    0                                                 N/A                                       N/A
154                    $    0                                                 N/A                                       N/A
156                    $    0                                                 N/A                                       N/A
157                    $    0                                                 N/A                                       N/A
158                    $    0                                                 N/A                                       N/A
160                    $    0                                                 N/A                                       N/A
162                    $    0                                                 N/A                                       N/A
163                    $    0                                                 N/A                                       N/A
164                    $    0                                                 N/A                                       N/A
165                    $3,575                                         Seasonality Reserve                               N/A
166                    $    0                                                 N/A                                       N/A
167                    $    0                                                 N/A                                       N/A
168                    $    0                                                 N/A                                       N/A
169                    $    0                                                 N/A                                       N/A
170                    $    0                                                 N/A                                       N/A
172                    $    0                                                 N/A                                       N/A
173                    $    0                                                 N/A                                       N/A
174                    $    0                                                 N/A                                       N/A
175                    $5,187                                         Seasonality Reserve                               N/A
176                    $    0                                                 N/A                                       N/A
177                    $    0                                                 N/A                                       N/A
181                    $    0                                                 N/A                                       N/A
182                    $    0                                                 N/A                                       N/A
185                    $    0                                                 N/A                                       N/A
187                    $    0                                                 N/A                                       N/A
188                    $    0                                                 N/A                                       N/A
189                    $    0                                                 N/A                                       N/A
190                    $    0                                                 N/A                                       N/A
191                    $    0                                                 N/A                                       N/A
192                    $    0                                                 N/A                                       N/A
197                    $2,913                                         Dry-Cleaner Reserve                               N/A
198                    $    0                                                 N/A                                       N/A
199                    $    0                                                 N/A                                       N/A
200                    $    0                                                 N/A                                       N/A
201                    $    0                                                 N/A                                       N/A
202                    $    0                                                 N/A                                       N/A
203                    $    0                                                 N/A                                       N/A
204                    $    0                                                 N/A                                       N/A
206                    $    0                                                 N/A                                       N/A
207                    $    0                                                 N/A                                       N/A
208                    $    0                                                 N/A                                       N/A
209                    $    0                                                 N/A                                       N/A
210                    $    0                                                 N/A                                       N/A
211                    $    0                                                 N/A                                       N/A
215                    $    0                                                 N/A                                       N/A
216                    $    0                                                 N/A                                       N/A
217                    $    0                                                 N/A                                       N/A
218                    $    0                                                 N/A                                       N/A
219                    $    0                                                 N/A                                       N/A
220                    $    0                                                 N/A                                       N/A
221                    $    0                                                 N/A                                       N/A
222                    $    0                                                 N/A                                       N/A
223                    $    0                                                 N/A                                       N/A
224                    $    0                                                 N/A                                       N/A
225                    $    0                                                 N/A                                       N/A
226                    $    0                                                 N/A                                       N/A
227                    $    0                                                 N/A                                       N/A
228                    $    0                                                 N/A                                       N/A
229                    $    0                                                 N/A                                       N/A

                                                                             CONTRACTUAL  CONTRACTUAL  CONTRACTUAL  CONTRACTUAL
                                                               CUT-OFF DATE   RECURRING    RECURRING    RECURRING    RECURRING
               LOAN                                              PRINCIPAL   REPLACEMENT  REPLACEMENT    LC & TI      LC & TI
 #   CROSSED  GROUP  LOAN NAME                                  BALANCE (1)    RESERVE    RESERVE CAP    RESERVE    RESERVE CAP
---  -------  -----  ---------------------------------------   ------------  -----------  -----------  -----------  -----------
230             1    CVS Fort Worth                            $  2,557,373    $  3,263          N/A    $        0         N/A
231             2    College Oaks Apartments                   $  2,550,000    $ 16,000     $ 48,000    $        0         N/A
232             1    Preston Walk I                            $  2,525,000    $  2,160     $  4,320    $   12,000    $ 12,000
234             1    Lakeridge Shopping Center                 $  2,491,529    $      0          N/A    $   20,000         N/A
235             1    Shoppes of Ocala                          $  2,475,000    $      0          N/A    $   12,000    $ 60,000
237             1    JJ's Plaza                                $  2,397,801    $      0          N/A    $    7,200    $ 61,000
238             1    State Street Plaza                        $  2,350,000    $      0          N/A    $   12,000    $100,000
239             1    Del Amo Metro                             $  2,338,000    $    722          N/A    $    7,222    $ 22,000
240             1    Dowlen St. Retail Center                  $  2,305,252    $  2,625          N/A    $   17,500    $ 52,500
241             1    1310 Liberty Plaza                        $  2,297,933    $  4,378          N/A    $   18,237         N/A
242             1    Fairfield Inn Okemos                      $  2,296,807    $      0          N/A    $        0         N/A
243             2    Lafayette Gardens                         $  2,293,686    $ 23,000          N/A    $        0         N/A
244             2    Fawndale Apartments                       $  2,260,940    $ 27,000          N/A    $        0         N/A
245             1    Paseo Medical Center                      $  2,256,157    $  3,074     $ 12,296    $   20,493    $ 75,000
246             2    Country Village Apartments                $  2,252,022    $ 18,750     $ 37,500    $        0         N/A
247             1    Camelback Retail 2                        $  2,250,000    $    715          N/A    $    7,200    $ 50,000
248             1    Brandon Square                            $  2,200,000    $      0          N/A    $        0         N/A
249             1    Lantern Square                            $  2,196,022    $      0          N/A    $   20,560    $ 61,680
250     F       1    Mason Office Showroom                     $  1,146,982    $  2,340     $  2,340    $    7,700    $  7,700
251     F       1    Beckett Showroom II                       $  1,047,245    $  2,079          N/A    $    7,030         N/A
252             2    Northside Garden Apartments               $  2,192,146    $ 40,217          N/A    $        0         N/A
253             2    Winding Creek Apartments                  $  2,168,914    $ 12,655          N/A    $        0         N/A
255             1    Woodsedge Plaza                           $  2,150,000    $      0          N/A    $   11,667    $ 85,000
256             1    3104 Edloe Office Building                $  2,150,000    $  3,752          N/A    $   25,008    $ 75,000
257             1    Brookhollow Atrium                        $  2,150,000    $  5,743          N/A    $   28,716         N/A
258             2    Gresham Court Apartments                  $  2,150,000    $ 13,000          N/A    $        0         N/A
260             2    Plymouth Mobile Manor                     $  2,056,529    $  4,400          N/A    $        0         N/A
261             2    Brighton Apartments                       $  2,046,478    $ 12,000          N/A    $        0         N/A
262             1    Jones Valley Station                      $  2,021,314    $  2,385     $  7,155    $   12,243    $ 37,329
263             1    Willow Glen Shopping Center               $  2,010,779    $  1,717          N/A    $    9,729         N/A
264             1    Lexington Retail Center                   $  1,996,668    $  2,091          N/A    $   12,500    $ 50,000
266             1    Ambulatory Care Center                    $  1,919,783    $  3,357          N/A    $   10,000    $ 60,000
268             2    Akron Student Housing Portfolio           $  1,900,000    $ 13,500          N/A    $        0         N/A
270             1    Burdett Crossing                          $  1,898,176    $  2,604          N/A    $      833    $ 40,000
271             2    Elsea Mobile Home Park                    $  1,848,169    $ 12,450          N/A    $        0         N/A
272             2    Hillcrest Apartments                      $  1,840,000    $ 18,250          N/A    $        0         N/A
273             1    Greenwood Pointe Shoppes                  $  1,800,000    $      0          N/A    $    6,120    $ 45,000
274             1    Morgan Road Station                       $  1,796,723    $  2,880     $  8,640    $   11,136    $ 33,408
275             2    Plaza Alondra Apartments                  $  1,746,721    $  5,000     $ 10,000    $        0         N/A
276             1    Northglen Village Shops                   $  1,740,261    $      0          N/A    $   11,000    $ 50,000
278             1    Leeds Station                             $  1,646,996    $  2,974     $  8,922    $   11,300    $ 33,900
280             1    McKinney Square Retail Strip              $  1,624,000    $  2,329     $ 11,650    $   13,000    $ 50,000
282             2    Strawberry Hill Apartments                $  1,545,826    $ 21,000          N/A    $        0         N/A
285             1    Fountain Center                           $  1,410,000    $  2,144          N/A    $   14,400    $ 50,000
286             2    Town Manor Apartments                     $  1,400,000    $ 18,750     $ 56,250    $        0         N/A
287             1    Greenhill Estates Mobile Home Park        $  1,398,633    $  3,650          N/A    $        0         N/A
290             1    Plaza at Flowery Branch                   $  1,198,861    $      0          N/A    $    5,496    $ 30,000
291             1    197 Main Street                           $  1,160,000    $  1,050          N/A    $   15,000    $ 60,000
292             1    Crossview Plaza                           $  1,148,860    $      0          N/A    $    9,500    $ 95,000
294             1    Mazzei Blair                              $    995,164    $  1,973          N/A    $        0         N/A
295             1    1435 Upper Front Street                   $    990,000    $      0          N/A    $    3,333    $  7,000
297             1    34 East Main Street                       $    933,157    $      0          N/A    $    4,200    $ 15,000
298             1    Lombardy Plaza                            $    929,126    $      0          N/A    $   10,500    $ 50,000
300             1    Robbinsdale Retail Shop                   $    783,656    $      0          N/A    $   13,334    $ 25,000
301             1    Springville Mobile Home Park              $    747,993    $  2,700          N/A    $        0         N/A
302             1    Layton Market                             $    639,023    $      0          N/A    $   12,000    $ 35,000
303             1    1849 Kingwood Office Building             $    500,000    $  1,995     $ 20,000    $   13,300         N/A

                                                                          CONTRACTUAL                            CONTRACTUAL
                     CONTRACTUAL                                         OTHER RESERVE                          OTHER RESERVE
 #                  OTHER RESERVE                                         DESCRIPTION                                CAP
---  ------------------------------------------  -------------------------------------------------------------  -------------
230                    $    0                                                 N/A                                       N/A
231                    $    0                                                 N/A                                       N/A
232                    $    0                                                 N/A                                       N/A
234                    $    0                                                 N/A                                       N/A
235                    $    0                                                 N/A                                       N/A
237                    $    0                                                 N/A                                       N/A
238                    $    0                                                 N/A                                       N/A
239                    $    0                                                 N/A                                       N/A
240                    $1,458                                          TI/LC "B" Reserve                                N/A
241                    $    0                                                 N/A                                       N/A
242                    $2,255                                         Seasonality Reserve                               N/A
243                    $    0                                                 N/A                                       N/A
244                    $    0                                                 N/A                                       N/A
245                    $    0                                                 N/A                                       N/A
246                    $    0                                                 N/A                                       N/A
247                    $    0                                                 N/A                                       N/A
248                    $  529                                      Roof Replacement Reserve                        $ 44,000
249                    $    0                                                 N/A                                       N/A
250                    $    0                                                 N/A                                       N/A
251                    $    0                                                 N/A                                       N/A
252                    $    0                                                 N/A                                       N/A
253                    $    0                                                 N/A                                       N/A
255                    $    0                                                 N/A                                       N/A
256                    $    0                                                 N/A                                       N/A
257                    $    0                                                 N/A                                       N/A
258                    $    0                                                 N/A                                       N/A
260                    $    0                                                 N/A                                       N/A
261                    $    0                                                 N/A                                       N/A
262                    $    0                                                 N/A                                       N/A
263                    $    0                                                 N/A                                       N/A
264                    $    0                                                 N/A                                       N/A
266                    $    0                                                 N/A                                       N/A
268                    $    0                                                 N/A                                       N/A
270                    $    0                                                 N/A                                       N/A
271                    $    0                                                 N/A                                       N/A
272                    $    0                                                 N/A                                       N/A
273                    $    0                                                 N/A                                       N/A
274                    $    0                                                 N/A                                       N/A
275                    $    0                                                 N/A                                       N/A
276                    $    0                                                 N/A                                       N/A
278                    $    0                                                 N/A                                       N/A
280                    $    0                                                 N/A                                       N/A
282                    $    0                                                 N/A                                       N/A
285                    $    0                                                 N/A                                       N/A
286                    $    0                                                 N/A                                       N/A
287                    $    0                                                 N/A                                       N/A
290                    $    0                                                 N/A                                       N/A
291                    $    0                                                 N/A                                       N/A
292                    $    0                                                 N/A                                       N/A
294                    $    0                                                 N/A                                       N/A
295                    $    0                                                 N/A                                       N/A
297                    $    0                                                 N/A                                       N/A
298                    $    0                                                 N/A                                       N/A
300                    $    0                                                 N/A                                       N/A
301                    $    0                                                 N/A                                       N/A
302                    $    0                                                 N/A                                       N/A
303                    $    0                                                 N/A                                       N/A

(1)  BASED ON A CUT-OFF DATE IN DECEMBER 2006.

(C) THE UNDERLYING MORTGAGE LOANS SECURED BY NP NORTH PARK CROSSING, NP REGAL CINEMA AND NP SHERWOOD LANDING & OUTBACK STEAKHOUSE ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.

(D) THE UNDERLYING MORTGAGE LOANS SECURED BY CONCOURSE 100 AND CONCOURSE 800 ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED. ANY TIME AFTER SEPTEMBER 25, 2009, BORROWER SHALL BE ENTITLED TO CAUSE THE LOANS TO BE UNCROSSED. UNCROSSING SHALL NOT OCCUR i) DURING THE LAST 12 MONTHS OF THE TERM, ii) LTV *= 75% AND iii) DSCR **=1.25x.

(E) THE UNDERLYING MORTGAGE LOANS SECURED BY SAFELAND STORAGE I AND SAFELAND STORAGE II ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.

(F) THE UNDERLYING MORTGAGE LOANS SECURED BY BECKETT SHOWROOM II AND MASON OFFICE SHOWROOM ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.

                                   EXHIBIT A-2

                            MORTGAGE POOL INFORMATION

                       SEE THIS EXHIBIT FOR TABLES TITLED:

                       Large Mortgage Loan Concentrations

                        Underlying Mortgage Loan Sellers

                             Mortgage Interest Rates

                         Cut-off Date Principal Balances

                           Original Amortization Terms

                        Original Terms to Stated Maturity

                          Remaining Amortization Terms

                       Remaining Terms to Stated Maturity

                           Years Built/Years Renovated

                         Occupancy Rates at Underwriting

                    Underwritten Debt Service Coverage Ratios

                        Cut-off Date Loan-to-Value Ratios

                       Mortgaged Real Properties by State

                     Underlying Mortgage Loans by Loan Type

                   Mortgaged Real Properties by Property Type

                 Mortgaged Real Properties by Property Sub-Type

                     Prepayment Provision as of Cut-off Date

                                Prepayment Option

           Underlying Mortgaged Real Properties by Ownership Interest

NOTE 1: The above-referenced tables in this Exhibit A-2 are presented in respect of each of the mortgage pool, loan group no. 1 and loan group no. 2.

                                      A-2-1

                       LARGE MORTGAGE LOAN CONCENTRATIONS

                                                   WEIGHTED
                                   PERCENTAGE OF    AVERAGE                 WEIGHTED
                   CUT-OFF DATE      INITIAL       MORTGAGE   WEIGHTED      AVERAGE
                     PRINCIPAL     MORTGAGE POOL   INTEREST    AVERAGE    CUT-OFF DATE
 CONCENTRATION      BALANCE (1)       BALANCE        RATE     U/W DSCR   LTV RATIO (1)
--------------------------------------------------------------------------------------
Top 1             $  193,864,853         5.7%       5.5546%     1.25x         79.1%
Top 3                550,864,853        16.1%       5.8678%     1.24          70.0%
Top 5                837,864,853        24.4%       6.0338%     1.30          62.2%
Top 7              1,052,864,853        30.7%       6.0885%     1.41          59.8%
Top 10             1,289,864,853        37.6%       6.1004%     1.40          61.1%
                  --------------------------------------------------------------------
  ENTIRE POOL     $3,429,773,367       100.0%       6.0631%     1.36x         67.3%
                  ====================================================================

(1)  BASED ON A CUT-OFF DATE IN DECEMBER 2006.

                        UNDERLYING MORTGAGE LOAN SELLERS

                                                                             WEIGHTED
                                NUMBER OF                    PERCENTAGE OF    AVERAGE                 WEIGHTED
                               UNDERLYING    CUT-OFF DATE      INITIAL       MORTGAGE   WEIGHTED      AVERAGE
                                MORTGAGE      PRINCIPAL      MORTGAGE POOL   INTEREST    AVERAGE    CUT-OFF DATE
MORTGAGE LOAN SELLER              LOANS       BALANCE (1)       BALANCE        RATE     U/W DSCR   LTV RATIO (1)
----------------------------------------------------------------------------------------------------------------
Column Financial, Inc.             282      $3,067,296,120        89.4%       6.0755%     1.37x        67.3%
KeyBank National Association        22         362,477,247        10.6%       5.9581%     1.27         67.0%
                               ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            304      $3,429,773,367       100.0%       6.0631%     1.36x        67.3%
                               =================================================================================

(1)  BASED ON A CUT-OFF DATE IN DECEMBER 2006.

                             MORTGAGE INTEREST RATES

                                                                        WEIGHTED
                           NUMBER OF                    PERCENTAGE OF    AVERAGE                 WEIGHTED
                          UNDERLYING    CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED      AVERAGE
      RANGE OF             MORTGAGE       PRINCIPAL     MORTGAGE POOL   INTEREST    AVERAGE    CUT-OFF DATE
MORTGAGE INTEREST RATES      LOANS       BALANCE (1)       BALANCE        RATE     U/W DSCR   LTV RATIO (1)
-----------------------------------------------------------------------------------------------------------
5.4900% - 5.7500%             20       $  411,537,341        12.0%       5.6052%     1.32x        75.4%
5.7501% - 5.8500%             29          384,490,862        11.2%       5.7962%     1.29         70.3%
5.8501% - 6.0000%             56          746,438,414        21.8%       5.9390%     1.35         67.8%
6.0001% - 6.1000%             42          413,424,364        12.1%       6.0523%     1.30         71.2%
6.1001% - 6.2500%             79          564,003,483        16.4%       6.1898%     1.32         69.4%
6.2501% - 6.5000%             64          733,439,638        21.4%       6.3378%     1.47         62.8%
6.5001% - 6.9800%             14          176,439,267         5.1%       6.7163%     1.52         42.3%
                          ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:      304       $3,429,773,367       100.0%       6.0631%     1.36x        67.3%
                          =================================================================================

MAXIMUM MORTGAGE INTEREST RATE:     6.9800%
MINIMUM MORTGAGE INTEREST RATE:     5.4900%
WTD. AVG. MORTGAGE INTEREST RATE:   6.0631%

(1)  BASED ON A CUT-OFF DATE IN DECEMBER 2006.

                       CUT-OFF DATE PRINCIPAL BALANCES (1)

                                                                            WEIGHTED
                               NUMBER OF                    PERCENTAGE OF    AVERAGE                 WEIGHTED
                              UNDERLYING    CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED      AVERAGE
  RANGE OF CUT-OFF DATE        MORTGAGE      PRINCIPAL      MORTGAGE POOL   INTEREST    AVERAGE    CUT-OFF DATE
  PRINCIPAL BALANCES (1)         LOANS       BALANCE (1)       BALANCE        RATE     U/W DSCR   LTV RATIO (1)
---------------------------------------------------------------------------------------------------------------
$    499,130 -    1,000,000        11      $    8,855,563         0.3%       6.4513%     1.52x        62.2%
   1,000,001 -    1,500,000        12          14,975,228         0.4%       6.1770%     1.34         71.6%
   1,500,001 -    2,000,000        21          37,353,198         1.1%       6.2167%     1.33         71.6%
   2,000,001 -    2,500,000        29          64,975,430         1.9%       6.1953%     1.31         72.0%
   2,500,001 -    3,000,000        32          87,993,278         2.6%       6.0470%     1.29         71.6%
   3,000,001 -    3,500,000        19          63,427,296         1.8%       6.0772%     1.42         67.5%
   3,500,001 -    4,000,000        23          86,203,368         2.5%       6.1534%     1.39         69.3%
   4,000,001 -    4,500,000        14          59,052,179         1.7%       6.1258%     1.29         73.5%
   4,500,001 -    5,000,000        10          48,220,508         1.4%       6.1513%     1.41         70.1%
   5,000,001 -    6,000,000        16          88,277,296         2.6%       6.0418%     1.33         71.8%
   6,000,001 -    7,000,000        15          98,897,138         2.9%       6.0565%     1.46         68.6%
   7,000,001 -    8,000,000        10          76,496,297         2.2%       6.0602%     1.36         70.6%
   8,000,001 -    9,000,000         7          60,003,967         1.7%       6.2409%     1.29         73.8%
   9,000,001 -   10,000,000        12         114,174,390         3.3%       6.1086%     1.29         73.9%
  10,000,001 -   12,500,000        18         203,092,919         5.9%       6.1031%     1.32         68.8%
  12,500,001 -   15,000,000        13         175,255,764         5.1%       6.0013%     1.29         73.1%
  15,000,001 -   17,500,000         6          96,135,000         2.8%       5.8915%     1.21         74.5%
  17,500,001 -   19,000,000         3          55,488,000         1.6%       6.0059%     1.29         71.1%
  19,000,001 -   24,000,000         6         129,350,000         3.8%       5.9993%     1.27         71.6%
  24,000,001 -   30,000,000         6         166,700,000         4.9%       5.9490%     1.30         69.9%
  30,000,001 -   37,500,000         5         173,481,698         5.1%       5.9572%     1.47         65.0%
  37,500,001 -   55,000,000         6         267,500,000         7.8%       5.9073%     1.34         71.1%
  55,000,001 -   80,000,000         3         201,000,000         5.9%       6.2381%     1.41         69.9%
  80,000,001 -  145,000,000         3         355,000,000        10.4%       6.4802%     1.73         44.1%
 145,000,001 - $193,864,853         4         697,864,853        20.3%       5.8893%     1.24         67.7%
                              ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:           304      $3,429,773,367       100.0%       6.0631%     1.36x        67.3%
                              =================================================================================

MAXIMUM CUT-OFF DATE PRINCIPAL BALANCE(1):   $193,864,853
MINIMUM CUT-OFF DATE PRINCIPAL BALANCE(1):   $    499,130
AVERAGE CUT-OFF DATE PRINCIPAL BALANCE(1):   $ 11,282,149

(1)  BASED ON A CUT-OFF DATE IN DECEMBER 2006.

                         ORIGINAL AMORTIZATION TERMS (1)

                                                                        WEIGHTED
                           NUMBER OF                    PERCENTAGE OF   AVERAGE                  WEIGHTED
        RANGE OF          UNDERLYING    CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED      AVERAGE
 ORIGINAL AMORTIZATION     MORTGAGE       PRINCIPAL     MORTGAGE POOL   INTEREST    AVERAGE    CUT-OFF DATE
   TERMS (MONTHS) (1)        LOANS       BALANCE (2)       BALANCE        RATE     U/W DSCR   LTV RATIO (2)
-----------------------------------------------------------------------------------------------------------
Interest Only                  20      $  994,663,000        29.0%       6.0264%     1.45x        62.7%
240 - 300                      25         196,986,087         5.7%       6.3027%     1.50         66.2%
301 - 364                     259       2,238,124,280        65.3%       6.0583%     1.31         69.4%
                          ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       304      $3,429,773,367       100.0%       6.0631%     1.36x        67.3%
                          =================================================================================

MAXIMUM ORIGINAL AMORTIZATION TERM (MONTHS) (3):           364
MINIMUM ORIGINAL AMORTIZATION TERM (MONTHS) (3):           240
WTD. AVG. ORIGINAL AMORTIZATION TERM (MONTHS) (3):         355


(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.

(2)  BASED ON A CUT-OFF DATE IN DECEMBER 2006.

(3) DOES NOT INCLUDE MORTGAGE LOANS WITH INTEREST ONLY PAYMENTS UNTIL ARD/MATURITY DATE.

                      ORIGINAL TERMS TO STATED MATURITY (1)

                                                                                WEIGHTED
                                   NUMBER OF                    PERCENTAGE OF    AVERAGE                 WEIGHTED
     RANGE OF                     UNDERLYING    CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED      AVERAGE
   ORIGINAL TERMS                  MORTGAGE       PRINCIPAL     MORTGAGE POOL   INTEREST   AVERAGE     CUT-OFF DATE
TO STATED MATURITY (MONTHS) (1)      LOANS       BALANCE (2)       BALANCE        RATE     U/W DSCR   LTV RATIO (2)
-------------------------------------------------------------------------------------------------------------------
60                                      9      $  187,919,467         5.5%       6.2889%     1.85x        51.8%
61  -  84                               4         101,825,000         3.0%       5.7231%     1.35         75.4%
85  - 120                             229       2,525,054,023        73.6%       6.0596%     1.33         67.3%
121 - 122                              62         614,974,877        17.9%       6.0647%     1.33         70.5%
                                  ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:               304      $3,429,773,367       100.0%       6.0631%     1.36x        67.3%
                                  =================================================================================

MAXIMUM ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):     122
MINIMUM ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):      60
WTD. AVG. ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):   113

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.

(2)  BASED ON A CUT-OFF DATE IN DECEMBER 2006.

                       REMAINING AMORTIZATION TERMS (1, 2)

                                                                        WEIGHTED
                          NUMBER OF                    PERCENTAGE OF    AVERAGE                 WEIGHTED
       RANGE OF          UNDERLYING    CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED      AVERAGE
REMAINING AMORTIZATION    MORTGAGE       PRINCIPAL     MORTGAGE POOL   INTEREST    AVERAGE    CUT-OFF DATE
 TERMS (MONTHS) (1, 2)      LOANS       BALANCE (2)       BALANCE        RATES    U/W DSCR   LTV RATIO (2)
----------------------------------------------------------------------------------------------------------
Interest Only                 20      $  994,663,000        29.0%       6.0264%     1.45x        62.7%
238 - 240                      1           3,584,884         0.1%       5.9500%     1.35         45.2%
241 - 300                     24         193,401,203         5.6%       6.3093%     1.50         66.6%
301 - 355                     12          47,398,351         1.4%       6.2862%     1.37         71.5%
356 - 364                    247       2,190,725,929        63.9%       6.0534%     1.31         69.3%
                         ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:      304      $3,429,773,367       100.0%       6.0631%     1.36x        67.3%
                         =================================================================================


MAXIMUM REMAINING AMORTIZATION TERM (MONTHS)  (2, 3):          364
MINIMUM REMAINING AMORTIZATION TERM (MONTHS)  (2, 3):          238
WTD. AVG. REMAINING AMORTIZATION TERM (MONTHS) (2, 3):         355

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.

(2)  BASED ON A CUT-OFF DATE IN DECEMBER 2006.

(3) DOES NOT INCLUDE MORTGAGE LOANS WITH INTEREST ONLY PAYMENTS UNTIL ARD/MATURITY DATE.

                    REMAINING TERMS TO STATED MATURITY (1, 2)

                                                                                   WEIGHTED
                                      NUMBER OF                    PERCENTAGE OF    AVERAGE                 WEIGHTED
          RANGE OF                   UNDERLYING    CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED      AVERAGE
       REMAINING TERMS                MORTGAGE       PRINCIPAL     MORTGAGE POOL   INTEREST    AVERAGE    CUT-OFF DATE
TO STATED MATURITY (MONTHS) (1, 2)      LOANS       BALANCE (2)       BALANCE        RATES    U/W DSCR   LTV RATIO (2)
----------------------------------------------------------------------------------------------------------------------
55  -  70                                 11      $  246,419,467         7.2%       6.1356%     1.75x        57.2%
71  -  90                                  3         235,325,000         6.9%       6.1825%     1.21         65.8%
91  - 115                                 15         388,949,671        11.3%       6.0695%     1.38         61.8%
116 - 119                                220       2,018,518,763        58.9%       6.0784%     1.35         68.6%
120 - 122                                 55         540,560,465        15.8%       5.9164%     1.30         71.6%
                                     ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                  304      $3,429,773,367       100.0%       6.0631%     1.36x        67.3%
                                     =================================================================================

MAXIMUM REMAINING TERM TO STATED MATURITY (MONTHS) (1, 2):     122
MINIMUM REMAINING TERM TO STATED MATURITY (MONTHS) (1, 2):      55
WTD. AVG. REMAINING TERM TO STATED MATURITY (MONTHS) (1, 2):   111

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.

(2)  BASED ON A CUT-OFF DATE IN DECEMBER 2006.

                         YEARS BUILT/YEARS RENOVATED (1)

                                                                        WEIGHTED
                           NUMBER OF                    PERCENTAGE OF   AVERAGE                  WEIGHTED
                          MORTGAGED     CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED      AVERAGE
  RANGE OF YEARS             REAL         PRINCIPAL     MORTGAGE POOL   INTEREST    AVERAGE    CUT-OFF DATE
BUILT/RENOVATED (1)       PROPERTIES     BALANCE (2)       BALANCE        RATE     U/W DSCR   LTV RATIO (2)
-----------------------------------------------------------------------------------------------------------
1930 - 1985                    15      $   35,656,767        1.0%        6.2123%     1.36x        69.6%
1986 - 1995                    25         186,568,302        5.4%        6.0582%     1.24         72.8%
1996 - 2000                    47         505,560,882       14.7%        6.1551%     1.52         61.5%
2001 - 2006                   276       2,701,987,416       78.8%        6.0443%     1.34         67.9%
                          ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       363      $3,429,773,367      100.0%        6.0631%     1.36x        67.3%
                          =================================================================================

MOST RECENT YEAR BUILT/RENOVATED:   2006
OLDEST YEAR BUILT/RENOVATED         1930
WTD. AVG. YEAR BUILT/RENOVATED:     2003

(1) YEARS BUILT/RENOVATED REFLECTS THE LATER OF THE YEAR BUILT OR THE YEAR RENOVATED OF THE MORTGAGED REAL PROPERTIES.

(2)  BASED ON A CUT-OFF DATE IN DECEMBER 2006.

                     OCCUPANCY RATES AT UNDERWRITING (1, 2)

                                                                           WEIGHTED
                             NUMBER OF                     PERCENTAGE OF    AVERAGE                 WEIGHTED
                             MORTGAGED     CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED      AVERAGE
      RANGE OF                  REAL         PRINCIPAL     MORTGAGE POOL   INTEREST    AVERAGE    CUT-OFF DATE
OCCUPANCY RATES AT U/W (2)   PROPERTIES     BALANCE (1)       BALANCE        RATE     U/W DSCR   LTV RATIO (1)
--------------------------------------------------------------------------------------------------------------
57% -  75%                        29      $  379,263,831       11.1%        6.0274%     1.35x        66.8%
76% -  85%                        24         303,240,901        8.8%        6.2130%     1.43         67.7%
86% -  90%                        39         395,200,441       11.5%        6.0780%     1.54         64.0%
91% -  95%                        62         487,333,652       14.2%        5.9134%     1.27         75.2%
96% -  97%                        32         406,693,530       11.9%        6.0081%     1.33         71.6%
98% - 100%                       177       1,458,041,012       42.5%        6.1026%     1.34         64.3%
                             ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          363      $3,429,773,367      100.0%        6.0631%     1.36x        67.3%
                             =================================================================================

MAXIMUM OCCUPANCY RATE AT U/W:      100%
MINIMUM OCCUPANCY RATE AT U/W:       57%
WTD. AVG. OCCUPANCY RATE AT U/W:     92%

(1)    BASED ON A CUT-OFF DATE IN DECEMBER 2006.

(2) FOR HOSPITALITY PROPERTIES, THE OCCUPANCY PRESENTED ABOVE IS THE OCCUPANCY CONCLUDED BY THE RESPECTIVE LOAN SELLER AT UNDERWRITING BASED ON HISTORICAL PERFORMANCE AND FUTURE OUTLOOK.

                    UNDERWRITTEN DEBT SERVICE COVERAGE RATIOS

                                                                        WEIGHTED
                           NUMBER OF                    PERCENTAGE OF    AVERAGE                WEIGHTED
                          UNDERLYING    CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED     AVERAGE
       RANGE OF            MORTGAGE       PRINCIPAL     MORTGAGE POOL   INTEREST    AVERAGE   CUT-OFF DATE
      U/W DSCRS             LOANS        BALANCE (1)       BALANCE         RATE    U/W DSCR   LTV RATIO (1)
-----------------------------------------------------------------------------------------------------------
1.15x - 1.19                   20      $  169,839,160         5.0%       6.0590%     1.18x        72.3%
1.20  - 1.22                   61         627,332,465        18.3%       6.1415%     1.21         71.1%
1.23  - 1.27                   79         927,492,741        27.0%       5.8694%     1.25         74.8%
1.28  - 1.34                   53         495,833,771        14.5%       6.0370%     1.30         67.3%
1.35  - 1.40                   20         257,659,467         7.5%       6.0544%     1.39         67.6%
1.41  - 1.45                   19         319,206,154         9.3%       6.0081%     1.43         68.5%
1.46  - 1.50                   12          70,914,164         2.1%       6.1004%     1.48         65.2%
1.51  - 1.56                   10         148,598,817         4.3%       6.3210%     1.53         60.7%
1.57  - 1.64                    6         172,379,756         5.0%       6.6336%     1.58         40.2%
1.65  - 1.73                    6          36,524,571         1.1%       5.9639%     1.66         59.7%
1.74  - 1.89                    5          14,847,389         0.4%       5.9399%     1.82         56.0%
1.90  - 2.09                    6          54,384,586         1.6%       5.9936%     1.97         48.6%
2.10  - 3.11x                   7         134,760,325         3.9%       6.3147%     2.22         41.2%
                          ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       304      $3,429,773,367       100.0%       6.0631%     1.36x        67.3%
                          =================================================================================

MAXIMUM U/W DSCR:     3.11x
MINIMUM U/W DSCR:     1.15x
WTD. AVG. U/W DSCR:   1.36x

(1)  BASED ON A CUT-OFF DATE IN DECEMBER 2006.

                      CUT-OFF DATE LOAN-TO-VALUE RATIOS (1)

                                                                         WEIGHTED
                            NUMBER OF                    PERCENTAGE OF   AVERAGE                 WEIGHTED
                           UNDERLYING    CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED     AVERAGE
 RANGE OF CUT-OFF DATE      MORTGAGE       PRINCIPAL     MORTGAGE POOL   INTEREST    AVERAGE   CUT-OFF DATE
LOAN-TO-VALUE RATIOS (1)      LOANS       BALANCE (1)       BALANCE        RATE     U/W DSCR   LTV RATIO (1)
------------------------------------------------------------------------------------------------------------
29.4% - 40.0%                   4       $  255,999,130        7.5%        6.5868%     1.87x        36.9%
40.1% - 50.0%                   9           79,608,976        2.3%        5.9751%     1.82         47.2%
50.1% - 60.0%                  29          281,890,455        8.2%        6.0130%     1.44         57.5%
60.1% - 65.0%                  30          649,667,977       18.9%        6.1730%     1.36         63.0%
65.1% - 70.0%                  44          563,780,059       16.4%        6.0283%     1.30         68.0%
70.1% - 73.0%                  26          220,853,089        6.4%        6.0546%     1.28         71.5%
73.1% - 75.0%                  45          321,898,661        9.4%        6.0727%     1.26         74.0%
75.1% - 77.0%                  43          337,519,558        9.8%        6.0040%     1.28         75.9%
77.1% - 77.5%                   3           13,258,176        0.4%        6.1811%     1.21         77.4%
77.6% - 78.5%                  21          132,676,580        3.9%        5.9211%     1.31         78.0%
78.6% - 79.0%                  11           74,643,582        2.2%        5.9918%     1.24         78.8%
79.1% - 79.5%                  12          301,478,909        8.8%        5.6943%     1.24         79.2%
79.6% - 80.0%                  25          163,043,216        4.8%        6.0055%     1.24         79.9%
80.1% - 81.6%                   2           33,455,000        1.0%        5.9807%     1.25         81.1%
                           ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       304       $3,429,773,367      100.0%        6.0631%     1.36x        67.3%
                           =================================================================================

MAXIMUM CUT-OFF DATE LTV RATIO (1):     81.6%
MINIMUM CUT-OFF DATE LTV RATIO (1):     29.4%
WTD. AVG. CUT-OFF DATE LTV RATIO (1):   67.3%

(1)  BASED ON A CUT-OFF DATE IN DECEMBER 2006.

                       MORTGAGED REAL PROPERTIES BY STATE

                                                                           WEIGHTED
                             NUMBER OF                     PERCENTAGE OF    AVERAGE                 WEIGHTED
                             MORTGAGED     CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED      AVERAGE
                                REAL         PRINCIPAL     MORTGAGE POOL   INTEREST    AVERAGE   CUT-OFF DATE
STATE                        PROPERTIES     BALANCE (1)       BALANCE        RATE     U/W DSCR   LTV RATIO (1)
--------------------------------------------------------------------------------------------------------------
New York                         63       $  977,554,845        28.5%       6.2071%     1.47x        58.6%
California                       32          445,025,121        13.0%       5.9399%     1.39         65.0%
   Southern California (2)       26          319,784,659         9.3%       5.9619%     1.41         63.7%
   Northern California (2)        6          125,240,462         3.7%       5.8839%     1.36         68.4%
Texas                            54          357,869,972        10.4%       5.8965%     1.28         76.4%
Florida                          27          191,409,185         5.6%       6.1028%     1.30         70.5%
Maryland                          4          171,943,232         5.0%       5.9621%     1.29         60.9%
Georgia                          21          123,344,785         3.6%       5.9913%     1.29         74.4%
North Carolina                   18          121,817,638         3.6%       6.0433%     1.31         74.5%
Arizona                          11          113,811,157         3.3%       5.9863%     1.24         73.7%
South Carolina                    6          104,237,429         3.0%       5.7973%     1.25         79.0%
Hawaii                            1          100,000,000         2.9%       6.2065%     1.40         62.5%
Michigan                         10           73,192,289         2.1%       6.0323%     1.39         71.6%
Washington                        8           71,150,000         2.1%       6.0661%     1.25         69.5%
Ohio                             17           67,061,657         2.0%       6.0536%     1.37         72.6%
Illinois                         12           66,412,602         1.9%       6.2012%     1.42         66.1%
Utah                              4           45,548,295         1.3%       6.0832%     1.27         72.3%
Colorado                          5           43,189,522         1.3%       6.1062%     1.35         66.8%
Alabama                           9           41,669,590         1.2%       5.9632%     1.26         75.7%
Virginia                          9           39,633,294         1.2%       6.1261%     1.30         76.2%
Missouri                          4           38,840,980         1.1%       6.2107%     1.25         69.4%
Connecticut                       1           33,000,000         1.0%       5.6300%     1.43         77.8%
Oklahoma                          4           28,497,800         0.8%       6.2517%     1.34         73.4%
Pennsylvania                      7           25,690,384         0.7%       6.1412%     1.34         73.2%
Tennessee                         7           24,945,851         0.7%       6.1986%     1.36         71.8%
Alaska                            1           19,980,000         0.6%       5.8800%     1.25         81.6%
Louisiana                         1           16,800,000         0.5%       5.9500%     1.20         80.0%
Wisconsin                         2           16,150,000         0.5%       6.2360%     1.20         75.4%
Indiana                           6           13,964,852         0.4%       6.1747%     1.25         74.3%
Nevada                            3           12,076,388         0.4%       6.3116%     1.27         66.3%
Mississippi                       1            9,524,000         0.3%       5.7900%     1.37         78.4%
Minnesota                         3            8,565,026         0.2%       6.2612%     1.49         69.0%
Arkansas                          2            5,985,085         0.2%       6.2860%     1.26         76.3%
Montana                           1            4,740,000         0.1%       6.3100%     1.19         72.9%
Maine                             2            4,191,172         0.1%       6.4900%     1.32         76.9%
Oregon                            1            3,750,000         0.1%       5.8800%     1.78         56.0%
Kentucky                          2            2,860,838         0.1%       6.3435%     1.30         65.0%
New Mexico                        1            2,597,650         0.1%       6.5000%     1.26         74.2%
Kansas                            2            1,809,570        0.05%       6.2150%     1.25         68.8%
New Jersey                        1              933,157        0.03%       6.5100%     1.20         71.8%
                             ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         363       $3,429,773,367       100.0%       6.0631%     1.36x        67.3%
                             =================================================================================

(1)  BASED ON A CUT-OFF DATE IN DECEMBER 2006.

(2) SOUTHERN CALIFORNIA CONSISTS OF MORTGAGED REAL PROPERTIES IN CALIFORNIA ZIP CODES LESS THAN OR EQUAL TO 93600.

     NORTHERN CALIFORNIA CONSISTS OF MORTGAGED REAL PROPERTIES IN CALIFORNIA ZIP CODES GREATER THAN 93600.

                     UNDERLYING MORTGAGE LOANS BY LOAN TYPE

                                                                               WEIGHTED
                                     NUMBER OF                  PERCENTAGE OF   AVERAGE              WEIGHTED       WEIGHTED
                                    UNDERLYING   CUT-OFF DATE      INITIAL     MORTGAGE  WEIGHTED    AVERAGE        AVERAGE
                                     MORTGAGE      PRINCIPAL    MORTGAGE POOL  INTEREST   AVERAGE  CUT-OFF DATE    REMAINING
LOAN TYPE                              LOANS      BALANCE (1)      BALANCE       RATE    U/W DSCR  LTV RATIO (1)  IO PERIOD (1)
-------------------------------------------------------------------------------------------------------------------------------
Balloon Loan without IO Term            124     $  537,573,712       15.7%      6.1813%    1.37x       69.5%           N/A
Balloon Loans with Partial IO Term      149      1,790,218,152       52.2%      6.0483%    1.31        68.9%            49
Interest Only Balloon Loans              20        994,663,000       29.0%      6.0264%    1.45        62.7%            99
ARD Loans without IO Periods              6         76,643,503        2.2%      6.1169%    1.28        68.8%           N/A
ARD Loans with Partial IO Periods         5         30,675,000        0.9%      5.9113%    1.21        77.4%            47
                                    -------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                 304     $3,429,773,367      100.0%      6.0631%    1.36x       67.3%           N/A
                                    ===========================================================================================

(1)  BASED ON A CUT-OFF DATE IN DECEMBER 2006.

                   MORTGAGED REAL PROPERTIES BY PROPERTY TYPE

                                                              WEIGHTED
                 NUMBER OF                    PERCENTAGE OF    AVERAGE                 WEIGHTED
                 MORTGAGED    CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED      AVERAGE
                   REAL         PRINCIPAL     MORTGAGE POOL   INTEREST    AVERAGE    CUT-OFF DATE
PROPERTY TYPE   PROPERTIES     BALANCE (1)       BALANCE        RATE     U/W DSCR   LTV RATIO (1)
-------------------------------------------------------------------------------------------------
Multifamily         119      $  820,827,874        23.9%       5.9820%     1.25x        73.3%
Office               48         814,090,578        23.7%       6.1212%     1.36         63.2%
Retail              124         748,878,915        21.8%       6.0209%     1.30         70.4%
Hotel                32         474,845,032        13.8%       6.3196%     1.67         59.0%
Mixed Use            21         410,108,477        12.0%       5.9011%     1.35         67.1%
Industrial           13         143,809,054         4.2%       6.0087%     1.36         67.1%
Self Storage          6          17,213,437         0.5%       6.2610%     1.31         70.6%
                ---------------------------------------------------------------------------------
                    363      $3,429,773,367       100.0%       6.0631%     1.36x        67.3%
                =================================================================================

(1)  BASED ON A CUT-OFF DATE IN DECEMBER 2006.

                 MORTGAGED REAL PROPERTIES BY PROPERTY SUB-TYPE

                                                                                             WEIGHTED
                                                     NUMBER OF                PERCENTAGE OF   AVERAGE               WEIGHTED
                                                     MORTGAGED  CUT-OFF DATE     INITIAL     MORTGAGE  WEIGHTED     AVERAGE
                         PROPERTY                      REAL       PRINCIPAL   MORTGAGE POOL  INTEREST   AVERAGE  CUT-OFF DATE
PROPERTY TYPE            SUB-TYPE                   PROPERTIES   BALANCE (1)     BALANCE        RATE   U/W DSCR  LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------------------
MULTIFAMILY
                         Conventional                   107     $794,355,194      23.2%       5.9773%    1.24x       73.4%
                         Manufactured Housing            12       26,472,680       0.8%       6.1210%    1.39        70.3%
                                                    --------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                 119     $820,827,874      23.9%       5.9820%    1.25x       73.3%
                                                    ==========================================================================
OFFICE
                         Suburban                        40     $525,382,280      15.3%       5.9471%    1.30x       69.8%
                         Central Business District        8      288,708,298       8.4%       6.4382%    1.47        51.1%
                                                    --------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                  48     $814,090,578      23.7%       6.1212%    1.36x       63.2%
                                                    ==========================================================================
RETAIL
                         Anchored                        33     $407,782,636      11.9%       5.9874%    1.33x       69.2%
                         Unanchored                      91      341,096,278       9.9%       6.0609%    1.27        71.8%
                                                    --------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                 124     $748,878,915      21.8%       6.0209%    1.30x       70.4%
                                                    ==========================================================================
HOTEL
                         Full Service                     7     $325,688,747       9.5%       6.3462%    1.71x       56.4%
                         Limited Service                 25      149,156,285       4.3%       6.2615%    1.58        64.8%
                                                    --------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                  32     $474,845,032      13.8%       6.3196%    1.67x       59.0%
                                                    ==========================================================================

(1) BASED ON A CUT-OFF DATE IN DECEMBER 2006.

                   PREPAYMENT PROVISION AS OF CUT-OFF DATE (1)

                                                                     WEIGHTED       WEIGHTED           WEIGHTED
                                                                      AVERAGE        AVERAGE      AVERAGE REMAINING     WEIGHTED
       RANGE OF          NUMBER OF                  PERCENTAGE OF    REMAINING      REMAINING      LOCKOUT PLUS YM      AVERAGE
   REMAINING TERMS TO   UNDERLYING   CUT-OFF DATE      INITIAL        LOCKOUT        LOCKOUT     PLUS STATIC PREMIUM    REMAINING
    STATED MATURITY      MORTGAGE      PRINCIPAL    MORTGAGE POOL     PERIOD     PLUS YM PERIOD         PERIOD          MATURITY
   (MONTHS) (1, 2)         LOANS      BALANCE (1)      BALANCE     (MONTHS) (1)   (MONTHS) (1)       (MONTHS) (1)     (MONTHS) (1,2)
------------------------------------------------------------------------------------------------------------------------------------
 55 - 100                    14     $  481,744,467       14.0%           58              64               64                71
101 - 119                   235      2,407,468,435       70.2%          107             112              112               117
120 - 122                    55        540,560,465       15.8%          102             116              116               120
                        ------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:     304     $3,429,773,367      100.0%           99             106              106               111
                        ============================================================================================================

(1)  BASED ON A CUT-OFF DATE IN DECEMBER 2006.

(2) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.


                                PREPAYMENT OPTION

                                                                     WEIGHTED       WEIGHTED          WEIGHTED
                                                                      AVERAGE        AVERAGE      AVERAGE REMAINING     WEIGHTED
                         NUMBER OF                  PERCENTAGE OF    REMAINING      REMAINING      LOCKOUT PLUS YM      AVERAGE
                        UNDERLYING   CUT-OFF DATE      INITIAL        LOCKOUT        LOCKOUT     PLUS STATIC PREMIUM   REMAINING
                         MORTGAGE      PRINCIPAL    MORTGAGE POOL     PERIOD     PLUS YM PERIOD        PERIOD           MATURITY
PREPAYMENT OPTION          LOANS      BALANCE (1)      BALANCE     (MONTHS) (1)   (MONTHS) (1)      (MONTHS) (1)     (MONTHS) (1, 2)
------------------------------------------------------------------------------------------------------------------------------------
Lockout / Defeasance        280     $3,129,883,691       91.3%          107            107               107              112
  Lockout / Defeasance
  / Static                    1          9,733,532        0.3%           57             57               116              118

Lockout / Defeasance /
  Yield Maintenance           1          4,995,310        0.1%          106            113               113              119

Lockout / Yield
  Maintenance                10        153,730,619        4.5%           22             92                92               97
Lockout / Yield
  Maintenance / Static        2         14,091,096        0.4%           36            105               113              117
Yield Maintenance            10        117,339,118        3.4%            0             93                93              105
                        ------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:     304     $3,429,773,367      100.0%           99            106               106              111
                        ============================================================================================================

(1)  BASED ON A CUT-OFF DATE IN DECEMBER 2006.

(2) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.

           UNDERLYING MORTGAGED REAL PROPERTIES BY OWNERSHIP INTEREST

                                                                     WEIGHTED
                         NUMBER OF                  PERCENTAGE OF     AVERAGE                 WEIGHTED
                         MORTGAGED   CUT-OFF DATE      INITIAL       MORTGAGE    WEIGHTED     AVERAGE
                           REAL        PRINCIPAL    MORTGAGE POOL    INTEREST     AVERAGE   CUT-OFF DATE
OWNERSHIP INTEREST      PROPERTIES    BALANCE (1)      BALANCE         RATES     U/W DSCR  LTV RATIO (1)
--------------------------------------------------------------------------------------------------------
Fee                         354     $3,084,976,316       89.9%        6.0439%      1.35x       67.5%
Leasehold                     7        302,015,353        8.8%        6.2403%      1.45        64.3%
Fee/Leasehold                 2         42,781,698        1.2%        6.1978%      1.27        68.7%
                        --------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:     363     $3,429,773,367      100.0%        6.0631%      1.36x       67.3%
                        ================================================================================

(1)  BASED ON A CUT-OFF DATE IN DECEMBER 2006.

                        UNDERLYING MORTGAGE LOAN SELLERS

                                                                          WEIGHTED
                               NUMBER OF                  PERCENTAGE OF   AVERAGE                WEIGHTED
                              UNDERLYING   CUT-OFF DATE      INITIAL      MORTGAGE  WEIGHTED     AVERAGE
                               MORTGAGE      PRINCIPAL      LOAN GROUP 1  INTEREST  AVERAGE    CUT-OFF DATE
MORTGAGE LOAN SELLER             LOANS      BALANCE (1)      BALANCE        RATE    U/W DSCR  LTV RATIO (1)
-----------------------------------------------------------------------------------------------------------
Column Financial, Inc.            220     $2,286,656,044       86.3%       6.1088%    1.42x       65.3%
KeyBank National Association       22        362,477,247       13.7%       5.9581%    1.27        67.0%
                              -----------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:           242     $2,649,133,292      100.0%       6.0882%    1.40x       65.5%
                              =============================================================================

(1)  BASED ON A CUT-OFF DATE IN DECEMBER 2006.

                             MORTGAGE INTEREST RATES

                                                                    WEIGHTED
                          NUMBER OF                  PERCENTAGE OF   AVERAGE               WEIGHTED
                         UNDERLYING   CUT-OFF DATE      INITIAL     MORTGAGE  WEIGHTED     AVERAGE
        RANGE OF          MORTGAGE      PRINCIPAL     LOAN GROUP 1  INTEREST   AVERAGE   CUT-OFF DATE
MORTGAGE INTEREST RATES     LOANS      BALANCE (1)      BALANCE       RATE    U/W DSCR  LTV RATIO (1)
-----------------------------------------------------------------------------------------------------
5.4900%-5.7500%               14     $  186,085,958        7.0%      5.6402%    1.39x       71.8%
5.7501%-5.8500%               23        348,116,862       13.1%      5.7951%    1.28        69.5%
5.8501%-6.0000%               40        643,714,066       24.3%      5.9409%    1.37        66.4%
6.0001%-6.1000%               36        358,382,281       13.5%      6.0487%    1.31        70.5%
6.1001%-6.2500%               61        451,247,343       17.0%      6.1964%    1.34        68.5%
6.2501%-6.5000%               56        498,364,338       18.8%      6.3698%    1.59        61.4%
6.5001%-6.9800%               12        163,222,444        6.2%      6.7327%    1.55        39.6%
                         ----------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:      242     $2,649,133,292      100.0%      6.0882%    1.40x       65.5%
                         ============================================================================

MAXIMUM MORTGAGE INTEREST RATE:     6.9800%
MINIMUM MORTGAGE INTEREST RATE:     5.4900%
WTD. AVG. MORTGAGE INTEREST RATE:   6.0882%

(1)  BASED ON A CUT-OFF DATE IN DECEMBER 2006.

                       CUT-OFF DATE PRINCIPAL BALANCES (1)

                                                                      WEIGHTED
                            NUMBER OF                  PERCENTAGE OF   AVERAGE               WEIGHTED
                           UNDERLYING   CUT-OFF DATE      INITIAL     MORTGAGE  WEIGHTED     AVERAGE
RANGE OF CUT-OFF DATE       MORTGAGE      PRINCIPAL     LOAN GROUP 1  INTEREST   AVERAGE   CUT-OFF DATE
PRINCIPAL BALANCES (1)        LOANS      BALANCE (1)      BALANCE       RATE    U/W DSCR  LTV RATIO (1)
-------------------------------------------------------------------------------------------------------
$    499,130-   1,000,000       11     $    8,855,563        0.3%      6.4513%    1.52x       62.2%
   1,000,001-   1,500,000       11         13,575,228        0.5%      6.2108%    1.33        71.4%
   1,500,001-   2,000,000       15         26,572,483        1.0%      6.2524%    1.32        72.5%
   2,000,001-   2,500,000       20         45,057,065        1.7%      6.2299%    1.32        70.3%
   2,500,001-   3,000,000       25         69,448,168        2.6%      6.0418%    1.31        70.9%
   3,000,001-   3,500,000       16         53,367,297        2.0%      6.1001%    1.43        66.4%
   3,500,001-   4,000,000       20         75,072,217        2.8%      6.1659%    1.40        69.6%
   4,000,001-   4,500,000       12         50,452,179        1.9%      6.1529%    1.28        73.3%
   4,500,001-   5,000,000        7         33,480,508        1.3%      6.2367%    1.42        67.7%
   5,000,001-   6,000,000       15         82,377,296        3.1%      6.0627%    1.33        71.7%
   6,000,001-   7,000,000       11         73,047,138        2.8%      6.0620%    1.53        67.4%
   7,000,001-   8,000,000        7         53,671,297        2.0%      6.0282%    1.40        68.6%
   8,000,001-   9,000,000        4         34,483,967        1.3%      6.3273%    1.30        71.4%
   9,000,001-  10,000,000        9         86,115,390        3.3%      6.1037%    1.29        72.8%
  10,000,001-  12,500,000       16        181,087,036        6.8%      6.0958%    1.33        67.8%
  12,500,001-  15,000,000        8        109,010,764        4.1%      5.9859%    1.31        70.9%
  15,000,001-  17,500,000        5         79,335,000        3.0%      5.8791%    1.22        73.3%
  17,500,001-  19,000,000        2         36,663,000        1.4%      6.0551%    1.34        66.6%
  19,000,001-  24,000,000        3         61,780,000        2.3%      5.9562%    1.33        70.3%
  24,000,001-  30,000,000        6        166,700,000        6.3%      5.9490%    1.30        69.9%
  30,000,001-  37,500,000        5        173,481,698        6.5%      5.9572%    1.47        65.0%
  37,500,001-  55,000,000        6        267,500,000       10.1%      5.9073%    1.34        71.1%
  55,000,001-  80,000,000        3        201,000,000        7.6%      6.2381%    1.41        69.9%
  80,000,001- 145,000,000        3        355,000,000       13.4%      6.4802%    1.73        44.1%
 145,000,001-$165,000,000        2        312,000,000       11.8%      5.8679%    1.27        63.3%
                           ----------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        242     $2,649,133,292      100.0%      6.0882%    1.40x       65.5%
                           ============================================================================

MAXIMUM CUT-OFF DATE PRINCIPAL BALANCE (1):   $165,000,000
MINIMUM CUT-OFF DATE PRINCIPAL BALANCE (1):   $    499,130
AVERAGE CUT-OFF DATE PRINCIPAL BALANCE (1):   $ 10,946,832

(1)  BASED ON A CUT-OFF DATE IN DECEMBER 2006.

                         ORIGINAL AMORTIZATION TERMS (1)

                                                                    WEIGHTED
                          NUMBER OF                  PERCENTAGE OF   AVERAGE               WEIGHTED
        RANGE OF         UNDERLYING   CUT-OFF DATE      INITIAL     MORTGAGE  WEIGHTED     AVERAGE
ORIGINAL AMORTIZATION     MORTGAGE      PRINCIPAL     LOAN GROUP 1  INTEREST   AVERAGE   CUT-OFF DATE
   TERMS (MONTHS) (1)       LOANS      BALANCE (2)      BALANCE       RATE    U/W DSCR  LTV RATIO (2)
-----------------------------------------------------------------------------------------------------
Interest Only                 19     $  802,663,000       30.3%      5.9701%    1.51x       62.6%
288-300                       24        193,401,203        7.3%      6.3093%    1.50        66.6%
301-360                      199      1,653,069,088       62.4%      6.1197%    1.33        66.8%
                         ----------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:      242     $2,649,133,292      100.0%      6.0882%    1.40x       65.5%
                         ============================================================================

MAXIMUM ORIGINAL AMORTIZATION TERM (MONTHS) (3):     360
MINIMUM ORIGINAL AMORTIZATION TERM (MONTHS) (3):     288
WTD. AVG. ORIGINAL AMORTIZATION TERM (MONTHS) (3):   353

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.

(2)  BASED ON A CUT-OFF DATE IN DECEMBER 2006.

(3) DOES NOT INCLUDE MORTGAGE LOANS WITH INTEREST ONLY PAYMENTS UNTIL ARD/MATURITY DATE.

                      ORIGINAL TERMS TO STATED MATURITY (1)

                                                                    WEIGHTED
        RANGE OF          NUMBER OF                  PERCENTAGE OF   AVERAGE               WEIGHTED
     ORIGINAL TERMS      UNDERLYING  CUT-OFF DATE       INITIAL     MORTGAGE  WEIGHTED     AVERAGE
       TO STATED          MORTGAGE     PRINCIPAL      LOAN GROUP 1  INTEREST   AVERAGE   CUT-OFF DATE
 MATURITY (MONTHS) (1)      LOANS      BALANCE (2)      BALANCE       RATE    U/W DSCR  LTV RATIO (2)
-----------------------------------------------------------------------------------------------------
 60- 84                        7     $  238,140,934        9.0%      6.0997%    1.77x       56.6%
 85-120                      189      1,895,502,637       71.6%      6.0900%    1.37        65.5%
121-122                       46        515,489,721       19.5%      6.0762%    1.33        69.5%
                         ----------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:      242     $2,649,133,292      100.0%      6.0882%    1.40x       65.5%
                         ============================================================================

MAXIMUM ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):     122
MINIMUM ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):      60
WTD. AVG. ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):   151

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.

(2)  BASED ON A CUT-OFF DATE IN DECEMBER 2006.

                       REMAINING AMORTIZATION TERMS (1, 2)

                                                                           WEIGHTED
                                 NUMBER OF                  PERCENTAGE OF   AVERAGE               WEIGHTED
            RANGE OF            UNDERLYING   CUT-OFF DATE      INITIAL     MORTGAGE  WEIGHTED     AVERAGE
     REMAINING AMORTIZATION       MORTGAGE     PRINCIPAL     LOAN GROUP 1  INTEREST   AVERAGE   CUT-OFF DATE
     TERMS (MONTHS) (1, 2)          LOANS     BALANCE (2)      BALANCE       RATES   U/W DSCR  LTV RATIO (2)
------------------------------------------------------------------------------------------------------------
Interest Only                        19     $  802,663,000       30.3%      5.9701%    1.51x       62.6%
282 - 300                            24        193,401,203        7.3%      6.3093%    1.50        66.6%
301 - 355                             8         30,078,521        1.1%      6.2514%    1.44        69.0%
356 - 360                           191      1,622,990,567       61.3%      6.1172%    1.32        66.8%
                                ----------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             242     $2,649,133,292      100.0%      6.0882%    1.40x       65.5%
                                ============================================================================

MAXIMUM REMAINING AMORTIZATION TERM (MONTHS) (2, 3):   360
MINIMUM REMAINING AMORTIZATION TERM (MONTHS) (2, 3):   282
WTD. AVG. REMAINING AMORTIZATION TERM (MONTHS) (2, 3): 353

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.

(2)  BASED ON A CUT-OFF DATE IN DECEMBER 2006.

(3) DOES NOT INCLUDE MORTGAGE LOANS WITH INTEREST ONLY PAYMENTS UNTIL ARD/MATURITY DATE.

                    REMAINING TERMS TO STATED MATURITY (1, 2)

                                                                           WEIGHTED
                                 NUMBER OF                  PERCENTAGE OF   AVERAGE               WEIGHTED
           RANGE OF             UNDERLYING   CUT-OFF DATE      INITIAL     MORTGAGE  WEIGHTED     AVERAGE
   REMAINING TERMS TO STATED     MORTGAGE      PRINCIPAL    LOAN GROUP 1   INTEREST   AVERAGE   CUT-OFF DATE
   MATURITY (MONTHS) (1, 2)        LOANS      BALANCE (2)      BALANCE      RATES    U/W DSCR  LTV RATIO (2)
------------------------------------------------------------------------------------------------------------
 57 -  90                             7     $  238,140,934        9.0%      6.0997%    1.77x       56.6%
 91 - 115                             9        177,830,871        6.7%      6.6227%    1.54        41.8%
116 - 119                           183      1,749,479,457       66.0%      6.0783%    1.36        67.6%
120 - 121                            43        483,682,030       18.3%      5.9219%    1.29        71.1%
                                ----------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             242     $2,649,133,292      100.0%      6.0882%    1.40x       65.5%
                                ============================================================================

MAXIMUM REMAINING TERM TO STATED MATURITY (MONTHS) (1, 2):   121
MINIMUM REMAINING TERM TO STATED MATURITY (MONTHS) (1, 2):    57
WTD. AVG. REMAINING TERM TO STATED MATURITY (MONTHS) (1, 2): 113

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.

(2)  BASED ON A CUT-OFF DATE IN DECEMBER 2006.

                         YEARS BUILT/YEARS RENOVATED (1)

                                                                           WEIGHTED
                                 NUMBER OF                  PERCENTAGE OF   AVERAGE               WEIGHTED
                                 MORTGAGED   CUT-OFF DATE      INITIAL     MORTGAGE  WEIGHTED     AVERAGE
        RANGE OF YEARS             REAL        PRINCIPAL     LOAN GROUP 1  INTEREST   AVERAGE   CUT-OFF DATE
      BUILT/RENOVATED (1)       PROPERTIES    BALANCE (2)      BALANCE       RATE    U/W DSCR  LTV RATIO (2)
------------------------------------------------------------------------------------------------------------
1965 - 1985                           8     $   11,524,975       0.4%       6.4138%    1.56x       65.1%
1986 - 1995                          18        147,640,486       5.6%       6.0419%    1.25        72.2%
1996 - 2000                          34        421,070,960      15.9%       6.1435%    1.57        60.4%
2001 - 2006                         190      2,068,896,870      78.1%       6.0784%    1.37        66.1%
                                ----------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             250     $2,649,133,292     100.0%       6.0882%    1.40x       65.5%
                                ============================================================================

MOST RECENT YEAR BUILT/RENOVATED: 2006
OLDEST YEAR BUILT/RENOVATED:      1965
WTD. AVG. YEAR BUILT/RENOVATED:   2003

(1) YEARS BUILT/RENOVATED REFLECTS THE LATER OF THE YEAR BUILT OR THE YEAR RENOVATED OF THE MORTGAGED REAL PROPERTIES.

(2)  BASED ON A CUT-OFF DATE IN DECEMBER 2006.

                     OCCUPANCY RATES AT UNDERWRITING (1, 2)

                                                                           WEIGHTED
                                 NUMBER OF                  PERCENTAGE OF   AVERAGE               WEIGHTED
                                 MORTGAGED   CUT-OFF DATE      INITIAL     MORTGAGE  WEIGHTED     AVERAGE
           RANGE OF                REAL        PRINCIPAL     LOAN GROUP 1  INTEREST   AVERAGE   CUT-OFF DATE
  OCCUPANCY RATES AT U/W (2)    PROPERTIES    BALANCE (1)       BALANCE      RATE    U/W DSCR  LTV RATIO (1)
------------------------------------------------------------------------------------------------------------
57% -  75%                           28     $  376,766,180       14.2%      6.0256%    1.35x       66.8%
76% -  85%                           23        294,781,759       11.1%      6.2319%    1.44        67.3%
86% -  90%                           23        269,522,473       10.2%      6.1852%    1.67        58.1%
91% -  95%                           29        209,484,870        7.9%      6.0232%    1.29        74.0%
96% -  97%                           14        270,811,914       10.2%      6.0134%    1.38        69.1%
98% - 100%                          133      1,227,766,096       46.3%      6.0792%    1.36        64.1%
                                ----------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             250     $2,649,133,292      100.0%      6.0882%    1.40x       65.5%
                                ============================================================================

MAXIMUM OCCUPANCY RATE AT U/W:  100%
MINIMUM OCCUPANCY RATE AT U/W:   57%
WTD. AVG. OCCUPANCY RATE AT U/W: 91%

(1)  BASED ON A CUT-OFF DATE IN DECEMBER 2006.

(2) FOR HOSPITALITY PROPERTIES, THE OCCUPANCY PRESENTED ABOVE IS THE OCCUPANCY CONCLUDED BY THE RESPECTIVE LOAN SELLER AT UNDERWRITING BASED ON HISTORICAL PERFORMANCE AND FUTURE OUTLOOK.

                    UNDERWRITTEN DEBT SERVICE COVERAGE RATIOS

                                                                           WEIGHTED
                                 NUMBER OF                  PERCENTAGE OF   AVERAGE               WEIGHTED
                                UNDERLYING   CUT-OFF DATE      INITIAL     MORTGAGE  WEIGHTED     AVERAGE
           RANGE OF              MORTGAGE      PRINCIPAL     LOAN GROUP 1  INTEREST   AVERAGE   CUT-OFF DATE
           U/W DSCRs               LOANS      BALANCE (1)      BALANCE       RATE    U/W DSCR  LTV RATIO (1)
------------------------------------------------------------------------------------------------------------
1.15x - 1.19                        12      $  101,728,277        3.8%      5.9689%    1.17x       70.8%
1.20  - 1.21                        38         262,642,610        9.9%      6.0746%    1.21        75.0%
1.22  - 1.25                        51         434,796,959       16.4%      6.0282%    1.24        75.0%
1.26  - 1.31                        49         637,209,608       24.1%      5.9535%    1.28        67.5%
1.32  - 1.36                        20          96,434,143        3.6%      6.0649%    1.34        70.8%
1.37  - 1.40                         5         175,010,630        6.6%      6.1141%    1.40        64.4%
1.41  - 1.44                        16         262,806,154        9.9%      6.0866%    1.42        67.2%
1.45  - 1.49                        13         118,914,164        4.5%      5.8879%    1.46        68.8%
1.50  - 1.56                        10         153,542,288        5.8%      6.3182%    1.52        61.3%
1.57  - 1.64                         5         167,379,756        6.3%      6.6588%    1.58        39.1%
1.65  - 1.79                         8          43,524,571        1.6%      5.9407%    1.68        59.3%
1.80  - 1.98                         5          51,793,867        2.0%      5.9595%    1.95        48.5%
1.99  - 3.11x                       10         143,350,264        5.4%      6.3102%    2.21        42.0%
                                ----------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            242      $2,649,133,292      100.0%      6.0882%    1.40x       65.5%
                                ============================================================================

MAXIMUM U/W DSCR:   3.11x
MINIMUM U/W DSCR:   1.15x
WTD. AVG. U/W DSCR: 1.40x

(1)  BASED ON A CUT-OFF DATE IN DECEMBER 2006.

                      CUT-OFF DATE LOAN-TO-VALUE RATIOS (1)

                                                                           WEIGHTED
                                 NUMBER OF                  PERCENTAGE OF   AVERAGE               WEIGHTED
                                UNDERLYING   CUT-OFF DATE      INITIAL     MORTGAGE  WEIGHTED     AVERAGE
     RANGE OF CUT-OFF DATE       MORTGAGE      PRINCIPAL     LOAN GROUP 1  INTEREST   AVERAGE   CUT-OFF DATE
   LOAN-TO-VALUE RATIOS (1)        LOANS      BALANCE (1)      BALANCE       RATE    U/W DSCR  LTV RATIO (1)
------------------------------------------------------------------------------------------------------------
29.4% - 40.0%                        4      $  255,999,130       9.7%       6.5868%    1.87x       36.9%
40.1% - 50.0%                        7          74,175,924       2.8%       5.9750%    1.84        47.2%
50.1% - 60.0%                       28         279,340,455      10.5%       6.0135%    1.44        57.6%
60.1% - 65.0%                       27         449,421,256      17.0%       6.1422%    1.43        62.8%
65.1% - 70.0%                       40         524,484,233      19.8%       6.0205%    1.31        67.9%
70.1% - 73.0%                       21         195,966,764       7.4%       6.0364%    1.29        71.5%
73.1% - 75.0%                       35         259,791,012       9.8%       6.0724%    1.26        74.0%
75.1% - 77.0%                       32         274,042,739      10.3%       5.9887%    1.28        75.9%
77.1% - 77.5%                        3          13,258,176       0.5%       6.1811%    1.21        77.4%
77.6% - 78.5%                       13          72,032,580       2.7%       5.8745%    1.34        78.0%
78.6% - 79.0%                        5          24,629,644       0.9%       6.0291%    1.20        78.8%
79.1% - 79.5%                        7          93,959,430       3.5%       5.9158%    1.23        79.3%
79.6% - 80.0%                       18          98,576,949       3.7%       5.9845%    1.25        79.9%
80.1% - 81.6%                        2          33,455,000       1.3%       5.9807%    1.25        81.1%
                                ----------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            242      $2,649,133,292     100.0%       6.0882%    1.40x       65.5%
                                ============================================================================

MAXIMUM CUT-OFF DATE LTV RATIO (1):   81.6%
MINIMUM CUT-OFF DATE LTV RATIO (1):   29.4%
WTD. AVG. CUT-OFF DATE LTV RATIO (1): 65.5%

(1)  BASED ON A CUT-OFF DATE IN DECEMBER 2006.

                       MORTGAGED REAL PROPERTIES BY STATE

                                                                           WEIGHTED
                                 NUMBER OF                  PERCENTAGE OF   AVERAGE               WEIGHTED
                                 MORTGAGED   CUT-OFF DATE      INITIAL     MORTGAGE  WEIGHTED     AVERAGE
                                   REAL        PRINCIPAL     LOAN GROUP 1  INTEREST   AVERAGE   CUT-OFF DATE
STATE                           PROPERTIES    BALANCE (1)      BALANCE       RATE    U/W DSCR  LTV RATIO (1)
------------------------------------------------------------------------------------------------------------
New York                             29     $  772,154,845       29.1%      6.1999%    1.53x       57.2%
California                           28        435,086,987       16.4%      5.9412%    1.39        65.2%
   Southern California (2)           23        312,396,526       11.8%      5.9643%    1.41        63.8%
   Northern California (2)            5        122,690,462        4.6%      5.8824%    1.36        68.7%
Maryland                              4        171,943,232        6.5%      5.9621%    1.29        60.9%
Florida                              24        153,955,652        5.8%      6.0680%    1.33        70.6%
Hawaii                                1        100,000,000        3.8%      6.2065%    1.40        62.5%
Georgia                              15         90,728,400        3.4%      6.1343%    1.31        72.8%
Arizona                               9         89,711,157        3.4%      5.9960%    1.25        72.3%
North Carolina                       14         86,187,638        3.3%      6.0110%    1.33        75.0%
Texas                                21         73,449,598        2.8%      6.1476%    1.39        70.9%
Washington                            8         71,150,000        2.7%      6.0661%    1.25        69.5%
South Carolina                        3         64,677,963        2.4%      5.9457%    1.25        78.9%
Michigan                              9         59,512,289        2.2%      6.1156%    1.41        70.5%
Illinois                              9         51,820,581        2.0%      6.2247%    1.46        63.5%
Utah                                  4         45,548,295        1.7%      6.0832%    1.27        72.3%
Colorado                              5         43,189,522        1.6%      6.1062%    1.35        66.8%
Alabama                               9         41,669,590        1.6%      5.9632%    1.26        75.7%
Missouri                              4         38,840,980        1.5%      6.2107%    1.25        69.4%
Ohio                                  7         38,232,221        1.4%      6.0345%    1.39        70.2%
Virginia                              8         37,483,294        1.4%      6.1333%    1.30        76.0%
Connecticut                           1         33,000,000        1.2%      5.6300%    1.43        77.8%
Pennsylvania                          5         21,350,220        0.8%      6.1595%    1.36        72.0%
Tennessee                             5         20,076,938        0.8%      6.2591%    1.39        70.4%
Alaska                                1         19,980,000        0.8%      5.8800%    1.25        81.6%
Oklahoma                              3         19,097,800        0.7%      6.2181%    1.40        72.9%
Wisconsin                             2         16,150,000        0.6%      6.2360%    1.20        75.4%
Indiana                               6         13,964,852        0.5%      6.1747%    1.25        74.3%
Nevada                                3         12,076,388        0.5%      6.3116%    1.27        66.3%
Minnesota                             3          8,565,026        0.3%      6.2612%    1.49        69.0%
Arkansas                              2          5,985,085        0.2%      6.2860%    1.26        76.3%
Maine                                 2          4,191,172        0.2%      6.4900%    1.32        76.9%
Oregon                                1          3,750,000        0.1%      5.8800%    1.78        56.0%
Kentucky                              2          2,860,838        0.1%      6.3435%    1.30        65.0%
Kansas                                2          1,809,570       0.07%      6.2150%    1.25        68.8%
New Jersey                            1            933,157       0.04%      6.5100%    1.20        71.8%
                                ----------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             250     $2,649,133,292      100.0%      6.0882%    1.40x       65.5%
                                ============================================================================

(1)  BASED ON A CUT-OFF DATE IN DECEMBER 2006.

(2) SOUTHERN CALIFORNIA CONSISTS OF MORTGAGED REAL PROPERTIES IN CALIFORNIA ZIP CODES LESS THAN OR EQUAL TO 93600. NORTHERN CALIFORNIA CONSISTS OF MORTGAGED REAL PROPERTIES IN CALIFORNIA ZIP CODES GREATER THAN 93600.

                     UNDERLYING MORTGAGE LOANS BY LOAN TYPE

                                                                           WEIGHTED
                                NUMBER OF                   PERCENTAGE OF   AVERAGE               WEIGHTED       WEIGHTED
                                UNDERLYING   CUT-OFF DATE      INITIAL     MORTGAGE  WEIGHTED     AVERAGE        AVERAGE
                                 MORTGAGE      PRINCIPAL    LOAN GROUP 1   INTEREST   AVERAGE   CUT-OFF DATE    REMAINING
LOAN TYPE                          LOANS      BALANCE (1)      BALANCE       RATE    U/W DSCR  LTV RATIO (1)  IO PERIOD (1)
---------------------------------------------------------------------------------------------------------------------------
Balloon Loan without IO Term        105     $  482,007,488      18.2%       6.1832%    1.38x       69.2%           N/A
Balloon Loans with Partial IO
   Term                             108      1,258,544,300      47.5%       6.1295%    1.34        65.5%            49
Interest Only Balloon Loans          19        802,663,000      30.3%       5.9701%    1.51        62.6%           103
ARD Loans without IO Periods          6         76,643,503       2.9%       6.1169%    1.28        68.8%           N/A
ARD Loans with Partial IO
   Periods                            4         29,275,000       1.1%       5.9142%    1.20        77.6%            48
                                -------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             242     $2,649,133,292     100.0%       6.0882%    1.40x       65.5%           N/A
                                ===========================================================================================

(1)  BASED ON A CUT-OFF DATE IN DECEMBER 2006.

                   MORTGAGED REAL PROPERTIES BY PROPERTY TYPE

                                                                           WEIGHTED
                                 NUMBER OF                  PERCENTAGE OF   AVERAGE               WEIGHTED
                                 MORTGAGED   CUT-OFF DATE      INITIAL     MORTGAGE  WEIGHTED     AVERAGE
                                   REAL        PRINCIPAL     LOAN GROUP 1  INTEREST   AVERAGE   CUT-OFF DATE
PROPERTY TYPE                   PROPERTIES    BALANCE (1)      BALANCE       RATE    U/W DSCR  LTV RATIO (1)
------------------------------------------------------------------------------------------------------------
Office                               48     $  814,090,578      30.7%       6.1212%    1.36x       63.2%
Retail                              124        748,878,915      28.3%       6.0209%    1.30        70.4%
Hotel                                32        474,845,032      17.9%       6.3196%    1.67        59.0%
Mixed Use                            21        410,108,477      15.5%       5.9011%    1.35        67.1%
Industrial                           13        143,809,054       5.4%       6.0087%    1.36        67.1%
Multifamily                           6         40,187,798       1.5%       6.0589%    1.33        74.1%
Self Storage                          6         17,213,437       0.6%       6.2610%    1.31        70.6%
                                ----------------------------------------------------------------------------
                                    250     $2,649,133,292     100.0%       6.0882%    1.40x       65.5%
                                ============================================================================

(1)  BASED ON A CUT-OFF DATE IN DECEMBER 2006.

                 MORTGAGED REAL PROPERTIES BY PROPERTY SUB-TYPE

                                                                                             WEIGHTED
                                                    NUMBER OF                 PERCENTAGE OF   AVERAGE                WEIGHTED
                                                    MORTGAGED   CUT-OFF DATE     INITIAL     MORTGAGE   WEIGHTED     AVERAGE
                         PROPERTY                      REAL       PRINCIPAL    LOAN GROUP 1  INTEREST    AVERAGE   CUT-OFF DATE
PROPERTY TYPE            SUB-TYPE                   PROPERTIES   BALANCE (1)     BALANCE       RATE     U/W DSCR  LTV RATIO (1)
-------------------------------------------------------------------------------------------------------------------------------
OFFICE
                         Suburban                       40      $525,382,280       19.8%      5.9471%     1.30x       69.8%
                         Central Business District       8       288,708,298       10.9%      6.4382%     1.47        51.1%
                                                    ---------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                 48      $814,090,578       30.7%      6.1212%     1.36x       63.2%
                                                    ===========================================================================
RETAIL
                         Anchored                       33      $407,782,636       15.4%      5.9874%     1.33x       69.2%
                         Unanchored                     91       341,096,278       12.9%      6.0609%     1.27        71.8%
                                                    ---------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                124      $748,878,915       28.3%      6.0209%     1.30x       70.4%
                                                    ===========================================================================
HOTEL
                         Full Service                    7      $325,688,747       12.3%      6.3462%     1.71x       56.4%
                         Limited Service                25       149,156,285        5.6%      6.2615%     1.58        64.8%
                                                    ---------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                 32      $474,845,032       17.9%      6.3196%     1.67x       59.0%
                                                    ===========================================================================

(1)  BASED ON A CUT-OFF DATE IN DECEMBER 2006.

                   PREPAYMENT PROVISION AS OF CUT-OFF DATE (1)

                                                                                                         WEIGHTED
                                                                                                          AVERAGE
                                                                                           WEIGHTED      REMAINING
                                                                             WEIGHTED       AVERAGE    LOCKOUT PLUS
                                                                              AVERAGE      REMAINING      YM PLUS       WEIGHTED
                                 NUMBER OF                  PERCENTAGE OF    REMAINING      LOCKOUT       STATIC         AVERAGE
           RANGE OF             UNDERLYING   CUT-OFF DATE      INITIAL        LOCKOUT       PLUS YM       PREMIUM       REMAINING
      REMAINING TERMS TO         MORTGAGE      PRINCIPAL     LOAN GROUP 1     PERIOD        PERIOD        PERIOD        MATURITY
STATED MATURITY (MONTHS) (1,2)    LOANS       BALANCE (1)      BALANCE     (MONTHS) (1)  (MONTHS) (1)  (MONTHS) (1)  (MONTHS) (1,2)
-----------------------------------------------------------------------------------------------------------------------------------
57  - 100                             7     $  238,140,934        9.0%           41            54            54             61
101 - 119                           192      1,927,310,328       72.8%          107           113           113            117
120 - 122                            43        483,682,030       18.3%          100           116           116            120
                                ---------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             242     $2,649,133,292      100.0%          100           108           108            113
                                ===================================================================================================

(1)  BASED ON A CUT-OFF DATE IN DECEMBER 2006.

(2) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.

                                PREPAYMENT OPTION

                                                                                                         WEIGHTED
                                                                                                          AVERAGE
                                                                                           WEIGHTED      REMAINING
                                                                             WEIGHTED       AVERAGE    LOCKOUT PLUS
                                                                              AVERAGE      REMAINING      YM PLUS       WEIGHTED
                                 NUMBER OF                  PERCENTAGE OF    REMAINING      LOCKOUT       STATIC         AVERAGE
                                UNDERLYING   CUT-OFF DATE      INITIAL        LOCKOUT       PLUS YM       PREMIUM       REMAINING
                                 MORTGAGE      PRINCIPAL     LOAN GROUP 1     PERIOD        PERIOD        PERIOD        MATURITY
PREPAYMENT OPTION                  LOANS      BALANCE (1)      BALANCE     (MONTHS) (1)  (MONTHS) (1)  (MONTHS) (1)  (MONTHS) (1,2)
-----------------------------------------------------------------------------------------------------------------------------------
Lockout / Defeasance                219     $2,362,293,615       89.2%          110           110           110            114
Lockout / Defeasance / Static         1          9,733,532        0.4%           57            57           116            118
Lockout / Defeasance / Yield
   Maintenance                        1          4,995,310        0.2%          106           113           113            119
Lockout / Yield Maintenance          10        153,730,619        5.8%           22            92            92             97
Lockout / Yield Maintenance /
   Static                             2         14,091,096        0.5%           36           105           113            117
Yield Maintenance                     9        104,289,118        3.9%            0            91            91            104
                                ---------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             242     $2,649,133,292      100.0%          100           108           108            113
                                ===================================================================================================

(1)  BASED ON A CUT-OFF DATE IN DECEMBER 2006.

(2) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.

           UNDERLYING MORTGAGED REAL PROPERTIES BY OWNERSHIP INTEREST

                                                                           WEIGHTED
                                 NUMBER OF                  PERCENTAGE OF   AVERAGE               WEIGHTED
                                 MORTGAGED   CUT-OFF DATE      INITIAL     MORTGAGE  WEIGHTED      AVERAGE
                                   REAL        PRINCIPAL     LOAN GROUP 1  INTEREST   AVERAGE   CUT-OFF DATE
OWNERSHIP INTEREST              PROPERTIES    BALANCE (1)      BALANCE       RATES   U/W DSCR  LTV RATIO (1)
------------------------------------------------------------------------------------------------------------
Fee                                 241     $2,304,336,241       87.0%      6.0662%    1.39x       65.6%
Leasehold                             7        302,015,353       11.4%      6.2403%    1.45        64.3%
Fee/Leasehold                         2         42,781,698        1.6%      6.1978%    1.27        68.7%
                                ----------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             250     $2,649,133,292      100.0%      6.0882%    1.40x       65.5%
                                ============================================================================


(1)  BASED ON A CUT-OFF DATE IN DECEMBER 2006.

                        UNDERLYING MORTGAGE LOAN SELLERS

                                                                         WEIGHTED
                                 NUMBER OF                PERCENTAGE OF   AVERAGE              WEIGHTED
                                UNDERLYING  CUT-OFF DATE     INITIAL     MORTGAGE  WEIGHTED     AVERAGE
                                 MORTGAGE     PRINCIPAL    LOAN GROUP 2  INTEREST   AVERAGE   CUT-OFF DATE
MORTGAGE LOAN SELLER               LOANS     BALANCE (1)     BALANCE       RATE    U/W DSCR  LTV RATIO (1)
----------------------------------------------------------------------------------------------------------
Column Financial, Inc.              62      $780,640,075      100.0%      5.9780%    1.24x       73.2%
                                --------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             62      $780,640,075      100.0%      5.9780%    1.24x       73.2%
                                ==========================================================================

(1)  BASED ON A CUT-OFF DATE IN DECEMBER 2006.

                             MORTGAGE INTEREST RATES

                                                                         WEIGHTED
                                 NUMBER OF                PERCENTAGE OF   AVERAGE              WEIGHTED
                                UNDERLYING  CUT-OFF DATE     INITIAL     MORTGAGE  WEIGHTED     AVERAGE
      RANGE OF                   MORTGAGE     PRINCIPAL   LOAN GROUP 2   INTEREST   AVERAGE  CUT-OFF DATE
MORTGAGE INTEREST RATES            LOANS     BALANCE (1)     BALANCE       RATE    U/W DSCR  LTV RATIO (1)
----------------------------------------------------------------------------------------------------------
5.5546% - 5.7500%                    6      $225,451,382       28.9%      5.5763%    1.26x       78.3%
5.7501% - 5.8500%                    6        36,374,000        4.7%      5.8063%    1.34        77.4%
5.8501% - 6.0000%                   16       102,724,348       13.2%      5.9267%    1.25        76.6%
6.0001% - 6.1000%                    6        55,042,083        7.1%      6.0764%    1.24        75.6%
6.1001% - 6.2500%                   18       112,756,140       14.4%      6.1638%    1.25        72.9%
6.2501% - 6.5000%                    8       235,075,300       30.1%      6.2701%    1.20        65.7%
6.5001% - 6.5300%                    2        13,216,822        1.7%      6.5134%    1.20        76.0%
                                --------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             62      $780,640,075      100.0%      5.9780%    1.24x       73.2%
                                ==========================================================================

MAXIMUM MORTGAGE INTEREST RATE:   6.5300%
MINIMUM MORTGAGE INTEREST RATE:   5.5546%
WTD. AVG. MORTGAGE INTEREST RATE: 5.9780%

(1)  BASED ON A CUT-OFF DATE IN DECEMBER 2006.

                       CUT-OFF DATE PRINCIPAL BALANCES (1)

                                                                         WEIGHTED
                                 NUMBER OF                PERCENTAGE OF   AVERAGE              WEIGHTED
                                UNDERLYING  CUT-OFF DATE     INITIAL     MORTGAGE  WEIGHTED     AVERAGE
    RANGE OF CUT-OFF DATE        MORTGAGE     PRINCIPAL   LOAN GROUP 2   INTEREST   AVERAGE   CUT-OFF DATE
    PRINCIPAL BALANCES (1)         LOANS     BALANCE (1)     BALANCE       RATE    U/W DSCR  LTV RATIO (1)
----------------------------------------------------------------------------------------------------------
$ 1,400,000 -    1,500,000           1      $  1,400,000       0.2%       5.8500%    1.43x       73.7%
  1,500,001 -    2,000,000           6        10,780,716       1.4%       6.1288%    1.37        69.2%
  2,000,001 -    2,500,000           9        19,918,365       2.6%       6.1170%    1.29        75.8%
  2,500,001 -    3,000,000           7        18,545,110       2.4%       6.0661%    1.23        74.2%
  3,000,001 -    3,500,000           3        10,059,999       1.3%       5.9555%    1.36        73.8%
  3,500,001 -    4,000,000           3        11,131,150       1.4%       6.0692%    1.33        67.3%
  4,000,001 -    4,500,000           2         8,600,000       1.1%       5.9667%    1.34        74.8%
  4,500,001 -    5,000,000           3        14,740,000       1.9%       5.9572%    1.39        75.6%
  5,000,001 -    6,000,000           1         5,900,000       0.8%       5.7500%    1.39        73.8%
  6,000,001 -    7,000,000           4        25,850,000       3.3%       6.0408%    1.26        72.2%
  7,000,001 -    8,000,000           3        22,825,000       2.9%       6.1353%    1.26        75.3%
  8,000,001 -    9,000,000           3        25,520,000       3.3%       6.1241%    1.28        76.9%
  9,000,001 -   10,000,000           3        28,059,000       3.6%       6.1238%    1.28        77.0%
 10,000,001 -   12,500,000           2        22,005,883       2.8%       6.1635%    1.18        77.1%
 12,500,001 -   15,000,000           5        66,245,000       8.5%       6.0266%    1.27        76.8%
 15,000,001 -   17,500,000           1        16,800,000       2.2%       5.9500%    1.20        80.0%
 17,500,001 -   19,000,000           1        18,825,000       2.4%       5.9100%    1.20        79.8%
 19,000,001 -   24,000,000           3        67,570,000       8.7%       6.0387%    1.21        72.9%
 24,000,001 - $193,864,853           2       385,864,853      49.4%       5.9066%    1.23        71.2%
                                --------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             62      $780,640,075     100.0%       5.9780%    1.24x       73.2%
                                ==========================================================================

MAXIMUM CUT-OFF DATE PRINCIPAL BALANCE (1): $193,864,853
MINIMUM CUT-OFF DATE PRINCIPAL BALANCE (1): $  1,400,000
AVERAGE CUT-OFF DATE PRINCIPAL BALANCE (1): $ 12,590,969

(1)  BASED ON A CUT-OFF DATE IN DECEMBER 2006.

                         ORIGINAL AMORTIZATION TERMS (1)

                                                                         WEIGHTED
                                 NUMBER OF                PERCENTAGE OF   AVERAGE               WEIGHTED
                                UNDERLYING  CUT-OFF DATE     INITIAL     MORTGAGE  WEIGHTED     AVERAGE
RANGE OF ORIGINAL AMORTIZATION   MORTGAGE    PRINCIPAL     LOAN GROUP 2  INTEREST   AVERAGE   CUT-OFF DATE
      TERMS (MONTHS) (1)           LOANS    BALANCE (2)      BALANCE       RATE    U/W DSCR  LTV RATIO (2)
----------------------------------------------------------------------------------------------------------
Interest Only                        1      $192,000,000       24.6%      6.2619%    1.20x       63.3%
240 - 364                           61       588,640,075       75.4%      5.8854%    1.26        76.5%
                                --------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             62      $780,640,075      100.0%      5.9780%    1.24x       73.2%
                                ==========================================================================

MAXIMUM ORIGINAL AMORTIZATION TERM (MONTHS) (3):   364
MINIMUM ORIGINAL AMORTIZATION TERM (MONTHS) (3):   240
WTD. AVG. ORIGINAL AMORTIZATION TERM (MONTHS) (3): 361

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.

(2)  BASED ON A CUT-OFF DATE IN DECEMBER 2006.

(3) DOES NOT INCLUDE MORTGAGE LOANS WITH INTEREST ONLY PAYMENTS UNTIL ARD/MATURITY DATE.

                      ORIGINAL TERMS TO STATED MATURITY (1)

                                                                         WEIGHTED
                                 NUMBER OF                PERCENTAGE OF   AVERAGE               WEIGHTED
                                UNDERLYING  CUT-OFF DATE     INITIAL     MORTGAGE  WEIGHTED     AVERAGE
  RANGE OF ORIGINAL TERMS TO     MORTGAGE    PRINCIPAL     LOAN GROUP 2  INTEREST   AVERAGE  CUT-OFF DATE
 STATED MATURITY (MONTHS) (1)      LOANS    BALANCE (2)      BALANCE       RATE    U/W DSCR  LTV RATIO (2)
----------------------------------------------------------------------------------------------------------
60                                   4      $ 26,278,533        3.4%      6.2161%    1.23x       76.4%
61 - 84                              2        25,325,000        3.2%      5.8689%    1.22        76.0%
85 - 120                            40       629,551,386       80.6%      5.9682%    1.23        72.6%
121 - 122                           16        99,485,157       12.7%      6.0052%    1.32        75.8%
                                --------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             62      $780,640,075      100.0%      5.9780%    1.24x       73.2%
                                ==========================================================================

MAXIMUM ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):   122
MINIMUM ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):    60
WTD. AVG. ORIGINAL TERM TO STATED MATURITY (MONTHS) (1): 108

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.

(2)  BASED ON A CUT-OFF DATE IN DECEMBER 2006.

                       REMAINING AMORTIZATION TERMS (1, 2)

                                                                         WEIGHTED
                                 NUMBER OF                PERCENTAGE OF   AVERAGE               WEIGHTED
           RANGE OF             UNDERLYING  CUT-OFF DATE     INITIAL     MORTGAGE  WEIGHTED     AVERAGE
    REMAINING AMORTIZATION       MORTGAGE     PRINCIPAL   LOAN GROUP 2   INTEREST   AVERAGE   CUT-OFF DATE
     TERMS (MONTHS) (1, 2)         LOANS     BALANCE (2)     BALANCE       RATES   U/W DSCR  LTV RATIO (2)
----------------------------------------------------------------------------------------------------------
Interest Only                         1     $192,000,000       24.6%      6.2619%    1.20x       63.3%
238 - 355                             5       20,904,713        2.7%      6.2787%    1.26        70.6%
356 - 364                            56      567,735,362       72.7%      5.8709%    1.26        76.7%
                                --------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              62     $780,640,075      100.0%      5.9780%    1.24x       73.2%
                                ==========================================================================

MAXIMUM REMAINING AMORTIZATION TERM (MONTHS) (2, 3):   364
MINIMUM REMAINING AMORTIZATION TERM (MONTHS) (2, 3):   238
WTD. AVG. REMAINING AMORTIZATION TERM (MONTHS) (2, 3): 360

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.

(2)  BASED ON A CUT-OFF DATE IN DECEMBER 2006.

(3) DOES NOT INCLUDE MORTGAGE LOANS WITH INTEREST ONLY PAYMENTS UNTIL ARD/MATURITY DATE.

                    REMAINING TERMS TO STATED MATURITY (1, 2)

                                                                         WEIGHTED
                                 NUMBER OF                PERCENTAGE OF   AVERAGE               WEIGHTED
           RANGE OF             UNDERLYING  CUT-OFF DATE     INITIAL     MORTGAGE  WEIGHTED     AVERAGE
   REMAINING TERMS TO STATED     MORTGAGE     PRINCIPAL    LOAN GROUP 2  INTEREST   AVERAGE   CUT-OFF DATE
   MATURITY (MONTHS) (1, 2)        LOANS     BALANCE (2)     BALANCE       RATES   U/W DSCR  LTV RATIO (2)
----------------------------------------------------------------------------------------------------------
 55 -  70                            5      $ 32,778,533        4.2%      6.1236%    1.24x       74.2%
 71 -  90                            2       210,825,000       27.0%      6.2305%    1.20        64.8%
 91 - 115                            6       211,118,800       27.0%      5.6035%    1.25        78.6%
116 - 119                           37       269,039,307       34.5%      6.0791%    1.25        74.8%
120 - 122                           12        56,878,436        7.3%      5.8705%    1.35        76.5%
                                --------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             62      $780,640,075      100.0%      5.9780%    1.24x       73.2%
                                ==========================================================================

MAXIMUM REMAINING TERM TO STATED MATURITY (MONTHS) (1, 2):   122
MINIMUM REMAINING TERM TO STATED MATURITY (MONTHS) (1, 2):    55
WTD. AVG. REMAINING TERM TO STATED MATURITY (MONTHS) (1, 2): 104

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.

(2)  BASED ON A CUT-OFF DATE IN DECEMBER 2006.

                         YEARS BUILT/YEARS RENOVATED (1)

                                                                         WEIGHTED
                                 NUMBER OF                PERCENTAGE OF   AVERAGE               WEIGHTED
                                 MORTGAGED  CUT-OFF DATE     INITIAL     MORTGAGE  WEIGHTED     AVERAGE
        RANGE OF YEARS             REAL       PRINCIPAL    LOAN GROUP 2  INTEREST   AVERAGE   CUT-OFF DATE
      BUILT/RENOVATED (1)       PROPERTIES   BALANCE (2)     BALANCE       RATE    U/W DSCR  LTV RATIO (2)
----------------------------------------------------------------------------------------------------------
1930 - 1985                           7     $ 24,131,792        3.1%      6.1161%    1.26x       71.7%
1986 - 1995                           7       38,927,816        5.0%      6.1197%    1.21        74.7%
1996 - 2000                          13       84,489,922       10.8%      6.2131%    1.22        67.0%
2001 - 2006                          86      633,090,546       81.1%      5.9327%    1.25        74.0%
                                --------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             113     $780,640,075      100.0%      5.9780%    1.24x       73.2%
                                ==========================================================================

MOST RECENT YEAR BUILT/RENOVATED: 2006
OLDEST YEAR BUILT/RENOVATED:      1930
WTD. AVG. YEAR BUILT/RENOVATED:   2001

(1) YEARS BUILT/RENOVATED REFLECTS THE LATER OF THE YEAR BUILT OR THE YEAR RENOVATED OF THE MORTGAGED REAL PROPERTIES.

(2)  BASED ON A CUT-OFF DATE IN DECEMBER 2006.

                     OCCUPANCY RATES AT UNDERWRITING (1, 2)

                                                                         WEIGHTED
                                 NUMBER OF                PERCENTAGE OF   AVERAGE               WEIGHTED
                                 MORTGAGED  CUT-OFF DATE     INITIAL     MORTGAGE  WEIGHTED     AVERAGE
           RANGE OF                REAL       PRINCIPAL    LOAN GROUP 2  INTEREST   AVERAGE   CUT-OFF DATE
  OCCUPANCY RATES AT U/W (2)    PROPERTIES   BALANCE (1)     BALANCE       RATE    U/W DSCR  LTV RATIO (1)
----------------------------------------------------------------------------------------------------------
72% -  75%                           1      $  2,497,651        0.3%      6.3000%    1.27x       71.4%
76% -  85%                           1         8,459,142        1.1%      5.5546%    1.25        79.1%
86% -  90%                          16       125,677,968       16.1%      5.8483%    1.26        76.8%
91% -  95%                          33       277,848,782       35.6%      5.8305%    1.26        76.1%
96% -  97%                          18       135,881,616       17.4%      5.9977%    1.23        76.6%
98% - 100%                          44       230,274,916       29.5%      6.2272%    1.22        65.6%
                                --------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            113      $780,640,075      100.0%      5.9780%    1.24x       73.2%
                                ==========================================================================

MAXIMUM OCCUPANCY RATE AT U/W:  100%
MINIMUM OCCUPANCY RATE AT U/W:   72%
WTD. AVG. OCCUPANCY RATE AT U/W: 95%

(1)  BASED ON A CUT-OFF DATE IN DECEMBER 2006.

(2) FOR HOSPITALITY PROPERTIES, THE OCCUPANCY PRESENTED ABOVE IS THE OCCUPANCY CONCLUDED BY THE RESPECTIVE LOAN SELLER AT UNDERWRITING BASED ON HISTORICAL PERFORMANCE AND FUTURE OUTLOOK.

                    UNDERWRITTEN DEBT SERVICE COVERAGE RATIOS

                                                                         WEIGHTED
                                 NUMBER OF                PERCENTAGE OF   AVERAGE               WEIGHTED
                                UNDERLYING  CUT-OFF DATE     INITIAL     MORTGAGE  WEIGHTED     AVERAGE
                                 MORTGAGE     PRINCIPAL    LOAN GROUP 2  INTEREST   AVERAGE   CUT-OFF DATE
      RANGE OF U/W DSCRS          LOANS      BALANCE (1)     BALANCE       RATE    U/W DSCR  LTV RATIO (1)
----------------------------------------------------------------------------------------------------------
1.17x - 1.19                         8      $ 68,110,883        8.7%      6.1935%    1.18x       74.6%
1.20  - 1.21                        10       288,744,326       37.0%      6.1879%    1.20        67.2%
1.22  - 1.23                         8        52,867,460        6.8%      6.0318%    1.23        77.4%
1.24  - 1.27                        10       240,861,273       30.9%      5.6741%    1.25        78.8%
1.28  - 1.33                        10        55,592,552        7.1%      5.9702%    1.31        73.8%
1.34  - 1.39                        11        62,318,883        8.0%      5.9199%    1.37        74.4%
1.40  - 1.43                         2         3,240,000        0.4%      6.1623%    1.41        76.3%
1.44  - 1.80x                        3         8,904,698        1.1%      5.8144%    1.63        69.6%
                                --------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             62      $780,640,075      100.0%      5.9780%    1.24x       73.2%
                                ==========================================================================

MAXIMUM U/W DSCR:                 1.80x
MINIMUM U/W DSCR:                 1.17x
WTD. AVG. U/W DSCR:               1.24x

(1)  BASED ON A CUT-OFF DATE IN DECEMBER 2006.

                      CUT-OFF DATE LOAN-TO-VALUE RATIOS (1)

                                                                         WEIGHTED
                                 NUMBER OF                PERCENTAGE OF   AVERAGE               WEIGHTED
                                UNDERLYING  CUT-OFF DATE     INITIAL     MORTGAGE  WEIGHTED     AVERAGE
     RANGE OF CUT-OFF DATE       MORTGAGE     PRINCIPAL    LOAN GROUP 2  INTEREST   AVERAGE   CUT-OFF DATE
   LOAN-TO-VALUE RATIOS (1)        LOANS     BALANCE (1)     BALANCE       RATE    U/W DSCR  LTV RATIO (1)
----------------------------------------------------------------------------------------------------------
45.2% - 50.0%                        2      $  5,433,052        0.7%      5.9772%    1.50x       46.8%
50.1% - 60.0%                        1         2,550,000        0.3%      5.9600%    1.18        51.8%
60.1% - 65.0%                        3       200,246,721       25.7%      6.2421%    1.20        63.4%
65.1% - 70.0%                        4        39,295,826        5.0%      6.1325%    1.22        68.0%
70.1% - 73.0%                        5        24,886,325        3.2%      6.1980%    1.23        71.3%
73.1% - 75.0%                       10        62,107,649        8.0%      6.0741%    1.28        73.9%
75.1% - 77.0%                       11        63,476,818        8.1%      6.0701%    1.31        76.0%
77.1% - 78.5%                        8        60,644,000        7.8%      5.9765%    1.27        78.1%
78.6% - 79.0%                        6        50,013,938        6.4%      5.9735%    1.26        78.8%
79.1% - 79.5%                        5       207,519,479       26.6%      5.5940%    1.25        79.1%
79.6% - 80.0%                        7        64,466,267        8.3%      6.0375%    1.21        79.9%
                                --------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             62      $780,640,075      100.0%      5.9780%    1.24x       73.2%
                                ==========================================================================

MAXIMUM CUT-OFF DATE LTV RATIO (1):     80.0%
MINIMUM CUT-OFF DATE LTV RATIO (1):     45.2%
WTD. AVG. CUT-OFF DATE LTV RATIO (1):   73.2%

(1)  BASED ON A CUT-OFF DATE IN DECEMBER 2006.

                       MORTGAGED REAL PROPERTIES BY STATE

                                                                             WEIGHTED
                                  NUMBER OF                  PERCENTAGE OF    AVERAGE                 WEIGHTED
                                  MORTGAGED   CUT-OFF DATE      INITIAL      MORTGAGE   WEIGHTED      AVERAGE
                                    REAL        PRINCIPAL     LOAN GROUP 2   INTEREST    AVERAGE    CUT-OFF DATE
STATE                            PROPERTIES    BALANCE (1)      BALANCE        RATE     U/W DSCR   LTV RATIO (1)
----------------------------------------------------------------------------------------------------------------
Texas                                 33      $284,420,374       36.4%        5.8316%     1.26x        77.8%
New York                              34       205,400,000       26.3%        6.2338%     1.21         63.8%
South Carolina                         3        39,559,466        5.1%        5.5546%     1.25         79.1%
Florida                                3        37,453,533        4.8%        6.2461%     1.20         70.1%
North Carolina                         4        35,630,000        4.6%        6.1213%     1.24         73.1%
Georgia                                6        32,616,385        4.2%        5.5933%     1.26         78.6%
Ohio                                  10        28,829,436        3.7%        6.0788%     1.33         75.8%
Arizona                                2        24,100,000        3.1%        5.9500%     1.23         78.9%
Louisiana                              1        16,800,000        2.2%        5.9500%     1.20         80.0%
Illinois                               3        14,592,021        1.9%        6.1176%     1.28         75.3%
Michigan                               1        13,680,000        1.8%        5.6700%     1.33         76.4%
California                             4         9,938,133        1.3%        5.8861%     1.34         55.6%
   Southern California (2)             3         7,388,133        0.9%        5.8607%     1.39         56.9%
   Northern California (2)             1         2,550,000        0.3%        5.9600%     1.18         51.8%
Mississippi                            1         9,524,000        1.2%        5.7900%     1.37         78.4%
Oklahoma                               1         9,400,000        1.2%        6.3200%     1.22         74.3%
Tennessee                              2         4,868,914        0.6%        5.9491%     1.25         77.9%
Montana                                1         4,740,000        0.6%        6.3100%     1.19         72.9%
Pennsylvania                           2         4,340,164        0.6%        6.0510%     1.25         78.9%
New Mexico                             1         2,597,650        0.3%        6.5000%     1.26         74.2%
Virginia                               1         2,150,000        0.3%        6.0000%     1.23         79.6%
                                 -------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              113      $780,640,075      100.0%        5.9780%     1.24x        73.2%
                                 ===============================================================================

(1)  BASED ON A CUT-OFF DATE IN DECEMBER 2006.

(2) SOUTHERN CALIFORNIA CONSISTS OF MORTGAGED REAL PROPERTIES IN CALIFORNIA ZIP CODES LESS THAN OR EQUAL TO 93600. NORTHERN CALIFORNIA CONSISTS OF MORTGAGED REAL PROPERTIES IN CALIFORNIA ZIP CODES GREATER THAN 93600.

                     UNDERLYING MORTGAGE LOANS BY LOAN TYPE

                                                                             WEIGHTED
                                  NUMBER OF                  PERCENTAGE OF    AVERAGE                 WEIGHTED        WEIGHTED
                                 UNDERLYING   CUT-OFF DATE      INITIAL      MORTGAGE   WEIGHTED      AVERAGE         AVERAGE
                                  MORTGAGE      PRINCIPAL     LOAN GROUP 2   INTEREST    AVERAGE    CUT-OFF DATE     REMAINING
LOAN TYPE                           LOANS      BALANCE (1)      BALANCE        RATE     U/W DSCR   LTV RATIO (1)   IO PERIOD (1)
--------------------------------------------------------------------------------------------------------------------------------
Balloon Loan without IO Term         19       $ 55,566,223         7.1%       6.1655%     1.28x        72.5%            N/A
Balloon Loans with Partial
   IO Term                           41        531,673,852        68.1%       5.8562%     1.25         76.9%             51
Interest Only Balloon Loans           1        192,000,000        24.6%       6.2619%     1.20         63.3%             84
ARD Loans with Partial
   IO Periods                         1          1,400,000         0.2%       5.8500%     1.43         73.7%             23
                                 -----------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              62       $780,640,075       100.0%       5.9780%     1.24x        73.2%            N/A
                                 ===============================================================================================

(1)  BASED ON A CUT-OFF DATE IN DECEMBER 2006.

                   MORTGAGED REAL PROPERTIES BY PROPERTY TYPE

                                                                             WEIGHTED
                                  NUMBER OF                  PERCENTAGE OF    AVERAGE                WEIGHTED
                                  MORTGAGED   CUT-OFF DATE      INITIAL      MORTGAGE   WEIGHTED      AVERAGE
                                    REAL        PRINCIPAL     LOAN GROUP 2   INTEREST    AVERAGE    CUT-OFF DATE
PROPERTY TYPE                    PROPERTIES    BALANCE (1)      BALANCE        RATE     U/W DSCR   LTV RATIO (1)
----------------------------------------------------------------------------------------------------------------
Multifamily                          113      $780,640,075       100.0%       5.9780%     1.24x        73.2%
                                 -------------------------------------------------------------------------------
                                     113      $780,640,075       100.0%       5.9780%     1.24x        73.2%
                                 ===============================================================================

(1)  BASED ON A CUT-OFF DATE IN DECEMBER 2006.

                 MORTGAGED REAL PROPERTIES BY PROPERTY SUB-TYPE

                                                                                                     WEIGHTED
                                  NUMBER OF                  PERCENTAGE OF    AVERAGE                WEIGHTED
                                  MORTGAGED   CUT-OFF DATE      INITIAL      MORTGAGE   WEIGHTED      AVERAGE
                PROPERTY            REAL        PRINCIPAL     LOAN GROUP 2   INTEREST    AVERAGE    CUT-OFF DATE
PROPERTY TYPE   SUB-TYPE         PROPERTIES    BALANCE (1)      BALANCE        RATE     U/W DSCR   LTV RATIO (1)
----------------------------------------------------------------------------------------------------------------
Multifamily
                Conventional         106      $766,155,194        98.1%       5.9754%     1.24x        73.4%
                Manufactured
                   Housing             7        14,484,882         1.9%       6.1163%     1.39         63.6%
                                 -------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              113      $780,640,075       100.0%       5.9780%     1.24x        73.2%
                                 ===============================================================================

(1)  BASED ON A CUT-OFF DATE IN DECEMBER 2006.

                   PREPAYMENT PROVISION AS OF CUT-OFF DATE (1)

                                                                                                             WEIGHTED
                                                                                                              AVERAGE
                                                                                              WEIGHTED       REMAINING
                                                                               WEIGHTED        AVERAGE        LOCKOUT      WEIGHTED
                                                                                AVERAGE       REMAINING       PLUS YM      AVERAGE
                                  NUMBER OF                  PERCENTAGE OF     REMAINING      LOCKOUT       PLUS STATIC   REMAINING
           RANGE OF              UNDERLYING   CUT-OFF DATE      INITIAL         LOCKOUT       PLUS YM         PREMIUM      MATURITY
      REMAINING TERMS TO          MORTGAGE      PRINCIPAL     LOAN GROUP 2      PERIOD         PERIOD         PERIOD       (MONTHS)
STATED MATURITY (MONTHS) (1,2)      LOANS      BALANCE (1)      BALANCE      (MONTHS) (1)   (MONTHS) (1)   (MONTHS) (1)     (1,2)
-----------------------------------------------------------------------------------------------------------------------------------
            55 - 100                  7       $243,603,533       31.2%             74             74             74           80
           101 - 119                 43        480,158,106       61.5%            106            109            109          114
           120 - 122                 12         56,878,436        7.3%            116            116            116          120
                                 --------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              62       $780,640,075      100.0%             97             99             99          104
                                 ==================================================================================================

(1)  BASED ON A CUT-OFF DATE IN DECEMBER 2006.

(2) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.

                                PREPAYMENT OPTION

                                                                                                             WEIGHTED
                                                                                                              AVERAGE
                                                                                              WEIGHTED       REMAINING
                                                                               WEIGHTED        AVERAGE        LOCKOUT      WEIGHTED
                                                                                AVERAGE       REMAINING       PLUS YM      AVERAGE
                                  NUMBER OF                  PERCENTAGE OF     REMAINING      LOCKOUT       PLUS STATIC   REMAINING
                                 UNDERLYING   CUT-OFF DATE      INITIAL         LOCKOUT       PLUS YM         PREMIUM      MATURITY
                                  MORTGAGE      PRINCIPAL     LOAN GROUP 2      PERIOD         PERIOD         PERIOD       (MONTHS)
PREPAYMENT OPTION                   LOANS      BALANCE (1)      BALANCE      (MONTHS) (1)   (MONTHS) (1)   (MONTHS) (1)     (1,2)
-----------------------------------------------------------------------------------------------------------------------------------
Lockout / Defeasance                 61       $767,590,075        98.3%           98              98             98           104
Yield Maintenance                     1         13,050,000         1.7%            0             114            114           118
                                 --------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              62       $780,640,075       100.0%           97              99             99           104
                                 ==================================================================================================

(1)  BASED ON A CUT-OFF DATE IN DECEMBER 2006.

(2) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.

           UNDERLYING MORTGAGED REAL PROPERTIES BY OWNERSHIP INTEREST

                                                                             WEIGHTED
                                  NUMBER OF                  PERCENTAGE OF    AVERAGE                WEIGHTED
                                  MORTGAGED   CUT-OFF DATE      INITIAL      MORTGAGE   WEIGHTED      AVERAGE
                                    REAL        PRINCIPAL     LOAN GROUP 2   INTEREST    AVERAGE    CUT-OFF DATE
OWNERSHIP INTEREST               PROPERTIES    BALANCE (1)      BALANCE        RATES    U/W DSCR   LTV RATIO (1)
----------------------------------------------------------------------------------------------------------------
Fee                                  113      $780,640,075       100.0%       5.9780%     1.24x        73.2%
                                 -------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              113      $780,640,075       100.0%       5.9780%     1.24x        73.2%
                                 ===============================================================================

(1)  BASED ON A CUT-OFF DATE IN DECEMBER 2006.

                                   EXHIBIT B

                             FORM OF TRUSTEE REPORT

[WELLS FARGO LOGO]                                                                         For Additional Information please contact
                                      CREDIT SUISSE COMMERCIAL MORTGAGE TRUST                       CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS THROUGH CERTIFICATES                         (301) 815-6600
CORPORATE TRUST SERVICES                           SERIES 2006-C5                          Reports Available @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951                                                                    PAYMENT DATE:       01/18/2007
                                                                                           RECORD DATE:        12/29/2006
                                                                                           DETERMINATION DATE:

                           DISTRIBUTION DATE STATEMENT

                                TABLE OF CONTENTS

STATEMENT SECTIONS                                                       PAGE(S)
------------------                                                       -------
Certificate Distribution Detail                                             2
Certificate Factor Detail                                                   3
Reconciliation Detail                                                       4
Other Required Information                                                  5
Cash Reconciliation Detail                                                  6
Ratings Detail                                                              7
Current Mortgage Loan and Property Stratification Tables                  8 - 16
Mortgage Loan Detail                                                        17
NOI Detail                                                                  18
Principal Prepayment Detail                                                 19
Historical Detail                                                           20
Delinquency Loan Detail                                                     21
Specially Serviced Loan Detail                                           22 - 23
Advance Summary                                                             24
Modified Loan Detail                                                        25
Historical Liquidated Loan Detail                                           26
Historical Bond / Collateral Realized Loss Reconciliation                   27
Interest Shortfall Reconciliation Detail                                 28 - 29
Defeased Loan Detail                                                        30
Supplemental Reporting                                                      31

                                    DEPOSITOR

Credit Suisse First Boston Mortgage
Securities Corp.
11 Madison Avenue, 5th Floor
New York, NY 10010

Contact: General Information Number
Phone Number: (212) 325-2000

                                 MASTER SERVICER


KeyCorp Real Estate Capital Markets, Inc.
911 Main Street, Suite 1500
Kansas City, MO 64105

Contact: Marty O'Conner
Phone Number: (816) 221-8800

                                SPECIAL SERVICER


LNR Partners, Inc.
1601 Washington Avenue
Suite 700
Miami Beach, FL 33139

Contact: Vickie Taylor
Phone Number: (305) 229-6614

This report has been compiled from information provided to Wells Fargo Bank, N.A. by various third parties, which may include the Master Servicer, Special Servicer and others. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Wells Fargo Bank, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.

Copyright, Wells Fargo Bank, N.A.

[WELLS FARGO LOGO]                                                                         For Additional Information please contact
                                      CREDIT SUISSE COMMERCIAL MORTGAGE TRUST                       CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS THROUGH CERTIFICATES                         (301) 815-6600
CORPORATE TRUST SERVICES                           SERIES 2006-C5                          Reports Available @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951                                                                    PAYMENT DATE:       01/18/2007
                                                                                           RECORD DATE:        12/29/2006
                                                                                           DETERMINATION DATE:

                         CERTIFICATE DISTRIBUTION DETAIL

                 PASS-
                THROUGH  ORIGINAL  BEGINNING    PRINCIPAL     INTEREST
CLASS   CUSIP    RATE     BALANCE   BALANCE   DISTRIBUTION  DISTRIBUTION
------------------------------------------------------------------------
  A-1          0.000000%     0.00       0.00          0.00          0.00
  A-2          0.000000%     0.00       0.00          0.00          0.00
 A-AB          0.000000%     0.00       0.00          0.00          0.00
  A-3          0.000000%     0.00       0.00          0.00          0.00
 A-1-A         0.000000%     0.00       0.00          0.00          0.00
 A-MFL         0.000000%     0.00       0.00          0.00          0.00
  A-M          0.000000%     0.00       0.00          0.00          0.00
  A-J          0.000000%     0.00       0.00          0.00          0.00
   B           0.000000%     0.00       0.00          0.00          0.00
   C           0.000000%     0.00       0.00          0.00          0.00
   D           0.000000%     0.00       0.00          0.00          0.00
   E           0.000000%     0.00       0.00          0.00          0.00
   F           0.000000%     0.00       0.00          0.00          0.00
   G           0.000000%     0.00       0.00          0.00          0.00
   H           0.000000%     0.00       0.00          0.00          0.00
   J           0.000000%     0.00       0.00          0.00          0.00
   K           0.000000%     0.00       0.00          0.00          0.00
   L           0.000000%     0.00       0.00          0.00          0.00
   M           0.000000%     0.00       0.00          0.00          0.00
   N           0.000000%     0.00       0.00          0.00          0.00
   O           0.000000%     0.00       0.00          0.00          0.00
   P           0.000000%     0.00       0.00          0.00          0.00
   Q           0.000000%     0.00       0.00          0.00          0.00
   R           0.000000%     0.00       0.00          0.00          0.00
  LR           0.000000%     0.00       0.00          0.00          0.00
   V           0.000000%     0.00       0.00          0.00          0.00
------------------------------------------------------------------------
Totals                       0.00       0.00          0.00          0.00
========================================================================

                     REALIZED
                       LOSS/
                    ADDITIONAL
                       TRUST                             CURRENT
        PREPAYMENT     FUND         TOTAL      ENDING  SUBORDINATION
CLASS     PREMIUM    EXPENSES   DISTRIBUTION  BALANCE   LEVEL (1)
--------------------------------------------------------------------
  A-1         0.00        0.00          0.00     0.00           0.00
  A-2         0.00        0.00          0.00     0.00           0.00
 A-AB         0.00        0.00          0.00     0.00           0.00
  A-3         0.00        0.00          0.00     0.00           0.00
 A-1-A        0.00        0.00          0.00     0.00           0.00
 A-MFL        0.00        0.00          0.00     0.00           0.00
  A-M         0.00        0.00          0.00     0.00           0.00
  A-J         0.00        0.00          0.00     0.00           0.00
   B          0.00        0.00          0.00     0.00           0.00
   C          0.00        0.00          0.00     0.00           0.00
   D          0.00        0.00          0.00     0.00           0.00
   E          0.00        0.00          0.00     0.00           0.00
   F          0.00        0.00          0.00     0.00           0.00
   G          0.00        0.00          0.00     0.00           0.00
   H          0.00        0.00          0.00     0.00           0.00
   J          0.00        0.00          0.00     0.00           0.00
   K          0.00        0.00          0.00     0.00           0.00
   L          0.00        0.00          0.00     0.00           0.00
   M          0.00        0.00          0.00     0.00           0.00
   N          0.00        0.00          0.00     0.00           0.00
   O          0.00        0.00          0.00     0.00           0.00
   P          0.00        0.00          0.00     0.00           0.00
   Q          0.00        0.00          0.00     0.00           0.00
   R          0.00        0.00          0.00     0.00           0.00
  LR          0.00        0.00          0.00     0.00           0.00
   V          0.00        0.00          0.00     0.00           0.00
--------------------------------------------------------------------
Totals        0.00        0.00          0.00     0.00           0.00
====================================================================

                 PASS-   ORIGINAL  BEGINNING                                           ENDING
                THROUGH  NOTIONAL   NOTIONAL    INTEREST    PREPAYMENT      TOTAL     NOTIONAL
CLASS   CUSIP    RATE     AMOUNT     AMOUNT   DISTRIBUTION    PREMIUM   DISTRIBUTION   AMOUNT
----------------------------------------------------------------------------------------------
  A-X          0.000000      0.00       0.00          0.00        0.00          0.00      0.00
 A-SP          0.000000      0.00       0.00          0.00        0.00          0.00      0.00
==============================================================================================

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

Copyright, Wells Fargo Bank, N.A.

[WELLS FARGO LOGO]                                                                         For Additional Information please contact
                                      CREDIT SUISSE COMMERCIAL MORTGAGE TRUST                       CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS THROUGH CERTIFICATES                         (301) 815-6600
CORPORATE TRUST SERVICES                           SERIES 2006-C5                          Reports Available @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951                                                                    PAYMENT DATE:       01/18/2007
                                                                                           RECORD DATE:        12/29/2006
                                                                                           DETERMINATION DATE:

                            CERTIFICATE FACTOR DETAIL

                                                                   REALIZED LOSS/
               BEGINNING    PRINCIPAL     INTEREST    PREPAYMENT  ADDITIONAL TRUST    ENDING
CLASS  CUSIP    BALANCE   DISTRIBUTION  DISTRIBUTION    PREMIUM     FUND EXPENSES    BALANCE
----------------------------------------------------------------------------------------------
 A-1          0.00000000    0.00000000    0.00000000  0.00000000        0.00000000  0.00000000
 A-2          0.00000000    0.00000000    0.00000000  0.00000000        0.00000000  0.00000000
 A-AB         0.00000000    0.00000000    0.00000000  0.00000000        0.00000000  0.00000000
 A-3          0.00000000    0.00000000    0.00000000  0.00000000        0.00000000  0.00000000
A-1-A         0.00000000    0.00000000    0.00000000  0.00000000        0.00000000  0.00000000
A-MFL         0.00000000    0.00000000    0.00000000  0.00000000        0.00000000  0.00000000
 A-M          0.00000000    0.00000000    0.00000000  0.00000000        0.00000000  0.00000000
 A-J          0.00000000    0.00000000    0.00000000  0.00000000        0.00000000  0.00000000
  B           0.00000000    0.00000000    0.00000000  0.00000000        0.00000000  0.00000000
  C           0.00000000    0.00000000    0.00000000  0.00000000        0.00000000  0.00000000
  D           0.00000000    0.00000000    0.00000000  0.00000000        0.00000000  0.00000000
  E           0.00000000    0.00000000    0.00000000  0.00000000        0.00000000  0.00000000
  F           0.00000000    0.00000000    0.00000000  0.00000000        0.00000000  0.00000000
  G           0.00000000    0.00000000    0.00000000  0.00000000        0.00000000  0.00000000
  H           0.00000000    0.00000000    0.00000000  0.00000000        0.00000000  0.00000000
  J           0.00000000    0.00000000    0.00000000  0.00000000        0.00000000  0.00000000
  K           0.00000000    0.00000000    0.00000000  0.00000000        0.00000000  0.00000000
  L           0.00000000    0.00000000    0.00000000  0.00000000        0.00000000  0.00000000
  M           0.00000000    0.00000000    0.00000000  0.00000000        0.00000000  0.00000000
  N           0.00000000    0.00000000    0.00000000  0.00000000        0.00000000  0.00000000
  O           0.00000000    0.00000000    0.00000000  0.00000000        0.00000000  0.00000000
  P           0.00000000    0.00000000    0.00000000  0.00000000        0.00000000  0.00000000
  Q           0.00000000    0.00000000    0.00000000  0.00000000        0.00000000  0.00000000
  R           0.00000000    0.00000000    0.00000000  0.00000000        0.00000000  0.00000000
  LR          0.00000000    0.00000000    0.00000000  0.00000000        0.00000000  0.00000000
  V           0.00000000    0.00000000    0.00000000  0.00000000        0.00000000  0.00000000

               BEGINNING                              ENDING
               NOTIONAL     INTEREST    PREPAYMENT   NOTIONAL
CLASS  CUSIP    AMOUNT    DISTRIBUTION    PREMIUM     AMOUNT
--------------------------------------------------------------
A-X           0.00000000    0.00000000  0.00000000  0.00000000
A-SP          0.00000000    0.00000000  0.00000000  0.00000000
==============================================================

Copyright, Wells Fargo Bank, N.A.

[WELLS FARGO LOGO]                                                                         For Additional Information please contact
                                      CREDIT SUISSE COMMERCIAL MORTGAGE TRUST                       CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS THROUGH CERTIFICATES                         (301) 815-6600
CORPORATE TRUST SERVICES                           SERIES 2006-C5                          Reports Available @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951                                                                    PAYMENT DATE:       01/18/2007
                                                                                           RECORD DATE:        12/29/2006
                                                                                           DETERMINATION DATE:

                              RECONCILIATION DETAIL

PRINCIPAL RECONCILIATION

              STATED     UNPAID                                                    STATED     UNPAID
            BEGINNING  BEGINNING                                                   ENDING     ENDING
            PRINCIPAL  PRINCIPAL  SCHEDULED  UNSCHEDULED   PRINCIPAL   REALIZED  PRINCIPAL  PRINCIPAL   CURRENT PRINCIPAL
LOAN GROUP   BALANCE    BALANCE   PRINCIPAL   PRINCIPAL   ADJUSTMENTS    LOSS     BALANCE    BALANCE   DISTRIBUTION AMOUNT
--------------------------------------------------------------------------------------------------------------------------
1                0.00       0.00       0.00         0.00         0.00      0.00       0.00       0.00                 0.00
2                0.00       0.00       0.00         0.00         0.00      0.00       0.00       0.00                 0.00
--------------------------------------------------------------------------------------------------------------------------
Total            0.00       0.00       0.00         0.00         0.00      0.00       0.00       0.00                 0.00
==========================================================================================================================

CERTIFICATE INTEREST RECONCILIATION

                                           NET                                                                           REMAINING
                                        AGGREGATE                 DISTRIBUTABLE                                           UNPAID
                            ACCRUED    PREPAYMENT  DISTRIBUTABLE   CERTIFICATE              ADDITIONAL                 DISTRIBUTION
        ACCRUAL  ACCRUAL  CERTIFICATE   INTEREST    CERTIFICATE      INTEREST     WAC CAP   TRUST FUND     INTEREST     CERTIFICATE
CLASS    DATES     DAYS     INTEREST    SHORTFALL     INTEREST      ADJUSTMENT   SHORTFALL   EXPENSES   DISTRIBUTABLE    INTEREST
-----------------------------------------------------------------------------------------------------------------------------------
A-1        0        0            0.00        0.00           0.00           0.00       0.00        0.00           0.00          0.00
A-2        0        0            0.00        0.00           0.00           0.00       0.00        0.00           0.00          0.00
A-AB       0        0            0.00        0.00           0.00           0.00       0.00        0.00           0.00          0.00
A-3        0        0            0.00        0.00           0.00           0.00       0.00        0.00           0.00          0.00
A-1-A      0        0            0.00        0.00           0.00           0.00       0.00        0.00           0.00          0.00
A-MFL      0        0            0.00        0.00           0.00           0.00       0.00        0.00           0.00          0.00
A-M        0        0            0.00        0.00           0.00           0.00       0.00        0.00           0.00          0.00
A-J        0        0            0.00        0.00           0.00           0.00       0.00        0.00           0.00          0.00
A-X        0        0            0.00        0.00           0.00           0.00       0.00        0.00           0.00          0.00
A-SP       0        0            0.00        0.00           0.00           0.00       0.00        0.00           0.00          0.00
B          0        0            0.00        0.00           0.00           0.00       0.00        0.00           0.00          0.00
C          0        0            0.00        0.00           0.00           0.00       0.00        0.00           0.00          0.00
D          0        0            0.00        0.00           0.00           0.00       0.00        0.00           0.00          0.00
E          0        0            0.00        0.00           0.00           0.00       0.00        0.00           0.00          0.00
F          0        0            0.00        0.00           0.00           0.00       0.00        0.00           0.00          0.00
G          0        0            0.00        0.00           0.00           0.00       0.00        0.00           0.00          0.00
H          0        0            0.00        0.00           0.00           0.00       0.00        0.00           0.00          0.00
J          0        0            0.00        0.00           0.00           0.00       0.00        0.00           0.00          0.00
K          0        0            0.00        0.00           0.00           0.00       0.00        0.00           0.00          0.00
L          0        0            0.00        0.00           0.00           0.00       0.00        0.00           0.00          0.00
M          0        0            0.00        0.00           0.00           0.00       0.00        0.00           0.00          0.00
N          0        0            0.00        0.00           0.00           0.00       0.00        0.00           0.00          0.00
O          0        0            0.00        0.00           0.00           0.00       0.00        0.00           0.00          0.00
P          0        0            0.00        0.00           0.00           0.00       0.00        0.00           0.00          0.00
Q          0        0            0.00        0.00           0.00           0.00       0.00        0.00           0.00          0.00
V          0        0            0.00        0.00           0.00           0.00       0.00        0.00           0.00          0.00
-----------------------------------------------------------------------------------------------------------------------------------
Totals              0            0.00        0.00           0.00           0.00       0.00        0.00           0.00          0.00
===================================================================================================================================


Copyright, Wells Fango Bank, N.A.

[WELLS FARGO LOGO]                                                                         For Additional Information please contact
                                      CREDIT SUISSE COMMERCIAL MORTGAGE TRUST                       CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS THROUGH CERTIFICATES                         (301) 815-6600
CORPORATE TRUST SERVICES                           SERIES 2006-C5                          Reports Available @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951                                                                    PAYMENT DATE:       01/18/2007
                                                                                           RECORD DATE:        12/29/2006
                                                                                           DETERMINATION DATE:

                           OTHER REQUIRED INFORMATION

Available Distribution Amount (1)                                          0.00
Master Servicing Fee Summary
   Current Period Accrued Master Servicing Fees                            0.00
   Less Delinquent Master Servicing Fees                                   0.00
   Less Reductions to Master Servicing Fees                                0.00
   Plus Master Servicing Fees for Delinquent Payments Received             0.00
   Plus Adjustments for Prior Master Servicing Calculation                 0.00
   Total Master Servicing Fees Collected                                   0.00
Current 1 Month LIBOR Rate                                             0.000000%
Next 1 Month LIBOR Rate                                                0.000000%
Rating Agency Trigger Event                                                   No
Swap Default                                                                  No

(1)  The Available Distribution Amount includes any Prepayment Premiums.

APPRAISAL REDUCTION AMOUNT

              APPRAISAL REDUCTION   CUMULATIVE ASER   MOST RECENT APP.
LOAN NUMBER         EFFECTED             AMOUNT           RED. DATE
----------------------------------------------------------------------

----------------------------------------------------------------------
Total
======================================================================

Copyright, Wells Fargo Bank, N.A.

[WELLS FARGO LOGO]                                                                         For Additional Information please contact
                                      CREDIT SUISSE COMMERCIAL MORTGAGE TRUST                       CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS THROUGH CERTIFICATES                         (301) 815-6600
CORPORATE TRUST SERVICES                           SERIES 2006-C5                          Reports Available @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951                                                                    PAYMENT DATE:       01/18/2007
                                                                                           RECORD DATE:        12/29/2006
                                                                                           DETERMINATION DATE:

                           CASH RECONCILIATION DETAIL

TOTAL FUNDS COLLECTED
   INTEREST:
      Interest paid or advanced                               0.00
      Interest reductions due to Non-Recoverability
         Determinations                                       0.00
      Interest Adjustments                                    0.00
      Deferred Interest                                       0.00
      Net Prepayment Interest Shortfall                       0.00
      Net Prepayment Interest Excess                          0.00
      Extension Interest                                      0.00
      Interest Reserve Withdrawal                             0.00
                                                                     ----
         TOTAL INTEREST COLLECTED                                    0.00

   PRINCIPAL:
      Scheduled Principal                                     0.00
      Unscheduled Principal                                   0.00
         Principal Prepayments                                0.00
         Collection of Principal after Maturity Date          0.00
         Recoveries from Liquidation and Insurance Proceeds   0.00
         Excess of Prior Principal Amounts paid               0.00
         Curtailments                                         0.00
      Negative Amortization                                   0.00
      Principal Adjustments                                   0.00
                                                                     ----
         TOTAL PRINCIPAL COLLECTED                                   0.00

   OTHER:
      Prepayment Penalties/Yield Maintenance                  0.00
      Repayment Fees                                          0.00
      Borrower Option Extension Fees                          0.00
      Equity Payments Received                                0.00
      Net Swap Counterparty Payments Received                 0.00
                                                                     ----
         TOTAL OTHER COLLECTED                                       0.00
                                                                     ----
TOTAL FUNDS COLLECTED                                                0.00
                                                                     ====

TOTAL FUNDS DISTRIBUTED
   FEES:
      Master Servicing Fee                                    0.00
      Trustee Fee                                             0.00
      Certificate Administration Fee                          0.00
      Insurer Fee                                             0.00
      Miscellaneous Fee                                       0.00
                                                                     ----
         TOTAL FEES                                                  0.00

ADDITIONAL TRUST FUND EXPENSES:
      Reimbursement for Interest on Advances                  0.00
      ASER Amount                                             0.00
      Special Servicing Fee                                   0.00
      Rating Agency Expenses                                  0.00
      Attorney Fees & Expenses                                0.00
      Bankruptcy Expense                                      0.00
      Taxes Imposed on Trust Fund                             0.00
      Non-Recoverable Advances                                0.00
      Other Expenses                                          0.00
                                                                     ----
         TOTAL ADDITIONAL TRUST FUND EXPENSES                        0.00
INTEREST RESERVE DEPOSIT                                             0.00

PAYMENTS TO CERTIFICATEHOLDERS & OTHERS:
      Interest Distribution                                   0.00
      Principal Distribution                                  0.00
      Prepayment Penalties/Yield Maintenance                  0.00
      Borrower Option Extension Fees                          0.00
      Equity Payments Paid                                    0.00
      Net Swap Counterparty Payments Paid                     0.00
                                                                     ----
         TOTAL PAYMENTS TO CERTIFICATEHOLDERS & OTHERS               0.00
                                                                     ----
TOTAL FUNDS DISTRIBUTED                                              0.00
                                                                     ====

Copyright, Wells Fargo Bank, N.A.

[WELLS FARGO LOGO]                                                                         For Additional Information please contact
                                      CREDIT SUISSE COMMERCIAL MORTGAGE TRUST                       CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS THROUGH CERTIFICATES                         (301) 815-6600
CORPORATE TRUST SERVICES                           SERIES 2006-C5                          Reports Available @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951                                                                    PAYMENT DATE:       01/18/2007
                                                                                           RECORD DATE:        12/29/2006
                                                                                           DETERMINATION DATE:

                                 RATINGS DETAIL

                 ORIGINAL RATINGS     CURRENT RATINGS (1)
              ---------------------  ---------------------
CLASS  CUSIP  FITCH  MOODY'S  S & P  FITCH  MOODY'S  S & P
----------------------------------------------------------
 A-1
 A-2
A-AB
 A-3
A-1-A
A-MFL
 A-M
 A-J
 A-X
A-SP
  B
  C
  D
  E
  F
  G
  H
  J
  K
  L
  M
  N
  O
  P
  Q
  V

NR - Designates that the class was not rated by the above agency at the time of original issuance.

X   - Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.

N/A - Data not available this period.

1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained. Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.

Fitch, Inc.                Moody's Investors Service   Standard & Poor's Rating Services
One State Street Plaza     99 Church Street            55 Water Street
New York, New York 10004   New York, New York 10007    New York, New York 10041
(212) 908-0500             (212) 553-0300              (212) 438-2430

Copyright, Wells Fargo Bank, N.A.

[WELLS FARGO LOGO]                                                                         For Additional Information please contact
                                      CREDIT SUISSE COMMERCIAL MORTGAGE TRUST                       CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS THROUGH CERTIFICATES                         (301) 815-6600
CORPORATE TRUST SERVICES                           SERIES 2006-C5                          Reports Available @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951                                                                    PAYMENT DATE:       01/18/2007
                                                                                           RECORD DATE:        12/29/2006
                                                                                           DETERMINATION DATE:

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                 AGGREGATE POOL

                                SCHEDULED BALANCE

                             % OF
SCHEDULED   # OF  SCHEDULED  AGG.  WAM         WEIGHTED
 BALANCE   LOANS   BALANCE   BAL.  (2)  WAC  AVG DSCR (1)
---------------------------------------------------------

---------------------------------------------------------
Totals
=========================================================

                                    STATE (3)

                          % OF
        # OF   SCHEDULED  AGG.  WAM         WEIGHTED
STATE  PROPS.   BALANCE   BAL.  (2)  WAC  AVG DSCR (1)
------------------------------------------------------

------------------------------------------------------
Totals
======================================================

See footnotes on last page of this section.

Copyright, Wells Fargo Bank, N.A.

[WELLS FARGO LOGO]                                                                         For Additional Information please contact
                                      CREDIT SUISSE COMMERCIAL MORTGAGE TRUST                       CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS THROUGH CERTIFICATES                         (301) 815-6600
CORPORATE TRUST SERVICES                           SERIES 2006-C5                          Reports Available @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951                                                                    PAYMENT DATE:       01/18/2007
                                                                                           RECORD DATE:        12/29/2006
                                                                                           DETERMINATION DATE:

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                 AGGREGATE POOL

                           DEBT SERVICE COVERAGE RATIO

                                  % OF
 DEBT SERVICE    # OF  SCHEDULED  AGG.  WAM         WEIGHTED
COVERAGE RATIO  LOANS   BALANCE   BAL.  (2)  WAC  AVG DSCR (1)
--------------------------------------------------------------

--------------------------------------------------------------
Totals
==============================================================

                                    NOTE RATE

                        % OF
NOTE   # OF  SCHEDULED  AGG.  WAM         WEIGHTED
RATE  LOANS   BALANCE   BAL.  (2)  WAC  AVG DSCR (1)
----------------------------------------------------

----------------------------------------------------
Totals
====================================================

                                PROPERTY TYPE (3)

                                  % OF
                # OF   SCHEDULED  AGG.  WAM         WEIGHTED
PROPERTY TYPE  PROPS.   BALANCE   BAL.  (2)  WAC  AVG DSCR (1)
--------------------------------------------------------------

--------------------------------------------------------------
Totals
==============================================================

                                    SEASONING

                             % OF
            # OF  SCHEDULED  AGG.  WAM         WEIGHTED
SEASONING  LOANS   BALANCE   BAL.  (2)  WAC  AVG DSCR (1)
---------------------------------------------------------

---------------------------------------------------------
Totals
=========================================================

See footnotes on last page of this section.

Copyright, Wells Fargo Bank, N.A.

[WELLS FARGO LOGO]                                                                         For Additional Information please contact
                                      CREDIT SUISSE COMMERCIAL MORTGAGE TRUST                       CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS THROUGH CERTIFICATES                         (301) 815-6600
CORPORATE TRUST SERVICES                           SERIES 2006-C5                          Reports Available @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951                                                                    PAYMENT DATE:       01/18/2007
                                                                                           RECORD DATE:        12/29/2006
                                                                                           DETERMINATION DATE:

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                 AGGREGATE POOL

               ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)

                                          % OF
ANTICIPATED REMAINING    # OF  SCHEDULED  AGG.  WAM         WEIGHTED
       TERM (2)         LOANS   BALANCE   BAL.  (2)  WAC  AVG DSCR (1)
----------------------------------------------------------------------

----------------------------------------------------------------------
Totals
======================================================================

               REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)

                                          % OF
REMAINING AMORTIZATION   # OF  SCHEDULED  AGG.  WAM         WEIGHTED
         TERM           LOANS   BALANCE   BAL.  (2)  WAC  AVG DSCR (1)
----------------------------------------------------------------------

----------------------------------------------------------------------
Totals
======================================================================

                 REMAINING STATED TERM (FULLY AMORTIZING LOANS)

                                          % OF
REMAINING STATED         # OF  SCHEDULED  AGG.  WAM         WEIGHTED
      TERM              LOANS   BALANCE   BAL.  (2)  WAC  AVG DSCR (1)
----------------------------------------------------------------------

----------------------------------------------------------------------
Totals
======================================================================

                             AGE OF MOST RECENT NOI

                                          % OF
AGE OF MOST              # OF  SCHEDULED  AGG.  WAM         WEIGHTED
RECENT NOI              LOANS   BALANCE   BAL.  (2)  WAC  AVG DSCR (1)
----------------------------------------------------------------------

----------------------------------------------------------------------
Totals
======================================================================

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

Copyright, Wells Fargo Bank, N.A.

[WELLS FARGO LOGO]                                                                         For Additional Information please contact
                                      CREDIT SUISSE COMMERCIAL MORTGAGE TRUST                       CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS THROUGH CERTIFICATES                         (301) 815-6600
CORPORATE TRUST SERVICES                           SERIES 2006-C5                          Reports Available @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951                                                                    PAYMENT DATE:       01/18/2007
                                                                                           RECORD DATE:        12/29/2006
                                                                                           DETERMINATION DATE:

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                    GROUP I

                                SCHEDULED BALANCE

                                           % OF
SCHEDULED                # OF   SCHEDULED  AGG.  WAM         WEIGHTED
  BALANCE                LOANS   BALANCE   BAL.  (2)  WAC  AVG DSCR (1)
-----------------------------------------------------------------------

-----------------------------------------------------------------------
Totals
=======================================================================

                                    STATE (3)

                                           % OF
                         # OF   SCHEDULED  AGG.  WAM         WEIGHTED
STATE                   PROPS.   BALANCE   BAL.  (2)  WAC  AVG DSCR (1)
-----------------------------------------------------------------------

-----------------------------------------------------------------------
Totals
=======================================================================

See footnotes on last page of this section.

Copyright, Wells Fargo Bank, N.A.

[WELLS FARGO LOGO]                                                                         For Additional Information please contact
                                      CREDIT SUISSE COMMERCIAL MORTGAGE TRUST                       CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS THROUGH CERTIFICATES                         (301) 815-6600
CORPORATE TRUST SERVICES                           SERIES 2006-C5                          Reports Available @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951                                                                    PAYMENT DATE:       01/18/2007
                                                                                           RECORD DATE:        12/29/2006
                                                                                           DETERMINATION DATE:

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                    GROUP I

                           DEBT SERVICE COVERAGE RATIO

                                           % OF
 DEBT SERVICE            # OF   SCHEDULED  AGG.  WAM         WEIGHTED
COVERAGE RATIO           LOANS    BALANCE  BAL.  (2)  WAC  AVG DSCR (1)
-----------------------------------------------------------------------

-----------------------------------------------------------------------
Totals
=======================================================================

                                    NOTE RATE

                                           % OF
NOTE                     # OF   SCHEDULED  AGG.  WAM         WEIGHTED
RATE                     LOANS   BALANCE   BAL.  (2)  WAC  AVG DSCR (1)
-----------------------------------------------------------------------

-----------------------------------------------------------------------
Totals
=======================================================================

                                PROPERTY TYPE (3)

                                           % OF
                         # OF   SCHEDULED  AGG.  WAM         WEIGHTED
PROPERTY TYPE           PROPS.   BALANCE   BAL.  (2)  WAC  AVG DSCR (1)
-----------------------------------------------------------------------

-----------------------------------------------------------------------
Totals
=======================================================================

                                    SEASONING

                                           % OF
                         # OF   SCHEDULED  AGG.  WAM         WEIGHTED
SEASONING                LOANS   BALANCE   BAL.  (2)  WAC  AVG DSCR (1)
-----------------------------------------------------------------------

-----------------------------------------------------------------------
Totals
=======================================================================

See footnotes on last page of this section.

Copyright, Wells Fargo Bank, N.A.

[WELLS FARGO LOGO]                                                                         For Additional Information please contact
                                      CREDIT SUISSE COMMERCIAL MORTGAGE TRUST                       CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS THROUGH CERTIFICATES                         (301) 815-6600
CORPORATE TRUST SERVICES                           SERIES 2006-C5                          Reports Available @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951                                                                    PAYMENT DATE:       01/18/2007
                                                                                           RECORD DATE:        12/29/2006
                                                                                           DETERMINATION DATE:

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                     GROUP I

               ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)

                                         % OF
ANTICIPATED REMAINING   # OF  SCHEDULED  AGG.  WAM         WEIGHTED
       TERM (2)        LOANS   BALANCE   BAL.  (2)  WAC  AVG DSCR (1)
---------------------------------------------------------------------

---------------------------------------------------------------------
Totals
=====================================================================

               REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)

                                          % OF
REMAINING AMORTIZATION   # OF  SCHEDULED  AGG.  WAM         WEIGHTED
         TERM           LOANS   BALANCE   BAL.  (2)  WAC  AVG DSCR (1)
----------------------------------------------------------------------

----------------------------------------------------------------------
Totals
======================================================================

                 REMAINING STATED TERM (FULLY AMORTIZING LOANS)

                                    % OF
REMAINING STATED   # OF  SCHEDULED  AGG.  WAM         WEIGHTED
       TERM       LOANS   BALANCE   BAL.  (2)  WAC  AVG DSCR (1)
----------------------------------------------------------------

----------------------------------------------------------------
Totals
================================================================

                             AGE OF MOST RECENT NOI

                               % OF
AGE OF MOST   # OF  SCHEDULED  AGG.  WAM         WEIGHTED
 RECENT NOI  LOANS   BALANCE   BAL.  (2)  WAC  AVG DSCR (1)
-----------------------------------------------------------

-----------------------------------------------------------
Totals
===========================================================

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

Copyright, Wells Fargo Bank, N.A.

[WELLS FARGO LOGO]                                                                         For Additional Information please contact
                                      CREDIT SUISSE COMMERCIAL MORTGAGE TRUST                       CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS THROUGH CERTIFICATES                         (301) 815-6600
CORPORATE TRUST SERVICES                           SERIES 2006-C5                          Reports Available @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951                                                                    PAYMENT DATE:       01/18/2007
                                                                                           RECORD DATE:        12/29/2006
                                                                                           DETERMINATION DATE:

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                    GROUP II

                                SCHEDULED BALANCE

                             % OF
SCHEDULED   # OF  SCHEDULED  AGG.  WAM         WEIGHTED
 BALANCE   LOANS   BALANCE   BAL.  (2)  WAC  AVG DSCR (1)
---------------------------------------------------------

---------------------------------------------------------
Totals
=========================================================

                                    STATE (3)

                          % OF
        # OF   SCHEDULED  AGG.  WAM         WEIGHTED
STATE  PROPS.   BALANCE   BAL.  (2)  WAC  AVG DSCR (1)
------------------------------------------------------

------------------------------------------------------
Totals
======================================================

See footnotes on last page of this section.

Copyright, Wells Fargo Bank, N.A.

[WELLS FARGO LOGO]                                                                         For Additional Information please contact
                                      CREDIT SUISSE COMMERCIAL MORTGAGE TRUST                       CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS THROUGH CERTIFICATES                         (301) 815-6600
CORPORATE TRUST SERVICES                           SERIES 2006-C5                          Reports Available @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951                                                                    PAYMENT DATE:       01/18/2007
                                                                                           RECORD DATE:        12/29/2006
                                                                                           DETERMINATION DATE:

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                    GROUP II

                           DEBT SERVICE COVERAGE RATIO

                                  % OF
 DEBT SERVICE    # OF  SCHEDULED  AGG.  WAM         WEIGHTED
COVERAGE RATIO  LOANS   BALANCE   BAL.  (2)  WAC  AVG DSCR (1)
--------------------------------------------------------------

--------------------------------------------------------------
Totals
==============================================================

                                    NOTE RATE

                        % OF
NOTE   # OF  SCHEDULED  AGG.  WAM         WEIGHTED
RATE  LOANS   BALANCE   BAL.  (2)  WAC  AVG DSCR (1)
-----------------------------------------------------

-----------------------------------------------------
Totals
=====================================================

                                PROPERTY TYPE (3)

                                  % OF
                # OF   SCHEDULED  AGG.  WAM         WEIGHTED
PROPERTY TYPE  PROPS.   BALANCE   BAL.  (2)  WAC  AVG DSCR (1)
--------------------------------------------------------------

--------------------------------------------------------------
Totals
==============================================================

                                    SEASONING

                             % OF
            # OF  SCHEDULED  AGG.  WAM         WEIGHTED
SEASONING  LOANS   BALANCE   BAL.  (2)  WAC  AVG DSCR (1)
---------------------------------------------------------

---------------------------------------------------------
Totals
=========================================================

See footnotes on last page of this section.

Copyright, Wells Fargo Bank, N.A.

[WELLS FARGO LOGO]                                                                         For Additional Information please contact
                                      CREDIT SUISSE COMMERCIAL MORTGAGE TRUST                       CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS THROUGH CERTIFICATES                         (301) 815-6600
CORPORATE TRUST SERVICES                           SERIES 2006-C5                          Reports Available @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951                                                                    PAYMENT DATE:       01/18/2007
                                                                                           RECORD DATE:        12/29/2006
                                                                                           DETERMINATION DATE:

        CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES GROUP II

               ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)

                                      % OF
    ANTICIPATED      # OF  SCHEDULED  AGG.  WAM         WEIGHTED
REMAINING TERM (2)  LOANS   BALANCE   BAL.  (2)  WAC  AVG DSCR (1)
------------------------------------------------------------------

------------------------------------------------------------------
Totals
==================================================================

               REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)

                                      % OF
     REMAINING       # OF  SCHEDULED  AGG.  WAM         WEIGHTED
 AMORTIZATION TERM  LOANS   BALANCE   BAL.  (2)  WAC  AVG DSCR (1)
------------------------------------------------------------------

------------------------------------------------------------------
Totals
==================================================================

                 REMAINING STATED TERM (FULLY AMORTIZING LOANS)

                                      % OF
     REMAINING       # OF  SCHEDULED  AGG.  WAM         WEIGHTED
    STATED TERM     LOANS   BALANCE   BAL.  (2)  WAC  AVG DSCR (1)
------------------------------------------------------------------

------------------------------------------------------------------
Totals
==================================================================

                             AGE OF MOST RECENT NOI

                                      % OF
    AGE OF MOST      # OF  SCHEDULED  AGG.  WAM         WEIGHTED
    RECENT NOI      LOANS   BALANCE   BAL.  (2)  WAC  AVG DSCR (1)
------------------------------------------------------------------

------------------------------------------------------------------
Totals
==================================================================

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

Copyright, Wells Fargo Bank, N.A.

[WELLS FARGO LOGO]                                                                         For Additional Information please contact
                                      CREDIT SUISSE COMMERCIAL MORTGAGE TRUST                       CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS THROUGH CERTIFICATES                         (301) 815-6600
CORPORATE TRUST SERVICES                           SERIES 2006-C5                          Reports Available @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951                                                                    PAYMENT DATE:       01/18/2007
                                                                                           RECORD DATE:        12/29/2006
                                                                                           DETERMINATION DATE:

                              MORTGAGE LOAN DETAIL

                                                                  ANTICIPATED             NEG.  BEGINNING    ENDING   PAID
 LOAN         PROPERTY               INTEREST  PRINCIPAL   GROSS   REPAYMENT   MATURITY  AMORT  SCHEDULED  SCHEDULED  THRU
NUMBER  ODCR  TYPE (1)  CITY  STATE   PAYMENT   PAYMENT   COUPON      DATE       DATE    (Y/N)   BALANCE    BALANCE   DATE
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
Totals
==========================================================================================================================

        APPRAISAL  APPRAISAL   RES.   MOD.
 LOAN   REDUCTION  REDUCTION  STRAT.  CODE
NUMBER     DATE      AMOUNT     (2)    (3)
------------------------------------------

------------------------------------------
Totals
==========================================

                             (1) PROPERTY TYPE CODE

MF - Multi-Family
RT - Retail
HC - Health Care
IN - Industrial
WH - Warehouse
MH - Mobile Home Park
OF - Office
MU - Mixed Use
LO - Lodging
SS - Self Storage
OT - Other

                          (2) RESOLUTION STRATEGY CODE

 1 - Modification
 2 - Foreclosure
 3 - Bankruptcy
 4 - Extension
 5 - Note Sale
 6 - DPO
 7 - REO
 8 - Resolved
 9 - Pending Return to Master Servicer
10 - Deed in Lieu Of Foreclosure
11 - Full Payoff
12 - Reps and Warranties
13 - Other or TBD

                              (3) MODIFICATION CODE

1 - Maturity Date Extension
2 - Amortization Change
3 - Principal Write-Off
4 - Combination

Copyright, Wells Fargo Bank, N.A.

[WELLS FARGO LOGO]                                                                         For Additional Information please contact
                                      CREDIT SUISSE COMMERCIAL MORTGAGE TRUST                       CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS THROUGH CERTIFICATES                         (301) 815-6600
CORPORATE TRUST SERVICES                           SERIES 2006-C5                          Reports Available @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951                                                                    PAYMENT DATE:       01/18/2007
                                                                                           RECORD DATE:        12/29/2006
                                                                                           DETERMINATION DATE:

                                   NOI DETAIL

                                       ENDING      MOST      MOST   MOST RECENT  MOST RECENT
LOAN          PROPERTY               SCHEDULED    RECENT    RECENT   NOI START     NOI END
NUMBER  ODCR    TYPE    CITY  STATE   BALANCE   FISCAL NOI    NOI       DATE         DATE
--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------
TOTAL
============================================================================================

Copyright, Wells Fargo Bank, N.A.

[WELLS FARGO LOGO]                                                                         For Additional Information please contact
                                      CREDIT SUISSE COMMERCIAL MORTGAGE TRUST                       CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS THROUGH CERTIFICATES                         (301) 815-6600
CORPORATE TRUST SERVICES                           SERIES 2006-C5                          Reports Available @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951                                                                    PAYMENT DATE:       01/18/2007
                                                                                           RECORD DATE:        12/29/2006
                                                                                           DETERMINATION DATE:

                           PRINCIPAL PREPAYMENT DETAIL

                                               PRINCIPAL PREPAYMENT AMOUNT                  PREPAYMENT PENALTIES
                         OFFERING DOCUMENT  ---------------------------------  ---------------------------------------------
LOAN NUMBER  LOAN GROUP   CROSS-REFERENCE   PAYOFF AMOUNT  CURTAILMENT AMOUNT  PREPAYMENT PREMIUM  YIELD MAINTENANCE PREMIUM
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
Totals
============================================================================================================================

Copyright, Wells Fargo Bank, N.A.

[WELLS FARGO LOGO]                                                                         For Additional Information please contact
                                      CREDIT SUISSE COMMERCIAL MORTGAGE TRUST                       CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS THROUGH CERTIFICATES                         (301) 815-6600
CORPORATE TRUST SERVICES                           SERIES 2006-C5                          Reports Available @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951                                                                    PAYMENT DATE:       01/18/2007
                                                                                           RECORD DATE:        12/29/2006
                                                                                           DETERMINATION DATE:

                                HISTORICAL DETAIL

                                        DELINQUENCIES
---------------------------------------------------------------------------------------------
DISTRIBUTION  30-59 DAYS  60-89 DAYS  90 DAYS OR MORE  FORECLOSURE      REO     MODIFICATIONS
    DATE      #  BALANCE  #  BALANCE     #  BALANCE     #  BALANCE  #  BALANCE    #  BALANCE
---------------------------------------------------------------------------------------------


                     PREPAYMENTS          RATE AND MATURITIES
------------  ------------------------  -----------------------
DISTRIBUTION  CURTAILMENTS    PAYOFF    NEXT WEIGHTED AVG.
    DATE       #  BALANCE   #  BALANCE     COUPON  REMIT    WAM
---------------------------------------------------------------


Note: Foreclosure and REO Totals are excluded from the delinquencies.

Copyright, Wells Fargo Bank, N.A.

[WELLS FARGO LOGO]                                                                         For Additional Information please contact
                                      CREDIT SUISSE COMMERCIAL MORTGAGE TRUST                       CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS THROUGH CERTIFICATES                         (301) 815-6600
CORPORATE TRUST SERVICES                           SERIES 2006-C5                          Reports Available @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951                                                                    PAYMENT DATE:       01/18/2007
                                                                                           RECORD DATE:        12/29/2006
                                                                                           DETERMINATION DATE:

                             DELINQUENCY LOAN DETAIL

                  OFFERING      # OF                  CURRENT  OUTSTANDING  STATUS OF  RESOLUTION
                  DOCUMENT     MONTHS  PAID THROUGH    P & I      P & I      MORTGAGE   STRATEGY     SERVICING    FORECLOSURE
LOAN NUMBER  CROSS-REFERENCE  DELINQ.      DATE      ADVANCES  ADVANCES **   LOAN (1)   CODE (2)   TRANSFER DATE      DATE
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
Totals
=============================================================================================================================

               ACTUAL   OUTSTANDING
             PRINCIPAL   SERVICING   BANKRUPTCY   REO
LOAN NUMBER   BALANCE     ADVANCES      DATE     DATE
-----------------------------------------------------

-----------------------------------------------------
Totals
=====================================================

                           (1) Status of Mortgage Loan

A - Payments Not Received But Still in Grace Period
B - Late Payment But Less Than 1 Month Delinquent
0 - Current
1 - One Month Delinquent
2 - Two Months Delinquent
3 - Three or More Months Delinquent
4 - Assumed Scheduled Payment (Performing Matured Loan)
7 - Foreclosure
9 - REO

                          (2) Resolution Strategy Code

1 - Modification
2 - Foreclosure
3 - Bankruptcy
4 - Extension
5 - Note Sale
6 - DPO
7 - REO
8 - Resolved
9 - Pending Return to Master Servicer
10 - Deed In Lieu Of Forclosure
11 - Full Payoff
12 - Reps and Warranties
13 - Other or TBD

Copyright, Wells Fargo Bank, N.A.

[WELLS FARGO LOGO]                                                                         For Additional Information please contact
                                      CREDIT SUISSE COMMERCIAL MORTGAGE TRUST                       CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS THROUGH CERTIFICATES                         (301) 815-6600
CORPORATE TRUST SERVICES                           SERIES 2006-C5                          Reports Available @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951                                                                    PAYMENT DATE:       01/18/2007
                                                                                           RECORD DATE:        12/29/2006
                                                                                           DETERMINATION DATE:

                     SPECIALLY SERVICED LOAN DETAIL - PART 1

                          OFFERING     SERVICING  RESOLUTION
DISTRIBUTION   LOAN       DOCUMENT      TRANSFER   STRATEGY   SCHEDULED  PROPERTY         INTEREST
    DATE      NUMBER  CROSS-REFERENCE     DATE     CODE (1)    BALANCE   TYPE (2)  STATE    RATE
--------------------------------------------------------------------------------------------------

==================================================================================================

                          NET                                   REMAINING
DISTRIBUTION   ACTUAL  OPERATING   NOI        NOTE  MATURITY  AMORTIZATION
    DATE      BALANCE    INCOME   DATE  DSCR  DATE    DATE        TERM
--------------------------------------------------------------------------

==========================================================================

                          (1) Resolution Strategy Code

1 - Modification
2 - Foreclosure
3 - Bankruptcy
4 - Extension
5 - Note Sale
6 - DPO
7 - REO
8 - Resolved
9 - Pending Return to Master Servicer
10 - Deed In Lieu Of Foreclosure
11 - Full Payoff
12 - Reps and Warranties
13 - Other or TBD

                             (2) Property Type Code

MF - Multi-Family
RT - Retail
HC - Health Care
IN - Industrial
WH - Warehouse
MH - Mobile Home Park
OF - Office
MU - Mixed use
LO - Lodging
SS - Self Storage
OT - Other

Copyright, Wells Fargo Bank, N.A.

[WELLS FARGO LOGO]                                                                         For Additional Information please contact
                                      CREDIT SUISSE COMMERCIAL MORTGAGE TRUST                       CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS THROUGH CERTIFICATES                         (301) 815-6600
CORPORATE TRUST SERVICES                           SERIES 2006-C5                          Reports Available @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951                                                                    PAYMENT DATE:       01/18/2007
                                                                                           RECORD DATE:        12/29/2006
                                                                                           DETERMINATION DATE:

                     SPECIALLY SERVICED LOAN DETAIL - PART 2

                          OFFERING     RESOLUTION     SITE
DISTRIBUTION   LOAN       DOCUMENT      STRATEGY   INSPECTION                 APPRAISAL  APPRAISAL      OTHER REO
    DATE      NUMBER  CROSS-REFERENCE   CODE (1)      DATE     PHASE 1 DATE      DATE      VALUE    PROPERTY REVENUE  COMMENT
-----------------------------------------------------------------------------------------------------------------------------

=============================================================================================================================

(1) Resolution Strategy Code

1 - Modification
2 - Foreclosure
3 - Bankruptcy
4 - Extension
5 - Note Sale
6 - DPO
7 - REO
8 - Resolved
9 - Pending Return to Master Servicer
10 - Deed In Lieu Of Foreclosure
11 - Full Payoff
12 - Reps and Warranties
13 - Other or TBD

Copyright, Wells Fargo Bank, N.A.

[WELLS FARGO LOGO]                                                                         For Additional Information please contact
                                      CREDIT SUISSE COMMERCIAL MORTGAGE TRUST                       CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS THROUGH CERTIFICATES                         (301) 815-6600
CORPORATE TRUST SERVICES                           SERIES 2006-C5                          Reports Available @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951                                                                    PAYMENT DATE:       01/18/2007
                                                                                           RECORD DATE:        12/29/2006
                                                                                           DETERMINATION DATE:

                                 ADVANCE SUMMARY

                                                              CURRENT PERIOD
                                                           INTEREST ON P&I AND
            CURRENT P&I   OUTSTANDING      OUTSTANDING      SERVICING ADVANCES
LOAN GROUP    ADVANCES   P&I ADVANCES  SERVICING ADVANCES          PAID
------------------------------------------------------------------------------
     1          0.00         0.00             0.00                0.00
     2          0.00         0.00             0.00                0.00
------------------------------------------------------------------------------
Totals          0.00         0.00             0.00                0.00
==============================================================================

Copyright, Wells Fargo Bank, N.A.

[WELLS FARGO LOGO]                                                                         For Additional Information please contact
                                      CREDIT SUISSE COMMERCIAL MORTGAGE TRUST                       CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS THROUGH CERTIFICATES                         (301) 815-6600
CORPORATE TRUST SERVICES                           SERIES 2006-C5                          Reports Available @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951                                                                    PAYMENT DATE:       01/18/2007
                                                                                           RECORD DATE:        12/29/2006
                                                                                           DETERMINATION DATE:

                              MODIFIED LOAN DETAIL

            OFFERING
 LOAN       DOCUMENT     PRE-MODIFICATION  POST-MODIFICATION  PRE-MODIFICATION  POST-MODIFICATION  MODIFICATION  MODIFICATION
NUMBER  CROSS-REFERENCE       BALANCE           BALANCE         INTEREST RATE     INTEREST RATE        DATE       DESCRIPTION
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
Totals
=============================================================================================================================

Copyright, Wells Fargo Bank, N.A.

[WELLS FARGO LOGO]                                                                         For Additional Information please contact
                                      CREDIT SUISSE COMMERCIAL MORTGAGE TRUST                       CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS THROUGH CERTIFICATES                         (301) 815-6600
CORPORATE TRUST SERVICES                           SERIES 2006-C5                          Reports Available @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951                                                                    PAYMENT DATE:       01/18/2007
                                                                                           RECORD DATE:        12/29/2006
                                                                                           DETERMINATION DATE:

                        HISTORICAL LIQUIDATED LOAN DETAIL

                                                               GROSS                     NET                DATE OF
                                      FEES,                    SALES       NET        PROCEEDS              CURRENT    CURRENT
                        BEGINNING   ADVANCES,   MOST RECENT  PROCEEDS    PROCEEDS     AVAILABLE   REALIZED   PERIOD    PERIOD
DISTRIBUTION            SCHEDULED      AND       APPRAISED   OR OTHER  RECEIVED ON       FOR       LOSS TO  ADJ. TO  ADJUSTMENT
    DATE          ODCR   BALANCE   EXPENSES *  VALUE OR BPO  PROCEEDS  LIQUIDATION  DISTRIBUTION    TRUST    TRUST    TO TRUST
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
  Current Total
-------------------------------------------------------------------------------------------------------------------------------
Cumulative Total
===============================================================================================================================

                    CUMULATIVE   LOSS TO LOAN
DISTRIBUTION        ADJUSTMENT     WITH CUM
    DATE             TO TRUST   ADJ. TO TRUST
---------------------------------------------

---------------------------------------------
  Current Total
---------------------------------------------
Cumulative Total
=============================================

* Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

Copyright, Wells Fargo Bank, N.A.

[WELLS FARGO LOGO]                                                                         For Additional Information please contact
                                      CREDIT SUISSE COMMERCIAL MORTGAGE TRUST                       CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS THROUGH CERTIFICATES                         (301) 815-6600
CORPORATE TRUST SERVICES                           SERIES 2006-C5                          Reports Available @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951                                                                    PAYMENT DATE:       01/18/2007
                                                                                           RECORD DATE:        12/29/2006
                                                                                           DETERMINATION DATE:

              HISTORICAL BOND/COLLATERAL LOSS RECONCILIATION DETAIL

                  OFFERING      BEGINNING     AGGREGATE     PRIOR REALIZED      AMOUNTS       INTEREST     MODIFICATION
DISTRIBUTION      DOCUMENT      BALANCE AT  REALIZED LOSS    LOSS APPLIED     COVERED BY    (SHORTAGES)/    /APPRAISAL
    DATE      CROSS-REFERENCE  LIQUIDATION     ON LOANS    TO CERTIFICATES  CREDIT SUPPORT    EXCESSES    REDUCTION ADJ.
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
Totals
========================================================================================================================

                            REALIZED LOSS  RECOVERIES OF    (RECOVERIES)/
               ADDITIONAL     APPLIED TO      REALIZED    LOSSES APPLIED TO
DISTRIBUTION  (RECOVERIES)   CERTIFICATES   LOSSES PAID      CERTIFICATE
    DATE        /EXPENSES      TO DATE        AS CASH          INTEREST
---------------------------------------------------------------------------

---------------------------------------------------------------------------
Totals
===========================================================================

Copyright, Wells Fargo Bank, N.A.

[WELLS FARGO LOGO]                                                                         For Additional Information please contact
                                      CREDIT SUISSE COMMERCIAL MORTGAGE TRUST                       CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS THROUGH CERTIFICATES                         (301) 815-6600
CORPORATE TRUST SERVICES                           SERIES 2006-C5                          Reports Available @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951                                                                    PAYMENT DATE:       01/18/2007
                                                                                           RECORD DATE:        12/29/2006
                                                                                           DETERMINATION DATE:

                INTEREST SHORTFALL RECONCILIATION DETAIL - PART 1

                    STATED      CURRENT
    OFFERING       PRINCIPAL     ENDING       SPECIAL SERVICING FEES
    DOCUMENT      BALANCE AT   SCHEDULED  ------------------------------
CROSS-REFERENCE  CONTRIBUTION   BALANCE   MONTHLY  LIQUIDATION  WORK OUT  ASER
------------------------------------------------------------------------------

------------------------------------------------------------------------------
Totals
==============================================================================

                                                      MODIFIED
                                                      INTEREST
    OFFERING             NON-RECOVERABLE  INTEREST      RATE     ADDITIONAL
    DOCUMENT     (PPIS)    (SCHEDULED        ON     (REDUCTION)  TRUST FUND
CROSS-REFERENCE  EXCESS     INTEREST)     ADVANCES    /EXCESS      EXPENSE
---------------------------------------------------------------------------

---------------------------------------------------------------------------
Totals
===========================================================================

Copyright, Wells Fargo Bank, N.A.

[WELLS FARGO LOGO]                                                                         For Additional Information please contact
                                      CREDIT SUISSE COMMERCIAL MORTGAGE TRUST                       CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS THROUGH CERTIFICATES                         (301) 815-6600
CORPORATE TRUST SERVICES                           SERIES 2006-C5                          Reports Available @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951                                                                    PAYMENT DATE:       01/18/2007
                                                                                           RECORD DATE:        12/29/2006
                                                                                           DETERMINATION DATE:

                INTEREST SHORTFALL RECONCILIATION DETAIL - PART 2

                    STATED      CURRENT   REIMB OF ADVANCES TO THE SERVICER
    OFFERING       PRINCIPAL     ENDING   ---------------------------------
    DOCUMENT      BALANCE AT   SCHEDULED                  LEFT TO REIMBURSE  OTHER (SHORTFALLS)/
CROSS-REFERENCE  CONTRIBUTION   BALANCE    CURRENT MONTH   MASTER SERVICER         REFUNDS        COMMENTS
----------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------
Totals
==========================================================================================================
Interest Shortfall Reconciliation Detail Part 2 Total           0.00
Interest Shortfall Reconciliation Detail Part 1 Total           0.00
Total Interest Shortfall Allocated to Trust                     0.00

Copyright, Wells Fargo Bank, N.A.

[WELLS FARGO LOGO]                                                                         For Additional Information please contact
                                      CREDIT SUISSE COMMERCIAL MORTGAGE TRUST                       CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS THROUGH CERTIFICATES                         (301) 815-6600
CORPORATE TRUST SERVICES                           SERIES 2006-C5                          Reports Available @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951                                                                    PAYMENT DATE:       01/18/2007
                                                                                           RECORD DATE:        12/29/2006
                                                                                           DETERMINATION DATE:

                              DEFEASED LOAN DETAIL

             OFFERING DOCUMENT  ENDING SCHEDULED
LOAN NUMBER   CROSS-REFERENCE        BALANCE      MATURITY DATE  NOTE RATE  DEFEASANCE STATUS
---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
Totals
=============================================================================================

Copyright, Wells Fargo Bank, N.A.

[WELLS FARGO LOGO]                                                                         For Additional Information please contact
                                      CREDIT SUISSE COMMERCIAL MORTGAGE TRUST                       CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS THROUGH CERTIFICATES                         (301) 815-6600
CORPORATE TRUST SERVICES                           SERIES 2006-C5                          Reports Available @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951                                                                    PAYMENT DATE:       01/18/2007
                                                                                           RECORD DATE:        12/29/2006
                                                                                           DETERMINATION DATE:

                             SUPPLEMENTAL REPORTING

Copyright, Wells Fargo Bank, N.A.

                                    EXHIBIT C

                  DECREMENT TABLES FOR THE OFFERED CERTIFICATES

         PERCENTAGE OF INITIAL TOTAL PRINCIPAL BALANCE OUTSTANDING FOR:

                             CLASS A-1 CERTIFICATES

                                   PREPAYMENTS

FOLLOWING THE DISTRIBUTION DATE IN--   0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
------------------------------------   ------   -------   -------   -------   --------
Issue Date                              100%      100%      100%      100%      100%
December 2007                            86        86        86        86        86
December 2008                            71        71        71        71        71
December 2009                            51        49        47        44         0
December 2010                            22         8         0         0         0
December 2011 and thereafter              0         0         0         0         0
WEIGHTED AVERAGE LIFE (IN YEARS)        2.8       2.6       2.5       2.5       2.3

                             CLASS A-2 CERTIFICATES

                                   PREPAYMENTS

FOLLOWING THE DISTRIBUTION DATE IN--   0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
------------------------------------   ------   -------   -------   -------   --------
Issue Date                              100%      100%      100%      100%      100%
December 2007                           100       100       100       100       100
December 2008                           100       100       100       100       100
December 2009                           100       100       100       100        99
December 2010                           100       100        98        95        92
December 2011                            24        21        16        11         0
December 2012 and thereafter              0         0         0         0         0
WEIGHTED AVERAGE LIFE (IN YEARS)        4.9       4.9       4.8       4.7       4.5

                             CLASS A-AB CERTIFICATES

                                   PREPAYMENTS

FOLLOWING THE DISTRIBUTION DATE IN--   0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
------------------------------------   ------   -------   -------   -------   --------
Issue Date                              100%      100%      100%      100%      100%
December 2007                           100       100       100       100       100
December 2008                           100       100       100       100       100
December 2009                           100       100       100       100       100
December 2010                           100       100       100       100       100
December 2011                           100       100       100       100        91
December 2012                            85        82        80        77        76
December 2013                            52        47        44        43        42
December 2014                            33        27        25        24        24
December 2015                            11         4         1         0         0
December 2016 and thereafter              0         0         0         0         0
WEIGHTED AVERAGE LIFE (IN YEARS)        7.4       7.2       7.1       7.0       6.9

         PERCENTAGE OF INITIAL TOTAL PRINCIPAL BALANCE OUTSTANDING FOR:

                             CLASS A-3 CERTIFICATES

                                   PREPAYMENTS

FOLLOWING THE DISTRIBUTION DATE IN--   0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
------------------------------------   ------   -------   -------   -------   --------
Issue Date                              100%      100%      100%      100%      100%
December 2007                           100       100       100       100       100
December 2008                           100       100       100       100       100
December 2009                           100       100       100       100       100
December 2010                           100       100       100       100       100
December 2011                           100       100       100       100       100
December 2012                           100       100       100       100       100
December 2013                           100       100       100       100       100
December 2014                           100       100       100       100       100
December 2015                           100       100       100       100        99
December 2016 and thereafter              0         0         0         0         0
WEIGHTED AVERAGE LIFE (IN YEARS)        9.7       9.7       9.7       9.6       9.4

                             CLASS A-1A CERTIFICATES

                                   PREPAYMENTS

FOLLOWING THE DISTRIBUTION DATE IN--   0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
------------------------------------   ------   -------   -------   -------   --------
Issue Date                              100%      100%      100%      100%      100%
December 2007                           100        99        98        97        96
December 2008                           100        98        97        96        96
December 2009                            99        97        96        95        95
December 2010                            99        96        95        95        95
December 2011                            95        92        91        91        90
December 2012                            94        91        90        90        90
December 2013                            66        66        66        66        66
December 2014                            65        65        65        65        65
December 2015                            64        61        57        52        40
December 2016 and thereafter              0         0         0         0         0
WEIGHTED AVERAGE LIFE (IN YEARS)        8.5       8.3       8.2       8.1       7.9

                            CLASS A-MFL CERTIFICATES

                                   PREPAYMENTS

FOLLOWING THE DISTRIBUTION DATE IN--   0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
------------------------------------   ------   -------   -------   -------   --------
Issue Date                              100%      100%      100%      100%      100%
December 2007                           100       100       100       100       100
December 2008                           100       100       100       100       100
December 2009                           100       100       100       100       100
December 2010                           100       100       100       100       100
December 2011                           100       100       100       100       100
December 2012                           100       100       100       100       100
December 2013                           100       100       100       100       100
December 2014                           100       100       100       100       100
December 2015                           100       100       100       100       100
December 2016 and thereafter              0         0         0         0         0
WEIGHTED AVERAGE LIFE (IN YEARS)        9.9       9.9       9.8       9.8       9.6

         PERCENTAGE OF INITIAL TOTAL PRINCIPAL BALANCE OUTSTANDING FOR:

                             CLASS A-M CERTIFICATES

                                   PREPAYMENTS

FOLLOWING THE DISTRIBUTION DATE IN--   0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
------------------------------------   ------   -------   -------   -------   --------
Issue Date                              100%      100%      100%      100%      100%
December 2007                           100       100       100       100       100
December 2008                           100       100       100       100       100
December 2009                           100       100       100       100       100
December 2010                           100       100       100       100       100
December 2011                           100       100       100       100       100
December 2012                           100       100       100       100       100
December 2013                           100       100       100       100       100
December 2014                           100       100       100       100       100
December 2015                           100       100       100       100       100
December 2016 and thereafter              0         0         0         0         0
WEIGHTED AVERAGE LIFE (IN YEARS)        9.9       9.9       9.9       9.9       9.6

                             CLASS A-J CERTIFICATES

                                   PREPAYMENTS

FOLLOWING THE DISTRIBUTION DATE IN--   0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
------------------------------------   ------   -------   -------   -------   --------
Issue Date                              100%      100%      100%      100%      100%
December 2007                           100       100       100       100       100
December 2008                           100       100       100       100       100
December 2009                           100       100       100       100       100
December 2010                           100       100       100       100       100
December 2011                           100       100       100       100       100
December 2012                           100       100       100       100       100
December 2013                           100       100       100       100       100
December 2014                           100       100       100       100       100
December 2015                           100       100       100       100       100
December 2016 and thereafter              0         0         0         0         0
WEIGHTED AVERAGE LIFE (IN YEARS)        9.9       9.9       9.9       9.9       9.7

                                    EXHIBIT D

                           SCHEDULE OF REFERENCE RATES

DISTRIBUTION DATE   REFERENCE RATE
-----------------   --------------
January 2007           6.00648%
February 2007          6.00646%
March 2007             6.00654%
April 2007             6.20763%
May 2007               6.00639%
June 2007              6.20555%
July 2007              6.00438%
August 2007            6.20550%
September 2007         6.20548%
October 2007           6.00432%
November 2007          6.20544%
December 2007          6.00427%
January 2008           6.20539%
February 2008          6.00423%
March 2008             6.00424%
April 2008             6.20531%
May 2008               6.00415%
June 2008              6.20527%
July 2008              6.00411%
August 2008            6.20522%
September 2008         6.20519%
October 2008           6.00403%
November 2008          6.20514%
December 2008          6.00398%
January 2009           6.00395%
February 2009          6.00393%
March 2009             6.00407%
April 2009             6.20500%
May 2009               6.00385%
June 2009              6.20495%
July 2009              6.00380%
August 2009            6.20490%
September 2009         6.20487%
October 2009           6.00372%
November 2009          6.20481%
December 2009          6.00366%
January 2010           6.00446%
February 2010          6.00445%
March 2010             6.00470%
April 2010             6.20555%
May 2010               6.00438%
June 2010              6.20551%
July 2010              6.00435%
August 2010            6.20547%
September 2010         6.20545%
October 2010           6.00429%
November 2010          6.20541%
December 2010          6.00425%
January 2011           6.00422%
February 2011          6.00420%
March 2011             6.00444%
April 2011             6.20527%
May 2011               6.00231%
June 2011              6.20336%
July 2011              6.00208%
August 2011            6.19863%
September 2011         6.19859%
October 2011           5.99761%
November 2011          6.19226%
December 2011          5.99126%
January 2012           6.19155%
February 2012          5.99082%
March 2012             5.99093%
April 2012             6.19146%
May 2012               5.99074%
June 2012              6.19140%
July 2012              5.99068%
August 2012            6.19134%
September 2012         6.19131%
October 2012           5.99059%
November 2012          6.19125%
December 2012          5.99053%
January 2013           5.99050%
February 2013          5.99047%
March 2013             5.99093%
April 2013             6.19116%
May 2013               5.99047%
June 2013              6.19115%
July 2013              5.98507%
August 2013            6.18899%
September 2013         6.18896%
October 2013           5.98832%
November 2013          6.18890%
December 2013          5.98826%

                                    EXHIBIT E

                   CLASS A-AB TARGETED PRINCIPAL BALANCE TABLE

   DISTRIBUTION DATE          BALANCE
-----------------------   ---------------
January 2007              $149,203,000.00
February 2007             $149,203,000.00
March 2007                $149,203,000.00
April 2007                $149,203,000.00
May 2007                  $149,203,000.00
June 2007                 $149,203,000.00
July 2007                 $149,203,000.00
August 2007               $149,203,000.00
September 2007            $149,203,000.00
October 2007              $149,203,000.00
November 2007             $149,203,000.00
December 2007             $149,203,000.00
January 2008              $149,203,000.00
February 2008             $149,203,000.00
March 2008                $149,203,000.00
April 2008                $149,203,000.00
May 2008                  $149,203,000.00
June 2008                 $149,203,000.00
July 2008                 $149,203,000.00
August 2008               $149,203,000.00
September 2008            $149,203,000.00
October 2008              $149,203,000.00
November 2008             $149,203,000.00
December 2008             $149,203,000.00
January 2009              $149,203,000.00
February 2009             $149,203,000.00
March 2009                $149,203,000.00
April 2009                $149,203,000.00
May 2009                  $149,203,000.00
June 2009                 $149,203,000.00
July 2009                 $149,203,000.00
August 2009               $149,203,000.00
September 2009            $149,203,000.00
October 2009              $149,203,000.00
November 2009             $149,203,000.00
December 2009             $149,203,000.00
January 2010              $149,203,000.00
February 2010             $149,203,000.00
March 2010                $149,203,000.00
April 2010                $149,203,000.00
May 2010                  $149,203,000.00
June 2010                 $149,203,000.00
July 2010                 $149,203,000.00
August 2010               $149,203,000.00
September 2010            $149,203,000.00
October 2010              $149,203,000.00
November 2010             $149,203,000.00
December 2010             $149,203,000.00
January 2011              $149,203,000.00
February 2011             $149,203,000.00
March 2011                $149,203,000.00
April 2011                $149,203,000.00
May 2011                  $149,203,000.00
June 2011                 $149,203,000.00
July 2011                 $149,203,000.00
August 2011               $149,203,000.00
September 2011            $149,203,000.00
October 2011              $149,203,000.00
November 2011             $149,203,000.00
December 2011             $149,203,000.00
January 2012              $148,718,861.80
February 2012             $146,980,000.00
March 2012                $144,687,000.00
April 2012                $142,928,000.00
May 2012                  $140,887,000.00
June 2012                 $139,107,000.00
July 2012                 $137,047,000.00
August 2012               $135,247,000.00
September 2012            $133,438,000.00
October 2012              $131,347,000.00
November 2012             $129,493,000.00
December 2012             $127,356,000.00
January 2013              $125,482,000.00
February 2013             $123,598,000.00
March 2013                $120,885,000.00
April 2013                $118,977,000.00
May 2013                  $116,786,000.00
June 2013                 $114,856,000.00
July 2013                 $112,530,000.00
August 2013               $110,490,000.00
September 2013            $108,440,000.00
October 2013              $ 81,581,000.00
November 2013             $ 79,507,000.00
December 2013             $ 77,126,000.00
January 2014              $ 75,028,000.00
February 2014             $ 72,920,000.00
March 2014                $ 69,912,000.00
April 2014                $ 67,777,000.00
May 2014                  $ 65,335,000.00
June 2014                 $ 63,175,000.00
July 2014                 $ 60,709,000.00
August 2014               $ 58,524,000.00
September 2014            $ 56,328,000.00
October 2014              $ 53,828,000.00
November 2014             $ 51,607,000.00
December 2014             $ 49,082,000.00
January 2015              $ 46,835,000.00
February 2015             $ 44,577,000.00
March 2015                $ 41,434,000.00
April 2015                $ 39,147,000.00
May 2015                  $ 36,558,000.00
June 2015                 $ 34,246,000.00
July 2015                 $ 31,632,000.00
August 2015               $ 29,293,000.00
September 2015            $ 26,942,000.00
October 2015              $ 24,290,000.00
November 2015             $ 21,912,000.00
December 2015             $ 16,376,000.00
January 2016              $ 13,978,000.00
February 2016             $ 11,566,000.00
March 2016                $  8,571,000.00
April 2016                $  4,088,000.00
May 2016 and thereafter   $          0.00

                                    EXHIBIT F

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

          Except in limited circumstances, the globally offered Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2006-C5, Class A-1, Class A-2, Class A-AB, Class A-3, Class A-1-A, Class A-MFL, Class A-M, Class A-J and Class A-SP, will be available only in book-entry form.

          The book-entry certificates will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

          Secondary market trading between investors holding book-entry certificates through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice, which is seven calendar days' settlement.

          Secondary market trading between investors holding book-entry certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

          Secondary cross-market trading between member organizations of Clearstream, Luxembourg or Euroclear and DTC participants holding book-entry certificates will be accomplished on a delivery against payment basis through the respective depositaries of Clearstream, Luxembourg and Euroclear, in that capacity, as DTC participants.

          As described under "Certain U.S. Federal Income Tax Documentation Requirements" below, non-U.S. holders of book-entry certificates will be subject to U.S. withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

INITIAL SETTLEMENT

          All certificates of each class of offered certificates will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the book-entry certificates will be represented through financial institutions acting on their behalf as direct and indirect DTC participants. As a result, Clearstream, Luxembourg and Euroclear will hold positions on behalf of their member organizations through their respective depositaries, which in turn will hold positions in accounts as DTC participants.

          Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

          Investors electing to hold their book-entry certificates through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

          Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

          TRADING BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC participants will be settled in same-day funds.

          TRADING BETWEEN CLEARSTREAM, LUXEMBOURG AND/OR EUROCLEAR PARTICIPANTS. Secondary market trading between member organizations of Clearstream, Luxembourg or Euroclear will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

          TRADING BETWEEN DTC SELLER AND CLEARSTREAM, LUXEMBOURG OR EUROCLEAR PURCHASER. When book-entry certificates are to be transferred from the account of a DTC participant to the account of a member organization of Clearstream, Luxembourg or Euroclear, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through that member organization at least one business day prior to settlement. Clearstream, Luxembourg or Euroclear, as the case may be, will instruct the respective depositary to receive the book-entry certificates against payment. Payment will include interest accrued on the book-entry certificates from and including the first day of the month in which the last coupon distribution date occurs (or, if no coupon distribution date has occurred, from and including December 1, 2006) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. Payment will then be made by the respective depositary to the DTC participant's account against delivery of the book-entry certificates. After settlement has been completed, the book-entry certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the member organization of Clearstream, Luxembourg or Euroclear, as the case may be. The securities credit will appear the next day, European time, and the cash debit will be back-valued to, and the interest on the book-entry certificates will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, which means the trade fails, the Clearstream, Luxembourg or Euroclear cash debit will be valued instead as of the actual settlement date.

          Member organizations of Clearstream, Luxembourg and Euroclear will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the book-entry certificates are credited to their accounts one day later.

          As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, member organizations of Clearstream, Luxembourg or Euroclear can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, the member organizations purchasing book-entry certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the book-entry certificates were credited to their accounts. However, interest on the book-entry certificates would accrue from the value date. Therefore, in many cases the investment income on the book-entry certificates earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on the cost of funds of the respective member organization of Clearstream, Luxembourg or Euroclear.

          Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending book-entry certificates to the respective depositary for the benefit of member organizations of Clearstream, Luxembourg or Euroclear. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

          TRADING BETWEEN CLEARSTREAM, LUXEMBOURG OR EUROCLEAR SELLER AND DTC PURCHASER. Due to time zone differences in their favor, member organizations of Clearstream, Luxembourg or Euroclear may employ their customary procedures for transactions in which book-entry certificates are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream, Luxembourg or Euroclear through a member organization of Clearstream, Luxembourg or Euroclear at least one business day prior to settlement. In these cases, Clearstream, Luxembourg or Euroclear, as appropriate, will instruct the respective depositary to deliver the book-entry certificates to the DTC participant's account against payment. Payment will include interest accrued on the book-entry certificates from and including the first day of the month in which the last coupon distribution date occurs (or, if no coupon distribution date has occurred, from and including December 1, 2006) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. The payment will then be reflected in the account of the member organization of Clearstream, Luxembourg or Euroclear the following day, and receipt of the cash proceeds in the account of that member organization of Clearstream, Luxembourg or Euroclear would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the member organization of Clearstream, Luxembourg or Euroclear have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period. If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the account of the member organization of Clearstream, Luxembourg or Euroclear would be valued instead as of the actual settlement date.

          Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase book-entry certificates from DTC participants for delivery to member organizations of Clearstream, Luxembourg or Euroclear should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

          - borrowing through Clearstream, Luxembourg or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream, Luxembourg or Euroclear accounts, in accordance with the clearing system's customary procedures;

          - borrowing the book-entry certificates in the United States from a DTC participant no later than one day prior to settlement, which would allow sufficient time for the book-entry certificates to be reflected in their Clearstream, Luxembourg or Euroclear accounts in order to settle the sale side of the trade; or

          - staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the member organization of Clearstream, Luxembourg or Euroclear.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

          A holder that is not a "United States person" (a "U.S. person") within the meaning of Section 7701(a)(30) of the Code (a "non-U.S. holder") holding a book-entry certificate through Clearstream, Luxembourg, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder's book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a "U.S. withholding agent") establishing an exemption from withholding. A non-U.S. holder may be subject to 30% withholding unless each U.S. withholding agent receives:

          1. from a non-U.S. holder that is classified as a corporation for U.S. federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS Form W-8BEN (or any successor form);

          2. from a non-U.S. holder that is eligible for an exemption on the basis that the holder's income from the certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form);

          3. from a non-U.S. holder that is classified as a partnership for U.S. federal income tax purposes, a duly completed and executed IRS Form W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

          4. from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a certificate):

               (a) if the intermediary is a "qualified intermediary" within the meaning of Section 1.1441-1(e)(5)(ii) of the U.S. Treasury Regulations (a "qualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)--

                    (i) stating the name, permanent residence address and qualified intermediary employer identification number of the qualified intermediary and the country under the laws of which the qualified intermediary is created, incorporated or governed,

                    (ii) certifying that the qualified intermediary has provided, or will provide, a withholding statement as required under Section 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations,

                    (iii) certifying that, with respect to accounts it
                          identifies on its withholding statement, the qualified intermediary is not acting for its own account but is acting as a qualified intermediary, and

                    (iv) providing any other information, certifications, or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information and certifications described in Section 1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of
                          the U.S. Treasury Regulations; or

               (b) if the intermediary is not a qualified intermediary (a "nonqualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)--

                    (i) stating the name and permanent residence address of the nonqualified intermediary and the country under the laws of which the nonqualified intermediary is created, incorporated or governed,

                    (ii) certifying that the nonqualified intermediary is not acting for its own account,

                    (iii) certifying that the nonqualified intermediary has
                          provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of such nonqualified intermediary's beneficial owners, and

                    (iv) providing any other information, certifications or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information, certifications, and statements described in Section 1.1441-1(e)(3)(iii) or
                          (iv) of the U.S. Treasury Regulations; or

          5. from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the certificate, either an IRS Form W-8BEN or W-8IMY; any non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

          All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S. Treasury Regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

          In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Luxembourg, Euroclear or DTC may be subject to backup withholding unless the holder--

          - provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non-U.S. holder;

          - provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

          -    can be treated as an "exempt recipient" within the meaning of
               Section 1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations (E.G., a corporation or a financial institution such as a bank).

          This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

PROSPECTUS

       CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., THE DEPOSITOR
           COMMERCIAL/MULTIFAMILY MORTGAGE PASS-THROUGH CERTIFICATES,
                 ISSUABLE IN SERIES BY SEPARATE ISSUING ENTITIES

     We are Credit Suisse First Boston Mortgage Securities Corp, the depositor with respect to each series of certificates offered by this prospectus. We intend to offer from time to time commercial/multifamily mortgage pass-through certificates issued by one or more issuing entities. These offers may be made through one or more different methods, including offerings through underwriters. The offered certificates will represent interests in only the trust related to the subject series of offered certificates and do not represent obligations of or interests in us, any of our affiliates, the sponsor or any of the sponsor's affiliates. We do not currently intend to list the offered certificates of any series on any national securities exchange including the NASDAQ stock market. See "Plan of Distribution."

                            THE OFFERED CERTIFICATES:

The offered certificates will be issuable in series. Each series of offered certificates will--

     -    have its own series designation;

     -    consist of one or more classes with various payment characteristics;

     -    evidence beneficial ownership interests in a trust established by us;
          and

     -    be payable solely out of the related trust assets.

No governmental agency or instrumentality will insure or guarantee payment on the offered certificates. Neither we nor any of our affiliates are responsible for making payments on the offered certificates if collections on the related trust assets are insufficient.

                                THE TRUST ASSETS:

The assets of each of our trusts will include mortgage loans secured by first and/or junior liens on, or security interests in, various interests in commercial and multifamily real properties.

Trust assets may also include letters of credit, surety bonds, insurance policies, guarantees, reserve funds, guaranteed investment contracts, interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements, or other similar instruments and agreements.

     In connection with each offering, we will prepare a supplement to this prospectus in order to describe in more detail the particular certificates being offered and the related trust assets. In that document, we will also state the price to public for each class of offered certificates or explain the method for determining that price. In that document, we will also identify the applicable lead or managing underwriter(s), if any, and provide information regarding the relevant underwriting arrangements and the underwriters' compensation. You may not purchase the offered certificates of any series unless you have also received the prospectus supplement for that series. You should carefully consider the risk factors beginning on page 12 in this prospectus, as well as those set forth in the related prospectus supplement, prior to investing.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the offered certificates or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                The date of this prospectus is October 30, 2006.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS            3
AVAILABLE INFORMATION; INCORPORATION BY REFERENCE                              3
SUMMARY OF PROSPECTUS                                                          4
RISK FACTORS                                                                  12
CAPITALIZED TERMS USED IN THIS PROSPECTUS                                     31
CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP                           31
THE SPONSOR                                                                   32
USE OF PROCEEDS                                                               32
DESCRIPTION OF THE TRUST FUND                                                 33
YIELD AND MATURITY CONSIDERATIONS                                             54
DESCRIPTION OF THE CERTIFICATES                                               59
DESCRIPTION OF THE GOVERNING DOCUMENTS                                        70
DESCRIPTION OF CREDIT SUPPORT                                                 79
LEGAL ASPECTS OF MORTGAGE LOANS                                               81
FEDERAL INCOME TAX CONSEQUENCES                                               91
STATE AND OTHER TAX CONSEQUENCES                                             124
ERISA CONSIDERATIONS                                                         124
LEGAL INVESTMENT                                                             127
PLAN OF DISTRIBUTION.                                                        129
LEGAL MATTERS                                                                130
FINANCIAL INFORMATION                                                        130
RATING                                                                       130
GLOSSARY                                                                     132

       IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS

     When deciding whether to invest in any of the offered certificates, you should only rely on the information contained in this prospectus and the related prospectus supplement. We have not authorized any dealer, salesman or other person to give any information or to make any representation that is different. In addition, information in this prospectus or any related prospectus supplement is current only as of the date on its cover. By delivery of this prospectus and any related prospectus supplement, we are not offering to sell any securities, and are not soliciting an offer to buy any securities, in any state where the offer and sale is not permitted.

                AVAILABLE INFORMATION; INCORPORATION BY REFERENCE

     We have filed with the SEC a registration statement under the Securities Act of 1933, as amended, with respect to the certificates offered by this prospectus. This prospectus forms a part of the registration statement. This prospectus and the related prospectus supplement do not contain all of the information with respect to an offering that is contained in the registration statement. For further information regarding the documents referred to in this prospectus and the related prospectus supplement, you should refer to the registration statement and its exhibits. You can inspect the registration statement, its exhibits and other filed materials (including annual reports on Form 10-K, distribution reports on Form 10-D and current reports on Form 8-K) and make copies of these documents at prescribed rates, at the public reference facility maintained by the SEC at its public reference room, 450 Fifth Street, NW., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The Securities and Exchange Commission also maintains a site on the world wide web at "http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system. The depositor has filed the registration statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the Securities and Exchange Commission's website. The Securities and Exchange Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

     If so specified in the related prospectus supplement, copies of all filings through the EDGAR system of the related issuing entity on Form 10-D, Form 10-K and Form 8-K will be made available on the applicable trustee's or other identified party's website.

                              SUMMARY OF PROSPECTUS

     This summary contains selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of a particular offering of certificates, you should read carefully this prospectus and the related prospectus supplement in full.

THE DEPOSITOR                    We are Credit Suisse First Boston Mortgage
                                 Securities Corp., the depositor with respect to each series of certificates offered by this prospectus. Our principal offices are located at Eleven Madison Avenue, New York, New York
                                 10010, telephone number (212) 325-2000. We are a wholly-owned subsidiary of Credit Suisse
                                 Management LLC, which in turn is a wholly-owned subsidiary of Credit Suisse Holdings (USA),
                                 Inc. See "Credit Suisse First Boston Mortgage
                                 Securities Corp." herein.

                                 All references to "we," "us" and "our" in this prospectus are intended to mean Credit Suisse First Boston Mortgage Securities Corp.

THE SPONSOR                      Column Financial, Inc., a Delaware corporation,
                                 and an affiliate of the depositor, will act as a sponsor with respect to the trust fund.
                                 Column Financial, Inc. is a wholly-owned subsidiary of DLJ Mortgage Capital, Inc., which in turn is a wholly-owned subsidiary of Credit
                                 Suisse (USA) Inc. The principal offices of
                                 Column Financial, Inc. are located at Eleven
                                 Madison Avenue, New York, New York 10010, telephone number (212) 325-2000. See "The
                                 Sponsor" herein.

                                 In the related prospectus supplement, we will identify any additional sponsors for each series of offered certificates.

THE SECURITIES BEING OFFERED     The securities that will be offered by this
                                 prospectus and the related prospectus
                                 supplements consist of commercial/multifamily mortgage pass-through certificates. These certificates will be issued in series, and each series will, in turn, consist of one or more classes. Each class of offered certificates must, at the time of issuance, be assigned an investment grade rating by at least one nationally recognized statistical rating organization. Typically, the four highest rating categories, within which there may be sub-categories or gradations to indicate relative standing, signify investment grade.
                                 See "Rating."

                                 Each series of offered certificates will evidence beneficial ownership interests in a trust established by us and containing the assets described in this prospectus and the related prospectus supplement.

THE OFFERED CERTIFICATES MAY
BE ISSUED WITH OTHER
CERTIFICATES                     We may not publicly offer all the
                                 commercial/multifamily mortgage pass-through certificates evidencing interests in one of our trusts. We may elect to retain some of those certificates, to place some privately with institutional investors or to deliver some to the applicable seller as partial consideration for the related mortgage assets. In addition, some of those certificates may not satisfy the rating requirement for offered certificates described under "--The Securities Being
                                 Offered" above.

THE GOVERNING DOCUMENTS          In general, a pooling and servicing agreement
                                 or other similar agreement or collection of agreements will govern, among other things--

                                 -    the issuance of each series of offered
                                      certificates;

                                 - the creation of and transfer of assets to the related trust; and

                                 - the servicing and administration of those assets.

                                 The parties to the governing document(s) for a series of offered certificates will always include us and a trustee. We will be responsible for establishing the trust relating to each series of offered certificates. In addition, we will transfer or arrange for the transfer of the initial trust assets to that trust. In general, the trustee for a series of offered certificates will be responsible for, among other things, making payments and preparing and disseminating various reports to the holders of those offered certificates.

                                 If the trust assets for a series of offered certificates include mortgage loans, the parties to the governing document(s) will also include--

                                 -    one or more master servicers that will
                                      generally be responsible for performing
                                      customary servicing duties with respect to those mortgage loans that are not defaulted or otherwise problematic in any material respect; and

                                 -    one or more special servicers that will
                                      generally be responsible for servicing and administering those mortgage loans that are defaulted or otherwise problematic in any material respect and real estate assets acquired as part of the related trust with respect to defaulted mortgage loans.

                                 The same person or entity, or affiliated entities, may act as both master servicer and special servicer for any trust.

                                 One or more primary servicers or sub-servicers may also be a party to the governing documents.

                                 In the related prospectus supplement, we will identify the trustee and any master servicer, special servicer, primary servicer, sub-servicer (to the extent known) or manager for each series of offered certificates and their respective duties. See "Description of the Governing Documents."

CHARACTERISTICS OF THE
MORTGAGE ASSETS                  The trust assets with respect to any series of
                                 offered certificates will, in general, include mortgage loans. Each of those mortgage loans will constitute the obligation of one or more persons to repay a debt. The performance of that obligation will be secured by a first or junior lien on, or security interest in, the ownership, leasehold or other interest(s) of the related borrower or another person in or with respect to one or more commercial or multifamily real properties. In particular, those properties may include--

                                 -    rental or cooperatively-owned buildings
                                      with multiple dwelling units or
                                      residential properties containing
                                      condominium units;

                                 - retail properties related to the sale of consumer goods and other products, or related to providing entertainment, recreational or personal services, to the general public;

                                 -    office buildings;

                                 -    hospitality properties;

                                 -    casino properties;

                                 -    health care-related facilities;

                                 -    industrial facilities;

                                 -    warehouse facilities, mini-warehouse
                                      facilities and self-storage facilities;

                                 -    restaurants, taverns and other
                                      establishments involved in the food and
                                      beverage industry;

                                 - manufactured housing communities, mobile home parks and recreational vehicle parks;

                                 -    recreational and resort properties;

                                 -    arenas and stadiums;

                                 -    churches and other religious facilities;

                                 -    parking lots and garages;

                                 -    mixed use properties;

                                 -    other income-producing properties; and/or

                                 -    unimproved land.

                                 The mortgage loans underlying a series of offered certificates may have a variety of payment terms. For example, any of those mortgage loans--

                                 - may provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

                                 - may provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower's election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;

                                 -    may provide for no accrual of interest;

                                 - may provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the mortgage interest rate or to reflect the occurrence of specified events;

                                 - may be fully amortizing or, alternatively, may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;

                                 -    may permit the negative amortization or
                                      deferral of accrued interest;

                                 -    may prohibit some or all voluntary
                                      prepayments or require payment of a
                                      premium, fee or charge in connection with those prepayments;

                                 - may permit defeasance and the release of real property collateral in connection with that defeasance;

                                 -    may provide for payments of principal,
                                      interest or both, on due dates that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval; and/or

                                 - may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct mortgage loans.

                                 Most, if not all, of the mortgage loans
                                 underlying a series of offered certificates will be secured by liens on real properties located in the United States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

                                 We do not originate mortgage loans. However, some or all of the mortgage loans included in one of our trusts may be originated by our affiliates. See "The Sponsor" herein.

                                 Neither we nor any of our affiliates will guarantee or insure repayment of any of the mortgage loans underlying a series of offered certificates. Unless we expressly state otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure repayment of any of the mortgage loans underlying a series of offered certificates. See "Description of the Trust Assets--Mortgage Loans."

                                 In addition to the asset classes described above in this "Characterization of the Mortgage Assets" section, we may include other asset classes in the trust with respect to any series of offered certificates. We will describe the specific characteristics of the mortgage assets underlying a series of offered certificates in the related prospectus supplement.

                                 If 10% or more of pool assets are or will be located in any one state or other geographic region, we will describe in the related prospectus supplement any economic or other factors specific to such state or region that may materially impact those pool assets or the cash flows from those pool assets.

                                 In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. In the event that the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, we may deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For 90 days following the date of initial issuance of that series of certificates, we will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.

SUBSTITUTION, ACQUISITION AND
REMOVAL OF MORTGAGE ASSETS       If so specified in the related prospectus
                                 supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of certificates in exchange for--

                                 - cash that would be applied to pay down the principal balances of certificates of that series; and/or

                                 -    other mortgage loans that--

                                      1.   conform to the description of
                                           mortgage assets in this prospectus;
                                           and

                                      2.   satisfy the criteria set forth in the
                                           related prospectus supplement.

                                 In addition, if so specified in the related prospectus supplement, the related trustee may be authorized or required, to apply collections on the mortgage assets underlying a series of offered certificates to acquire new mortgage loans that--

                                 -    conform to the description of mortgage
                                      assets in this prospectus; and

                                 -    satisfy the criteria set forth in the
                                      related prospectus supplement.

                                 No replacement of mortgage assets or
                                 acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

                                 If any mortgage loan in the specified trust fund becomes delinquent as to any balloon payment or becomes a certain number of days delinquent as specified in the related prospectus supplement as to any other monthly debt service payment (in each case without giving effect to any applicable grace period) or becomes a specially serviced mortgage loan as a result of any non monetary event of default, then the related directing certificateholder, the special servicer or any other person specified in the related prospectus supplement may, at its option, purchase that underlying mortgage loan from the trust fund at the price and on the terms described in the related prospectus supplement.

                                 In addition, if so specified under
                                 circumstances described in the related
                                 prospectus supplement, any single holder or group of holders of a specified class of certificates or a servicer may have the option to purchase all of the underlying mortgage loans and all other property remaining in the related trust fund on any distribution date on which the total principal balance of the underlying mortgage loans is less than a specified percentage of the initial mortgage pool balance.

                                 Further, if so specified in the related
                                 prospectus supplement, we and/or another seller of mortgage loans may make or assign to the subject trust certain representations and warranties with respect to those mortgage loans and, upon notification or discovery of a breach of any such representation or warranty or a material defect with respect to certain specified related mortgage loan documents, which breach or defect materially and adversely affects the value of any mortgage loan (or such other standard as is described in the related prospectus supplement), then we or such other seller may be required to either cure such breach, repurchase the affected mortgage loan from the related trust or substitute the affected mortgage loan with another mortgage loan.

CHARACTERISTICS OF THE OFFERED
CERTIFICATES                     An offered certificate may entitle the holder
                                 to receive--

                                 -    a stated principal amount;

                                 -    interest on a principal balance or
                                      notional amount, at a fixed, variable or adjustable pass-through rate;

                                 - specified, fixed or variable portions of the interest, principal or other amounts received on the related mortgage assets;

                                 -    payments of principal, with
                                      disproportionate, nominal or no payments of interest;

                                 -    payments of interest, with
                                      disproportionate, nominal or no payments of principal;

                                 -    payments of interest or principal that
                                      commence only as of a specified date or
                                      only after the occurrence of specified
                                      events, such as the payment in full of the interest and principal outstanding on one or more other classes of certificates of the same series;

                                 -    payments of principal to be made, from
                                      time to time or for designated periods, at a rate that is--

                                      1.   faster and, in some cases,
                                           substantially faster, or

                                      2.   slower and, in some cases,
                                           substantially slower,

                                      than the rate at which payments or other collections of principal are received on the related mortgage assets;

                                 - payments of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

                                 - payments of all or part of the prepayment or repayment premiums, fees and charges, equity participations payments or other similar items received on the related mortgage assets.

                                 Any class of offered certificates may be senior or subordinate to one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses.

                                 A class of offered certificates may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct classes.

                                 We will describe the specific characteristics of each class of offered certificates in the related prospectus supplement. See "Description of the Certificates."

CREDIT SUPPORT AND
REINVESTMENT, INTEREST RATE
AND CURRENCY RELATED
PROTECTION FOR THE OFFERED
CERTIFICATES                     Some classes of offered certificates may be
                                 protected in full or in part against defaults and losses, or select types of defaults and losses, on the related mortgage assets through the subordination of one or more other classes of certificates of the same series or by other types of credit support. The other types of credit support may include a letter of credit, a surety bond, an insurance policy, a guarantee or a reserve fund. We will describe the credit support, if any, for each class of offered certificates in the related prospectus supplement.

                                 The trust assets with respect to any series of offered certificates may also include any of the following agreements--

                                 -    guaranteed investment contracts in
                                      accordance with which moneys held in the funds and accounts established with respect to those offered certificates will be invested at a specified rate;

                                 -    interest rate exchange agreements,
                                      interest rate cap or floor agreements, or other agreements and arrangements designed to reduce the effects of interest rate fluctuations on the related mortgage assets or on one or more classes of those offered certificates; or

                                 -    currency exchange agreements or other
                                      agreements and arrangements designed to
                                      reduce the effects of currency exchange
                                      rate fluctuations with respect to the
                                      related mortgage assets and one or more
                                      classes of those offered certificates.

                                 We will describe the types of reinvestment, interest rate and currency related protection, if any, for each class of offered certificates in the related prospectus supplement.

                                 See "Risk Factors," "Description of the Trust Assets" and "Description of Credit Support."

ADVANCES WITH RESPECT TO THE
MORTGAGE ASSETS                  As and to the extent described in the related
                                 prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to the mortgage loans to cover--

                                 - delinquent scheduled payments of principal and/or interest, other than balloon payments;

                                 -    property protection expenses;

                                 -    other servicing expenses; or

                                 - any other items specified in the related prospectus supplement.

                                 Any party making advances will be entitled to reimbursement from subsequent recoveries on the related mortgage loan and as otherwise described in this prospectus or the related prospectus supplement. That party may also be entitled to receive interest on its advances for a specified period. See "Description of the Certificates--Advances."

OPTIONAL TERMINATION             We will describe in the related prospectus
                                 supplement any circumstances in which a
                                 specified party is permitted or obligated to purchase or sell any of the mortgage assets underlying a series of offered certificates. In particular, a master servicer, special servicer or other designated party may be permitted or obligated to purchase or sell--

                                 - all the mortgage assets in any particular trust, thereby resulting in a termination of the trust; or

                                 - that portion of the mortgage assets in any particular trust as is necessary or sufficient to retire one or more classes of offered certificates of the related series.

                                 See "Description of the
                                 Certificates--Termination."

CERTAIN FEDERAL INCOME TAX
CONSEQUENCES                     Any class of offered certificates will
                                 constitute or evidence ownership of--

                                 - regular interests or residual interests in a real estate mortgage investment conduit under Sections 860A through 860G of the Internal Revenue Code of 1986; or

                                 - interests in a grantor trust under subpart E of Part I of subchapter J of the Internal Revenue Code of 1986.

                                 See "Federal Income Tax Consequences."

CERTAIN ERISA CONSIDERATIONS     If you are a fiduciary of a retirement plan or
                                 other employee benefit plan or arrangement, you should review with your legal advisor whether the purchase or holding of offered certificates could give rise to a transaction that is prohibited or is not otherwise permissible under applicable law. See "ERISA
                                 Considerations."

LEGAL INVESTMENT                 If your investment activities are subject to
                                 legal investment laws and regulations,
                                 regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the offered certificates. See "Legal Investment" herein.

                                  RISK FACTORS

     You should consider the following factors, as well as the factors set forth under "Risk Factors" in the related prospectus supplement, in deciding whether to purchase any offered certificates.

LIMITED LIQUIDITY OF YOUR CERTIFICATES MAY HAVE AN ADVERSE IMPACT ON YOUR ABILITY TO SELL YOUR OFFERED CERTIFICATES

     The offered certificates may have limited or no liquidity. We cannot assure you that a secondary market for your offered certificates will develop. There will be no obligation on the part of anyone to establish a secondary market. Even if a secondary market does develop for your offered certificates, it may provide you with less liquidity than you anticipated and it may not continue for the life of your offered certificates.

     We will describe in the related prospectus supplement the information that will be available to you with respect to your offered certificates. The limited nature of the information may adversely affect the liquidity of your offered certificates.

     We do not currently intend to list the offered certificates on any national securities exchange including the NASDAQ stock market.

     Lack of liquidity will impair your ability to sell your offered certificates and may prevent you from doing so at a time when you may want or need to. Lack of liquidity could adversely affect the market value of your offered certificates. We do not expect that you will have any redemption rights with respect to your offered certificates.

     If you decide to sell your offered certificates, you may have to sell them at a discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

THE MARKET VALUE OF YOUR CERTIFICATES WILL BE SENSITIVE TO FACTORS UNRELATED TO THE PERFORMANCE OF YOUR CERTIFICATES AND THE UNDERLYING MORTGAGE ASSETS.

     The market value of your certificates can decline even if those certificates and the underlying mortgage assets are performing at or above your expectations.

     The market value of your certificates will be sensitive to fluctuations in current interest rates. However, a change in the market value of your certificates as a result of an upward or downward movement in current interest rates may not equal the change in the market value of your certificates as a result of an equal but opposite movement in interest rates.

     The market value of your certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally. The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolio, that are available for securitization. A number of factors will affect investors' demand for commercial mortgage-backed securities, including--

     - the availability of alternative investments that offer high yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid;

     - legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities or limit the amount or types of commercial mortgage-backed securities that it may acquire;

     - investors' perceptions regarding the commercial and multifamily real estate markets which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income-producing properties; and

     - investors' perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial and multifamily real estate markets.

     If you decide to sell your certificates, you may have to sell at discount from the price you paid for reasons unrelated to the performance of your certificates or the related mortgage assets. Pricing information regarding your certificates may not be generally available on an ongoing basis.

CERTAIN CLASSES OF THE OFFERED CERTIFICATES ARE SUBORDINATE TO, AND ARE THEREFORE RISKIER THAN, ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES.

     If you purchase any offered certificates that are subordinate to one or more other classes of offered certificates of the same series, then your offered certificates will provide credit support to such other classes of certificates of the same series that are senior to your offered certificates. As a result, you will receive payments after, and must bear the effects of losses on the trust assets before, the holders of those other classes of certificates of the same series that are senior to your offered certificates.

     When making an investment decision, you should consider, among other things--

     - the payment priorities of the respective classes of the certificates of the same series,

     - the order in which the principal balances of the respective classes of the certificates of the same series with balances will be reduced in connection with losses and default-related shortfalls, and

     - the characteristics and quality of the mortgage loans in the related trust.

LIMITED ASSETS OF EACH TRUST MAY ADVERSELY IMPACT YOUR ABILITY TO RECOVER YOUR INVESTMENT IN THE EVENT OF LOSS ON THE UNDERLYING MORTGAGE ASSETS

     The offered certificates do not represent obligations of any person or entity and do not represent a claim against any assets other than those of the related trust. Unless the related prospectus supplement states otherwise, no governmental agency or instrumentality will guarantee or insure payment on the offered certificates. In addition, neither we nor our affiliates are responsible for making payments on the offered certificates if collections on the related trust assets are insufficient. If the related trust assets are insufficient to make payments on your offered certificates, no other assets will be available to you for payment of the deficiency, and you will bear the resulting loss. Any advances made by a master servicer or other party with respect to the mortgage assets underlying your offered certificates are intended solely to provide liquidity and not credit support. The party making those advances will have a right to reimbursement, probably with interest, which is senior to your right to receive payment on your offered certificates.

CREDIT SUPPORT IS LIMITED AND MAY NOT BE SUFFICIENT TO PREVENT LOSS ON YOUR OFFERED CERTIFICATES

     The prospectus supplement for a series of certificates will describe any credit support provided for that series. Any use of credit support will be subject to the conditions and limitations described in this prospectus and in the related prospectus supplement, and may not cover all potential losses or risks.

     A series of certificates may include one or more classes of subordinate certificates, if so provided in the related prospectus supplement. Although subordination is intended to reduce the risk to holders of senior certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances described in the related prospectus supplement. In addition, if principal payments on one or more classes of certificates of a series are made in a specified order or priority, any limits with respect to the aggregate amount of claims under any related credit support may be exhausted before the principal of the later paid classes of certificates of that series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon those subordinate classes of certificates. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series.

     The amount of any applicable credit support for one or more classes of offered certificates, including the subordination of one or more other classes of certificates, will be determined on the basis of criteria established by each rating agency rating those classes of certificates. Such criteria will be based on a assumed level of defaults, delinquencies and losses on the underlying mortgage assets and certain other factors. However, we cannot assure you that the default, delinquency or loss experience on the related mortgage assets will not exceed the assumed levels. See "--The Nature of Ratings Are Limited and Will Not Guarantee that You Will Receive Any Projected Return on Your Offered Certificates" above and "Description of the Certificates" and "Description of Credit Support" in this prospectus.

ADDITIONAL COMPENSATION TO THE MASTER SERVICER AND THE SPECIAL SERVICER AND INTEREST ON ADVANCES WILL AFFECT YOUR RIGHT TO RECEIVE DISTRIBUTIONS ON YOUR OFFERED CERTIFICATES.

     To the extent described in the related prospectus supplement, the master servicer, the special servicer, the trustee and any fiscal agent will each be entitled to receive interest on unreimbursed advances made by that party with respect to the mortgage assets. This interest will generally accrue from the date on which the related advance was made or the related expense was incurred through the date of reimbursement. In addition, under certain circumstances, including a default by the borrower in the payment of principal and interest on a mortgage asset, that mortgage asset will become specially serviced and the related special servicer will be entitled to compensation for performing special servicing functions pursuant to the related governing document(s). The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. Thus, the payment of interest on advances and the payment of special servicing compensation may lead to shortfalls in amounts otherwise distributable on your offered certificates.

INABILITY TO REPLACE SERVICER COULD AFFECT COLLECTIONS AND RECOVERIES ON THE MORTGAGE ASSETS

     The structure of the servicing fee payable to the master servicer might effect the ability to find a replacement master servicer. Although the trustee is required to replace the master servicer if the master servicer is terminated or resigns, if the trustee is unwilling (including for example because the servicing fee is insufficient) or unable (including for example, because the trustee does not have the systems to service mortgage loans), it may be necessary to appoint a replacement master servicer. Because the master servicing fee is structured as a percentage of the stated principal balance of each mortgage asset, it may be difficult to replace the servicer at a time when the balance of the mortgage loans has been significantly reduced because the fee may be insufficient to cover the costs associated with servicing the mortgage assets and/or related REO properties remaining in the mortgage pool. The performance of the mortgage assets may be negatively impacted, beyond the expected transition period during a servicing transfer, if a replacement master servicer is not retained within a reasonable amount of time.

PREPAYMENT CONSIDERATIONS; VARIABILITY IN AVERAGE LIFE OF OFFERED CERTIFICATES; SPECIAL YIELD CONSIDERATIONS

     THE TERMS OF THE UNDERLYING MORTGAGE LOANS WILL AFFECT PAYMENTS ON YOUR OFFERED CERTIFICATES. Each of the mortgage loans underlying the offered certificates will specify the terms on which the related borrower must repay the outstanding principal amount of the loan. The rate, timing and amount of scheduled payments of principal may vary, and may vary significantly, from mortgage loan to mortgage loan. The rate at which the underlying mortgage loans amortize will directly affect the rate at which the principal balance or notional amount of your offered certificates is paid down or otherwise reduced.

     In addition, any mortgage loan underlying the offered certificates may permit the related borrower during some or all of the loan term to prepay the loan. In general, a borrower will be more likely to prepay its mortgage loan when it has an economic incentive to do so, such as obtaining a larger loan on the same underlying real property or a lower or otherwise more advantageous interest rate through refinancing. If a mortgage loan includes some form of prepayment restriction, the likelihood of prepayment should decline. These restrictions may include--

     - an absolute or partial prohibition against voluntary prepayments during some or all of the loan term; or

     - a requirement that voluntary prepayments be accompanied by some form of prepayment premium, fee or charge during some or all of the loan term.

In many cases, however, there will be no restriction associated with the application of insurance proceeds or condemnation proceeds as a prepayment of principal.

     THE TERMS OF THE UNDERLYING MORTGAGE LOANS DO NOT PROVIDE ABSOLUTE CERTAINTY AS REGARDS THE RATE, TIMING AND AMOUNT OF PAYMENTS ON YOUR OFFERED CERTIFICATES. Notwithstanding the terms of the mortgage loans backing your offered certificates, the amount, rate and timing of payments and other collections on those mortgage loans will, to some degree, be unpredictable because of borrower defaults and because of casualties and condemnations with respect to the underlying real properties.

     The investment performance of your offered certificates may vary materially and adversely from your expectations due to--

     - the rate of prepayments and other unscheduled collections of principal on the underlying mortgage loans being faster or slower than you anticipated; or

     - the rate of defaults on the underlying mortgage loans being faster, or the severity of losses on the underlying mortgage loans being greater, than you anticipated.

     The actual yield to you, as a holder of an offered certificate, may not equal the yield you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment, default and loss assumptions to be used.

     PREPAYMENTS ON THE UNDERLYING MORTGAGE LOANS WILL AFFECT THE AVERAGE LIFE OF YOUR OFFERED CERTIFICATES; AND THE RATE AND TIMING OF THOSE PREPAYMENTS MAY BE HIGHLY UNPREDICTABLE. Payments of principal and/or interest on your offered certificates will depend upon, among other things, the rate and timing of payments on the related mortgage assets. Prepayments on the underlying mortgage loans may result in a faster rate of principal payments on your offered certificates, thereby resulting in a shorter average life for your offered certificates than if those prepayments had not occurred. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates. As a result, repayment of your offered certificates could occur significantly earlier or later, and the average life of your offered certificates could be significantly shorter or longer, than you expected.

     The extent to which prepayments on the underlying mortgage loans ultimately affect the average life of your offered certificates depends on the terms and provisions of your offered certificates. A class of offered certificates may entitle the holders to a pro rata share of any prepayments on the underlying mortgage loans, to all or a disproportionately large share of those prepayments, or to none or a disproportionately small share of those prepayments. If you are entitled to a disproportionately large share of any prepayments on the underlying mortgage loans, your offered certificates may be retired at an earlier date. If, however, you are only entitled to a small share of the prepayments on the underlying mortgage loans, the average life of your offered certificates may be extended. Your entitlement to receive payments, including prepayments, of principal of the underlying mortgage loans may--

     - vary based on the occurrence of specified events, such as the retirement of one or more other classes of certificates of the same series; or

     - be subject to various contingencies, such as prepayment and default rates with respect to the underlying mortgage loans.

     We will describe the terms and provisions of your offered certificates more fully in the related prospectus supplement.

     CERTIFICATES PURCHASED AT A PREMIUM OR A DISCOUNT WILL BE SENSITIVE TO THE RATE OF PRINCIPAL PAYMENT. A series of certificates may include one or more classes of offered certificates offered at a premium or discount. Yields on those classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the underlying mortgage loans. Where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, as with certain classes of interest-only certificates, you might fail to recover your original investment under some prepayment scenarios. The extent to which the yield to maturity of any class of offered certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and the amount and timing of distributions on those certificates. You should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield.

THE NATURE OF RATINGS ARE LIMITED AND WILL NOT GUARANTEE THAT YOU WILL RECEIVE ANY PROJECTED RETURN ON YOUR OFFERED CERTIFICATES

     Any rating assigned to a class of offered certificates by a rating agency will only reflect its assessment of the probability that you will receive payments to which you are entitled. This rating will not constitute an assessment of the probability--

     -    that principal prepayments on the related mortgage loans will be made;

     - of the degree to which the rate of prepayments might differ from the rate of prepayments that was originally anticipated; or

     - of the likelihood of early optional termination of the related trust fund.

     Furthermore, the rating will not address the possibility that prepayment of the related mortgage loans at a higher or lower rate than you anticipated may cause you to experience a lower than anticipated yield or that if you purchase a certificate at a significant premium you might fail to recover your initial investment under certain prepayment scenarios.

     The amount, type and nature of credit support, if any, provided with respect to a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of that series. These criteria are sometimes based upon analysis of the behavior of mortgage loans in a larger group. However, we cannot assure you that the historical data supporting that analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. In other cases, the criteria may be based upon determinations of the values of the mortgaged properties that provide security for the mortgage loans in the related trust fund. However, we cannot assure you that those values will not decline in the future.

RISKS ASSOCIATED WITH COMMERCIAL OR MULTIFAMILY MORTGAGE LOANS

     MANY OF THE MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES WILL BE NONRECOURSE. You should consider all of the mortgage loans underlying your offered certificates to be nonrecourse loans. This means that, in the event of a default, recourse will be limited to the related real property or properties securing the defaulted mortgage loan. In those cases where recourse to a borrower or guarantor is permitted by the loan documents, we generally will not undertake any evaluation of the financial condition of that borrower or guarantor. Consequently, full and timely payment on each mortgage loan underlying your offered certificates will depend on one or more of the following--

     - the sufficiency of the net operating income of the applicable real property;

     - the market value of the applicable real property at or prior to maturity; and

     - the ability of the related borrower to refinance or sell the applicable real property.

     In general, the value of a multifamily or commercial property will depend on its ability to generate net operating income. The ability of an owner to finance a multifamily or commercial property will depend, in large part, on the property's value and ability to generate net operating income.

     Unless we state otherwise in the related prospectus supplement, none of the mortgage loans underlying your offered certificates will be insured or guaranteed by any governmental entity or private mortgage insurer.

     The risks associated with lending on multifamily and commercial properties are inherently different from those associated with lending on the security of single-family residential properties. This is because multifamily rental and commercial real estate lending involves larger loans and, as described above, repayment is dependent upon the successful operation and value of the related real estate project.

     MANY RISK FACTORS ARE COMMON TO MOST OR ALL MULTIFAMILY AND COMMERCIAL PROPERTIES. The following factors, among others, will affect the ability of a multifamily or commercial property to generate net operating income and, accordingly, its value--

     -    the age, design and construction quality of the property;

     - perceptions regarding the safety, convenience and attractiveness of the property;

     -    the characteristics of the neighborhood where the property is located;

     -    the proximity and attractiveness of competing properties;

     -    the existence and construction of competing properties;

     -    the adequacy of the property's management and maintenance;

     - national, regional or local economic conditions, including plant closings, industry slowdowns and unemployment rates;

     - local real estate conditions, including an increase in or oversupply of comparable commercial or residential space;

     -    demographic factors;

     -    customer tastes and preferences;

     -    retroactive changes in building codes; and

     - changes in governmental rules, regulations and fiscal policies, including environmental legislation.

     Particular factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income include--

     - an increase in interest rates, real estate taxes and other operating expenses;

     - an increase in the capital expenditures needed to maintain the property or make improvements;

     - a decline in the financial condition of a major tenant and, in particular, a sole tenant or anchor tenant;

     -    an increase in vacancy rates;

     -    a decline in rental rates as leases are renewed or replaced; and

     - natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots.

     The volatility of net operating income generated by a multifamily or commercial property over time will be influenced by many of the foregoing factors, as well as by--

     -    the length of tenant leases;

     -    the creditworthiness of tenants;

     -    the rental rates at which leases are renewed or replaced;

     -    the percentage of total property expenses in relation to revenue;

     - the ratio of fixed operating expenses to those that vary with revenues; and

     - the level of capital expenditures required to maintain the property and to maintain or replace tenants.

     Therefore, commercial and multifamily properties with short-term or less creditworthy sources of revenue and/or relatively high operating costs, such as those operated as hospitality and self-storage properties, can be expected to have more volatile cash flows than commercial and multifamily properties with medium- to long-term leases from creditworthy tenants and/or relatively low operating costs. A decline in the real estate market will tend to have a more immediate effect on the net operating income of commercial and multifamily properties with short-term revenue sources and may lead to higher rates of delinquency or defaults on the mortgage loans secured by those properties.

     THE SUCCESSFUL OPERATION OF A MULTIFAMILY OR COMMERCIAL PROPERTY DEPENDS ON TENANTS. Generally, multifamily and commercial properties are subject to leases. The owner of a multifamily or commercial property typically uses lease or rental payments for the following purposes--

     - to pay for maintenance and other operating expenses associated with the property;

     - to fund repairs, replacements and capital improvements at the property; and

     - to service mortgage loans secured by, and any other debt obligations associated with operating, the property.

     Factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income from lease and rental payments include--

     - an increase in vacancy rates, which may result from tenants deciding not to renew an existing lease or discontinuing operations;

     -    an increase in tenant payment defaults;

     - a decline in rental rates as leases are entered into, renewed or extended at lower rates;

     - an increase in the capital expenditures needed to maintain the property or to make improvements; and

     -    a decline in the financial condition of a major or sole tenant.

     Various factors that will affect the operation and value of a commercial property include--

     -    the business operated by the tenants;

     -    the creditworthiness of the tenants; and

     -    the number of tenants.

     DEPENDENCE ON A SINGLE TENANT OR A SMALL NUMBER OF TENANTS MAKES A PROPERTY RISKIER COLLATERAL. In those cases where an income-producing property is leased to a single tenant or is primarily leased to one or a small number of major tenants, a deterioration in the financial condition or a change in the plan of operations of any of those tenants can have particularly significant effects on the net operating income generated by the property. If any of those tenants defaults under or fails to renew its lease, the resulting adverse financial effect on the operation of the property will be substantially more severe than would be the case with respect to a property occupied by a large number of less significant tenants.

     An income-producing property operated for retail, office or industrial purposes also may be adversely affected by a decline in a particular business or industry if a concentration of tenants at the property is engaged in that business or industry.

     TENANT BANKRUPTCY ADVERSELY AFFECTS PROPERTY PERFORMANCE. The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, at a commercial property may adversely affect the income produced by the property. Under the U.S. Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant unless there is collateral securing the claim. The claim would be limited to--

     - the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition or any earlier surrender of the leased premises; plus

     - an amount, not to exceed three years' rent, equal to the greater of one year's rent and 15% of the remaining reserved rent.

     THE SUCCESS OF AN INCOME-PRODUCING PROPERTY DEPENDS ON RELETTING VACANT SPACES. The operations at an income-producing property will be adversely affected if the owner or property manager is unable to renew leases or relet space on comparable terms when existing leases expire and/or become defaulted. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions in the case of income-producing properties operated for retail, office or industrial purposes, can be substantial and could reduce cash flow from the income-producing properties. Moreover, if a tenant at a income-producing property defaults in its lease obligations, the landlord may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

     If an income-producing property has multiple tenants, re-leasing expenditures may be more frequent than in the case of a property with fewer tenants, thereby reducing the cash flow generated by the multi-tenanted property. Multi-tenanted properties may also experience higher continuing vacancy rates and greater volatility in rental income and expenses.

     PROPERTY VALUE MAY BE ADVERSELY AFFECTED EVEN WHEN CURRENT OPERATING INCOME IS NOT. Various factors may affect the value of multifamily and commercial properties without affecting their current net operating income, including---

     -    changes in interest rates;

     -    the availability of refinancing sources;

     -    changes in governmental regulations, licensing or fiscal policy;

     -    changes in zoning or tax laws; and

     -    potential environmental or other legal liabilities.

     PROPERTY MANAGEMENT MAY AFFECT PROPERTY OPERATIONS AND VALUE. The operation of an income-producing property will depend upon the property manager's performance and viability. The property manager generally is responsible for--

     -    responding to changes in the local market;

     - planning and implementing the rental structure, including staggering durations of leases and establishing levels of rent payments;

     -    operating the property and providing building services;

     -    managing operating expenses; and

     - ensuring that maintenance and capital improvements are carried out in a timely fashion.

     Income-producing properties that derive revenues primarily from short-term rental commitments, such as hospitality or self-storage properties, generally require more intensive management than properties leased to tenants under long-term leases.

     By controlling costs, providing appropriate and efficient services to tenants and maintaining improvements in good condition, a property manager can--

     -    maintain or improve occupancy rates, business and cash flow;

     -    reduce operating and repair costs; and

     -    preserve building value.

On the other hand, management errors can, in some cases, impair the long term viability of an income-producing property.

     MAINTAINING A PROPERTY IN GOOD CONDITION MAY BE COSTLY. The owner may be required to expend a substantial amount to maintain, renovate or refurbish a commercial or multifamily property. Failure to do so may materially impair the property's ability to generate cash flow. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even superior construction will deteriorate over time if management does not schedule and perform adequate maintenance in a timely fashion. There can be no assurance that an income-producing property will generate sufficient cash flow to cover the increased costs of maintenance and capital improvements in addition to paying debt service on the mortgage loan(s) that may encumber that property.

     COMPETITION WILL ADVERSELY AFFECT THE PROFITABILITY AND VALUE OF AN INCOME-PRODUCING PROPERTY. Some income-producing properties are located in highly competitive areas. Comparable income-producing properties located in the same area compete on the basis of a number of factors including--

     -    rental rates;

     -    location;

     -    type of business or services and amenities offered; and

     -    nature and condition of the particular property.

     The profitability and value of an income-producing property may be adversely affected by a comparable property that--

     -    offers lower rents;

     -    has lower operating costs;

     -    offers a more favorable location; or

     -    offers better facilities.

     Costs of renovating, refurbishing or expanding an income-producing property in order to remain competitive can be substantial.

     VARIOUS TYPES OF INCOME-PRODUCING PROPERTIES MAY PRESENT SPECIAL RISKS. The relative importance of any factor affecting the value or operation of an income-producing property will depend on the type and use of the property. In addition, the type and use of a particular income-producing property may present special risks. For example--

     - Health care-related facilities and casinos are subject to significant governmental regulation of the ownership, operation, maintenance and/or financing of those properties;

     - Multifamily rental properties, manufactured housing communities and mobile home parks may be subject to rent control or rent stabilization laws and laws governing landlord/tenant relationships;

     - Hospitality and restaurant properties are often operated under franchise, management or operating agreements, which may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's or restaurant's operating, liquor and other licenses upon a transfer of the hotel or restaurant is subject to local law requirements;

     - Depending on their location, recreational and resort properties, properties that provide entertainment services, hospitality properties, restaurants and taverns, mini-warehouses and self-storage facilities tend to be adversely affected more quickly by a general economic downturn than other types of commercial properties;

     - Marinas will be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways;

     - Some recreational and hospitality properties may have seasonal fluctuations and/or may be adversely affected by prolonged unfavorable weather conditions;

     - Churches and other religious facilities may be highly dependent on donations which are likely to decline as economic conditions decline; and

     - Properties used as gas stations, automotive sales and service centers, dry cleaners, warehouses and industrial facilities may be more likely to have environmental issues.

     Additionally, many types of commercial properties are not readily convertible to alternative uses if the original use is not successful or may require significant capital expenditures to effect any conversion to an alternative use. For example, a mortgaged real property may not be readily convertible due to restrictive covenants related to the property. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures. As a result, the liquidation value of any of those types of property would be substantially less than would otherwise be the case. See "Description of the Trust Assets--Mortgage Loans--Various Types of Multifamily and Commercial Properties May Secure Mortgage Loans Underlying a Series of Offered Certificates."

     BORROWERS MAY BE UNABLE TO MAKE BALLOON PAYMENTS. Any of the mortgage loans underlying your offered certificates may be nonamortizing or only partially amortizing. The borrower under a mortgage loan of that type is required to make substantial payments of principal and interest, which are commonly called balloon payments, on the maturity date of the loan. The ability of the borrower to make a balloon payment depends upon the borrower's ability to refinance or sell the real property securing the loan. The ability of the borrower to refinance or sell the property will be affected by a number of factors, including--

     -    the fair market value and condition of the underlying real property;

     -    the level of interest rates;

     -    the borrower's equity in the underlying real property;

     -    the borrower's financial condition;

     -    the operating history of the underlying real property;

     -    changes in zoning and tax laws;

     -    changes in competition in the relevant area;

     -    changes in rental rates in the relevant area;

     -    changes in governmental regulation and fiscal policy;

     -    prevailing general and regional economic conditions;

     -    the state of the fixed income and mortgage markets; and

     - the availability of credit for multifamily rental or commercial properties.

     Neither we nor any of our affiliates will be obligated to refinance any mortgage loan underlying your offered certificates.

     The related master servicer or special servicer may, within prescribed limits, extend and modify mortgage loans underlying your offered certificates that are in default or as to which a payment default is imminent in order to maximize recoveries on the defaulted loans. The related master servicer or special servicer is only required to determine that any extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing the defaulted loan. There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery.

BORROWER CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT AND LOSS

     A particular borrower or group of related borrowers may be associated with multiple real properties securing the mortgage loans underlying a series of offered certificates. The bankruptcy or insolvency of, or other financial problems with respect to, that borrower or group of borrowers could have an adverse effect on the operation of all of the related real properties and on the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans. For example, if a borrower or group of related borrowers that owns or controls several real properties experiences financial difficulty at one of those properties, it could defer maintenance at another of those properties in order to satisfy current expenses with respect to the first property. That borrower or group of related borrowers could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on all the related mortgage loans for an indefinite period. In addition, multiple real properties owned by the same borrower or related borrowers are likely to have common management. This would increase the risk that financial or other difficulties experienced by the property manager could have a greater impact on the owner of the related loans.

LOAN CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT AND LOSS

     Any of the mortgage assets in one of our trusts may be substantially larger than the other assets in that trust. In general, the inclusion in a trust of one or more mortgage assets that have outstanding principal balances that are substantially larger than the other mortgage assets in the trust can result in losses that are more severe, relative to the size of the related mortgage asset pool, than would be the case if the aggregate balances of that pool were distributed more evenly.

GEOGRAPHIC CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT AND LOSS

     If a material concentration of mortgage loans underlying a series of offered certificates is secured by real properties in a particular locale, state or region, then the holders of those certificates will have a greater exposure to--

     - any adverse economic developments that occur in the locale, state or region where the properties are located;

     -    changes in the real estate market where the properties are located;

     - changes in governmental rules and fiscal policies in the governmental jurisdiction where the properties are located; and

     - acts of nature, including hurricanes, floods, tornadoes and earthquakes, in the areas where properties are located.

CHANGES IN POOL COMPOSITION WILL CHANGE THE NATURE OF YOUR INVESTMENT

     The mortgage loans underlying any series of offered certificates will amortize at different rates and mature on different dates. In addition, some of those mortgage loans may be prepaid or liquidated. As a result, the relative composition of the related mortgage asset pool will change over time.

     If you purchase certificates with a pass-through rate that is equal to or calculated based upon a weighted average of interest rates on the underlying mortgage loans, your pass-through rate will be affected, and may decline, as the relative composition of the mortgage pool changes.

     In addition, as payments and other collections of principal are received with respect to the underlying mortgage loans, the remaining mortgage pool backing your certificates may exhibit an increased concentration with respect to property type, number and affiliation of borrowers and geographic location.

ADJUSTABLE RATE MORTGAGE LOANS MAY ENTAIL GREATER RISKS OF DEFAULT TO LENDERS THAN FIXED RATE MORTGAGE LOANS

     Some or all of the mortgage loans underlying a series of offered certificates may provide for adjustments to their respective mortgage interest rates and corresponding adjustments to their respective periodic debt service payments. As the periodic debt service payment for any of those mortgage loans increases, the likelihood that cash flow from the underlying real property will be insufficient to make that periodic debt service payment and pay operating expenses also increases.

SUBORDINATE DEBT INCREASES THE LIKELIHOOD THAT A BORROWER WILL DEFAULT ON A MORTGAGE LOAN BACKING YOUR CERTIFICATES

     Certain mortgage loans included in one of our trusts may either-

     - prohibit the related borrower from encumbering the related real property with additional secured debt, or

     - require the consent of the holder of the mortgage loan prior to so encumbering the related real property.

     However, a violation of this prohibition may not become evident until the affected mortgage loan otherwise defaults, and a lender, such as one of our trusts, may not realistically be able to prevent a borrower from incurring subordinate debt.

     The existence of any secured subordinated indebtedness increases the difficulty of refinancing a mortgage loan at the loan's maturity. In addition, the related borrower may have difficulty repaying multiple loans. Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose out the junior lien. See "Legal Aspects of Mortgage Loans--Subordinate Financing".

JUNIOR MORTGAGE LOANS MAY UNDERLIE YOUR OFFERED CERTIFICATES AND WILL CAUSE GREATER RISKS OF LOSS THAN FIRST MORTGAGE LOAN

     To the extent specified in the related prospectus supplement, certain mortgage loans may be secured primarily by junior mortgages. In the case of liquidation, mortgage loans underlying the offered certificates are entitled to satisfaction from proceeds that remain from the sale of the related mortgaged property after the mortgage loans senior to those junior mortgage loans have been satisfied. If there are not sufficient funds to satisfy those junior mortgage loans and senior mortgage loans, the junior mortgage loan would suffer a loss and, accordingly, one or more classes of certificates would bear that loss. Therefore, any risks of deficiencies associated with first mortgage loans will be greater with respect to junior mortgage loans.

THE TYPE OF MORTGAGOR MAY ENTAIL RISK

     Mortgage loans made to partnerships, corporations or other entities may entail risks of loss from delinquency and foreclosure that are greater than those of mortgage loans made to individuals. The mortgagor's sophistication and form of organization may increase the likelihood of protracted litigation or bankruptcy in default situations.

THE ENFORCEABILITY OF SOME PROVISIONS IN THE MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES MAY BE CHALLENGED

     CROSS-COLLATERALIZATION ARRANGEMENTS. It may be possible to challenge cross-collateralization arrangements involving more than one borrower as a fraudulent conveyance, even if the borrowers are related. If one of those borrowers were to become a debtor in a bankruptcy case, creditors of the bankrupt party or the representative of the bankruptcy estate of the bankrupt party could seek to have the bankruptcy court avoid any lien granted by the bankrupt party to secure repayment of another borrower's loan. In order to do so, the court would have to determine that--

     -    the bankrupt party--

          1.   was insolvent at the time of granting the lien,

          2.   was rendered insolvent by the granting of the lien,

          3.   was left with inadequate capital, or

          4.   was not able to pay its debts as they matured; and

     - the bankrupt party did not, when it allowed its property to be encumbered by a lien securing the other borrower's loan, receive fair consideration or reasonably equivalent value for pledging its property for the equal benefit of the other borrower.

If the court were to conclude that the granting of the lien was an avoidable fraudulent conveyance, it could nullify the lien or security instrument effecting the cross-collateralization. The court could also allow the bankrupt party to recover payments it made under the avoided cross-collateralization.

     PREPAYMENT PREMIUMS, FEES AND CHARGES. Under the laws of a number of states, the enforceability of any mortgage loan provisions that require payment of a prepayment premium, fee or charge upon an involuntary prepayment, is unclear. If those provisions were unenforceable, borrowers would have an incentive to default in order to prepay their loans.

     DUE-ON-SALE AND DEBT ACCELERATION CLAUSES. Some or all of the mortgage loans included in one of our trusts may contain a due-on-sale clause, which permits the lender, with some exceptions, to accelerate the maturity of the mortgage loan upon the sale, transfer or conveyance of--

     -    the related real property; or

     -    a majority ownership interest in the related borrower.

     We anticipate that all of the mortgage loans included in one of our trusts will contain some form of debt-acceleration clause, which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults by the related borrower.

     The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust or other security instrument or to permit the acceleration of the indebtedness if--

     -    the default is deemed to be immaterial;

     -    the exercise of those remedies would be inequitable or unjust; or

     -    the circumstances would render the acceleration unconscionable.

     ASSIGNMENTS OF LEASES. Some or all of the mortgage loans included in one of our trusts may be secured by, among other things, an assignment of leases and rents. Under that document, the related borrower will assign its right, title and interest as landlord under the leases on the related real property and the income derived from those leases to the lender as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, the license terminates and the lender is entitled to collect rents. In some cases, those assignments may not be perfected as security interests prior to actual possession of the cash flow. Accordingly, state law may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, the commencement of bankruptcy or similar proceedings by or with respect to the borrower will adversely affect the lender's ability to collect the rents. See "Legal Aspects of Mortgage Loans--Bankruptcy Laws."

     DEFEASANCE. A mortgage loan underlying a series of offered certificates may permit the related borrower, during the periods specified and subject to the conditions set forth in the loan, to pledge to the holder of the mortgage loan a specified amount of direct, non-callable United States government securities and thereby obtain a release of the related mortgaged property. The cash amount which a borrower must expend to purchase, or must deliver to a master servicer in order for the master servicer to purchase, the required United States government securities may be in excess of the principal balance of the mortgage loan. A court could interpret that excess amount as a form of prepayment premium or could take it into account for usury purposes. In some states, some forms of prepayment premiums are unenforceable. If the payment of that excess amount were held to be unenforceable, the remaining portion of the cash amount to be delivered may be insufficient to purchase the requisite amount of United States government securities.

CHANGES IN ZONING LAWS MAY ADVERSELY AFFECT THE USE OR VALUE OF A REAL PROPERTY

     Due to changes in zoning requirements since the construction thereof, an income-producing property may not comply with current zoning laws, including density, use, parking and set back requirements. Accordingly, the property may be a permitted non-conforming structure or the operation of the property may be a permitted non-conforming use. This means that the owner is not required to alter the property's structure or use to comply with the new law, but the owner may be limited in its ability to rebuild the premises "as is" in the event of a substantial casualty loss. This may adversely affect the cash flow available following the casualty. If a substantial casualty were to occur, insurance proceeds may not be sufficient to pay a mortgage loan secured by the property in full. In addition, if the property were repaired or restored in conformity with the current law, its value or revenue-producing potential may be less than that which existed before the casualty.

COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT OF 1990 MAY BE EXPENSIVE

     Under the Americans with Disabilities Act of 1990, all existing facilities considered to be "public accommodations" are required to meet certain federal requirements related to access and use by disabled persons such that the related borrower is required to take steps to remove architectural and communication barriers that are deemed "readily achievable" under the Americans with Disabilities Act of 1990. Factors to be considered in determining whether or not an action is "readily achievable" include the nature and cost of the action, the number of persons employed at the related mortgaged real property and the financial resources of the related borrower. To the extent a mortgaged real property securing an underlying mortgage loan does not comply with the Americans with Disabilities Act of 1990, the related borrower may be required to incur costs to comply with this law. There can be no assurance that the related borrower will have the resources to comply with the requirements imposed by the Americans with Disabilities Act of 1990, which could result in the imposition of fines by the federal government or an award of damages to private litigants.

LITIGATION MAY ADVERSELY AFFECT A BORROWER'S ABILITY TO REPAY ITS MORTGAGE LOAN

     The owner of a multifamily or commercial property may be a defendant in a litigation arising out of, among other things, the following--

     -    breach of contract involving a tenant, a supplier or other party;

     -    negligence resulting in a personal injury; or

     -    responsibility for an environmental problem.

     Litigation will divert the owner's attention from operating its property. If the litigation were decided adversely to the owner, the award to the plaintiff may adversely affect the owner's ability to repay a mortgage loan secured by the property.

CERTAIN ASPECTS OF SUBORDINATION AGREEMENTS, INCLUDING CO-LENDER AGREEMENTS EXECUTED IN CONNECTION WITH MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES THAT ARE PART OF A SPLIT LOAN STRUCTURE, MAY BE UNENFORCEABLE

     Pursuant to co-lender agreements for certain of the mortgage loans included in one of our trusts, which mortgage loans are either part of a split loan structure or loan combination that includes a subordinate non-trust mortgage loan, or are senior to a second mortgage loan made to a common borrower, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the related borrower, and that the holder of the related mortgage loan that is included in our trust (through an applicable servicer) will have all rights to direct all such actions. There can be no assurance that in the event of the borrower's bankruptcy, a court will enforce such restrictions against a subordinate lender. While subordination agreements are generally enforceable in bankruptcy, in its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgage to vote a second mortgagee's claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which one court has already followed, potentially limits the availability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender's objection. In the event the foregoing holding is followed with respect to a co-lender relationship related to one of the mortgage loans underlying your offered certificates, the trustee's recovery with respect to the related borrower in a bankruptcy proceeding may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

WORLD EVENTS AND NATURAL DISASTERS COULD HAVE AN ADVERSE IMPACT ON THE REAL PROPERTIES SECURING THE MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES AND CONSEQUENTLY COULD REDUCE THE CASH FLOW AVAILABLE TO MAKE PAYMENTS ON THE OFFERED CERTIFICATES.

     The economic impact of the United States' military operations in Iraq and other parts of the world, as well as the possibility of any terrorist attacks domestically or abroad, is uncertain, but could have a material effect on general economic conditions, consumer confidence, and market liquidity. We can give no assurance as to the effect of these events on consumer confidence and the performance of the loans held by trust fund. Any adverse impact resulting from these events would be borne by the holders of one or more classes of the securities. In addition, natural disasters, including earthquakes, floods and hurricanes, also may adversely affect the real properties securing the mortgage loans that back your offered certificates. For example, real properties located in California may be more susceptible to certain hazards (such as earthquakes or widespread fires) than properties in other parts of the country and mortgaged real properties located in coastal states generally may be more susceptible to hurricanes than properties in other parts of the country. Hurricanes and related windstorms, floods and tornadoes have caused extensive and catastrophic physical damage in and to coastal and inland areas located in the Gulf Coast region of the United States and certain other parts of the southeastern United States. The underlying mortgage loans do not all require the maintenance of flood insurance for the related real properties. We cannot assure you that any damage caused by hurricanes, windstorms, floods or tornadoes would be covered by insurance.

SPECIAL HAZARD LOSSES MAY CAUSE YOU TO SUFFER LOSSES ON YOUR OFFERED
CERTIFICATES

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in the related policy. Most insurance policies typically do not cover any physical damage resulting from, among other things--

     -    war;

     -    riot, strike and civil commotion;

     -    terrorism;

     -    nuclear, biological or chemical materials;

     -    revolution;

     -    governmental actions;

     -    floods and other water-related causes;

     -    earth movement, including earthquakes, landslides and mudflows;

     -    wet or dry rot;

     -    vermin; and

     -    domestic animals.

     Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from these causes, then the resulting losses may be borne by you as a holder of offered certificates.

     There is also a possibility of casualty losses on a real property for which insurance proceeds, together with land value, may not be adequate to pay the mortgage loan in full or rebuild the improvements. Consequently, there can be no assurance that each casualty loss incurred with respect to a real property securing one of the mortgage loans included in one of our trusts will be fully covered by insurance or that the mortgage loan will be fully repaid in the event of a casualty.

     Furthermore, various forms of insurance maintained with respect to any of the real properties for the mortgage loans included in one of our trusts, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure loans in that trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in our trust.

GROUND LEASES CREATE RISKS FOR LENDERS THAT ARE NOT PRESENT WHEN LENDING ON AN ACTUAL OWNERSHIP INTEREST IN A REAL PROPERTY

     In order to secure a mortgage loan, a borrower may grant a lien on its leasehold interest in a real property as tenant under a ground lease. If the ground lease does not provide for notice to a lender of a default thereunder on the part of the borrower, together with a reasonable opportunity for the lender to cure the default, the lender may be unable to prevent termination of the lease and may lose its collateral.

     In addition, upon the bankruptcy of a landlord or a tenant under a ground lease, the debtor entity has the right to assume or to reject the ground lease. If a debtor landlord rejects the lease, the tenant has the right to remain in possession of its leased premises at the rent reserved in the lease for the term, including renewals. If a debtor tenant rejects any or all of its leases, the tenant's lender may not be able to succeed to the tenant's position under the lease unless the landlord has specifically granted the lender that right. If both the landlord and the tenant are involved in bankruptcy proceedings, the trustee for your offered certificates may be unable to enforce the bankrupt tenant's obligation to refuse to treat as terminated a ground lease rejected by a bankrupt landlord. In those circumstances, it is possible that the trustee could be deprived of its security interest in the leasehold estate, notwithstanding lender protection provisions contained in the lease or mortgage loan documents.

     Further, in a recent decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 2003 U.S. App. LEXIS 7612 (7th Cir. Apr. 23, 2003)), the court ruled that where a statutory sale of the leased property occurs under Section 363(f) of the U.S. Bankruptcy Code upon the bankruptcy of a landlord, such sale terminates a lessee's possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section 363(e) of the U.S. Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, there can be no assurance that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the Bankruptcy Code, the lessee may be able to maintain possession of the property under the ground lease. In addition, there can be no assurances that the lessee and/or the lender (to the extent it can obtain standing to intervene) will be able to recuperate the full value of the leasehold interest in bankruptcy court.

CONDOMINIUMS CREATE RISKS FOR LENDERS THAT ARE NOT PRESENT WHEN LENDING ON COMMERCIAL PROPERTIES THAT ARE NOT CONDOMINIUMS

     In the case of condominiums, a condominium owner is generally responsible for the payment of common area maintenance charges. In the event those charges are not paid when due, the condominium association may have a lien for those unpaid charges against the owner of the subject condominium unit, and, in some cases, pursuant to the condominium declaration, the lien of the mortgage for a related mortgage loan is subordinate to that lien for unpaid common area maintenance charges. In addition, pursuant to many condominium declarations, the holders of the remaining units would become responsible for the common area maintenance charges that remain unpaid by any particular unit holder.

     Further, in the case of condominiums, a board of managers generally has discretion to make decisions affecting the condominium building and there is no assurance that the borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers. Thus, decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium building, restoration following a casualty and many other decisions affecting the maintenance of that building, may not be consistent with the mortgage loan documents and may have an adverse impact on the mortgage loans that are secured by real properties consisting of such condominium interests.

     There can be no assurance that the related board of managers will always act in the best interests of the borrower under those mortgage loans. Further, due to the nature of condominiums, a default on the part of the borrower with respect to such real properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominiums. The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to the subject real property, due to the possible existence of multiple loss payees on any insurance policy covering such real property, there could be a delay in the restoration of the real property and/or the allocation of related insurance proceeds, if any. Consequently, if any of the mortgage loans underlying the offered certificates are secured by the related borrower's interest in a condominium, servicing and realizing upon such mortgage loan could subject the holders of such offered certificates to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium.

ENVIRONMENTAL RISKS

     We cannot provide any assurance--

     - as to the degree of environmental testing conducted at any of the real properties securing the mortgage loans that back your offered certificates;

     - that the environmental testing conducted by or on behalf of the applicable originators or any other parties in connection with the origination of those mortgage loans or otherwise identified all adverse environmental conditions and risks at the related real properties;

     - that the results of the environmental testing were accurately evaluated in all cases;

     - that the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by any environmental consultant that may have conducted testing at the related real properties; or

     - that the recommended action will fully remediate or otherwise address all the identified adverse environmental conditions and risks.

     Environmental site assessments vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

     In addition, the current environmental condition of a real property securing a mortgage loan underlying your offered certificates could be adversely affected by--

     -    tenants at the property, such as gasoline stations or dry cleaners; or

     - conditions or operations in the vicinity of the property, such as leaking underground storage tanks at another property nearby.

     Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to the property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, there are laws that impose liability for release of asbestos containing materials into the air or require the removal or containment of the materials. The owner's liability for any required remediation generally is unlimited and could exceed the value of the property and/or the total assets of the owner. In addition, the presence of hazardous or toxic substances, or the failure to remediate the adverse environmental condition, may adversely affect the owner's or operator's ability to use the affected property. In some states, contamination of a property may give rise to a lien on the property to ensure the costs of cleanup. Depending on the state, this lien may have priority over the lien of an existing mortgage, deed of trust or other security instrument. In addition, third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to hazardous substances, including asbestos and lead-based paint. Persons who arrange for the disposal or treatment of hazardous or toxic substances may be liable for the costs of removal or remediation of the substances at the disposal or treatment facility.

     The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, as well as other federal and state laws, provide that a secured lender, such as one of our trusts, may be liable as an "owner" or "operator" of the real property, regardless of whether the borrower or a previous owner caused the environmental damage, if--

     - agents or employees of the lender are deemed to have participated in the management of the borrower; or

     - the lender actually takes possession of a borrower's property or control of its day-to-day operations, including through the appointment of a receiver or foreclosure.

     Although recently enacted legislation clarifies the activities in which a lender may engage without becoming subject to liability under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and similar federal laws, that legislation has no applicability to state environmental laws. Moreover, future laws, ordinances or regulations could impose material environmental liability.

     Federal law requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers--

     - any condition on the property that causes exposure to lead-based paint; and

     - the potential hazards to pregnant women and young children, including that the ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure.

     Property owners may be liable for injuries to their tenants resulting from exposure under various laws that impose affirmative obligations on property owners of residential housing containing lead-based paint.

DELINQUENT MORTGAGE LOANS MAY UNDERLIE YOUR OFFERED CERTIFICATES AND ADVERSELY AFFECT THE YIELD ON YOUR OFFERED CERTIFICATES

     The related prospectus supplement may provide that certain delinquent mortgage loans underlie a series of offered certificates. Unless the related prospectus supplement provides otherwise, the special servicer may service these mortgage loans. The same entity may act as both master servicer and special servicer. Any credit enhancement provided with respect to a particular series of certificates may not cover all losses related to delinquent mortgage loans, and you should consider the risk that the inclusion of delinquent mortgage loans in the trust may adversely affect the rate of defaults and prepayments on the mortgage loans and accordingly the yield on your certificates.

LIMITED INFORMATION CAUSES UNCERTAINTY

     Some of the mortgage loans that we intend to include in any of our trusts are loans that were made to enable the related borrower to acquire the related real property. Accordingly, for certain of these loans limited or no historical operating information is available with respect to the related real property. As a result, you may find it difficult to analyze the historical performance of those properties.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES REGARDING RESIDUAL CERTIFICATES

     INCLUSION OF TAXABLE INCOME IN EXCESS OF CASH RECEIVED. If you own a certificate that is a residual interest in a real estate mortgage investment conduit, or REMIC, for federal income tax purposes, you will have to report on your income tax return as ordinary income your pro rata share of the taxable income of that REMIC, regardless of the amount or timing of your possible receipt of any cash on the certificate. As a result, your offered certificate may have phantom income early in the term of the REMIC because the taxable income from the certificate may exceed the amount of economic income, if any, attributable to the certificate. While you will have a corresponding amount of tax losses later in the term of the REMIC, the present value of the phantom income may significantly exceed the present value of the tax losses. Therefore, the after-tax yield on any REMIC residual certificate may be significantly less than that of a corporate bond or other instrument having similar cash flow characteristics. In fact, some offered certificates that are residual interests, may have a negative value.

     You will have to report your share of the taxable income and net loss of the REMIC until all the certificates in the related series have a principal balance of zero. See "Federal Income Tax Consequences--REMICs."

     SOME TAXABLE INCOME OF A RESIDUAL INTEREST CAN NOT BE OFFSET UNDER THE INTERNAL REVENUE CODE OF 1986. A portion of the taxable income from a REMIC residual certificate may be treated as excess inclusions under the Internal Revenue Code of 1986. You will have to pay tax on the excess inclusions regardless of whether you have other credits, deductions or losses. In particular, the tax on excess inclusion--

     -    generally will not be reduced by losses from other activities;

     - for a tax-exempt holder, will be treated as unrelated business taxable income; and

     - for a foreign holder, will not qualify for any exemption from withholding tax.

     INDIVIDUALS AND CERTAIN ENTITIES SHOULD NOT INVEST IN REMIC RESIDUAL CERTIFICATES. The fees and non-interest expenses of a REMIC will be allocated pro rata to certificates that are residual interests in the REMIC. However, individuals will only be able to deduct these expenses as miscellaneous itemized deductions, which are subject to numerous restrictions and limitations under the Internal Revenue Code of 1986. Therefore, the certificates that are residual interests generally are not appropriate investments for--

     -    individuals;

     -    estates;

     -    trusts beneficially owned by any individual or estate; and

     - pass-through entities having any individual, estate or trust as a shareholder, member or partner.

     TRANSFER LIMITATIONS. In addition, the REMIC residual certificates will be subject to numerous transfer restrictions. These restrictions will reduce your ability to liquidate a REMIC residual certificate. For example, unless we indicate otherwise in the related prospectus supplement, you will not be able to transfer a REMIC residual certificate to a foreign person under the Internal Revenue Code of 1986 or to partnerships that have (or are permitted to have under the related partnership agreement) any non-United States persons as partners.

     See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates."

BORROWER BANKRUPTCY PROCEEDINGS CAN DELAY AND IMPAIR RECOVERY ON A MORTGAGE LOAN UNDERLYING YOUR OFFERED CERTIFICATES

     Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of a real property owned by that borrower, as well as the commencement or continuation of a foreclosure action.

     In addition, if a court determines that the value of a real property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then-value of the property. This would make the lender a general unsecured creditor for the difference between the then-value of the property and the amount of its outstanding mortgage indebtedness.

     A bankruptcy court also may--

     - grant a debtor a reasonable time to cure a payment default on a mortgage loan;

     -    reduce monthly payments due under a mortgage loan;

     -    change the rate of interest due on a mortgage loan; or

     -    otherwise alter a mortgage loan's repayment schedule.

     Furthermore, the borrower, as debtor-in-possession, or its bankruptcy trustee has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of a secured lender, such as one of our trusts, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under the U.S. Bankruptcy Code, a lender will be stayed from enforcing a borrower's assignment of rents and leases. The U.S. Bankruptcy Code also may interfere with a lender's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents. Rents also may escape an assignment to the extent they are used by borrower to maintain its property or for other court authorized expenses.

     As a result of the foregoing, the related trust's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the total amount ultimately collected may be substantially less than the amount owed.

TAXES ON FORECLOSURE PROPERTY WILL REDUCE AMOUNTS AVAILABLE TO MAKE PAYMENTS ON THE OFFERED CERTIFICATES

     One of our trusts may be designated, in whole or in part, as a real estate mortgage investment conduit for federal income tax purposes. If that trust acquires a real property through a foreclosure or deed in lieu of foreclosure, then the related special servicer may be required to retain an independent contractor to operate and manage the property. Receipt of the following types of income on that property will subject the trust to federal, and possibly state or local, tax on that income at the highest marginal corporate tax rate--

     - any net income from that operation and management that does not consist of qualifying rents from real property within the meaning of
          Section 856(d) of the Internal Revenue Code of 1986; and

     - any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved.

These taxes would reduce the net proceeds available for payment with respect to the related offered certificates.

BOOK-ENTRY REGISTRATION MAY LIMIT YOUR ABILITY TO EXERCISE YOUR RIGHTS, PROVIDE ONLY LIMITED INFORMATION, AND AFFECT PAYMENT AND TRANSFERABILITY OF YOUR OFFERED CERTIFICATES

     Your offered certificates may be issued in book-entry form through the facilities of the Depository Trust Company. As a result--

     - you will be able to exercise your rights as a certificateholder only indirectly through the Depository Trust Company and its participating organizations;

     - you may have only limited access to information regarding your offered certificates;

     - you may suffer delays in the receipt of payments on your offered certificates; and

     - your ability to pledge or otherwise take action with respect to your offered certificates may be limited due to the lack of a physical certificate evidencing your ownership of those certificates.

     See "Description of the Certificates--Book-Entry Registration."

POTENTIAL CONFLICTS OF INTEREST CAN AFFECT A PERSON'S PERFORMANCE

     The master servicer or special servicer for one of our trusts, or any of their respective affiliates, may purchase certificates evidencing interests in that trust.

     In addition, the master servicer or special servicer for one of our trusts, or any of their respective affiliates, may have interests in, or other financial relationships with, borrowers under the related mortgage loans. These relationships may create conflicts of interest.

     In servicing the mortgage loans in any of our trusts, the related master servicer and special servicer will each be required to observe the terms of the governing document(s) for the related series of offered certificates and, in particular, to act in accordance with the servicing standard described in the related prospectus supplement. You should consider, however, that either of these parties, if it or an affiliate owns certificates, or has financial interests in or other financial dealings with any of the related borrowers, may have interests when dealing with the mortgage loans underlying your offered certificates that are in conflict with your interests. For example, if the related special servicer owns any certificates, it could seek to mitigate the potential loss on its certificates from a troubled mortgage loan by delaying enforcement in the hope of realizing greater proceeds in the future. However, this action by a special servicer could result a lower recovery to the related trust than would have been the case if the special servicer had not delayed in taking enforcement action.

     Furthermore, the master servicer or special servicer for any of our trusts may service existing and new loans for third parties, including portfolios of loans similar to the mortgage loans included in that trust. The properties securing these other loans may be in the same markets as and compete with the properties securing mortgage loans in our trust. Accordingly, that master servicer or special servicer may be acting on behalf of parties with conflicting interests.

PROPERTY MANAGERS AND BORROWERS MAY EACH EXPERIENCE CONFLICTS OF INTEREST IN MANAGING MULTIPLE PROPERTIES.

     In the case of many of the mortgage loans underlying the offered certificates, the related property managers and borrowers may experience conflicts of interest in the management and/or ownership of the related real properties because:

     - the real properties may be managed by property managers that are affiliated with the related borrowers;

     - the property managers also may manage additional properties, including properties that may compete with those real properties; or

affiliates of the property managers and/or the borrowers, or the property managers and/or the borrowers themselves, also may own other properties, including properties that may compete with those real properties.

                    CAPITALIZED TERMS USED IN THIS PROSPECTUS

     From time to time we use capitalized terms in this prospectus. Each of those capitalized terms will have the meaning assigned to it in the "Glossary" attached to this prospectus.

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

     Credit Suisse First Boston Mortgage Securities Corp., the depositor, is a wholly-owned subsidiary of Credit Suisse Management LLC, which is a wholly-owned subsidiary of Credit Suisse (USA), Inc., which in turn is a wholly-owned subsidiary of Credit Suisse Holdings (USA), Inc., the ultimate parent. The depositor was incorporated in the State of Delaware on December 31, 1985. The depositor will create the trust fund and transfer the underlying mortgage loans to it. The principal executive offices of the depositor are located at Eleven Madison Avenue, New York, New York, 10010. Its telephone number is (212) 325-2000.

     The depositor's primary business is the securitization of commercial and residential mortgage loans. The depositor, with its commercial and residential mortgage lending affiliates, has been involved in the securitization of commercial and residential mortgage loans since 1987. As of October 2005, the total amount of commercial and residential mortgage securitization transactions involving the depositor since 2001 was approximately $119 billion. The depositor does not deal in any other business other than the securitization of mortgage loans. The depositor does not have, nor is it expected in the future to have, any significant assets.

     The depositor will have minimal ongoing duties with respect to the offered certificates and the underlying mortgage loans. The depositor's duties pursuant to the related pooling and servicing agreement include, without limitation, the duty to appoint a successor trustee in the event of the resignation or removal of the trustee, to remove the trustee if requested by at least a majority of certificateholders, to provide information in its possession to the trustee to the extent necessary to perform REMIC tax administration, to indemnify the trustee, any similar party and trust fund for any liability, assessment or costs arising from its bad faith, negligence or malfeasance in providing such information, to indemnify the trustee or any similar party against certain securities laws liabilities, and to sign any reports required under the Securities Exchange Act of 1934, as amended, including the required certification under the Sarbanes-Oxley Act of 2002, required to be filed by the trust fund. The depositor is required under the underwriting agreement relating to the series of offered certificates to indemnify the underwriters for certain securities law liabilities.

     Neither we nor any of our affiliates will guarantee any of the mortgage assets included in one of our trusts. Furthermore, unless we indicate otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure any of those mortgage assets.

                                   THE SPONSOR

     Column Financial, Inc., a Delaware corporation, and an affiliate of the depositor, will act as a sponsor with respect to the trust fund. Column Financial, Inc. is a wholly-owned subsidiary of DLJ Mortgage Capital, Inc., which in turn is a wholly-owned subsidiary of Credit Suisse (USA), Inc. The principal offices of Column Financial, Inc. are located at Eleven Madison Avenue, New York, New York 10010, telephone number (212) 325-2000.

     Column's primary business is the underwriting, origination, acquisition and sale of mortgage loans secured by commercial or multifamily properties. Column sells the majority of the loans it originates through CMBS securitizations. Column, with its commercial mortgage lending affiliates, has been involved in the securitization of commercial mortgage loans since 1993. As of October, 2005, the total amount of commercial mortgage loans originated by Column since the inception of its commercial mortgage securitization program in 1993 was approximately $73 billion, which was originated for the purpose of securitizing such commercial mortgage loans in a securitization in which an affiliate of Column was the depositor. In its fiscal year ended 2004, Column originated $11 billion commercial mortgage loans, of which an amount in excess of $8 billion have been included in securitizations in which an affiliate of Column was the depositor.

     The commercial mortgage loans originated by Column include both fixed rate loans and floating rate loans and both conduit loans and large loans. Column primarily originates commercial, multifamily and residential mortgage loans.

     As a sponsor, Column originates mortgage loans and either by itself or together with other sponsors or loan sellers, initiates the securitization of such mortgage loans by transferring such mortgage loans to the depositor or another entity that acts in a similar capacity as the depositor, which mortgage loans will ultimately be transferred to the issuing trust fund for the related securitization. In coordination with Credit Suisse Securities (USA) LLC and other underwriters, Column works with rating agencies, loan sellers and servicers in structuring the securitization transaction. Column acts as sponsor, originator or mortgage loan seller in transactions in which it is sole sponsor and mortgage loan seller.

     Neither Column nor any of its affiliates acts as servicer of the commercial mortgage loans in its securitizations. Instead, Column and/or the related depositor contracts with other entities to service the loans on its behalf.

     In the related prospectus supplement, we will identify any additional sponsors for each series of offered certificates.

                                 USE OF PROCEEDS

     The net proceeds to be received from the sale of the offered certificates of any series will be applied by us to the purchase of assets for the related trust or will be used by us to cover expenses related to that purchase and the issuance of those certificates. You may review a breakdown of the estimated expenses of issuing and distributing the certificates in Part II, Item 14 of the registration statement of which this prospectus forms a part. See "Available Information; Incorporation by

Reference" for information concerning obtaining a copy of the registration statement. Also see "Underwriting" in the related prospectus supplement for information concerning the proceeds to us from the sale of the particular offered certificates. We expect to sell the offered certificates from time to time, but the timing and amount of offerings of those certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.

     We expect to sell the offered certificates from time to time, but the timing and amount of offerings of those certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.

                          DESCRIPTION OF THE TRUST FUND

GENERAL

     We will be responsible for establishing the trust underlying each series of offered certificates. The certificates of each series will represent interests in the assets of the related trust fund, and the certificates of each series will be backed by the assets of the related trust fund. The trust fund for each series will be held by the related trustee for the benefit of the related certificateholders. Each trust fund will generally be a common law trust formed under the laws of the state specified in the related prospectus supplement pursuant to a pooling and servicing agreement generally between the depositor, the trustee of the trust fund and the related master servicer and special servicer.

DESCRIPTION OF THE TRUST ASSETS

     The assets of each trust fund will primarily consist of various types of multifamily and/or commercial mortgage loans.

     Mortgaged real property that is security for an underlying mortgage loan included in the trust fund may also secure another mortgage loan that is either PARI PASSU with or subordinate to the underlying mortgage loan included in the trust fund. Such other PARI PASSU or subordinate mortgage loan may back another series of certificates. If so, we will provide information regarding the additional securities that is material to an understanding of their effect on the subject offered certificates, including:

     - the relative priority of the additional securities to the subject offered certificates and rights to the common mortgaged real property and their cash flows;

     - allocation of cash flow from the common mortgaged real property and any expenses or losses among the various series or classes; and

     - any cross-default and cross-collateralization provisions in the additional securities.

In addition to the asset classes described above in this "Description of the Trust Assets" section, we may include other asset classes in a trust. We will describe the specific characteristics of the mortgage assets underlying a series of offered certificates in the related prospectus supplement.

ORIGINATOR[S]

     We do not originate mortgage loans. Accordingly, we must acquire each of the mortgage loans to be included in one of our trusts from the originator or a subsequent assignee. In some cases, that originator or subsequent assignee will be one of our affiliates.

     We will identify in the related prospectus supplement any originator or group of affiliated originators (other than a sponsor or affiliate of a sponsor) that will be or is expected to be an originator of mortgage loans representing more than 10% of the related mortgage asset pool, by balance.

MORTGAGE LOANS

     GENERAL. Each mortgage loan underlying the offered certificates will constitute the obligation of one or more persons to repay a debt. That obligation will be evidenced by a promissory note or bond. In addition, that obligation will be secured by a mortgage, deed of trust or other security instrument that creates a first or junior lien on, or security interest in, an interest in one or more of the following types of real property--

     -    rental or cooperatively-owned buildings with multiple dwelling units;

     - retail properties related to the sale of consumer goods and other products to the general public, such as shopping centers, malls, factory outlet centers, automotive sales centers, department stores and other retail stores, grocery stores, specialty shops, convenience stores and gas stations;

     - retail properties related to providing entertainment, recreational and personal services to the general public, such as movie theaters, fitness centers, bowling alleys, salons, dry cleaners and automotive service centers;

     -    office properties;

     - hospitality properties, such as hotels, motels and other lodging facilities;

     -    casino properties;

     - health care-related properties, such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and, in some cases, assisted living centers and senior housing;

     -    industrial properties;

     - warehouse facilities, mini-warehouse facilities and self-storage facilities;

     - restaurants, taverns and other establishments involved in the food and beverage industry;

     - manufactured housing communities, mobile home parks and recreational vehicle parks;

     - recreational and resort properties, such as recreational vehicle parks, golf courses, marinas, ski resorts and amusement parks;

     -    arenas and stadiums;

     -    churches and other religious facilities;

     -    parking lots and garages;

     -    mixed use properties;

     -    other income-producing properties; and

     -    unimproved land.

     The real property interests that may be encumbered in order to secure a mortgage loan underlying your offered certificates, include--

     - a fee interest or estate, which consists of ownership of the property for an indefinite period;

     - an estate for years, which consists of ownership of the property for a specified period of years;

     - a leasehold interest or estate, which consists of a right to occupy and use the property for a specified period of years, subject to the terms and conditions of a lease;

     -    shares in a cooperative corporation which owns the property; or

     -    any other real estate interest under applicable local law.

Any of these real property interests may be subject to deed restrictions, easements, rights of way and other matters of public record with respect to the related property. In addition, the use of, and improvements that may be constructed on, any particular real property will, in most cases, be subject to zoning laws and other legal restrictions.

     Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by liens on real properties located in the United States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

     If we so indicate in the related prospectus supplement, one or more of the mortgage loans underlying a series of offered certificates may be secured by a junior lien on the related real property. However, the loan or loans secured by the more senior liens on that property may not be included in the related trust. The primary risk to the holder of a mortgage loan secured by a junior lien on a real property is the possibility that the foreclosure proceeds remaining after payment of the loans secured by more senior liens on that property will be insufficient to pay the junior loan in full. In a foreclosure proceeding, the sale proceeds are applied--

     - first, to the payment of court costs and fees in connection with the foreclosure;

     -    second, to the payment of real estate taxes; and

     - third, to the payment of any and all principal, interest, prepayment or acceleration penalties, and other amounts owing to the holder of the senior loans.

The claims of the holders of the senior loans must be satisfied in full before the holder of the junior loan receives any payments with respect to the junior loan. If a lender forecloses on a junior loan, it does so subject to any related senior loans.

     If we so indicate in the related prospectus supplement, the mortgage loans underlying a series of offered certificates may be delinquent as of the date the certificates are initially issued. In those cases, we will describe in the related prospectus supplement--

     -    the period of the delinquency;

     -    any forbearance arrangement then in effect;

     -    the condition of the related real property; and

     - the ability of the related real property to generate income to service the mortgage debt.

We will not, however, transfer any mortgage loan to a trust if we know that the mortgage loan is, at the time of transfer, more than 90 days delinquent with respect to any scheduled payment of principal or interest or in foreclosure.

     VARIOUS TYPES OF MULTIFAMILY AND COMMERCIAL PROPERTIES MAY SECURE MORTGAGE LOANS UNDERLYING A SERIES OF OFFERED CERTIFICATES. The mortgage loans underlying a series of offered certificates may be secured by numerous types of multifamily and commercial properties. As we discuss below under "--Mortgage Loans--Default and Loss Considerations with Respect to Commercial and Multifamily Mortgage Loans," the adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income. Set forth below is a discussion of some of the various factors that may affect the value and operations of the indicated types of multifamily and commercial properties.

     MULTIFAMILY RENTAL PROPERTIES. Factors affecting the value and operation of a multifamily rental property include--

     - the physical attributes of the property, such as its age, appearance, amenities and construction quality;

     -    the types of services offered at the property;

     -    the location of the property;

     - the characteristics of the surrounding neighborhood, which may change over time;

     - the rents charged for dwelling units at the property relative to the rents charged for comparable units at competing properties;

     - the ability of management to provide adequate maintenance and insurance;

     -    the property's reputation;

     - the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

     - the existence or construction of competing or alternative residential properties, including other apartment buildings and complexes, manufactured housing communities, mobile home parks and single-family housing;

     -    the ability of management to respond to competition;

     - the tenant mix and whether the property is primarily occupied by workers from a particular company or type of business, personnel from a local military base or students;

     - adverse local, regional or national economic conditions, which may limit the amount that may be charged for rents and may result in a reduction in timely rent payments or a reduction in occupancy levels;

     - state and local regulations, which may affect the property owner's ability to increase rent to the market rent for an equivalent apartment;

     - the extent to which the property is subject to land use restrictive covenants or contractual covenants that require that units be rented to low income tenants;

     - the extent to which the cost of operating the property, including the cost of utilities and the cost of required capital expenditures, may increase; and

     - the extent to which increases in operating costs may be passed through to tenants.

     Because units in a multifamily rental property are leased to individuals, usually for no more than a year, the property is likely to respond relatively quickly to a downturn in the local economy or to the closing of a major employer in the area.

     Some states regulate the relationship of an owner and its tenants at a multifamily rental property. Among other things, these states may--

     -    require written leases;

     -    require good cause for eviction;

     -    require disclosure of fees;

     -    prohibit unreasonable rules;

     -    prohibit retaliatory evictions;

     -    prohibit restrictions on a resident's choice of unit vendors;

     -    limit the bases on which a landlord may increase rent; or

     - prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

     Apartment building owners have been the subject of suits under state Unfair and Deceptive Practices Acts and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.

     Some counties and municipalities also impose rent control regulations on apartment buildings. These regulations may limit rent increases to--

     -    fixed percentages;

     -    percentages of increases in the consumer price index;

     -    increases set or approved by a governmental agency; or

     -    increases determined through mediation or binding arbitration.

     In many cases, the rent control laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a landlord's ability to raise rents at a multifamily rental property may impair the landlord's ability to repay a mortgage loan secured by the property or to meet operating costs.

     Some multifamily rental properties are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants generally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the area or region. These covenants may limit the potential rental rates that may be charged at a multifamily rental property, the potential tenant base for the property or both. An owner may subject a multifamily rental property to these covenants in exchange for tax credits or rent subsidies. When the credits or subsidies cease, net operating income will decline.

     Some mortgage loans underlying the offered certificates will be secured by--

     - the related borrower's interest in multiple units in a residential condominium project; and

     -    the related voting rights in the owners' association for the project.

Due to the nature of condominiums, a default on any of those mortgage loans will not allow the related special servicer the same flexibility in realizing on the real property collateral as is generally available with respect to multifamily rental properties that are not condominiums. The rights of other unit owners, the governing documents of the owners' association and the state and local laws applicable to condominiums must be considered and respected. Consequently, servicing and realizing upon the collateral for those mortgage loans could subject the related trust to greater delay, expense and risk than a loan secured by a multifamily rental property that is not a condominium.

     COOPERATIVELY-OWNED APARTMENT BUILDINGS. Some multifamily properties are owned or leased by cooperative corporations. In general, each shareholder in the corporation is entitled to occupy a particular apartment unit under a long-term proprietary lease or occupancy agreement.

     A tenant/shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation. The monthly maintenance payment represents a tenant/shareholder's pro rata share of the corporation's--

     -    mortgage loan payments;

     -    real property taxes;

     -    maintenance expenses; and

     -    other capital and ordinary expenses of the property.

These monthly maintenance payments are in addition to any payments of principal and interest the tenant/shareholder must make on any loans of the tenant/shareholder secured by its shares in the corporation.

     A cooperative corporation is directly responsible for building maintenance and payment of real estate taxes and hazard and liability insurance premiums. A cooperative corporation's ability to meet debt service obligations on a mortgage loan secured by, and to pay all other operating expenses of, the cooperatively owned property depends primarily upon the receipt of--

     -    maintenance payments from the tenant/shareholders; and

     - any rental income from units or commercial space that the cooperative corporation might control.

     A cooperative corporation may have to impose special assessments on the tenant/shareholders in order to pay unanticipated expenditures. Accordingly, a cooperative corporation is highly dependent on the financial well being of its tenant/shareholders. A cooperative corporation's ability to pay the amount of any balloon payment due at the maturity of a mortgage loan secured by the cooperatively owned property depends primarily on its ability to refinance the property.

     In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation. Shares are allocated to each apartment unit by the owner or sponsor. The current tenants have a specified period to subscribe at prices discounted from the prices to be offered to the public after that period. As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation. In general the sponsor controls the corporation's board of directors and management for a limited period of time. If the sponsor holds the shares allocated to a large number of apartment units, the lender on a mortgage loan secured by a cooperatively owned property may be adversely affected by a decline in the creditworthiness of the sponsor.

     Many cooperative conversion plans are non-eviction plans. Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in its apartment unit as a subtenant from the owner of the shares allocated to that unit. Any applicable rent control or rent stabilization laws would continue to be applicable to the subtenancy. In addition, the subtenant may be entitled to renew its lease for an indefinite number of years with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws. The owner/shareholder is responsible for the maintenance payments to the cooperative corporation without regard to whether it receives rent from the subtenant or whether the rent payments are lower than maintenance payments on the unit. Newly-formed cooperative corporations typically have the greatest concentration of non-tenant/shareholders.

     RETAIL PROPERTIES. The term "retail property" encompasses a broad range of properties at which businesses sell consumer goods and other products and provide various entertainment, recreational or personal services to the general public. Some examples of retail properties include--

     -    shopping centers;

     -    factory outlet centers;

     -    malls;

     -    automotive sales and service centers;

     -    consumer oriented businesses;

     -    department stores;

     -    grocery stores;

     -    convenience stores;

     -    specialty shops;

     -    gas stations;

     -    movie theaters;

     -    fitness centers;

     -    bowling alleys;

     -    salons; and

     -    dry cleaners.

     Unless owner occupied, retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Therefore, it is important for the owner of a retail property to attract and keep tenants, particularly significant tenants, that are able to meet their lease obligations. In order to attract tenants, the owner of a retail property may be required--

     -    to lower rents;

     -    to grant a potential tenant a free rent or reduced rent period;

     -    to improve the condition of the property generally; or

     - to make at its own expense, or grant a rent abatement to cover, tenant improvements for a potential tenant.

     A prospective tenant will also be interested in the number and type of customers that it will be able to attract at a particular retail property. The ability of a tenant at a particular retail property to attract customers will be affected by a number of factors related to the property and the surrounding area, including--

     -    competition from other retail properties;

     - perceptions regarding the safety, convenience and attractiveness of the property;

     -    perceptions regarding the safety of the surrounding area;

     -    demographics of the surrounding area;

     - the strength and stability of the local, regional and national economies;

     -    traffic patterns and access to major thoroughfares;

     -    the visibility of the property;

     -    availability of parking;

     - the particular mixture of the goods and services offered at the property;

     -    customer tastes, preferences and spending patterns; and

     -    the drawing power of other tenants.

     The success of a retail property is often dependent on the success of its tenants' businesses. A significant component of the total rent paid by tenants of retail properties is often tied to a percentage of gross sales or revenues. Declines in sales or revenues of the tenants will likely cause a corresponding decline in percentage rents and/or impair the tenants' ability to pay their rent or other occupancy costs. A default by a tenant under its lease could result in delays and costs in enforcing the landlord's rights. Retail properties would be directly and adversely affected by a decline in the local economy and reduced consumer spending.

     Repayment of a mortgage loan secured by a retail property will be affected by the expiration of space leases at the property and the ability of the borrower to renew or relet the space on comparable terms. Even if vacant space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, may be substantial and could reduce cash flow from a retail property.

     The presence or absence of an anchor tenant in a multi-tenanted retail property can be important. Anchor tenants play a key role in generating customer traffic and making the center desirable for other tenants. An anchor tenant is, in general, a retail tenant whose space is substantially larger in size than that of other tenants at the same retail property and whose operation is vital in attracting customers to the property. At some retail properties, the anchor tenant owns the space it occupies. In those cases where the property owner does not control the space occupied by the anchor tenant, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as granting concessions to retain an anchor tenant or removing an ineffective anchor tenant. In some cases, an anchor tenant may cease to operate at the property, thereby leaving its space unoccupied even though it continues to own or pay rent on the vacant space. If an anchor tenant ceases operations at a retail property, other tenants at the property may be entitled to terminate their leases prior to the scheduled termination date or to pay rent at a reduced rate for the remaining term of the lease.

     Various factors will adversely affect the economic performance of an anchored retail property, including--

     -    an anchor tenant's failure to renew its lease;

     -    termination of an anchor tenant's lease;

     - the bankruptcy or economic decline of an anchor tenant or a self-owned anchor;

     - the cessation of the business of a self-owned anchor or of an anchor tenant, notwithstanding its continued ownership of the previously occupied space or its continued payment of rent, as the case may be; or

     -    a loss of an anchor tenant's ability to attract shoppers.

     Retail properties may also face competition from sources outside a given real estate market or with lower operating costs. For example, all of the following compete with more traditional department stores and specialty shops for consumer dollars--

     -    factory outlet centers;

     -    discount shopping centers and clubs;

     -    catalogue retailers;

     -    television shopping networks and programs;

     -    internet websites; and

     -    telemarketing.

     Similarly, home movie rentals and pay-per-view movies provide alternate sources of entertainment to movie theaters. Continued growth of these alternative retail outlets and entertainment sources, which are often characterized by lower operating costs, could adversely affect the rents collectible at retail properties.

     Gas stations, automotive sales and service centers and dry cleaners also pose unique environmental risks because of the nature of their businesses and the types of products used or sold in those businesses.

     OFFICE PROPERTIES. Factors affecting the value and operation of an office property include--

     - the number and quality of the tenants, particularly significant tenants, at the property;

     - the physical attributes of the building in relation to competing buildings;

     - the location of the property with respect to the central business district or population centers;

     - demographic trends within the metropolitan area to move away from or towards the central business district;

     - social trends combined with space management trends, which may change towards options such as telecommuting or hoteling to satisfy space needs;

     - tax incentives offered to businesses or property owners by cities or suburbs adjacent to or near where the building is located;

     - local competitive conditions, such as the supply of office space or the existence or construction of new competitive office buildings;

     -    the quality and philosophy of building management;

     -    access to mass transportation; and

     -    changes in zoning laws.

     Office properties may be adversely affected by an economic decline in the business operated by their tenants. The risk associated with that economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

     Office properties are also subject to competition with other office properties in the same market. Competitive factors affecting an office property include--

     -    rental rates;

     - the building's age, condition and design, including floor sizes and layout;

     -    access to public transportation and availability of parking; and

     - amenities offered to its tenants, including sophisticated building systems, such as fiber optic cables, satellite communications or other basic building technological features.

     The cost of refitting office space for a new tenant is often higher than for other property types.

     The success of an office property also depends on the local economy. Factors influencing a company's decision to locate in a given area include--

     -    the cost and quality of labor;

     -    tax incentives; and

     -    quality of life matters, such as schools and cultural amenities.

     The strength and stability of the local or regional economy will affect an office property's ability to attract stable tenants on a consistent basis. A central business district may have a substantially different economy from that of a suburb.

     HOSPITALITY PROPERTIES. Hospitality properties may involve different types of hotels and motels, including--

     -    full service hotels;

     -    resort hotels with many amenities;

     -    limited service hotels;

     - hotels and motels associated with national or regional franchise chains;

     - hotels that are not affiliated with any franchise chain but may have their own brand identity; and

     -    other lodging facilities.

     Factors affecting the economic performance of a hospitality property include--

     - the location of the property and its proximity to major population centers or attractions;

     -    the seasonal nature of business at the property;

     -    the level of room rates relative to those charged by competitors;

     -    quality and perception of the franchise affiliation;

     - economic conditions, either local, regional or national, which may limit the amount that can be charged for a room and may result in a reduction in occupancy levels;

     -    the existence or construction of competing hospitality properties;

     -    nature and quality of the services and facilities;

     -    financial strength and capabilities of the owner and operator;

     - the need for continuing expenditures for modernizing, refurbishing and maintaining existing facilities;

     - increases in operating costs, which may not be offset by increased room rates;

     - the property's dependence on business and commercial travelers and tourism; and

     - changes in travel patterns caused by changes in access, energy prices, labor strikes, relocation of highways, the reconstruction of additional highways or other factors.

     Because limited service hotels and motels are relatively quick and inexpensive to construct and may quickly reflect a positive value, an over-building of these hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates. Further, because rooms at hospitality properties are generally rented for short periods of time, hospitality properties tend to be more sensitive to adverse economic conditions and competition than many other types of commercial properties. Additionally, the revenues of some hospitality properties, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature.

     Hospitality properties may be operated under franchise agreements. The continuation of a franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hospitality property to maintain those standards or adhere to those other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of capital expenditures that the owner of the hospitality property determines are too expensive or are otherwise unwarranted in light of the operating results or prospects of the property. In that event, the owner of the hospitality property may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the owner of the hospitality property may seek to obtain a suitable replacement franchise or to operate property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or value of the hospitality property because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

     The viability of any hospitality property that is a franchise of a national or a regional hotel or motel chain is dependent upon--

     -    the continued existence and financial strength of the franchisor;

     -    the public perception of the franchise service mark; and

     -    the duration of the franchise licensing agreement.

     The transferability of franchise license agreements may be restricted. The consent of the franchisor would be required for the continued use of the franchise license by the hospitality property following a foreclosure. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hospitality property, the lender or other purchaser of the hospitality property may not be entitled to the rights under any associated liquor license. That party would be required to apply in its own right for a new liquor license. There can be no assurance that a new license could be obtained or that it could be obtained promptly.

     CASINO PROPERTIES. Factors affecting the economic performance of a casino property include--

     - location, including proximity to or easy access from major population centers;

     -    appearance;

     - economic conditions, either local, regional or national, which may limit the amount of disposable income that potential patrons may have for gambling;

     -    the existence or construction of competing casinos;

     -    dependence on tourism; and

     -    local or state governmental regulation.

     Competition among major casinos may involve attracting patrons by--

     - providing alternate forms of entertainment, such as performers and sporting events; and

     -    offering low-priced or free food and lodging.

     Casino owners may expend substantial sums to modernize, refurbish and maintain existing facilities.

     The ownership and operation of casino properties is often subject to local or state governmental regulation. A government agency or authority may have jurisdiction over or influence with respect to the foreclosure of a casino property or the bankruptcy of its owner or operator. In some jurisdictions, it may be necessary to receive governmental approval before foreclosing, thereby resulting in substantial delays to a lender. Gaming licenses are not transferable, including in connection with a foreclosure. There can be no assurance that a lender or another purchaser in foreclosure or otherwise will be able to obtain the requisite approvals to continue operating the foreclosed property as a casino.

     Any given state or municipality that currently allows legalized gambling could pass legislation banning it.

     The loss of a gaming license for any reason would have a material adverse effect on the value of a casino property.

     HEALTH CARE-RELATED PROPERTIES. Health-care related properties include--

     -    hospitals;

     -    skilled nursing facilities;

     -    nursing homes;

     -    congregate care facilities; and

     -    in some cases, assisted living centers and housing for seniors.

     Health care-related facilities, particularly nursing homes, may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to--

     -    statutory and regulatory changes;

     -    retroactive rate adjustments;

     -    administrative rulings;

     -    policy interpretations;

     -    delays by fiscal intermediaries; and

     -    government funding restrictions.

All of the foregoing can adversely affect revenues from the operation a health care-related facility. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers. In addition, there are currently under consideration various proposals for national health care relief that could further limit these payments.

     Providers of long-term nursing care and other medical services are highly regulated by federal, state and local law. They are subject to numerous factors which can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations, including--

     -    federal and state licensing requirements;

     -    facility inspections;

     -    rate setting;

     -    reimbursement policies; and

     - laws relating to the adequacy of medical care, distribution of pharmaceuticals, use of equipment, personnel operating policies and maintenance of and additions to facilities and services.

     Under applicable federal and state laws and regulations, Medicare and Medicaid reimbursements generally may not be made to any person other than the provider who actually furnished the related material goods and services. Accordingly, in the event of foreclosure on a health care-related facility, neither a lender nor other subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the property prior to foreclosure. Furthermore, in the event of foreclosure, there can be no assurance that a lender or other purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals. The lender or other purchaser may have to apply in its own right for those licenses and approvals. There can be no assurance that a new license could be obtained or that a new approval would be granted.

     Health care-related facilities are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. Furthermore, transfers of health care-related facilities are subject to regulatory approvals under state, and in some cases federal, law not required for transfers of most other types of commercial properties.

     INDUSTRIAL PROPERTIES. Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slowdown in the economy. In addition, an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.

     The value and operation of an industrial property depends on--

     - location of the property, the desirability of which in a particular instance may depend on--

          1.   availability of labor services,

          2.   proximity to supply sources and customers, and

          3. accessibility to various modes of transportation and shipping, including railways, roadways, airline terminals and ports;

     - building design of the property, the desirability of which in a particular instance may depend on--

          1.   ceiling heights,

          2.   column spacing,

          3.   number and depth of loading bays,

          4.   divisibility,

          5.   floor loading capacities,

          6.   truck turning radius,

          7.   overall functionality, and

          8. adaptability of the property, because industrial tenants often need space that is acceptable for highly specialized activities; and

     - the quality and creditworthiness of individual tenants, because industrial properties frequently have higher tenant concentrations.

     Industrial properties are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value.

     WAREHOUSE, MINI-WAREHOUSE AND SELF-STORAGE FACILITIES. Warehouse, mini-warehouse and self-storage properties are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. In addition, it would require substantial capital expenditures to convert a warehouse, mini-warehouse or self-storage property to an alternative use. This will materially impair the liquidation value of the property if its operation for storage purposes becomes unprofitable due to decreased demand, competition, age of improvements or other factors.

     Successful operation of a warehouse, mini-warehouse or self-store property depends on--

     -    building design;

     -    location and visibility;

     -    tenant privacy;

     -    efficient access to the property;

     - proximity to potential users, including apartment complexes or commercial users;

     -    services provided at the property, such as security;

     -    age and appearance of the improvements; and

     -    quality of management.

     RESTAURANTS AND TAVERNS. Factors affecting the economic viability of individual restaurants, taverns and other establishments that are part of the food and beverage service industry include--

     - competition from facilities having businesses similar to a particular restaurant or tavern;

     - perceptions by prospective customers of safety, convenience, services and attractiveness;

     -    the cost, quality and availability of food and beverage products;

     - negative publicity, resulting from instances of food contamination, food-borne illness and similar events;

     -    changes in demographics, consumer habits and traffic patterns;

     -    the ability to provide or contract for capable management; and

     - retroactive changes to building codes, similar ordinances and other legal requirements.

     Adverse economic conditions, whether local, regional or national, may limit the amount that may be charged for food and beverages and the extent to which potential customers dine out. Because of the nature of the business, restaurants and taverns tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. Furthermore, the transferability of any operating, liquor and other licenses to an entity acquiring a bar or restaurant, either through purchase or foreclosure, is subject to local law requirements.

     The food and beverage service industry is highly competitive. The principal means of competition are--

     -    segment;

     -    product;

     -    price;

     -    value;

     -    quality;

     -    service;

     -    convenience;

     -    location; and

     -    the nature and condition of the restaurant facility.

     A restaurant or tavern operator competes with the operators of comparable establishments in the area in which its restaurant or tavern is located. Other restaurants could have--

     -    lower operating costs;

     -    more favorable locations;

     -    more effective marketing;

     -    more efficient operations; or

     -    better facilities.

     The location and condition of a particular restaurant or tavern will affect the number of customers and, to an extent, the prices that may be charged. The characteristics of an area or neighborhood in which a restaurant or tavern is located may change over time or in relation to competing facilities. Also, the cleanliness and maintenance at a restaurant or tavern will affect its appeal to customers. In the case of a regionally- or nationally-known chain restaurant, there may be costly expenditures for renovation, refurbishment or expansion, regardless of its condition.

     Factors affecting the success of a regionally- or nationally-known chain restaurant include--

     - actions and omissions of any franchisor, including management practices that--

          1.   adversely affect the nature of the business, or

          2. require renovation, refurbishment, expansion or other expenditures;

     - the degree of support provided or arranged by the franchisor, including its franchisee organizations and third-party providers of products or services; and

     - the bankruptcy or business discontinuation of the franchisor or any of its franchisee organizations or third-party providers.

     Chain restaurants may be operated under franchise agreements. Those agreements typically do not contain provisions protective of lenders. A borrower's rights as franchisee typically may be terminated without informing the lender, and the borrower may be precluded from competing with the franchisor upon termination. In addition, a lender that acquires title to a restaurant site through foreclosure or similar proceedings may be restricted in the use of the site or may be unable to succeed to the rights of the franchisee under the related franchise agreement. The transferability of a franchise may be subject to other restrictions. Also, federal and state franchise regulations may impose additional risk, including the risk that the transfer of a franchise acquired through foreclosure or similar proceedings may require registration with governmental authorities or disclosure to prospective transferees.

     MANUFACTURED HOUSING COMMUNITIES, MOBILE HOME PARKS AND RECREATIONAL VEHICLE PARKS. Manufactured housing communities and mobile home parks consist of land that is divided into "spaces" or "home sites" that are primarily leased to owners of the individual mobile homes or other housing units. The home owner often invests in site-specific improvements such as carports, steps, fencing, skirts around the base of the home, and landscaping. The land owner typically provides private roads within the park, common facilities and, in many cases, utilities.

     Due to relocation costs and, in some cases, demand for homesites, the value of a mobile home or other housing unit in place in a manufactured housing community or mobile home park is generally higher, and can be significantly higher, than the value of the same unit not placed in a manufactured housing community or mobile home park. As a result, a well-operated manufactured housing community or mobile home park that has achieved stabilized occupancy is typically able to maintain occupancy at or near that level. For the same reason, a lender that provided financing for the home of a tenant who defaulted in his or her space rent generally has an incentive to keep rental payments current until the home can be resold in place, rather than to allow the unit to be removed from the park. In general, the individual mobile homes and other housing units will not constitute collateral for a mortgage loan underlying a series of offered certificates.

     Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers, primarily designed for recreational, camping or travel use. In general, parks that lease recreational vehicle spaces can be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes. However, it is not unusual for the owner of a recreational vehicle to leave the vehicle at the park on a year-round basis or to use the vehicle as low cost housing and reside in the park indefinitely.

     Factors affecting the successful operation of a manufactured housing community, mobile home park or recreational vehicle park include--

     -    the number of comparable competing properties in the local market;

     -    the age, appearance and reputation of the property;

     -    the quality of management; and

     -    the types of facilities and services it provides.

     Manufactured housing communities and mobile home parks also compete against alternative forms of residential housing, including--

     -    multifamily rental properties;

     -    cooperatively-owned apartment buildings;

     -    condominium complexes; and

     -    single-family residential developments.

     Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, such as staying at a hotel at the beach.

     Manufactured housing communities, mobile home parks and recreational vehicle parks are special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect the liquidation value of the property if its operation as a manufactured housing community, mobile home park or recreational vehicle park, as the case may be, becomes unprofitable due to competition, age of the improvements or other factors.

     Some states regulate the relationship of an owner of a manufactured housing community or mobile home park and its tenants in a manner similar to the way they regulate the relationship between a landlord and tenant at a multifamily rental property. In addition, some states also regulate changes in the use of a manufactured housing community or mobile home park and require that the owner give written notice to its tenants a substantial period of time prior to the projected change.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on manufactured housing communities and mobile home parks. These ordinances may limit rent increases to--

     -    fixed percentages;

     -    percentages of increases in the consumer price index;

     -    increases set or approved by a governmental agency; or

     -    increases determined through mediation or binding arbitration.

     In many cases, the rent control laws either do not permit vacancy decontrol or permit vacancy decontrol only in the relatively rare event that the mobile home or manufactured housing unit is removed from the homesite. Local authority to impose rent control on manufactured housing communities and mobile home parks is pre-empted by state law in some states and rent control is not imposed at the state level in those states. In some states, however, local rent control ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control with respect to those tenants.

     RECREATIONAL AND RESORT PROPERTIES. Any mortgage loan underlying a series of offered certificates may be secured by a golf course, marina, ski resort, amusement park or other property used for recreational purposes or as a resort. Factors affecting the economic performance of a property of this type include--

     -    the location and appearance of the property;

     -    the appeal of the recreational activities offered;

     - the existence or construction of competing properties, whether or not they offer the same activities;

     - the need to make capital expenditures to maintain, refurbish, improve and/or expand facilities in order to attract potential patrons;

     -    geographic location and dependence on tourism;

     - changes in travel patterns caused by changes in energy prices, strikes, location of highways, construction of additional highways and similar factors;

     - seasonality of the business, which may cause periodic fluctuations in operating revenues and expenses;

     -    sensitivity to weather and climate changes; and

     -    local, regional and national economic conditions.

     A marina or other recreational or resort property located next to water will also be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

     Because of the nature of the business, recreational and resort properties tend to respond to adverse economic conditions more quickly than do many other types of commercial properties.

     Recreational and resort properties are generally special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

     ARENAS AND STADIUMS. The success of an arena or stadium generally depends on its ability to attract patrons to a variety of events, such as sporting events, musical events, theatrical events, animal shows, and circuses. The ability to attract patrons is dependent on, among others, the following factors--

     -    the appeal of the particular event;

     -    the cost of admission;

     - perceptions by prospective patrons of the safety, convenience, services and attractiveness of the arena or stadium;

     - perceptions by prospective patrons of the safety of the surrounding area; and

     - the alternative forms of entertainment available in the particular locale.

     In some cases, an arena's or stadium's success will depend on its ability to attract and keep a sporting team as a tenant. An arena or stadium may become unprofitable, or unacceptable to a tenant of that type, due to decreased attendance, competition and age of improvements. Often, substantial expenditures must be made to modernize, refurbish and/or maintain existing facilities.

     Arenas and stadiums are special purpose properties which cannot be readily convertible to alternative uses. This will adversely affect their liquidation value.

     CHURCHES AND OTHER RELIGIOUS FACILITIES. Churches and other religious facilities generally depend on charitable donations to meet expenses and pay for maintenance and capital expenditures. The extent of those donations is dependent on the attendance at any particular religious facility and the extent to which attendees are prepared to make donations, which is influenced by a variety of social, political and economic factors. Donations may be adversely affected by economic conditions, whether local, regional or national. Religious facilities are special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

     PARKING LOTS AND GARAGES. The primary source of income for parking lots and garages is the rental fees charged for parking spaces. Factors affecting the success of a parking lot or garage include--

     -    the number of rentable parking spaces and rates charged;

     - the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

     -    the amount of alternative parking spaces in the area;

     -    the availability of mass transit; and

     - the perceptions of the safety, convenience and services of the lot or garage.

     UNIMPROVED LAND. The value of unimproved land is largely a function of its potential use. This may depend on--

     -    its location;

     -    its size;

     -    the surrounding neighborhood; and

     -    local zoning laws.

     DEFAULT AND LOSS CONSIDERATIONS WITH RESPECT TO COMMERCIAL AND MULTIFAMILY MORTGAGE LOANS. Mortgage loans secured by liens on income-producing properties are substantially different from mortgage loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon--

     -    the successful operation of the related real property;

     - the related borrower's ability to refinance the mortgage loan or sell the related real property; and

     - its ability to generate income sufficient to make payments on the loan.

This is particularly true because most or all of the mortgage loans underlying the offered certificates will be nonrecourse loans.

     The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of--

     - the amount of income derived or expected to be derived from the related real property for a twelve-month period that is available to pay debt service; to

     - the annualized scheduled payments of principal and/or interest on the mortgage loan and any other senior loans that are secured by the related real property.

The amount described in the first bullet point of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property. We will provide a more detailed discussion of its calculation in the related prospectus supplement.

     The cash flow generated by a multifamily or commercial property will generally fluctuate over time and may or may not be sufficient to--

     -    make the loan payments on the related mortgage loan;

     -    cover operating expenses; and

     -    fund capital improvements at any given time.

     Operating revenues of a nonowner-occupied, income-producing property may be affected by the condition of the applicable real estate market and/or area economy. Properties leased, occupied or used on a short-term basis, such as--

     -    some health care-related facilities;

     -    hotels and motels;

     -    recreational vehicle parks; and

     - mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as--

     -    warehouses;

     -    retail stores;

     -    office buildings; and

     -    industrial facilities.

     Some commercial properties may be owner-occupied or leased to a small number of tenants. Accordingly, the operating revenues may depend substantially on the financial condition of the borrower or one or a few tenants. Mortgage loans secured by liens on owner-occupied and single tenant properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

     Increases in property operating expenses can increase the likelihood of a borrower default on a multifamily or commercial mortgage loan secured by the property. Increases in property operating expenses may result from--

     -    increases in energy costs and labor costs;

     -    increases in interest rates and real estate tax rates; and

     -    changes in governmental rules, regulations and fiscal policies.

     Some net leases of commercial properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, a net lease will result in stable net operating income to the borrower/landlord only if the lessee is able to pay the increased operating expense while also continuing to make rent payments.

     Lenders also look to the loan-to-value ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of--

     - the then outstanding principal balance of the mortgage loan and any other senior loans that are secured by the related real property; to

     - the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

     A low loan-to-value ratio means the borrower has a large amount of its own equity in the multifamily or commercial property that secures its loan. In these circumstances--

     - the borrower has a greater incentive to perform under the terms of the related mortgage loan in order to protect that equity; and

     - the lender has greater protection against loss on liquidation following a borrower default.

     Loan-to-value ratios are not necessarily an accurate measure of the likelihood of liquidation loss in a pool of multifamily and commercial mortgage loans. For example, the value of a multifamily or commercial property as of the date of initial issuance of a series of offered certificates may be less than the estimated value determined at loan origination. The value of any real property, in particular a multifamily or commercial property, will likely fluctuate from time to time. Moreover, even a current appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on--

     - the market comparison method, which takes into account the recent resale value of comparable properties at the date of the appraisal;

     - the cost replacement method, which takes into account the cost of replacing the property at the date of the appraisal;

     - the income capitalization method, which takes into account the property's projected net cash flow; or

     -    a selection from the values derived from the foregoing methods.

     Each of these appraisal methods presents analytical difficulties. For example--

     - it is often difficult to find truly comparable properties that have recently been sold;

     - the replacement cost of a property may have little to do with its current market value; and

     - income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate.

     If more than one appraisal method is used and significantly different results are produced, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

     The value of a multifamily or commercial property will be affected by property performance. As a result, if a multifamily or commercial mortgage loan defaults because the income generated by the related property is insufficient to pay operating costs and expenses as well as debt service, then the value of the property will decline and a liquidation loss may occur.

     We believe that the foregoing considerations are important factors that generally distinguish mortgage loans secured by liens on income-producing real estate from single-family mortgage loans. However, the originators of the mortgage loans underlying your offered certificates may not have considered all of those factors for all or any of those loans.

     PAYMENT PROVISIONS OF THE MORTGAGE LOANS. Each of the mortgage loans included in one of our trusts will have the following features--

     -    an original term to maturity of not more than approximately 40 years;
          and

     - scheduled payments of principal, interest or both, to be made on specified dates, that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval.

     A mortgage loan included in one of our trusts may also include terms that--

     - provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

     - provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower's election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;

     -    provide for no accrual of interest;

     - provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the coupon rate or to reflect the occurrence of specified events;

     - be fully amortizing or, alternatively, may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;

     -    permit the negative amortization or deferral of accrued interest;

     - permit defeasance and the release of the real property collateral in connection with that defeasance; and/or

     - prohibit some or all voluntary prepayments or require payment of a premium, fee or charge in connection with those prepayments.

     MORTGAGE LOAN INFORMATION IN PROSPECTUS SUPPLEMENTS. We will describe in the related prospectus supplement the characteristics of the mortgage loans that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage loans in one of our trusts--

     - the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

     - the type or types of property that provide security for repayment of the mortgage loans;

     - the earliest and latest origination date and maturity date of the mortgage loans;

     - the original and remaining terms to maturity of the mortgage loans, or the range of each of those terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

     - loan-to-value ratios of the mortgage loans either at origination or as of a more recent date, or the range of those loan-to-value ratios, and the weighted average of those loan-to-value ratios;

     - the mortgage interest rates of the mortgage loans, or the range of those mortgage interest rates, and the weighted average mortgage interest rate of the mortgage loans;

     - if any mortgage loans have adjustable mortgage interest rates, the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the loan;

     - information on the payment characteristics of the mortgage loans, including applicable prepayment restrictions;

     - debt service coverage ratios of the mortgage loans either at origination or as of a more recent date, or the range of those debt service coverage ratios, and the weighted average of those debt service coverage ratios; and

     - the geographic distribution of the properties securing the mortgage loans on a state-by-state basis.

     If we are unable to provide the specific information described above at the time a series of offered certificates is initially offered, we will provide--

     -    more general information in the related prospectus supplement; and

     - specific information in a report which will be filed with the Commission as part of a Current Report on Form 8-K following the issuance of those certificates.

     If 10% or more of the pool assets are or will be located in any one state or other geographic region, we will describe in the related prospectus supplement any economic or other factors specific to such state or region that may materially impact those pool assets or the cash flows from those pool assets.

     In addition, if any mortgage loan, or group of related mortgage loans, included in our trust relates to a single obligor (or group of affiliated obligors) and represents a material concentration of the asset pool, we will include in the related prospectus supplement financial statements or other financial information on the related real property or properties as required under the Securities Act and the Exchange Act.

SUBSTITUTION, ACQUISITION AND REMOVAL OF MORTGAGE ASSETS

     If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of offered certificates in exchange for--

     - cash that would be applied to pay down the principal balances of the certificates of that series; and/or

     -    other mortgage loans that--

          1. conform to the description of mortgage assets in this prospectus, and

          2. satisfy the criteria set forth in the related prospectus supplement.

     In addition, if so specified in the related prospectus supplement, the trustee may be authorized or required to apply collections on the related mortgage assets to acquire new mortgage loans that--

     -    conform to the description of mortgage assets in this prospectus; and

     -    satisfy the criteria set forth in the related prospectus supplement.

     No replacement of mortgage assets or acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

     In addition, if so specified under circumstances described in the related prospectus supplement, any single holder or group of holders of a specified class of certificates or a servicer may have the option to purchase all of the underlying mortgage loans and all other property remaining in the related trust fund on any distribution date on which the total principal balance of the underlying mortgage loans is less than a specified percentage of the initial mortgage pool balance.

     Further, if so specified in the related prospectus supplement, we and/or another seller of mortgage loans may make or assign to the subject trust certain representations and warranties with respect to those mortgage loans and, upon notification or discovery of a breach of any such representation or warranty or a material defect with respect to certain specified related mortgage loan documents, which breach or defect materially and adversely affects the value of any mortgage loan (or such other standard as is described in the related prospectus supplement), then we or such other seller may be required to either cure such breach, repurchase the affected mortgage loan from the related trust or substitute the affected mortgage loan with another mortgage loan.

UNDELIVERED MORTGAGE ASSETS

     In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. In the event that the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, we may deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For 90 days following the date of initial issuance of that series of certificates, we will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.

ACCOUNTS

     The trust assets underlying a series of offered certificates will include one or more accounts established and maintained on behalf of the holders. All payments and collections received or advanced on the mortgage assets and other trust assets will be deposited and held in those accounts. We will identify and describe those accounts, and will further describe the deposits to and withdrawals from those accounts, in the related prospectus supplement.

CREDIT SUPPORT

     The holders of any class of offered certificates may be the beneficiaries of credit support designed to protect them partially or fully against all or particular defaults and losses on the related mortgage assets. The types of credit support that may benefit the holders of a class of offered certificates include--

     - the subordination or one or more other classes of certificates of the same series;

     -    a letter of credit;

     -    a surety bond;

     -    an insurance policy;

     -    a guarantee; and/or

     -    a reserve fund.

     The amount and types of any credit support benefiting the holders of a class of offered certificates, the identity of the entity providing it (if applicable) and related information with respect to each type of credit support, if any, will be set forth in the related prospectus supplement for a series of certificates.

ARRANGEMENTS PROVIDING REINVESTMENT, INTEREST RATE AND CURRENCY RELATED
PROTECTION

     The trust assets for a series of offered certificates may include guaranteed investment contracts in accordance with which moneys held in the funds and accounts established for that series will be invested at a specified rate. Those trust assets may also include--

     -    interest rate exchange agreements;

     -    interest rate cap agreements;

     -    interest rate floor agreements;

     -    currency exchange agreements; or

     - other agreements or arrangements designed to reduce the effects of interest rate or currency exchange rate fluctuations with respect to the related mortgage assets and one or more classes of offered certificates.

     In the related prospectus supplement, we will describe any agreements or other arrangements designed to protect the holders of a class of offered certificates against shortfalls resulting from movements or fluctuations in interest rates or currency exchange rates. If applicable, we will also identify any obligor under the agreement or other arrangement.

                        YIELD AND MATURITY CONSIDERATIONS

GENERAL

     The yield on your offered certificates will depend on--

     -    the price you paid for your offered certificates;

     -    the pass-through rate on your offered certificates; and

     -    the amount and timing of payments on your offered certificates.

PASS-THROUGH RATE

     A class of interest-bearing offered certificates may have a fixed, variable or adjustable pass-through rate. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, if the pass-through rate is variable or adjustable, the method of determining the pass-through rate.

PAYMENT DELAYS

     There will be a delay between the date on which payments on the underlying mortgage loans are due and the date on which those payments are passed through to you and other investors. That delay will reduce the yield that would otherwise be produced if those payments were passed through on your offered certificates on the same date that they were due.

YIELD AND PREPAYMENT CONSIDERATIONS

     The yield to maturity on your offered certificates will be affected by the rate of principal payments on the underlying mortgage loans and the allocation of those principal payments to reduce the principal balance or notional amount of your offered certificates. The rate of principal payments on those mortgage loans will be affected by the following--

     - the amortization schedules of the mortgage loans, which may change from time to time to reflect, among other things, changes in mortgage interest rates or partial prepayments of principal;

     -    the dates on which any balloon payments are due; and

     - the rate of principal prepayments on the mortgage loans, including voluntary prepayments by borrowers and involuntary prepayments resulting from liquidations, casualties or purchases of mortgage loans.

     Because the rate of principal prepayments on the mortgage loans underlying your offered certificates will depend on future events and a variety of factors, we cannot give you any assurance as to that rate.

     The extent to which the yield to maturity of your offered certificates may vary from your anticipated yield will depend upon--

     - whether you purchased your offered certificates at a discount or premium and, if so, the extent of that discount or premium; and

     - when, and to what degree, payments of principal on the underlying mortgage loans are applied or otherwise result in the reduction of the principal balance or notional amount of your offered certificates.

     If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

     If your offered certificates entitle you to payments of interest, with disproportionate, nominal or no payments of principal, you should consider that your yield will be extremely sensitive to prepayments on the underlying mortgage loans and, under some prepayment scenarios, may be negative.

     If a class of offered certificates accrues interest on a notional amount, that notional amount will, in general, either--

     - be based on the principal balances of some or all of the mortgage assets in the related trust; or

     - equal the total principal balance of one or more of the other classes of certificates of the same series.

Accordingly, the yield on that class of certificates will be inversely related to, as applicable, the rate at which--

     - payments and other collections of principal are received on the mortgage assets referred to in the first bullet point of the prior sentence; or

     - payments are made in reduction of the total principal balance of the class or classes of certificates referred to in the second bullet point of the prior sentence.

     The extent of prepayments of principal of the mortgage loans underlying your offered certificates may be affected by a number of factors, including--

     -    the availability of mortgage credit;

     - the relative economic vitality of the area in which the related real properties are located;

     -    the quality of management of the related real properties;

     -    the servicing of the mortgage loans;

     -    possible changes in tax laws; and

     -    other opportunities for investment.

     In general, those factors that increase--

     - the attractiveness of selling or refinancing a commercial or multifamily property; or

     - the likelihood of default under a commercial or multifamily mortgage loan,

would be expected to cause the rate of prepayment to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment to slow.

     The rate of principal payments on the mortgage loans underlying your offered certificates may also be affected by the existence and enforceability of prepayment restrictions, such as--

     -    prepayment lock-out periods; and

     - requirements that voluntary principal prepayments be accompanied by prepayment premiums, fees or charges.

If enforceable, those provisions could constitute either an absolute prohibition, in the case of a prepayment lock-out period, or a disincentive, in the case of a prepayment premium, fee or charge, to a borrower's voluntarily prepaying its mortgage loan, thereby slowing the rate of prepayments.

     The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. As prevailing market interest rates decline, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of adjustable rate mortgage loans, as prevailing market interest rates decline, the related borrowers may have an increased incentive to refinance for the following purposes--

     -    to convert to a fixed rate loan and thereby lock in that rate; or

     - to take advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

     Subject to prevailing market interest rates and economic conditions generally, a borrower may sell a real property in order to--

     -    realize its equity in the property;

     -    meet cash flow needs; or

     -    make other investments.

     Additionally, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their properties prior to the exhaustion of tax depreciation benefits.

     We make no representation as to--

     - the particular factors that will affect the prepayment of the mortgage loans underlying any series of offered certificates;

     -    the relative importance of those factors;

     - the percentage of the principal balance of those mortgage loans that will be paid as of any date; or

     -    the overall rate of prepayment on those mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans underlying any series of offered certificates will affect the ultimate maturity and the weighted average life of one or more classes of those certificates. In general, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

     The weighted average life and maturity of a class of offered certificates will be influenced by the rate at which principal on the underlying mortgage loans is paid to that class, whether in the form of--

     -    scheduled amortization; or

     -    prepayments, including--

          1.   voluntary prepayments by borrowers, and

          2. involuntary prepayments resulting from liquidations, casualties or condemnations and purchases of mortgage loans out of the related trust.

     Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model. CPR represents an assumed constant rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of those loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the 30th month. Beginning in the 30th month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption is a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. It is unlikely that the prepayment experience of the mortgage loans underlying your offered certificates will conform to any particular level of CPR or SPA.

     In the prospectus supplement for a series of offered certificates, we will include tables, if applicable, setting forth--

     - the projected weighted average life of each class of those offered certificates with principal balances; and

     - the percentage of the initial total principal balance of each class of those offered certificates that would be outstanding on specified dates,

based on the assumptions stated in that prospectus supplement, including assumptions regarding prepayments on the underlying mortgage loans. Those tables and assumptions illustrate the sensitivity of the weighted average lives of those offered certificates to various assumed prepayment rates and are not intended to predict, or to provide information that will enable you to predict, the actual weighted average lives of your offered certificates.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     BALLOON PAYMENTS; EXTENSIONS OF MATURITY. Some or all of the mortgage loans underlying a series of offered certificates may require that balloon payments be made at maturity. The ability of a borrower to make a balloon payment typically will depend upon its ability either--

     -    to refinance the loan; or

     -    to sell the related real property.

If a borrower is unable to refinance or sell the related real property, there is a possibility that the borrower may default on the mortgage loan or that the maturity of the mortgage loan may be extended in connection with a workout. If a borrower defaults, recovery of proceeds may be delayed by--

     -    the bankruptcy of the borrower; or

     - adverse economic conditions in the market where the related real property is located.

     In order to minimize losses on defaulted mortgage loans, the related master servicer or special servicer may be authorized within prescribed limits to modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay payments of principal on your offered certificates and extend the weighted average life of your offered certificates.

     NEGATIVE AMORTIZATION. The weighted average life of a class of offered certificates can be affected by mortgage loans that permit negative amortization to occur. Those are the mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues on the mortgage loan, with the unpaid portion of that interest being added to the related principal balance. Negative amortization most commonly occurs with respect to an adjustable rate mortgage loan that--

     - limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate;

     - provides that its scheduled payment will adjust less frequently than its mortgage interest rate; or

     - provides for constant scheduled payments regardless of adjustments to its mortgage interest rate.

     Negative amortization on one or more mortgage loans in any of our trusts may result in negative amortization on a related class of offered certificates. We will describe in the related prospectus supplement, if applicable, the manner in which negative amortization with respect to the underlying mortgage loans is allocated among the respective classes of a series of offered certificates.

     The portion of any mortgage loan negative amortization allocated to a class of offered certificates may result in a deferral of some or all of the interest payable on those certificates. Deferred interest may be added to the total principal balance of a class of offered certificates. In addition, an adjustable rate mortgage loan that permits negative amortization would be expected during a period of increasing interest rates to amortize, if at all, at a slower rate than if interest rates were declining or were remaining constant. This slower rate of mortgage loan amortization would be reflected in a slower rate of amortization for one or more classes of certificates of the related series. Accordingly, there may be an increase in the weighted average lives of those classes of certificates to which any mortgage loan negative amortization would be allocated or that would bear the effects of a slower rate of amortization of the underlying mortgage loans.

     The extent to which the yield on your offered certificates may be affected by any negative amortization on the underlying mortgage loans will depend, in part, upon whether you purchase your offered certificates at a premium or a discount.

     During a period of declining interest rates, the scheduled payment on an adjustable rate mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. The result is the accelerated amortization of the mortgage loan. The acceleration in amortization of a mortgage loan will shorten the weighted average lives of those classes of certificates that entitle their holders to a portion of the principal payments on the mortgage loan.

     FORECLOSURES AND PAYMENT PLANS. The weighted average life of and yield on your offered certificates will be affected by--

     - the number of foreclosures with respect to the underlying mortgage loans; and

     - the principal amount of the foreclosed mortgage loans in relation to the principal amount of those mortgage loans that are repaid in accordance with their terms.

     Servicing decisions made with respect to the underlying mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also affect the payment patterns of particular mortgage loans and, as a result, the weighted average life of and yield on your offered certificates.

     LOSSES AND SHORTFALLS ON THE MORTGAGE ASSETS. The yield on your offered certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections on the underlying mortgage loans and the timing of those losses and shortfalls. In general, the earlier that you bear any loss or shortfall, the greater will be the negative effect on the yield of your offered certificates.

     The amount of any losses or shortfalls in collections on the mortgage assets in any of our trusts will, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, that we specify in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by the following--

     - a reduction in the entitlements to interest and/or the total principal balances of one or more classes of certificates; and/or

     - the establishment of a priority of payments among classes of certificates.

     If you purchase subordinated certificates, the yield to maturity on those certificates may be extremely sensitive to losses and shortfalls in collections on the underlying mortgage loans.

     ADDITIONAL CERTIFICATE AMORTIZATION. If your offered certificates have a principal balance, then they entitle you to a specified portion of the principal payments received on the underlying mortgage loans. They may also entitle you to payments of principal from the following sources--

     - amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

     - interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

     - prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

     -    any other amounts described in the related prospectus supplement.

     The amortization of your offered certificates out of the sources described in the prior paragraph would shorten their weighted average life and, if your offered certificates were purchased at a premium, reduce their yield to maturity.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     Each series of offered certificates, together with any non-offered certificates of the same series, will represent beneficial ownership interests in a trust established by us. Each series of offered certificates will consist of one or more classes. Any non-offered certificates of that series will likewise consist of one or more classes.

     A series of certificates consists of all those certificates that--

     -    have the same series designation;

     -    were issued under the same Governing Document; and

     -    represent beneficial ownership interests in the same trust.

     A class of certificates consists of all those certificates of a particular series that--

     -    have the same class designation; and

     -    have the same payment terms.

     The respective classes of offered and non-offered certificates of any series may have a variety of payment terms. An offered certificate may entitle the holder to receive--

     - a stated principal amount, which will be represented by its principal balance;

     - interest on a principal balance or notional amount, at a fixed, floating, adjustable or variable pass-through rate, which pass-through rate may change as of a specified date or upon the occurrence of specified events as described in the related prospectus supplement;

     - specified, fixed or variable portions of the interest, principal or other amounts received on the related mortgage assets;

     - payments of principal, with disproportionate, nominal or no payments of interest;

     - payments of interest, with disproportionate, nominal or no payments of principal;

     - payments of interest on a deferred or partially deferred basis, which deferred interest may be added to the principal balance, if any, of the subject class of offered certificates or which deferred interest may or may not itself accrue interest, all as set forth in the related prospectus supplement;

     - payments of interest or principal that commence only as of a specified date or only after the occurrence of specified events, such as the payment in full of the interest and principal outstanding on one or more other classes of certificates of the same series;

     - payments of interest or principal that are, in whole or in part, calculated based on or payable specifically or primarily from payments or other collections on particular related mortgage assets;

     - payments of principal to be made, from time to time or for designated periods, at a rate that is--

          1.   faster and, in some cases, substantially faster, or

          2.   slower and, in some cases, substantially slower,

          than the rate at which payments or other collections of principal are received on the related mortgage assets;

     - payments of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology;

     - payments of principal that may be accelerated or slowed in response to a change in the rate of principal payments on the related mortgage assets in order to protect the subject class of offered certificates or, alternatively, to protect one or more other classes of certificates of the same series from prepayment and/or extension risk;

     - payments of principal out of amounts other than payments or other collections of principal on the related mortgage assets, such as excess spread on the related mortgage assets or amounts otherwise payable as interest with respect to another class of certificates of the same series, which other class of certificates provides for the deferral of interest payments thereon;

     - payments of residual amounts remaining after required payments have been made with respect to other classes of certificates of the same series; or

     - payments of all or part of the prepayment or repayment premiums, fees and charges, equity participations payments or other similar items received on the related mortgage assets.

     Any class of offered certificates may be senior or subordinate to or pari passu with one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses or other shortfalls.

     A class of offered certificates may have two or more component parts, each having characteristics that are described in this prospectus as being attributable to separate and distinct classes. For example, a class of offered certificates may have a total principal balance on which it accrues interest at a fixed, floating, adjustable or variable rate. That class of offered certificates may also accrue interest on a total notional amount at a different fixed, floating, adjustable or variable rate. In addition, a class of offered certificates may accrue interest on one portion of its total principal balance or notional amount at one fixed, floating, adjustable or variable rate and on another portion of its total principal balance or notional amount at a different fixed, floating, adjustable or variable rate. Furthermore, a class of offered certificates may be senior to another class of certificates of the same series in some respects, such as receiving payments out of payments and other collections on particular related mortgage assets, but subordinate in other respects, such as receiving payments out of the payments and other collections on different related mortgage asset.

     Each class of offered certificates will be issued in minimum denominations corresponding to specified principal balances, notional amounts or percentage interests, as described in the related prospectus supplement. A class of offered certificates may be issued in fully registered, definitive form and evidenced by physical certificates or may be issued in book-entry form through the facilities of The Depository Trust Company. Offered certificates held in fully registered, definitive form may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, except for any tax or other governmental charge payable in connection with the transfer or exchange. Interests in offered certificates held in book-entry form will be transferred on the book-entry records of DTC and its participating organizations. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through Clearstream Banking, societe anonyme or the Euroclear System, for so long as they are participants in DTC.

INVESTOR REQUIREMENTS AND TRANSFER RESTRICTIONS

     A Governing Document may impose minimum standards, restrictions or suitability requirements regarding potential investors in purchasing the subject offered certificates and/or restrictions on ownership or transfer of the subject offered certificates. If so, we will discuss any such standards, restrictions and/or requirements in the related prospectus supplement if and to the extent that we do not already do so.

PAYMENTS ON THE CERTIFICATES

     GENERAL. Payments on a series of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually, annually or at any other specified interval. Payments or other collections on or with respect to the related mortgage assets will be the primary source of funds payable on a series of offered certificates. In the prospectus supplement for each series of offered certificates, we will identify--

     - the frequency of distribution on, and the periodic payment date for, that series;

     - the relevant collection period, which may vary from mortgage asset to mortgage asset, for payments and other collections on or with respect to the related mortgage assets that are payable on that series on any particular payment date; and

     - the record date as of which certificateholders entitled to payments on any particular payment date will be established.

     All payments with respect to a class of offered certificates on any payment date will be allocated pro rata among the outstanding certificates of that class in proportion to the respective principal balances, notional amounts or percentage interests, as the case may be, of those certificates. Payments on an offered certificate will be made to the holder entitled thereto either--

     - by wire transfer of immediately available funds to the account of that holder at a bank or similar entity, provided that the holder has furnished the party making the payments with wiring instructions no later than the applicable record date and has satisfied any other conditions specified in the related prospectus supplement; or

     - by check mailed to the address of that holder as it appears in the certificate register, in all other cases.

     In general, the final payment on any offered certificate will be made only upon presentation and surrender of that certificate at the location specified to the holder in notice of final payment.

     In connection with the offering and issuance of each series of offered certificates, we will include the following information in the related prospectus supplement:

     - the flow of funds for the transaction, including the payment allocations, rights and distribution priorities among all classes of the subject offered certificates, and within each class of those offered certificates, with respect to cash flows;

     - any specified changes to the transaction structure that would be triggered upon a default or event of default on the related trust assets or the failure to make any required payment on any class of certificates of the subject series, such as a change in distribution priority among classes;

     - any credit enhancement or other support and any other structural features designed to enhance credit, facilitate the timely payment of monies due on the mortgage assets or owing to certificateholders, adjust the rate of return on those offered certificates, or preserve monies that will or might be distributed to certificateholders;

     - how cash held pending distribution or other uses is held and invested, the length of time cash will be held pending distributions to certificateholders, the identity of the party or parties with access to cash balances and the authority to invest cash balances, the identity of the party or parties making decisions regarding the deposit, transfer or disbursement of mortgage asset cash flows and whether there will be any independent verification of the transaction accounts or account activity; and

     - an itemized list (in tabular format) of fees and expenses to be paid or payable out of the cash flows from the related mortgage assets.

     In the flow of funds discussion in any prospectus supplement, we will provide information regarding any directing of cash flows from the trust assets (such as to reserve accounts, cash collateral accounts or expenses) and the purpose and operation of those requirements.

     PAYMENTS OF INTEREST. In the case of each class of interest-bearing offered certificates, interest will accrue from time to time, at the applicable pass-through rate and in accordance with the applicable interest accrual method, on the total outstanding principal balance or notional amount of that class. However, in some cases, the interest payable with respect to a class of interest-bearing offered certificates will equal a specified percentage or other specified portion, calculated as described in the related prospectus supplement, of the interest accrued or payable, as applicable, on some or all of the related mortgage assets or on one or more particular related mortgage assets.

     The pass-through rate for a class of interest-bearing offered certificates may be fixed, variable or adjustable. For example, the pass-through rate for a class of interest-bearing offered certificates may be:

     -    a specified fixed rate;

     - a rate based on the interest rate for a particular related mortgage asset;

     - a rate based on a weighted average of the interest rates for some or all of the related mortgage assets, except that for purposes of calculating that weighted average rate any or all of the underlying rates may first be subject to a cap or floor or be increased or decreased by a specified spread or percentage or by a spread or percentage calculated based on a specified formula, with any such underlying rate adjustments permitted to vary from mortgage asset to mortgage asset or, in the case of any particular mortgage asset, from one accrual or payment period to another;

     - a rate that resets periodically based upon, and that varies either directly or indirectly with, the value from time to time of a designated objective index, such as the London interbank offered rate, a particular prime lending rate, a particular Treasury rate, the average cost of funds of one or more financial institutions or other similar index rate, as determined from time to time as set forth in the related prospectus supplement;

     - a rate that is equal to the product of (a) a rate described in any of the foregoing bullets in this sentence, multiplied by (b) a specified percentage or a percentage calculated based on a specified formula, which specified percentage or specified formula may vary from one accrual or payment period to another;

     - a rate that is equal to (a) a rate described in any of the foregoing bullets in this sentence, increased or decreased by (b) a specified spread or a spread calculated based on a specified formula, which specified spread or specified formula may vary from one accrual or payment period to another;

     - a floating, adjustable or otherwise variable rate that is described in any of the foregoing bullets in this sentence, except that it is limited by (a) a cap or ceiling that establishes either a maximum rate or a maximum number of basis points by which the rate may increase from one accrual or payment period to another or over the life of the subject offered certificates or (b) a floor that establishes either a minimum rate or a maximum number of basis points by which the rate may decrease from one accrual or payment period to another or over the life of the subject offered certificates;

     - a rate that is described in any of the foregoing bullets in this sentence, except that it is subject to a limit on the amount of interest to be paid on the subject offered certificates in any accrual or payment period that is based on the total amount available for distribution;

     - the highest, lowest or average of any two or more of the rates described in the foregoing bullets in this sentence, or the differential between any two of the rates described in the foregoing bullets in this sentence; or

     - a rate that is based on (a) one fixed rate during one or more accrual or payment periods and a different fixed rate or rates, or any other rate or rates described in any of the foregoing bullets in this sentence, during other accrual or payment periods or (b) a floating, adjustable or otherwise variable rate described in any of the foregoing bullets in this sentence, during one or more accrual or payment periods and a fixed rate or rates, or a different floating, adjustable or otherwise variable rate or rates described in any of the foregoing bullets in this sentence, during other accrual or payment periods.

     We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, in the case of a floating, adjustable or variable pass-through rate, the method for determining that pass-through rate and how frequently it will be determined. If the rate to be paid with respect to any class of offered certificates can be a combination of two or more rates, we will provide information in the related prospectus supplement regarding each of those rates and when it applies.

     Interest may accrue with respect to any offered certificate on the basis of--

     -    a 360-day year consisting of twelve 30-day months;

     - the actual number of days elapsed during each relevant period in a year assumed to consist of 360 days;

     - the actual number of days elapsed during each relevant period in a normal calendar year; or

     -    any other method identified in the related prospectus supplement.

     We will identify the interest accrual method for each class of offered certificates in the related prospectus supplement.

     Subject to available funds and any adjustments to interest entitlements described in the related prospectus supplement, accrued interest with respect to each class of interest-bearing offered certificates will normally be payable on each payment date. However, in the case of some classes of interest-bearing offered certificates, payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. Prior to that time, the amount of accrued interest otherwise payable on that class will be added to its total principal balance on each date or otherwise deferred as described in the related prospectus supplement.

     If a class of offered certificates accrues interest on a total notional amount, that total notional amount, in general, will be either--

     - based on the principal balances of some or all of the related mortgage assets; or

     - equal to the total principal balances of one or more other classes of certificates of the same series.

     Reference to the notional amount of any certificate is solely for convenience in making calculations of interest and does not represent the right to receive any payments of principal.

     We will describe in the related prospectus supplement the extent to which the amount of accrued interest that is payable on, or that may be added to the total principal balance of, a class of interest-bearing offered certificates may be reduced as a result of any contingencies, including shortfalls in interest collections due to prepayments, delinquencies, losses and deferred interest on the related mortgage assets.

     PAYMENTS OF PRINCIPAL. An offered certificate may or may not have a principal balance. If it does, that principal balance outstanding from time to time will represent the maximum amount that the holder of that certificate will be entitled to receive as principal out of the future cash flow on the related mortgage assets and the other related trust assets.

     The total outstanding principal balance of any class of offered certificates will be reduced by--

     -    payments of principal actually made to the holders of that class; and

     - if and to the extent that we so specify in the related prospectus supplement, losses of principal on the related mortgage assets that are allocated to or are required to be borne by that class.

     A class of interest-bearing offered certificates may provide that payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. If so, the total outstanding principal balance of that class may be increased by the amount of any interest accrued, but not currently payable, on that class.

     We will specify the expected initial total principal balance of each class of offered certificates in the related prospectus supplement. Unless we so state in the related prospectus supplement, the initial total principal balance of a series of certificates will not be greater than the total outstanding principal balance of the related mortgage assets transferred by us to the related trust. If applicable, we will express, as a percentage, in the related prospectus supplement, the extent to which the initial total principal balance of a series of certificates is greater than or less than the total outstanding principal balance of the related mortgage assets that we transfer to the related trust.

     The payments of principal to be made on a series of offered certificates from time to time will, in general, be a function of the payments, other collections and advances or principal received or made with respect to the related mortgage assets as described in the related prospectus supplement. Payments of principal on a series of offered certificates may also be made from the following sources--

     - amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

     - interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

     - prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

     -    any other amounts described in the related prospectus supplement.

     We will describe in the related prospectus supplement the principal entitlement of each class of offered certificates on each payment date, including any principal distribution schedules and formulas for calculating principal distributions from cash flows on the trust assets. Payment priorities among, principal distribution schedules for and formulas for calculating principal distributions from cash flows on the related trust assets with respect to, various classes of certificates of any particular series may be affected by and/or subject to change based upon defaults and/or losses with respect to the related trust assets or one or more particular trust assets and/or liquidation, amortization, performance or similar triggers or events with respect to the related trust assets or one or more particular trust assets. We will identify in the related prospectus supplement the rights of certificateholders and changes to the transaction structure or flow of funds in response to the events or triggers described in the preceding sentence.

ALLOCATION OF LOSSES AND SHORTFALLS

     If and to the extent that any losses or shortfalls in collections on the mortgage assets in any of our trusts are not covered or offset by delinquency advances or draws on any reserve fund or under any instrument of credit support, they will be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, the allocations may be effected as follows--

     - by reducing the entitlements to interest and/or the total principal balances of one or more of those classes; and/or

     -    by establishing a priority of payments among those classes.

     See "Description of Credit Support."

ADVANCES

     If any trust established by us includes mortgage loans, then as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover--

     - delinquent payments of principal and/or interest, other than balloon payments;

     -    property protection expenses;

     -    other servicing expenses; or

     -    any other items specified in the related prospectus supplement.

     If there are any limitations with respect to a party's advancing obligations, we will discuss those limitations in the related prospectus supplement.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to certificateholders. Advances are not a guarantee against losses. The advancing party will be entitled to recover all of its advances out of--

     - subsequent recoveries on the related mortgage loans, including amounts drawn under any fund or instrument constituting credit support; and

     - any other specific sources identified in the related prospectus supplement.

     If and to the extent that we so specify in the related prospectus supplement, any entity making advances will be entitled to receive interest on some or all of those advances for a specified period during which they are outstanding at the rate specified in that prospectus supplement. That entity may be entitled to payment of interest on its outstanding advances--

     - periodically from general collections on the mortgage assets in the related trust, prior to any payment to the related series of certificateholders; or

     - at any other times and from any other sources as we may describe in the related prospectus supplement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE; REPORTS FILED WITH THE SEC

     All documents (other than Annual Reports on Form 10-K) filed for the trust fund referred to in the accompanying prospectus supplement after the date of this prospectus and before the end of the related offering with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, are incorporated by reference in this prospectus and are a part of this prospectus from the date of their filing. Any statement contained in a document incorporated by reference in this prospectus is modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus (or in the accompanying prospectus supplement) or in any other subsequently filed document that also is incorporated by reference differs from that statement. Any statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

     The depositor or master servicer on behalf of the trust fund of the related series will file the reports required under the Securities Act and under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act. These reports include (but are not limited to):

     - Reports on Form 8-K (Current Report), following the issuance of the series of certificates of the related trust fund, including as Exhibits to the Form 8-K (1) the agreements or other documents specified in the related prospectus supplement, if applicable, and (2) the opinions related to the tax consequences and the legality of the series being issued required to be filed under applicable securities laws;

     - Reports on Form 8-K (Current Report), following the occurrence of events specified in Form 8-K requiring disclosure, which are required to be filed within the time-frame specified in Form 8-K related to the type of event;

     - Reports on Form 10-D (Asset-Backed Issuer Distribution Report), containing the distribution and pool performance information required on Form 10-D, which are required to be filed 15 days following the distribution date specified in the related prospectus supplement; and

     - Report on Form 10-K (Annual Report), containing the items specified in Form 10-K with respect to a fiscal year and filing or furnishing, as appropriate, the required exhibits.

     Neither the depositor nor the master servicer intends to file with the Commission any reports required under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act with respect to a trust fund following completion of the reporting period required by Rule 15d-1 or Regulation 15D under the Securities Exchange Act of 1934. Unless specifically stated in the report, the reports and any information included in the report will neither be examined nor reported on by an independent public accountant. Each trust fund formed by the depositor will have a separate file number assigned by the Commission, which unless otherwise specified in the related prospectus supplement is not available until filing of the final prospectus supplement related to the series. Reports filed with respect to a trust fund with the Commission after the final prospectus supplement is filed will be available under trust fund's specific number, which will be a series number assigned to the file number of the depositor shown above.

REPORTS TO CERTIFICATEHOLDERS

     On or about each payment date, the related master servicer, manager or trustee will forward to each offered certificateholder a statement substantially in the form, or specifying the information, set forth in the related prospectus supplement. In general, that statement will include information regarding--

     - the payments made on that payment date with respect to the applicable class of offered certificates; and

     -    the recent performance of the mortgage assets.

     Within a reasonable period of time after the end of each calendar year, the related master servicer, manager or trustee, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate a statement containing information regarding the principal, interest and other amounts paid on the applicable class of offered certificates, aggregated for--

     -    that calendar year; or

     - the applicable portion of that calendar year during which the person was a certificateholder.

The obligation to provide that annual statement will be deemed to have been satisfied by the related master servicer, manager or trustee, as the case may be, to the extent that substantially comparable information is provided in accordance with any requirements of the Internal Revenue Code of 1986.

     Except as described in the related prospectus supplement, neither the master servicer nor any other party to a Governing Document will be required to provide certificateholders, or a trustee on their behalf, periodic evidence of the absence of a default under, or of compliance with the terms of, that Governing Document.

VOTING RIGHTS

     Voting rights will be allocated among the respective classes of offered and non-offered certificates of each series in the manner described in the related prospectus supplement. Certificateholders will generally not have a right to vote, except--

     - with respect to those amendments to the governing documents described under "Description of the Governing Documents--Amendment"; or

     - as otherwise specified in this prospectus or in the related prospectus supplement.

     As and to the extent described in the related prospectus supplement, the certificateholders entitled to a specified amount of the voting rights for a particular series will have the right to act as a group to remove or replace the related trustee, master servicer, special servicer or manager. In general, that removal or replacement must be for cause. We will identify exceptions in the related prospectus supplement.

TERMINATION

     The trust for each series of offered certificates will terminate and cease to exist following--

     - the final payment or other liquidation of the last mortgage asset in that trust; and

     - the payment, or provision for payment, to the certificateholders of that series of all amounts required to be paid to them.

     Written notice of termination of a trust will be given to each affected certificateholder prior to the date of termination. The final payment will be made only upon presentation and surrender of the certificates of the related series at the location to be specified in the notice of termination.

     If we so specify in the related prospectus supplement, one or more designated parties will be entitled to purchase all of the mortgage assets underlying a series of offered certificates, thereby effecting early retirement of the certificates and early termination of the related trust. We will describe in the related prospectus supplement which parties may exercise that purchase option, the circumstances under which those parties may exercise that purchase option and the purchase price.

     If we so specify in the related prospectus supplement, one or more certificateholders will be entitled to exchange all or most of the certificates, including all of the offered certificates of that particular series, for all of the mortgage assets underlying that series, thereby effecting early termination of the related trust. We will describe in the related prospectus supplement the circumstances under which that exchange may occur.

     In addition, if we so specify in the related prospectus supplement, on a specified date or upon the reduction of the total principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the related prospectus supplement may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust or of a sufficient portion of the mortgage assets to retire that class or those classes of certificates. The solicitation of bids must be conducted in a commercially reasonable manner, and assets will, in general, be sold at their fair market value. If the fair market value of the mortgage assets being sold is less than their unpaid balance, then the certificateholders of one or more classes of certificates may receive an amount less than the total principal balance of, and accrued and unpaid interest on, their certificates.

BOOK-ENTRY REGISTRATION

     GENERAL. Any class of offered certificates may be issued in book-entry form through the facilities of DTC. If so, that class will be represented by one or more global certificates registered in the name of DTC or its nominee. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through the Euroclear System or Clearstream Banking, societe anonyme, for so long as they are participants in DTC.

     DTC, EUROCLEAR AND CLEARSTREAM, LUXEMBOURG. DTC is--

     -    a limited-purpose trust company organized under the New York Banking
          Law;

     -    a "banking corporation" within the meaning of the New York Banking
          Law;

     -    a member of the Federal Reserve System;

     - a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

     - a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

     DTC was created to hold securities for participants in the DTC system and to facilitate the clearance and settlement of securities transactions between those participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Organizations that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. DTC is owned by a number of its participating organizations and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that directly or indirectly clear through or maintain a custodial relationship with one of the organizations that maintains an account with DTC. The rules applicable to DTC and its participating organizations are on file with the SEC.

     It is our understanding that Clearstream, Luxembourg holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through electronic book-entry changes in accounts of those organizations, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream, Luxembourg in over 28 currencies, including United States dollars. Clearstream, Luxembourg provides to its member organizations, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg. It is subject to regulation by the Banque Centrale du Luxembourg, which supervises Luxembourg banks. Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg and Euroclear have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

     It is our understanding that Euroclear holds securities for its member organizations and facilitates clearance and settlement of securities transactions between its member organizations through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Over 210,000 different securities are accepted for settlement through Euroclear, the majority of which are domestic securities from over 30 markets. Transactions may be settled in Euroclear in any of over 30 currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below in this "--Book-Entry Registration" section. Euroclear is operated by Euroclear Bank S.A./N.V., as Euroclear Operator, under a license agreement with Euroclear Clearance System Public Limited Company. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear Clearance System. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a member organization of Euroclear, either directly or indirectly. Euroclear and Clearstream, Luxembourg have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Euroclear Terms and Conditions. The Euroclear Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Euroclear Terms and Conditions only on behalf of member organizations of Euroclear and has no record of or relationship with persons holding through those member organizations.

     The information in this prospectus concerning DTC, Euroclear and Clearstream, Luxembourg, and their book-entry systems, has been obtained from sources believed to be reliable, but we do not take any responsibility for the accuracy or completeness of that information.

     HOLDING AND TRANSFERRING BOOK-ENTRY CERTIFICATES. Purchases of book-entry certificates under the DTC system must be made by or through, and will be recorded on the records of, the Financial Intermediary that maintains the beneficial owner's account for that purpose. In turn, the Financial Intermediary's ownership of those certificates will be recorded on the records of DTC or, alternatively, if the Financial Intermediary does not maintain an account with DTC, on the records of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC. A beneficial owner of book-entry certificates must rely on the foregoing procedures to evidence its beneficial ownership of those certificates. DTC has no knowledge of the actual beneficial owners of the book-entry certificates. DTC's records reflect only the identity of the direct participants to whose accounts those certificates are credited, which may or may not be the actual beneficial owners. The participants in the DTC system will remain responsible for keeping account of their holdings on behalf of their customers.

     Transfers between participants in the DTC system will be effected in the ordinary manner in accordance with DTC's rules and will be settled in same-day funds. Transfers between direct account holders at Euroclear and Clearstream, Luxembourg, or between persons or entities participating indirectly in Euroclear or Clearstream, Luxembourg, will be effected in the ordinary manner in accordance with their respective procedures and in accordance with DTC's rules.

     Cross-market transfers between direct participants in DTC, on the one hand, and member organizations at Euroclear or Clearstream, Luxembourg, on the other, will be effected through DTC in accordance with DTC's rules and the rules of Euroclear or Clearstream, Luxembourg, as applicable. These cross-market transactions will require, among other things, delivery of instructions by the applicable member organization to Euroclear or Clearstream, Luxembourg, as the case may be, in accordance with the rules and procedures and within deadlines, Brussels time, established in Euroclear or Clearstream, Luxembourg, as the case may be. If the transaction complies with all relevant requirements, Euroclear or Clearstream, Luxembourg, as the case may be, will then deliver instructions to its depositary to take action to effect final settlement on its behalf.

     Because of time-zone differences, the securities account of a member organization of Euroclear or Clearstream, Luxembourg purchasing an interest in a global certificate from a DTC participant that is not a member organization, will be credited during the securities settlement processing day, which must be a business day for Euroclear or Clearstream, Luxembourg, as the case may be, immediately following the DTC settlement date. Transactions in interests in a book-entry certificate settled during any securities settlement processing day will be reported to the relevant member organization of Euroclear or Clearstream, Luxembourg on the same day. Cash received in Euroclear or Clearstream, Luxembourg as a result of sales of interests in a book-entry certificate by or through a member organization of Euroclear or Clearstream, Luxembourg, as the case may be, to a DTC participant that is not a member organization will be received with value on the DTC settlement date, but will not be available in the relevant Euroclear or Clearstream, Luxembourg cash account until the business day following settlement in DTC. The related prospectus supplement will contain additional information regarding clearance and settlement procedures for the book-entry certificates and with respect to tax documentation procedures relating to the book-entry certificates.

     Conveyance of notices and other communications by DTC to DTC participants, and by DTC participants to Financial Intermediaries and beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Payments on the book-entry certificates will be made to DTC. DTC's practice is to credit DTC participants' accounts on the related payment date in accordance with their respective holdings shown on DTC's records, unless DTC has reason to believe that it will not receive payment on that date. Disbursement of those payments by DTC participants to Financial Intermediaries and beneficial owners will be--

     - governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name; and

     - the sole responsibility of each of those DTC participants, subject to any statutory or regulatory requirements in effect from time to time.

     Under a book-entry system, beneficial owners may receive payments after the related payment date.

     The only "certificateholder" of book-entry certificates will be DTC or its nominee. Parties to the governing documents for any series of offered certificates need not recognize beneficial owners of book-entry certificates as "certificateholders." The beneficial owners of book-entry certificates will be permitted to exercise the rights of "certificateholders" only indirectly through the DTC participants, who in turn will exercise their rights through DTC. We have been informed that DTC will take action permitted to be taken by a "certificateholder" only at the direction of one or more DTC participants. DTC may take conflicting actions with respect to the book-entry certificates to the extent that those actions are taken on behalf of Financial Intermediaries whose holdings include those certificates.

     Because DTC can act only on behalf of DTC participants, who in turn act on behalf of Financial Intermediaries and beneficial owners of the applicable book-entry securities, the ability of a beneficial owner to pledge its interest in a class of book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise to take actions with respect to its interest in a class of book-entry certificates, may be limited due to the lack of a physical certificate evidencing that interest.

     ISSUANCE OF DEFINITIVE CERTIFICATES. Unless we specify otherwise in the related prospectus supplement, beneficial owners of offered certificates initially issued in book-entry form will not be able to obtain physical certificates that represent those offered certificates, unless--

     - we advise the related trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those offered certificates and we are unable to locate a qualified successor; or

     - we notify DTC of our intent to terminate the book-entry system through DTC and, upon receipt of notice of such intent from DTC, the participants holding beneficial interests in the certificates agree to initiate such termination.

     Upon the occurrence of either of the two events described in the prior paragraph, the related trustee or another designated party will be required to notify all DTC participants of the availability through DTC of physical certificates with respect to the affected offered certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry offered certificates, together with instructions for registration, the related trustee or other designated party will be required to issue to the beneficial owners identified in those instructions physical certificates representing those offered certificates.

                     DESCRIPTION OF THE GOVERNING DOCUMENTS

GENERAL

     The "Governing Document" for purposes of issuing the offered certificates of each series will be a pooling and servicing agreement or other similar agreement or collection of agreements. In general, the parties to the Governing Document for a series of offered certificates will include us, a trustee, one or more master servicers and one or more special servicer. One or more primary servicers or sub-servicers may also be party to the Governing Documents. We will identify in the related prospectus supplement the parties to the Governing Document for the related series of offered certificates.

     If we so specify in the related prospectus supplement, the originator of the mortgage assets or a party from whom we acquire mortgage assets or one of their respective affiliates may perform the functions of master servicer, special servicer, primary servicer, sub-servicer or manager for the trust to which we transfer those assets. If we so specify in the related prospectus supplement, the same person or entity may act as both master servicer and special servicer for one of our trusts.

     Any party to the Governing Document for a series of offered certificates, or any of its affiliates, may own certificates issued thereunder. However, except in limited circumstances, including with respect to required consents to amendments to the Governing Document for a series of offered certificates, certificates that are held by the related master servicer, special servicer or manager will not be allocated voting rights.

     A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of the Governing Document for each series of offered certificates will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust assets. The following summaries describe select provisions that may appear in the Governing Document for each series of offered certificates. The prospectus supplement for each series of offered certificates will provide material additional information regarding the Governing Document for that series. The summaries in this prospectus do not purport to be complete, and you should refer to the provisions of the Governing Document for your offered certificates and, further, to the description of those provisions in the related prospectus supplement. We will provide a copy of the Governing Document, exclusive of exhibits, that relates to your offered certificates, without charge, upon written request addressed to our principal executive offices specified under "Credit Suisse First Boston Mortgage Securities Corp."

ASSIGNMENT OF MORTGAGE ASSETS

     As further described in the related prospectus supplement, at the time of initial issuance of any series of offered certificates, we will assign or cause to be assigned to the designated trustee the mortgage assets and any other assets to be included in the related trust. We will specify in the related prospectus supplement all material documents to be delivered, and all other material actions to be taken, by us or any prior holder of the related mortgage assets in connection with that assignment. We will also specify in the related prospectus supplement any remedies available to the related certificateholders, or the related trustee on their behalf, in the event that any of those material documents are not delivered or any of those other material actions are not taken as required. Concurrently with that assignment, the related trustee will deliver to us or our designee the certificates of that series in exchange for the mortgage assets and the other assets to be included in the related trust.

     - Each mortgage asset included in one of our trusts will be identified in a schedule appearing as an exhibit to the related Governing Document. That schedule generally will include detailed information about each mortgage asset transferred to the related trust, including:

          1.   the address of the related real property,

          2. the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information,

          3.   the remaining term to maturity,

          4. the remaining amortization term if that mortgage loan is a balloon loan, and

          5.   the outstanding principal balance.

REPRESENTATIONS AND WARRANTIES WITH RESPECT TO MORTGAGE ASSETS

     Unless otherwise specified in the related prospectus supplement, the unaffiliated seller of a mortgage loan to us or any of our affiliates (or the master servicer, if the unaffiliated seller is also the master servicer under the Governing Document) will have made representations and warranties in respect of the mortgage loans it is selling to us or our affiliates. Those representations and warranties will generally include, among other things--

     - with respect to each mortgaged property, that title insurance or, in the case of mortgaged properties located in areas where title insurance policies are generally not available, an attorney's opinion of title and any required hazard insurance was effective at the origination of each mortgage loan, and that each policy remained in effect on the date of purchase of the mortgage loan from the unaffiliated seller;

     -    that the unaffiliated seller had good title to each mortgage loan;

     - with respect to each mortgaged property, that each mortgage constituted a valid first lien on the mortgaged property, subject only to permissible title insurance exceptions and other permitted encumbrances, unless otherwise specified in the related prospectus supplement;

     - that, to the unaffiliated seller's knowledge, there were no delinquent tax or assessment liens against the mortgaged property; and

     - that each mortgage loan was current as to all required debt service payments (unless otherwise specified in the related prospectus supplement).

     The unaffiliated seller in respect of a mortgage loan will make its representations and warranties to us or our affiliates as of the date of sale. A substantial period of time may have elapsed between such date and the date of the initial issuance a series of offered certificate and the particular mortgage loan. Because the representations and warranties do not address events that may occur following the sale of a mortgage loan by it, its repurchase obligation described below will not arise if, on or after the date of the sale of a mortgage loan by the unaffiliated seller to us or our affiliates, the relevant event occurs that would have given rise to such an obligation. However, we will not include any mortgage loan in the trust fund for any series of certificates if anything has come to our attention that would cause us to believe that the representations and warranties of an unaffiliated seller will not be accurate and complete in all material respects in respect of that mortgage loan as of the date listed in the related prospectus supplement. The related prospectus supplement may provide that we will make certain representations and warranties for the benefit of holders of certificates in respect of a mortgage loan that relate to the period commencing on the date of sale of that mortgage loan to us or our affiliates.

     Unless otherwise set forth or specified in the related prospectus supplement, upon the discovery of the breach of any representation or warranty made by an unaffiliated seller in respect of a mortgage loan that materially and adversely affects the interests of holders of the related series, that unaffiliated seller or, if so specified in the related prospectus supplement, the master servicer will be obligated to repurchase the mortgage loan at a purchase price that, unless otherwise specified in the related prospectus supplement, will equal to 100% of the unpaid principal balance thereof at the date of repurchase or, in the case of a series of certificates as to which the we have elected to treat the related trust as a REMIC, at a price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Internal Revenue Code of 1986 as amended, in each case together with accrued interest at the pass-through rate to the first day of the month following the repurchase and the amount of any unreimbursed advances made by the master servicer in respect of such mortgage loan. The master servicer or other specified party to the related Governing Document will be required to enforce this obligation of the unaffiliated seller for the benefit of the trustee and the certificateholders, following the practices it would employ in its good faith business judgment were it the owner of such mortgage loan. Unless otherwise specified in the applicable prospectus supplement and subject to the ability of the unaffiliated seller or the master servicer to deliver substitute mortgage loans for certain mortgage loans as described below, this repurchase obligation constitutes the sole remedy available to the certificateholders of the affected series for a breach of a representation or warranty by an unaffiliated seller.

     Any obligation of the master servicer to purchase a mortgage loan if an unaffiliated seller defaults on its obligation to do so is subject to limitations, and no assurance can be given that an unaffiliated seller will carry out its repurchase obligation with respect to the mortgage loans.

     If and as specified in the related prospectus supplement, we will make representations and warranties with respect to the mortgage loans in a mortgage pool. Upon a breach of any representation or warranty by us that materially and adversely affects the interests of the certificateholders, we will be obligated either to cure the breach in all material respects or to purchase the related mortgage loan at the purchase price set forth above. Unless otherwise specified in the applicable prospectus supplement and subject to our ability to deliver substitute mortgage loans for certain mortgage loans as described below, this repurchase obligation constitutes the sole remedy available to the certificateholders or the trustee for a breach of representation or warranty by us.

     The proceeds for the repurchase of a mortgage loan will be distributed into one or more accounts as called for under the related Governing Document.

     Within the period of time specified in the related prospectus supplement, following the issuance of a series of certificates, we, the master servicer or the unaffiliated seller, as the case may be, may deliver to the trustee mortgage loans in substitution for any one or more of the mortgage loans initially included in the trust but which do not conform in one or more respects to the description thereof contained in the related prospectus supplement, as to which a breach of a representation or warranty is discovered, which breach materially and adversely affects the interests of the certificateholders, or as to which a document in the related mortgage loan file is defective in any material respect.

     Unless otherwise specified in the related prospectus supplement, the required characteristics of any substitute mortgage loan will generally include, among other things, that the substitute mortgage loan on the date of substitution, will--

     - have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the removed mortgage loan, with the amount of any shortfall to be distributed to certificateholders in the month of substitution;

     - have a per annum interest rate not less than, and not more than 1% greater than, the per annum interest rate of the removed mortgage loan;

     - have a remaining term to maturity not greater than, and not more than one year less than, that of the removed mortgage loan; and

     - comply with all the representations and warranties set forth in the Governing Document as of the date of substitution.

COLLECTION AND OTHER SERVICING PROCEDURES WITH RESPECT TO MORTGAGE LOANS

     The Governing Document for each series of offered certificates will govern the servicing and administration of any mortgage loans included in the related trust.

     In general, the related master servicer and special servicer, directly or through primary servicers or sub-servicers, will be obligated to service and administer for the benefit of the related certificateholders the mortgage loans in any of our trusts. The master servicer and the special servicer will be required to service and administer those mortgage loans in accordance with applicable law and, further, in accordance with the terms of the related Governing Document, the mortgage loans themselves and any instrument of credit support included in that trust. Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with that servicing and administration that it may deem necessary and desirable.

     As part of its servicing duties, each of the master servicer and the special servicer for one of our trusts will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the related mortgage loans that it services. In general, each of the master servicer and the special servicer for one of our trusts will be obligated to follow the same collection procedures as it would follow for comparable mortgage loans held for its own account, provided that--

     - those procedures are consistent with the terms of the related Governing Document; and

     - they do not impair recovery under any instrument of credit support included in the related trust.

     Consistent with the foregoing, the master servicer and the special servicer will each be permitted, in its discretion, to waive any default interest or late payment charge in connection with collecting a late payment on any defaulted mortgage loan.

     The master servicer and/or the special servicer for one or our trusts, directly or through primary servicers or sub-servicers, will also be required to perform various other customary functions of a servicer of comparable loans, including--

     - maintaining escrow or impound accounts for the payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;

     -    ensuring that the related properties are properly insured;

     -    attempting to collect delinquent payments;

     -    supervising foreclosures;

     -    negotiating modifications;

     - responding to borrower requests for partial releases of the encumbered property, easements, consents to alteration or demolition and similar matters;

     - protecting the interests of certificateholders with respect to senior lienholders;

     - conducting inspections of the related real properties on a periodic or other basis;

     - collecting and evaluating financial statements for the related real properties;

     - managing or overseeing the management of real properties acquired on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise; and

     -    maintaining servicing records relating to mortgage loans in the trust.

     We will specify in the related prospectus supplement when, and the extent to which, servicing of a mortgage loan is to be transferred from a master servicer to a special servicer. In general, a special servicer for any of our trusts will be responsible for the servicing and administration of--

     - mortgage loans that are delinquent with respect to a specified number of scheduled payments;

     -    mortgage loans as to which there is a material non-monetary default;

     -    mortgage loans as to which the related borrower has--

          1. entered into or consented to bankruptcy, appointment of a receiver or conservator or similar insolvency proceeding, or

          2. become the subject of a decree or order for such a proceeding which has remained in force, undischarged or unstayed for a specified number of days; and

     - real properties acquired as part of the trust with respect to defaulted mortgage loans.

     The related Governing Document also may provide that if a default on a mortgage loan in the related trust has occurred or, in the judgment of the related master servicer or other specified party, a payment default is reasonably foreseeable, the related master servicer may elect to transfer the servicing of that mortgage loan, in whole or in part, to the related special servicer. When the circumstances no longer warrant a special servicer's continuing to service a particular mortgage loan, such as when the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and that borrower, the master servicer will generally resume the servicing duties with respect to the particular mortgage loan.

     A borrower's failure to make required mortgage loan payments may mean that operating income from the related real property is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related real property. In general, with respect to each series of offered certificates, the related special servicer will be required to monitor any mortgage loan in the related trust that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related real property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related real property and take any other actions as it deems necessary and appropriate. A significant period of time may elapse before a special servicer is able to assess the success of any corrective action or the need for additional initiatives. The time within which a special servicer can--

     -    make the initial determination of appropriate action;

     -    evaluate the success of corrective action;

     -    develop additional initiatives;

     -    institute foreclosure proceedings and actually foreclose; or

     - accept a deed to a real property in lieu of foreclosure, on behalf of the certificateholders of the related series,

may vary considerably depending on the particular mortgage loan, the related real property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the related real property is located. If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the defaulted loan or to foreclose on the related real property for a considerable period of time. See "Legal Aspects of Mortgage Loans--Bankruptcy Laws."

     A special servicer for one of our trusts may also perform limited duties with respect to mortgage loans in that trust for which the related master servicer is primarily responsible, such as--

     -    performing property inspections; and

     -    collecting and evaluating financial statements.

     A master servicer for one of our trusts may perform limited duties with respect to any mortgage loan in that trust for which the related special servicer is primarily responsible, such as--

     -    continuing to receive payments on the mortgage loan;

     -    making calculations with respect to the mortgage loan; and

     - making remittances and preparing reports to the related trustee and/or certificateholders with respect to the mortgage loan.

     The duties of the master servicer and special servicer for your series will be more fully described in the related prospectus supplement.

     Unless we state otherwise in the related prospectus supplement, the master servicer for your series will be responsible for filing and settling claims with respect to particular mortgage loans for your series under any applicable instrument of credit support. See "Description of Credit Support" in this prospectus.

PRIMARY SERVICERS AND SUB-SERVICERS

     A master servicer or special servicer may delegate its servicing obligations to one or more third-party servicers, primary servicers or sub-servicers. In addition, an originator or a seller of a mortgage loan may act as primary servicer or sub-servicer with respect to that mortgage loan after it is included in one of our trusts. A primary servicer or subservicer with respect to a particular Mortgage Loan will often have direct contact with the related borrower and may effectively perform all of the related primary servicing functions (other than special servicing functions), with related collections and reports being forwarded by such primary servicer or sub-servicer to the master servicer for aggregation of such items with the remaining mortgage pool. However, unless we specify otherwise in the related prospectus supplement, the master servicer or special servicer will remain obligated under the related Governing Document. Each sub-servicing agreement between a master servicer or special servicer, as applicable, and a sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Governing Document. Any master servicer and special servicer for one of our trusts will each be required to monitor the performance of sub-servicers retained by it.

     Unless we specify otherwise in the related prospectus supplement, any master servicer or special servicer for one of our trusts will be solely liable for all fees owed by it to any primary servicer or sub-servicer, regardless of whether the master servicer's or special servicer's compensation under the related Governing Document is sufficient to pay those fees. Each primary servicer or sub-servicer will be entitled to reimbursement from the master servicer or special servicer, as the case may be, that retained it, for expenditures which it makes, generally to the same extent the master servicer or special servicer would be reimbursed under the related Governing Document.

     We will identify in the related prospectus supplement any primary servicer or sub-servicer that will be or is expected to be a servicer of mortgage loans representing more than 10% of the related mortgage asset pool, by balance.

MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER, THE MANAGER AND US

     Unless we specify otherwise in the related prospectus supplement, no master servicer, special servicer or manager for any of our trusts may resign from its obligations in that capacity, except upon--

     - the appointment of, and the acceptance of that appointment by, a successor to the resigning party and receipt by the related trustee of written confirmation from each applicable rating agency that the resignation and appointment will not result in a withdrawal or downgrade of any rating assigned by that rating agency to any class of certificates of the related series; or

     - a determination that those obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by the resigning party.

     In general, no resignation will become effective until the related trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or manager, as the case may be.

     With respect to each series of offered certificates, we and the related master servicer, special servicer and/or manager, if any, will in each case be obligated to perform only those duties specifically required under the related Governing Document.

     With respect to each series of offered certificates, we and the related master servicer, special servicer and/or manager, if any, will, in each case, be obligated to perform only those duties specifically required under the related Governing Document. The Governing Document requires the resigning master servicer or special servicer to pay all costs and expenses in connection with such resignation and the resulting transfer of servicing.

     In no event will we or any master servicer, special servicer or manager for one of our trusts, or any of our or its respective members, managers, directors, officers, employees or agents, be under any liability to that trust or the related certificateholders for any action taken, or not taken, in good faith under the related Governing Document or for errors in judgment. Neither we nor any of those other persons or entities will be protected, however, against any liability that would otherwise be imposed by reason of--

     - willful misfeasance, bad faith, or negligence in the performance of obligations or duties under the Governing Document for any series of offered certificates; or

     -    reckless disregard of those obligations and duties.

     Furthermore, the Governing Document for each series of offered certificates will entitle us, the master servicer, special servicer and/or manager for the related trust, and our and their respective members, managers, directors, officers, employees and agents, to indemnification out of the related trust assets for any loss, liability or expense incurred in connection with any claim or legal action that relates to that Governing Document or series of offered certificates or to the related trust. The indemnification will not extend, however, to any loss, liability or expense--

     - specifically required to be borne by the relevant party, without right of reimbursement, under the terms of that Governing Document;

     - incurred in connection with any legal action against the relevant party resulting from any breach of a representation or warranty made in that Governing Document; or

     - incurred in connection with any legal action against the relevant party resulting from any willful misfeasance, bad faith or negligence in the performance of obligations or duties under that Governing Document.

     Neither we nor any master servicer, special servicer or manager for the related trust will be under any obligation to appear in, prosecute or defend any legal action unless--

     - the action is related to the respective responsibilities of that party under the Governing Document for the affected series of offered certificates; and

     -    either--

          1. that party is specifically required to bear the expense of the action, or

          2. the action will not, in its opinion, involve that party in any ultimate expense or liability for which it would not be reimbursed under the Governing Document for the affected series of offered certificates.

     However, we and each of those other parties may undertake any legal action that may be necessary or desirable with respect to the enforcement or protection of the rights and duties of the parties to the Governing Document for any series of offered certificates and the interests of the certificateholders of that series under that Governing Document. In that event, the legal expenses and costs of the action, and any liability resulting from the action, will be expenses, costs and liabilities of the related trust and payable out of related trust assets.

     With limited exception, any person or entity--

     - into which we or any related master servicer, special servicer or manager may be merged or consolidated;

     - resulting from any merger or consolidation to which we or any related master servicer, special servicer or manager is a party; or

     - succeeding to our business or the business of any related master servicer, special servicer or manager,

will be the successor of us or that master servicer, special servicer or manager, as the case may be, under the Governing Document for a series of offered certificates.

     The compensation arrangements with respect to any master servicer, special servicer or manager for any of our trusts will be set forth in the related prospectus supplement. In general, that compensation will be payable out of the related trust assets.

EVENTS OF DEFAULT

     We will identify in the related prospectus supplement the various events of default under the Governing Document for each series of offered certificates for which any related master servicer, special servicer or manager may be terminated in that capacity. In general, the Governing Document will provide that any costs or expenses incurred by a party thereto in connection with an action to be taken by such party resulting from an event of default must be borne by the defaulting party, and if not paid by the defaulting party within a certain amount of time after the presentation of reasonable documentation of such costs and expenses, such expenses will be reimbursed by the trust fund, although the defaulting party will not thereby be relieved of its liability for such expenses.

AMENDMENT

     The Governing Document for each series of offered certificates may be amended by the parties thereto, without the consent of any of the holders of those certificates, or of any non-offered certificates of the same series, for the following reasons--

     1.   to cure any ambiguity;

     2. to correct, modify or supplement any provision in the Governing Document which may be inconsistent with any other provision in that document or to correct any error;

     3. to make any other provisions with respect to matters or questions arising under the Governing Document that are not inconsistent with the existing provisions of that document;

     4.   to maintain a rating or ratings assigned to a series of certificates;
          or

     5. to otherwise modify or delete existing provisions of the Governing Document.

     Further, the Governing Document may also provide that the parties to the Governing Document may amend it without the consent of the holders of certificates to modify, eliminate or add provisions that are necessary to maintain the qualification of any REMIC created under the Governing Document as a REMIC while certificates remain outstanding. Any action taken to maintain REMIC status must be necessary or helpful to maintain REMIC status as evidenced by an opinion of counsel acceptable to the related trustee.

     The Governing Document may also provide that any amendment made to it must be accompanied by an opinion of counsel stating that the amendment will not adversely affect the REMIC status of any series of certificates.

     The prospectus supplement for an individual series of certificates may describe other or different provisions concerning the amendment of the Governing Document.

     However, no amendment of the Governing Document for any series of offered certificates covered solely by clause 3. of the first paragraph of this "--Amendment" section, may adversely affect in any material respect the interests of any holders of offered or non-offered certificates of that series as evidenced by an opinion of counsel acceptable to us and the trustee for the related series.

     In general, the Governing Document for a series of offered certificates may also be amended by the parties to that document, with the consent of the holders of offered and non-offered certificates representing, in total, not less than 51%, or any other percentage specified in the related prospectus supplement, of all the voting rights allocated to those classes of that series that are materially affected by the amendment. However, the Governing Document for a series of offered certificates may not be amended to--

     - reduce in any manner the amount of, or delay the timing of, payments received on the related mortgage assets which are required to be distributed on any offered or non-offered certificate of that series without the consent of the holder of that certificate;

     - adversely affect in any material respect the interests of the holders of any class of offered or non-offered certificates of that series in any other manner without the consent of the holders of all certificates of that class;

     - modify the provisions of the Governing Document relating to amendments of that document without the consent of the holders of all offered and non-offered certificates of that series then outstanding; or

     - alter the servicing standard set forth in the Governing Document without the consent of the holders of all offered and non-offered certificates of that series then outstanding.

THE TRUSTEE

     The trustee for each series of offered certificates will be named in the related prospectus supplement. The commercial bank, banking association, banking corporation or trust company that serves as trustee for any series of offered certificates may have typical banking relationships with us and our affiliates and with any of the other parties to the related Governing Document and its affiliates. The related Governing Document requires that the trustee may not be affiliated with us, the master servicer or the special servicer, and that it must satisfy additional requirements concerning minimum capital and surplus.

     The protections, immunities and indemnities afforded to the trustee for one of our trusts will also be available to it in its capacity as authenticating agent, certificate registrar, tax administrator and custodian for that trust.

DUTIES OF THE TRUSTEE

     The trustee for each series of offered certificates will not--

     - make any representation as to the validity or sufficiency of those certificates, the related Governing Document or any underlying mortgage asset or related document; or

     - be accountable for the use or application by or on behalf of any other party to the related Governing Document of any funds paid to that party with respect to those certificates or the underlying mortgage assets.

     If no event of default has occurred and is continuing under the related Governing Document, the trustee for each series of offered certificates will be required to perform only those duties specifically required under the related Governing Document. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it under the related Governing Document, the trustee must examine those documents and determine whether they conform to the requirements of that Governing Document.

MATTERS REGARDING THE TRUSTEE

     As and to the extent described in the related prospectus supplement, the fees and normal disbursements of the trustee for any series of offered certificates may be the expense of the related master servicer or other specified person or may be required to be paid by the related trust assets.

     The trustee for each series of offered certificates will be entitled to indemnification, out of related trust assets, for any loss, liability or expense incurred by that trustee in connection with its acceptance or administration of its trusts under the related Governing Document.

     No trustee for any series of offered certificates will be liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized by the related Governing Document.

     No trustee for any series of offered certificates will be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related Governing Document, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

     The trustee for each series of offered certificates will be entitled to execute any of its trusts or powers and perform any of its duties under the related Governing Document, either directly or by or through agents or attorneys. The trustee will not be responsible for any willful misconduct or gross negligence on the part of any agent or attorney appointed by it with due care.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     The trustee for any series of offered certificates may resign at any time. We will be obligated to appoint a successor to a resigning trustee. We may also remove the trustee for any series of offered certificates if that trustee ceases to be eligible to continue under the related Governing Document or if that trustee becomes insolvent. Unless we indicate otherwise in the related prospectus supplement, the trustee for any series of offered certificates may also be removed at any time by the holders of the offered and non-offered certificates of that series evidencing not less than 51%, or any other percentage specified in the related prospectus supplement, of the voting rights for that series. However, if the removal was without cause, the certificateholders effecting the removal may be responsible for any costs and expenses incurred by the terminated trustee in connection with its removal. Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

EVIDENCE AS TO COMPLIANCE

     The related prospectus supplement will identify each party that will be required to deliver annually to the trustee, master servicer or us, as applicable, on or before the date specified in the applicable pooling and servicing agreement, an officer's certificate stating that (i) a review of that party's servicing activities during the preceding calendar year and of performance under the pooling and servicing agreement has been made under the supervision of the officer, and (ii) to the best of the officer's knowledge, based on the review, such party has fulfilled all its obligations under the pooling and servicing agreement throughout the year, or, if there has been a default in the fulfillment of any obligation, specifying the default known to the officer and the nature and status of the default.

     In addition, each party that participates in the servicing and administration of more than 5% of the mortgage loans and other assets comprising a trust for any series will be required to deliver annually to us and/or the trustee, a report (an "Assessment of Compliance") that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 CFR 229.1122) that contains the following:

     (a) a statement of the party's responsibility for assessing compliance with the servicing criteria applicable to it;

     (b) a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

     (c) the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month, setting forth any material instance of noncompliance identified by the party; and

     (d) a statement that a registered public accounting firm has issued an attestation report on the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month.

     Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an "Attestation Report") of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party's assessment of compliance with the applicable servicing criteria.

                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

     Credit support may be provided with respect to one or more classes of the offered certificates of any series or with respect to the related mortgage assets. That credit support may be in the form of any of the following--

     - the subordination of one or more other classes of certificates of the same series;

     - the use of a letter of credit, a surety bond, an insurance policy or a guarantee;

     -    the establishment of one or more reserve funds; or

     -    any combination of the foregoing.

     If and to the extent described in the related prospectus supplement, any of the above forms of credit support may provide credit enhancement for non-offered certificates, as well as offered certificates, or for more than one series of certificates.

     If you are the beneficiary of any particular form of credit support, that credit support may not protect you against all risks of loss and will not guarantee payment to you of all amounts to which you are entitled under your offered certificates. If losses or shortfalls occur that exceed the amount covered by that credit support or that are of a type not covered by that credit support, you will bear your allocable share of deficiencies. Moreover, if that credit support covers the offered certificates of more than one class or series and total losses on the related mortgage assets exceed the amount of that credit support, it is possible that the holders of offered certificates of other classes and/or series will be disproportionately benefited by that credit support to your detriment.

     If you are the beneficiary of any particular form of credit support, we will include in the related prospectus supplement a description of the following--

     -    the nature and amount of coverage under that credit support;

     -    any conditions to payment not otherwise described in this prospectus;

     - any conditions under which the amount of coverage under that credit support may be reduced and under which that credit support may be terminated or replaced; and

     -    the material provisions relating to that credit support.

     Additionally, we will set forth in the related prospectus supplement information with respect to the obligor, if any, under any instrument of credit support.

SUBORDINATE CERTIFICATES

     If and to the extent described in the related prospectus supplement, one or more classes of certificates of any series may be subordinate to one or more other classes of certificates of that series. If you purchase subordinate certificates, your right to receive payments out of collections and advances on the related trust assets on any payment date will be subordinated to the corresponding rights of the holders of the more senior classes of certificates. If and to the extent described in the related prospectus supplement, the subordination of a class of certificates may not cover all types of losses or shortfalls. In the related prospectus supplement, we will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which that subordination will be available.

     If the mortgage assets in any trust established by us are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that payments be made on senior certificates evidencing interests in one group of those mortgage assets prior to payments on subordinate certificates evidencing interests in a different group of those mortgage assets. We will describe in the related prospectus supplement the manner and conditions for applying any cross-support provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     The mortgage loans included in any trust established by us may be covered for some default risks by insurance policies or guarantees. If so, we will describe in the related prospectus supplement the nature of those default risks and the extent of that coverage.

LETTERS OF CREDIT

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by one or more letters of credit, issued by a bank or other financial institution specified in the related prospectus supplement. The issuer of a letter of credit will be obligated to honor draws under that letter of credit in a total fixed dollar amount, net of unreimbursed payments under the letter of credit, generally equal to a percentage specified in the related prospectus supplement of the total principal balance of some or all of the related mortgage assets as of the date the related trust was formed or of the initial total principal balance of one or more classes of certificates of the applicable series. The letter of credit may permit draws only in the event of select types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit issuer under the letter of credit for any series of offered certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the related trust.

CERTIFICATE INSURANCE AND SURETY BONDS

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, with respect to one or more classes of the offered certificates of the related series, timely payments of interest and principal or timely payments of interest and payments of principal on the basis of a schedule of principal payments set forth in or determined in the manner specified in the related prospectus supplement. We will describe in the related prospectus supplement any limitations on the draws that may be made under any of those instruments.

RESERVE FUNDS

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination of the foregoing, will be deposited, in the amounts specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, the reserve fund for the related series of offered certificates may also be funded over time.

     Amounts on deposit in any reserve fund for a series of offered certificates will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, reserve funds may be established to provide protection only against select types of losses and shortfalls. Following each payment date for the related series of offered certificates, amounts in a reserve fund in excess of any required balance may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

                         LEGAL ASPECTS OF MORTGAGE LOANS

     Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by multifamily and commercial properties in the United States, its territories and possessions. However, some of those mortgage loans may be secured by multifamily and commercial properties outside the United States, its territories and possessions.

     The following discussion contains general summaries of select legal aspects of mortgage loans secured by multifamily and commercial properties in the United States. Because these legal aspects are governed by applicable state law, which may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all jurisdictions in which the security for the mortgage loans underlying the offered certificates is situated. Accordingly, you should be aware that the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Assets--Mortgage Loans."

     If a significant percentage of mortgage loans underlying a series of offered certificates are secured by properties in a particular state, we will discuss the relevant state laws, to the extent they vary materially from this discussion, in the related prospectus supplement.

GENERAL

     Each mortgage loan underlying a series of offered certificates will be evidenced by a note or bond and secured by an instrument granting a security interest in real property. The instrument granting a security interest in real property may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which that real property is located. Mortgages, deeds of trust and deeds to secure debt are often collectively referred to in this prospectus as "mortgages." A mortgage creates a lien upon, or grants a title interest in, the real property covered by the mortgage, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on--

     -    the terms of the mortgage;

     - the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property;

     -    the knowledge of the parties to the mortgage; and

     - in general, the order of recordation of the mortgage in the appropriate public recording office.

     However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage--

     - a mortgagor, who is the owner of the encumbered interest in the real property; and

     -    a mortgagee, who is the lender.

     In general, the mortgagor is also the borrower.

     In contrast, a deed of trust is a three-party instrument. The parties to a deed of trust are--

     -    the trustor, who is the equivalent of a mortgagor;

     -    the trustee to whom the real property is conveyed; and

     - the beneficiary for whose benefit the conveyance is made, who is the lender.

     Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note.

     A deed to secure debt typically has two parties. Under a deed to secure debt, the grantor, who is the equivalent of a mortgagor, conveys title to the real property to the grantee, who is the lender, generally with a power of sale, until the debt is repaid.

     Where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation.

     The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by--

     -    the express provisions of the related instrument;

     -    the law of the state in which the real property is located;

     -    various federal laws; and

     -    in some deed of trust transactions, the directions of the beneficiary.

INSTALLMENT CONTRACTS

     The mortgage loans underlying your offered certificates may consist of installment contracts. Under an installment contract the seller retains legal title to the property and enters into an agreement with the purchaser for payment of the purchase price, plus interest, over the term of the installment contract. Only after full performance by the borrower of the contract is the seller obligated to convey title to the real estate to the purchaser. During the period that the installment contract is in effect, the purchaser is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

     The seller's enforcement of an installment contract varies from state to state. Generally, installment contracts provide that upon a default by the purchaser, the purchaser loses his or her right to occupy the property, the entire indebtedness is accelerated, and the purchaser's equitable interest in the property is forfeited. The seller in this situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the purchaser has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of purchaser default during the early years of an installment contract, the courts will permit ejectment of the purchaser and a forfeiture of his or her interest in the property.

     However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the seller may be required to give notice of default and the borrower may be granted some grace period during which the contract may be reinstated upon full payment of the default amount and the purchaser may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a purchaser with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the seller's procedures for obtaining possession and clear title under an installment contract for the sale of real estate in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

LEASES AND RENTS

     A mortgage that encumbers an income-producing property often contains an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases. Under an assignment of rents and leases, the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived from each lease. However, the borrower retains a revocable license to collect the rents, provided there is no default and the rents are not directly paid to the lender. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

     In most states, hotel and motel room rates are considered accounts receivable under the UCC. Room rates are generally pledged by the borrower as additional security for the loan when a mortgage loan is secured by a hotel or motel. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured by hotels or motels may be included in one of our trusts even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender's security interest in room rates is perfected under applicable nonbankruptcy law.

     In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates. However, the room rates will constitute cash collateral and cannot be used by the bankrupt borrower--

     -    without a hearing or the lender's consent; or

     - unless the lender's interest in the room rates is given adequate protection.

     For purposes of the foregoing, the adequate protection may include a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use. See "--Bankruptcy Laws" below.

PERSONALTY

     Some types of income-producing real properties, such as hotels, motels and nursing homes, may include personal property, which may, to the extent it is owned by the borrower and not previously pledged, constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in the personal property and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured in part by personal property may be included in one of our trusts even if the security interest in the personal property was not perfected or the requisite UCC filings were allowed to lapse.

FORECLOSURE

     GENERAL. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property security at public auction to satisfy the indebtedness.

     FORECLOSURE PROCEDURES VARY FROM STATE TO STATE. The two primary methods of foreclosing a mortgage are--

     -    judicial foreclosure, involving court proceedings; and

     - nonjudicial foreclosure under a power of sale granted in the mortgage instrument.

     Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed. A foreclosure action sometimes requires several years to complete.

     JUDICIAL FORECLOSURE. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, a lender initiates the action by the service of legal pleadings upon--

     - all parties having a subordinate interest of record in the real property; and

     - all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage.

     Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. The court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property upon successful completion of a judicial foreclosure proceeding. The proceeds of that public sale are used to satisfy the judgment. The procedures that govern these public sales vary from state to state.

     EQUITABLE AND OTHER LIMITATIONS ON ENFORCEABILITY OF PARTICULAR PROVISIONS. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on these principles, a court may--

     - alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching;

     - require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan;

     - require the lender to reinstate a loan or recast a payment schedule in order to accommodate a borrower that is suffering from a temporary financial disability; or

     - limit the right of the lender to foreclose in the case of a nonmonetary default, such as--

          1.   a failure to adequately maintain the mortgaged property, or

          2.   an impermissible further encumbrance of the mortgaged property.

     Some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have--

     -    upheld the reasonableness of the notice provisions; or

     - found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     In addition, some states may have statutory protection such as the right of the borrower to reinstate its mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

     NONJUDICIAL FORECLOSURE/POWER OF SALE. In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale under a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following--

     - a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower; and

     - notice of sale is given in accordance with the terms of the deed of trust and applicable state law.

     In some states, prior to a nonjudicial public sale, the trustee under the deed of trust must--

     -    record a notice of default and notice of sale; and

     - send a copy of those notices to the borrower and to any other party who has recorded a request for a copy of them.

In addition, in some states, the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. Some states require a reinstatement period during which the borrower or junior lienholder may have the right to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     PUBLIC SALE. A third party may be unwilling to purchase a mortgaged property at a public sale because of--

     - the difficulty in determining the exact status of title to the property due to, among other things, redemption rights that may exist; and

     - the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings.

     As a result of the foregoing, it is common for the lender to purchase the mortgaged property and become its owner, subject to the borrower's right in some states to remain in possession during a redemption period. In that case, the lender will have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make repairs necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Whether, the ultimate proceeds of the sale of the property equal the lender's investment in the property depends upon market conditions. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on the related mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens. In addition, it may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. Furthermore, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     RIGHTS OF REDEMPTION. The purposes of a foreclosure action are--

     -    to enable the lender to realize upon its security; and

     - to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercising their equity of redemption.

     The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties to the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law, nonstatutory right which should be distinguished from post-sale statutory rights of redemption. In some states, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property after sale under a deed of trust or foreclosure of a mortgage. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. A statutory right of redemption will diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     ANTI-DEFICIENCY LEGISLATION. Some or all of the mortgage loans underlying a series of offered certificates may be nonrecourse loans. Recourse in the case of a default on a non-recourse mortgage loan will be limited to the mortgaged property and any other assets that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states, a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security, but in doing so, the lender may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders will usually proceed first against the security in states where an election of remedy provision exists. Finally, other statutory provisions limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale. These other statutory provisions are intended to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale.

     LEASEHOLD CONSIDERATIONS. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a mortgage on the borrower's leasehold interest under a ground lease. Leasehold mortgage loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease--

     - requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them;

     - permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale; and

     - contains other protective provisions typically required by prudent lenders to be included in a ground lease.

     Some mortgage loans underlying a series of offered certificates, however, may be secured by ground leases which do not contain these provisions.

     COOPERATIVE SHARES. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases belonging to those shares, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Loans secured in this manner are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Loans secured in this manner typically are subordinate to the mortgage, if any, on the cooperative's building. That mortgage, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative is subject to various regulations as well as to restrictions under the governing documents of the cooperative. The shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, that the lender may cure a default under a proprietary lease.

     Under the laws applicable in many states, "foreclosure" on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a commercially reasonable manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary leases.

BANKRUPTCY LAWS

     Operation of the U.S. Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral or to enforce a deficiency judgment. For example, under the U.S. Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition. Often, no interest or principal payments are made during the course of the bankruptcy case. The delay caused by an automatic stay and its consequences can be significant. Also, under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

     Under the U.S. Bankruptcy Code, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified provided that substantive and procedural safeguards protective of the lender are met. A bankruptcy court may, among other things--

     - reduce the secured portion of the outstanding amount of the loan to the then-current value of the property, thereby leaving the lender a general unsecured creditor for the difference between the then-current value of the property and the outstanding balance of the loan;

     - reduce the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule, with or without affecting the unpaid principal balance of the loan;

     -    extend or shorten the term to maturity of the loan;

     - permit the bankrupt borrower to cure of the subject loan default by paying the arrearage over a number of years; or

     - permit the bankrupt borrower, through its rehabilitative plan, to reinstate the loan payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

     Federal bankruptcy law may also interfere with or affect the ability of a secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. A lender may be stayed from enforcing the assignment under the U.S. Bankruptcy Code. In addition, the legal proceedings necessary to resolve the issue could be time-consuming, and result in delays in the lender's receipt of the rents. However, recent amendments to the U.S. Bankruptcy Code may minimize the impairment of the lender's ability to enforce the borrower's assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of cash collateral as noted above, the amendments provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of some states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

     A borrower's ability to make payment on a mortgage loan may be impaired by the commencement of a bankruptcy case relating to the tenant under a lease of the related property. Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a tenant results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for--

     -    past due rent;

     -    accelerated rent;

     -    damages; or

     - a summary eviction order with respect to a default under the lease that occurred prior to the filing of the tenant's bankruptcy petition.

     In addition, the U.S. Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court--

     -    assume the lease and either retain it or assign it to a third party;
          or

     -    reject the lease.

     If the lease is assumed, the trustee, debtor-in-possession or assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with adequate assurance of future performance. These remedies may be insufficient, and any assurances provided to the lessor may be inadequate. If the lease is rejected, the lessor will be treated, except potentially to the extent of any security deposit, as an unsecured creditor with respect to its claim for damages for termination of the lease. The U.S. Bankruptcy Code also limits a lessor's damages for lease rejection to--

     - the rent reserved by the lease without regard to acceleration for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease; plus

     - unpaid rent to the earlier of the surrender of the property or the lessee's bankruptcy filing.

ENVIRONMENTAL CONSIDERATIONS

     GENERAL. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Those environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In some circumstances, a lender may decide to abandon a contaminated real property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

     SUPERLIEN LAWS. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, that lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to that superlien.

     CERCLA. The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have participated in the management of the property or the operations of the borrower. Liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the contaminated mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of "owner" or "operator," however, is a person who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest. This is the so called "secured creditor exemption."

     The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Lender Liability Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Lender Liability Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if--

     - it exercises decision-making control over a borrower's environmental compliance and hazardous substance handling and disposal practices; or

     - assumes day-to-day management of operational functions of a mortgaged property.

     The Lender Liability Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell that property at the earliest practicable commercially reasonable time on commercially reasonable terms.

     OTHER FEDERAL AND STATE LAWS. Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

     Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may--

     - impose liability for releases of or exposure to asbestos-containing materials; and

     - provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

     Federal law requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

     Beyond statute-based environmental liability, there exist common law causes of action related to hazardous environmental conditions on a property, such as actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

     Federal, state and local environmental regulatory requirements change often. It is possible that compliance with a new regulatory requirement could impose significant compliance costs on a borrower. These costs may jeopardize the borrower's ability to meet its loan obligations.

     ADDITIONAL CONSIDERATIONS. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard. However, that individual or entity may be without substantial assets. Accordingly, it is possible that the costs could become a liability of the related trust and occasion a loss to the related certificateholders.

     If the operations on a foreclosed property are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. This compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. This disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Some or all of the mortgage loans underlying a series of offered certificates may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the a mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce these clauses in many states. However, the Garn-St Germain Depository Institutions Act of 1982 generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to the limitations prescribed in that Act and the regulations promulgated thereunder.

JUNIOR LIENS; RIGHTS OF HOLDERS OF SENIOR LIENS

     Any of our trusts may include mortgage loans secured by junior liens, while the loans secured by the related senior liens may not be included in that trust. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior loans and the junior loan.

     In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied as follows--

     - first, to the payment of court costs and fees in connection with the foreclosure;

     -    second, to real estate taxes;

     - third, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens; and

     - last, in satisfaction of all principal, interest, prepayment and acceleration penalties, if any, and any other sums due and owing to the holder of the junior liens.

SUBORDINATE FINANCING

     Some mortgage loans underlying a series of offered certificates may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or the restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to the following additional risks--

     - the borrower may have difficulty servicing and repaying multiple loans;

     - if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan;

     - acts of the senior lender that prejudice the junior lender or impair the junior lender's security, such as the senior lender's agreeing to an increase in the principal amount of or the interest rate payable on the senior loan, may create a superior equity in favor of the junior lender;

     - if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

     - the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made. They may also contain provisions that prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment premium, fee or charge. In some states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment premiums, fees and charges upon an involuntary prepayment is unclear under the laws of many states.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that state usury limitations shall not apply to various types of residential, including multifamily, first mortgage loans originated by particular lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, owners of public accommodations, such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments, must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected property owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, because the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender that is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

SERVICEMEMBERS CIVIL RELIEF ACT

     Under the terms of the Servicemembers Civil Relief Act of 1940 (formerly the Soldiers' and Sailors' Civil Relief Act of 1940), as amended (the "Relief Act"), a borrower who enters military service after the origination of the borrower's mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by the borrower, will not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act.

     Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on an affected mortgage loan. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts payable to the holders of certificates of the related series, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a master servicer or special servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status and, under some circumstances, during an additional three month period after the active duty status ceases.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

     Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations statute can be seized by the government if the property was used in, or purchased with the proceeds of, those crimes. Under procedures contained in the comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

     A lender may avoid forfeiture of its interest in the property if it establishes that--

     - its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based; or

     - the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     This is a general discussion of the material federal income tax consequences of purchasing, owning and transferring the offered certificates. To the extent it relates to matters of law or legal conclusions, it represents the opinion of our counsel, subject to any qualifications as may be expressed in this discussion. Unless we otherwise specify in the related prospectus supplement, our counsel for each series will be Cadwalader, Wickersham & Taft LLP (as provided in the related prospectus supplement).

     This discussion is directed to certificateholders that hold the offered certificates as "capital assets" within the meaning of Section 1221 of the Internal Revenue Code of 1986, which we will refer to throughout this "Federal Income Tax Consequences" section as the "Code". This section does not discuss all federal income tax consequences that may be relevant to owners of offered certificates, particularly as to investors subject to special treatment under the Code, including--

     -    banks;

     -    insurance companies; and

     -    foreign investors.

     Further, this discussion does not address investors who treat items of income, expense gain or loss with respect to the offered certificates differently for book and tax purposes. This discussion and any legal opinions referred to in this discussion are based on authorities that can change, or be differently interpreted, with possible retroactive effect. No rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below. Accordingly, the IRS may take contrary positions.

     Investors and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is--

     - given with respect to events that have occurred at the time the advice is rendered; and

     -    is directly relevant to the determination of an entry on a tax return.

     Accordingly, even if this discussion addresses an issue regarding the tax treatment of the owner of the offered certificates, investors should consult their own tax advisors regarding that issue. Investors should do so not only as to federal taxes, but also state and local taxes. See "State and Other Tax Consequences".

     The following discussion addresses securities of two general types--

     - "REMIC certificates" representing interests in a trust, or a portion thereof, as to which a specified person or entity will make a "real estate mortgage investment conduit", or "REMIC", election under Sections 860A through 860G of the Code; and

     - "grantor trust certificates" representing interests in a trust or a portion thereof, as to which no REMIC election will be made.

     We will indicate in the prospectus supplement for each series whether the related trustee, another party to the related Governing Document or an agent appointed by that trustee or other party, in any event, a tax administrator, will make a REMIC election for the related trust. If the related tax administrator is required to make a REMIC election, we also will identify in the related prospectus supplement all regular interests and residual interests in the resulting REMIC.

     The following discussion is limited to certificates offered under this prospectus. In addition, this discussion applies only to the extent that the related trust or a portion thereof holds only mortgage loans. If a trust holds assets other than mortgage loans, we will disclose in the related prospectus supplement the tax consequences associated with those other assets being included. In addition, if agreements other than guaranteed investment contracts are included in a trust to provide interest rate protection for the related offered certificates, the anticipated material tax consequences associated with those agreements also will be discussed in the related prospectus supplement. See "Description of the Trust Assets--Arrangements Providing Reinvestment, Interest Rate and Currency Related Protection".

     The following discussion is based in part on the rules governing original issue discount in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued under those sections. It is also based in part on the rules governing REMICs in Sections 860A-860G of the Code and in the Treasury regulations issued under those sections, which we will refer to as the "REMIC Regulations". The regulations relating to original issue discount do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the offered certificates.

REMICS

     GENERAL. With respect to each series of offered certificates as to which the related tax administrator will make a REMIC election, our counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Governing Document, and subject to certain assumptions set forth in the opinion--

     - the related trust, or the relevant designated portion of the trust, will qualify as a REMIC; and

     - those offered certificates of that series will be considered to evidence ownership of--

          1.   REMIC "regular interests", or

          2.   REMIC "residual interests".

     We refer in this discussion to--

     - certificates that evidence REMIC "regular interests" as the "REMIC regular certificates"; and

     - certificates that represent REMIC "residual interests" as the "REMIC residual certificates".

     If an entity electing to be treated as a REMIC fails to comply with the ongoing requirements of the Code for REMIC status, it may lose its REMIC status. If so, the entity may become taxable as a corporation. Therefore, the related certificates may not be given the tax treatment summarized below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, the Treasury Department has not done so. Any relief mentioned above, moreover, may be accompanied by sanctions. These sanctions could include the imposition of a corporate tax on all or a portion of a trust's income for the period in which the requirements for REMIC status are not satisfied. The Governing Document with respect to each REMIC will include provisions designed to maintain its status as a REMIC under the Code.

     QUALIFICATION AS A REMIC. In order to qualify as a REMIC, an entity must comply with the requirements set forth in the Code. The REMIC must fulfill an asset test, which requires that no more than a DE MINIMIS portion of the assets of the REMIC, as of the close of the third calendar month beginning after the "Startup Day" and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments". The "Startup Day" for the purposes of this discussion is the date of issuance of the REMIC certificates. The REMIC Regulations provide a safe harbor pursuant to which the DE MINIMIS requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a DE MINIMIS amount of nonqualified assets. A REMIC also must provide "reasonable arrangements" to prevent its residual interest from being held by "Disqualified Organizations" and must furnish applicable tax information to transferors or agents that violate this requirement. The Governing Document for each series will contain a provision designed to meet this requirement. See "--Sales of REMIC Certificates" and "--Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations" below.

     A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC on the Startup Day or is purchased by the REMIC within a three-month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include--

     -    whole mortgage loans, such as the mortgage loans;

     - certificates of beneficial interest in a grantor trust that holds mortgage loans, including certain mortgage backed securities;

     - regular interests in another REMIC, such as mortgage backed securities in a trust as to which a REMIC election has been made;

     - loans secured by timeshare interests and loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general that:

          1. the fair market value of the real property security (including buildings and structural components) is at least 80% of the principal balance of the related mortgage loan or mortgage loan underlying the mortgage certificate either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security); or

          2. substantially all the proceeds of the mortgage loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan.

If the mortgage loan has been significantly modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in (1) above as of the date of the last significant modification or at closing. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC on the Startup Day and that is received either--

     - in exchange for any qualified mortgage within a three-month period thereafter; or

     - in exchange for a "defective obligation" within a two-year period thereafter.

     A "defective obligation" includes--

     - a mortgage in default or as to which default is reasonably foreseeable;

     - a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC has been breached;

     -    a mortgage that was fraudulently procured by the mortgagor; and

     - a mortgage that was not in fact principally secured by real property (but only if the mortgage is disposed of within 90 days of discovery).

     Permitted investments include cash flow investments, qualified reserve assets and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. The reserve fund will be disqualified if more than 30% of the gross income from the assets in the fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" as payments on the mortgage loans are received. Foreclosure property is real property acquired by the REMIC in connection with the default or imminent default of a qualified mortgage, provided that we had no knowledge that the mortgage loan would go into default at the time it was transferred to the REMIC. Foreclosure property generally must be disposed of prior to the close of the third calendar year following the acquisition of the property by the REMIC, with an extension that may be granted by the IRS.

     In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following--

     -    one or more classes of regular interests; or

     - a single class of residual interests on which distributions, if any, are made pro rata.

     A regular interest is an interest in a REMIC that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The specified portion may consist of--

     -    a fixed number of basis points;

     -    a fixed percentage of the total interest; or

     - a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate.

     The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to that interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC or prepayment interest shortfalls. Accordingly, the REMIC regular certificates of a series will constitute one or more classes of regular interests, and the REMIC residual certificates for each REMIC of that series will constitute a single class of residual interests on which distributions are made pro rata.

     CHARACTERIZATION OF INVESTMENTS IN REMIC CERTIFICATES. Unless we state otherwise in the related prospectus supplement, the offered certificates that are REMIC certificates will be treated as--

     - "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code in the hands of a real estate investment trust; and

     - "loans secured by an interest in real property" or other assets described in Section 7701(a)(19)(C) of the Code in the hands of a thrift institution,

in the same proportion that the assets of the related REMIC are so treated.

     However, to the extent that the REMIC assets constitute mortgage loans on property not used for residential or certain other prescribed purposes, the related offered certificates will not be treated as assets qualifying under
Section 7701(a)(19)(C). If 95% or more of the assets of the REMIC qualify for any of the foregoing characterizations at all times during a calendar year, the related offered certificates will qualify for the corresponding status in their entirety for that calendar year.

     In addition, unless provided otherwise in the related prospectus supplement, offered certificates that are REMIC regular certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code in the hands of another REMIC.

     Finally, interest, including original issue discount, on offered certificates that are REMIC regular certificates, and income allocated to offered certificates that are REMIC residual certificates, will be interest described in Section 856(c)(3)(B) of the Code if received by a real estate investment trust, to the extent that these certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code.

     The related tax administrator will determine the percentage of the REMIC's assets that constitute assets described in the above-referenced sections of the Code with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The related tax administrator will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

     The assets of the REMIC will include, in addition to mortgage loans, collections on mortgage loans held pending payment on the related offered certificates and any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts, would be considered to be part of the mortgage loans, or whether these assets otherwise would receive the same treatment as the mortgage loans for purposes of the above-referenced sections of the Code. In addition, in some instances, the mortgage loans may not be treated entirely as assets described in those sections of the Code. If so, we will describe in the related prospectus supplement those mortgage loans that are characterized differently. The Treasury regulations do provide, however, that cash received from collections on mortgage loans held pending payment is considered part of the mortgage loans for purposes of Section 856(c)(5)(B) of the Code, relating to real estate investment trusts.

     To the extent a REMIC certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower's interest in a bank account, that mortgage loan is not secured solely by real estate, and therefore--

     - a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in
          Section 7701(a)(19)(C) of the Code;

     - a portion of that certificate may not represent ownership of "real estate assets" under Section 856(c)(5)(B) of the Code; and

     - the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code.

     TIERED REMIC STRUCTURES. For certain series of REMIC certificates, the related tax administrator may make two or more REMIC elections as to the related trust for federal income tax purposes. As to each of these series of REMIC certificates, our counsel will opine that each portion of the related trust as to which a REMIC election is to be made will qualify as a REMIC. Each of these series will be treated as one REMIC solely for purposes of determining--

     - whether the related REMIC certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code;

     - whether the related REMIC certificates will be "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code; and

     - whether the interest/income on the related REMIC certificates is interest described in Section 856(c)(3)(B) of the Code.

     TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES.

     GENERAL. Except as otherwise stated in this discussion, the Code treats REMIC regular certificates as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Holders of REMIC regular certificates that otherwise report income under the cash method of accounting must nevertheless report income with respect to REMIC regular certificates under the accrual method.

     ORIGINAL ISSUE DISCOUNT. Certain REMIC regular certificates may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Any holders of REMIC regular certificates issued with original issue discount generally will have to include original issue discount in income as it accrues, in accordance with the constant yield method described below, prior to the receipt of the cash attributable to that income. The IRS has issued regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Code provides special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The Treasury Department has not issued final regulations under that section. You should be aware, however, that Section 1272(a)(6) and the regulations under Sections 1271 to 1275 of the Code do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your certificates.

     The Code requires, in computing the accrual of original issue discount on REMIC regular certificates, that a reasonable assumption be used concerning the rate at which borrowers will prepay the mortgage loans held by the related REMIC. Further, adjustments must be made in the accrual of that original issue discount to reflect differences between the prepayment rate actually experienced and the assumed prepayment rate. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations that the Treasury Department has not yet issued. The Conference Committee Report accompanying the Tax Reform Act of 1986 (the "Committee Report") indicates that the regulations should provide that the prepayment assumption used with respect to a REMIC regular certificate is determined once, at initial issuance, and must be the same as that used in pricing. The prepayment assumption used in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither we nor any other person will make any representation that the mortgage loans underlying any series of REMIC regular certificates will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or that the IRS will not challenge on audit the prepayment assumption used.

     The original issue discount, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price.

     The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of those certificates are sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the related date of initial issuance of those certificates, the issue price for that class will be the fair market value of that class on the date of initial issuance.

     Under the Treasury regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than qualified stated interest. Qualified stated interest is interest that is unconditionally payable at least annually, during the entire term of the instrument, at--

     -    a single fixed rate;

     -    a qualified floating rate;

     -    an objective rate;

     - a combination of a single fixed rate and one or more qualified floating rates;

     - a combination of a single fixed rate and one qualified inverse floating rate; or

     - a combination of qualified floating rates that does not operate in a manner that accelerates or defers interest payments on the REMIC regular certificate.

     In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of those certificates. If the original issue discount rules apply to those certificates, we will describe in the related prospectus supplement the manner in which those rules will be applied with respect to those certificates in preparing information returns to the certificateholders and the IRS.

     Certain classes of REMIC regular certificates may provide that the first interest payment with respect to those certificates be made more than one month after the date of initial issuance, a period that is longer than the subsequent monthly intervals between interest payments. Assuming the accrual period for original issue discount is the monthly period that ends on each payment date, then, as a result of this long first accrual period, some or all interest payments may be required to be included in the stated redemption price of the REMIC regular certificate and accounted for as original issue discount. Because interest on REMIC regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

     In addition, if the accrued interest to be paid on the first payment date is computed with respect to a period that begins prior to the date of initial issuance, a portion of the purchase price paid for a REMIC regular certificate will reflect that accrued interest. In those cases, information returns provided to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued prior to the date of initial issuance is treated as part of the overall cost of the REMIC regular certificate. Therefore, the portion of the interest paid on the first payment date in excess of interest accrued from the date of initial issuance to the first payment date is included in the stated redemption price of the REMIC regular certificate. However, the Treasury regulations state that all or some portion of this accrued interest may be treated as a separate asset, the cost of which is recovered entirely out of interest paid on the first payment date. It is unclear how an election to do so would be made under these regulations and whether this election could be made unilaterally by a certificateholder.

     Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be DE MINIMIS if it is less than 0.25% of the stated redemption price of the certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of a REMIC regular certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the certificate, by multiplying--

     - the number of complete years, rounding down for partial years, from the date of initial issuance, until that payment is expected to be made, presumably taking into account the prepayment assumption; by

     -    a fraction--

          1.   the numerator of which is the amount of the payment, and

          2. the denominator of which is the stated redemption price at maturity of the certificate.

     Under the Treasury regulations, original issue discount of only a DE MINIMIS amount, other than DE MINIMIS original issue discount attributable to a so-called teaser interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of:

     -    the total amount of the DE MINIMIS original issue discount, and

     -    a fraction--

          1. the numerator of which is the amount of the principal payment, and

          2. the denominator of which is the outstanding stated principal amount of the subject REMIC regular certificate.

     The Treasury regulations also would permit you to elect to accrue DE MINIMIS original issue discount into income currently based on a constant yield method. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" below for a description of that election under the applicable Treasury regulations.

     If original issue discount on a REMIC regular certificate is in excess of a DE MINIMIS amount, the holder of the certificate must include in ordinary gross income the sum of the daily portions of original issue discount for each day during its taxable year on which it held the certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC regular certificate, the daily portions of original issue discount will be determined as described below.

     As to each accrual period, the related tax administrator will calculate the original issue discount that accrued during that accrual period. For these purposes, an accrual period is, unless we otherwise state in the related prospectus supplement, the period that begins on a date that corresponds to a payment date, or in the case of the first accrual period, begins on the date of initial issuance, and ends on the day immediately preceding the following payment date. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of--

     -    the sum of--

          1. the present value, as of the end of the accrual period, of all of the payments remaining to be made on the subject REMIC regular certificate, if any, in future periods, presumably taking into account the prepayment assumption, and

          2. the payments made on that certificate during the accrual period of amounts included in the stated redemption price; over

     - the adjusted issue price of the subject REMIC regular certificate at the beginning of the accrual period.

The adjusted issue price of a REMIC regular certificate is--

     -    the issue price of the certificate; increased by

     - the aggregate amount of original issue discount previously accrued on the certificate; reduced by

     - the amount of all prior payments of amounts included in its stated redemption price.

     The present value of the remaining payments referred to in item 1 of the second preceding sentence, will be calculated--

     - assuming that payments on the REMIC regular certificate will be received in future periods based on the related mortgage loans being prepaid at a rate equal to the prepayment assumption;

     - using a discount rate equal to the original yield to maturity of the certificate, based on its issue price and the assumption that the related mortgage loans will be prepaid at a rate equal to the prepayment assumption; and

     - taking into account events, including actual prepayments, that have occurred before the close of the accrual period.

     The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

     A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, that is less than its remaining stated redemption price, will also be required to include in gross income the daily portions of any original issue discount with respect to the certificate. However, the daily portion will be reduced, if the cost is in excess of its adjusted issue price, in proportion to the ratio that the excess bears to the aggregate original issue discount remaining to be accrued on the certificate. The adjusted issue price of a REMIC regular certificate, as of any date of determination, equals the sum of:

     - the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that date of determination; and

     - the daily portions of original issue discount for all days during the accrual period prior to that date of determination.

     If the foregoing method for computing original issue discount results in a negative amount of original issue discount as to any accrual period with respect to a REMIC regular certificate held by you, the amount of original issue discount accrued for that accrual period will be zero. You may not deduct the negative amount currently. Instead, you will only be permitted to offset the negative amount against future positive original issue discount, if any, attributable to the certificate. Although not free from doubt, it is possible that you may be permitted to recognize a loss to the extent your basis in the certificate exceeds the maximum amount of payments that you could ever receive with respect to the certificate. However, any such loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to certificates that have no, or a disproportionately small, amount of principal because they can have negative yields if the mortgage loans held by the related REMIC prepay more quickly than anticipated. See "Risk Factors--Prepayment Considerations; Variability in Average Life of Offered Certificates; Special Yield Considerations".

     The Treasury regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that you may be able to select a method for recognizing original issue discount that differs from that used by the trust in preparing reports to you and the IRS. Prospective purchasers of the REMIC regular certificates should consult their tax advisors concerning the tax treatment of these certificates in this regard.

     The Treasury Department proposed regulations on August 24, 2004 that create a special rule for accruing original issue discount on REMIC regular certificates providing for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period over which the certificateholder's right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, taxpayers would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to REMIC regular certificates with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any REMIC regular certificate issued after the date the final regulations are published in the Federal Register.

     MARKET DISCOUNT. You will be considered to have purchased a REMIC regular certificate at a market discount if--

     - in the case of a certificate issued without original issue discount, you purchased the certificate at a price less than its remaining stated principal amount; or

     - in the case of a certificate issued with original issue discount, you purchased the certificate at a price less than its adjusted issue price.

     If you purchase a REMIC regular certificate with more than a DE MINIMIS amount of market discount, you will recognize gain upon receipt of each payment representing stated redemption price. Under Section 1276 of the Code, you generally will be required to allocate the portion of each payment representing some or all of the stated redemption price first to accrued market discount not previously included in income. You must recognize ordinary income to that extent. You may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, this election will apply to all market discount bonds acquired by you on or after the first day of the first taxable year to which this election applies.

     The Treasury regulations also permit you to elect to accrue all interest and discount, including DE MINIMIS market or original issue discount, in income as interest, and to amortize premium, based on a constant yield method. Your making this election with respect to a REMIC regular certificate with market discount would be deemed to be an election to include market discount in income currently with respect to all other debt instruments with market discount that you acquire during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, your making this election as to a certificate acquired at a premium would be deemed to be an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that you own or acquire. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium" below.

     Each of the elections described above to accrue interest and discount and to amortize premium, with respect to a certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

     However, market discount with respect to a REMIC regular certificate will be considered to be DE MINIMIS for purposes of Section 1276 of the Code if the market discount is less than 0.25% of the remaining stated redemption price of the certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the Treasury regulations refer to the weighted average maturity of obligations. It is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as DE MINIMIS under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a DE MINIMIS amount. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

     Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period, you may accrue market discount on a REMIC regular certificate held by you, at your option--

     -    on the basis of a constant yield method;

     - in the case of a certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the certificate as of the beginning of the accrual period; or

     - in the case of a certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total amount of original issue discount remaining on the certificate at the beginning of the accrual period.

     The prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount.

     To the extent that REMIC regular certificates provide for monthly or other periodic payments throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC regular certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

     Further, Section 1277 of the Code may require you to defer a portion of your interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the DE MINIMIS rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during the related taxable year and is, in general, allowed as a deduction not later than the year in which the related market discount is includible in income. If you have elected, however, to include market discount in income currently as it accrues, the interest deferral rule described above would not apply.

     PREMIUM. A REMIC regular certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, that is greater than its remaining stated redemption price will be considered to be purchased at a premium. You may elect under Section 171 of the Code to amortize the premium under the constant yield method over the life of the certificate. If you elect to amortize bond premium, bond premium would be amortized on a constant yield method and would be applied as an offset against qualified stated interest. If made, this election will apply to all debt instruments having amortizable bond premium that you own or subsequently acquire. The IRS has issued regulations on the amortization of bond premium, but they specifically do not apply to holders of REMIC regular certificates.

     The Treasury regulations also permit you to elect to include all interest, discount and premium in income based on a constant yield method, further treating you as having made the election to amortize premium generally. See "-- REMICs --Taxation of Owners of REMIC Regular Certificates--Market Discount" above. The Committee Report states that the same rules that apply to accrual of market discount and require the use of a prepayment assumption in accruing market discount with respect to REMIC regular certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under Section 171 of the Code.

     Whether you will be treated as holding a REMIC regular certificate with amortizable bond premium will depend on--

     -    the purchase price paid for your certificate; and

     - the payments remaining to be made on your certificate at the time of its acquisition by you.

     If you acquire an interest in any class of REMIC regular certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium.

     REALIZED LOSSES. Under Section 166 of the Code, if you are either a corporate holder of a REMIC regular certificate or a noncorporate holder of a REMIC regular certificate that acquires the certificate in connection with a trade or business, you should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which your certificate becomes wholly or partially worthless as the result of one or more realized losses on the related mortgage loans. However, if you are a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business, it appears that--

     - you will not be entitled to deduct a loss under Section 166 of the Code until your certificate becomes wholly worthless; and

     -    the loss will be characterized as a short-term capital loss.

     You will also have to accrue interest and original issue discount with respect to your REMIC regular certificate, without giving effect to any reductions in payments attributable to defaults or delinquencies on the related mortgage loans, until it can be established that those payment reductions are not recoverable. As a result, your taxable income in a period could exceed your economic income in that period. If any amounts previously included in taxable income are not ultimately received due to a loss on the related mortgage loans, you should be able to recognize a loss or reduction in income. However, the law is unclear with respect to the timing and character of this loss or reduction in income.

     TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES.

     GENERAL. Although a REMIC is a separate entity for federal income tax purposes, the Code does not subject a REMIC to entity-level taxation, except with regard to prohibited transactions and certain other transactions. See "--REMICs--Prohibited Transactions Tax and Other Taxes" below. Rather, a holder of REMIC residual certificates must generally take in income the taxable income or net loss of the related REMIC. Accordingly, the Code treats the REMIC residual certificates much differently than it would if they were direct ownership interests in the related mortgage loans or debt instruments issued by the related REMIC.

     Holders of REMIC residual certificates generally will be required to report their daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the related REMIC for each day during a calendar quarter that they own those certificates. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless we otherwise disclose in the related prospectus supplement. These daily amounts then will be allocated among the holders of the REMIC residual certificates in proportion to their respective ownership interests on that day. Any amount included in the certificateholders' gross income or allowed as a loss to them by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--REMICs--Taxation of Owners of REMIC Residual Certificates--Taxable Income of the REMIC". Holders of REMIC residual certificates must report the taxable income of the related REMIC without regard to the timing or amount of cash payments by the REMIC until the REMIC's termination. Income derived from the REMIC residual certificates will be "portfolio income" for the purposes of the limitations under Section 469 of the Code on the deductibility of "passive losses".

     A holder of a REMIC residual certificate that purchased the certificate from a prior holder also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the related REMIC for each day that it holds the REMIC residual certificate. These daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise, to reduce or increase the income of a holder of a REMIC residual certificate. These modifications would occur when a holder purchases the REMIC residual certificate from a prior holder at a price other than the adjusted basis that the REMIC residual certificate would have had in the hands of an original holder of that certificate. The Treasury regulations, however, do not provide for these modifications.

     The Treasury Department has issued final regulations, effective May 11, 2004, which address the federal income tax treatment of "inducement fees" received by transferees of noneconomic REMIC residual interests. The final regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss allocable to the holder. The final regulations provide two safe harbor methods which permit transferees to include inducement fees in income either (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption. If the holder of a REMIC residual interest sells or otherwise disposes of the Residual Certificate, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. The final regulations also provide that an inducement fee shall be treated as income from sources within the United States. In addition, the IRS has issued administrative guidance addressing the procedures by which transferees of noneconomic REMIC residual interests may obtain automatic consent from the IRS to change the method of accounting for REMIC inducement fee income to one of the safe harbor methods provided in these final regulations (including a change from one safe harbor method to the other safe harbor method). Prospective purchasers of the REMIC residual certificates should consult with their tax advisors regarding the effect of these final regulations and the related guidance regarding the procedures for obtaining automatic consent to change the method of accounting.

     Tax liability with respect to the amount of income that holders of REMIC residual certificates will be required to report, will often exceed the amount of cash payments received from the related REMIC for the corresponding period. Consequently, you should have--

     - other sources of funds sufficient to pay any federal income taxes due as a result of your ownership of REMIC residual certificates; or

     -    unrelated deductions against which income may be offset.

     See, however, the rules discussed below relating to--

     -    "excess inclusions";

     -    residual interests without "significant value"; and

     -    "noneconomic" residual interests.

     The fact that the tax liability associated with this income allocated to you may exceed the cash payments received by you for the corresponding period may significantly and adversely affect their after-tax rate of return. This disparity between income and payments may not be offset by corresponding losses or reductions of income attributable to your certificates until subsequent tax years. Even then, the extra income may not be completely offset due to changes in the Code, tax rates or character of the income or loss. Therefore, the REMIC residual certificates will ordinarily have a negative value at the time of issuance. See "Risk Factors--Certain Federal Income Tax Consequences Regarding Residual Certificates".

     TAXABLE INCOME OF THE REMIC. The taxable income of a REMIC will equal--

     -    the income from the mortgage loans and other assets of the REMIC; plus

     - any cancellation of indebtedness income due to the allocation of realized losses to those REMIC certificates, constituting "regular interests" in the REMIC; less

     -    the following items--

          1. the deductions allowed to the REMIC for interest, including original issue discount but reduced by any premium on issuance, on any class of REMIC certificates constituting "regular interests" in the REMIC, whether offered or not,

          2. amortization of any premium on the mortgage loans held by the REMIC,

          3. bad debt losses with respect to the mortgage loans held by the REMIC, and

          4. except as described below, servicing, administrative and other expenses.

     For purposes of determining its taxable income, a REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC certificates, or in the case of REMIC certificates not sold initially, their fair market values. The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered hereby will be determined in the manner described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount". The issue price of a REMIC certificate received in exchange for an interest in mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the related tax administrator may be required to estimate the fair market value of these interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

     Subject to possible application of the DE MINIMIS rules, the method of accrual by a REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC regular certificates. That method is a constant yield method taking into account the prepayment assumption. However, a REMIC that acquires loans at a market discount must include that market discount in income currently, as it accrues, on a constant yield basis. See "--REMICs--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing the discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

     A REMIC will acquire a mortgage loan with discount, or premium, to the extent that the REMIC's basis, determined as described in the preceding paragraph, is different from its stated redemption price. Discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates. A REMIC probably will elect under Section 171 of the Code to amortize any premium on the mortgage loans that it holds. Premium on any mortgage loan to which this election applies may be amortized under a constant yield method, presumably taking into account the prepayment assumption.

     A REMIC will be allowed deductions for interest, including original issue discount, on all of the certificates that constitute "regular interests" in the REMIC, whether or not offered hereby, as if those certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount". However, the DE MINIMIS rule described in that section will not apply in determining deductions.

     If a class of REMIC regular certificates is issued at a price in excess of the stated redemption price of that class, the net amount of interest deductions that are allowed to the REMIC in each taxable year with respect to those certificates will be reduced by an amount equal to the portion of that excess that is considered to be amortized in that year. It appears that this excess should be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount".

     As a general rule, the taxable income of a REMIC will be determined as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--REMICs--Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by
Section 67 of the Code will not be applied at the REMIC level so that the REMIC will be allowed full deductions for servicing, administrative and other noninterest expenses in determining its taxable income. All those expenses will be allocated as a separate item to the holders of the related REMIC certificates, subject to the limitation of Section 67 of the Code. See "--REMICs--Taxation of Owners of REMIC Residual Certificates--Pass-Through of Miscellaneous Itemized Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

     BASIS RULES, NET LOSSES AND DISTRIBUTIONS. The adjusted basis of a REMIC residual certificate will be equal to--

     -    the amount paid for that REMIC residual certificate; increased by

     - amounts included in the income of the holder of that REMIC residual certificate; and decreased, but not below zero, by

     - distributions made, and by net losses allocated, to the holder of that REMIC residual certificate.

     A holder of a REMIC residual certificate is not allowed to take into account any net loss for any calendar quarter to the extent that the net loss exceeds the adjusted basis to that holder as of the close of that calendar quarter, determined without regard to that net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual certificate.

     Any distribution on a REMIC residual certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC residual certificate. To the extent a distribution on a REMIC residual certificate exceeds the holder's adjusted basis, it will be treated as gain from the sale of that REMIC residual certificate.

     A holder's basis in a REMIC residual certificate will initially equal the amount paid for the certificate and will be increased by that holder's allocable share of taxable income of the related REMIC. However, these increases in basis may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the related REMIC's taxable income is allocated to that holder. To the extent the initial basis of the holder of a REMIC residual certificate is less than the payments to that holder, and increases in the initial basis either occur after these distributions or, together with the initial basis, are less than the amount of these distributions, gain will be recognized to that holder on these distributions. This gain will be treated as gain from the sale of its REMIC residual certificate.

     The effect of these rules is that a holder of a REMIC residual certificate may not amortize its basis in a REMIC residual certificate, but may only recover its basis--

     -    through distributions;

     -    through the deduction of any net losses of the REMIC; or

     - upon the sale of its REMIC residual certificate. See "--REMICs--Sales of REMIC Certificates" below.

     For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder, see "--REMICs--Taxation of Owners of REMIC Residual Certificates--General" above. These adjustments could require a holder of a REMIC residual certificate to account for any difference between the cost of the certificate to the holder and the adjusted basis if the certificate would have been in the hands of an original holder.

     EXCESS INCLUSIONS. Any excess inclusions with respect to a REMIC residual certificate will be subject to federal income tax in all events. In general, the excess inclusions with respect to a REMIC residual certificate for any calendar quarter will be the excess, if any, of--

     - the daily portions of REMIC taxable income allocable to that certificate; over

     - the sum of the daily accruals for each day during the quarter that the certificate was held by that holder.

     The daily accruals of a holder of a REMIC residual certificate will be determined by allocating to each day during a calendar quarter its ratable portion of a numerical calculation. That calculation is the product of the adjusted issue price of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the long-term Federal rate in effect on the date of initial issuance. For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to--

     -    the issue price of the certificate; increased by

     - the sum of the daily accruals for all prior quarters; and decreased, but not below zero; by

     - any payments made with respect to the certificate before the beginning of that quarter.

     The issue price of a REMIC residual certificate is the initial offering price to the public at which a substantial amount of the REMIC residual certificates were sold, but excluding sales to bond houses, brokers and underwriters or, if no sales have been made, their initial value. The long-term Federal rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     Although it has not done so, the Treasury Department has authority to issue regulations that would treat the entire amount of income accruing on a REMIC residual certificate as excess inclusions if the REMIC residual interest evidenced by that certificate is considered not to have significant value.

     For holders of REMIC residual certificates, excess inclusions--

     - will not be permitted to be offset by deductions, losses or loss carryovers from other activities;

     - will be treated as unrelated business taxable income to an otherwise tax-exempt organization; and

     - will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the United States withholding tax imposed on payments to holders of REMIC residual certificates that are foreign investors. See, however, "--REMICs--Foreign Investors in REMIC Certificates" below.

     Furthermore, for purposes of the alternative minimum tax--

     - excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction; and

     - alternative minimum taxable income may not be less than the taxpayer's excess inclusions.

     This last rule has the effect of preventing non-refundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

     In the case of any REMIC residual certificates held by a real estate investment trust, or REIT, the aggregate excess inclusions with respect to these REMIC residual certificates will be allocated among the shareholders of the REIT in proportion to the dividends received by the shareholders from the REIT. Any amount so allocated will be treated as an excess inclusion with respect to a REMIC residual certificate as if held directly by the shareholder. The aggregate excess inclusions referred to in the previous sentence will be reduced, but not below zero, by any REIT taxable income, within the meaning of Section 857(b)(2) of the Code, other than any net capital gain. Treasury regulations yet to be issued could apply a similar rule to--

     -    regulated investment companies;

     -    common trust funds; and

     -    certain cooperatives.

The Treasury regulations, however, currently do not address this subject.

     NONECONOMIC REMIC RESIDUAL CERTIFICATES. Under the Treasury regulations, transfers of "noneconomic" REMIC residual certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax". If a transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the "noneconomic" REMIC residual certificate. The Treasury regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required liquidation provided for in the related Governing Document--

     - the present value of the expected future payments on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions; and

     - the transferor reasonably expects that the transferee will receive payments with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

The present value calculation referred to above is calculated using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate. This rate is computed and published monthly by the IRS.

     Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related Governing Document that are intended to reduce the possibility of any transfer being disregarded. These restrictions will require an affidavit--

     - from each party to the transfer, stating that no purpose of the transfer is to impede the assessment or collection of tax;

     - from the prospective transferee, providing certain representations as to its financial condition and providing a representation that it understands that, as the holder of the noneconomic interest, the transferee may incur tax liabilities in excess of cash flows generated by the residual interest and the transferee intends to pay the taxes associated with the residual interest as they become due; and

     - from the prospective transferor, stating that it has made a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future; and

     - from the prospective transferee, stating that it will not cause income from the REMIC residual certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other person, and the REMIC residual certificate, is, in fact, not transferred to such permanent establishment or fixed base.

     In addition, the Treasury has issued final regulations, which require that one of the following two tests be satisfied in order to obtain safe harbor protection from possible disregard of a transfer of a REMIC residual certificate:

     - the present value of the anticipated tax liabilities associated with holding the REMIC residual interest were less than or equal to the sum of--

          1. the present value of any consideration given to the transferee to acquire the interest;

          2. the present value of the expected future distributions on the interest; and

          3. the present value of the anticipated tax savings associated with the holding of the interest as the REMIC generates losses.

For purposes of these computations, the transferee is assumed to pay tax at the highest corporate rate of tax (currently 35%) or, in certain circumstances, the alternative minimum tax rate. Present values would be computed using a discount rate equal to a short-term Federal rate set forth in Section 1274(d) of the Code for the month of such transfer and the compounding period used by the transferee; or

     1. the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years);

     2. the transferee must agree in writing that any subsequent transfer of the residual interest would meet the requirements for a safe harbor transfer; and

     3. the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the REMIC residual interest will not be paid by the transferee.

Unless otherwise stated in the related prospectus supplement, the Governing Document requires that all transferees of residual certificates furnish an affidavit as to the applicability of the safe harbor, unless the transferor waives the requirement that the transferee do so.

     Prospective investors should consult their own tax advisors as to the applicability and effect of these safe harbor tests.

     Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of a REMIC residual certificate to another party at some future date may be disregarded in accordance with the above-described rules. This would result in the retention of tax liability by the transferor in respect of that purported transfer.

     We will disclose in the related prospectus supplement whether the offered REMIC residual certificates may be considered "noneconomic" residual interests under the Treasury regulations. However, we will base any disclosure that a REMIC residual certificate will not be considered "noneconomic" upon certain assumptions. Further, we will make no representation that a REMIC residual certificate will not be considered "noneconomic" for purposes of the above-described rules.

     See "--REMICs --Taxation of Owners of REMIC Residual
Certificates--Foreigners May Not Hold REMIC Residual Certificates" below for additional restrictions applicable to transfers of certain REMIC residual certificates to foreign persons and to United States partnerships that have any non-United States persons as partners.

     MARK-TO-MARKET RULES. Regulations under Section 475 of the Code provide a REMIC residual certificate is not treated as a security for purposes of Section 475 of the Code. Thus, a REMIC residual certificate is not subject to the mark-to-market rules.

     FOREIGNERS MAY NOT HOLD REMIC RESIDUAL CERTIFICATES. Unless we otherwise state in the related prospectus supplement, transfers of REMIC residual certificates to investors that are foreign persons under the Code and to United States partnerships that have (or are permitted to have under the related partnership agreement) any non-United States persons as partners will be prohibited under the related Governing Document. If transfers of REMIC residual certificates to investors that are foreign persons are permitted pursuant to the related Governing Document, we will describe in the related prospectus supplement additional restrictions applicable to transfers of certain REMIC residual certificates to these persons.

     In addition, under temporary and final Treasury Regulations, effective August 1, 2006, a U.S. partnership having a partner who is not a United States Person will be required to pay withholding tax in respect of excess inclusion income allocable to such non- United States partner, even if no cash distributions are made to such partner. Accordingly, the related Governing Document will prohibit transfer of a REMIC residual certificate to a United States Person treated as a partnership for federal income tax purposes, any beneficial owner of which (other than through a United States corporation) is (or is permitted to be under the related partnership agreement) a non- United States Person.

     PASS-THROUGH OF MISCELLANEOUS ITEMIZED DEDUCTIONS. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC residual certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC regular certificates. Unless we state otherwise in the related prospectus supplement, however, these fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

     If the holder of a REMIC certificate receives an allocation of fees and expenses in accordance with the preceding discussion, and if that holder is--

     -    an individual;

     -    an estate or trust; or

     - a pass-through entity beneficially owned by one or more individuals, estates or trusts,

then--

     - an amount equal to this individual's, estate's or trust's share of these fees and expenses will be added to the gross income of this holder; and

     - the individual's, estate's or trust's share of these fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits the deduction of these fees and expenses only to the extent they exceed in the aggregate 2% of a taxpayer's adjusted gross income.

     In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of--

     - 3% of the excess, if any, of adjusted gross income over a statutory inflation-adjusted amount, or;

     - 80% of the amount of itemized deductions otherwise allowable for such year.

Under current law, the applicable limitation is reduced by one third for taxable years beginning in 2006 and 2007, and by two thirds in taxable years beginning in 2008 and 2009. For taxable years beginning after December 31, 2009, the overall limitation on itemized deductions is repealed.

     Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC certificate that is--

     -    an individual,

     -    an estate or trust, or

     - a pass-through entity beneficially owned by one or more individuals, estates or trusts,

no deduction will be allowed for the holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of these fees and other deductions will be included in the holder's gross income.

     The amount of additional taxable income reportable by holders of REMIC certificates that are subject to the limitations of either Section 67 or Section 68 of the Code, or the complete disallowance of the related expenses for alternative minimum tax purposes, may be substantial.

     Accordingly, REMIC certificates to which these expenses are allocated will generally not be appropriate investments for--

     -    an individual;

     -    an estate or trust; or

     - a pass-through entity beneficially owned by one or more individuals, estates or trusts.

     We recommend that prospective investors consult with their tax advisors prior to making an investment in a REMIC certificate to which these expenses are allocated.

     SALES OF REMIC CERTIFICATES. If a REMIC certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate. The adjusted basis of a REMIC regular certificate generally will equal--

     -    the cost of the certificate to that certificateholder; increased by

     - income reported by that certificateholder with respect to the certificate, including original issue discount and market discount income; and reduced, but not below zero, by

     - payments on the certificate received by that certificateholder, amortized premium and realized losses allocated to the certificate and previously deducted by the certificateholder.

     The adjusted basis of a REMIC residual certificate will be determined as described above under "--REMICs--Taxation of Owners of REMIC Residual Certificates--Basis Rules, Net Losses and Distributions". Except as described below, any gain or loss from your sale of a REMIC certificate will be capital gain or loss, provided that you hold the certificate as a capital asset within the meaning of Section 1221 of the Code, which is generally property held for investment.

     In addition to the recognition of gain or loss on actual sales, the Code requires the recognition of gain, but not loss, upon the "constructive sale of an appreciated financial position". A constructive sale of an appreciated financial position occurs if a taxpayer enters into certain transactions or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

     -    entitle the holder to a specified principal amount;

     -    pay interest at a fixed or variable rate; and

     -    are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most REMIC regular certificates meet this exception, Section 1259 will not apply to most REMIC regular certificates. However, REMIC regular certificates that have no, or a disproportionately small amount of, principal, can be the subject of a constructive sale.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year. A taxpayer would do so because of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     The Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income recognized or received by individuals. No rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss is relevant for other purposes to both individuals and corporations.

     Gain from the sale of a REMIC regular certificate that might otherwise be a capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of--

     - the amount that would have been includible in the seller's income with respect to that REMIC regular certificate assuming that income had accrued thereon at a rate equal to 110% of the applicable Federal rate determined as of the date of purchase of the certificate, which is a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the prepayment assumption to the certificate; over

     - the amount of ordinary income actually includible in the seller's income prior to that sale.

     In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased the certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of that discount that accrued during the period the certificate was held by the seller, reduced by any market discount included in income under the rules described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" and "--Premium".

     REMIC certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section of the Code applies will be ordinary income or loss.

     A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that a holder holds the certificate as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in that transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Except as may be provided in Treasury regulations yet to be issued, a loss realized on the sale of a REMIC residual certificate will be subject to the "wash sale" rules of Section 1091 of the Code, if during the period beginning six months before, and ending six months after, the date of that sale, the seller of that certificate--

     -    reacquires that same REMIC residual certificate;

     -    acquires any other residual interest in a REMIC; or

     - acquires any similar interest in a "taxable mortgage pool", as defined in Section 7701(i) of the Code.

     In that event, any loss realized by the holder of a REMIC residual certificate on the sale will not be recognized or deductible currently, but instead will be added to that holder's adjusted basis in the newly-acquired asset.

     PROHIBITED TRANSACTIONS TAX AND OTHER TAXES. The Code imposes a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to certain specified exceptions, a prohibited transaction includes--

     -    the disposition of a non-defaulted mortgage loan,

     - the receipt of income from a source other than a mortgage loan or certain other permitted investments,

     -    the receipt of compensation for services, or

     - the gain from the disposition of an asset purchased with collections on the mortgage loans for temporary investment pending payment on the REMIC certificates.

     It is not anticipated that any REMIC will engage in any prohibited transactions as to which it would be subject to this tax.

     In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property. The related Governing Document will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

     REMICs also are subject to federal income tax at the highest corporate rate on net income from foreclosure property, determined by reference to the rules applicable to REITs. Net income from foreclosure property generally means income from foreclosure property other than qualifying rents and other qualifying income for a REIT. Under certain circumstances, the special servicer may be authorized to conduct activities with respect to a mortgaged property acquired by a trust that causes the trust to incur this tax if doing so would, in the reasonable discretion of the special servicer, maximize the net after-tax proceeds to certificateholders. However, under no circumstance will the special servicer cause the acquired mortgaged property to cease to be a "permitted investment" under Section 860G(a)(5) of the Code.

     Unless we otherwise disclose in the related prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

     Unless we state otherwise in the related prospectus supplement, and to the extent permitted by then applicable laws, any tax on prohibited transactions, certain contributions or net income from foreclosure property, and any state or local income or franchise tax, that may be imposed on the REMIC will be borne by the related trustee, tax administrator, master servicer, special servicer or manager, in any case out of its own funds, provided that--

     -    the person has sufficient assets to do so; and

     - the tax arises out of a breach of that person's obligations under select provisions of the related Governing Document.

     Any tax not borne by one of these persons would be charged against the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

     TAX AND RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES TO CERTAIN ORGANIZATIONS. If a REMIC residual certificate is transferred to a disqualified organization, a tax will be imposed in an amount equal to the product of--

     - the present value of the total anticipated excess inclusions with respect to the REMIC residual certificate for periods after the transfer; and

     - the highest marginal federal income tax rate applicable to corporations.

     The value of the anticipated excess inclusions is discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate.

     The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on--

     -    events that have occurred up to the time of the transfer;

     -    the prepayment assumption; and

     - any required or permitted clean up calls or required liquidation provided for in the related Governing Document.

     The tax on transfers to disqualified organizations generally would be imposed on the transferor of the REMIC residual certificate, except when the transfer is through an agent for a disqualified organization. In that case, the tax would instead be imposed on the agent. However, a transferor of a REMIC residual certificate would in no event be liable for the tax with respect to a transfer if--

     - the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization; and

     - as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

     In addition, if a pass-through entity includes in income excess inclusions with respect to a REMIC residual certificate, and a disqualified organization is the record holder of an interest in that entity, then a tax will be imposed on that entity equal to the product of--

     - the amount of excess inclusions on the certificate that are allocable to the interest in the pass-through entity held by the disqualified organization; and

     -    the highest marginal federal income tax rate imposed on corporations.

     A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in that pass-through entity furnishes to that pass-through entity--

     - the holder's social security number and a statement under penalties of perjury that the social security number is that of the record holder; or

     - a statement under penalties of perjury that the record holder is not a disqualified organization.

     If an electing large partnership holds a REMIC residual certificate, all interests in the electing large partnership are treated as held by disqualified organizations for purposes of the tax imposed on pass-through entities described in the second preceding paragraph. This tax on electing large partnerships must be paid even if each record holder of an interest in that partnership provides a statement mentioned in the prior paragraph.

     For these purposes, a "disqualified organization" means--

     -    the United States;

     -    any State or political subdivision thereof;

     -    any foreign government;

     -    any international organization;

     - any agency or instrumentality of the foregoing, except for instrumentalities described in Section 168(h)(2)(D) of the Code or Freddie Mac;

     - any organization, other than a cooperative described in Section 521 of the Code, that is exempt from federal income tax, except if it is subject to the tax imposed by Section 511 of the Code; or

     -    any organization described in Section 1381(a)(2)(C) of the Code.

     For these purposes, a "pass-through entity" means any--

     -    regulated investment company;

     -    real estate investment trust;

     -    trust;

     -    partnership; or

     -    certain other entities described in Section 860E(e)(6) of the Code.

     For these purposes, an "electing large partnership" means any partnership having more than 100 members during the preceding tax year which elects to apply simplified reporting provisions under the Code, except for certain service partnerships and commodity pools.

     In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to that interest, be treated as a pass-through entity.

     Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that--

     - the residual interests in the entity are not held by disqualified organizations; and

     - the information necessary for the application of the tax described herein will be made available.

     We will include in the related Governing Document restrictions on the transfer of REMIC residual certificates and certain other provisions that are intended to meet this requirement, and we will discuss those restrictions and provisions in any prospectus supplement relating to the offering of any REMIC residual certificate.

     TERMINATION. A REMIC will terminate immediately after the payment date following receipt by the REMIC of the final payment in respect of the related mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last payment on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC residual certificate, if the last payment on that certificate is less than the REMIC residual certificateholder's adjusted basis in the certificate, that holder should, but may not, be treated as realizing a capital loss equal to the amount of that difference.

     REPORTING AND OTHER ADMINISTRATIVE MATTERS. Solely for purposes of the administrative provisions of the Code, a REMIC will be treated as a partnership and holders of the related REMIC residual certificates will be treated as partners. Unless we otherwise state in the related prospectus supplement, the related tax administrator will file REMIC federal income tax returns on behalf of the REMIC, and will be designated as and will act as or on behalf of the tax matters person with respect to the REMIC in all respects.

     As, or as agent for, the tax matters person, the related tax administrator, subject to certain notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the holders of the REMIC residual certificates in connection with the administrative and judicial review of the REMIC's--

     -    income;

     -    deductions;

     -    gains;

     -    losses; and

     -    classification as a REMIC.

     Holders of REMIC residual certificates generally will be required to report these REMIC items consistently with their treatment on the related REMIC's tax return. In addition, these holders may in some circumstances be bound by a settlement agreement between the related tax administrator, as, or as agent for, the tax matters person, and the IRS concerning any REMIC item. Adjustments made to the REMIC's tax return may require these holders to make corresponding adjustments on their returns. An audit of the REMIC's tax return, or the adjustments resulting from that audit, could result in an audit of a holder's return.

     Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that other person, as well as other information.

     Reporting of interest income, including any original issue discount, with respect to REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent or made readily available through electronic means to individual holders of REMIC regular certificates and the IRS. Holders of REMIC regular certificates that are--

     -    corporations;

     -    trusts;

     -    securities dealers; and

     -    certain other non-individuals,

will be provided interest and original issue discount income information and the information set forth in the following paragraphs. This information will be provided upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of--

     - 30 days after the end of the quarter for which the information was requested; or

     -    two weeks after the receipt of the request.

     Reporting with respect to REMIC residual certificates, including--

     -    income;

     -    excess inclusions;

     -    investment expenses; and

     -    relevant information regarding qualification of the REMIC's assets,

will be made as required under the Treasury regulations, generally on a quarterly basis.

     As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount".

     Unless we otherwise specify in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the tax administrator for the subject REMIC.

     BACKUP WITHHOLDING WITH RESPECT TO REMIC CERTIFICATES. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the "backup withholding tax" under Section 3406 of the Code if recipients of these payments--

     - fail to furnish to the payor certain information, including their taxpayer identification numbers; or

     -    otherwise fail to establish an exemption from this tax.

     Any amounts deducted and withheld from a payment to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

     FOREIGN INVESTORS IN REMIC CERTIFICATES. A holder of an offered certificate that is--

     -    a foreign person; and

     - not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of that certificate;

will normally not be subject to United States federal income or withholding tax in respect of a payment on an offered certificate. To avoid withholding tax, that holder must provide certain documentation. The appropriate documentation includes Form W-8BEN, if the foreign person is a corporation or individual eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; Form W-8ECI if the foreign person is eligible for an exemption on the basis of its income from the REMIC certificate being effectively connected to a United States trade or business; Form W-8BEN or Form W-8IMY if the foreign person is a trust, depending on whether such trust is classified as the beneficial owner of the regular certificate; and Form W-8IMY, with supporting documentation as specified in the Treasury Regulations, required to substantiate exemptions from withholding on behalf of its partners, if the foreign person is a partnership. An intermediary (other than a partnership) must provide Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A "qualified intermediary" must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its Form W-8IMY, and may certify its account holders' status without including each beneficial owner's certification. A non-"qualified intermediary" must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term "intermediary" means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a regular certificate. A "qualified intermediary" is generally a foreign financial institution or clearing organization or a non-United States branch or office of a United States financial institution or clearing organization that is a party to a withholding agreement with the IRS.

     For these purposes, a "foreign person" is anyone other than a United States person. A "United States person" is--

     -    a citizen or resident of the United States;

     - a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of Columbia;

     - an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

     -    a trust as to which--

          1. a court in the United States is able to exercise primary supervision over the administration of the trust, and

          2. one or more United States persons have the authority to control all substantial decisions of the trust.

     In addition, to the extent provided in the Treasury Regulations, a trust will be a United States person if it was in existence on August 20, 1996 and it elected to be treated as a United States person.

     It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC regular certificate held by a person or entity that owns directly or indirectly a 10% or greater interest in the related REMIC residual certificates. If the holder does not qualify for exemption, payments of interest, including payments in respect of accrued original issue discount, to that holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

     It is possible, under regulations promulgated under Section 881 of the Code concerning conduit financing transactions, that the exemption from withholding taxes described above may also not be available to a holder who is a foreign person and either--

     -    owns 10% or more of one or more underlying mortgagors; or

     - if the holder is a controlled foreign corporation, is related to one or more mortgagors in the applicable trust.

     Further, it appears that a REMIC regular certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, it is recommended that certificateholders who are nonresident alien individuals consult their tax advisors concerning this question.

     Unless we otherwise state in the related prospectus supplement, the related Governing Document will prohibit transfers of REMIC residual certificates to investors that are--

     -    foreign persons, or

     - United States persons, if classified as a partnership under the Code, unless all of their direct or indirect beneficial owners (other than through a U.S. Corporation) are (and are required to be under the related partnership agreement) United States persons.

GRANTOR TRUSTS

     CLASSIFICATION OF GRANTOR TRUSTS. With respect to each series of grantor trust certificates, our counsel will deliver its opinion to the effect that, assuming compliance with all provisions of the related Governing Document, the related trust, or relevant portion thereof, will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation.

     For purposes of the following discussion--

     - A grantor trust certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust, together with interest (if any) thereon at a pass-through rate, will be referred to as a "grantor trust fractional interest certificate"; and

     - A grantor trust certificate representing ownership of all or a portion of the difference between--

          1. interest paid on the mortgage loans constituting the related grantor trust, minus

          2.   the sum of--

               -    normal administration fees, and

               - interest paid to the holders of grantor trust fractional interest certificates issued with respect to that grantor trust,

          will be referred to as a "grantor trust strip certificate". A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust.

     CHARACTERIZATION OF INVESTMENTS IN GRANTOR TRUST CERTIFICATES.

     GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATES. Unless we otherwise disclose in the related prospectus supplement, any offered certificates that are grantor trust fractional interest certificates will generally represent interests in--

     - "loans... secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code, but only to the extent that the underlying mortgage loans have been made with respect to property that is used for residential or certain other prescribed purposes;

     - "obligation[s] (including any participation or certificate of beneficial ownership therein) which... [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3) of the Code; and

     - "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code.

     In addition, interest on offered certificates that are grantor trust fractional interest certificates will, to the same extent, be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.

     GRANTOR TRUST STRIP CERTIFICATES. Even if grantor trust strip certificates evidence an interest in a grantor trust--

     - consisting of mortgage loans that are "loans... secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code;

     - consisting of mortgage loans that are "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code; and

     - the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(A) of the Code,

it is unclear whether the grantor trust strip certificates, and the income therefrom, will be so characterized. We recommend that prospective purchasers to which the characterization of an investment in grantor trust strip certificates is material consult their tax advisors regarding whether the grantor trust strip certificates, and the income therefrom, will be so characterized.

     The grantor trust strip certificates will be "obligation[s] (including any participation or certificate of beneficial ownership therein) which... [are] principally secured by an interest in real property" within the meaning of
Section 860G(a)(3)(A) of the Code.

     TAXATION OF OWNERS OF GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATES.

     GENERAL. Holders of a particular series of grantor trust fractional interest certificates generally--

     - will be required to report on their federal income tax returns their shares of the entire income from the mortgage loans, including amounts used to pay reasonable servicing fees and other expenses, and

     - will be entitled to deduct their shares of any reasonable servicing fees and other expenses.

     Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a grantor trust fractional interest certificate may differ significantly from interest paid or accrued on the underlying mortgage loans.

     Section 67 of the Code allows an individual, estate or trust holding a grantor trust fractional interest certificate directly or through certain pass-through entities a deduction for any reasonable servicing fees and expenses only to the extent that the aggregate of the holder's miscellaneous itemized deductions exceeds two percent of the holder's adjusted gross income.

     Section 68 of the Code reduces the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount. Under current law, the applicable limitation is reduced by one third for taxable years beginning in 2006 and 2007, and by two thirds in taxable years beginning in 2008 and 2009. For taxable years beginning after December 31, 2009, the overall limitation on itemized deductions is repealed.

     The amount of additional taxable income reportable by holders of grantor trust fractional interest certificates who are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Further, certificateholders, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining their alternative minimum taxable income.

     Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates, including grantor trust strip certificates, are issued, any fees and expenses should be allocated among those classes of grantor trust certificates. The method of this allocation should recognize that each class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, we currently expect that information returns or reports to the IRS and certificateholders will be based on a method that allocates these fees and expenses among classes of grantor trust certificates with respect to each period based on the payments made to each class during that period.

     The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the stripped bond rules of Section 1286 of the Code. Grantor trust fractional interest certificates may be subject to those rules if--

     - a class of grantor trust strip certificates is issued as part of the same series; or

     - we or any of our affiliates retain, for our or its own account or for purposes of resale, a right to receive a specified portion of the interest payable on an underlying mortgage loan.

     Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgage loans that constitutes a stripped coupon. We will include in the related prospectus supplement information regarding servicing fees paid out of the assets of the related trust to--

     -    a master servicer;

     -    a special servicer;

     -    any sub-servicer; or

     -    their respective affiliates.

     With respect to certain categories of debt instruments, Section 1272(a)(6) of the Code requires the use of a reasonable prepayment assumption in accruing original issue discount, and adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption.

     Legislation enacted in 1997 extended the section to cover investments in any pool of debt instruments the yield on which may be affected by reason of prepayments. The precise application of Section 1272(a)(6) of the Code to pools of debt instruments, is unclear in certain respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all of a taxpayer's investments in these pools of debt instruments, or on an investment-by-investment basis. Similarly, it is not clear whether the assumed prepayment rate as to investments in grantor trust fractional interest certificates is to be determined based on conditions at the time of the first sale of the certificate or, with respect to any holder, at the time of purchase of the certificate by that holder.

     We recommend that certificateholders consult their tax advisors concerning reporting original issue discount, market discount and premium with respect to grantor trust fractional interest certificates.

     In light of the application of Section 1286 of the Code, a beneficial owner of a stripped bond generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to these stripped bonds, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of original issue discount for these certificates. Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to a stripped bond generally will be different than that reported to holders and the IRS. Prospective investors should consult their own tax advisors regarding their obligation to compute and include in income the correct amount of original issue discount accruals and any possible tax consequences to them if they should fail to do so.

     IF STRIPPED BOND RULES APPLY. If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with "original issue discount" within the meaning of Section 1273(a) of the Code. This is subject, however, to the discussion below regarding--

     -    the treatment of certain stripped bonds as market discount bonds; and

     -    DE MINIMIS market discount.

See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--Market Discount" below.

     The holder of a grantor trust fractional interest certificate will report interest income from its grantor trust fractional interest certificate for each month, to the extent it constitutes "qualified stated interest," in accordance with its normal method of accounting. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above for a definition of "qualified stated interest".

     The original issue discount on a grantor trust fractional interest certificate will be the excess of the certificate's stated redemption price over its issue price. The issue price of a grantor trust fractional interest certificate as to any purchaser will be equal to the price paid by that purchaser of the grantor trust fractional interest certificate. The stated redemption price of a grantor trust fractional interest certificate will be--

     -    the sum of all payments to be made on that certificate;

     -    other than qualified stated interest, if any; and

     - the certificate's share of reasonable servicing fees and other expenses.

     See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" for a definition of qualified stated interest. In general, the amount of income that accrues in any month would equal the product of--

     - the holder's adjusted basis in the grantor trust fractional interest certificate at the beginning of the related month, as defined in "--Grantor Trusts--Sales of Grantor Trust Certificates"; and

     - the yield of that grantor trust fractional interest certificate to the holder.

     The yield would be computed as the rate, that, if used to discount the holder's share of future payments on the related mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate. This rate is compounded based on the regular interval between payment dates. In computing yield under the stripped bond rules, a certificateholder's share of future payments on the related mortgage loans will not include any payments made in respect of any ownership interest in those mortgage loans retained by us, a master servicer, a special servicer, a sub-servicer, or our or their respective affiliates, but will include the certificateholder's share of any reasonable servicing fees and other expenses, and is based generally on the method described in Section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

     In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the related mortgage loans allocable to that certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a grantor trust fractional interest certificate acquired at a price less than or greater than the principal amount, respectively, the use of a reasonable prepayment assumption would increase or decrease the yield. Therefore, the use of this prepayment assumption would accelerate or decelerate, respectively, the reporting of income.

     In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on--

     - a prepayment assumption determined when certificates are offered and sold hereunder, which we will disclose in the related prospectus supplement; and

     - a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     - the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption used or any other rate; or

     -    the prepayment assumption will not be challenged by the IRS on audit.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports that we send, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     Under Treasury Regulation Section 1.1286-1, certain stripped bonds are to be treated as market discount bonds. Accordingly, any purchaser of this type of bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon--

     - there is no original issue discount or only a DE MINIMIS amount of original issue discount; or

     - the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the related mortgage loans, before subtracting any servicing fee or any stripped coupon.

     If interest payable on a grantor trust fractional interest certificate is more than one percentage point lower than the gross interest rate payable on the related mortgage loans, we will disclose that fact in the related prospectus supplement. If the original issue discount or market discount on a grantor trust fractional interest certificate determined under the stripped bond rules is less than the product of--

     -    0.25% of the stated redemption price; and

     -    the weighted average maturity of the related mortgage loans,

then the original issue discount or market discount will be considered to be DE MINIMIS. Original issue discount or market discount of only a DE MINIMIS amount will be included in income in the same manner as DE MINIMIS original issue discount and market discount described in "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" and "--Market Discount" below.

     IF STRIPPED BOND RULES DO NOT APPLY. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, the certificateholder will be required to report its share of the interest income on the related mortgage loans in accordance with the certificateholder's normal method of accounting. In that case, the original issue discount rules will apply, even if the stripped bond rules do not apply, to a grantor trust fractional interest certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

     The original issue discount, if any, on mortgage loans will equal the difference between--

     -    the stated redemption price of the mortgage loans; and

     -    their issue price.

     For a definition of "stated redemption price", see "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan. If the borrower separately pays points to the lender that are not paid for services provided by the lender, such as commitment fees or loan processing costs, the amount of points paid reduces the issue price.

     The stated redemption price of a mortgage loan will generally equal its principal amount. The determination as to whether original issue discount will be considered to be DE MINIMIS will be calculated using the same test as in the REMIC discussion. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

     In the case of mortgage loans bearing adjustable or variable interest rates, we will describe in the related prospectus supplement the manner in which these rules will be applied with respect to the mortgage loans by the related trustee or master servicer, as applicable, in preparing information returns to certificateholders and the IRS.

     If original issue discount is in excess of a DE MINIMIS amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based generally on the method described in Section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor
Trusts--Taxation of Owners of Grantor Trust Fractional Interest
Certificates--General."

     A purchaser of a grantor trust fractional interest certificate may purchase the grantor trust fractional interest certificate at a cost less than the certificate's allocable portion of the aggregate remaining stated redemption price of the underlying mortgage loans. In that case, the purchaser will also be required to include in gross income the certificate's daily portions of any original issue discount with respect to those mortgage loans. However, each daily portion will be reduced, if the cost of the grantor trust fractional interest certificate to the purchaser is in excess of the certificate's allocable portion of the aggregate adjusted issue prices of the underlying mortgage loans. The reduction will be approximately in proportion to the ratio that the excess bears to the certificate's allocable portion of the aggregate original issue discount remaining to be accrued on those mortgage loans.

     The adjusted issue price of a mortgage loan on any given day equals the sum of--

     - the adjusted issue price or the issue price, in the case of the first accrual period, of the mortgage loan at the beginning of the accrual period that includes that day, and

     - the daily portions of original issue discount for all days during the accrual period prior to that day.

     The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal--

     -    the issue price of the mortgage loan; increased by

     - the aggregate amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods; and reduced by

     - the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

     In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on--

     - a prepayment assumption determined when the certificates are offered and sold hereunder and disclosed in the related prospectus supplement; and

     - a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     - the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or any other rate; or

     -    the prepayment assumption will not be challenged by the IRS on audit.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     MARKET DISCOUNT. If the stripped bond rules do not apply to a grantor trust fractional interest certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a market discount. A mortgage loan is considered to have been purchased at a market discount if--

     - in the case of a mortgage loan issued without original issue discount, it is purchased at a price less than its remaining stated redemption price; or

     - in the case of a mortgage loan issued with original issue discount, it is purchased at a price less than its adjusted issue price.

     If market discount is in excess of a DE MINIMIS amount, the holder generally must include in income in each month the amount of the discount that has accrued, under the rules described below, through that month that has not previously been included in income. However, the inclusion will be limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by or, for accrual method certificateholders, due to, the trust in that month. A certificateholder may elect to include market discount in income currently as it accrues, under a constant yield method based on the yield of the certificate to the holder, rather than including it on a deferred basis in accordance with the foregoing. This market discount will be accrued generally on the method described in Section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

     We recommend that certificateholders consult their own tax advisors concerning accrual of market discount with respect to grantor trust fractional interest certificates. Certificateholders should also refer to the related prospectus supplement to determine whether and in what manner the market discount will apply to the underlying mortgage loans purchased at a market discount.

     To the extent that the underlying mortgage loans provide for periodic payments of stated redemption price, you may be required to include market discount in income at a rate that is not significantly slower than the rate at which that discount would be included in income if it were original issue discount.

     Market discount with respect to mortgage loans may be considered to be DE MINIMIS and, if so, will be includible in income under DE MINIMIS rules similar to those described under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

     Further, under the rules described under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" above, any discount that is not original issue discount and exceeds a DE MINIMIS amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the underlying mortgage loans.

     PREMIUM. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, which is a price in excess of their remaining stated redemption price, the certificateholder may elect under Section 171 of the Code to amortize the portion of that premium allocable to mortgage loans originated after September 27, 1985 using a constant yield method. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should--

     - be allocated among the payments of stated redemption price on the mortgage loan; and

     - be allowed as a deduction as those payments are made or, for an accrual method certificateholder, due.

     It appears that a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code similar to that described for calculating the accrual of market discount of grantor trust fractional interest certificates, based generally on the method described in
Section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

     TAXATION OF OWNERS OF GRANTOR TRUST STRIP CERTIFICATES. The "stripped coupon" rules of Section 1286 of the Code will apply to the grantor trust strip certificates. Except as described above under "--Grantor Trust Funds--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Apply", no regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities, such as the grantor trust strip certificates. Accordingly, we recommend that you consult your tax advisors concerning the method to be used in reporting income or loss with respect to those certificates.

     The Treasury regulations promulgated under the original discount rules do not apply to stripped coupons, although they provide general guidance as to how the original issue discount sections of the Code will be applied.

     Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method. In effect, you would include as interest income in each month an amount equal to the product of your adjusted basis in the grantor trust strip certificate at the beginning of that month and the yield of the grantor trust strip certificate to you. This yield would be calculated based on--

     -    the price paid for that grantor trust strip certificate by you; and

     - the projected payments remaining to be made thereon at the time of the purchase; plus

     - an allocable portion of the projected servicing fees and expenses to be paid with respect to the underlying mortgage loans.

Such yield will accrue generally on the method described in Section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

     If the method for computing original issue discount under Section 1272(a)(6) results in a negative amount of original issue discount as to any accrual period with respect to a grantor trust strip certificate, the amount of original issue discount allocable to that accrual period will be zero. That is, no current deduction of the negative amount will be allowed to you. You will instead only be permitted to offset that negative amount against future positive original issue discount, if any, attributable to that certificate. Although not free from doubt, it is possible that you may be permitted to deduct a loss to the extent your basis in the certificate exceeds the maximum amount of payments you could ever receive with respect to that certificate. However, any loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to grantor trust certificates with no, or disproportionately small, amounts of principal, which can have negative yields under circumstances that are not default related. See "Risk Factors--Prepayment Considerations; Variability in Average Life of Offered Certificates; Special Yield Considerations" above.

     The accrual of income on the grantor trust strip certificates will be significantly slower using a prepayment assumption than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, we currently expect that information returns or reports to the IRS and certificateholders will be based on--

     - the prepayment assumption we will disclose in the related prospectus supplement; and

     - a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     - the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption or at any other rate; or

     -    the prepayment assumption will not be challenged by the IRS on audit.

     We recommend that prospective purchasers of the grantor trust strip certificates consult their tax advisors regarding the use of the prepayment assumption.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     SALES OF GRANTOR TRUST CERTIFICATES. Any gain or loss recognized on the sale or exchange of a grantor trust certificate by an investor who holds that certificate as a capital asset, will be capital gain or loss, except as described below. The amount recognized equals the difference between--

     - the amount realized on the sale or exchange of a grantor trust certificate; and

     -    its adjusted basis.

     The adjusted basis of a grantor trust certificate generally will equal--

     -    its cost; increased by

     - any income reported by the seller, including original issue discount and market discount income; and reduced, but not below zero, by

     -    any and all--

          1.   previously reported losses,

          2.   amortized premium, and

          3.   payments with respect to that grantor trust certificate.

     As of the date of this prospectus, the Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income realized or received by individuals. No rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

     Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income. Gain or loss recognized by banks and other financial institutions subject to
Section 582(c) of the Code will be treated as ordinary income.

     Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate, at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     The Code requires the recognition of gain upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into certain transactions or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

     -    entitle the holder to a specified principal amount;

     -    pay interest at a fixed or variable rate; and

     -    are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most grantor trust certificates meet this exception, this Section will not apply to most grantor trust certificates. However, certain grantor trust certificates have no, or a disproportionately small, amount of principal and these certificates can be the subject of a constructive sale.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the relevant taxable year. This election would be done for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     GRANTOR TRUST REPORTING. Unless otherwise provided in the related prospectus supplement, the related tax administrator will furnish or make readily available through electronic means to each holder of a grantor trust certificate with each payment a statement setting forth the amount of the payment allocable to principal on the underlying mortgage loans and to interest thereon at the related pass-through rate. In addition, the related tax administrator will furnish, within a reasonable time after the end of each calendar year, to each person or entity that was the holder of a grantor trust certificate at any time during that year, information regarding--

     - the amount of servicing compensation received by a master servicer or special servicer; and

     - all other customary factual information the reporting party deems necessary or desirable to enable holders of the related grantor trust certificates to prepare their tax returns.

     The reporting party will furnish comparable information to the IRS as and when required by law to do so.

     Because the rules for accruing discount and amortizing premium with respect to grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the information reports of those items of income and expense. Moreover, those information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

     On January 24, 2006, the IRS published final regulations which establish a reporting framework for interests in "widely held fixed investment trusts" and place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as an arrangement classified as a "trust" under Treasury regulation section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to--

     -    a custodian of a person's account;

     -    a nominee; and

     -    a broker holding an interest for a customer in street name.

     The trustee will be required to calculate and provide information to the IRS and to requesting persons with respect to the trust fund in accordance with these new regulations beginning with the 2007 calendar year. The trustee, or applicable middleman, will be required to file information returns with the IRS and provide tax information statements to certificateholders in accordance with these new regulations after December 31, 2007.

     BACKUP WITHHOLDING. In general, the rules described under "--REMICs--Backup Withholding with Respect to REMIC Certificates" above will also apply to grantor trust certificates.

     FOREIGN INVESTORS. In general, the discussion with respect to REMIC regular certificates under "--REMICs--Foreign Investors in REMIC Certificates" above applies to grantor trust certificates. However, unless we otherwise specify in the related prospectus supplement, grantor trust certificates will be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion above, only to the extent the related mortgage loans were originated after July 18, 1984.

     To the extent that interest on a grantor trust certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the certificate is not held in connection with a certificateholder's trade or business in the United States, the certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.

                        STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Federal Income Tax Consequences", potential investors should consider the state and local tax consequences concerning the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, we recommend that prospective investors consult their tax advisors with respect to the various tax consequences of investments in the offered certificates.

                              ERISA CONSIDERATIONS

GENERAL

     Title I of ERISA and Section 4975 of the Code impose various requirements on--

     -    Plans; and

     - persons that are fiduciaries with respect to Plans, in connection with the investment of the assets of a Plan. For purposes of this discussion, Plans may include individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts, including as applicable, insurance company general accounts, in which other Plans are invested.

     Governmental plans and, if they have not made an election under Section 410(d) of the Code, church plans, are not subject to ERISA requirements. However, these plans may be subject to provisions of other applicable federal and state law that are materially similar to the provisions of ERISA and the Code. Any of those plans which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules in Section 503 of the Code.

     ERISA imposes general fiduciary requirements on a fiduciary that is investing the assets of a Plan, including--

     -    investment prudence and diversification; and

     -    compliance with the investing Plan's governing the documents.

     Section 406 of ERISA and Section 4975 of the Code also prohibit a broad range of transactions involving the assets of a Plan and a Party in Interest with respect to that Plan, unless a statutory or administrative exemption exists.

     The types of transactions between Plans and Parties in Interest that are prohibited include--

     -    sales, exchanges or leases of property;

     -    loans or other extensions of credit; and

     -    the furnishing of goods and services.

     Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed under Section 4975 of the Code or a penalty imposed under Section 502(i) of ERISA, unless a statutory or administrative exemption is available. In addition, the persons involved in the prohibited transaction may have to cancel the transaction and pay an amount to the affected Plan for any losses realized by that Plan or profits realized by those persons. In addition, individual retirement accounts involved in the prohibited transaction may be disqualified, which would result in adverse tax consequences to the owner of the account.

PLAN ASSET REGULATIONS

     A Plan's investment in offered certificates may cause the underlying mortgage assets and other assets of the related trust to be deemed assets of that Plan. The Plan Asset Regulations provide that when a Plan acquires an equity interest in an entity, the assets of that Plan or arrangement include both that equity interest and an undivided interest in each of the underlying assets of the entity, unless an exception applies. One such exception occurs when the equity participation in the entity by benefit plan investors, which include both Plans and any entity which is deemed to include plan assets because of investment in the entity by one or more Plans, is not significant. The equity participation by benefit plan investors will be significant on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. The percentage owned by benefit plan investors is determined by excluding the investments of the following persons--

     - those with discretionary authority or control over the assets of the entity;

     - those who provide investment advice directly or indirectly for a fee with respect to the assets of the entity; and

     - those who are affiliates of the persons described in the preceding two bullets.

     In the case of one of our trusts, investments by us, by the related trustee, the related master servicer, the related special servicer or any other party with discretionary authority over the related trust assets, or by the affiliates of these persons, will be excluded.

     A fiduciary of an investing Plan is any person who--

     - has discretionary authority or control over the management or disposition of the assets of that Plan; or

     - provides investment advice with respect to the assets of that Plan for a fee.

     If the mortgages and other assets included in one of our trusts are Plan assets, then any party exercising management or discretionary control regarding those assets, such as the related trustee, master servicer or special servicer, or affiliates of any of these parties, may be--

     -    deemed to be a fiduciary with respect to the investing Plan; and

     -    subject to the fiduciary responsibility provisions of ERISA.

     In addition, if the mortgages and other assets included in one of our trusts are Plan assets, then the operation of that trust may involve prohibited transactions under ERISA or the Code. For example, if a borrower with respect to a mortgage loan in that trust is a Party in Interest to an investing Plan, then the purchase by that Plan of offered certificates evidencing interests in that trust, could be a prohibited loan between that Plan and the Party in Interest.

     The Plan Asset Regulations provide that where a Plan purchases a "guaranteed governmental mortgage pool certificate," the assets of that Plan include the certificate but do not include any of the mortgages underlying the certificate. The Plan Asset Regulations include in the definition of a "guaranteed governmental mortgage pool certificate" some certificates issued and/or guaranteed by Freddie Mac, Ginnie Mae, Fannie Mae, or Farmer Mac. Accordingly, even if these types of mortgaged-backed securities were deemed to be assets of a Plan, the underlying mortgages would not be treated as assets of that Plan. Private label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities are not "guaranteed governmental mortgage pool certificates" within the meaning of the Plan Asset Regulations.

     In addition, the acquisition or holding of offered certificates by or on behalf of a Plan could give rise to a prohibited transaction if we or the related trustee, master servicer or special servicer or any related underwriter, sub-servicer, tax administrator, manager, borrower or obligor under any credit enhancement mechanism, or one of their affiliates, is or becomes a Party in Interest with respect to an investing Plan.

     If you are the fiduciary of a Plan, you should consult your counsel and review the ERISA discussion in the related prospectus supplement before purchasing any offered certificates.

UNDERWRITER'S EXEMPTION

     It is expected that Credit Suisse Securities (USA) LLC will be the sole, lead or co-lead underwriter in each underwritten offering of certificates made by this prospectus. The U.S. Department of Labor issued PTE 89-90 to a predecessor in interest to Credit Suisse Securities (USA) LLC. Subject to the satisfaction of the conditions specified in that exemption, as amended, including by PTE 97-34, PTE 2000-58 and PTE 2002-41, PTE 89-90 generally exempts from the application of the prohibited transaction provisions of ERISA and the Code, various transactions relating to, among other things--

     - the servicing and operation of some mortgage assets pools, such as the types of mortgage asset pools that will be included in our trusts; and

     - the purchase, sale and holding of some certificates evidencing interests in those pools that are underwritten by Credit Suisse Securities (USA) LLC or any person affiliated with Credit Suisse Securities (USA) LLC, such as particular classes of the offered certificates.

     The related prospectus supplement will state whether PTE 89-90 or other similar exemption is or may be available with respect to any offered certificates underwritten by Credit Suisse Securities (USA) LLC or other underwriters.

INSURANCE COMPANY GENERAL ACCOUNTS

     The Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides relief from the fiduciary and prohibited transaction provisions of ERISA and the Code for transactions involving an insurance company general account. This relief is in addition to any exemption that may be available under PTCE 95-60 for the purchase and holding of certain classes of offered certificates by an insurance company general account.

     Under Section 401(c) of ERISA, the U.S. Department of Labor issued a final regulation on January 5, 2000, providing guidance for determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets are Plan assets. That regulation generally provides that, if the specified requirements are satisfied with respect to insurance policies issued on or before December 31, 1998, the assets of an insurance company general account will not be Plan assets.

     Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998, or issued to a Plan on or before December 31, 1998 for which the insurance company does not comply with the requirements set forth in the final regulation under Section 401(c) of ERISA, may be treated as Plan assets. In addition, because Section 401(c) of ERISA and the regulation issued under Section 401(c) of ERISA do not relate to insurance company separate accounts, separate account assets are still treated as Plan assets, invested in the separate account. If you are an insurance company are contemplating the investment of general account assets in offered certificates, you should consult your legal counsel as to the applicability of
Section 401(c) of ERISA and PTCE 95-60.

CONSULTATION WITH COUNSEL

     If you are a fiduciary for a Plan and you intend to purchase offered certificates on behalf of or with assets of that Plan, you should--

     -    consider your general fiduciary obligations under ERISA; and

     -    consult with your legal counsel as to--

          1. the potential applicability of ERISA and the Code to investment, and

          2. the availability of any prohibited transaction exemption in connection with investment.

TAX EXEMPT INVESTORS

     A Plan that is exempt from federal income taxation under Section 501 of the Code will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" within the meaning of Section 512 of the Code.

                                LEGAL INVESTMENT

     If so specified in the prospectus supplement, certain classes of offered certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). Generally, the only classes of offered certificates which will qualify as "mortgage related securities" will be those that (1) are rated in one of two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of those offered certificates not qualifying as "mortgage related securities" for purposes of SMMEA ("Non-SMMEA offered certificates") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such offered certificates, may be subject to significant interpretive uncertainties. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Non-SMMEA offered certificates constitute legal investments for them.

     Those classes of offered certificates qualifying as "mortgage related securities" will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities, including depository institutions, insurance companies, trustees, and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

     Under SMMEA, a number of states enacted legislation, on or prior to the October 3, 1991 cut off for those enactments, limiting to various extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" to include, in relevant part, offered certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state regulated entities in those types of offered certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

     SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell, or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. Section 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. Section 1.2(m) to include certain "commercial mortgage related securities." As so defined, "commercial mortgage related security" means, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any of the offered certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The National Credit Union Administration (the "NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities," other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R. Section 703.16(e) for investing in those securities), residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under 12 C.F.R.
Section 703.19 may be able to invest in those prohibited forms of securities, while "RegFlex credit unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. Section 742.4(b)(2). The Office of Thrift Supervision (the "OTS") has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," and Thrift Bulletin 73a (December 18, 2001), "Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment Securities and End User Derivatives Activities" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the Federal Deposit Insurance Corporation and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass through securities and mortgage derivative products) used for investment purposes.

     Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies, and guidelines adopted from time to time by those authorities before purchasing any offered certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies, or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage of assets limits, provisions which may restrict or prohibit investment in securities which are not "interest-bearing" or "income-paying," and, with regard to any offered certificates issued in book entry form, provisions which may restrict or prohibit investments in securities which are issued in book entry form.

     Except as to the status of certain classes of the offered certificates as "mortgage related securities," no representations are made as to the proper characterization of the offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase offered certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity of the offered certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments or are subject to investment, capital, or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

                              PLAN OF DISTRIBUTION

     The certificates offered by this prospectus and the related prospectus supplements will be offered in series through one or more of the methods described in the next paragraph. The prospectus supplement prepared for the offered certificates of each series will describe the method of offering being utilized for those certificates and will state the net proceeds to us from the sale of those certificates.

     We intend that offered certificates will be offered through the following methods from time to time. We further intend that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of these methods. The methods are as follows--

     - by negotiated firm commitment or best efforts underwriting and public offering by one or more underwriters which may include one of our affiliate corporations, Credit Suisse Securities (USA) LLC, as specified in the related prospectus supplement;

     -    by placements by us with institutional investors through dealers; and

     -    by direct placements by us with institutional investors.

     In addition, if specified in the related prospectus supplement, the offered certificates of a series may be offered in whole or in part to the seller of the mortgage assets that would back those certificates. Furthermore, the related trust assets for any series of offered certificates may include other securities, the offering of which was registered under the registration statement of which this prospectus is a part.

     If underwriters are used in a sale of any offered certificates, other than in connection with an underwriting on a best efforts basis, the offered certificates will be acquired by the underwriters for their own account. These certificates may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters with respect to the offer and sale of offered certificates of a particular series will be described on the cover of the prospectus supplement relating to the series and the members of the underwriting syndicate, if any, will be named in the relevant prospectus supplement.

     Underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the payment of the offered certificates may be deemed to be underwriters in connection with those certificates. In addition, any discounts or commissions received by them from us and any profit on the resale of those offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that--

     - the obligations of the underwriters will be subject to various conditions precedent;

     - the underwriters will be obligated to purchase all the certificates if any are purchased, other than in connection with an underwriting on a best efforts basis; and

     - in limited circumstances, we will indemnify the several underwriters and the underwriters will indemnify us against civil liabilities relating to disclosure in our registration statement, this prospectus or any of the related prospectus supplements, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made with respect to any liabilities.

     The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

     We anticipate that the offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of offered certificates. Holders of offered certificates should consult with their legal advisors in this regard prior to any reoffer or sale.

                                  LEGAL MATTERS

     Unless otherwise specified in the related prospectus supplement, particular legal matters in connection with the certificates of each series, including some federal income tax consequences, will be passed upon for us by Cadwalader, Wickersham & Taft LLP.

                              FINANCIAL INFORMATION

     A new trust will be formed with respect to each series of offered certificates. None of those trusts will engage in any business activities or have any assets or obligations prior to the issuance of the related series of offered certificates. Accordingly, no financial statements with respect to any trust will be included in this prospectus or in the related prospectus supplement. We have determined that our financial statements will not be material to the offering of any offered certificates.

                                     RATING

     It is a condition to the issuance of any class of offered certificates that, at the time of issuance, at least one nationally recognized statistical rating organization has rated those certificates in one of its generic rating categories which signifies investment grade. Typically, the four highest rating categories, within which there may be sub-categories or gradations indicating relative standing, signify investment grade.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of all payments of interest and/or principal to which they are entitled. These ratings address the structural, legal and issuer-related aspects associated with the certificates, the nature of the underlying mortgage assets and the credit quality of any third-party credit enhancer. The rating(s) on a class of offered certificates will not represent any assessment of--

     -    whether the price paid for those certificates is fair;

     - whether those certificates are a suitable investment for any particular investor;

     -    the tax attributes of those certificates or of the related trust;

     - the yield to maturity or, if they have principal balances, the average life of those certificates;

     - the likelihood or frequency of prepayments of principal on the underlying mortgage loans;

     - the degree to which the amount or frequency of prepayments on the underlying mortgage loans might differ from those originally anticipated;

     - whether or to what extent the interest payable on those certificates may be reduced in connection with interest shortfalls resulting from the timing of voluntary prepayments;

     - the likelihood that any amounts other than interest at the related mortgage interest rates and principal will be received with respect to the underlying mortgage loans; or

     - if those certificates provide solely or primarily for payments of interest, whether the holders, despite receiving all payments of interest to which they are entitled, would ultimately recover their initial investments in those certificates.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                    GLOSSARY

     The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this prospectus.

     "ADA" means the Americans with Disabilities Act of 1990, as amended.

     "CERCLA" means the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "COMMITTEE REPORT" means the Conference Committee Report accompanying the Tax Reform Act of 1986.

     "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then-scheduled principal balance of a pool of mortgage loans for the life of those loans.

     "DISQUALIFIED ORGANIZATION" means--

     -    the United States;

     -    any State or political subdivision of the United States;

     -    any foreign government;

     -    any international organization;

     - any agency or instrumentality of the foregoing, except for instrumentalities described in Section 168(h)(2)(D) of the Code or Freddie Mac;

     - any organization, other than a cooperative described in Section 521 of the Code, that is exempt from federal income tax, except if it is subject to the tax imposed by Section 511 of the Code; or

     -    any organization described in Section 1381(a)(2)(C) of the Code.

     "ELECTING LARGE PARTNERSHIP" means any partnership having more than 100 members during the preceding tax year which elects to apply simplified reporting provisions under the Code, except for some service partnerships and commodity pools.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "EUROCLEAR OPERATOR" means Euroclear Bank, Brussels, Belgium office, as operator of the Euroclear System.

     "EUROCLEAR TERMS AND CONDITIONS" means the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and, to the extent that it applies to the operation of the Euroclear System, Belgian law.

     "FANNIE MAE" means the Federal National Mortgage Association.

     "FARMER MAC" means the Federal Agricultural Mortgage Corporation.

     "FDIC" means the Federal Deposit Insurance Corporation.

     "FINANCIAL INTERMEDIARY" means a brokerage firm, bank, thrift institution or other financial intermediary that maintains an account of a beneficial owner of securities.

     "FREDDIE MAC" means the Federal Home Loan Mortgage Corporation.

     "GINNIE MAE" means the Government National Mortgage Association.

     "GOVERNING DOCUMENT" means the pooling and servicing agreement or other similar agreement or collection of agreements, which governs the issuance of a series of offered certificates.

     "IRS" means the Internal Revenue Service.

     "LENDER LIABILITY ACT" means the Asset Conservation, Lender Liability and Deposit Insurance Act of 1996, as amended.

     "NET INCOME FROM FORECLOSURE PROPERTY" means income from foreclosure property other than qualifying rents and other qualifying income for a REIT.

     "NCUA" means the National Credit Union Administration.

     "OCC" means the Office of the Comptroller of the Currency.

     "OTS" means the Office of Thrift Supervision.

     "PARTY IN INTEREST" means any person that is a "party in interest" within the meaning of ERISA or a "disqualified person" within the meaning of the Code.

     "PASS-THROUGH ENTITY" means any--

     -    regulated investment company;

     -    real estate investment trust;

     -    trust;

     -    partnership; or

     - other entities described in Section 860E(e)(6) of the Internal Revenue Code.

     "PLAN" means any retirement plan or other employee benefit plan, arrangement or account that is subject to the fiduciary responsibility provisions of the ERISA or Section 4975 of the Code.

     "PLAN ASSET REGULATIONS" means the regulations of the U.S. Department of Labor promulgated under ERISA relating to what constitutes assets of a Plan.

     "PTCE" means a prohibited transaction class exemption issued by the U.S. Department of Labor.

     "PTE" means a prohibited transaction exemption issued by the U.S. Department of Labor.

     "REIT" means a real estate investment trust within the meaning of Section 856(a) of the Code.

     "RELIEF ACT" means the Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

     "REMIC" means a real estate mortgage investment conduit, within the meaning of, and formed in accordance with, the Tax Reform Act of 1986 and Sections 860A through 860G of the Code.

     "SEC" means the Securities and Exchange Commission.

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

     "SPA" means standard prepayment assumption.

     "UCC" means, for any jurisdiction, the Uniform Commercial Code as in effect in that jurisdiction.

     "U.S. PERSON" means--

     -    a citizen or resident of the United States;

     - a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of Columbia;

     - an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

     -    a trust as to which--

          1. a court in the United States is able to exercise primary supervision over the administration of the trust, and

          2. one or more United States persons have the authority to control all substantial decisions of the trust.

In addition, to the extent provided in the Treasury Regulations, a trust will be a U.S. Person if it was in existence on August 20, 1996 and it elected to be treated as a U.S. Person.

[GRAPHIC OMITTED]

10.  BEST WESTERN PRESIDENT
     NEW YORK, NY

[GRAPHIC OMITTED]

32.  THE WATERS BUILDING
     GRAND RAPIDS, MI

[GRAPHIC OMITTED]

8.   WEST COVINA VILLAGE COMMUNITY SHOPPING CENTER
     WEST COVINA, CA

[GRAPHIC OMITTED]

11.  MIRA MESA MARKETPLACE WEST
     SAN DIEGO, CA

[GRAPHIC OMITTED]

60.  SHOPPES OF OLNEY
     OLNEY, MD

[GRAPHIC OMITTED]

13.  ROGER WILLIAMS
     NEW YORK NY

[GRAPHIC OMITTED]

20.  VERIO BUILDING
     SAN JOSE, CA

[GRAPHIC OMITTED]

20.  47-06 46TH STREET WOODSIDE
     WOODSIDE, NY

[GRAPHIC OMITTED]

1E.  WOLF CREEK
     HOUSTON, TX

[GRAPHIC OMITTED]

14.  SANDHILL PHASE 1
     COLUMBIA, SC

[GRAPHIC OMITTED]

4.   HOSI HEADQUARTERS
     ROCKVILLE, MD

[GRAPHIC OMITTED]

22.  COMMONS AT SUGARHOUSE
     SALT LAKE CITY,

[GRAPHIC OMITTED]

72.  ROYAL BANK COMPLEX
     SARASOTA, FL

     The attached diskette contains one spreadsheet file that can be put on a user-specified hard drive or network drive. This spreadsheet file is "CSMC 2006-C5.xls." The spreadsheet file "CSMC 2006-C5.xls" is a Microsoft Excel(1), Version 5.0 spreadsheet. The spreadsheet file provides, in electronic format, statistical information that is used to present the information presented in and on Exhibits A-1 and A-2 to this prospectus supplement. Defined terms used, but not otherwise defined, in the spreadsheet file will have the respective meanings assigned to them in the glossary to this prospectus supplement. All the information contained in the spreadsheet file is subject to the same limitations and qualifications contained in this prospectus supplement. Prospective investors are strongly urged to read this prospectus supplement and accompanying prospectus in its entirety prior to accessing the spreadsheet file.

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(1) Microsoft Excel is a registered trademark of Microsoft Corporation.

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                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT

Important Notice About Information Presented in this Prospectus
   Supplement and the Accompanying Prospectus                                S-4
Notice to Residents of the United Kingdom                                    S-4
Summary of Prospectus Supplement                                             S-6
Risk Factors                                                                S-41
Capitalized Terms Used in this Prospectus Supplement                        S-70
Forward-Looking Statements                                                  S-70
Affiliations                                                                S-70
Description of the Issuing Entity                                           S-70
Description of the Depositor                                                S-72
Description of the Sponsors and Mortgage Loan Sellers                       S-72
Description of the Underlying Mortgage Loans                                S-76
Description of the Offered Certificates                                    S-139
Yield and Maturity Considerations                                          S-170
Description of the Swap Agreement                                          S-177
The Series 2006-C5 Pooling and Servicing Agreement                         S-180
Certain Legal Aspects of Mortgage Loans for Mortgaged Properties Located
   in New York                                                             S-216
U.S. Federal Income Tax Consequences                                       S-216
ERISA Considerations                                                       S-220
Legal Investment                                                           S-223
Use of Proceeds                                                            S-224
Underwriting                                                               S-224
Legal Matters                                                              S-225
Rating                                                                     S-225
Glossary                                                                   S-227

                      DEALER PROSPECTUS DELIVERY OBLIGATION

     Until 90 days after the commencement of the offering, all dealers that effect transactions in the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and the accompanying prospectus. This is in addition to the dealer's obligation to deliver a prospectus supplement and the accompanying prospectus when acting as an underwriter and with respect to unsold allotments or subscriptions.

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                                 $3,031,062,000
                                  (Approximate)

                                  CREDIT SUISSE
                                   COMMERCIAL
                                 MORTGAGE TRUST
                                 SERIES 2006-C5

                               COMMERCIAL MORTGAGE
                           PASS-THROUGH CERTIFICATES,
                                 SERIES 2006-C5

                        CLASS A-1, CLASS A-2, CLASS A-AB,
                      CLASS A-3, CLASS A-1-A, CLASS A-MFL,
                       CLASS A-M, CLASS A-J AND CLASS A-SP

                                   ----------

                                   PROSPECTUS
                                   SUPPLEMENT

                                   ----------

                                  CREDIT SUISSE

                                    CITIGROUP

                             KEYBANC CAPITAL MARKETS

                         BANC OF AMERICA SECURITIES LLC

                              RBS GREENWICH CAPITAL

                                DECEMBER 13, 2006

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